UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

STEADFAST INCOME REIT, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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	1)	Title of each class of securities to which transaction applies:
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PROXY STATEMENT/PROSPECTUS

MERGER PROPOSED-YOUR VOTE IS VERY IMPORTANT

To the Stockholders of Steadfast Income REIT, Inc. (“SIR”):

On August 5, 2019, SIR, Steadfast Apartment REIT, Inc. (“STAR”), Steadfast Apartment REIT Operating Partnership, L.P., STAR’s operating partnership, Steadfast Income REIT Operating Partnership, L.P., SIR’s operating partnership, and SI Subsidiary, LLC, a wholly owned subsidiary of STAR (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which SIR will merge with and into Merger Sub (the “SIR Merger”), with Merger Sub surviving the SIR Merger, such that following the SIR Merger, the surviving entity will continue as a wholly owned subsidiary of STAR. In accordance with the applicable provisions of the Maryland General Corporation Law, the separate existence of SIR shall cease. The SIR Merger Agreement was entered into after a thorough due diligence and negotiation process conducted by a special committee of SIR’s board of directors (the “SIR Special Committee”), with the assistance of its advisors, and a special committee of STAR’s board of directors (the “STAR Special Committee”), with the assistance of its advisors. Both the SIR Special Committee and the STAR Special Committee are comprised solely of independent directors. The board of directors of each of SIR and STAR, based on the unanimous recommendation of the SIR Special Committee and STAR Special Committee, respectively, each unanimously approved the SIR Merger. The obligations of SIR and STAR to effect the SIR Merger are subject to the satisfaction or waiver of several conditions set forth in the SIR Merger Agreement and described in this proxy statement/prospectus.

On August 5, 2019, STAR also entered into an Agreement and Plan of Merger to acquire Steadfast Apartment REIT III, Inc. (“STAR III”). STAR’s proposed merger with STAR III is referred to herein as the “STAR III Merger” and collectively with the SIR Merger, the “Mergers.” The consummation of the STAR III Merger is not contingent upon the completion of the SIR Merger, and the consummation of the SIR Merger is not contingent upon the completion of the STAR III Merger.

The Combined Company

If the SIR Merger was consummated on September 30, 2019, the portfolio of the surviving company (the “SIR/STAR Combined Company”) would have a gross real estate value of approximately $2.8 billion, consisting of 60 properties in 13 states. On a pro forma basis, the SIR/STAR Combined Company portfolio would have an average effective rent of $1,163 and occupancy of 95.0%.

If both Mergers were consummated on September 30, 2019, the portfolio of the surviving company (the “Fully Combined Company”) would have a gross real estate value of approximately $3.2 billion, consisting of 70 properties in 14 states. On a pro forma basis, the Fully Combined Company portfolio would have an average effective rent of $1,165 and occupancy of 94.8%. SIR stockholders do not have the right to vote on the STAR III Merger. If both Mergers are completed, holders of shares of common stock, par value $0.01 per share, of SIR (the “SIR Common Stock”) will become holders of the common stock of the Fully Combined Company.

Portfolio Statistics (as of September 30, 2019)
	SIR		STAR		STAR III		SIR/STAR Combined Company	Fully Combined Company
Properties/States(1)	27/9		33/11		10/6		60/13	70/14
Average Effective Rent	$1,123		$1,190		$1,183		$1,163	$1,165
Portfolio Occupancy	95.8%		94.4%		93.7%		95.0%	94.8%
Average Age of Portfolio (years)	14.0		23.4		23.4		19.9	20.4
Gross Real Estate Value (in thousands)	$1,006,400	(2)	$1,795,810	(2)	$437,110	(3)	$2,802,210	$3,239,320

1.	Does not include (a) properties held in a joint venture in which SIR owns a 10% interest and (b) one parcel of land held for development owned by STAR.
2.	Based on third-party appraisals as of December 31, 2018.
3.	Based on third-party appraisals as of June 30, 2018.

Summary of Strategic Benefits

The SIR Merger and, if consummated, the STAR III Merger, are expected to create meaningful operational and financial benefits, including:

•

Improves Portfolio: Through the proposed transaction, management believes the SIR/STAR Combined Company and the Fully Combined Company would have a portfolio that is larger, more diversified than SIR’s portfolio. Following the merger transaction(s), STAR, as the resulting company, expects to maintain its exclusive multifamily focus with an emphasis on moderate income apartments, a property type that has demonstrated strong performance with low levels of volatility.

•

Enhances Market Prominence and Increases Portfolio Diversification: The SIR/STAR Combined Company and the Fully Combined Company should have enhanced market prominence in high growth areas, and growth potential in a recession-resilient sector supported by demographic trends. The Fully Combined Company would have a presence in seven of the top 20 real estate investment markets, including Dallas, Nashville and Austin, and would rank among the top 50 apartment owners in the country based on number of apartment homes owned. The Mergers are expected to enable the Fully Combined Company to reposition the portfolio based on market and property conditions and pursue ground-up development opportunities. STAR expects average annual returns on ground-up development to average 40% higher than acquisitions of stabilized, developed multifamily properties.

•

Generates Cash Savings and Increased Cash Flow: Management expects that the expected revised fee structure, platform synergies and increased purchasing power will generate cash savings. The expected synergies and revised fee structure described herein are expected to provide a projected average annual increase through 2024 of almost $21 million in cash flow to the Fully Combined Company and $17 million for the SIR/STAR Combined Company, each as compared to SIR’s, STAR’s and STAR III’s stand-alone projected cash flow through the same period. In addition, management believes that STAR, as the resulting company, should have the ability to raise rents in a majority of its markets where the median household income to rent ratios are 4.0x and above.

•

Expands Access to Capital: As a larger entity, the SIR/STAR Combined Company or the Fully Combined Company is expected to have improved access to capital sources that may be used to grow the portfolio.

•

Lowers Risk Profile and Strengthens Balance Sheet: The SIR/STAR Combined Company is expected to have limited near-term debt maturities and a combined capital structure of 51% secured debt and 49% equity. The Fully Combined Company is expected to have limited near-term debt maturities and a combined capital structure of 52% secured debt and 48% equity.

•

Increases Liquidity Options: STAR, as the resulting company, should be able to increase potential liquidity options through potential share repurchases, divestitures of assets that no longer fit the portfolio strategy, periodic monetization or distribution events or a potential listing on an exchange in the future.

Merger Consideration

As consideration for the SIR Merger, in exchange for each share of SIR Common Stock, SIR stockholders will receive 0.5934 shares of common stock of STAR, par value $0.01 per share (“STAR Common Stock”). The exchange ratio was determined based on a thorough review of the relative valuation of each company by the STAR Special Committee, the SIR Special Committee and their respective financial advisors. See “The SIR Merger” beginning on page 116 of this proxy statement/prospectus for more information about the determination of the merger consideration.

SIR Special Meeting

SIR will hold a special meeting of its stockholders on March 2, 2020 (the “SIR Special Meeting”), at which its stockholders will be asked to consider and vote on (i) a proposal to approve the SIR Merger, (ii) a proposal to approve the amendment of the charter of SIR to remove the provision related to “Roll-Up Transactions” in connection with the SIR Merger (the “SIR Charter Amendment”), and (iii) a proposal to adjourn the SIR Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the SIR Merger.

The record date for determining the stockholders entitled to receive notice of, and to vote at, the SIR Special Meeting is the close of business on December 16, 2019 (the “SIR record date”). The SIR Merger will not be completed unless SIR stockholders approve the SIR Merger and the SIR Charter Amendment by the affirmative vote of at least a majority of the outstanding shares of SIR Common Stock entitled to vote.

No matter the size of your investment in SIR, your vote is very important.

YOUR VOTE IS VERY IMPORTANT

Proxy Vote

As noted above, based on the unanimous recommendation of the SIR Special Committee, the SIR board of directors (the “SIR Board”) unanimously approved the SIR Merger Agreement, the SIR Merger, the SIR Charter Amendment and the other transactions contemplated by the SIR Merger Agreement, and determined that they are advisable and in the best interests of SIR and SIR’s stockholders and, with respect to the SIR Merger Agreement and the SIR Merger, are fair and reasonable to SIR and on terms and conditions no less favorable from unaffiliated third parties.

Therefore, the SIR Board recommends that you vote FOR the proposal to approve the SIR Merger, FOR the proposal to adopt the SIR Charter Amendment, and FOR the proposal to adjourn the SIR Special Meeting, if necessary or appropriate, as set forth in the Notice of Special Meeting of Stockholders.

Your Vote Matters

Whether or not you expect to attend the SIR Special Meeting in person, please authorize a proxy to vote on your behalf as promptly as possible by completing, signing, dating and mailing your proxy card in the pre-addressed postage-paid envelope provided or by authorizing your proxy by one of the other methods specified in this proxy statement/prospectus. This saves SIR time and money as management will no longer have to solicit your vote.

This proxy statement/prospectus provides you with detailed information about the SIR Special Meeting, the SIR Merger Agreement, the SIR Merger, the SIR Charter Amendment and other related matters. A copy of the SIR Merger Agreement is included as Annex A to this proxy statement/prospectus, and a copy of the SIR Charter Amendment is attached as Annex B to this proxy statement/prospectus. We encourage you to read this proxy statement/prospectus in its entirety before voting, including the SIR Merger Agreement, the SIR Charter Amendment and the other annexes. In particular, you should carefully consider the discussion in the section of this proxy statement/prospectus entitled “Risk Factors” beginning on page 30.

On behalf of SIR’s management team, the SIR Board and the SIR Special Committee, we thank you for your support and urge you to vote FOR the approval of each of the matters to be presented at the SIR Special Meeting.

Sincerely,

Rodney F. Emery

Chief Executive Officer

Steadfast Income REIT, Inc.

Neither the SEC, nor any state securities regulatory authority has approved or disapproved of the SIR Merger or the securities to be issued under this proxy statement/prospectus or has passed upon the adequacy or accuracy of the disclosure in this proxy statement/prospectus. Any representation to the contrary is a criminal offense.

This proxy statement/prospectus is dated December 18, 2019, and is first being mailed to SIR stockholders on or about January 2, 2020.

STEADFAST INCOME REIT, INC.

18100 Von Karman Avenue, Suite 500

Irvine, California 92612

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Dear Stockholder:

You are cordially invited to attend a special meeting of stockholders (the “SIR Special Meeting”) of Steadfast Income REIT, Inc., a Maryland corporation (“SIR”), which will be held at the offices of SIR located at 18100 Von Karman Avenue, Suite 500, Irvine, California 92612, at 8:30 a.m. Pacific Time on March 2, 2020.

The purpose of the SIR Special Meeting is to consider and vote upon the following proposals:

1.    A proposal to approve the merger of Steadfast Income REIT, Inc. with and into SI Subsidiary, LLC, a wholly owned subsidiary of Steadfast Apartment REIT, Inc., pursuant to the Agreement and Plan of Merger, dated as of August 5, 2019, by and among Steadfast Income REIT, Inc., Steadfast Apartment REIT, Inc. and the other parties thereto, which we refer to as the “SIR Merger Proposal.”

The SIR Board of Directors recommends a vote FOR this proposal.

2.    A proposal to approve the amendment of the charter of SIR to remove the provision related to “Roll-Up Transactions” in connection with the SIR Merger, which we refer to as the “SIR Charter Amendment Proposal.”

The SIR Board of Directors recommends a vote FOR this proposal.

3.    A proposal to adjourn the SIR Special Meeting to solicit additional proxies in favor of the SIR Merger Proposal and/or the SIR Charter Amendment Proposal if there are not sufficient votes to approve the SIR Merger Proposal and/or the SIR Charter Amendment Proposal, if necessary and as determined by the chair of the SIR Special Meeting.

The SIR Board of Directors recommends a vote FOR this proposal.

The SIR Board of Directors has fixed the close of business on December 16, 2019 as the record date for the SIR Special Meeting. Only the holders (the “SIR stockholders”) of record of shares of common stock, par value $0.01 per share, of SIR (the “SIR Common Stock”) as of the close of business on December 16, 2019 are entitled to notice of and to vote at the SIR Special Meeting and any adjournment or postponement thereof.

This proxy statement/prospectus and proxy card is dated as of December 17, 2019 and is first being mailed to you on or about January 2, 2020.

YOUR VOTE IS VERY IMPORTANT

Your vote is important regardless of the number of shares of SIR Common Stock that you own. Whether or not you plan to attend the SIR Special Meeting in person, please authorize a proxy to vote your shares as promptly as possible. To authorize a proxy, complete, sign, date and mail your proxy card in the pre-addressed postage-paid envelope provided or, if the option is available to you, call the toll-free telephone number listed on your proxy card or use the internet as described in the instructions on the enclosed proxy card to authorize your proxy. Authorizing a proxy will assure that your vote is cast and counted at the SIR Special Meeting if you do not attend in person. If your shares of SIR Common Stock are held in “street name” by your broker or other nominee, only your broker or other nominee can vote your shares of SIR Common Stock at the SIR Special Meeting and your vote cannot be cast unless you provide instructions to your broker or other nominee on how to vote or obtain a legal proxy from your broker or other nominee. You should follow the directions provided by your broker or other nominee regarding how to instruct your broker or other nominee to vote your shares of SIR Common Stock. You may revoke your proxy at any time before it is voted. Please review the proxy statement/prospectus accompanying this notice for more complete information regarding the SIR Merger and the other proposals to be acted upon at the SIR Special Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SIR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 2, 2020:

Our proxy statement/prospectus and form of proxy card is also available at www.proxypush.com/SIR with the use of the control number on your proxy card.

By Order of the Board of Directors,

Ana Marie del Rio, Secretary

Irvine, California

December 18, 2019

ADDITIONAL INFORMATION

Investors may also consult SIR’s and STAR’s website for more information concerning the SIR Merger described in this proxy statement/prospectus. SIR and STAR share a website, which is located at www.SteadfastREITs.com. Each company’s public filings are also available at www.sec.gov. Information included on this website is not incorporated by reference into this proxy statement/prospectus.

If you are a stockholder of SIR and would like to request documents, please do so by February 17, 2020, to receive them before the SIR Special Meeting.

See “Where You Can Find More Information” on page 217.

ABOUT THIS DOCUMENT

This proxy statement/prospectus, which forms part of a registration statement on Form S-4 filed by STAR (File No. 333-234520) with the U.S. Securities and Exchange Commission constitutes a prospectus of STAR for purposes of the Securities Act of 1933, as amended, with respect to the shares of STAR Common Stock to be issued to SIR stockholders in exchange for shares of SIR Common Stock pursuant to the SIR Merger Agreement. This proxy statement/prospectus also constitutes a proxy statement for SIR for purposes of the Securities Exchange Act of 1934, as amended. In addition, it constitutes a notice of meeting with respect to the SIR Special Meeting.

You should rely only on the information contained in this proxy statement/prospectus. No one has been authorized to provide you with information that is different from that contained in this proxy statement/prospectus. This proxy statement/prospectus is dated December 18, 2019. You should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than that date. Neither our mailing of this proxy statement/prospectus to SIR stockholders nor the issuance by STAR of STAR Common Stock to SIR stockholders pursuant to the SIR Merger Agreement will create any implication to the contrary.

This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction in which or from any person or entity to whom it is unlawful to make any such offer or solicitation in such jurisdiction. Information contained in this proxy statement/prospectus regarding STAR has been provided by STAR and information contained in this proxy statement/prospectus regarding SIR has been provided by SIR.

i

(continued)

ii

(continued)

iii

QUESTIONS AND ANSWERS ABOUT THE SIR MERGER AND

THE SIR SPECIAL MEETING

The following are answers to some questions that SIR stockholders may have regarding the proposed transaction between SIR and STAR and the other proposals being considered at the SIR Special Meeting. SIR and STAR urge you to read carefully this entire proxy statement/prospectus, including the Annexes, because the information in this section does not provide all the information that might be important to you.

Unless stated otherwise, all references in this proxy statement/prospectus to:

1.

the “Amended STAR Advisory Agreement” are to the Amended and Restated STAR Advisory Agreement, dated as of August 5, 2019, which will become effective at the effective time of the earlier of the STAR III Merger and the SIR Merger;

2.	“Code” are to the Internal Revenue Code of 1986, as amended;

3.	“Exchange Act” are to the Securities Exchange Act of 1934, as amended;

4.	the “Fully Combined Company” are to STAR and its consolidated subsidiaries (including both the Surviving Entity and SIII Subsidiary, LLC) assuming the closing of both Mergers;

5.	the “Mergers” are to the SIR Merger and STAR III Merger;

6.	the “Merger Agreements” are to the SIR Merger Agreement and the STAR III Merger Agreement;

7.	“Merger Sub” are to SI Subsidiary, LLC, a Maryland limited liability company and wholly owned subsidiary of STAR;

8.	“MGCL” are to the Maryland General Corporation Law or any successor statute;

9.

“ordinary course of business” are to an action taken by a person or entity that is consistent with past practice and similar in nature and magnitude to actions customarily taken without any authorization by the board of directors in the course of normal day-to-day operations;

10.	the “Outside Date” are to April 30, 2020;

11.	“REIT” are to a real estate investment trust;

12.	the “SEC” are to the U.S. Securities and Exchange Commission;

13.	“Securities Act” are to the Securities Act of 1933, as amended;

14.	“SIR” are to Steadfast Income REIT, Inc., a Maryland corporation;

15.	“SIR Advisor” are to Steadfast Income Advisor, LLC, a Delaware limited liability company;

16.	“SIR Advisory Agreement” are to the Amended and Restated Advisory Agreement, as amended, dated as of May 4, 2010, by and among SIR, SIR Advisor and SIR OP;

17.	the “SIR Board” are to the board of directors of SIR;

18.	the “SIR Charter” are to the charter of SIR;

19.	the “SIR Charter Amendment” are to the proposed amendment of the SIR Charter to remove the provision related to “Roll-Up Transactions” in connection with the SIR Merger;

20.	“SIR Common Stock” are to the shares of common stock, $0.01 par value per share, of SIR;

21.	the “SIR Merger” are to a merger of SIR with and into Merger Sub, with Merger Sub surviving the merger, pursuant to the SIR Merger Agreement;

22.

the “SIR Merger Agreement” are to the Agreement and Plan of Merger, dated as of August 5, 2019, by and among the SIR Parties and the STAR Parties, as it may be amended from time to time, a copy of which is attached as Annex A to this proxy statement/prospectus;

23.	“SIR OP” are to Steadfast Income REIT Operating Partnership, L.P., a Delaware limited partnership;

24.	“SIR OP Partnership Agreement” are to the Amended and Restated Limited Partnership Agreement of Steadfast Income REIT Operating Partnership, L.P., dated September 28, 2009, as amended;

25.	“SIR Parties” are to SIR and SIR OP;

26.

the “SIR Special Committee” are to the special committee of the SIR Board that was formed by the SIR Board to consider the SIR Merger and the other transactions contemplated by the SIR Merger Agreement;

27.	the “SIR/STAR Combined Company” are to STAR and its consolidated subsidiaries (including the Surviving Entity) after the closing of the SIR Merger;

28.	“Sponsor” are to Steadfast REIT Investments, LLC, a Delaware limited liability company, and sponsor to SIR and STAR;

29.	“STAR” are to Steadfast Apartment REIT, Inc., a Maryland corporation;

30.	“STAR Advisor” are to Steadfast Apartment Advisor, LLC, a Delaware limited liability company;

31.	“STAR Advisory Agreement” are to the Advisory Agreement, as amended, dated as of December 13, 2013, by and among STAR, STAR OP and STAR Advisor;

32.	the “STAR Board” are to the board of directors of STAR;

33.	the “STAR Charter” are to the charter of STAR;

34.	“STAR Common Stock” are to the shares of common stock of STAR, $0.01 par value per share;

35.	“STAR OP” are to Steadfast Apartment REIT Operating Partnership, L.P., a Delaware limited partnership;

36.	“STAR OP Partnership Agreement” are to the Limited Partnership Agreement of Steadfast Apartment REIT Operating Partnership, L.P., dated as of September 3, 2013, as amended;

37.	“STAR Parties” are to STAR, STAR OP, and Merger Sub;

38.	the “STAR Special Committee” are to the special committee of the STAR Board that was formed by the STAR Board to consider the Mergers and the other transactions contemplated by the Merger Agreements;

39.	“STAR III” are to Steadfast Apartment REIT III, Inc., a Maryland corporation;

40.	the “STAR III Merger” are to a merger of STAR III with and into SIII Subsidiary, LLC, with SIII Subsidiary, LLC surviving the merger, pursuant to the STAR III Merger Agreement;

41.

the “STAR III Merger Agreement” are to the Agreement and Plan of Merger, dated as of August 5, 2019, by and among STAR III, STAR, STAR OP, STAR III OP and SIII Subsidiary, LLC, as it may be amended from time to time;

42.	“STAR III OP” are to Steadfast Apartment REIT III Operating Partnership, L.P., a Delaware limited partnership; and

43.	the “Surviving Entity” are to Merger Sub, a wholly owned subsidiary of STAR, after the effective time of the SIR Merger.

Q:	What is the SIR Merger, and what is the STAR III Merger?

A:

SIR and STAR have entered into the SIR Merger Agreement pursuant to which SIR will merge with and into Merger Sub, with Merger Sub surviving the SIR Merger, such that following the SIR Merger, the Surviving Entity will continue as a wholly owned subsidiary of STAR. In accordance with the applicable provisions of the MGCL, the separate existence of SIR shall cease.

STAR also entered into an Agreement and Plan of Merger to acquire STAR III. The consummation of the STAR III Merger is not contingent upon the completion of the SIR Merger, and the consummation of the SIR Merger is not contingent upon the completion of the STAR III Merger.

The Fully Combined Company will retain the name “Steadfast Apartment REIT, Inc.,” and in the event the STAR III Merger does not occur, but the SIR Merger does, the combined company will retain the name “Steadfast Apartment REIT, Inc.”

Q:	What will happen in the SIR Merger?

A:

At the effective time of the SIR Merger, each issued and outstanding share of SIR Common Stock (or fraction thereof) will be converted automatically into the right to receive 0.5934 shares of STAR Common Stock (or fraction thereof) pursuant to the terms of the SIR Merger Agreement. See “The SIR Merger Agreement—Consideration to be Received in the SIR Merger” beginning on page 173 for detailed descriptions of the merger consideration and treatment of securities.

Q:	How will STAR stockholders be affected by the SIR Merger and the issuance of shares of STAR Common Stock in connection with the SIR Merger?

A:

After the SIR Merger, each STAR stockholder will continue to own the shares of STAR Common Stock that such stockholder held immediately prior to the effective time of the SIR Merger. As a result, each STAR stockholder will own shares of common stock in a larger company with more assets. However, because STAR will be issuing new shares of STAR Common Stock to SIR stockholders in exchange for shares of SIR Common Stock in the SIR Merger, each outstanding share of STAR Common Stock immediately prior to the effective time of the SIR Merger will represent a smaller percentage of the aggregate number of shares of STAR Common Stock outstanding after the SIR Merger. Upon completion of the SIR Merger, based on the number of shares of STAR Common Stock and SIR Common Stock outstanding on September 30, 2019, continuing STAR stockholders will own approximately 54% of the issued and outstanding shares of the SIR/STAR Combined Company common stock, and former SIR stockholders will own approximately 46% of the issued and outstanding shares of common stock of the SIR/STAR Combined Company. Upon completion of both Mergers, continuing STAR stockholders will own approximately 48% of the issued and outstanding shares of Fully Combined Company common stock, and former SIR stockholders and STAR III stockholders will own approximately 41% and 11%, respectively, of the issued and outstanding shares of common stock of the Fully Combined Company. See “The SIR Merger Agreement—Consideration to be Received in the SIR Merger” beginning on page 173 for additional information.

Q:	Why am I receiving this proxy statement/prospectus?

A:

The SIR Board is using this proxy statement/prospectus to solicit proxies of SIR stockholders in connection with the SIR Special Meeting. In addition, STAR is using this proxy statement/prospectus as a prospectus for SIR stockholders because STAR is issuing shares of STAR Common Stock as consideration for the SIR Merger.

The SIR Merger cannot be completed unless the holders of SIR Common Stock vote to approve the SIR Merger and the SIR Charter Amendment.

This proxy statement/prospectus contains important information about the SIR Merger, and you should read it carefully. The enclosed voting materials allow you to vote your shares of SIR Common Stock by proxy without attending the SIR Special Meeting in person.

Your vote is very important. You are encouraged to authorize your proxy as promptly as possible.

Q:	Why is the SIR Charter Amendment proposed?

A:

The SIR Charter presently contains substantive and procedural requirements for certain transactions, which are referred to as “Roll-Up Transactions” involving a “Roll-Up Entity.” The SIR Merger would be a

“Roll-Up Transaction” under the definition in the SIR Charter. Pursuant to these “Roll-Up” provisions of the SIR Charter, SIR stockholders who vote “Against” the proposal to approve the SIR Merger would be entitled to the choice of: (1) accepting the shares of STAR Common Stock or (2) one of the following: (a) remaining as holders of SIR Common Stock and preserving their interests therein on the same terms and conditions as existed previously or (b) receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of SIR’s net assets. In addition, under the SIR Charter, SIR would be prohibited from participating in any Roll-Up Transaction (1) that would result in the SIR stockholders having voting rights in a Roll-Up Entity that are less than those provided in the SIR Charter, (2) that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-Up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the number of shares held by that investor, (3) in which investors’ rights to access of records of the Roll-Up Entity will be less than those provided in the SIR Charter, or (4) in which any of the costs of the Roll-Up Transaction would be borne by SIR if the Roll-Up Transaction is rejected by the SIR stockholders.

The SIR Board believes that the effect of these provisions, if not amended, would have made the SIR Merger more difficult and costly to complete. Because of the effect of these provisions on the SIR Merger, SIR and STAR determined that it was necessary to amend the SIR Charter to eliminate these provisions. Accordingly, approval of the SIR Charter Amendment is a condition to each party’s obligation to complete the SIR Merger. See “Proposals Submitted to SIR Stockholders—SIR Charter Amendment Proposal” beginning on page 114 for a detailed discussion of the SIR Charter Amendment. A copy of the SIR Charter Amendment is attached to this proxy statement/prospectus as Annex B.

Q:	Am I being asked to vote on any other proposals at the SIR Special Meeting in addition to the SIR Merger Proposal and SIR Charter Amendment Proposal?

A:

Yes. At the SIR Special Meeting, SIR stockholders will be asked to consider and vote to approve one or more adjournments of the SIR Special Meeting to another date, time or place, if necessary or appropriate, as determined by the chairman of the SIR Special Meeting, to solicit additional proxies in favor of the proposal to approve the SIR Merger and/or the SIR Charter Amendment, which is referred to as the “adjournment proposal.”

Q:	How does the SIR Board recommend that SIR stockholders vote?

A:

The SIR Board recommends that SIR stockholders vote FOR the proposal to approve the SIR Merger, FOR the proposal to approve the SIR Charter Amendment and FOR the proposal to adjourn the SIR Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the SIR Merger and SIR Charter Amendment.

For a more complete description of the recommendation of the SIR Board, see “The SIR Merger—Recommendation of the SIR Board and Its Reasons for the SIR Merger” beginning on page 128.

Q:	Will SIR and STAR continue to pay dividends or distributions prior to the closing of the SIR Merger?

A:

Yes. The SIR Merger Agreement permits the authorization and payment by SIR of distributions in the ordinary course of business and any distribution that is reasonably necessary to maintain its REIT qualification and/or to avoid the imposition of U.S. federal income or excise tax.

Similarly, the SIR Merger Agreement permits the authorization and payment by STAR of dividends in the ordinary course of business and any distribution that is reasonably necessary to maintain its REIT qualification and/or to avoid the imposition of U.S. federal income or excise tax.

Q:	What fees will SIR Advisor receive in connection with the SIR Merger?

A:

SIR Advisor serves as the external advisor for SIR. Concurrently with the entry into the SIR Merger Agreement, SIR, SIR OP and SIR Advisor entered into a termination letter agreement (the “Termination Agreement”), effective as of August 5, 2019. Pursuant to the Termination Agreement, the SIR Advisory Agreement will be terminated at the effective time of the SIR Merger. Also pursuant to the Termination Agreement, SIR Advisor waived any disposition fee to which it otherwise may be entitled pursuant to the SIR Advisory Agreement related to the SIR Merger. However, the controlling persons of the Sponsor control, directly or indirectly, STAR Advisor, and in connection with the SIR Merger, pursuant to the STAR Advisory Agreement, STAR Advisor will be entitled to an acquisition fee equal to 1.0% of the “cost of investment” (as defined in the STAR Advisory Agreement) of SIR in the SIR Merger and a loan coordination fee equal to 1.0% of the amount of debt assumed by STAR in connection with the SIR Merger.

Q:	When and where is the SIR Special Meeting?

A:

The SIR Special Meeting will be held on March 2, 2020, at 8:30 a.m. Pacific Time at the offices of SIR, located at 18100 Von Karman Avenue, Suite 500, Irvine, California 92612. If you need directions to the location of the SIR Special Meeting, please contact Investor Relations at (949) 852-0700.

Q:	Who can vote at the SIR Special Meeting?

A:

All holders of SIR Common Stock of record as of the close of business on December 16, 2019, the record date for determining stockholders entitled to notice of and to vote at the SIR Special Meeting, are entitled to receive notice of and to vote at the SIR Special Meeting, except that while SIR Advisor, any director of SIR and any of their affiliates are entitled to vote on the SIR Charter Amendment and the adjournment proposal, they are not entitled to vote on the proposal to approve the SIR Merger (collectively, the “Excluded Holders”). Each eligible voting share of SIR Common Stock is entitled to one vote on each proposal presented at the SIR Special Meeting. As of the record date, there were 73,910,716 shares of SIR Common Stock outstanding held by approximately 19,200 holders of record (which includes 92,008 shares of SIR Common Stock held or controlled by SIR’s independent directors, 22,223 shares of SIR Common Stock held by the Sponsor, 488,281 shares of SIR Common Stock held by SIR Advisor, 9,900 shares of SIR Common Stock held by Ella S. Neyland, 4,706 shares of SIR Common Stock held by Kevin J. Keating and 5,496 shares of SIR Common Stock held by Ana Marie del Rio).

Q:	What constitutes a quorum?

A:

The SIR Charter and SIR bylaws provide that the presence in person or by proxy of stockholders entitled to cast at least 50% of all the votes entitled to be cast constitutes a quorum at a meeting of its stockholders. Shares that are voted and shares abstaining from voting are treated as being present at the SIR Special Meeting for purposes of determining whether a quorum is present.

Q:	Do any of SIR’s executive officers or directors have interests in the SIR Merger that may differ from those of SIR stockholders?

A:

Some of SIR’s executive officers and directors have interests in the SIR Merger that are different from, or in addition to, their interests as SIR stockholders. The independent members of the SIR Board are aware of and considered these interests, among other matters, in evaluating the SIR Merger Agreement, the SIR Charter Amendment and the SIR Merger and in recommending that SIR stockholders vote FOR the proposal to approve the SIR Merger, FOR the proposal to approve the SIR Charter Amendment, and FOR the adjournment proposal. For a description of these interests, refer to the section entitled “The SIR Merger—Interests of SIR’s Directors and Executive Officers in the SIR Merger” on page 145.

Q:	When is the SIR Merger expected to be completed?

A:

SIR and STAR expect to complete the SIR Merger as soon as reasonably practicable following satisfaction of all of the required conditions set forth in the SIR Merger Agreement. If SIR stockholders approve the SIR Merger and the SIR Charter Amendment, and if the other conditions to closing the SIR Merger are satisfied or waived, it is currently expected that the SIR Merger will be completed in the first quarter of 2020. However, there is no guarantee that the conditions to the SIR Merger will be satisfied or that the SIR Merger will close on the expected timeline or at all. SIR and STAR have a mutual right to terminate the SIR Merger Agreement if the SIR Merger is not completed by the Outside Date. See “The SIR Merger Agreement—Termination of the SIR Merger Agreement—Termination by Either SIR or STAR” beginning on page 190.

Q:	How has my investment performed?

A:	For purposes of the following, we assume that the SIR Merger closed on September 30, 2019.

“Early” investors, or those investors who acquired SIR Common Stock on July 19, 2010, the first day of SIR’s initial public offering, and received all cash distributions (i.e., such investors did not participate in SIR’s distribution reinvestment plan (the “SIR DRP”)), would have received cumulative cash of approximately $7.31 per share, or 73.1% of their invested capital of $10.00. Such cumulative cash plus $9.40, the current estimated value of the 0.5934 shares of STAR Common Stock to be received per share of SIR Common Stock as stock consideration in the SIR Merger using STAR’s most recently estimated value per share of STAR Common Stock as of December 31, 2018, totals $16.71.

“Later” investors, or those investors who acquired SIR Common Stock on December 20, 2013, the last day of SIR’s initial public offering, and received all cash distributions (i.e. did not participate in the SIR DRP), would have received cumulative cash of approximately $4.91 per share, or 47.9% of their invested capital of $10.24. Such cumulative cash plus $9.40, the current estimated value of the 0.5934 shares of STAR Common Stock to be received per share of SIR Common Stock as stock consideration in the SIR Merger using STAR’s most recently estimated value per share of STAR Common Stock as of December 31, 2018, totals $14.31.

A SIR stockholder that becomes a stockholder of STAR may not realize STAR’s most recently estimated net asset value per share of STAR Common Stock in the event he or she attempts to sell its shares of STAR Common Stock or upon the liquidation of STAR.

Q:	What are the anticipated U.S. federal income tax consequences to me of the proposed SIR Merger?

A:

The SIR Merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and the closing of the SIR Merger is conditioned on the receipt by each of SIR and STAR of an opinion from its respective counsel to that effect. Assuming the SIR Merger qualifies as a reorganization, a holder of shares of SIR Common Stock generally will not recognize gain or loss for U.S. federal income tax purposes upon the receipt of STAR Common Stock in exchange for shares of SIR Common Stock in connection with the SIR Merger.

Q:

How will my receipt of STAR Common Stock in exchange for my SIR Common Stock be recorded? Will I have to take any action in connection with the recording of such ownership of STAR Common Stock? Will such shares of STAR Common Stock be certificated or in book-entry form?

A:

Pursuant to the SIR Merger Agreement, as soon as practicable following the SIR Merger effective time, STAR will cause DST Systems, Inc., the exchange agent in connection with the SIR Merger, to record the issuance of STAR Common Stock as merger consideration pursuant to the SIR Merger Agreement. If the SIR Merger is consummated, you will not have to take any action in connection with the recording of your ownership of STAR Common Stock. Shares of STAR Common Stock issued as merger consideration to you will not be certificated and will be in book-entry form and will be recorded in the books and records of STAR.

Q:	Will my shares of STAR Common Stock be publicly traded?

A:

Shares of STAR Common Stock are not publicly traded; however, the listing of the SIR/STAR Combined Company’s or the Fully Combined Company’s shares on a national stock exchange remains an option that would result in a publicly traded market for STAR Common Stock.

Q:	Are SIR stockholders entitled to appraisal rights?

A:	SIR stockholders are not entitled to exercise any rights of an objecting stockholder provided for under Title 3, Subtitle 2 of the MGCL in connection with the SIR Merger.

Q:	What do I need to do now?

A:

After you have carefully read this proxy statement/prospectus, please respond by completing, signing and dating your proxy card or voting instruction card and returning it in the enclosed pre-addressed postage-paid envelope or by submitting your proxy by one of the other methods specified in your proxy card or voting instruction card as promptly as possible so that your shares of SIR Common Stock will be represented and voted at the SIR Special Meeting. The method by which you submit a proxy will in no way limit your right to vote at the SIR Special Meeting, if you later decide to attend the meeting in person.

If your shares of SIR Common Stock are held in the name of a broker or other nominee, you must obtain a legal proxy, executed in your favor, from your broker or other nominee, to be able to vote in person at the SIR Special Meeting. Obtaining a legal proxy may take several days. Please refer to your proxy card or voting instruction card forwarded by your broker or other nominee to see which voting options are available to you.

Q:	How will my proxy be voted?

A:

All shares of SIR Common Stock entitled to vote and represented by properly completed proxies received prior to the SIR Special Meeting, and not revoked, will be voted at the SIR Special Meeting as instructed on the proxies. If you properly sign, date and return a proxy card, but do not indicate how your shares of SIR Common Stock should be voted on any proposal, the shares of SIR Common Stock represented by your proxy will be voted as the SIR Board recommends. If your shares are held in street name through a broker or other nominee and you do not provide voting instructions to your broker or other nominee, your shares of SIR Common Stock will NOT be voted at the SIR Special Meeting and may result in broker non-votes.

Q:	Can I, as a SIR stockholder, revoke my proxy or change my vote after I have delivered my proxy?

A:

Yes. You may revoke your proxy or change your vote at any time before your proxy is voted at the SIR Special Meeting. For information on how to revoke your proxy or change your vote, see “The SIR Special Meeting—Revocation of Proxies or Voting Instructions” beginning on page 112.

Q:	What does it mean if I receive more than one set of voting materials for the SIR Special Meeting?

A:

You may receive more than one set of voting materials for the SIR Special Meeting, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your shares of SIR Common Stock in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold your shares of SIR Common Stock. If you are a holder of record and your shares of SIR Common Stock are registered in more than one name, you may receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive or, if available, please submit your proxy by telephone or over the Internet.

Q:	Do I need identification to attend the SIR Special Meeting in person?

A:

Yes. Please bring proper identification, together with proof that you are a record owner of shares of SIR Common Stock. If your shares are held in street name, please bring acceptable proof of ownership, such as a letter from your broker or an account statement showing that you beneficially owned shares of SIR on the record date. If your shares are held in street name, you must obtain a legal proxy from your broker or other nominee in order to vote at the SIR Special Meeting.

Q:	Will a proxy solicitor be used?

A:

Yes. SIR has contracted with Mediant Communications, Inc. (“Mediant”) to assist SIR in the distribution of proxy materials and the solicitation of proxies. SIR expects to pay Mediant fees of approximately $346,250 to solicit and distribute proxies, which includes estimated postage and other out-of-pocket expenses of Mediant, plus other fees and expenses for other services related to this proxy solicitation, including, but not limited to, the review of proxy materials. SIR will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to SIR’s stockholders.

Q:	If I plan to attend the SIR Special Meeting in person, should I notify anyone?

A:

While you are not required to notify anyone in order to attend the SIR Special Meeting, if you do plan to attend the meeting, SIR would appreciate it if you would mark the appropriate box on the applicable enclosed proxy card to let the management of SIR know how many stockholders will be attending the meeting so that a suitable meeting room for the attendees can be prepared.

Q:	Who can answer my questions?

A:

If you have any questions about the SIR Merger or how to submit your proxy or need additional copies of this proxy statement/prospectus, the enclosed proxy card or voting instructions, you should contact:

SIR:

Steadfast Income REIT, Inc.

18100 Von Karman Avenue, Suite 500

Irvine, California 92612

(949) 852-0700

Mediant:

Mediant Communications, Inc.

P.O. Box 8035

Cary, NC 27512

(844) 371-1437

SUMMARY

The following summary highlights some of the information contained in this proxy statement/prospectus. This summary may not contain all of the information that is important to you. For a more complete description of the SIR Merger Agreement, SIR Merger and the SIR Charter Amendment, SIR and STAR encourage you to read carefully this entire proxy statement/prospectus, including the attached Annexes and the other documents to which we have referred you because this section does not provide all the information that might be important to you with respect to the SIR Merger. See also the section entitled “Where You Can Find More Information” on page  217. We have included page references to direct you to a more complete description of the topics presented in this summary.

The Companies

Steadfast Income REIT, Inc. (Beginning on page 79)

SIR is a public, non-traded REIT that was formed as a Maryland corporation on May 4, 2009, that elected to be taxed as a REIT for U.S. federal income tax purposes for the year ended December 31, 2010, and each year thereafter.

SIR owns and manages a diverse portfolio of real estate investments, primarily in the multifamily sector, located throughout the United States. As of September 30, 2019, SIR owned (1) 27 multifamily properties located within the greater midwest and southern geographic regions of the United States that comprised a total of 7,527 apartment homes and (2) a 10% interest in one unconsolidated joint venture that owned 20 multifamily properties with a total of 4,584 apartment homes. The total purchase price of SIR’s real estate portfolio was $863,186,219. At September 30, 2019, SIR’s portfolio was approximately 97.5% leased. SIR owns its interests in all of its properties and conducts substantially all of its business through SIR OP, a Delaware limited partnership formed on July 6, 2009. SIR is externally managed by SIR Advisor. The principal executive offices of SIR are located at 18100 Von Karman Avenue, Suite 500, Irvine, California.

For more information on SIR, please see SIR’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and Quarterly Report on Form 10-Q for the period ended September 30, 2019, copies of which are attached to this proxy statement/prospectus as Annex D and Annex E, respectively.

Steadfast Apartment REIT, Inc. and SI Subsidiary, LLC (Beginning on page 52)

STAR is a public, non-traded REIT that was formed as a Maryland corporation on August 22, 2013, and elected to be taxed as a REIT for U.S. federal income tax purposes for the year ended December 31, 2014, and each year thereafter.

STAR owns and operates a diverse portfolio of multifamily properties throughout the United States. As of September 30, 2019, STAR owned 33 multifamily properties comprising a total of 11,455 apartment homes and one parcel of land held for the development of apartment homes. STAR may acquire additional properties or pursue multifamily developments in the future. STAR owns its interests in all of its properties and conducts substantially all of its business through STAR OP, a Delaware limited partnership formed on August 27, 2013. STAR is externally managed by STAR Advisor. The principal executive offices of STAR are located at 18100 Von Karman Avenue, Suite 500, Irvine, California.

SI Subsidiary, LLC, Merger Sub, is a Maryland limited liability company and direct wholly-owned subsidiary of STAR formed solely for the purpose of entering into the SIR Merger Agreement and effecting the SIR Merger. Upon completion of the SIR Merger, SIR will be merged with and into Merger Sub, with Merger

Sub continuing as the Surviving Entity and a wholly-owned subsidiary of STAR. Merger Sub has not conducted any activities other than those incidental to its formation and the matters contemplated by the SIR Merger Agreement.

For more information on STAR, please see STAR’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and Quarterly Report on Form 10-Q for the period ended September 30, 2019, copies of which are attached to this proxy statement/prospectus as Annex F and Annex G, respectively.

The SIR/STAR Combined Company (Beginning on page 106)

References to the “SIR/STAR Combined Company” are to SIR and STAR after the effective time of the SIR Merger. The SIR/STAR Combined Company will be named “Steadfast Apartment REIT, Inc.” and will continue to be a Maryland corporation. The SIR/STAR Combined Company after the completion of the SIR Merger is expected to have a gross real estate value of approximately $2.8 billion, and will own 60 properties in 13 states, comprising a total of 18,982 apartment homes, a 10% interest in one unconsolidated joint venture that owns 20 properties with a total of 4,584 apartment homes, and one parcel of land held for the development of apartment homes (based on data as of September 30, 2019).

The business of the SIR/STAR Combined Company will be operated through SIR OP, STAR OP and their subsidiaries. STAR will have the full, exclusive and complete responsibility for and discretion in the day-to-day management and control of SIR OP and STAR OP.

The SIR/STAR Combined Company’s principal executive offices will continue to be located at 18100 Von Karman Avenue, Suite 500, Irvine, California, and its telephone number is (949) 852-0700.

Fully Combined Company (Beginning on page 99)

References to the “Fully Combined Company” are to SIR, STAR III, and STAR after the effective time of each of the SIR Merger and STAR III Merger, the closings of which are not cross-contingent. The Fully Combined Company will be named “Steadfast Apartment REIT, Inc.” and will continue to be a Maryland corporation. The Fully Combined Company after the completion of the Mergers is expected to have a gross real estate value of approximately $3.2 billion, and will own 70 properties in 14 states, comprising a total of 21,757 apartment homes, a 10% interest in one unconsolidated joint venture that owns 20 properties with a total of 4,584 apartment homes, and one parcel of land held for the development of apartment homes (based on data as of September 30, 2019).

The business of the Fully Combined Company will be operated through SIR OP, STAR III OP, STAR OP and their subsidiaries. STAR will have the full, exclusive and complete responsibility for and discretion in the day-to-day management and control of SIR OP, STAR III OP and STAR OP.

The Fully Combined Company’s principal executive offices will continue to be located at 18100 Von Karman Avenue, Suite 500, Irvine, California, and its telephone number is (949) 852-0700.

The SIR Merger

The SIR Merger Agreement (Beginning on page 173)

On August 5, 2019, the SIR Parties and STAR Parties entered into the SIR Merger Agreement, which is attached as Annex A to this proxy statement/prospectus, and incorporated herein by reference. SIR and STAR encourage you to carefully read the SIR Merger Agreement in its entirety because it is the principal document governing the SIR Merger and the other transactions contemplated by the SIR Merger Agreement.

The SIR Merger Agreement provides that the closing of the SIR Merger will take place at 10:00 a.m. Eastern Time no later than the third business day following the date on which the last of the conditions to closing of the SIR Merger has been satisfied or waived, or at such other place and date as may be agreed to in writing by SIR and STAR.

The SIR Merger (Beginning on page 116)

Subject to the terms and conditions of the SIR Merger Agreement, at the completion of the SIR Merger, SIR will merge with and into Merger Sub, with Merger Sub surviving the SIR Merger as the Surviving Entity, such that following the SIR Merger, the Surviving Entity will continue as a wholly owned subsidiary of STAR. The SIR Merger is intended to qualify as a “reorganization” under, and within the meaning of, Section 368(a) of the Code.

The Merger Consideration (Beginning on page 173)

At the effective time of the SIR Merger and by virtue of the SIR Merger, each issued and outstanding share of SIR Common Stock (and each fraction thereof) will be cancelled and converted into the right to receive 0.5934 shares of STAR Common Stock (or corresponding fraction thereof).

Upon completion of the SIR Merger, based on the number of shares of STAR Common Stock and SIR Common Stock outstanding on September 30, 2019, continuing STAR stockholders will own approximately 54% of the issued and outstanding shares of the SIR/STAR Combined Company common stock, and former SIR stockholders will own approximately 46% of the issued and outstanding shares of common stock of the SIR/STAR Combined Company. Upon completion of both Mergers, continuing STAR stockholders will own approximately 48% of the issued and outstanding shares of Fully Combined Company common stock, and former SIR stockholders and STAR III stockholders will own approximately 41% and 11%, respectively, of the issued and outstanding shares of common stock of the Fully Combined Company.

Reasons for the SIR Merger (Beginning on page 128)

In evaluating the SIR Merger Agreement, the SIR Merger, the SIR Charter Amendment, and the other transactions contemplated by the SIR Merger Agreement, the SIR Board considered the recommendation of the SIR Special Committee. The SIR Special Committee, prior to making its unanimous recommendation, consulted with its independent legal and financial advisors. In deciding to declare advisable and approve the SIR Merger Agreement, the SIR Merger, the SIR Charter Amendment, and the other transactions contemplated by the SIR Merger Agreement, and to recommend that SIR stockholders vote to approve the SIR Merger and the SIR Charter Amendment pursuant to the SIR Merger Agreement, the SIR Board and SIR Special Committee considered a number of factors, including various factors that the SIR Board and the SIR Special Committee viewed as supporting their respective decisions with respect to the SIR Merger Agreement, the SIR Merger, the SIR Charter Amendment and the other transactions contemplated by the SIR Merger Agreement. In the course of their evaluations of the proposed transactions, the SIR Special Committee and the SIR Board also considered a variety of risks and other potentially negative factors concerning the SIR Merger Agreement, the SIR Merger and the other transactions contemplated by the SIR Merger Agreement.

The SIR Special Committee also considered the fact that SIR would be entitled to solicit proposals from third parties for up to 30 days after executing the SIR Merger Agreement and the provisions of the SIR Merger Agreement permitting SIR to terminate the SIR Merger Agreement to enter into an agreement for a Superior Proposal (as such term is defined under the heading “The SIR Merger Agreement—Covenants and Agreements—No Solicitation and Change in Recommendation with an Acquisition Proposal”).

A fulsome discussion of certain factors considered by the SIR Special Committee and the SIR Board in reaching their decisions to approve the SIR Merger Agreement, the SIR Merger, the SIR Charter Amendment, and the other transactions contemplated by the SIR Merger Agreement can be found in the section entitled “The SIR Merger—Recommendation of the SIR Board and Its Reasons for the SIR Merger” beginning on page 128.

In evaluating the SIR Merger Agreement, SIR Merger and the other transactions contemplated by the SIR Merger Agreement, the STAR Board considered the recommendation of the STAR Special Committee. The STAR Special Committee, prior to making its unanimous recommendation, consulted with its outside legal and financial advisors. In deciding to declare advisable and approve the SIR Merger Agreement, the SIR Merger, and the other transactions contemplated by the SIR Merger Agreement, the STAR Board and STAR Special Committee considered a number of factors, including various factors that the STAR Board and the STAR Special Committee viewed as supporting their respective decisions with respect to the SIR Merger Agreement, the SIR Merger, and the other transactions contemplated by the SIR Merger Agreement. A fulsome discussion of certain factors considered by the STAR Special Committee and the STAR Board in reaching their decisions to approve the SIR Merger Agreement, the SIR Merger and the other transactions contemplated by the SIR Merger Agreement can be found in the section entitled “The SIR Merger—STAR’s Reasons for the SIR Merger” beginning on page 131.

Recommendation of the SIR Board (Beginning on page 128)

On August 5, 2019, after careful consideration, members of the SIR Board, based on the unanimous recommendation of the SIR Special Committee, (i) determined that the SIR Merger, the SIR Charter Amendment and the other transactions contemplated by the SIR Merger Agreement are advisable and in the best interests of SIR and its stockholders, and, with respect to the SIR Merger Agreement and the SIR Merger, are fair and reasonable to SIR and on terms and conditions no less favorable to SIR than those available from third parties, and (ii) approved the SIR Merger Agreement, the SIR Merger, the SIR Charter Amendment and the other transactions contemplated by the SIR Merger Agreement. Certain factors considered by the SIR Board in reaching its decision to approve the SIR Merger Agreement, the SIR Merger, the SIR Charter Amendment and the other transactions contemplated by the SIR Merger Agreement can be found in the section entitled “The SIR Merger—Recommendation of the SIR Board and Its Reasons for the SIR Merger” beginning on page 128.

The SIR Board recommends that SIR stockholders vote (i) FOR the proposal to approve the SIR Merger, (ii) FOR the proposal to approve the SIR Charter Amendment and (iii) FOR the adjournment proposal.

Summary of Risks Related to the SIR Merger (Beginning on page 30)

You should consider carefully the risk factors described below together with all of the other information included in this proxy statement/prospectus before deciding how to vote. The risks related to the SIR Merger are described under the section “Risk Factors—Risks Related to the SIR Merger.” Certain of the risks related to the SIR Merger, include, among others, the following:

•	The merger consideration would not be adjusted in the event of any change in the relative values of SIR or STAR.

•

Completion of the SIR Merger is subject to many conditions and if these conditions are not satisfied or waived, the SIR Merger will not be completed, which could result in the expenditure of significant unrecoverable transaction costs.

•

Completion of the SIR Merger is not contingent upon the completion of the STAR III Merger, and failure to complete the STAR III Merger could negatively impact the future business and financial results of STAR.

•	Failure to complete the SIR Merger could negatively impact the future business and financial results of SIR.

•

The pendency of the SIR Merger, including as a result of the restrictions on the operation of SIR’s and STAR’s business during the period between signing the SIR Merger Agreement and the completion of the SIR Merger, could adversely affect the business and operations of SIR, STAR or both.

•	Some of the directors and executive officers of SIR have interests in seeing the SIR Merger completed that are different from, or in addition to, those of the SIR stockholders.

•	The SIR Merger and SIR Charter Amendment are subject to approval by SIR stockholders.

•

The SIR Merger Agreement prohibits SIR from soliciting proposals after the Go Shop Period End Time (as defined below), and places conditions on its ability to accept a Superior Proposal, which may adversely affect SIR stockholders.

•	SIR and STAR each expect to incur substantial expenses related to the SIR Merger.

•

The SIR Merger will not result in a liquidity event for SIR stockholders. If and when the SIR/STAR Combined Company or Fully Combined Company, as applicable, completes a liquidity event, the market value ascribed to the shares of common stock of the SIR/STAR Combined Company or Fully Combined Company, as applicable, upon the liquidity event may be significantly lower than the estimated net asset value per share of STAR considered by the SIR Board in approving and recommending the SIR Merger.

•	Following the Mergers, SIR stockholders will receive a lower dollar amount per share in monthly distributions if STAR continues to pay distributions at the current rate.

•	SIR stockholders’ ownership interests will be diluted by the SIR Merger.

•	Litigation challenging the SIR Merger may increase transaction costs and prevent the SIR Merger from becoming effective within the expected timeframe.

The SIR Special Meeting (Beginning on page 110)

The SIR Special Meeting will be held at the offices of SIR at 18100 Von Karman Avenue, Suite 500, Irvine, California, commencing at 8:30 a.m. Pacific Time on March 2, 2020.

At the SIR Special Meeting, the SIR stockholders will be asked to consider and vote upon the following matters:

1.	a proposal to approve the SIR Merger;

2.	a proposal to approve the SIR Charter Amendment; and

3.

a proposal to adjourn the SIR Special Meeting to solicit additional proxies in favor of the SIR Merger Proposal and SIR Charter Amendment Proposal if there are not sufficient votes to approve the SIR Merger Proposal and/or SIR Charter Amendment Proposal, if necessary and as determined by the chair of the SIR Special Meeting.

Approval of the proposal to approve the SIR Merger requires the affirmative vote of a majority of all of the votes entitled to be cast on such proposal.

Approval of the proposal to approve the SIR Charter Amendment requires the affirmative vote of a majority of all of the votes entitled to be cast on such proposal.

Approval of the proposal to approve one or more adjournments of the SIR Special Meeting to another date, time or place, if necessary or appropriate, as determined by the chair of the SIR Special Meeting, to solicit additional proxies in favor of the proposal to approve the SIR Merger and/or the SIR Charter Amendment requires the affirmative vote of a majority of all of the votes cast on such proposal.

Your vote as a SIR stockholder is very important regardless of how many shares of SIR Common Stock you own. Accordingly, please sign and return the enclosed proxy card whether or not you plan to attend the SIR Special Meeting in person.

Opinion of SIR Special Committee’s Financial Advisor

In connection with the SIR Merger, at the meeting of the SIR Special Committee on August 5, 2019, SIR’s financial advisor, BMO Capital Markets Corp. (“BMO”), rendered to the SIR Special Committee its oral opinion, subsequently confirmed by delivery of a written opinion dated August 5, 2019, as to the fairness, from a financial point of view, to the holders of SIR Common Stock (other than STAR, Merger Sub and their respective affiliates), as of that date and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by BMO as set forth in its written opinion, of the exchange ratio (the “Exchange Ratio”) of 0.5934 shares of STAR Common Stock for each share of SIR Common Stock provided for in the SIR Merger pursuant to the SIR Merger Agreement.

The full text of BMO’s written opinion, dated August 5, 2019, is attached to this proxy statement as Annex C and is incorporated into this proxy statement by reference. You should read BMO’s opinion carefully and in its entirety for a discussion of the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by BMO in rendering its opinion. This summary is qualified in its entirety by reference to the full text of the opinion. BMO’s opinion was directed to the SIR Special Committee, in its capacity as the committee, and addressed only the fairness from a financial point of view, as of the date of the opinion, to the holders of SIR Common Stock, other than STAR, Merger Sub and their respective affiliates, of the Exchange Ratio provided for in the SIR Merger pursuant to the SIR Merger Agreement. The opinion did not address any other aspects or implications of the SIR Merger and did not address the relative merits of the SIR Merger contemplated by the SIR Merger Agreement as compared to other business or financial strategies that might have been available, nor did it address the underlying business decision to enter into the SIR Merger Agreement or proceed with any other transaction contemplated by the SIR Merger Agreement. BMO’s opinion was not intended to, and does not, constitute advice or a recommendation as to how any holder of SIR Common Stock should vote at the special meeting or take any other action with respect to the SIR Merger.

See “The SIR Merger—Opinion of SIR Special Committee’s Financial Advisor” beginning on page 134.

Treatment of SIR Equity Awards (See page 145)

SIR’s independent directors hold restricted shares of SIR Common Stock issued pursuant to SIR’s Independent Directors Compensation Plan (the “SIR Incentive Plan”). At the effective time of the SIR Merger, each of these outstanding restricted shares of SIR Common Stock will vest and all restrictions thereon will lapse, and each such SIR restricted share will be cancelled and converted into the right to receive 0.5934 shares of STAR Common Stock pursuant to the terms of the SIR Merger Agreement.

For more information regarding treatment of SIR equity awards, see “The SIR Merger—Interests of SIR’s Directors and Executive Officers in the SIR Merger—Treatment of SIR Equity Awards” beginning on page 145 and “The SIR Merger Agreement—Consideration to be Received in the SIR Merger” beginning on page 173.

Stock Ownership of Directors and Executive Officers of SIR (See page 145)

At the close of business on the SIR record date, the executive officers and directors of SIR collectively held 622,614 shares of SIR Common Stock, collectively representing approximately 0.84% of all the shares of SIR Common Stock outstanding and entitled to vote. See “The Companies—SIR—Security Ownership of Certain Beneficial Owners” beginning on page 92.

Directors and Management of the SIR/STAR Combined Company After the SIR Merger (See page 147)

Pursuant to the SIR Merger Agreement, SIR has the right to designate one independent director to the STAR Board. SIR designated Ned W. Brines for election to the STAR Board to serve until STAR’s first annual meeting of stockholders following the completion of the SIR Merger and until his successor is duly elected and qualifies.

Pursuant to the STAR III Merger Agreement, STAR III has the right to designate one independent director to the STAR Board. STAR III designated Stephen R. Bowie for election to the STAR Board to serve until STAR’s first annual meeting of stockholders following the completion of the STAR III Merger and until his successor is duly elected and qualifies.

The STAR Board currently consists of five directors, and upon the consummation of the SIR Merger, all of the directors of STAR immediately prior to the effective time of the SIR Merger along with Mr. Brines are expected to comprise the board of directors of the SIR/STAR Combined Company after the effective time of the SIR Merger. In such event, Mr. Brines would receive 3,333 shares of restricted STAR Common Stock pursuant to STAR’s independent directors’ compensation plan in connection with his election to the STAR Board. See “The Companies—Steadfast Apartment REIT, Inc. and SI Subsidiary, LLC—Equity Plan Compensation” for more information regarding the terms of the restricted STAR Common Stock.

Upon consummation of the Mergers, all of the directors of STAR immediately prior to the effective time of the STAR III Merger and SIR Merger, along with Messrs. Bowie and Brines, are expected to comprise the board of directors of the Fully Combined Company. In such event, Messrs. Bowie and Brines would each receive 3,333 shares of restricted STAR Common Stock pursuant to STAR’s independent directors’ compensation plan in connection with his election to the STAR Board. See “The Companies—Steadfast Apartment REIT, Inc. and SI Subsidiary, LLC—Equity Plan Compensation” for more information regarding the terms of the restricted STAR Common Stock.

The executive officers of STAR immediately prior to the effective time of the SIR Merger will continue to serve as the executive officers of the SIR/STAR Combined Company, with Rodney F. Emery continuing to serve as the Chief Executive Officer and Chairman of the SIR/STAR Combined Company board of directors, Ella S. Neyland continuing to serve as President of the SIR/STAR Combined Company, Kevin Keating continuing to serve as the Chief Financial Officer of the SIR/STAR Combined Company and Ana Marie del Rio continuing to serve as Secretary of the SIR/STAR Combined Company. See “The SIR Merger Agreement—Directors and Management of the SIR/STAR Combined Company After the SIR Merger” on page 147 for more information.

Interests of SIR’s and STAR’s Directors and Executive Officers in the SIR Merger (Beginning on pages 144 and 145)

In addition to their interests in the SIR Merger as stockholders, some of SIR and STAR directors and executive officers have interests in the SIR Merger that differ from, or are in addition to, the interests of the SIR stockholders. The SIR Special Committee and the SIR Board were each aware of these interests and considered them, among other things, in reaching its decision to approve the SIR Merger, the SIR Merger Agreement, and the other transactions contemplated by the SIR Merger Agreement. These interests include, among other things, the fact that STAR Advisor, which is controlled, directly and indirectly, by Mr. Emery, will be entitled to an acquisition fee equal to approximately $11.3 million and a loan coordination fee equal to approximately $5.0 million upon consummation of the SIR Merger, the issuance of shares of STAR Common Stock to the former directors and certain executive officers of SIR if the SIR Merger is consummated, and certain higher fees pursuant to the Amended STAR Advisory Agreement, as summarized in the section “Related Agreements” beginning on page 194 of this proxy statement/prospectus.

Relationship of SIR and STAR

The Sponsor, which is the sponsor of both STAR and SIR, is majority owned and controlled indirectly by Rodney F. Emery, who owns an 86% interest in Steadfast REIT Holdings, LLC (“Steadfast REIT Holdings”), the parent company of the Sponsor. Mr. Emery serves as the Chairman of both the SIR Board and STAR Board and Chief Executive Officer of SIR and STAR. Ana Marie del Rio, the Secretary of STAR and SIR, owns a 7% interest in Steadfast REIT Holdings. Since 2014, Ms. Neyland has earned an annual 5% profits interest from Steadfast REIT Holdings.

Mr. Emery also indirectly controls STAR Advisor and SIR Advisor. As discussed above, in connection with the SIR Merger, pursuant to the STAR Advisory Agreement, STAR Advisor is entitled to an acquisition fee equal to 1.0% of the “cost of investment” (as defined in the STAR Advisory Agreement) of SIR in the SIR Merger and a loan coordination fee equal to 1.0% of the amount of debt assumed by STAR in connection with the SIR Merger.

Indemnification and Insurance

For a period of six years after the effective time of the SIR Merger, pursuant to the terms of the SIR Merger Agreement and subject to certain limitations, STAR will, and will cause the Surviving Entity to, indemnify, defend and hold harmless the current or former managers, directors, officers, partners, members, trustees, employees, agents, fiduciaries or other individuals of SIR or any of the SIR subsidiaries (the “Indemnified Parties”) for any action or omission or alleged action or omission at or prior to the effective time of the SIR Merger, including with respect to the transactions contemplated by the SIR Merger Agreement. STAR and Merger Sub have agreed that all rights to indemnification and exculpation from liabilities for acts, and advancement of expenses, provided in (i) the governing documents of SIR or similar organizational documents or agreements of any subsidiary of SIR and (ii) any indemnification agreements of SIR will survive the SIR Merger and will continue in full force and effect in accordance with their terms. For a period of six years after the effective time of the SIR Merger, the organizational documents of STAR and the Surviving Entity and the organizational documents of any subsidiary of STAR or SIR will not have indemnification and director and officer liability limitation provisions less favorable than such provisions in the SIR governing documents, or, if applicable, similar organizational documents or agreements of any subsidiary of SIR.

SIR will obtain an extended reporting period coverage under SIR’s existing insurance programs for a period of six years after the effective time of the SIR Merger, to be effective as of the effective time of the SIR Merger. STAR and the Surviving Entity will not take any action to terminate or modify the terms of the extended reporting period coverage.

Dissenters’ and Appraisal Rights in the SIR Merger (See page 173)

No dissenters’ or appraisal rights or rights of objecting stockholders will be available with respect to the SIR Merger.

Conditions to Completion of the SIR Merger (Beginning on page 176)

As more fully described in this proxy statement/prospectus and the SIR Merger Agreement, the obligation of each of SIR and STAR to complete the SIR Merger and the other transactions contemplated by the SIR

Merger Agreement is subject to the satisfaction or, to the extent permitted by law, waiver by the applicable party, at or prior to the effective time of the SIR Merger, of a number of closing conditions. These conditions include, among other things:

•	approval by SIR stockholders of the SIR Merger and SIR Charter Amendment;

•	receipt of opinions of counsel concerning certain tax matters;

•

the absence of any judgment, injunction, order or decree issued by any governmental authority of competent jurisdiction prohibiting the consummation of the SIR Merger, and the absence of any law that has been enacted, entered, promulgated or enforced by any governmental authority after the date of the SIR Merger Agreement that prohibits, restrains, enjoins or makes illegal the consummation of the SIR Merger or the other transactions contemplated by the SIR Merger Agreement;

•

the registration statement of which this proxy statement/prospectus is a part having been declared effective by the SEC, no stop order suspending the effectiveness of such registration statement having been issued by the SEC and no proceeding for that purpose shall have been initiated by the SEC and not withdrawn; and

•	the truth and accuracy of the representations and warranties of each party made in the SIR Merger Agreement as of the closing, subject to certain materiality standards.

Neither SIR nor STAR can give any assurance as to when or if all of the conditions to the consummation of the SIR Merger will be satisfied or waived or that the SIR Merger will occur.

The completion of the SIR Merger is not contingent upon the completion of the STAR III Merger.

See “The SIR Merger Agreement—Conditions to Completion of the SIR Merger” beginning on page 177 for more information.

Regulatory Approvals Required for the SIR Merger (See page 147)

SIR and STAR are not aware of any material federal or state regulatory requirements that must be complied with, or regulatory approvals that must be obtained, in connection with the SIR Merger or the other transactions contemplated by the SIR Merger Agreement.

SIR Go Shop Period; Acquisition Proposals (Beginning on page 185)

Until 11:59 p.m. (New York City time) on September 5, 2019 (the “Go Shop Period End Time”), under certain specified circumstances, SIR, its subsidiaries and their respective representatives had the right to:

•

initiate, solicit, encourage or facilitate any inquiries or the making of any proposal, offer or other action that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal, including by way of (A) contacting third parties, (B) broadly disseminating public disclosure or (C) providing access to the properties, offices, assets, books, records and personnel of SIR and its subsidiaries and furnishing non-public information pursuant to (but only pursuant to) one or more acceptable confidentiality agreements; provided, however, that SIR had previously or contemporaneously furnished, made available or provided access to such non-public information to STAR;

•

enter into, continue or otherwise participate in any discussions or negotiations with any person relating to, or in furtherance of such inquiries, proposals, offers or other actions or to obtain, an Acquisition Proposal;

•	release any person from, or refrain from enforcing, any standstill agreement or similar obligation to SIR or its subsidiaries; or

•

disclose to the SIR stockholders any information required to be disclosed under applicable law; provided, however, that to the extent any such disclosure addresses the SIR Merger or an Acquisition Proposal, such disclosure would be deemed to be an Adverse Recommendation Change (as later defined) if the disclosure has the effect of withdrawing or adversely modifying, or is not accompanied by an express public affirmation of the recommendation of the SIR Board in favor of the SIR Merger and the SIR Merger Agreement.

Following signing of the SIR Merger Agreement, representatives of BMO at the direction of and on behalf of the SIR Special Committee, solicited interest in an alternative transaction in accordance with the go shop provisions of the SIR Merger Agreement. Representatives of BMO contacted 127 potential buyers. A total of 33 parties signed confidentiality agreements and another four parties declined because of the non-solicitation and standstill requirements. Three parties indicated interest. Party A submitted a letter indicating an interest in acquiring SIR at a price between $7.00 – $8.00 per share subject to confirmatory due diligence. Party A subsequently declined to refine its offer and to provide a mark-up of a proposed merger agreement and dropped out of the process. Party B orally conveyed an interest in a transaction at a price between $8.00 – $8.25 per share net of estimated transaction costs but subject to contingencies including securing committed equity. Party B subsequently dropped out of the process without reducing an offer to writing or proposing a mark-up of the merger agreement or securing committed equity. Party C submitted a letter expressing an interest in acquiring the real estate assets in a transaction that it valued at $8.97 per share net of estimated costs. Party C, however, sought a 45-day exclusive due diligence period. After follow-up calls with representatives of BMO, Party C failed to provide requested materials, including, but not limited to, a revised timeline, a mark-up of the merger agreement and financing commitment papers, and dropped out of the process.

No Solicitation and Change in Recommendation with Acquisition Proposal (Beginning on page 185)

Beginning at the Go Shop Period End Time, except as described below, the SIR Merger Agreement provides that SIR may not, and will cause its subsidiaries not to, initiate, solicit, knowingly encourage or facilitate any inquiries, proposals or offers for, or engage in any negotiations concerning, or provide any confidential or nonpublic information or data to, or have any discussions with, any persons relating to any inquiry, proposal, offer or other action that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal.

At any time after the Go Shop Period End Time and prior to obtaining the necessary approvals of the SIR stockholders, SIR may, if and only to the extent that the SIR Special Committee has either determined that an Acquisition Proposal constitutes a Superior Proposal or determined in good faith after consultation with outside legal counsel and outside financial advisors that an Acquisition Proposal could reasonably be expected to lead to a Superior Proposal:

•

provide information in response to a request by a person who has made a written Acquisition Proposal that did not result from a breach by SIR of the non-solicitation provisions in the SIR Merger Agreement; and

•	engage or participate in any discussions or negotiations with any person who has made such a written Acquisition Proposal.

At any time prior to obtaining the necessary approvals of the SIR stockholders, SIR has the right, upon receipt of a written Acquisition Proposal that constitutes a Superior Proposal that did not result from a breach of the non-solicitation provisions of the SIR Merger Agreement, to give notice of its intention to terminate the SIR Merger Agreement to enter into an Alternative Acquisition Agreement (as later defined) for such Superior Proposal and/or effect an Adverse Recommendation Change, subject to the following conditions:

•	the foregoing determination must have been upon the determination that failing to take such action would be inconsistent with the SIR directors’ duties under applicable law;

•

SIR must have notified STAR in writing that the SIR Board intends to take such action at least five (5) business days in advance of effecting an Adverse Recommendation Change, which notice must specify the material terms of the Superior Proposal and attach the most current version of such proposal; and

•

during the five (5) business days after STAR received such notice, SIR must have offered to negotiate with STAR (and negotiate in good faith) with respect to making adjustments to the terms of the SIR Merger Agreement so that the subject Superior Proposal no longer was a Superior Proposal.

For more information regarding the limitations on SIR, the SIR Board and the SIR Special Committee to consider other proposals, see “The SIR Merger Agreement—Covenants and Agreements—No Solicitation and Change in Recommendation with Acquisition Proposal” beginning on page 185.

Termination of the SIR Merger Agreement (Beginning on page 190)

SIR and STAR may, by written consent, mutually agree to terminate the SIR Merger Agreement before completing the SIR Merger, even after the approval of SIR stockholders.

The SIR Merger Agreement may also be terminated prior to the effective time of the SIR Merger by either SIR (with prior approval of the SIR Special Committee) or STAR (with prior approval of the STAR Special Committee) if any of the following occur, each subject to certain exceptions:

•	the SIR Merger has not occurred on or before the Outside Date;

•

there is any final, non-appealable order issued by a governmental authority of competent jurisdiction that permanently restrains or otherwise prohibits the transactions contemplated by the SIR Merger Agreement; or

•	if the approval of the SIR stockholders of the SIR Merger and SIR Charter Amendment has not been obtained at the SIR Special Meeting.

The SIR Merger Agreement may also be terminated prior to the effective time of the SIR Merger by STAR (with the prior approval of the STAR Special Committee) upon either of the following, each subject to certain exceptions:

•

any of the SIR Parties shall have breached or failed to perform any of its representations, warranties, covenants or other agreements set forth in the SIR Merger Agreement, which breach or failure to perform (A) would result in a failure of SIR to satisfy certain closing conditions, and (B) cannot be cured or, if curable, is not cured by SIR by the earlier of 20 days following written notice of such breach or failure from STAR to SIR and two (2) business days before the Outside Date; or

•

if, at any time prior to obtaining the necessary approvals of the SIR stockholders, (A) the SIR Board has made an Adverse Recommendation Change, (B) a tender offer or exchange offer for any shares of SIR Common Stock that constitutes an Acquisition Proposal (other than by STAR or any of its affiliates) is commenced and the SIR Board fails to recommend against acceptance of such tender offer or exchange offer by the SIR stockholders and to publicly reaffirm the SIR Board recommendation within ten (10) business days of being requested to do so by STAR, or (C) if SIR shall have violated any of its obligations described in “The SIR Merger Agreement—Covenants and Agreements—No Solicitation and Change in Recommendation with Acquisition Proposal.”

The SIR Merger Agreement may also be terminated prior to the effective time of the SIR Merger by SIR (with the prior approval of the SIR Special Committee) upon either of the following:

•	any of the STAR Parties shall have breached or failed to perform any of its representations, warranties, covenants or other agreements set forth in the SIR Merger Agreement, which breach or failure to perform (A) would, result in a failure of STAR to satisfy certain closing conditions, and (B) cannot be cured or, if curable, is not cured by STAR by the earlier of 20 days following written notice of such breach or failure from SIR to STAR and two (2) business days before the Outside Date subject to certain exceptions; or

•

if, at any time prior to obtaining the necessary approvals of the SIR stockholders, in order to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal in accordance with the SIR Merger Agreement, so long as the termination fee payment described in “—Termination Fee and Expenses” below is made in full to STAR prior to concurrently with such termination.

For more information regarding the rights of SIR and STAR to terminate the SIR Merger Agreement, see “The SIR Merger Agreement—Termination of the SIR Merger Agreement” beginning on page  190.

Termination Fee and Expenses (Beginning on page 191)

All expenses incurred in connection with the SIR Merger Agreement and the other transactions contemplated by the SIR Merger Agreement will generally be paid by the party incurring such expenses, provided that SIR and STAR will share equally the Form S-4 filing fees as may be required to consummate the transactions contemplated by the SIR Merger Agreement. Additionally, upon termination of the SIR Merger Agreement in certain circumstances, the SIR Merger Agreement provides for the payment of a termination fee to STAR by SIR of $8,694,218 (in the case of termination in connection with the go shop provisions of the SIR Merger Agreement) or $20,866,122 (in connection with termination under certain other circumstances) and for SIR to reimburse STAR up to $2,000,000 for STAR’s expenses.

See “The SIR Merger Agreement—Termination of the SIR Merger Agreement—Termination Fee and Expense Reimbursement” beginning on page  191 for more information on the termination fees that could be payable by SIR to STAR.

Material U.S. Federal Income Tax Consequences of the SIR Merger (Beginning on page 149)

SIR and STAR intend that the SIR Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. The closing of the SIR Merger is conditioned on the receipt by STAR and SIR of an opinion from its respective tax counsel to the effect that the SIR Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. Assuming that the SIR Merger qualifies as a reorganization within the meaning of Section 368(a) of the Code, a holder of shares of SIR Common Stock generally will not recognize gain or loss for U.S. federal income tax purposes upon the receipt of STAR Common Stock in exchange for shares of SIR Common Stock in connection with the SIR Merger.

For further discussion of certain U.S. federal income tax consequences of the SIR Merger and the ownership and disposition of STAR Common Stock, see “U.S. Federal Income Tax Considerations” beginning on page 148. SIR stockholders should consult their tax advisors to determine the tax consequences to them (including the application and effect of any state, local or non-U.S. income and other tax laws) of the SIR Merger and the ownership and disposition of STAR Common Stock.

Accounting Treatment of the SIR Merger (See page 172)

STAR prepares its financial statements in accordance with U.S. generally accepted accounting principles, which we refer to herein as “GAAP.” The SIR Merger will be treated as an asset acquisition under GAAP. See “Accounting Treatment” on page 172 for more information.

Comparison of Rights of SIR Stockholders and STAR Stockholders (Beginning on page 211)

At the effective time of the SIR Merger, SIR stockholders will become STAR stockholders and, accordingly, their rights will be governed by the STAR Charter and STAR bylaws and the laws of the state of Maryland. The STAR Charter and STAR bylaws contain certain provisions that are different from the SIR Charter and bylaws.

For a summary of certain differences between the rights of SIR stockholders and STAR stockholders, see “Comparison of Rights of the SIR Stockholders and the STAR Stockholders” beginning on page  211.

Selected Historical Financial Information of STAR

Presented below is the selected historical consolidated financial data of STAR as of and for the periods indicated. The selected historical consolidated financial data of STAR for each of the fiscal years ended December 31, 2018, 2017, 2016, 2015 and 2014 has been derived from STAR’s historical audited consolidated financial statements for such periods. The selected historical financial information for the nine months ended September 30, 2019, has been derived from STAR’s unaudited interim consolidated financial statements for such period.

You should read the historical financial information together with the financial statements included in this proxy statement/prospectus and their accompanying notes beginning on page F-1 and STAR management’s discussion and analysis of operations and financial condition of STAR included in STAR’s Annual Report on Form 10-K and Quarterly Report on Form 10-Q, attached as Annex F and Annex G, respectively, to this proxy statement/prospectus, which should be read together.

	As of September 30, 2019	As of December 31,
		2018	2017	2016	2015	2014
Balance sheet data
Total real estate, net	$1,298,099,034	$1,356,639,742	$1,411,166,101	$1,453,385,165	$1,207,028,126	$269,987,629
Total assets	1,426,200,518	1,434,138,648	1,454,368,057	1,497,101,228	1,258,692,194	306,470,497
Notes payable, net	1,100,164,923	1,050,155,743	993,405,862	971,761,151	850,766,025	196,930,600
Total liabilities	1,138,738,579	1,088,150,688	1,027,665,812	1,007,103,450	876,726,253	202,426,021
Redeemable common stock	1,182,360	—	36,397,062	27,949,492	9,401,360	660,089
Total stockholders’ equity	286,279,579	345,987,960	390,305,183	462,048,286	372,564,581	103,384,387

	For the Nine Months Ended September 30, 2019	For the Year Ended December 31,
		2018	2017	2016	2015	2014
Operating data
Total revenues	$131,222,487	$169,963,230	$163,398,158	$144,010,514	$68,449,753	$7,255,266
Net loss	(34,742,088)	(49,100,346)	(33,623,841)	(37,682,474)	(50,694,124)	(11,840,455)
Net loss attributable to common stockholders	(34,742,088)	(49,100,346)	(33,623,841)	(37,682,474)	(50,694,124)	(11,840,455)
Loss per common share—basic and diluted	(0.67)	(0.96)	(0.67)	(0.80)	(2.33)	(4.74)

Other data
Cash flows provided by (used in) operating activities	18,793,335	33,557,275	34,670,391	38,221,740	6,674,297	(1,955,348)
Cash flows provided by (used in) investing activities	6,841,975	(17,481,756)	(26,784,774)	(269,914,470)	(910,353,430)	(276,964,629)
Cash flows provided by (used in) financing activities	23,703,932	17,995,551	(8,033,178)	225,786,450	917,012,264	310,104,892
Distributions declared	35,056,265	46,179,769	45,321,063	42,357,688	19,559,628	2,224,079
Distributions declared per common share(2)	0.673	0.900	0.900	0.900	0.900	0.663
Weighted-average number of common shares outstanding, basic and diluted	52,096,357	51,312,947	50,358,618	47,092,206	21,753,832	2,495,771
FFO(1)	$17,358,334	$21,892,934	$34,793,715	$30,309,069	$(8,255,364)	$(6,523,945)
MFFO(1)	19,119,839	27,369,983	35,243,568	36,566,768	17,530,067	1,013,255

(1)

GAAP basis accounting for real estate assets utilizes historical cost accounting and assumes real estate book values depreciate over time. In an effort to overcome the difference between real estate values and historical cost accounting for real estate assets, the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) established the measurement tool of funds from operations (“FFO”). Since its introduction, FFO has become a widely used non-GAAP financial measure among REITs. Additionally, STAR uses modified funds from operations (“MFFO”), as defined by the Institute for Portfolio Alternatives (the “IPA”) as a supplemental measure to evaluate STAR’s operating performance. MFFO is based on FFO but includes certain adjustments STAR believes are necessary due to changes in accounting and reporting under GAAP since the establishment of FFO. Neither FFO or MFFO should be considered as an alternative to net loss or other measurements under GAAP as indicators of STAR’s operating performance, nor should they be considered as alternatives to cash flow from operating activities or other measurements under GAAP as indicators of liquidity. For additional information on how STAR calculates FFO and MFFO and a reconciliation of FFO and MFFO to net loss, see Item 2. “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Funds From Operations and Modified Funds From Operations” in STAR’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, attached as Annex G to this proxy statement/prospectus.

(2)

On April 4, 2014, the STAR Board approved a cash distribution that began to accrue on April 7, 2014. Distributions declared per share of STAR Common Stock for the nine months ended September 30, 2019 and years ended December 31, 2018, 2017, 2016, 2015 and 2014 assume each share was issued and outstanding each day from April 7, 2014 through September 30, 2019. During the nine months ended September 30, 2019 and the years ended December 31, 2018, 2017, 2015 and 2014, distributions declared were calculated at a rate of $0.002466 per share of STAR Common Stock per day, which if paid over a 365-day period is equivalent to a 6.0% annualized distribution rate based on a purchase price of $15.00 per share of STAR Common Stock. During the year ended December 31, 2016, distributions declared were calculated at a rate of $0.002459 per share of STAR Common Stock per day, which if paid each day over a 366-day period, is equivalent to a 6.0% annualized distribution rate based on a purchase price of $15.00 per share of STAR Common Stock.

Selected Historical Financial Information of SIR

Presented below is the selected historical consolidated financial data of SIR as of and for the periods indicated. The selected historical consolidated financial data of SIR for each of the fiscal years ended December 31, 2018, 2017, 2016, 2015 and 2014, has been derived from SIR’s historical audited consolidated financial statements for such periods. The selected historical financial information for the nine months ended September 30, 2019, has been derived from SIR’s unaudited interim consolidated financial statements for such period.

You should read the historical financial information together with the financial statements included in this proxy statement/prospectus and their accompanying notes beginning on page F-1 and SIR management’s discussion and analysis of operations and financial condition of SIR included in SIR’s Annual Report on Form 10-K and Quarterly Report on Form 10-Q, attached as Annex D and Annex E, respectively, to this proxy statement/prospectus, which should be read together.

	As of September 30, 2019	As of December 31,
		2018	2017	2016	2015	2014
Balance sheet data
Total real estate, net	$703,489,154	$846,889,837	$1,026,715,330	$1,461,534,875	$1,503,455,095	$1,538,610,961
Total assets	851,368,872	1,019,657,998	1,245,940,878	1,592,934,785	1,570,303,350	1,609,067,128
Notes payable, net	498,426,493	693,501,574	875,785,938	1,217,716,280	1,115,752,899	1,084,757,025
Total liabilities	523,799,933	728,896,664	915,293,105	1,272,506,542	1,163,855,827	1,132,003,898
Total stockholders’ equity	326,279,826	290,761,334	330,647,773	320,428,243	406,447,523	477,063,230

	For the Nine Months Ended September 30, 2019	For the Year Ended December 31,
		2018	2017	2016	2015	2014
Operating data
Total revenues	$88,166,926	$141,988,859	$212,969,240	$218,237,532	$209,390,658	$195,929,856
Net income (loss)	72,277,928	89,083,552	72,473,867	(25,579,651)	(13,024,358)	(25,742,292)
Net income (loss) attributable to common stockholders	72,277,928	89,083,552	72,473,867	(25,579,651)	(13,024,358)	(25,742,292)
Net income (loss) per common share—basic and diluted	0.97	1.19	0.96	(0.34)	(0.18)	(0.34)

Other data
Cash flows provided by operating activities	8,347,847	27,071,435	43,764,300	54,741,338	54,246,418	51,517,772
Cash flows provided by (used in) investing activities	203,159,878	227,256,726	135,341,199	(57,534,074)	(30,260,677)	(127,748,779)
Cash flows (used in) provided by financing activities	(236,134,423)	(305,231,726)	(67,787,369)	36,793,221	(19,216,599)	86,443,737
Distributions declared	30,802,627	121,054,857	54,339,823	54,828,267	55,076,217	54,296,664
Distributions declared per common share(2)	0.415	1.610	0.718	0.716	0.718	0.718
Weighted-average number of common shares outstanding, basic	74,273,151	75,049,667	75,794,705	76,195,083	76,335,114	75,450,215
FFO(1)	$13,190,454	$21,749,778	$44,485,775	$43,933,833	$52,615,838	$33,994,751
MFFO(1)	16,785,875	26,057,105	47,472,599	49,117,817	55,143,904	45,002,936

(1)

GAAP basis accounting for real estate assets utilizes historical cost accounting and assumes real estate book values depreciate over time. In an effort to overcome the difference between real estate values and historical cost accounting for real estate assets the Board of Governors of NAREIT established the measurement tool of FFO. Since its introduction,

FFO has become a widely used non-GAAP financial measure among REITs. Additionally, SIR uses MFFO, as defined by the IPA, as a supplemental measure to evaluate SIR’s operating performance. MFFO is based on FFO but includes certain adjustments SIR believes are necessary due to changes in accounting and reporting under GAAP since the establishment of FFO. Neither FFO nor MFFO should be considered as an alternative to net loss or other measurements under GAAP as indicators of SIR’s operating performance, nor should they be considered as an alternative to cash flow from operating activities or other measurements under GAAP as indicators of liquidity. For additional information on how we calculate FFO and MFFO and a reconciliation of FFO and MFFO to net loss, see Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Funds From Operations and Modified Funds From Operations” in SIR’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, attached as Annex E to this proxy statement/prospectus.
(2)

Distributions declared of SIR Common Stock share for the nine months ended September 30, 2019 and years ended December 31, 2018, 2017, 2016, 2015 and 2014 assumes each share was issued and outstanding each day of each year. During the nine months ended September 30, 2019 and December 31, 2018, distributions were calculated at a rate of $0.001519 per share per day, which if paid each day over a 365-day period, is equivalent to a 6.0% annualized distribution rate based on a purchase price of $9.24 per share of SIR Common Stock that reflects the one-time special distribution discussed below. During the three months ended June 30, 2018, distributions were calculated at a rate of $0.001683 per share per day, which if paid each day over a 365-day period, is equivalent to a 6.0% annualized distribution rate based on a purchase price of $10.24 per share of SIR Common Stock. From January 1, 2017 to March 31, 2018, distributions were calculated at a rate of $0.001964 per share per day, which if paid each day over a 365-day period, is equivalent to a 7.0% annualized distribution rate based on a purchase price of $10.24 per share of SIR Common Stock. On April 16, 2018, the SIR Board declared a special distribution in the amount of $1.00 per share, or $75,298,163 in the aggregate, to stockholders of record as of the close of business on April 20, 2018. From April 1, 2016 to December 31, 2016, distributions were calculated at a rate of $0.001958 per share of SIR Common Stock per day, which if paid each day over a 366-day period, was equivalent to a 7.0% annualized distribution rate based on a purchase price of $10.24 per share of common stock. From September 10, 2012 to March 31, 2016, distributions were calculated at a rate of $0.001964 per share of SIR Common Stock per day, which if paid each day over a 365-day period, was equivalent to a 7.0% annualized distribution rate based on a purchase price of $10.24 per share of common stock.

Selected Unaudited Pro Forma Condensed Combined Financial Information of the SIR/STAR Combined Company

The following tables set forth selected unaudited pro forma condensed combined financial information of the SIR/STAR Combined Company after giving effect to the SIR Merger. The unaudited pro forma condensed combined statements of income of the SIR/STAR Combined Company for the nine months ended September 30, 2019 and the year ended December 31, 2018 give effect to the SIR Merger as if it had occurred on January 1, 2018, the beginning of the earliest period presented. The unaudited pro forma condensed combined balance sheet of the SIR/STAR Combined Company as of September 30, 2019 gives effect to the SIR Merger as if it had occurred on September 30, 2019.

The unaudited pro forma condensed combined financial statements of the SIR/STAR Combined Company were prepared using the asset acquisition method of accounting, with STAR considered the accounting acquirer of SIR. Under the asset acquisition method of accounting, the purchase price is allocated to the underlying SIR tangible and intangible assets acquired and liabilities assumed based on their respective fair values.

The unaudited pro forma condensed combined financial information should be read in conjunction with (i) the more detailed unaudited pro forma condensed combined financial information of the SIR/STAR Combined Company, including the notes thereto, appearing in this proxy statement/prospectus and (ii) the historical consolidated financial statements of STAR and SIR, including the notes thereto, which are included herein. See “Unaudited Pro Forma Condensed Combined Consolidated Financial Information of Steadfast Apartment REIT, Inc.” and STAR’s and SIR’s historical financial statements attached as Annexes D through G to this proxy statement/prospectus.

The unaudited pro forma combined financial information of the SIR/STAR Combined Company is presented for illustrative purposes only and does not purport to be indicative of the results that would actually have occurred if the transactions described above had occurred as presented in such statements or that may be obtained in the future. In addition, future results may vary significantly from the results reflected in such statements.

	As of September 30, 2019
	STAR Historical	SIR Historical	STAR/SIR Merger Adjustments	Pro Forma Total
Balance Sheet Data:
Total real estate, net	$1,298,099,034	$703,489,154	$372,717,540	$2,374,305,728
Total assets	1,426,200,518	851,368,872	363,767,293	2,641,336,683
Notes payable total, net	1,100,164,923	498,426,493	(4,071,876)	1,594,519,540
Total liabilities	1,138,738,579	523,799,933	(4,071,876)	1,658,466,636
Total stockholders’ equity	286,279,579	326,279,826	369,128,282	981,687,687

	For the Nine Months Ended September 30, 2019
	STAR Historical	SIR Historical	SIR Adjustments	SIR Adjusted	STAR/SIR Merger Adjustments	Pro Forma Total
Operating Data:
Total revenue	$131,222,487	$88,166,926	$(6,694,200)	$81,472,726	$—	$212,695,213
(Loss) income before other income (expense)	(38,071,166)	(14,094,915)	775,977	(13,318,938)	(3,321,441)	(54,711,545)
Total other income (expense)[1]	3,329,078	86,372,843	(86,888,796)	(515,953)	164,655	2,977,780
Net (loss) income	(34,742,088)	72,277,928	(86,112,819)	(13,834,891)	(3,156,786)	(51,733,765)

(1)	Total other income (expense) includes equity in loss of unconsolidated joint venture and gain on sale of real estate, net.

	For the Year Ended December 31, 2018
	STAR Historical	SIR Historical	SIR Adjustments	SIR Adjusted	STAR/SIR Merger Adjustments	Pro Forma Total
Operating Data:
Total revenue	$169,963,230	$141,988,859	$(37,055,577)	$104,933,282	$—	$274,896,512
(Loss) income before other income (expense)	(49,100,346)	(25,792,864)	(4,718)	(25,797,582)	(5,369,553)	(80,267,481)
Total other income (expense)[1]	—	114,876,416	86,889,096	201,765,512	530,940	202,296,452
Net (loss) income	(49,100,346)	89,083,552	86,884,378	175,967,930	(4,838,613)	122,028,971

(1)	Total other income (expense) includes equity in loss of unconsolidated joint venture and gain on sale of real estate, net.

Selected Unaudited Pro Forma Condensed Combined Financial Information of the Fully Combined Company

The following tables set forth selected unaudited pro forma condensed combined financial information of the Fully Combined Company after giving effect to both Mergers. The unaudited pro forma condensed combined statements of income of the Fully Combined Company for the nine months ended September 30, 2019 and the year ended December 31, 2018 give effect to the Mergers as if each had occurred on January 1, 2018, the beginning of the earliest period presented. The unaudited pro forma condensed combined balance sheet of the Fully Combined Company as of September 30, 2019 gives effect to the Mergers as if they had occurred on September 30, 2019.

The unaudited pro forma condensed combined financial statements of the Fully Combined Company were prepared using the acquisition method of accounting, with STAR considered the accounting acquirer of each of SIR and STAR III. Under the asset acquisition method of accounting, the purchase price is allocated to the underlying SIR and STAR III tangible and intangible assets acquired and liabilities assumed based on their respective fair values.

The unaudited pro forma condensed combined financial information should be read in conjunction with (i) the more detailed unaudited pro forma condensed combined financial information, including the notes thereto, appearing in this proxy statement/prospectus and (ii) the historical consolidated financial statements of STAR, SIR and STAR III, including the notes thereto, which are included herein as Annexes. See “Unaudited Pro Forma Condensed Combined Consolidated Financial Information of Steadfast Apartment REIT, Inc.” STAR’s historical financial statements are attached as Annexes F and G to this proxy statement/prospectus, SIR’s historical financial statements are attached as Annexes D and E to this proxy statement/prospectus, and STAR III’s historical financial statements are attached as Annexes H and I to this proxy statement/prospectus.

The unaudited pro forma combined financial information of the Fully Combined Company is presented for illustrative purposes only and does not purport to be indicative of the results that would actually have occurred if the transactions described above had occurred as presented in such statements or that may be obtained in the future. In addition, future results may vary significantly from the results reflected in such statements.

	As of September 30, 2019
	Pro Forma Combined STAR & SIR	STAR III Historical	STAR III Pro Forma Merger Adjustments	Combined Pro Forma Total
Balance Sheet Data:
Total real estate, net	$2,374,305,728	$375,090,366	$98,989,297	$2,848,385,391
Total assets	2,641,336,683	402,785,692	86,357,022	3,130,479,397
Notes payable total, net	1,594,519,540	287,517,455	(2,097,459)	1,879,939,536
Total liabilities	1,658,466,636	297,062,300	(2,097,459)	1,953,431,477
Total stockholders’ equity	981,687,687	101,573,413	92,604,460	1,175,865,560

	For the Nine Months Ended September 30, 2019
	Pro Forma Combined STAR & SIR	STAR III Historical	STAR III Pro Forma Merger Adjustments	Combined Pro Forma Total
Operating Data:
Total revenue	$212,695,213	$30,801,984	$—	$243,497,197
(Loss) income before other income (expense)	(54,711,545)	(12,642,865)	(544,460)	(67,898,870)
Total other income (expense)[1]	2,977,780	875,000	—	3,852,780
Net (loss) income	(51,733,765)	(11,767,865)	(544,460)	(64,046,090)

(1)	Total other income (expense) includes equity in loss of unconsolidated joint venture and gain on sale of real estate, net.

	For the Year Ended December 31, 2018
	Pro Forma Combined STAR & SIR	STAR III Historical	STAR III Pro Forma Merger Adjustments	Combined Pro Forma Total
Operating Data:
Total revenue	$274,896,512	$37,909,630	$—	$312,806,142
(Loss) income before other income (expense)	(80,267,481)	(15,365,609)	(1,243,582)	(96,876,672)
Total other income (expense)[1]	202,296,452	—	—	202,296,452
Net (loss) income	122,028,971	(15,365,609)	(1,243,582)	105,419,780

(1)	Total other income (expense) includes equity in loss of unconsolidated joint venture and gain on sale of real estate, net.

Unaudited Comparative Per Share Information

The following table sets forth for the year ended December 31, 2018 and the nine months ended September 30, 2019, selected per share information for SIR Common Stock, STAR Common Stock and shares of common stock of STAR III (“STAR III Common Stock”) on an historical basis and for the SIR/STAR Combined Company and the Fully Combined Company on a pro forma basis after giving effect to the SIR Merger and STAR III Merger, both accounted for as an asset acquisition. The information in the table is unaudited. You should read the tables below together with the historical consolidated financial statements and related notes of SIR, STAR and STAR III, which are attached as Annex D, Annex E, Annex F, Annex G, Annex H and Annex I, respectively, to this proxy statement/prospectus.

	STAR Historical	SIR Historical		STAR III Historical	Pro Forma SIR/STAR Combined	Pro Forma Fully Combined
As of September 30, 2019
Book value per share of common stock	$5.49 (1)	$4.43	(2)	$12.33 (3)	$10.21	$10.85

For the nine months ended September 30, 2019
Distributions declared per share of common stock	$0.67	$0.42		$1.12	$0.67	$0.67
Income (loss) per share from continuing operations	$(0.67)	$0.97		$(1.37)	$(0.54)	$(0.59)

For the year ended December 31, 2018
Distributions declared per share of common stock	$0.90	$1.61		$1.42	$0.90	$0.90
Income per share from continuing operations	$(0.96)	$1.19		$(1.96)	$1.28	$0.98

(1)

The book value per share of STAR Common Stock is a calculation using amounts derived from STAR’s consolidated balance sheets, and is calculated as (1) total assets, (2) minus total liabilities, (3) divided by the total number of shares of STAR Common Stock outstanding. The book value of STAR Common Stock is not intended to reflect the value of STAR’s assets upon an orderly liquidation of STAR, in accordance with STAR’s investment objectives.

(2)

The book value per share of SIR Common Stock is a calculation using amounts derived from SIR’s consolidated balance sheets, and is calculated as (1) total assets, (2) minus total liabilities, (3) divided by the total number of shares of SIR Common Stock outstanding. The book value of SIR Common Stock is not intended to reflect the value of SIR’s assets upon an orderly liquidation of SIR, in accordance with SIR’s investment objectives.

(3)

The book value per share of STAR III Common Stock is a calculation using amounts derived from STAR III’s consolidated balance sheets, and is calculated as (1) total assets, (2) minus total liabilities, (3) divided by the total number of shares of STAR III Common Stock outstanding. The book value of STAR III Common Stock is not intended to reflect the value of STAR III’s assets upon an orderly liquidation of STAR III, in accordance with STAR III’s investment objectives.

The pro forma SIR/STAR Combined Company net income (loss) per share for the nine months ended September 30, 2019 and the year ended December 31, 2018 includes the combined net income (loss) per share of SIR and STAR on a pro forma basis as if the transaction was consummated on January 1, 2018 and, with respect to net book value per share of common stock, on September 30, 2019.

The pro forma Fully Combined Company net income (loss) per share for the nine months ended September 30, 2019 and the year ended December 31, 2018, includes the combined net income (loss) per share of SIR, STAR and STAR III on a pro forma basis as if the transaction was consummated on January 1, 2018 and, with respect to net book value per share of common stock, on September 30, 2019.

The STAR pro forma combined per share data is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the transaction had been consummated at the beginning of the earliest period presented, nor is it necessarily indicative of future operating results or financial position. The pro forma adjustments are estimates based upon information and assumptions available at the time of the filing of this proxy statement/prospectus.

Comparative Market Price Data and Distribution Data

Neither the SIR Common Stock nor the STAR Common Stock is listed on an exchange and there is no established public trading market for shares of the SIR Common Stock or the STAR Common Stock.

SIR’s Distribution Data

The SIR Board has historically authorized distributions to its stockholders on a quarterly basis that accrue daily to SIR stockholders of record as of the close of business on each day and are payable in cumulative amounts on or before the 3rd day of each calendar month with respect to the prior month.

For the period from January 1, 2019 to September 30, 2019, the distribution rate declared per share of SIR Common Stock was $0.001519 per day, which if paid over a 365-day period, is equivalent to a 6.0% annualized distribution rate based on a purchase price of $9.24 of per share of SIR Common Stock. There can be no assurance that the SIR Board will continue to authorize such distributions at such amount or frequency, if at all.

(in thousands, except per share amounts)	Total Distributions Paid to Common Stockholders		Distributions Declared Per Common Share
2019
Third Quarter	$10,360		$0.140
Second Quarter	$10,391		$0.138
First Quarter	$10,196		$0.137
2018
Fourth Quarter	$10,339		$0.140
Third Quarter	$10,852		$0.140
Second Quarter	$87,613	(1)	$1.153	(1)
First Quarter	$13,331		$0.177
2017
Fourth Quarter	$13,510		$0.181
Third Quarter	$13,692		$0.181
Second Quarter	$13,723		$0.179
First Quarter	$13,445		$0.177

(1)

On April 16, 2018, the SIR Board authorized a special distribution in the amount of $1.00 per share, or $75,298,163 in the aggregate, to stockholders of record as of the close of business on April 20, 2018.

STAR’s Distribution Data

The STAR Board historically has authorized distributions to STAR stockholders on a quarterly basis that accrue daily to STAR stockholders of record on each day and are payable in cumulative amounts on or before the 3rd day of each calendar month with respect to the prior month.

For the period from January 1, 2019 to September 30, 2019, the distribution rate declared per share of STAR Common Stock was $0.002466 per day, which, if paid over a 365-day period, is equivalent to a 6.0% annualized distribution rate based on a purchase price of $15.00 per share of STAR Common Stock.

There can be no assurance that the STAR Board will continue to authorize such distributions at such amount and frequency, if at all.

(in thousands, except per share amounts)	Total Distributions Paid to Common Stockholders	Distributions Declared Per Common Share
2019
Third Quarter	$11,844	$0.227
Second Quarter	$11,798	$0.224
First Quarter	$11,495	$0.222
2018
Fourth Quarter	$11,573	$0.227
Third Quarter	$11,647	$0.227
Second Quarter	$11,594	$0.224
First Quarter	$11,299	$0.222
2017
Fourth Quarter	$11,374	$0.227
Third Quarter	$11,437	$0.227
Second Quarter	$11,369	$0.224
First Quarter	$11,043	$0.222

RISK FACTORS

In addition to the other information included in this proxy statement/prospectus, including the matters addressed in the section entitled “Cautionary Statement Concerning Forward-Looking Statements,” a stockholder of SIR should carefully consider the following risks before deciding how to vote your shares of SIR Common Stock. In addition, you should read and consider the risks associated with each of the businesses of SIR and STAR because these risks will also affect the Combined Company. These risks can be found in the respective Annual Reports on Form 10-K for the year ended December 31, 2018 and subsequent Quarterly Reports on Form 10-Q of SIR and STAR, which are attached as Annexes to this proxy statement/prospectus. You should also read and consider the other information included or incorporated by reference in this proxy statement/prospectus, including the Annexes. See “Where You Can Find More Information” on page 217.

In this section, the term “Combined Company” means either the SIR/STAR Combined Company or the Fully Combined Company, as applicable.

Risks Related to the SIR Merger

The merger consideration would not be adjusted in the event of any change in the relative values of SIR or STAR.

Upon the consummation of the SIR Merger, each outstanding share of SIR Common Stock, and each fraction thereof, will be converted automatically into the right to receive 0.5934 shares of STAR Common Stock (or a fraction thereof). The exchange ratio will not be adjusted, other than in the limited circumstances as expressly contemplated in the SIR Merger Agreement in connection with stock splits, combinations, reorganizations, or other similar events affecting the outstanding SIR Common Stock or STAR Common Stock. Except as expressly contemplated in the SIR Merger Agreement, no change in the SIR Merger consideration will be made for any reason, including the following:

•	changes in the respective businesses, operations, assets, liabilities and prospects of SIR and STAR;

•	STAR’s failure to complete the STAR III Merger;

•	changes in the estimated value per share of either the shares of SIR Common Stock or STAR Common Stock;

•	interest rates, general market and economic conditions and other factors generally affecting the businesses of SIR and STAR;

•	federal, state and local legislation, governmental regulation and legal developments in the businesses in which SIR and STAR operate;

•	dissident stockholder activity, including any stockholder litigation challenging the transaction;

•	other factors beyond the control of SIR and STAR, including those described or referred to elsewhere in this “Risk Factors” section; and

•	acquisitions, disposals or new development opportunities.

Completion of the SIR Merger is subject to many conditions and if these conditions are not satisfied or waived, the SIR Merger will not be completed, which could result in the expenditure of significant unrecoverable transaction costs.

The SIR Merger Agreement is subject to many conditions, which must be satisfied or waived in order to complete the SIR Merger. The mutual conditions of the parties include, among others: (i) the approval by the SIR stockholders of the SIR Merger and SIR Charter Amendment; (ii) the absence of any judgment, injunction, order or decree issued by any governmental authority of competent jurisdiction prohibiting the consummation of the

SIR Merger, and the absence of any law that has been enacted, entered, promulgated or enforced by any governmental authority after the date of the SIR Merger Agreement that prohibits, restrains, enjoins or makes illegal the consummation of the SIR Merger or the other transactions contemplated by the SIR Merger Agreement; and (iii) the effectiveness of the registration statement on Form S-4 to be filed by STAR for purposes of registering STAR Common Stock to be issued in connection with the SIR Merger. In addition, each party’s obligation to consummate the SIR Merger is subject to certain other conditions, including, among others: (a) the accuracy of the other party’s representations and warranties (subject to customary materiality qualifiers and other customary exceptions); (b) the other party’s compliance with its covenants and agreements contained in the SIR Merger Agreement (subject to customary materiality qualifiers); (c) the absence of any change, event, circumstance or development arising during the period from the date of the SIR Merger Agreement until the effective time of the SIR Merger that has had or would have a material adverse effect on the other party; (d) the receipt of an opinion of counsel of the other party to the effect that such party has been organized and has operated in conformity with the requirements for qualification and taxation as a REIT; and (e) the receipt of an opinion of counsel of each party to the effect that the SIR Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. For a more complete summary of the conditions that must be satisfied or waived prior to completion of the SIR Merger, see “The SIR Merger Agreement—Conditions to Completion of the SIR Merger” beginning on page 177.

There can be no assurance that the conditions to closing of the SIR Merger will be satisfied or waived or that the SIR Merger will be completed. Failure to consummate the SIR Merger may adversely affect SIR’s or STAR’s results of operations and business prospects for the following reasons, among others: (i) each of SIR and STAR has incurred and will continue to incur certain transaction costs, regardless of whether the SIR Merger closes, which could adversely affect each company’s financial condition, results of operations and ability to make distributions to its stockholders; and (ii) the SIR Merger, whether or not it closes, will divert the attention of certain management and other key employees of SIR and STAR from ongoing business activities, including the pursuit of other opportunities that could be beneficial to SIR or STAR, respectively. In addition, SIR or STAR may terminate the SIR Merger Agreement under certain circumstances, including, among other reasons, if the SIR Merger is not completed by the Outside Date. If the SIR Merger is not consummated, the ongoing business of SIR could be adversely affected. See “The SIR Merger Agreement—Termination of the SIR Merger Agreement” beginning on page 190.

Completion of the SIR Merger is not contingent on the completion of the STAR III Merger.

The completion of the SIR Merger is not contingent on the completion of the STAR III Merger, which means the SIR Merger may be completed without the STAR III Merger also being completed. As of September 30, 2019, STAR III owned 10 multifamily properties encompassing in the aggregate 2,775 residential apartment homes. In the event the STAR III Merger is not completed, SIR investors who receive STAR Common Stock in the SIR Merger will not benefit from STAR’s ownership of the STAR III properties. Furthermore, as described elsewhere in this proxy statement/prospectus, one of the reasons for the Mergers is to realize efficiencies related to the consolidation of the Sponsor’s affiliated REITs that own multifamily properties into one entity. Some of these efficiencies will not be achieved if the STAR III Merger is not completed. As a result, if the STAR III Merger is not completed, the SIR/STAR Combined Company’s business prospects, financial condition, cash flows, results of operations and the value of the SIR/STAR Combined Company’s common stock could be materially and adversely impacted. The STAR III Merger is subject to a number of conditions, including approval by STAR III’s stockholders, and there can be no assurances that the STAR III Merger will be completed.

If the STAR III Merger is not completed, the SIR/STAR Combined Company may compete with STAR III.

In addition, if the STAR III Merger is not completed, the SIR/STAR Combined Company may compete with STAR III for investment opportunities. To the extent the SIR/STAR Combined Company competes with STAR III, there is a risk that the Sponsor will select investment opportunities for the SIR/STAR Combined

Company that provide lower returns than the investments selected for STAR III, or that certain otherwise attractive investment opportunities will not be available to the SIR/STAR Combined Company. As a result of our potential competition with STAR III, certain investment opportunities that would otherwise be available to the SIR/STAR Combined Company may not in fact be available. Such competition may also result in conflicts of interest that are not resolved in favor of the SIR/STAR Combined Company.

Failure to complete the SIR Merger could negatively impact the future business and financial results of SIR.

If the SIR Merger is not completed, the ongoing business of SIR could be materially and adversely affected and SIR will be subject to a variety of risks associated with the failure to complete the SIR Merger, including the following:

•

SIR being required, under certain circumstances, to pay to STAR a termination fee of $20.9 million and up to $2 million as reimbursement for STAR’s expenses, in the event of termination of the SIR Merger Agreement;

•	SIR having to pay certain costs relating to the proposed merger, such as legal, accounting, financial advisor, filing, printing and mailing fees; and

•	the diversion of SIR management focus and resources from operational matters and other strategic opportunities while working to implement the SIR Merger.

If the SIR Merger is not completed, these risks could materially affect the business and financial results of SIR.

The pendency of the SIR Merger, including as a result of the restrictions on the operation of SIR’s and STAR’s business during the period between signing the SIR Merger Agreement and the completion of the SIR Merger, could adversely affect the business and operations of SIR, STAR, or both.

In connection with the pending SIR Merger, some business partners or vendors of each of SIR and STAR may delay or defer decisions, which could negatively impact the revenues, earnings, cash flows and expenses of SIR and STAR, regardless of whether the SIR Merger is completed. In addition, due to operating covenants in the SIR Merger Agreement, each of SIR and STAR may be unable, during the pendency of the SIR Merger, to pursue certain strategic transactions, undertake certain significant capital projects, undertake certain significant financing transactions and otherwise pursue other actions that are not in the ordinary course of business, even if such actions would prove beneficial. In addition, STAR faces similar restrictions and risks related to the STAR III Merger, which could further impact its revenues, earnings, cash flows and expenses.

Some of the directors and executive officers of SIR have interests in seeing the SIR Merger completed that are different from, or in addition to, those of the SIR stockholders.

Some of the directors and executive officers of SIR have interests in seeing the SIR Merger completed that are different from, or in addition to, those of the SIR stockholders. Other than as discussed below, none of SIR’s executive officers or directors is party to an arrangement with SIR, or participates in any SIR plan, program or arrangement, that provides such executive officer or director with financial incentives that are contingent upon the consummation of the SIR Merger; however, controlling persons of the Sponsor control, directly or indirectly, STAR Advisor. Mr. Emery, the Chairman of the Board and Chief Executive Officer of STAR and SIR owns an 86% interest in Steadfast REIT Holdings, the parent company of the Sponsor. Ana Marie del Rio, the Secretary of STAR and SIR owns a 7% interest in Steadfast REIT Holdings. Since 2014, Ms. Neyland, the President of STAR and SIR has earned an annual 5% profits interest from Steadfast REIT Holdings. In connection with the SIR Merger, pursuant to the STAR Advisory Agreement, STAR Advisor is entitled to an acquisition fee equal to approximately $11.3 million, or 1.0% of the “cost of investment” (as defined in the STAR Advisory Agreement) of SIR in the SIR Merger and a loan coordination fee equal to approximately $5.0 million, or 1.0% of the amount of debt assumed by STAR in connection with the SIR Merger (based on data as of September 30, 2019). See “The SIR Merger—Interests of SIR’s Directors and Executive Officers in the SIR Merger” on page 145.

SIR is seeking approval of its stockholders of the SIR Charter Amendment, which would remove substantive and procedural protections relating to Roll-Up Transactions such as the SIR Merger.

SIR is seeking approval of its stockholders of the SIR Charter Amendment. If adopted, this proposal would remove substantive and procedural protections relating to Roll-Up Transactions, which would eliminate certain protections that would have applied to the SIR Merger. For example, the SIR Charter provides that prior to conducting a Roll-Up Transaction, SIR would be required to obtain an appraisal of SIR’s assets. In addition, as part of the Roll-Up Transaction, SIR would be required to provide stockholders certain rights including the right to remain as a stockholder of SIR and preserve their interests therein on the same terms and conditions as existed previously, or to receive cash in an amount equal to the stockholders pro rata share of the appraised value of the net assets of SIR, even if the SIR Board concludes that transaction would be in SIR’s best interests. Because the SIR Merger is conditioned on approval of the SIR Charter Amendment, the SIR stockholders will not be entitled to the benefit of these protections in connection with the SIR Merger.

The SIR Merger and SIR Charter Amendment are each subject to approval by SIR stockholders.

In order for the SIR Merger to be completed, SIR stockholders must approve the SIR Merger and SIR Charter Amendment, which each require the affirmative vote of the holders of at least a majority of the outstanding shares of SIR Common Stock entitled to vote on such proposals at the SIR Special Meeting. If the proposals are not approved by the stockholders by the Outside Date, either party can terminate the SIR Merger Agreement, in which case the SIR Merger would not be consummated.

The SIR Merger Agreement prohibits SIR from soliciting proposals after the Go Shop Period End Time, and places conditions on its ability to negotiate and accept a Superior Proposal, which may adversely affect SIR stockholders.

In the SIR Merger Agreement, SIR agreed that, beginning as of the Go Shop Period End Time, it will be subject to restrictions relating to, among other things, the initiation, solicitation, knowing encouragement or facilitation of any inquiries, offers, or other actions that constitute or may reasonably be expected to lead to an Acquisition Proposal. After that date, under certain circumstances, if SIR receives an Acquisition Proposal from any person that did not result from a breach of its obligations described herein under “The SIR Merger Agreement—Covenants and Agreements—No Solicitation and Change in Recommendation with an Acquisition Proposal” and if the SIR Special Committee determines that such Acquisition Proposal is or is reasonably expected to lead to a Superior Proposal, the SIR Special Committee may, take certain actions, including furnishing non-public information with respect to SIR (subject to compliance with certain matters). SIR may, upon the SIR Board making certain determinations relating to its duties, disclose to SIR stockholders any information required to be disclosed under applicable law.

Pursuant to the SIR Merger Agreement, the SIR Board may also, upon making certain determinations, to make an Adverse Recommendation Change, terminate the SIR Merger Agreement, pay a termination fee to STAR and enter into an agreement relating to a Superior Proposal. The limitations, requirements and conditions mentioned above are further described herein under the heading “The SIR Merger Agreement—Covenants and Agreements—No Solicitation and Change in Recommendation with an Acquisition Proposal.” The limitations, requirements and conditions described above may make it more unlikely that after the Go Shop Period End Time, a proposal relating to an alternative business combination transaction would emerge for SIR and may make it more difficult and expensive for SIR to accept a proposal relating to an alternative business combination transaction that the SIR Special Committee determines to be superior to the SIR Merger.

The SIR Merger Agreement, and other agreements contemplated by the SIR Merger Agreement, contain provisions that could discourage a potential competing acquirer of SIR or could result in a competing Acquisition Proposal being at a lower price than it might otherwise be.

Except for a 30-day go shop period that expired on September 5, 2019, the SIR Merger Agreement contains provisions that, subject to limited exceptions, restrict SIR’s ability to solicit, initiate or knowingly facilitate or encourage any Acquisition Proposal. With respect to any written, bona fide Acquisition Proposal that SIR receives, STAR generally has an opportunity to offer to modify the terms of the SIR Merger Agreement in response to such proposal before the SIR Board may change, withdraw, or modify its recommendation to stockholders in response to such Acquisition Proposal or terminate the SIR Merger Agreement to enter into an agreement with respect to such Acquisition Proposal. Upon termination of the SIR Merger Agreement under certain circumstances relating to an Acquisition Proposal, SIR would have to pay STAR a termination fee of $20.9 million in connection with a transaction initiated after the go shop process and, in addition, up to $2 million as reimbursement for STAR’s expenses. Further, although SIR Advisor agreed to waive its right to receive a disposition fee in connection with the SIR Merger, in the event the SIR Merger is not consummated, SIR would be responsible for paying a disposition fee in connection with any other competing transaction if SIR’s independent directors determine that the SIR Advisor or its affiliates provided a substantial amount of services.

These provisions could discourage a potential competing acquirer that might have an interest in acquiring all or a significant part of SIR’s business from considering or making a competing Acquisition Proposal, even if the potential competing acquirer was prepared to pay consideration with a higher per share cash value than that market value proposed to be received or realized in the SIR Merger, or might cause a potential competing acquirer to propose to pay a lower price than it might otherwise have proposed to pay because of the added expense of the termination fee that may become payable in certain circumstances under the SIR Merger Agreement.

In certain circumstances, either of SIR or STAR may terminate the SIR Merger Agreement.

SIR or STAR may terminate the SIR Merger Agreement if the SIR Merger has not been consummated by the Outside Date. Also, the SIR Merger Agreement may be terminated if a final and non-appealable order is entered prohibiting or disapproving the transaction, upon a material uncured breach by the other party that would cause the closing conditions not to be satisfied, or upon the failure to obtain receipt of approvals of the SIR stockholders. In addition, SIR has the right to terminate the SIR Merger Agreement at any time prior to obtaining the necessary approvals of the SIR stockholders in order to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal (as such terms are defined under the heading “The SIR Merger Agreement—Covenants and Agreements—No Solicitation and Change in Recommendation with an Acquisition Proposal”). Finally, STAR has the right to terminate the SIR Merger Agreement at any time prior to obtaining the approvals of the SIR stockholders, upon an Adverse Recommendation Change or upon the commencement of a tender offer or exchange offer for any shares of SIR Common Stock that constitutes an Acquisition Proposal (as such term is defined under the heading “The SIR Merger Agreement—Covenants and Agreements—No Solicitation and Change in Recommendation with an Acquisition Proposal”) (other than by STAR or any of its affiliates), and the SIR Board fails to recommend against acceptance of such tender offer or exchange offer and to publicly reaffirm the SIR Board recommendation after being requested to do so by SIR. See “The SIR Merger Agreement—Termination of the SIR Merger Agreement” beginning on page 190.

SIR and STAR each expect to incur substantial expenses related to the SIR Merger.

SIR and STAR each expect to incur substantial expenses in connection with completing the SIR Merger and integrating the properties and operations of SIR that STAR is acquiring with those of STAR. While SIR and STAR each has assumed that a certain level of transaction expenses would be incurred, there are a number of factors beyond the control of each company that could affect the total amount or the timing of such expenses. Many of the expenses that will be incurred, by their nature, are difficult to estimate accurately at the present time. As a result, the transaction expenses associated with the SIR Merger could, particularly in the near term, exceed the savings that STAR expects to achieve from the elimination of duplicative expenses and the realization of economies of scale and cost savings following the completion of the SIR Merger.

STAR expects to incur substantial expenses related to the STAR III Merger.

STAR expects to incur substantial expenses in connection with completing the STAR III Merger and integrating the properties and operations of STAR III with those of STAR. While STAR has assumed that a certain level of transaction expenses would be incurred, there are a number of factors beyond the control of STAR that could affect the total amount or the timing of such expenses. Many of the expenses that will be incurred, by their nature, are difficult to estimate accurately at the present time. As a result, the transaction expenses, including an acquisition fee of approximately $4.7 million and a loan coordination fee of approximately $2.9 million (based on data as of September 30, 2019) payable by STAR to STAR Advisor, associated with the STAR III Merger could, particularly in the near term, exceed the savings that STAR expects to achieve from the elimination of duplicative expenses and the realization of economies of scale and cost savings following the completion of the STAR III Merger.

The ownership positions of STAR and SIR stockholders will be diluted by the Mergers.

The Mergers will dilute the ownership position of STAR stockholders and result in SIR stockholders having an ownership stake in the Combined Company that is smaller than their current stake in SIR. Upon completion of the SIR Merger, based on the number of shares of STAR Common Stock and SIR Common Stock outstanding on September 30, 2019, continuing STAR stockholders will own approximately 54% of the issued and outstanding shares of SIR/STAR Combined Company common stock, and former SIR stockholders will own approximately 46% of the issued and outstanding shares of common stock of the SIR/STAR Combined Company. Upon completion of both Mergers, continuing STAR stockholders will own approximately 48% of the issued and outstanding shares of Fully Combined Company common stock, and former SIR stockholders will own approximately 41% of the issued and outstanding shares of common stock of the Fully Combined Company. Consequently, STAR stockholders and SIR stockholders, as a general matter, will have less influence over the management and policies of the Combined Company following the Mergers than each currently exercise over the management and policies of STAR and SIR, as applicable.

The SIR Merger is expected to be dilutive to estimated net income and funds from operations (“FFO”) for SIR stockholders.

The SIR Merger is expected to be dilutive to estimated net income and FFO for SIR stockholders, which would potentially decrease the amount of funds available to distribute to SIR Stockholders as stockholders of the SIR/STAR Combined Company, as well as for SIR Stockholders as stockholders of the Fully Combined Company. See “Unaudited Pro Forma Condensed Combined Consolidated Financial Information of Steadfast Apartment REIT, Inc.”

Litigation challenging either Merger may increase transaction costs and prevent the applicable merger from becoming effective or from becoming effective within the expected timeframe.

If any stockholder files a lawsuit challenging the SIR Merger or the STAR III Merger, SIR and STAR can provide no assurances as to the outcome of any such lawsuit, including the costs associated with defending these claims or any other liabilities that may be incurred in connection with the litigation or settlement of these claims. If plaintiffs are successful in obtaining an injunction prohibiting the parties from completing either of the Mergers on the agreed-upon terms, such an injunction may prevent the completion of the applicable merger in the expected time frame, or may prevent it from being completed altogether. Whether or not any such plaintiffs’ claims are successful, this type of litigation is often expensive and diverts management’s attention and resources, which could adversely affect the operations of each company’s business.

If and when the Combined Company completes a liquidity event, the market value ascribed to the shares of common stock of the Combined Company upon the liquidity event may be significantly lower than the estimated value per share of STAR Common Stock considered by the SIR Board in approving and recommending the SIR Merger.

In approving and recommending the SIR Merger, the SIR Board considered, among other things, the most recent estimated value per share of SIR Common Stock and STAR Common Stock as determined by their respective boards of directors with the assistance of their respective third-party valuation experts. The estimated value per share of STAR Common Stock will not be immediately updated in connection with the consummation of the Mergers. In the event that the Combined Company completes a liquidity event after consummation of the Mergers, such as a listing of its shares on a national securities exchange, a merger in which stockholders of the Combined Company receive securities that are listed on a national securities exchange, or a sale of the Combined Company for cash, the market value of the shares of the Combined Company upon consummation of such liquidity event may be significantly lower than the current estimated value considered by the SIR Board and the estimated value per share of STAR Common Stock that may be reflected on the account statements of stockholders of the Combined Company after consummation of the Mergers. For example, if the shares of the Combined Company are listed on a national securities exchange at some point after the consummation of the Mergers, the trading price of the shares may be significantly lower than the current STAR Common Stock estimated value per share of $15.84 as of December 31, 2018.

Risks Related to the Combined Company Following the Mergers

The Combined Company will have substantial indebtedness upon completion of the Mergers.

In connection with the Mergers, the Combined Company will assume and/or refinance certain indebtedness of SIR and STAR III and will be subject to risks associated with debt financing, including a risk that the Combined Company’s cash flow could be insufficient to meet required payments on its debt. As of September 30, 2019, STAR had $1.1 billion of outstanding debt, comprised of $552 million of mortgage notes payable, net and $548 million of debt related to the credit facility, net. After giving effect to the Mergers, the Fully Combined Company’s total pro forma consolidated indebtedness will increase. Taking into account SIR’s existing indebtedness, transaction expenses, and the assumption and/or refinancing of indebtedness in the SIR Merger, the SIR/STAR Combined Company’s pro forma consolidated indebtedness as of September 30, 2019, after giving effect to the SIR Merger, would be approximately $1.59 billion. Taking into account both SIR’s and STAR III’s existing indebtedness, transaction expenses, and the assumption and/or refinancing of indebtedness in both Mergers, the Fully Combined Company’s pro forma consolidated indebtedness as of September 30, 2019, after giving effect to both Mergers, would be approximately $1.88 billion. The indebtedness of the SIR/STAR Combined Company will be comprised of $548 million of outstanding borrowings under STAR’s credit facility and a total of $1.05 billion of outstanding mortgage debt, and the indebtedness of the Fully Combined Company will be comprised of $548 million of outstanding borrowings under STAR’s credit facility and a total of $1.33 billion of outstanding mortgage debt.

The Combined Company’s indebtedness could have important consequences to holders of its common stock and preferred stock, if any, including SIR stockholders who receive STAR Common Stock in the SIR Merger, including:

•	vulnerability of the Combined Company to general adverse economic and industry conditions;

•	limiting the Combined Company’s ability to obtain additional financing to fund future working capital, capital expenditures and other general corporate requirements;

•

requiring the use of a substantial portion of the Combined Company’s cash flow from operations for the payment of principal and interest on its indebtedness, thereby reducing its ability to use its cash flow to fund working capital, acquisitions, capital expenditures and general corporate requirements;

•	limiting the Combined Company’s flexibility in planning for, or reacting to, changes in its business and its industry;

•	putting the Combined Company at a disadvantage compared to its competitors with less indebtedness; and

•	limiting the Combined Company’s ability to access capital markets.

If the Combined Company defaults under a mortgage loan, it would automatically be in default under any other loan that has cross-default provisions, and it may lose the properties securing these loans.

The Combined Company may need to incur additional indebtedness in the future.

It is possible that the Combined Company may increase its outstanding debt from current levels. The amount of such indebtedness could have material adverse consequences for the Combined Company, including hindering the Combined Company’s ability to adjust to changing market, industry or economic conditions; limiting the Combined Company’s ability to access the capital markets to refinance maturing debt or to fund acquisitions, development or emerging businesses and limiting the possibility of a listing on a securities exchange; limiting the amount of free cash flow available for future operations, acquisitions, distributions, stock repurchases or other uses; making the Combined Company more vulnerable to economic or industry downturns, including interest rate increases; and placing the Combined Company at a competitive disadvantage compared to less leveraged competitors.

Following the Mergers, SIR stockholders will receive a lower dollar amount per share in monthly distributions if the Combined Company continues to pay distributions at STAR’s current rate.

STAR’s distributions are currently equivalent to a 6% annualized distribution rate based on a purchase price of $15.00 per share, or $0.90 per share annually. SIR’s distributions are currently equivalent to a 6.0% annualized distribution rate based on $9.24 per share, or $0.55 per share annually. Based on the merger consideration of 0.5934 shares of STAR Common Stock for each share of SIR Common Stock, annual distributions post-merger are expected to be approximately $0.53 per share at the current STAR distribution rate. There is no guarantee that the Combined Company will continue to pay distributions at this rate, if at all, and all decisions regarding future distributions will remain entirely at the discretion of the Combined Company’s board of directors.

Stockholders of the Combined Company will have no contractual or other legal right to distributions that have not been authorized by the Combined Company’s board of directors and declared by the Combined Company.

Following the consummation of the Mergers, the Combined Company may assume certain potential and unknown liabilities relating to SIR and STAR III.

Following the consummation of the Mergers, the Combined Company will have assumed certain potential and unknown liabilities relating to SIR and STAR III. These liabilities could be significant and have a material adverse effect on the Combined Company’s business to the extent the Combined Company has not identified such liabilities or has underestimated the amount of such liabilities.

The historical and unaudited pro forma combined financial information included elsewhere in this proxy statement/prospectus may not be representative of the SIR/STAR Combined Company’s or the Fully Combined Company’s results following the effective time of the Mergers, and accordingly, SIR stockholders have limited financial information on which to evaluate the Combined Company.

The historical and unaudited pro forma combined financial information included elsewhere in this proxy statement/prospectus has been presented for informational purposes only and is not necessarily indicative of the SIR/STAR Combined Company’s or the Fully Combined Company’s financial position or results of operations that actually would have occurred had the Mergers been completed as of the date indicated, nor is it indicative of the future operating results or financial position of the SIR/STAR Combined Company or the Fully Combined Company, as applicable. The unaudited pro forma combined financial information does not reflect future events that may occur after the effective time of the SIR Merger or the STAR III Merger, including any future nonrecurring charges resulting from the Mergers, and does not consider potential impacts of current market conditions on revenues or expense efficiencies. The unaudited pro forma combined financial information presented elsewhere in this proxy statement/prospectus is based in part on certain assumptions regarding the Mergers that SIR and STAR believe are reasonable under the circumstances. SIR and STAR can provide no assurances that the assumptions will prove to be accurate over time.

The Combined Company may incur adverse tax consequences if prior to the Mergers, SIR, STAR III or STAR failed to qualify as a REIT for U.S. federal income tax purposes.

Each of SIR, STAR and STAR III has operated in a manner that it believes has allowed it to qualify as a REIT for U.S. federal income tax purposes under the Code and intends to continue to do so through the time of the SIR Merger and the STAR III Merger, and the Combined Company intends to continue operating in such a manner following the Mergers. None of SIR, STAR, or STAR III has requested or plans to request a ruling from the Internal Revenue Service, or the IRS, that it qualifies as a REIT. Qualification as a REIT involves the application of highly technical and complex Code provisions for which there are only limited judicial and administrative interpretations. The complexity of these provisions and of the applicable Treasury Regulations is greater in the case of a REIT, like each of SIR, STAR and STAR III, that holds its assets through a partnership. The determination of various factual matters and circumstances not entirely within the control of SIR, STAR, or STAR III may affect its ability to qualify as a REIT. In order to qualify as a REIT, each of SIR, STAR, or STAR III must satisfy a number of requirements, including requirements regarding the ownership of its stock and the composition of its gross income and assets. Also, a REIT must make distributions to stockholders aggregating annually at least 90% of its REIT taxable income, excluding any net capital gains.

If SIR, STAR or STAR III (or, following the Mergers, the Combined Company) loses its REIT status, or is determined to have lost its REIT status in a prior year, it will face serious tax consequences that would substantially reduce its cash available for distribution, including cash available to pay dividends to its stockholders, because:

•

it would be subject to U.S. federal corporate income tax on its net income for the years it did not qualify for taxation as a REIT (and, for such years, would not be allowed a deduction for dividends paid to stockholders in computing its taxable income);

•	it could be subject to the federal alternative minimum tax for taxable years prior to January 1, 2018 and possibly increased state and local taxes for such periods;

•

unless it is entitled to relief under applicable statutory provisions, neither it nor any “successor” company could elect to be taxed as a REIT until the fifth taxable year following the year during which it was disqualified; and

•

for five years following re-election of REIT status, upon a taxable disposition of an asset owned as of such re-election, it could be subject to corporate level tax with respect to any built-in gain inherent in such asset at the time of re-election.

Following the Mergers, the Combined Company will inherit any liability with respect to unpaid taxes of SIR and STAR III for any periods prior to the Mergers. In addition, as described above, if SIR or STAR III failed to qualify as a REIT as of the Mergers but the Combined Company nevertheless qualified as a REIT, in the event of a taxable disposition of a former SIR or STAR III asset during the five years following the Mergers the Combined Company would be subject to corporate tax with respect to any built-in gain inherent in such asset as of the Mergers.

As a result of all these factors, any of SIR, STAR, STAR III or the Combined Company’s failure to qualify as a REIT could impair the Combined Company’s ability to expand its business and have other material adverse effects on the Combined Company. In addition, for years in which the Combined Company does not qualify as a REIT, it would not otherwise be required to make distributions to stockholders.

In certain circumstances, even if the Combined Company qualifies as a REIT, it and its subsidiaries may be subject to certain U.S. federal, state, and other taxes, which would reduce the Combined Company’s cash available for distribution to its stockholders.

Even if the Combined Company has qualified and continues to qualify as a REIT, it may be subject to some U.S. federal, state and local taxes on its income or property and, in certain cases, a 100% penalty tax, in the event it sells property as a dealer. Any U.S. federal, state or other taxes the Combined Company pays will reduce its cash available for distribution to stockholders. See “U.S. Federal Income Tax Considerations—Material U.S. Federal Income Tax Considerations Relating to the Combined Company’s Treatment as a REIT and to Holders of STAR Common Stock—Taxation of the Combined Company” beginning on page 152.

If the SIR Merger does not qualify as a tax-free reorganization, there may be adverse tax consequences.

The SIR Merger is intended to qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code. The closing of the SIR Merger is conditioned on the receipt by each of SIR and STAR of an opinion of its counsel to the effect that the SIR Merger will qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code. However, these legal opinions will not be binding on the IRS or on the courts. If, for any reason, the SIR Merger were to fail to qualify as a tax-free reorganization, then each SIR stockholder generally would recognize gain or loss, as applicable, equal to the difference between (i) the merger consideration (i.e. the fair market value of the shares of STAR Common Stock) received by the SIR stockholder in the SIR Merger; and (ii) the SIR stockholder’s adjusted tax basis in its SIR Common Stock.

The Combined Company will depend on key personnel for its future success, and the loss of key personnel or inability to attract and retain personnel could harm the Combined Company’s business.

The future success of the Combined Company will depend in large part on the ability of STAR Advisor to attract and retain a sufficient number of qualified personnel. The future success of the Combined Company also depends upon the service of the Combined Company’s executive officers, who have extensive market knowledge and relationships and will exercise substantial influence over the Combined Company’s operational, financing, acquisition and disposition activity. Among the reasons that they are important to the Combined Company’s success is that each has a national or regional industry reputation that is expected to attract business and investment opportunities and assist the Combined Company in negotiations with lenders, existing and potential residents and industry personnel.

Many of the Combined Company’s, and STAR Advisor’s, other key executive personnel, particularly its senior managers, also have extensive experience and strong reputations in the industry. In particular, the extent and nature of the relationships that these individuals have developed with financial institutions and existing and prospective residents is critically important to the success of the Combined Company’s business. The loss of services of one or more members of the Combined Company’s senior management team, or the Combined Company’s inability to attract and retain highly qualified personnel, could adversely affect the Combined Company’s business, diminish the Combined Company’s investment opportunities and weaken its relationships with lenders, business partners, existing and potential residents and industry personnel, which could materially and adversely affect the Combined Company.

Key employees of SIR Advisor, STAR Advisor and/or STAR III Advisor may depart either before or after the Mergers because of a desire not to remain with the Combined Company following the Mergers. Accordingly, no assurance can be given that the Combined Company will be able to retain key employees of its advisor to the same extent as in the past.

If the Combined Company internalizes its management functions following the Mergers, the percentage of the outstanding common stock owned by stockholders of the Combined Company could be reduced, and the Combined Company could incur other significant costs associated with being self-administered.

The STAR Advisor notified STAR that upon consummation of the Mergers, the STAR Advisor intends to present a proposal to the STAR Special Committee within 60 days of the closing of the Mergers regarding a possible internalization of management, whereby the STAR Advisor would sell, and STAR would acquire, the STAR Advisor or certain assets of the STAR Advisor and its affiliates and retain a number of officers and employees of the STAR Advisor and its affiliates as employees of STAR. There is no assurance that internalizing the Combined Company’s management functions would be beneficial to the Combined Company and its stockholders. Any internalization transaction would result in significant payments to the owners of the STAR Advisor, including in the form of stock, which would reduce the percentage ownership of STAR’s then existing stockholders and concentrate ownership in the owner of the STAR Advisor. Additionally, the Combined Company may not realize the perceived benefits, may not be able to properly integrate a new staff of managers and employees or may not be able to effectively replicate the services provided previously by the advisor, property manager, or their affiliates. Internalization transactions involving the acquisition of advisors or property managers affiliated with entity sponsors have also, in some cases, been the subject of litigation. Even if these claims are without merit, the Combined Company could be forced to spend significant amounts of money defending claims, which would reduce the amount of funds available for the Combined Company to invest in properties or other investments and to pay distributions. All of these factors could have a material adverse effect on the Combined Company’s results of operations, financial condition and ability to pay distributions to its stockholders.

Risks Related to STAR’s Structure and an Investment in STAR

Shares of STAR Common Stock will not be listed on an exchange for the foreseeable future, if ever, and STAR is not required to provide for a liquidity event. Therefore, it may be difficult for STAR stockholders to sell their shares and, if stockholders are able to sell their shares, they will likely sell them at a substantial discount.

There is currently no public market for shares of STAR Common Stock, and there may never be one. Unlike the SIR Charter, the STAR Charter does not contain a requirement for the board of directors to annually consider a liquidity event. Moreover, investors should not rely on STAR’s share repurchase plan as a method to sell shares promptly because STAR’s share repurchase plan includes numerous restrictions that limit stockholders’ ability to sell shares to STAR, and the STAR Board may amend, suspend or terminate STAR’s share repurchase plan upon 30 days’ prior notice to STAR stockholders for any reason it deems appropriate. In particular, the STAR Board amended and restated STAR’s share repurchase plan, which became effective on September 5, 2019, in connection with STAR’s announcement of the Mergers. The amended and restated share repurchase plan, or the STAR Amended and Restated SRP, only provides stockholders with an opportunity to have their shares of STAR Common Stock repurchased by STAR in connection with the death or qualifying disability of a stockholder, subject to certain terms and conditions specified in the STAR Amended & Restated SRP. SIR made similar amendments to its share repurchase plan. STAR will not make any share repurchases unless STAR has sufficient funds available for repurchase, which could include other operating funds that may be authorized by the STAR Board and the applicable quarterly limitations described in the STAR Amended & Restated SRP have not been reached, and to the extent the total number of shares for which repurchase is requested does not exceed 5% of the number of shares of STAR Common Stock outstanding on December 31st of the previous calendar year. Additionally, repurchases pursuant to STAR’s share repurchase plan are limited to $2 million per quarter and the current share repurchase price is 93% of STAR’s estimated NAV per share, further reduced based on a stockholder’s applicable holding period. The STAR Board may reject any request for repurchase of shares. Therefore, STAR stockholders may not have the opportunity to make a repurchase request under the STAR Amended & Restated SRP and STAR stockholders may not be able to sell any of their shares of STAR Common Stock back to STAR pursuant to the STAR Amended & Restated SRP. Moreover, if STAR stockholders are able to sell their shares back to STAR, it may not be for the same price they paid for the shares of common stock being repurchased. In the event the SIR Merger and/or the STAR III Merger is consummated, STAR expects to communicate the terms of the Combined Company’s share repurchase plan, which will be determined by the board of directors at a future time. Investor suitability standards imposed by certain states may also make it more difficult to sell shares to someone in those states.

The STAR Board determined an estimated value per share of $15.84 for shares of STAR Common Stock as of December 31, 2018. You should not rely on the estimated value per share as being an accurate measure of the current value of STAR Common Stock.

On March 12, 2019, the STAR Board determined an estimated value per share of STAR Common Stock of $15.84 as of December 31, 2018. The STAR Board’s objective in determining the estimated value per share was to arrive at a value, based on the most recent data available, that it believed was reasonable based on methodologies that it deemed appropriate after consultation with STAR Advisor. However, the market for commercial real estate can fluctuate quickly and substantially and the value of STAR’s assets is expected to change in the future and may decrease. Also, the STAR Board did not consider certain other factors, such as a liquidity discount to reflect the fact that STAR’s shares are not traded on a national securities exchange and the limitations on the ability to repurchase shares pursuant to the STAR Amended & Restated SRP.

As with any valuation methodology, the methodologies used to determine the estimated value per share were based upon a number of assumptions, estimates and judgments that may not be accurate or complete. STAR’s assets have been valued based upon appraisal standards and the value of STAR’s assets using these methodologies are not required to be a reflection of market value under those standards and will not result in a reflection of fair value under GAAP. Further, different parties using different property-specific and general real estate and capital market assumptions, estimates, judgments and standards could derive a different estimated value per share, which could be significantly different from the estimated value per share determined by the STAR Board. The estimated value per share does not represent the fair value of STAR’s assets less liabilities in accordance with United States GAAP as of December 31, 2018. The estimated value per share is not a representation or indication that: a stockholder would be able to realize the estimated value per share if he or she attempts to sell shares; a stockholder would ultimately realize distributions per share equal to the estimated value per share upon liquidation of assets and settlement of STAR’s liabilities or upon a sale of STAR; shares of STAR Common stock would trade at the estimated value per share on a national securities exchange; a third party would offer the estimated value per share in an arm’s-length transaction to purchase all or substantially all of shares of STAR Common Stock; or the methodologies used to estimate the value per share would be acceptable to FINRA or compliant with the Employee Retirement Income Security Act of 1974, or ERISA, the Internal Revenue Code or other applicable law, or the applicable provisions of a retirement plan or individual retirement plan, or IRA, with respect to their respective requirements. Further, the estimated value per share was calculated as of a moment in time and the value of STAR’s shares will fluctuate over time as a result of, among other things, future acquisitions or dispositions of assets (including acquisitions and dispositions of real estate investments since December 31, 2018), developments related to individual assets and changes in the real estate and capital markets. For additional information on the calculation of STAR’s estimated value per share as of December 31, 2018, see Item 5. “Market for Registrant’s Common Equity, Related Stockholder Matters and Purchases of Equity Securities—Estimated Value Per Share” in STAR’s Annual Report on Form 10-K for the year ended December 31, 2018, which is attached as Annex F to this proxy statement/prospectus.

STAR has paid, and it is likely STAR will continue to pay, distributions from sources other than its cash flow from operations. To the extent that STAR pays distributions from sources other than its cash flow from operations, STAR will have reduced funds available for investment and the overall return to STAR stockholders may be reduced.

STAR’s organizational documents permit STAR to pay distributions from any source, including net proceeds from public or private offerings, borrowings, advances from STAR Sponsor or STAR Advisor and the deferral of fees and expense reimbursements by STAR Advisor, in its sole discretion. To the extent that STAR’s cash flow from operations has been or is insufficient to fully cover STAR’s distributions, STAR has paid, and may continue to pay, distributions from sources other than cash flow from operations.

It is likely that STAR, following the SIR Merger and/or STAR III Merger, will pay a portion of distributions from sources other than cash flow from operations. STAR has not established a limit on the amount of proceeds from public or private offerings, or other sources other than cash flow from operations, which STAR may use to fund distributions.

To the extent that STAR funds distributions from sources other than its cash flow from operations, STAR’s funds available for investment will be reduced relative to the funds available for investment if its distributions were funded solely from cash flow from operations, STAR’s ability to achieve STAR’s investment objectives will be negatively impacted and the overall return to STAR stockholders may be reduced. In addition, if STAR makes a distribution in excess of STAR’s current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, which will reduce the stockholder’s tax basis in its shares of common stock. The amount, if any, of each distribution in excess of a stockholder’s tax basis in shares of STAR Common Stock will be taxable as gain realized from the sale or exchange of property.

For the three and nine months ended September 30, 2019, STAR paid aggregate distributions of $11,843,692 and $35,136,678, including $6,550,164 and $19,085,888 of distributions paid in cash and 334,187 and 1,028,071 shares of STAR Common Stock issued pursuant to STAR’s distribution reinvestment plan (the “STAR DRP”) for $5,293,528 and $16,050,790, respectively. For the three and nine months ended September 30, 2019, STAR’s net loss was $10,389,806 and $34,742,088, STAR had FFO of $4,912,689 and $17,358,334 and net cash provided by operations of $7,611,759 and $18,793,335, respectively. For the three and nine months ended September 30, 2019, STAR funded $7,611,759 and $18,793,335, or 64% and 53%, and $4,231,933 and $16,343,343, or 36% and 47%, of total distributions paid, including shares issued pursuant to the STAR DRP, from net cash provided by operating activities and from funds equal to amounts reinvested in the STAR DRP, respectively. Since inception, of the $186,825,406 in total distributions paid through September 30, 2019, including amounts reinvested in shares issued pursuant to the STAR DRP, 68% of such amounts were funded from cash flow from operations, 11% were funded from net public offering proceeds and 21% were funded from funds equal to amounts reinvested in the STAR DRP. For information on how STAR calculates FFO and the reconciliation of FFO to net loss, see Item 2. “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Funds from Operations and Modified Funds from Operations” in the Quarterly Report on Form 10-Q, attached as Annex G to this proxy statement/prospectus.

If the aggregate amount of cash STAR distributes to stockholders in any given year exceeds the amount of its “REIT taxable income” generated during the year, the excess amount will either be (1) a return of capital or (2) a gain from the sale or exchange of property to the extent that a stockholder’s basis in STAR Common Stock equals or is reduced to zero as the result of STAR’s current or prior year distributions.

STAR is an “emerging growth company” under the federal securities laws and is subject to reduced public company reporting requirements.

STAR is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, and is eligible to take advantage of certain exemptions from, or reduced disclosure obligations relating to, various reporting requirements that are normally applicable to public companies.

STAR may retain its status as an “emerging growth company” for a maximum of five years, or until the earliest of (1) the last day of the first fiscal year in which it has total annual gross revenue of $1.07 billion or more, (2) December 31 of the fiscal year that STAR becomes a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act (which would occur if the market value of STAR Common Stock held by non-affiliates exceeds $700 million, measured as of the last business day of STAR’s most recently completed second fiscal quarter, and STAR has been publicly reporting for at least 12 months) or (3) the date on which STAR has issued more than $1 billion in non-convertible debt during the preceding three year period. Under the JOBS Act, emerging growth companies are not required to (1) provide an auditor’s attestation report on management’s assessment of the effectiveness of internal control over financial reporting, pursuant to Section 404 of the Sarbanes-Oxley Act, (2) comply with new audit rules adopted by the Public Company Accounting Oversight Board (“PCAOB”) after April 5, 2012 (unless the SEC determines otherwise), (3) provide certain disclosures relating to executive compensation generally required for larger public companies or (4) hold shareholder advisory votes on executive compensation. If STAR takes advantage of any of these exemptions, STAR does not know if some investors will find its common stock less attractive as a result.

Additionally, the JOBS Act provides that an “emerging growth company” may take advantage of an extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies. This means an “emerging growth company” can delay adopting certain accounting standards until such standards are otherwise applicable to private companies. However, STAR has elected to “opt out” of such extended transition period, and will therefore comply with new or revised accounting standards on the applicable dates on which the adoption of such standards are required for non-emerging growth companies. Section 107 of the JOBS Act provides that STAR’s decision to opt out of such extended transition period for compliance with new or revised accounting standards is irrevocable.

A cybersecurity incident and other technology disruptions could negatively impact STAR’s business.

STAR uses technology in substantially all aspects of its business operations. STAR also uses mobile devices, social networking, outside vendors and other online activities to connect with STAR’s residents, suppliers and employees of its affiliates. Such uses give rise to potential cybersecurity risks, including security breach, espionage, system disruption, theft and inadvertent release of information. STAR’s business involves the storage and transmission of numerous classes of sensitive and confidential information and intellectual property, including residents’ and suppliers’ personal information, private information about employees of STAR’s affiliates, and financial and strategic information about STAR. If STAR fails to assess and identify cybersecurity risks associated with STAR’s operations, STAR may become increasingly vulnerable to such risks. Additionally, the measures STAR has implemented to prevent security breaches and cyber incidents may not be effective. The theft, destruction, loss, misappropriation, or release of sensitive and/or confidential information or intellectual property, or interference with STAR’s information technology systems or the technology systems of third parties on which STAR relies, could result in business disruption, negative publicity, brand damage, violation of privacy laws, loss of residents, potential liability and competitive disadvantage, any of which could result in a material adverse effect on STAR’s financial condition or results of operations.

The limit on the percentage of shares of STAR Common Stock that any person may own may discourage a takeover or business combination that may benefit STAR’s stockholders.

STAR’s charter restricts the direct or indirect ownership by one person or entity to no more than 9.8% of the value of STAR’s then outstanding capital stock (which includes common stock and any preferred stock STAR may issue) and no more than 9.8% of the value or number of shares, whichever is more restrictive, of the then outstanding STAR Common Stock unless exempted (prospectively or retroactively) by the STAR Board. These restrictions may discourage a change of control of STAR and may deter individuals or entities from making tender offers for shares of STAR Common Stock on terms that might be financially attractive to stockholders or which may cause a change in STAR’s management. In addition to deterring potential transactions that may be favorable to STAR’s stockholders, these provisions may also decrease the ability of stockholders to sell their shares of STAR Common Stock.

STAR may issue preferred stock or other classes of common stock, which issuance could adversely affect the existing holders of STAR Common Stock.

STAR stockholders do not have preemptive rights to any shares issued by STAR in the future. STAR may issue, without stockholder approval, preferred stock or other classes of common stock with rights that could dilute the value of shares of STAR Common Stock. However, the issuance of preferred stock must also be approved by a majority of STAR’s independent directors not otherwise interested in the transaction, who will have access, at STAR’s expense, to STAR’s legal counsel or to independent legal counsel. The issuance of preferred stock or other classes of common stock could increase the number of STAR stockholders entitled to distributions without simultaneously increasing the size of STAR’s asset base. Under STAR’s charter, STAR has authority to issue a total of 1,100,000,000 shares of capital stock, of which 999,999,000 shares are classified as STAR Common Stock, 100,000,000 shares are classified as preferred stock with a par value of $0.01 per share, and 1,000 shares are classified as convertible stock with a par value of $0.01 per share. The STAR Board, with the approval of a majority of the entire board of directors and without any action by STAR stockholders, may amend STAR’s charter from time to time to increase or decrease the aggregate number of shares of capital stock or the number of shares of capital stock of any class or series that STAR has authority to issue. If STAR ever created and issued preferred stock with a distribution preference over common stock, payment of any distribution preferences of outstanding preferred stock would reduce the amount of funds available for the payment of distributions on STAR Common Stock. Further, holders of preferred stock are normally entitled to receive a preference payment in the event STAR liquidates, dissolves or winds up before any payment is made to STAR’s common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred stock or a separate class or series of common stock may make more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of STAR’s securities, or the removal of incumbent management.

STAR stockholders’ interests in STAR will be diluted as it issues additional shares at prices below the Combined Company’s estimated NAV per share.

STAR stockholders do not have preemptive rights to any shares issued by it in the future. Subject to any limitations set forth under Maryland law, the STAR Board may increase the number of authorized shares of stock, increase or decrease the number of shares of any class or series of stock designated, or reclassify any unissued shares without the necessity of obtaining stockholder approval. All of such shares may be issued in the discretion of the STAR Board. Therefore, if and as STAR (1) sells additional shares of STAR Common Stock in the future, including those issued pursuant to its distribution reinvestment plan, (2) sells securities that are convertible into shares of STAR Common Stock, (3) issues shares of its common stock in a private offering of securities to institutional investors, (4) issues shares of restricted common stock or stock options to its independent directors or (5) issues shares of its common stock in connection with an exchange of limited partnership interests of its operating partnership, in each case at prices below the Combined Company’s estimated NAV per share, existing stockholders will experience dilution of their equity investment in STAR. Because the limited partnership interests of STAR OP, and if the Merger are consummated, the limited partnership interests of STAR III OP and SIR OP, may, in the discretion of the STAR Board, be exchanged for shares of STAR Common Stock, any merger, exchange or conversion between STAR OP, STAR III OP or SIR OP and another entity ultimately could result in the issuance of a substantial number of shares of STAR Common Stock, thereby diluting the percentage ownership interest of other stockholders. Because of these and other reasons described in this “Risk Factors” section, stockholders should not expect to be able to own a significant percentage of STAR shares. See “Risks Related to the STAR III Merger—The ownership positions of STAR and STAR III stockholders will be diluted by the Mergers.”

Your investment will be diluted upon conversion of the convertible stock.

STAR has issued 1,000 shares of its convertible stock to STAR Advisor for an aggregate purchase price of $1,000. Under limited circumstances, each outstanding share of STAR’s convertible stock may be converted into shares of STAR Common Stock, which will have a dilutive effect to STAR stockholders. STAR convertible stock will be converted into shares of STAR Common Stock if (1) STAR has made total distributions on the then-outstanding shares of STAR Common Stock equal to the original issue price of those shares plus an aggregate 6.0% cumulative, non-compounded, annual return on the original issue price of those shares, (2) STAR lists STAR Common Stock for trading on a national securities exchange or enter into a merger whereby holders of STAR Common Stock receive listed securities of another issuer or (3) the STAR Advisory Agreement is terminated or not renewed (other than for “cause” as defined in the STAR Advisory Agreement). Upon any of these events, each share of convertible stock will be converted into a number of shares of common stock equal to 1/1000 of the quotient of (A) 15% of the amount, if any, by which (i) STAR’s “enterprise value” plus the aggregate value of the distributions paid to date on the then outstanding shares exceeds (ii) the aggregate purchase price paid by stockholders for those outstanding shares plus an aggregated 6.0% cumulative, non-compounded, annual return on the original issue price of the shares, divided by (B) STAR’s enterprise value divided by the number of outstanding shares of STAR Common Stock on an as-converted basis as of the date of conversion. In the event of a termination or non-renewal of the STAR Advisory Agreement for cause, all of the shares of the convertible stock will be repurchased by STAR for $1.00. Upon the issuance of STAR Common Stock in connection with the conversion of STAR’s convertible stock, then-existing stockholder’s interests in STAR will be diluted.

Pursuant to the SIR Merger Agreement, if, prior to the closing of the SIR Merger, STAR Advisor requests that, in lieu of the Subordinated Incentive Listing Fee, Subordinated Share of Net Sales Proceeds, and Performance Fee provided for and defined in the Amended STAR Advisory Agreement, STAR issue, at the closing, convertible stock (the “New Convertible Stock”) in exchange for the convertible stock STAR Advisor currently owns (such exchange, the “Exchange”), then subject to the consent of each of STAR and SIR, upon the approval of each of their respective special committees (which consent shall not be unreasonably withheld, delayed or conditioned), the STAR Parties and SIR Parties shall amend the SIR Merger Agreement, and take all necessary actions, to provide for the Exchange, including amending the Amended STAR Advisory Agreement, and to issue the New Convertible Stock in the Exchange. The New Convertible Stock will have economic terms and conditions that are substantially similar to the terms set forth in the Amended STAR Advisory Agreement regarding the Subordinated Incentive Listing Fee, Subordinated Share of Net Sales Proceeds and Performance Fee. STAR Advisor intends to request, prior to the consummation of either of the Mergers, the issuance of New Convertible Stock in lieu of the incentive, termination and performance fees. In the event the New Convertible Stock is redeemed for STAR Common Stock, the interests of stockholders of STAR at that time will be diluted.

STAR stockholders’ investment return may be reduced if STAR is required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”); if STAR is subject to registration under the Investment Company Act, STAR will not be able to continue STAR’s business as it is currently conducted.

Neither STAR, STAR OP nor any of STAR’s subsidiaries (including STAR III OP and SIR OP in the event the Mergers are consummated) intend to register as an investment company under the Investment Company Act. STAR OP’s and subsidiaries’ investments in real estate will represent the substantial majority of STAR’s total asset mix. In order for STAR not to be subject to regulation under the Investment Company Act, STAR engages, through STAR OP and STAR’s wholly and majority-owned subsidiaries, primarily in the business of buying real estate. These investments were made within a year after STAR’s public offering ended.

If STAR were obligated to register as an investment company, STAR would have to comply with a variety of substantive requirements under the Investment Company Act that impose, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase STAR’s operating expenses.

Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, which STAR refers to as the 40% test. Excluded from the term “investment securities,” among other things, are U.S. government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

STAR expects that most of STAR’s assets will continue to be held through wholly or majority-owned subsidiaries. STAR expects that most of these subsidiaries will be outside the definition of an “investment company” under Section 3(a)(1) of the Investment Company Act as they are generally expected to hold at least 60% of their assets in real property. STAR believes that it, STAR OP and most of the subsidiaries of STAR OP will not fall within either definition of investment company under Section 3(a)(1) of the Investment Company Act as STAR intends to invest primarily in real property, through its wholly or majority-owned subsidiaries, the majority of which STAR expects to have at least 60% of their assets in real property. As these subsidiaries would be investing either solely or primarily in real property, they would be outside of the definition of “investment company” under Section 3(a)(1) of the Investment Company Act. STAR is organized as a holding company that conducts its businesses primarily through STAR OP, which in turn is a holding company conducting its business through its subsidiaries. Both STAR and STAR OP intend to conduct STAR’s operations so that they comply with the 40% test. STAR will monitor STAR’s holdings to ensure continuing and ongoing compliance with this test. In addition, STAR believes that neither STAR nor STAR OP will be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because neither STAR nor STAR OP will engage primarily or hold itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through STAR OP’s wholly owned or majority owned subsidiaries, STAR and STAR OP will be primarily engaged in the non-investment company businesses of these subsidiaries, namely the business of purchasing or otherwise acquiring real property.

In the event that the value of investment securities held by a subsidiary of STAR OP were to exceed 40% of the value of its total assets, STAR expects that subsidiary to be able to rely on the exception from the definition of “investment company” under Section 3(c)(5)(C) of the Investment Company Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exception generally requires that at least 55% of a subsidiary’s portfolio must be comprised of qualifying real estate assets and at least 80% of its portfolio must be comprised of qualifying real estate assets and real estate-related assets (and no more than 20% comprised of miscellaneous assets). What STAR buys and sells is therefore limited by these criteria. How STAR determines to classify STAR’s assets for purposes of the Investment Company Act will be based in large measure upon no-action letters issued by the SEC staff and other SEC interpretive guidance and, in the absence of SEC guidance, on STAR’s view of what constitutes a qualifying real estate asset and a real estate-related asset. These no-action positions were issued in accordance with factual situations that may be substantially different from the factual situations STAR may face, and a number of these no- action positions were issued more than twenty years ago. Pursuant to this guidance, and depending on the characteristics of the specific investments, certain mortgage loans, participations in mortgage loans, mortgage-backed securities, mezzanine loans, joint venture investments and the equity securities of other entities may not constitute qualifying real estate assets and therefore investments in these types of assets may be limited. The SEC or its staff may not concur with STAR’s classification of STAR’s assets. Future revisions to the Investment Company Act or further guidance from the SEC or its staff may cause STAR to lose its exclusion from the definition of investment company or force STAR to re-evaluate STAR’s portfolio and STAR’s investment strategy. Such changes may prevent STAR from operating its business successfully.

In August 2011, the SEC solicited public comment on a wide range of issues relating to Section 3(c)(5)(C) of the Investment Company Act, including the nature of the assets that qualify for purposes of the exclusion. There can be no assurance that the laws and regulations governing the Investment Company Act status of REITs, including more specific or different guidance regarding these exclusions that may be published by the SEC or its staff, will not change in a manner that adversely affects STAR’s operations. In addition, the SEC or its staff could take action that results in STAR’s or STAR’s subsidiary’s failure to maintain an exception or exemption from the Investment Company Act.

In the event that STAR, or STAR OP, were to acquire assets that could make either entity fall within the definition of investment company under Section 3(a)(1) of the Investment Company Act, STAR believes that it would still qualify for the exception from the definition of investment company provided by Section 3(c)(6). Although the SEC or its staff has issued little interpretive guidance with respect to Section 3(c)(6), STAR believes that STAR and STAR OP may rely on Section 3(c)(6) if 55% of the assets of STAR OP consist of, and at least 55% of the income of STAR OP is derived from, qualifying real estate assets owned by wholly owned or majority-owned subsidiaries of STAR OP.

To ensure that neither STAR nor any of its subsidiaries, including STAR OP, are required to register as an investment company, each entity may be unable to sell assets that it would otherwise want to sell and may need to sell assets that it would otherwise wish to retain. In addition, STAR, STAR OP or its subsidiaries may be required to acquire additional income- or loss-generating assets that STAR might not otherwise acquire or forego opportunities to acquire interests in companies that STAR would otherwise want to acquire. Although STAR, STAR OP and STAR’s subsidiaries intend to monitor STAR’s portfolio periodically and prior to each acquisition and disposition, any of these entities may not be able to remain outside the definition of investment company or maintain an exclusion from the definition of investment company. If STAR, STAR OP or STAR’s subsidiaries are required to register as an investment company but fail to do so, the unregistered entity would be prohibited from engaging in STAR’s business, and criminal and civil actions could be brought against such entity. In addition, the contracts of such entity would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of the entity and liquidate its business.

STAR stockholders are bound by the majority vote on matters on which its stockholders are entitled to vote and, therefore, a stockholder’s vote on a particular matter may be superseded by the vote of other stockholders.

STAR stockholders may vote on certain matters at any annual or special meeting of stockholders, including the election of directors. However, STAR stockholders will be bound by the majority vote on matters requiring approval of a majority of the votes cast, present or entitled to vote even if they do not vote with the majority on any such matter.

STAR is not afforded the protection of Maryland law relating to business combinations.

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock; or

•

an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding stock of the corporation.

These prohibitions are intended to prevent a change of control by interested stockholders who do not have the support of the STAR Board. STAR will not be afforded the protections of this statute and, accordingly, there is no guarantee that the ownership limitations in its charter would provide the same measure of protection as the business combinations statute and prevent an undesired change of control by an interested stockholder.

If STAR stockholders do not agree with the decisions of the STAR Board, they only have limited control over changes in STAR policies and operations and may not be able to change such policies and operations, except as provided for in the STAR Charter and under applicable law.

The STAR Board determines its major policies, including its policies regarding investments, operations, capitalization, financing, growth, REIT qualification and distributions. The STAR Board may amend or revise these and other policies without a vote of its stockholders. Under the MGCL and the STAR Charter, STAR stockholders generally have a right to vote only on the following:

•	the election or removal of directors;

•

amendment of the STAR Charter, except that the STAR Board may amend the STAR Charter without stockholder approval to increase or decrease the aggregate number of shares of stock of STAR, to increase or decrease the number of shares of stock of any class or series that STAR has the authority to issue, to change the name or other designation or the par value of any class or series of shares of stock of STAR and the aggregate par value of shares of stock of STAR, or to effect certain reverse stock splits, provided however, that any such amendment does not adversely affect the rights, preferences and privileges of the stockholders;

•	STAR’s liquidation or dissolution; and

•	a merger, consolidation, conversion, statutory share exchange or sale or other disposition of substantially all of STAR’s assets.

All other matters are subject to the discretion of the STAR Board. Therefore, STAR stockholders are limited in their ability to change STAR policies and operations.

The STAR Board may change STAR’s investment policies without stockholder approval, which could alter the nature of its stockholders’ investments.

The STAR Charter requires that its independent directors review STAR’s investment policies at least annually to determine that the policies STAR is following are in the best interest of the stockholders. These policies may change over time. The methods of implementing STAR’s investment objectives and strategies also may vary, as new real estate development trends emerge and new investment techniques are developed. Except to the extent that policies and investment limitations are included in STAR’s charter, STAR’s investment policies, the methods for their implementation, and STAR’s other objectives, policies and procedures may be altered by the STAR Board without the approval of STAR stockholders. As a result, the nature of STAR stockholders’ investment could change without their consent.

Maryland law and STAR’s organizational documents limit a stockholder’s right to bring claims against STAR’s officers and directors.

Maryland law provides that a director will not have any liability as a director so long as he or she performs his or her duties in accordance with the applicable standard of conduct. In addition, the STAR Charter provides that, subject to the applicable limitations set forth therein or under Maryland law, no director or officer will be liable to STAR or STAR’s stockholders for monetary damages. The STAR Charter also provides that STAR will generally indemnify STAR’s directors, officers, advisor and the advisor’s affiliates for losses they may incur by reason of their service in those capacities unless their act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, they actually received an improper personal benefit in money, property or services or, in the case of any criminal proceeding, they had reasonable cause to believe the act or omission was unlawful. Moreover, STAR has entered into separate indemnification agreements with each of STAR’s directors and executive officers. As a result, STAR and STAR stockholders may have more limited rights against these persons than might otherwise exist under common law. In addition, STAR may be obligated to fund the defense costs incurred by these persons. However, the STAR Charter provides that STAR may not indemnify STAR’s directors, STAR Advisor and its affiliates for loss or liability suffered by them or hold STAR’s directors or STAR Advisor and its affiliates harmless for loss or liability suffered by STAR unless they have determined, in good faith, that the course of conduct that caused the loss or liability was in STAR’s best interests, they were acting on STAR’s behalf or performing services for STAR, the liability was not the result of negligence or misconduct by STAR’s non-independent directors, STAR Advisor and its affiliates or gross negligence or willful misconduct by STAR’s independent directors, and the indemnification or agreement to hold harmless is recoverable only out of STAR’s net assets, including the proceeds of insurance, and not from the stockholders. As a result of these limitations on liability and indemnification provisions and agreements, STAR and STAR stockholders may be entitled to a more limited right of action than STAR would otherwise have if indemnification rights were not granted.

Increases in interest rates could increase the amount of STAR’s debt payments and negatively impact STAR’s operating results.

The interest STAR pays on its debt obligations reduces STAR’s cash available for distributions. Utilization of variable rate debt, combined with increases in interest rates would increase STAR’s interest costs, which would reduce STAR’s cash flows and its ability to make distributions to STAR stockholders. If STAR needs to repay existing debt during periods of rising interest rates, STAR could be required to liquidate one or more of STAR’s investments at times which may not permit realization of the maximum return on such investments.

Lenders may require STAR to enter into restrictive covenants relating to its operations, which could limit its ability to make distributions to stockholders at its current level.

When providing financing, a lender could impose restrictions on STAR that affect its distribution and operating policies and its ability to incur additional debt. Loan documents STAR enters into may contain covenants that limit its ability to further mortgage the property, discontinue insurance coverage or replace STAR Advisor. These or other limitations may adversely affect STAR’s flexibility and limit its ability to make distributions to stockholders at its current level.

SIR and STAR face other risks.

The foregoing risks are not exhaustive, and SIR stockholders should be aware that, following the Mergers, the Combined Company will face various other risks, including those discussed in reports filed by SIR and/or STAR with the SEC under the heading “Risk Factors” in their respective most recently filed annual and quarterly reports on Forms 10-K and 10-Q, which are attached as Annexes to this proxy statement/prospectus.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus (including the Annexes), contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which SIR and STAR operate and beliefs of, and assumptions made by, SIR management and STAR management and involve uncertainties that could significantly affect the financial results of SIR, STAR the SIR/STAR Combined Company or the Fully Combined Company. Words such as “may,” “will,” “would,” “could,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature. Such forward-looking statements include, but are not limited to, statements about the anticipated benefits of the business combination transaction involving SIR and STAR, including future financial and operating results, and the SIR/STAR Combined Company’s or the Fully Combined Company’s plans, objectives, expectations and intentions. All statements that address operating performance, events or developments that SIR and STAR expect or anticipate will occur in the future—including statements regarding future financial condition, results of operations, and business—are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although SIR and STAR believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, SIR and STAR can give no assurance that their expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to:

•	the ability of SIR to obtain the required stockholder approval;

•	the satisfaction or waiver of other conditions in the SIR Merger Agreement;

•	the risk that the SIR Merger or other transactions contemplated by the SIR Merger Agreement may not be completed in the time frame expected by the parties or at all;

•

the occurrence of any event, change or other circumstances that could give rise to the termination of the SIR Merger Agreement and that a termination under certain circumstances could cause SIR to pay STAR a termination fee, as described under “The SIR Merger Agreement—Termination of the SIR Merger Agreement” beginning on page 190;

•	the ability of STAR to complete the STAR III Merger;

•	the ability of STAR to effectively acquire and dispose of properties, including properties to be acquired in the Mergers;

•	changes in national, regional and local economic conditions;

•	changes in financial markets and interest rates, or to the business or financial condition of SIR, STAR or the SIR/STAR Combined Company, the Fully Combined Company or their respective businesses;

•	the nature and extent of future competition;

•	the ability of SIR, STAR and the SIR/STAR Combined Company or the Fully Combined Company to maintain its qualification as a REIT due to economic, market, legal, tax or other considerations;

•	availability to STAR, SIR and the SIR/STAR Combined Company or the Fully Combined Company of financing and capital; and

•

those additional risks and factors discussed in reports filed with the SEC, by SIR and STAR from time to time, including those discussed under the heading “Risk Factors” in this proxy statement/prospectus.

Should one or more of the risks or uncertainties described above or elsewhere in this proxy statement/prospectus occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this proxy statement/prospectus. All forward-looking statements, expressed or implied, included in this proxy statement/prospectus are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that SIR, STAR or persons acting on their behalf may issue.

Neither SIR nor STAR undertakes any duty to update any forward-looking statements appearing in this proxy statement/prospectus.

THE COMPANIES

Steadfast Apartment REIT, Inc. and SI Subsidiary, LLC

Set forth below is a description of the business of STAR. When used in this section, unless otherwise specifically stated or the context requires otherwise, the terms “STAR,” “we,” “us” or “our” refer to Steadfast Apartment REIT, Inc. and its consolidated subsidiaries.

Description of STAR’s Business

STAR is a public non-traded REIT that was formed as a Maryland corporation on August 22, 2013, and elected to be taxed as a REIT for U.S. federal income tax purposes for the year ended December 31, 2014, and each year thereafter.

STAR owns its interests in all of its properties and conducts substantially all of its business through STAR OP. STAR is externally managed by STAR Advisor. The principal executive offices of STAR are located at 18100 Von Karman Avenue, Suite 500, Irvine, California 92612. STAR’s website is located at www.SteadfastREITs.com. The information found on, or otherwise accessible through, STAR’s website is not incorporated into, and does not form a part of, this proxy statement/prospectus or any other report or document STAR files with or furnishes to the SEC.

STAR owns and operates a diverse portfolio of multifamily properties located in targeted markets throughout the United States. STAR focuses on investing in established, stable apartment communities with operating histories that have demonstrated consistently high occupancy and income levels across market cycles, and are located in neighborhoods within close proximity to employment centers. STAR will seek opportunities to convert good properties into better ones by bringing its institutional resources to under-managed real estate. STAR anticipates that a portion of its overall portfolio will include properties that offer value-enhancement opportunities through renovation and repositioning. As of September 30, 2019, STAR owned 33 multifamily properties comprising a total of 11,455 apartment homes and one parcel of land held for the development of apartment homes. As of September 30, 2019, STAR’s multifamily properties were 96.4% leased.

On December 30, 2013, STAR commenced its initial public offering to offer a maximum of 66,666,667 shares of common stock for sale to the public at an initial price of $15.00 per share (with discounts available for certain categories of purchasers) (the “STAR Primary Offering”). STAR also registered up to 7,017,544 shares of common stock for sale pursuant to the STAR DRP, and together with the STAR Primary Offering, the “STAR Public Offering”) at an initial price of $14.25 per share. STAR terminated the STAR Primary Offering on March 24, 2016, but continues to offer shares of STAR Common Stock pursuant to the STAR DRP. As of the termination of the STAR Public Offering, STAR had sold 48,625,651 shares of STAR Common Stock in the STAR Public Offering for gross proceeds of $724,849,631, including 1,011,561 shares of STAR Common Stock issued pursuant to the STAR DRP for gross offering proceeds of $14,414,752. As of September 30, 2019, STAR had issued 53,949,748 shares of STAR Common Stock for gross offering proceeds of $804,390,765, including 6,335,721 shares of STAR Common Stock issued pursuant to the STAR DRP for gross offering proceeds of $93,955,886.

On March 12, 2019, the STAR Board approved an estimated value per share of STAR Common Stock of $15.84 as of December 31, 2018. In connection with the determination of an estimated value per share, the STAR Board approved a price per share for the STAR DRP of $15.84, effective April 1, 2019. The STAR Board may again, from time to time, in its sole discretion, change the price at which STAR offers shares pursuant to the STAR DRP to reflect changes in STAR’s estimated value per share and other factors that the STAR Board deems relevant.

Real Estate Portfolio

As of September 30, 2019, STAR owned the 33 multifamily apartment communities and one parcel of land held for the development of apartment homes listed below:

								Average Monthly Occupancy(1)		Average Monthly Rent(2)
	Property Name(6)	Location	Purchase Date	Number of Units	Contract Purchase Price	Mortgage Debt Outstanding(3)		Sep 30, 2019	Dec 31, 2018	Sep 30, 2019	Dec 31, 2018
1	Villages at Spring Hill Apartments	Spring Hill, TN	5/22/2014	176	$14,200,000		(4)	94.9%	94.9%	$1,120	$996
2	Harrison Place Apartments	Indianapolis, IN	6/30/2014	307	27,864,250		(4)	93.5%	95.4%	981	971
3	Club at Summer Valley	Austin, TX	8/28/2014	260	21,500,000		(4)	95.0%	92.3%	926	913
4	Terrace Cove Apartment Homes	Austin, TX	8/28/2014	304	23,500,000		(4)	95.1%	95.7%	961	918
5	The Residences on McGinnis Ferry	Suwanee, GA	10/16/2014	696	98,500,000		(4)	94.5%	93.0%	1,341	1,282
6	The 1800 at Barrett Lakes	Kennesaw, GA	11/20/2014	500	49,000,000	40,613,028		93.0%	95.2%	1,086	1,035
7	The Oasis	Colorado Springs, CO	12/19/2014	252	40,000,000	39,486,587		95.6%	93.7%	1,402	1,349
8	Columns on Wetherington	Florence, KY	2/26/2015	192	25,000,000		(4)	93.8%	94.3%	1,209	1,153
9	Preston Hills at Mill Creek	Buford, GA	3/10/2015	464	51,000,000		(4)	92.2%	93.5%	1,186	1,113
10	Eagle Lake Landing Apartments	Speedway, IN	3/27/2015	277	19,200,000		(4)	94.6%	94.6%	892	865
11	Reveal on Cumberland	Fishers, IN	3/30/2015	220	29,500,000	21,638,579		96.4%	94.5%	1,130	1,104
12	Heritage Place Apartments	Franklin, TN	4/27/2015	105	9,650,000	8,586,593		96.2%	96.2%	1,152	1,130
13	Rosemont at East Cobb	Marietta, GA	5/21/2015	180	16,450,000	13,253,459		93.9%	92.8%	1,046	991
14	Ridge Crossings Apartments	Hoover, AL	5/28/2015	720	72,000,000	57,653,083		95.0%	94.7%	1,004	979
15	Bella Terra at City Center	Aurora, CO	6/11/2015	304	37,600,000		(4)	94.4%	91.8%	1,185	1,150
16	Hearthstone at City Center	Aurora, CO	6/25/2015	360	53,400,000		(4)	96.1%	92.2%	1,253	1,224
17	Arbors at Brookfield	Mauldin, SC	6/30/2015	702	66,800,000		(4)	92.0%	93.0%	940	929
18	Carrington Park	Kansas City, MO	8/19/2015	298	39,480,000		(4)	94.3%	94.0%	1,038	1,013
19	Delano at North Richland Hills	North Richland Hills, TX	8/26/2015	263	38,500,000	31,803,343		95.8%	94.3%	1,475	1,439
20	Meadows at North Richland Hills	North Richland Hills, TX	8/26/2015	252	32,600,000	25,462,929		96.0%	93.7%	1,396	1,339
21	Kensington by the Vineyard	Euless, TX	8/26/2015	259	46,200,000	34,105,671		96.5%	95.0%	1,482	1,485
22	Monticello by the Vineyard	Euless, TX	9/23/2015	354	52,200,000	41,212,446		97.2%	95.2%	1,337	1,336
23	The Shores	Oklahoma City, OK	9/29/2015	300	36,250,000	23,727,188		94.7%	94.0%	1,018	1,000
24	Lakeside at Coppell	Coppell, TX	10/7/2015	315	60,500,000	47,871,611		97.5%	94.6%	1,725	1,687
25	Meadows at River Run	Bolingbrook, IL	10/30/2015	374	58,500,000	42,599,949		88.2%	91.4%	1,376	1,408
26	PeakView at T-Bone Ranch	Greeley, CO	12/11/2015	224	40,300,000		(4)	93.3%	95.5%	1,342	1,295
27	Park Valley Apartments	Smyrna, GA	12/11/2015	496	51,400,000	44,735,111		93.8%	92.9%	1,069	1,012
28	PeakView by Horseshoe Lake	Loveland, CO	12/18/2015	222	44,200,000	33,727,620		95.0%	94.1%	1,408	1,388
29	Stoneridge Farms	Smyrna, TN	12/30/2015	336	47,750,000	45,329,213		93.8%	93.8%	1,206	1,178
30	Fielder’s Creek	Englewood, CO	3/23/2016	217	32,400,000	—		95.4%	95.9%	1,209	1,193
31	Landings of Brentwood	Brentwood, TN	5/18/2016	724	110,000,000	—		96.7%	95.9%	1,251	1,191

								Average Monthly Occupancy(1)		Average Monthly Rent(2)
	Property Name(6)	Location	Purchase Date	Number of Units	Contract Purchase Price	Mortgage Debt Outstanding(3)		Sep 30, 2019	Dec 31, 2018	Sep 30, 2019	Dec 31, 2018
32	1250 West Apartments	Marietta, GA	8/12/2016	468	55,772,500		(4)	92.7%	90.4%	$1,038	$1,008
33	Sixteen50 @ Lake Ray Hubbard	Rockwall, TX	9/29/2016	334	66,050,000		(4)	95.2%	94.6%	1,503	1,492
34	Garrison Station Development(5)	Murfreesboro, TN	5/30/2019	—	4,305,247	—		—%	—%	—	—

				11,455	$1,471,571,997	$551,806,410		94.4%	93.9%	$1,190	$1,163

(1)	As of September 30, 2019, STAR’s portfolio was approximately 96.4% leased, calculated using the number of occupied and contractually leased homes divided by total homes.
(2)	Average monthly rent is based upon the effective rental income after considering the effect of vacancies, concessions and write-offs.
(3)

Mortgage debt outstanding is net of deferred financing costs associated with the loans for each individual property listed above but excludes the principal balance of $551,669,000 and associated deferred financing costs of $3,310,487 related to the refinancings pursuant to a Master Credit Facility Agreement with Newmark Group Inc. (the “MCFA”).

(4)	Properties secured under the terms of the MCFA.
(5)

STAR acquired the Garrison Station property on May 30, 2019, which included unimproved land, currently zoned as a Planned Unit Development, or PUD. The current zoning permits the development of the property into a multifamily community including 176 units of 1, 2 and 3-bedroom units with a typical unit mix for this market.

(6)	Management believes each property is adequately insured and is suitable for its present and intended use.

STAR owns its multifamily properties in fee simple through single purpose limited liability companies that are direct wholly-owned subsidiaries of STAR OP. During 2020, STAR intends to conduct approximately $5.5 million of value enhancement at selected properties and $21.1 million in development costs at the Garrison Station property.

Investment Objectives

Our primary investment objectives are to:

•	realize capital appreciation in the value of our investments over the long term; and

•	pay attractive, stable cash distributions to stockholders.

We cannot assure stockholders that we will attain these objectives or that the value of our assets will not decrease. Furthermore, within our investment objectives and policies, STAR Advisor will have substantial discretion with respect to the selection of specific investments and the purchase and sale of our assets, subject to the approval of the STAR Board.

Investment Strategy

We invested in and manage a diverse portfolio of multifamily properties located in targeted markets throughout the United States with the objective of generating stable rental income and maximizing the opportunity for future capital appreciation for our investors.

The majority of our properties are established, well-positioned, institutional-quality apartment communities with existing strong occupancies and consistent rental revenue, intended to provide a source of stable income to investors.

We believe that established apartments represent an attractive type of investment within the multifamily housing sector. Established apartments are typically older, more affordable apartments that cater to the middle-class segment of the workforce, with monthly rental rates that accommodate the generally accepted guidelines for housing costs as a percentage of gross income. As a result, the demand for apartment housing at these properties is higher compared to other types of multifamily properties and is generally more consistent in all economic cycles. We believe that established apartment communities are well positioned for the current economic environment and anticipated demographic trends. Ground up development apartment communities follow substantially similar investment strategies and underwriting processes as our established apartment communities described below and provide an opportunity to increase investment returns, while decreasing the age of the overall portfolio.

We intend to review opportunities to execute a “value-enhancement” strategy at least annually, whereby we will review and may invest additional capital to reposition the properties with the intention of better positioning the properties in the market and increasing both average rental rates and occupancy.

Underwriting Process

We utilize STAR Advisor’s expertise in underwriting multifamily property investments to evaluate potential real estate opportunities and determine whether an apartment community satisfies our acquisition criteria. In analyzing potential multifamily investment opportunities, STAR Advisor will review all aspects of a transaction with a focus on the following five factors:

•	target location selection;

•	individual property review;

•	income and expense analysis;

•	capital improvement planning; and

•	green initiatives.

Target Location Selection: Our primary acquisition criterion for our multifamily property investments is location. When determining what markets to target, some of the key characteristics we seek include: stabilized employment rates with strong anticipated job growth; limited multifamily inventory or new product based upon historical norms and market occupancy; positive demographic trends with appreciable population growth; and MSAs that are within close proximity to medical centers, universities or state and federal government offices.

Once we have identified a market that we believe has fundamentals for long-term success, we will then transition our focus to where a specific apartment property is located within its community, relative to job centers, hospitals, entertainment, transportation and competing properties.

Selected locations could include, but are not be limited to:

•	revitalized neighborhoods within densely populated urban centers;

•	downtown, upscale buildings supported by strong business districts;

•	municipalities with restrictive development policies, thus limiting future competitive supply;

•	areas with higher-than-average job growth projections;

•	markets where per-unit construction costs are significantly higher than per-unit acquisition costs for similar properties for established apartment communities;

•	markets where per-unit construction costs are significantly lower than per-unit acquisition costs for similar properties for development opportunities; and

•	“Green Forward” communities attractive to increasingly eco-conscious renters.

The purchase price of an investment, including land for development, will be underwritten to account for the location and condition of the property. Generally, we expect to pay higher purchase prices with respect to properties in markets that meet all, or a majority of, the characteristics set forth above or properties with stable operations.

We generally avoid markets with the following characteristics, regardless of whether the property meets the criteria noted above: (1) lack of economic diversity; (2) historical median income growth significantly below the United States average; (3) markets with supply/demand imbalances; and (4) markets with significant seasonal fluctuations in tenancy.

Target the Right Residents: We continue to target key demographic groups exhibiting higher-than-average propensities to rent. These groups include, but are not limited to:

•	young professionals (primarily in the “Millennial” demographic group, age 25 to 34), who value geographic mobility and career flexibility over home ownership;

•	Baby Boomers, especially those who are either disinclined or unable to maintain their own homes; and

•	displaced homeowners, who desire the amenities of home ownership but are otherwise priced out of that market due to tightened lending standards or personal financial burdens.

We believe that specific property types are uniquely positioned to capitalize on key components of demographic and economic growth that impact apartment rental markets. These properties include:

•	for young professionals and students, downtown loft conversions, urban in-fill and business-district residential towers;

•	for Baby Boomers, properties that may offer the opportunity to downsize from larger single-family homes into apartment homes with lower financial costs and maintenance requirements; and

•	for displaced homeowners, high-amenity suburban communities, townhomes and family-friendly apartment homes with at least two bedrooms and garages.

Offer Amenities that Attract and Retain Residents: Common to all of the groups described above is the desire for amenities that elevate their living experience from a mere apartment unit to an apartment home. Such amenities include:

•	community centers/club houses;

•	pools or hot tubs;

•	expansive landscaped common areas (in suburban locations);

•	pet-friendly policies;

•	fitness centers;

•	covered parking/garages;

•	gated entries; and

•	dedicated on-site maintenance staff.

We refer to properties with the features described above as “lifestyle” communities, and we believe these communities are best positioned to attract market rent-paying residents. By operating a quality property with a degree of exclusivity relative to nearby competing properties, we believe we can maintain a high demand over time and therefore maximize rents.

Individual Property Review: When evaluating a particular multifamily property investment opportunity STAR Advisor will complete several detailed property evaluations, including but not limited to:

•	title and legal review;

•	site selection;

•	any rights, entitlements or approvals with undeveloped land;

•	property condition assessments;

•	environmental site assessments; and

•	appraisal and market studies.

STAR Advisor will also evaluate the position of any potential property acquisition or ground-up development as compared to other competitive properties in the sub-market to determine the optimal strategy. By focusing on the underlying strengths and weaknesses of each property or new development, we expect to more accurately anticipate future performance.

Income and Expense Analysis: In addition to evaluating physical and economic occupancy, income and expense growth and controllable operating expenses of potential multifamily property investments, STAR Advisor intends to place particular emphasis upon large non-controllable expenses in evaluating multifamily properties, in particular, property taxes, water and sewer charges and common area electricity. In addition, STAR Advisor may evaluate natural gas use, which can also be a key non-controllable expense for multifamily properties where the owner pays the cost of water heating.

An analysis of local property taxes is performed on investments given that most taxing jurisdictions throughout the United States are actively pursuing ways to increase revenues. STAR Advisor works with property tax evaluation consultants to analyze and manage property taxes throughout the portfolio.

STAR Advisor also analyzes utility sources, particularly electric and water, in order to estimate property-level utility costs, as these expenses are often the subject of environmental and judicial mandates that result in expenses increasing at rates substantially greater than general rates of inflation. For ground up development, STAR Advisor makes estimates of construction costs and the estimated time of the lease-up.

Capital Improvement Planning: To ensure that each of the properties we acquire continues to produce attractive levels of rental income during the period in which we own the asset, a comprehensive capital improvement plan and long-term capital budget is prepared for each property prior to the purchase of the property and periodically thereafter. Improvements and renovations are based on the quality and current condition of the asset. Before implementation of the initial capital improvement plan for an asset, STAR Advisor will utilize the following three-step approach to determine an adequate budget. First, for improvements other than value-enhancement renovations, STAR Advisor intends to engage a qualified, third party engineer to assess the physical condition of each property and its mechanical services. Second, STAR Advisor will review the third-party report and independently conduct a more detailed evaluation of the property and its potential physical needs. Finally, STAR Advisor evaluates the proposed improvements to ascertain whether the planned improvements will enable the property to remain competitive in the market and generate maximum rental income.

In addition to ensuring that any improvements are completed successfully, STAR Advisor relies on the three-step approach outlined above to complete a long-term capital needs assessment. We believe that this assessment can help us manage cash flow to provide for future capital improvements. We believe that making ongoing capital improvements at each asset will facilitate the property’s ability to generate consistent and stable cash flow.

Green Initiatives: We focus on green initiatives that are cost beneficial to each property. As a matter of practice, we use the following guidelines in the rehabilitation, repair and maintenance of our apartment properties:

•	paint with low volatile organic compound (VOC) levels;

•	flooring that is recyclable or made from recycled fibers;

•	high efficiency or compact fluorescent lighting in common areas;

•	lighting timers and sensors installed in property offices and common areas;

•	toilets, faucets and shower heads fitted with water saving devices;

•	where possible, water usage will be individually metered or allocated;

•	apartment appliances, HVAC systems, water heating or boiler systems and windows and doors upgraded as necessary with systems and materials meeting current energy efficiency requirements;

•	voice over IP phone systems to minimize the number of phone lines and eliminate most long distance charges; and

•	green product guidelines for sourcing cleaning and maintenance supplies.

Each of these green initiatives should reduce operating costs, provide for stable operating costs on a going forward basis and have an acceptable payback period in order to be included in the proposed property improvements. In addition, we may consider solar retrofits if the cost-benefit analysis, financial incentive packages and financing options for undertaking those improvements are attractive for purposes of the investment.

Real Estate-Related Assets

We may also selectively acquire debt collateralized by multifamily properties and securities of other companies owning multifamily properties. We expect that for any investment in real estate related-assets, the underlying real estate will generally meet our criteria for direct investment. The real estate-related assets we may invest in include, but are not limited to, first mortgages and other indebtedness secured by high-quality multifamily properties. We may also make equity investments in other real estate companies, especially when we consider it more efficient to acquire an entity that already owns assets meeting our investment criteria than to acquire such assets directly.

If we determine to make investments in real estate-related assets, we will consider such factors as:

•	positioning the overall portfolio to achieve an optimal mix of investments;

•	the diversification benefits of the real estate-related assets relative to the rest of the portfolio;

•	the potential for the investment to deliver high current income and attractive risk-adjusted total returns; and

•	other factors considered important to meeting our investment objectives.

Other Property Investments

We invest primarily in multifamily properties and we may also acquire real-estate related assets in which the underlying property is in the multifamily sector. We may, however, also make selective strategic acquisitions of other types of commercial properties that we determine are undervalued or will produce stable, secure income and increase in value over time. In selecting investments in other property types, we will generally follow the same criteria and guidelines outlined above for multifamily investments, adapted as necessary to meet the unique characteristics of each property type.

General Investment Characteristics

The following sections relate generally to all property investments that may be considered by STAR Advisor in identifying appropriate investments for us.

Form of Ownership

We own our multifamily properties fee simple through single purpose limited liability companies that are direct wholly-owned subsidiaries of STAR OP. We may also obtain options to acquire real estate properties. The amount paid for an option, if any, is normally surrendered if the property is not purchased and may or may not be credited against the purchase price if the property is purchased.

Lease Terms

Consistent with the multifamily property focus, the leases we enter into for multifamily apartment homes are generally for a term of one year or less. These terms provide us with maximum flexibility to implement rental increases when the market will bear such increases and may provide us with a hedge against inflation.

Due Diligence

Prior to acquiring a real property, STAR Advisor or its affiliates, including our property manager, undertakes an extensive property and site review. STAR Advisor typically also undertakes a long-term viability and fair value analysis, including an inspection of the property and surrounding area by an acquisition specialist and an assessment of market area demographics. Depending on the property to be acquired and terms agreed to, STAR Advisor or its affiliate will obtain, evaluate and assess, as applicable, the following:

•	a list of the current residents at the property and the terms of their respective leases;

•	audited financial statements covering recent operations of properties with operating histories to the extent such statements are required to be filed with the SEC;

•	historical net operating income data;

•	historical occupancy rates;

•	a schedule of historical, current year and projected future resident improvements, leasing commissions and capital expenditures;

•	historical and projected operating expenses;

•	current and historical data on real estate taxes and potential increases in real estate taxes over the projected term of the investment;

•	competitive rents in the same geographical area for similar properties;

•	historical, current year and projected future utility expenses;

•	service and vendor contracts, parking management agreements, ground lease and property management agreements;

•	existing property leases;

•

all appropriate environmental due diligence assessments and reports, including, but not limited to, a preliminary investigation comprised of record reviews, interviews and physical property inspections intended to identify areas of potential hazardous substance contamination on the property, commonly referred to as a “Phase I environmental site assessment,” and, if deemed necessary based upon the findings of the Phase I environmental site assessment, a second more thorough investigation involving the collection of original samples of soil, groundwater or building materials to test for various environmental contaminants, commonly referred to as a “Phase II environmental site assessment;”

•	an independent engineering report of the property’s mechanical, electrical and structural integrity;

•	an independent roofing report;

•	title and liability insurance policies;

•

evidence that the owner of the property has good and marketable title to the property and can transfer such title to us free and clear of claims on the property from third parties, with the exception of such liens and encumbrances on the property as are acceptable to STAR Advisor;

•	surveys of the property;

•	for properties other than multifamily properties, a certification from each tenant verifying, among other things, the material terms and status of the tenant’s existing lease;

•	current and potential alternative uses of the property; and

•	other documents and materials determined to be material or relevant to evaluation of the property.

For ground up development, STAR Advisor or its affiliate will perform many of the same procedures above and may additionally obtain, evaluate and assess, as applicable, the following:

•	civil and engineering reports;

•	soils reports;

•	comprehensive market study;

•	traffic study;

•	environmental impact reviews;

•	land use, zoning and entitlement analysis;

•	design and architecture;

•	construction cost analysis and detailed budgeting;

•	community outreach meetings; and

•	city planning and permitting meetings.

Acquisitions from Affiliates

We are not precluded from acquiring properties, directly or through joint ventures, from the Sponsor or affiliates of the Sponsor. All such acquisitions will be approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction (i) as fair and reasonable to us and (ii) at a price to us no greater than the cost of the asset to the Sponsor or such affiliate or, if the price to us is in excess of such cost, after a determination that substantial justification for such excess exists and such excess is reasonable. Such transactions or investment may not be acquired for a value, at the time the transaction was entered into, in excess of the appraised fair market value of such investment. Subject to these limitations, the Sponsor, its affiliates and its employees (including our officers and directors) may make substantial profits in connection with any such investment and our cost to acquire the property may be in excess of the cost that we would have incurred if we had developed the property.

Joint Venture Investments

We may enter into joint ventures, partnerships, co-tenancies and other co-ownership arrangements or participations with real estate developers, owners and other affiliated or non-affiliated third parties for the purpose of owning or operating properties. We may also enter into joint ventures for the development or improvement of properties. Joint venture investments permit us to own interests in large properties and other investments without unduly limiting the diversity of our portfolio. Our investment may be in the form of equity or debt. In determining whether to recommend investment in a particular joint venture, STAR Advisor will evaluate the real property that such joint venture owns or is being formed to own under the same criteria described in “—Investment Strategy” in this proxy statement/prospectus for the selection of our real property investments.

We have not established the specific terms we will require in the joint venture agreements we may enter into, or the safeguards we will apply to, or require in, our potential joint ventures. Particular terms and conditions or safeguards we will require in joint ventures will be determined on a case-by-case basis after STAR Advisor and the STAR Board consider all facts they feel are relevant, such as the nature and attributes of our other potential joint venture partners, the proposed structure of the joint venture, the nature of the operations, liabilities and assets the joint venture may conduct and own, and the proportion of the size of our interest when compared to the interests owned by other parties.

Any joint ventures with our affiliates will result in certain conflicts of interest.

Disposition Policies

We generally acquire properties with an expectation of holding each property for an extended period. However, circumstances might arise that could result in a shortened holding period for certain properties. STAR Advisor develops an exit strategy for each investment we make in a property, which may be modified over the period we hold the investment in order to conform to changing market conditions and property-level factors. STAR Advisor will regularly perform a hold-sell analysis on each investment we make in a property to determine the optimal time to hold the investment and generate an attractive return for our stockholders. Economic and market conditions may influence us to hold investments for different periods. We may sell a property before the end of the expected holding period if we believe that market conditions have maximized its value to us or the sale of the asset would otherwise be in the best interests of our stockholders. Relevant factors that STAR Advisor will consider when determining whether to dispose of a property include:

•	the prevailing economic, real estate and securities market conditions;

•	the extent to which the property has realized its expected total return;

•	benefits associated with disposing of the property and diversifying and rebalancing our investment portfolio;

•	the amount of capital expenditures required;

•	the opportunity to pursue a more attractive investment;

•	compliance with REIT qualification requirements;

•	the opportunity to enhance overall investment returns through sale of the property;

•	the fact that the property was acquired as part of a portfolio acquisition and does not meet our general acquisition criteria;

•	STAR Advisor’s judgment that the value of the property might decline or a mortgage loan may not be refinanced on favorable terms, if at all;

•	liquidity benefits with respect to the availability of sufficient funds for the share repurchase plan; and

•	other factors that, in the judgment of STAR Advisor, determine that the sale of the property is in our stockholders’ best interests.

The determination of whether a particular property should be sold or otherwise disposed of will be made after consideration of all relevant factors, including prevailing economic conditions, with a view toward achieving maximum total return for the investment. We cannot assure stockholders that this objective will be realized. In connection with our sales of properties, we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received from the sale. The terms of payment will be affected by custom in the area in which the real property being sold is located and by the then-prevailing economic conditions.

We may sell properties to affiliates. While there is no minimum on the price we must receive in such affiliated transactions, a majority of our directors, including a majority of our independent directors, not otherwise interested in such transactions must approve such transactions as being fair and reasonable to us.

Distribution Policy

The STAR Board has historically authorized daily distributions that are paid on a monthly basis. We expect to continue paying monthly distributions unless our results of operations, our general financial condition, general economic conditions or other factors prohibit us from doing so. We may declare distributions in excess of our cash flow from operations. As a result, our distribution rate and payment frequency may vary from time to time. However, to qualify as a REIT for tax purposes, we must make distributions equal to at least 90% of our “REIT taxable income” each year.

Distributions declared (1) accrue daily to our stockholders of record as of the close of business on each day, (2) are payable in cumulative amounts on or before the third day of each calendar month with respect to the prior month and (3) were calculated at a rate of $0.002466 per share per day during the period from January 1, 2018 through September 30, 2019, which if paid over a 365-day period, is equivalent to a 6.0% annualized distribution rate based on a purchase price of $15.00 per share of STAR Common Stock.

The distributions declared and paid during the first, second and third fiscal quarters of 2019, along with the amount of distributions reinvested pursuant to the STAR DRP were as follows:

			Distributions Paid(3)			Sources of Distributions Paid
Period	Distributions Declared(1)	Distributions Declared Per Share(1)(2)	Cash	Reinvested	Total	Cash Flow From Operations	Funds Equal to Amounts Reinvested in the STAR DRP	Net Cash Provided by Operating Activities
First Quarter 2019	$11,511,537	$0.222	$6,116,456	$5,378,566	$11,495,022	$2,276,063	$9,218,959	$2,276,063
Second Quarter 2019	11,684,723	0.224	6,419,268	5,378,696	11,797,964	8,905,513	2,892,451	8,905,513
Third Quarter 2019	11,860,005	0.227	6,550,164	5,293,528	11,843,692	7,611,759	4,231,933	7,611,759

	$35,056,265	$0.673	$19,085,888	$16,050,790	$35,136,678	$18,793,335	$16,343,343	$18,793,335

(1)	Distributions during the three and nine months ended September 30, 2019, were based on daily record dates and calculated at a rate of $0.002466 per share per day.
(2)	Assumes each share was issued and outstanding each day during the period presented.
(3)	Distributions are paid on a monthly basis. Distributions for all record dates of a given month are paid approximately three days following month end.

For the nine months ended September 30, 2019, we paid aggregate distributions of $35,136,678, including $19,085,888 of distributions paid in cash and 1,028,071 of distributions reinvested in shares of STAR Common Stock pursuant to the STAR DRP for $16,050,790. For the nine months ended September 30, 2019, our net loss was $34,742,088, we had FFO of $17,358,334 and net cash provided by operations of $18,793,335. For the nine months ended September 30, 2019, we funded $18,793,335, or 53%, and $16,343,343, 47%, of total distributions paid, including shares issued pursuant to the STAR DRP, from net cash provided by operating activities and from funds equal to amounts reinvested in the STAR DRP, respectively. Since inception, of the $186,825,406 in total distributions paid through September 30, 2019, including shares issued pursuant to the STAR DRP, 68% of such amounts were funded from cash flow from operations, 11% were funded from net public offering proceeds and 21% were funded from funds equal to amounts reinvested in the STAR DRP. For information on how we calculate FFO and the reconciliation of FFO to net loss, see Item 2. “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Funds from Operations and Modified Funds from Operations” in the Quarterly Report on Form 10-Q, attached as Annex G to this proxy statement/prospectus.

Our long-term policy is to pay cash distributions solely from cash flow from operations. Because we may receive income from interest or rents at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund capital expenditures and other expenses, we expect that during our operational stage, we may declare distributions in anticipation of cash flow that we expect to receive during a later period, and we expect to pay these distributions in advance of our actual receipt of these funds. In these instances, the STAR Board has the authority under our organizational documents, to the extent permitted by

Maryland law, to fund distributions from sources such as borrowings, offering proceeds or advances and the deferral of fees and expense reimbursements by STAR Advisor, in its sole discretion. We have not established a limit on the amount of proceeds we may use from sources other than cash flow from operations to fund distributions. If we pay distributions from sources other than cash flow from operations, we will have fewer funds available for investments.

Leverage

We intend to use leverage to acquire properties for ground-up development, redevelopment, repurchase shares and to provide additional funds for investment in our properties. We will access leverage on a secured and an unsecured basis depending on the use of capital. We may employ credit facilities with a portfolio of secured assets, mezzanine debt and/or convertible preferred equity.

We look at several factors in considering our leverage strategy. The first factor is the maturity schedule. Our goal is to ladder maturities to avoid having a significant percentage of our loans maturing in any single year. Second, we consider a balance of fixed rate and variable rate debt depending on the term of the loan. Third, we manage our loan to value ratio and expect our first lien borrowings to be approximately 55% to 65% of the most recent annual valuations that are performed by an independent third-party appraiser or qualified valuation expert.

The STAR Board may from time to time modify our leverage policy in light of then-current economic conditions, relative costs of debt and equity capital, fair values of our properties, general conditions in the market for debt and equity securities, growth and acquisition opportunities or other factors. Our actual leverage may be higher or lower than our target leverage depending on a number of factors, including the availability of attractive investment and disposition opportunities, inflows and outflows of capital and increases and decreases in the value of our portfolio. In particular, large outflows of capital over short periods of time could cause our leverage to be substantially higher than our target.

The STAR Charter restricts us from obtaining loans from any of our directors, STAR Advisor, the Sponsor and any of their respective affiliates unless such loan is approved by a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction as fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties under the same circumstances. Our aggregate borrowings are reviewed by the STAR Board at least quarterly.

Liquidity Strategy

The STAR Board is responsible for evaluating opportunities to return capital to our stockholders in order to optimize their overall return. One of the programs that the STAR Board has approved for returning capital is the share repurchase plan which provides for quarterly redemptions of STAR Common Stock, subject to the limitations of the plan. Other alternatives that may provide a return of capital include, but are not limited to, periodic monetization events such as special distributions and tender offers. These would be at the discretion of the STAR Board based on availability of cash in STAR.

Additionally, the STAR Board may pursue a listing of STAR Common Stock on a national securities exchange, a sale or merger in a transaction that provides our stockholders with cash and/or securities of a public company, the sale of individual assets, a sale of the company or substantially all assets of the company for cash or other consideration. We may also consider raising institutional capital that may be used for asset acquisition growth and the return of capital to stockholders.

Investment Limitations

The STAR Charter places certain limitations on us with respect to the manner in which we may invest our funds. We may not:

•

invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real property and real estate-related loans;

•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•

make or invest in individual mortgage loans unless an appraisal is obtained concerning the underlying property, except for those mortgage loans insured or guaranteed by a government or government agency;

•	make or invest in mortgage loans that are subordinate to any lien or other indebtedness of any of our directors, STAR Advisor, the Sponsor or our affiliates;

•

acquire equity securities unless a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction approves such investment as being fair, competitive and commercially reasonable, provided that investments in equity securities in “publicly traded entities” that are otherwise approved by a majority of our directors (including a majority of our independent directors) shall be deemed fair, competitive and commercially reasonable if we acquire the equity securities through a trade that is effected in a recognized securities market (a “publicly traded entity” shall mean any entity having securities listed on a national securities exchange or included for quotation on an inter-dealer quotation system) and provided further that this limitation does not apply to (1) acquisitions effected through the purchase of all of the equity securities of an existing entity, (2) the investment in wholly owned subsidiaries of ours or (3) investments in securities, which we refer to as “asset-backed securities,” that are collateralized by a pool of assets, including loans and receivables, that provide for a specific cash flow stream to the holder;

•

make or invest in mortgage loans, including construction loans, on any one real property if the aggregate amount of all mortgage loans on such real property would exceed an amount equal to 85% of the appraised value of such real property as determined by appraisal, unless substantial justification exists because of the presence of other underwriting criteria;

•	make investments in unimproved real property or mortgage loans on unimproved real property in excess of 10% of our total assets;

•

issue (1) equity securities redeemable solely at the option of the holder (this limitation, however, does not limit or prohibit the operation of our share repurchase plan), (2) debt securities in the absence of adequate cash flow to cover debt service, (3) options or warrants to purchase shares to STAR Advisor, the Sponsor, any of our directors or any of their respective affiliates except on the same terms as the options or warrants, if any, are sold to the general public and unless the amount of the options or warrants does not exceed an amount equal to 10% of our outstanding shares on the date of grant of the warrants and options, or (4) equity securities on a deferred payment basis or under similar arrangements;

•

invest in junior debt secured by a mortgage on real property which is subordinate to the lien of other senior debt except where the amount of such junior debt plus any senior debt does not exceed 90% of the appraised value of such property if, after giving effect thereto, the value of all such mortgage loans would not then exceed 25% of our tangible assets;

•	engage in securities trading, except for the purpose of short-term investments;

•	engage in underwriting or the agency distribution of securities issued by others;

•

invest in the securities of any entity holding investments or engaging in activities prohibited by the STAR Charter except for investments in which we hold a non-controlling interest or investments in publicly traded entities; or

•

make any investment that the STAR Board believes will be inconsistent with our objectives of qualifying and remaining qualified as a REIT unless and until the STAR Board determines, in its sole discretion, that REIT qualification is not in our best interests.

Change in Investment Objectives and Policies

The STAR Charter requires our independent directors to review our investment policies at least annually to determine that the policies we are following are in the best interests of our stockholders. Each determination and the basis therefor are required to be set forth in the applicable meeting minutes. The methods of implementing our investment policies also may vary as new investment techniques are developed. The methods of implementing our investment objectives and policies, such as the number, size, location and characteristics of the multifamily properties and real-estate related assets that we intend to acquire, may be altered by a majority of our directors, including a majority of our independent directors, without the approval of our stockholders. However, the specific investment limitations set forth in the STAR Charter may only be changed pursuant to an amendment to the STAR Charter, which requires approval by the affirmative vote of a majority of all votes entitled to be cast on the matter. The investment limitations set forth in the STAR Charter are discussed under “—Investment Limitations” above.

Investment Company Act Considerations

We intend to operate in such a manner that we will not be subject to regulation under the Investment Company Act. We will continually review our investment activity to attempt to ensure that we do not come within the application of the Investment Company Act. Among other things, STAR Advisor will monitor the proportion of our portfolio that is placed in various investments so that we do not come within the definition of an “investment company” under the Investment Company Act. If at any time the character of our investments could cause us to be deemed as an investment company for purposes of the Investment Company Act, we will take all necessary actions to attempt to ensure that we are not deemed to be an “investment company.”

Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”). For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. Although these exemptions will be available to us, they will not have a material impact on our public reporting and disclosure. We are deemed a “non-accelerated filer” under the Exchange Act, and as a non-accelerated filer, we are permanently exempt from compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. In addition, because we have no employees, we do not have any executive compensation or golden parachute payments to report in our periodic reports and proxy statements.

Additionally, under Section 107 of the JOBS Act, an “emerging growth company” may take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This means an “emerging growth company,” can delay adopting certain accounting standards until such standards are otherwise applicable to private companies. However, we are electing to “opt out” of such extended transition period, and will therefore comply with new or revised accounting standards on the applicable dates on which the adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of such extended transition period for compliance with new or revised accounting standards is irrevocable.

Economic Dependency

We are dependent on STAR Advisor for certain services that are essential to us, including the identification, evaluation, negotiation, purchase and disposition of real estate and real estate-related investments; management of the daily operations of our real estate and real estate-related investment portfolio; and other general and administrative responsibilities. In the event that STAR Advisor is unable to provide such services, we will be required to obtain such services from other sources. We may not be able to retain services from such other sources on favorable terms or at all.

Competition

We are subject to significant competition in seeking real estate investments and residents. We compete with many third parties engaged in real estate investment activities, including other REITs, specialty finance companies, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds, institutional investors, investment banking firms, lenders, hedge funds, governmental bodies and other entities. Many of our competitors have substantially greater financial and other resources than we have and may have substantially more operating experience than us. They may also enjoy significant competitive advantages that result from, among other things, a lower cost of capital.

The multifamily property market in particular is highly competitive. This competition could reduce occupancy levels and revenues at our multifamily properties, which would adversely affect our operations. We face competition from many sources, including from other multifamily properties in our target markets. In addition, overbuilding of multifamily properties may occur, which would increase the number of multifamily homes available and may decrease occupancy and unit rental rates. Furthermore, multifamily properties we acquire most likely compete, or will compete, with numerous housing alternatives in attracting residents, including owner occupied single- and multifamily homes available to rent or purchase. Competitive housing in a particular area and the increasing affordability of owner occupied single- and multifamily homes available to rent or buy could adversely affect our ability to retain our residents, lease apartment homes and increase or maintain rental rates.

We may compete with SIR and STAR III for investment opportunities due to the similarities in our investment strategies. SIR terminated its initial public offering on December 20, 2013, and STAR III terminated the STAR III Public Offering on August 31, 2018. In the event the Mergers are not consummated, SIR and STAR III may reinvest any proceeds from a sale of assets or engage in future securities offerings to raise capital to acquire additional multifamily properties. We may also compete with the Sponsor and its affiliates in our markets. To the extent that we compete with SIR, STAR III or any other program affiliated with the Sponsor for investments, the Sponsor will face potential conflicts of interest and there is a risk that the Sponsor will select investment opportunities for us that provide lower returns than the investments selected for such other programs, or that certain otherwise attractive investment opportunities will not be available to us.

We and STAR Advisor have developed procedures to resolve potential conflicts of interest in the allocation of investment opportunities between us and other Steadfast affiliates. STAR Advisor is required to provide information to the STAR Board to enable the STAR Board, including the independent directors, to determine whether such procedures are being fairly applied.

Certain of our affiliates currently own or manage multifamily properties in geographical areas in which we expect to own multifamily properties. Conflicts of interest will exist to the extent that we own or manage real properties in the same geographic areas where real properties owned or managed by other Steadfast affiliates are located. In such a case, a conflict could arise in the leasing of real properties in the event that we and another Steadfast affiliate were to compete for the same residents in negotiating leases, or a conflict could arise in connection with the resale of properties in the event that we and another Steadfast affiliate were to attempt to sell similar real properties at the same time. Conflicts of interest may also exist at such time as we or our affiliates managing real property on our behalf seek to employ leasing agents, developers, contractors or building managers.

Concentration of Credit Risk

The geographic concentration of our portfolio makes it particularly susceptible to adverse economic developments in the Atlanta, Georgia, Dallas/Fort Worth, Texas and Nashville, Tennessee apartment markets. Any adverse economic or real estate developments in these markets, such as business layoffs or downsizing, relocations of businesses, increased competition from other apartment communities, decrease in demand for apartments or any other changes, could adversely affect our operating results and its ability to make distributions to stockholders.

Environmental

As an owner of real estate, we are subject to various environmental laws of federal, state and local governments. We are not aware of any environmental liability that could have a material adverse effect on its financial condition or results of operations. However, changes in applicable environmental laws and regulations, the uses and conditions of properties in the vicinity of our properties, the activities of its residents and other environmental conditions of which we are unaware with respect to the properties could result in future environmental liabilities.

Legal Matters

From time to time, we are subject, or party, to legal proceedings that arise in the ordinary course of its business. Management is not aware of any legal proceedings of which the outcome is reasonably likely to have a material adverse effect on our results of operations or financial condition nor are we aware of any such legal proceedings contemplated by government agencies.

Governmental Regulations

Our business is subject to many laws and governmental regulations. Changes in these laws and regulations, or their interpretation by agencies and courts, occur frequently.

We and any operating subsidiaries that we may form may be subject to state and local tax in states and localities in which they or we do business or own property. The tax treatment of us, STAR OP, any operating subsidiaries we may form and the holders of our shares in local jurisdictions may differ from our federal income tax treatment.

Americans with Disabilities Act

Investment in properties may also be subject to the Americans with Disabilities Act of 1990, as amended (the “ADA”). Under the ADA, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. We are committed to complying with the ADA to the extent to which it applies. The ADA has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. With respect to the properties we acquire, the ADA’s requirements could require us to remove access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. We will attempt to acquire properties that comply with the ADA or place the burden on the seller or other third party, such as residents, to ensure compliance with the ADA.

Housing for Older Persons Act (“HOPA”), the Fair Housing Act (“FHA”) and Government-Assisted Housing

To the extent we invest in age-restricted communities, any such properties must comply with the FHA and HOPA. The FHA generally prohibits age-based housing discrimination; however certain exceptions exist for housing developments that qualify as housing for older persons. HOPA provides the legal requirements for such housing developments. In order for housing to qualify as housing for older persons, HOPA requires (1) all residents of such developments to be at least 62 years of age or (2) that at least 80% of the occupied apartment homes are occupied by at least one person who is at least 55 years of age and that the housing community publish and adhere to policies and procedures that demonstrate this required intent and comply with rules issued by the United States Department of Housing and Urban Development, or HUD, for verification of occupancy. In addition, certain states require that age-restricted communities register with the state. Noncompliance with the FHA, HOPA or state registration requirements could result in the imposition of fines, awards of damages to private litigants, payment of attorneys’ fees and other costs to plaintiffs, substantial litigation costs and substantial costs of remediation, all of which would reduce the amount of cash available for distribution to our stockholders.

To the extent that we invest in government-assisted housing, we may acquire properties that benefit from governmental programs intended to provide affordable housing to individuals with low or moderate incomes. These programs, which are typically administered by HUD or state housing finance agencies, typically provide mortgage insurance, favorable financing terms, tax credits or rental assistance payments to property owners. As a condition of the receipt of assistance under these programs, the properties must comply with various requirements, which typically limit rents to pre-approved amounts and impose restrictions on resident incomes. Failure to comply with these requirements and restrictions may result in financial penalties or loss of benefits. In addition, we will typically need to obtain the approval of HUD in order to acquire or dispose of a significant interest in or manage a HUD-assisted property.

Compensation of Executive Officers

Our executive officers do not receive compensation directly from us for services rendered to us and we do not intend to pay any compensation to our executive officers. We do not reimburse STAR Advisor directly or indirectly for the salary or other compensation paid to any of our executive officers. As a result, we do not have, nor has the STAR Board considered, a compensation policy for our executive officers. Our executive officers are officers and/or employees of, or hold an indirect ownership interest in, STAR Advisor and/or its affiliates, and our executive officers are compensated by these entities, in part, for their services to us.

Compensation of Directors

If a director is also one of our executive officers or an affiliate of STAR Advisor, we do not pay any compensation to that person for services rendered as a director. The amount and form of compensation payable to our independent directors for their service to us is determined by the STAR Board, based upon recommendations from STAR Advisor. Four of our executive officers, Messrs. Rodney F. Emery and Kevin Keating and Mses. Ana Marie del Rio and Ella Neyland, manage, control or are affiliated with STAR Advisor, and through STAR Advisor, they are involved in recommending the compensation to be paid to our independent directors.

We have provided below certain information regarding compensation earned by or paid to our directors during the fiscal year ended December 31, 2018.

Name	Fees Earned or Paid in Cash in 2018(1)	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation	All Other Compensation	Total
G. Brian Christie(2)(3)	$158,750	$25,290	$—	$—	$—	$7,123	$191,163
Thomas H. Purcell(2)(3)	170,000	25,290	—	—	—	—	195,290
Kerry D. Vandell(2)(3)	167,250	25,290	—	—	—	—	192,540
Ella S. Neyland(4)	—	—	—	—	—	—	—
Rodney F. Emery(4)	—	—	—	—	—	—	—

	$496,000	$75,870	$—	$—	$—	$7,123	$578,993

(1)

The amounts shown in this column include payments made to members of the STAR Special Committee, which was formed during the year ended December 31, 2018. The members of the STAR Special Committee are our independent directors. Each independent director received a retainer of $63,750 with the STAR Special Committee chairperson receiving an additional $11,250. In addition, each member receives meeting fees as described below; provided there is no daily limit for special committee meeting fees.

(2)	Independent directors.
(3)

On August 8, 2018, each of our three independent directors was granted 1,666 shares of restricted STAR Common Stock in connection with their re-election to the STAR Board pursuant to our Independent Directors Compensation Plan (described below). The grant date fair value of the stock was $15.18 per share for an aggregate amount of $25,290 for each independent director. Of these shares of restricted STAR Common Stock granted in 2018, each independent director had 1,250 shares of restricted STAR Common Stock that remain unvested as of December 31, 2018. The amounts shown in this column reflect the aggregate fair value of shares of restricted stock granted, computed as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718.

(4)	Directors who are also our executive officers or executive officers of our affiliates do not receive compensation for services rendered as a director.

Cash Compensation

We pay each of our independent directors:

•	an annual retainer of $55,000 (the audit committee chairperson receives an additional $10,000 annual retainer);

•	$2,500 for each in-person board of directors meeting attended;

•	$1,500 for each in-person committee meeting attended; and

•	$1,000 for each teleconference meeting of the board of directors or committee.

We will not pay in excess of $4,000 for any one set of meetings attended on any given day.

Special Committee

The STAR Special Committee was formed for the purpose of reviewing, considering, investigating, evaluating, proposing and, if deemed appropriate by the STAR Special Committee, negotiating our proposed mergers with each of SIR and STAR III and, among other matters, determining whether the Mergers are fair and in the best interests of the Company and its stockholders. The members of the STAR Special Committee are Thomas H. Purcell, G. Brian Christie and Kerry D. Vandell, with Mr. Purcell serving as the chairman of the STAR Special Committee.

The STAR Special Committee held 20 meetings during the year ended December 31, 2018.

Equity Plan Compensation

The STAR Board has approved and adopted the Steadfast Apartment REIT, Inc. Independent Directors Compensation Plan (the “STAR Plan”), which operates as a sub-plan of the Steadfast Apartment REIT, Inc. Amended and Restated 2013 Incentive Plan (the “STAR Incentive Plan”). Under the STAR Plan and subject to such STAR Plan’s conditions and restrictions, each of our current independent directors was entitled to receive 3,333 shares of restricted common stock once we raised $2,000,000 in gross offering proceeds from our public offering. Each subsequent independent director that joins the STAR Board receives 3,333 shares of restricted common stock upon election to the STAR Board. In addition, on the date following an independent director’s re-election to the STAR Board, he or she receives 1,666 shares of restricted common stock. Grants of restricted common stock are subject to share availability under the STAR Incentive Plan. The shares of restricted common stock granted pursuant to the STAR Plan generally vest in four equal annual installments beginning on the date of grant and ending on the third anniversary of the date of grant; provided, however, that the restricted stock will become fully vested on the earlier to occur of: (1) the termination of the independent director’s service as a director due to his or her death or “disability”, or (2) a “change in control” of STAR (as such terms are defined in the STAR Incentive Plan).

Compensation Committee Interlocks and Insider Participation

We currently do not have a compensation committee of the STAR Board because we do not pay, or plan to pay, any compensation to our officers. There are no interlocks or insider participation as to compensation decisions required to be disclosed pursuant to SEC regulations.

Equity Compensation Plan Information

The following table provides information about our common stock that may be issued upon the exercise of options, warrants and rights under the STAR Incentive Plan as of December 31, 2018.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders:	—	—	965,011
Equity compensation plans not approved by security holders:	N/A	N/A	N/A

Total	—	—	965,011

Security Ownership of Certain Beneficial Owners

The following table shows, as of December 16, 2019, the amount of STAR Common Stock beneficially owned (unless otherwise indicated) by: (1) any person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of STAR Common Stock, (2) the STAR Board, (3) STAR’s executive officers and (4) all of the STAR Board and executive officers as a group.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percentage
Rodney F. Emery(3)	39,624	*
G. Brian Christie	13,329	*
Thomas H. Purcell(4)	19,031	*
Kerry D. Vandell	15,109	*
Ella S. Neyland	370	*
Kevin J. Keating	—	*
Ana Marie del Rio	3,842	*

All officers and directors as a group (seven persons)	91,305	*

*	Indicates less than 1% of the outstanding common stock.
(1)	The address of each named beneficial owner is c/o Steadfast Apartment REIT, Inc., 18100 Von Karman Avenue, Suite 500, Irvine, CA, 92612.
(2)	None of the shares are pledged as security.
(3)	Includes 13,500 shares owned by Steadfast REIT Investments, LLC, which is primarily indirectly owned and controlled by Rodney F. Emery.

(4)	Includes 3,704 shares owned by THP Management, LLC, which is primarily owned and controlled by Thomas H. Purcell.

Certain Transactions with Related Persons

The following describes all transactions during the nine months ended September 30, 2019 and the year ended December 31, 2018, and currently proposed transactions, involving us, our directors, STAR Advisor, the Sponsor and any affiliate thereof. Our independent directors are specifically charged with and have examined the fairness of such transactions to our stockholders, and have determined that all such transactions are fair and reasonable to us.

Ownership Interests

On September 3, 2013, the Sponsor purchased 13,500 shares of STAR Common Stock for an aggregate purchase price of $202,500 and was admitted as our initial stockholder. The Sponsor is majority owned and controlled indirectly by Rodney F. Emery, our Chairman of the Board of Directors and Chief Executive Officer, through Steadfast REIT Holdings.

On September 3, 2013, STAR Advisor purchased 1,000 shares of our convertible stock for an aggregate purchase price of $1,000. As of December 31, 2018 and September 30, 2019, STAR Advisor owned 100% of our outstanding convertible stock. We are the general partner of STAR OP. Steadfast Apartment REIT Limited Partner, LLC, our wholly-owned subsidiary, has made a $1,000 capital contribution to STAR OP as the initial limited partner.

Our convertible stock will convert into shares of STAR Common Stock if and when: (A) we have made total distributions on the then outstanding shares of STAR Common Stock equal to the original issue price of those shares plus an aggregate 6.0% cumulative, non-compounded, annual return on the original issue price of those shares, (B) we list the shares of STAR Common Stock for trading on a national securities exchange or (C) the STAR Advisory Agreement is terminated or not renewed (other than for “cause” as defined in the STAR Advisory Agreement). In the event of a termination or non-renewal of the STAR Advisory Agreement for cause, all of the shares of the convertible stock will be redeemed by us for $1.00. In general, each share of our convertible stock will convert into a number of shares of STAR Common Stock equal to 1/1000 of the quotient of: (A) 15% of the excess of (1) our “enterprise value” (as defined in the STAR Charter) plus the aggregate value of distributions paid to date on the then outstanding shares of STAR Common Stock over (2) the aggregate purchase price paid by stockholders for those outstanding shares of STAR Common Stock plus an aggregated 6.0% cumulative, non-compounded, annual return on the original issue price of those outstanding shares, divided by (B) our enterprise value divided by the number of outstanding shares of STAR Common Stock on an as-converted basis, in each case calculated as of the date of the conversion. Shares of our convertible stock are not paid dividends and as of the date hereof 1,000 shares of convertible stock remained outstanding. Pursuant to the SIR Merger Agreement, we will cause all shares of our convertible stock to be redeemed for no consideration prior to the effective time of the SIR Merger.

Pursuant to the SIR Merger Agreement, if, prior to the closing of the SIR Merger, STAR Advisor requests that, in lieu of the incentive termination and performance fees provided for in the Amended STAR Advisory Agreement, STAR issue, at the closing, New Convertible Stock in exchange for the convertible stock STAR Advisor currently owns, then subject to the consent of each of STAR and SIR, upon the approval of each of their respective special committees (which consent shall not be unreasonably withheld, delayed or conditioned), the STAR Parties and SIR Parties shall amend the SIR Merger Agreement, and take all necessary actions, to provide for the Exchange, including amending the Amended STAR Advisory Agreement, to issue the New Convertible Stock in the Exchange. If issued, the New Convertible Stock will have economic terms and conditions that are substantially similar to the terms set forth in the Amended STAR Advisory Agreement regarding incentive and performance fees. STAR Advisor intends to request, prior to the consummation of either of the Mergers, the issuance of New Convertible Stock in lieu of the incentive, termination and performance fees.

Our Relationships with STAR Advisor and Sponsor

STAR Advisor supervises and manages our day-to-day operations and selects our real property investments and real estate-related assets, subject to oversight by the STAR Board. STAR Advisor also provides marketing, sales and client services on our behalf. STAR Advisor is owned by the Sponsor. Mr. Emery, our Chairman of the Board of Directors and Chief Executive Officer, indirectly controls the Sponsor, STAR Advisor and the dealer manager for the STAR Public Offering, Stira Capital Markets Group, LLC (“Stira Capital Markets Group”). Ms. Ana Marie del Rio, our Secretary, owns an indirect 7% interest in the Sponsor. Since 2014, Ms. Neyland has earned an annual 5% profits interest from Steadfast REIT Holdings. Crossroads Capital Multifamily, LLC (“Crossroads Capital Multifamily”), owns a 25% membership interest in the Sponsor. Pursuant to the Third Amended and Restated Operating Agreement of the Sponsor, effective as of January 1, 2014, as amended, distributions are allocated to each member of the Sponsor in an amount equal to such member’s accrued and unpaid 10% preferred return, as defined in the Third Amended and Restated Operating Agreement. Thereafter, all distributions to Crossroads Capital Multifamily are subordinated to distributions to the other member of the Sponsor, Steadfast REIT Holdings, until Steadfast REIT Holdings has received an amount equal to certain expenses, including certain organization and offering costs, incurred by Steadfast REIT Holdings and its affiliates on our behalf.

All of our officers and directors, other than our independent directors, are officers of STAR Advisor and officers, limited partners and/or members of the Sponsor and other affiliates of STAR Advisor.

We and STAR OP have entered into the STAR Advisory Agreement with STAR Advisor and STAR OP which has a one-year term expiring December 13, 2020, subject to an unlimited number of successive one-year renewals upon mutual consent of the parties. We may terminate the STAR Advisory Agreement without cause or penalty upon 60 days’ written notice and immediately upon fraud, criminal conduct, willful misconduct, gross negligence or material breach of the STAR Advisory Agreement by STAR Advisor or STAR Advisor’s bankruptcy. If we terminate the STAR Advisory Agreement, we will pay STAR Advisor all unpaid advances for operating expenses and all earned but unpaid fees.

Services provided by STAR Advisor pursuant to the terms of the STAR Advisory Agreement include the following:

•	finding, presenting and recommending investment opportunities to us consistent with our investment policies and objectives;

•	making investment decisions for us, subject to the limitations in the STAR Charter and the direction and oversight of the STAR Board;

•	structuring the terms and conditions of our investments, sales and joint ventures;

•	acquiring investments on our behalf in compliance with our investment objectives and policies;

•	sourcing and structuring our loan originations;

•	arranging for financing and refinancing of investments;

•	entering into service agreements for our loans;

•	supervising and evaluating each loan servicer’s and property manager’s performance;

•	reviewing and analyzing the operating and capital budgets of the properties underlying our investments and the properties we may acquire;

•	entering into leases and service contracts for our properties;

•	assisting us in obtaining insurance;

•	generating our annual budget;

•	reviewing and analyzing financial information for each of our assets and our overall investment portfolio;

•	formulating and overseeing the implementation of strategies for the administration, promotion, management, financing and refinancing, marketing, servicing and disposition of our investments;

•	performing investor relations services;

•	maintaining our accounting and other records and assisting us in filing all reports required to be filed with the SEC, the Internal Revenue Service and other regulatory agencies;

•	engaging and supervising the performance of our agents, including our registrar and transfer agent; and

•	performing any other services reasonably requested by us.

The above summary is provided to illustrate the material functions that STAR Advisor performs for us as an advisor and is not intended to include all of the services that may be provided to us by STAR Advisor, its affiliates or third parties. STAR Advisor also entered into an Advisory Services Agreement with Crossroads Capital Advisors, LLC (“Crossroads Capital Advisors”), an affiliate of Crossroads Capital Multifamily, whereby Crossroads Capital Advisors provides certain advisory services to us on behalf of STAR Advisor.

Fees and Expense Reimbursements Paid to STAR Advisor

Pursuant to the terms of the STAR Advisory Agreement, we pay STAR Advisor the fees described below.

•

We pay STAR Advisor an acquisition fee of 1.0% of the cost of investment, which includes the amount actually paid or budgeted to fund the acquisition, origination, development, construction or improvement of any real property or real estate-related asset acquired. For the year ended December 31, 2018, we did not incur or pay acquisition fees to STAR Advisor. For the nine months ended September 30, 2019, we incurred and paid to STAR Advisor acquisition fees of $48,343.

•

We pay STAR Advisor a loan coordination fee equal to 1.0% of the initial amount of the new debt financed or outstanding debt assumed in connection with the acquisition, development, construction, improvement or origination of a property or a real estate-related asset. In addition, in connection with any financing or the refinancing of any debt (in each case, other than identified at the time of the acquisition of a property or a real estate-related asset), we pay STAR Advisor or its affiliate a loan coordination fee equal to 0.75% of the amount of debt financed or refinanced. For the year ended December 31, 2018, we incurred $3,562,595 and paid $4,290,695 of loan coordination fees to STAR Advisor. For the nine months ended September 30, 2019, we incurred $542,833 and paid $342,833 of loan coordination fees to STAR Advisor.

•

We pay STAR Advisor a monthly investment management fee equal to one-twelfth of 1.0% of (1) the cost of our investments in real properties and real estate-related assets acquired directly by us or (2) our allocable cost of each investment in real property or real estate-related asset acquired through a joint venture. For the year ended December 31, 2018, we incurred investment management fees to STAR Advisor of $15,743,185. During the same period, we paid $15,687,320 of investment management fees to STAR Advisor. For the nine months ended September 30, 2019, we incurred $12,525,074 and paid $12,578,452 of investment management fees to STAR Advisor.

•

We will pay STAR Advisor a disposition fee of up to one-half of the brokerage commissions paid but in no event to exceed 1.0% of the sales price of each property or real estate-related asset sold if STAR Advisor or its affiliates provides a substantial amount of services, as determined by a majority of our independent directors, in connection with the sale of a real property or real estate-related asset. To the extent the disposition fee is paid upon the sale of any assets other than real property, it will be included as an operating expense for purposes of the 2%/25% Guidelines (discussed below). With respect to a property held in a joint venture, the foregoing commission will be reduced to a percentage of such amounts reflecting our economic interest in the joint venture. For the year ended December 31, 2018, we did not incur or pay STAR Advisor any disposition fees. For the nine months ended September 30, 2019, we incurred $310,000 of disposition fees, none of which was paid to STAR Advisor.

In addition to the fees we pay to STAR Advisor pursuant to the STAR Advisory Agreement, we also reimburse STAR Advisor and its affiliates for the costs and expenses described below.

•

We reimbursed STAR Advisor and its affiliates for organization and offering expenses, for actual legal, accounting, tax, printing, mailing and filing fees, charges of our transfer agent, expenses of organizing the company, data processing fees, advertising and sales literature costs, out-of-pocket due diligence costs, and amounts to reimburse STAR Advisor or its affiliates for the salaries of its employees and other costs in connection with preparing supplemental sales materials and providing other administrative services in connection with the STAR Public Offering. Any such reimbursement did not exceed actual expenses incurred by STAR Advisor. For the year ended December 31, 2018, we incurred $0 and paid $262,387 to STAR Advisor for the reimbursement of organization and offering expenses. For the nine months ended September 30, 2019, we incurred $0 and paid $172,278 to STAR Advisor for the reimbursement of organization and offering expenses. Following the termination of the STAR Public Offering, STAR Advisor had an obligation to reimburse us to the extent total organization and offering expenses (including sales commissions and dealer manager fees) borne by us exceeded 15% of the gross proceeds raised in the STAR Public Offering. Total organization and offering expenses borne by us did not exceed 15% of the gross offering proceeds in our public offering.

•

Subject to the 2%/25% Guidelines discussed below, we reimburse STAR Advisor for all expenses incurred by STAR Advisor in providing services to us, including our allocable share of STAR Advisor’s overhead such as rent, employee costs, utilities and information technology costs; provided, however, that no reimbursement shall be made for costs of such personnel to the extent that personnel are used in transactions for which STAR Advisor receives an acquisition fee, investment management fee, loan coordination fee or disposition fee or for the employee costs STAR Advisor pays to our executive officers. For the year ended December 31, 2018, we incurred and reimbursed STAR Advisor $1,175,061 and $1,157,836 for administrative services. For the nine months ended September 30, 2019, we incurred and reimbursed $1,322,066 and $1,158,155, respectively, for administrative services to STAR Advisor.

•

We reimburse STAR Advisor for acquisition expenses incurred related to the selection, evaluation, acquisition and development of real property investments and real estate-related investments as long as total acquisition fees and expenses (including any loan coordination fees) relating to the purchase of an investment do not exceed 4.5% of the contract price of the property unless such excess is approved by the STAR Board. For the year ended December 31, 2018, we incurred and reimbursed STAR Advisor acquisition expenses of $26,113 and $24,507, respectively. For the nine months ended September 30, 2019, we incurred and reimbursed STAR Advisor acquisition expenses of $595,617 and $597,224, respectively.

2%/25% Guidelines

As described above, STAR Advisor and its affiliates are entitled to reimbursement of actual expenses incurred for administrative and other services provided to us for which they do not otherwise receive a fee. However, we will not reimburse STAR Advisor or its affiliates at the end of any fiscal quarter for “total operating expenses” that for the four consecutive fiscal quarters then ended, or the expense year, exceeded the greater of (1) 2% of our average invested assets or (2) 25% of our net income, which we refer to as the “2%/25% Guidelines,” and STAR Advisor must reimburse us quarterly for any amounts by which our total operating expenses exceed the 2%/25% Guidelines in the expense year, unless our independent directors have determined that such excess expenses were justified based on unusual and non-recurring factors.

For purposes of the 2%/25% Guidelines, “total operating expenses” means all expenses paid or incurred by us, that are in any way related to our operation, including our allocable share of STAR Advisor’s overhead, but excluding (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, listing and registration of shares of STAR Common Stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees based on the gain in the sale of our assets; (f) acquisition fees and acquisition expenses (including expenses relating to potential acquisitions that we do not close) and investment management fees; (g) real estate commissions on the sale of real property; and (h) other expenses connected with the acquisition, disposition, management and ownership of investments (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of real property). At December 31, 2018 and September 30, 2019, our total operating expenses did not exceed the 2%/25% Guidelines.

Fees and Reimbursements Paid to our Property Manager

•

We have entered into property management agreements with our property manager, Steadfast Management Company, Inc., an affiliate of the Sponsor, in connection with the management of our multifamily properties. Pursuant to the property management agreements, we pay the property manager a monthly base management fee equal to a range from 2.5% to 3.0% of each property’s gross revenues (as defined in the respective property management agreements) for each month. Each property management agreement has an initial one-year term and will continue thereafter on a month-to-month basis unless either party gives 60 days’ prior notice of its desire to terminate the property management agreement, provided that we may terminate the property management agreement at any time upon the determination of gross negligence, willful misconduct or bad acts of the property manager or its employees or upon an uncured breach of the agreement upon 30 days’ prior written notice to the property manager. For the year ended December 31, 2018, we incurred and paid property management fees of $4,886,436 and $4,872,734, respectively, to the property manager. For the nine months ended September 30, 2019, we incurred and paid property management fees of $3,756,048 and $3,738,669, respectively, to the property manager.

•

The property management agreements specify that we are to reimburse the property manager for the salaries and related benefits of on-site personnel. For the year ended December 31, 2018, we incurred and reimbursed on-site personnel costs of $14,959,964 and $14,958,751, respectively, to the property manager. For the nine months ended September 30, 2019, we incurred and reimbursed on-site personnel costs of $11,441,579 and $10,969,323, respectively, to the property manager.

•

The property management agreements also specify certain other fees payable to the property manager for benefit administration, information technology infrastructure, licenses, support and training services and capital expenditures. For the year ended December 31, 2018, we incurred and reimbursed other fees of $1,916,387 and $1,916,348, respectively, and incurred and paid capital expenditures of $7,295 to the property manager. For the nine months ended September 30, 2019, we incurred and reimbursed other fees of $2,579,316 and $2,572,033, respectively, to the property manager. No capital expenditures were incurred or paid during the nine months ended September 30, 2019.

Payments to our Construction Manager

•

We have entered into construction management agreements with our construction manager, Pacific Coast Land and Construction, Inc., an affiliate of the Sponsor, in connection with capital improvements and renovation or value-enhancement projects for certain of our properties. The construction management fee payable with respect to each property under the construction management agreement ranges from 8.0% to 12.0% of the costs of the improvements for which the construction manager has planning and oversight authority. Generally, each construction management agreement can be terminated by either party with 30 days’ prior written notice to the other party. For the year ended December 31, 2018, we incurred and paid construction management fees of $585,532 and $700,410, respectively, to the construction manager. For the nine months ended September 30, 2019, we incurred and paid construction management fees of $953,635 and $916,796, respectively, to the construction manager.

•

The construction management agreements also specify that we are to reimburse the construction manager for the salaries and related benefits of certain of its employees for time spent working on capital improvements and renovations. We may also reimburse the construction manager for the salaries and related benefits of certain of its employees for time spent working on capital improvements and renovations. For the year ended December 31, 2018, we incurred and reimbursed labor costs of $908,206 and $941,879, respectively, to the construction manager. For the nine months ended September 30, 2019, we incurred and reimbursed labor costs of $379,176 and $393,341, respectively, to the construction manager.

Development Services

In some instances, we may enter into a Development Services Agreement with Steadfast Multifamily Development, Inc., an affiliate of the Advisor, (the “Developer”), in connection with a development project, pursuant to which the Developer will receive a development fee and reimbursement for certain expenses for overseeing the development project. We entered into a Development Services Agreement with the Developer in connection with the Garrison Station development project that provided for a development fee equal to 4% of the hard and soft costs of the development project as specified in the Development Services Agreement. 75% of the development fee will be paid in 14 monthly installments and the remaining 25% will be paid upon delivery by the Developer to us of a certificate of occupancy. As of September 30, 2019, no amounts had been paid pursuant to the Development Services Agreement.

Pending Mergers with STAR III and SIR

On August 5, 2019, we entered into the Merger Agreements to acquire each of STAR III and SIR. Both mergers are stock-for-stock transactions whereby each of STAR III and SIR will be merged into one of our wholly-owned subsidiaries. The consummation of our merger with STAR III is not contingent upon the completion of the merger with SIR, and the consummation of the merger with SIR is not contingent upon the completion of the merger with STAR III. SIR is externally advised by SIR Advisor, and STAR III is externally advised by STAR III Advisor. Each of SIR Advisor and STAR III Advisor is an indirect subsidiary of the Sponsor.

Amended and Restated Advisory Agreement

Concurrently with the entry into the Merger Agreements, we and STAR Advisor entered into the Amended and Restated STAR Advisory Agreement, dated as of August 5, 2019 (the “Amended STAR Advisory Agreement”), which will become effective at the effective time of the earlier of the STAR III Merger and SIR Merger. The Amended STAR Advisory Agreement amends the existing STAR Advisory Agreement to lower certain fees and to change the form of consideration for the investment management fee so that such fees are paid 50% in cash and 50% in STAR Common Stock. Any acquisition fee, disposition fee or loan coordination fee payable to STAR Advisor will be 0.5% of the cost of investment, sales price or amount financed, as applicable. Any loan coordination fee related to non-acquisition financing or refinancing will be payable to STAR Advisor in the form of STAR Common Stock. In addition, the Amended STAR Advisory Agreement provides for a Subordinated Incentive Listing Fee, Subordinated Share of Net Sales Proceeds and Performance Fee (each as defined in the Amended STAR Advisory Agreement) to be payable by STAR to STAR Advisor in exchange for the redemption of the 1,000 shares of convertible stock currently owned by STAR Advisor.

However, pursuant to the Merger Agreements, prior to the consummation of either of the Mergers, STAR Advisor intends to request to receive a new class of convertible stock in exchange for our convertible stock owned by the STAR Advisor in lieu of the Subordinated Incentive Listing Fee, Subordinated Share of Net Sales Proceeds and Performance Fee provided for in the Amended STAR Advisory Agreement. See “—Ownership Interests.”

Other Transactions

•

We deposit amounts with an affiliate of the Sponsor to fund a prepaid insurance deductible account to cover the cost of required insurance deductibles across all properties owned by us and other affiliated entities of the Sponsor. Upon filing a major claim, proceeds from the insurance deductible account may be used by us or another affiliate of the Sponsor. In addition, we deposit amounts with an affiliate of the Sponsor to cover the cost of property and property related insurance across certain of our properties. For the year ended December 31, 2018, we incurred $1,394,218 and funded $1,323,074 into the prepaid insurance deductible and property insurance accounts to an affiliate of the Sponsor and earned $150,000 and received $75,000 in insurance proceeds from an affiliate of the Sponsor upon filing claims. For the nine months ended September 30, 2019, we incurred $1,533,091 and funded $1,932,245 into the prepaid insurance deductible and property insurance accounts to an affiliate of the Sponsor and earned $0 and received $75,000 in insurance proceeds from an affiliate of the Sponsor related to the filing of any claims.

•

We lease apartment homes to an affiliate of the Sponsor for use as regional offices. For the year ended December 31, 2018, we earned and received $21,589 of rental revenue from our affiliates. For the nine months ended September 30, 2019, we earned and received $44,235 of rental revenue from our affiliates.

Potential Internalization

STAR Advisor notified us that upon consummation of the Mergers, the STAR Advisor intends to present a proposal to the STAR Special Committee within 60 days of the closing of the Mergers regarding a possible internalization of management, whereby STAR Advisor would sell, and we would acquire, STAR Advisor or certain assets of STAR Advisor and its affiliates and retain a number of officers and employees of STAR Advisor and its affiliates as our employees. Such a transaction, if consummated, likely would include an amendment to the advisory agreement with STAR Advisor to permit STAR Advisor or its affiliates to receive consideration in exchange for the sale. STAR Advisor believes that an internalization would, among other things, result in administrative and other cost savings to us and increase the likelihood of a future listing. STAR Advisor has not proposed a price at which it would be willing to effect such a transaction, and there is no guarantee that we and STAR Advisor will successfully negotiate an internalization of management, or in the event of an internalization, the potential benefits of the internalization would be realized.

Currently Proposed Transactions

Other than as described above, there are no currently proposed material transactions with related persons other than those covered by the terms of the agreements described above.

Policies and Procedures for Transactions with Related Persons

In order to reduce or eliminate certain potential conflicts of interest, the STAR Charter and the STAR Advisory Agreement contain restrictions and conflict resolution procedures relating to transactions we enter into with STAR Advisor, our directors or their respective affiliates. Each of the restrictions and procedures that apply to transactions with STAR Advisor and its affiliates will also apply to any transaction with any entity or real estate program controlled by STAR Advisor and its affiliates. As a general rule, any related party transaction must be approved by a majority of the directors (including a majority of independent directors) not otherwise interested in the transaction. In determining whether to approve or authorize a particular related party transaction, these persons will consider whether the transaction between us and the related party is fair and reasonable to us and has terms and conditions no less favorable to us than those available from unaffiliated third parties.

We have also adopted a Code of Ethics that applies to each of our officers and directors, which we refer to as “covered persons.” The Code of Ethics sets forth certain conflicts of interest policies that limit and govern certain matters among us, the covered persons, STAR Advisor and their respective affiliates. Our Code of Ethics is available on our website at www.SteadfastREITs.com. For more information on our Code of Ethics, see “Code of Business Conduct and Ethics.”

Director Independence

Although our shares are not listed for trading on any national securities exchange, a majority of the members of STAR Board and all of the members of the audit committee are “independent” as defined by the New York Stock Exchange (the “NYSE”). The NYSE standards provide that to qualify as an independent director, in addition to satisfying certain bright-line criteria, the board of directors must affirmatively determine that a director has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us). In addition, we have determined that these directors are independent pursuant to the definition of independence in the STAR Charter, which is based on the definition included in the North American Securities Administrators Association, Inc.’s Statement of Policy Regarding Real Estate Investment Trusts, as revised and adopted on May 7, 2007. The STAR Board has determined that G. Brian Christie, Thomas H. Purcell and Kerry D. Vandell each satisfies the bright-line criteria and that none has a relationship with us that would interfere with such person’s ability to exercise independent judgment as a member of the STAR Board. None of these directors has ever served as (or is related to) an employee of ours or any of our predecessors or acquired companies or received any compensation from us or any such other entities except for compensation directly related to service as a director. Therefore, we believe that all of these directors are independent directors.

SI Subsidiary, LLC

Merger Sub is a Maryland limited liability company and direct wholly-owned subsidiary of STAR formed solely for the purpose of entering into the Merger Agreement and effecting the SIR Merger. Upon completion of the SIR Merger, SIR will be merged with and into Merger Sub, with Merger Sub continuing as the Surviving Entity and a wholly-owned subsidiary of STAR. Merger Sub has not conducted any activities other than those incidental to its formation and the matters contemplated by the Merger Agreement.

Steadfast Income REIT, Inc.

Set forth below is a description of the business of SIR. When used in this section, unless otherwise specifically stated or the context requires otherwise, the terms “SIR,” “we,” “us” or “our” refer to Steadfast Income REIT, Inc. and its consolidated subsidiaries. Certain statements regarding SIR’s future operations and its plans for future business may not be applicable to the extent the SIR Merger is completed.

Description of SIR’s Business

SIR is a public non-traded REIT that was formed as a Maryland corporation in May 2009, and elected to be taxed as a REIT for U.S. federal income tax purposes for the year ended December 31, 2010, and each year thereafter.

SIR is externally managed by SIR Advisor and substantially all of our business is conducted through the SIR OP. The principal executive offices of SIR are located at 18100 Von Karman Avenue, Suite 500, Irvine, California 92612. SIR’s website is located at www.SteadfastREITs.com. The information found on, or otherwise accessible through, SIR’s website is not incorporated into, and does not form a part of, this proxy statement/prospectus or any other report or document SIR files with or furnishes to the SEC.

SIR owns a diverse portfolio of real estate investments located throughout the United States, primarily in the multifamily sector. Within SIR’s multifamily portfolio, it targets established, stable apartment communities with operating histories that have demonstrated consistently high occupancy and income levels across market cycles, and are located in neighborhoods within close proximity to employment centers. Further, SIR may acquire or originate mortgage, mezzanine, bridge, commercial real estate and other real estate loans as well as securities of other real estate companies, which SIR collectively refers to as “real estate-related assets.” As of September 30, 2019, SIR owned 27 multifamily properties comprising a total of 7,527 apartment homes and a 10% interest in one unconsolidated joint venture that owned 20 multifamily properties with a total of 4,584 apartment homes.

On July 19, 2010, SIR commenced its initial public offering (the “SIR Public Offering”) of up to a maximum of 150,000,000 shares of common stock and up to 15,789,474 shares of common stock pursuant to the SIR DRP. SIR terminated the SIR Public Offering on December 20, 2013. Following the termination of the SIR Public Offering, SIR continued to offer shares of SIR Common Stock pursuant to the SIR DRP until the SIR Board determined to suspend the SIR DRP effective with distributions earned beginning on December 1, 2014. Through December 1, 2014, SIR had sold 76,095,116 shares of common stock for gross offering proceeds of $769,573,363, including 4,073,759 shares of common stock issued pursuant to its distribution reinvestment plan for gross offering proceeds of $39,580,847. The SIR Board may, in its sole discretion, reinstate the distribution reinvestment plan and change the price at which SIR offers shares of common stock to SIR Stockholders pursuant to the distribution reinvestment plan based upon changes in the estimated value per share and other factors SIR Board deems relevant. On March 13, 2019, the SIR Board approved an estimated value per share of SIR Common Stock of $9.40 as of December 31, 2018.

Real Estate Portfolio

As of September 30, 2019, we owned the 27 multifamily properties listed below:

				Number of Units	Total Purchase Price	Mortgage Debt Outstanding at September 30, 2019	Average Occupancy(1) as of		Average Monthly Rent(2) as of
Property Name		Location	Purchase Date				Sep 30, 2019	Dec 31, 2018	Sep 30, 2019	Dec 31, 2018
1	Clarion Park Apartments	Olathe, KS	6/28/2011	220	$11,215,000	$11,936,941	95.7%	96.4%	$872	$841
2	Spring Creek Apartments	Edmond, OK	3/9/2012	252	19,350,000	17,145,073	97.4%	94.0%	873	848
3	Montclair Parc Apartment Homes	Oklahoma City, OK	4/26/2012	360	35,750,000	—	96.8%	94.4%	891	857

				Number of Units	Total Purchase Price	Mortgage Debt Outstanding at September 30, 2019	Average Occupancy(1) as of		Average Monthly Rent(2) as of
Property Name		Location	Purchase Date				Sep 30, 2019	Dec 31, 2018	Sep 30, 2019	Dec 31, 2018
4	Hilliard Park Apartments	Columbus, OH	9/11/2012	201	19,800,000	12,173,887	96.2%	94.5%	$1,140	$1,120
5	Sycamore Terrace Apartments	Terre Haute, IN	9/20/2012 & 3/5/2014	250	23,174,157	22,728,173	93.1%	94.0%	1,171	1,138
6	Hilliard Summit Apartments	Columbus, OH	9/28/2012	208	24,100,000	14,757,094	95.3%	95.7%	1,236	1,217
7	Forty 57 Apartments	Lexington, KY	12/20/2012	436	52,500,000	34,982,843	96.3%	93.1%	970	912
8	Riverford Crossing Apartments	Frankfort, KY	12/28/2012	300	30,000,000	19,904,276	96.9%	97.3%	978	933
9	Montecito Apartments	Austin, TX	12/31/2012	268	19,000,000	12,596,576	96.7%	95.1%	1,039	1,008
10	Hilliard Grand Apartments	Dublin, OH	12/31/2012	314	40,500,000	28,108,786	96.1%	96.5%	1,317	1,290
11	Deep Deuce at Bricktown	Oklahoma City, OK	3/28/2013	294	38,271,000	32,087,170	94.6%	93.9%	1,284	1,235
12	Retreat at Quail North	Oklahoma City, OK	6/12/2013	240	25,250,000	16,103,751	94.4%	92.9%	978	954
13	Tapestry Park Apartments	Birmingham, AL	8/13/2013 & 12/1/2014	354	50,285,000	48,223,343	95.6%	92.9%	1,376	1,311
14	BriceGrove Park Apartments	Canal Winchester, OH	8/29/2013	240	20,100,000	—	95.6%	95.8%	911	879
15	Retreat at Hamburg Place	Lexington, KY	9/5/2013	150	16,300,000	—	97.0%	96.0%	1,038	897
16	Villas at Huffmeister	Houston, TX	10/10/2013	294	37,600,000	27,213,547	95.4%	93.9%	1,228	1,209
17	Villas of Kingwood	Kingwood, TX	10/10/2013	330	40,150,000	34,598,132	96.9%	94.8%	1,246	1,282
18	Waterford Place at Riata Ranch	Cypress, TX	10/10/2013	228	23,400,000	—	96.3%	93.9%	1,149	1,104
19	Carrington Place	Houston, TX	11/7/2013	324	32,568,034	—	94.3%	91.7%	1,117	1,076
20	Carrington at Champion Forest	Houston, TX	11/7/2013	284	33,000,000	—	95.6%	94.0%	1,147	1,106
21	Carrington Park at Huffmeister	Cypress, TX	11/7/2013	232	25,150,000	19,472,583	95.3%	94.4%	1,170	1,198
22	Heritage Grand at Sienna Plantation	Missouri City, TX	12/20/2013	240	$27,000,000	$16,654,527	93.4%	95.8%	1,160	1,147
23	Mallard Crossing Apartments	Loveland, OH	12/27/2013	350	39,800,000	—	96.1%	93.7%	1,142	1,095
24	Reserve at Creekside	Chattanooga, TN	3/28/2014	192	18,875,000	14,701,227	97.2%	96.4%	1,055	1,040
25	Oak Crossing Apartments	Fort Wayne, IN	6/3/2014	222	24,230,000	20,235,203	97.2%	95.9%	1,024	1,002
26	Double Creek Flats	Plainfield, IN	5/7/2018	240	31,852,079	21,893,600	96.3%	93.8%	1,050	1,063
27	Jefferson at Perimeter Apartments	Dunwoody, GA	6/11/2018	504	103,633,983	72,909,761	94.6%	89.3%	1,413	1,331

				7,527	$862,854,253	$498,426,493	95.8%	94.3%	$1,123	$1,068

(1)	At September 30, 2019 and December 31, 2018, our portfolio was approximately 97.5% and 95.5% leased, respectively.
(2)	Average monthly rent is based upon the effective rental income after considering the effect of vacancies, concessions and write-offs.

Investment Objectives

Our primary investment objectives are to:

•	preserve, protect and return invested capital;

•	pay attractive and stable cash distributions to stockholders; and

•	realize capital appreciation in the value of our investments over the long term.

We cannot assure stockholders that we will attain these objectives or that the value of our assets will not decrease. Furthermore, within our investment objectives and policies, SIR Advisor will have substantial discretion with respect to the selection of specific investments and the purchase and sale of our assets, subject to the approval of the SIR Board.

Investment Strategy

In pursuing our investment objectives and selecting our multifamily investments, SIR Advisor considers a number of factors, including, but not limited to, the following:

•	positioning our overall portfolio to achieve diversity by geography;

•	macroeconomic and microeconomic employment and demographic data and trends of the submarket where the investment is located;

•	regional, market and property specific supply and demand dynamics;

•	transaction size and projected property-level leverage;

•	physical condition of the property and the need for capital expenditures;

•	property location and positioning within its sub-market;

•	design characteristics of the property;

•	types and duration of leases related to the property;

•	adequacy of parking and access to public transportation;

•	income-producing capacity of the property;

•	opportunities for capital appreciation based on property repositioning, operating expense reductions and other factors;

•	potential to otherwise add value to the property;

•	risk characteristics of the investment compared to the potential returns and availability of alternative investments;

•	REIT qualification requirements;

•	liquidity and tax considerations; and

•	other factors considered important to meet our investment objectives.

We are not limited as to the geographic area in which we may conduct our operations; however, we intend to continue to focus on investments in the United States. We are not specifically limited in the number or size of properties we may acquire.

Multifamily Properties

We invested in a portfolio of multifamily properties throughout the United States. Our investments include established, stable, income-producing apartment communities that we acquire directly, as well as the purchase of real estate-related assets that are secured by or related to multifamily properties, all of which we believe will produce an attractive and consistent level of income and appreciation.

All such properties comply with applicable federal, state and local laws and regulations.

Redevelopment Properties

We may invest in multifamily properties that are to be developed or redeveloped, but do not expect these investments to exceed 10% of the overall cost of our multifamily property portfolio. These investments will be in properties where major rehabilitation or renovation is necessary and current residents must be relocated for an extended period of time. The property renovations would extend beyond the normal scope of interior improvements or system enhancements and involve structural changes to buildings and common areas and/or an increase in site density. We do not intend to pursue “greenfield” development with the possible exception of providing an additional phase to an existing stabilized property.

Underwriting Process

We utilize SIR Advisor’s expertise in underwriting multifamily property investments to evaluate potential real estate opportunities and determine whether an apartment community satisfies our acquisition criteria. In analyzing potential multifamily investment opportunities, SIR Advisor reviews all aspects of a transaction with a focus on the following five factors:

•	target location selection;

•	individual property review;

•	income and expense analysis;

•	capital improvement planning; and

•	green initiatives.

SIR Advisor follows the same underwriting process as its affiliate, STAR Advisor. For information on the five factors of the underwriting process, see “The Companies—Steadfast Apartment REIT, Inc. and SI Subsidiary, LLC—Underwriting Process.”

Real Estate-Related Assets

We may also selectively acquire debt collateralized by multifamily properties and securities of other companies owning multifamily properties. We expect that for any investment in real estate-related assets, the underlying real estate will generally meet our criteria for direct investment. The real estate-related assets we may invest in include, but are not limited to, first mortgages and other indebtedness secured by high-quality multifamily properties. We may also make equity investments in other real estate companies, especially when we consider it more efficient to acquire an entity that already owns assets meeting our investment criteria than to acquire such assets directly.

If we determine to make investments in real estate-related assets, we will consider such factors as:

•	positioning the overall portfolio to achieve an optimal mix of investments;

•	the diversification benefits of the real estate-related assets relative to the rest of the portfolio;

•	the potential for the investment to deliver high current income and attractive risk-adjusted total returns; and

•	other factors considered important to meeting our investment objectives.

Other Property Investments

We intend to continue to invest primarily in multifamily properties and we may also acquire real-estate related assets in which the underlying property is in the multifamily sector. We may, however, also make selective strategic acquisitions of other types of commercial properties that we determine are undervalued or will produce stable, secure income and increase in value over time. In selecting investments in other property types, we will generally follow the same criteria and guidelines outlined above for multifamily investments, adapted as necessary to meet the unique characteristics of each property type.

General Investment Characteristics

SIR Advisor utilizes the same general investment characteristics as its affiliate, STAR Advisor. For information on form of ownership, lease terms, due diligence utilized by SIR Advisor, with respect to property investments, see “The Companies—Steadfast Apartment REIT, Inc. and SI Subsidiary, LLC—General Investment Characteristics.”

Acquisitions from Affiliates

We are not precluded from acquiring properties, directly or through joint ventures, from our affiliates. All such acquisitions will be approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction (i) as fair and reasonable to us and (ii) at a price to us no greater than the cost of the asset to such affiliate or, if the price to us is in excess of such cost, after a determination that substantial justification for such excess exists and such excess is reasonable. Such truncations of investments may not be acquired for a value, at the time the transaction was entered into, in excess of the appraised fair market value of such investment. Subject to these limitations, the Sponsor, its affiliates and its employees (including our officers and directors) may make substantial profits in connection with any such investment and our cost to acquire the property may be in excess of the cost that we would have incurred if we had developed the property.

Joint Venture Investments

We may enter into joint ventures, partnerships, co-tenancies and other co-ownership arrangements or participations with real estate developers, owners and other affiliated or non-affiliated third parties for the purpose of owning or operating properties. We may also enter into joint ventures for the development or improvement of properties. Joint venture investments permit us to own interests in large properties and other investments without unduly limiting the diversity of our portfolio. Our investment may be in the form of equity or debt. In determining whether to recommend investment in a particular joint venture, SIR Advisor will evaluate the real property that such joint venture owns or is being formed to own under the same criteria described elsewhere in this proxy statement/prospectus for the selection of our real property investments.

We have not established the specific terms we will require in the joint venture agreements we may enter into, or the safeguards we will apply to, or require in, our potential joint ventures. Particular terms and conditions or safeguards we will require in joint ventures will be determined on a case-by-case basis after SIR Advisor and board of directors consider all facts they feel are relevant, such as the nature and attributes of our other potential joint venture partners, the proposed structure of the joint venture, the nature of the operations, liabilities and assets the joint venture may conduct and own, and the proportion of the size of our interest when compared to the interests owned by other parties. Any joint venture with our affiliates must be approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction as being fair and reasonable to us and on substantially the same terms and conditions as those received by the other joint venturers. Any joint ventures with our affiliates will result in certain conflicts of interest.

Joint Venture Arrangement with Blackstone Real Estate Income Trust, Inc.

On November 10, 2017, we, BREIT Steadfast MF JV LP (the “joint venture”), BREIT Steadfast MF Parent LLC, (“BREIT LP”), and BREIT Steadfast MF GP LLC (“BREIT GP”), executed a Contribution Agreement whereby we agreed to contribute a portfolio of 20 properties owned by us to the joint venture in exchange for a combination of cash and a 10% ownership interest in the joint venture. BREIT LP owns a 90% interest in the joint venture and BREIT GP serves as the general partner of the joint venture. Each of BREIT LP and BREIT GP is a wholly-owned subsidiary of Blackstone Real Estate Income Trust, Inc. SIR LANDS Holdings, LLC, our wholly-owned subsidiary, holds our 10% interest in the joint venture.

The transaction closed in two stages. The first closing occurred November 15, 2017, and included those properties for which the existing debt was prepaid at closing. The second closing occurred January 31, 2018, and included those properties for which the joint venture assumed the existing loans.

Disposition Policies

We generally acquire properties with an expectation of holding each property for an extended period. However, circumstances might arise that could result in a shortened holding period for certain properties. SIR Advisor develops an exit strategy for each investment we make in a property, which may be modified over the period we hold the investment in order to conform to changing market conditions and property-level factors. SIR Advisor will regularly perform a hold-sell analysis on each investment we make in a property to determine the optimal time to hold the investment and generate an attractive return for our stockholders. Economic and market conditions may influence us to hold investments for different periods. We may sell a property before the end of the expected holding period if we believe that market conditions have maximized its value to us or the sale of the asset would otherwise be in the best interests of our stockholders. Relevant factors SIR Advisor will consider when determining whether to dispose of a property include:

•	the prevailing economic, real estate and securities market conditions;

•	the extent to which the property has realized its expected total return;

•	benefits associated with disposing of the property and diversifying and rebalancing our investment portfolio;

•	the opportunity to pursue a more attractive investment;

•	capital expenditure requirements;

•	compliance with REIT qualification requirements;

•	the opportunity to enhance overall investment returns through sale of the investment;

•	the fact that the property was acquired as part of a portfolio acquisition and does not meet our general acquisition criteria;

•	SIR Advisor’s judgment that the value of the property might decline or a mortgage loan may not be refinanced, if at all;

•	liquidity benefits with respect to the availability of sufficient funds for the share repurchase plan; and

•	other factors that, in the judgment of SIR Advisor, determine that the sale of the property is in our stockholders’ best interests.

The determination of whether a particular property should be sold or otherwise disposed of will be made after consideration of all relevant factors, including prevailing economic conditions, with a view toward achieving maximum total return for the investment. We cannot assure stockholders that this objective will be realized. In connection with our sales of real properties, we may lend the purchaser all or a portion of the purchase price. In these instances, our taxable income may exceed the cash received from the sale. The terms of payment will be affected by custom in the area in which the real property being sold is located and by the then-prevailing economic conditions. We may sell property to affiliates. While there is no minimum on the price we must receive in such transactions, a majority of our directors, including a majority of our independent directors, not otherwise interested in such transactions must approve such transactions as being fair and reasonable to us.

Distribution Policy

The SIR Board has authorized daily distributions that are paid on a monthly basis. We expect to continue paying monthly distributions unless our results of operations, our general financial condition, general economic conditions or other factors prohibit us from doing so. We may declare distributions in excess of our cash flow from operations. As a result, our distribution rate and payment frequency may vary from time to time. However, to qualify as a REIT for tax purposes, we must make distributions equal to at least 90% of our “REIT taxable income” each year.

The distributions declared and paid during the first and second fiscal quarters of 2019, along with the amount of distributions reinvested pursuant to the SIR DRP were as follows:

				Sources of Distributions Paid
Period	Distributions Declared(1)	Distributions Declared Per Share(1)(2)	Distributions Paid(3)	Cash Flow From Operations	Cash and Cash Equivalents	Net Cash (Used in) Provided By Operating Activities
First Quarter 2019	$10,186,657	$0.137	$10,196,066	$—	$10,196,066	$(2,306,329)
Second Quarter 2019	10,266,544	0.138	10,390,783	5,792,413	4,598,370	5,792,413
Third Quarter 2019	10,349,426	0.140	10,359,596	4,861,763	5,497,833	4,861,763

	$30,802,627	$0.415	$30,946,445	$10,654,176	$20,292,269	$8,347,847

(1)	Distributions during the three and nine months ended September 30, 2019, were based on daily record dates and calculated at a rate of $0.001519 per share per day.
(2)	Assumes each share was issued and outstanding each day during the period presented.
(3)	Distributions are paid on a monthly basis. Distributions for all record dates of a given month are paid approximately three days following month end.

For the nine months ended September 30, 2019, we paid aggregate distributions of $30,946,445. All such distributions were paid in cash. For the nine months ended September 30, 2019, our net income was $72,277,928, we had FFO of $13,190,454 and net cash provided by operating activities of $8,347,847. For the nine months ended September 30, 2019, of the $30,946,445 in total distributions paid, all of which were paid in cash, we funded $10,654,176, or 34%, of distributions paid with net cash provided by operating activities and $20,292,269, or 66%, with existing cash and cash equivalents, respectively. Since inception, of the $406,180,132 in total distributions paid through September 30, 2019, including shares issued pursuant to SIR DRP, 58% of such amounts were funded from cash flow from operations, 19% of such amounts were funded from the sales of real estate investments, 9% of such amounts were funded from offering proceeds, 2% of such amounts were funded from credit facilities and 12% of such amounts were funded from cash and cash equivalents. For information on how SIR calculates FFO and the reconciliation of FFO to net loss, see Item 2. “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Funds from Operations and Modified Funds from Operations” in the Quarterly Report on Form 10-Q, attached as Annex E to this proxy statement/prospectus.

Our long-term policy is to pay cash distributions solely from cash flow from operations. Further, because we may receive income from interest or rents at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund capital expenditures and other expenses, we expect that during our operational stage, we will declare distributions in anticipation of cash flow that we expect to receive during a later period, and we expect to pay these distributions in advance of our actual receipt of these funds. In these instances, SIR Board has the authority under our organizational documents, to the extent permitted by Maryland law, to fund distributions from sources such as borrowings, offering proceeds or advances and the deferral of fees and expense reimbursements by SIR Advisor, in its sole discretion. If we pay distributions from sources other than cash flow from operations, we will have fewer funds available for investments and stockholders’ overall returns on their investment in us may be reduced.

We elected to be taxed as, and currently qualify as, a REIT for federal income tax purposes commencing with the taxable year ended December 31, 2010. To qualify as a REIT, we must make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). If we meet the REIT qualification requirements, we generally will not be subject to federal income tax on the income that we distribute to our stockholders each year. We have not established a minimum distribution level and the SIR Charter does not require that we make distributions to our stockholders.

Leverage

We intend to use leverage to acquire properties for ground up development, redevelopment, repurchase shares and to provide additional funds for investment in our properties. We will access leverage on a secured and an unsecured basis depending on the use of capital. We may employ credit facilities with a portfolio of secured assets, mezzanine debt and/or convertible preferred equity.

We look at several factors in considering our leverage strategy. The first factor is the maturity schedule. Our goal is to ladder maturities to avoid having a significant percentage of our loans maturing in any single year. Second, we consider a balance of fixed rate and variable rate debt depending on the term of the loan. Third, we manage our loan to value ratio and expect our first lien borrowings to be approximately 55% to 60% of the most recent annual valuations that are performed by an independent third-party appraiser or qualified valuation expert.

The SIR Board may from time to time modify our leverage policy in light of then-current economic conditions, relative costs of debt and equity capital, fair values of our properties, general conditions in the market for debt and equity securities, growth and acquisition opportunities or other factors. Our actual leverage may be higher or lower than our target leverage depending on a number of factors, including the availability of attractive investment and disposition opportunities, inflows and outflows of capital and increases and decreases in the value of our portfolio. In particular, large outflows of capital over short periods of time could cause our leverage to be substantially higher than our target.

The SIR Charter restricts us from obtaining loans from any of our directors, SIR Advisor, the Sponsor and any of their respective affiliates unless such loan is approved by a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction as fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties under the same circumstances. Our aggregate borrowings are reviewed by SIR Board at least quarterly.

Liquidity Strategy

The SIR Board is responsible for evaluating opportunities to return capital to our stockholders in order to optimize their overall return. In the event the SIR Merger is not consummated, the SIR Board may determine in its sole discretion to pursue a listing of SIR Common Stock on a national securities exchange, a sale or merger in a transaction that provides our stockholders with cash and/or securities of a public company, the sale of individual assets, a sale of the company or substantially all assets of the company for cash or other consideration. The SIR Board would also consider reopening our share repurchase plan to all repurchase requests and alternatives that provide stockholders a return of capital, such as special distributions and tender offers. In accordance with the SIR Charter, if the SIR Merger is not consummated, the SIR Board will consider whether to seek stockholder approval of SIR’s liquidation on at least an annual basis.

Investment Limitations

The SIR Charter places certain limitations on us with respect to the manner in which we may invest our funds, which are the same limitations as described under “The Companies—Steadfast Apartment REIT, Inc. and SI Subsidiary, LLC—Investment Limitations” above.

Change in Investment Objectives and Policies

The SIR Charter requires our independent directors to review our investment policies at least annually to determine that the policies we are following are in the best interests of our stockholders. Each determination and the basis therefor are required to be set forth in the applicable meeting minutes. The methods of implementing our investment policies also may vary as new investment techniques are developed. The methods of implementing our investment objectives and policies, except as otherwise provided in our organizational documents, may be altered by a majority of our directors, including a majority of our independent directors, without the approval of our stockholders. Our primary investment objectives themselves and other investment policies and limitations specifically set forth in the SIR Charter, however, may only be amended if approved by a vote of the holders of shares entitled to cast a majority of all of the votes entitled to be cast on the matter.

The SIR Charter requires our independent directors to review our investment policies at least annually to determine that the policies we are following are in the best interests of our stockholders. Each determination and the basis therefor are required to be set forth in the applicable meeting minutes. The methods of implementing our investment policies also may vary as new investment techniques are developed. The methods of implementing our investment objectives and policies, such as the number, size, location and characteristics of the multifamily properties and real estate-related assets that we intend to acquire, may be altered by a majority of our directors, including a majority of our independent directors, without the approval of our stockholders. However, the specific investment limitations set forth in the SIR Charter may only be changed pursuant to an amendment to the SIR Charter, which requires approval by the affirmative vote of a majority of all votes entitled to be cast on the matter. The investment limitations set forth in the SIR Charter are discussed under “—Investment Limitations” above.

Investment Company Act Considerations

We intend to operate in such a manner that we will not be subject to regulation under the Investment Company Act. We will continually review our investment activity to attempt to ensure that we do not come within the application of the Investment Company Act. Among other things, SIR Advisor will attempt to monitor the proportion of our portfolio that is placed in various investments so that we do not come within the definition of an “investment company” under the Investment Company Act. If at any time the character of our investments could cause us to be deemed as an investment company for purposes of the Investment Company Act, we will take all necessary actions to attempt to ensure that we are not deemed to be an “investment company.”

Economic Dependency

We are dependent on SIR Advisor for certain services that are essential to us, including the identification, evaluation, negotiation, purchase and disposition of real estate and real estate-related investments; management of the daily operations of our real estate and real estate-related investment portfolio; and other general and administrative responsibilities. In the event that SIR Advisor is unable to provide such services, we will be required to obtain such services from other sources. We may not be able to retain services from such other sources on favorable terms or at all.

Competition

We are subject to significant competition in seeking real estate investments and residents. We compete with many third parties engaged in real estate investment activities, including other REITs, specialty finance companies, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds, institutional investors, investment banking firms, lenders, hedge funds, governmental bodies and other entities. Many of our competitors have substantially greater financial and other resources than we have and may have substantially more operating experience than us. They may also enjoy significant competitive advantages that result from, among other things, a lower cost of capital.

The multifamily property market in particular is highly competitive. This competition could reduce occupancy levels and revenues at our multifamily properties, which would adversely affect our operations. We face competition from many sources, including from other multifamily properties in our target markets. In addition, overbuilding of multifamily properties may occur, which would increase the number of multifamily homes available and may decrease occupancy and unit rental rates. Furthermore, multifamily properties we acquire most likely compete, or will compete, with numerous housing alternatives in attracting residents, including owner occupied single- and multifamily homes available to rent or purchase. Competitive housing in a particular area and the increasing affordability of owner occupied single- and multifamily homes available to rent or buy could adversely affect our ability to retain our residents, lease apartment homes and increase or maintain rental rates.

We may compete with STAR III and STAR for investment opportunities due to the similarities in our investment strategies. STAR terminated its primary offering on March 24, 2016 and STAR III terminated its initial public offering on August 31, 2018, but STAR III and STAR may reinvest any proceeds from a sale of assets, the refinancing of debt, or engage in future securities offerings to raise capital to acquire additional multifamily properties. We also may compete with the Sponsor and its affiliates in our markets. To the extent that we compete with STAR III, STAR or any other program affiliated with the Sponsor for investments, the Sponsor will face potential conflicts of interest and there is a risk that the Sponsor will select investment opportunities for us that provide lower returns than the investments selected for such other programs, or that certain otherwise attractive investment opportunities will not be available to us.

We and SIR Advisor developed procedures to resolve potential conflicts of interest in the allocation of investment opportunities between us and other Steadfast affiliates. SIR Advisor is required to provide information to SIR Board to enable SIR Board, including the independent directors, to determine whether such procedures are being fairly applied.

Certain of our affiliates currently own or manage multifamily properties in geographical areas in which we expect to own multifamily properties. Conflicts of interest will exist to the extent that we own or manage real properties in the same geographic areas where real properties owned or managed by other Steadfast affiliates are located. In such a case, a conflict could arise in the leasing of real properties in the event that we and another Steadfast affiliate were to compete for the same residents in negotiating leases, or a conflict could arise in connection with the resale of properties in the event that we and another Steadfast affiliate were to attempt to sell similar real properties at the same time. Conflicts of interest may also exist at such time as we or our affiliates managing real property on our behalf seek to employ leasing agents, developers, contractors or building managers.

Concentration of Credit Risk

The geographic concentration of our portfolio makes it particularly susceptible to adverse economic developments in the Houston, Texas, Oklahoma City, Oklahoma and Atlanta, Georgia apartment markets. Any adverse economic or real estate developments in these markets, such as business layoffs or downsizing, relocations of businesses, increased competition from other apartment communities, decrease in demand for apartments or any other changes, could adversely affect our operating results and its ability to make distributions to stockholders.

Environmental

As an owner of real estate, we are subject to various environmental laws of federal, state and local governments. We are not aware of any environmental liability that could have a material adverse effect on our financial condition or results of operations. However, changes in applicable environmental laws and regulations, the uses and conditions of properties in the vicinity of our properties, the activities of its residents and other environmental conditions of which we are unaware with respect to the properties could result in future environmental liabilities.

Legal Matters

From time to time, we are subject, or party, to legal proceedings that arise in the ordinary course of our business. Management is not aware of any legal proceedings of which the outcome is reasonably likely to have a material adverse effect on our results of operations or financial condition nor are we aware of any such legal proceedings contemplated by government agencies.

Governmental Regulations

Our business is subject to many laws and governmental regulations. Changes in these laws and regulations, or their interpretation by agencies and courts, occur frequently.

We and any operating subsidiaries that we may form may be subject to state and local tax in states and localities in which they or we do business or own property. The tax treatment of us, SIR OP, any operating subsidiaries we may form and the holders of our shares in local jurisdictions may differ from our federal income tax treatment.

Americans with Disabilities Act

Investment in properties may also be subject to the ADA. Under the ADA, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. We are committed to complying with the ADA to the extent to which it applies. The ADA has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. With respect to the properties we acquire, the ADA’s requirements could require us to remove access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. We will attempt to acquire properties that comply with the ADA or place the burden on the seller or other third party, such as residents, to ensure compliance with the ADA.

HOPA, FHA and Government-Assisted Housing

To the extent we invest in age-restricted communities, any such properties must comply with the FHA and HOPA. The FHA generally prohibits age-based housing discrimination; however certain exceptions exist for housing developments that qualify as housing for older persons. HOPA provides the legal requirements for such housing developments. In order for housing to qualify as housing for older persons, HOPA requires (1) all residents of such developments to be at least 62 years of age or (2) that at least 80% of the occupied apartment homes are occupied by at least one person who is at least 55 years of age and that the housing community publish and adhere to policies and procedures that demonstrate this required intent and comply with rules issued by the United States Department of Housing and Urban Development, or HUD, for verification of occupancy. In addition, certain states require that age-restricted communities register with the state. Noncompliance with the FHA, HOPA or state registration requirements could result in the imposition of fines, awards of damages to private litigants, payment of attorneys’ fees and other costs to plaintiffs, substantial litigation costs and substantial costs of remediation, all of which would reduce the amount of cash available for distribution to our stockholders.

To the extent that we invest in government-assisted housing, we may acquire properties that benefit from governmental programs intended to provide affordable housing to individuals with low or moderate incomes. These programs, which are typically administered by HUD or state housing finance agencies, typically provide mortgage insurance, favorable financing terms, tax credits or rental assistance payments to property owners. As a condition of the receipt of assistance under these programs, the properties must comply with various requirements, which typically limit rents to pre-approved amounts and impose restrictions on resident incomes. Failure to comply with these requirements and restrictions may result in financial penalties or loss of benefits. In addition, we will typically need to obtain the approval of HUD in order to acquire or dispose of a significant interest in or manage a HUD-assisted property.

Compensation of Executive Officers

Our executive officers do not receive compensation directly from us for services rendered to us and we do not intend to pay any compensation to our executive officers. We do not reimburse SIR Advisor directly or indirectly for the salary or other compensation paid to any of our executive officers. As a result, we do not, nor has SIR Board considered, a compensation policy for our executive officers. Our executive officers are officers and/or employees of, or hold an indirect ownership interest in SIR Advisor, and/or its affiliates, and our executive officers are compensated by these entities, in part, for their services to us.

Compensation of Directors

If a director is also one of our executive officers or an affiliate of SIR Advisor, we do not pay any compensation to that person for services rendered as a director. The amount and form of compensation payable to our independent directors for their service to us is determined by SIR Board, based upon recommendations from SIR Advisor. Four of our executive officers, Messrs. Rodney F. Emery and Kevin Keating and Mses. Ana Marie del Rio and Ella Neyland, manage, control or are affiliated with SIR Advisor, and through SIR Advisor, they are involved in recommending the compensation to be paid to our independent directors.

Provided below is certain information regarding compensation earned by or paid to our directors during the fiscal year ended December 31, 2018:

Name	Fees Earned or Paid in Cash in 2018(1)	Stock Awards(2)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation	All Other Compensation(3)	Total
Scot B. Barker(4)(5)	$170,001	$24,600	$—	$—	$—	$4,525	$199,126
Ned W. Brines(4)(5)	179,998	24,600	—	—	—	—	204,598
Don B. Saulic(4)(5)	167,001	24,600	—	—	—	—	191,601
Ella S. Neyland(6)	—	—	—	—	—	—	—
Rodney F. Emery(6)	—	—	—	—	—	—	—

	$517,000	$73,800	$—	$—	$—	$4,525	$595,325

(1)

The amounts shown in this column include payments made to members of the SIR Special Committee, which was formed during the year ended December 31, 2018. The members of the SIR Special Committee are our independent directors. Each independent director received a one-time retainer of $60,000, with the SIR Special Committee chairperson receiving an additional one-time retainer of $5,000. In addition, each member of the SIR Special Committee receives $2,500 for each in-person committee meeting attended and $1,000 for each teleconference meeting attended.

(2)

The amounts shown in this column reflect the aggregate fair value of shares of restricted stock granted under our Independent Directors Compensation Plan (described below), computed as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718.

(3)	Amount represents reimbursement of expenses incurred by directors to attend various board of directors’ meetings.
(4)	Independent Directors.
(5)

On August 9, 2018, each of our three independent directors was granted 2,500 shares of restricted common stock in connection with their re-election to the SIR Board pursuant to the SIR Incentive Plan. The grant date fair value of the stock was $9.84 per share for an aggregate amount of $24,600 for each independent director. Of these shares of restricted common stock granted in 2018, each independent director had 1,875 shares of restricted common stock that remained unvested as of December 31, 2018.

(6)	Directors who are also our executive officers or executive officers of our affiliates do not receive compensation for services rendered as a director.

Cash Compensation

We pay each of our independent directors:

•	an annual retainer of $65,000 (the audit committee chairperson receives an additional $10,000 annual retainer);

•	$3,000 for each in-person board of directors meeting attended;

•	$2,000 for each in-person committee meeting attended; and

•	$1,000 for each teleconference meeting of the board of directors or committee.

Special Committee

The SIR Special Committee was formed for the purpose of reviewing, considering, investigating, evaluating, and if deemed appropriate by the SIR Special Committee, negotiating the proposed merger with STAR or any alternative extraordinary transaction. The members of the SIR Special Committee are Scot B. Barker, Ned Brines and Don B. Saulic, with Mr. Barker serving as the chairman of the special committee.

The SIR Special Committee held 16 meetings during the year ended December 31, 2018.

Equity Plan Compensation to Independent Directors

We have approved and adopted the Steadfast Income REIT, Inc. Independent Directors Compensation Plan (the “SIR Plan”), which operates as a sub-plan of Steadfast Income REIT, Inc. 2009 Incentive Plan (the “SIR Incentive Plan”). Under the SIR Plan and subject to such SIR Plan’s conditions and restrictions, each of our then independent directors was entitled to receive 5,000 shares of restricted common stock in connection with the initial meeting of the full SIR Board. Our initial board of directors, and each of the independent directors, agreed to delay the initial grant of restricted stock until we raised $2,000,000 in gross offering proceeds. Each new independent director that joins the SIR Board receives 5,000 shares of restricted common stock upon election to the SIR Board. In addition, on the date following an independent director’s re-election to the SIR Board, he or she receives 2,500 shares of restricted common stock. Grants of restricted stock are subject to share availability under the SIR Incentive Plan. The shares of restricted common stock granted pursuant to the SIR Plan generally vest in four equal annual installments beginning on the date of grant and ending on the third anniversary of the date of grant; provided, however, that the restricted stock will become fully vested on the earlier to occur of: (1) the termination of the independent director’s service as a director due to his or her death or “disability”, or (2) our “change in control” (as such terms are defined in the SIR Incentive Plan) or as otherwise provided in the SIR Plan.

Compensation Committee Interlocks and Insider Participation

We currently do not have a compensation committee of the SIR Board because we do not pay any compensation to our officers. There are no interlocks or insider participation as to compensation decisions required to be disclosed pursuant to SEC regulations.

Equity Compensation Plan Information

The following table provides information about our common stock that may be issued upon the exercise of options, warrants and rights under the SIR Incentive Plan as of December 31, 2018.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders:	—	—	898,500
Equity compensation plans not approved by security holders:	N/A	N/A	N/A

Total	—	—	898,500

Security Ownership of Certain Beneficial Owners

The following table shows, as of December 16, 2019, the amount of our common stock beneficially owned (unless otherwise indicated) by: (1) any person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, (2) the SIR Board, (3) our executive officers, and (4) all of the SIR Board and executive officers as a group.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percentage
Rodney F. Emery(3)	510,504	*
Scot B. Barker	44,552	*
Don B. Saulic	15,000	*
Ned W. Brines	32,456	*
Ella S. Neyland	9,900	*
Kevin J. Keating	4,706	*
Ana Marie del Rio	5,496	*

All officers and directors as a group (seven persons)	622,614	*

*	Indicates less than 1% of the outstanding common stock.
(1)	The address of each named beneficial owner is c/o Steadfast Income REIT, Inc., 18100 Von Karman Avenue, Suite 500, Irvine, CA, 92612.
(2)	None of the shares are pledged as security.
(3)

Consists of 22,223 shares owned by Steadfast REIT Investments, LLC, and 488,281 shares owned by Steadfast Income Advisor, LLC, which are each primarily indirectly owned and controlled by Rodney F. Emery.

Certain Transactions with Related Persons

The following describes all transactions during the nine months ended September 30, 2019 and the year ended December 31, 2018 and currently proposed transactions involving SIR, SIR Board, SIR Advisor, the Sponsor and any affiliate thereof. SIR’s independent directors are specifically charged with and have examined the fairness of such transactions to SIR stockholders, and have determined that all such transactions are fair and reasonable to SIR.

Ownership Interests

On June 12, 2009, the Sponsor purchased 22,223 shares of SIR Common Stock for an aggregate purchase price of $200,007 and was admitted as SIR’s initial stockholder. The Sponsor is majority owned and controlled indirectly by Rodney F. Emery, SIR’s Chairman of the Board of Directors and Chief Executive Officer.

On July 10, 2009, SIR Advisor purchased 1,000 shares of our convertible stock for an aggregate purchase price of $1,000. As of December 31, 2018, SIR Advisor owned 100% of our outstanding convertible stock. SIR is the general partner of SIR OP, and SIR Advisor has made a $1,000 capital contribution to SIR OP as the initial limited partner.

SIR’s convertible stock will convert into shares of SIR Common Stock if and when: (A) SIR has made total distributions on the then outstanding shares of SIR Common Stock equal to the original issue price of those shares plus an aggregate 8.0% cumulative, non-compounded, annual return on the original issue price of those shares, (B) SIR lists SIR Common Stock for trading on a national securities exchange or (C) SIR Advisory Agreement is terminated or not renewed (other than for “cause” as defined in SIR Advisory Agreement). In the event of a termination or non-renewal of SIR Advisory Agreement for cause, the convertible stock will be redeemed by SIR for $1.00. In general, each share of SIR’s convertible stock will convert into a number of shares of common stock equal to 1/1000 of the quotient of: (A) 10% of the excess of (1) SIR’s “enterprise value” (as defined in SIR Charter) plus the aggregate value of distributions paid to date on the then outstanding shares of SIR Common Stock over (2) the aggregate purchase price paid by stockholders for those outstanding shares of common stock plus an 8.0% cumulative, non-compounded, annual return on the original issue price of those outstanding shares, divided by (B) SIR’s enterprise value divided by the number of outstanding shares of common stock on an as-converted basis, in each case calculated as of the date of the conversion. Shares of SIR’s convertible stock are not paid dividends and, as of the date hereof, all shares of convertible stock remained outstanding. Pursuant to the SIR Merger Agreement, SIR will cause all shares of its convertible stock to be redeemed for no consideration prior to the effective time of the SIR Merger.

Additionally, on June 11, 2014, SIR entered into a restricted stock agreement with SIR Advisor whereby SIR issued to SIR Advisor 488,281.25 restricted shares of SIR Common Stock at a fair market value of $10.24 per share in satisfaction of certain deferred fees due to the advisor in the aggregate amount of $5,000,000. Pursuant to the restricted stock agreement, the shares of restricted stock vested and became non-forfeitable 50% at December 31, 2015 and 50% at December 31, 2016.

Our Relationships with SIR Advisor and the Sponsor

SIR Advisor supervises and manages SIR’s day-to-day operations and selects SIR’s real property investments and real estate-related assets, subject to oversight by SIR Board. SIR Advisor also provides marketing, sales and client services on SIR’s behalf. SIR Advisor is owned by the Sponsor. Mr. Emery, SIR’s Chairman of the Board and Chief Executive Officer, indirectly controls the Sponsor, SIR Advisor and the dealer manager in SIR’s initial public offering, Stira Capital Markets Group. Ms. Ana Marie del Rio, SIR’s Secretary, owns an indirect 7% interest in the Sponsor, SIR Advisor and dealer manager. Since 2014, Ms. Neyland, SIR’s President has earned an annual 5% profits interest from Steadfast REIT Holdings. Crossroads Capital Multifamily owns a 25% membership interest in the Sponsor. Pursuant to the Third Amended and Restated Operating Agreement of the Sponsor, effective as of January 1, 2014, all distributions to Crossroads Capital Multifamily are subordinated to distributions to the other member of the Sponsor, Steadfast REIT Holdings, until Steadfast REIT Holdings has received an amount equal to certain expenses, including certain organization and offering costs, incurred by Steadfast REIT Holdings and its affiliates on SIR’s behalf.

All of SIR’s other officers and directors, other than SIR’s independent directors, are officers of SIR Advisor and officers, limited partners and/or members of the Sponsor and other affiliates of SIR Advisor.

SIR and SIR OP have entered into the SIR Advisory Agreement with SIR Advisor which has a one-year term expiring November 15, 2020, subject to an unlimited number of successive one-year renewals upon mutual consent of the parties. SIR may terminate the SIR Advisory Agreement without cause or penalty upon 60 days’ written notice and immediately upon fraud, criminal conduct, willful misconduct, gross negligence or material breach of the SIR Advisory Agreement by our advisor or our advisor’s bankruptcy. If SIR terminates the SIR Advisory Agreement, SIR will pay SIR Advisor all unpaid advances for operating expenses and all earned but unpaid fees.

Services provided by SIR Advisor under the terms of the SIR Advisory Agreement include the following:

•	finding, presenting and recommending investment opportunities to SIR consistent with SIR’s investment policies and objectives;

•	making investment decisions for SIR, subject to the limitations in SIR Charter and the direction and oversight of the SIR Board;

•	structuring the terms and conditions of SIR’s investments, sales and joint ventures;

•	acquiring investments on SIR’s behalf in compliance with SIR’s investment objectives and policies;

•	sourcing and structuring SIR’s loan originations;

•	arranging for financing and refinancing of investments;

•	entering into service agreements for SIR’s loans;

•	supervising and evaluating each loan servicer’s and property manager’s performance;

•	reviewing and analyzing the operating and capital budgets of the properties underlying SIR’s investments and the properties SIR may acquire;

•	entering into leases and service contracts for SIR’s properties;

•	assisting SIR in obtaining insurance;

•	generating SIR’s annual budget;

•	reviewing and analyzing financial information for each of SIR’s assets and SIR’s overall investment portfolio;

•	formulating and overseeing the implementation of strategies for the administration, promotion, management, financing and refinancing, marketing, servicing and disposition of SIR’s investments;

•	performing investor relations services;

•	maintaining SIR’s accounting and other records and assisting SIR in filing all reports required to be filed with the SEC, the Internal Revenue Service and other regulatory agencies;

•	engaging and supervising the performance of SIR’s agents, including SIR’s registrar and transfer agent; and

•	performing any other services reasonably requested by SIR.

The above summary is provided to illustrate the material functions that SIR Advisor performs for SIR as an advisor and is not intended to include all of the services that may be provided to SIR by SIR Advisor, its affiliates or third parties. The advisor has also entered into a Services Agreement with Crossroads Capital Advisors, LLC (“Crossroads Capital Advisors”), an affiliate of Crossroads Capital Multifamily, whereby Crossroads Capital Advisors provides advisory services to SIR on behalf of SIR Advisor.

Fees and Expense Reimbursements Paid to SIR Advisor

Pursuant to the terms of SIR Advisory Agreement, SIR pays SIR Advisor the fees described below.

•

SIR pays SIR Advisor an acquisition fee of 2.0% of (1) the total cost of investment, which includes the amount actually paid or budgeted to fund, the acquisition or origination of any type of real property or real estate-related asset, or (2) SIR’s allocable cost of a real property or real estate-related asset acquired in a joint venture, in each case including purchase price, acquisition expenses and any debt attributable to such investments. For the year ended December 31, 2018, SIR incurred and paid acquisition fees of $705,722 in connection with the acquisition of two multifamily properties and no acquisition fees were incurred or paid for the nine months ended September 30, 2019.

•

SIR pays SIR Advisor an annual investment management fee that is payable monthly in an amount equal to one-twelfth of 0.8% of (1) the cost of real properties and real estate-related assets acquired directly by SIR or (2) SIR’s allocable cost of each real property or real estate-related asset acquired through a joint venture. The investment management fee is calculated including acquisition fees, acquisition expenses, cost of development, construction or improvement and any debt attributable to such investments, or SIR’s proportionate share thereof in the case of investments made through joint ventures. For the year ended December 31, 2018, SIR incurred $9,799,335 and paid $8,158,850 in investment management fees to SIR Advisor. For the nine months ended September 30, 2019, SIR incurred $6,276,766 and paid $7,917,251 in investment management fees to SIR Advisor.

•

SIR pays SIR Advisor a disposition fee in connection with a sale of an investment and in the event of the sale of the entire company, which we refer to as a “final liquidity event,” in either case when SIR Advisor or its affiliates provides a substantial amount of services as determined by a majority of SIR’s independent directors. With respect to a sale of an investment, SIR pays SIR Advisor a disposition fee equal to 1.5% of the contract sales price of the investment sold. With respect to a final liquidity event, SIR pays SIR Advisor a disposition fee equal to (i) 0.5% of the total consideration paid in a final liquidity event if the price per share paid to stockholders is less than or equal to $9.00; (ii) 0.75% of the total consideration paid in a final liquidity event if the price per share paid to stockholders is between $9.01 and $10.24; (iii) 1.00% of the total consideration paid in a final liquidity event if the price per share paid to stockholders is between $10.25 and $11.24; (iv) 1.25% of the total consideration paid in a final liquidity event if the price per share paid to stockholders is between $11.25 and $12.00; and (v) 1.50% of the total consideration paid in a final liquidity event if the price per share paid to stockholders is greater than or equal to $12.01; provided, however, that the price per share paid to stockholders as listed in each of clauses (i) through (v) above shall be adjusted for any special distributions, stock splits, combinations, recapitalizations or any similar transaction with respect to our shares. SIR Charter limits the maximum amount of disposition fees payable to SIR Advisor for the sale of any real property to the lesser of one-half of the brokerage commission paid or 3% of the contract sales price, but in no event shall the total real estate commissions paid, including any disposition fees payable to SIR Advisor, exceed 6% of the contract sales price. With respect to a property held in a joint venture, the foregoing commission will be reduced to a percentage of such amounts reflecting our economic interest in the joint venture. For the year ended December 31, 2018, we incurred $5,893,800 and paid $4,407,675 in disposition fees to our advisor. For the nine months ended September 30, 2019, we incurred $3,289,275 and paid $5,342,025 in disposition fees to SIR Advisor.

•

SIR pays SIR Advisor a loan coordination fee equal to 0.50% of the refinancing amount in connection with the refinancing of certain of SIR’s existing mortgage loans. For the year ended December 31, 2018, SIR incurred loan coordination fees to SIR Advisor of $422,160. During the same period, $508,835 of loan coordination fees were paid to our advisor. For the nine months ended September 30, 2019, SIR incurred $600,000 and paid $200,000 of loan coordination fees to SIR Advisor.

In addition to the fees SIR pays to SIR Advisor pursuant to the SIR Advisory Agreement, SIR also reimburse SIR Advisor and its affiliates for the costs and expenses described below.

•

Subject to the 2%/25% Guidelines discussed below, SIR reimburses SIR Advisor for the cost of administrative services, including personnel costs and SIR’s allocable share of other overhead of the advisor such as rent and utilities; provided, however, that no reimbursement shall be made for costs of such personnel to the extent that personnel are used in transactions for which SIR Advisor receives an acquisition fee, investment management fee or disposition fee or for the employee costs SIR Advisor pays to SIR’s executive officers. For the year ended December 31, 2018, $988,367 was incurred and $960,376 was reimbursed to SIR Advisor for administrative services. For the nine months ended September 30, 2019, $1,226,048 was incurred and $1,159,712 was reimbursed to SIR Advisor for administrative services.

•

SIR reimburses SIR Advisor for acquisition expenses incurred related to the selection and acquisition of real property investments and real estate-related investments. For the year ended December 31, 2018, we incurred $689,523 and paid $478,335 in acquisition expenses to SIR Advisor and its affiliates. For the nine months ended September 30, 2019, SIR incurred $0 and paid $211,188 in acquisition expenses to SIR Advisor and its affiliates.

2%/25% Guidelines

As described above, SIR Advisor and its affiliates are entitled to reimbursement of actual expenses incurred for administrative and other services provided to SIR for which they do not otherwise receive a fee. However, SIR will not reimburse SIR Advisor or its affiliates at the end of any fiscal quarter for “total operating expenses” that for the four consecutive fiscal quarters then ended, or the expense year, exceeded the greater of (1) 2% of our average invested assets or (2) 25% of our net income, which we refer to as the “2%/25% Guidelines,” and SIR Advisor must reimburse us quarterly for any amounts by which our total operating expenses exceed the 2%/25% Guidelines in the expense year, unless our independent directors have determined that such excess expenses were justified based on unusual and non-recurring factors.

For purposes of the 2%/25% Guidelines, “total operating expenses” means all costs and expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation or to corporate business, including advisory fees, but excluding (1) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and the listing of our shares of common stock, (2) interest payments, (3) taxes, (4) non-cash expenditures such as depreciation, amortization and bad debt reserves, (5) incentive fees, (6) acquisition fees and acquisition expenses, (7) real estate commissions on the sale of a real property and (8) other fees and expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of property). At December 31, 2018 and September 30, 2019, our total operating expenses, as defined above, did not exceed the 2%/25% Guidelines.

Property Management Fees and Reimbursements Paid to Our Property Manager

•

We have entered into property management agreements with our property manager, Steadfast Management Company, Inc., an affiliate of the Sponsor, with respect to the management of 32 of our multifamily properties owned as of December 31, 2018. Pursuant to the management agreements, we pay the property manager a monthly base management fee equal to a certain percentage, which ranges from 2.5% to 3.5%, of each property’s gross revenues (as defined in the respective management agreements) for each month. The property manager also received an oversight fee of 1% of gross collections at certain of the properties at which it did not serve as a property manager. Each management agreement has an initial one year term and will continue thereafter on a month-to-month basis unless either party gives prior 60 days’ notice of its desire to terminate the management agreement, provided that we may terminate the management agreement at any time upon a determination of gross negligence, willful misconduct or bad acts of the property manager or its employees or upon an uncured material breach of the agreement upon 30 days’ prior written notice to the property manager. For the year ended December 31, 2018, we incurred and paid property management fees of $4,059,216 and $4,126,954, respectively, to the property manager. For the nine months ended September 30, 2019, we incurred and paid property management fees (including oversight fees) of $2,522,318 and $2,589,929, respectively, to the property manager.

•

The property management agreements specify that we are to reimburse the property manager for the salaries and related benefits of on-site personnel. For the year ended December 31, 2018, we incurred and reimbursed on-site personnel costs of $12,857,437 and $13,040,470, respectively, to the property manager. For the nine months ended September 30, 2019, we incurred and reimbursed on-site personnel costs of $7,870,440 and $7,712,427, respectively, to the property manager.

•

The property management agreements also specify certain other fees payable to the property manager for benefit administration, information technology infrastructure, licenses, support and training services and capital expenditures. For the year ended December 31, 2018, we incurred and paid other fees of $1,863,448 and $1,869,080, respectively, to the property manager. For the nine months ended September 30, 2019, we incurred and paid other fees of $1,820,075 and $1,832,210, respectively, to the property manager.

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Upon entering into the joint venture with Blackstone Real Estate Investment Trust, Inc., the property manager entered into property management agreements with each wholly-owned subsidiary of the joint venture. Effective December 10, 2018, the joint venture terminated the property management agreements with the property manager.

Payments to our Construction Manager

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We have entered into construction management agreements with our construction manager, Pacific Coast Land and Construction, Inc., an affiliate of the Sponsor, in connection with the planned renovation for certain of our properties. The construction management fee payable with respect to each property under the construction management agreements ranges from 6.0% to 12.0% of the costs of the improvements for which the construction manager has oversight authority. Generally, each construction management agreement has a term equal to the planned renovation timeline unless either party gives 30 days’ prior notice of its desire to terminate the construction management agreement. For the year ended December 31, 2018, we incurred and paid construction management fees of $209,829 and $213,652, respectively, to the construction manager. For the nine months ended September 30, 2019, we incurred and paid construction management fees of $371,098 and $357,105, respectively, to the construction manager.

•

The construction management agreements also specify that we are to reimburse the construction manager for the salaries and related benefits of certain of its employees for time spent working on capital improvements and renovations. For the year ended December 31, 2018, we incurred and reimbursed labor costs of $95,631 and $95,730, respectively, to the construction manager. For the nine months ended September 30, 2019, we incurred and reimbursed labor costs of $104,316 and $98,935, respectively, to the construction manager.

Pending Merger with STAR

Subject to the terms and conditions of the SIR Merger Agreement, we will merge with and into Merger Sub with Merger Sub surviving the SIR Merger, such that following the SIR Merger, the surviving entity will continue as a wholly-owned subsidiary of STAR. In accordance with the applicable provisions of the MGCL, the separate existence of SIR shall cease. STAR is externally advised by STAR Advisor, which is an indirect subsidiary of the Sponsor.

Termination Agreement

Concurrently with the entry into the SIR Merger Agreement, we and our advisor entered into a termination letter agreement (the “Termination Agreement”), effective as of August 5, 2019. Pursuant to the Termination Agreement, the current advisory agreement will be terminated at the effective time of the SIR Merger. Also pursuant to the Termination Agreement, the advisor (i) waived any disposition fee in connection with the SIR Merger.

The Termination Agreement also provides that upon approval of the special committee of the SIR Board, we shall consent (which consent shall not be unreasonably withheld, delayed or conditioned) and shall take all necessary actions (including amending the SIR Merger Agreement) to provide for the Exchange if, pursuant to the SIR Merger Agreement, prior to consummation of the SIR Merger, STAR Advisor requests that, in lieu of the incentive and performance fees set out in the advisory agreement between STAR and STAR Advisor, STAR issue, at the closing of the Merger, convertible stock in exchange for the convertible stock currently owned by STAR Advisor.

Other Transactions

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We deposit amounts with an affiliate of the Sponsor to fund a prepaid insurance deductible account to cover the cost of required insurance deductibles across all properties owned by us or other affiliated entities of the Sponsor. Upon filing a major claim, proceeds from the insurance deductible account may be used by us or another affiliate of the Sponsor. In addition, we deposit amounts with an affiliate of the Sponsor to cover the cost of property insurance across certain of our properties. For the year ended December 31, 2018, we incurred $1,597,712 and funded $1,555,825 of property insurance to an affiliate of the Sponsor. Additionally, for the year ended December 31, 2018, we incurred $75,000 and did not receive any proceeds from an affiliate of the Sponsor upon filing a major claim. For the nine months ended September 30, 2019, we incurred $1,303,149 and funded $1,452,690 of property insurance to an affiliate of the Sponsor and received $75,000 of proceeds from a related party relating to the filing of insurance claims during the period.

•

Certain of our subsidiaries and the property manager were named as defendants in two Texas class action lawsuits alleging violations of the Texas Water Code, collectively, the “Actions.” Our subsidiaries and the property manager disputed plaintiffs’ claims in the Actions; however, to avoid the time and expense associated with defending the Actions, our subsidiaries and other affiliated Steadfast entities, collectively, the “Steadfast Parties,” entered into Settlement Agreements with the plaintiffs that provided for a settlement payment to the class members and a release of claims by plaintiffs and class members against the Steadfast Parties. In connection with the Settlement Agreements, on April 17, 2017, the Steadfast Parties entered into a contribution, settlement and release agreement whereby all agreed to an allocation of all costs related to the actions and their settlements and a release of all claims a Steadfast Party may have against any other Steadfast Party. Our proportionate share of the settlements was $378,405, which consisted of funds used to pay a portion of (1) the settlement payments to the plaintiffs and class members in the actions and (2) legal costs, less insurance proceeds. During the year ended December 31, 2018, we had recorded $305,000 as reimbursement for funds spent by us in excess of our proportionate share, all of which was collected from other Steadfast Parties as of December 31, 2018.

Currently Proposed Transactions

Other than as described above, there are no currently proposed material transactions with related persons other than those covered by the terms of the agreements described above.

Policies and Procedures for Transactions with Related Persons

In order to reduce or eliminate certain potential conflicts of interest, SIR Charter and SIR’s advisory agreement contain restrictions and conflict resolution procedures relating to transactions SIR enter into with SIR Advisor, SIR’s directors or their respective affiliates. Each of the restrictions and procedures that apply to transactions with SIR Advisor and its affiliates will also apply to any transaction with any entity or real estate program controlled by SIR Advisor and its affiliates. As a general rule, any related party transaction must be approved by a majority of the directors (including a majority of independent directors) not otherwise interested in the transaction. In determining whether to approve or authorize a particular related party transaction, these persons will consider whether the transaction between SIR and the related party is fair and reasonable to SIR and has terms and conditions no less favorable to us than those available from unaffiliated third parties.

SIR has also adopted a Code of Ethics (as described below) that applies to each of our officers and directors, which SIR refer to as “covered persons.” The Code of Ethics sets forth certain conflicts of interest policies that limit and govern certain matters among us, the covered persons, our advisor and their respective affiliates. SIR’s Code of Ethics is available on our website at www.SteadfastREITS.com.

Director Independence

Although our shares are not listed for trading on any national securities exchange, a majority of the members of the SIR Board and all of the members of the audit committee are “independent” as defined by the NYSE. The NYSE standards provide that to qualify as an independent director, in addition to satisfying certain bright-line criteria, the board of directors must affirmatively determine that a director has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us). In addition, we have determined that these directors are independent pursuant to the definition of independence in the SIR Charter, which is based on the definition included in the North American Securities Administrators Association, Inc.’s Statement of Policy Regarding Real Estate Investment Trusts, as revised and adopted on May 7, 2007. The SIR Board has determined that Scot B. Barker, Don B. Saulic and Ned W. Brines each satisfies the bright-line criteria and that none has a relationship with us that would interfere with such person’s ability to exercise independent judgment as a member of the SIR Board. None of these directors has ever served as (or is related to) an employee of ours or any of our predecessors or acquired companies or received any compensation from us or any such other entities except for compensation directly related to service as a director. Therefore, we believe that all of these directors are independent directors.

The Fully Combined Company

The Fully Combined Company will retain the name “Steadfast Apartment REIT, Inc.” and will continue to be a Maryland corporation that intends to qualify as a REIT under the Code. The Fully Combined Company will own and operate a diverse portfolio of real estate investments, primarily in the multifamily sector located throughout the United States.

The principal executive offices of the Fully Combined Company will be 18100 Von Karman Avenue, Suite 500, Irvine, California 92612 and its phone number will be (949) 852-0700.

The following table presents a summary of the Fully Combined Company’s portfolio metrics, on a pro forma basis, using data as of September 30, 2019:

Portfolio Statistics
Properties/States	70/14
Average Effective Rent	$1,165
Portfolio Occupancy	94.8%
Average Age of Portfolio (years)	20.4
Gross Real Estate Value (in thousands)(1)	$3,239,320

(1)	Based on third-party appraisals as of December 31, 2018 for STAR and SIR and as of June 30, 2018 for STAR III.

The following table presents the Fully Combined Company’s geographic diversification, on a pro forma basis, upon consummation of the STAR III Merger and the SIR Merger, using data as of September 30, 2019.

Geographic Diversification
State	Number of Homes	Gross Real Estate Assets Value	%
Texas	5,097	$774,550,000	23.9%
Georgia	4,138	$661,100,000	20.4%
Colorado	2,137	$436,500,000	13.5%
Tennessee	1,533	$241,150,000	7.4%
Indiana	2,028	$235,900,000	7.3%
Oklahoma	1,446	$178,500,000	5.5%
Ohio	1,313	$176,500,000	5.4%
Alabama	1,074	$147,000,000	4.5%
Kentucky	1,078	$141,800,000	4.4%
South Carolina	702	$78,700,000	2.4%
Illinois	510	$75,220,000	2.3%
Missouri	298	$42,800,000	1.3%
Virginia	183	$31,400,000	1.0%
Kansas	220	$18,200,000	0.6%

Total	21,757	$3,239,320,000	100%

The following table summarizes the Fully Combined Company’s pro forma capital structure upon consummation of the STAR III Merger and the SIR Merger, using data as of September 30, 2019.

Capital Structure
Secured Debt	52%
Equity	48%

Total	100%

The Fully Combined Company Portfolio Information

Immediately following the STAR III Merger and the SIR Merger, the Fully Combined Company’s portfolio will collectively comprise the properties listed in “—STAR and Merger Sub—Real Estate Portfolio” beginning on page 53 and in “—SIR—Real Estate Portfolio” beginning on page 79, in addition to the properties of STAR III, listed below:

							Average Monthly Occupancy(2)		Average Monthly Rent(3)
Property Name		Location	Purchase Date	Number of Units	Total Purchase Price	Mortgage Debt Outstanding(1)	Sep 30, 2019	Dec 31, 2018	Sep 30, 2019	Dec 31, 2018
1	Carriage House Apartment Homes	Gurnee, IL	5/19/2016	136	$7,525,000	$5,638,098	88.3%	86.8%	$887	$818
2	Bristol Village Apartments	Aurora, CO	11/17/2016	240	47,400,000	34,033,421	94.2%	91.9%	1,415	1,374
3	Canyon Resort at Great Hills Apartments	Austin, TX	12/29/2016	256	44,500,000	31,583,615	96.5%	94.3%	1,346	1,313
4	Reflections on Sweetwater Apartments	Lawrenceville, GA	1/12/2017	280	33,288,337	30,001,137	93.0%	93.4%	1,148	1,071
5	The Pointe at Vista Ridge Apartments	Lewisville, TX	5/25/2017	300	45,188,223	29,964,563	95.0%	92.6%	1,290	1,228
6	Belmar Villas	Lakewood, CO	7/21/2017	318	64,503,255	46,925,464	96.3%	90.0%	1,376	1,329
7	Ansley at Princeton Lakes	Atlanta, GA	8/31/2017	306	44,594,087	32,219,902	93.4%	91.4%	1,220	1,146
8	Sugar Mill Apartments	Lawrenceville, GA	12/7/2017	244	36,305,492	24,659,302	94.7%	94.6%	1,183	1,139
9	Avery Point Apartments	Indianapolis, IN	12/15/2017	512	45,829,836	31,083,091	91.0%	94.2%	833	809
10	Cottage Trails at Culpepper Landing	Chesapeake, VA	5/31/2018	183	31,118,698	21,408,862	94.9%	90.6%	1,275	1,338

				2,775	$400,252,928	$287,517,455	93.7%	92.4%	$1,183	$1,136

(1)	Mortgage debt outstanding is net of deferred financing costs associated with the loans for the properties listed above.
(2)	At September 30, 2019, the portfolio was approximately 96.4% leased, calculated using the number of occupied and contractually leased units divided by total units.
(3)	Average monthly rent is based upon the effective rental income after considering the effect of vacancies, concessions and write-offs.

STAR and SIR believe the increased size and scale of the Fully Combined Company, as well as the increased resident and geographic diversification, will create meaningful operational and financial benefits. These benefits are expected to include reduced general and administrative expenses and cash savings from investment management fees (50% of which will be paid in STAR Common Stock) and enhanced access to the capital markets with an expected reduction of the cost of capital. The Fully Combined Company should also be better positioned for a liquidity event in the future.

Following the consummation of the Mergers, management expects that the Fully Combined Company will continue to implement STAR’s current investment strategy of acquiring, owning and operating a diverse portfolio of real estate investments, primarily in the multifamily sector located throughout the United States. In pursuing its investment objectives and selecting its real property investments, the Fully Combined Company’s advisor, STAR Advisor, will consider a number of factors, including, but not limited to, the following:

•	positioning our overall portfolio to achieve diversity by geography;

•	macroeconomic and microeconomic employment and demographic data and trends of the submarket where the investment is located;

•	regional, market and property specific supply and demand dynamics;

•	transaction size and projected property-level leverage;

•	physical condition of the property and the need for capital expenditures;

•	property location and positioning within its market;

•	design characteristics of the property;

•	types and duration of leases related to the property;

•	adequacy of parking and access to public transportation;

•	income-producing capacity of the property;

•	opportunities for capital appreciation based on property repositioning, operating expense reductions and other factors;

•	potential to otherwise add value to the property;

•	risk characteristics of the investment compared to the potential returns and availability of alternative investments;

•	REIT qualification requirements;

•	liquidity and tax considerations; and

•	other factors considered important to meet our investment objectives.

Management of the Fully Combined Company

The following table sets forth certain information with respect to each of the persons who will serve as directors and executive officers of the Fully Combined Company, immediately following the consummation of the SIR Merger and the STAR III Merger:

Name	Age	Position(s)
Rodney F. Emery	69	Chairman of the Board and Chief Executive Officer
Ella S. Neyland	65	Affiliated Director and President
Kevin J. Keating	57	Chief Financial Officer and Treasurer
Ana Marie del Rio	65	Secretary
G. Brian Christie	72	Independent Director
Thomas H. Purcell	69	Independent Director
Kerry D. Vandell	72	Independent Director
Ned W. Brines	57	Independent Director
Stephen R. Bowie	69	Independent Director

There are no family relationships between any directors or executive officers, or between any director and executive officer.

Rodney F. Emery has served as the Chairman of the STAR Board since August 2013 and as our Chief Executive Officer since September 2013. Mr. Emery also serves as Chairman of the board of directors and Chief Executive Officer of SIR, positions he has held since its inception in May 2009. In addition, Mr. Emery serves as the Chairman of the board of directors and Chief Executive Officer of STAR III, positions he has held since January 2016 and August 2015, respectively. Mr. Emery is the founder of Steadfast Companies and is responsible for the corporate vision, strategy and overall guidance of the operations of Steadfast Companies. Mr. Emery chairs the Steadfast Executive Committee, which establishes policy and strategy and acts as the general oversight committee of Steadfast Companies. Mr. Emery also serves on the Steadfast Companies Investment Committee and is a member of the Board of Managers of Stira Capital Markets Group. Prior to founding Steadfast Companies in 1994, Mr. Emery served for 17 years as the President of Cove Properties, a diversified commercial real estate firm specializing in property management, construction and development with a specialty in industrial properties. Mr. Emery received a Bachelor of Science in Accounting from the University of Southern California and serves on the board of directors of several non-profit organizations.

The STAR Board and the SIR Board, excluding Mr. Emery, determined that Mr. Emery is qualified to serve as one of STAR’s and SIR’s directors, respectively, due to the leadership positions previously and currently held by Mr. Emery and Mr. Emery’s extensive experience acquiring, financing, developing and managing multifamily, hotel, office, industrial and retail real estate assets throughout the country.

Ella S. Neyland has served as President of STAR since September 2013 and an affiliated director since August 2013. Ms. Neyland also serves as President and an affiliated director of SIR, positions she has held since October 2012, and she served as an independent director of SIR from October 2011 to September 2012. In addition, Ms. Neyland serves as the President and an affiliated director of STAR III, positions she has held since August 2015 and January 2016, respectively. Ms. Neyland was a founder of Thin Centers MD (“TCMD”), which provides medically supervised weight loss programs, and served as its Chief Financial Officer from February 2011 to October 2011. Prior to founding TCMD, Ms. Neyland was a founder of Santa Barbara Medical Innovations, LLC, a privately owned company that owns and leases low-level lasers to medical groups, and served as its Chief Financial Officer from December 2008 to February 2011. From October 2004 to December 2008, Ms. Neyland was a financial advisor of Montecito Medical Investment Company, a private real estate acquisition and development company headquartered in Santa Barbara, California. From April 2001 to September 2004, Ms. Neyland served as the Executive Vice President, Treasurer and Investor Relations Officer of United Dominion Realty Trust, Inc., where she was responsible for capital market transactions, banking relationships and presentations to investors and Wall Street analysts. Ms. Neyland also served as a voting member of the Investment Committee of United Dominion Realty Trust, Inc. that approved the repositioning of over $3 billion of investments. Prior to working at United Dominion Realty Trust, Inc., Ms. Neyland served as the Chief Financial Officer at Sunrise Housing, Ltd, a privately owned apartment development company, from November 1999 to March 2001. Ms. Neyland also served as Executive Director of CIBC World Markets, which provides investment, research and corporate banking products, from November 1997 to October 1999. From July 1990 to October 1997, Ms. Neyland served as the Senior Vice President of Finance and the Vice President of Troubled Debt Restructures/Finance for the Lincoln Property Company, a commercial real estate development and management company. From November 1989 to July 1990, Ms. Neyland was the Vice President/Portfolio Manager at Bonnet Resources Corporation, a subsidiary of BancOne. Prior to her employment at Bonnet Resources Corporation, Ms. Neyland served on the board of directors and as the Senior Vice President/Director of Commercial Real Estate Lending at Commerce Savings Association , a subsidiary of the publicly held American Century Corporation, from May 1983 to March 1989. Ms. Neyland received a Bachelor of Science in Finance from Trinity University in San Antonio, Texas.

The STAR Board and the SIR Board, excluding Ms. Neyland, determined that Ms. Neyland is qualified to serve as one of STAR’s and SIR’s directors, respectively, due to Ms. Neyland’s prior service in real estate and banking.

Kevin J. Keating has served as Chief Financial Officer and Treasurer of STAR since November 2017 and September 2013, respectively, and as STAR Advisor’s Treasurer and Chief Accounting Officer since September 2013, where he focuses on the accounting function and compliance responsibilities for us and STAR Advisor. Mr. Keating has also served as Chief Financial Officer and Treasurer of SIR, since November 2017 and April 2011, respectively, and as Chief Financial Officer and Treasurer of STAR III since November 2017 and August 2015, respectively. Prior to joining Steadfast Companies, Mr. Keating served as Senior Audit Manager with BDO, USA, LLP (formerly BDO Seidman, LLP), an accounting and audit firm, from June 2006 to January 2011. From June 2004 to June 2006, Mr. Keating served as Vice President and Corporate Controller of Endocare, Inc., a medical device manufacturer. Mr. Keating has extensive experience working with public companies and served as Assistant Controller and Audit Manager for Ernst & Young from 1988 to 1999. Mr. Keating holds a Bachelor of Science in Accounting from St. John’s University in New York, New York and is a certified public accountant.

Ana Marie del Rio has served as Secretary and Compliance Officer of STAR since September 2013. Ms. del Rio also serves as Secretary and Compliance Officer of SIR, positions she has held since its inception in May 2009 and Secretary and Compliance Officer of STAR III since August 2015. Ms. del Rio also serves as the Chief Legal Officer for Steadfast Companies and manages the Risk Management and Legal Services Departments for Steadfast Companies. Ms. del Rio works closely with Steadfast Management Company, Inc. in the management and operation of Steadfast Companies’ residential apartment homes, especially in the area of compliance. Prior to joining Steadfast Companies in April 2003, Ms. del Rio was a partner in the public finance group at Orrick, Herrington & Sutcliffe, LLP, where she practiced from September 1993 to April 2003, representing both issuers and underwriters in financing single-family and multifamily housing and other types of public-private and redevelopment projects. From 1979 to 1993, Ms. del Rio co-owned and operated a campaign consulting and research company specializing in local campaigns and ballot measures. Ms. del Rio received a Juris Doctor from the University of the Pacific, McGeorge School of Law, and received a Master of Public Administration and a Bachelor of Arts from the University of Southern California. Ms. del Rio serves on the Board of Directors of Project Access and is a lecturer for the University of California, Irvine, School of Law.

G. Brian Christie has served as one of the independent directors of STAR since August 2013. Mr. Christie has practiced as an attorney in the real estate, corporate and banking fields since 1979. Mr. Christie currently serves as a principal of Christie Law Firm, a position he has held since 2005. From 1998 to 2005, Mr. Christie served as Chief Executive Officer of Liti Holographics, Inc., a 3-D optical technology company. From 1992 to 1997, Mr. Christie served as a Director, Executive Vice President and General Counsel of ARV Assisted Living, Inc. (“ARV”), a company which acquired, developed and operated multifamily apartments, senior apartments and assisted living apartments. While at ARV, Mr. Christie played an integral role in the listing of ARV on NASDAQ. Prior to joining ARV, Mr. Christie was a partner at the law firm of Good, Wildman, Hegness and Walley. Mr. Christie received a Bachelor of Arts from Calvary Bible College, a Master of Theology from Dallas Theological Seminary and a Juris Doctor from the University of Texas Law School. Mr. Christie is a member of the State Bar of California, the State Bar of Virginia and the American Bar Association.

The STAR Board, excluding Mr. Christie, determined that Mr. Christie is qualified to serve as one of STAR’s directors due to Mr. Christie’s prior experience as a director and officer in the multifamily industry.

Thomas H. Purcell has served as one of independent directors of STAR since August 2013. Mr. Purcell has been actively involved in the real estate development business since 1972. Since September 2009, Mr. Purcell has served as Chairman and Chief Executive Officer of the Curci Companies, a real estate investment company that owns and manages office, industrial and retail property throughout the western United States. From April 1998 to August 2009, Mr. Purcell was Co-Founder and President of Spring Creek Investors, LLC, a private equity capital business focused on real estate development. From 1996 to 1998, Mr. Purcell served as President of Diversified Shopping Centers, where he developed and managed neighborhood and community shopping centers. From 1977 to 1996, Mr. Purcell was Co-Founder and President of a shopping center development business that developed and renovated over four million square feet of retail shopping centers. Prior to 1977, Mr. Purcell was employed at a shopping center development company where he headed the development and construction management team and served as the controller. Since 2007, Mr. Purcell has been a board member of Bixby Land Company, a private industrial REIT, where he also chairs the investment committee and is a member of the audit and compensation committees. Mr. Purcell is a member of the International Council of Shopping Centers (“ICSC”), and previously served as Western Division Vice President and on the Board of Trustees and Executive Committee of ICSC and was a trustee of the ICSC Educational Foundation. He formerly served as a board member of the California Business Properties Association and an advisory board member of Buchanan Street Partners and Western National Realty Fund. Mr. Purcell received a Bachelor of Science in Finance from the University of Southern California.

The STAR Board, excluding Mr. Purcell, determined that Mr. Purcell is qualified to serve as one of STAR’s directors due to Mr. Purcell’s prior experience as an executive of real estate investment and development companies.

Kerry D. Vandell has served as one of the independent directors of STAR since August 2013. Dr. Vandell also served as an independent director of SIR from October 2012 to August 2015. In March 2016, Dr. Vandell was appointed an independent member of the board of directors of the PREDEX Fund, a mutual fund invested in privately offered, non-traded, perpetual-life institutional real estate funds. Dr. Vandell currently serves as the Dean’s Professor Emeritus of Economics and Public Policy and Director Emeritus of the Center for Real Estate at the Paul Merage School of Business at the University of California-Irvine (“UCI”), having joined UCI in July 2006. He also has held courtesy appointments at UCI’s School of Law and the Department of Planning, Policy and Design in the School of Social Ecology since 2008. Before joining UCI, Dr. Vandell was on the faculty of the University of Wisconsin-Madison for 17 years (1989-2006), where he served as the Tiefenthaler Chaired Professor of Real Estate and Urban Land Economics, the Director of the Center for Urban Land Economics Research, and the Chairman of the Department of Real Estate and Urban Land Economics. His first academic appointment was at Southern Methodist University (1976-1989), where he ultimately served as Professor and Chairman of the Department of Real Estate and Regional Science. Dr. Vandell has researched and consulted extensively in the areas of real estate investment, urban/real estate/environmental economics, mortgage finance, housing economics and policy, and valuation theory and is principal in the consulting firm KDV Associates, providing expert testimony in major litigation matters internationally. He has also previously served as a board member for firms representing the commercial banking, real estate investment trusts and shopping center sectors. Dr. Vandell received his Ph.D. from the Massachusetts Institute of Technology in Urban Studies and Planning, his M.C.P. in City and Regional Planning from Harvard University, and his undergraduate and master’s degrees in Mechanical Engineering from Rice University. He has authored or co-authored over 70 publications and has been invited to provide numerous presentations on the topics of finance, economics and real estate.

The STAR Board, excluding Dr. Vandell, determined that Dr. Vandell is qualified to serve as one of STAR’s directors due to Dr. Vandell’s prior position as a finance professor and his real estate program experience.

Ned W. Brines has served as one of the independent directors of STAR III since January 2016. Mr. Brines also serves as an independent director of SIR, a position he has held since October 2012, and served as an independent trustee of Stira Alcentra Global Credit Fund from March 2017 to May 2019. Mr. Brines has served as the Director of Investments for Arnel & Affiliates since March 2016 where he oversees the management of the assets of a private family with significant and diversified holdings. From June 2012 to March 2016, Mr. Brines served as the Chief Investment Officer for the Citizen Trust Wealth Management and Trust division of Citizens Business Bank, where he was responsible for the investment management discipline, process, products and related sources. In addition, in September 2008, Mr. Brines founded Montelena Asset Management, a California based registered investment adviser firm, and currently serves as its Chief Investment Officer. From June 2010 to July 2012, Mr. Brines served as a portfolio manager for Andell Holdings, a private family office with significant and diversified holdings. From May 2001 to September 2008, Mr. Brines served as a Senior Vice President and senior portfolio manager with Provident Investment Counsel in Pasadena, managing its Small Cap Growth Fund with $1.6 billion in assets under management. Mr. Brines was with Roger Engemann & Associate in Pasadena from September 1994 to March 2001 where he served as both an analyst and portfolio manager for their mid cap mutual fund and large cap Private Client business as the firm grew from $3 billion to over $19 billion in assets under management. Mr. Brines earned a Master of Business Administration degree from the University of Southern California and a Bachelor of Science degree from San Diego State University. Mr. Brines also holds the Chartered Financial Analyst designation and is involved in various community activities including serving on the investment committee of City of Hope, as well as the Orange County Regional Counsel for San Diego State University.

The STAR Board, determined that Mr. Brines’ prior service as a director and as chief investment officer provided Mr. Brines with the experience, skills and attributes necessary to effectively carry out his duties and responsibilities as a director. Consequently, the STAR Board determined that Mr. Brines is highly qualified to serve as one of STAR’s directors.

Stephen R. Bowie has served as one of independent directors of STAR III since January 2016. Mr. Bowie currently is a partner with Pacific Development Group, a position he has held since 1987, specializing in the development and management of neighborhood and community shopping centers throughout California, with a primary responsibility in the development of new projects. From 1979 to 1987, Mr. Bowie served as president of Bowie Development Company, Inc., a California corporation. In addition, since 2009 Mr. Bowie has served as an investor in, and an advisor to, Alta Equities, Inc., a company that invests in and rehabs single family residential properties in southern California. Mr. Bowie earned a Bachelor of Science degree in business administration from the University of Southern California. Mr. Bowie is a member of the International Council of Shopping Centers and a licensed real estate broker in California, and serves on multiple boards, including the Northrise University Initiative 501(c)(3) and the Northrise University Board of Trustees.

The STAR Board, determined that Mr. Bowie’s prior experience in the real estate industry have provided Mr. Bowie with the experience, skills and attributes necessary to effectively carry out his duties and responsibilities as a director. Consequently, STAR determined that Mr. Bowie is highly qualified to serve as one of STAR’s directors.

The SIR/STAR Combined Company

The information in this section pertains only in the event the SIR Merger is consummated, while the STAR III Merger fails to be consummated. Such information will be inapplicable in the event that both the SIR Merger and the STAR III Merger are consummated.

In the event that the SIR Merger is consummated, while the STAR III Merger fails to be consummated, the resulting company will be the “SIR/STAR Combined Company.” The SIR/STAR Combined Company will retain the name “Steadfast Apartment REIT, Inc.” and will continue to be a Maryland corporation that intends to qualify as a REIT under the Code. The SIR/STAR Combined Company will own and operate a diverse portfolio of real estate investments, primarily in the multifamily sector located throughout the United States.

The principal executive offices of the SIR/STAR Combined Company will be 18100 Von Karman Avenue, Suite 500, Irvine, California 92612 and its phone number will be (949) 852-0700.

The following table presents a summary of the SIR/STAR Combined Company’s portfolio metrics, on a pro forma basis, using data as of September 30, 2019:

Portfolio Statistics
Properties/States	60/13
Average Effective Rent	$1,163
Portfolio Occupancy	95.0%
Average Age of Portfolio (Years)	19.9
Gross Real Estate Value (in thousands)(1)	2,802,210

(1)	Based on third-party appraisals as of December 31, 2018.

The following table presents the SIR/STAR Combined Company’s geographic diversification, on a pro forma basis upon consummation of the SIR Merger, using data as of September 30, 2019.

Geographic Diversification
State	Number of Homes	Gross Real Estate Assets Value	%
Texas	4,541	$680,410,000	24.3%
Georgia	3,308	$534,500,000	19.1%
Colorado	1,579	$311,100,000	11.1%
Tennessee	1,533	$241,150,000	8.6%
Indiana	1,516	$185,500,000	6.6%
Oklahoma	1,446	$178,500,000	6.4%
Ohio	1,313	$176,500,000	6.3%
Alabama	1,074	$147,000,000	5.2%
Kentucky	1,078	$141,800,000	5.1%
South Carolina	702	$78,700,000	2.8%
Illinois	374	$66,050,000	2.4%
Missouri	298	$42,800,000	1.5%
Kansas	220	$18,200,000	0.6%

Total	18,982	$2,802,210,000	100.0%

The following table summarizes the SIR/STAR Combined Company’s pro forma capital structure upon consummation of the SIR Merger, using data as of September 30, 2019.

Capital Structure
Secured Debt	51%
Equity	49%

Total	100%

SIR/STAR Combined Company Portfolio Information

Immediately following the SIR Merger (and in the event the STAR III Merger fails to be consummated), the SIR/STAR Combined Company’s portfolio will collectively comprise the properties listed in “—STAR and Merger Sub—Real Estate Portfolio” beginning on page 53 and in “—SIR—Real Estate Portfolio” beginning on page 79.

Management of the SIR/STAR Combined Company

The following table sets forth certain information with respect to each of the persons who will serve as directors and executive officers of the SIR/STAR Combined Company:

Name	Age	Position(s)
Rodney F. Emery	69	Chairman of the Board and Chief Executive Officer
Ella S. Neyland	65	Affiliated Director and President
Kevin J. Keating	57	Chief Financial Officer and Treasurer
Ana Marie del Rio	65	Secretary
G. Brian Christie	72	Independent Director
Thomas H. Purcell	69	Independent Director
Kerry D. Vandell	72	Independent Director
Ned W. Brines	57	Independent Director

For more information about the persons listed above, see “The Fully Combined Company—Management of the Fully Combined Company.

MATERIAL PROPERTIES

SIR Material Property

As of September 30, 2019, SIR had one property with rental revenue equal to or greater than 10% of its total revenue or a purchase price equal to or greater than 10% of its total assets.

The following table shows the key information of SIR’s wholly-owned material property as of September 30, 2019 and December 31, 2018:

							Average Occupancy(2) as of		Average Monthly Rent(3) as of
	Property Name(1)	Location	Purchase Date	Number of Units	Total Purchase Price	Mortgage Debt Outstanding at September 30, 2019	30- Sep- 19	31- Dec- 18	30- Sep- 19	31- Dec- 18	Capitalization Rate(4)
1	Jefferson at Perimeter Apartments	Dunwoody, GA	6/11/2018	504	103,633,983	72,909,761	94.6%	89.3%	$1,413	$1,331	5.2%

(1)	The listed property is a multifamily property, consisting of 504 apartment homes. There are plans for material improvement through SIR’s value-enhancement program at Jefferson at Perimeter Apartments.
(2)	Average monthly rent is based upon the effective rental income after considering the effect of vacancies, concessions and write-offs.
(3)	Mortgage debt outstanding is net of deferred financing costs associated with the loans for each individual property listed in the table.
(4)

The capitalization rate reflected in the table is as of the closing of the acquisition of the property. SIR calculates the capitalization rate for a real property by dividing the “net operating income” of the property by the purchase price of the property, excluding acquisition costs. Net operating income is calculated by deducting all operating expenses of a property, including property taxes and management fees but excluding debt service payments and capital expenditures, from gross operating revenues received from a property. For purposes of this calculation, net operating income is determined using the projected first year net operating income of the property based on in-place leases, potential rent increases or decreases for each unit and other revenues from late fees or services, adjusted for projected vacancies, tenant concessions, if any, and charges not collected.

*	SIR believes all of SIR’s properties are suitable for their present and intended purposes, and are adequately covered by insurance.

Competition

The multifamily property market in particular is highly competitive. This competition could reduce occupancy levels and revenues at SIR’s multifamily properties, which would adversely affect SIR’s operations of its material properties. SIR faces competition from many sources, including from other multifamily properties in SIR’s target markets. In addition, overbuilding of multifamily properties may occur, which would increase the number of multifamily homes available and may decrease occupancy and unit rental rates. Furthermore, SIR’s material property may compete with numerous housing alternatives in attracting residents, including owner occupied single- and multifamily homes available to rent or purchase. Competitive housing in a particular area and the increasing affordability of owner occupied single- and multifamily homes available to rent or buy could adversely affect SIR’s ability to retain residents, lease apartment homes and increase or maintain rental rates.

Jefferson at Perimeter Apartments

The following is a schedule of historical average monthly occupancy and rent since SIR acquired ownership of Jefferson at Perimeter Apartments:

Year	Average Monthly Occupancy	Average Monthly Rent
2018	89.3%	$1,331

Depreciable Tax Basis

For federal income tax purposes, SIR depreciates land improvements and building and building improvements on a straight-line basis based upon an estimated useful life of 15 and 27.5 years, respectively. SIR depreciates cost segregation personal property using the Modified Accelerated Cost Recovery System over five years. The depreciable basis in the material properties, as of September 30, 2019, is as follows:

Property Description	Depreciable Tax Basis
Jefferson at Perimeter Apartments	$84,974,311

THE SIR SPECIAL MEETING

This proxy statement/prospectus is being furnished in connection with the solicitation of proxies from SIR stockholders for use at the SIR Special Meeting. This proxy statement/prospectus and accompanying form of proxy are first being mailed to SIR stockholders on or about                 ,             .

Date, Time, Place and Purpose of the SIR Special Meeting

The SIR Special Meeting will be held at the corporate offices of SIR, located at 18100 Von Karman Avenue, Suite 500, Irvine, California 92612 on March 2, 2020, commencing at 8:30 a.m. Pacific Time for the following purposes:

1.	to consider and vote on a proposal to approve the SIR Merger (which we refer to as the “SIR Merger Proposal”);

2.	to consider and vote on a proposal to approve the SIR Charter Amendment in connection with the SIR Merger (which we refer to as the “SIR Charter Amendment Proposal”); and

3.

to consider and vote on a proposal to adjourn the SIR Special Meeting to solicit additional proxies in favor of the SIR Merger Proposal and the SIR Charter Amendment Proposal if there are not sufficient votes to approve such proposals, if necessary and as determined by the chair of the SIR Special Meeting (which we refer to as the “adjournment proposal”).

STAR stockholders are not voting on the proposals to be voted on at the SIR Special Meeting.

Recommendation of the SIR Board of Directors

Based on the unanimous recommendation of the SIR Special Committee of the proposals set forth in clauses (1), (2) and (3) above, the SIR Board unanimously recommends that the SIR stockholders vote (i) FOR the SIR Merger Proposal, (ii) FOR the SIR Charter Amendment Proposal and (iii) FOR the adjournment proposal. For the reasons for these recommendations, see “The SIR Merger—Recommendation of the SIR Board and Its Reasons for the SIR Merger” beginning on page 128.

SIR Record Date; Who Can Vote at the SIR Special Meeting

All holders of record of shares of SIR Common Stock at the close of business on December 16, 2019, SIR’s record date, are entitled to notice of, and to vote at, the SIR Special Meeting and any adjournment or postponement of the SIR Special Meeting except that while the Excluded Holders are entitled to vote on the SIR Charter Amendment proposal and the adjournment proposal, they are not entitled to vote on the SIR Merger Proposal.

Each eligible voting share of SIR Common Stock is entitled to one vote on each proposal at the SIR Special Meeting per share of SIR Common Stock owned as of the close of business on the SIR record date, except that the Excluded Holders are not entitled to vote on the proposal to approve the SIR Merger. As of the record date, there were 73,910,716 shares of SIR Common Stock outstanding held by approximately 19,200 holders of record (which includes 92,008 shares of SIR Common Stock held by SIR’s independent directors, 22,223 shares of SIR Common Stock held by the Sponsor, 488,281 shares of SIR Common Stock held by SIR Advisor, 9,900 shares of SIR Common Stock held by Ella S. Neyland, 4,706 shares of SIR Common Stock held by Kevin J. Keating and 5,496 shares of SIR Common Stock held by Ana Marie del Rio).

Required Vote; Quorum

Approval of the SIR Merger Proposal and approval of the SIR Charter Amendment Proposal requires the affirmative vote of a majority of all of the votes entitled to be cast on such proposals as of the close of business on the record date.

Approval of the adjournment proposal requires the affirmative vote of a majority of all of the votes cast on such proposal.

Regardless of the number of shares of SIR Common Stock you own, your vote is very important. Please complete, sign, date and promptly return the enclosed proxy card today or authorize a proxy to vote your shares by phone or Internet.

The SIR Charter and SIR bylaws provide that the presence, in person or by proxy, of stockholders entitled to cast at least 50% of all of the votes entitled to be cast at such meeting will constitute a quorum. Shares that are voted and shares abstaining from voting are treated as being present at the SIR Special Meeting for purposes of determining whether a quorum is present.

No business may be conducted at the SIR Special Meeting if a quorum is not present at the SIR Special Meeting other than the proposal to adjourn the SIR Special Meeting to solicit additional proxies. Pursuant to SIR’s bylaws, the chairman of the meeting may adjourn the SIR Special Meeting to a later date, time and place announced at the meeting, whether or not a quorum is present and without a vote of stockholders.

Abstentions and Broker Non-Votes

Abstentions and broker non-votes will be counted in determining the presence of a quorum. Abstentions and broker non-votes, if any, will have the same effect as votes AGAINST (i) the SIR Merger Proposal and (ii) the SIR Charter Amendment Proposal. Abstentions and broker non-votes will have no effect on the adjournment proposal.

Voting by SIR Advisor, Directors and Affiliates

All holders of record of shares of SIR Common Stock at the close of business on December 16, 2019, SIR’s record date, are entitled to notice of, and to vote at, the SIR Special Meeting and any adjournment or postponement of the SIR Special Meeting except that while the Excluded Holders are entitled to vote on the SIR Charter Amendment proposal and the adjournment proposal, they are not entitled to vote on the SIR Merger Proposal.

As of the record date, there were 73,910,716 shares of SIR Common Stock outstanding held by approximately 19,200 holders of record. As of the record date, SIR Advisor owns 488,281 shares of SIR Common Stock, the Sponsor owns 22,223 shares of SIR Common Stock and the independent directors own or control 92,008 shares of SIR Common Stock. Rodney F. Emery, Chairman of the Board of Directors and Chief Executive Officer of STAR, Ella S. Neyland, President and Affiliated Director of STAR, Ana Marie del Rio, Secretary and Compliance Officer of STAR, and Kevin Keating, Chief Financial Officer of STAR, beneficially (indirectly as to Mr. Emery) own 510,504, 9,900, 5,496, and 4,706 shares of SIR Common Stock, respectively, which pursuant to the SIR Charter, cannot vote on the SIR Merger Proposal.

Manner of Submitting Proxy

SIR stockholders may vote for or against or abstain from voting on the proposals submitted at the SIR Special Meeting in person or by proxy. SIR stockholders can authorize a proxy in the following ways:

•	Internet. SIR stockholders may submit a proxy over the Internet by following the “Vote by Internet” instructions on the enclosed proxy card.

•	Telephone. SIR stockholders may submit a proxy by following the “Vote by Phone” instructions on the enclosed proxy card.

•	Mail. SIR stockholders may submit a proxy by completing, signing, dating and returning their proxy card or voting instruction card in the preaddressed postage-paid envelope provided.

SIR stockholders should refer to their proxy cards or the information forwarded by their broker or other nominee to see which options are available to them.

The Internet and telephone proxy submission procedures are designed to authenticate stockholders and to allow them to confirm that their instructions have been properly recorded. If you submit a proxy over the Internet or by telephone, then you need not return a written proxy card or voting instruction card by mail.

The method by which SIR stockholders submit a proxy will in no way limit their right to vote at the SIR Special Meeting if they later decide to attend the meeting and vote in person. If shares of SIR Common Stock are held in the name of a broker or other nominee, SIR stockholders must obtain a proxy, executed in their favor, from the broker or other nominee, to be able to vote in person at the SIR Special Meeting.

All shares of SIR Common Stock entitled to vote and represented by properly completed proxies received prior to the SIR Special Meeting, and not revoked, will be voted at the SIR Special Meeting as instructed on the proxies. If SIR stockholders of record return properly executed proxies but do not indicate how their shares of SIR Common Stock should be voted on a proposal, the shares of SIR Common Stock represented by their properly executed proxy will be voted as the SIR Board recommends and therefore, (i) FOR the SIR Merger Proposal, (ii) FOR the SIR Charter Amendment Proposal and (iii) FOR the adjournment proposal. If you do not provide voting instructions to your broker or other nominee, your shares of SIR Common Stock will NOT be voted and will be considered broker non-votes. Abstentions and broker non-votes will have the same effect as a vote AGAINST the SIR Merger Proposal and the SIR Charter Amendment Proposal.

Shares Held in “Street Name”

If SIR stockholders hold shares of SIR Common Stock in an account of a broker or other nominee and they wish to vote such shares, they must return their voting instructions to the broker or other nominee.

If SIR stockholders hold shares of SIR Common Stock in an account of a broker or other nominee and attend the SIR Special Meeting, they should bring a letter from their broker or other nominee identifying them as the beneficial owner of such shares of SIR Common Stock and authorizing them to vote.

If SIR stockholders hold their shares in “street name” and they fail to provide their broker or other nominee with any instructions regarding how to vote their shares of SIR Common Stock, their shares of SIR Common Stock held by brokers and other nominees will NOT be voted and may NOT be present for purposes of determining a quorum.

Delivery and Householding of Proxy Materials

SIR may give a single notice of the SIR Special Meeting to all SIR stockholders who share an address, which single notice shall be effective as to any SIR stockholder at such address, unless such SIR stockholder has objected to receiving the single notice or has revoked a prior consent to receiving such single notice. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

If, at any time, a SIR stockholder no longer wishes to participate in “householding” and would prefer to receive a separate set of proxy materials, such SIR stockholder should so notify SIR by directing written notice to Mediant.

Revocation of Proxies or Voting Instructions

SIR stockholders of record may change their vote or revoke their proxy at any time before it is exercised at the SIR Special Meeting by:

•	submitting notice in writing to SIR’s Secretary, Ana Marie del Rio, at SIR’s offices located at 18100 Von Karman Avenue, Suite 500, Irvine, California 92612;

•	executing and delivering a later-dated, properly executed proxy card or submitting a later-dated proxy by telephone or on the Internet; or

•	voting in person at the SIR Special Meeting.

Attending the SIR Special Meeting without voting will not revoke your proxy. SIR stockholders who hold shares of SIR Common Stock in an account of a broker or other nominee may revoke their voting instructions by following the instructions provided by their broker or other nominee.

Solicitation of Proxies; Payment of Solicitation Expenses

The solicitation of proxies from SIR stockholders is made on behalf of the SIR Board. SIR will pay the cost of soliciting proxies from SIR stockholders. SIR has contracted with Mediant Communications, Inc. (“Mediant”) to assist SIR in the distribution of proxy materials and the solicitation of proxies. SIR expects to pay Mediant fees of approximately $346,250 to solicit and distribute proxies, which includes estimated postage and other out-of-pocket expenses of Mediant, plus other fees and expenses for other services related to this proxy solicitation, including, but not limited to, the review of proxy materials. SIR will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to SIR’s stockholders.

In accordance with the regulations of the SEC, SIR also will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to beneficial owners of shares of SIR Common Stock.

Adjournment Proposal

In addition to the approval of the SIR Merger Proposal and the SIR Charter Amendment Proposal, SIR stockholders are also being asked to approve a proposal to adjourn the SIR Special Meeting to another date, time or place, if necessary or appropriate, to solicit additional proxies in favor of the approval of the SIR Merger Proposal and the SIR Charter Amendment Proposal. If this proposal is approved, the SIR Special Meeting could be successively adjourned to any date not more than 120 days after the record date.

If the SIR Special Meeting is postponed or adjourned for the purpose of soliciting additional proxies, SIR stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use at the adjourned Special Meeting.

Rights of Dissenting Stockholders

No dissenters’ or appraisal rights, or rights of objecting stockholders under Title 3, Subtitle 2 of the MGCL will be available to holders of shares of SIR Common Stock with respect to the SIR Merger.

Assistance

If you need assistance in completing your proxy card or have questions regarding the various voting options with respect to the SIR Special Meeting, please call SIR’s proxy solicitor, Mediant.

PROPOSALS SUBMITTED TO SIR STOCKHOLDERS

The SIR Merger Proposal

(Proposal 1 on the SIR Proxy Card)

SIR stockholders are asked to consider and vote on a proposal to approve the SIR Merger. For a summary and detailed information regarding this proposal, see the information about the SIR Merger and the SIR Merger Agreement throughout this proxy statement/prospectus, including the information set forth in sections entitled “The SIR Merger” beginning on page 116 and “The SIR Merger Agreement” beginning on page 173. A copy of the SIR Merger Agreement is attached as Annex A to this proxy statement/prospectus.

Pursuant to the SIR Merger Agreement, approval of the SIR Merger Proposal is a condition to the consummation of the SIR Merger. If this proposal is not approved, the SIR Merger will not be completed.

SIR is requesting that SIR stockholders approve the SIR Merger. Approval of this proposal requires the affirmative vote of a majority of the votes entitled to be cast on such proposal as of the close of business on the record date.

Recommendation of the SIR Board

The SIR Board recommends that SIR stockholders vote FOR the proposal to approve the SIR Merger.

The SIR Charter Amendment Proposal

(Proposal 2 on the SIR Proxy Card)

SIR stockholders are asked to consider and vote on a proposal to approve the SIR Charter Amendment that, if adopted, would delete Article XIV related to Roll-Up Transactions (and the associated definitions, all as defined in the SIR Charter) from the SIR Charter. Article XIV imposes substantive and procedural requirements relating to Roll-Up Transactions, none of which will be applicable if the SIR Charter Amendment Proposal is approved. The full text of the SIR Charter Amendment is set forth in the form of Articles of Amendment attached as Annex B to this proxy statement/prospectus.

Pursuant to the SIR Merger Agreement, approval of the SIR Charter Amendment Proposal is a condition to the consummation of the SIR Merger. If this proposal is not approved, the SIR Merger will not be completed.

SIR is requesting that SIR stockholders approve the SIR Charter Amendment. Approval of this proposal requires the affirmative vote of a majority of the votes entitled to be cast on such proposal as of the close of business on the record date.

Recommendation of the SIR Board

The SIR Board recommends that SIR stockholders vote FOR the proposal to approve the SIR Charter Amendment.

The SIR Adjournment Proposal

(Proposal 3 on the SIR Proxy Card)

SIR is requesting that SIR stockholders approve one or more adjournments of the SIR Special Meeting to another date, time or place, solely for the purpose of and for the times reasonably necessary for further solicitation of proxies or to obtain additional votes in favor of the approval of the SIR Merger Proposal, if necessary or appropriate.

Approval of this proposal requires the affirmative vote of a majority of all votes cast at the SIR Special Meeting.

If, at the SIR Special Meeting, the number of shares of SIR Common Stock present in person or represented by proxy and voting in favor of the approval of the SIR Merger Proposal and/or the SIR Charter Amendment is insufficient to approve the proposal, SIR intends to move to adjourn the SIR Special Meeting in order to enable the SIR Board to solicit additional proxies for approval of the SIR Merger Proposal and/or the SIR Charter Amendment.

The SIR Special Meeting may not be postponed or adjourned to a date that is more than 30 days after the date for which the special meeting was originally scheduled or more than 120 days from the record date for the SIR Special Meeting.

SIR retains full authority to the extent it is set forth in its bylaws and Maryland law to adjourn the SIR Special Meeting, or to postpone the SIR Special Meeting before it is convened, without the approval of any stockholder.

Recommendation of the SIR Board

The SIR Board recommends that SIR stockholders vote FOR the adjournment proposal.

Other Business

As of the date of this notice, SIR does not intend to bring any other matters before the SIR Special Meeting, and SIR does not know of any matters to be presented for consideration at the SIR Special Meeting and which would be required to be set forth in this proxy statement/prospectus other than the matters set forth in the accompanying Notice of Special Meeting of Stockholders. In accordance with the SIR bylaws and Maryland law, business transacted at the SIR Special Meeting will be limited to those matters set forth in such notice.

THE SIR MERGER

The following is a description of the material aspects of the SIR Merger. While STAR and SIR believe that the following description covers the material terms of the SIR Merger, the description may not contain all of the information that is important to STAR stockholders and SIR stockholders. STAR and SIR encourage STAR stockholders and SIR stockholders to carefully read this entire proxy statement/prospectus, including the SIR Merger Agreement and the other documents attached to this proxy statement/prospectus, for a more complete understanding of the SIR Merger.

General

Each of the SIR Special Committee and the SIR Board has unanimously declared advisable, and each has unanimously approved, the SIR Merger Agreement, the SIR Charter Amendment, the SIR Merger and the other transactions contemplated by the SIR Merger Agreement, based on, among other factors, the reasons described below in the section “—Recommendation of the SIR Board and Its Reasons for the SIR Merger.” In the SIR Merger, SIR will merge with and into Merger Sub, with Merger Sub continuing as the Surviving Entity. SIR stockholders will receive the merger consideration described below under “The SIR Merger Agreement—Merger Consideration—Effects of the SIR Merger.”

Background of the SIR Merger

From time to time, the SIR Board and SIR Advisor met to review SIR’s operations and long-term objectives.

In June 2018, the STAR Board formed the STAR Special Committee, comprised solely of Thomas H. Purcell, Brian Christie and Kerry D. Vandell, all of whom are independent from STAR Advisor and are disinterested with respect to SIR, to explore the potential acquisition of STAR III. Mr. Purcell was appointed chair of the STAR Special Committee.

In July 2018, the STAR Special Committee, with the assistance of company counsel to STAR, initially with the law firm of Morris, Manning & Martin, LLP, who as of March 13, 2019, joined the law firm of Morrison & Foerster LLP (referred to herein as “STAR Company Counsel”), identified potential independent legal advisors to the STAR Special Committee. After interviewing three law firms with experience with public non-traded REITs, the STAR Special Committee engaged Venable LLP (“Venable”) as its independent legal advisor.

On July 18, 2018, the STAR Special Committee held a meeting with representatives of Venable to discuss the potential STAR III transaction, the duties of the members of the STAR Special Committee under Maryland law and the selection of an independent financial advisor to the STAR Special Committee. After interviewing three potential independent financial advisors, all of which had extensive experience with public non-traded REITs and had not previously received any material fees for providing investment banking or financial advisory services to STAR III, STAR or SIR, the STAR Special Committee engaged Robert A. Stanger & Co., Inc. (“Stanger”) as its independent financial advisor on August 10, 2018.

In response to suggestions from the SIR Advisor, in August, 2018, the SIR Board and SIR Advisor discussed the desirability of reviewing a potential combination of SIR with STAR. In anticipation of STAR making a proposal, and because SIR and STAR are advised by entities that are affiliated with each other and have overlapping board members, the SIR Board formed a special committee comprised of SIR’s three independent directors, Messrs. Barker, Brines and Saulic, to, among other things, review a potential combination with STAR. The SIR Board vested the SIR Special Committee with authority and delegated to the SIR Special Committee the power to, among other things, take any and all actions the SIR Special Committee deemed necessary, advisable or appropriate in connection with, or in response to, a potential transaction between SIR and STAR, as well as any alternative transaction, and to recommend to the full SIR Board whether a transaction is in the best interest of SIR and its stockholders (other than the Excluded Holders).

The SIR Special Committee subsequently engaged Proskauer Rose (“Proskauer”) to act as counsel to the SIR Special Committee. Proskauer did not have a relationship with SIR, SIR Advisor or any of their respective affiliates. The SIR Special Committee also engaged Miles & Stockbridge to act as Maryland counsel. Miles & Stockbridge likewise did not have a relationship with SIR, SIR Advisor or any of their respective affiliates.

On September 7, 2018, STAR Advisor proposed that the STAR Special Committee also review, consider, and, if deemed appropriate by the STAR Special Committee, negotiate the possible acquisition of SIR, which would close simultaneously with, but would not be conditioned on, the potential STAR III transaction. STAR Advisor provided information to the STAR Special Committee regarding the potential acquisitions of SIR and STAR III and its vision for the SIR/STAR Combined Company (including financial projections), noting the complementary nature of the portfolios and explained that the larger SIR/STAR Combined Company could benefit from (i) economies of scale, (ii) greater access to debt capital and institutional financing, (iii) additional optionality to provide liquidity to the SIR/STAR Combined Company’s stockholders and (iv) reduced advisory fees.

During the months of September and October 2018, the STAR Special Committee held three meetings with representatives of Venable and Stanger to discuss the due diligence to be performed in connection with the potential SIR transaction.

On October 22, 2018, the STAR Special Committee proposed a non-disclosure agreement pursuant to which STAR and SIR would share information with each other on a confidential basis. After negotiation between counsel, the SIR Special Committee approved the non-disclosure agreement and the agreement was entered into on October 31, 2018.

On November 2, 2018, the STAR Special Committee held a meeting with representatives of Venable and Stanger to discuss the status of the potential SIR transaction.

During the month of December 2018, (i) at the STAR Special Committee’s request, representatives of Stanger and Venable discussed with STAR Advisor the advisory fees payable in connection with the potential STAR III transaction and the potential SIR transaction and the proposed advisory fee structure that would apply to the SIR/STAR Combined Company after the potential transactions and (ii) the STAR Special Committee held two meetings with representatives of Venable and Stanger to discuss the proposed advisory fees.

During the months of November and December 2018, the SIR Special Committee interviewed and considered the qualifications of four firms to serve as financial advisor to the SIR Special Committee. The SIR Special Committee focused on each firm’s knowledge and experience with non-traded REITs in general and non-traded REIT related-party mergers, specifically. In January 2019, the SIR Special Committee engaged BMO to serve as the SIR Special Committee’s financial advisor.

On January 4, 2019, the STAR Special Committee met with representatives of Venable and Stanger to discuss the STAR Advisor’s proposed advisory fees.

On January 7, 2019, Mr. Brines resigned from the special committee of the board of directors of STAR III (the “STAR III Special Committee”) to avoid the potential for certain conflicts in the event STAR offered to acquire both SIR and STAR III, even if, as expected, the potential acquisitions would not be contingent on each other.

On January 23, 2019, the SIR Special Committee met with representatives of BMO and Proskauer to discuss: (i) options available to SIR including a merger with STAR or another third party, listing SIR’s shares or selling its assets as well as the potential benefits and considerations associated with each option; (ii) considerations regarding SIR and its portfolio including the global investor demand for multifamily assets, the outlook for increasing rents in the portfolio and the experience of SIR Advisor’s management team; (iii) the process and timeline for reviewing a negotiated transaction including differences between a go shop process and a market check; and (iv) the due diligence that BMO expected to perform.

On January 30, 2019 and February 4, 2019, the STAR Special Committee held meetings with representatives of Venable and Stanger to discuss the potential SIR transaction, including (i) the status of Stanger’s due diligence and preliminary financial analysis of the potential transaction, (ii) advisory fees and (iii) the draft non-binding letter of intent, including the documented financial assumptions to be sent with the letter of intent (collectively, the “SIR LOI”).

On February 5, 2019, the STAR Special Committee delivered the SIR LOI to the SIR Special Committee, proposing the acquisition by STAR of SIR, pursuant to a merger in a stock-for-stock transaction. The SIR LOI provided that each share of SIR Common Stock would be exchanged for 0.54611 shares of STAR Common Stock, subject to adjustment for material developments prior to signing the agreement and plan of merger. The SIR LOI indicated that the 0.54611 exchange ratio reflected an estimated value of SIR of $9.83 per share, net of estimated transaction costs and net of the SIR Advisor’s incentive fee, and an estimated value of STAR of $18.00 per share, net of estimated transaction costs and net of the STAR Advisor’s incentive fee. The SIR LOI did not include a right for SIR to seek alternative transactions referred to as a “go shop” right but contemplated requiring SIR to pay a fee to terminate the agreement in the event that SIR entered into an alternative transaction. The proposed termination fee was equal to 3% of SIR’s enterprise value plus reimbursement of STAR’s transaction expenses up to $5 million. The SIR LOI also indicated that the offer was conditioned on, among other things, the stockholders of SIR approving the SIR Merger and an amendment of the charter of SIR to remove the provisions with respect to “roll-up” transactions, which would have required, among other things, that the stockholders of SIR be offered the option of choosing cash or stock in connection with the SIR Merger. The SIR LOI did not contain a financing contingency. The SIR LOI was premised on certain financial assumptions included with the SIR LOI, including the offer by STAR Advisor to reduce, after the SIR Merger, its acquisition fees, disposition fees and financing fees to 50 basis points and to take half of its investment management fees in the form of stock. The SIR LOI contemplated covenants prohibiting, among other things, SIR from paying distributions exceeding the regular monthly distribution being paid by SIR.

The SIR LOI cited various potential benefits of a merger noting that the transaction would: (i) be structured as a tax-free stock-for-stock exchange allowing SIR’s stockholders to participate in the upside of the larger, SIR/STAR Combined Company; (ii) significantly increase the size and scale of the SIR/STAR Combined Company; (iii) provide enhanced economies of scale in operations; (iv) be accretive to funds from operations or “FFO” on a combined basis; (v) provide increased balance sheet flexibility; and (vi) improve distribution coverage. The SIR LOI indicated that STAR was simultaneously pursuing the acquisition of STAR III but that the acquisition of SIR was not contingent on STAR’s acquisition of STAR III.

The SIR LOI was also accompanied by an exclusivity agreement, which provided that SIR would exclusively negotiate with STAR for a period of 60 days (with automatic 30-day renewals for so long as the parties were negotiating in good faith).

On February 11, 2019 and February 27, 2019, the SIR Special Committee met with representatives of BMO and Proskauer to discuss the SIR LOI. Representatives of BMO summarized the diligence BMO had performed including: (i) a review of SIR’s portfolio performance and debt schedules; (ii) a review of projections prepared by SIR Advisor regarding use of cash, debt prepayments, distributions and share issuances through the distribution reinvestment plan and share redemptions through SIR’s share repurchase program; (iii) a bench-marking and valuation analysis of SIR including a pro forma analysis of SIR’s NAV as of June 30, 2019; (iv) calculations by SIR Advisor of incentive and disposition fees payable in a merger; and (v) a review of SIR’s other contractual arrangements. The SIR Special Committee also discussed potential execution risks of a transaction with STAR and the fact that while SIR’s charter contains provisions requiring the SIR Board to evaluate liquidation on an annual basis, the STAR charter does not have these same provisions. The SIR Special Committee also noted the need for further analysis and discussion regarding management of a SIR/STAR Combined Company.

At the February 27, 2019 meeting, the SIR Special Committee invited Mr. Emery and Ms. Neyland each of whom serves as an officer and a director of SIR, STAR, SIR Advisor and STAR Advisor to share their views of the transaction and the strategy for a SIR/STAR Combined Company. Mr. Emery and Ms. Neyland provided the SIR Special Committee with an overview of the business plan for the Steadfast organization and SIR/STAR Combined Company in particular including: (i) economic conditions impacting SIR/STAR Combined Company’s market and property type; (ii) capital availability and strategies for SIR/STAR Combined Company related to its development portfolio; and (iii) the rationale for the proposed merger, which they noted may create optionality for future liquidity options, including but not limited to a potential listing on a securities exchange. Mr. Emery added that STAR Advisor would consider an internalization transaction with the SIR/STAR Combined Company post-merger but not as part of a merger with SIR. Management also indicated that a listing on a securities exchange would likely occur within the next 3 to 5 years, which would be subject to then-existing market conditions and board approval.

On February 19, 2019 and February 22, 2019, the STAR Special Committee held two meetings with Stanger and Venable. At the meetings, representatives of Stanger summarized their discussions with (i) STAR Advisor regarding financial projections, advisory fees and the exchange ratio for each of the SIR Merger and the potential STAR III Merger and (ii) BMO regarding the SIR Merger.

On March 7, 2019, the STAR Special Committee held a meeting with representatives of Venable and Stanger to discuss the SIR Merger.

On March 11, 2019, STAR III and STAR agreed to a non-binding term sheet with respect the acquisition by STAR of STAR III, pursuant to a merger in a stock-for-stock transaction and entered into a 45-day exclusivity agreement (with automatic 15-day extensions unless a party has provided a timely termination notice).

Under the SIR Charter, if SIR had not determined to pursue a liquidity event by December 31, 2018, the SIR Charter required that SIR either (1) seek stockholder approval of its liquidation or (2) postpone presenting the liquidation decision to its stockholders if a majority of the SIR Board, including a majority of the independent directors, determined that liquidation was not then in the best interests of the SIR stockholders. On March 13, 2019, the SIR Board, including a majority of the independent directors, determined that a liquidation was not in the best interests of the SIR stockholders at that time, and, therefore, to postpone presenting a liquidation decision to the SIR stockholders.

On March 14, 2019, Mr. Purcell, the chair of the STAR Special Committee, met with Messrs. Bowie and Barker, the chairs of the STAR III Special Committee and the SIR Special Committee, respectively, to discuss the proposed STAR III Merger and the proposed SIR Merger.

On March 14, 2019, Proskauer delivered its initial comments to the SIR LOI to the STAR Special Committee, including the demand for a go shop period after the execution of a merger agreement pursuant to which SIR would be able to solicit alternative proposals from third parties.

Later on March 14, 2019, the STAR Special Committee held a meeting with representatives of Venable and Stanger to discuss the initial response to the SIR LOI. At the meeting Mr. Purcell reported on his discussions with the STAR III Special Committee chair and the SIR Special Committee chair, noting that each communicated continued interest in pursuing the potential transactions.

On March 20, 2019, the STAR Special Committee held a meeting with representatives of Venable and Stanger to discuss the status of the negotiations and due diligence regarding the SIR Merger. At the request of the STAR Special Committee, representatives of STAR Advisor and STAR Company Counsel attended part of the meeting to respond to questions from the STAR Special Committee.

Between March 4, 2019 and March 25, 2019, the SIR Special Committee and Proskauer, with the assistance of representatives of BMO, continued to evaluate the SIR LOI. The SIR Special Committee focused particular attention on the estimated NAVs used by the STAR Special Committee in its proposal and the estimated NAVs published by SIR and STAR as of December 31, 2018. The SIR Special Committee noted that the estimated NAVs used by the STAR Special Committee differed from the estimated NAVs published by SIR and STAR as of December 31, 2018. These differences resulted in exchange ratios of 0.5461 using the NAVs estimated by Stanger and 0.5934 using the published NAVs. The SIR Special Committee proposed an exchange ratio of 0.6200 in its response described below. The SIR Special Committee’s discussion with representatives of BMO also highlighted: (i) the lack of a certain date for a liquidity event; (ii) that the projected cash flow of the SIR/STAR Combined Company may not cover distributions at the projected level; (iii) the amount of cash needed to fund STAR’s development pipeline; (iv) the fact that the leverage of the SIR/STAR Combined Company would exceed that of competitors of SIR both at the time of a merger and during the five-year projection period; and (v) the proposed covenants that would place limits on SIR’s use of cash, including the approximately $150 million in cash from the sale of certain SIR properties. The SIR Special Committee also took into consideration that the leverage ratios would impact the viability of a listing but observed that standing alone neither STAR nor SIR could list without experiencing significant discounts to trading price. The SIR Special Committee also discussed the strategic rationale for a combination noting the potential to improve balance sheet metrics and to potentially increase the viability of a liquidity event. The SIR Special Committee was not willing to commit to discussing a merger with STAR on an exclusive basis and further discussed, without making a decision, alternative uses for SIR’s cash including to further repay debt or to pay a special distribution to SIR’s stockholders. The SIR Special Committee asked representatives of BMO and Proskauer to seek additional insight into STAR’s business plan with respect to providing liquidity through a listing or otherwise to its stockholders. The SIR Special Committee also discussed entering into a three party confidentiality agreement to permit discussions with STAR III on a potential transaction.

On March 26, 2019, representatives of BMO conveyed a response, at the SIR Special Committee’s direction, to the SIR LOI. The response rejected the concept of any binding provisions in the absence of a definitive agreement and (i) countered with an exchange rate of 0.6200 shares of STAR common stock for each share of SIR’s common stock; (ii) rejected STAR’s request for exclusivity prior to entering into a definitive agreement; (iii) proposed that the definitive agreement grant SIR a 45-day “go shop” period to solicit alternative transactions that may lead to a “superior proposal” with a SIR right to terminate by paying a variable fee equal to 0.5% of equity purchase price plus expense reimbursement of up to $2 million if an alternative transaction was entered into within 15 days of the end of a go shop period increasing to 2.5% of the equity purchase price if the agreement is terminated after the 15-day period plus expense reimbursement of up to $2 million; (iv) proposed that STAR be required to pay a reverse termination fee of 2.5% of the equity purchase price plus expense reimbursement of up to $2 million if STAR were to terminate the agreement for certain customary termination events; (v) rejected any restrictions on SIR’s ability use cash prior to entering into a definitive agreement; and (vi) proposed the elimination of the advisor’s acquisition, disposition, financing and refinancing fees for the SIR/STAR Combined Company. The SIR Special Committee added, in its response, the need for additional discussion regarding: (i) STAR’s management incentive and compensation plans; (ii) fees payable by STAR to the STAR Advisor; (iii) STAR’s strategy for a liquidity event; and (iv) management of the SIR/STAR Combined Company. The proposal also requested that board composition for the SIR/STAR Combined Company reflect the pro forma ownership between SIR and STAR.

On March 27, 2019 and April 4, 2019, the STAR Special Committee held two meetings with representatives of Venable, Stanger, STAR Company Counsel and the STAR Advisor. At the meetings, the STAR Special Committee discussed its response to the SIR counter offer, including the continued importance of an exclusivity period, SIR’s request for a go shop period, the STAR Advisor’s liquidity strategy for the SIR/ STAR Combined Company and advisory fees. After the representatives of the STAR Company Counsel and STAR Advisor left each meeting, the STAR Special Committee met in executive session with representatives of Venable and Stanger to discuss negotiation strategy, the SIR counter offer and the negotiation of advisory fees.

Between April 4, 2018 and April 8, 2019, the STAR Special Committee formulated a response to SIR with the assistance of Stanger and Venable. On April 8, 2019, the STAR Special Committee held a meeting with representatives of Venable and Stanger to continue its discussion of the SIR response, including the proposed advisory fees.

The STAR Special Committee responded on April 9, 2019: (i) rejecting the SIR Special Committee’s proposed exchange ratio and countering with a ratio of 0.5700; (ii) reiterating its request for a 60-day exclusivity period; (iii) offering a 30-day go shop period for SIR to solicit an alternative transaction but only if SIR paid a termination fee equal to 1.5% of equity value if terminated during the go shop period and 3% thereafter and reimbursing STAR for up to $2 million of expenses; and (iv) rejecting the SIR Special Committee’s request for a reverse termination fee. The STAR Special Committee also rejected the SIR Special Committee’s request for board representation on the SIR/STAR Combined Company board and reiterated its request for restrictions on, among other things, SIR’s ability to pay a special distribution to its stockholders. The STAR Special Committee summarized the STAR Advisor’s liquidity strategy for the SIR/STAR Combined Company, as communicated to the STAR Special Committee by the STAR Advisor, and the anticipated initial dividend rate for the SIR/STAR Combined Company.

Regarding the STAR Advisory Agreement, the STAR Special Committee advised that in connection with the proposed merger, STAR would pay STAR Advisor a 1.0% acquisition fee and a 1.0% loan coordination fee; provided that if a transaction is also completed with STAR III, STAR would pay STAR Advisor the same fees in that transaction (approximately $24 million in the aggregate for both transactions). SIR Advisor, in contrast, agreed to waive any incentive fee or disposition fee that might be payable to SIR Advisor in connection with the SIR Merger. The STAR Special Committee further advised that STAR Advisor was willing, post combination, to revise its advisory agreement (the “STAR Amended Advisory Agreement”) such that STAR would: (i) pay STAR Advisor investment management fees equal to 100 basis points (50% cash and 50% stock) compared to current fees of (a) 80 basis points for SIR (all cash) and (b) 100 basis points for STAR (all cash); (ii) pay STAR Advisor an acquisition fee equal to 50 basis points compared to current fees of (a) 200 basis points for SIR and (b) 100 basis points for STAR; (iii) pay STAR Advisor a disposition fee equal to 50 basis points compared to current fees of (a) 150 basis points for SIR and (b) 100 basis points for STAR; (iv) pay STAR Advisor a financing fee equal to 50 basis points compared to (a) no separate financing fee for loans related to new acquisitions currently for SIR and (b) 100 basis points currently for STAR; (v) pay STAR Advisor a refinancing fee equal to 50 basis points compared to current fees of (a) 50 basis points for SIR and (b) 75 basis points for STAR; and (vi) pay STAR Advisor an incentive fee equal to 15% of the net proceeds after a 6% return on and return of investor capital compared to current incentive fees of (a) 10% of the net proceeds after an 8% return for SIR and (b) 15% of the net proceeds after a 6% return for STAR.

On April 10, 2019, the STAR Special Committee held a meeting with representatives of Venable, Stanger, STAR Company Counsel and STAR Advisor to discuss the negotiation of the SIR term sheet. After all of the representatives of STAR Advisor and STAR Company Counsel left the meeting, the STAR Special Committee met in executive session with representatives of Venable and Stanger to discuss the exchange ratio for the SIR Merger.

The SIR Special Committee met on April 15, 2019 and April 22, 2019 to discuss the STAR counter proposal. The SIR Special Committee rejected the request for a 60-day exclusivity period and restrictions on SIR’s ability to pay a special distribution or further repay debt. The SIR Special Committee also reviewed the impact on the exchange ratio of the fees that the STAR Special Committee stated would be paid to STAR Advisor in connection with the SIR Merger. The SIR Special Committee requested confirmation that these fees would be borne entirely by STAR and not the combined entity in determining an exchange ratio. The SIR Special Committee also discussed the impact on the go shop process of the proposed termination fees. In light of its differing view on the exchange ratio, the SIR Special Committee considered pursuing a market check, how doing so may impact discussions with STAR and how a 30-day go shop would impact the ability to fully evaluate the market if SIR pursued an agreement with STAR. The SIR Special Committee discussed with representatives of BMO whether a 30-day period would provide a sufficient amount of time to canvass the market and that the potential benefit of a market check should be balanced against the potential detriments and, in particular, the potential to adversely impact pricing discussions with the STAR Special Committee. The SIR Special Committee ultimately concluded not to pursue a market check. Finally, the SIR Special Committee noted the importance of representation on the STAR Board post-combination and the need to further discuss and evaluate the fees payable to STAR Advisor post combination.

On April 17, 2019 and April 24, 2019, the STAR Special Committee held two meetings with representatives of Venable, Stanger, STAR Company Counsel and STAR Advisor to discuss the negotiation of the SIR term sheet. After all of the representatives of STAR Advisor and STAR Company Counsel left each meeting, the STAR Special Committee met in executive session with representatives of Venable and Stanger to discuss Venable’s discussions with Proskauer regarding the SIR term sheet, including exclusivity, the composition of the board of directors of the SIR/STAR Combined Company, termination fees during and after the go shop period and the potential liquidity strategy for the SIR/STAR Combined Company.

On April 25, 2019, the SIR Special Committee sent a response to the STAR Special Committee: (i) rejecting the proposed 0.5700 exchange ratio and countering at 0.6000; (ii) proposing a 30-day exclusivity period with 30-day extension(s) upon written mutual agreement; (iii) agreeing to the 30-day go shop period but rejecting the proposed termination fees and countering with a fee equal to 0.75% of equity during the go shop period and 2.75% of equity thereafter plus up to $2 million of expenses reimbursement; (iv) agreeing to no reverse termination fee provided that STAR pay up to a $2 million expense reimbursement; (v) rejecting covenants restricting SIR’s ability to pay a special distribution or further repay debt; (vi) seeking comfort that the STAR Board would continue to conduct an annual analysis of liquidity alternatives; (vii) proposing that two members from the SIR Special Committee be appointed to the SIR/STAR Combined Company board; and (viii) seeking confirmation that the fees payable to STAR Advisor in the merger would be paid by STAR.

On April 30, 2019, the STAR Special Committee responded by increasing its proposed exchange ratio to 0.5800, agreeing to the reciprocal expense reimbursement of up to $2 million and revising its request for exclusivity to a 45-day exclusivity period with automatic 15-day extensions. The STAR Special Committee also confirmed (i) that the only fees paid to the STAR Advisor in the SIR Merger would be paid by STAR and (ii) that the STAR Special Committee anticipates that the SIR/STAR Combined Company will regularly evaluate potential strategic transactions that will afford liquidity to stockholders, the exact timing for which will depend on capital market conditions. The STAR Special Committee rejected all of the other changes requested by SIR’s counter proposal.

The SIR Special Committee met with representatives of BMO and Proskauer on May 2, May 14 and May 16, 2019 to discuss a response. Messrs. Barker and Brines also met during this time period with Mr. Emery to explore potential solutions to the outstanding issues including the restrictions on SIR’s ability to pay distributions or further repay debt.

On May 15, 2019, the STAR Special Committee held a meeting with representatives of Venable, Stanger, STAR Company Counsel and STAR Advisor to discuss the negotiation of the SIR term sheet. After all of the representatives of STAR Advisor and STAR Company Counsel left the meeting, the STAR Special Committee met in executive session with representatives of Venable and Stanger to discuss the SIR Merger.

The SIR Special Committee sent a response to the STAR Special Committee on May 17, 2019 proposing an exchange ratio of 0.5934. The SIR Special Committee also proposed a covenant that would permit SIR to repay debt subject to SIR maintaining a minimum cash balance of $35 million in a potential loss reserve for general corporate purposes (the response also proposed a covenant that would permit SIR to pay a special dividend of cash in excess of the loss reserve). The SIR Special Committee also proposed a termination fee in an amount equal to 1.25% of equity value to terminate the agreement during the go shop period. With respect to board representation, the SIR Special Committee proposed that one board seat be filled by a current independent member of the SIR Board and selected by the SIR Board with this director holding membership on audit and nominating committees of the SIR/STAR Combined Company’s board. The SIR Special Committee also sought assurance that if STAR was to merge with STAR III, STAR III would not be granted greater board representation than SIR. Regarding the incentive compensation potentially payable to the STAR Advisor, the SIR Special

Committee noted that STAR’s proposal of an incentive fee equal to 15% after stockholders have received a return of their aggregate capital plus a 6% annual return thereon was subject to further discussion. The SIR Special Committee pointed out the need, however, for amendments to the provisions governing the calculation of the fee to include amounts invested by SIR stockholders. The SIR Special Committee also accepted the proposals regarding fees that would be payable under the Amended STAR Advisory Agreement except that the refinancing fee should be eliminated and no acquisition, disposition or financing fees should be paid to STAR Advisor in the first six months after closing.

On May 20, 2019, the STAR Special Committee held a meeting with representatives of Venable and Stanger to discuss SIR’s counter proposal. On May 21, 2019, the STAR Special Committee responded by agreeing to the SIR Special Committee proposal on the exchange ratio and termination fees both during and after a go shop. The STAR Special Committee also agreed that an independent member of the SIR Board would be added to the STAR Board after the SIR Merger was completed and confirmed that STAR III would not be granted more than one board seat. The STAR Special Committee rejected the proposal to eliminate the advisor’s refinancing fee and maintained that SIR’s use of cash be restricted except to allow SIR to repay up to $75 million on outstanding debt, inclusive of approximately $73 million in debt that was repaid, including that SIR be restricted from using cash for any special distributions. The STAR Special Committee also confirmed its current anticipation that the SIR/STAR Combined Company pay annual distributions initially equal to 6% of the combined entity’s NAV, subject to the continued review by the board of directors of the SIR/STAR Combined Company.

The SIR Special Committee met on May 23, May 28, and May 30, 2019 to discuss a response. Although the STAR Special Committee had accepted the SIR Special Committee’s proposal on the exchange ratio, the SIR Special Committee discussed with representatives of BMO the proposed exchange ratio including items that may require further adjustment to the ratio. The SIR Special Committee continued to analyze the proposed covenants that would restrict SIR’s ability to pay a special distribution and what, if any, synergies would be created by the SIR Merger. The SIR Special Committee acknowledged that STAR may not be interested in pursuing a merger if SIR used its excess cash to pay a special distribution. As a result, the SIR Special Committee decided to agree to the covenants on use of cash given that the STAR Special Committee had agreed to the SIR Special Committee’s proposed exchange ratio and ability to repay up to $75 million in outstanding debt, inclusive of approximately $73 million in debt that was repaid. With respect to the proposed 6% hurdle for the incentive fee, the SIR Special Committee noted that the hurdle proposed by the STAR Special Committee, which is lower than the 8% hurdle for SIR would potentially incentivize STAR Advisor regarding a liquidity event and was acceptable. The SIR Special Committee also authorized entry into a confidentiality agreement with STAR III.

On May 29, 2019, the STAR Special Committee held a meeting with representatives of Venable, Stanger, STAR Advisor and STAR Company Counsel to discuss the SIR term sheet and Mr. Purcell’s meeting with Mr. Barker. After all of the representatives of STAR Advisor and STAR Company Counsel left the meeting, the STAR Special Committee met in executive session with representatives of Venable and Stanger to continue their discussion of the SIR Merger and to discuss advisory fees.

On May 30, 2019, the SIR Special Committee transmitted its response to the STAR Special Committee: (i) confirming an exchange ratio of 0.5934 but noting that the ratio may require revision if a transaction is not completed by September 30, 2019; (ii) accepting a 45-day exclusivity period with automatic 15-day extensions to negotiate definitive agreements; and (iii) proposing that the SIR/STAR Combined Company may pay STAR Advisor a refinancing fee of 50 basis points but only if it is paid 100% in stock. The STAR Special Committee accepted the proposal on the refinancing fee. The SIR Special Committee and the STAR Special Committee also concluded that sufficient progress had been made and agreed to consider and review the terms of an exclusivity agreement prior to negotiating definitive transaction documents.

On June 5, 2019, the SIR Special Committee transmitted a revised response to the STAR Special Committee. The SIR response proposed that SIR be permitted to repay any amount of debt and pay any special distributions as previously authorized by the SIR Board or in the ordinary course of business.

Later on June 5, 2019, the STAR Special Committee held a meeting with representatives of Venable, Stanger, STAR Company Counsel and STAR Advisor to discuss the negotiation of the SIR term sheet and exclusivity agreement. After all of the representatives of STAR Advisor and STAR Company Counsel left the meeting, the STAR Special Committee met in executive session with representatives of Venable and Stanger to discuss the exclusivity agreement and the Amended STAR Advisory Agreement.

On June 7, 2019, SIR Special Committee transmitted a further revised response to the STAR Special Committee that clarified that SIR may repay up to $75 million on outstanding debt and that SIR may not use cash for special distributions or for any other use outside SIR’s ordinary course of business consistent with its past practice.

SIR and STAR entered into an exclusivity agreement on June 7, 2019 and Company Counsel and Venable circulated a draft merger agreement on June 10, 2019.

On June 12, 2019, STAR III and SIR entered into a non-disclosure agreement and joined STAR as parties to a related waiver agreement.

The SIR Special Committee met on June 14, 2019 to discuss the draft SIR Merger Agreement including a summary prepared by Proskauer, which focused on the proposed representations and warranties, conditions to closing, go shop parameters and termination rights contained in the draft agreement. Counsel noted that Venable would provide Proskauer and the SIR Special Committee with copies of the term sheet and draft merger agreement between STAR and STAR III. Proskauer also summarized the terms of the nondisclosure agreement with STAR and the three-party letter agreement among SIR, STAR and STAR III.

The SIR Special Committee also discussed, and asked the representatives of BMO to analyze, distribution coverage for the combined entity post-merger and calculation/valuation of the incentive fees that may be earned by the STAR Advisor.

Following the meeting on June 14, 2019, Proskauer prepared a “lawyers working draft” response to the SIR Merger Agreement, which was delivered to Company Counsel and Venable on June 26, 2019 to facilitate initial discussion among the respective legal counsel. Discussion continued among this group over the next six weeks with interim drafts and comments being exchanged with particular focus on the go shop parameters, termination conditions, confidentiality provisions for the go shop process and the Amended STAR Advisory Agreement.

The STAR Special Committee met on June 12, 2019, June 19, 2019 and June 26, 2019 with representatives of Venable, Stanger, STAR Company Counsel and STAR Advisor to discuss the STAR III Merger and the SIR Merger. After representatives of STAR Company Counsel and STAR Advisor left each meeting, the STAR Special Committee met in executive session with representatives of Stanger and Venable to discuss changes to the exchange ratios based on various projected closing dates due to the dilution caused by the continuing distributions being made by SIR and STAR III.

On July 1, 2019, the STAR Special Committee held a meeting with representatives of Venable and Stanger to discuss updated projections provided by STAR Advisor that detailed the effect on the exchange ratios of continuing distributions to be paid by STAR III and SIR in excess of funds from operations. After the meeting, Stanger relayed the STAR Special Committee’s position to representatives of BMO that an adjustment to the exchange ratio was warranted because of the additional months of dilutive distributions being made by SIR.

The STAR Special Committee met on July 10, 2019 and July 17, 2019 with representatives of Venable, Stanger, STAR Company Counsel and STAR Advisor to discuss the SIR Merger Agreement. After the representatives of STAR Company Counsel and STAR Advisor left each meeting, the STAR Special Committee met in executive session with representatives of Venable and Stanger to discuss the SIR Merger Agreement and the Amended STAR Advisory Agreement.

The SIR Special Committee met on July 15, 2019 with Proskauer and representatives of BMO. Proskauer summarized the status of discussions and reviewed legal issues in the draft SIR Merger Agreement including the scope of representations and warranties sought by STAR and requirements for lender consent to the SIR Merger. The SIR Special Committee was also briefed by Proskauer on, and discussed the parameters of, the go shop provisions and related termination fees and Proskauer also reiterated the standstill and non-solicitation provisions contained in the confidentiality agreement with STAR. Regarding third party consents, STAR ultimately agreed to remove lender consents as a condition to closing. The SIR Special Committee also discussed (i) a potential timeline with representatives of BMO and (ii) a high-level summary of an analysis by Stanger regarding SIR/STAR and STAR III/STAR exchange ratios reflecting the updated cash flows provided by SIR Advisor and STAR Advisor and the fact that SIR was a net user of cash at a slightly higher rate than STAR. The SIR Special Committee also further discussed the SIR/STAR Combined Company’s ability to cover the expected level of distributions.

The SIR Special Committee met on July 24, 2019 to discuss with representatives of BMO the impact on SIR of the STAR III Merger and, in particular, the exchange ratio of the proposed acquisition of STAR III by STAR. In particular, the SIR Special Committee discussed whether the transaction between STAR and STAR III would be dilutive, with a focus on the valuation of STAR III’s real estate assets. The SIR Special Committee asked representatives of BMO to further review the valuation issues with Stanger. The SIR Special Committee observed that the proposed STAR III Merger may further provide several incremental benefits to the SIR/STAR Combined Company including improved asset quality, diversification and scale.

Proskauer also reported on the status of discussions related to and issues remaining in the draft SIR Merger Agreement including: (i) the method for calculating STAR Advisor incentive fee and structuring the incentive arrangement post-combination; (ii) back-up for SIR representations and warranties; and (iii) the parameters of the go shop period including required timing for approving a definitive agreement for implementing a superior proposal and the definition of “Acceptable Confidentiality Agreement.” Over the next week, Proskauer continued to negotiate the SIR Merger Agreement and the Amended STAR Advisory Agreement with Venable, STAR Company Counsel, DLA Piper and the respective special committees of STAR and STAR III.

The STAR Special Committee met on July 24, 2019 and July 31, 2019 with representatives of Venable, Stanger, STAR Company Counsel and STAR Advisor to discuss the negotiation of the SIR Merger Agreement, including outstanding points relating to the go shop parameters and process, representations and warranties, covenants and the advisor’s incentive fee. After the representatives of STAR Company Counsel and STAR Advisor left each meeting, (i) representatives of Stanger updated the Committee on its discussions of the SIR exchange ratio with representatives of BMO and (ii) the STAR Special Committee discussed adjustments to the exchange ratio, the Amended STAR Advisory Agreement, including open issues relating to the incentive fee, in executive session with representatives of Venable and Stanger.

The STAR Special Committee met on August 1, 2019 and August 2, 2019 with representatives of Venable and Stanger. At the meetings, (i) the STAR Special Committee discussed the incentive fee contained in the Amended STAR Advisory Agreement and the disclosure schedules to the SIR Merger Agreement and (ii) representatives of Stanger updated the STAR Special Committee on Stanger’s discussions with representatives of BMO regarding the SIR exchange ratio, summarized the terms of the SIR Merger Agreement and discussed Stanger’s financial analysis of the SIR Merger, including the accretion that would result from the SIR Merger.

The SIR Special Committee met on July 29, July 31, August 1 and August 5, 2019. At the meetings, the SIR Special Committee received updates from Proskauer on the status of negotiations. Discussion focused on: (i) outstanding points relating to the go shop parameters, which primarily related to the amount of time SIR would have before being required to terminate in the case of a “go shop” bidder; (ii) the impact of STAR’s acquisition of STAR III on the exchange ratio and the SIR Special Committee’s desire to fix the exchange ratio at signing; (iii) issues surrounding the incentive structure for the SIR Advisor, STAR Advisor and the advisor to

STAR III; and (iv) the STAR Special Committee’s proposal to, among other things, (a) include the incentive fee provisions for STAR Advisor in the Amended STAR Advisory Agreement instead of the current convertible stock structure, provided that STAR Advisor could request prior to closing of the SIR Merger that the incentive fee be structured as convertible stock; (b) calculate the incentive fee from the beginning of SIR’s and STAR III’s respective offerings; and (c) provide for an appraisal process to value the STAR Advisor’s interest if the Amended STAR Advisory Agreement is terminated and STAR has not otherwise had a liquidity event. The SIR Special Committee asked Proskauer to convey the SIR Special Committee’s view that in no case should STAR Advisor be able to monetize any incentive interest prior to stockholders of the SIR/STAR Combined Company being provided a liquidity event. The SIR Special Committee also discussed the circumstances, if any, under which SIR might pay a disposition fee to SIR Advisor in connection with the go shop process but which SIR Advisor has waived for purposes of the merger with STAR. The SIR Special Committee also decided to seek a fixed exchange ratio not subject to further adjustment in lieu of adjusting for the potential dilutive impact of the STAR III Merger, which the SIR Special Committee noted may or may not be completed. The STAR Special Committee subsequently agreed to a fixed exchange ratio not subject to any further adjustment.

Over the next few days, the parties continued to negotiate and resolve issues resulting in SIR Special Committee and SIR Board meetings on August 5, 2019 to review, consider and vote on the SIR Merger Agreement and other transaction documents. Proskauer summarized the SIR Merger Agreement for the SIR Special Committee, highlighting revisions to the agreement and other transaction documents including: (i) provisions regarding the Amended STAR Advisory Agreement and addressing the incentive fee; (ii) that the SIR Merger would not be conditioned on receipt of lender consents; (iii) clarifying the definition of “total consideration” for the disposition fee under the SIR Advisory Agreement; (iv) the SIR Charter Amendment to remove the “roll-up” provisions; and (v) changes to provisions for terminating the agreement for a superior proposal giving the SIR Special Committee slightly more time to decide on termination in certain circumstances. Proskauer also discussed amendments to the SIR Bylaws to add an exclusive forum clause, to be acted upon by the full SIR Board. Mr. Emery and Ms. Neyland also joined the SIR Special Committee meeting. In their capacity as officers of SIR and the SIR Advisor, they confirmed: (a) the truth and accuracy of SIR representations and warranties and the schedules to the merger agreement; (b) comfort with the foregoing; and (c) lack of any other issues. Miles & Stockbridge, the SIR Special Committee’s Maryland counsel, then provided the committee with an overview of the duties of directors under Maryland corporate law.

At the request of the SIR Special Committee, representatives of BMO reviewed BMO’s financial analyses supporting its opinion to the committee as to the fairness, from a financial point of view, to the holders of SIR Common Stock (other than STAR, Merger Sub and their respective affiliates) of the exchange ratio provided for in the SIR Merger pursuant to the SIR Merger Agreement as of August 5, 2019. BMO then rendered an oral opinion to the committee, subsequently confirmed by delivery of a written opinion dated August 5, 2019, to the effect that, as of that date, and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by BMO as set forth in its written opinion, the exchange ratio of 0.5934 shares of STAR common stock for each share of SIR Common Stock provided for in the SIR Merger pursuant to the SIR Merger Agreement was fair, from a financial point of view, to the holders of SIR Common Stock (other than STAR, Merger Sub and their respective affiliates).

Following these presentations, the SIR Special Committee unanimously adopted resolutions: (i) providing that the terms of the SIR Merger and related transactions are advisable and in the best interests of SIR and its stockholders and, with respect to the SIR Merger Agreement and the SIR Merger, are fair and reasonable to SIR and on terms and conditions no less favorable to SIR than those available from unaffiliated third parties; (ii) recommending that the SIR Board determine that the terms of the SIR Merger Agreement, the SIR Merger, the SIR Charter Amendment and the other transactions are advisable and in the best interests of SIR and its stockholders and, with respect to the SIR Merger Agreement and the SIR Merger, are fair and reasonable to SIR and on terms and conditions no less favorable to SIR than those available from unaffiliated third parties; (iii) recommending that the SIR Board approve the SIR Merger Agreement, the SIR Merger, the SIR Charter Amendment and the other transactions and authorize SIR, in its own capacity and in its capacity as general partner of SIR’s operating partnership, to enter into, execute and deliver the SIR Merger Agreement; and (iv) recommending that the SIR Board (i) direct that the SIR Merger and the SIR Charter Amendment be submitted to a vote of the holders of SIR Common Stock and (ii) except as may be permitted pursuant to Section 7.3 of the SIR Merger Agreement, recommend that the holders of SIR Common Stock vote in favor of approval of the SIR Merger and the SIR Charter Amendment.

Following the SIR Special Committee meeting, on August 5, 2019, the SIR Board held a meeting at which the SIR Board discussed the terms of the SIR Merger Agreement, the SIR Merger, the SIR Charter Amendment and the other transactions contemplated by the SIR Merger Agreement. On the recommendation of the SIR Special Committee, the SIR Board (including a majority of directors and independent directors not otherwise interested in the SIR Merger) (i) determined that the terms of the SIR Merger Agreement, the SIR Merger, the SIR Charter Amendment and the other transactions are advisable and in the best interests of SIR and its stockholders and are fair and reasonable to the Company, and, with respect to the SIR Merger Agreement, the SIR Merger, and the other transactions contemplated by the SIR Merger Agreement, on terms and conditions no less favorable to SIR than those available from unaffiliated third parties; (ii) approved, authorized and adopted the SIR Merger Agreement, the SIR Merger, the SIR Charter Amendment and the other transactions and authorized SIR, in its own capacity and in its capacity as general partner of SIR’s operating partnership, to enter into, execute and deliver the SIR Merger Agreement; and (iii) (i) directed that the SIR Merger and the SIR Charter Amendment be submitted to a vote of the holders of SIR Common Stock and (ii) except as may be permitted pursuant to Section 7.3 of the SIR Merger Agreement, resolved to include the SIR Board’s recommendation to holders of SIR Common Stock to vote in favor of approval of the SIR Merger and the SIR Charter Amendment. The SIR Board also adopted amendments to the SIR Bylaws to add an exclusive forum clause and approved SIR’s entry into the Termination Agreement to be entered into in connection with the SIR Merger Agreement and effective at closing, by and among SIR, SIR Advisor and SIR OP.

On August 5, 2019, the STAR Special Committee held an in-person meeting with representatives of Venable, STAR Company Counsel and Stanger. At the meeting, (i) a representative of Venable provided an overview of the duties of directors of a Maryland corporation in considering a transaction such as the SIR Merger, (ii) a representative of STAR Company Counsel provided a summary of the terms and conditions of the SIR Merger Agreement, the Amended STAR Advisory Agreement and the other transactions contemplated by the SIR Merger Agreement, (iii) representatives of Stanger discussed their financial analysis of the SIR Merger and (iv) representatives of the Advisor joined the meeting to confirm the accuracy of STAR’s disclosure schedules to the SIR Merger Agreement and to provide an update on the status of the lender consents that would be obtained in connection with the SIR Merger. The STAR Special Committee discussed the SIR Merger Agreement, the SIR Merger, the Amended STAR Advisory Agreement and the other transactions contemplated by the SIR Merger Agreement. After discussion, the STAR Special Committee, by a unanimous vote: (i) determined that the terms of the SIR Merger Agreement, the SIR Merger, the Amended STAR Advisory Agreement, and the other transactions contemplated by the SIR Merger Agreement were advisable and in the best interests of STAR and its stockholders and were fair and reasonable to STAR and, as to the STAR III Merger Agreement and the SIR Merger, on terms and conditions no less favorable to STAR than those available from unaffiliated third parties and recommended that the STAR Board make the same determination; and (ii) recommended that the STAR Board approve the SIR Merger Agreement, the SIR Merger, the STAR Advisory Agreement and the other transactions contemplated by the SIR Merger Agreement.

Following the STAR Special Committee meeting, on August 5, 2019, the STAR Board held an in-person meeting with representatives of Venable, STAR Company Counsel and the STAR Advisor. At the meeting, the STAR Board discussed the terms of the SIR Merger Agreement, the SIR Merger, the Amended STAR Advisory Agreement and the other transactions contemplated by the SIR Merger Agreement. After discussion, the STAR Board, following the recommendation of the STAR Special Committee, by a unanimous vote: (i) determined that the SIR Merger Agreement, the SIR Merger, the Amended STAR Advisory Agreement and the other transactions contemplated by the SIR Merger Agreement were advisable and in the best interests of STAR and its stockholders and were fair and reasonable to STAR and, as to the SIR Merger Agreement and the SIR Merger, on

terms and conditions no less favorable to STAR than those available from unaffiliated third parties and (ii) authorized and approved the SIR Merger Agreement, the SIR Merger, the Amended STAR Advisory Agreement and the other transactions contemplated by the SIR Merger Agreement.

Following signing of the SIR Merger Agreement, representatives of BMO at the direction of and on behalf of the SIR Special Committee, solicited interest in an alternative transaction in accordance with the go shop provisions of the SIR Merger Agreement. Representatives of BMO contacted 127 potential buyers. A total of 33 parties signed confidentiality agreements and another four parties declined because of the non-solicitation and standstill requirements. Three parties indicated interest. Party A submitted a letter indicating an interest in acquiring SIR at a price between $7.00 and $8.00 per share subject to confirmatory due diligence. Party A subsequently declined to refine its offer and to provide a mark-up of a proposed merger agreement and dropped out of the process. Party B orally conveyed an interest in a transaction at a price between $8.00 and $8.25 per share net of estimated transaction costs but subject to contingencies including securing committed equity. Party B subsequently dropped out of the process without reducing an offer to writing, providing a mark-up of a proposed merger agreement or securing committed equity. Party C submitted a letter expressing an interest in acquiring the real estate assets in a transaction that it valued at $8.97 per share net of estimated costs. Party C, however, sought a 45-day exclusive due diligence period. After follow-up calls with representatives of BMO, Party C failed to provide requested materials, including, but not limited to, a revised timeline, a mark-up of a proposed merger agreement and financing commitment papers, and dropped out of the process.

Recommendation of the SIR Board and Its Reasons for the SIR Merger

In evaluating the SIR Merger Agreement, the SIR Merger and the other transactions contemplated by the SIR Merger Agreement, the SIR Board considered the recommendation of the SIR Special Committee. In reaching their respective determinations, the SIR Board and the SIR Special Committee considered a number of factors, including the following material factors that the SIR Board and the SIR Special Committee viewed as supporting their respective decisions with respect to the SIR Merger Agreement, the SIR Merger and the other transactions contemplated by the SIR Merger Agreement:

•

the SIR Board’s and the SIR Special Committee’s belief that, if the SIR Merger is consummated, the SIR/STAR Combined Company would be better positioned, as a result of increased size and scale, than SIR alone to achieve a potential liquidity event, such as listing of shares on a national securities exchange or a merger with a third party;

•

the receipt by the SIR stockholders of shares of STAR Common Stock as merger consideration provides the SIR stockholders the opportunity to continue ownership in the SIR/STAR Combined Company, which may provide a number of potential benefits, including:

•	the SIR/STAR Combined Company’s or Fully Combined Company’s portfolio would be more diversified than just the SIR’s portfolio with greater exposure to high growth markets than the SIR’s portfolio;

•	operating and cost efficiencies;

•	the enhanced size of the SIR/STAR Combined Company or Fully Combined Company, as applicable may improve access to capital sources;

•	the improvement of the SIR/STAR Combined Company’s average effective rent of $1,158 (as of June 30, 2019) as compared to the SIR’s average effective rent of $1,110 (as of June 30, 2019);

•

investment management fees for the SIR/STAR Combined Company or Fully Combined Company, as applicable, will be paid 50% in cash and 50% in shares of STAR Common Stock and all refinancing fees will be payable in shares of STAR Common Stock, which has the potential to further incentivize the STAR Advisor’s desire to pursue liquidity options for the SIR/STAR Combined Company; and

•	limited near-term debt maturities and the potential for enhanced balance sheet flexibility;

•

the financial analyses reviewed by representatives of BMO with the SIR Special Committee as well as the oral opinion of BMO rendered to the SIR Special Committee, which was subsequently confirmed by delivery of a written opinion dated August 5, 2019, as of that date, and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by BMO as set forth in its written opinion, as to the fairness, from a financial point of view to the holders of SIR Common Stock (other than STAR, Merger Sub and their respective affiliates) of the exchange ratio provided for in the SIR Merger pursuant to the SIR Merger Agreement);

•

the SIR/STAR Combined Company or Fully Combined Company, as applicable, will continue to have a management team that is intimately familiar with the assets to be owned by the SIR/STAR Combined Company;

•	the integrated organizational structure of the SIR/STAR Combined Company will allow management of SIR and STAR to focus its efforts on operating a single REIT;

•

the SIR Merger is subject to approval by the SIR stockholders, which requires the affirmative vote of the holders of a majority of the outstanding shares of SIR Common Stock entitled to vote at the stockholders meeting on the SIR Merger (except for the Excluded Holders);

•

the SIR Special Committee reviewed possible alternatives to the SIR Merger and discussed the possible alternatives with representatives of BMO, including continuing to operate SIR on a stand-alone basis, listing SIR’s shares, selling its assets or seeking a merger with another third party, and believes that the SIR Merger is the best available option for SIR and its stockholders;

•	the exchange ratio is fixed in the SIR Merger Agreement and will not fluctuate as a result of changes in the value of SIR or STAR;

•

the SIR Merger Agreement provided SIR a 30-day “go shop” period until September 5, 2019 to solicit an alternative transaction and also permits the SIR Special Committee, under certain specified circumstances, to consider an Acquisition Proposal if the SIR Special Committee has either determined that the Acquisition Proposal constitutes a Superior Proposal or determined in good faith that the Acquisition Proposal could reasonably be expected to lead to a Superior Proposal and provides the Company’s board with the ability, under certain specified circumstances, to make an “Adverse Recommendation Change” (as defined in “The SIR Merger Agreement—Covenants and Agreements—No Solicitation of Transactions by SIR”) and to terminate the Merger Agreement in order to enter into an agreement with respect to a Superior Proposal;

•	pursuant to the Termination Agreement, SIR Advisor agreed to waive any claim for a disposition fee in connection with the SIR Merger;

•	the intent for the SIR Merger to qualify as a reorganization for U.S. federal income tax purposes, resulting in the receipt of shares of STAR Common Stock in the SIR Merger on a tax-free basis;

•

the commitment on the part of each of SIR and STAR to complete the SIR Merger as reflected in their respective obligations under the terms of the SIR Merger Agreement and the absence of any third party consents as a condition to closing;

•	the consummation of the SIR Merger is not subject to a financing contingency; and

•

the fact that the SIR Merger Agreement and the SIR Merger were negotiated on an arm’s-length basis between the SIR Special Committee and its advisors, on the one hand, and the STAR Special Committee and its advisors, on the other hand.

The SIR Board and the SIR Special Committee also considered a variety of risks and other potentially negative factors in considering the SIR Merger Agreement, the SIR Merger and the other transactions contemplated by the SIR Merger Agreement, including the following material factors:

•	the SIR Merger will not result in a liquidity event for stockholders of SIR;

•	unlike the SIR Charter, the STAR Charter does not contain a provision requiring its board to consider liquidating the SIR/STAR Combined Company on an annual basis;

•	different strategic alternatives could prove to have been more beneficial to the SIR stockholders than the SIR Merger;

•

if the SIR Merger is completed, SIR will no longer exist as an independent public company and the SIR stockholders will only be able to participate in any future earnings growth SIR might have achieved solely through their ownership of STAR Common Stock;

•

based on the exchange ratio of 0.5934 and STAR’s pro forma NAV giving effect to the SIR Merger and its acquisition of STAR III, the total annual distribution that the SIR stockholders will receive after closing as holders of STAR Common Stock will be approximately $0.53 per share (as adjusted for each share of the Company’s common stock), compared to $0.55 per share paid to holders of SIR Common Stock prior to the closing of the SIR Merger, and may be further reduced upon review and evaluation by the STAR Board post-merger;

•

assuming the SIR/STAR Combined Company continues to declare and pay distributions at an annualized rate of 6%, distributions are expected to continue to exceed 100% of the SIR/STAR Combined Company’s adjusted funds from operations, or AFFO, after closing of the SIR Merger;

•	the SIR Merger is expected to be dilutive to FFO on a per share basis for the SIR stockholders by approximately $0.12 per share;

•

the leverage of the SIR/STAR Combined Company will exceed the SIR’s leverage and will exceed publicly traded competitors, which may impact the SIR/STAR Combined Company’s ability to list its shares on a national securities exchange;

•	the transaction costs and other merger related impacts, including acquisition fees payable to the STAR Advisor, will be dilutive to the holders of STAR Common Stock;

•

future refinancing fees and 50% of the investment management fees which will be payable by the SIR/STAR Combined Company to STAR Advisor in shares of STAR Common Stock may be dilutive to the holders of STAR Common Stock;

•	the risk that changes in local and national economic conditions may adversely impact the SIR/STAR Combined Company’s operating results;

•	the SIR Merger Agreement requires STAR to cause only one of the three independent directors of SIR to be elected to the SIR/STAR Combined Company board effective as of the closing of the SIR Merger;

•	the risk that the SIR/STAR Combined Company may not be able to raise additional capital on acceptable terms and conditions, if at all;

•

the risk that the estimated value of STAR Common Stock to be received by the SIR stockholders may decline if the SIR/STAR Combined Company does not achieve the perceived benefits of the SIR Merger as rapidly or to the extent anticipated, if at all;

•

the risk that a prolonged period of operations before the SIR/STAR Combined Company pursues or achieves a liquidity event could, when coupled with expected general and administrative expenses for the SIR/STAR Combined Company, result in lower returns to stockholders than other strategic alternatives currently available to SIR;

•

termination fees SIR is required to pay under the SIR Merger Agreement plus the requirement to reimburse up to $2 million for expenses incurred by STAR may have discouraged, and may in the future discourage, other parties from making an Acquisition Proposal that may be more advantageous to the SIR stockholders;

•

the terms of the SIR Merger Agreement limited SIR’s ability to initiate, solicit, knowingly encourage or facilitate any inquiries, proposals, offers or other activities that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal after the “go shop” period, which ended on September 5, 2019;

•	the risk of diverting management focus and resources from operational matters and other strategic opportunities while working to implement the SIR Merger;

•	the risk of stockholder litigation relating to the SIR Merger;

•	the SIR/STAR Combined Company or Fully Combined Company, as applicable, will continue to be externally managed;

•	the terms of the SIR Merger Agreement place limits on SIR’s ability to declare and pay any special distributions or sell any assets except in the ordinary course of business;

•	the investment management fees and financing fees charged by STAR Advisor to the SIR/STAR Combined Company will be higher than those charged by SIR Advisor;

•	the incentive compensation to be charged by STAR Advisor after the SIR Merger will have a lower hurdle and a higher promote than the arrangements with SIR Advisor;

•

SIR and STAR have common management, and are sponsored by the same entity; therefore, conflicts of interest may arise when the individuals who comprise the management teams of SIR and STAR are assisting the boards of SIR and STAR in connection with the SIR Merger, and some of the SIR’s directors and executive officers have interests with respect to the SIR Merger that are different from, and in addition to, those of the SIR stockholders generally, as more fully described in the section entitled “—Interests of SIR’s and STAR’s Directors and Executive Officers in the SIR Merger” beginning on page 144;

•	there can be no assurance that the STAR III Merger will be consummated;

•	the risk that STAR may not achieve the benefits of the STAR III Merger, which may result in a decline in the estimated value of STAR Common Stock to be received by the SIR stockholders; and

•	the types and nature of the risks described under the section entitled “Risk Factors” on page 30.

The foregoing discussion of the factors considered by the SIR Board and the SIR Special Committee is not intended to be exhaustive and is not provided in any specific order or ranking, but rather includes material factors considered by the SIR Board and the SIR Special Committee. In view of the wide variety of factors considered in connection with their respective evaluations of the SIR Merger Agreement, the SIR Merger and the other transactions contemplated by the SIR Merger Agreement, and the complexity of these matters, the SIR Board and the SIR Special Committee did not consider it practical to, and did not attempt to, quantify, rank or otherwise assign any relative or specific weights or values to the different factors considered and individuals may have given different weights to different factors. The SIR Board and the SIR Special Committee conducted an overall review of the factors considered and determined that, in the aggregate, the potential benefits considered outweighed the potential risks or possible negative consequences of approving the SIR Merger Agreement, the SIR Merger and the other transactions contemplated by the SIR Merger Agreement.

The explanation and reasoning of the SIR Board and the SIR Special Committee and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed in the section entitled “Cautionary Statement Concerning Forward-Looking Statements” beginning on page 50.

STAR’s Reasons for the SIR Merger

In evaluating the SIR Merger Agreement, the SIR Merger and the other transactions contemplated by the SIR Merger Agreement, the STAR Board considered the unanimous recommendation of the STAR Special

Committee. In reaching their respective determinations, the STAR Board and STAR Special Committee considered a number of factors and risks, which are set forth below. The STAR Board and STAR Special Committee considered a variety of factors that the STAR Board and STAR Special Committee viewed as supporting their respective decisions with respect to the SIR Merger Agreement, the SIR Merger and the other transactions contemplated by the SIR Merger Agreement, including the following material factors:

•

the appraised market value of the portfolio, as well as the financial performance, financial condition, business operations and prospects, of each of SIR and STAR, independently and as a combined entity;

•

the stockholders of the SIR/STAR Combined Company, including the STAR stockholders, have the opportunity to continue ownership in the SIR/STAR Combined Company, which is expected to provide a number of significant potential strategic opportunities and benefits, including the following:

•	the SIR/STAR Combined Company will benefit from enhanced diversification across multifamily markets, metropolitan economies and tenancy;

•

the enhanced size, scale and financials of the SIR/STAR Combined Company will likely improve access to capital markets and reduce the cost of capital, which can be used to support strategic investments that drive growth opportunities, and may increase opportunities for stockholder liquidity; and

•	the SIR/STAR Combined Company will retain the STAR Board as well as the STAR management team that also manages SIR;

•	the integrated organizational structure of the SIR/STAR Combined Company will allow management to focus its efforts on the operation of a single REIT;

•

the exchange ratio in the SIR Merger Agreement uses a fixed price per share of STAR Common Stock and will not be adjusted in the event of any change in the value of the shares of STAR Common Stock, which limits the impact of external factors on the SIR Merger;

•	the exchange ratio in the SIR Merger Agreement was based, in part, on the estimated net asset value of SIR and STAR, each calculated as of December 31, 2018;

•

the SIR Merger Agreement provides that SIR will pay a $8.69 million termination fee to STAR if SIR terminates the SIR Merger Agreement during the “go shop” period after complying with applicable provisions to enter into an agreement for a Superior Proposal in connection with the go shop process;

•

the SIR Merger Agreement provides that SIR will pay a $20.86 million termination fee to STAR if after the “go shop” period, SIR Board changes its recommendation with respect to the SIR Merger and terminates the SIR Merger Agreement following such change in recommendation and/or in order to enter into an agreement with respect to a Superior Proposal outside of the go shop process;

•

the anticipated benefits of the SIR Merger to the SIR/STAR Combined Company, including potential annual cost savings that will result from the increased efficiency of operating one public company instead of two;

•

the commitment on the part of each of SIR and STAR to complete the SIR Merger as reflected in their respective obligations under the terms of the SIR Merger Agreement and the absence of any required government consents; and

•

the other terms of the SIR Merger Agreement, including representations, warranties and covenants of the parties, as well as the conditions to their respective obligations under the SIR Merger Agreement.

The STAR Board and STAR Special Committee also considered a variety of risks and other potentially negative factors in considering the SIR Merger Agreement, the SIR Merger and the other transactions contemplated by the SIR Merger Agreement, including the following material factors:

•	the risk that SIR would receive an Acquisition Proposal during the “go shop” period;

•	the risk that changes in local and national economic conditions may adversely impact the SIR/STAR Combined Company’s operating results;

•

the risk that the estimated value of STAR Common Stock may decline as a result of the SIR Merger if the SIR/STAR Combined Company does not achieve the perceived benefits of the SIR Merger as rapidly or to the extent anticipated;

•	the risk that a different strategic alternative could prove to be more beneficial to STAR stockholders;

•	the risk that the anticipated benefits of the SIR Merger to the SIR/STAR Combined Company may not be realized;

•

the risk that, while the SIR Merger is expected to be completed, there is no assurance that all of the conditions to the parties’ obligations to complete the SIR Merger will be satisfied or waived; such conditions necessary to closing include but are not limited to:

•

all consents or approvals of certain governmental authorities necessary for the consummation of the SIR Merger and the other transactions contemplated by the SIR Merger Agreement will have been obtained and any applicable waiting periods in respect thereof will have expired or been terminated;

•	approval by the SIR stockholders of the SIR Merger and SIR Charter Amendment; and

•

the absence of any judgment or decree issued by any governmental authority prohibiting the consummation of the SIR Merger, and the absence of any law that has been enacted by any governmental authority after the date of the SIR Merger Agreement that prohibits the consummation of the SIR Merger;

•	the risk of diverting management focus and resources from operational matters and other strategic opportunities while working to implement the SIR Merger;

•

the risk that the obligations under the SIR Merger Agreement regarding the restrictions on the operation of STAR’s business during the period between signing the SIR Merger Agreement and the completion of the SIR Merger may delay or prevent STAR from undertaking business opportunities that may arise or any other action it would otherwise take with respect to its operations absent the pending completion of the SIR Merger;

•	the expenses to be incurred in connection with pursuing the SIR Merger, including fees payable to third party advisors of SIR and STAR;

•

the sponsor of SIR and STAR is the same, and SIR and STAR have common management; therefore, conflicts of interest that are inherent where the individuals who comprise the management teams of SIR and STAR are assisting the SIR and STAR Boards in connection with the SIR Merger, and some of STAR’s directors and executive officers have interests with respect to the SIR Merger that are different from, and in addition to, those of the STAR stockholders generally, as more fully described in the section entitled “—Interests of STAR’s Directors and Executive Officers in the SIR Merger” beginning on page 144; and

•	the risks described under the section entitled “Risk Factors” on page 30.

The foregoing discussion of the factors considered by the STAR Board and STAR Special Committee is not intended to be exhaustive and is not provided in any specific order or ranking, but rather includes material factors considered by the STAR Board and the STAR Special Committee. In view of the wide variety of factors considered in connection with their respective evaluations of the SIR Merger Agreement, the SIR Merger and the other transactions contemplated by the SIR Merger Agreement, and the complexity of these matters, the STAR Board and the STAR Special Committee did not consider it practical to, and did not attempt to, quantify, rank or otherwise assign any relative or specific weights or values to the different factors considered and individuals may have given different weights to different factors. The STAR Board and the STAR Special Committee conducted an overall review of the factors considered and determined that, in the aggregate, the potential benefits considered outweighed the potential risks or possible negative consequences of approving the SIR Merger Agreement, the SIR Merger and the other transactions contemplated by the SIR Merger Agreement.

The explanation and reasoning of the STAR Board and the STAR Special Committee and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed in the section entitled “Cautionary Statement Concerning Forward-Looking Statements” beginning on page 50.

After careful consideration, for the reasons set forth above and based on the unanimous recommendation of the STAR Special Committee, the STAR Board (1) determined that the SIR Merger Agreement, the SIR Charter Amendment, the SIR Merger and the other transactions contemplated by the SIR Merger Agreement are fair, reasonable, advisable and in the best interests of STAR and its stockholders and (2) approved the SIR Merger Agreement, the SIR Charter Amendment, the SIR Merger and the other transactions contemplated by the SIR Merger Agreement.

Opinion of SIR Special Committee’s Financial Advisor

The SIR Special Committee retained BMO to act as its financial advisor in connection with the SIR Merger. In selecting BMO, the SIR Special Committee considered, among other things, the fact that BMO was a reputable investment banking firm with substantial experience advising non-traded REITs and in providing strategic advisory services in non-traded REIT-related party mergers and, in the committee’s opinion, BMO would commit appropriate attention, resources and personnel to the process.

On August 5, 2019, BMO rendered an oral opinion to the SIR Special Committee, which was subsequently confirmed in a written opinion as of the same date, as to the fairness, from a financial point of view, to the holders of SIR Common Stock (other than STAR, Merger Sub and their respective affiliates) as of that date, and based upon and subject to the assumptions made, matters considered and limitations and qualifications upon the review undertaken by BMO, of the Exchange Ratio provided for in the SIR Merger pursuant to the SIR Merger Agreement. With the consent of the SIR Special Committee, BMO assumed and relied upon, without independent verification, that STAR’s acquisition of STAR III would be signed simultaneously with the SIR Merger and consummated on a similar time frame as the SIR Merger.

The full text of BMO’s written opinion, dated August 5, 2019, is attached to this proxy statement as Annex C and is incorporated into this proxy statement by reference. You should read BMO’s opinion carefully and in its entirety for a discussion of, among other things, the scope of the review undertaken and the assumptions made, procedures followed, matters considered and qualifications and limitations upon the review undertaken by BMO in connection with its opinion. This summary is qualified in its entirety by reference to the full text of the opinion. BMO’s opinion was directed to the SIR Special Committee, in its capacity as the committee, and addressed only the fairness from a financial point of view, as of the date of the opinion, to the holders of SIR Common Stock (other than STAR, Merger Sub and their respective affiliates) of the Exchange Ratio provided for in the SIR Merger pursuant to the SIR Merger Agreement.

In connection with its opinion, BMO made such reviews, analyses and inquiries as BMO deemed necessary and appropriate under the circumstances. Among other things, BMO:

•

reviewed certain information relating to the historical, current and future operations, financial condition and prospects of each of STAR (including STAR III) and SIR made available to BMO by STAR and SIR, respectively, including (1) financial projections prepared by the management of SIR relating to SIR for the fiscal years ending 2019 through 2024, which are referred to in this section as the SIR Projections, and (2) financial projections prepared by the management of STAR relating to STAR, pro forma after and giving effect to the acquisition of STAR III, for the fiscal years ending 2019 through 2024, which are referred to herein as the STAR Projections, and together with the SIR Projections, as the Projections;

•

conducted discussions with members of senior management of each of STAR and SIR and certain of their respective representatives and advisors concerning their view of the businesses, operations, financial condition and prospects of each of SIR and STAR, the SIR Merger and related matters;

•	reviewed certain financial and stock market information for each of STAR and SIR and selected publicly traded companies that BMO deemed to be relevant;

•	reviewed the financial terms, to the extent publicly available, of selected acquisitions of companies in the SIR’s industry which BMO deemed to be relevant;

•	performed discounted cash flow analyses for each of STAR and SIR based on the STAR Projections and the SIR Projections, respectively;

•	reviewed the current and historical NAVs for STAR (including STAR III) and SIR;

•	compared the relative contributions of SIR and STAR (including STAR III) to certain financial statistics of the SIR/STAR Combined Company on a pro forma basis;

•	reviewed certain potential pro forma financial effects of the SIR Merger on earnings per share, cash flow, capitalization and financial ratios of STAR (including STAR III);

•

reviewed a certificate addressed to BMO from senior management of SIR and STAR which contains, among other things, representations regarding the accuracy of the information, data and other materials (financial or otherwise) provided to, or discussed with, BMO by or on behalf of SIR and STAR; and

•	performed other studies and analyses, and conducted discussions as BMO deemed appropriate.

BMO assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to it by SIR, STAR or their respective representatives or advisors, or obtained by BMO from other sources. BMO did not independently verify (and has not assumed any obligation to verify) any information, undertake an independent valuation or appraisal of the assets or liabilities (contingent, derivative, off-balance sheet or otherwise) of SIR or STAR (including STAR III), nor was BMO furnished with any such valuation or appraisal. BMO did not evaluate the solvency or fair value of STAR, Merger Sub, STAR III or SIR under any state or federal laws relating to bankruptcy, insolvency, or similar matters. BMO also assumed that all material governmental, regulatory, or other approvals and consents required in connection with the consummation of the SIR Merger would be obtained and that in connection with obtaining any necessary governmental, regulatory, or other approvals and consents, no restrictions, terms, or conditions would be imposed that would be material to BMO’s analysis. BMO assumed that the final SIR Merger Agreement would not differ in any material respect from the draft of the SIR Merger Agreement it reviewed. BMO also relied upon and assumed, without independent verification, at the direction of SIR, that any adjustments to the Exchange Ratio pursuant to the SIR Merger Agreement would not be material to its opinion or its financial analyses underlying its opinion. BMO also assumed that the SIR Merger would be consummated in accordance with the terms of the SIR Merger Agreement, without any waiver, modification, or amendment of any terms, condition, or agreement that would be material to its analysis, that the representations and warranties of each party contained in the SIR Merger Agreement were as of the date of the SIR Merger Agreement, and would be at the closing of the SIR Merger, true and correct in all material respects, that each party would perform all of the covenants and agreements required to be performed by it under the SIR Merger Agreement, and that all conditions to the consummation of the SIR Merger would be satisfied without waiver or modification. With respect to the SIR Projections, BMO was advised by SIR, and BMO assumed, without independent investigation, that they have been reasonably prepared and reflect the best currently available estimates and good faith judgment of the SIR’s management of the expected future competitive, operating and regulatory environments, and related financial performance of SIR. With respect to the STAR Projections, BMO was advised by STAR, and BMO assumed, without independent investigation, that they have been reasonably prepared and reflect the best currently available estimates and good faith judgment of STAR’s management of the expected future competitive, operating and regulatory environments, and related financial performance of STAR. BMO expressed no opinion with respect to the Projections, including the assumptions on which they were based. BMO relied upon and assumed, without independent verification, that there had been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of either STAR (including STAR III) or SIR since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to BMO that would be material to its analyses or its opinion, and that there was no information or any facts that would make any of the information reviewed by BMO incomplete or misleading. Furthermore, BMO did not assume any obligation to conduct, and did not conduct, any physical inspection of the properties or facilities of SIR, STAR, STAR III or Merger Sub. Representatives of SIR advised BMO, and BMO relied upon and assumed, without independent verification, that (a) the terms of the Mergers had been negotiated on an arms-length basis, and (b) SIR would be willing to enter into the merger with a party that is not affiliate of SIR.

BMO had been advised by the management of SIR and STAR that SIR, STAR and STAR III have each operated in conformity with the requirements for qualification as a REIT for U.S. federal income tax purposes for all taxable years commencing with its taxable year ended December 31, 2010, December 31, 2014 and December 31, 2016, respectively, through December 31, 2018, and BMO assumed, at the direction of SIR, that the Mergers would not adversely affect the status or operations of SIR, STAR or STAR III. BMO also assumed, at the direction SIR, that each of the Mergers would qualify as a tax-free reorganization transaction.

BMO was not requested to, and did not, initiate or participate in any discussions or negotiations with, or solicit any indications of interest from, third parties with respect to the Merger, the securities, assets, business or operations of SIR or any other party. BMO was requested to solicit third party indications of interest in acquiring SIR for a prescribed period following the execution of the Merger Agreement. BMO’s opinion was necessarily based upon financial, economic, market and other conditions and circumstances as they existed and could be evaluated, and the information made available to BMO, as of the date of its opinion. BMO did not undertake, and is under no obligation, to update, revise, reaffirm or withdraw its opinion, or otherwise comment on or consider events occurring or coming to its attention after the date of its opinion, including potential changes in U.S. trade, tax or other laws, regulations and government policies and the enforcement thereof as had been or may be proposed or effected, and the potential effects such changes may have on the Mergers or the participants in the Mergers or their respective businesses, assets, liabilities, financial condition, results of operations, cash flows or prospects.

BMO’s opinion does not constitute a recommendation as to any action the SIR Special Committee, the SIR Board or any other party should take in connection with the Merger or the other transactions contemplated by the Merger Agreement or any aspect thereof and is not a recommendation to any director of SIR, any security holder or other party on how that person should act or vote with respect to the Merger or related transactions and proposals or any other matter. BMO’s opinion relates solely to the fairness, from a financial point of view, to the holders of SIR Common Stock (other than STAR, Merger Sub and their respective affiliates) of the Exchange Ratio provided for in the Merger pursuant to the Merger Agreement. BMO expressed no opinion as to the relative merits of the Merger and any other transactions or business strategies discussed by the committee as alternatives to the Merger or the decision of the committee to proceed with the Merger, nor did BMO express any opinion on the structure, terms or effect of any other aspect of the Merger or any other transaction contemplated by the Merger Agreement. In addition, BMO did not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable to or to be received by any of SIR’s officers, directors, employees or advisors, or any class of those persons, in connection with the Merger relative to the Exchange Ratio. BMO is not an expert in, and BMO’s opinion did not address, any of the legal, tax or accounting aspects of any portion or aspect of the Merger or any other transaction. With the committee’s consent, BMO relied on the fact that SIR received legal, tax and accounting advice and BMO relied upon and assumed that all such advice was correct. BMO did not express any opinion as to the likely value or trading range of SIR Common Stock or STAR Common Stock following announcement of the SIR Merger, or STAR Common Stock issued pursuant to the consummation of the SIR Merger, which may vary depending on numerous factors that generally impact the price of securities or on the financial condition of SIR, STAR or STAR III at that time.

The summary set forth below does not purport to be a complete description of the financial analyses performed by BMO, but describes, in summary form, the material elements of the presentation that BMO made to the committee on August 5, 2019, in connection with BMO’s opinion. The following is a summary of the material financial analyses performed by BMO in arriving at its opinion. These summaries of financial analyses alone do not constitute a complete description of the financial analyses BMO employed in reaching its conclusion.

BMO’s opinion was only one of many factors considered by the SIR Special Committee in evaluating the proposed SIR Merger. Neither BMO’s opinion nor its financial analyses were determinative of the Exchange Ratio or of the views of the SIR Special Committee or SIR management with respect to the Exchange Ratio or the SIR Merger. None of the analyses performed by BMO were assigned a greater significance by BMO than any other, nor does the order of analyses described represent relative importance or weight given to those analyses by BMO. The summary text describing each financial analysis does not constitute a complete description of BMO’s financial analyses, including the methodologies and assumptions underlying the analyses, and if viewed in isolation could create a misleading or incomplete view of the financial analyses performed by BMO. The summary text set forth below does not represent and should not be viewed by anyone as constituting conclusions reached by BMO with respect to any of the analyses performed by it in connection with its opinion. Rather, BMO made its determination as to the fairness, from a financial point of view, to the holders of SIR Common Stock (other than STAR, Merger Sub and their respective affiliates) of the Exchange Ratio provided for in the SIR Merger pursuant to the SIR Merger Agreement on the basis of its experience and professional judgment after considering the results of all of the analyses performed.

Except as otherwise noted, the information utilized by BMO in its analyses, to the extent that it is based on market data, is based on market data as it existed on or before August 2, 2019, the last trading day prior to the date of BMO’s opinion, and is not necessarily indicative of current market conditions. The analyses described below do not purport to be indicative of actual future results, or to reflect the prices at which any securities may trade in the public markets, which may vary depending upon various factors, including changes in interest rates, dividend rates, market conditions, economic conditions, and other factors that influence the price of securities.

In conducting its analysis, BMO used three primary methodologies (described below under the section titled “Summary of Financial Analysis of BMO Capital Markets Corp.”) to review the valuation of SIR on a stand-alone basis and STAR on a pro forma basis after and giving effect to its acquisition of STAR III, to assess the fairness, from a financial point of view, to the holders of SIR Common Stock (other than STAR, Merger Sub and their respective affiliates) of the Exchange Ratio provided for in the SIR Merger pursuant to the SIR Merger Agreement. Specifically, BMO conducted net asset value analyses of underlying real estate properties, discounted cash flow analyses and selected publicly traded companies analyses. No individual methodology was given a specific weight, nor should any methodology be viewed individually. Additionally, no company, real estate asset or transaction used in any analysis as a comparison is identical to SIR, STAR or the SIR Merger, and they all differ in material ways. Accordingly, an analysis of the results described below is not merely mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the selected companies or net asset valuations to which they are being compared. As a consequence, mathematical derivations (such as the high, low, mean and median) of financial data are not by themselves meaningful and in selecting the ranges of multiples to be applied were considered in conjunction with experience and the exercise of judgment. BMO used these analyses to determine the impact of various operating metrics on the implied value per common share of each of SIR and STAR (pro forma for its acquisition of STAR III). Each of these analyses yielded a range of implied values, and therefore, those implied value ranges developed from these analyses were viewed by BMO collectively and not individually.

Summary of Financial Analysis of BMO Capital Markets Corp.

Selected Publicly Traded Companies Analysis

BMO reviewed and compared certain publicly available financial information, ratios and market multiples relating to each of SIR and STAR (pro forma for its acquisition of STAR III) with equivalent publicly available data for companies that share similar business characteristics with them to derive an implied per share value reference range for each of SIR and STAR (pro forma for its acquisition of STAR III). BMO reviewed seven publicly traded North American multifamily REITs. BMO analyzed the ratio of price to funds from operations (which is referred to herein as FFO) and adjusted funds from operations (which is referred to herein as AFFO) for estimated calendar year 2020 based on consensus Wall Street analyst research (which is referred to herein as Street consensus) for each of these companies for comparison purposes. The multiples for each of the selected companies were calculated using their respective closing prices on August 2, 2019, and were based on the most recent publicly available information and Street consensus estimates. The selected companies were as follows:

•	Mid-America Apartment Communities, Inc.

•	Camden Property Trust

•	Independence Realty Trust, Inc.

•	Investors Real Estate Trust

•	NexPoint Residential Trust, Inc.

•	BSR Real Estate Investment Trust

•	Preferred Apartment Communities, Inc.

For purposes of this analysis, BMO derived a range of multiples for each metric using the 1st and 3rd quartile multiples from the selected publicly traded companies.

The following table reflects the results of this analysis:

	Price/2020E FFO	Price/2020E AFFO
3rd Quartile	19.2x	21.9x
1st Quartile	14.3x	17.0x

This analysis indicated the following implied per share equity value reference ranges for each share of SIR Common Stock and each share of STAR Common Stock:

Implied Per Share Equity Value Reference Range

	Price/2020E FFO	Price/2020E AFFO
SIR	$5.29 – $7.07	$4.70 – $6.05
STAR	$7.37 – $9.85	$8.27 – $10.64

This analysis indicated a range of implied exchange ratios of 0.537 – 0.960 based on FFO and 0.441 – 0.732 based on AFFO, as compared to the Exchange Ratio provided in the SIR Merger pursuant to the SIR Merger Agreement of 0.5934.

No company utilized in the selected publicly traded companies analysis is identical to SIR or STAR. In evaluating selected publicly traded companies, BMO made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters which are beyond SIR’s control, such as the impact of competition on SIR, STAR (including STAR III) and the industry generally, industry growth, and the absence of any adverse material change in the financial condition and prospects of SIR, STAR (including STAR III) or the industry, or in the financial markets in general.

Analysis of Net Asset Values

BMO also performed an analysis of cap rates for selected real estate asset transactions in the geographic locations in the United States in which each of SIR and STAR, respectively, have real estate properties, that shared certain characteristics with SIR and STAR, respectively. Based on publicly available information, for SIR, BMO identified 100 precedent real estate asset transactions for SIR’s wholly-owned assets and 71 precedent real estate asset transactions for SIR’s joint venture assets with publicly available financial information, and for STAR, BMO identified 162 precedent real estate asset transactions with publicly available financial information.

For SIR, the nominal cap rate for the wholly-owned assets ranged from 6.1% – 5.6% and for the joint venture assets ranged from 5.8% – 5.3%, and for STAR, the nominal cap rate ranged from 5.7% – 5.2%. This analysis indicated the following implied per share equity value reference ranges for each share of SIR Common Stock and STAR Common Stock:

Implied Per Share Equity Value Reference Range
SIR	$8.30 – $9.57
STAR	$13.92 – $16.84

This analysis indicated a range of implied exchange ratios of 0.493 – 0.688 as compared to the Exchange Ratio provided for in the SIR Merger pursuant to the SIR Merger Agreement of 0.5934.

No company, real estate asset or transaction utilized as a comparison in the analysis of net asset values is identical to SIR or STAR or any of their respective assets or directly comparable to the SIR Merger in business mix, timing and size. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that would affect the value of the assets to which SIR or STAR is respectively being compared. In evaluating the selected net asset values, BMO made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters which are beyond SIR’s control, such as the impact of competition on SIR, STAR and the industry generally, industry growth and the absence of any adverse material change in the financial conditions and prospects of SIR, STAR or the industry or the financial markets in general.

Discounted Cash Flow Analysis

BMO performed a discounted cash flow analysis to calculate the estimated present value of the unlevered free cash flows that (1) SIR’s management forecasted SIR would generate for the fiscal years 2020 through fiscal year 2024 in the SIR Projections and (2) STAR’s management forecasted STAR would generate for the fiscal years 2020 through fiscal year 2024 in the STAR Projections. BMO calculated terminal values for each of SIR and STAR by applying ranges of terminal capital rates for SIR’s wholly-owned properties and for SIR’s joint ventures of 6.1% – 5.6% and 5.8% – 5.3%, respectively, for STAR of 5.7% – 5.2%, and estimates of weighted average cost of capital for each of SIR and STAR ranging from 6.5% to 7.7%. This analysis indicated the following implied per share equity value reference ranges for each share of SIR Common Stock and STAR common stock:

Implied Per Share Equity Value Reference Range
SIR	$8.43 – $10.21
STAR	$13.56 – $17.79

This analysis indicated a range of implied exchange ratios of 0.474 – 0.752 as compared to the Exchange Ratio provided for in the SIR Merger pursuant to the SIR Merger Agreement of 0.5934.

Miscellaneous

In connection with BMO’s services as SIR’s financial advisor, SIR will pay BMO an aggregate fee of approximately $6 million, $1 million of which was paid upon delivery of BMO’s opinion, and the remainder and majority of which is payable upon consummation of the SIR Merger. In addition, SIR has agreed to reimburse BMO for certain of its expenses and to indemnify BMO and related persons against various potential liabilities arising out of or in connection with its engagement.

In the two years prior to the date of BMO’s opinion, BMO did not have any material relationships, nor were any material relationships mutually understood to be contemplated, in which any compensation was received or was intended to be received by BMO as a result of any such relationship with SIR, STAR, STAR III or Merger Sub in connection with the provision of any financial advisory or financing services by BMO to SIR, STAR, STAR III or Merger Sub, other than to act as SIR’s financial advisor in connection with the Merger.

BMO, as part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, and private placements. In the ordinary course of business, certain of BMO’s employees and affiliates, as well as investment funds in which they may have financial interests or with which they may co-invest, may acquire, hold or sell, long or short positions, or trade, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, SIR, STAR, STAR III or any other party that may be involved in the SIR Merger and their respective affiliates or any currency or commodity that may be involved in the SIR Merger. BMO or its affiliates may provide investment and corporate banking services to SIR, STAR, STAR III and their respective affiliates in the future, for which BMO or its affiliates may receive customary fees. BMO provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold securities, including, without limitation, derivative securities, of SIR, STAR, STAR III, or their respective affiliates for its own account and for the accounts of customers.

Certain SIR Unaudited Financial Projections

SIR does not, as a matter of course, publicly disclose long-term projections as to future revenues, earnings or other results due to, among other reasons, the uncertainty and subjectivity underlying assumptions and estimates. In connection with the SIR Special Committee’s consideration of the SIR Merger, SIR’s management prepared certain non-public unaudited financial projections, derived from SIR’s property level projections, regarding SIR’s anticipated future performance on a stand-alone basis for fiscal years 2020 through 2024 (the “SIR financial projections”), which are summarized below. The SIR financial projections were provided, in whole or in part, (i) to the SIR Special Committee and BMO (see “—Opinion of SIR Special Committee’s Financial Advisor”) and (ii) to the STAR Special Committee and its financial advisor.

The SIR financial projections are summarized in this proxy statement/prospectus solely to give SIR stockholders access to information that was made available to the SIR Special Committee and BMO in connection with their respective evaluations of the SIR Merger, and are not included in this proxy statement/prospectus in order to influence any SIR stockholder to make any investment or voting decision with respect to the SIR Merger.

The SIR financial projections were prepared solely for internal use and are subjective in many respects. The inclusion of a summary of the SIR financial projections in this proxy statement/prospectus should not be regarded as an indication that any of SIR, STAR, or their respective financial advisors or any other person considered, or now considers, this information to be necessarily predictive of actual future results or events. There can be no assurance that the prospective results will be realized or that actual results will not be significantly higher or lower than estimated.

The SIR financial projections were not prepared with a view toward public disclosure or soliciting proxies, nor were they prepared with a view toward compliance with GAAP or with the published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. In addition, neither SIR’s independent auditors, nor any other independent accountants, have compiled, examined, or performed any audit or other procedures with respect to the SIR financial projections contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability. The report of the independent registered public accounting firm of SIR contained in SIR’s Annual Report on Form 10-K for the year ended December 31, 2018, which is attached as Annex D, relates to SIR’s historical financial statements. It does not extend to the SIR financial projections and should not be read to do so.

Furthermore, the SIR financial projections do not necessarily reflect SIR’s current estimates and do not take into account any circumstances or events occurring after the date they were prepared. In particular, the SIR financial projections set forth below do not give effect to the SIR Merger nor do they take into account the effect of any failure of the SIR Merger to occur.

Although the SIR financial projections are presented with numerical specificity, they reflect numerous assumptions and estimates as to future events. The SIR financial projections were based on assumptions and estimates that SIR’s management believed were reasonable at the time the SIR financial projections were prepared, taking into account relevant information available to SIR’s management at the time, but these assumptions and estimates may not be realized and are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, including, among others, the risks and uncertainties described under “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements” beginning on pages 30 and 50, respectively, and in SIR’s Annual Report on Form 10-K for the year ended December 31, 2018, which is attached as Annex D to this proxy statement/prospectus and SIR’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, which is attached as Annex E to this proxy statement/prospectus. All of these uncertainties and contingencies are difficult to predict and many are beyond the control of SIR and will be beyond the control of the SIR/STAR Combined Company. As a result, neither SIR, STAR nor any of their respective affiliates, officers, directors, advisors or other representatives can provide any assurance that actual results will not differ materially from the SIR financial projections, and neither SIR nor any of its affiliates undertakes any obligation to update or otherwise revise or reconcile the SIR financial projections to reflect circumstances existing after the date such financial projections were generated or to reflect the occurrence of future events.

The inclusion of a summary of the SIR financial projections herein should not be deemed an admission or representation by SIR or STAR that such financial projections are viewed by SIR or STAR as material information of SIR. The SIR financial projections should be evaluated in conjunction with SIR’s reported financial results and the risk factors with respect to the business of SIR. See “Cautionary Statement Concerning Forward-Looking Statements” beginning on page 50 and “Where You Can Find More Information” on page 217.

The following summarizes the SIR financial projections:

	Twelve Months Ended December 31,
($ mm)	2020	2021	2022	2023	2024
Rental Income — Organic	$111.1	$115.0	$118.4	$122.0	$125.7
Rental Income — Value-add	$0.6	$0.9	$1.1	$1.2	$1.2

Total Revenues	$111.8	$115.9	$119.6	$123.2	$126.9

Real Estate Operating Expenses	($51.5)	($53.0)	($54.6)	($56.2)	($57.9)

NOI	$60.3	$62.9	$65.0	$67.0	$68.9

G&A Expenses	($5.7)	($5.8)	($5.9)	($6.0)	($6.2)
Investment Management Fees	($7.9)	($8.0)	($8.0)	($8.1)	($8.2)
Loan Coordination Fee	—	—	($0.1)	($0.7)	($0.1)
Non-Operating Revenue/Expenses	—	—	—	—	—
Joint Venture Cash Flows	$0.8	$1.2	$1.3	$1.3	$1.5
EBITDA	$47.5	$50.3	$52.2	$53.4	$56.0
Debt Prepayment Penalties	—	—	—	—	—
New Loan Origination Fees	—	—	($0.2)	($1.5)	($0.2)
Interest Expense	($20.4)	($20.0)	($20.5)	($23.1)	($24.3)

FFO	$27.1	$30.3	$31.4	$28.8	$31.5

Debt Prepayment Penalties	—	—	—	—	—
New Loan Origination Fees	—	—	$0.2	$1.5	$0.2

MFFO	$27.1	$30.3	$31.6	$30.3	$31.7

Maintenance CapEx	($6.8)	($6.8)	($6.8)	($6.8)	($6.8)

AFFO	$20.3	$23.5	$24.9	$23.5	$24.9

None of SIR, STAR or their respective officers, directors, affiliates, advisors or other representatives can give you any assurance that actual results will not differ materially from this unaudited prospective financial information.

EXCEPT AS MAY BE REQUIRED BY APPLICABLE SECURITIES LAWS, SIR DOES NOT INTEND TO, AND DISCLAIMS ANY OBLIGATION TO, UPDATE OR OTHERWISE REVISE THE ABOVE UNAUDITED FINANCIAL PROJECTIONS TO REFLECT CIRCUMSTANCES EXISITING AFTER THE DATE WHEN MADE OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING SUCH UNAUDITED FINANCIAL PROJECTIONS ARE SHOWN TO BE IN ERROR OR ARE NO LONGER APPROPRIATE (EVEN IN THE SHORT TERM).

Certain Post-Merger STAR/STAR III Unaudited Financial Projections

STAR does not, as a matter of course, publicly disclose long-term projections as to future revenues, earnings or other results due to, among other reasons, the uncertainty and subjectivity underlying assumptions and estimates. In connection with the SIR Special Committee’s consideration of the SIR Merger, STAR’s management prepared certain non-public unaudited financial projections regarding STAR’s anticipated future performance for the STAR III/STAR Combined Company for fiscal years 2020 through 2024 (the “STAR/STAR III financial projections”), which are summarized below. The STAR/STAR III financial projections were provided, in whole or in part, (i) to the STAR Special Committee and its financial advisor and (ii) to the SIR Special Committee and BMO (see “—Opinion of SIR Special Committee’s Financial Advisor”).

The STAR/STAR III financial projections are summarized in this proxy statement/prospectus solely to give SIR stockholders access to information that was made available to the SIR Special Committee and BMO in connection with their respective evaluations of the SIR Merger, and are not included in this proxy statement/prospectus in order to influence any SIR stockholder to make any investment or voting decision with respect to the SIR Merger.

The STAR/STAR III financial projections were prepared solely for internal use and are subjective in many respects. The inclusion of a summary of the STAR/STAR III financial projections in this proxy statement/prospectus should not be regarded as an indication that any of SIR, STAR, STAR III or their respective financial advisors or any other person considered, or now considers, this information to be necessarily predictive of actual future results or events. There can be no assurance that the prospective results will be realized or that actual results will not be significantly higher or lower than estimated.

The STAR/STAR III financial projections were not prepared with a view toward public disclosure or soliciting proxies, nor were they prepared with a view toward compliance with GAAP or with the published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. In addition, neither STAR’s nor STAR III’s independent auditors, nor any other independent accountants, have compiled, examined, or performed any audit or other procedures with respect to the STAR/STAR III financial projections contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability. The reports of the independent registered public accounting firm of STAR and STAR III contained in STAR’s and STAR III’s Annual Reports on Form 10-K for the year ended December 31, 2018, which are attached as Annex F and Annex H, respectively relate to STAR’s and STAR III’s historical financial statements. They do not extend to the STAR/STAR III financial projections and should not be read to do so.

Furthermore, the STAR/STAR III financial projections do not necessarily reflect STAR’s current estimates and do not take into account any circumstances or events occurring after the date they were prepared. In particular, the STAR financial projections set forth below do not give effect to the Mergers nor do they take into account the effect of any failure of the SIR Merger and/or STAR III Merger to occur.

Although the STAR/STAR III financial projections are presented with numerical specificity, they reflect numerous assumptions and estimates as to future events. The STAR/STAR III financial projections were based on assumptions and estimates that management believed were reasonable at the time the STAR/STAR III financial projections were prepared, taking into account relevant information available to management at the time, but these assumptions and estimates may not be realized and are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, including, among others, the risks and uncertainties described under “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements” beginning on pages 30 and 50, respectively. All of these uncertainties and contingencies are difficult to predict and many are beyond the control of STAR and will be beyond the control of the SIR/STAR Combined Company. As a result, neither SIR, STAR nor any of their respective affiliates, officers, directors, advisors or other representatives can provide any assurance that actual results will not differ materially from the STAR/STAR III financial projections, and neither STAR nor any of its affiliates undertakes any obligation to update or otherwise revise or reconcile the STAR/STAR III financial projections to reflect circumstances existing after the date such financial projections were generated or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying such financial projections are shown to be in error.

The inclusion of a summary of the STAR/STAR III financial projections herein should not be deemed an admission or representation by STAR III or STAR that such financial projections are viewed by STAR III or STAR III nor STAR as material information of the SIR/STAR Combined Company and in fact, neither STAR views the STAR/STAR III financial projections as material because of the inherent risks and uncertainties associated with such long-term projections. The STAR/STAR III financial projections should be evaluated in conjunction with STAR’s reported financial results STAR III’s reported financial results and the risk factors with respect to the business of STAR /STAR III. See “Cautionary Statement Concerning Forward-Looking Statements” beginning on page 50 and “Where You Can Find More Information” on page 217.

The following summarizes the STAR/STAR III financial projections:

	Twelve Months Ended December 31,
($ mm)	2020	2021	2022	2023	2024
Rental Income—Organic	$209.6	$213.4	$219.8	$226.4	$233.2
Rental Income—Value-add	$1.6	$2.5	$3.3	$3.6	$3.6

Total Revenues	$211.1	$216.0	$223.1	$230.1	$236.9

Operating, Maintenance, and Management	($90.7)	($91.8)	($94.6)	($97.4)	($100.3)

NOI	$120.5	$124.1	$128.6	$132.7	$136.5

Development NOI	—	$0.6	$6.9	$7.7	$7.8

G&A Expense	($7.8)	($8.0)	($8.1)	($8.3)	($8.5)
Acquisition Fees	—	—	—	—	—
Acquisition Expenses	—	—	—	—	—
Investment Management Fees	($20.4)	($20.7)	($21.7)	($21.9)	($22.0)
Loan Coordination Fees	—	—	($0.7)	—	($0.5)
Non-Operating Revenue/Expenses	—	—	—	—	—

EBITDA	$92.2	$96.0	$104.9	$110.2	$113.4

Debt Prepayment Penalties	—	—	—	—	—
New Loan Origination Fees	—	—	—	—	($1.4)
Interest Expense	($57.5)	($56.4)	($56.7)	($56.5)	($56.9)
Development Interest Expense	($0.9)	($3.6)	($4.3)	($5.4)	($5.4)

FFO	$33.8	$36.0	$43.9	$48.4	$49.7

Debt Prepayment Penalties	—	—	—	—	—
New Loan Origination Fees	—	—	—	—	$1.4
Loan Coordination Fees	—	—	—	—	—
Acquisition Fees	—	—	—	—	—
Acquisition Expenses	—	—	—	—	—

MFFO	$33.8	$36.0	$43.9	$48.4	$51.2

Maintenance CapEx	($12.0)	($11.8)	($11.8)	($11.8)	($11.8)
Development Maintenance CapEx	--	--	($0.1)	($0.2)	($0.2)
Proceeds from Advisor Stock Payout	$10.2	$10.3	$11.6	$10.9	$11.5

AFFO	$32.0	$34.5	$43.5	$47.3	$50.6

None of STAR or its respective officers, directors, affiliates, advisors or other representatives can give you any assurance that actual results will not differ materially from this unaudited prospective financial information.

EXCEPT AS MAY BE REQUIRED BY APPLICABLE SECURITIES LAWS, STAR DOES NOT INTEND TO, AND DISCLAIMS ANY OBLIGATION TO, UPDATE OR OTHERWISE REVISE THE ABOVE UNAUDITED FINANCIAL PROJECTIONS TO REFLECT CIRCUMSTANCES EXISITNG AFTER THE DATE WHEN MADE OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING SUCH UNAUDITED FINANCIAL PROJECTIONS ARE SHOWN TO BE IN ERROR OR ARE NO LONGER APPROPRIATE (EVEN IN THE SHORT TERM).

Interests of STAR’s Directors and Executive Officers in the SIR Merger

Except as discussed below, none of STAR’s executive officers or members of the STAR Board is party to an arrangement with SIR, or participates in any SIR plan, program or arrangement, that provides such executive officer or board member with financial incentives that are contingent upon the consummation of the SIR Merger. Rodney F. Emery, Chairman of the Board of Directors and Chief Executive Officer of STAR, Ella S. Neyland, President and Affiliated Director of STAR, Ana Marie del Rio, Secretary and Compliance Officer of STAR, and Kevin Keating, Chief Financial Officer of STAR, beneficially (indirectly as to Mr. Emery) own 510,504, 9,900, 5,496, and 4,706 shares of SIR Common Stock, respectively.

Additionally, Mr. Emery owns an 86% interest in Steadfast REIT Holdings, the parent company of the Sponsor. Ana Marie del Rio, the Secretary of STAR and SIR, owns a 7% interest in Steadfast REIT Holdings. Since 2014, Ms. Neyland has earned an annual 5% profits interest from Steadfast REIT Holdings. STAR Advisor, which is controlled indirectly and directly by Mr. Emery, will be entitled to an acquisition fee equal to approximately $11.3 million and a loan coordination fee equal to approximately $5.0 million upon consummation of the SIR Merger. Further, the Amended STAR Advisory Agreement provides for certain higher fees than the current STAR Advisory Agreement, as summarized in “Related Agreements” on page 194 of this proxy statement/prospectus.

Interests of SIR’s Directors and Executive Officers in the SIR Merger

In considering the recommendation of the SIR Board to approve the SIR Merger, SIR stockholders should be aware that directors of SIR have certain interests in the SIR Merger that may be different from, or in addition to, the interests of SIR stockholders generally. The SIR Board was aware of those interests and considered them, among other matters, in reaching its decision to approve the SIR Merger Agreement. These interests include the interests described below in this section.

As of December 16, 2019, Scot B. Barker, Ned W. Brines, and Don B. Saulic, SIR’s independent directors, beneficially owned 44,552, 32,456 and 15,000 shares of SIR Common Stock, respectively. Upon the consummation of the SIR Merger, they will each receive a number of shares of STAR Common Stock consistent with the exchange ratio.

Treatment of SIR Equity Awards

SIR Restricted Shares

SIR’s independent directors hold restricted shares of SIR Common Stock issued pursuant to the SIR Incentive Plan. At the effective time of the SIR Merger, each of these outstanding restricted shares of SIR Common Stock will vest and all restrictions thereon will lapse, and each such SIR restricted share will be cancelled and converted into the right to receive 0.5934 shares of STAR Common Stock pursuant to the terms of the SIR Merger Agreement.

None of SIR’s executive officers hold any restricted stock or other equity compensation awards in SIR.

Value of Outstanding SIR Equity Awards

The table below sets forth the number of shares of SIR Common Stock subject to restricted stock awards held by SIR’s independent directors as of December 16, 2019, the aggregate values of such restricted stock awards, and the number of shares of STAR Common Stock with respect to which such restricted stock awards are expected to be converted into a number of fully vested shares of STAR Common Stock consistent with the exchange ratio at the effective time of the SIR Merger. None of SIR’s executive officers hold any restricted stock or other equity compensation awards in SIR.

	SIR Restricted Shares
	Number of Unvested SIR Restricted Shares	Aggregate Value of Unvested SIR Restricted Shares(1)	Number of STAR Shares Issuable in respect of SIR Restricted Shares(2)
Independent Directors
Scot B. Barker	3,750	$35,248	2,225
Ned W. Brines	3,750	$35,248	2,225
Don B. Saulic	3,750	$35,248	2,225

(1)	Based on an NAV of $15.84.
(2)	Based on a conversion ratio of 0.5934 shares of STAR Common Stock.

Relationship of SIR and STAR

The Sponsor, which is the sponsor of both STAR and SIR, is majority owned (86%) and controlled indirectly by Rodney F. Emery, who serves as the Chairman of both the SIR Board and STAR Board and Chief Executive Officer of SIR and STAR, through Steadfast REIT Holdings, the parent company of the Sponsor. Ana Marie del Rio, the Secretary of STAR and SIR, owns a 7% interest in Steadfast REIT Holdings. Since 2014, Ms. Neyland has earned a 5% profits interest from Steadfast REIT Holdings.

Mr. Emery also indirectly controls STAR Advisor and SIR Advisor. In connection with the SIR Merger, pursuant to the STAR Advisory Agreement, STAR Advisor is entitled to an acquisition fee equal to 1.0% of the “cost of investment” (as defined in the STAR Advisory Agreement) of SIR in the SIR Merger and a loan coordination fee equal to 1.0% of the value of debt assumed by STAR in the SIR Merger.

Indemnification and Insurance

For a period of six (6) years after the effective time of the SIR Merger, pursuant to the terms of the SIR Merger Agreement and subject to certain limitations, STAR will, and will cause the Surviving Entity to, indemnify, defend and hold harmless the current or former managers, directors, officers, partners, members, trustees, employees, agents, fiduciaries or other individuals of SIR or any of the SIR subsidiaries (the “Indemnified Parties”) for any action or omission or alleged action or omission at or prior to the effective time of the SIR Merger, including with respect to the transactions contemplated by the SIR Merger Agreement. STAR and Merger Sub have agreed that all rights to indemnification and exculpation from liabilities for acts, and advancement of expenses, provided in (i) the governing documents of SIR or similar organizational documents or agreements of any subsidiary of SIR and (ii) any indemnification agreements of SIR will survive the SIR Merger and will continue in full force and effect in accordance with their terms. For a period of six years after the effective time of the SIR Merger, the organizational documents of STAR and the Surviving Entity and the organizational documents of any subsidiary of STAR or subsidiary of SIR will not have indemnification and director and officer liability limitation provisions less favorable than such provisions in the SIR governing documents, or, if applicable, similar organizational documents or agreements of any subsidiary of SIR.

SIR shall obtain an extended reporting period coverage under SIR’s existing insurance programs for a period of six years after the effective time of the SIR Merger, to be effective as of the effective time of the SIR Merger.

Directors and Management of the SIR/STAR Combined Company After the SIR Merger

Pursuant to the SIR Merger Agreement, SIR designated one independent director to the STAR Board. SIR designated Ned W. Brines for election to the STAR Board to serve until STAR’s first annual meeting of stockholders following the completion of the SIR Merger and until his successor is duly elected and qualifies.

Pursuant to the STAR III Merger Agreement, STAR III designated one independent director to the STAR Board. STAR III designated Stephen R. Bowie for election to the STAR Board to serve until STAR’s first annual meeting of stockholders following the completion of the STAR III Merger and until his successor is duly elected and qualifies.

The STAR Board currently consists of five directors, and upon the consummation of the STAR III Merger, all of the directors of STAR immediately prior to the effective time of the SIR Merger along with Mr. Brines are expected to comprise the board of directors of the SIR/STAR Combined Company after the effective time of the SIR Merger. Upon consummation of the Mergers, all of the directors of STAR immediately prior to the effective time of the STAR III Merger and SIR Merger, along with Messrs. Bowie and Brines are expected to comprise the board of directors of the Fully Combined Company.

The executive officers of STAR immediately prior to the effective time of the SIR Merger will continue to serve as the executive officers of the SIR/STAR Combined Company, with Rodney F. Emery continuing to serve as the Chief Executive Officer of the SIR/STAR Combined Company and Chairman of the SIR/STAR Combined board of directors, Ella S. Neyland continuing to serve as President of the SIR/STAR Combined Company, Kevin Keating continuing to serve as the Chief Financial Officer of the SIR/STAR Combined Company, and Ana Marie del Rio continuing to serve as the Secretary of the SIR/STAR Combined Company.

Additionally, the executive officers of STAR immediately prior to the effective time of the Mergers will continue to serve as the executive officers of the Fully Combined Company, with Rodney F. Emery continuing to serve as the Chief Executive Officer of the Fully Combined Company and Chairman of the Fully Combined Company board of directors, Ella S. Neyland continuing to serve as President of the Fully Combined Company, Kevin Keating continuing to serve as the Chief Financial Officer of the Fully Combined Company, and Ana Marie del Rio continuing to serve as the Secretary of the Fully Combined Company.

Regulatory Approvals Required for the SIR Merger

SIR and STAR are not aware of any material federal or state regulatory requirements that must be complied with, or regulatory approvals that must be obtained, in connection with the SIR Merger.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax consequences of the SIR Merger to U.S. holders and non-U.S. holders (each as defined below) of shares of SIR Common Stock and of the ownership and disposition of STAR Common Stock received in the SIR Merger.

This summary is for general information only and is not tax advice. This summary assumes that holders of SIR Common Stock and STAR Common Stock hold such Common Stock as a capital asset within the meaning of Section 1221 of the Code. This summary is based upon the Code, Treasury Regulations promulgated under the Code, referred to herein as Treasury Regulations, judicial decisions and published administrative rulings, all as currently in effect and all of which are subject to change, possibly with retroactive effect. This discussion does not address (i) U.S. federal taxes other than income taxes, (ii) state, local or non-U.S. taxes or (iii) tax reporting requirements, in each case, as applicable to the SIR Merger. In addition, this discussion does not address U.S. federal income tax considerations applicable to persons or entities that are subject to special treatment under U.S. federal income tax law, including, for example:

•	banks, insurance companies, and other financial institutions;

•	tax-exempt organizations or governmental organizations;

•	S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	persons or entities who hold shares of SIR Common Stock (or, following the SIR Merger, STAR Common Stock) pursuant to the exercise of any employee stock option or otherwise as compensation;

•	individuals subject to the alternative minimum tax;

•	regulated investment companies and REITs;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	broker, dealers or traders in securities;

•	U.S. expatriates and former citizens or long-term residents of the United States;

•

persons holding shares of SIR Common Stock (or, following the SIR Merger, STAR Common Stock) as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	persons or entities deemed to sell SIR Common Stock (or, following the SIR Merger, STAR Common Stock) under the constructive sale provisions of the Code;

•	United States persons or entities whose functional currency is not the U.S. dollar;

•	tax-qualified retirement plans;

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds;

•	“qualified shareholders” as defined in Section 897(k)(3)(A) of the Code; or

•	persons or entities subject to special tax accounting rules as a result of any item of gross income with respect to the stock being taken into account in an applicable financial statement.

For purposes of this summary, a “holder” means a beneficial owner of shares of SIR Common Stock (or, following the SIR Merger, of STAR Common Stock), and a “U.S. holder,” means a holder that, for U.S. federal income tax purposes, is or is treated as:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust that (i) is subject to the primary supervision of a United States court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (ii) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person for U.S. federal income tax purposes.

For purposes of this summary, a “non-U.S. holder” means a beneficial owner of shares of SIR Common Stock that is a nonresident alien individual or foreign corporation for U.S. federal income tax purposes that is not otherwise subject to special treatment under the Code.

If an entity treated as a partnership for U.S. federal income tax purposes holds shares of SIR Common Stock (or, following the SIR Merger, STAR Common Stock), the tax treatment of a partner in the partnership generally will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding shares of SIR Common Stock (or, following the SIR Merger, STAR Common Stock) and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

This discussion of material U.S. federal income tax consequences of the SIR Merger and of the ownership and disposition of STAR Common Stock received in the SIR Merger is not binding on the IRS. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any described herein.

For purposes of this summary, the term “Combined Company” means either the SIR/STAR Combined Company or the Fully Combined Company, as applicable.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. YOU SHOULD CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR CIRCUMSTANCES AS WELL AS ANY TAX CONSEQUENCES OF THE COMPANY MERGER AND THE OWNERSHIP AND DISPOSITION OF STAR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Material U.S. Federal Income Tax Consequences of the SIR Merger

Qualification of the Merger as a Reorganization

The parties intend for the SIR Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code. It is a condition to the completion of the SIR Merger that Morrison & Foerster LLP (“Morrison Foerster”) render an opinion to SIR and Morrison & Foerster render an opinion to STAR to the effect that the SIR Merger will constitute a reorganization within the meaning of Section 368(a) of the Code. Such opinions will be subject to customary exceptions, assumptions and qualifications, and will be based on representations made by STAR and SIR regarding factual matters (including those contained in the tax representation letters provided by STAR and SIR), and covenants undertaken by STAR and SIR. If any assumption or representation is inaccurate in any way, or any covenant is not complied with, the tax consequences of the SIR Merger could differ from those described in the tax opinions and in this summary. These tax opinions represent the legal judgment of counsel rendering the opinion and are not binding on the IRS or the courts. No ruling from the IRS has been or is expected to be requested in connection with the SIR Merger, and there can be no assurance that the IRS would not assert, or that a court would not sustain, a position contrary to the conclusions set forth in the tax opinions. Accordingly, the tax opinions are not a guarantee of the legal outcome of the SIR Merger or any tax benefits that may be derived from the SIR Merger.

Consequences of the SIR Merger to Holders of SIR Common Stock

The following discussion summarizes that material U.S. federal income tax consequences of the SIR Merger to holders assuming the SIR Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code.

A holder of SIR Common Stock will receive solely STAR Common Stock in exchange for shares of SIR Common Stock pursuant to the SIR Merger and generally will not recognize gain or loss for U.S. federal income tax purposes upon the receipt of STAR Common Stock in exchange for shares of SIR Common Stock in connection with the SIR Merger.

A holder will have an aggregate tax basis in STAR Common Stock it receives in the SIR Merger equal to the holder’s aggregate tax basis in its SIR Common Stock surrendered pursuant to the SIR Merger. If a holder acquired any of its shares of SIR Common Stock at different prices and/or at different times, Treasury Regulations provide guidance on how such holder may allocate its tax basis to STAR Common Stock received in the SIR Merger. Such holders should consult their tax advisors regarding the proper allocation of their basis among STAR Common Stock received in the SIR Merger under these Treasury Regulations.

The holding period of STAR Common Stock received by a holder in connection with the SIR Merger will include the holding period of SIR Common Stock surrendered in connection with the SIR Merger. Holders owning blocks of SIR Common Stock acquired at different times or different prices should consult their tax advisors with respect to identifying the holding periods of the particular shares of STAR Common Stock received in the SIR Merger.

Certain Reporting Requirements

Under applicable Treasury Regulations, “significant holders” of SIR Common Stock generally will be required to comply with certain reporting requirements. A U.S. holder is a “significant holder” if, immediately before the SIR Merger, such holder held 5% or more, by vote or value, of the total outstanding SIR Common Stock. Significant holders generally will be required to file a statement with the holder’s U.S. federal income tax return for the taxable year that includes the closing of the SIR Merger. That statement must set forth the holder’s tax basis in, and the fair market value of, the shares of SIR Common Stock surrendered pursuant to the SIR Merger (both as determined immediately before the surrender of shares), the date of the SIR Merger, and the name and employer identification number of STAR, SIR and Merger Sub, and the holder will be required to retain permanent records of these facts. U.S. holders should consult their tax advisors as to whether they may be treated as a “significant holder.”

THE PRECEDING DISCUSSION DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL OF THE POTENTIAL TAX CONSEQUENCES OF THE COMPANY MERGER. HOLDERS OF SIR COMMON STOCK SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE COMPANY MERGER, INCLUDING TAX RETURN REPORTING REQUIREMENTS, AND THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE, LOCAL, NON-U.S. AND OTHER APPLICABLE TAX LAWS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

REIT Qualification of SIR and STAR

Tax Opinions from Counsel Regarding REIT Qualification of SIR and STAR

It is a condition to the obligation of SIR to complete the SIR Merger that SIR receive an opinion of Morrison & Foerster LLP (or other counsel reasonably satisfactory to SIR) to the effect that, commencing with STAR’s taxable year ended on December 31, 2014, STAR has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code and its and its current organization and current and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT for the taxable year ending December 31, 2019 and thereafter, which opinion will be subject to customary exceptions, assumptions and qualifications and will be based on customary representations made by STAR and SIR. This opinion will not be binding on the IRS or the courts.

The Combined Company intends to continue to operate in a manner to qualify as a REIT following the SIR Merger, but there is no guarantee that it will qualify or remain qualified as a REIT. Qualification and taxation as a REIT depend upon the ability of the Combined Company to meet, through actual annual (or, in some cases, quarterly) operating results, requirements relating to income, asset ownership, distribution levels and diversity of share ownership, and the various REIT qualification requirements imposed under the Code. Given the complex nature of the REIT qualification requirements, the ongoing importance of factual determinations and the possibility of future changes in the circumstances of the Combined Company, there can be no assurance that the actual operating results of the Combined Company will satisfy the requirements for taxation as a REIT under the Code for any particular tax year.

It is a condition to the obligation of STAR to complete the SIR Merger that STAR receive an opinion of Morrison & Foerster LLP (or other counsel reasonably acceptable to STAR) to the effect that for all taxable periods commencing with its taxable year ended December 31, 2010. SIR has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and its proposed method of operation has enabled SIR to meet, through the closing date of the SIR Merger, the requirements for qualification and taxation as a REIT under the Code, which opinion will be subject to customary exceptions, assumptions and qualifications and will be based on representations made by SIR regarding factual matters. This opinion will not be binding on the IRS or the courts.

Tax Liabilities and Attributes Inherited from SIR

If SIR failed to qualify as a REIT for any of its taxable years for which the applicable period for assessment had not expired, SIR would be liable for (and the Combined Company would be obligated to pay) U.S. federal corporate income tax on its taxable income for such years, and, assuming the SIR Merger qualified as a reorganization within the meaning of Section 368(a) of the Code, the Combined Company must distribute any earnings and profits of SIR by the close of the taxable year in which the SIR Merger occurs and would be subject to tax on the built-in gain on each SIR asset existing at the time of the SIR Merger if the Combined Company were to dispose of the SIR asset in a taxable transaction during the five-year period following the SIR Merger. Such tax would be imposed at the highest regular corporate rate in effect as of the date of the sale. Moreover, even if SIR qualified as a REIT at all relevant times, the Combined Company similarly would be liable for other unpaid taxes (if any) of SIR (such as the 100% tax on gains from any sales treated as “prohibited transactions”). Furthermore, after the SIR Merger the asset and gross income tests applicable to REITs will apply to all of the assets of the Combined Company, including the assets the Combined Company acquires from SIR, and to all of the gross income of the Combined Company, including the income derived from the assets the Combined Company acquires from SIR. As a result, the nature of the assets that the Combined Company acquires from SIR and the gross income the Combined Company derives from such assets will be taken into account in determining the qualification of the Combined Company as a REIT.

Qualification as a REIT requires SIR to satisfy numerous requirements, some on an annual and others on a quarterly basis, as described below with respect to SIR. There are only limited judicial and administrative interpretations of these requirements, and qualification as a REIT involves the determination of various factual matters and circumstances which were not entirely within the control of SIR.

Material U.S. Federal Income Tax Considerations Relating to the Combined Company’s Treatment as a REIT and to Holders of STAR Common Stock

This section summarizes the material U.S. federal income tax consequences generally resulting from the election of STAR to be taxed as a REIT and the acquisition, ownership and disposition of STAR Common Stock.

The sections of the Code and the corresponding Treasury regulations that relate to the qualification and taxation as a REIT are highly technical and complex. You are urged to consult your tax advisor regarding the specific tax consequences to you of the acquisition, ownership and disposition of the securities of the Combined Company and of the election of STAR to be taxed as a REIT. Specifically, you should consult your tax advisor regarding the federal, state, local, foreign and other tax consequences of such acquisition, ownership, disposition and election, and regarding potential changes in applicable tax laws.

Taxation of the Combined Company

STAR has elected to be taxed as a REIT under Sections 856 through 860 of the Code commencing with its taxable year ended December 31, 2014. STAR believes that it has been organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the Code beginning with its taxable year ended December 31, 2014, and that its intended manner of operation will enable the Combined Company to continue to meet the requirements for qualification as a REIT for U.S. federal income tax purposes. However, qualification and taxation as a REIT depend upon the Combined Company’s ability to meet the various qualification tests imposed under the Code, including through actual operating results, asset composition, distribution levels and diversity of stock ownership. Accordingly, no assurance can be given that STAR has been organized and has operated, or that the Combined Company will continue to be organized and operate, in a manner so as to qualify or remain qualified as a REIT. See “—Failure to Qualify” for potential tax consequences if the Combined Company fails to qualify as a REIT.

Provided the Combined Company qualifies for taxation as a REIT, it generally will not be required to pay U.S. federal corporate income taxes on its REIT taxable income that is currently distributed to its stockholders. This treatment substantially eliminates the “double taxation” (i.e. taxation at both the corporate and the stockholder levels) that generally results from investment in a C corporation. The Combined Company will, however, be subject to U.S. federal income taxes as follows:

•

First, the Combined Company will be required to pay regular U.S. federal corporate income tax on any REIT taxable income, including net capital gain, that it does not distribute to stockholders during, or within a specified time period after, the calendar year in which the income is earned.

•

Second, if the Combined Company has (1) net income from the sale or other disposition of “foreclosure property” held primarily for sale to customers in the ordinary course of business or (2) other nonqualifying income from foreclosure property, the Combined Company will be required to pay regular U.S. federal corporate income tax on this income. To the extent that income from foreclosure property is otherwise qualifying income for purposes of the 75% gross income test, this tax is not applicable. Subject to certain other requirements, foreclosure property generally is defined as property the Combined Company acquired through foreclosure or after a default on a loan secured by the property or a lease of the property. See “—Foreclosure Property.”

•

Third, the Combined Company will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held as inventory or primarily for sale to customers in the ordinary course of business.

•

Fourth, if the Combined Company fails to satisfy the 75% gross income test or the 95% gross income test, as described below, but has otherwise maintained its qualification as a REIT because certain other requirements are met, it will be required to pay a tax equal to (1) the greater of (A) the amount by which it fails to satisfy the 75% gross income test and (B) the amount by which it fails to satisfy the 95% gross income test, multiplied by (2) a fraction intended to reflect its profitability.

•

Fifth, if the Combined Company fails to satisfy any of the asset tests (other than a de minimis failure of the 5% or 10% asset tests), as described below, due to reasonable cause and not due to willful neglect, and the Combined Company nonetheless maintains its REIT qualification because of specified cure provisions, it will be required to pay a tax equal to the greater of $50,000 or the U.S. federal corporate income tax rate multiplied by the net income generated by the nonqualifying assets that caused the Combined Company to fail such test.

•

Sixth, if the Combined Company fails to satisfy any provision of the Code that would result in its failure to qualify as a REIT (other than a violation of the gross income tests or certain violations of the asset tests, as described below) and the violation is due to reasonable cause and not due to willful neglect, the Combined Company may retain its REIT qualification, but it will be required to pay a penalty of $50,000 for each such failure.

•

Seventh, the Combined Company will be required to pay a 4% nondeductible excise tax to the extent it fails to distribute during each calendar year at least the sum of (1) 85% of its ordinary income for the year, (2) 95% of its capital gain net income for the year, and (3) any undistributed taxable income from prior periods.

•

Eighth, if the Combined Company acquires any asset from a corporation that is or has been a C corporation in a transaction in which the Combined Company’s tax basis in the asset is less than the fair market value of the asset, in each case determined as of the date on which it acquired the asset, and it subsequently recognizes gain on the disposition of the asset during the five-year period beginning on the date on which it acquired the asset, then it generally will be required to pay regular U.S. federal corporate income tax on this gain to the extent of the excess of (1) the fair market value of the asset over (2) its adjusted tax basis in the asset, in each case determined as of the date on which it acquired the asset.

•	Ninth, the Combined Company’s subsidiaries that are C corporations, including its TRSs described below, generally will be required to pay regular U.S. federal corporate income tax on their earnings.

•	Tenth, the Combined Company will be required to pay a 100% excise tax on transactions with its TRSs that are not conducted on an arm’s-length basis.

The Combined Company and its subsidiaries may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state and local income, property and other taxes on its assets and operations.

Requirements for Qualification as a REIT

The Code defines a REIT as a corporation, trust or association that satisfied each of the following requirements:

(1)	It is managed by one or more trustees or directors;

(2)	Its beneficial ownership is evidenced by transferable shares of stock, or by transferable shares or certificates of beneficial ownership;

(3)	It would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code;

(4)	It is not a financial institution or an insurance company within the meaning of certain provisions of the Code;

(5)	It is beneficially owned by 100 or more persons;

(6)

Not more than 50% in value of the outstanding stock or shares of beneficial interest of which are owned, actually or constructively, by five or fewer individuals, which the U.S. federal income tax laws define to include certain entities, during the last half of each taxable year;

(7)

It elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to qualify to be taxed as a REIT for U.S. federal income tax purposes;

(8)	It uses a calendar year for U.S. federal income tax purposes and complies with the recordkeeping requirements of the U.S. federal income tax laws; and

(9)	It meets certain other requirements, described below, regarding the sources of its gross income, the nature and diversification of its assets and the distribution of its income.

The Code provides that requirements (1) through (4), and (8) must be satisfied during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT (which, in STAR’s case, was 2014). For purposes of condition (6), the term “individual” includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but generally does not include a qualified pension plan or profit sharing trust. For purposes of requirement (8) above, STAR has and the Combined Company will continue to have a calendar taxable year, and thereby satisfies this requirement.

STAR believes that it has been organized and has operated in a manner that has allowed STAR, and will continue to allow the Combined Company, to satisfy conditions (1) through (9) during the relevant time periods. In addition, STAR’s charter provides for restrictions regarding ownership and transfer of STAR’s shares that are intended to assist it in continuing to satisfy the share ownership requirements described in conditions (5) and (6) above. A description of the share ownership and transfer restrictions relating to STAR’s common stock is contained in the discussion in this joint proxy statement/prospectus under the heading “Description of Capital Stock-Common Stock—Restrictions on Ownership and Transfer.” These restrictions, however, do not ensure that STAR has previously satisfied, and may not ensure that the Combined Company will, in all cases, be able to continue to satisfy, the share ownership requirements described in conditions (5) and (6) above. If the Combined Company fails to satisfy these share ownership requirements, except as provided in the next sentence, its status as a REIT will terminate. If, however, the Combined Company complies with the rules contained in applicable Treasury Regulations that require the Combined Company to ascertain the actual ownership of its shares and it does not know, or would not have known through the exercise of reasonable diligence, that it failed to meet the requirement described in condition (6) above, it will be treated as having met this requirement. See “—Failure to Qualify.”

Ownership of Interests in Partnerships and Limited Liability Companies

The Combined Company owns various direct and indirect interests in entities that are partnerships and limited liability companies for state law purposes. A partnership or limited liability company that has a single owner, as determined under U.S. federal income tax laws, generally is disregarded from its owner for U.S. federal income tax purposes. Many of the partnerships and limited liability companies owned by the Combined Company, including STAR OP, currently are disregarded from their owners for U.S. federal income tax purposes because such entities are treated as having a single owner for U.S. federal income tax purposes. Consequently, the assets and liabilities, and items of income, deduction, and credit, of such entities will be treated as its assets and liabilities, and items of income, deduction, and credit, for U.S. federal income tax purposes, including the application of the various REIT qualification requirements.

An unincorporated domestic entity with two or more owners, as determined under the U.S. federal income tax laws, generally is taxed as a partnership for U.S. federal income tax purposes. In the case of a REIT that is an owner in an entity that is taxed as a partnership for U.S. federal income tax purposes, the REIT is treated as owning its proportionate share of the assets of the entity and as earning its allocable share of the gross income of the entity for purposes of the applicable REIT qualification tests. Thus, its proportionate share of the assets and items of gross income of STAR III OP, SIR OP and any other partnership, joint venture, or limited liability company that is taxed as a partnership for U.S. federal income tax purposes is treated as the assets and items of gross income of the Combined Company for purposes of applying the various REIT qualification tests. For purposes of the 10% value test (described in “—Asset Tests”), its proportionate share is based on its proportionate interest in the equity interests and certain debt securities issued by the entity. For all of the other asset and income tests, its proportionate share is based on its proportionate interest in the capital of the entity. A brief summary of the rules governing the U.S. federal income taxation of partnerships and limited liability companies is set forth below in “—Tax Aspects of the Combined Company’s Ownership of Entities Taxable as Partnerships.”

The Combined Company has control of its operating partnerships and the subsidiary partnerships and limited liability companies and intends to operate them in a manner consistent with the requirements for the Combined Company’s qualification as a REIT. If the Combined Company becomes a limited partner or non- managing member in any partnership or limited liability company and such entity takes or expects to take actions that could jeopardize the Combined Company’s status as a REIT or require it to pay tax, the Combined Company may be forced to dispose of its interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause the Combined Company to fail a gross income or asset test, and that the Combined Company would not become aware of such action in time to dispose of its interest in the partnership or limited liability company or take other corrective action on a timely basis. In such a case, the Combined Company could fail to qualify as a REIT unless it were entitled to relief, as described below.

Ownership of Interests in Qualified REIT Subsidiaries

The Combined Company may from time to time own and operate certain properties through wholly-owned subsidiaries that it intends to be treated as “qualified REIT subsidiaries” under the Code. A corporation will qualify as the Combined Company’s qualified REIT subsidiary if the Combined Company owns 100% of the corporation’s outstanding stock and does not elect with the subsidiary to treat it as a TRS, as described below. A qualified REIT subsidiary is not treated as a separate corporation, and all assets, liabilities and items of income, gain, loss, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, gain, loss, deduction and credit of the parent REIT for all purposes under the Code, including all REIT qualification tests. Thus, in applying the U.S. federal income tax requirements described in this discussion, any qualified REIT subsidiaries the Combined Company owns are ignored, and all assets, liabilities and items of income, gain, loss, deduction and credit of such corporations are treated as the Combined Company’s assets, liabilities and items of income, gain, loss, deduction and credit. A qualified REIT subsidiary is not subject to U.S. federal income tax, and the Combined Company’s ownership of the stock of a qualified REIT subsidiary will not violate the restrictions on ownership of securities, as described below under “—Asset Tests.”

Ownership of Interests in TRSs

The Combined Company and its operating partnerships, own interests in companies that have elected, together with the Combined Company, to be treated as the Combined Company’s TRSs, and it may acquire securities in additional TRSs in the future. A TRS is a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with such REIT to be treated as a TRS. If a TRS owns more than 35% of the total voting power or value of the outstanding securities of another corporation, such other corporation will also be treated as a TRS.

Restrictions imposed on REITs and their TRSs are intended to ensure that TRSs will be subject to appropriate levels of U.S. federal income taxation. These restrictions limit the deductibility of interest paid or accrued by a TRS to its parent REIT and impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s residents that are not conducted on an arm’s-length basis, such as any redetermined rents, redetermined deductions, excess interest or redetermined TRS service income. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of its residents by a TRS, redetermined deductions and excess interest represent any amounts that are deducted by a TRS for amounts paid to its parent REIT that are in excess of the amounts that would have been deducted based on arm’s length negotiations, and redetermined TRS service income is income of a TRS that is understated as a result of services provided to its parent REIT or on its behalf. Rents will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code. Dividends paid to a parent REIT from a TRS, will be treated as dividend income received from a corporation. The foregoing treatment of TRSs may reduce the cash flow generated by the Combined Company and its subsidiaries in the aggregate and its ability to make distributions to its stockholders and may affect its compliance with the gross income tests and asset tests.

A TRS generally may be used by a REIT to undertake indirectly activities that the REIT requirements might otherwise preclude the REIT from doing directly, such as the provision of noncustomary resident services or the disposition of property held for sale to customers. See “—Gross Income Tests—Rents from Real Property” and “—Gross Income Tests—Prohibited Transactions.” A TRS is subject to U.S. federal income tax as a regular C corporation. A REIT’s ownership of securities of a TRS is not subject to the 5% or 10% asset test described below. See “—Asset Tests.”

Ownership of Interests in Subsidiary REITs

The Combined Company owns and may acquire direct or indirect interests in one or more entities that have elected or will elect to be taxed as REITs under the Code (each, a “Subsidiary REIT”). A Subsidiary REIT is subject to the various REIT qualification requirements and other limitations described herein that are applicable to the Combined Company. If a Subsidiary REIT were to fail to qualify as a REIT, then (i) that Subsidiary REIT would become subject to U.S. federal income tax and (ii) the Subsidiary REIT’s failure to qualify could have an adverse effect on the Combined Company’s ability to comply with the REIT income and asset tests, and thus could impair the Combined Company’s ability to qualify as a REIT unless it could avail itself of certain relief provisions.

Gross Income Tests

The Combined Company must satisfy two gross income tests annually to qualify and maintain its qualification as a REIT. First, at least 75% of its gross income for each taxable year generally must consist of the following:

•	Rents from real property;

•

interest on debt secured by mortgages on real property or on interests in real property and interest on debt secured by mortgages on both real and personal property if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property;

•	dividends or other distributions on, and gain from the sale of, stock or shares of beneficial interest in other REITs;

•	gain from the sale of real estate assets (other than gain from prohibited transactions);

•	income and gain derived from foreclosure property; and

•

income derived from the temporary investment of new capital attributable to the issuance of its stock or a public offering of its debt with a maturity date of at least five years and that the Combined Company received during the one-year period beginning on the date on which the Combined Company received such new capital.

Second, in general, at least 95% of its gross income for each taxable year must consist of income that is qualifying for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of stock or securities (including interest and gain from Nonqualified Publicly Offered REIT Debt Instruments) or any combination of these.

Cancellation of indebtedness income and gross income from a sale of property that the Combined Company holds primarily for sale to customers in the ordinary course of business will be excluded from gross income for purposes of the 75% and 95% gross income tests. In addition, gains from “hedging transactions,” as defined in “—Hedging Transactions,” that are clearly and timely identified as such will be excluded from gross income for purposes of the 75% and 95% gross income tests. Finally, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests.

The following paragraphs discuss the specific application of certain relevant aspects of the gross income tests to the Combined Company.

Rents from Real Property. Rents the Combined Company receives from a resident will qualify as “rents from real property” for the purpose of satisfying the gross income requirements for a REIT described above only if all of the following conditions are met:

•

The amount of rent is not based in whole or in part on the income or profits of any person. However, an amount the Combined Company receives or accrues generally will not be excluded from the term “rents from real property” solely because it is based on a fixed percentage or percentages of receipts or sales;

•

Neither the Combined Company nor an actual or constructive owner of 10% or more of its capital stock actually or constructively owns 10% or more of the interests in the assets or net profits of a non-corporate resident, or, if the resident is a corporation, 10% or more of the total combined voting power of all classes of stock entitled to vote or 10% or more of the total value of all classes of stock of the resident. Rents the Combined Company receives from such a resident that is a TRS of the Combined Company, however, will not be excluded from the definition of “rents from real property” as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the TRS are substantially comparable to rents paid by the Combined Company’s other residents for comparable space. Whether rents paid by a TRS are substantially comparable to rents paid by other residents is determined at the time the lease with the TRS is entered into, extended, and modified, if such modification increases the rents due under such lease;

•

Rent attributable to personal property, leased in connection with a lease of real property, is not greater than 15% of the total rent received under the lease. If this condition is not met, then the portion of the rent attributable to personal property will not qualify as “rents from real property.” To the extent that rent attributable to personal property, leased in connection with a lease of real property, exceeds 15% of the total rent received under the lease, the Combined Company may transfer a portion of such personal property to a TRS; and

•

The Combined Company generally may not operate or manage the property or furnish or render noncustomary services to its residents, subject to a 1% de minimis exception and except as provided below. The Combined Company may, however, perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. Examples of these services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, the Combined Company may employ an independent contractor from whom it derives no revenue to provide customary services to the Combined Company’s residents, or a TRS (which may be wholly or partially owned by the Combined Company) to provide both customary and non-customary services to the Combined Company’s residents without causing the rent the Combined Company receives from those residents to fail to qualify as “rents from real property.”

The Combined Company generally does not intend, and, as the managing member of the general partner of its operating partnerships, it does not intend to permit its operating partnerships, to take actions it believes will cause it to fail to satisfy the rental conditions described above. However, there can be no assurance that the IRS would not challenge its conclusions, including the calculation of its personal property ratios, or that a court would agree with its conclusions. If such a challenge were successful, the Combined Company could fail to satisfy the 75% or 95% gross income test and thus potentially lose its REIT status.

Interest. For purposes of the 75% and 95% gross income tests, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of such amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely because it is based on a fixed percentage or percentages of receipts or sales. In addition, an amount that is based on the income or profits of a debtor will be qualifying interest income as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in such real property, but only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.

Interest on debt secured by mortgages on real property or on interests in real property generally is qualifying income for purposes of the 75% gross income test. Except as provided below, in cases where a mortgage loan is secured by both real property and other property, if the outstanding principal balance of a mortgage loan during the year exceeds the value of the real property securing the loan at the time the Combined Company committed to acquire the loan. Notwithstanding the foregoing, a mortgage loan secured by both real property and personal property shall be treated as a wholly qualifying real estate asset and all interest shall be qualifying income for purposes of the 75% income test if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property, even if the real property collateral value is less than the outstanding principal balance of the loan.

Prohibited Transaction Income. Any gain that the Combined Company realizes on the sale of property (other than any foreclosure property) held as inventory or otherwise held primarily for sale to customers in the ordinary course of business, including its share of any such gain realized by its operating partnerships, either directly or through its subsidiary partnerships and limited liability companies, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax, unless certain safe harbor exceptions apply. This prohibited transaction income may also adversely affect the Combined Company’s ability to satisfy the gross income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. As the managing member of the general partner of its operating partnerships, the Combined Company intends to cause its operating partnerships to hold its properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning its properties and to make occasional sales of the properties as are consistent with its investment objectives. The Combined Company does not intend, and does not intend to permit its operating partnerships or its subsidiary partnerships or limited liability companies, to enter into any sales that are prohibited transactions.

However, the IRS may successfully contend that some or all of the sales made by the Combined Company’s operating partnerships or its subsidiary partnerships or limited liability companies are prohibited transactions. The Combined Company would be required to pay the 100% penalty tax on its allocable share of the gains resulting from any such sales. The 100% penalty tax will not apply to gains from the sale of assets that are held through a TRS, but such income will be subject to regular U.S. federal corporate income tax.

Hedging Transactions. From time to time, the Combined Company may enter into hedging transactions with respect to one or more of its assets or liabilities. The Combined Company’s hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Income from a hedging transaction, including gain from the sale or disposition of such a transaction, that is clearly identified as a hedging transaction as specified in the Code will not constitute gross income under, and thus will be exempt from, the 75% and 95% gross income tests. The term “hedging transaction,” as used above, generally means (A) any transaction the Combined Company enters into in the normal course of its business primarily to manage risk of (1) interest rate changes or fluctuations with respect to borrowings made or to be made by it to acquire or carry real estate assets, or (2) currency fluctuations with respect to an item of qualifying income under the 75% or 95% gross income test or any property which generates such income and (B) new transactions entered into to hedge the income or loss from prior hedging transactions, where the property or indebtedness which was the subject of the prior hedging transaction was extinguished or disposed of. To the extent that the Combined Company does not properly identify such transactions as hedges or it hedges with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. The Combined Company intends to structure any hedging transactions in a manner that does not jeopardize its status as a REIT.

TRS Income. To the extent the Combined Company’s TRSs pay dividends or interest, its allocable share of such dividend or interest income will qualify under the 95%, but not the 75%, gross income test (except to the extent the interest is paid on a loan that is adequately secured by real property). The Combined Company will monitor the amount of the dividend and other income from its TRSs and will take actions intended to keep this income, and any other nonqualifying income, within the limitations of the gross income tests. Although the Combined Company expects these actions will be sufficient to prevent a violation of the gross income tests, it cannot guarantee that such actions will in all cases prevent such a violation.

Failure to Satisfy Gross Income Tests. The Combined Company intends to monitor its sources of income, including any non-qualifying income received by it, and manage its assets so as to ensure its compliance with the gross income tests. If the Combined Company fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, the Combined Company may nevertheless qualify as a REIT for the year if it is entitled to relief under certain provisions of the Code. The Combined Company generally may make use of the relief provisions if: (1) its failure to meet these tests was due to reasonable cause and not due to willful neglect; and (2) following its identification of the failure to meet the 75% or 95% gross income tests for any taxable year, it files a schedule with the IRS setting forth each item of its gross income for purposes of the 75% or 95% gross income tests for such taxable year in accordance with Treasury Regulations to be issued.

It is not possible, however, to state whether in all circumstances the Combined Company would be entitled to the benefit of these relief provisions. As discussed above in “—General,” even if these relief provisions apply, and the Combined Company retains its status as a REIT, a tax would be imposed with respect to its nonqualifying income.

Asset Tests

At the close of each calendar quarter of its taxable year, the Combined Company must also satisfy certain tests relating to the nature and diversification of its assets. First, at least 75% of the value of the Combined Company’s total assets must generally consist of:

•	Cash or cash items, including certain receivables and shares in certain money market funds;

•	Government securities;

•	Interests in real property, including leaseholds and options to acquire real property and leaseholds;

•

Interests in mortgage loans secured by real property, and interests in mortgage loans secured by both real property and personal property if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property;

•	Stock or shares of beneficial interest in other REITs;

•

Investments in stock or debt instruments during the one-year period following its receipt of new capital that the Combined Company raises through equity offerings or public offerings of debt with at least a five-year term;

•	debt instruments of publicly offered REITs; and

•	personal property leased in connection with a lease of real property for which the rent attributable to personal property is not greater than 15% of the total rent received under the lease.

Second, under the “5% asset test,” of the Combined Company’s assets that are not qualifying assets for purposes of the 75% asset test described above, the value of the Combined Company’s interest in any one issuer’s securities may not exceed 5% of the value of its total assets.

Third, of the Combined Company’s assets that are not qualifying assets for purposes of the 75% asset test described above, the Combined Company may not own more than 10% of the voting power of any one issuer’s outstanding securities, or the “10% vote test,” or more than 10% of the value of any one issuer’s outstanding securities, or the “10% value test.”

Fourth, no more than 20% (25% for taxable years beginning before December 31, 2017) of the value of the Combined Company’s total assets may consist of the securities of one or more TRSs.

Fifth, no more than 25% of the value of the Combined Company’s total assets may consist of the securities of TRSs and other assets that are not qualifying assets for purposes of the 75% asset test.

Sixth, not more than 25% of the value of the Combined Company’s total assets may be represented by debt instruments of “publicly offered REITs” to the extent those debt instruments are not secured by real property or an interest in real property.

For purposes of the 5% asset test, the 10% vote test and the 10% value test, the term “securities” does not include securities that qualify under the 75% asset test, securities of a TRS and equity interests in an entity taxed as a partnership for U.S. federal income tax purposes. For purposes of the 10% value test, the term “securities” also does not include: certain “straight debt” securities; any loan to an individual or an estate; most rental agreements and obligations to pay rent; any debt instrument issued by an entity taxed as a partnership for U.S. federal income tax purposes in which the Combined Company is an owner to the extent of its proportionate interest in the debt and equity securities of the entity; and any debt instrument issued by an entity taxed as a partnership for U.S. federal income tax purposes if at least 75% of the entity’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in “—Gross Income Tests.”

From time to time the Combined Company may own securities (including debt securities) of issuers that do not qualify as a REIT, a qualified REIT subsidiary or a TRS. The Combined Company intends that its ownership of any such securities will be structured in a manner that allows it to comply with the asset tests described above. The Combined Company believes that the assets that the Combined Company holds satisfy the foregoing asset test requirements. The Combined Company will not obtain, nor is the Combined Company required to obtain under the U.S. federal income tax laws, independent appraisals to support its conclusions as to the value of its assets and securities. Moreover, the values of some assets may not be susceptible to a precise determination. As a result, there can be no assurance that the IRS will not contend that its ownership of securities and other assets violates one or more of the asset tests applicable to REITs.

Failure to Satisfy Asset Tests. The Combined Company will monitor the status of its assets for purposes of the various asset tests and will manage its portfolio in order to comply at all times with such tests. Nevertheless, if the Combined Company fails to satisfy the asset tests at the end of a calendar quarter, it will not lose its REIT status if: (1) the Combined Company satisfied the asset tests at the end of the preceding calendar quarter; and (2) the discrepancy between the value of the Combined Company’s assets and the asset test requirements arose from changes in the market values of its assets and was not caused, in part or in whole, by the acquisition of one or more non-qualifying assets. If the Combined Company did not satisfy the second condition described in the preceding sentence, the Combined Company still could avoid REIT disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which the discrepancy arose.

In the event that the Combined Company violates the 5% asset test, the 10% vote test or the 10% value test described above, the Combined Company will not lose its REIT status if (1) the failure is de minimis (up to the lesser of 1% of its assets or $10 million) and (2) the Combined Company disposes of assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which the Combined Company identifies such failure. In the event of a failure of any of such asset tests other than a de minimis failure, as described in the preceding sentence, the Combined Company will not lose its REIT status if (1) the failure was due to reasonable cause and not to willful neglect, (2) the Combined Company files a description of each asset causing the failure with the IRS, (3) the Combined Company disposes of assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which the Combined Company identifies the failure, and (4) the Combined Company pays a tax equal to the greater of $50,000 or the highest U.S. federal corporate income tax rate multiplied by the net income from the non-qualifying assets during the period in which the Combined Company failed to satisfy the asset tests.

Annual Distribution Requirements

To maintain the Combined Company’s qualification as a REIT, each taxable year it is required to distribute dividends, other than capital gain dividends, to its stockholders in an amount at least equal to the sum of:

•	90% of its REIT taxable income; and

•	90% of its after-tax net income, if any, from foreclosure property; minus

•	the excess of the sum of certain items of non-cash income over 5% of its REIT taxable income.

For these purposes, the Combined Company’s REIT taxable income is computed without regard to the dividends paid deduction and its net capital gain. In addition, for purposes of this test, non-cash income generally means income attributable to leveled stepped rents, original issue discount, cancellation of indebtedness, or a like-kind exchange that is later determined to be taxable.

The Combined Company generally must pay, or be treated as paying, the distributions described above in the taxable year to which they relate. Dividends declared during the last three months of the taxable year, payable to stockholders of record on a specified date during such period and paid during January of the following year, will be treated as paid by the Combined Company and received by its stockholders on December 31 of the year in which they are declared. Additionally, at the Combined Company’s election, a distribution will be treated as paid in a taxable year if it is declared before the Combined Company timely files its tax return for such year and paid on or before the first regular dividend payment after such declaration, provided such payment is made during the 12-month period following the close of such year. These distributions are treated as received by the Combined Company’s stockholders in the year in which they are paid. This is so even though these distributions relate to the prior year for purposes of the 90% distribution requirement.

In order to be taken into account for purposes of the Combined Company’s distribution requirement, except as provided below, the amount distributed must not be preferential-i.e., every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated other than according to its dividend rights as a class. This preferential limitation will not apply to distributions made by the Combined Company, provided it qualifies as a “publicly offered REIT.” STAR believes that it is, and expects the Combined Company will continue to be, a publicly offered REIT. However, Subsidiary REITs it may own from time to time may not be publicly offered REITs.

To the extent that the Combined Company does not distribute all of its net capital gain, or distributes at least 90%, but less than 100%, of its REIT taxable income, it will be required to pay regular U.S. federal corporate income tax on the undistributed amount. STAR believes that it has made, and the Combined Company intends to continue to make, timely distributions sufficient to satisfy these annual distribution requirements and to minimize its corporate tax obligations. In this regard, the partnership agreements of the Combined Company’s operating partnerships authorizes the Combined Company to take such steps as may be necessary to cause its operating partnerships to distribute to its partners an amount sufficient to permit the Combined Company to meet these distribution requirements and to minimize its corporate tax obligation.

Under some circumstances, the Combined Company may be able to rectify an inadvertent failure to meet the 90% distribution requirement for a year by paying “deficiency dividends” to its stockholders in a later year, which may be included in its deduction for dividends paid for the earlier year. In that case, the Combined Company may be able to avoid being taxed on amounts distributed as deficiency dividends, subject to the 4% excise tax described below. However, the Combined Company will be required to pay interest to the IRS based upon the amount of any deduction claimed for deficiency dividends. While the payment of a deficiency dividend will apply to a prior year for purposes of the Combined Company’s REIT distribution requirements, it will be treated as an additional distribution to the Combined Company’s stockholders in the year such dividend is paid. In addition, if a dividend the Combined Company has paid is treated as a preferential dividend, in lieu of treating the dividend as not counting toward satisfying the 90% distribution requirement, the IRS may provide a remedy to cure such failure if the IRS determines that such failure is (or is of a type that is) inadvertent or due to reasonable cause and not due to willful neglect.

Furthermore, the Combined Company will be required to pay a 4% excise tax to the extent it fails to distribute during each calendar year at least the sum of 85% of its ordinary income for such year, 95% of its capital gain net income for the year and any undistributed taxable income from prior periods. Any ordinary income and net capital gain on which corporate income tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating this excise tax.

STAR expects that the Combined Company’s REIT taxable income will be less than its cash flow because of depreciation and other non-cash charges included in computing REIT taxable income. Accordingly, STAR anticipates that the Combined Company generally will have sufficient cash or liquid assets to enable it to satisfy the distribution requirements described above. However, from time to time, the Combined Company may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in determining its taxable income. In addition, the Combined Company may decide to retain its cash, rather than distribute it, in order to repay debt or for other reasons. If these timing differences occur, the Combined Company may borrow funds to pay dividends or pay dividends in the form of taxable stock distributions in order to meet the distribution requirements, while preserving its cash.

Like-Kind Exchanges

The Combined Company may dispose of real property that is not held primarily for sale in transactions intended to qualify as like-kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for U.S. federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could require the Combined Company to pay U.S. federal income tax, possibly including the 100% prohibited transaction tax, or deficiency dividends, depending on the facts and circumstances surrounding the particular transaction.

Foreclosure Property

The foreclosure property rules permit the Combined Company (by its election) to foreclose or repossess properties without being disqualified as a REIT as a result of receiving income that does not qualify under the gross income tests. However, in such a case, the Combined Company would be subject to the U.S. federal corporate income tax on the net non-qualifying income from “foreclosure property,” and the after-tax amount would increase the dividends it would be required to distribute to stockholders. See “—Annual Distribution Requirements.” This corporate tax would not apply to income that qualifies under the REIT 75% income test.

Foreclosure property treatment will end on the first day on which the Combined Company enters into a lease of the applicable property that will give rise to income that does not qualify under the REIT 75% income test, but will not end if the lease will give rise only to qualifying income under such test. Foreclosure property treatment also will end if any construction takes place on the property (other than completion of a building or other improvement that was more than 10% complete before default became imminent). Foreclosure property treatment (other than for qualified health care property) is available for an initial period of three years and may, in certain circumstances, be extended for an additional three years. Foreclosure property treatment for qualified health care property is available for an initial period of two years and may, in certain circumstances, be extended for an additional four years.

Failure to Qualify

If the Combined Company discovers a violation of a provision of the Code that would result in its failure to qualify as a REIT, certain specified cure provisions may be available to it. Except with respect to violations of the gross income tests and asset tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status. If the Combined Company fails to satisfy the requirements for taxation as a REIT in any taxable year, and the relief provisions do not apply, it will be required to pay regular U.S. federal corporate income tax, including any applicable alternative minimum tax for taxable years beginning before January 1, 2018, on its taxable income. Distributions to stockholders in any year in which the Combined Company fails to qualify as a REIT will not be deductible by it. As a result, STAR anticipates that the Combined Company’s failure to qualify as a REIT would reduce the cash available for distribution by it to its stockholders. In addition, if the Combined Company fails to qualify as a REIT, it will not be required to distribute any amounts to its stockholders and all distributions to stockholders will be taxable as regular corporate dividends to the extent of its current and accumulated earnings and profits. In such event, corporate distributees may be eligible for the dividends-received deduction. In addition, non-corporate stockholders, including individuals, may be eligible for the preferential tax rates on qualified dividend income. Non-corporate stockholders, including individuals, generally may deduct up to 20% of dividends from a REIT, other than capital gain dividends and dividends treated as qualified dividend income, for taxable years beginning after December 31, 2017 and before January 1, 2026. If the Combined Company fails to qualify as a REIT, such stockholders may not claim this deduction with respect to dividends paid by it. Unless entitled to relief under specific statutory provisions, the Combined Company would also be ineligible to elect to be treated as a REIT for the four taxable years following the year for which it loses its qualification. It is not possible to state whether in all circumstances the Combined Company would be entitled to this statutory relief.

Tax Aspects of the Combined Company’s Ownership of Interests in Entities Taxable as Partnerships

The Combined Company may own two or more operating partnerships, including SIR OP, STAR OP and STAR III OP. Each of SIR OP and STAR III OP is treated as a partnership for U.S. federal tax purposes. The following discussion summarizes the material U.S. federal income tax considerations that are applicable to our direct and indirect investments in entities that are treated as partnerships for U.S. federal income tax purposes. The following discussion does not address state or local tax laws or any U.S. federal tax laws other than income tax laws.

Classification as Partnerships

We are required to include in our income our distributive share of each partnership’s income and are allowed to deduct our distributive share of each partnership’s losses, but only if the partnership is classified for U.S. federal income tax purposes as a partnership rather than as a corporation or an association treated as a corporation. An unincorporated entity with at least two owners, as determined for U.S. federal income tax purposes, will be classified as a partnership, rather than as a corporation, for U.S. federal income tax purposes if it: (1) is treated as a partnership under the Treasury Regulations relating to entity classification, or the “check-the-box regulations”; and (2) is not a “publicly traded partnership.”

Under the check-the-box regulations, an unincorporated entity with at least two owners may elect to be classified either as an association treated as a corporation or as a partnership for U.S. federal income tax purposes. If such an entity does not make an election, it generally will be taxed as a partnership for U.S. federal income tax purposes. Each of SIR OP and STAR III OP intends to be classified as a partnership for U.S. federal income tax purposes and will not elect to be treated as an association treated as a corporation.

A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. A publicly traded partnership generally is treated as a corporation for U.S. federal income tax purposes, but will not be so treated if, for each taxable year beginning after December 31, 1987 in which it was classified as a publicly traded partnership, at least 90% of the partnership’s gross income consisted of specified passive income, including real property rents, gains from the sale or other disposition of real property, interest, and dividends, or the “90% passive income exception.” The Treasury Regulations provide limited safe harbors from treatment as a publicly traded partnership. Pursuant to one of those safe harbors, interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (1) all interests in the partnership were issued in a transaction or transactions that were not required to be registered under the Securities Act, and (2) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a partnership, grantor trust, or S corporation that owns an interest in the partnership is treated as a partner in the partnership only if (1) substantially all of the value of the owner’s interest in the entity is attributable to the entity’s direct or indirect interest in the partnership and (2) a principal purpose of the use of the entity is to permit the partnership to satisfy the 100-partner limitation. If any partnership does not qualify for any safe harbor and is treated as a publicly traded partnership, we believe that such partnership would have sufficient qualifying income to satisfy the 90% passive income exception and, therefore, would not be treated as a corporation for U.S. federal income tax purposes.

We have not requested, and do not intend to request, a ruling from the IRS that any of our subsidiary partnerships, including SIR OP and STAR III OP, is or will be classified as a partnership for U.S. federal income tax purposes. If, for any reason, a subsidiary partnership were treated as a corporation, rather than as a partnership, for U.S. federal income tax purposes, we may not be able to qualify as a REIT, unless we qualify for certain statutory relief provisions. See “—Gross Income Tests” and “—Asset Tests.” In addition, any change in a subsidiary partnership’s status for U.S. federal income tax purposes might be treated as a taxable event, in which case we might incur tax liability without any related cash distribution. See “—Annual Distribution Requirements.” Further, items of income and deduction of the subsidiary partnership would not pass through to us, and we would be treated as a shareholder for U.S. federal income tax purposes. Consequently, the subsidiary partnership would be required to pay income tax at U.S. federal corporate income tax rates on its net income, and distributions to us would constitute dividends that would not be deductible in computing the partnership’s taxable income.

Allocations of Income, Gain, Loss and Deduction

Although a partnership agreement (or limited liability company agreement) generally will determine the allocation of income and losses among partners, the allocations will be disregarded for tax purposes if they do not comply with the provisions of the U.S. federal income tax laws governing partnership allocations. If an allocation is not recognized for U.S. federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item.

Tax Allocations With Respect to Contributed Properties

Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner so that the contributing partner is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution (this difference is referred to as a book-tax difference), as adjusted from time to time. These allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

SIR OP and STAR III OP may, from time to time, acquire interests in property in exchange for interests in the acquiring operating partnership. In that case, the tax basis of these property interests generally will carry over to the acquiring operating partnership, notwithstanding their different book (i.e., fair market) value. The partnership agreement requires that income and loss allocations with respect to these properties be made in a manner consistent with Section 704(c) of the Code. Treasury Regulations issued under Section 704(c) of the Code provide partnerships with a choice of several methods of accounting for book-tax differences. Depending on the method the Combined Company chooses or has agreed to in connection with any particular contribution, the carryover basis of each of the contributed interests in the properties in the hands of the operating partnerships (1) could cause the Combined Company to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to it if any of the contributed properties were to have a tax basis equal to its respective fair market value at the time of the contribution and (2) could cause the Combined Company to be allocated taxable gain in the event of a sale of such contributed interests or properties in excess of the economic or book income allocated to it as a result of such sale, with a corresponding benefit to the other partners in the Combined Company’s operating partnerships. An allocation described in clause (2) above might cause the Combined Company or the other partners to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which might adversely affect the Combined Company’s ability to comply with the REIT distribution requirements. See “—Taxation of the Combined Company–Requirements for Qualification as a REIT” and “—Annual Distribution Requirements.”

Any property acquired by SIR OP or STAR III OP in a taxable transaction will initially have a tax basis equal to its fair market value, and Section 704(c) of the Code generally will not apply.

Partnership Audit Rules

The Bipartisan Budget Act of 2015 changed the rules applicable to U.S. federal income tax audits of partnerships. Under the new rules (which are generally effective for taxable years beginning after December 31, 2017), among other changes and subject to certain exceptions, any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner’s distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto are assessed and collected, at the partnership level. Although it is uncertain how certain aspects of these new rules will be implemented, it is possible that they could result in partnerships in which the Combined Company directly or indirectly invests, including SIR OP and STAR III OP, being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and the Combined Company, as a direct or indirect partner of these partnerships, could be required to bear the economic burden of those taxes, interest, and penalties even though the Combined Company, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment. The changes created by these new rules are sweeping and in many respects dependent on the promulgation of future regulations or other guidance by the U.S. Department of the Treasury. Investors are urged to consult their tax advisors with respect to these changes and their potential impact on their investment in the Combined Company’s common stock.

Material U.S. Federal Income Tax Consequences to Holders of the Combined Company’s Common Stock

The following summary describes the principal United States federal income tax consequences to you of purchasing, owning and disposing of the Combined Company’s common stock. You should consult your tax advisors concerning the application of United States federal income tax laws to your particular situation as well as any consequences of the acquisition, ownership and disposition of the Combined Company’s common stock arising under the laws of any state, local or foreign taxing jurisdiction.

Taxation of Taxable U.S. Holders of the Combined Company’s Common Stock

Distributions Generally. If the Combined Company qualifies as a REIT, distributions made out of its current or accumulated earnings and profits that it does not designate as capital gain dividends will be ordinary dividend income to taxable U.S. holders when actually or constructively received. A corporate U.S. holder will not qualify for the dividends-received deduction generally available to corporations. Ordinary dividends paid by the Combined Company also generally will not qualify for the preferential long-term capital gain tax rate applicable to “qualified dividends” unless certain holding period requirements are met and such dividends are attributable to (i) qualified dividends received by the Combined Company from non-REIT corporations, such as any TRSs, or (ii) income recognized by the Combined Company and on which the Combined Company has paid U.S. federal corporate income tax. The Combined Company does not expect a meaningful portion of its ordinary dividends to be eligible for taxation as qualified dividends. However, under the Tax Act, for taxable years beginning after December 31, 2017 and before January 1, 2026, stockholders that are individuals, trusts or estates generally may deduct up to 20% of certain qualified business income, including “qualified REIT dividends” (generally, dividends received by a REIT shareholder that are not designated as capital gain dividends or qualified dividend income), subject to certain limitations.

Any distribution declared by the Combined Company in October, November or December of any year on a specified date in any such month shall be treated as both paid by the Combined Company and received by the Combined Company’s stockholders on December 31 of that year, provided that the distribution is actually paid by the Combined Company no later than January 31 of the following year. Distributions made by the Combined Company in excess of accumulated earnings and profits will be treated as a nontaxable return of capital to the extent of a U.S. holder’s basis and will reduce the basis of the U.S. holder’s shares. Any distributions by the Combined Company in excess of accumulated earnings and profits and in excess of a U.S. holder’s basis in the U.S. holder’s shares of the Combined Company stock will be treated as gain from the sale of such shares. See “Dispositions of the Combined Company’s Common Stock” below.

Capital Gain Dividends. Distributions to U.S. holders that the Combined Company properly designates as capital gain dividends will be taxed as long term capital gains (to the extent they do not exceed the Combined Company’s actual net capital gain for the taxable year), without regard to the period for which a U.S. holder held the Combined Company’s shares. However, U.S. holders that are corporations may be required to treat up to 20% of certain capital gain dividends as ordinary income.

Retention of Net Capital Gains. If the Combined Company elects to retain and pay income tax on any net long-term capital gain, each of the Combined Company’s U.S. holders would include in income, as long-term capital gain, its proportionate share of this net long-term capital gain. Each of the Combined Company’s U.S. holders would also receive a refundable tax credit for its proportionate share of the tax paid by the Combined Company on such retained capital gains and increase the basis of its shares of the Combined Company’s stock in an amount equal to the amount of includable capital gains reduced by the share of refundable tax credit.

Dispositions of the Combined Company’s Common Stock. If a U.S. holder sells or disposes of shares of the Combined Company’s common stock, the holder will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the holder’s adjusted tax basis in the shares. This gain or loss, except as provided below, will be long-term capital gain or loss if the holder has held such common stock for more than one year. However, if a U.S. holder recognizes a loss upon the sale or other disposition of common stock that it has held for six months or less, after applying certain holding period rules, the loss recognized will be treated as a long-term capital loss to the extent the U.S. holder received distributions from the Combined Company which were required to be treated as long-term capital gains.

Taxation of Tax-Exempt Holders of the Combined Company’s Common Stock

Tax-exempt entities are generally exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income, which we refer to as UBTI. Distributions made by the

Combined Company and gain arising upon a sale of shares of the Combined Company’s common stock generally should not be UBTI to a tax-exempt holder, except as described below. This income or gain will be UBTI, however, to the extent a tax-exempt holder holds its shares as “debt-financed property” within the meaning of the Code. Generally, “debt-financed property” is property the acquisition or holding of which was financed through a borrowing by the tax-exempt holder.

For tax-exempt holders that are social clubs, voluntary employee benefit associations or supplemental unemployment benefit trusts exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9) or (c)(17) of the Code, respectively, income from an investment in the Combined Company’s shares will constitute UBTI unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in the Combined Company’s shares. These prospective investors should consult their tax advisors concerning these “set aside” and reserve requirements.

Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” may be treated as UBTI as to certain trusts that hold more than 10%, by value, of the interests in the REIT. A REIT will not be a “pension-held REIT” if it is able to satisfy the “not closely held” requirement without relying on the “look-through” exception with respect to certain trusts or if such REIT is not “predominantly held” by “qualified trusts.” As a result of restrictions on ownership and transfer of the Combined Company’s stock contained in the Combined Company’s charter, STAR does not expect the Combined Company to be classified as a “pension-held REIT,” and as a result, the tax treatment described above should be inapplicable to its holders.

Taxation of Non-U.S. Holders of the Combined Company’s Common Stock

The rules governing non-U.S. holders are complex, and no attempt is made herein to provide more than a brief summary of such rules. The Combined Company urges non-U.S. holders to consult their tax advisors to determine the impact of U.S. federal, state, local and non-U.S. income and other tax laws and any applicable tax treaty on the acquisition, ownership and disposition of shares of its common stock, including any reporting requirements.

Distributions Generally. Distributions made by the Combined Company to non-U.S. holders that are not attributable to gains from sales or exchanges by the Combined Company of United States real property interests, or USRPIs, and that are not designated by the Combined Company as capital gain dividends will be treated as ordinary dividends to the extent that they are made out of the Combined Company’s current or accumulated earnings and profits. Such distributions ordinarily will be subject to withholding of U.S. federal income tax at a 30% rate on the gross amount of the dividend paid, unless reduced or eliminated by an applicable income tax treaty. The Combined Company expects to withhold U.S. federal income tax at the rate of 30% on the gross amount of any such dividends paid to a non-U.S. holder unless a lower treaty rate applies and the non-U.S. holder has filed an applicable IRS Form W-8 with STAR or the Combined Company, certifying the non-U.S. holder’s entitlement to treaty benefits.

If the investment in the Combined Company stock is treated as effectively connected with the conduct by the non-U.S. holder of a U.S. trade or business, the non-U.S. holder generally will be subject to a tax at the rates applicable to ordinary income, in the same manner as a U.S. holders is taxed with respect to ordinary dividend income (and also may be subject to the 30% branch profits tax in the case of a non-U.S. holder that is a foreign corporation that is not entitled to any treaty exemption). In general, a non-U.S. holder will not be considered to be engaged in a U.S. trade or business solely as a result of its ownership of STAR stock unless such non-U.S. holder has filed an IRS Form W-8ECI with STAR or the Combined Company.

Distributions in excess of the Combined Company’s current and accumulated earnings and profits will not be taxable to a non-U.S. holder to the extent that such distributions do not exceed the adjusted tax basis of the holder’s common stock. Instead, the excess portion of such distribution will reduce the non-U.S. holder’s tax basis in its Combined Company stock. To the extent that such distributions exceed the non-U.S. holder’s adjusted tax basis in such common stock, they generally will give rise to gain from the sale or exchange of such stock, the tax treatment of which is described below. However, such excess distributions may be treated as dividend income for certain non-U.S. holders. For withholding purposes, STAR expects the Combined Company to treat all distributions as made out of its current or accumulated earnings and profits. However, amounts withheld may be refundable if it is subsequently determined that the distribution was, in fact, in excess of the Combined Company’s current and accumulated earnings and profits, provided that certain conditions are met.

Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of United States Real Property Interests. Distributions to a non-U.S. holder that the Combined Company properly designates as capital gain dividends, other than those arising from the disposition of a USRPI, generally should not be subject to U.S. federal income taxation, unless:

•

the investment in the Combined Company’s common stock is treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable), in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, except that a non-U.S. holder that is a corporation may also be subject to a branch profits tax of up to 30%, as discussed above; or

•

the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the non-U.S. holder will be subject to U.S. federal income tax at a rate of 30% on the non-U.S. holder’s capital gains (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of such non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

Pursuant to FIRPTA, distributions to a non-U.S. holder that are attributable to gain from sales or exchanges by the Combined Company of USRPIs, whether or not designated as capital gain dividends, will cause the non-U.S. holder to be treated as recognizing such gain as income effectively connected with a U.S. trade or business. Non-U.S. holders generally would be taxed at the regular graduated rates applicable to U.S. holders, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. The Combined Company also will be required to withhold and to remit to the IRS 21% of any distribution to non-U.S. holders attributable to gain from sales or exchanges by the Combined Company of USRPIs. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. The amount withheld is creditable against the non-U.S. holder’s U.S. federal income tax liability. However, distributions to certain non-U.S. publicly traded shareholders that meet certain record-keeping and other requirements (“qualified shareholders”) are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of the Combined Company’s capital stock. Furthermore, distributions to “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. holders should consult their tax advisors regarding the application of these rules.

Retention of Net Capital Gains. Although the law is not clear on the matter, it appears that amounts the Combined Company designates as retained net capital gains in respect of its common stock should be treated with respect to non-U.S. holders as actual distributions of capital gain dividends. Under this approach, the non-U.S. holders may be able to offset as a credit against their U.S. federal income tax liability their proportionate share of the tax paid by the Combined Company on such retained net capital gains and to receive from the IRS a refund to the extent their proportionate share of such tax paid by the Combined Company exceeds their actual U.S. federal income tax liability. If the Combined Company were to designate any portion of its net capital gain as retained net capital gain, non-U.S. holders should consult their tax advisors regarding the taxation of such retained net capital gain.

Dispositions of the Combined Company’s Common Stock. Gain realized by a non-U.S. holder upon the sale, exchange or other taxable disposition of the Combined Company’s common stock generally will not be subject to U.S. federal income tax unless such stock constitutes a USRPI. The Combined Company’s common stock will not constitute a USRPI so long as it is a “domestically controlled qualified investment entity.” A “domestically controlled qualified investment entity” includes a REIT in which at all times during a five-year testing period less than 50% in value of its stock is held directly or indirectly by non-United States persons, subject to certain rules. STAR believes, but cannot guarantee, that the Combined Company will be a “domestically controlled qualified investment entity.”

In addition, dispositions of the Combined Company’s common stock by qualified shareholders are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of the Combined Company’s capital stock. Furthermore, dispositions of the Combined Company’s common stock by “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. holders should consult their tax advisors regarding the application of these rules.

Notwithstanding the foregoing, gain from the sale, exchange or other taxable disposition of the Combined Company’s common stock not otherwise subject to FIRPTA will be taxable to a non-U.S. holder if either:

•

the gain is treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable), in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, except that a non-U.S. holder that is a corporation may also be subject to the 30% branch profits tax (or such lower rate as may be specified by an applicable income tax treaty) on such gain, as adjusted for certain items; or

•

the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax on its capital gains (or such lower rate specified by an applicable income tax treaty).

If gain on the sale, exchange or other taxable disposition of the Combined Company’s common stock were subject to taxation under FIRPTA, the non-U.S. holder would be required to file a U.S. federal income tax return and would be subject to regular U.S. federal income tax with respect to such gain in the same manner as a taxable U.S. holder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, if the sale, exchange or other taxable disposition of the Combined Company’s common stock were subject to taxation under FIRPTA, the purchaser of such common stock generally would be required to withhold and remit to the IRS 15% of the purchase price.

Information Reporting and Backup Withholding

U.S. Holders

The Combined Company will report to its U.S. holders and to the IRS the amount of distributions paid during each calendar year and the amount of tax withheld, if any, with respect thereto. A U.S. holder may be subject to information reporting and backup withholding when such holder receives payments on the Combined Company’s common stock or proceeds from the sale or other taxable disposition of such stock. Certain U.S. holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. holder will be subject to backup withholding if such holder is not otherwise exempt and:

•	the holder fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;

•	the holder furnishes an incorrect taxpayer identification number;

•	the applicable withholding agent is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

•

the holder fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

A holder who does not provide the Combined Company with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Non-U.S. Holders

Payments of dividends on the Combined Company’s common stock generally will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any dividends on the Combined Company’s common stock paid to the non-U.S. holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of such stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person, or the holder otherwise establishes an exemption. Proceeds of a disposition of such stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Medicare Contribution Tax on Unearned Income

Certain U.S. holders that are individuals, estates or trusts are required to pay an additional 3.8% tax on, among other things, dividends on stock and capital gains from the sale or other disposition of stock, subject to certain limitations. U.S. holders should consult their tax advisors regarding the effect, if any, of these rules on their ownership and disposition of the Combined Company’s common stock.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such sections commonly referred to as the Foreign Account Tax Compliance Act, or FATCA) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on the Combined Company’s common stock or gross proceeds from the sale or other disposition of the Combined Company’s common stock, in each case paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on the Combined Company’s common stock and to payments of gross proceeds from a sale or redemption of the Combined Company’s common stock. However, under recently proposed Treasury Regulations that may be relied on pending finalization, the withholding tax on gross proceeds would be eliminated and, consequently, FATCA withholding on gross proceeds is not currently expected to apply. Because the Combined Company may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of these withholding rules it may treat the entire distribution as a dividend.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in the Combined Company’s common stock.

Other Tax Consequences

State, local and non-U.S. income tax laws may differ substantially from the corresponding U.S. federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any state, local or non-U.S. jurisdiction, or any U.S. federal tax other than the income tax. You should consult your tax advisor regarding the effect of state, local and non-U.S. tax laws with respect to the Combined Company’s tax treatment as a REIT and on an investment in the Combined Company’s common stock.

ACCOUNTING TREATMENT

STAR prepares its financial statements in accordance with U.S. generally accepted accounting principles, which we refer to as GAAP. The SIR Merger will be accounted for by using the business combination accounting rules, which requires the application of a screen test to evaluate if substantially all the fair value of the acquired properties is concentrated in a single identifiable asset or group of similar identifiable assets to determine whether a transaction is accounted for as an asset acquisition or business combination. In addition, the rules require the identification of the acquirer; the determination of the acquisition date; the determination of the fair value of consideration; and the recognition and measurement, at relative fair value, of the identifiable assets acquired, liabilities assumed and any noncontrolling interest in the consolidated subsidiaries of the acquiree. After consideration of all applicable factors pursuant to the business combination accounting rules, the SIR Merger will be treated as an asset acquisition under GAAP.

ISSUANCE OF SHARES IN THE SIR MERGER

STAR will appoint DST Systems, Inc. as the exchange agent to record the issuance on the stock records of STAR of the amount of STAR Common Stock equal to the merger consideration that is issuable to each holder of shares of SIR Common Stock (including any fractional shares thereof). Shares of STAR Common Stock issuable as merger consideration in exchange for shares of SIR Common Stock will be in uncertificated book-entry form.

STAR stockholders need not take any action with respect to their book-entry shares.

DISTRIBUTIONS

The SIR Merger Agreement permits each of SIR and STAR to continue to pay distributions to their respective stockholders in the ordinary course of business. The payment of distributions will be coordinated by SIR and STAR so that if either SIR stockholders or STAR stockholders receive a regular distribution for any particular period prior to the closing of the SIR Merger, the stockholders of the other company will also receive a distribution for the same period.

DEREGISTRATION OF SIR COMMON STOCK

If the SIR Merger is completed, SIR Common Stock will be deregistered under the Exchange Act, and SIR will no longer file periodic reports with the SEC.

THE SIR MERGER AGREEMENT

This section of this proxy statement/prospectus summarizes the material provisions of the SIR Merger Agreement, which is attached as Annex A to this proxy statement/prospectus. This summary is qualified in its entirety by reference to Annex A. As a stockholder, you are not a third party beneficiary of the SIR Merger Agreement and therefore you may not directly enforce any of its terms and conditions.

This summary may not contain all of the information about the SIR Merger Agreement that is important to you. SIR and STAR urge you to carefully read the full text of the SIR Merger Agreement because it is the legal document that governs the SIR Merger. The SIR Merger Agreement is not intended to provide you with any factual information about SIR or STAR. In particular, the assertions embodied in the representations and warranties contained in the SIR Merger Agreement (and summarized below) are qualified by information that each of SIR and STAR filed with the SEC prior to the effective date of the SIR Merger Agreement, as well as by certain disclosure letters each of the parties delivered to the other in connection with the signing of the SIR Merger Agreement, which modify, qualify and create exceptions to the representations and warranties set forth in the SIR Merger Agreement. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may apply contractual standards of materiality in a way that is different from what may be viewed as material by investors or that is different from standards of materiality generally applicable under the U.S. federal securities laws or may not be intended as statements of fact, but rather as a way of allocating risk among the parties to the SIR Merger Agreement. The representations and warranties and other provisions of the SIR Merger Agreement and the description of such provisions in this proxy statement/prospectus should not be read alone but instead should be read in conjunction with the other information contained in the reports, statements and filings that each of SIR and STAR files with the SEC and the other information in this proxy statement/prospectus. See “Where You Can Find More Information” on page 217.

SIR and STAR acknowledge that, notwithstanding the inclusion of the foregoing cautionary statements, each of them is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this proxy statement/prospectus not misleading. SIR and SIR OP are collectively referred to herein as the SIR parties, and STAR, Merger Sub and STAR OP, are collectively referred to herein as the STAR parties.

Form, Effective Time and Closing of the SIR Merger

The SIR Merger Agreement provides for the combination of SIR and STAR through the merger of SIR with and into Merger Sub, with Merger Sub surviving the SIR Merger as the Surviving Entity upon the terms and subject to the conditions set forth in the SIR Merger Agreement. The SIR Merger will become effective at such time as the articles of merger (“Articles of Merger”) are accepted for record by the State Department of Assessments and Taxation of Maryland (“SDAT”) or on such later date and time agreed to by SIR and STAR and specified in the Articles of Merger (not to exceed thirty days from the date the Articles of Merger are accepted for record by the SDAT).

The SIR Merger Agreement provides that the closing of the SIR Merger will take place at 10:00 a.m. Eastern time no later than the third business day following the date on which the last of the conditions to closing of the SIR Merger described under “—Conditions to Completion of the SIR Merger” have been satisfied or waived (other than the conditions that by their terms are required to be satisfied and waived at the closing, but subject to the satisfaction or waiver of such conditions) or such other date as agreed to by SIR and STAR.

Consideration to be Received in the SIR Merger

If the SIR Merger is completed, then at the effective time of the SIR Merger, each share of SIR Common Stock, or fraction thereof, issued and outstanding immediately prior to the effective time of the SIR Merger will be automatically converted into the right to receive 0.5934 shares of STAR Common Stock (or fraction thereof) (the “SIR Merger Consideration”). The cancellation and conversion of the shares of SIR Common Stock into the right to receive the SIR Merger Consideration will occur automatically at the effective time of the SIR Merger. In accordance with the SIR Merger Agreement, STAR will appoint DST Systems, Inc. as the transfer agent to record the issuance on the stock records of STAR of the amount of STAR Common Stock equal to the stock consideration that is issuable to each holder of shares of SIR Common Stock (including any fractional shares thereof).

No Appraisal Rights

No dissenters’ or appraisal rights, or rights of objecting stockholders under Title 3, Subtitle 2 of the MGCL, will be available to holders of SIR Common Stock with respect to the SIR Merger pursuant to the SIR Merger Agreement.

Representations and Warranties

The SIR Merger Agreement contains a number of representations and warranties made by each of the SIR Parties and STAR Parties. The representations and warranties were made by the respective parties as of the date of the SIR Merger Agreement and do not survive the effective time of the SIR Merger or any earlier termination of the SIR Merger Agreement. Certain of these representations and warranties are subject to specified exceptions and qualifications contained in the SIR Merger Agreement, information of each of SIR and STAR filed with the SEC prior to the date of the SIR Merger Agreement, or the disclosure letters delivered to other parties in connection therewith.

Representations and Warranties of the SIR Parties

The SIR Parties made representations and warranties in the SIR Merger Agreement relating to, among other things:

•	corporate organization, valid existence, organizational documents, good standing, qualification to do business, and subsidiaries;

•	capitalization;

•	due authorization, execution, delivery and enforceability of the SIR Merger Agreement;

•	board and special committee approvals;

•	absence of any conflict with or violation of organizational documents or applicable laws, and the absence of any violation or breach of, or default or consent requirements under, certain agreements;

•	permits and compliance with law;

•	SEC filings and financial statements;

•	internal accounting controls, compliance with the Sarbanes-Oxley Act, and the absence of improper payments;

•	no undisclosed liabilities;

•	absence of material changes to the conduct of SIR’s business since December 31, 2018 or any “material adverse effect” (described below) to SIR since December 31, 2018;

•	labor and other employment matters and employee benefit plans;

•	material contracts;

•	litigation;

•	environmental matters;

•	intellectual property;

•	real properties and leases;

•	tax matters, including qualification as a REIT;

•	insurance;

•	receipt of the opinion of BMO, SIR Special Committee’s financial advisor;

•	broker’s, finder’s, investment banker’s, or other similar fees;

•	inapplicability of the Investment Company Act;

•	exemption of the SIR Merger from anti-takeover statutes;

•	stockholder vote in connection with the SIR Merger;

•	related-party transactions; and

•	limitation on warranties and disclaimer of other representations and warranties.

Representations and Warranties of the STAR Parties

The STAR Parties made representations and warranties in the SIR Merger Agreement relating to, among other things:

•	corporate organization, valid existence, organizational documents, good standing, qualification to do business, and subsidiaries;

•	capitalization;

•	due authorization, execution, delivery and enforceability of the SIR Merger Agreement;

•	board and special committee approvals;

•	absence of any conflict with or violation of organizational documents or applicable laws, and the absence of any violation or breach of, or default or consent requirements under, certain agreements;

•	permits and compliance with law;

•	SEC filings and financial statements;

•	internal accounting controls, compliance with the Sarbanes-Oxley Act, and the absence of improper payments;

•	no undisclosed liabilities;

•	absence of material changes to the conduct of STAR’s and Merger Sub’s business since December 31, 2018 or any “material adverse effect” (described below) to STAR or Merger Sub since December 31, 2018;

•	labor and other employment matters and employee benefit plans;

•	material contracts;

•	litigation;

•	environmental matters;

•	intellectual property;

•	real properties and leases;

•	tax matters, including qualification as a REIT;

•	insurance;

•	receipt of an opinion from the STAR Special Committee’s financial advisor;

•	broker’s, finder’s, investment banker’s, or other similar fees;

•	inapplicability of the Investment Company Act;

•	exemption of the SIR Merger from anti-takeover statutes;

•	related-party transactions; and

•	limitation on warranties and disclaimer of other representations and warranties.

Definition of “Material Adverse Effect”

Many of the representations of the SIR Parties and the STAR Parties are qualified by a “material adverse effect” standard (for example, they will be deemed to be true and correct unless their failure to be true or correct, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect). For the purposes of the SIR Merger Agreement, “material adverse effect” means any event, circumstance, change, effect, development, condition, or occurrence (a) that would have a material adverse effect on the business, assets, liabilities, condition (financial or otherwise) or results of operations of SIR and its subsidiaries, taken as a whole, or STAR and its subsidiaries, taken as a whole, as applicable, or (b) that would prevent or materially impair the ability of the SIR Parties or the STAR Parties, as applicable, to consummate the SIR Merger before April 30, 2020, the Outside Date.

However, any event, circumstance, change, effect, development, condition or occurrence to the extent arising out of or resulting from the following will not be taken into account when determining whether a material adverse effect has occurred or is reasonably likely to exist or occur with respect to clause (a) above for the applicable party:

(i) any changes that generally affect the multifamily industry in which SIR or STAR, as applicable, operates,

(ii) any changes in the United States or global economy or capital, financial or securities markets generally, including changes in interest or exchange rates,

(iii) any changes in legal, regulatory, or political conditions,

(iv) the commencement, escalation or worsening of a war or armed hostilities or the occurrence of acts of terrorism or sabotage,

(v) the execution and delivery of the SIR Merger Agreement, or the public announcement of the SIR Merger or other transactions contemplated by the SIR Merger Agreement,

(vi) the taking of any action expressly required by the SIR Merger Agreement, or the taking of any action at the written request or with the prior written consent of SIR or STAR, as applicable,

(vii) earthquakes, hurricanes, floods or other natural disasters,

(viii) changes in law or GAAP or the interpretation thereof,

(ix) any failure of SIR or STAR, as applicable, to meet any projections or forecasts or any estimates of earnings, revenues or other metrics for any period (provided, that any event, circumstance, change, effect, development, condition, or occurrence giving rise to such failure may be taken into account in determining whether there was a material adverse effect); and

(x) any action made or initiated by any holder of SIR or STAR common stock, as applicable, including any derivative claims, arising out of or relating to the SIR Merger Agreement or the transactions contemplated by the SIR Merger Agreement, except which, in the case of each of clauses (i), (ii), (iii), (iv), (vii) and (viii) above do not disproportionately affect SIR and its subsidiaries, taken as a whole, or STAR and its subsidiaries, taken as a whole, relative to others in industries in which SIR and its subsidiaries and STAR and its subsidiaries operate and in the geographic regions in which they operate.

Conditions to Completion of the SIR Merger

Mutual Closing Conditions

The obligation of each of the SIR Parties and the STAR Parties to complete the SIR Merger is subject to the satisfaction or waiver, on or prior to the closing date, of the following conditions:

•	approval of the SIR Merger and the Charter Amendment by the SIR stockholders, and the Charter Amendment shall have become effective pursuant to the MGCL;

•

the absence of any judgment, injunction, order or decree issued by any governmental authority of competent jurisdiction prohibiting the consummation of the SIR Merger, and the absence of any law that has been enacted, entered, promulgated or enforced by any governmental authority after the date of the SIR Merger Agreement that prohibits, restrains, enjoins or makes illegal the consummation of the SIR Merger or the other transactions contemplated by the SIR Merger Agreement; and

•

the registration statement on Form S-4 shall have been declared effective and no stop order suspending the effectiveness of the registration statement on Form S-4 shall have been issued, and no proceedings for that purpose shall have been initiated by the SEC that have not been withdrawn.

Additional Closing Conditions for the Benefit of the SIR Parties

The obligation of the SIR Parties to complete the SIR Merger is subject to the satisfaction or waiver, on or prior to the closing date, of the following additional conditions:

•

the accuracy in all material respects as of the date of the SIR Merger Agreement and the effective time of the SIR Merger of certain representations and warranties made in the SIR Merger Agreement by the STAR Parties regarding (i) the organization and qualification of the STAR Parties, (ii) authority to enter into and approval of the SIR Merger and the SIR Merger Agreement, (iii) the absence of conflicts, breaches or consent requirements in connection with the SIR Merger, (iv) certain aspects of STAR’s capital structure, (v) the inapplicability of the Investment Company Act, (vi) the absence of broker’s, finder’s, investment banker’s or other similar fees, (vii) the opinion of the STAR Special Committee’s financial advisor and (viii) the exemption of the SIR Merger from anti-takeover statutes;

•

the accuracy in all but de minimis respects as of the date of the SIR Merger Agreement and the effective time of the SIR Merger of certain representations and warranties made in the SIR Merger Agreement by the STAR Parties regarding certain aspects of its capital structure;

•

the accuracy as of the date of the SIR Merger Agreement and the effective time of the SIR Merger of all other representations and warranties of the STAR Parties contained in the SIR Merger Agreement, except (a) representations and warranties made as of a specific date shall be true and correct only on such date, and (b) where the failure of such representations or warranties to be true and correct does not have, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on STAR and its subsidiaries taken as a whole;

•

the STAR Parties must have performed and complied in all material respects with all agreements and covenants required by the SIR Merger Agreement to be performed or complied with by them on or prior to the effective time of the SIR Merger;

•	on the closing date, no circumstance shall exist that constitutes a material adverse effect (as described above) as to the STAR Parties;

•

SIR must have received a certificate, dated the date of the closing of the SIR Merger, signed by the chief executive officer and chief financial officer of STAR, certifying to the effect that the conditions described in the five preceding bullet points have been satisfied;

•

SIR must have received the written opinion of Morrison & Foerster dated as of the closing date, regarding STAR’s qualification and taxation as a REIT under the Code commencing with STAR’s taxable year that ended on December 31, 2014;

•	SIR must have received the written opinion of Morrison & Foerster to the effect that the SIR Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code; and

•

STAR or SIR must have received a written opinion of Venable LLP to the effect that the issuance of the SIR Merger Consideration has been duly authorized and, when and if issued in connection with the SIR Merger in accordance with the resolutions of the STAR Board, the SIR Merger Agreement and the Articles of Merger, the SIR Merger Consideration will be validly issued, fully paid and nonassessable.

Additional Closing Conditions for the Benefit of the STAR Parties

The obligation of the STAR Parties to complete the SIR Merger is subject to the satisfaction or waiver, on or prior to the closing date, of the following additional conditions:

•

the accuracy in all material respects as of the date of the SIR Merger Agreement and the effective time of the SIR Merger of certain representations and warranties made in the SIR Merger Agreement by the SIR Parties regarding (i) the organization and qualification of the SIR Parties, (ii) authority to enter into and approval of the SIR Merger and the SIR Merger Agreement, (iii) the absence of conflicts, breaches or consent requirements in connection with the SIR Merger, (iv) certain aspects of SIR’s capital structure, (v) the inapplicability of the Investment Company Act, (vi) the absence of broker’s, finder’s, investment banker’s or other similar fees, (vii) the opinion of SIR Special Committee’s financial advisor and (viii) the exemption of the SIR Merger from anti-takeover statutes;

•

the accuracy in all but de minimis respects as of the date of the SIR Merger Agreement and the effective time of the SIR Merger of certain representations and warranties made in the SIR Merger Agreement by the SIR Parties regarding certain aspects of its capital structure;

•

the accuracy as of the date of the SIR Merger Agreement and the effective time of the SIR Merger of all other representations and warranties of the SIR Parties contained in the SIR Merger Agreement, except (a) representations and warranties made as of a specific date shall be true and correct only on such date, and (b) where the failure of such representations or warranties to be true and correct does not have, and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on SIR and its subsidiaries taken as a whole;

•

the SIR Parties must have performed and complied in all material respects with all agreements and covenants required by the SIR Merger Agreement to be performed or complied with by them on or prior to the effective time of the SIR Merger;

•	on the closing date, no circumstance shall exist that constitutes a material adverse effect (as described above) as to the SIR Parties;

•

STAR must have received a certificate, dated the date of the closing of the SIR Merger, signed by the chief executive officer and chief financial officer of SIR, certifying to the effect that the conditions described in the five preceding bullet points have been satisfied;

•

STAR must have received the written opinion of Morrison & Foerster, dated as of the closing date, regarding SIR’s qualification and taxation as a REIT under the Code commencing with SIR’s taxable year that ended on December 31, 2010; and

•	STAR must have received the written opinion of Morrison & Foerster to the effect that the SIR Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code.

Covenants and Agreements

Conduct of the Business of SIR Pending the SIR Merger

SIR has agreed to certain restrictions on itself and its subsidiaries until the earlier of the effective time of the SIR Merger or the valid termination of the SIR Merger Agreement. In general, except with STAR’s prior written consent (which consent shall not be unreasonably withheld, delayed, or conditioned), or as may be expressly required or permitted pursuant to the SIR Merger Agreement, or to the extent required by law, SIR has agreed that it will, and will cause each of its subsidiaries to, conduct its business in all material respects in the ordinary course and in a manner consistent with past practice, and use all reasonable efforts to (i) preserve intact its current business organization, goodwill, ongoing business and significant relationships with third parties, and (ii) maintain the status of SIR as a REIT.

Without limiting the foregoing, SIR has also agreed that, except with STAR’s prior written approval (which consent shall not be unreasonably withheld, delayed, or conditioned), or as may be expressly required or permitted pursuant to the SIR Merger Agreement or the disclosure letter attached thereto, or to the extent required by law, it will not, and it will not permit any of its subsidiaries to:

•

other than as contemplated in the SIR Merger Agreement, amend or propose to amend its bylaws or charter, the certificate of limited partnership of SIR OP, the SIR OP Partnership Agreement or such equivalent organizational or governing documents of any subsidiary of SIR, or waive the stock ownership limit or create an excepted holder limit (as defined in the SIR Charter) under the SIR Charter;

•	adjust, split, combine, reclassify, or subdivide any shares of stock or other ownership interests of SIR or its subsidiaries;

•

declare, set apart, or pay any dividend on or make any other actual, constructive or deemed distributions (whether in cash, stock, property or otherwise) with respect to shares of capital stock of SIR or any SIR subsidiary or other equity securities or ownership interests of SIR or any SIR subsidiary or otherwise make any payment to its or their stockholders or other equity holders in their capacity as such, except for (A) the declaration and payment by SIR of regular dividends in accordance with past practice at a daily rate not to exceed $0.001519, as may be adjusted to account for a 366-day year, per share of SIR Common Stock, (B) the declaration and payment by SIR OP of regular distributions in accordance with past practice and for any interim period through the Closing Date on the units of SIR OP (the “SIR OP Interests”), (C) the declaration and payment of dividends or other distributions to SIR by any directly or indirectly wholly owned SIR subsidiary, and (D) distributions by any SIR subsidiary that is not wholly owned directly or indirectly by SIR; provided, that, notwithstanding the foregoing restrictions and limitations, SIR shall be permitted to make distributions (without the consent of STAR) reasonably necessary to maintain its status as a REIT under the Code and avoid or reduce the imposition of any entity level income or excise tax under the Code;

•

redeem, repurchase, or otherwise acquire, directly or indirectly, any shares of SIR’s capital stock or other equity interests of SIR or any SIR subsidiary, other than share repurchases for death or disability under SIR’s share repurchase plan;

•

except for transactions among SIR and one or more wholly owned subsidiaries of SIR or among one or more wholly owned subsidiaries of SIR, issue, sell, pledge, dispose, encumber or grant any shares of the capital stock of SIR or any SIR subsidiary (including SIR OP Interests), or authorize the issuance, sale, pledge, disposition, grant, transfer or any lien against (except for permitted refinancing), or otherwise enter into any contract or understanding with respect to the voting of, any shares of SIR or any of SIR’s subsidiaries’ capital stock (including SIR OP Interests) or any options, warrants, convertible securities or other rights of any kind to acquire any shares, capital stock, or other equity interests of SIR or any SIR subsidiary;

•

acquire or agree to acquire (including by merger, consolidation or acquisition of stock or assets) any material assets, except (i) acquisitions by SIR or any wholly owned subsidiary of SIR of or from an existing wholly owned subsidiary of SIR and (ii) other acquisitions in the ordinary course of business;

•

sell, mortgage, pledge, lease, assign, transfer, dispose of or encumber, or effect a deed in lieu of foreclosure with respect to, any property or assets, except in the ordinary course of business consistent with past practice;

•

incur, create, assume, refinance, replace or prepay any indebtedness for borrowed money or guarantee such indebtedness of another person, or issue, sell or amend the terms of any debt securities or rights to acquire any debt securities of SIR or any SIR subsidiary, with certain exceptions;

•

make any loans, advances or capital contributions to, or investments in, any other person (including to any of its officers, directors, affiliates, agents or consultants), make any change in its existing borrowing or lending arrangements for or on behalf of such persons, or enter into any “keep well” or similar agreement to maintain the financial condition of another entity, with certain exceptions;

•

other than in the ordinary course of business, enter into, renew, modify, amend or terminate, or waive, release, compromise or assign any rights or claims under, any SIR material contract (or any contract that, if existing as of the date of the SIR Merger Agreement, would be a SIR material contract), except as expressly permitted by the SIR Merger Agreement;

•

except as specifically provided in the SIR Merger Agreement, authorize, make or commit to make any capital expenditures other than in the ordinary course of business or to address obligations under existing contracts, or in conjunction with emergency repairs;

•

make any payment of any liability of SIR or any SIR subsidiary before it comes due in accordance with its terms, except in the ordinary course of business consistent with past practices or as otherwise permitted by the SIR Merger Agreement;

•

waive, release, assign, settle or compromise (A) any legal action, suit, investigation, arbitration or proceeding, in each case made or pending against SIR or any SIR subsidiary (including relating to taxes other than property tax appeals or disputes) (1) exceeding $750,000 individually or $1,000,000 in the aggregate or the amounts reserved for such purposes in the most recent balance sheet as of the date the SIR Merger Agreement was executed, (2) that involves injunctive relief (excluding any matter related to taxes) or (3) that provides for the admission of material liability (excluding any matter related to taxes), and (B) any legal action, suit, investigation, arbitration or proceeding involving any present, former or purported holder or group of holders of SIR Common Stock other than in accordance with the SIR Merger Agreement;

•

(i) increase in any manner the amount, rate or terms of compensation or benefits of any of SIR’s current or former employees, officers or directors, with certain exceptions, or (ii) enter into, adopt, amend or terminate any employment, bonus, severance or retirement contract or other compensation or SIR benefit plan, except as may be required to comply with applicable law;

•

fail to maintain all financial books and records in all material respects in accordance with GAAP or make any material change to its methods of accounting in effect on August 1, 2019, except as required by a change in GAAP or in applicable law, or make any change with respect to accounting policies, principles or practices unless required by GAAP or the SEC;

•	enter into any new line of business;

•	form any new, or consent to any amendment or modification of the terms of existing, funds, joint ventures, or non-traded real estate investment trusts or other pooled investment vehicles;

•

fail to duly and timely file all material reports and other material documents required to be filed with the SEC or any other governmental authority, subject to extensions permitted by law or applicable rules and regulations;

•

enter into or modify in a manner adverse to SIR any SIR Tax Protection Agreement (as defined in the SIR Merger Agreement), make, change or rescind any material election relating to taxes, change a material method of tax accounting, file or amend any material tax return, settle or compromise any material federal, state, local or foreign tax liability, audit, claim or assessment, enter into any material closing agreement related to taxes, or knowingly surrender any right to claim any material tax refund, give or request any waiver of a statute of limitation with respect to any material tax return, with certain exceptions;

•

take any action, or fail to take any action, which action or failure would reasonably be expected to cause (A) SIR to fail to qualify as a REIT or (B) any SIR subsidiary to cease to be treated as any of (x) a partnership or disregarded entity for U.S. federal income tax purposes or (y) a qualified REIT subsidiary or a taxable REIT subsidiary under the applicable provisions of Section 856 of the Code, as the case may be;

•

adopt a plan of merger, complete or partial liquidation or resolutions providing for or authorizing such merger, liquidation or a dissolution, consolidation, recapitalization or bankruptcy reorganization, except by a SIR subsidiary in connection with any permitted acquisitions in a manner that would not reasonably be expected to be materially adverse to SIR or to prevent or impair the ability of the SIR Parties to consummate the SIR Merger;

•

amend or modify the compensation terms or any other obligations of SIR contained in the engagement letter with BMO in a manner adverse to SIR or any SIR subsidiary or engage other financial advisors in connection with the transactions contemplated by the SIR Merger Agreement;

•

make any payment, loan, distribution or transfer of assets to SIR Advisor or its affiliates (other than SIR and any SIR subsidiary) except in such amount and as expressly contemplated by the SIR Merger Agreement or the SIR Advisory Agreement;

•	take any action (or fail to take any action) that would make dissenters’, appraisal or similar rights available to the holders of SIR Common Stock with respect to the SIR Merger;

•	permit any liens or encumbrances other than those permitted by the SIR Merger Agreement; or

•	authorize, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

Conduct of the Business of STAR Pending the SIR Merger

STAR has agreed to certain restrictions on itself and its subsidiaries until the earlier of the effective time of the SIR Merger or the valid termination of the SIR Merger Agreement. In general, except with SIR’s prior written consent (which consent shall not be unreasonably withheld, delayed, or conditioned), or as may be expressly required or permitted pursuant to the SIR Merger Agreement, as may be required by the STAR III Merger Agreement, or to the extent required by law, STAR has agreed that it will, and will cause each of its subsidiaries to, conduct its business in all material respects in the ordinary course and in a manner consistent with past practice, and use all reasonable efforts to (i) preserve intact its current business organization, goodwill, ongoing business and significant relationships with third parties, and (ii) maintain the status of STAR as a REIT.

Without limiting the foregoing, STAR has also agreed that, except with SIR’s prior written approval (which consent shall not be unreasonably withheld, delayed, or conditioned), or as may be expressly required or permitted pursuant to the SIR Merger Agreement, or the disclosure letter attached thereto, or to the extent required by law, it will not, and it will not permit any of its subsidiaries to:

•	amend or propose to amend its bylaws or charter, the certificate of limited partnership of STAR OP, the STAR OP Partnership Agreement, or such equivalent organizational or governing documents of any subsidiary of STAR, or waive the stock ownership limit or create an excepted holder limit (as defined in STAR’s charter) under STAR’s charter;

•	adjust, split, combine, reclassify, or subdivide any shares of stock or other ownership interests of STAR or its subsidiaries;

•

declare, set apart, or pay any dividend on or make any other actual, constructive or deemed distributions (whether in cash, stock, property or otherwise) with respect to shares of capital stock of STAR or any STAR subsidiary or other equity securities or ownership interests of STAR or any STAR subsidiary or otherwise make any payment to its or their stockholders or other equity holders in their capacity as such, except for (A) the declaration and payment by STAR of regular dividends in accordance with past practice at a daily rate not to exceed $0.002466 per share, as such daily rate as may be adjusted to account for a 366-day year, (B) the declaration and payment by STAR OP of regular distributions in accordance with past practice and for any interim period through the Closing Date on the interests of STAR OP (the “STAR OP Interests”), (C) the declaration and payment of dividends or other distributions to STAR by any directly or indirectly wholly owned STAR subsidiary, and (D) distributions by any STAR subsidiary that is not wholly owned directly or indirectly by STAR; provided, that, notwithstanding the foregoing restrictions and limitations, STAR shall be permitted to make distributions reasonably necessary to maintain its status as a REIT under the Code and avoid or reduce the imposition of any entity level income or excise tax under the Code;

•

redeem, repurchase, or otherwise acquire, directly or indirectly, any shares of STAR’s capital stock or other equity interests of STAR or any STAR subsidiary, other than share repurchases for death or disability under STAR’s share repurchase plan;

•

except for transactions among STAR and one or more wholly owned subsidiaries of STAR or among one or more wholly owned subsidiaries of STAR, issue, sell, pledge, dispose, encumber or grant any shares of the capital stock of STAR or any STAR subsidiary (including STAR OP Interests), or authorize the issuance, sale, pledge, disposition, grant, transfer or any lien against, or otherwise enter into any contract or understanding with respect to the voting of, any shares of STAR or any of STAR’s subsidiaries’ capital stock (including STAR OP Interests) or any options, warrants, convertible securities or other rights of any kind to acquire any shares, capital stock, or other equity interests of STAR or any STAR subsidiary;

•

acquire or agree to acquire (including by merger, consolidation or acquisition of stock or assets) any material assets, except (i) acquisitions by STAR or any wholly owned subsidiary of STAR of or from an existing wholly owned subsidiary of STAR and (ii) other acquisitions in the ordinary course of business;

•

sell, mortgage, pledge, lease, assign, transfer, dispose of or encumber, or effect a deed in lieu of foreclosure with respect to, any property or assets, except in the ordinary course of business consistent with past practice;

•

incur, create, assume, refinance, replace or prepay any indebtedness for borrowed money or guarantee such indebtedness of another person, or issue, sell or amend the terms of any debt securities or rights to acquire any debt securities of STAR or any STAR subsidiary, with certain exceptions;

•

make any loans, advances or capital contributions to, or investments in, any other person (including to any of its officers, directors, affiliates, agents or consultants), make any change in its existing borrowing or lending arrangements for or on behalf of such persons, or enter into any “keep well” or similar agreement to maintain the financial condition of another entity, with certain exceptions;

•

other than in the ordinary course of business, enter into, renew, modify, amend or terminate, or waive, release, compromise or assign any rights or claims under, any STAR material contract (or any contract that, if existing as of the date of the SIR Merger Agreement, would be a STAR material contract), except as expressly permitted by the SIR Merger Agreement;

•	authorize, make or commit to make any capital expenditures other than in the ordinary course of business or to address obligations under existing contracts, or in conjunction with emergency repairs;

•

make any payment of any liability of STAR or any STAR subsidiary before it comes due in accordance with its terms, except in the ordinary course of business consistent with past practices or as otherwise permitted by the SIR Merger Agreement;

•

waive, release, assign, settle or compromise (A) any legal action, suit, investigation, arbitration or proceeding, in each case made or pending against STAR or any STAR subsidiary (including relating to taxes other than property tax appeals or disputes) (1) exceeding $750,000 individually or $1,000,000 in the aggregate or the amounts reserved for such purposes in the most recent balance sheet as of the date the SIR Merger Agreement was executed, (2) that involves injunctive relief (excluding any matter related to taxes) or (3) that provides for the admission of material liability (excluding any matter related to taxes), and (B) any legal action, suit, investigation, arbitration or proceeding involving any present, former or purported holder or group of holders of STAR common stock other than in accordance with the SIR Merger Agreement;

•

(i) increase in any manner the amount, rate or terms of compensation or benefits of any of STAR’s current or former employees, officers or directors, with certain exceptions, or (ii) enter into, adopt, amend or terminate any employment, bonus, severance or retirement contract or other compensation or STAR benefit plan, except as may be required to comply with applicable law;

•

fail to maintain all financial books and records in all material respects in accordance with GAAP or make any material change to its methods of accounting in effect on August 1, 2019, except as required by a change in GAAP or in applicable law, or make any change with respect to accounting policies, principles or practices unless required by GAAP or the SEC;

•	enter into any new line of business;

•	form any new, or consent to any amendment or modification of the terms of existing, funds, joint ventures, or non-traded real estate investment trusts or other pooled investment vehicles;

•

fail to duly and timely file all material reports and other material documents required to be filed with the SEC or any other governmental authority, subject to extensions permitted by law or applicable rules and regulations;

•

enter into or modify in a manner adverse to STAR any STAR Tax Protection Agreement (as defined in the SIR Merger Agreement), make, change or rescind any material election relating to taxes, change a material method of tax accounting, file or amend any material tax return, settle or compromise any material federal, state, local or foreign tax liability, audit, claim or assessment, enter into any material closing agreement related to taxes, or knowingly surrender any right to claim any material tax refund, give or request any waiver of a statute of limitation with respect to any material tax return, with certain exceptions;

•

take any action, or fail to take any action, which action or failure would reasonably be expected to cause (A) STAR to fail to qualify as a REIT or (B) any STAR subsidiary to cease to be treated as any of (x) a partnership or disregarded entity for U.S. federal income tax purposes or (y) a qualified REIT subsidiary or a taxable REIT subsidiary under the applicable provisions of Section 856 of the Code, as the case may be;

•

adopt a plan of merger, complete or partial liquidation or resolutions providing for or authorizing such merger, liquidation or a dissolution, consolidation, recapitalization or bankruptcy reorganization, except by a STAR subsidiary in connection with any permitted acquisitions in a manner that would not reasonably be expected to be materially adverse to STAR or to prevent or impair the ability of the STAR Parties to consummate the SIR Merger;

•	amend or modify the compensation terms or any other obligations of STAR contained in the engagement letter with Robert A. Stanger & Co., Inc. in a manner adverse to STAR or any STAR subsidiary or engage other financial advisors in connection with the transactions contemplated by the SIR Merger Agreement;

•

make any payment, loan, distribution or transfer of assets to STAR Advisor or its affiliates (other than STAR and any STAR subsidiary) except in such amount and as expressly contemplated by the SIR Merger Agreement or the STAR Advisory Agreement;

•	take any action (or fail to take any action) that would make dissenters’, appraisal or similar rights available to the holders of STAR Common Stock with respect to the SIR Merger;

•	permit any liens or encumbrances other than those permitted by the SIR Merger Agreement; or

•	authorize, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

The SIR Merger Agreement also provides that any amendment to the STAR III Merger Agreement requires the prior approval of SIR, which approval shall not be unreasonably withheld, delayed or conditioned.

Form S-4; Proxy Statement and Prospectus; SIR Stockholders Meeting

SIR agreed to prepare and cause to be filed with the SEC the proxy statement included in this proxy statement/prospectus, and STAR agreed to prepare and file a registration statement on Form S-4 with respect to the SIR Merger, which includes this proxy statement/prospectus, in each case as promptly as reasonably practicable. SIR and STAR also agreed to use their reasonable best efforts to (i) have the Form S-4 declared effective under the Securities Act as promptly as practicable after filing, (ii) ensure that the Form S-4 complies in all material respects with the applicable provisions of the Exchange Act and Securities Act, and (iii) keep the Form S-4 effective for so long as necessary to complete the SIR Merger.

SIR agreed to use its reasonable best efforts to cause this proxy statement/prospectus to be mailed to its stockholders entitled to vote at the SIR Special Meeting and to hold the SIR Special Meeting as soon as practicable after the Form S-4 is declared effective (provided there are no outstanding SEC comments on the proxy statement and the SEC has not otherwise enjoined mailing or use of the proxy statement). SIR further agreed to include in the proxy statement/prospectus the SIR Special Committee’s and the SIR Board’s recommendation to SIR stockholders that they approve the SIR Merger and to use its reasonable best efforts to obtain its stockholder approval.

Access to Information; Confidentiality

The SIR Merger Agreement requires SIR, on the one hand, and STAR, on the other, to provide, and to cause each of their respective subsidiaries to provide, with limited exceptions, to the other reasonable access during normal business hours and upon reasonable advance notice to all of their respective properties, offices, books, contracts, personnel, and records, and a copy of each report, schedule, registration statement and other document filed by it during the period after the date of the SIR Merger Agreement but before the earlier of (1) the effective date of the SIR Merger, and (2) the date on which the SIR Merger Agreement is terminated, pursuant to the requirements of federal or state securities laws (to the extent not publicly available) and all other information (financial or otherwise) concerning its business, properties, and personnel as such other party may reasonably request.

Each of SIR and STAR will hold, and will cause its representatives and affiliates to hold, any nonpublic information in confidence to the extent required by and in accordance with, and will otherwise comply with, the terms of their existing confidentiality agreements.

No Solicitation and Change in Recommendation with an Acquisition Proposal

Pursuant to the terms of the SIR Merger Agreement, until 11:59 p.m. (New York City time) on September 5, 2019 (the “Go Shop Period End Time”), SIR had a “go shop” right that allowed SIR and its subsidiaries, directly or indirectly, to do the following:

•

initiate, solicit, encourage or facilitate any inquiries or the making of any proposal, offer or other action that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal (as later defined), including by way of (A) contacting third parties, (B) broadly disseminating public disclosure or (C) providing access to the properties, offices, assets, books, records and personnel of SIR and its subsidiaries and furnishing non-public information pursuant to (but only pursuant to) one or more acceptable confidentiality agreements; provided, however, that SIR has previously or contemporaneously furnished, made available or provided access to such non-public information to STAR;

•

enter into, continue or otherwise participate in any discussions or negotiations with any person relating to, or in furtherance of such inquiries, proposals, offers or other actions or to obtain, an Acquisition Proposal;

•	release any person from, or refrain from enforcing, any standstill agreement or similar obligation to SIR or its subsidiaries; or

•

disclose to the SIR stockholders any information required to be disclosed under applicable law; provided, however, that to the extent the disclosure addresses the SIR Merger or an Acquisition Proposal, the disclosure would be deemed to be an Adverse Recommendation Change (as later defined) if the disclosure has the effect of withdrawing or adversely modifying, or is not accompanied by an express public affirmation of the recommendation of the SIR Board in favor of the SIR Merger and the SIR Merger Agreement.

From and after the Go Shop Period End Time, SIR must promptly (and in any event no later than 48 hours) notify STAR in writing if (i) any Acquisition Proposal is received by SIR or any subsidiary of SIR, (ii) any request for information relating to SIR or any subsidiary of SIR from any person who informs SIR or any subsidiary of SIR that it is considering making or has made an Acquisition Proposal, or (iii) any discussions or negotiations are sought to be initiated with SIR or any subsidiary of SIR regarding any Acquisition Proposal, in each case from a person that is not a Go Shop Bidder (as later defined). In such instances, SIR shall notify STAR in writing of the identity of such person or group making, and the material terms and conditions of, such Acquisition Proposal, request or inquiry (including with such notice copies of any written Acquisition Proposal, including any proposed transaction agreement and related transaction documents and financing commitments, if any, and a written summary of the material terms of the Acquisition Proposal not made in writing (including any material terms proposed orally or supplementally)), and thereafter shall promptly (and in any event no later than 48 hours after the occurrence of such developments, discussions or negotiations or receipt of materials) (A) keep STAR reasonably informed of all material developments, discussions and negotiations concerning any such Acquisition Proposal, request or inquiry and (B) provide STAR with any written supplements or written additions to any written Acquisition Proposal. SIR agreed that it and its subsidiaries will not enter into any agreement with any person or persons or entities subsequent to the date of the SIR Merger Agreement that prohibits SIR from providing any information to STAR in accordance with the SIR Merger Agreement.

Beginning at the Go Shop Period End Time, except as described below, and except with respect to a Go Shop Bidder, the SIR Merger Agreement provides that SIR may not, and will cause its subsidiaries not to, do any of the following:

•

initiate, solicit, knowingly encourage or facilitate any inquiries, proposals or offers for, or engage in any negotiations concerning, or provide any confidential or nonpublic information or data to, or have any discussions with, any persons relating to any inquiry, proposal, offer or other action that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal;

•

enter into, continue or otherwise participate in any discussions or negotiations with any person other than a STAR Party, regarding or otherwise in furtherance of, or furnish to any person any non-public information in connection with or for the purpose of encouraging or facilitating any inquiry, proposal, offer, or other action that constitutes, or could reasonably be expected to lead to, or to otherwise obtain an Acquisition Proposal;

•	release any person from or fail to enforce any standstill agreement or similar obligation to SIR or its subsidiaries, with certain exceptions;

•	enter into any agreement in principle, arrangement, understanding, contract or agreement (whether binding or not) contemplating or otherwise relating to an Acquisition Proposal; or

•	take any action to exempt any person from any takeover statute or similar restrictive provision of the SIR charter and related documents.

Except with respect to a Go Shop Bidder and as otherwise permitted by Section 7.3 of the SIR Merger Agreement, SIR shall, and shall cause each of its subsidiaries and representatives, to, immediately cease any discussions, negotiations or communications with any person with respect to any Acquisition Proposal or potential Acquisition Proposal and shall immediately terminate all physical and electronic data room access previously granted to any such person and exercise and use reasonable best efforts to enforce any contractual rights available to SIR to cause such person to return or destroy all non-public information to the extent permitted pursuant to any confidentiality agreement and immediately terminate all physical and electronic data room access granted to such persons.

After the Go Shop Period End Time and prior to obtaining the necessary approvals of the SIR stockholders, SIR and its subsidiaries and their respective representatives may continue to take any of the actions listed above that were permitted during the Go Shop Period with respect to any proposals or offers regarding any Acquisition Proposal submitted by a Go Shop Bidder on or before the Go Shop Period End Time or with respect to any amended or modified proposal or offer with respect to any Acquisition Proposal submitted by a Go Shop Bidder after the Go Shop Period End Time if the SIR Special Committee has determined in good faith after consultation with outside legal counsel and outside financial advisors that such Acquisition Proposal is or is reasonably likely to lead to a Superior Proposal (as later defined).

Notwithstanding anything in the SIR Merger Agreement to the contrary, at any time after the Go Shop Period End Time and prior to obtaining the necessary approvals of the SIR stockholders, SIR may, if and only to the extent that the SIR Special Committee has either determined that an Acquisition Proposal constitutes a Superior Proposal or determined in good faith after consultation with outside legal counsel and outside financial advisors that an Acquisition Proposal could reasonably be expected to lead to a Superior Proposal:

•

provide information in response to a request by a person who has made a written Acquisition Proposal that did not result from a breach by SIR of the non-solicitation provisions in the SIR Merger Agreement; and

•	engage or participate in any discussions or negotiations with any person who has made such a written Acquisition Proposal.

Except as described below, the SIR Special Committee and the SIR Board may not (a) change, qualify, withhold, withdraw or modify, or publicly propose to change, qualify, withhold, withdraw or modify, in a manner adverse to STAR, the SIR Board recommendation, (b) authorize, approve, endorse, declare advisable, adopt or recommend or propose to publicly authorize, approve, endorse, declare advisable, adopt or recommend, any Acquisition Proposal, (c) authorize, cause or permit SIR or any subsidiary of SIR to enter into any Alternative Acquisition Agreement, or (d) fail to make the SIR Board recommendation or fail to include the SIR Board recommendation in the proxy statement (each of the actions described in (a), (b) or (d) are referred to as an “Adverse Recommendation Change”).

Notwithstanding anything to the contrary above, at any time prior to obtaining the necessary approvals of the SIR stockholders, SIR has the right, upon receipt of a written Acquisition Proposal (whether or not from a Go Shop Bidder) that constitutes a Superior Proposal that did not result from a breach of the non-solicitation provisions of the SIR Merger Agreement, to give notice of its intention to terminate the SIR Merger Agreement to enter into an Alternative Acquisition Agreement for such Superior Proposal and/or effect an Adverse Recommendation Change, subject to the following conditions:

•	the foregoing determination must have been upon the determination that failing to take such action would be inconsistent with the SIR directors’ duties under applicable law;

•

SIR must have notified STAR in writing that the SIR Board intends to take such action at least five (5) business days in advance of effecting an Adverse Recommendation Change, which notice must specify the material terms of the Superior Proposal and attach the most current version of such proposal; and

•

during the five business days after STAR received such notice, SIR must have offered to negotiate with and, if accepted, negotiated with STAR (and negotiate in good faith) with respect to making adjustments to the terms of the SIR Merger Agreement that the subject Superior Proposal no longer was a Superior Proposal.

For purposes of the SIR Merger Agreement, unless already defined above:

“Acquisition Proposal” means any bona fide proposal or offer from any person (other than STAR or any of STAR’s subsidiaries), whether in one transaction or a series of related transactions, relating to any (a) merger, consolidation, share exchange, business combination or similar transaction involving SIR or any subsidiary of SIR that would constitute a “significant subsidiary” (as defined in Rule 1-02 of Regulation S-X), (b) sale or other disposition, by merger, consolidation, share exchange, business combination or any similar transaction, of any assets of SIR or any significant subsidiary of SIR representing 20% or more of the consolidated assets of SIR and the significant subsidiaries of SIR, taken as a whole, (c) issue, sale or other disposition by SIR or any subsidiaries of SIR of (including by way of merger, consolidation, share exchange, business combination or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing 20% or more of the votes associated with the outstanding shares of SIR Common Stock, (d) tender offer or exchange offer in which any person or “group” (as such term is defined under the Exchange Act) shall acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act), or the right to acquire beneficial ownership, of 20% or more of the votes associated with the outstanding shares of SIR Common Stock, (e) recapitalization, restructuring, liquidation, dissolution or other similar type of transaction with respect to SIR in which a third party shall acquire beneficial ownership of 20% or more of the outstanding shares of SIR Common Stock, or (f) transaction that is similar in form, substance or purpose to any of the foregoing transactions; provided, however, that the term “Acquisition Proposal” shall not include (i) the SIR Merger or any of the other transactions contemplated by the SIR Merger Agreement, (ii) any merger, consolidation, business combination, reorganization, recapitalization or similar transaction solely among SIR and one or more of the subsidiaries of SIR or solely among the subsidiaries of SIR, or (iii) was solicited by any SIR Party or their representative in breach of the SIR Merger Agreement.

“Alternative Acquisition Agreement” means any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, SIR Merger Agreement or similar agreement (other than an acceptable confidentiality agreement) relating to any Acquisition Proposal.

“Go Shop Bidder” means any person (including its controlled affiliates and representatives) that submits a written proposal or offer regarding an Acquisition Proposal prior to the Go Shop Period End Time that has not been withdrawn and that the SIR Special Committee determines, in good faith, after consultation with its financial advisors and outside legal counsel, prior to the Go Shop Period End Time (or in the case of any Acquisition Proposal received less than five (5) business days before the date of the Go Shop End Time, not later than five (5) business days after the receipt of such Acquisition Proposal), has resulted in, or would be reasonably expected to result in, a Superior Proposal.

“Superior Proposal” means a written Acquisition Proposal (except for purposes of this definition, the references in the definition of “Acquisition Proposal” to “20%” shall be replaced with “50%”) which the SIR Board (based on the recommendation of the SIR Special Committee) determines in its good faith judgment (after consultation with its outside legal and financial advisors and after taking into account (a) all of the terms and conditions of the Acquisition Proposal and the SIR Merger Agreement (as it may be proposed to be amended by STAR) and (b) the feasibility and certainty of consummation of such Acquisition Proposal on the terms proposed (taking into account all legal, financial, regulatory, and other aspects of such Acquisition Proposal and conditions to consummation thereof) to be more favorable from a financial point of view to the stockholders of SIR (in their capacities as stockholders) than the SIR Merger and the other transactions contemplated by the SIR Merger Agreement (as it may be proposed to be amended by STAR).

Consents and Approvals

Each of SIR and STAR has agreed to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other party in doing, all things necessary, proper or advisable under applicable law or pursuant to any contract to consummate and make effective, as promptly as practicable, the SIR Merger and other transactions pursuant to the SIR Merger Agreement, including the taking of all actions necessary to satisfy each party’s conditions to closing, obtaining of all necessary advisable actions or nonactions, waivers, consents and approvals from governmental entities or other persons in connection with the consummation of the SIR Merger pursuant to the SIR Merger Agreement, preparing and filing any applications, notices, registrations and requests as may be required or advisable to be filed with or submitted to any governmental authority in order to consummate the SIR Merger and other transactions pursuant to the SIR Merger Agreement, and the taking of all reasonable steps as may be necessary or advisable to obtain an approval or waiver from, or to avoid an action or proceeding by, any governmental authority or other persons necessary in connection with the consummation of the SIR Merger and other transactions pursuant to the SIR Merger Agreement, defending any lawsuits or other legal proceedings challenging the consummation of the SIR Merger or the other transactions contemplated by the SIR Merger Agreement, and executing and delivering any additional instruments necessary or advisable to consummate the SIR Merger and the other transactions contemplated by the SIR Merger Agreement and to fully carry out the purposes of the SIR Merger Agreement; provided, that neither SIR nor STAR will have any obligation (a) to propose, negotiate, commit to or effect, by consent decree, hold separate order or otherwise, the sale, divestiture or disposition of any assets or businesses of such company, any of its subsidiaries (including subsidiaries of STAR after the closing date) or their affiliates or (B) otherwise to take or commit to take any actions that would limit the freedom of such company, its subsidiaries (including subsidiaries of STAR after the closing date) or their affiliates with respect to, or their ability to retain, one or more of their businesses, product lines or assets.

Each of SIR and STAR has agreed to give any notices to any person, and each of SIR and STAR will use its reasonable best efforts to obtain any consents from any person that are necessary, proper or advisable to consummate the SIR Merger and the other transactions contemplated by the SIR Merger Agreement. Each of the parties will, and shall cause their respective affiliates to, furnish to the other such necessary information and reasonable assistance as the other may request in connection with the preparation of any required applications, notices, registrations and requests as may be required or advisable to be filed with any governmental authority and will cooperate in responding to any inquiry from a governmental authority, including promptly informing the other party of such inquiry, consulting in advance before making any presentations or submissions to a governmental authority, and supplying each other with copies of all material correspondence, filings or communications between either party and any governmental authority with respect to the SIR Merger Agreement. To the extent reasonably practicable, the parties or their representatives will generally have the right to review in advance and each of the parties will consult the others on, all the information relating to the other and each of their affiliates that appears in any filing made with, or written materials submitted to, any governmental authority in connection with the SIR Merger and the other transactions contemplated by the SIR Merger Agreement. To the extent reasonably practicable, none of the parties may participate independently in any meeting or engage in any substantive conversation with any governmental authority in respect of any filing, investigation or other inquiry without giving the other party prior notice of such meeting conversation and, to the extent permitted by applicable law, without giving the other party the opportunity to attend or participate in any such meeting with such governmental authority.

Notification of Certain Actions; Litigation

The parties have agreed to give prompt notice to each other:

•

in the event of any notice or other communication received by such party from (i) any governmental authority in connection with the SIR Merger, the SIR Merger Agreement, or the transactions contemplated thereby, or (ii) any person alleging that the consent of such person may be required in connection with the SIR Merger, the SIR Merger Agreement, or the transactions contemplated thereby;

•

if (i) any representation or warranty made by such party in the SIR Merger Agreement becomes untrue or inaccurate such that it would be reasonable to expect that the closing conditions set forth in the SIR Merger Agreement would be incapable of being satisfied by the Outside Date or (ii) such party fails to comply with or satisfy in any material respect any covenant, condition, or agreement to be complied with or satisfied by it pursuant to the SIR Merger Agreement; and

•

of any action commenced, or to the knowledge of such party, threatened against, relating to or involving such party or any of their subsidiaries, which relates to the SIR Merger Agreement, the SIR Merger, or the other transactions contemplated thereby.

The parties have each agreed to give the other party the opportunity to reasonably participate in the defense and settlement of any stockholder litigation against such party and/or its directors relating to the SIR Merger Agreement and the transactions contemplated thereby.

Publicity

SIR and STAR have agreed, subject to certain exceptions, that they and their respective affiliates will receive consent (which consent shall not be unreasonably withheld, delayed or conditioned) from the other party before issuing any press release or other public announcement with respect to the SIR Merger or the SIR Merger Agreement.

Directors’ and Officers’ Insurance and Indemnification

For a period of six years after the effective time of the SIR Merger, pursuant to the terms of the SIR Merger Agreement and subject to certain limitations, STAR will, and will cause the Surviving Entity to, indemnify, defend and hold harmless the current or former managers, directors, officers, partners, members, trustees, employees, agents, fiduciaries or other individuals of SIR or any of the SIR subsidiaries (the “Indemnified Parties”) for any action or omission or alleged action or omission at or prior to the effective time of the SIR Merger, including with respect to the transactions contemplated by the SIR Merger Agreement. STAR and Merger Sub have agreed that all rights to indemnification and exculpation, and advancement of expenses, from liabilities for acts provided in (i) the governing documents of SIR or similar organizational documents or agreements of any subsidiary of SIR and (ii) any indemnification agreements of SIR will survive the SIR Merger and will continue in full force and effect in accordance with their terms. For a period of six years after the effective time of the SIR Merger, the organizational documents of STAR and the Surviving Entity and the organizational documents of any subsidiary of STAR or subsidiary of SIR will not have indemnification and director and officer liability limitation provisions less favorable than such provisions in the SIR organizational documents, or, if applicable, similar organizational documents or agreements of any subsidiary of SIR.

If any Indemnified Party reasonably believes that representation by counsel designated by STAR or the Surviving Entity in connection with any action, suit, proceeding, investigation or inquiry results in a conflict of interest or if such Indemnified Party believes it has defenses additional to or different from those available to STAR or the Surviving Entity, such Indemnified Party shall have the right to employ such person’s own separate counsel, at STAR’s or the Surviving Entity’s expense; provided, however, that such separate counsel shall, to the extent consistent with its professional responsibilities, cooperate with STAR or the Surviving Entity and any counsel designated by STAR or the Surviving Entity.

SIR will obtain extended reporting period coverage under SIR’s existing insurance programs for a period of six years after the effective time of the SIR Merger, to be effective as of the effective time of the SIR Merger.

New Convertible Stock

Pursuant to the SIR Merger Agreement, if, prior to the closing of the SIR Merger, STAR Advisor requests that, in lieu of the Subordinated Incentive Listing Fee, Subordinated Share of Net Sales Proceeds, and Performance Fee provided for and defined in the Amended STAR Advisory Agreement, STAR issue, at the closing, the New Convertible Stock in exchange for the convertible stock STAR Advisor currently owns, then subject to the consent of each of STAR and SIR, upon the approval of each of their respective special committees (which consent shall not be unreasonably withheld, delayed or conditioned), the STAR Parties and SIR Parties shall amend the SIR Merger Agreement, and take all necessary actions, to provide for the Exchange, including amending the Amended STAR Advisory Agreement, to issue the New Convertible Stock in the Exchange. The New Convertible Stock shall have economic terms and conditions that are substantially similar to the terms set forth in the Amended STAR Advisory Agreement regarding the Subordinated Incentive Listing Fee, Subordinated Share of Net Sales Proceeds and Performance Fee. STAR Advisor intends to request, prior to the consummation of either of the Mergers, the issuance of New Convertible Stock in lieu of the incentive, termination and performance fees.

Termination of the SIR Merger Agreement

Termination by Mutual Agreement

SIR and STAR may, by written consent, mutually agree to terminate the SIR Merger Agreement before completing the SIR Merger, even after the approval of SIR stockholders.

Termination by Either SIR or STAR

The SIR Merger Agreement may also be terminated prior to the effective time of the SIR Merger by either SIR (with prior approval of the SIR Special Committee) or STAR (with prior approval of the STAR Special Committee) if any of the following occur:

•

The SIR Merger has not occurred on or before the Outside Date. However, the right to terminate due to the failure of the SIR Merger to occur on or before the Outside Date will not be available to SIR or STAR if the failure of SIR or STAR to perform or comply in all material respects with any of their respective obligations, covenants or agreements under the SIR Merger Agreement caused the failure of the SIR Merger to be consummated on the Outside Date.

•

There is any final, non-appealable order issued by a governmental authority of competent jurisdiction that permanently restrains or otherwise prohibits the transactions contemplated by the SIR Merger Agreement. The right to terminate due to the issuance of such an order will not be available to SIR or STAR if the issuance of such final, non-appealable order was primarily due to the failure of SIR or STAR to perform or comply in all material respects with any of their respective obligations, covenants or agreements under the SIR Merger Agreement.

•

The approvals of the SIR stockholders of the SIR Merger and SIR Charter Amendment have not been obtained at the SIR Special Meeting. The right to terminate due to the failure to receive the requisite approvals of the SIR stockholders will not be available to SIR or STAR if such failure was primarily due to the failure of SIR or STAR to perform or comply in all material respects with any of their respective obligations, covenants or agreements under the SIR Merger Agreement.

Termination by SIR

The SIR Merger Agreement may also be terminated prior to the effective time of the SIR Merger by SIR (with the prior approval of the SIR Special Committee) upon either of the following:

1)

Any of the STAR Parties shall have breached or failed to perform any of its representations, warranties, covenants or other agreements set forth in the SIR Merger Agreement, which breach or failure to perform (A) would result in a failure of STAR to satisfy certain closing conditions, and (B) cannot be cured or, if curable, is not cured by STAR by the earlier of 20 days following written notice of such breach or failure from SIR to STAR and two (2) business days before the Outside Date provided, however, that SIR shall not have the right to terminate the SIR Merger Agreement pursuant to the foregoing if any of the SIR Parties is then in breach of any of their respective representations, warranties, covenants or agreements set forth in the SIR Merger Agreement such that SIR would not satisfy certain closing conditions; or

2)

At any time prior to obtaining the necessary approvals of the SIR stockholders, in order to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal in accordance with the SIR Merger Agreement, so long as the termination fee payment described in “—Termination Fee” is made in full to STAR prior to or concurrently with such termination.

Termination by STAR

The SIR Merger Agreement may also be terminated prior to the effective time of the SIR Merger by STAR (with the prior approval of the STAR Special Committee) upon either of the following:

1)

Any of the SIR Parties shall have breached or failed to perform any of its representations, warranties, covenants or other agreements set forth in the SIR Merger Agreement, which breach or failure to perform (A) would result in a failure of SIR to satisfy certain closing conditions, and (B) cannot be cured or, if curable, is not cured by SIR by the earlier of 20 days following of written notice of such breach or failure from STAR to SIR and two (2) business days before the Outside Date; provided, however, that STAR shall not have the right to terminate the SIR Merger Agreement pursuant to the foregoing if STAR or Merger Sub is then in breach of any of their respective representations, warranties, covenants or agreements set forth in the SIR Merger Agreement such that STAR would not satisfy certain closing conditions; or

2)

If, at any time prior to obtaining the necessary approvals of the SIR stockholders, (A) the SIR Board has made an Adverse Recommendation Change, (B) a tender offer or exchange offer for any shares of SIR Common Stock that constitutes an Acquisition Proposal (other than by STAR or any of its affiliates) is commenced and the SIR Board fails to recommend against acceptance of such tender offer or exchange offer by the SIR stockholders and to publicly reaffirm the SIR Board recommendation within ten (10) business days of being requested to do so by STAR, or (C) if SIR shall have violated any of its obligations described above in “—Covenants and Agreements—No Solicitation and Change in Recommendation with Acquisition Proposal”.

Termination Fee and Expense Reimbursement

SIR agreed to pay STAR (i) a termination payment in the amount of $8,694,218 (the “Go Shop Termination Payment”) or $20,866,122 (the “SIR Termination Payment”), as applicable, and (ii) up to $2,000,000 as reimbursement for STAR’s expenses (the “STAR Expenses Reimbursement”), if the SIR Merger Agreement is terminated by:

1)

(a) STAR due to SIR’s failure to perform any obligation, covenant or agreement on the part of any of the SIR Parties set forth in the SIR Merger Agreement and prior to the failure to perform giving rise to such right of termination, an Acquisition Proposal (with, for all purposes of this provision, all percentages included in the definition of “Acquisition Proposal” increased to 50%) has been publicly announced, disclosed or otherwise communicated to the SIR Board or any person has publicly announced an intention to make such an Acquisition Proposal or (b) SIR because the effective time of the SIR Merger has not occurred before the Outside Date or the SIR stockholders do not approve the SIR Merger pursuant to the SIR Merger Agreement, and prior to the SIR Special Meeting, an Acquisition Proposal with respect to SIR has been publicly announced, disclosed or otherwise communicated to SIR’s stockholders (and not withdrawn) or any person shall have publicly announced an intention to make such an Acquisition Proposal and, in either case, within twelve (12) months after the date of such termination, a transaction in respect of the applicable Acquisition Proposal with respect to SIR is consummated or SIR enters into a definitive agreement in respect of an Acquisition Proposal with respect to SIR that is later consummated;

2)	SIR in order to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal; or

3)	STAR pursuant to item (2) under “—Termination by STAR” above.

SIR will pay STAR or its designee (i) the Go Shop Termination Payment and the STAR Expenses Reimbursement solely in connection with items (2) and (3) above, if such termination or the event giving rise to the termination right, as applicable, occurs within seven (7) business days after (x) the Go Shop Period End Time or (y) in the event of timely delivery of a SIR Change Notice with respect to a Go Shop Bidder, the negotiation period contemplated in the Merger Agreement or (ii) the SIR Termination Payment and the STAR Expenses Reimbursement in connection with item (1) above and in connection with items (2) and (3) above, if such termination or the event giving rise to STAR’s or SIR’s termination right, as applicable, occurs on or after the eighth (8th) business day following the Go Shop Period End Time or, if applicable, the negotiation period called for after timely delivery of a SIR Change Notice with respect to a Go Shop Bidder.

STAR agreed to pay SIR an amount up to $2,000,000 as reimbursement for SIR’s expenses, if the SIR Merger Agreement is terminated by SIR pursuant to item (1) under “—Termination by SIR” above.

Miscellaneous Provisions

Payment of Expenses

All expenses incurred in connection with the SIR Merger Agreement and the other transactions contemplated by the SIR Merger Agreement will be paid by the party incurring such expenses, provided that SIR and STAR will share equally the Form S-4 filing fees as may be required to consummate the transactions contemplated by the SIR Merger Agreement.

Specific Performance

The parties to the SIR Merger Agreement agree that irreparable harm would occur to the non-breaching party if any of the provisions of the SIR Merger Agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy in the event of a breach. Accordingly, the parties agreed that, at any time prior to the termination of the SIR Merger Agreement, the parties shall be entitled to an injunction or injunctions to prevent one or more breaches of the SIR Merger Agreement and to enforce specifically the terms and provisions of the SIR Merger Agreement, and each party waived any requirement for the securing or posting of any bond in connection with such remedy, this being in addition to any other remedy to which such party is entitled at law or in equity.

Amendment

The parties to the SIR Merger Agreement may amend the SIR Merger Agreement by written agreement executed and delivered by their duly authorized officers, provided that, after approval of the SIR Merger by the SIR stockholders, no amendment may be made which changes the form or amount of the consideration to be delivered to the holders of SIR Common Stock or which by applicable law requires further approval by the SIR stockholders, without the approval of such stockholders.

Waiver

Prior to the effective time of the SIR Merger, the parties may extend the time for performance of any obligation of the other or waive any inaccuracy in the representations and warranties of the other or the other party’s compliance with any agreement or condition contained in the SIR Merger Agreement to the extent permitted by law.

Governing Law

The SIR Merger Agreement is governed by the laws of the State of Maryland, without giving effect to conflicts of laws principles.

RELATED AGREEMENTS

Concurrently with the execution of the SIR Merger Agreement on August 5, 2019:

(1) SIR, SIR OP and SIR Advisor entered into a termination letter agreement (the “Termination Agreement”), effective as of August 5, 2019. Pursuant to the Termination Agreement, the Amended and Restated Advisory Agreement, as amended, dated as of May 4, 2010, by and among SIR, SIR Advisor, and SIR OP (the “SIR Advisory Agreement”) will be terminated at the effective time of the SIR Merger. Also pursuant to the Termination Agreement, SIR Advisor waived any disposition fee it otherwise may be entitled to pursuant to the SIR Advisory Agreement. The Termination Agreement also provides that upon approval of the special committee of the SIR Board, SIR shall consent (which consent shall not be unreasonably withheld, delayed or conditioned) and shall take all necessary steps (including amending the SIR Merger Agreement) to provide for the Exchange (as defined below) if, pursuant to the SIR Merger Agreement prior to consummation of the SIR Merger, STAR Advisor requests that, in lieu of the incentive and performance fees set out in the Amended STAR Advisory Agreement, STAR issue, at the closing of the SIR Merger, convertible stock in exchange for the convertible stock currently owned by STAR Advisor (such exchange, the “Exchange”); and

(2) STAR and STAR Advisor entered into the Amended STAR Advisory Agreement, which shall become effective at the effective time of the SIR Merger. The Amended STAR Advisory Agreement will amend STAR’s existing advisory agreement, dated as of December 13, 2013, as amended, to lower certain fees and to change the form of consideration of certain fees as more fully described in the table below.

	Current Rates
Type of Fee	SIR	STAR	STAR III	Proposed Combined Company Rates
Investment Management(1)	0.8%	1.0%	1.0%	1.0% (50% cash & 50% stock)
Acquisition	2.0%	1.0%	2.0%	0.5%
Disposition(2)	1.5%	1.0%	1.5%	0.5%
Financing	N/A	1.0%	N/A	0.5%
Refinancing	0.5%	0.75%	0.75%	0.5% (all stock)

(1)

The basis for the current STAR III investment management fee is the value of investment, as defined in the STAR III Advisory Agreement, and would change to the cost of investment, as defined in the Amended STAR Advisory Agreement, effective upon the STAR III Merger.

(2)

The current SIR disposition fee for asset sales is 1.5% of the contract sales price. If SIR is sold in a final liquidity event, the disposition fee is tiered ranging from 0.5% to 1.5% based on price paid per share to stockholders. The current STAR III disposition fee for asset sales is 1.5% of gross sales price. If there is a final liquidity event for STAR III, the disposition fee is 1.0% of the total consideration paid, subject to an increase to 1.5% at the sole discretion of STAR III’s independent directors.

The Amended STAR Advisory Agreement also provides for a Subordinated Incentive Listing Fee, Subordinated Share of Net Sales Proceeds, and Performance Fee (each as defined in the Amended STAR Advisory Agreement) designed to mirror the economics of the convertible stock owned by STAR Advisor. The terms of the Subordinated Share of Net Sales Proceeds, Subordinated incentive Listing Fee and Performance Fee are as follows:

Subordinated Share of Net Sales Proceeds. The Subordinated Share of Net Sales Proceeds shall be payable to the STAR Advisor in an amount equal to 15.0% of net sales proceeds remaining after STAR has paid distributions not less than the sum of a 6% return to stockholders (“6% Return”) and 100% of invested capital, as of each determination date less any Subordinated Incentive Listing Fee previously paid to the STAR Advisor but not below zero. This fee shall be payable in cash; provided that the STAR Advisor shall have the option to elect shares in lieu of cash. In no event will STAR pay a Subordinated Share of Net Sales Proceeds in excess of the amount that would be presumptively reasonable under the STAR Charter.

Subordinated Incentive Listing Fee. Upon a listing of STAR Common Stock on a securities exchange (a “Listing”), the STAR Advisor shall be entitled to the Subordinated Incentive Listing Fee in an amount equal to 15.0% of the amount by which (i) the enterprise value plus distributions paid by STAR prior to Listing, exceeds (ii) the sum of (A) 100% of invested capital at the date of Listing and (B) the total distributions required to pay the 6.0% Return through the date that enterprise value is determined less (C) any Subordinated Share of Net Sales Proceeds previously paid but not below zero. This fee shall be payable in cash; provided that STAR shall have the option to pay such amount in STAR Common Stock in lieu of cash, and such shares of STAR Common Stock would be issued 30 trading days after the Listing date, at a price per share of STAR Common Stock equal to the average closing price of the shares of STAR Common Stock over the 30 trading days immediately preceding the date of such payment.

Performance Fee. Upon termination of the STAR Advisor, unless such termination is by STAR because of (A) a material breach of the Amended STAR Advisory Agreement by STAR Advisor, or (B) fraud, criminal conduct, willful misconduct, gross negligence or negligent breach of a fiduciary duty by the STAR Advisor, the STAR Advisor shall be entitled to receive a payment of the Performance Fee equal to 15.0% of the amount by which the enterprise value on the termination date, plus distributions paid by STAR through the termination date, exceeds (i) the sum of (X) 100% of the invested capital at the termination date and (Y) the total distributions required to pay the 6% Return through the termination date, less any Subordinated Share of Net Sales Proceeds and Subordinated Incentive Listing Fees previously paid but not below zero. STAR shall have the option to pay such Performance Fee in cash or STAR Common Stock at the time of such termination. In the event STAR pays such Performance Fee in STAR Common Stock, such shares of STAR Common stock would be issued at a price per share as determined in the definition of Enterprise Value under the STAR Advisory Agreement; provided that if the shares of STAR Common Stock are listed at the time of the termination, then the enterprise value shall equal the average closing price of the shares of STAR Common Stock over the 30 trading days immediately preceding the date of such election of the shares of STAR Common Stock.

The 6% Return shall be an aggregate amount equal to a 6.0% cumulative, non-compounded, annual return on Invested Capital commencing on the date of original issuance of each share of common stock by STAR, SIR and STAR III, as applicable.

Pursuant to the SIR Merger Agreement, prior to the consummation of either of the Mergers, STAR Advisor intends to request to receive a new class of convertible stock in the Exchange in lieu of the Subordinated Incentive Listing Fee, Subordinated Share of Net Sales Proceeds, and Performance Fee provided for in the Amended STAR Advisory Agreement; provided that such request must be made prior to the consummation of the SIR Merger. The current stockholder return threshold under the SIR convertible stock is an 8% cumulative return prior to SIR Advisor receiving any subordinated incentive fees (in the form of SIR Common Stock of 10.0% of the amount by which the enterprise value on the triggering date, plus distributions paid by SIR through the triggering date, exceeds the sum of the invested capital and the stockholders’ 8% return as of the date of the triggering event), and the stockholder return threshold under the Amended STAR Advisory Agreement will be a 6% cumulative return prior to STAR Advisor being entitled to a Subordinated Incentive Listing Fee, Subordinated Share of Net Sales Proceeds, and Performance Fee of 15% of the applicable excess amount described above.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of certain terms of STAR’s capital stock, the STAR Charter, STAR’s bylaws, and certain provisions of the MGCL governing real estate investment trusts formed under Maryland law. The following summary is not complete and is subject to, and qualified in its entirety by reference to, the applicable provisions of the STAR Charter and bylaws and the applicable provisions of the MGCL. The following summary should be read in conjunction with the STAR Charter and bylaws and the applicable provisions of the MGCL for complete information on STAR’s capital stock. To obtain copies of the STAR Charter and bylaws, see “Where You Can Find More Information” on page 217.

When used in this section, unless otherwise specifically stated or the context requires otherwise, the terms “we,” “us” or “our” refer to STAR and references to “our common stock” refer to STAR Common Stock.

Under the STAR Charter, we have authority to issue a total of 1,100,000,000 shares of capital stock. Of the total number of shares of capital stock authorized, 999,999,000 shares are classified as common stock with a par value of $0.01 per share, 1,000 shares are classified as convertible stock with a par value of $0.01 per share and 100,000,000 shares are classified as preferred stock with a par value of $0.01 per share. Our board of directors, with the approval of a majority of the entire board of directors and without any action by our stockholders, may amend the STAR Charter from time to time to increase or decrease the aggregate number of shares of capital stock or the number of shares of capital stock of any class or series that we have authority to issue. As of September 30, 2019, 52,341,643 shares of our common stock were issued and outstanding, 1,000 shares of our convertible stock were issued and outstanding and no shares of preferred stock were issued and outstanding.

Common Stock

The holders of shares of our common stock are entitled to one vote per share on all matters voted on by stockholders, including the election of our directors. The STAR Charter does not provide for cumulative voting in the election of directors. Therefore, the holders of a majority of the outstanding shares of our common stock can elect our entire board of directors. Subject to any preferential rights of any outstanding series of preferred stock, the holders of shares of our common stock are entitled to such distributions as may be authorized from time to time by our board of directors out of legally available funds and declared by us and, upon liquidation, are entitled to receive all assets available for distribution to stockholders. All shares of our common stock will be fully paid and non-assessable shares of common stock. Holders of shares of our common stock do not have preemptive rights, which means that stockholders will not have an automatic option to purchase any new shares of common stock that we issue, or have appraisal rights, unless our board of directors determines that appraisal rights apply, with respect to all or any classes or series of our stock, to one or more transactions occurring after the date of such determination in connection with which stockholders would otherwise be entitled to exercise such rights. Stockholders are not liable for our acts or obligations.

Our board of directors has authorized the issuance of shares of our capital stock without certificates; therefore, we will not issue certificates for shares of our common stock. Shares of our common stock will be held in “uncertificated” form which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable share certificates and eliminate the need to return a duly executed share certificate to effect a transfer. DST Systems, Inc. acts as our registrar and as the transfer agent for shares of our common stock.

Preferred Stock

The STAR Charter authorizes our board of directors to classify and reclassify any unissued shares of our common stock and preferred stock into other classes or series of stock. Prior to issuance of shares of each class or series, our board of directors is required by the MGCL and by the STAR Charter to set, subject to the STAR Charter restrictions on ownership and transfer of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, our board of directors could authorize the issuance of shares of common stock or preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest. Our board of directors has no present plans to issue preferred stock, but may do so at any time in the future without stockholder approval. The issuance of preferred stock must be approved by a majority of our independent directors not otherwise interested in the transaction, who will have access, at our expense, to our legal counsel or to independent legal counsel.

Convertible Stock

Our authorized capital stock includes 1,000 shares of convertible stock, par value $0.01 per share. We have issued all of such shares to STAR Advisor for an aggregate purchase price of $1,000. No additional consideration is due upon the conversion of the convertible stock. There will be no distributions paid on shares of convertible stock. The conversion of the convertible stock into shares of common stock will decrease the percentage of our shares of common stock owned by current stockholders. However, at no time will the conversion of the convertible stock into shares of common stock result in STAR Advisor holding a majority of the outstanding shares of our common stock.

Except in limited circumstances, shares of convertible stock will not be entitled to vote on any matter, or to receive notice of, or to participate in, any meeting of our stockholders at which they are not entitled to vote. However, the affirmative vote of the holders of more than two-thirds of the outstanding shares of convertible stock will be required (1) for any amendment, alteration or repeal of any provision of the STAR Charter that materially and adversely changes the rights of the convertible stock and (2) to effect a merger of our company into another entity, or a merger of another entity into our company, unless in each case each share of convertible stock (A) will remain outstanding without a material and adverse change to its terms and rights or (B) will be converted into or exchanged for shares of stock or other ownership interest of the surviving entity having rights identical to that of our convertible stock (except for changes that do not materially and adversely affect the holders of our convertible stock).

Each outstanding share of our convertible stock will convert into the number of shares of our common stock described below if:

•

we have made total distributions on the then-outstanding shares of our common stock equal to the original issue price of those shares plus an aggregate 6.0% cumulative, non-compounded, annual return on the original issue price of those shares;

•

we list our common stock for trading on a national securities exchange, which we consider to include any major U.S. securities exchange and any foreign securities exchange that provides comparable liquidity to our stockholders; or

•	our advisory agreement is terminated or not renewed (other than for “cause” as defined in our advisory agreement).

Upon the occurrence of any of the triggering events described above, each share of convertible stock will be converted into a number of shares of common stock equal to 1/1000 of the quotient of (A) 15% of the amount, if any, by which (1) our “enterprise value” (as determined in accordance with the provisions of the STAR Charter) as of the date of the event triggering the conversion plus the total distributions paid to our stockholders through such date on the then outstanding shares of our common stock exceeds (2) the aggregate purchase price paid for those outstanding shares of common stock plus an aggregate 6.0% cumulative, non-compounded, annual return on the price paid for those outstanding shares of common stock, divided by (B) our enterprise value divided by the number of outstanding shares of common stock on an as-converted basis, in each case, as of the date of the event triggering the conversion. In the case of a conversion upon a listing, the number of shares to be issued will be calculated over a period of 30 trading days which shares are listed or quoted for trading after the date of listing. In the event of a termination or nonrenewal of our advisory agreement for cause, the convertible stock will be redeemed by us for $1.00. “Cause” is defined in our advisory agreement to mean fraud, criminal conduct, willful misconduct, gross negligence or negligent breach of fiduciary duty by STAR Advisor or a material breach of our advisory agreement by STAR Advisor.

The conversion formula will result in the convertible stock converting into a number of shares equal to approximately 15% of our outstanding common stock if the conversion occurs after stockholders have received at least the aggregate purchase price paid for the outstanding shares of our common stock plus an aggregate 6.0% cumulative, non-compounded annual return on the price paid for those outstanding shares. Due to the fact this conversion trigger is based upon our payment of distributions equal to the aggregate purchase price paid for the then outstanding shares plus an aggregate 6.0% cumulative, non-compounded annual return on that aggregate purchase price, and investors who have held their shares of our common stock for differing lengths of time may have received differing returns on their investments as of the date of the conversion trigger, there is no assurance that each individual stockholder will receive a return of its invested capital plus at least a 6.0% cumulative annual return on such investment upon such a triggering event.

As used above and in the STAR Charter, “enterprise value” as of a specific date means our actual value as a going concern on the applicable date based on the difference between (A) the actual value of all of our assets as determined by our board of directors, including a majority of the independent directors, and (B) all of our liabilities as set forth on our balance sheet for the period ended immediately prior to the determination date, provided that (1) if such enterprise value is being determined in connection with a change of control that establishes our net worth, then the enterprise value shall be the net worth established thereby and (2) if such enterprise value is being determined in connection with the listing of our common stock for trading on a national securities exchange, then the enterprise value shall be the number of outstanding shares of common stock multiplied by the closing price of a single share of common stock, averaged over a period of 30 trading days, as mutually agreed upon by our board of directors, including a majority of the independent directors, and STAR Advisor. If the holder of shares of convertible stock disagree with the value determined by our board of directors, then we and the holder of the convertible stock shall name one appraiser each and those two named appraisers shall promptly agree in good faith to the appointment of a third appraiser whose determination of our enterprise value shall be final and binding on the parties. The cost of such appraisal will be shared evenly between us and STAR Advisor.

The STAR Charter provides that if we:

•

reclassify or otherwise recapitalize our outstanding common stock (except to change the par value, or to change from no par value to par value, or to subdivide or otherwise split or combine shares); or

•

consolidate or merge with another entity in a transaction in which we are either (1) not the surviving entity or (2) the surviving entity but that results in a reclassification or recapitalization of our common stock (except to change the par value, or to change from no par value to par value, or to subdivide or otherwise split or combine shares), then we or the successor or purchasing business entity must provide that the holder of each share of our convertible stock outstanding at the time one of the events triggering conversion described above occurs will continue to have the right to convert the convertible stock upon such a triggering event. After one of the above transactions occurs, the convertible stock will be convertible into the kind and amount of stock and other securities and property received by the holders of common stock in the transaction that occurred, such that upon conversion, the holders of convertible stock will realize as nearly as possible the same economic rights and effects as described above in the description of the conversion of our convertible stock. This right will apply to successive reclassifications, recapitalizations, consolidations and mergers until the convertible stock is converted.

Pursuant to the SIR Merger Agreement, we will cause all shares of our convertible stock to be redeemed for no consideration prior to the effective time of the SIR Merger.

Pursuant to the SIR Merger Agreement, if, prior to the closing of the SIR Merger, STAR Advisor requests that, in lieu of the Subordinated Incentive Listing Fee, Subordinated Share of Net Sales Proceeds, and Performance Fee provided for and defined in the Amended STAR Advisory Agreement, STAR issue, at the closing, New Convertible Stock in exchange for the convertible stock STAR Advisor currently owns, then subject to the consent of each of STAR and SIR, upon the approval of each of their respective special committees (which consent shall not be unreasonably withheld, delayed or conditioned), the STAR Parties and SIR Parties shall amend the SIR Merger Agreement, and take all necessary actions, to provide for the Exchange, including amending the Amended STAR Advisory Agreement, to issue the New Convertible Stock in the Exchange. The New Convertible Stock shall have economic terms and conditions that are substantially similar to the terms set forth in the Amended STAR Advisory Agreement regarding the Subordinated Incentive Listing Fee, Subordinated Share of Net Sales Proceeds, and Performance Fee. STAR Advisor intends to request, prior to the consummation of either of the Mergers, the issuance of New Convertible Stock in lieu of the incentive, termination and performance fees.

Our board of directors will oversee the conversion of the convertible stock to ensure that the number of shares of common stock issuable in connection with the conversion is calculated in accordance with the terms of the STAR Charter. Further, if in the judgment of our board of directors full conversion of the convertible stock would cause a holder of our stock (other than an Excepted Holder, as defined in the STAR Charter) to violate the limitations on the ownership and transfer of shares of common stock which prohibit, among other things, (1) any person or entity from owning or acquiring, directly or indirectly, more than 9.8% of the value of our then outstanding capital stock or more than 9.8% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock or (2) any transfer of shares or other event or transaction that would result in the beneficial ownership of our outstanding shares of capital stock by fewer than 100 persons or would otherwise cause us to fail to qualify as a REIT, then only such number of shares of convertible stock (or fraction of a share thereof) will be converted into shares of our common stock such that no holder of our stock (other than an Excepted Holder) would violate such limitations, and the conversion of the remaining shares of convertible stock will be deferred until the earliest date after our board of directors determines that such conversion will not violate such limitations. Any such deferral will not otherwise alter the terms of the convertible stock.

Meetings, Special Voting Requirements and Access To Records

An annual meeting of the stockholders will be held each year on a specific date and time set by our board of directors. Special meetings of stockholders may be called only upon the request of a majority of the directors, a majority of the independent directors, the chairman, the chief executive officer or the president and will be called by our secretary to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast at least 10% of the votes entitled to be cast on such matter at the meeting. Upon receipt of a written request of eligible stockholders, either in person or by mail, stating the purpose of the meeting, we will provide all stockholders, within ten days after receipt of such request, with written notice either in person or by mail, of such meeting and the purpose thereof. Such meeting will be held on a date not less than 15 nor more than 60 days after the distribution of such notice, at a time and place specified in the request, or if none is specified, at a time and place convenient to stockholders. The presence either in person or by proxy of stockholders entitled to cast at least 50% of the votes entitled to be cast at the meeting on any matter will constitute a quorum. Generally, the affirmative vote of a majority of all votes cast is necessary to take stockholder action, except as provided in the following paragraph and except that the affirmative vote of a majority of the shares represented in person or by proxy at a meeting at which a quorum is present is required to elect a director.

Under the MGCL and the STAR Charter, stockholders are generally entitled to vote at a duly held meeting at which a quorum is present on (1) the amendment of the STAR Charter, (2) our dissolution or (3) our merger, conversion or consolidation, a statutory share exchange or the sale or other disposition of all or substantially all of our assets. These matters require the affirmative vote of stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter.

With respect to stock owned by STAR Advisor, directors, or any of their affiliates, neither STAR Advisor nor such directors, nor any of their affiliates may vote or consent on matters submitted to stockholders regarding the removal of the advisor, such directors or any of their affiliates or any transaction between us and any of them. In determining the requisite percentage in interest of shares necessary to approve a matter on which STAR Advisor, our directors or their affiliates may not vote or consent, any shares owned by any of them shall not be included.

The advisory agreement, including the selection of STAR Advisor, is approved annually by our directors including a majority of the independent directors. While the stockholders do not have the ability to vote to replace STAR Advisor or to select a new advisor, stockholders do have the ability, by the affirmative vote of a majority of all the votes entitled to be cast generally in the election of directors, to remove a director from our board of directors. Any stockholder will be permitted access to all of our corporate records at all reasonable times and may inspect and copy any of them for a reasonable copying charge. Inspection of our records by the office or agency administering the securities laws of a jurisdiction will be provided upon reasonable notice and during normal business hours. An alphabetical list of the names, addresses and telephone numbers of our stockholders, along with the number of shares of our common stock held by each of them, will be maintained as part of our books and records and will be available for inspection by any stockholder or the stockholder’s designated agent at our office. The stockholder list will be updated at least quarterly to reflect changes in the information contained therein. A copy of the list will be mailed to any stockholder who requests the list within ten days of the request. A stockholder may request a copy of the stockholder list in connection with matters relating to voting rights and the exercise of stockholder rights under federal proxy laws. A stockholder requesting a list will be required to pay the reasonable costs of postage and duplication. We have the right to request that a requesting stockholder represent to us that the list will not be used to pursue commercial interests unrelated to the stockholder’s interest in us. If a proper request for the stockholder list is not honored, then the requesting stockholder will be entitled to recover certain costs incurred in compelling the production of the list as well as actual damages suffered by reason of the refusal or failure to produce the list. However, a stockholder will not have the right to, and we may require a requesting stockholder to represent that it will not, secure the stockholder list or other information for the purpose of selling or using the list for a commercial purpose not related to the requesting stockholder’s interest in our affairs.

Tender Offers

The STAR Charter provides that any tender offer made by any person, including any “mini-tender” offer, must comply with most of the provisions of Regulation 14D of the Exchange Act, including the notice and disclosure requirements. Among other things, the offeror must provide us notice of such tender offer at least ten business days before initiating the tender offer. If the offeror does not comply with the provisions set forth above, the non-complying offeror will be responsible for all of our expenses in connection with that offeror’s noncompliance. The STAR Charter also prohibits any stockholder from transferring shares of stock to a person who makes a tender offer which does not comply with such provisions unless such stockholder has first offered such shares of stock to us at the tender offer price in the non-compliant tender offer.

Restriction on Ownership of Shares of Capital Stock

For us to qualify as a REIT, no more than 50% in value of the outstanding shares of our stock may be owned, directly or indirectly through the application of certain attribution rules under the Internal Revenue Code, by any five or fewer individuals, as defined in the Internal Revenue Code to include specified entities, during the last half of any taxable year. In addition, the outstanding shares of our stock must be owned by 100 or more persons independent of us and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year, excluding our first taxable year for which we elect to be taxed as a REIT. In addition, we must meet requirements regarding the nature of our gross income to qualify as a REIT. One of these requirements is that at least 75% of our gross income for each calendar year must consist of rents from real property and income from other real property investments. The rents received by our operating partnership from any resident will not qualify as rents from real property, which could result in our loss of REIT status, if we own, actually or constructively within the meaning of certain provisions of the Internal Revenue Code, 10% or more of the ownership interests in that resident. To assist us in preserving our status as a REIT, among other purposes, the STAR Charter contains limitations on the ownership and transfer of shares of stock which prohibit: (1) any person or entity from owning or acquiring, directly or indirectly, more than 9.8% of the value of our then outstanding capital stock or more than 9.8% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock and (2) any transfer of or other event or transaction with respect to shares of capital stock that would result in the beneficial ownership of our outstanding shares of capital stock by fewer than 100 persons. In addition, the STAR Charter prohibits any transfer of, or other event with respect to, shares of our capital stock that (1) would result in us being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code, (2) would cause us to own, actually or constructively, 9.8% or more of the ownership interests in a resident of our real property or the real property of our operating partnership or any direct or indirect subsidiary of our operating partnership or (3) would otherwise cause us to fail to qualify as a REIT.

The STAR Charter provides that the shares of our capital stock that, if transferred, would: (1) result in a violation of the 9.8% ownership limit; (2) result in us being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code; (3) cause us to own an interest in a tenant that is described in Section 856(d)(2)(B) of the Internal Revenue Code if the income derived by us from such tenant would cause us to fail to satisfy any of the gross income requirements of Section 856(a)(5) of the Internal Revenue Code; or (4) otherwise cause us to fail to qualify as a REIT, will be transferred automatically to a trust effective on the day before the purported transfer of such shares of our capital stock. We will designate a trustee of the share trust that will not be affiliated with us or the purported transferee or record holder. We will also name a charitable organization as beneficiary of the share trust. The trustee will receive all distributions on the shares of our capital stock in the share trust and will hold such distributions in trust for the benefit of the beneficiary. The trustee also will vote the shares of capital stock in the share trust and, subject to Maryland law, will have the authority to rescind as void any vote cast by the intended transferee prior to our discovery that the shares have been transferred to the share trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote. The intended transferee will acquire no rights in such shares of capital stock, unless, in the case of a transfer that would cause a violation of the 9.8% ownership limit, the transferee is exempted (prospectively or retroactively) by our board of directors from the ownership limit based upon receipt of information (including certain representations and undertakings from the intended transferee) that the ownership by such transferee would not violate the provisions of the Internal Revenue Code for our qualification as a REIT. If the transfer to the share trust would not be effective for any reason to prevent a violation of the foregoing limitations on ownership and transfer, then the transfer of that number of shares that otherwise would cause the violation will be null and void, with the intended transferee acquiring no rights in such shares. In addition, the STAR Charter provides that any transfer of shares of our capital stock that would result in shares of our capital stock being beneficially owned by fewer than 100 persons will be null and void and the intended transferee will acquire no rights in such shares of our capital stock.

Within 20 days of receiving notice from us that shares of our stock have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the intended transferee and to the charitable beneficiary as follows. The intended transferee will receive the lesser of (1) the price paid by the intended transferee for the shares or, if the intended transferee did not give value for the shares in connection with the event causing the shares to be held in the share trust (e.g., a gift, devise or other similar transaction), the “market price” (as defined in the STAR Charter) of the shares on the day of the event causing the shares to be held in the share trust and (2) the price received by the trustee from the sale or other disposition of the shares. The trustee may reduce the amount payable to the intended transferee by the amount of dividends and other distributions which have been paid to the intended transferee and are owed by the intended transferee to the trustee. Any net sales proceeds in excess of the amount payable to the intended transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares of our stock have been transferred to the share trust, the shares are sold by the intended transferee, then (1) the shares shall be deemed to have been sold on behalf of the share trust and (2) to the extent that the intended transferee received an amount for the shares that exceeds the amount he was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, shares of our stock held in the share trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price per share in the transaction that resulted in the transfer to the share trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (2) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the intended transferee. We may reduce the amount payable to the intended transferee by the amount of dividends and other distributions which have been paid to the intended transferee and are owed by the intended transferee to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary.

Any person who acquires or attempts or intends to acquire shares of our capital stock in violation of the foregoing restrictions or who owns shares of our capital stock that were transferred to any such trust is required to give immediate written notice to us or, in the case of a proposed or attempted transaction, at least 15 days prior written notice. In both cases, such persons must provide to us such other information as we may request to determine the effect, if any, of such event on our status as a REIT. The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interest to attempt to, or to continue to, qualify as a REIT or that compliance is no longer required for REIT qualification.

The ownership limits do not apply to a person or persons that our board of directors exempts (prospectively or retroactively) from the ownership limit upon appropriate assurances that our qualification as a REIT is not jeopardized, including certain representations and undertakings required by the STAR Charter. Any person who owns more than 5.0% (or such lower percentage applicable under Treasury regulations) of the outstanding shares of our capital stock during any taxable year will be asked to deliver a statement or affidavit setting forth the number of shares of our capital stock beneficially owned.

Distributions

We expect to continue paying monthly distributions unless our results of operations, our general financial condition, the general economic condition or other factors prohibit us from doing so. The timing and amount of distributions will be determined by our board of directors in its discretion and may vary from time to time.

Generally, our policy is to pay distributions from cash flow from operations. Because we may receive income from interest or rents at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund capital expenditures and other expenses, we expect that from time to time during our operational stage, we will declare distributions in anticipation of cash flow that we expect to receive during a later period, and we expect to pay these distributions in advance of our actual receipt of these funds. In these instances, our board of directors has the authority under our organizational documents, to the extent permitted by Maryland law, to fund distributions from sources such as borrowings, offering proceeds or the deferral of fees and expense reimbursements by STAR Advisor in its sole discretion. We have not established a limit on the amount of proceeds we may use from our public offering to fund distributions. If we pay distributions from sources other than cash flow from operations, we will have fewer funds available for investments and our stockholders’ overall return on their investment in us may be reduced. As of December 31, 2018, 15%, 14% and 71% of distributions, including shares issued pursuant to our distribution reinvestment plan, have been funded from our notes payable, offering proceeds and cash flows from operations, respectively.

To maintain our qualification as a REIT, we must make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). If we meet the REIT qualification requirements, we generally will not be subject to federal income tax on the income that we distribute to our stockholders each year.

We have not established a minimum distribution level, and the STAR Charter does not require that we make distributions to our stockholders.

Distribution Reinvestment Plan

Pursuant to our distribution reinvestment plan, stockholders may elect to have their cash distributions reinvested in shares of our common stock. In connection with the determination of our estimated value per share of our common stock, our board of directors determined a price per share for the distribution reinvestment plan of $14.85, $15.18, and $15.84, effective March 1, 2017, April 1, 2018, and April 1, 2019; provided, however, that our board of directors may, in its sole discretion, from time to time, change this price based upon changes in our estimated value per share and other factors that our board of directors deems relevant. If we determine to change the price at which we offer shares pursuant to our distribution reinvestment plan, we do not anticipate that we will do so more frequently than quarterly. Stockholders may elect to participate in the distribution reinvestment plan by completing an enrollment form or by other written notice to the plan administrator. Participation in the plan will begin with the next distribution made after acceptance of such written notice. Our board of directors may terminate the distribution reinvestment plan at its discretion at any time upon ten days’ notice to our stockholders. Participation in the plan may also be terminated with respect to any person to the extent that a reinvestment of distributions in shares of our common stock would cause the share ownership limitations contained in the STAR Charter to be violated. Following any termination of our distribution reinvestment plan, all subsequent distributions to stockholders will be made in cash. No sales commissions or dealer manager fees are payable on shares sold through our distribution reinvestment plan.

Participants may acquire shares of our common stock pursuant to our distribution reinvestment plan until the earliest date upon which (1) all the common stock registered in this or future offerings to be offered under our distribution reinvestment plan is issued, (2) the offering related to our distribution reinvestment plan terminates, and we elect to deregister with the SEC the unsold amount of our common stock registered to be offered under our distribution reinvestment plan or (3) there is more than a de minimis amount of trading in shares of our common stock, at which time any registered shares of our common stock then available under our distribution reinvestment plan will be sold at a price equal to the fair market value of the shares of our common stock, as determined by our board of directors by reference to the applicable sales price with respect to the most recent trades occurring on or prior to the relevant distribution date. In any case, the price per share will be equal to the then-prevailing market price, which will equal the price on the national securities exchange on which such shares of common stock are listed at the date of purchase.

Holders of limited partnership interests in our operating partnership may also participate in the distribution reinvestment plan and have cash otherwise distributable to them by our operating partnership invested in our common stock at the same price as shares of our common stock.

Stockholders who elect to participate in the distribution reinvestment plan, and who generally are subject to United States federal income taxation laws, will incur a tax liability on an amount equal to the fair value on the relevant distribution date of the shares of our common stock purchased with reinvested distributions, even though such stockholders have elected not to receive the distributions used to purchase those shares of common stock in cash. However, the tax consequences of participating in our distribution reinvestment plan will vary depending upon each participant’s particular circumstances, and stockholders are urged to consult their tax advisor regarding the specific tax consequences of participation in the distribution reinvestment plan.

All material information regarding the distributions to stockholders and the effect of reinvesting the distributions, including tax consequences, will be provided to our stockholders at least annually. Each stockholder participating in the distribution reinvestment plan will have an opportunity to withdraw from the plan at least annually after receiving this information.

Share Repurchase Plan

Our share repurchase plan may provide an opportunity for stockholders to have their shares of common stock repurchased by us, subject to certain restrictions and limitations. Notwithstanding anything in this share repurchase plan to the contrary, in connection with the pending merger transactions with STAR III and SIR, beginning with repurchases made on the repurchase date (as defined below) with respect to the third quarter of 2019, we will only repurchase shares in connection with the death or disability (as defined below) of a stockholder in accordance with the terms described herein. We expect the board of directors of the combined company to determine the terms of the share repurchase plan at a later date following consummation of the merger transactions.

No shares can be repurchased under our share repurchase plan until after the first anniversary of the date of purchase of such shares; provided, however, that this holding period shall not apply to repurchases requested within two years after the death or disability of a stockholder.

On March 14, 2018, our board of directors determined to amend the terms of our share repurchase plan effective as of April 15, 2018 to (1) limit the amount of shares repurchased pursuant to our share repurchase plan each quarter to $2,000,000 and (2) revise the repurchase price to an amount equal to 93% of the most recently publicly disclosed estimated value per share. The share repurchase price is further reduced based on how long the stockholder has held the shares as follows:

Share Purchase Anniversary	Repurchase Price on Repurchase Date(1)
Less than 1 year	No Repurchase Allowed
1 year	92.5% of the Share Repurchase Price(4)
2 years	95.0% of the Share Repurchase Price(4)
3 years	97.5% of the Share Repurchase Price(4)
4 years	100.0% of the Share Repurchase Price(4)
In the event of a stockholder’s death or disability(2)	Average Issue Price for Shares(3)

(1)

As adjusted for any stock dividends, combinations, splits, recapitalizations or any similar transaction with respect to the shares of common stock. Repurchase price includes the full amount paid for each share, including all sales commissions and dealer manager fees.

(2)

The required one year holding period to be eligible for shares to be repurchased under our share repurchase plan does not apply in the event of death or disability of a stockholder. For purposes of our share repurchase plan, a “disability” means (a) the stockholder has received a determination of disability based upon a physical or mental condition or impairment arising after the date the stockholder acquired the shares to be repurchased, and (b) the determination of such disability was made by the governmental agency responsible for reviewing and awarding the disability retirement benefits that the stockholder could be eligible to receive, which we refer to as the “applicable governmental agency.” The applicable governmental agencies are limited to the following: (i) the Social Security Administration; (ii) the U.S. Office of Personnel Management with respect to disability benefits under the Civil Service Retirement System, or CSRS; or (iii) the Veteran’s Administration; and in each case, the agency charged with administering disability benefits at that time on behalf of one of the applicable governmental agencies. Disability determinations by governmental agencies other than those listed above, including, but not limited to, worker’s compensation insurance or the administration or enforcement of the Rehabilitation Act of 1973, as amended, or the ADA will not entitle a stockholder to the terms available for the repurchase of shares. Repurchase requests following an award by the applicable governmental agency of disability, such as the Social Security Administration Notice of Award, a U.S. Office of Personnel Management determination of disability under CSRS, a Veteran’s Administration record of disability-related discharge, as the case may be, or such other documentation issued by the applicable governmental agency that we deem acceptable and demonstrates an award of the disability benefits. As the following disabilities generally do not entitle a worker to Social Security or related disability benefits, they will not qualify as a “disability” for purposes of our share repurchase plan:

(a) disabilities occurring after the legal retirement age; (b) temporary disabilities; and (c) disabilities that do not render a worker incapable of performing substantial gainful activity. However, where a stockholder requests the repurchase of shares due to a disability and the stockholder does not have a disability that meets the definition described above, but is subject to similar circumstances, we may repurchase the stockholder’s shares, in the sole discretion of our board of directors.
(3)	The purchase price per share for shares repurchased upon the death or disability of a stockholder will be equal to the average issue price per share for all of the stockholder’s shares.
(4)

The “Share Repurchase Price” equals 93% of the Estimated Value per Share. The “Estimated Value per Share” is the most recently publicly disclosed estimated value per share determined by our board of directors.

The purchase price per share for shares repurchased pursuant to our share repurchase plan will be further reduced by the aggregate amount of net proceeds per share, if any, distributed to our stockholders prior to the repurchase date as a result of the sale of one or more of our assets that constitutes a return of capital distribution as a result of such sales.

Repurchases of shares of our common stock will be made quarterly upon written request to us at least 15 days prior to the end of the applicable quarter. Repurchase requests will be honored approximately 30 days following the end of the applicable quarter, which end of the applicable quarter we refer to as the repurchase date. Stockholders may withdraw their repurchase request at any time up to three business days prior to the repurchase date.

We cannot guarantee that the funds set aside for the share repurchase plan will be sufficient to accommodate all repurchase requests made in any quarter. In the event that we do not have sufficient funds available to repurchase all of the shares of our common stock for which repurchase requests have been submitted in any quarter, priority will be given to repurchase requests in the case of the death or disability of a stockholder. If we repurchase less than all of the shares subject to a repurchase request in any quarter, with respect to any shares which have not been repurchased, you can (1) withdraw your request for repurchase or (2) ask that we honor your request in a future quarter, if any, when such repurchases can be made pursuant to the limitations of the share repurchase plan and when sufficient funds are available. Such pending requests will be honored among all requests for redemptions in any given repurchase period as follows: first, pro rata as to repurchases sought upon a stockholder’s death or disability; and, next, pro rata as to other repurchase requests.

We are not obligated to repurchase shares of our common stock under the share repurchase plan. The share repurchase plan limits the number of shares to be repurchased in any calendar year to (1) 5% of the weighted average number of shares of our common stock outstanding during the prior calendar year or the $2,000,000 limit for any quarter and (2) those that could be funded from the net proceeds from the sale of shares under our distribution reinvestment plan in the prior calendar year, plus such additional funds as may be reserved for that purpose by our board of directors. Such sources of funds could include cash on hand, cash available from borrowings and cash from liquidations of securities investments as of the end of the applicable month, to the extent that such funds are not otherwise dedicated to a particular use, such as working capital, cash distributions to stockholders or purchases of real estate assets. There is no fee in connection with a repurchase of shares of our common stock.

Our board of directors may, in its sole discretion, amend, suspend, or terminate the share repurchase plan at any time upon 30 days’ notice to our stockholders if it determines that the funds available to fund the share repurchase plan are needed for other business or operational purposes or that amendment, suspension or termination of the share repurchase plan is in the best interest of our stockholders. Therefore, you may not have the opportunity to make a repurchase request prior to any potential termination of our share repurchase plan. The share repurchase plan will terminate in the event that a secondary market develops for our shares of common stock.

Business Combinations

Under the MGCL, business combinations between a Maryland corporation and an interested stockholder or the interested stockholder’s affiliate are prohibited for five years after the most recent date on which the stockholder becomes an interested stockholder. For this purpose, the term “business combinations” includes mergers, consolidations, share exchanges or, in circumstances specified in the MGCL, asset transfers and issuances or reclassifications of equity securities. An “interested stockholder” is defined for this purpose as: (1) any person who beneficially, directly or indirectly, owns 10% or more of the voting power of the corporation’s outstanding voting stock; or (2) an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding stock of the corporation. A person is not an interested stockholder under the MGCL if the board of directors approved in advance the transaction by which he or she otherwise would become an interested stockholder. However, in approving the transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least: (1) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (2) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares of stock held by the interested stockholder or its affiliate with whom the business combination is to be effected, or held by an affiliate or associate of the interested stockholder, voting together as a single voting group.

These super majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the MGCL, for their shares of common stock in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares of common stock.

None of these provisions of the MGCL will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the business combination statute, our board of directors has exempted any business combination involving us and any person. Consequently, the five-year prohibition and the super majority vote requirements will not apply to business combinations between us and any person. As a result, any person may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the super majority vote requirements and other provisions of the statute.

Should our board of directors opt into the business combination statute in the future, it may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

The MGCL provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of stockholders entitled to cast two-thirds of the votes entitled to be cast on the matter. Shares of common stock owned by the acquirer, by officers or by employees who are directors of the corporation are not entitled to vote on the matter. “Control shares” are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or with respect to which the acquirer has the right to vote or to direct the voting of, other than solely by virtue of a revocable proxy, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting powers:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares of stock the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. Except as otherwise specified in the statute, a “control share acquisition” means the acquisition of issued and outstanding control shares. Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and has satisfied other required conditions, the person may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares of stock. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting. If voting rights are not approved for the control shares at the meeting or if the acquiring person does not deliver an “acquiring person statement” for the control shares as required by the statute, the corporation may redeem any or all of the control shares for their fair value, except for control shares for which voting rights have previously been approved. Fair value is to be determined for this purpose without regard to the absence of voting rights for the control shares, and is to be determined as of the date of any meeting of stockholders at which the voting rights for control shares are considered and not approved or, if no meeting is held, the date of the last control share acquisition.

If voting rights for control shares are approved at a stockholders’ meeting and the acquirer becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares of stock as determined for purposes of these appraisal rights may not be less than the highest price per share paid in the control share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.

The control share acquisition statute does not apply to shares of stock acquired in a merger or consolidation or on a stock exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation. As permitted by the MGCL, we have provided in our bylaws that the control share provisions of the MGCL will not apply to any acquisition by any person of shares of our stock, but our board of directors retains the discretion to opt into these provisions in the future.

Advance Notice of Director Nominations and New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of business to be considered by a stockholder may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) by a stockholder who is a stockholder of record both at the time of giving the advance notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with the advance notice procedures of our bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to our board of directors at a special meeting may be made only (1) by or at the direction of our board of directors or (2) provided that the special meeting has been called in accordance with our bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record both at the time of giving the advance notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions of our bylaws.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL, or Subtitle 8, permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in its charter or bylaws, to any or all of five provisions:

•	a classified board of directors;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that vacancies on the board of directors be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a stockholder-requested special meeting of stockholders.

We have elected to provide that, at such time as we are eligible to make a Subtitle 8 election, vacancies on our board of directors may be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in the STAR Charter and bylaws unrelated to Subtitle 8, we vest in our board of directors the exclusive power to fix the number of directorships provided that the number is not fewer than three. We have not elected to be subject to the other provisions of Subtitle 8.

Restrictions on Roll-Up Transactions

In connection with a proposed “roll-up transaction,” which, in general terms, is any transaction involving our acquisition, merger, conversion or consolidation, directly or indirectly, and the issuance of securities of an entity that would be created or would survive after the successful completion of the roll-up transaction, we will obtain an appraisal of all of our properties from an independent expert. In order to qualify as an independent expert for this purpose, the person or entity must have no material current or prior business or personal relationship with STAR Advisor or our directors and must be engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by us. Our properties will be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and will indicate the value of our properties as of a date immediately prior to the announcement of the proposed roll-up transaction. If the appraisal will be included in a prospectus used to offer the securities of an entity that would be created or would survive after the successful completion of a roll-up transaction, the appraisal will be filed with the SEC and, if applicable, the states in which registration of such securities is sought, as an exhibit to the registration statement for the offering. The appraisal will assume an orderly liquidation of properties over a 12-month period. The terms of the engagement of such independent expert will clearly state that the engagement is for our benefit and the benefit of our stockholders. We will include a summary of the independent appraisal, indicating all material assumptions underlying the appraisal, in a report to the stockholders in connection with a proposed roll-up transaction.

In connection with a proposed roll-up transaction, the person sponsoring the roll-up transaction must offer to common stockholders who vote against the proposal a choice of:

•	accepting the securities of the entity that would be created or would survive after the successful completion of the roll-up transaction offered in the proposed roll-up transaction; or

•	one of the following:

•	remaining stockholders and preserving their interests in us on the same terms and conditions as existed previously; or

•	receiving cash in an amount equal to their pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed roll-up transaction:

•

which would result in common stockholders having voting rights in the entity that would be created or would survive after the successful completion of the roll-up transaction that are less than those provided in the STAR Charter, including rights with respect to the election and removal of directors, annual and special meetings, amendment of the charter and our dissolution;

•

which includes provisions that would operate as a material impediment to, or frustration of, the accumulation of shares by any purchaser of the securities of the entity that would be created or would survive after the successful completion of the roll-up transaction, except to the minimum extent necessary to preserve the tax status of such entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the entity that would be created or would survive after the successful completion of the roll-up transaction on the basis of the number of shares held by that investor;

•

in which our common stockholders’ rights to access the records of the entity that would be created or would survive after the successful completion of the roll-up transaction will be less than those provided in the STAR Charter and described in “—Meetings, Special Voting Requirements and Access To Records” above; or

•	in which we would bear any of the costs of the roll-up transaction if our common stockholders reject the roll-up transaction.

Reports to Stockholders

The STAR Charter requires that we prepare an annual report and deliver it to our stockholders within 120 days after the end of each fiscal year. Among the matters that must be included in the annual report are:

•	financial statements that are prepared in accordance with GAAP and are audited by our independent registered public accounting firm;

•	the ratio of the costs of raising capital during the year to the capital raised, if applicable;

•

the aggregate amount of investment management fees and the aggregate amount of other fees paid to SIR Advisor and any affiliate of SIR Advisor by us or third parties doing business with us during the year;

•	our total operating expenses for the year, stated as a percentage of our average invested assets and as a percentage of our net income;

•	a report from the independent directors that our policies are in the best interests of our stockholders and the basis for such determination; and

•

separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and SIR Advisor, a director or any affiliate thereof during the year. Our independent directors are specifically charged with a duty to examine and comment in the report on the fairness of any such transactions.

We are also subject to the informational reporting requirements of the Exchange Act, and accordingly, we file annual reports, quarterly reports, proxy statements and other information with the SEC. In addition, we will provide you directly with periodic updates, including annual and quarterly reports.

Stockholders may authorize us to provide such periodic updates by sending instructions in writing in a form acceptable to us to receive such periodic updates electronically. Unless stockholders elect in writing to receive such periodic updates electronically, all documents will be provided in paper form by mail. Stockholders must have internet access to use electronic delivery. While we impose no additional charge for this service, there may be potential costs associated with electronic delivery, such as on-line charges. The periodic updates will be available on our website. Stockholders may access and print all periodic updates provided through this service. As periodic updates become available, we will notify you by sending you an e-mail message that will include instructions on how to retrieve the periodic updates. If our e-mail notification is returned to us as “undeliverable,” we will contact you to obtain your updated e-mail address. If we are unable to obtain a valid e-mail address for you, we will resume sending a paper copy by regular U.S. mail to your address of record. You may revoke your consent for electronic delivery at any time and we will resume sending you a paper copy of all periodic updates. You will have the option to “unsubscribe” from the election of electronic delivery of documents on our website. In addition, every electronic communication sent by us will include a website link that will direct you to the website page where such changes to the election to receive electronic delivery of documents can be made. However, in order for us to be properly notified, your revocation must be given to us within a reasonable time before electronic delivery has commenced. We will provide you with paper copies at any time upon request. Such request will not constitute revocation of your consent to receive periodic updates electronically.

In addition to providing information mandated by the STAR Charter and the Securities Act and Exchange Act as set forth above, we intend to post on our website at www.SteadfastREITs.com, and file with the SEC, certain operational data each quarter with respect to our portfolio. We believe that posting this additional operational data will benefit investors by consistently providing current information and greater transparency with respect to the performance of our investments.

Estimated Value Per Share

In addition to the information described under “—Reports to Stockholders” above, we expect to disclose an updated estimated NAV per share of our common stock on at least an annual basis, in a current report on Form 8-K or other periodic report. Our estimated value per share may not be indicative of the price that our stockholders would receive if they sold our shares in an arm’s-length transaction, if our shares were actively traded or if we were liquidated. In addition, the proceeds received from a liquidation of our assets is expected to be substantially less than the price a stockholder paid for such shares.

Exclusive Forum for Certain Claims

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, will be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of our company, (b) any action asserting a claim of breach of any duty owed by any of our directors or officers or employees to us or to our stockholders, (c) any action asserting a claim against us or any of our directors or officers or employees arising pursuant to any provision of the MGCL or the STAR Charter or bylaws or (d) any action asserting a claim against us or any of our directors or officers or employees that is governed by the internal affairs doctrine.

COMPARISON OF RIGHTS OF THE SIR STOCKHOLDERS AND

THE STAR STOCKHOLDERS

If the SIR Merger is consummated, SIR stockholders will become STAR stockholders. The rights of SIR stockholders are currently governed by and subject to the provisions of the MGCL and the charter and bylaws of SIR. Upon consummation of the SIR Merger, the rights of the former SIR stockholders who receive STAR common stock in connection with the SIR Merger will continue to be governed by the MGCL and will be governed by the charter and bylaws of STAR, rather than the charter and bylaws of SIR.

The following is a summary of the material differences between the rights of SIR stockholders and STAR stockholders (which will be the rights of stockholders of the SIR/STAR Combined Company following the SIR Merger), but does not purport to be a complete description of those differences or a complete description of the terms of STAR Common Stock subject to issuance in the SIR Merger. The following summary is qualified in its entirety by reference to the relevant provisions of (i) Maryland law; (ii) the STAR Charter; (iii) the SIR Charter; (iv) the STAR bylaws; and (v) the SIR bylaws. As used herein, the term “Listing” means the listing of SIR Common Stock on a national securities exchange or trading of SIR Common Stock in an over-the-counter market.

Furthermore, the identification of some of the differences in the rights of such holders as material is not intended to indicate that other differences that may be equally important do not exist. You are urged to read carefully the relevant provisions of Maryland law, as well as the governing corporate instruments of each of STAR and SIR, copies of which are available, without charge, to any person or entity, including any beneficial owner to whom this joint proxy statement/prospectus is delivered, by following the instructions listed under “Where You Can Find More Information.”

	Rights of STAR Stockholders (which will be the rights of stockholders of the SIR/STAR Combined Company following the SIR Merger)	Rights of SIR Stockholders
Authorized Capital Stock

STAR is authorized to issue an aggregate of 1,100,000,000 shares of capital stock, consisting of 999,999,000 shares of common stock, $0.01 par value per share, 100,000,000 shares of preferred stock, $0.01 par value per share, and 1,000 shares of non-participating, non-voting convertible stock, $0.01 par value per share. Each outstanding share of non-participating non-voting convertible stock of STAR may become convertible for shares of STAR Common Stock as set forth under “Related Agreements.”

As of December 16, 2019, there were 52,607,695 shares of STAR common stock issued and outstanding, respectively (which included 7,497 unvested restricted shares), 1,000 shares of non-participating, non-voting convertible stock issued and outstanding, and no shares of STAR preferred stock issued and outstanding.

SIR is authorized to issue an aggregate of 1,100,000,000 shares of capital stock, consisting of 999,999,000 shares of common stock, $0.01 par value per share, 100,000,000 shares of preferred stock, $0.01 par value per share, and 1,000 shares of non-participating, non-voting convertible stock, $0.01 par value per share. Each outstanding share of non-participating non-voting convertible stock of SIR may become convertible for shares of SIR Common Stock as set forth under “Steadfast Income REIT, Inc. Certain Transactions with Related Persons—Ownership Interests.”

As of December 16, 2019, there were 73,910,716 shares of SIR Common Stock issued and outstanding, respectively (which included 11,250 unvested restricted shares), 1,000 shares of non-participating, non-voting convertible stock issued and outstanding, and no shares of SIR preferred stock issued and outstanding.

Duration	STAR does not have any provision regarding a liquidation timeline.	If the SIR Board has not determined to pursue a liquidity event by December 31, 2016, the SIR Charter requires that the SIR Board either

	Rights of STAR Stockholders (which will be the rights of stockholders of the SIR/STAR Combined Company following the SIR Merger)	Rights of SIR Stockholders

(1) seek stockholder approval of a liquidation or (2) postpone presenting the liquidation decision to SIR stockholders if a majority of SIR directors, including a majority of the SIR independent directors, determines that liquidation is not then in the best interests of the SIR stockholders. If a majority of SIR directors, including a majority of the SIR independent directors, determines that liquidation is not then in the best interests of the SIR stockholders, the SIR Charter requires the SIR Board to reconsider whether to seek stockholder approval of a liquidation at least annually. Further postponement of a liquidity event or stockholder action regarding liquidation would only be permitted if a majority of SIR directors, including a majority of the SIR independent directors, again determined that liquidation would not be in the best interests of the SIR stockholders.

On March 13, 2019, the SIR Board, including a majority of the independent directors, determined that a liquidation was not in the best interests of the SIR stockholders at that time, and, therefore, to postpone presenting a liquidation decision to the SIR stockholders.

Minimum Investment and Transfer Fee	No initial sale of STAR Common Stock in a public offering or transfer of STAR Common Stock purchased in a public offering of less than $5,000, or such other amount as determined by the STAR Board, is permitted.	No initial sale of SIR Common Stock in a public offering or transfer of SIR Common Stock purchased in a public offering of less than $4,000 is permitted.

Limitations on Fees (Disposition and Acquisition Fees)

The STAR Charter limits the amount of the real estate commission that may be paid to STAR Advisor to the lesser of (a) one-half of the competitive real estate commission or (b) one percent of the sales price of property or properties.

The STAR Charter provides that STAR may pay the STAR Advisor and its affiliates fees for the review and evaluation of potential investments in assets; provided, however, that the total of all acquisition fees and acquisition expenses shall be reasonable, and shall not exceed an amount equal to 4.5% of the contract purchase price or, in the case of a mortgage, 4.5% of the funds advanced; and provided,

The SIR Charter limits the amount of the real estate commission that may be paid to SIR Advisor to the lesser of (a) one-half of the competitive real estate commission or (b) three percent of the sales price of property or properties.

SIR may pay the SIR Advisor and its affiliates fees for the review and evaluation of potential investments in assets; provided, however, that the total of all acquisition fees and acquisition expenses shall be reasonable, and shall not exceed an amount equal to 6.0% of the contract purchase price or, in the case of a mortgage, 6.0% of the funds advanced; and provided, further, that a majority of SIR directors

	Rights of STAR Stockholders (which will be the rights of stockholders of the SIR/STAR Combined Company following the SIR Merger)	Rights of SIR Stockholders
	further, that a majority of STAR directors (including a majority of the STAR independent directors) not otherwise interested in the transaction may approve fees and expenses in excess of this limit if they determine the transaction to be commercially competitive, fair and reasonable to STAR.	(including a majority of the SIR independent directors) not otherwise interested in the transaction may approve fees and expenses in excess of this limit if they determine the transaction to be commercially competitive, fair and reasonable to SIR.

Tender Offer	The STAR Charter provides that any tender offer made by any person, including any “mini-tender” offer, must comply with most of the provisions of Regulation 14D of the Exchange Act, including the notice and disclosure requirements. Among other things, the offeror must provide STAR notice of such tender offer at least ten business days before initiating the tender offer. If the offeror does not comply with the provisions set forth above, the non-complying offeror will be responsible for all of STAR’s expenses in connection with that offeror’s noncompliance. The STAR Charter also prohibits any stockholder from transferring shares of stock to a person who makes a tender offer which does not comply with such provisions unless such stockholder has first offered such shares of stock to STAR at the tender offer price in the non-compliant tender offer.	The SIR Charter provides that any tender offer made by any person, including any “mini-tender” offer, must comply with most of the provisions of Regulation 14D of the Exchange Act, including the notice and disclosure requirements. Among other things, the offeror must provide SIR notice of such tender offer at least ten business days before initiating the tender offer. If the offeror does not comply with the provisions set forth above, the non-complying offeror will be responsible for all of SIR’s expenses in connection with that offeror’s noncompliance.

SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS

2020 SIR Annual Meeting of Stockholders

SIR will not hold an annual meeting of stockholders in 2020 if the SIR Merger is completed because SIR will have been merged out of existence in the SIR Merger. However, if the SIR Merger Agreement is terminated for any reason, SIR expects to hold an annual meeting of stockholders in the second half of 2020.

Since the date of any such 2020 annual meeting is expected to be changed by more than 30 days from November 6, 2020, a Rule 14a-8 proposal by a stockholder to be timely must be delivered not later than a reasonable time before SIR begins to print and mail its proxy materials. Stockholder proposals must otherwise comply with applicable law, including Rule 14a-8 of the Exchange Act, and must be directed to the Secretary, Steadfast Income REIT, Inc., 18100 Von Karman Avenue, Suite 500, Irvine, California 92612. SIR will make a public announcement of such postponed annual meeting date, when and if determined.

If SIR holds an annual meeting in 2020, for stockholder proposals (other than those made pursuant to Rule 14a-8) and nominations to be brought before the 2020 annual meeting, SIR’s bylaws provide that any eligible proposing stockholder must give written notice to SIR’s secretary. SIR’s current bylaws require that such notice be received by SIR not earlier than the 150th day prior to the date of the 2020 annual meeting and not later than 5:00 p.m., Pacific Time, on the later of: (i) the 120th day prior to the date of the 2020 annual meeting; and (ii) the tenth day following the day on which public announcement of the date of the 2020 annual meeting is first made.

LEGAL MATTERS

It is a condition to the SIR Merger that SIR and STAR receive (i) opinions from Morrison & Foerster LLP (or such other counsel reasonably satisfactory to SIR or STAR, as applicable) concerning the U.S. federal income tax consequences of the SIR Merger and (ii) opinions from Morrison & Foerster LLP (or such counsel reasonably satisfactory to SIR or STAR, as applicable) regarding STAR’s and SIR’s respective qualification as REITs. The opinions in (i) and (ii) above are issued (A) upon the filing of a Pre-Effective Amendment No. 1 to Registration Statement on Form S-4 (SEC File No. 333-234520) and (B) upon the closing of the SIR Merger. The validity of the shares of STAR to be issued in the SIR Merger will be passed upon for STAR by Venable LLP.

EXPERTS

The consolidated financial statements and schedule of Steadfast Income REIT, Inc., Steadfast Apartment REIT, Inc., and Steadfast Apartment REIT III, Inc. at December 31, 2018 and 2017, and for each of the three years in the period ended December 31, 2018, included in the Proxy Statement of Steadfast Income REIT, Inc., which is referred to and made a part of this Prospectus and Registration Statement, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

SIR and STAR each file annual, quarterly, and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement and any other documents filed by SIR and STAR at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. SIR and STAR’s SEC filings are also available to the public at the SEC’s Internet site at http://www.sec.gov. This reference to the SEC’s Internet site is intended to be an inactive textual reference only. Investors may also consult SIR’s or STAR’s website for more information about SIR or STAR, respectively. SIR’s and STAR’s website is www.SteadfastREITs.com. Information included on these websites is not incorporated by reference into this proxy statement/prospectus.

STAR has filed with the SEC a registration statement of which this proxy statement/prospectus forms a part. The registration statement registers STAR Common Stock to be issued to the SIR stockholders in connection with the SIR Merger. The registration statement, including the exhibits and schedules thereto, contains additional relevant information about STAR Common Stock. The rules and regulations of the SEC allow SIR and STAR to omit certain information included in the registration statement from this proxy statement/prospectus.

You may request a copy of these filings, at no cost, by contacting Investor Relations, Steadfast Apartment REIT, Inc., 18100 Von Karman Avenue, Suite 500, Irvine, California 92612, or by telephone at (877) 240-7264.

INDEX TO FINANCIAL STATEMENTS

Pro Forma Condensed Combined Consolidated Financial Statements (Unaudited)

F-1

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL INFORMATION OF STEADFAST APARTMENT REIT, INC.

As of and For the Nine Months Ended September 30, 2019 and For the Year Ended December 31, 2018

The following unaudited pro forma condensed combined consolidated financial information sets forth:

•

the historical consolidated financial information of Steadfast Apartment REIT, Inc. (“STAR”) as of and for the nine months ended September 30, 2019, derived from STAR’s unaudited consolidated financial statements, and the historical consolidated statement of operations for the year ended December 31, 2018, derived from STAR’s audited consolidated financial statements;

•

the historical financial information of Steadfast Income REIT, Inc. (“SIR”) as of and for the nine months ended September 30, 2019, derived from SIR’s unaudited consolidated financial statements, and the historical consolidated statement of operations for the year ended December 31, 2018, derived from SIR’s audited consolidated financial statements;

•

the historical financial information of Steadfast Apartment REIT, Inc. (“STAR III”) as of and for the nine months ended September 30, 2019, derived from STAR III’s unaudited consolidated financial statements, and the historical consolidated statement of operations for the year ended December 31, 2018, derived from STAR III’s audited consolidated financial statements;

•	pro forma adjustments to give effect to STAR’s merger with SIR on STAR’s consolidated balance sheet as of September 30, 2019, as if the merger closed on September 30, 2019 (the “SIR Merger”);

•

pro forma adjustments to give effect of the SIR Merger and the merger with STAR III on STAR’s consolidated balance sheet as of September 30, 2019 (the “STAR III Merger”), as if both mergers closed on September 30, 2019 ;

•

pro forma adjustments to give effect to STAR’s merger with SIR on STAR’s consolidated statements of operations for the nine months ended September 30, 2019 and for the year ended December 31, 2018, as if the merger closed on January 1, 2018; and

•

pro forma adjustments to give effect of the SIR Merger and the STAR III Merger on STAR’s consolidated statements of operations for the nine months ended September 30, 2019 and for the year ended December 31, 2018, as if both mergers closed on January 1, 2018.

These unaudited pro forma condensed combined consolidated financial statements are prepared for informational purposes only and are based on assumptions and estimates considered appropriate by STAR’s management; however, they are not necessarily indicative of what STAR’s consolidated financial condition or results of operations actually would have been assuming the merger with SIR and/or STAR III had been consummated as of the dates previously indicated, nor do they purport to represent the consolidated financial position or results of operations for future periods. During the period from January 1, 2018 to September 30, 2019, STAR disposed of Randall Highlands Apartments and STAR III acquired Cottage Trails at Culpepper Landing, neither of which exceeded the significance level that requires the presentation of pro forma financial information pursuant to Regulation S-X, Article 11. As such, the following Pro Forma Statements of Operations for the nine months ended September 30, 2019 and the year ended December 31, 2018 do not include pro forma adjustments to present the impact of these insignificant acquisitions and dispositions as if they occurred on January 1, 2018. These unaudited pro forma condensed combined consolidated financial statements do not include the impact of any synergies that may be achieved through the merger nor any strategies that STAR’s management may consider in order to continue to efficiently manage its operations. This pro forma condensed combined consolidated financial information should be read in conjunction with:

•	STAR’s unaudited consolidated financial statements and the related notes thereto as of and for the nine months ended September 30, 2019, included herein;

F-2

•	STAR’s audited consolidated financial statements and the related notes thereto as of and for the year ended December 31, 2018, included herein;

•	SIR’s unaudited consolidated financial statements and the related notes thereto as of and for the nine months ended September 30, 2019, included herein;

•	SIR’s audited consolidated financial statements and the related notes thereto as of and for the year ended December 31, 2018, included herein.

•	STAR III’s unaudited consolidated financial statements and the related notes thereto as of and for the nine months ended September 30, 2019, included herein;

•	STAR III’s audited consolidated financial statements and the related notes thereto as of and for the year ended December 31, 2018, included herein.

STAR’s merger with SIR and/or STAR III will be accounted for as an asset acquisition under Accounting Standards Codification (“ASC”) 805: Business Combinations. The total purchase price will be allocated to the individual assets acquired and liabilities assumed based upon their relative fair values. Intangible assets will be recognized at their relative fair values in accordance with ASC 350: Intangibles — Goodwill and Other. The allocation of the purchase price reflected in these unaudited pro forma condensed combined consolidated financial statements has not been finalized and is based upon preliminary estimates of these fair values, which is the best available information at the current time. A final determination of the fair values of the individual assets acquired and liabilities assumed will be based on actual valuations as of the date the merger closes. Consequently, amounts preliminarily allocated to the tangible and intangible assets acquired and liabilities assumed could change significantly from those used in the unaudited pro forma condensed combined consolidated financial statements and could result in a material change in depreciation and amortization of tangible and intangible assets and liabilities as well as revenues and expenses. The completion of the valuations, the impact of ongoing integration activities, and other changes in tangible and intangible assets and liabilities that occur could cause material differences in the information presented.

F-3

STEADFAST APARTMENT REIT, INC.

UNAUDITED PRO FORMA BALANCE SHEETS

As of September 30, 2019

	STAR Historical (A)	SIR Historical (A)	STAR/ SIR Merger Adjustments		Pro Forma Total
Assets:
Real Estate:
Land	$161,613,722	$89,822,014	$34,236,318	B	$285,672,054
Building and improvements	1,401,105,029	804,194,436	122,214,316	B	2,327,513,781
Tenant origination and absorption costs	—	—	25,739,610	B	25,739,610

Total real estate held for investment, cost	1,562,718,751	894,016,450	182,190,244		2,638,925,445
Less accumulated depreciation and amortization	(268,924,964)	(190,527,296)	190,527,296	C	(268,924,964)

Total real estate held for investment, net	1,293,793,787	703,489,154	372,717,540		2,370,000,481
Real estate held for development	4,305,247	—	—		4,305,247

Total real estate, net	1,298,099,034	703,489,154	372,717,540		2,374,305,728
Cash and cash equivalents	74,816,801	120,202,920	(21,757,550)	D	173,262,171
Restricted cash	47,261,216	9,362,825	—		56,624,041
Investment in unconsolidated joint venture	—	13,316,283	12,807,303	D.1	26,123,586
Rents and other receivables	1,849,239	2,501,546	—		4,350,785
Other assets	4,174,228	2,496,144	—		6,670,372

Total assets	$1,426,200,518	$851,368,872	$363,767,293		$2,641,336,683

Liabilities:
Accounts payable and accrued liabilities	32,023,162	20,356,476	—		52,379,638
Notes payable:
Mortgage notes payable, net	551,806,409	498,426,493	(4,071,876)	E	1,046,161,026
Credit facility, net	548,358,514	—	—		548,358,514

Notes payable total, net	1,100,164,923	498,426,493	(4,071,876)		1,594,519,540
Distributions payable	3,873,086	3,371,492	—		7,244,578
Due to affiliates	2,677,408	1,645,472	—		4,322,880

Total liabilities	1,138,738,579	523,799,933	(4,071,876)		1,658,466,636

Commitments and contingencies
Redeemable common stock	1,182,360	1,289,113	(1,289,113)	F	1,182,360
Stockholders’ equity:
Preferred stock	—	—	—		—
Common stock	523,416	739,839	(300,819)	G	962,436
Convertible stock	10	10	(10)	G	10
Additional paid-in capital	694,224,617	650,253,927	44,715,161	G	1,389,193,705
Cumulative distributions and net losses	(408,468,464)	(324,713,950)	324,713,950	H	(408,468,464)

Total stockholders’ equity	286,279,579	326,279,826	369,128,282		981,687,687

Total liabilities and stockholders’ equity	$1,426,200,518	$851,368,872	$363,767,293		$2,641,336,683

F-4

STEADFAST APARTMENT REIT, INC.

UNAUDITED PRO FORMA BALANCE SHEETS

As of September 30, 2019

	Pro Forma Combined STAR & SIR (A.1)	STAR III Historical (A)	STAR III Pro Forma Merger Adjustments		Combined Pro Forma Total
Assets:
Real Estate:
Land	$285,672,054	$45,908,171	$1,144,917	B	$332,725,142
Building and improvements	2,327,513,781	362,143,004	53,066,672	B	2,742,723,457
Tenant origination and absorption costs	25,739,610	—	11,816,899	B	37,556,509

Total real estate held for investment, cost	2,638,925,445	408,051,175	66,028,488		3,113,005,108
Less accumulated depreciation and amortization	(268,924,964)	(32,960,809)	32,960,809	C	(268,924,964)

Total real estate held for investment, net	2,370,000,481	375,090,366	98,989,297		2,844,080,144
Real estate held for development	4,305,247	—	—		4,305,247

Total real estate, net	2,374,305,728	375,090,366	98,989,297		2,848,385,391
Cash and cash equivalents	173,262,171	21,803,455	(12,632,275)	D	182,433,351
Restricted cash	56,624,041	3,863,665	—		60,487,706
Investment in unconsolidated joint venture	26,123,586	—	—		26,123,586
Rents and other receivables	4,350,785	1,380,692	—		5,731,477
Other assets, net	6,670,372	647,514	—		7,317,886

Total assets	$2,641,336,683	$402,785,692	$86,357,022		$3,130,479,397

Liabilities:
Accounts payable and accrued liabilities	52,379,638	7,850,899	—		60,230,537
Notes payable:
Mortgage notes payable, net	1,046,161,026	287,517,455	(2,097,459)	E	1,331,581,022
Credit facility, net	548,358,514	—	—		548,358,514

Notes payable total, net	1,594,519,540	287,517,455	(2,097,459)		1,879,939,536
Distributions payable	7,244,578	1,056,993	—		8,301,571
Due to affiliates	4,322,880	636,953	—		4,959,833

Total liabilities	1,658,466,636	297,062,300	(2,097,459)		1,953,431,477

Commitments and contingencies
Redeemable common stock	1,182,360	4,149,979	(4,149,979)	F	1,182,360
Stockholders’ equity:
Preferred stock	—	—	—		—
Common stock	962,436	85,729	36,858	G.1	1,085,023
Convertible stock	10	—	—		10
Additional paid-in capital	1,389,193,705	172,930,174	21,125,112	G.1	1,583,248,991
Cumulative distributions and net losses	(408,468,464)	(71,442,490)	71,442,490	H	(408,468,464)

Total stockholders’ equity	981,687,687	101,573,413	92,604,460		1,175,865,560

Total liabilities and stockholders’ equity	$2,641,336,683	$402,785,692	$86,357,022		$3,130,479,397

F-5

STEADFAST APARTMENT REIT, INC.

UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS

For the Nine Months Ended September 30, 2019

	STAR Historical (A)	SIR Historical (A)	SIR Adjustments (A.2)	SIR Adjusted	STAR and SIR Merger Adjustments		Pro Forma Total
Revenues:
Rental income	$129,166,798	$84,948,693	$(6,503,660)	$78,445,033	$—		$207,611,831
Other income	2,055,689	3,218,233	(190,540)	3,027,693	—		5,083,382

Total revenues	131,222,487	88,166,926	(6,694,200)	81,472,726	—		212,695,213

Expenses:
Operating, maintenance and management	32,325,417	21,720,715	(2,510,587)	19,210,128	—		51,535,545
Real estate taxes and insurance	19,111,364	13,376,128	(943,390)	12,432,738	—		31,544,102
Fees to affiliates	19,248,909	11,083,920	(668,720)	10,415,200	2,683,851	B	32,347,960
Depreciation and amortization	55,430,404	25,961,590	(531,447)	25,430,143	4,709,683	C	85,570,230
Interest expense	36,962,055	20,505,685	(970,389)	19,535,296	(554,591)	D	55,942,760
Loss on debt extinguishment	41,609	3,432,058	(1,796,532)	1,635,526	—		1,677,135
General and administrative expenses	6,173,895	6,181,745	(49,112)	6,132,633	(3,517,502)	E	8,789,026

Total expenses	169,293,653	102,261,841	(7,470,177)	94,791,664	3,321,441		267,406,758

Loss before other income (expense)	(38,071,166)	(14,094,915)	775,977	(13,318,938)	(3,321,441)		(54,711,545)
Other income (expense):
Equity in loss of unconsolidated joint venture	—	(427,816)	—	(427,816)	164,655	E.1	(263,161)
Gain on sale of real estate, net	3,329,078	86,800,659	(86,888,796)	(88,137)	—		3,240,941

Total other income (expense)	3,329,078	86,372,843	(86,888,796)	(515,953)	164,655		2,977,780

Net income (loss)	$(34,742,088)	$72,277,928	$(86,112,819)	$(13,834,891)	$(3,156,786)		$(51,733,765)

Net income (loss) per common share – basic and diluted	$(0.67)	$0.97	N/A	$(0.19)	N/A		$(0.54)

Weighted-average number of common shares outstanding, basic and diluted	52,096,357	74,278,776		74,278,776	(30,241,216)	F	96,133,917

F-6

STEADFAST APARTMENT REIT, INC.

UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS

For the Nine Months Ended September 30, 2019

	Pro Forma Combined STAR & SIR (A.1)	STAR III Historical (A)	STAR III Pro Forma Merger Adjustments		Combined Pro Forma Total
Revenues:
Rental income	$207,611,831	$30,070,531	$—		$237,682,362
Other income	5,083,382	731,453	—		5,814,835

Total revenues	212,695,213	30,801,984	—		243,497,197

Expenses:
Operating, maintenance and management	51,535,545	7,996,145	—		59,531,690
Real estate taxes and insurance	31,544,102	4,422,914	—		35,967,016
Fees to affiliates	32,347,960	5,586,812	334,752	B	38,269,524
Depreciation and amortization	85,570,230	11,574,455	1,674,402	C	98,819,087
Interest expense	55,942,760	10,014,805	(82,092)	D	65,875,473
Loss on debt extinguishment	1,677,135	167,469	—		1,844,604
General and administrative expenses	8,789,026	3,682,249	(1,382,602)	E	11,088,673

Total expenses	267,406,758	43,444,849	544,460		311,396,067

Loss before other income (expense)	(54,711,545)	(12,642,865)	(544,460)		(67,898,870)
Other income (expense):
Equity in loss of unconsolidated joint venture	(263,161)	—	—		(263,161)
Gain on sale of real estate, net	3,240,941	—	—		3,240,941
Other income	—	875,000	—		875,000

Total other income (expense)	2,977,780	875,000	—		3,852,780

Net loss	$(51,733,765)	$(11,767,865)	$(544,460)		$(64,046,090)

Net loss per common share – basic and diluted	$(0.54)	$(1.37)	N/A		$(0.59)

Weighted-average number of common shares outstanding, basic and diluted	96,133,917	8,608,114	3,737,152	F	108,479,183

F-7

STEADFAST APARTMENT REIT, INC.

UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS

For the Year Ended December 31, 2018

	STAR Historical (A)	SIR Historical (A)	SIR Adjustments (A.2)	SIR Adjusted	STAR and SIR Merger Adjustments		Pro Forma Total
Revenues:
Rental income	$150,900,039	$124,498,400	$(32,614,052)	$91,884,348	$—		$242,784,387
Other income	19,063,191	17,490,459	(4,441,525)	13,048,934	—		32,112,125

Total revenues	169,963,230	141,988,859	(37,055,577)	104,933,282	—		274,896,512

Expenses:
Operating, maintenance and management	42,446,994	38,512,239	(12,758,612)	25,753,627	—		68,200,621
Real estate taxes and insurance	23,501,730	24,230,326	(5,941,717)	18,288,609	—		41,790,339
Fees to affiliates	25,976,226	15,879,702	(3,592,381)	12,287,321	3,750,906	B	42,014,453
Depreciation and amortization	70,993,280	46,109,794	(9,342,571)	36,767,223	3,419,211	C	111,179,714
Interest expense	44,374,484	33,158,759	(6,451,866)	26,706,893	(617,126)	D	70,464,251
Loss on debt extinguishment	4,975,497	3,621,665	1,792,103	5,413,768	—	E	10,389,265
General and administrative expenses	6,795,365	6,269,238	(755,815)	5,513,423	(1,183,438)	F	11,125,350

Total expenses	219,063,576	167,781,723	(37,050,859)	130,730,864	5,369,553		355,163,993

Loss before other income (expense)	(49,100,346)	(25,792,864)	(4,718)	(25,797,582)	(5,369,553)		(80,267,481)
Other income (expense):
Equity in loss of unconsolidated joint venture	—	(3,339,202)	—	(3,339,202)	530,940	F.1	(2,808,262)
Gain on sale of real estate, net	—	118,215,618	86,889,096	205,104,714	—		205,104,714

Total other income (expense)	—	114,876,416	86,889,096	201,765,512	530,940		202,296,452

Net income (loss)	$(49,100,346)	$89,083,552	$86,884,378	$175,967,930	$(4,838,613)		$122,028,971

Net income (loss) per common share – basic and diluted	$(0.96)	$1.19	N/A	$2.34	N/A		$1.28

Weighted-average number of common shares outstanding, basic and diluted	51,312,947	75,062,053		75,062,053	(30,979,316)	G	95,395,684

F-8

STEADFAST APARTMENT REIT, INC.

UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS

For the Year Ended December 31, 2018

	Pro Forma Combined STAR & SIR (A.1)	STAR III Historical (A)	STAR III Pro Forma Merger Adjustments		Combined Pro Forma Total
Revenues:
Rental income	$242,784,387	$33,451,624	$—		$276,236,011
Other income	32,112,125	4,458,006	—		36,570,131

Total revenues	274,896,512	37,909,630	—		312,806,142

Expenses:
Operating, maintenance and management	68,200,621	10,429,818	—		78,630,439
Real estate taxes and insurance	41,790,339	5,237,606	—		47,027,945
Fees to affiliates	42,014,453	5,799,201	593,306	B	48,406,960
Depreciation and amortization	111,179,714	16,659,117	1,006,026	C	128,844,857
Interest expense	70,464,251	11,657,873	(87,572)	D	82,034,552
Loss on debt extinguishment	10,389,265	—	—	E	10,389,265
General and administrative expenses	11,125,350	3,491,624	(268,178)	F	14,348,796

Total expenses	355,163,993	53,275,239	1,243,582		409,682,814

Loss before other income (expense)	(80,267,481)	(15,365,609)	(1,243,582)		(96,876,672)
Other income (expense):
Equity in loss of unconsolidated joint venture	(2,808,262)	—	—		(2,808,262)
Gain on sale of real estate, net	205,104,714	—	—		205,104,714

Total other income (expense)	202,296,452	—	—		202,296,452

Net income (loss)	$122,028,971	$(15,365,609)	$(1,243,582)		$105,419,780

Net income (loss) per common share – basic and diluted	$1.28	$(1.96)	N/A		$0.98

Weighted-average number of common shares outstanding, basic and diluted	95,395,684	7,839,352	4,496,296	G	107,731,332

F-9

STEADFAST APARTMENT REIT, INC.

NOTES TO UNAUDITED PRO FORMA BALANCE SHEET

As of September 30, 2019

NOTE 1 - BASIS OF PRO FORMA PRESENTATION

Steadfast Apartment REIT, Inc. (“STAR”) is a real estate investment trust (“REIT”) that owns and operates a diverse portfolio of multifamily properties located in targeted markets throughout the United States.

On August 5, 2019, STAR entered into a definitive merger agreement (the “SIR Merger Agreement”) and together with the STAR III Merger Agreement (the “Merger Agreements”) with Steadfast Income REIT, Inc. (“SIR”). Under the terms of the SIR Merger Agreement, SIR stockholders will receive 0.5934 shares of STAR’s common stock in exchange for each share of SIR’s common stock. Subject to the terms and conditions of the SIR Merger Agreement, SIR will merge with and into SI Subsidiary, LLC, a wholly owned subsidiary of STAR (“SIR Merger Sub”), with SIR Merger Sub surviving the merger (the “SIR Merger”), such that following the SIR Merger, the surviving entity will continue as a wholly owned subsidiary of STAR. In accordance with the applicable provisions of the Maryland General Corporation Law (the “MGCL”), the separate existence of SIR shall cease.

On August 5, 2019, STAR entered into a definitive merger agreement (the “STAR III Merger Agreement”) with Steadfast Apartment REIT III, Inc. (“STAR III”). Under the terms of the STAR III Merger Agreement, STAR III stockholders will receive 1.43 shares of STAR’s common stock in exchange for each share of STAR III’s common stock. Subject to the terms and conditions of the STAR III Merger Agreement, STAR III will merge with and into SIII Subsidiary, LLC, a wholly owned subsidiary of STAR (“STAR III Merger Sub”), with STAR III Merger Sub surviving the merger (the “STAR III Merger”), such that following the STAR III Merger, the surviving entity will continue as a wholly owned subsidiary of STAR. In accordance with the applicable provisions of the MGCL, the separate existence of STAR III shall cease.

Concurrently with the entry into the SIR Merger Agreement and the STAR III Merger Agreement, STAR and Steadfast Apartment Advisor, LLC (“STAR Advisor”) entered into the Amended and Restated STAR Advisory Agreement (the “Amended STAR Advisory Agreement”), which shall become effective at the effective time of the earlier of the SIR Merger or the STAR III Merger. The Amended STAR Advisory Agreement will amend STAR’s existing advisory agreement, dated as of December 13, 2013, as amended, to lower certain fees and to change the form of consideration for the Investment Management Fee (as defined therein) so that such fees are paid 50% in cash and 50% in shares of common stock.

The consummation of STAR’s merger with SIR is not contingent upon the completion of the merger between STAR and STAR III and the consummation of the merger between STAR and STAR III is not contingent upon the consummation of the merger between STAR and SIR.

NOTE 2 - PRELIMINARY PURCHASE PRICE ALLOCATION

The total preliminary estimated purchase price of SIR of approximately $695.4 million was determined based on 0.5934 shares of STAR common stock per share of SIR common stock based on 73,983,866 of total shares of SIR common stock outstanding as of September 30, 2019, which consisted of 73,978,241 shares outstanding and 5,625 granted and unvested shares under the SIR Incentive Plan.

The total preliminary estimated purchase price of STAR III of approximately $194.2 million was determined based on 1.430 shares of STAR common stock per share of STAR III common stock based on 8,572,520 total shares of STAR III common stock outstanding as of September 30, 2019, which consisted of 8,570,270 shares outstanding and 2,250 granted and unvested shares under the STAR III Incentive Plan.

F-10

The following table summarizes the preliminary estimated purchase price of SIR and STAR III as of September 30, 2019:

	September 30, 2019
	SIR	STAR III
Class A common stock issued and outstanding	—	3,466,447
Class R common stock issued and outstanding	—	475,208
Class T common stock issued and outstanding	—	4,630,865
Common stock issued and outstanding	73,983,866	—

Total Common stock issued and outstanding	73,983,866	8,572,520
Exchange ratio	0.5934	1.430

Implied STAR common stock issued as consideration	43,902,026	12,258,704
STAR’s most recently disclosed estimated value per share	15.84	15.84

Value of implied STAR common stock issued as consideration	695,408,108	194,177,872

The unaudited pro forma condensed combined financial information includes various assumptions, including those related to the preliminary purchase price allocation of the assets acquired and liabilities assumed by STAR, are based on management’s best estimates of relative fair value. The final purchase price allocation may vary based on final appraisals, valuations and analyses of the relative fair value of the acquired assets and assumed liabilities. Accordingly, the pro forma adjustments are preliminary and have been made solely for illustrative purposes.

The following table shows the preliminary allocation of the purchase price of SIR and STAR III to the acquired identifiable assets and liabilities assumed as of September 30, 2019:

	September 30, 2019
	SIR	STAR III
Land	$122,030,848	$46,107,930
Building and improvements	911,773,580	407,372,539
Acquired intangible assets	25,318,948	11,579,531
Other assets, net	134,563,435	27,695,326
Investment in unconsolidated joint venture	25,418,370	—
Mortgage notes payable	(498,323,633)	(289,032,608)
Accounts payable due to affiliates	(1,645,472)	(636,953)
Accounts payable and other liabilities	(23,727,968)	(8,907,893)

Total estimated purchase price	$695,408,108	$194,177,872

F-11

NOTE 3 - PRO FORMA ADJUSTMENTS

The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed combined financial information:

Adjustments to the unaudited pro forma condensed combined balance sheets

A.

Reflects STAR’s, SIR’s and STAR III’s historical unaudited condensed combined consolidated balance sheets as of September 30, 2019, derived from STAR’s, SIR’s and STAR III’s Quarterly Reports on Form 10-Q for the period ended September 30, 2019, each as filed with the Securities and Exchange Commission (“SEC”) on August 13, 2019.

A.1

Reflects the pro forma combined STAR’s and SIR’s unaudited condensed combined consolidated balance sheets as of September 30, 2019, derived from STAR’s and SIR’s Quarterly Reports on Form 10-Q for the period ended September 30, 2019, each as filed with the SEC on August 13, 2019, after adjusting for pro forma merger adjustments pertaining to the SIR Merger.

B.

The acquired real estate related identifiable assets and liabilities assumed in connection with the SIR Merger and the STAR III Merger are reflected in the unaudited pro forma condensed combined balance sheet at a preliminary relative fair value. The preliminary relative fair value is based, in part, on a valuation prepared by STAR’s management with assistance of a third-party valuation advisor. The acquired assets and assumed liabilities for an acquired property generally include, but are not limited to: land, buildings and improvements, identified tangible and intangible assets and liabilities associated with in-place leases, including tenant improvements, value of above-market and below-market leases, and value of acquired in-place leases.

The adjustments reflected in the unaudited condensed combined balance sheets for real estate assets, intangible assets and intangible liabilities represent the differences between the preliminary relative fair value of the properties to be acquired by STAR in connection with the SIR Merger on a combined basis and SIR’s historical balances for such properties, and the preliminary relative fair value of the properties to be acquired by STAR in the STAR III Merger and STAR III’s historical balances for such properties, which are presented as follows:

	September 30, 2019
	STAR Historical	SIR Historical	Preliminary Purchase Price Adjustment	Capitalized Transaction Costs(1)	Total Adjustment	Total Combined
Land	$161,613,722	$89,822,014	$32,208,834	$2,027,484	$34,236,318	$285,672,054
Building and improvements	1,401,105,029	804,194,436	107,579,144	14,635,172	122,214,316	2,327,513,781
Acquired intangible assets	—	—	25,318,948	420,662	25,739,610	25,739,610
Investment in unconsolidated joint venture	—	13,316,283	12,102,087	705,216	12,807,303	26,123,586

Total real estate held for investment	$1,562,718,751	$907,332,733	$177,209,013	$17,788,534	$194,997,547	$2,665,049,031

F-12

	September 30, 2019
	Pro Forma Combined STAR & SIR	STAR III Historical	Preliminary Purchase Price Adjustment	Capitalized Transaction Costs(2)	Total Adjustment	Total Combined
Land	$285,672,054	$45,908,171	$199,759	$945,158	$1,144,917	$332,725,142
Building and improvements, net	2,327,513,781	362,143,004	45,229,535	7,837,137	53,066,672	2,742,723,457
Acquired intangible assets	25,739,610	—	11,579,531	237,368	11,816,899	37,556,509
Investment in unconsolidated joint venture	26,123,586	—	—	—	—	26,123,586

Total real estate held for investment	$2,665,049,031	$408,051,175	$57,008,825	$9,019,663	$66,028,488	$3,139,128,694

1.

From inception through September 30, 2019, STAR is expected to incur transaction costs totaling $26,486,652, of which $17,788,534 will be capitalized to real estate held for investment in the SIR Merger. The remaining balance was expensed because it did not meet the criteria for capitalization under ASC 805. A total of $16,312,522 will be paid to related parties upon consummation of the SIR Merger.

2.

From inception through September 30, 2019, STAR is expected to incur transaction costs totaling $17,717,779, of which $9,019,663 will be capitalized to real estate held for investment in the STAR III Merger. The remaining balance was expensed because it did not meet the criteria for capitalization under ASC 805. A total of $7,543,650 will be paid to related parties upon consummation of the STAR III Merger.

The preliminary allocation of the values of the real estate and real estate related assets and liabilities, exclusive of estimated capitalized transaction costs, is as follows:

	September 30, 2019
	SIR	STAR III
Assets:
Total real estate investments	$1,033,804,428	$453,480,469
Acquired intangibles	25,318,948	11,579,531
Investment in unconsolidated JV	25,418,370	—
Other assets	134,563,435	27,695,326

Total assets:	$1,219,105,181	$492,755,326
Liabilities:
Mortgage Notes payable, net	$498,323,633	$289,032,608
Other	25,373,440	9,544,846

Total liabilities:	$523,697,073	$298,577,454

Estimated fair value of net assets acquired	$695,408,108	$194,177,872

The fair value of the tangible assets of an acquired property (which includes land, buildings and improvements) are determined by valuing the property as if it were vacant, and the “as-if-vacant” value is then allocated to land and buildings and improvements based on management’s determination of the relative fair value of these assets. Management determines the as-if-vacant fair value of a property using methods similar to those used by independent appraisers.

The fair values of above-market and below-market in-place leases are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between

F-13

(i) the contractual amounts to be paid pursuant to the in-place leases and (ii) an estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease including any fixed rate bargain renewal periods, with respect to a below-market lease. The above-market and below-market lease values are capitalized as intangible lease assets or liabilities. Above-market lease values are amortized as an adjustment of rental income over the remaining terms of the respective leases. Below-market leases are amortized as an adjustment of rental income over the remaining terms of the respective leases, including any fixed rate bargain renewal periods. If a lease were to be terminated prior to its stated expiration, all unamortized amounts of above-market and below-market in-place lease values related to that lease would be recorded as an adjustment to rental income.

The fair values of in-place leases include an estimate of direct costs associated with obtaining a new tenant and opportunity costs associated with lost rentals that are avoided by acquiring an in-place lease. Direct costs associated with obtaining a new tenant include commissions, tenant improvements, and other direct costs and are estimated based on management’s consideration of current market costs to execute a similar lease. The value of opportunity costs is calculated using the contractual amounts to be paid pursuant to the in-place leases over a market absorption period for a similar lease. The fair value of in-place leases are capitalized as intangible lease assets. These lease intangible assets are amortized to expense over the remaining terms of the respective leases. If a lease were to be terminated prior to its stated expiration, all unamortized amounts of in-place lease assets relating to that lease would be expensed.

C.	Removes accumulated depreciation and amortization of SIR and STAR III’s real estate assets, as applicable, as of September 30, 2019.

D.

Reflects the net change in cash and cash equivalents to consummate the SIR Merger and STAR III Merger, as applicable, assuming the mergers occurred on September 30, 2019, which represents the payment of merger related transaction costs and loan assumption fees.

D.1

Represents the difference between the preliminary fair value of SIR’s Investment in an unconsolidated joint venture to be acquired by STAR in connection with the SIR Merger and SIR’s historical balances with respect to such unconsolidated joint venture. The investment in an unconsolidated joint venture represents a 10% interest in a joint venture which owns 20 multifamily properties with 4,584 apartment homes. Management relied on the appraised values of the multifamily properties in the unconsolidated joint venture provided by a third-party valuation advisor. The fair value of other assets and liabilities of the unconsolidated joint venture were determined by management to equal their carrying values due to the short duration between the origination of the instruments and their expected realization. Management calculated the amount that STAR would receive in a hypothetical liquidation of the real estate at its appraised value and the other assets and liabilities at their fair values based on the profit participation thresholds contained in the joint venture agreement. The resulting amount was the fair value assigned to the 10% interest in the unconsolidated joint venture. The investment in an unconsolidated joint venture also includes capitalized acquisition costs, which are amortized to the statement of operations.

E.

Reflect adjustments to outstanding debt to consummate the SIR Merger and STAR III Merger whereby STAR is to assume the entire balance of SIR’s and STAR III’s outstanding notes payable as of September 30, 2019:

	September 30, 2019
	SIR	STAR III
Write-off of deferred financing costs	$4,158,093	$1,760,551
Fair value debt adjustment	(4,260,953)	(245,398)
SIR’s and STAR III’s estimated loan assumption costs	(3,969,016)	(3,612,612)

Total	$(4,071,876)	$(2,097,459)

F-14

F.

Reflects the adjustment to redeemable common stock of STAR III that will not be recorded at the time of the closing of the STAR III Merger pursuant to STAR’s amended and restated share repurchase plan.

G.

Represents an increase in STAR’s common stock of $439,020 for the issuance of approximately 43,902,026 shares of STAR common stock in the SIR Merger at an assumed value of $15.84 per share, STAR’s most recently disclosed estimated value per share, offset by the elimination of SIR’s common stock and convertible stock. Each of STAR’s and SIR’s 1,000 shares of non-participating, non-voting convertible stock with a par value of $0.01 per share will be repurchased for no consideration by STAR and SIR, respectively, upon the consummation of the SIR Merger and 1,000 shares of non-participating, non-voting convertible stock with a par value of $0.01 per share will be issued by STAR to STAR Advisor upon consummation of the Merger.

G.1

Represents an increase in STAR’s common stock of $122,587 for the issuance of approximately 12,258,704 shares of STAR common stock in the STAR III Merger at an assumed value of $15.84 per share, STAR’s most recently disclosed estimated value per share, offset by the elimination of STAR III’s common stock.

The table below summarizes the pro forma adjustments related to common stock and additional paid-in capital related to pro forma adjustment G and G.1:

	September 30, 2019
	SIR	STAR III
Common stock:
Historical common stock	$739,839	$85,729
Pro forma adjustment	(300,819)	36,858

Total pro forma common stock issued in the SIR Merger and the STAR III Merger	$439,020	$122,587

Additional paid-in capital:
Historical additional paid-in capital	$650,253,927	$172,930,174
Pro forma adjustment	44,715,161	21,125,112

Total pro forma additional paid-in capital issued in the SIR Merger and the STAR III Merger	$694,969,088	$194,055,286

H.	Reflects the adjustment to remove SIR’s and STAR III’s cumulative distributions and net losses that will not be recorded at the time of the closing of the SIR Merger and the STAR III Merger.

F-15

STEADFAST APARTMENT REIT, INC.

NOTES TO UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

For the Nine Months Ended September 30, 2019

Adjustments to the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2019

A.

Reflects STAR’s, SIR’s and STAR III’s unaudited historical consolidated statements of operations for the nine months ended September 30, 2019, derived from STAR’s, SIR’s and STAR III’s Quarterly Reports on Form 10-Q for the period ended September 30, 2019 each as filed with the SEC on August 13, 2019.

A.1

Reflects the pro forma combined unaudited condensed combined consolidated statement of operations of STAR and SIR for the nine months ended September 30, 2019, derived from STAR’s and SIR’s Quarterly Reports on Form 10-Q for the period ended September 30, 2019, as filed with the SEC on August 13, 2019, after adjusting for pro forma merger adjustments pertaining to the SIR Merger.

A.2	Reflects adjustments for properties disposed of by SIR during the nine months ended September 30, 2019 to reflect their results as if they had been disposed on January 1, 2018.

B.

Represents adjustments made to fees to affiliates for the nine months ended September 30, 2019 to include the fees to affiliates (not reflected in the historical statements of operations of STAR) for the nine months ended September 30, 2019 that would be due to affiliates and to exclude the fees to affiliates (reflected in the historical statements of operations of STAR) that would not have been due to affiliates for the nine months ended September 30, 2019 had the SIR Merger and STAR III Merger occurred on January 1, 2018. The pro forma adjustments to fees to affiliates are calculated as follows:

•

Investment Management Fees: Investment management fees are payable to the STAR Advisor, based on an annual fee, payable monthly 50% in cash and 50% in shares of STAR common stock, of 1.0% of the acquisition cost of each of SIR and STAR III, including acquisition fees, acquisition expenses, budgeted amounts for future development and construction and any debt attributable to the acquisitions of SIR and STAR III, as set out in the Amended STAR Advisory Agreement. Historically, SIR’s investment management fees were based on an annual fee, payable monthly, of 0.80% of the cost of investments of the SIR real estate properties, including acquisition fees, acquisition expenses, cost of development, construction or improvement and any debt attributable to the acquisition of SIR real estate properties, as set out in the SIR advisory agreement and STAR III’s investment management fees were based on an annual fee, payable monthly, of 1.0% of the fair value of the STAR III real estate properties, including acquisition fees, acquisition expenses and any debt attributable to the acquisition of STAR III real estate properties, as set out in the STAR III advisory agreement.

The table below summarizes the pro forma adjustment related to investment management fees:

	Fees to affiliates
	For the Nine Months Ended September 30, 2019
	SIR	STAR III
Remove historical investment management fees	$(5,903,499)	$(3,321,627)
Add investment management fees based on Amended STAR Advisory Agreement	8,587,350	3,656,379

	$2,683,851	$334,752

C.

Represents the estimated depreciation and amortization of real estate assets assuming the SIR Merger and STAR III Merger occurred on January 1, 2018, using the relative fair values calculated as of September 30, 2019. Depreciation expense on the purchase price of SIR’s and STAR III’s building, building improvements and furniture and fixtures is recognized using the straight-line method over an estimated useful life of 27.5 years, 10 years and 5 years, respectively.

F-16

The following table summarizes the pro forma adjustments to depreciation and amortization by asset category for the properties acquired in the SIR Merger and the STAR III Merger that would have been recorded for the nine months ended September 30, 2019:

	Depreciation and Amortization Expense For the Nine Months Ended September 30, 2019
	SIR	STAR III
Buildings and improvements	$30,139,826	$13,248,857
Less: historical depreciation and amortization	(25,430,143)	(11,574,455)

Adjustment to depreciation and amortization	$4,709,683	$1,674,402

D.	Represents the estimated interest expense assuming the SIR Merger and STAR III Merger had occurred on January 1, 2018.

The following table summarizes the pro forma adjustments to interest expense associated with the debt assumed in the SIR Merger and the STAR III Merger that would have been recorded for the nine months ended September 30, 2019:

	Interest Expense
	For the Nine Months Ended September 30, 2019
	SIR	STAR III
Amortization of loan premium	$(124,535)	$(49,073)
Amortization of deferred financing costs associated with debt assumed by STAR(1)	250,783	159,315
Less: historical amortization of deferred financing costs	(680,838)	(192,334)

Adjustment to interest expense	$(554,590)	$(82,092)

(1)	In assuming the existing notes payable of SIR and STAR III, STAR expects to pay a loan assumption fee to the various lenders of 1.0% of the principal amount of the assumed debt.

E.

Represents the reversal of historical general and administrative expenses incurred by STAR, SIR and STAR III related to the SIR Merger and STAR III Merger as they reflect nonrecurring charges directly attributable to the transactions.

The management of STAR expects that the SIR Merger and the STAR III Merger will create general and administrative cost savings, including costs associated with corporate administrative functions. There can be no assurance that STAR as a combined company will be successful in achieving these anticipated costs savings. Since these savings are not currently factually supportable, no adjustments to historical general and administrative expenses have been included.

E.1

Represents adjustments to equity in loss of unconsolidated joint venture to remove historical amortization of outside basis difference and add amortization of outside basis difference resulting from the SIR Merger and the STAR III Merger.

F.

Reflects the adjustment in weighted-average basic and diluted common stock issued to SIR and STAR III, as applicable, in accordance with the exchange ratios set forth in the applicable Merger Agreement as consideration, assuming the mergers closed on January 1, 2018.

F-17

The following table summarizes the pro forma weighted-average basic and diluted common stock adjustment in the SIR Merger and the STAR III Merger that would have been recorded for the nine months ended September 30, 2019:

	For the Nine Months Ended September 30, 2019
	SIR	STAR III
Historical weighted-average basic and diluted common stock	(74,278,776)	(8,608,114)
Implied STAR common stock issued as consideration	43,902,027	12,258,704

	(30,376,749)	3,650,590
Average common stock issued upon payment of investment management fees(1)	135,533	86,562

Adjustment to weighted-average basic and diluted common stock	(30,241,216)	3,737,152

(1)	Represents 50% of the average investment management fees based on Amended STAR Advisory Agreement (see above B), divided by STAR’s most recently disclosed estimated value per share of $15.84.

F-18

STEADFAST APARTMENT REIT, INC.

NOTES TO UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

For the Year Ended December 31, 2018

Adjustments to the audited pro forma condensed combined statements of operations for the year ended December 31, 2018

A.

Reflects the historical condensed consolidated statements of operations of each of STAR, SIR and STAR III for the year ended December 31, 2018 derived from STAR’s, SIR’s and STAR III’s Annual Reports on Form 10-K for the year ended December 31, 2018 as filed with the SEC on March 15, 2019.

A.1

Reflects the pro forma combined unaudited condensed combined consolidated statements of operations of STAR and SIR for the year ended December 31, 2018, derived from STAR’s and SIR’s Annual Reports on Form 10-K for the year ended December 31, 2018, as filed with the SEC on March 15, 2019 after adjusting for pro forma merger adjustments pertaining to the SIR Merger.

A.2

Reflects adjustments for properties acquired by and disposed of by SIR during the year ended December 31, 2018 to reflect their results as if they had been acquired or disposed of, as applicable, on January 1, 2018.

B.

Represents adjustments made to fees to affiliates for the for the year ended December 31, 2018 to include the fees to affiliates (not reflected in the historical statements of operations of STAR) for the year ended December 31, 2018 that would be due to affiliates and to exclude the fees to affiliates (reflected in the historical statements of operations of STAR) that would not have been due to affiliates for the for the year ended December 31, 2018 had the SIR Merger and STAR III Merger occurred on January 1, 2018 offset by the elimination of fees due to affiliates of STAR III and SIR, as applicable. The pro forma adjustments to fees to affiliates are calculated as follows:

•

Investment Management Fees: Investment management fees are payable to the STAR Advisor, based on an annual fee, payable monthly 50% in cash and 50% in shares of STAR common stock, of 1.0% of the acquisition cost of each of SIR and STAR III, including acquisition fees, acquisition expenses, budgeted amounts for future development and construction and any debt attributable to the acquisition of SIR and STAR III, as set out in the Amended STAR Advisory Agreement. Historically, SIR’s investment management fees were based on an annual fee, payable monthly, of 0.80% of the cost of investments of the SIR real estate properties, including acquisition fees, acquisition expenses, cost of development, construction or improvement and any debt attributable to the acquisition of SIR real estate properties, as set out in the SIR advisory agreement and STAR III’s investment management fees were based on an annual fee, payable monthly, of 1.0% of the fair value of the STAR III real estate properties, including acquisition fees, acquisition expenses and any debt attributable to the acquisition of STAR III real estate properties, as set out in the STAR III advisory agreement.

The table below summarizes the pro forma adjustments related to investment management fees:

	Fees to affiliates
	For the Year Ended December 31, 2018
	SIR	STAR III
Remove historical investment management fees	$(7,698,894)	$(4,167,442)
Add investment management fees based on Amended STAR Advisory Agreement	11,449,800	4,760,748

	$3,750,906	$593,306

F-19

C.

Represents the estimated depreciation and amortization of real estate assets assuming the SIR Merger and STAR III Merger occurred on January 1, 2018, using the relative fair values calculated as of December 31, 2018. Depreciation expense on the purchase price of SIR’s and STAR III’s building and furniture, building improvements and fixtures is recognized using the straight-line method over an estimated useful life of 27.5 years, 10 years and 5 years, respectively.

The following table summarizes the pro forma adjustments to depreciation and amortization by asset category for the properties acquired in the SIR Merger and the STAR III Merger that would have been recorded for the year ended December 31, 2018:

	Depreciation and Amortization Expense For the Year Ended December 31, 2018
	SIR	STAR III
Buildings and improvements	$40,186,434	$17,665,143
Less: historical depreciation and amortization	(36,767,223)	(16,659,117)

Adjustment to depreciation and amortization	$3,419,211	$1,006,026

D.	Represents the estimated interest expense assuming the SIR Merger and the STAR III Merger had occurred on January 1, 2018.

The following table summarizes the interest expense adjustment associated with the debt assumed in the SIR Merger and the STAR III Merger that would have been recorded for the year ended December 31, 2018:

	Interest Expense
	For the Year Ended December 31, 2018
	SIR	STAR III
Amortization of loan premium	$(166,047)	$(65,430)
Amortization of deferred financing costs associated with debt assumed by STAR(1)	334,377	212,420
Less: historical amortization of deferred financing costs	(785,456)	(234,562)

Adjustment to interest expense	$(617,126)	$(87,572)

(1)	In assuming the existing notes payable of SIR and STAR III, STAR expects to pay a loan assumption fee to the various lenders of up to 1.0% of the principal amount of the assumed debt.

E.

The following material nonrecurring items are not reflected in the unaudited pro forma statement of operations for the year ended December 31, 2018 that otherwise would have been if the SIR Merger and STAR III Merger occurred on January 1, 2018:

Loss on debt extinguishment:

	For the Year Ended December 31, 2018
	SIR	STAR III
Write off of deferred financing costs, net associated with notes payable	(4,158,093)	(1,760,551)

Loss on debt extinguishment	(4,158,093)	(1,760,551)

F-20

F.

Represents the reversal of historical general and administrative expenses incurred by STAR, SIR and STAR III related to the SIR Merger and the STAR III Merger as they reflect nonrecurring charges directly attributable to the transaction.

Management of STAR expects that the SIR Merger and STAR III Merger will create general and administrative cost savings, including costs associated with corporate administrative functions. There can be no assurance that STAR as a combined company will be successful in achieving these anticipated costs savings. Since these savings are not currently factually supportable, no adjustments to historical general and administrative expenses have been included.

F.1

Represents adjustments to equity in loss of unconsolidated joint venture to remove historical amortization of outside basis difference and add amortization of outside basis difference resulting from the SIR Merger and the STAR III Merger.

G.

Reflects the adjustment in weighted-average basic and diluted common stock issued to SIR and STAR III, as applicable, in accordance with the exchange ratios set forth in the applicable Merger Agreement as consideration, assuming the mergers closed on January 1, 2018.

The following table summarizes the pro forma weighted-average basic and diluted common stock adjustment in the SIR Merger and the STAR III Merger that would have been recorded for the year ended December 31, 2018:

	For the Year Ended December 31, 2018
	SIR	STAR III
Historical weighted-average basic and diluted common stock	(75,062,053)	(7,839,352)
Implied STAR common stock issued as consideration	43,902,027	12,258,704

	(31,160,026)	4,419,352
Average common stock issued upon payment of investment management fees(1)	180,710	76,944

Adjustment to weighted-average basic and diluted common stock	(30,979,316)	4,496,296

(1)	Represents 50% of the average investment management fees based on Amended STAR Advisory Agreement (see above B), divided by STAR’s most recently disclosed estimated value per share of $15.84.

F-21

Annex A

AGREEMENT AND PLAN OF MERGER

AMONG

STEADFAST APARTMENT REIT, INC.,

STEADFAST APARTMENT REIT OPERATING PARTNERSHIP, L.P.,

SI SUBSIDIARY, LLC,

STEADFAST INCOME REIT, INC., AND

STEADFAST INCOME REIT OPERATING PARTNERSHIP, L.P.

DATED AS OF AUGUST 5, 2019

A-i

A-ii

EXHIBITS

Exhibit A – Termination Agreement

Exhibit B – Amended and Restated STAR Advisory Agreement

Exhibit C – Charter Amendment

DISCLOSURE LETTERS

STAR Disclosure Letter

SIR Disclosure Letter

A-iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER, dated as of August 5, 2019 (this “Agreement”), is among Steadfast Income REIT, Inc., a Maryland corporation (“SIR”), Steadfast Income REIT Operating Partnership, L.P., a Delaware limited partnership and the operating partnership of SIR (“SIR Operating Partnership”), Steadfast Apartment REIT, Inc., a Maryland corporation (“STAR”), SI Subsidiary, LLC, a Maryland limited liability company and a wholly owned subsidiary of STAR (“Merger Sub”), and Steadfast Apartment REIT Operating Partnership, L.P., a Delaware limited partnership and the operating partnership of STAR (“STAR Operating Partnership”). Each of SIR, SIR Operating Partnership, STAR, Merger Sub, and STAR Operating Partnership is sometimes referred to herein as a “Party” and collectively as the “Parties.” Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in Article 1.

WHEREAS, the Parties wish to effect a business combination in which SIR will be merged with and into Merger Sub (the “Merger”), with Merger Sub being the surviving company, and each share of SIR Common Stock issued and outstanding immediately prior to the Merger Effective Time that is not cancelled and retired pursuant to this Agreement will be converted into the right to receive the Merger Consideration, upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Maryland General Corporation Law (the “MGCL”) and the Maryland Limited Liability Company Act (“MLLCA”);

WHEREAS, on the recommendation of the special committee (the “SIR Special Committee”) of the Board of Directors of SIR (the “SIR Board”), the SIR Board has (a) determined that this Agreement, the Charter Amendment, the Merger and the other transactions contemplated by this Agreement are advisable and in the best interests of SIR and its stockholders, (b) authorized and approved this Agreement, the Charter Amendment, the Merger and the other transactions contemplated by this Agreement, (c) directed that the Merger and the Charter Amendment be submitted for consideration at the Stockholders Meeting, and (d) recommended the approval of the Merger and the Charter Amendment by the SIR stockholders;

WHEREAS, SIR, as the sole general partner of SIR Operating Partnership, has authorized and approved this Agreement and the transactions contemplated by this Agreement and determined that this Agreement and the transactions contemplated by this Agreement are advisable;

WHEREAS, on the recommendation of the special committee (the “STAR Special Committee”) of the Board of Directors of STAR (the “STAR Board”), the STAR Board has (a) determined that this Agreement, the Merger and the other transactions contemplated by this Agreement are advisable and in the best interests of STAR and its stockholders, and (b) authorized and approved this Agreement, the Merger and the other transactions contemplated by this Agreement;

WHEREAS, STAR, in its capacity as the sole member of Merger Sub, has taken all actions required for the execution of this Agreement by Merger Sub and to adopt and approve this Agreement and to approve the consummation by Merger Sub of the Merger and the other transactions contemplated by this Agreement;

WHEREAS, STAR, as the sole general partner of STAR Operating Partnership, has authorized and approved this Agreement and the transactions contemplated by this Agreement and determined that this Agreement and the transactions contemplated by this Agreement are advisable;

WHEREAS, for U.S. federal income tax purposes, it is intended that the Merger shall qualify as a “reorganization” under, and within the meaning of, Section 368(a) of the Code, and this Agreement is intended to be and is adopted as a “plan of reorganization” for the Merger for purposes of Sections 354 and 361 of the Code;

WHEREAS, concurrently with the execution and delivery of this Agreement, SIR, the SIR Operating Partnership, and SIR Advisor have entered into the Termination Agreement attached as Exhibit A (the “Termination Agreement”), which shall be effective at the Merger Effective Time and provides the terms of the termination of the SIR Advisory Agreement;

WHEREAS, concurrently with the execution and delivery of this Agreement, STAR, the STAR Operating Partnership and STAR Advisor have entered into the Amended and Restated STAR Advisory Agreement attached as Exhibit B, which shall be effective at the Merger Effective Time; and

WHEREAS, each of the Parties desire to make certain representations, warranties, covenants and agreements in connection with the Merger, and to prescribe various conditions to the Merger.

NOW THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1 Definitions.

(a) For purposes of this Agreement:

“Acceptable Confidentiality Agreement” means a confidentiality agreement with a term of at least 18 months and that contains an 18-month standstill provision and an 18-month non-solicitation provision and that is not materially less favorable in the aggregate to SIR than the Non-Disclosure Agreement, dated as of October 31, 2018 by and between STAR and SIR.

“Action” means any claim, action, cause of action, suit, litigation, proceeding, arbitration, mediation, interference, audit, assessment, hearing, or other legal proceeding (whether sounding in contract, tort or otherwise, whether civil or criminal and whether brought, conducted, tried or heard by or before any Governmental Authority).

“Affiliate” of a specified Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

“Alternative Acquisition Agreement” means any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or other similar agreement (other than an Acceptable Confidentiality Agreement) relating to any Acquisition Proposal.

“Anti-Corruption Laws” means (i) the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations promulgated thereunder, and (ii) any anti-bribery, anti-corruption or similar applicable Law of any other jurisdiction.

“Benefit Plan” means any “employee benefit plan” (within the meaning of Section 3(3) of ERISA) and any employment, consulting, termination, severance, change in control, separation, retention equity option, equity appreciation rights, restricted equity, phantom equity, equity-based compensation, profits interest unit, outperformance, equity purchase, deferred compensation, bonus, incentive compensation, fringe benefit, health, medical, dental, disability, accident, life insurance, welfare benefit, cafeteria, vacation, paid time off, perquisite, retirement, pension, or savings or any other compensation or employee benefit plan, agreement, program, policy, practice, understanding or other arrangement, whether or not subject to ERISA.

“Book-Entry Share” means, with respect to any Party, a book-entry share registered in the transfer books of such Party.

“Business Day” means any day other than a Saturday, Sunday or any day on which banks located in New York, New York are authorized or required to be closed.

“Charter” means the charter of an entity, in each case, as amended, restated or supplemented and in effect on the date hereof.

“Charter Amendment” means that amendment to the SIR Charter, substantially in the form attached hereto as Exhibit C.

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Confidentiality Agreements” means (i) the Non-Disclosure Agreement, dated as of October 31, 2018 as may be amended, by and between STAR and SIR, and (ii) the Letter Agreement, dated as of June 10, 2019, as may be amended, by and among SIR, STAR III and STAR, collectively.

“Contract” means any written or oral contract, agreement, indenture, note, bond, instrument, lease, conditional sales contract, mortgage, license, guaranty, binding commitment or other agreement.

“Environmental Law” means any Law (including common law) relating to the pollution (or cleanup thereof) or protection of the natural resources, endangered or threatened species, or environment (including ambient air, soil, surface water, groundwater, land surface or subsurface land), or human health or safety (as such matters relate to Hazardous Substances), including Laws relating to the use, handling, presence, transportation, treatment, generation, processing, recycling, remediation, storage, disposal, release or discharge of Hazardous Substances.

“Environmental Permit” means any permit, approval, license, exemption, action, consent or other authorization issued, granted, given, authorized by or required under any applicable Environmental Law.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means, with respect to an entity (the “Referenced Entity”), any other entity, which, together with the Referenced Entity, would be treated as a single employer under Code Section 414 or ERISA Section 4001.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Ratio” means 0.5934 shares of STAR Common Stock for each share of SIR Common Stock, in each case as such number may be adjusted in accordance with Section 3.1(b).

“Expenses” means all expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a Party and its Affiliates) incurred by a Party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the other agreements and documents contemplated hereby, the preparation, printing, filing and mailing of the Proxy Statement, the preparation, printing and filing of the Form S-4 and all SEC and other regulatory filing fees incurred in connection with the Proxy Statement, the solicitation of stockholder approval, engaging the services of the Exchange Agent, obtaining any third party consents, making any other filings with the SEC and all other matters related to the closing of the Merger and the other transactions contemplated by this Agreement.

“Full Termination Payment” means $20,866,122.

“Fundamental Representations” means the representations and warranties contained in Section 4.1 (Organization and Qualification; Subsidiaries); Section 4.2 (Authority; Approval Required); Section 4.3(a) (No Conflict; Required Filings and Consents); Section 4.4 (Capital Structure); Section 4.5(g) (Investment Company

Act); Section 4.18 (Brokers); Section 4.19 (Opinion of Financial Advisor); Section 4.20 (Takeover Statutes); Section 5.1 (Organization and Qualification; Subsidiaries); Section 5.2 (Authority); Section 5.3(a) (No Conflict; Required Filings and Consents); Section 5.4 (Capital Structure); Section 5.5(g) (Investment Company Act); Section 5.18 (Brokers); Section 5.19 (Opinion of Financial Advisor); and Section 5.20 (Takeover Statutes).

“GAAP” means the United States generally accepted accounting principles.

“Go Shop Termination Payment” means $8,694,218.

“Governmental Authority” means the United States (federal, state or local) government or any foreign government, or any other governmental or quasi-governmental regulatory, judicial or administrative authority, instrumentality, board, bureau, agency, commission, self-regulatory organization, arbitration panel or similar entity.

“Hazardous Substances” means (i) those materials, substances, chemicals, wastes, products, compounds, solid, liquid, gas, minerals in each case, whether naturally occurred or man-made, that is listed in, defined in or regulated under any Environmental Law, including the following federal statutes and their state and local counterparts, as each may be amended from time to time, and all regulations thereunder, including: the Comprehensive, Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et seq.; and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §§ 651 et seq.; (ii) petroleum and petroleum-derived products, including crude oil and any fractions thereof; and (iii) polychlorinated biphenyls, urea formaldehyde foam insulation, mold, methane, asbestos in any form, radioactive materials or wastes and radon.

“Indebtedness” means, with respect to any Person and without duplication, (i) the principal of and premium (if any) of all indebtedness, notes payable, accrued interest payable or other obligations for borrowed money, whether secured or unsecured, (ii) all obligations under conditional sale or other title retention agreements, or incurred as financing, in either case with respect to property acquired by such Person, (iii) all obligations issued, undertaken or assumed as the deferred purchase price for any property or assets, (iv) all obligations under capital leases, (v) all obligations in respect of bankers acceptances or letters of credit, (vi) all obligations under interest rate cap, swap, collar or similar transaction or currency hedging transactions (valued at the termination value thereof), (vii) any guarantee of any of the foregoing, whether or not evidenced by a note, mortgage, bond, indenture or similar instrument and (viii) any agreement to provide any of the foregoing.

“Intellectual Property” means all United States and foreign (i) patents, patent applications and all related continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions and extensions thereof, (ii) trademarks, service marks, trade dress, logos, trade names, corporate names, Internet domain names, design rights and other source identifiers, together with the goodwill symbolized by any of the foregoing, (iii) registered and unregistered copyrights and rights in copyrightable works, (iv) rights in confidential and proprietary information, including trade secrets, know-how, ideas, formulae, invention disclosure, models, algorithms and methodologies, (v) all rights in the foregoing and in other similar intangible assets, and (vi) all applications and registrations for the foregoing.

“Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

“IRS” means the United States Internal Revenue Service or any successor agency.

“Knowledge” means (i) with respect to any SIR Party, the actual knowledge of the persons named in Schedule A to the SIR Disclosure Letter and (ii) with respect to any STAR Party, the actual knowledge of the persons named in Schedule A to the STAR Disclosure Letter.

“Law” means any and all domestic (federal, state or local) or foreign laws, rules, regulations and Orders promulgated by any Governmental Authority.

“Lien” means with respect to any asset (including any security), any mortgage, deed of trust, claim, condition, covenant, lien, pledge, hypothecation, charge, security interest, preferential arrangement, option or other third party right (including right of first refusal or first offer), restriction, right of way, easement, or title defect or encumbrance of any kind in respect of such asset, including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership; other than transfer restrictions arising under applicable securities Laws.

“Material Contract” means any SIR Material Contract or any STAR Material Contract, as applicable.

“Merger Sub Governing Documents” means the articles of organization and operating agreement of Merger Sub, as in effect on the date hereof.

“Order” means a judgment, injunction, order or decree of any Governmental Authority.

“Permitted Liens” means any of the following: (i) Liens for Taxes or governmental assessments, charges or claims of payment not yet due, being contested in good faith or for which adequate accruals or reserves have been established; (ii) Liens that are carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar Liens arising in the ordinary course of business if the underlying obligations are not past due; (iii) with respect to any real property, Liens that are zoning regulations, entitlements or other land use or environmental regulations by any Governmental Authority that do not materially impact the intended use of the real property; (iv) with respect to SIR, Liens that are disclosed on Section 4.10 of the SIR Disclosure Letter, and with respect STAR, Liens that are disclosed on Section 5.10 of the STAR Disclosure Letter; (v) with respect to SIR, Liens that are disclosed on the consolidated balance sheet of SIR dated December 31, 2018, or notes thereto (or securing liabilities reflected on such balance sheet), and with respect to STAR, Liens that are disclosed on the consolidated balance sheet of STAR dated December 31, 2018, or notes thereto (or securing liabilities reflected on such balance sheet); (vi) with respect to SIR or STAR, arising pursuant to any Material Contracts of such Party; (vii) with respect to any real property of SIR or STAR, Liens that are recorded in a public record or disclosed on existing title policies made available to the other Party prior to the date hereof; or (viii) with respect to SIR or STAR, Liens that were incurred in the ordinary course of business since December 31, 2018 and that do not materially interfere with the use, operation or transfer of, or any of the benefits of ownership of, the property of such Party and its subsidiaries, taken as a whole.

“Person” or “person” means an individual, corporation, partnership, limited partnership, limited liability company, group (including a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or other entity or organization (including any Governmental Authority or a political subdivision, agency or instrumentality of a Governmental Authority).

“Proxy Statement” means the proxy statement relating to the Stockholders Meeting together with any amendment or supplements thereto.

“REIT” shall have the meaning ascribed to it under Section 856 (among other applicable sections) of the Code.

“Representative” means, with respect to any Person, such Person’s directors, officers, employees, advisors (including attorneys, accountants, consultants, investment bankers, and financial advisors), agents and other representatives.

“SEC” means the U.S. Securities and Exchange Commission (including the staff thereof).

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“SIR Advisor” means Steadfast Income Advisor, LLC, a Delaware limited liability company and the external investment advisor to SIR and SIR Operating Partnership.

“SIR Advisory Agreement” means the Amended and Restated Advisory Agreement by and among SIR, SIR Operating Partnership and SIR Advisor, dated as of May 4, 2010, as amended and restated.

“SIR Bylaws” means the Bylaws of SIR, as amended and in effect on the date hereof.

“SIR Charter” means the Charter of SIR.

“SIR Equity Incentive Plan” means SIR’s 2009 Long-Term Incentive Plan (including SIR’s Independent Directors Compensation Plan).

“SIR Governing Documents” means the SIR Bylaws, the SIR Charter, the certificate of limited partnership of SIR Operating Partnership, and the SIR Partnership Agreement.

“SIR Material Adverse Effect” means any event, circumstance, change, effect, development, condition or occurrence that, individually or in the aggregate, (i) would have a material adverse effect on the business, assets, liabilities, condition (financial or otherwise) or results of operations of SIR and the SIR Subsidiaries, taken as a whole, or (ii) would prevent or materially impair the ability of the SIR Parties to consummate the Merger before the Outside Date; provided, that, for purposes of the foregoing clause (i), “SIR Material Adverse Effect” shall not include any event, circumstance, change, effect, development, condition or occurrence to the extent arising out of or resulting from (A) any failure of SIR to meet any projections or forecasts or any estimates of earnings, revenues or other metrics for any period (provided, that any event, circumstance, change, effect, development, condition or occurrence giving rise to such failure may be taken into account in determining whether there has been a SIR Material Adverse Effect), (B) any changes that generally affect the multifamily industry in which SIR operates, (C) any changes in the United States or global economy or capital, financial or securities markets generally, including changes in interest or exchange rates, (D) any changes in the legal, regulatory or political conditions in the United States or in any other country or region of the world, (E) the commencement, escalation or worsening of a war or armed hostilities or the occurrence of acts of terrorism or sabotage occurring after the date hereof, (F) the execution and delivery of this Agreement, or the public announcement of the Merger or the other transactions contemplated by this Agreement, (G) the taking of any action expressly required by this Agreement, or the taking of any action at the written request or with the prior written consent of STAR, (H) earthquakes, hurricanes, floods or other natural disasters, (I) changes in Law or GAAP (or the interpretation thereof), or (J) any Action made or initiated by any holder of SIR Common Stock, including any derivative claims, arising out of or relating to this Agreement or the transactions contemplated by this Agreement, which in the case of each of clauses (B), (C), (D), (E), (H) and (I) do not disproportionately affect SIR and the SIR Subsidiaries, taken as a whole, relative to others in the industry and in the geographic regions in which SIR and the SIR Subsidiaries operate.

“SIR OP Interests” means the limited partnership interests in SIR Operating Partnership.

“SIR Parties” means SIR and SIR Operating Partnership.

“SIR Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership, dated as of September 28, 2009, of the SIR Operating Partnership, as amended through the date hereof.

“SIR Properties” means each real property, or interest therein, owned, or leased (including ground leased) as lessee or sublessee, by SIR or any SIR Subsidiary as of the date of this Agreement (including all of SIR’s or any SIR Subsidiary’s right, title and interest in and to buildings, structures and other improvements and fixtures located on or under such real property and all easements, rights and other appurtenances to such real property).

“SIR SRP” means SIR’s share repurchase program.

“SIR Subsidiary” means (a) any corporation of which more than fifty percent (50%) of the outstanding voting securities is, directly or indirectly, owned by SIR, and (b) any partnership, limited liability company, joint venture or other entity of which more than fifty percent (50%) of the total equity interest is, directly or indirectly, owned by SIR or of which SIR or any SIR Subsidiary is a general partner, manager, managing member or the equivalent, including the SIR Operating Partnership.

“STAR Advisor” means Steadfast Apartment Advisor, LLC, a Delaware limited liability company and the external investment advisor to STAR.

“STAR Advisory Agreement” means the Amended and Restated Advisory Agreement, as amended, dated as of November 26, 2010, by and among STAR, STAR Operating Partnership and the STAR Advisor.

“STAR Bylaws” means the Bylaws of STAR, as amended and in effect on the date hereof.

“STAR Charter” means the Charter of STAR.

“STAR DRP” means the distribution reinvestment plan of STAR.

“STAR Equity Incentive Plan” means STAR’s 2010 Restricted Share Plan, as may be amended.

“STAR Governing Documents” means the STAR Bylaws, the STAR Charter, the certificate of limited partnership of the STAR Operating Partnership and the STAR Partnership Agreement.

“STAR III Merger Agreement” means the Agreement and Plan of Merger dated as of the date hereof among STAR, STAR Operating Partnership, SIII Subsidiary, LLC, Steadfast Apartment REIT III, Inc., and Steadfast Apartment REIT III Operating Partnership, L.P.

“STAR Material Adverse Effect” means any event, circumstance, change, effect, development, condition or occurrence that, individually or in the aggregate, (i) would have a material adverse effect on the business, assets, liabilities, condition (financial or otherwise) or results of operations of STAR and the STAR Subsidiaries, taken as a whole, or (ii) would prevent or materially impair the ability of STAR Parties to consummate the Merger before the Outside Date; provided, that, for purposes of the foregoing clause (i), “STAR Material Adverse Effect” shall not include any event, circumstance, change, effect, development, condition or occurrence to the extent arising out of or resulting from (A) any failure of STAR to meet any projections or forecasts or any estimates of earnings, revenues or other metrics for any period (provided, that any event, circumstance, change, effect, development, condition or occurrence giving rise to such failure may be taken into account in determining whether there has been a STAR Material Adverse Effect), (B) any changes that generally affect the multifamily industry in which STAR operates, (C) any changes in the United States or global economy or capital, financial or securities markets generally, including changes in interest or exchange rates, (D) any changes in the legal, regulatory or political conditions in the United States or in any other country or region of the world, (E) the commencement, escalation or worsening of a war or armed hostilities or the occurrence of acts of terrorism or sabotage occurring after the date hereof, (F) the execution and delivery of this Agreement, or the public announcement of the Merger or the other transactions contemplated by this Agreement, (G) the taking of any action expressly required by this Agreement, or the taking of any action at the written request or with the prior written consent of SIR, (H) earthquakes, hurricanes, floods or other natural disasters, (I) changes in Law or

GAAP (or the interpretation thereof), or (J) any Action made or initiated by any holder of STAR Common Stock, including any derivative claims, arising out of or relating to this Agreement or the transactions contemplated by this Agreement, which in the case of each of clauses (B), (C), (D), (E), (H) and (I) do not disproportionately affect STAR and the STAR Subsidiaries, taken as a whole, relative to others in the industry and in the geographic regions in which STAR and the STAR Subsidiaries operate.

“STAR OP Interests” means the units of limited partnership interests in the STAR Operating Partnership.

“STAR Parties” means STAR, Merger Sub and STAR Operating Partnership.

“STAR Partnership Agreement” means the Limited Partnership Agreement of the STAR Operating Partnership dated as of September 3, 2013, as amended through the date hereof.

“STAR Properties” means each real property, or interest therein, owned, or leased (including ground leased) as lessee or sublessee, by STAR or any STAR Subsidiary as of the date of this Agreement (including all of STAR’s or any STAR Subsidiary’s right, title and interest in and to buildings, structures and other improvements and fixtures located on or under such real property and all easements, rights and other appurtenances to such real property).

“STAR SRP” means STAR’s share repurchase plan.

“STAR Subsidiary” means (a) any corporation of which more than fifty percent (50%) of the outstanding voting securities is, directly or indirectly, owned by STAR, and (b) any partnership, limited liability company, joint venture or other entity of which more than fifty percent (50%) of the total equity interest is, directly or indirectly, owned by STAR or of which STAR or any STAR Subsidiary is a general partner, manager, managing member or the equivalent, including the STAR Operating Partnership.

“Stockholder Approval” means the affirmative vote of the holders of a majority of the outstanding shares of SIR Common Stock entitled to vote at the Stockholders Meeting on the Merger and Charter Amendment, provided that, for purposes of the Merger, holders of those shares of SIR Common Stock owned by the SIR Advisor, any director of SIR and any of their respective Affiliates have agreed not to vote on the Merger.

“Stockholders Meeting” means the meeting of the holders of shares of SIR Common Stock exclusively for the purpose of seeking the Stockholder Approval, including any postponement or adjournment thereof.

“Tax” or “Taxes” means any federal, state, local and foreign income, gross receipts, capital gains, withholding, property, recording, stamp, transfer, sales, use, abandoned property, escheat, franchise, employment, payroll, excise, environmental and any other taxes, duties, assessments or similar governmental charges, together with penalties, interest or additions imposed with respect to such amounts by the U.S. or any Governmental Authority, whether computed on a separate, consolidated, unitary, combined or any other basis.

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes filed or required to be filed with a Governmental Authority, including any schedule or attachment thereto, and including any amendment thereof.

“Termination Payment” means either the Go Shop Termination Payment or the Full Termination Payment, as applicable.

“Wholly Owned SIR Subsidiary” means the SIR Operating Partnership and any wholly owned subsidiary of SIR or the SIR Operating Partnership.

“Wholly Owned STAR Subsidiary” means STAR Operating Partnership and any wholly owned subsidiary of STAR or the STAR Operating Partnership.

(b) In addition to the terms defined in Section 1.1(a), the following terms have the respective meanings set forth in the sections set forth below opposite such term:

Defined Term	Location of Definition
Acquisition Proposal	Section 7.3(i)(i)
Adverse Recommendation Change	Section 7.3(d)
Agreement	Preamble
Articles of Merger	Section 2.3
Closing	Section 2.2
Closing Date	Section 2.2
Escrow Agreement	Section 9.3(f)
Exchange	Section 7.11
Exchange Agent	Section 3.3(a)
Exchange Fund	Section 3.3(a)
Form S-4	Section 7.1(a)
Go Shop Bidder	Section 7.3(a)
Go Shop Period End Time	Section 7.3(a)
Indemnified Parties	Section 7.7(b)
Interim Period	Section 6.1(a)
Letter of Transmittal	Section 3.3(b)
Merger	Recitals
Merger Consideration	Section 3.1(a)(i)
Merger Effective Time	Section 2.3
Merger Sub	Preamble
MGCL	Recitals
MLLCA	Recitals
Morrison	Section 7.12(b)
New Convertible Stock	Section 7.11
Outside Date	Section 9.1(b)(i)
Party(ies)	Preamble
Pdf	Section 10.4
Permits	Section 4.8(a)
Qualified REIT Subsidiary	Section 4.1(c)
Qualifying REIT Income	Section 9.3(f)(i)
Registered Securities Restricted SIR Share Restricted SIR Share Award	Section 7.1(a) Section 3.2(a) Section 3.2(a)
Sarbanes-Oxley Act	Section 4.5(a)
SDAT	Section 2.3
SIR	Preamble
SIR Board	Recitals
SIR Board Recommendation	Section 4.2(c)
SIR Change Notice	Section 7.3(e)(i)
SIR Common Stock	Section 4.4(a)
SIR Convertible Stock	Section 4.4(a)
SIR Designee	Section 7.13
SIR Disclosure Letter	Article 4
SIR Financial Advisor	Section 4.19
SIR Insurance Policies	Section 4.15

Defined Term	Location of Definition
SIR Material Contract	Section 4.12(b)
SIR Operating Partnership	Preamble
SIR Organizational Documents	Section 7.7(b)
SIR Permits	Section 4.8(a)
SIR Preferred Stock	Section 4.4(a)
SIR Related Party Agreements	Section 4.17
SIR SEC Documents	Section 4.5(a)
SIR Special Committee	Recitals
SIR Subsidiary Partnership	Section 4.13(h)
SIR Tax Protection Agreements	Section 4.13(h)
SIR Terminating Breach	Section 9.1(d)(i)
SIR Voting Debt	Section 4.4(d)
STAR	Preamble
STAR Board	Recitals
STAR Common Stock	Section 5.4(a)
STAR Convertible Stock	Section 5.4(a)
STAR Disclosure Letter	Article 5
STAR Financial Advisor	Section 5.19
STAR Insurance Policies	Section 5.15
STAR Material Contract	Section 5.12(b)
STAR Operating Partnership	Preamble
STAR Permits	Section 5.8(a)
STAR Preferred Stock	Section 5.4(a)
STAR Related Party Agreements	Section 5.17
STAR SEC Documents	Section 5.5(a)
STAR Special Committee	Recitals
STAR Subsidiary Partnership	Section 5.13(h)
STAR Tax Protection Agreements	Section 5.13(h)
STAR Terminating Breach	Section 9.1(c)(i)
STAR Voting Debt	Section 5.4(d)
Superior Proposal	Section 7.3(i)(ii)
Surviving Entity	Section 2.1
Takeover Statutes	Section 4.20
Taxable REIT Subsidiary	Section 4.1(c)
Termination Agreement	Recitals
Termination Payee	Section 9.3(e)
Termination Payor	Section 9.3(e)
Transfer Taxes	Section 7.12(d)

Section 1.2 Interpretation and Rules of Construction. In this Agreement, except to the extent otherwise provided or that the context otherwise requires:

(a) when a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or Exhibit or Schedule to, this Agreement unless otherwise indicated;

(b) the table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

(c) whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limiting the generality of the foregoing” unless expressly provided otherwise;

(d) “or” shall be construed in the inclusive sense of “and/or”;

(e) the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement, except to the extent otherwise specified;

(f) all references herein to “$” or dollars shall refer to United States dollars;

(g) no specific provision, representation or warranty shall limit the applicability of a more general provision, representation or warranty;

(h) it is the intent of the Parties that each representation, warranty, covenant, condition and agreement contained in this Agreement shall be given full, separate, and independent effect and that such provisions are cumulative;

(i) the phrase “ordinary course of business” shall be deemed to be followed by the words “consistent with past practice” and similar in nature and magnitude to actions customarily taken without any authorization by the board of directors in the course of normal day-to-day operations whether or not such words actually follow such phrase;

(j) references to a Person are also to its successors and permitted assigns;

(k) any reference in this Agreement to a date or time shall be deemed to be such date or time in the City of New York, New York, U.S.A., unless otherwise specified;

(l) all terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein; and

(m) the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.

ARTICLE 2

THE MERGER

Section 2.1 The Merger; Other Transactions. Upon the terms and subject to the satisfaction or waiver of the conditions set forth in this Agreement, and in accordance with the MGCL and MLLCA, at the Merger Effective Time, SIR shall be merged with and into Merger Sub, whereupon the separate existence of SIR will cease, with Merger Sub surviving the Merger (Merger Sub, as the surviving entity upon consummation of the Merger, the “Surviving Entity”), such that following the Merger, the Surviving Entity will be a wholly owned subsidiary of STAR. The Merger shall have the effects set forth in the applicable provisions of the MGCL, the MLLCA and this Agreement.

Section 2.2 Closing. The closing of the Merger (the “Closing”) will take place (a) by electronic exchange of documents and signatures at 10:00 a.m., Eastern time no later than the third (3rd) Business Day after all the conditions set forth in Article 8 (other than those conditions that by their nature are to be satisfied or waived at the Closing, but subject to the satisfaction or valid waiver of such conditions) shall have been satisfied or validly waived by the Party entitled to the benefit of such condition (subject to applicable Law), or (b) such other place or date as may be agreed in writing by SIR and STAR. The date on which Closing actually takes place is referred to herein as the “Closing Date”.

Section 2.3 Effective Time. On the Closing Date, SIR, STAR and Merger Sub shall (i) cause articles of merger with respect to the Merger to be duly executed and filed with the State Department of Assessments and Taxation of Maryland (the “SDAT”) in accordance with the MGCL and MLLCA (the “Articles of Merger”) and (ii) make any other filings, recordings or publications required to be made by SIR, STAR or the Surviving Entity under the MGCL or MLLCA in connection with the Merger. The Merger shall become effective at such time as the Articles of Merger are accepted for record by the SDAT or on such other date and time (not to exceed thirty (30) days after the Articles of Merger are accepted for record by the SDAT) as specified in the Articles of Merger (such date and time, the “Merger Effective Time”), it being understood and agreed that the Parties shall cause the Merger Effective Time to occur on the Closing Date. The Articles of Merger shall provide that the name of the Surviving Entity shall be “SI SUBSIDIARY, LLC.”

Section 2.4 Organizational Documents of the Surviving Entity.

(a) At the Merger Effective Time, the STAR Charter shall remain in effect as the charter of STAR until thereafter amended in accordance with applicable Law and the applicable provisions of the STAR Charter.

(b) At the Merger Effective Time and by virtue of the Merger, (i) the articles of organization of the Merger Sub shall be the articles of organization of the Surviving Entity, until thereafter amended in accordance with applicable Law and the applicable provisions of such articles of organization, and (ii) the operating agreement of the Merger Sub shall be the operating agreement of the Surviving Entity, until thereafter amended in accordance with applicable Law and the applicable provisions of the Surviving Entity’s articles of organization and operating agreement.

Section 2.5 Managers of the Surviving Entity. At the Merger Effective Time, by virtue of the Merger, STAR shall serve as the manager of the Surviving Entity.

Section 2.6 Tax Treatment of Merger. The Parties intend that, for United States federal income tax purposes (and, where applicable, state and local income tax purposes) the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Code, and that this Agreement shall be, and is hereby adopted as, a plan of reorganization for purposes of Section 354 and 361 of the Code. Unless otherwise required by a final determination within the meaning of Section 1313(a) of the Code (or a similar determination under applicable state of local Law), all Parties shall file all United States federal, state and local Tax Returns in a manner consistent with the intended tax treatment of the Merger described in this Section 2.6, and no Party shall take a position inconsistent with such treatment.

ARTICLE 3

EFFECTS OF THE MERGER

Section 3.1 Effects of the Merger.

(a) The Merger. At the Merger Effective Time and by virtue of the Merger and without any further action on the part of SIR, STAR or Merger Sub or the holders of any securities of SIR, STAR or Merger Sub:

(i) Except as provided in Section 3.1(a)(ii) and Section 3.1(a)(iii) and subject to Section 3.1(b), Section 3.1(d) and Section 3.4, each share of SIR Common Stock outstanding immediately prior to the Merger Effective Time will be converted into the right to receive from STAR for each share of SIR Common Stock, the number of shares of STAR Common Stock equal to the Exchange Ratio, subject to the treatment of fractional shares of STAR Common Stock in accordance with Section 3.1(d) (the “Merger Consideration”); from and after the Merger Effective Time, all such shares of SIR Common Stock shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of a share of SIR Common Stock, including any Restricted SIR Share, shall cease to have any rights with respect thereto, except for the right to receive the Merger Consideration therefor in accordance with this Agreement;

(ii) Each share of SIR Common Stock, if any, then held by any Wholly Owned SIR Subsidiary shall automatically be retired and shall cease to exist, and no Merger Consideration shall be paid, nor shall any other payment or right inure or be made with respect thereto in connection with or as a consequence of the Merger;

(iii) Each share of SIR Common Stock, if any, then held by STAR or any Wholly Owned STAR Subsidiary shall no longer be outstanding and shall automatically be retired and shall cease to exist, and no Merger Consideration shall be paid, nor shall any other payment or right inure or be made with respect thereto in connection with or as a consequence of the Merger; and

(iv) Each membership interest of Merger Sub issued and outstanding immediately prior to the Merger Effective Time shall remain the only issued and outstanding membership interests of the Surviving Entity and STAR shall remain the sole member of Merger Sub.

(b) Adjustment of the Merger Consideration. Between the date of this Agreement and the Merger Effective Time, if either of STAR or SIR should split, combine or otherwise reclassify the STAR Common Stock or the SIR Common Stock or makes a dividend or other distribution in shares of the STAR Common Stock or the SIR Common Stock (including any dividend or other distribution of securities convertible into STAR Common Stock or SIR Common Stock) or engages in a reclassification, reorganization, recapitalization or exchange or other like change, then (without limiting any other rights of the Parties hereunder), the Exchange Ratio shall be ratably adjusted to reflect fully the effect of any such change, and thereafter all references to the Exchange Ratio shall be deemed to be the Exchange Ratio as so adjusted.

(c) Transfer Books. From and after the Merger Effective Time, the share transfer books of SIR shall be closed, and thereafter there shall be no further registration of transfers of SIR Common Stock. From and after the Merger Effective Time, Persons who held outstanding SIR Common Stock immediately prior to the Merger Effective Time shall cease to have rights with respect to such shares, except as otherwise provided for in this Agreement or by applicable Law. On or after the Merger Effective Time, any Book-Entry Shares of SIR Common Stock presented to the Exchange Agent, STAR, the Surviving Entity or the transfer agent shall be exchanged for the Merger Consideration with respect to SIR Common Stock formerly represented thereby.

(d) Fractional Shares. No scrip representing fractional shares of STAR Common Stock shall be issued upon the surrender for exchange of Book-Entry Shares in excess of 1/10,000th of a share and, in lieu of receiving any such excess fractional share of STAR Common Stock, the number of shares such holder shall be entitled to receive shall be rounded up to the nearest 1/10,000th of a share.

Section 3.2 Restricted SIR Shares.

(a) As of the Merger Effective Time, each Restricted SIR Share granted under the SIR Equity Incentive Plan on which restrictions have not yet lapsed (“Restricted SIR Share”) and which is outstanding immediately prior to the Merger Effective Time (“Restricted SIR Share Award”) shall cease to represent any rights with respect to shares of SIR Common Stock pursuant to the terms of the applicable SIR Equity Incentive Plan or the related Restricted SIR Share Award agreement by reason of the Merger, and the holder thereof shall be entitled to the Merger Consideration as set forth in Section 3.1(a)(i). The number of shares of SIR Common Stock subject to each such Restricted SIR Share Award shall be equal to the product of (x) the total number of shares of SIR Common Stock subject to the Restricted SIR Share Award multiplied by (y) the Exchange Ratio, rounded up to the nearest share of SIR Common Stock. STAR or SIR, as applicable, shall be entitled to deduct and withhold such amounts as may be required to be deducted and withheld under the Code and any applicable state or local Tax laws with respect to the lapsing of any restrictions on Restricted SIR Share Awards pursuant to this Section 3.2(a).

(b) Prior to the Merger Effective Time, SIR, the SIR Board, STAR, and the STAR Board shall adopt any resolutions and take any actions (including obtaining consents or providing any required or advisable notices) necessary to effectuate the provisions of this Section 3.2.

Section 3.3 Exchange Agent; Exchange Procedures; Distributions with Respect to Unexchanged Shares.

(a) Prior to the Merger Effective Time, STAR shall appoint DST Systems, Inc. as the exchange agent (or any successor exchange agent for SIR, (the “Exchange Agent”) to act as the agent for the purpose of paying the Merger Consideration for the Book-Entry Shares. At or promptly following the Merger Effective Time, STAR shall deposit with the Exchange Agent for the sole benefit of the holders of shares of SIR Common Stock, for exchange in accordance with this Article 3, Book-Entry shares representing shares of STAR Common Stock to be issued pursuant to Section 3.1(a)(i) equal to the aggregate Merger Consideration (the “Exchange Fund”). In addition to the foregoing, after the Merger Effective Time on the appropriate payment date, if applicable, STAR shall provide or shall cause to be provided to the Exchange Agent any dividends or other distributions payable on such shares of STAR Common Stock, with both a record and payment date after the Merger Effective Time and prior to the surrender of the SIR Common Stock in exchange for the Merger Consideration, pursuant to Section 3.3(d), such dividends or other distributions shall be deemed to be part of the Exchange Fund. STAR shall cause the Exchange Agent to make, and the Exchange Agent shall make delivery of, the Merger Consideration out of the Exchange Fund in accordance with this Agreement. The Exchange Fund shall not be used for any other purpose.

(b) As soon as reasonably practicable after the Merger Effective Time (but in no event later than two (2) Business Days thereafter), STAR shall cause the Exchange Agent to mail (and to make available for collection by hand) to each holder of record of a Book-Entry Share representing shares of SIR Common Stock (A) a letter of transmittal (a “Letter of Transmittal”) in customary form as prepared by STAR and reasonably acceptable to the SIR Special Committee (which shall specify, among other things, that delivery shall be effected, and risk of loss and title to the Book-Entry Shares, as applicable, shall pass, only upon proper transfer of any Book-Entry Shares to the Exchange Agent) and (B) instructions for use in effecting the transfer of Book-Entry Shares in exchange for the Merger Consideration into which the number of shares of SIR Common Stock previously represented by Book-Entry Share shall have been converted pursuant to this Agreement.

(c) Upon (A) transfer of any Book-Entry Share representing shares of SIR Common Stock to the Exchange Agent, together with a properly completed and validly executed Letter of Transmittal or (B) receipt of an “agent’s message” by the Exchange Agent (or such other evidence, if any, of transfer as the Exchange Agent may reasonably request) in the case of transfer of a Book-Entry Share, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Book-Entry Share representing shares of SIR Common Stock shall be entitled to receive in exchange therefor (i) the Merger Consideration into which such shares of SIR Common Stock shall have been converted pursuant to this Agreement and (ii) certain dividends and distributions in accordance with Section 3.3(a) and Section 3.3(d), if any, after the Exchange Agent’s receipt of such Book-Entry Share or “agent’s message” or other evidence, and the Book-Entry Share so transferred shall be forthwith cancelled. The Exchange Agent shall accept such Book-Entry Shares upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with customary exchange practices. Until surrendered or transferred as contemplated by this Section 3.3, each Book-Entry Share representing shares of SIR Common Stock shall be deemed, at any time after the Merger Effective Time to represent only the right to receive, upon such surrender, the Merger Consideration as contemplated by this Article 3. No interest shall be paid or accrued for the benefit of holders of the Book-Entry Shares on the Merger Consideration payable upon the surrender of the Book-Entry Shares.

(d) No dividends or other distributions declared or made after the Merger Effective Time with respect to STAR Common Stock with a record date after the Merger Effective Time shall be paid to any holder entitled by reason of the Merger to receive Book-Entry shares representing STAR Common Stock until such holder shall have transferred its Book-Entry Share pursuant to this Section 3.3. Subject to applicable Law, following surrender of any such Book-Entry shares, such holder shall be paid, in each case, without interest, (i) the amount of any dividends or other distributions theretofore paid with respect to the shares of STAR Common Stock represented by the Book-Entry shares received by such holder and having a record date on or after the Merger Effective Time and a payment date prior to such surrender and (ii) at the appropriate payment date or as promptly as practicable thereafter, the amount of any dividends or other distributions payable with respect to such shares of STAR Common Stock and having a record date on or after the Merger Effective Time but prior to such surrender and a payment date on or after such surrender.

(e) In the event of a transfer of ownership of shares of SIR Common Stock that is not registered in the transfer records of SIR, it shall be a condition of payment that any Book-Entry Share transferred in accordance with the procedures set forth in this Section 3.3 shall be properly endorsed or shall be otherwise in proper form for transfer, and that the Person requesting such payment shall have paid any Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Book-Entry Share transferred or shall have established to the reasonable satisfaction of STAR that such Tax either has been paid or is not applicable.

(f) Any portion of the Exchange Fund that remains undistributed to the holders of SIR Common Stock for six (6) months after the Merger Effective Time shall be delivered to STAR upon demand, and any former holders of SIR Common Stock prior to the Merger who have not theretofore complied with this Article 3 shall thereafter look only to STAR for payment of their claims (as general conditions) with respect thereto.

(g) None of the STAR Parties, the SIR Parties, the Surviving Entity, the Exchange Agent, or any employee, officer, director, agent or Affiliate of such entities, shall be liable to any Person in respect of the Merger Consideration if the Exchange Fund (or the appropriate portion thereof) has been delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. Any amounts remaining unclaimed by holders of any shares of SIR Common Stock immediately prior to the time at which such amounts would otherwise escheat to, or become property of, any Governmental Authority shall, to the extent permitted by applicable Law, become the property of STAR free and clear of any claims or interest of such holders or their successors, assigns or personal representatives previously entitled thereto.

Section 3.4 Withholding Rights. Each and any STAR Party, SIR Party, the Surviving Entity, or the Exchange Agent, as applicable, shall be entitled to deduct and withhold from the Merger Consideration and any other amounts otherwise payable pursuant to this Agreement to any holder of SIR Common Stock such amounts as it is required to deduct and withhold with respect to such payments under the Code or any other provision of state, local or foreign Tax Law. Any such amounts so deducted and withheld shall be paid over to the applicable Governmental Authority in accordance with applicable Law and shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

Section 3.5 Dissenters Rights. No dissenters’ or appraisal rights shall be available with respect to the Merger or the other transactions contemplated by this Agreement.

Section 3.6 General Effects of the Merger. At the Merger Effective Time, the effect of the Merger shall be as set forth in this Agreement and the Articles of Merger and as provided in the applicable provisions of the MGCL and the MLLCA. Without limiting the generality of the foregoing, and subject thereto, at the Merger Effective Time, all of the property, rights, privileges, powers and franchises of SIR and Merger Sub shall vest in the Surviving Entity, and all debts, liabilities and duties of SIR and Merger Sub shall become the debts, liabilities and duties of the Surviving Entity.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE SIR PARTIES

Except (a) as set forth in the disclosure letter prepared by the SIR Parties and delivered by the SIR Parties to the STAR Parties prior to the execution and delivery of this Agreement (the “SIR Disclosure Letter”) (it being acknowledged and agreed that disclosure of any item in any section or subsection of the SIR Disclosure Letter shall be deemed disclosed with respect to the section or subsection of this Agreement to which it corresponds and any other section or subsection of this Agreement to the extent the applicability of such disclosure is reasonably apparent on its face (it being understood that to be so reasonably apparent on its face, it is not required that the other Sections be cross-referenced); provided, that no disclosure shall qualify any Fundamental Representation unless it is set forth in the specific section or subsection of the SIR Disclosure Letter corresponding to such Fundamental Representation; provided further, that nothing in the SIR Disclosure Letter is intended to broaden the scope of any representation or warranty of the SIR Parties made herein) or (b) as disclosed in the SIR SEC Documents publicly available, filed with, or furnished to, as applicable, the SEC on or after March 31, 2019 and prior to the date of this Agreement (excluding any information or documents incorporated by reference therein or filed as exhibits thereto and excluding any disclosures contained in such documents under the headings “Risk Factors” or “Forward Looking Statements” or any other disclosures contained or referenced therein to the extent they are cautionary, non-specific, predictive or forward-looking in nature), and then only to the extent that the relevance of any disclosed event, item or occurrence in such SIR SEC Documents to a matter covered by a representation or warranty set forth in this Article 4 is reasonably apparent on its face; provided, that the disclosures in the SIR SEC Documents shall not be deemed to qualify (i) any Fundamental Representations, which matters shall only be qualified by specific disclosure in the respective corresponding Section of the SIR Disclosure Letter, and (ii) Section 4.5(a)-(b) (SEC Documents; Financial Statements), Section 4.6(c) (Absence of Certain Changes or Events) and Section 4.7 (No Undisclosed Liabilities), the SIR Parties hereby jointly and severally represent and warrant as of the date hereof (except to the extent that such representations and warranties expressly relate to another date, in which case as of such other date) to the STAR Parties that:

Section 4.1 Organization and Qualification; Subsidiaries.

(a) SIR is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland and has the requisite corporate power and authority to own, lease and, to the extent applicable, operate its properties and to carry on its business as it is now being conducted. SIR is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, operated or leased by it or the nature of its business makes such qualification, licensing or good standing necessary, except for such failures to be so qualified, licensed or in good standing that, individually or in the aggregate, would not reasonably be expected to have a SIR Material Adverse Effect.

(b) Each SIR Subsidiary is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite organizational power and authority to own, lease and, to the extent applicable, operate its properties and to carry on its business as it is now being conducted. Each SIR Subsidiary is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, operated or leased by it or the nature of its business makes such qualification, licensing or good standing necessary, except for such failures to be so qualified, licensed or in good standing that, individually or in the aggregate, would not reasonably be expected to have a SIR Material Adverse Effect.

(c) Section 4.1(c) of the SIR Disclosure Letter sets forth a true and complete list of the SIR Subsidiaries and their respective jurisdictions of incorporation or organization, as the case may be, the jurisdictions in which SIR and the SIR Subsidiaries are qualified or licensed to do business, and the type of and percentage of interest held, directly or indirectly, by SIR in each SIR Subsidiary, including a list of each SIR Subsidiary that is a “qualified REIT subsidiary” within the meaning of Section 856(i)(2) of the Code (each a “Qualified REIT Subsidiary”) or a “taxable REIT subsidiary” within the meaning of Section 856(1) of the Code (each a “Taxable REIT Subsidiary”) and each SIR Subsidiary that is an entity taxable as a corporation which is neither a Qualified REIT Subsidiary nor a Taxable REIT Subsidiary.

(d) Neither SIR nor any SIR Subsidiary directly or indirectly owns any equity interest or investment (whether equity or debt) in any Person (other than in the SIR Subsidiaries and investments in short-term investment securities).

(e) SIR has made available to STAR complete and correct copies of the SIR Governing Documents. Each of SIR and the SIR Operating Partnership is in compliance with the terms of its SIR Governing Documents in all material respects. True and complete copies of SIR’s and the SIR Operating Partnership’s minute books, as applicable, have been made available by SIR to STAR.

(f) SIR has not exempted any “Person” from the “Aggregate Share Ownership Limit” or the “Common Share Ownership Limit” or established or increased an “Excepted Holder Limit,” as such terms are defined in the SIR Charter, which exemption or Excepted Holder Limit is currently in effect.

Section 4.2 Authority; Approval Required.

(a) Each of the SIR Parties has the requisite corporate or limited partnership power and authority, as applicable, to execute and deliver this Agreement, to perform its obligations hereunder and, subject only to receipt of the Stockholder Approval, to consummate the transactions contemplated by this Agreement, including the Merger. The execution and delivery of this Agreement by each of the SIR Parties and the consummation by the SIR Parties of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate and limited partnership action, and no other corporate or limited partnership proceedings on the part of the SIR Parties are necessary to authorize this Agreement or the Merger or to consummate the other transactions contemplated by this Agreement, subject to receipt of the Stockholder Approval, the filing of Articles of Amendment relating to the Charter Amendment with, and acceptance for record of such Articles of Amendment, by the SDAT and the filing of the Articles of Merger with, and acceptance for record of the Articles of Merger by, the SDAT.

(b) This Agreement has been duly executed and delivered by the SIR Parties, and assuming due authorization, execution and delivery by the STAR Parties, constitutes a legally valid and binding obligation of the SIR Parties, enforceable against the SIR Parties in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

(c) On the recommendation of the SIR Special Committee, the SIR Board (including a majority of directors and independent directors not otherwise interested in the Merger) (i) determined that the terms of this Agreement, the Merger, the Charter Amendment and the other transactions contemplated by this Agreement are advisable and in the best interest of SIR and, with respect to this Agreement and the Merger, are fair and reasonable to SIR and on terms and conditions no less favorable to SIR than those available from unaffiliated third parties, and (ii) approved, authorized and adopted this Agreement, the Merger, the Charter Amendment and the other transactions contemplated by this Agreement, (iii) directed that the Merger and the Charter Amendment be submitted to a vote of the holders of SIR Common Stock and (iv) except as may be permitted pursuant to Section 7.3, resolved to include the SIR Board recommendation to holders of SIR Common Stock to vote in favor of approval of the Merger and the Charter Amendment (such recommendation, the “SIR Board Recommendation”), which resolutions remain in full force and effect and have not been subsequently rescinded, modified or withdrawn in any way, except as may be permitted after the date hereof by Section 7.3.

(d) The Stockholder Approval is the only vote of the holders of securities of SIR or the SIR Operating Partnership required to approve the Merger, the Charter Amendment and the other transactions contemplated by this Agreement.

Section 4.3 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by each of the SIR Parties do not, and the performance of this Agreement and its obligations hereunder will not, (i) assuming receipt of the Stockholder Approval, conflict with or violate any provision of (A) the SIR Governing Documents or (B) any equivalent organizational or governing documents of any other SIR Subsidiary, (ii) assuming that all consents, approvals, authorizations and permits described in Section 4.3(b) have been obtained, all filings and notifications described in Section 4.3(b) have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to SIR or any SIR Subsidiary or by which any property or asset of SIR or any SIR Subsidiary is bound, or (iii) require any consent or approval except as contemplated by Section 4.3(b) under, result in any breach of any obligation or any loss of any benefit or material increase in any cost or obligation of SIR or any SIR Subsidiary under, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to any other Person any right of termination, acceleration or cancellation (with or without notice or the lapse of time or both) of, or give rise to any right of purchase, first offer or forced sale under or result in the creation of a Lien on any property or asset of SIR or any SIR Subsidiary pursuant to, any Contract or Permit to which SIR or any SIR Subsidiary is a party, except, as to clauses (ii) and (iii) above, for any such conflicts, violations, breaches, defaults or other occurrences which, individually or in the aggregate, would not reasonably be expected to have a SIR Material Adverse Effect.

(b) Except as set forth in Section 4.3(b) of the SIR Disclosure Letter, no consents or approvals of, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by SIR or any SIR Subsidiary in connection with the execution, delivery and performance by the SIR Parties of this Agreement. As of the date hereof, to the Knowledge of SIR, the SIR Parties are not aware of any reason why the necessary approvals referenced in the preceding sentence will not be received in order to permit consummation of the Merger on a timely basis. The execution and delivery of this Agreement by each of the SIR Parties do not, and the performance of this Agreement and its obligations hereunder will not, (i) constitute a breach or violation of, or a default under, or give rise to any Lien or any acceleration of remedies, penalty, increase in material benefit payable or right of termination under, any applicable Law, any Contract or other instrument or agreement of SIR or any SIR Subsidiary or to which SIR, any SIR Subsidiary or any of their Properties is subject or bound, or (ii) require SIR or SIR Subsidiary to obtain any consent or approval under any such law, Contract or other instrument or agreement, except for (A) the Proxy Statement, the Form S-4 and the declaration of effectiveness of the Form S-4, and such reports under, and other compliance with, the Exchange Act and the Securities Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (B) the filing of the Articles of Amendment relating to the Charter Amendment with, and the acceptance for record of such Articles of Amendment by, the SDAT, (C) the filing of the Articles of Merger with, and the acceptance for record of the Articles of Merger by, the SDAT pursuant to the MGCL and the MLLCA, (D) such filings and approvals as may be required by any applicable state securities or “blue sky” Laws, (E) the consents, authorizations, orders or approvals of each Governmental Authority or third party listed in Section 4.3(b) of the SIR Disclosure Letter and (F) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications which, individually or in the aggregate, would not reasonably be expected to have a SIR Material Adverse Effect.

Section 4.4 Capital Structure.

(a) The authorized capital stock of SIR consists of 1,100,000,000 shares of capital stock, of which 999,999,000 shares are designated as common stock with par value of $0.01 per share (“SIR Common Stock”), 100,000,000 shares are designated as preferred stock with a par value of $0.01 per share (“SIR Preferred Stock”) and 1,000 shares are designated as non-participating, non-voting convertible stock with par value of $0.01 per share (“SIR Convertible Stock”). At the close of business on August 1, 2019, (i) 73,984,015 shares of SIR Common Stock were issued and outstanding, (ii) no shares of SIR Preferred Stock were issued and outstanding, (iii) 1,000 shares of SIR Convertible Stock were issued and outstanding, (iv) 898,500 shares of SIR Common Stock were available for grant under the SIR Equity Incentive Plan, and (v) zero shares of SIR Common Stock were reserved for issuance upon redemption of SIR OP Interests. All of the outstanding shares of capital stock of SIR are duly authorized, validly issued, fully paid and nonassessable and were issued in compliance with applicable securities Laws. Except as set forth in this Section 4.4, there is no other outstanding capital stock of SIR.

(b) Section 4.4(b) of the SIR Disclosure Letter sets forth a list of all of the partners of SIR Operating Partnership as of the date hereof, together with the amount of SIR OP Interests held by each such partner. All the SIR OP Interests held by SIR are directly owned by SIR or a Wholly Owned SIR Subsidiary, free and clear of all Liens other than Permitted Liens and free of preemptive rights. All of the SIR OP Interests are duly authorized and validly issued and were issued in compliance with applicable securities Laws.

(c) All of the outstanding shares of capital stock of each of the SIR Subsidiaries that is a corporation are duly authorized, validly issued, fully paid and nonassessable. All equity interests in each of the SIR Subsidiaries that is a partnership or limited liability company are duly authorized and validly issued. All shares of capital stock of (or other ownership interests in) each of the SIR Subsidiaries which may be issued upon exercise of outstanding options or exchange rights are duly authorized and, upon issuance will be validly issued, fully paid and nonassessable. SIR owns, directly or indirectly, all of the issued and outstanding capital stock and other ownership interests of each of the SIR Subsidiaries, free and clear of all Liens, other than Permitted Liens, and free of preemptive rights.

(d) There are no bonds, debentures, notes or other Indebtedness having general voting rights (or convertible into securities having such rights) of SIR or any SIR Subsidiary issued and outstanding (“SIR Voting Debt”). Except as set forth in Section 4.4(d) of the SIR Disclosure Letter, there are no outstanding subscriptions, securities options, warrants, calls, rights, profits interests, stock appreciation rights, phantom stock, convertible securities, preemptive rights, anti-dilutive rights, rights of first refusal or other similar rights, agreements, arrangements, undertakings or commitments of any kind to which SIR or any of the SIR Subsidiaries is a party or by which any of them is bound obligating SIR or any of the SIR Subsidiaries to (i) issue, transfer or sell or create, or cause to be issued, transferred or sold or created any additional shares of capital stock or other equity interests or phantom stock or other contractual rights the value of which is determined in whole or in part by the value of any equity security of SIR or any SIR Subsidiary or securities convertible into or exchangeable for such shares or equity interests, (ii) issue, grant, extend or enter into any such subscriptions, options, warrants, calls, rights, profits interests, stock appreciation rights, phantom stock, convertible securities or other similar rights, agreements, arrangements, undertakings or commitments or (iii) redeem, repurchase or otherwise acquire any such shares of capital stock, SIR Voting Debt or other equity interests.

(e) Neither SIR nor any SIR Subsidiary is a party to or bound by any Contracts concerning the voting (including voting trusts and proxies) of any capital stock of SIR or any of the SIR Subsidiaries. Neither SIR nor any SIR Subsidiary has granted any registration rights on any of its capital stock other than as set forth in Section 4.4(e) of the SIR Disclosure Letter. No SIR Common Stock is owned by any SIR Subsidiary.

(f) SIR does not have a “poison pill” or similar stockholder rights plan.

(g) All dividends or other distributions on the shares of SIR Common Stock or SIR OP Interests and any material dividends or other distributions on any securities of any SIR Subsidiary which have been authorized or declared prior to the date hereof have been paid in full (except to the extent such dividends have been publicly announced and are not yet due and payable).

Section 4.5 SEC Documents; Financial Statements; Internal Controls; Off Balance Sheet Arrangements; Investment Company Act; Anti-Corruption Laws.

(a) SIR has timely filed with, or furnished (on a publicly available basis) to the SEC, all forms, documents, certifications, statements, schedules, registration statements, prospectuses, reports and exhibits required to be filed or furnished by SIR under the Exchange Act or the Securities Act (together with all certifications required pursuant to the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder (the “Sarbanes-Oxley Act”)) since January 1, 2016 (the forms, documents, financial statements (including those referenced in Section 4.5(d)) and reports filed with the SEC since January 1, 2016 and those filed with the SEC since the date of this Agreement, if any, including any amendments thereto, the “SIR SEC Documents”). SIR has timely paid all fees due in connection with any SIR SEC Document. As of their respective filing dates (or the date of their most recent amendment, supplement or modification, in each case, to the extent filed and publicly available prior to the date of this Agreement), the SIR SEC Documents (i) complied, or with respect to SIR SEC Documents filed after the date hereof, will comply, in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, the Sarbanes-Oxley Act and the applicable rules and regulations of the SEC thereunder, and (ii) did not, or with respect to SIR SEC Documents filed after the date hereof, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. None of the SIR SEC Documents is, to the Knowledge of SIR, the subject of ongoing SEC review or threatened review, and SIR does not have any outstanding and unresolved comments from the SEC with respect to any SIR SEC Documents. There are no internal investigations, any SEC inquiries or investigations or other governmental inquiries or investigations pending or, to the Knowledge of SIR, threatened. None of the SIR SEC Documents is the subject of any confidential treatment request by SIR.

(b) SIR has made available to STAR complete and correct copies of all written correspondence between the SEC, on the one hand, and SIR, on the other hand, since December 31, 2016. No SIR Subsidiary is separately subject to the periodic reporting requirements of Section 13(a) or Section 15(d) of the Exchange Act.

(c) At all applicable times, SIR has complied in all material respects with the applicable provisions of the Sarbanes-Oxley Act and the applicable rules and regulations thereunder, as amended from time to time.

(d) The consolidated audited and unaudited financial statements of SIR and the SIR Subsidiaries included, or incorporated by reference, in the SIR SEC Documents, including the related notes and schedules (as amended, supplemented or modified by later SIR SEC Documents, in each case, to the extent filed and publicly available prior to the date of this Agreement), (i) have been or will be, as the case may be, prepared from, are in accordance with, and accurately reflect the books and records of SIR and SIR Subsidiaries in all material respects, (ii) complied or will comply, as the case may be, as of their respective dates in all material respects with the then-applicable accounting requirements of the Securities Act and the Exchange Act and the published rules and regulations of the SEC with respect thereto, (iii) have been or will be, as the case may be, prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, or, in the case of the unaudited financial statements, for normal and recurring year-end adjustments and as may be permitted by the SEC on Form 10-Q, Form 8-K, Regulation S-X or any successor or like form under the Exchange Act, which such adjustments are not, in the aggregate, material to SIR) and (iv) fairly present, or will fairly present, as the case may be, in all material respects (subject, in the case of unaudited financial statements, for normal and recurring year-end adjustments, none of which is material), the consolidated financial position of SIR and the SIR Subsidiaries, taken as a whole, as of their respective dates and the consolidated statements of operations, stockholders’ equity and cash flows of SIR and the SIR Subsidiaries for the periods presented therein. There are no internal investigations, any SEC inquiries or investigations or other governmental inquiries or investigations pending or, to the Knowledge of SIR, threatened, in each case regarding any accounting practices of SIR.

(e) Since December 31, 2016, (A) SIR has designed and maintained disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) that are effective to ensure that material information required to be disclosed by SIR in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to SIR’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of SIR required under the Exchange Act with respect to such reports, and (B) such disclosure controls and procedures are effective in timely alerting SIR’s principal executive officer and principal financial officer to material information required to be included in SIR’s periodic reports required under the Exchange Act. SIR and SIR Subsidiaries have designed and maintained a system of internal control over financial reporting (as defined in Rule 13a-15(f) and 15d-15(f) under the Exchange Act) sufficient to provide reasonable assurances (i) regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP, (ii) that transactions are executed in accordance with management’s general or specific authorizations, (iii) that transactions are recorded as necessary to permit preparation of financial statements and to maintain asset accountability, (iv) that access to assets is permitted only in accordance with management’s general or specific authorization, (v) that the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (vi) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis. SIR has disclosed to SIR’s auditors and audit committee (and made summaries of such disclosures available to STAR) (1) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect in any material respect SIR’s ability to record, process, summarize and report financial information and (2) any fraud, to the Knowledge of SIR, whether or not material, that involves management or other employees who have a significant role in internal control over financial reporting.

(f) SIR is not, and none of the SIR Subsidiaries are, a party to, and neither SIR nor any SIR Subsidiary has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract or arrangement, including any Contract relating to any transaction or relationship between or among SIR and any SIR Subsidiary, on the one hand, and any unconsolidated Affiliate of SIR or any SIR Subsidiary, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K of the SEC), where the result, purpose or effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, SIR, any SIR Subsidiary or SIR’s or such SIR Subsidiary’s audited financial statements or other SIR SEC Documents.

(g) Neither SIR nor any SIR Subsidiary is required to be registered as an investment company under the Investment Company Act.

(h) SIR and SIR Subsidiaries (including in each case any of their officers and directors) have complied with the Anti-Corruption Law. Neither SIR nor any SIR Subsidiary nor, to the Knowledge of SIR, any director, officer or Representative of SIR or any SIR Subsidiary has (i) used any corporate funds for any unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity, (ii) made, taken or will take any action in furtherance of any direct or indirect unlawful payment, promise to pay or authorization or approval of the payment or giving of money, property or gifts of anything of value, directly or indirectly to any foreign or domestic government official or employee, (iii) made, offered or taken an act in furtherance of any direct or indirect unlawful bribe, rebate, payoff, kickback or other unlawful payment to any foreign or domestic government official or employee, (iv) made any payment to any customer, supplier or tenant, or to any officer, director, partner, employee or agent of any such customer, supplier or tenant, for the unlawful sharing of fees to any such customer, supplier or tenant or any such officer, director, partner, employee or agent for the unlawful rebating of charges, (v) engaged in any other unlawful reciprocal practice, or made any other unlawful payment or given any other unlawful consideration to any such customer, supplier or tenant or any such officer, director, partner, employee or agent of such customer, officer or tenant, or (vi) taken any action or made any omission in violation of any applicable Law governing imports into or exports from the United States or any foreign country, or relating to economic sanctions or embargoes, corrupt practices, money laundering, or compliance with unsanctioned foreign boycotts, in each case, in violation of any applicable Anti-Corruption Law. Neither SIR nor any SIR Subsidiary has received any written communication that alleges that SIR or any SIR Subsidiary, or any of their respective Representatives, is, or may be, in violation of, or has, or may have, any liability under, any Anti-Corruption Law.

Section 4.6 Absence of Certain Changes or Events. Except as set forth in Section 4.6 of the SIR Disclosure Letter, since December 31, 2018 through the date of this Agreement, (a) SIR and each SIR Subsidiary has conducted its business in all material respects in the ordinary course of business consistent with past practice, (b) neither SIR nor any SIR Subsidiary has taken any action that would have been prohibited by Section 6.1(a) (Conduct of the Business of SIR) if taken from and after the date of this Agreement and (c) there has not been any SIR Material Adverse Effect or any event, circumstance, change, effect, development, condition or occurrence that, individually or in the aggregate with all other events, circumstances, changes, effects, developments, conditions or occurrences, would reasonably be expected to have a SIR Material Adverse Effect.

Section 4.7 No Undisclosed Liabilities. Except (a) as disclosed, reflected or reserved against on the balance sheet of SIR dated as of December 31, 2018 (including the notes thereto), (b) for liabilities or obligations incurred in connection with the transactions contemplated by this Agreement and (c) for liabilities or obligations incurred in the ordinary course of business consistent with past practice since December 31, 2018, neither SIR nor any SIR Subsidiary has any liabilities or obligations (whether accrued, absolute, contingent or otherwise) that either alone or when combined with all other liabilities of a type not described in clauses (a), (b) or (c) above, has had, or would reasonably be expected to have, a SIR Material Adverse Effect.

Section 4.8 Permits; Compliance with Law.

(a) Except for the authorizations, licenses, permits, certificates, approvals, variances, exemptions, orders, franchises, certifications and clearances that are the subject of Section 4.10 and Section 4.11, which are addressed solely in those Sections, SIR and each SIR Subsidiary is in possession of all authorizations, licenses, permits, certificates, approvals, variances, exemptions, orders, franchises, certifications and clearances of any Governmental Authority (“Permits”) necessary for SIR and each SIR Subsidiary to own, lease and, to the extent applicable, operate its properties or to carry on its respective business substantially as they are being conducted as of the date hereof (the “SIR Permits”), and all such SIR Permits are valid and in full force and effect, except where the failure to be in possession of, or the failure to be valid or in full force and effect of, any of the SIR Permits, individually, or in the aggregate, would not reasonably be expected to have a SIR Material Adverse Effect. SIR has paid all fees and assessments due and payable, in each case, in connection with all such Permits except where failure to pay would not have a SIR Material Adverse Effect. No event has occurred with respect to any of the SIR Permits which permits, or after notice or lapse of time or both would permit, revocation or termination thereof or would result in any other material impairment of the rights of the holder of any such SIR Permits. Neither SIR nor any of the SIR Subsidiaries has received any notice indicating, nor to the Knowledge of SIR, is there any pending applicable petition, objection or other pleading with any Governmental Authority having jurisdiction or authority over the operations of SIR or the SIR Subsidiaries or its Properties that impairs the validity of any SIR Permit or which would reasonably be expected, if accepted or granted, to result in the revocation of any SIR Permit, except where the impairment or revocation of any such SIR Permits, individually, or in the aggregate, would not reasonably be expected to have a SIR Material Adverse Effect.

(b) Since January 1, 2016, neither SIR nor any SIR Subsidiary has been in conflict with, or in default or violation of, (i) any Law applicable to SIR or any SIR Subsidiary or by which any property or asset of SIR or any SIR Subsidiary is bound (except for compliance with Laws addressed in Section 4.10, Section 4.11, Section 4.13 and Section 4.14 which are solely addressed in those Sections), or (ii) any SIR Permits (except for the SIR Permits addressed in Section 4.10 or Section 4.11 which are solely addressed in those Sections), except, in each case, for any such conflicts, defaults or violations that, individually or in the aggregate, would not reasonably be expected to have a SIR Material Adverse Effect.

Section 4.9 Litigation. Except as set forth in Section 4.9 of the SIR Disclosure Letter, there is no material action, suit, proceeding or investigation to which SIR or any SIR Subsidiary is a party (either as plaintiff or defendant) pending or, to the Knowledge of SIR, threatened before any Governmental Authority, and, to the Knowledge of SIR, there is no basis for any such action, suit, proceeding or investigation. Neither SIR nor any SIR Subsidiary has been permanently or temporarily enjoined by any Order, judgment or decree of any Governmental Authority from engaging in or continuing to conduct the business of SIR or the SIR Subsidiaries. No Order of any Governmental Authority has been issued in any proceeding to which SIR or any of the SIR Subsidiaries is or was a party, or, to the Knowledge of SIR, in any other proceeding, that enjoins or requires SIR or any of the SIR Subsidiaries to take action of any kind with respect to its businesses, assets or properties. Since January 1, 2019, none of SIR, any SIR Subsidiary or any Representative of the foregoing has received or made any settlement offer for any material Action to which SIR or any SIR Subsidiary is a party or potentially could be a party (in each case, either as plaintiff or defendant), other than settlement offers that do not exceed $1,000,000 individually.

Section 4.10 Properties.

(a) SIR has made available to STAR a list of each parcel of real property currently owned or ground leased by SIR or any SIR Subsidiary, together with the applicable SIR Subsidiary owning or leasing such property. Except as disclosed in title insurance policies and reports (and the documents or surveys referenced in such policies and reports): (A) SIR or a SIR Subsidiary owns fee simple title to each of the SIR Properties, free and clear of Liens, except for Permitted Liens; (B) except as has not had and would not, individually or in the aggregate, have a SIR Material Adverse Effect, neither SIR nor any SIR Subsidiary has received written notice of any violation of any Law affecting any portion of any of the SIR Properties issued by any Governmental Authority; and (C) except as would not, individually or in the aggregate, have a SIR Material Adverse Effect, neither SIR nor any SIR Subsidiary has received notice to the effect that there are (1) condemnation or rezoning proceedings that are pending or threatened with respect to any of the SIR Properties or (2) zoning, building or similar Laws, codes, ordinances, orders or regulations that are or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any of the SIR Properties or by the continued maintenance, operation or use of the parking areas.

(b) SIR has not received written notice of, nor does SIR have any Knowledge of, any material latent defects or adverse physical conditions affecting any of the SIR Properties or the improvements thereon, except as would not, individually or in the aggregate, have a SIR Material Adverse Effect.

(c) SIR and the SIR Subsidiaries have good title to, or a valid and enforceable leasehold interest in, all personal assets owned, used or held for use by them. Neither SIR’s nor the SIR Subsidiaries’ ownership of any such personal property is subject to any Liens, other than Permitted Liens.

(d) A policy of title insurance has been issued for each SIR Property insuring, as of the effective date of such insurance policy, (i)(A) fee simple title interest held by SIR or the applicable SIR Subsidiary with respect to SIR Properties that are not subject to ground leases and (B) a valid leasehold estate held by SIR or the applicable SIR Subsidiary that are subject to ground leases and (ii) to the Knowledge of SIR, such insurance policies are in full force and effect, and no material claim has been made against any such policy that remains outstanding as of the date of hereof.

Section 4.11 Environmental Matters. Except as, individually or in the aggregate, would not reasonably be expected to have a SIR Material Adverse Effect: (i) no notification, demand, request for information, citation, summons, notice of violation or order has been received, no complaint has been filed, no penalty has been assessed and no investigation, action, suit or proceeding is pending or, to the Knowledge of SIR, is threatened relating to SIR or any of the SIR Subsidiaries or any of their respective properties, and relating to or arising out of any Environmental Law or Hazardous Substance; (ii) SIR and the SIR Subsidiaries are, and for the past year, have been, in compliance with all Environmental Laws and all applicable Environmental Permits; (iii) SIR and each of the SIR Subsidiaries is in possession of all Environmental Permits necessary for SIR and each SIR Subsidiary to own, lease and, to the extent applicable, operate its properties or to carry on its respective business substantially as they are being conducted as of the date hereof, and all such Environmental Permits are valid and in full force and effect; (iv) any and all Hazardous Substances disposed of by SIR and each SIR Subsidiary was done so in accordance with all applicable Environmental Laws and Environmental Permits; (v) SIR and the SIR Subsidiaries are not subject to any order, writ, judgment, injunction, decree, stipulation, determination or award by any Governmental Authority pursuant to any Environmental Laws, any Environmental Permit or with respect to any Hazardous Substance; and (vi) there are no liabilities or obligations of SIR or any of the SIR Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise arising under or relating to any Environmental Law or any Hazardous Substance and there is no condition, situation or set of circumstances that would reasonably be expected to result in any such liability or obligation.

Section 4.12 Material Contracts.

(a) SIR has made available to STAR a true, correct and complete copy of each Contract in effect as of the date hereof to which SIR or any SIR Subsidiary is a party or by which any of its properties or assets are bound that:

(i) is required to be filed with the SEC as an exhibit to SIR’s Annual Report on Form 10-K for the year ending December 31, 2018 or any subsequent current or periodic report pursuant to Item 601(b)(1), (2), (4), (9) or (10) of Regulation S-K promulgated under the Securities Act;

(ii) is required to be described pursuant to Item 404 of Regulation S-K promulgated under the Securities Act;

(iii) obligates the SIR Parties or any other SIR Subsidiary to make non-contingent aggregate annual expenditures (other than principal and/or interest payments or the deposit of other reserves with respect to debt obligations) in excess of $1,000,000 and is not cancelable within ninety (90) days without material penalty to the SIR Parties or any other SIR Subsidiary;

(iv) contains any non-compete or exclusivity provisions with respect to any line of business or geographic area that restricts the business of the SIR Parties or any other SIR Subsidiary, including upon consummation of the transactions contemplated by this Agreement, or that otherwise restricts the lines of business conducted by the SIR Parties or any other SIR Subsidiary or the geographic area in which the SIR Parties or any other SIR Subsidiary may conduct business;

(v) is a Contract that obligates the SIR Parties or any other SIR Subsidiary to indemnify any past or present directors, officers, or employees of the SIR Parties or any other SIR Subsidiary pursuant to which the SIR Parties or any other SIR Subsidiary is the indemnitor;

(vi) constitutes (A) an Indebtedness obligation of the SIR Parties or any other SIR Subsidiary with a principal amount as of the date hereof greater than $1,000,000 or (B) a Contract (including any so called take-or-pay or keepwell agreements) under which (1) any Person including SIR or a SIR Subsidiary, has directly or indirectly guaranteed Indebtedness, liabilities or obligations of SIR or SIR Subsidiary or (2) SIR or a SIR Subsidiary has directly or indirectly guaranteed Indebtedness, liabilities or obligations of any Person, including SIR or another SIR Subsidiary (in each case other than endorsements for the purpose of collection in the ordinary course of business);

(vii) requires the SIR Parties or any other SIR Subsidiary to dispose of or acquire assets or properties that (together with all of the assets and properties subject to such requirement in such Contract) have a fair market value in excess of $1,000,000, or involves any pending or contemplated merger, consolidation or similar business combination transaction;

(viii) constitutes an interest rate cap, interest rate collar, interest rate swap or other Contract relating to a swap or other hedging transaction of any type;

(ix) constitutes a loan to any Person (other than a Wholly Owned SIR Subsidiary or the SIR Operating Partnership) by SIR or any SIR Subsidiary in an amount in excess of $1,000,000;

(x) sets forth the operational terms of a joint venture, partnership, limited liability company or strategic alliance of the SIR Parties or any other SIR Subsidiary with a third party;

(xi) prohibits the pledging of the capital stock of SIR or any SIR Subsidiary or prohibits the issuance of guarantees by any SIR Subsidiary;

(xii) contains covenants expressly limiting, in any material respect, the ability of SIR or any SIR Subsidiary to sell, transfer, pledge or otherwise, dispose of any material assets or business of SIR or any SIR Subsidiary;

(xiii) contains restrictions on the ability of SIR or any SIR Subsidiary to pay dividends or other distributions (other than pursuant to the organizational documents of SIR and SIR Subsidiaries);

(xiv) is with a Governmental Authority;

(xv) has continuing “earn-out” or other similar contingent purchase price payment obligations, in each case that could result in payments, individually or in the aggregate, in excess of $1,000,000;

(xvi) is an employment Contract or consulting Contract;

(xvii) provides severance, retention or transaction bonus payments, change of control payments or similar compensation;

(xviii) is a settlement agreement or release of claims with any current employee or with any former employee within the past five (5) years;

(xix) is a lease, sublease, license or other rental agreement or occupancy agreement (written or verbal) which grants any possessory interest in and to any space situated on or in the SIR Properties or that otherwise gives rights with regard to the use of the SIR Properties;

(xx) is a ground lease under which SIR or a SIR Subsidiary holds a leasehold interest in the SIR Properties or any portion thereof; or

(xxi) is both (A) not made in the ordinary course of business consistent with past practice and (B) material to SIR and the SIR Subsidiaries, taken as a whole.

(b) Each Contract in any of the categories set forth in Section 4.12(a) to which the SIR Parties or any other SIR Subsidiary is a party or by which it is bound as of the date hereof is referred to herein as a “SIR Material Contract.”

(c) Each SIR Material Contract is legal, valid, binding and enforceable on the SIR Parties and each other SIR Subsidiary that is a party thereto and, to the Knowledge of SIR, each other party thereto, and is in full force and effect, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at Law). The SIR Parties and each other SIR Subsidiary has performed all obligations required to be performed by it prior to the date hereof under each SIR Material Contract and, to the Knowledge of SIR, each other party thereto has performed all obligations required to be performed by it under such SIR Material Contract prior to the date hereof. None of the SIR Parties or any other SIR Subsidiary, nor, to the Knowledge of SIR, any other party thereto, is in breach or violation of, or default under, any SIR Material Contract, and no event has occurred that, with notice or lapse of time or both, would constitute a violation, breach or default under any SIR Material Contract, except where in each case such breach, violation or default, individually or in the aggregate, would not reasonably be expected to have a SIR Material Adverse Effect. None of the SIR Parties or any other SIR Subsidiary has received notice of any violation or default under, or currently owes any termination, cancellation or other similar fees or any liquidated damages with respect to, any SIR Material Contract, except for violations, defaults, fees or damages that, individually or in the aggregate, would not reasonably be expected to have a SIR Material Adverse Effect. Since December 31, 2016 and as of the date hereof, neither SIR nor any SIR Subsidiary has received any written notice of the intention of any party to cancel, terminate, materially change the scope of rights under or fail to renew any SIR Material Contract.

(d) Each management agreement pursuant to which any third party manages or operates any of the SIR Properties on behalf of SIR or any SIR Subsidiary is valid, binding and in full force and effect as against SIR or the applicable SIR Subsidiary and, to the Knowledge of SIR, as against the other party thereto. Neither SIR nor any SIR Subsidiary owes any termination, cancellation or other similar fees or any liquidated damages to any third party manager or operator.

Section 4.13 Taxes.

(a) Each SIR Party and each other SIR Subsidiary has timely filed with the appropriate Governmental Authority all United States federal income Tax Returns and all other material Tax Returns required to be filed, taking into account any extensions of time within which to file such Tax Returns, and all such Tax Returns were complete and correct in all material respects. Each SIR Party and each other SIR Subsidiary has duly paid (or there has been paid on their behalf), or made adequate provisions in accordance with GAAP for, all material Taxes required to be paid by them, whether or not shown on any Tax Return. True and materially complete copies of all United States federal income Tax Returns that have been filed with the IRS by SIR and each SIR Subsidiary with respect to the taxable years ending on or after December 31, 2015 have been made available to STAR. No written claim has been proposed by any Governmental Authority in any jurisdiction where SIR or any SIR Subsidiary do not file Tax Returns that SIR or any SIR Subsidiary is or may be subject to Tax by such jurisdiction.

(b) Beginning with its initial taxable year ending on December 31, 2010, and through and including the Closing Date (determined as if SIR’s current taxable year ended immediately prior to Closing), SIR (i) has been organized and operated in conformity with the requirements to qualify as a REIT under the Code and the current and proposed method of operation for SIR is expected to enable SIR to continue to meet the requirements for qualification as a REIT through and including the Closing Date, and (ii) has not taken or omitted to take any action which would reasonably be expected to result in SIR’s failure to qualify as a REIT, and no challenge to SIR’s status as a REIT is pending or threatened in writing. No SIR Subsidiary is a corporation for United States federal income tax purposes, other than a corporation that qualifies as a Qualified REIT Subsidiary or as a Taxable REIT Subsidiary. SIR’s dividends paid deduction, within the meaning of Section 561 of the Code, for each taxable year, taking into account any dividends subject to Sections 857(b)(8) or 858 of the Code, has not been less than the sum of (i) SIR’s REIT taxable income, as defined in Section 857(b)(2) of the Code, determined without regard to any dividends paid deduction for such year and (ii) SIR’s net capital gain for such year.

(c) (i) There are no audits, investigations by any Governmental Authority or other proceedings pending or, to the Knowledge of SIR, threatened with regard to any material Taxes or Tax Returns of SIR or any SIR Subsidiary; (ii) no material deficiency for Taxes of SIR or any SIR Subsidiary has been claimed, proposed or assessed in writing or, to the Knowledge of SIR, threatened, by any Governmental Authority, which deficiency has not yet been settled except for such deficiencies which are being contested in good faith or with respect to which the failure to pay, individually or in the aggregate, would not reasonably be expected to have a SIR Material Adverse Effect; (iii) neither SIR nor any SIR Subsidiary has waived any statute of limitations with respect to the assessment of material Taxes or agreed to any extension of time with respect to any material Tax assessment or deficiency for any open tax year; (iv) neither SIR nor any SIR Subsidiary is currently the beneficiary of any extension of time within which to file any material Tax Return; and (v) neither SIR nor any SIR Subsidiary has entered into any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law).

(d) Each SIR Subsidiary that is a partnership, joint venture or limited liability company and that has not elected to be a Taxable REIT Subsidiary has been since its formation treated for United States federal income tax purposes as a partnership, disregarded entity, or Qualified REIT Subsidiary, as the case may be, and not as a corporation, an association taxable as a corporation whose separate existence is respected for United States federal income tax purposes, or a “publicly traded partnership” within the meaning of Section 7704(b) of the Code that is treated as a corporation for U.S. federal income tax purposes under Section 7704(a) of the Code.

(e) Neither SIR nor any SIR Subsidiary holds any asset the disposition of which would be subject to Treasury Regulation Section 1.337(d)-7, nor have they disposed of any such asset during its current taxable year.

(f) Since its inception, SIR and the SIR Subsidiaries have not incurred (i) any material liability for Taxes under Sections 857(b)(1), 857(b)(4), 857(b)(5), 857(b)(6)(A), 857(b)(7), 860(c) or 4981 of the Code, or Treasury Regulations Sections 1.337(d)-5, 1.337(d)-6, or 1.337(d)-7, (ii) any material liability for Taxes under Sections 857(b)(5) (for income test violations), 856(c)(7)(C) (for asset test violations), or 856(g)(5)(C) (for violations of other qualification requirements applicable to REITs) and (iii) SIR has not, and none of the SIR Subsidiaries have, incurred any material liability for Tax other than (A) in the ordinary course of business consistent with past practice, or (B) transfer or similar Taxes arising in connection with sales of property. No event has occurred, and to the Knowledge of SIR no condition or circumstances exists, which presents a material risk that any material liability for Taxes described clauses (i), (ii), or (iii) of the preceding sentence will be imposed upon SIR or any SIR Subsidiary.

(g) SIR and the SIR Subsidiaries have complied, in all material respects, with all applicable Laws relating to the payment and withholding of Taxes (including withholding of Taxes pursuant to Sections 1441, 1442, 1445, 1446 and 3402 of the Code or similar provisions under any state and foreign Laws) and have duly and timely withheld and, in each case, have paid over to the appropriate taxing authorities all material amounts required to be so withheld and paid over on or prior to the due date thereof under all applicable Laws.

(h) There are no SIR Tax Protection Agreements (as hereinafter defined) in force at the date of this Agreement (other than customary Tax indemnification provisions in commercial Contracts not primarily relating to Taxes), and, as of the date of this Agreement, no person has raised in writing, or to the Knowledge of SIR threatened to raise, a material claim against SIR or any SIR Subsidiary for any breach of any SIR Tax Protection Agreements. As used herein, “SIR Tax Protection Agreements” means any written agreement to which SIR or any SIR Subsidiary is a party pursuant to which: (i) any liability to holders of limited partnership interests in a SIR Subsidiary Partnership (as hereinafter defined) relating to Taxes may arise, whether or not as a result of the consummation of the transactions contemplated by this Agreement; and/or (ii) in connection with the deferral of income Taxes of a holder of limited partnership interests or limited liability company interests in a SIR Subsidiary Partnership, SIR or any SIR Subsidiary has agreed to (A) maintain a minimum level of debt, continue a particular debt or provide rights to guarantee debt, (B) retain or not dispose of assets, (C) make or refrain from making Tax elections, and/or (D) only dispose of assets in a particular manner. As used herein, “SIR Subsidiary Partnership” means a SIR Subsidiary that is a partnership for United States federal income tax purposes.

(i) There are no Tax Liens upon any property or assets of SIR or any SIR Subsidiary except Liens for Taxes not yet due and payable or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP.

(j) There are no Tax allocation or sharing agreements or similar arrangements with respect to or involving SIR or any SIR Subsidiary, and after the Closing Date neither SIR nor any SIR Subsidiary shall be bound by any such Tax allocation agreements or similar arrangements or have any liability thereunder for amounts due in respect of periods prior to the Closing Date.

(k) Neither SIR nor any SIR Subsidiary has requested or received any private letter ruling or other similar written ruling of a Governmental Authority or entered into any written agreement with a Governmental Authority with respect to any Taxes, and neither SIR nor any SIR Subsidiary is subject to any such private letter ruling or other similar written ruling of a Governmental Authority.

(l) Neither SIR nor any SIR Subsidiary (i) has been a member of an affiliated group filing a consolidated federal income Tax or (ii) has any liability for the Taxes of any Person (other than any SIR Subsidiary) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by Contract, or otherwise.

(m) Neither SIR nor any SIR Subsidiary has participated in any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

(n) Neither SIR nor any SIR Subsidiary has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code in the two (2) years prior to the date of this Agreement.

(o) No written power of attorney that has been granted by SIR or any SIR Subsidiary (other than to SIR or a SIR Subsidiary) currently is in force with respect to any matter relating to Taxes.

Section 4.14 Intellectual Property. Neither SIR nor any SIR Subsidiary: (a) owns any registered trademarks, patents or copyrights, (b) has any pending applications, registrations or recordings for any trademarks, patents or copyrights or (c) is a party to any Contracts with respect to use by SIR or any SIR Subsidiary of any trademarks or patents. Except as, individually or in the aggregate, would not reasonably be expected to have a SIR Material Adverse Effect, (i) no Intellectual Property used by SIR or any SIR Subsidiary infringes or is alleged to infringe any Intellectual Property rights of any third party, (ii) no Person is misappropriating, infringing or otherwise violating any Intellectual Property of SIR or any SIR Subsidiary, and (iii) SIR and the SIR Subsidiaries own or are licensed to use, or otherwise possess valid rights to use, all Intellectual Property necessary to conduct the business of SIR and the SIR Subsidiaries as it is currently conducted. Since January 1, 2019, neither SIR nor any SIR Subsidiary has received any written or, to the Knowledge of SIR, verbal complaint, claim or notice alleging misappropriation, infringement or violation of any Intellectual Property rights of any third party.

Section 4.15 Insurance. SIR and each SIR Subsidiary maintain material insurance policies and all material fidelity bonds as set forth in Section 4.15 of the SIR Disclosure Letter (which specifies the general type of insurance, insurer, policy number and aggregate limit) (the “SIR Insurance Policies”). All such insurance policies are in full force and effect, and, as of the date hereof, no written notice of cancellation or termination has been received by SIR or any SIR Subsidiary with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancellation, and there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a breach or default, by any insured thereunder, or permit termination or modification, of any of the policies, except as would not, individually or in the aggregate, reasonably be expected to have a SIR Material Adverse Effect. Except as, individually or in the aggregate, would not reasonably be expected to have a SIR Material Adverse Effect, all premiums currently due and payable under all SIR Insurance Policies have been paid, and SIR and the SIR Subsidiaries have otherwise complied in all material respects with the terms and conditions of all SIR Insurance Policies.

Section 4.16 Benefit Plans.

(a) Other than the SIR Equity Incentive Plan, SIR and the SIR Subsidiaries do not and are not required to, and have not and have never been required to, maintain, sponsor or contribute to any Benefit Plans. Neither SIR nor any SIR Subsidiary has any contract, plan or commitment, whether or not legally binding, to create any Benefit Plan.

(b) Except as individually or in the aggregate, have not had and would not reasonably be expected to have SIR Material Adverse Effect, none of SIR, any SIR Subsidiary or any of their respective ERISA Affiliates has incurred any obligation or liability with respect to or under any employee benefit plan, program or arrangement (including any agreement, program, policy or other arrangement under which any current or former employee, director or consultant has any present or future right to benefits) which has created or will create any obligation with respect to, or has resulted in or will result in any liability to SIR or any SIR Subsidiary.

(c) Except as individually or in the aggregate, have not had and would not reasonably be expected to have a SIR Material Adverse Effect, the SIR Equity Incentive Plan was established and has been administered in accordance with its terms and in compliance with all applicable Laws, including the Code.

(d) None of SIR, any SIR Subsidiaries or any of their respective ERISA Affiliates has ever maintained, contributed to, or participated in, or otherwise has any obligation or liability in connection with: (i) a “pension plan” under Section 3(2) of ERISA that is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code, (ii) a “multiemployer plan” (as defined in Section 3(37) of ERISA), (iii) a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA), or (iv) a “multiple employer plan” (as defined in Section 413(c) of the Code).

(e) Except as individually or in the aggregate, have not had and would not reasonably be expected to have a SIR Material Adverse Effect, no amount that could be received (whether in cash or property or the vesting of property) as a result of the Merger or any of the other transactions contemplated hereby (alone or in combination with any other event) by any Person who is a “disqualified individual” (as such term is defined in Treasury Regulation Section 1.280G-1) under any compensation arrangement could be characterized as an “excess parachute payment” (as such term is defined in Section 280G(b)(1) of the Code).

(f) Except as individually or in the aggregate, have not had and would not reasonably be expected to have a SIR Material Adverse Effect, the SIR Equity Incentive Plan has been maintained and operated in compliance with Section 409A of the Code or an available exemption therefrom.

(g) Neither SIR nor any SIR Subsidiary is a party to or has any obligation under any Contract, the SIR Equity Incentive Plan or otherwise to compensate any Person for excise Taxes payable pursuant to Section 4999 of the Code or for additional Taxes payable pursuant to Section 409A of the Code.

(h) Neither SIR nor any SIR Subsidiary has, or has ever had, any employees.

Section 4.17 Related Party Transactions. Except as described in the publicly available SIR SEC Documents filed with or furnished to the SEC on or after January 1, 2016 and prior to the date hereof, no agreements, arrangements or understandings between any of the SIR Parties or any other SIR Subsidiary (or binding on any of their respective properties or assets), on the one hand, and any other Person, on the other hand (other than those exclusively among SIR and SIR Subsidiaries) (the “SIR Related Party Agreements”), are in existence that are not, but are required to be, disclosed under Item 404 of Regulation S-K promulgated by the SEC.

Section 4.18 Brokers. No broker, investment banker or other Person (other than the Persons listed in Section 4.18 of the SIR Disclosure Letter, pursuant to the terms of the engagement letter between SIR and such Person, true, correct and complete copies of which have been provided to STAR prior to the date hereof) is entitled to any broker’s, finder’s or other similar fee or commission in connection with the Merger and the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the SIR Parties or any other SIR Subsidiary.

Section 4.19 Opinion of Financial Advisor. The SIR Special Committee has received the written opinion of BMO Capital Markets Corp. (the “SIR Financial Advisor”), dated the date of this Agreement, to the effect that, as of the date of such opinion and based on and subject to the assumptions, limitations, qualifications and conditions set forth in its written opinion, the Exchange Ratio is fair, from a financial point of view, to the holders of shares of the SIR Common Stock. SIR will deliver to STAR a complete and correct copy of such opinion promptly after receipt thereof by the SIR Special Committee solely for informational purposes. SIR acknowledges that the opinion of the STAR Financial Advisor contemplated by Section 5.19 is for the benefit of the STAR Special Committee and that SIR shall not be entitled to rely on that opinion for any purpose.

Section 4.20 Takeover Statutes. Neither SIR nor any SIR Subsidiary is, nor at any time during the last two (2) years has been, an “interested stockholder” of STAR as defined in Section 3-601 of the MGCL. The SIR Board has taken all action necessary to render inapplicable to the Merger the restrictions on business combinations contained in Subtitle 6 of Title 3 of the MGCL. The restrictions on control share acquisitions contained in Subtitle 7 of Title 3 of the MGCL are not applicable to the Merger. No other “business combination,” “control share acquisition,” “fair price,” “moratorium” or other takeover or anti-takeover statute or similar federal or state Law (collectively, “Takeover Statutes”) are applicable to this Agreement, the Merger or the other transactions contemplated by this Agreement. No dissenters’, appraisal or similar rights are available to the holders of SIR Common Stock with respect to the Merger and the other transactions contemplated by this Agreement.

Section 4.21 Information Supplied. None of the information relating to SIR or any SIR Subsidiary contained or incorporated by reference in the Proxy Statement or the Form S-4 or that is provided by SIR or any SIR Subsidiary in writing for inclusion or incorporation by reference in any document filed with any other

Governmental Authority in connection with the transactions contemplated by this Agreement will (a) in the case of the Proxy Statement, at the time of the mailing thereof, at the time of the Stockholders Meeting, at the time the Form S-4 is declared effective or at the Merger Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or (b) in the case of the Form S-4 or with respect to any other document to be filed by SIR with the SEC in connection with the Merger or the other transactions contemplated by this Agreement, at the time of its filing with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. All documents that SIR is responsible for filing with the SEC in connection with the transactions contemplated by this Agreement, to the extent relating to SIR, its officers, directors and partners and the SIR Subsidiaries (or other information supplied by or on behalf of SIR or any SIR Subsidiaries for inclusion therein) will comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act; provided, that no representation is made as to statements made or incorporated by reference by or on behalf of the STAR Parties.

Section 4.22 No Other Representations and Warranties. Except for the representations or warranties expressly set forth in this Article 4, or any document, agreement, certificate or other instrument contemplated hereby, none of the SIR Parties or any other Person on behalf of a SIR Party has made any representation or warranty, expressed or implied, with respect to the SIR Parties or any other SIR Subsidiary, their respective businesses, operations, assets, liabilities, condition (financial or otherwise), results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects) or the accuracy or completeness of any information regarding the SIR Parties or any other SIR Subsidiary. In particular, without limiting the foregoing disclaimer, none of the SIR Parties or any other Person on behalf of a SIR Party makes or has made any representation or warranty to any STAR Party or any of their respective Affiliates or Representatives with respect to, except for the representations and warranties made by the SIR Parties in this Article 4, or any document, agreement, certificate or other instrument contemplated hereby, any oral or written information presented to the STAR Parties or any of their respective Affiliates or Representatives in the course of their due diligence of the SIR Parties, the negotiation of this Agreement or in the course of the transactions contemplated by this Agreement. Notwithstanding anything contained in this Agreement to the contrary, the SIR Parties acknowledge and agree that none of the STAR Parties or any other Person has made or is making any representations or warranties relating to the STAR Parties whatsoever, express or implied, beyond those expressly given by any STAR Party in Article 5, or any document, agreement, certificate or other instrument contemplated hereby, including any implied representation or warranty as to the accuracy or completeness of any information regarding any STAR Party furnished or made available to the SIR Parties or any of their respective Representatives.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF THE STAR PARTIES

Except (a) as set forth in the disclosure letter prepared by the STAR Parties and delivered by the STAR Parties to the SIR Parties prior to the execution and delivery of this Agreement (the “STAR Disclosure Letter”) (it being acknowledged and agreed that disclosure of any item in any section or subsection of the STAR Disclosure Letter shall be deemed disclosed with respect to the section or subsection of this Agreement to which it corresponds and any other section or subsection of this Agreement to the extent the applicability of such disclosure is reasonably apparent on its face (it being understood that to be so reasonably apparent on its face, it is not required that the other Sections be cross-referenced); provided, that no disclosure shall qualify any Fundamental Representation unless it is set forth in the specific section or subsection of the STAR Disclosure Letter corresponding to such Fundamental Representation; provided, further, that nothing in the STAR Disclosure Letter is intended to broaden the scope of any representation or warranty of the STAR Parties made herein) or (b) as disclosed in the STAR SEC Documents publicly available, filed with, or furnished to, as applicable, the SEC on or after March 31, 2019 and prior to the date of this Agreement (excluding any information or documents incorporated by reference therein or filed as exhibits thereto and excluding any disclosures contained in such documents under the headings “Risk Factors” or “Forward Looking Statements” or any other disclosures contained or referenced therein to the extent they are cautionary, non-specific, predictive or forward-looking in nature), and then only to the extent that the relevance of any disclosed event, item or occurrence in such STAR SEC Documents to a matter covered by a representation or warranty set forth in this Article 5 is reasonably apparent on its face; provided, that the disclosures in the STAR SEC Documents shall not be deemed to qualify (i) any Fundamental Representations, which matters shall only be qualified by specific disclosure in the respective corresponding Section of the STAR Disclosure Letter, and (ii) Section 5.5(a)-Section 5.5(b) (SEC Documents; Financial Statements), Section 5.6(c) (Absence of Certain Changes or Events) and Section 5.7 (No Undisclosed Liabilities), the STAR Parties hereby jointly and severally represent and warrant as of the date hereof (except to the extent that such representations and warranties expressly relate to another date, in which case as of such other date) to the SIR Parties that:

Section 5.1 Organization and Qualification; Subsidiaries.

(a) STAR is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland and has the requisite corporate power and authority to own, lease and, to the extent applicable, operate its properties and to carry on its business as it is now being conducted. Merger Sub is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Maryland and has the requisite limited liability company power and authority to own, lease and, to the extent applicable, operate its properties and to carry on its business as it is now being conducted. Each of STAR and Merger Sub is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, operated or leased by it or the nature of its business makes such qualification, licensing or good standing necessary, except for such failures to be so qualified, licensed or in good standing that, individually or in the aggregate, would not reasonably be expected to have a STAR Material Adverse Effect.

(b) Each STAR Subsidiary is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite organizational power and authority to own, lease and, to the extent applicable, operate its properties and to carry on its business as it is now being conducted. Each STAR Subsidiary is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, operated or leased by it or the nature of its business makes such qualification, licensing or good standing necessary, except for such failures to be so qualified, licensed or in good standing that, individually or in the aggregate, would not reasonably be expected to have a STAR Material Adverse Effect.

(c) Section 5.1(c) of the STAR Disclosure Letter sets forth a true and complete list of the STAR Subsidiaries and their respective jurisdictions of incorporation or organization, as the case may be, the jurisdictions in which STAR and the STAR Subsidiaries are qualified or licensed to do business, and the type of and percentage of interest held, directly or indirectly, by STAR in each STAR Subsidiary, including a list of each STAR Subsidiary that is a Qualified REIT Subsidiary or a Taxable REIT Subsidiary and each STAR Subsidiary that is an entity taxable as a corporation which is neither a Qualified REIT Subsidiary nor a Taxable REIT Subsidiary.

(d) Neither STAR nor any STAR Subsidiary directly or indirectly owns any equity interest or investment (whether equity or debt) in any Person (other than in the STAR Subsidiaries and investments in short-term investment securities).

(e) STAR has made available to SIR complete and correct copies of the STAR Governing Documents. Each of STAR and the STAR Operating Partnership is in compliance with the terms of its STAR Governing Documents in all material respects. True and complete copies of STAR’s and the STAR Operating Partnership’s minute books, as applicable, have been made available by STAR to SIR.

(f) STAR has not exempted any “Person” from the “Aggregate Share Ownership Limit” or the “Common Share Ownership Limit” or established or increased an “Excepted Holder Limit,” as such terms are defined in the STAR Charter, which exemption or Excepted Holder Limit is currently in effect.

Section 5.2 Authority.

(a) Each of the STAR Parties has the requisite corporate, limited liability company or limited partnership power and authority, as applicable, to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement, including the Merger. The execution and delivery of this Agreement by each of the STAR Parties and the consummation by the STAR Parties of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate, limited liability company and limited partnership action, and no other corporate, limited liability company or limited partnership proceedings on the part of the STAR Parties are necessary to authorize this Agreement or the Merger or to consummate the other transactions contemplated by this Agreement, subject, to the filing of the Articles of Merger with, and acceptance for record of the Articles of Merger by, the SDAT.

(b) This Agreement has been duly executed and delivered by the STAR Parties, and assuming due authorization, execution and delivery by the SIR Parties, constitutes a legally valid and binding obligation of the STAR Parties enforceable against the STAR Parties in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

(c) On the recommendation of the STAR Special Committee, the STAR Board (including a majority of directors and independent directors not otherwise interested in the Merger) has (i) determined that the terms of this Agreement, the Merger and the other transactions contemplated by this Agreement are advisable and in the best interest of STAR and are fair and reasonable to STAR and, with respect to this Agreement and the Merger, on terms and conditions no less favorable to STAR than those available from unaffiliated third parties, and (ii) approved, authorized and adopted this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement, which resolutions remain in full force and effect and have not been subsequently rescinded, modified or withdrawn in any way, except as may be permitted after the date hereof by Section 7.3.

(d) STAR, as the sole member of Merger Sub, has approved this Agreement and the Merger.

Section 5.3 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by each of the STAR Parties do not, and the performance of this Agreement and its obligations hereunder will not, (i) conflict with or violate any provision of (A) the STAR Governing Documents or the Merger Sub Governing Documents or (B) any equivalent organizational or governing documents of any other STAR Subsidiary, (ii) assuming that all consents, approvals, authorizations and permits described in Section 5.3(b) have been obtained, all filings and notifications described in Section 5.3(b) have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to STAR or any STAR Subsidiary or by which any property or asset of STAR or any STAR Subsidiary is bound, or (iii) require any consent or approval except as contemplated by Section 5.3(b) under, result in any breach of any obligation or any loss of any benefit or material increase in any cost or obligation of STAR or any STAR Subsidiary under, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to any other Person any right of termination, acceleration or cancellation (with or without notice or the lapse of time or both) of, or give rise to any right of purchase, first offer or forced sale under or result in the creation of a Lien on any property or asset of STAR or any STAR Subsidiary pursuant to, any Contract or Permit to which STAR or any STAR Subsidiary is a party, except, as to clauses (ii) and (iii) above, for any such conflicts, violations, breaches, defaults or other occurrences which, individually or in the aggregate, would not reasonably be expected to have a STAR Material Adverse Effect.

(b) Except as set forth in Section 5.3(b) of the STAR Disclosure Letter, no consents or approvals of, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by STAR or any STAR Subsidiary in connection with the execution, delivery and performance by the STAR Parties of this Agreement. As of the date hereof, to the Knowledge of STAR, the STAR Parties are not aware of any reason why the necessary approvals referenced in the preceding sentence will not be received in order to permit consummation of the Merger on a timely basis. The execution and delivery of this Agreement by each of the STAR Parties do not, and the performance of this Agreement and its obligations hereunder will not, (i) constitute a breach or violation of, or a default under, or give rise to any Lien or any acceleration of remedies, penalty, increase in material benefit payable or right of termination under, any applicable Law, any Contract or other instrument or agreement of STAR or any STAR Subsidiary or to which STAR, any STAR Subsidiary or any of their Properties is subject or bound, or (ii) require STAR or STAR Subsidiary to obtain any consent or approval under any such law, Contract or other instrument or agreement, except for (A) the Proxy Statement, the Form S-4 and the declaration of effectiveness of the Form S-4, and such reports under, and other compliance with, the Exchange Act and the Securities Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (B) the filing of the Articles of Merger with, and the acceptance for record of the Articles of Merger by, the SDAT pursuant to the MGCL and the MLLCA, (C) such filings and approvals as may be required by any applicable state securities or “blue sky” Laws, (D) the consents, authorizations, orders or approvals of each Governmental Authority or third party listed in Section 5.3(b) of the STAR Disclosure Letter and (E) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications which, individually or in the aggregate, would not reasonably be expected to have a STAR Material Adverse Effect.

Section 5.4 Capital Structure.

(a) The authorized capital stock of STAR consists of 1,100,000,000 shares of capital stock, of which 999,999,000 shares are designated as common stock with par value of $0.01 per share (“STAR Common Stock”), 1,000 shares are designated as non-participating, non-voting convertible stock with par value of $0.01 per share (“STAR Convertible Stock”), and 100,000,000 shares are designated as preferred stock with a par value of $0.01 per share (“STAR Preferred Stock”). At the close of business on August 1, 2019, (i) 52,229,664 shares of STAR Common Stock were issued and outstanding, (ii) 1,000 shares of STAR Convertible Stock were issued and outstanding, (iii) no shares of STAR Preferred Stock were issued and outstanding, (iv) 965,011 shares of STAR Common Stock were available for grant under the STAR Equity Incentive Plan, and (v) no shares of STAR Common Stock were reserved for issuance upon redemption of STAR OP Interests. All of the outstanding shares of capital stock of STAR are duly authorized, validly issued, fully paid and nonassessable and were issued in compliance with applicable securities Laws. Except as set forth in this Section 5.4, there is no other outstanding capital stock of STAR.

(b) Section 5.4(b) of the STAR Disclosure Letter sets forth a list of all of the partners of STAR Operating Partnership as of the date hereof, together with the amount of STAR OP Interests held by each such partner. All the STAR OP Interests held by STAR are directly owned by STAR or a Wholly Owned STAR Subsidiary, free and clear of all Liens other than Permitted Liens and free of preemptive rights. All of the STAR OP Interests are duly authorized and validly issued and were issued in compliance with applicable securities Laws.

(c) All of the outstanding shares of capital stock of each of the STAR Subsidiaries that is a corporation are duly authorized, validly issued, fully paid and nonassessable. All equity interests in each of the STAR Subsidiaries that is a partnership or limited liability company are duly authorized and validly issued. All shares of capital stock of (or other ownership interests in) each of the STAR Subsidiaries which may be issued upon exercise of outstanding options or exchange rights are duly authorized and, upon issuance will be validly issued, fully paid and nonassessable. STAR owns, directly or indirectly, all of the issued and outstanding capital stock and other ownership interests of each of the STAR Subsidiaries, free and clear of all Liens other than Permitted Liens and free of preemptive rights.

(d) There are no bonds, debentures, notes or other Indebtedness having general voting rights (or convertible into securities having such rights) of STAR or any STAR Subsidiary issued and outstanding (“STAR Voting Debt”). Except as set forth in Section 5.4(d) of the STAR Disclosure Letter, there are no outstanding subscriptions, securities options, warrants, calls, rights, profits interests, stock appreciation rights, phantom stock, convertible securities, preemptive rights, anti-dilutive rights, rights of first refusal or other similar rights, agreements, arrangements, undertakings or commitments of any kind to which STAR or any of the STAR Subsidiaries is a party or by which any of them is bound obligating STAR or any of the STAR Subsidiaries to (i) issue, transfer or sell or create, or cause to be issued, transferred or sold or created any additional shares of capital stock or other equity interests or phantom stock or other contractual rights the value of which is determined in whole or in part by the value of any equity security of STAR or any STAR Subsidiary or securities convertible into or exchangeable for such shares or equity interests, (ii) issue, grant, extend or enter into any such subscriptions, options, warrants, calls, rights, profits interests, stock appreciation rights, phantom stock, convertible securities or other similar rights, agreements, arrangements, undertakings or commitments or (iii) redeem, repurchase or otherwise acquire any such shares of capital stock, STAR Voting Debt or other equity interests.

(e) Neither STAR nor any STAR Subsidiary is a party to or bound by any Contracts concerning the voting (including voting trusts and proxies) of any capital stock of STAR or any of the STAR Subsidiaries. Neither STAR nor any STAR Subsidiary has granted any registration rights on any of its capital stock other than as set forth in Section 5.4(e) of the STAR Disclosure Letter. No STAR Common Stock is owned by any STAR Subsidiary.

(f) STAR does not have a “poison pill” or similar stockholder rights plan.

(g) All dividends or other distributions on the shares of STAR Common Stock or STAR OP Interests and any material dividends or other distributions on any securities of any STAR Subsidiary which have been authorized or declared prior to the date hereof have been paid in full (except to the extent such dividends have been publicly announced and are not yet due and payable).

Section 5.5 SEC Documents; Financial Statements; Internal Controls; Off Balance Sheet Arrangements; Investment Company Act; Anti-Corruption Laws.

(a) STAR has timely filed with, or furnished (on a publicly available basis) to the SEC, all forms, documents, certifications, statements, schedules, registration statements, prospectuses, reports and exhibits required to be filed or furnished by STAR under the Exchange Act or the Securities Act (together with all certifications required pursuant to the Sarbanes-Oxley Act) since January 1, 2016, (the forms, documents, financial statements (including those referenced in Section 5.5(d)) and reports filed with the SEC since January 1, 2016 and those filed with the SEC since the date of this Agreement, if any, including any amendments thereto, the “STAR SEC Documents”). STAR has timely paid all fees due in connection with any STAR SEC Document. As of their respective filing dates (or the date of their most recent amendment, supplement or modification, in each case, to the extent filed and publicly available prior to the date of this Agreement), the STAR SEC Documents (i) complied, or with respect to STAR SEC Documents filed after the date hereof, will comply, in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, the Sarbanes-Oxley Act and the applicable rules and regulations of the SEC thereunder, and (ii) did not, or with respect to STAR SEC Documents filed after the date hereof, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. None of the STAR SEC Documents is, to the Knowledge of STAR, the subject of ongoing SEC review or threatened review, and STAR does not have any outstanding and unresolved comments from the SEC with respect to any STAR SEC Documents. There are no internal investigations, any SEC inquiries or investigations or other governmental inquiries or investigations pending or, to the Knowledge of STAR, threatened. None of the STAR SEC Documents is the subject of any confidential treatment request by STAR.

(b) STAR has made available to SIR complete and correct copies of all written correspondence between the SEC, on the one hand, and STAR, on the other hand, since December 31, 2016. No STAR Subsidiary is separately subject to the periodic reporting requirements of Section 13(a) or Section 15(d) of the Exchange Act.

(c) At all applicable times, STAR has complied in all material respects with the applicable provisions of the Sarbanes-Oxley Act and the applicable rules and regulations thereunder, as amended from time to time.

(d) The consolidated audited and unaudited financial statements of STAR and the STAR Subsidiaries included, or incorporated by reference, in the STAR SEC Documents, including the related notes and schedules (as amended, supplemented or modified by later STAR SEC Documents, in each case, to the extent filed and publicly available prior to the date of this Agreement), (i) have been or will be, as the case may be, prepared from, are in accordance with, and accurately reflect the books and records of STAR and STAR Subsidiaries in all material respects, (ii) complied or will comply, as the case may be, as of their respective dates in all material respects with the then-applicable accounting requirements of the Securities Act and the Exchange Act and the published rules and regulations of the SEC with respect thereto, (iii) have been or will be, as the case may be, prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, or, in the case of the unaudited financial statements, for normal and recurring year-end adjustments and as may be permitted by the SEC on Form 10-Q, Form 8-K, Regulation S-X or any successor or like form under the Exchange Act, which such adjustments are not, in the aggregate, material to STAR) and (iv) fairly present, or will fairly present, as the case may be, in all material respects (subject, in the case of unaudited financial statements, for normal and recurring year-end adjustments, none of which is material), the consolidated financial position of STAR and the STAR Subsidiaries, taken as a whole, as of their respective dates and the consolidated statements of operations, stockholders’ equity and cash flows of STAR and the STAR Subsidiaries for the periods presented therein. There are no internal investigations, any SEC inquiries or investigations or other governmental inquiries or investigations pending or, to the Knowledge of STAR, threatened, in each case regarding any accounting practices of STAR.

(e) Since December 31, 2016, (A) STAR has designed and maintained disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) that are effective to ensure that material information required to be disclosed by STAR in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to STAR’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of STAR required under the Exchange Act with respect to such reports, and (B) such disclosure controls and procedures are effective in timely alerting STAR’s principal executive officer and principal financial officer to material information required to be included in STAR’s periodic reports required under the Exchange Act. STAR and STAR Subsidiaries have designed and maintained a system of internal control over financial reporting (as defined in Rule 13a-15(f) and 15d-15(f) under the Exchange Act) sufficient to provide reasonable assurances (i) regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP, (ii) that transactions are executed in accordance with management’s general or specific authorizations, (iii) that transactions are recorded as necessary to permit preparation of financial statements and to maintain asset accountability, (iv) that access to assets is permitted only in accordance with management’s general or specific authorization, (v) that the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (vi) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis. STAR has disclosed to STAR’s auditors and audit committee

(and made summaries of such disclosures available to SIR) (1) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect in any material respect STAR’s ability to record, process, summarize and report financial information and (2) any fraud, whether or not material, that involves management or other employees who have a significant role in internal control over financial reporting.

(f) STAR is not, and none of the STAR Subsidiaries are, a party to, and neither STAR nor any STAR Subsidiary has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract or arrangement, including any Contract relating to any transaction or relationship between or among STAR and any STAR Subsidiary, on the one hand, and any unconsolidated Affiliate of STAR or any STAR Subsidiary, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K of the SEC), where the result, purpose or effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, STAR, any STAR Subsidiary or STAR’s or such STAR Subsidiary’s audited financial statements or other STAR SEC Documents.

(g) Neither STAR nor any STAR Subsidiary is required to be registered as an investment company under the Investment Company Act.

(h) STAR and STAR Subsidiaries (including in each case any of their officers and directors) have complied with the Anti-Corruption Law. Neither STAR nor any STAR Subsidiary nor, to the Knowledge of STAR, any director, officer or Representative of STAR or any STAR Subsidiary has (i) used any corporate funds for any unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity, (ii) made, taken or will take any action in furtherance of any direct or indirect unlawful payment, promise to pay or authorization or approval of the payment or giving of money, property or gifts of anything of value, directly or indirectly to any foreign or domestic government official or employee, (iii) made, offered or taken an act in furtherance of any direct or indirect unlawful bribe, rebate, payoff, kickback or other unlawful payment to any foreign or domestic government official or employee, (iv) made any payment to any customer, supplier or tenant, or to any officer, director, partner, employee or agent of any such customer, supplier or tenant, for the unlawful sharing of fees to any such customer, supplier or tenant or any such officer, director, partner, employee or agent for the unlawful rebating of charges, (v) engaged in any other unlawful reciprocal practice, or made any other unlawful payment or given any other unlawful consideration to any such customer, supplier or tenant or any such officer, director, partner, employee or agent of such customer, officer or tenant, or (vi) taken any action or made any omission in violation of any applicable Law governing imports into or exports from the United States or any foreign country, or relating to economic sanctions or embargoes, corrupt practices, money laundering, or compliance with unsanctioned foreign boycotts, in each case, in violation of any applicable Anti-Corruption Law. Neither STAR nor any STAR Subsidiary has received any written communication that alleges that STAR or any STAR Subsidiary, or any of their respective Representatives, is, or may be, in violation of, or has, or may have, any liability under, any Anti-Corruption Law.

Section 5.6 Absence of Certain Changes or Events. Except as set forth in Section 5.6 of the STAR Disclosure Letter, since December 31, 2018 through the date of this Agreement, (a) STAR and each STAR Subsidiary has conducted its business in all material respects in the ordinary course of business consistent with past practice, (b) neither STAR nor any STAR Subsidiary has taken any action that would have been prohibited by Section 6.2(b) (Conduct of the Business of STAR) if taken from and after the date of this Agreement and (c) there has not been any STAR Material Adverse Effect or any event, circumstance, change, effect, development, condition or occurrence that, individually or in the aggregate with all other events, circumstances, changes, effects, developments, conditions or occurrences, would reasonably be expected to have a STAR Material Adverse Effect.

Section 5.7 No Undisclosed Liabilities. Except (a) as disclosed, reflected or reserved against on the balance sheet of STAR dated as of December 31, 2018 (including the notes thereto), (b) for liabilities or obligations incurred in connection with the transactions contemplated by this Agreement and (c) for liabilities or obligations incurred in the ordinary course of business consistent with past practice since December 31, 2018, neither STAR nor any STAR Subsidiary has any liabilities or obligations (whether accrued, absolute, contingent or otherwise) that either alone or when combined with all other liabilities of a type not described in clauses (a), (b) or (c) above, has had, or would reasonably be expected to have, a STAR Material Adverse Effect.

Section 5.8 Permits; Compliance with Law.

(a) Except for the authorizations, licenses, permits, certificates, approvals, variances, exemptions, orders, franchises, certifications and clearances that are the subject of Section 5.10 and Section 5.11, which are addressed solely in those Sections, STAR and each STAR Subsidiary is in possession of all Permits necessary for STAR and each STAR Subsidiary to own, lease and, to the extent applicable, operate its properties or to carry on its respective business substantially as they are being conducted as of the date hereof (the “STAR Permits”), and all such STAR Permits are valid and in full force and effect, except where the failure to be in possession of, or the failure to be valid or in full force and effect of, any of the STAR Permits, individually or in the aggregate, would not reasonably be expected to have a STAR Material Adverse Effect. STAR has paid all fees and assessments due and payable, in each case, in connection with all such Permits except where failure to pay would not have a STAR Material Adverse Effect. No event has occurred with respect to any of the STAR Permits which permits, or after notice or lapse of time or both would permit, revocation or termination thereof or would result in any other material impairment of the rights of the holder of any such STAR Permits. Neither STAR nor any of the STAR Subsidiaries has received any notice indicating, nor to the Knowledge of STAR, is there any pending applicable petition, objection or other pleading with any Governmental Authority having jurisdiction or authority over the operations of STAR or the STAR Subsidiaries or its Properties that impairs the validity of any STAR Permit or which would reasonably be expected, if accepted or granted, to result in the revocation of any STAR Permit, except where the impairment or revocation of any such STAR Permits, individually, or in the aggregate, would not reasonably be expected to have a STAR Material Adverse Effect.

(b) Since January 1, 2016, neither STAR nor any STAR Subsidiary has been in conflict with, or in default or violation of (i) any Law applicable to STAR or any STAR Subsidiary or by which any property or asset of STAR or any STAR Subsidiary is bound (except for compliance with Laws addressed in Section 5.10, Section 5.11, Section 5.13 and Section 5.14 which are solely addressed in those Sections), or (ii) any STAR Permits (except for the STAR Permits addressed in Section 5.10 or Section 5.11, which are solely addressed in those Sections), except, in each case, for any such conflicts, defaults or violations that, individually or in the aggregate, would not reasonably be expected to have a STAR Material Adverse Effect.

Section 5.9 Litigation. Except as set forth in Section 5.9 of the STAR Disclosure Letter, there is no material action, suit, proceeding or investigation to which STAR or any STAR Subsidiary is a party (either as plaintiff or defendant) pending or, to the Knowledge of STAR, threatened before any Governmental Authority, and, to the Knowledge of STAR, there is no basis for any such action, suit, proceeding or investigation. Neither STAR nor any STAR Subsidiary has been permanently or temporarily enjoined by any Order, judgment or decree of any Governmental Authority from engaging in or continuing to conduct the business of STAR or the STAR Subsidiaries. No Order of any Governmental Authority has been issued in any proceeding to which STAR or any of the STAR Subsidiaries is or was a party, or, to the Knowledge of STAR, in any other proceeding, that enjoins or requires STAR or any of the STAR Subsidiaries to take action of any kind with respect to its businesses, assets or properties. Since January 1, 2019, none of STAR, any STAR Subsidiary or any Representative of the foregoing has received or made any settlement offer for any material Action to which STAR or any STAR Subsidiary is a party or potentially could be a party (in each case, either as plaintiff or defendant), other than settlement offers that do not exceed $1,000,000 individually.

Section 5.10 Properties.

(a) STAR has made available to SIR a list of each parcel of real property currently owned or ground leased by STAR or any STAR Subsidiary, together with the applicable STAR Subsidiary owning or leasing such property. Except as disclosed in title insurance policies and reports (and the documents or surveys referenced in such policies and reports): (A) STAR or a STAR Subsidiary owns fee simple title to each of the STAR Properties, free and clear of Liens, except for Permitted Liens; (B) except as has not had and would not, individually or in the aggregate, have a STAR Material Adverse Effect, neither STAR nor any STAR Subsidiary has received written notice of any violation of any Law affecting any portion of any of the STAR Properties issued by any Governmental Authority; and (C) except as would not, individually or in the aggregate, have a STAR Material Adverse Effect, neither STAR nor any STAR Subsidiary has received notice to the effect that there are (1) condemnation or rezoning proceedings that are pending or threatened with respect to any of the STAR Properties or (2) zoning, building or similar Laws, codes, ordinances, orders or regulations that are or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any of the STAR Properties or by the continued maintenance, operation or use of the parking areas.

(b) STAR has not received written notice of, nor does STAR have any Knowledge of, any material latent defects or adverse physical conditions affecting any of the STAR Properties or the improvements thereon, except as would not, individually or in the aggregate, have a STAR Material Adverse Effect.

(c) STAR and the STAR Subsidiaries have good title to, or a valid and enforceable leasehold interest in, all personal assets owned, used or held for use by them. Neither STAR’s nor the STAR Subsidiaries’ ownership of any such personal property is subject to any Liens, other than Permitted Liens.

(d) A policy of title insurance has been issued for each STAR Property insuring, as of the effective date of such insurance policy, (i)(A) fee simple title interest held by STAR or the applicable STAR Subsidiary with respect to STAR Properties that are not subject to ground leases and (B) a valid leasehold estate held by STAR or the applicable STAR Subsidiary that are subject to ground leases and (ii) to the Knowledge of STAR, such insurance policies are in full force and effect, and no material claim has been made against any such policy that remains outstanding as of the date of hereof.

Section 5.11 Environmental Matters. Except as, individually or in the aggregate, would not reasonably be expected to have a STAR Material Adverse Effect: (i) no notification, demand, request for information, citation, summons, notice of violation or order has been received, no complaint has been filed, no penalty has been assessed and no investigation, action, suit or proceeding is pending or, to the Knowledge of STAR, is threatened relating to STAR or any of the STAR Subsidiaries or any of their respective properties, and relating to or arising out of any Environmental Law or Hazardous Substance; (ii) STAR and the STAR Subsidiaries are, and for the past year, have been, in compliance with all Environmental Laws and all applicable Environmental Permits; (iii) STAR and each of the STAR Subsidiaries is in possession of all Environmental Permits necessary for STAR and each STAR Subsidiary to own, lease and, to the extent applicable, operate its properties or to carry on its respective business substantially as they are being conducted as of the date hereof, and all such Environmental Permits are valid and in full force and effect; (iv) any and all Hazardous Substances disposed of by STAR and each STAR Subsidiary was done so in accordance with all applicable Environmental Laws and Environmental Permits; (v) STAR and the STAR Subsidiaries are not subject to any order, writ, judgment, injunction, decree, stipulation, determination or award by any Governmental Authority pursuant to any Environmental Laws, any Environmental Permit or with respect to any Hazardous Substance; and (vi) there are no liabilities or obligations of STAR or any of the STAR Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise arising under or relating to any Environmental Law or any Hazardous Substance and there is no condition, situation or set of circumstances that would reasonably be expected to result in any such liability or obligation.

Section 5.12 Material Contracts.

(a) STAR has made available to SIR a true, correct and complete copy of each Contract in effect as of the date hereof to which STAR or any STAR Subsidiary is a party or by which any of its properties or assets are bound that:

(i) is required to be filed with the SEC as an exhibit to STAR’s Annual Report on Form 10-K for the year ending December 31, 2018 or any subsequent current or periodic report pursuant to Item 601(b)(1), (2), (4), (9) or (10) of Regulation S-K promulgated under the Securities Act;

(ii) is required to be described pursuant to Item 404 of Regulation S-K promulgated under the Securities Act;

(iii) obligates the STAR Parties or any other STAR Subsidiary to make non-contingent aggregate annual expenditures (other than principal and/or interest payments or the deposit of other reserves with respect to debt obligations) in excess of $1,000,000 and is not cancelable within ninety (90) days without material penalty to the STAR Parties or any other STAR Subsidiary;

(iv) contains any non-compete or exclusivity provisions with respect to any line of business or geographic area that restricts the business of the STAR Parties or any other STAR Subsidiary, including upon consummation of the transactions contemplated by this Agreement, or that otherwise restricts the lines of business conducted by the STAR Parties or any other STAR Subsidiary or the geographic area in which the STAR Parties or any other STAR Subsidiary may conduct business;

(v) is a Contract that obligates the STAR Parties or any other STAR Subsidiary to indemnify any past or present directors, officers, or employees of the STAR Parties or any other STAR Subsidiary pursuant to which the STAR Parties or any other STAR Subsidiary is the indemnitor;

(vi) constitutes (A) an Indebtedness obligation of the STAR Parties or any other STAR Subsidiary with a principal amount as of the date hereof greater than $1,000,000 or (B) a Contract (including any so called take-or-pay or keepwell agreements) under which (1) any Person including STAR or a STAR Subsidiary, has directly or indirectly guaranteed Indebtedness, liabilities or obligations of STAR or STAR Subsidiary or (2) STAR or a STAR Subsidiary has directly or indirectly guaranteed Indebtedness, liabilities or obligations of any Person, including STAR or another STAR Subsidiary (in each case other than endorsements for the purpose of collection in the ordinary course of business);

(vii) requires the STAR Parties or any other STAR Subsidiary to dispose of or acquire assets or properties that (together with all of the assets and properties subject to such requirement in such Contract) have a fair market value in excess of $1,000,000, or involves any pending or contemplated merger, consolidation or similar business combination transaction;

(viii) constitutes an interest rate cap, interest rate collar, interest rate swap or other Contract relating to a swap or other hedging transaction of any type;

(ix) constitutes a loan to any Person (other than a Wholly Owned STAR Subsidiary or the STAR Operating Partnership) by STAR or any STAR Subsidiary in an amount in excess of $1,000,000;

(x) sets forth the operational terms of a joint venture, partnership, limited liability company or strategic alliance of the STAR Parties or any other STAR Subsidiary with a third party;

(xi) prohibits the pledging of the capital stock of STAR or any STAR Subsidiary or prohibits the issuance of guarantees by any STAR Subsidiary;

(xii) contains covenants expressly limiting, in any material respect, the ability of STAR or any STAR Subsidiary to sell, transfer, pledge or otherwise, dispose of any material assets or business of STAR or any STAR Subsidiary;

(xiii) contains restrictions on the ability of STAR or any STAR Subsidiary to pay dividends or other distributions (other than pursuant to the organizational documents of STAR and STAR Subsidiaries);

(xiv) is with a Governmental Authority;

(xv) has continuing “earn-out” or other similar contingent purchase price payment obligations, in each case that could result in payments, individually or in the aggregate, in excess of $1,000,000;

(xvi) is an employment Contract or consulting Contract;

(xvii) provides severance, retention or transaction bonus payments, change of control payments or similar compensation;

(xviii) is a settlement agreement or release of claims with any current employee or with any former employee within the past five (5) years;

(xix) is a lease, sublease, license or other rental agreement or occupancy agreement (written or verbal) which grants any possessory interest in and to any space situated on or in the STAR Properties or that otherwise gives rights with regard to the use of the STAR Properties;

(xx) is a ground lease under which STAR or a STAR Subsidiary holds a leasehold interest in the STAR Properties or any portion thereof; or

(xxi) is both (A) not made in the ordinary course of business consistent with past practice and (B) material to STAR and the STAR Subsidiaries, taken as a whole.

(b) Each Contract in any of the categories set forth in Section 5.12(a) to which the STAR Parties or any other STAR Subsidiary is a party or by which it is bound as of the date hereof is referred to herein as a “STAR Material Contract.”

(c) Each STAR Material Contract is legal, valid, binding and enforceable on the STAR Parties and each other STAR Subsidiary that is a party thereto and, to the Knowledge of STAR, each other party thereto, and is in full force and effect, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at Law). The STAR Parties and each other STAR Subsidiary has performed all obligations required to be performed by it prior to the date hereof under each STAR Material Contract and, to the Knowledge of STAR, each other party thereto has performed all obligations required to be performed by it under such STAR Material Contract prior to the date hereof. None of the STAR Parties or any other STAR Subsidiary, nor, to the Knowledge of STAR, any other party thereto, is in breach or violation of, or default under, any STAR Material Contract, and no event has occurred that, with notice or lapse of time or both, would constitute a violation, breach or default under any STAR Material Contract, except where in each case such breach, violation or default, individually or in the aggregate, would not reasonably be expected to have a STAR Material Adverse Effect. None of the STAR Parties or any other STAR Subsidiary has received notice of any violation or default under, or currently owes any termination, cancellation or other similar fees or any liquidated damages with respect to, any STAR Material Contract, except for violations, defaults, fees or damages that, individually or in the aggregate, would not reasonably be expected to have a STAR Material Adverse Effect. Since December 31, 2016 and as of the date hereof, neither STAR nor any STAR Subsidiary has received any written notice of the intention of any party to cancel, terminate, materially change the scope of rights under or fail to renew any STAR Material Contract.

(d) Each management agreement pursuant to which any third party manages or operates any of the STAR Properties on behalf of STAR or any STAR Subsidiary is valid, binding and in full force and effect as against STAR or the applicable STAR Subsidiary and, to the Knowledge of STAR, as against the other party thereto. Neither STAR nor any STAR Subsidiary owes any termination, cancellation or other similar fees or any liquidated damages to any third party manager or operator.

Section 5.13 Taxes.

(a) Each STAR Party and each other STAR Subsidiary has timely filed with the appropriate Governmental Authority all United States federal income Tax Returns and all other material Tax Returns required to be filed, taking into account any extensions of time within which to file such Tax Returns, and all such Tax Returns were complete and correct in all material respects. Each STAR Party and each other STAR Subsidiary has duly paid (or there has been paid on their behalf), or made adequate provisions in accordance with GAAP for, all material Taxes required to be paid by them, whether or not shown on any Tax Return. True and materially complete copies of all United States federal income Tax Returns that have been filed with the IRS by STAR and each STAR Subsidiary with respect to the taxable years ending on or after December 31, 2015 have been made available to SIR. No written claim has been proposed by any Governmental Authority in any jurisdiction where STAR or any STAR Subsidiary do not file Tax Returns that STAR or any STAR Subsidiary is or may be subject to Tax by such jurisdiction.

(b) Beginning with its initial taxable year ending on December 31, 2014, and through and including the Closing Date (determined as if STAR’s current taxable year ended immediately prior to Closing), STAR (i) has been organized and operated in conformity with the requirements to qualify as a REIT under the Code and the current and proposed method of operation for STAR is expected to enable STAR to continue to meet the requirements for qualification as a REIT through and including the Closing Date, and (ii) has not taken or omitted to take any action which would reasonably be expected to result in STAR’s failure to qualify as a REIT, and no challenge to STAR’s status as a REIT is pending or threatened in writing. No STAR Subsidiary is a corporation for United States federal income tax purposes, other than a corporation that qualifies as a Qualified REIT Subsidiary or as a Taxable REIT Subsidiary. STAR’s dividends paid deduction, within the meaning of Section 561 of the Code, for each taxable year, taking into account any dividends subject to Sections 857(b)(8) or 858 of the Code, has not been less than the sum of (i) STAR’s REIT taxable income, as defined in Section 857(b)(2) of the Code, determined without regard to any dividends paid deduction for such year and (ii) STAR’s net capital gain for such year.

(c) (i) There are no audits, investigations by any Governmental Authority or other proceedings pending or, to the Knowledge of STAR, threatened with regard to any material Taxes or Tax Returns of STAR or any STAR Subsidiary; (ii) no material deficiency for Taxes of STAR or any STAR Subsidiary has been claimed, proposed or assessed in writing or, to the Knowledge of STAR, threatened, by any Governmental Authority, which deficiency has not yet been settled except for such deficiencies which are being contested in good faith or with respect to which the failure to pay, individually or in the aggregate, would not reasonably be expected to have a STAR Material Adverse Effect; (iii) neither STAR nor any STAR Subsidiary has waived any statute of limitations with respect to the assessment of material Taxes or agreed to any extension of time with respect to any material Tax assessment or deficiency for any open tax year; (iv) neither STAR nor any STAR Subsidiary is currently the beneficiary of any extension of time within which to file any material Tax Return; and (v) neither STAR nor any STAR Subsidiary has entered into any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law).

(d) Each STAR Subsidiary that is a partnership, joint venture or limited liability company and that has not elected to be a Taxable REIT Subsidiary has been since its formation treated for United States federal income tax purposes as a partnership, disregarded entity, or Qualified REIT Subsidiary, as the case may be, and not as a corporation, an association taxable as a corporation whose separate existence is respected for United States federal income tax purposes, or a “publicly traded partnership” within the meaning of Section 7704(b) of the Code that is treated as a corporation for U.S. federal income tax purposes under Section 7704(a) of the Code.

(e) Neither STAR nor any STAR Subsidiary holds any asset the disposition of which would be subject to Treasury Regulation Section 1.337(d)-7, nor have they disposed of any such asset during its current taxable year.

(f) Since its inception, STAR and the STAR Subsidiaries have not incurred (i) any material liability for Taxes under Sections 857(b)(1), 857(b)(4), 857(b)(5), 857(b)(6)(A), 857(b)(7), 860(c) or 4981 of the Code, or Treasury Regulations Sections 1.337(d)-5, 1.337(d)-6, or 1.337(d)-7, (ii) any material liability for Taxes under Sections 857(b)(5) (for income test violations), 856(c)(7)(C) (for asset test violations), or 856(g)(5)(C) (for violations of other qualification requirements applicable to REITs) and (iii) STAR has not, and none of the

STAR Subsidiaries have, incurred any material liability for Tax other than (A) in the ordinary course of business consistent with past practice, or (B) transfer or similar Taxes arising in connection with sales of property. No event has occurred, and to the Knowledge of STAR no condition or circumstances exists, which presents a material risk that any material liability for Taxes described clauses (i), (ii) or (iii) of the preceding sentence will be imposed upon STAR or any STAR Subsidiary.

(g) STAR and the STAR Subsidiaries have complied, in all material respects, with all applicable Laws relating to the payment and withholding of Taxes (including withholding of Taxes pursuant to Sections 1441, 1442, 1445, 1446 and 3402 of the Code or similar provisions under any state and foreign Laws) and have duly and timely withheld and, in each case, have paid over to the appropriate taxing authorities all material amounts required to be so withheld and paid over on or prior to the due date thereof under all applicable Laws.

(h) There are no STAR Tax Protection Agreements (as hereinafter defined) in force at the date of this Agreement, and, as of the date of this Agreement, no person has raised in writing, or to the Knowledge of STAR threatened to raise, a material claim against STAR or any STAR Subsidiary for any breach of any STAR Tax Protection Agreements. As used herein, “STAR Tax Protection Agreements” means any written agreement to which STAR or any STAR Subsidiary is a party pursuant to which: (i) any liability to holders of limited partnership interests in a STAR Subsidiary Partnership (as hereinafter defined) relating to Taxes may arise, whether or not as a result of the consummation of the transactions contemplated by this Agreement; and/or (ii) in connection with the deferral of income Taxes of a holder of limited partnership interests or limited liability company interests in a STAR Subsidiary Partnership, STAR or any STAR Subsidiary has agreed to (A) maintain a minimum level of debt, continue a particular debt or provide rights to guarantee debt, (B) retain or not dispose of assets, (C) make or refrain from making Tax elections, and/or (D) only dispose of assets in a particular manner. As used herein, “STAR Subsidiary Partnership” means a STAR Subsidiary that is a partnership for United States federal income tax purposes.

(i) There are no Tax Liens upon any property or assets of STAR or any STAR Subsidiary except Liens for Taxes not yet due and payable or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP.

(j) There are no Tax allocation or sharing agreements or similar arrangements with respect to or involving STAR or any STAR Subsidiary, and after the Closing Date neither STAR nor any STAR Subsidiary shall be bound by any such Tax allocation agreements or similar arrangements or have any liability thereunder for amounts due in respect of periods prior to the Closing Date.

(k) Neither STAR nor any STAR Subsidiary has requested or received any private letter ruling or other similar written ruling of a Governmental Authority or entered into any written agreement with a Governmental Authority with respect to any Taxes, and neither STAR nor any STAR Subsidiary is subject to any such private letter ruling or other similar written ruling of a Governmental Authority.

(l) Neither STAR nor any STAR Subsidiary (i) has been a member of an affiliated group filing a consolidated federal income Tax or (ii) has any liability for the Taxes of any Person (other than any STAR Subsidiary) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by Contract, or otherwise.

(m) Neither STAR nor any STAR Subsidiary has participated in any “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b).

(n) Neither STAR nor any STAR Subsidiary has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code in the two (2) years prior to the date of this Agreement.

(o) No written power of attorney that has been granted by STAR or any STAR Subsidiary (other than to STAR or a STAR Subsidiary) currently is in force with respect to any matter relating to Taxes.

Section 5.14 Intellectual Property. Neither STAR nor any STAR Subsidiary: (a) owns any registered trademarks, patents or copyrights, (b) has any pending applications, registrations or recordings for any trademarks, patents or copyrights or (c) is a party to any Contracts with respect to use by STAR or any STAR Subsidiary of any trademarks or patents. Except as, individually or in the aggregate, would not reasonably be expected to have a STAR Material Adverse Effect, (i) no Intellectual Property used by STAR or any STAR Subsidiary infringes or is alleged to infringe any Intellectual Property rights of any third party, (ii) no Person is misappropriating, infringing or otherwise violating any Intellectual Property of STAR or any STAR Subsidiary, and (iii) STAR and the STAR Subsidiaries own or are licensed to use, or otherwise possess valid rights to use, all Intellectual Property necessary to conduct the business of STAR and the STAR Subsidiaries as it is currently conducted. Since January 1, 2019, neither STAR nor any STAR Subsidiary has received any written or, to the Knowledge of STAR, verbal complaint, claim or notice alleging misappropriation, infringement or violation of any Intellectual Property rights of any third party.

Section 5.15 Insurance. STAR and each STAR Subsidiary maintain material insurance policies and all material fidelity bonds as set forth in Section 5.15 of the STAR Disclosure Letter (which specifies the general type of insurance, insurer, policy number and aggregate limit) (the “STAR Insurance Policies”). All such insurance policies are in full force and effect, and, as of the date hereof, no written notice of cancellation or termination has been received by STAR or any STAR Subsidiary with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancellation, and there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a breach or default, by any insured thereunder, or permit termination or modification, of any of the policies, except as would not, individually or in the aggregate, reasonably be expected to have a STAR Material Adverse Effect. Except as, individually or in the aggregate, would not reasonably be expected to have a STAR Material Adverse Effect, all premiums currently due and payable under all STAR Insurance Policies have been paid, and STAR and the STAR Subsidiaries have otherwise complied in all material respects with the terms and conditions of all STAR Insurance Policies.

Section 5.16 Benefit Plans.

(a) Other than the STAR Equity Incentive Plan, STAR and the STAR Subsidiaries do not and are not required to, and have not and have never been required to, maintain, sponsor or contribute to any Benefit Plans. Neither STAR nor any STAR Subsidiary has any contract, plan or commitment, whether or not legally binding, to create any Benefit Plan.

(b) Except as individually or in the aggregate, have not had and would not reasonably be expected to have STAR Material Adverse Effect, none of STAR, any STAR Subsidiary or any of their respective ERISA Affiliates has incurred any obligation or liability with respect to or under any employee benefit plan, program or arrangement (including any agreement, program, policy or other arrangement under which any current or former employee, director or consultant has any present or future right to benefits) which has created or will create any obligation with respect to, or has resulted in or will result in any liability to STAR or any STAR Subsidiary.

(c) Except as individually or in the aggregate, have not had and would not reasonably be expected to have a STAR Material Adverse Effect, the STAR Equity Incentive Plan was established and has been administered in accordance with its terms and in compliance with all applicable Laws, including the Code.

(d) None of STAR, any STAR Subsidiaries or any of their respective ERISA Affiliates has ever maintained, contributed to, or participated in, or otherwise has any obligation or liability in connection with: (i) a “pension plan” under Section 3(2) of ERISA that is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code, (ii) a “multiemployer plan” (as defined in Section 3(37) of ERISA), (iii) a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA), or (iv) a “multiple employer plan” (as defined in Section 413(c) of the Code).

(e) Except as individually or in the aggregate, have not had and would not reasonably be expected to have a STAR Material Adverse Effect, no amount that could be received (whether in cash or property or the vesting of property) as a result of the Merger or any of the other transactions contemplated hereby (alone or in combination with any other event) by any Person who is a “disqualified individual” (as such term is defined in Treasury Regulation Section 1.280G-1) under any compensation arrangement could be characterized as an “excess parachute payment” (as such term is defined in Section 280G(b)(1) of the Code).

(f) Except as individually or in the aggregate, have not had and would not reasonably be expected to have a STAR Material Adverse Effect, the STAR Equity Incentive Plan has been maintained and operated in compliance with Section 409A of the Code or an available exemption therefrom.

(g) Neither STAR nor any STAR Subsidiary is a party to or has any obligation under any Contract, the STAR Equity Incentive Plan or otherwise to compensate any Person for excise Taxes payable pursuant to Section 4999 of the Code or for additional Taxes payable pursuant to Section 409A of the Code.

(h) Neither STAR nor any STAR Subsidiary has, or has ever had, any employees.

Section 5.17 Related Party Transactions. Except as described in the publicly available STAR SEC Documents filed with or furnished to the SEC on or after January 1, 2016 and prior to the date hereof, no agreements, arrangements or understandings between any of the STAR Parties or any other STAR Subsidiary (or binding on any of their respective properties or assets), on the one hand, and any other Person, on the other hand (other than those exclusively among STAR and STAR Subsidiaries) (the “STAR Related Party Agreements”), are in existence that are not, but are required to be, disclosed under Item 404 of Regulation S-K promulgated by the SEC.

Section 5.18 Brokers. No broker, investment banker or other Person (other than the Persons listed in Section 5.18 of the STAR Disclosure Letter, each in a fee amount not to exceed the amount set forth in Section 5.18 of the STAR Disclosure Letter, pursuant to the terms of the engagement letter between STAR and such Person, true, correct and complete copies of which have been provided to SIR prior to the date hereof) is entitled to any broker’s, finder’s or other similar fee or commission in connection with the Merger and the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the STAR Parties or any other STAR Subsidiary.

Section 5.19 Opinion of Financial Advisor. The STAR Special Committee has received the written opinion of Robert A. Stanger & Co., Inc. (the “STAR Financial Advisor”), to the effect that, as of the date of such opinion and based on and subject to the assumptions, limitations, qualifications and conditions set forth in its written opinion, the Merger Consideration is fair, from a financial point of view, to STAR. STAR will deliver to SIR a complete and correct copy of such opinion promptly after receipt thereof by the STAR Special Committee solely for informational purposes. STAR and Merger Sub acknowledge that the opinion of the SIR Financial Advisor contemplated by Section 4.19 is for the benefit of the SIR Special Committee and that neither STAR nor Merger Sub shall be entitled to rely on that opinion for any purpose.

Section 5.20 Takeover Statutes. None of STAR, Merger Sub or any STAR Subsidiary is, nor at any time during the last two (2) years has been, an “interested stockholder” of SIR as defined in Section 3-601 of the MGCL. The STAR Board has taken all action necessary to render inapplicable to the Merger the restrictions on business combinations contained in Subtitle 6 of Title 3 of the MGCL. The restrictions on control share acquisitions contained in Subtitle 7 of Title 3 of the MGCL are not applicable to the Merger. No other Takeover Statutes are applicable to this Agreement, the Merger or the other transactions contemplated by this Agreement. No dissenters’, appraisal or similar rights are available to the holders of STAR Common Stock with respect to the Merger and the other transactions contemplated by this Agreement.

Section 5.21 Information Supplied. None of the information relating to STAR or any STAR Subsidiary contained or incorporated by reference in the Proxy Statement or the Form S-4 or that is provided by STAR or any STAR Subsidiary in writing for inclusion or incorporation by reference in any document filed with any other Governmental Authority in connection with the transactions contemplated by this Agreement will (a) in the case of the Proxy Statement, at the time of the mailing thereof, at the time of the Stockholders Meeting, at the time the Form S-4 is declared effective or at the Merger Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or (b) in the case of the Form S-4 or with respect to any other document to be filed by STAR with the SEC in connection with the Merger or the other transactions contemplated by this Agreement, at the time of its filing with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. All documents that STAR is responsible for filing with the SEC in connection with the transactions contemplated by this Agreement, to the extent relating to STAR, its officers, directors and partners and the STAR Subsidiaries (or other information supplied by or on behalf of STAR or any STAR Subsidiaries for inclusion therein) will comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act; provided, that no representation is made as to statements made or incorporated by reference by or on behalf of the SIR Parties.

Section 5.22 Ownership of Merger Sub; No Prior Activities.

(a) Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement. All of the limited liability company membership interests of Merger Sub are owned, directly or indirectly, by STAR.

(b) Except for the obligations or liabilities incurred in connection with its organization and the transactions contemplated by this Agreement, Merger Sub has not, and will not have prior to the Merger Effective Time, incurred, directly or indirectly through any subsidiary or Affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

Section 5.23 Financing. As of the Closing, STAR will have available to it all funds necessary to satisfy all of its obligations hereunder and transactions contemplated hereby.

Section 5.24 No Other Representations and Warranties. Except for the representations or warranties expressly set forth in this Article 5, or any document, agreement, certificate or other instrument contemplated hereby, none of the STAR Parties or any other Person on behalf of a STAR Party has made any representation or warranty, expressed or implied, with respect to the STAR Parties or any other STAR Subsidiary, their respective businesses, operations, assets, liabilities, condition (financial or otherwise), results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects) or the accuracy or completeness of any information regarding the STAR Parties or any other STAR Subsidiary. In particular, without limiting the foregoing disclaimer, none of the STAR Parties or any other Person on behalf of a STAR Party makes or has made any representation or warranty to any SIR Party or any of their respective Affiliates or Representatives with respect to, except for the representations and warranties made by the STAR Parties in this Article 5, or any document, agreement, certificate or other instrument contemplated hereby, any oral or written information presented to the SIR Parties or any of their respective Affiliates or Representatives in the course of their due diligence of the STAR Parties, the negotiation of this Agreement or in the course of the transactions contemplated by this Agreement. Notwithstanding anything contained in this Agreement to the contrary, the STAR Parties acknowledge and agree that none of the SIR Parties or any other Person has made or is making any representations or warranties relating to the SIR Parties whatsoever, express or implied, beyond those expressly given by any SIR Party in Article 4, or any document, agreement, certificate or other instrument contemplated hereby, including any implied representation or warranty as to the accuracy or completeness of any information regarding any SIR Party furnished or made available to the STAR Parties or any of their respective Representatives.

ARTICLE 6

COVENANTS RELATING TO CONDUCT OF BUSINESS PENDING THE MERGER

Section 6.1 Conduct of Business by SIR.

(a) SIR covenants and agrees that, between the date of this Agreement and the earlier to occur of the Merger Effective Time and the date, if any, on which this Agreement is terminated pursuant to Section 9.1 (the “Interim Period”), except (1) to the extent required by Law, (2) as may be consented to in advance in writing by STAR (which consent shall not be unreasonably withheld, conditioned or delayed), (3) as may be expressly contemplated, expressly required or expressly permitted by this Agreement, or (4) as set forth in Section 6.1(a) or Section 6.1(b) of the SIR Disclosure Letter, each of the SIR Parties shall, and shall cause each of the other SIR Subsidiaries to, (i) conduct its business in all material respects in the ordinary course and in a manner consistent with past practice, and (ii) use all reasonable efforts to (A) preserve intact its current business organization, goodwill, ongoing businesses and significant relationships with third parties and (B) maintain the status of SIR as a REIT.

(b) Without limiting the foregoing, SIR further covenants and agrees that, during the Interim Period, except (1) to the extent required by Law, (2) as may be consented to in advance in writing by STAR (which consent shall not be unreasonably withheld, conditioned or delayed), (3) as may be expressly contemplated, expressly required or expressly permitted by this Agreement, or (4) as set forth in Section 6.1(a) or Section 6.1(b) of the SIR Disclosure Letter, the SIR Parties shall not, and shall not cause or permit any other SIR Subsidiary to, do any of the following:

(i) other than as contemplated in this Agreement, amend or propose to amend (A) the SIR Governing Documents or (B) such equivalent organizational or governing documents of any SIR Subsidiary, or (C) waive the stock ownership limit or create an Excepted Holder Limit (as defined in the SIR Charter) under the SIR Charter;

(ii) adjust, split, combine, reclassify or subdivide any shares of stock or other equity securities or ownership interests of SIR or any SIR Subsidiary;

(iii) declare, set aside or pay any dividend on or make any other actual, constructive or deemed distributions (whether in cash, stock, property or otherwise) with respect to shares of capital stock of SIR or any SIR Subsidiary or other equity securities or ownership interests in SIR or any SIR Subsidiary or otherwise make any payment to its or their stockholders or other equity holders in their capacity as such, except for (A) the declaration and payment by SIR of regular dividends in accordance with past practice at a daily rate not to exceed $0.001519, as may be adjusted to account for a 366-day year, per share of SIR Common Stock, (B) the declaration and payment by the SIR Operating Partnership of regular distributions in accordance with past practice and for any interim period through the Closing Date, on the SIR OP Interests, (C) the declaration and payment of dividends or other distributions to SIR by any directly or indirectly Wholly Owned SIR Subsidiary, and (D) distributions by any SIR Subsidiary that is not wholly owned, directly or indirectly, by SIR, in accordance with the requirements of the organizational documents of such SIR Subsidiary; provided, that, notwithstanding the restriction on dividends and other distributions in this Section 6.1(b)(iii), SIR and any SIR Subsidiary shall be permitted to make distributions (without the consent of STAR), including under Sections 858 or 860 of the Code, reasonably necessary for SIR to maintain its status as a REIT under the Code (or applicable state Law) and avoid or reduce the imposition of any entity level income or excise Tax under the Code (or applicable state Law);

(iv) other than in accordance with the SIR SRP set forth on Section 6.1(b)(iv) of the SIR Disclosure Letter, redeem, repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock or other equity interests of SIR or a SIR Subsidiary;

(v) except for transactions among SIR and one or more Wholly Owned SIR Subsidiaries or among one or more Wholly Owned SIR Subsidiaries, issue, sell, pledge, dispose, encumber or grant any shares of SIR or any of the SIR Subsidiaries’ capital stock (including the SIR OP Interests), or authorize the issuance, sale, pledge, disposition, grant, transfer or any Lien against (except for permitted refinancing), or otherwise enter into any Contract or understanding with respect to the voting of, any shares of SIR or any of the SIR Subsidiaries’ capital stock (including the SIR OP Interests), or any options, warrants, convertible securities or other rights of any kind to acquire any shares of SIR capital stock or any of the SIR Subsidiaries’ capital stock or other equity interests;

(vi) acquire or agree to acquire (including by merger, consolidation or acquisition of stock or assets) any material assets, except (A) acquisitions by SIR or any Wholly Owned SIR Subsidiary of or from an existing Wholly Owned SIR Subsidiary and (B) other acquisitions in the ordinary course of business;

(vii) sell, mortgage, pledge, lease, assign, transfer, dispose of or encumber, or effect a deed in lieu of foreclosure with respect to, any property or assets, except in the ordinary course of business consistent with past practice, provided that any sale, mortgage, pledge, lease, assignment, transfer, disposition or deed in connection with (x) the satisfaction of any margin call, or (y) the posting of collateral in connection with any Contract to which SIR or any SIR Subsidiary is a party, shall be considered to be done in the ordinary course of business consistent with past practice;

(viii) except as set forth on Section 6.1(b)(viii) of the Disclosure Letter, incur, create, assume, refinance, replace or prepay any Indebtedness for borrowed money or guarantee such Indebtedness of another Person, or issue, sell or amend the terms of any debt securities or rights to acquire any debt securities of SIR or any of the SIR Subsidiaries, except (A) Indebtedness incurred under SIR’s then-existing credit facilities in the ordinary course of business consistent with past practice (including to the extent necessary to pay dividends permitted by Section 6.1(b)(iii)), (B) Indebtedness incurred in the ordinary course of business that does not, in the aggregate, exceed $1,000,000, and (C) refinancing of existing Indebtedness (provided, that the terms of such new Indebtedness shall not be materially more onerous on SIR compared to the existing Indebtedness and the principal amount of such replacement Indebtedness shall not be materially greater than the Indebtedness it is replacing);

(ix) make any loans, advances or capital contributions to, or investments in, any other Person (including to any of its officers, directors, Affiliates, agents or consultants), make any change in its existing borrowing or lending arrangements for or on behalf of such Persons, or enter into any “keep well” or similar agreement to maintain the financial condition of another entity, other than in the ordinary course of business and other than loans, advances or capital contributions to, or investments in, any Wholly Owned SIR Subsidiary;

(x) other than in the ordinary course of business, enter into, renew, modify, amend or terminate, or waive, release, compromise or assign any rights or claims under, any SIR Material Contract (or any Contract that, if existing as of the date hereof, would be a SIR Material Contract), other than (A) any termination or renewal in accordance with the terms of any existing SIR Material Contract that occurs automatically without any action (other than notice of renewal) by SIR or any SIR Subsidiary or (B) as may be reasonably necessary to comply with the terms of this Agreement;

(xi) except as set forth on Section 6.1(b)(xi) of the Disclosure Letter, authorize, make or commit to make any capital expenditures other than in the ordinary course of business or to address obligations under existing Contracts, or in conjunction with emergency repairs;

(xii) make any payment, direct or indirect, of any liability of SIR or any SIR Subsidiary before the same comes due in accordance with its terms, other than (A) in the ordinary course of business consistent with past practice or (B) in connection with dispositions or refinancings of any Indebtedness otherwise permitted hereunder;

(xiii) waive, release, assign, settle or compromise any Action, other than waivers, releases, assignments, settlements or compromises that (A) with respect to the payment of monetary damages, involve only the payment of monetary damages (excluding any portion of such payment payable under an existing property-level insurance policy) (x) equal to or less than the amounts specifically reserved with respect thereto on the most recent balance sheet of SIR made available to STAR prior to the date of this Agreement or (y) that do not exceed $750,000 individually or $1,000,000 in the aggregate, (B) do not involve the imposition of injunctive relief against SIR or any SIR Subsidiary or the Surviving Entity, (C) do not provide for any admission of material liability by SIR or any of the SIR Subsidiaries, excluding in each case any such matter relating to Taxes (which, for the avoidance of doubt, shall be covered by Section 6.1(b)(xix)), and (D) with respect to any Action involving any present, former or purported holder or group of holders of SIR Common Stock in accordance with Section 7.6(c);

(xiv) (A) increase in any manner the amount, rate or terms of compensation or benefits of any of SIR’s current or former employees, officers or directors, except for increases in annual salary or wage rate in the ordinary course of business consistent with past practice and except for reasonable compensation that may be payable to the members of the SIR Special Committee, or (B) enter into, adopt, amend or terminate any employment, bonus, severance or retirement Contract or Benefit Plan or other compensation or employee benefits arrangement, except as may be required to comply with applicable Law;

(xv) fail to maintain all financial books and records in all material respects in accordance with GAAP or make any material change to its methods of accounting in effect on August 1, 2019, except as required by a change in GAAP or in applicable Law, or make any change with respect to accounting policies, principles or practices unless required by GAAP or the SEC;

(xvi) enter into any new line of business;

(xvii) form any new, or consent to any amendment or modification of the terms of existing, funds, joint ventures or non-traded real estate investment trusts or other pooled investment vehicles;

(xviii) fail to duly and timely file all material reports and other material documents required to be filed with any Governmental Authority, subject to extensions permitted by Law;

(xix) enter into or modify in a manner adverse to SIR any SIR Tax Protection Agreement, make, change or rescind any material election relating to Taxes, change a material method of Tax accounting, file or amend any material Tax Return, settle or compromise any material federal, state, local or foreign Tax liability, audit, claim or assessment, enter into any material closing agreement related to Taxes, or knowingly surrender any right to claim any material Tax refund, give or request any waiver of a statute of limitation with respect to any material Tax Return except, in each case, (A) to the extent required by Law or (B) to the extent necessary (x) to preserve SIR’s qualification as a REIT under the Code or (y) to qualify or preserve the status of any SIR Subsidiary as a disregarded entity or partnership for United States federal income tax purposes or as a Qualified REIT Subsidiary or a Taxable REIT Subsidiary under the applicable provisions of Section 856 of the Code, as the case may be;

(xx) take any action that would, or fail to take any action, the failure of which to be taken would, reasonably be expected to cause SIR to fail to qualify as a REIT or any SIR Subsidiary to cease to be treated as any of (A) a partnership or disregarded entity for United States federal income tax purposes or (B) a Qualified REIT Subsidiary or a Taxable REIT Subsidiary under the applicable provisions of Section 856 of the Code, as the case may be;

(xxi) adopt a plan of merger, complete or partial liquidation or resolutions providing for or authorizing such merger, liquidation or a dissolution, consolidation, recapitalization or bankruptcy reorganization except in connection with any transaction permitted by Section 6.1(b)(vi) or Section 6.1(b)(vii) in a manner that would not reasonably be expected to be materially adverse to STAR or to prevent or impair the ability of the STAR Parties to consummate the Merger;

(xxii) amend or modify the engagement letters entered into with the Persons listed on Section 4.18 of the SIR Disclosure Letter, in a manner adverse to SIR or any SIR Subsidiary, or engage other financial advisers in connection with the transactions contemplated by this Agreement;

(xxiii) make any payment, loan, distribution or transfer of assets to SIR Advisor or its Affiliates (other than SIR and any SIR Subsidiary) except in such amount and as expressly contemplated by this Agreement or the SIR Advisory Agreement;

(xxiv) take any action (or fail to take any action) that would make dissenters’, appraisal or similar rights available to the holders of the SIR Common Stock with respect to the Merger;

(xxv) permit any Liens, other than Permitted Liens; or

(xxvi) authorize, or enter into any Contract or arrangement to do any of the foregoing.

(c) Notwithstanding anything to the contrary set forth in this Agreement, nothing in this Agreement shall prohibit SIR from taking any action, at any time or from time to time, that in the reasonable judgment of the SIR Board, upon advice of counsel to SIR, is reasonably necessary (i) for SIR to avoid or to continue to avoid incurring entity level income or excise Taxes under the Code or to maintain its qualification as a REIT under the Code for any period or portion thereof ending on or prior to the Merger Effective Time or (ii) to establish or maintain any exemption from or otherwise avoid the imposition of any requirement that SIR or any SIR Subsidiary be registered as an investment company under the Investment Company Act, including in each case, making dividend or any other actual, constructive or deemed distribution payments to stockholders of SIR in accordance with this Agreement or otherwise as permitted pursuant to Section 6.1(b)(iii).

Section 6.2 Conduct of Business by STAR.

(a) STAR covenants and agrees that during the Interim Period, except (1) to the extent required by Law, (2) as may be consented to in advance in writing by SIR (which consent shall not be unreasonably withheld, conditioned or delayed), (3) as may be expressly contemplated, expressly required or expressly permitted by this Agreement, (4) as may be required by the STAR III Merger Agreement, or (5) as set forth in Section 6.2(a) or Section 6.2(b) of the STAR Disclosure Letter, each of the STAR Parties shall, and shall cause each of the other STAR Subsidiaries to, (i) conduct its business in all material respects in the ordinary course and in a manner consistent with past practice, and (ii) use all reasonable efforts to (A) preserve intact its current business organization, goodwill, ongoing businesses and significant relationships with third parties and (B) maintain the status of STAR as a REIT.

(b) Without limiting the foregoing, STAR further covenants and agrees that, during the Interim Period, except (1) to the extent required by Law, (2) as may be consented to in advance in writing by SIR (which consent shall not be unreasonably withheld, conditioned or delayed), (3) as may be expressly contemplated, expressly required or expressly permitted by this Agreement, or (4) as set forth in Section 6.2(a) or Section 6.2(b) of the STAR Disclosure Letter, the STAR Parties shall not, and shall not cause or permit any other STAR Subsidiary to, do any of the following:

(i) other than as contemplated in this Agreement, amend or propose to amend (A) the STAR Governing Documents or such equivalent organizational or governing documents of any STAR Subsidiary, or (B) waive the stock ownership limit or create an Excepted Holder Limit (as defined in the STAR Charter) under the STAR Charter;

(ii) adjust, split, combine, reclassify or subdivide any shares of stock or other equity securities or ownership interests of STAR or any STAR Subsidiary;

(iii) declare, set aside or pay any dividend on or make any other actual, constructive or deemed distributions (whether in cash, stock, property or otherwise) with respect to shares of capital stock of STAR or any STAR Subsidiary or other equity securities or ownership interests in STAR or any STAR Subsidiary or otherwise make any payment to its or their stockholders or other equity holders in their capacity as such, except for (A) the declaration and payment by STAR of regular dividends in accordance with past practice at a daily rate not to exceed $0.002466, as may be adjusted to account for a 366-day year, per share, of STAR Common Stock, (B) the declaration and payment by the STAR Operating Partnership of regular distributions in accordance with past practice and for any interim period through the Closing Date, on the STAR OP Interests, (C) the declaration and payment of dividends or other distributions to STAR by any directly or indirectly Wholly Owned STAR Subsidiary, and (D) distributions by any STAR Subsidiary that is not wholly owned, directly or indirectly, by STAR, in accordance with the requirements of the organizational documents of such STAR Subsidiary; provided, that, notwithstanding the restriction on dividends and other distributions in this Section 6.2(b)(iii), STAR and any STAR Subsidiary shall be permitted to make distributions, including under Sections 858 or 860 of the Code, reasonably necessary for STAR to maintain its status as a REIT under the Code and avoid or reduce the imposition of any entity level income or excise Tax under the Code;

(iv) other than in accordance with the STAR SRP set forth on Section 6.2(b)(iv) of the STAR Disclosure Letter, redeem, repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock or other equity interests of STAR or a STAR Subsidiary;

(v) except (A) pursuant to the STAR DRP and (B) for transactions among STAR and one or more Wholly Owned STAR Subsidiaries or among one or more Wholly Owned STAR Subsidiaries, issue, sell, pledge, dispose, encumber or grant any shares of STAR or any of the STAR Subsidiaries’ capital stock (including the STAR OP Interests) or authorize the issuance, sale, pledge, disposition, grant, transfer or any Lien against, or otherwise enter into any Contract or understanding with respect to the voting of, any shares of STAR or any of the STAR Subsidiaries’ capital stock (including the STAR OP Interests), or any options, warrants, convertible securities or other rights of any kind to acquire any shares of STAR capital stock or any of the STAR Subsidiaries’ capital stock or other equity interests;

(vi) except as set forth on Section 6.2(b)(vi) of the Disclosure Letter, acquire or agree to acquire (including by merger, consolidation or acquisition of stock or assets) any material assets, except (A) acquisitions by STAR or any Wholly Owned STAR Subsidiary of or from an existing Wholly Owned STAR Subsidiary and (B) other acquisitions in the ordinary course of business;

(vii) sell, mortgage, pledge, lease, assign, transfer, dispose of or encumber, or effect a deed in lieu of foreclosure with respect to, any property or assets, except in the ordinary course of business consistent with past practice, provided that any sale, mortgage, pledge, lease, assignment, transfer, disposition or deed in connection with (x) the satisfaction of any margin call, or (y) the posting of collateral in connection with any Contract to which STAR or any STAR Subsidiary is a party, shall be considered to be done in the ordinary course of business consistent with past practice;

(viii) except as set forth on Section 6.2(b)(viii) of the Disclosure Letter, incur, create, assume, refinance, replace or prepay any Indebtedness for borrowed money or guarantee such Indebtedness of another Person, or issue, sell or amend the terms of any debt securities or rights to acquire any debt securities of STAR or any of the STAR Subsidiaries, except (A) Indebtedness incurred under STAR’s then-existing credit facilities in the ordinary course of business consistent with past practice (including to the extent necessary to pay dividends permitted by Section 6.2(b)(iii)), (B) Indebtedness incurred in the ordinary course of business that does not, in the aggregate, exceed $1,000,000, and (C) refinancing of existing Indebtedness (provided, that the terms of such new Indebtedness shall not be materially more onerous on STAR compared to the existing Indebtedness and the principal amount of such replacement Indebtedness shall not be materially greater than the Indebtedness it is replacing);

(ix) make any loans, advances or capital contributions to, or investments in, any other Person (including to any of its officers, directors, Affiliates, agents or consultants), make any change in its existing borrowing or lending arrangements for or on behalf of such Persons, or enter into any “keep well” or similar agreement to maintain the financial condition of another entity, other than in the ordinary course of business and other than loans, advances or capital contributions to, or investments in, any Wholly Owned STAR Subsidiary;

(x) other than in the ordinary course of business, enter into, renew, modify, amend or terminate, or waive, release, compromise or assign any rights or claims under, any STAR Material Contract (or any Contract that, if existing as of the date hereof, would be a STAR Material Contract), other than (A) any termination or renewal in accordance with the terms of any existing STAR Material Contract that occurs automatically without any action (other than notice of renewal) by STAR or any STAR Subsidiary or (B) as may be reasonably necessary to comply with the terms of this Agreement;

(xi) authorize, make or commit to make any capital expenditures other than in the ordinary course of business or to address obligations under existing Contracts, or in conjunction with emergency repairs;

(xii) make any payment, direct or indirect, of any liability of STAR or any STAR Subsidiary before the same comes due in accordance with its terms, other than (A) in the ordinary course of business consistent with past practice or (B) in connection with dispositions or refinancings of any Indebtedness otherwise permitted hereunder;

(xiii) waive, release, assign, settle or compromise any Action, other than waivers, releases, assignments, settlements or compromises that (A) with respect to the payment of monetary damages, involve only the payment of monetary damages (excluding any portion of such payment payable under an existing property-level insurance policy) (x) equal to or less than the amounts specifically reserved with respect thereto on the most recent balance sheet of STAR made available to SIR prior to the date of this Agreement or (y) that do not exceed $750,000 individually or $1,000,000 in the aggregate, (B) do not involve the imposition of injunctive relief against STAR or any STAR Subsidiary or the Surviving Entity, (C) do not provide for any admission of material liability by STAR or any of the STAR Subsidiaries, excluding in each case any such matter relating to Taxes (which, for the avoidance of doubt, shall be covered by Section 6.2(b)(xix), and (D) with respect to any Action involving any present, former or purported holder or group of holders of STAR Common Stock in accordance with Section 7.6(c);

(xiv) (A) increase in any manner the amount, rate or terms of compensation or benefits of any of STAR’s current or former employees, officers or directors, except for increases in annual salary or wage rate in the ordinary course of business consistent with past practice and except for reasonable compensation that may be payable to the members of the STAR Special Committee, or (B) enter into, adopt, amend or terminate any employment, bonus, severance or retirement Contract or Benefit Plan or other compensation or employee benefits arrangement, except as may be required to comply with applicable Law;

(xv) fail to maintain all financial books and records in all material respects in accordance with GAAP or make any material change to its methods of accounting in effect on August 1, 2019, except as required by a change in GAAP or in applicable Law, or make any change with respect to accounting policies, principles or practices unless required by GAAP or the SEC;

(xvi) enter into any new line of business;

(xvii) form any new, or consent to any amendment or modification of the terms of existing, funds, joint ventures or non-traded real estate investment trusts or other pooled investment vehicles;

(xviii) fail to duly and timely file all material reports and other material documents required to be filed with any Governmental Authority, subject to extensions permitted by Law;

(xix) enter into or modify in a manner adverse to STAR any STAR Tax Protection Agreement, make, change or rescind any material election relating to Taxes, change a material method of Tax accounting, file or amend any material Tax Return, settle or compromise any material federal, state, local or foreign Tax liability, audit, claim or assessment, enter into any material closing agreement related to Taxes, or knowingly surrender any right to claim any material Tax refund, give or request any waiver of a statute of limitation with respect to any material Tax Return, except, in each case, (A) to the extent required by Law or (B) to the extent necessary (x) to preserve STAR’s qualification as a REIT under the Code or (y) to qualify or preserve the status of any STAR Subsidiary as a disregarded entity or partnership for United States federal income tax purposes or as a Qualified REIT Subsidiary or a Taxable REIT Subsidiary under the applicable provisions of Section 856 of the Code, as the case may be;

(xx) take any action that would, or fail to take any action, the failure of which to be taken would, reasonably be expected to cause STAR to fail to qualify as a REIT or any STAR Subsidiary to cease to be treated as any of (A) a partnership or disregarded entity for United States federal income tax purposes or (B) a Qualified REIT Subsidiary or a Taxable REIT Subsidiary under the applicable provisions of Section 856 of the Code, as the case may be;

(xxi) adopt a plan of merger, complete or partial liquidation or resolutions providing for or authorizing such merger, liquidation or a dissolution, consolidation, recapitalization or bankruptcy reorganization, except in connection with any transaction permitted by Section 6.2(b)(vi) or Section 6.2(b)(vii) in a manner that would not reasonably be expected to be materially adverse to STAR or to prevent or impair the ability of the STAR Parties to consummate the Merger;

(xxii) amend or modify the engagement letters entered into with the Persons listed on Section 5.18 of the STAR Disclosure Letter, in a manner adverse to STAR or any STAR Subsidiary, or engage other financial advisers in connection with the transactions contemplated by this Agreement;

(xxiii) make any payment, loan, distribution or transfer of assets to STAR Advisor or its Affiliates (other than STAR and any STAR Subsidiary) except in such amount and as expressly contemplated by this Agreement or the STAR Advisory Agreement;

(xxiv) take any action (or fail to take any action) that would make dissenters’, appraisal or similar rights available to the holders of the STAR Common Stock with respect to the Merger;

(xxv) permit any Liens, other than Permitted Liens; or

(xxvi) authorize, or enter into any Contract or arrangement to do any of the foregoing.

(c) Notwithstanding anything to the contrary set forth in this Agreement, nothing in this Agreement shall prohibit STAR from taking any action, at any time or from time to time, that in the reasonable judgment of the STAR Board, upon advice of counsel to STAR, is reasonably necessary (i) for STAR to avoid or to continue to avoid incurring entity level income or excise Taxes under the Code or to maintain its qualification as a REIT under the Code for any period or portion thereof ending on or prior to the Merger Effective Time or (ii) to establish or maintain any exemption from or otherwise avoid the imposition of any requirement that STAR or any STAR Subsidiary be registered as an investment company under the Investment Company Act, including in each case, making dividend or any other actual, constructive or deemed distribution payments to stockholders of STAR in accordance with this Agreement or otherwise as permitted pursuant to Section 6.2(b)(iii).

(d) For the avoidance of doubt, any amendment of the STAR III Merger Agreement shall require the prior approval of SIR, which approval shall not be unreasonably withheld, delayed or conditioned.

Section 6.3 No Control of Other Parties’ Business. Nothing contained in this Agreement shall give (i) STAR, directly or indirectly, the right to control or direct SIR or any SIR Subsidiary’s operations prior to the Merger Effective Time, or (ii) SIR, directly or indirectly, the right to control or direct STAR or any STAR Subsidiary’s operations prior to the Merger Effective Time. Prior to the Merger Effective Time, (i) SIR shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and the SIR Subsidiaries’ respective operations and (ii) STAR shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and the STAR Subsidiaries’ respective operations.

ARTICLE 7

ADDITIONAL COVENANTS

Section 7.1 Preparation of the Form S-4 and the Proxy Statement; Stockholder Approval.

(a) As promptly as reasonably practicable following the date of this Agreement, (i) SIR shall prepare (with STAR’s reasonable cooperation) and cause to be filed with the SEC the Proxy Statement in preliminary form with respect to the Stockholders Meeting and (ii) STAR shall prepare (with SIR’s reasonable cooperation) and cause to be filed with the SEC, a registration statement on Form S-4 under the Securities Act (the

“Form S-4”), which will include the Proxy Statement, to register under the Securities Act the shares of STAR Common Stock to be issued in the Merger, (together, the “Registered Securities”). Each of SIR and STAR shall use its reasonable best efforts to (A) have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing, (B) ensure that the Form S-4 complies in all material respects with the applicable provisions of the Exchange Act and the Securities Act and (C) keep the Form S-4 effective for so long as necessary to complete the Merger, unless this Agreement is terminated pursuant to Article 9. Each of SIR and STAR shall furnish all information concerning itself, its Affiliates and the holders of its capital stock to the other Party and provide such other assistance as may be reasonably requested in connection with the preparation, filing and distribution of the Form S-4 and the Proxy Statement and shall provide to their and each other’s counsel such representations as reasonably necessary to render the opinions required to be filed therewith. The Form S-4 and the Proxy Statement shall include all information reasonably requested by such other Party to be included therein. Each of SIR and STAR shall promptly notify the other Party upon the receipt of any comments from the SEC or any request from the SEC for amendments or supplements to the Form S-4 or the Proxy Statement, and shall, as promptly as practicable after receipt thereof, provide the other Party with copies of all correspondence between it and its Representatives, on the one hand, and the SEC, on the other hand, and all written comments with respect to the Form S-4 or the Proxy Statement received from the SEC and advise the other Party of any oral comments with respect to the Form S-4 or the Proxy Statement received from the SEC. Each of SIR and STAR shall use its reasonable best efforts to respond as promptly as practicable to any comments from the SEC with respect to the Form S-4 or the Proxy Statement. Notwithstanding the foregoing, prior to filing the Form S-4 (or any amendment or supplement thereto) with the SEC, mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, each of SIR and STAR, as applicable, shall cooperate and provide the other Party a reasonable opportunity to review and comment on such document or response (including the proposed final version of such document or response) and shall give due consideration to all reasonable comments provided by the other Party. STAR shall notify SIR, promptly after it receives notice thereof, of the time of effectiveness of the Form S-4, the issuance of any stop order relating thereto or the suspension of the qualification for offering or sale in any jurisdiction of the Registered Securities, and STAR shall use its reasonable best efforts to have any such stop order or suspension lifted, reversed or otherwise terminated. STAR shall also use its reasonable best efforts to take any other action required to be taken under the Securities Act, the Exchange Act, any applicable foreign or state securities or “blue sky” Laws and the rules and regulations thereunder in connection with the issuance of the Registered Securities, and SIR shall furnish all information concerning SIR and its stockholders as may be reasonably requested in connection with any such actions.

(b) If, at any time prior to the receipt of the Stockholder Approval, any information relating to STAR or SIR, or any of their respective Affiliates, should be discovered by STAR or SIR which, in the reasonable judgment of STAR or SIR, should be set forth in an amendment of, or a supplement to, any of the Form S-4 or the Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Party that discovers such information shall promptly notify the other Parties, and STAR and SIR shall cooperate in the prompt filing with the SEC of any necessary amendment of, or supplement to, the Form S-4 or the Proxy Statement and, to the extent required by Law, in disseminating the information contained in such amendment or supplement to stockholders of STAR and SIR. Nothing in this Section 7.1(b) shall limit the obligations of any Party under Section 7.1(a). For purposes of Section 5.21, Section 4.21 and this Section 7.1, any information concerning or related to SIR, its Affiliates or the Stockholders Meeting will be deemed to have been provided by SIR, and any information concerning or related to STAR or its Affiliates will be deemed to have been provided by STAR.

(c) As promptly as practicable following the date of this Agreement, SIR shall, in accordance with applicable Law and the SIR Governing Documents, establish a record date for, duly call, give notice of, convene and hold the Stockholders Meeting solely for the purpose of obtaining the Stockholder Approval (and other matters that shall be submitted to the holders of SIR Common Stock at such meeting); provided, that such record date shall not be more than ninety (90) days prior to the date of the Stockholders Meeting. SIR shall use its reasonable best efforts to cause the definitive Proxy Statement to be mailed to SIR’s stockholders entitled to vote at the Stockholders Meeting and to hold the Stockholders Meeting as soon as practicable after the Form S-4 is declared effective under the Securities Act (provided that there are no outstanding SEC comments on the Proxy Statement and the SEC has not otherwise enjoined mailing or use of the Proxy Statement). SIR shall, through the SIR Special Committee and the SIR Board, recommend to its stockholders that they provide the Stockholder Approval, include the SIR Special Committee and SIR Board Recommendation in the Proxy Statement and solicit and use its reasonable best efforts to obtain the Stockholder Approval, except to the extent that the SIR Special Committee and SIR Board shall have made an Adverse Recommendation Change as permitted by Section 7.3. Notwithstanding the foregoing provisions of this Section 7.1(c), if, on a date for which the Stockholders Meeting is scheduled, SIR has not received proxies representing a sufficient number of shares of SIR Common Stock to obtain the Stockholder Approval, whether or not a quorum is present, SIR shall have the right to make one or more successive postponements or adjournments of the Stockholders Meeting (provided, however, that the Stockholders Meeting shall not be postponed or adjourned to a date that is (i) more than thirty (30) days after the date for which the Stockholders Meeting was originally scheduled (excluding any adjournments or postponements required by applicable Law)) or (ii) more than one hundred twenty (120) days from the record date for the Stockholders Meeting; provided, further, the Stockholders Meeting may not be postponed or adjourned on the date the Stockholders Meeting is scheduled if SIR shall have received proxies in respect of an aggregate number of shares of SIR Common Stock, which have not been withdrawn, such that Stockholder Approval would be obtained at such meeting.

Section 7.2 Access to Information; Confidentiality.

(a) During the period from the date of this Agreement to and including the Merger Effective Time, each of the Parties shall, and shall cause each of their respective subsidiaries to, afford to the other Parties and to their respective Representatives reasonable access during normal business hours and upon reasonable advance notice to all of their respective properties, offices, books, Contracts, personnel and records that the other Party may reasonably request and, during such period, each of the Parties shall, and shall cause each of their respective subsidiaries to and shall use their reasonable best efforts to cause its Representatives to, furnish reasonably promptly to the other Parties (i) any information concerning such Party or its respective subsidiaries (including with respect to any pending or threatened Action) as the other Party may reasonably request and (ii) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities Laws. In connection with such reasonable access to information, each of the Parties shall use their reasonable best efforts to cause its respective Representatives to participate in meetings and telephone conferences with the other Parties and their Representatives prior to the mailing of the Proxy Statement, prior to the Stockholders Meeting, respectively, and at such other times as may be reasonably requested. No investigation under this Section 7.2(a) or otherwise shall affect any of the representations and warranties of the Parties contained in this Agreement or any condition to the obligations of the Parties under this Agreement. Notwithstanding the foregoing, none of the Parties shall be required by this Section 7.2(a) to provide the other Parties or their respective Representatives with access to or to disclose information (A) that is subject to the terms of a confidentiality agreement with a third party entered into prior to the date of this Agreement or entered into after the date of this Agreement in the ordinary course of business consistent with past practice in accordance with this Agreement (provided, however, that the withholding Party shall use its reasonable best efforts to obtain the required consent of such third party to such access or disclosure), (B) the disclosure of which would violate any Law applicable to such Party or any of its Representatives (provided, however, that the withholding Party shall use its reasonable best efforts to make appropriate substitute arrangements to permit reasonable disclosure not in violation of any Law or duty), (C) that is subject to any attorney-client, attorney work product or other legal privilege (provided, however, that the withholding Party shall use its reasonable best efforts to allow for such access or disclosure to the maximum extent that does not result in a loss of any such attorney-client, attorney work product or other legal privilege, including by means of entry into a customary joint defense agreement that would alleviate the loss of such privilege) or (D) for the purpose of allowing Parties or their respective Representatives to collect samples of soil, air, water, groundwater or building materials. The Parties will use their reasonable best efforts to minimize any disruption to the businesses of the other Parties and any of their respective subsidiaries that may result from the requests for access, data and information hereunder. Prior to the Merger Effective Time, the Parties shall not, and shall cause their respective Representatives and Affiliates not to, contact or otherwise communicate with parties with which any of the other Parties or any other of their respective subsidiaries has a business relationship regarding the business of the other Parties and their respective subsidiaries or this Agreement and the transactions contemplated by this Agreement without the prior written consent of such other Party (provided, that, for the avoidance of doubt, nothing in this Section 7.2(a) shall be deemed to restrict the Parties from contacting such parties in pursuing the business of the Parties operating in the ordinary course).

(b) Each Party will hold, and will cause its respective Representatives and Affiliates to hold, any nonpublic information, including any information exchanged pursuant to this Section 7.2, in confidence to the extent required by and in accordance with, and will otherwise comply with, the terms of the Confidentiality Agreements, which shall remain in full force and effect pursuant to the terms thereof notwithstanding the execution and delivery of this Agreement or the termination thereof.

Section 7.3 No Solicitation of Transactions.

(a) Notwithstanding anything to the contrary contained in this Agreement but subject to Section 7.3(e) and Section 7.3(f), during the period beginning on the date of this Agreement and continuing until 11:59 p.m. (New York City time) on September 5, 2019 (the “Go Shop Period End Time”), SIR, the SIR Subsidiaries and their respective Representatives may and shall have the right to, directly or indirectly: (i) initiate, solicit, encourage or facilitate any inquiries or the making of any proposal, offer or other action that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal, including by way of (A) contacting third parties, (B) broadly disseminating public disclosure or (C) providing access to the properties, offices, assets, books, records and personnel of SIR and the SIR Subsidiaries and furnishing non-public information pursuant to (but only pursuant to) one or more Acceptable Confidentiality Agreements; provided, however, that SIR shall prior to, or concurrently with the time such access or non-public information is provided, provide such access and make available such non-public information to STAR; (ii) enter into, continue or otherwise participate in any discussions or negotiations with any Person relating to, or in furtherance of such inquiries, proposals, offers or other actions or to obtain, an Acquisition Proposal; (iii) release any Person from, or refrain from enforcing, any standstill agreement or similar obligation to SIR or any of the SIR Subsidiaries; and (iv) disclose to the stockholders of SIR any information required to be disclosed under applicable Law; provided, however, that in the case of this clause (iv), to the extent the disclosure addresses the Merger or an Acquisition Proposal, the disclosure shall be deemed to be an Adverse Recommendation Change if the disclosure has the effect of withdrawing or adversely modifying, or is not accompanied by an express public affirmation of the SIR Board Recommendation. For purposes of this Agreement, the term “Go Shop Bidder” shall mean any Person (including its controlled Affiliates and Representatives) that submits a written proposal or offer regarding an Acquisition Proposal prior to the Go Shop Period End Time that has not been withdrawn and that the SIR Special Committee determines, in good faith, after consultation with its financial advisors and outside legal counsel, prior to the Go Shop Period End Time (or in the case of any Acquisition Proposal received less than five (5) Business Days before the date of the Go Shop Period End Time, not later than five (5) Business Days after the receipt of such Acquisition Proposal), has resulted in, or would be reasonably expected to result in, a Superior Proposal (as defined below) (such Person, a “Go Shop Bidder”); provided, that a Go Shop Bidder shall cease to be a Go Shop Bidder if (1) the negotiations between SIR and such Go Shop Bidder with respect to the Acquisition Proposal that resulted in such Go Shop Bidder becoming a Go Shop Bidder shall have been terminated, (2) the Acquisition Proposal submitted by such Go Shop Bidder prior to the Go Shop Period End Time is withdrawn, terminated or modified in a manner such that, in the SIR Special Committee’s good faith determination, after consultation with its financial advisors and outside legal counsel, the Acquisition Proposal as modified no longer constitutes, or would no longer reasonably be expected to lead to, a Superior Proposal, or (3) such Go Shop Bidder otherwise ceases to be actively pursuing efforts to acquire SIR or the SIR Operating Partnership. No later than forty-eight (48) hours after the Go Shop Period End Time (or after a bidder is determined to be a Go Shop Bidder if such determination occurs after the Go Shop Period End Time), SIR shall notify STAR in writing (I) if any Go

Shop Bidders remain at such time, (II) of the identity of such Go Shop Bidder(s) and (III) the material terms and conditions of the most recent Acquisition Proposal received from such Go Shop Bidder(s) (and shall include with such notice (x) copies of any written Acquisition Proposal, including any proposed transaction agreement and any related transaction documents and financing commitments, if any and (y) a written summary of the material terms of any related Acquisition Proposal not made in writing (including any material terms proposed orally or supplementally)), and thereafter shall promptly (and in any event no later than forty-eight (48) hours after the occurrence of such developments, discussions or negotiations or receipt of materials) (1) keep STAR reasonably informed of all material developments, discussions and negotiations concerning any such Acquisition Proposal and (2) provide STAR with any written supplements or written additions to any written Acquisition Proposal, including any revisions to any proposed transaction agreement and any related transaction documents and financing commitments, if any. Without limiting the foregoing, from and after the Go Shop Period End Time, SIR will promptly (and in any event no later than forty-eight (48) hours after receipt thereof) notify STAR in writing if (A) any Acquisition Proposal is received by SIR or any SIR Subsidiary, (B) any request for information relating to SIR or any SIR Subsidiary is received by SIR or any SIR Subsidiary from any Person who informs SIR or any SIR Subsidiary that it is considering making or has made an Acquisition Proposal or (C) any discussions or negotiations are sought to be initiated with SIR or any SIR Subsidiary regarding any Acquisition Proposal, and shall, in any such notice to STAR, indicate the identity of the Person making, and the material terms and conditions of, such Acquisition Proposal, request or inquiry (and shall include with such notice (x) copies of any written Acquisition Proposal, including any proposed transaction agreement and any related transaction documents and financing commitments, if any, and (y) a written summary of the material terms of any related Acquisition Proposal not made in writing (including any material terms proposed orally or supplementally), and thereafter shall promptly (and in any event no later than forty-eight (48) hours after the occurrence of such developments, discussions or negotiations or receipt of materials) (1) keep STAR reasonably informed of all material developments, discussions and negotiations concerning any such Acquisition Proposal, request or inquiry and (2) provide STAR with any written supplements or written additions to any written Acquisition Proposal, including any revisions to any proposed transaction agreement and any related transaction documents and financing commitments, if any. Neither SIR nor any SIR Subsidiary will enter into any agreement with any Person subsequent to the date of this Agreement that prohibits SIR from providing any information to STAR in accordance with this Section 7.3.

(b) Except as permitted by this Section 7.3, and except with respect to a Go Shop Bidder, from and after the Go-Shop Period End Time, SIR shall not, and shall cause each of the SIR Subsidiaries and its and their respective directors, officers and Affiliates, and shall direct each of its and the SIR Subsidiaries’ other Representatives (to the extent acting on behalf of SIR) not to, directly or indirectly, (i) initiate, solicit, knowingly encourage or facilitate any inquiries, proposals or offers for, or engage in any negotiations concerning, or provide any confidential or nonpublic information or data to, or have any discussions with, any Person relating to any inquiry, proposal, offer or other action that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal, (ii) enter into or engage in, continue or otherwise participate in any discussions or negotiations with any Person regarding or otherwise in furtherance of, or furnish to any Person other than a STAR Party or its Representatives, any information in connection with or for the purpose of encouraging or facilitating any inquiry, proposal, offer or other action that constitutes, or could reasonably be expected to lead to, or to otherwise obtain an Acquisition Proposal, (iii) release any Person from or fail to enforce any confidentiality agreement, standstill agreement or similar obligation (provided that SIR shall be permitted to waive or to not enforce any provision of any confidentiality agreement, standstill agreement or similar obligation to permit a Person to make a confidential Acquisition Proposal directly to the SIR Special Committee if the SIR Special Committee determines in good faith after consultation with outside legal counsel that any such failure to waive or to not enforce would be inconsistent with or otherwise result in a breach of the SIR directors’ duties under applicable Law), (iv) enter into any agreement in principle, arrangement, understanding, contract or agreement (whether binding or not) contemplating or otherwise relating to an Acquisition Proposal, or (v) take any action to exempt any Person from any Takeover Statute or similar restrictive provision of the SIR Organizational Documents. In furtherance of the foregoing and except with respect to a Go Shop Bidder and as otherwise permitted by this Section 7.3, SIR shall, and shall cause each SIR Subsidiary and each Representative of SIR and the SIR

Subsidiaries to, immediately cease any discussions, negotiations or communications with any Person with respect to any Acquisition Proposal or potential Acquisition Proposal and shall immediately terminate all physical and electronic data room access previously granted to any such Person and exercise and use reasonable best efforts to enforce any contractual rights available to SIR to cause such Person to return or destroy all non-public information concerning SIR and the SIR Subsidiaries to the extent permitted pursuant to any confidentiality agreement with such Person and immediately terminate all physical and electronic data room access granted to such Person. For the avoidance of doubt, after the Go Shop Period End Time and until the receipt of Stockholder Approval, SIR, the SIR Subsidiaries and their respective Representatives may continue to take any of the actions described in Section 7.3(a) with respect to any proposals or offers regarding any Acquisition Proposal submitted by a Go Shop Bidder on or before the Go Shop Period End Time or with respect to any amended or modified proposal or offer with respect to any such Acquisition Proposal submitted by a Go Shop Bidder after the Go Shop Period End Time that SIR discloses to STAR (and provides copies to STAR of) if the SIR Special Committee has determined in good faith after consultation with outside legal counsel and outside financial advisors that such Acquisition Proposal (as may be amended or modified) is or is reasonably likely to lead to a Superior Proposal.

(c) Notwithstanding anything in this Agreement to the contrary, at any time after the Go Shop Period End Time and prior to the time, but not after, Stockholder Approval is obtained, SIR and its Representatives may (i) provide information in response to a request therefor by a person or persons who has made a written Acquisition Proposal that did not result from a breach of this Section 7.3 (provided that SIR (A) receives from the person or persons so requesting such information an executed Acceptable Confidentiality Agreement, and (B) as contemplated below, SIR discloses to STAR (and provides copies to STAR of) such written Acquisition Proposal and concurrently furnishes, makes available or provides access to any nonpublic information provided to such person or persons to the extent not previously so provided to STAR), and (ii) engage or participate in any discussions or negotiations with any person who has made such a written Acquisition Proposal, if and only to the extent that, in each such case referred to in clause (i) or (ii) above, the SIR Special Committee has either determined that such Acquisition Proposal constitutes a Superior Proposal or determined in good faith after consultation with outside legal counsel and outside financial advisors that such Acquisition Proposal could reasonably be expected to lead to a Superior Proposal. Neither SIR nor any of the SIR Subsidiaries shall, after the date of this Agreement, enter into any confidentiality agreement that would prohibit it from providing such information to STAR.

(d) Except as expressly provided in Section 7.3(e), Section 7.3(f) and Section 9.1(c)(ii), neither the SIR Board, nor any committee thereof, nor any group of directors, formally or informally, shall: (i) change, withhold, withdraw, qualify or modify or publicly propose or announce or authorize or resolve to, or announce its intention to change, withhold, withdraw, qualify or modify, in each case in a manner adverse to STAR, the SIR Board Recommendation, (ii) authorize, approve, endorse, declare advisable, adopt or recommend or propose to publicly authorize, approve, endorse, declare advisable, adopt or recommend, any Acquisition Proposal, (iii) authorize, cause or permit SIR or any SIR Subsidiary to enter into any Alternative Acquisition Agreement, or (iv) fail to make the SIR Board Recommendation or fail to include the SIR Board Recommendation in the Proxy Statement (any event described in clause (i), (ii) or this clause (iv), whether taken by the SIR Board or a committee thereof, an “Adverse Recommendation Change”).

(e) Notwithstanding anything in this Agreement to the contrary, at any time after the date of this Agreement and before Stockholder Approval is obtained and subject to compliance with the provisions of this Section 7.3(e) in all material respects, if SIR receives an Acquisition Proposal (whether or not from a Go Shop Bidder) that did not result from a breach of this Section 7.3 (and such proposal is not withdrawn) and the SIR Special Committee determines that such Acquisition Proposal constitutes a Superior Proposal and, after consultation with outside legal counsel, that failure to effect an Adverse Recommendation Change in connection with such Superior Proposal or that failure to terminate this Agreement to enter into an Alternative Acquisition Agreement for such Superior Proposal would be inconsistent with the SIR directors’ duties under applicable Law, then the SIR Board (based on the recommendation of the SIR Special Committee) may effect an Adverse Recommendation Change, enter into an Alternative Acquisition Agreement relating to or implementing the

Superior Proposal, and terminate this Agreement in accordance with Section 9.1(c)(ii); provided that the SIR Board may not take action contemplated by this Section 7.3(e) unless:

(i) SIR has notified STAR in writing that the SIR Board intends to take such action at least five (5) Business Days in advance of effecting an Adverse Recommendation Change, which notice shall specify in reasonable detail the reasons for such action, a description of the material terms of the Superior Proposal and attach the most current version of such agreements (including any amendments, supplements or modifications) between SIR and the party making such Superior Proposal to such notice (a “SIR Change Notice”); and

(ii) during the five (5) Business Day period following STAR’s receipt of a SIR Change Notice, SIR shall have offered to negotiate with and, if accepted, negotiated with and directed its outside financial and outside legal advisors to negotiate with STAR in good faith to make such adjustments to the terms and conditions of this Agreement such that the Superior Proposal ceases to constitute (in the good faith determination of the SIR Special Committee, after consultation with outside legal counsel and outside financial advisors) a Superior Proposal; provided, that any amendment, supplement or modification to any Acquisition Proposal shall be deemed a new Acquisition Proposal and SIR may not enter into any agreement relating to the Superior Proposal pursuant this Section 7.3(e) or make an Adverse Recommendation Change pursuant to this Section 7.3(e) or terminate this Agreement pursuant to Section 9.1(c)(ii) unless SIR has complied with the requirements of this Section 7.3(e) with respect to such new Acquisition Proposal including sending an additional SIR Change Notice (except that the new negotiation period under this Section 7.3(e)(ii) shall be three (3) Business Days instead of five (5) Business Days). Notwithstanding anything in this Section 7.3(e)(ii), neither STAR’s acceptance nor rejection of SIR’s offer to negotiate pursuant to this Section 7.3(e)(ii) shall have any bearing on STAR’s right to terminate this Agreement pursuant to Section 9.1(d)(ii) herein.

(f) Nothing in this Section 7.3 or elsewhere in this Agreement shall prevent the SIR Board or SIR, directly or indirectly, from (i) taking and disclosing to the stockholders of the SIR a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act with respect to an Acquisition Proposal, making any required disclosure to the stockholders of SIR under applicable Law, including Rule 14d-9 promulgated under the Exchange Act or Item 1012(a) of Regulation M-A or (ii) making any disclosure to the stockholders of SIR if the SIR Board determines in good faith after consultation with its outside legal counsel (and based on the recommendation of the SIR Special Committee) that the failure to do so would be inconsistent with the duties of the SIR directors to SIR under applicable Law; provided, however, that to the extent any such disclosure addresses the approval, recommendation or declaration of advisability by the SIR Board with respect to this Agreement or an Acquisition Proposal, such disclosure shall be deemed to be an Adverse Recommendation Change if not accompanied by an express public affirmation of the SIR Board Recommendation.

(g) Notwithstanding anything to the contrary contained in this Agreement, SIR shall not, and shall not permit any SIR Subsidiaries or any of its or their respective Affiliates or Representatives to, reimburse or agree to reimburse the fees or expenses of any Person (including any Go Shop Bidder or its Representatives) in connection with (or related to) an Acquisition Proposal (including, for the avoidance of doubt, in connection with any Acceptable Confidentiality Agreement) but excluding, for the avoidance of doubt, in connection with any acquisition agreement or merger with respect to a Superior Proposal entered into pursuant to this Section 7.3 and resulting in termination of this Agreement pursuant to Section 9.1(c).

(h) SIR agrees that in the event any Representative of SIR or any SIR Subsidiary takes any action that, if taken by SIR would constitute a material violation of this Section 7.3, then SIR shall be deemed to be in violation of this Section 7.3 for all purposes of this Agreement.

(i) For purposes of this Agreement:

(i) “Acquisition Proposal” means any bona fide proposal or offer from any Person (other than STAR or any STAR Subsidiaries), whether in one transaction or a series of related transactions, relating to any (a) merger, consolidation, share exchange, business combination or similar transaction involving SIR or any SIR Subsidiary that would constitute a “significant subsidiary” (as defined in Rule 1-02 of Regulation S-X), (b) sale or other disposition, by merger, consolidation, share exchange, business combination or any similar transaction, of any assets of SIR or any significant SIR Subsidiaries representing 20% or more of the consolidated assets of SIR and the significant SIR Subsidiaries, taken as a whole, (c) issue, sale or other disposition by SIR or any SIR Subsidiaries of (including by way of merger, consolidation, share exchange, business combination or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing 20% or more of the votes associated with the outstanding shares of SIR Common Stock, (d) tender offer or exchange offer in which any Person or “group” (as such term is defined under the Exchange Act) shall acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act), or the right to acquire beneficial ownership, of 20% or more of the votes associated with the outstanding shares of SIR Common Stock, (e) recapitalization, restructuring, liquidation, dissolution or other similar type of transaction with respect to SIR in which a third party shall acquire beneficial ownership of 20% or more of the outstanding shares of SIR Common Stock, or (f) transaction that is similar in form, substance or purpose to any of the foregoing transactions; provided, however, that the term “Acquisition Proposal” shall not include (i) the Merger or any of the other transactions contemplated by this Agreement, (ii) any merger, consolidation, business combination, reorganization, recapitalization or similar transaction solely among SIR and one or more of the SIR Subsidiaries or solely among the SIR Subsidiaries or (iii) was solicited by any SIR Party or their Representative in breach of this Agreement.

(ii) “Superior Proposal” means a written Acquisition Proposal (except for purposes of this definition, the references in the definition of “Acquisition Proposal” to “20%” shall be replaced with “50%”) which the SIR Board (based on the recommendation of the SIR Special Committee) determines in its good faith judgment (after consultation with its outside legal and financial advisors and after taking into account (a) all of the terms and conditions of the Acquisition Proposal and this Agreement (as it may be proposed to be amended by STAR) and (b) the feasibility and certainty of consummation of such Acquisition Proposal on the terms proposed (taking into account all legal, financial, regulatory and other aspects of such Acquisition Proposal and conditions to consummation thereof) to be more favorable from a financial point of view to the stockholders of SIR (in their capacities as stockholders) than the Merger and the other transactions contemplated by this Agreement (as it may be proposed to be amended by STAR)).

Section 7.4 Public Announcements. Except with respect to any Adverse Recommendation Change or any action taken pursuant to, and in accordance with, Section 7.1 or Section 7.3, so long as this Agreement is in effect, the Parties shall consult with each other before issuing any press release or otherwise making any public statements or filings with respect to this Agreement or any of the transactions contemplated by this Agreement, and none of the Parties shall issue any such press release or make any such public statement or filing prior to obtaining the other Parties’ consent (which consent shall not be unreasonably withheld, delayed or conditioned); provided, that a Party may, without obtaining the other Parties’ consent, issue such press release or make such public statement or filing as may be required by Law or Order if it is not possible to consult with the other Party before making any public statement with respect to this Agreement or any of the transactions contemplated by this Agreement. The Parties have agreed upon the form of a joint press release announcing the Merger and the execution of this Agreement, and shall make such joint press release no later than one (1) Business Day following the date on which this Agreement is executed.

Section 7.5 Appropriate Action; Consents; Filings.

(a) Upon the terms and subject to the conditions set forth in this Agreement, each of the STAR Parties and each of the SIR Parties shall and shall cause the other STAR Subsidiaries and the other SIR Subsidiaries, respectively, and their respective Affiliates to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Party in doing, all things necessary, proper or advisable under applicable Law or pursuant to any Contract to consummate and make effective, as promptly as practicable, the Merger and the other transactions contemplated by this Agreement, including (i) taking all actions necessary to cause the conditions to Closing set forth in Article 8 to be satisfied, (ii) preparing and filing any applications, notices, registrations and requests as may be required or advisable to be filed with or submitted to any Governmental Authority in order to consummate the transactions contemplated by this Agreement, (iii) obtaining all necessary or advisable actions or nonactions, waivers, consents and approvals from Governmental Authorities necessary in connection with the consummation of the Merger and the other transactions contemplated by this Agreement and the making of all necessary or advisable registrations and filings (including filings with Governmental Authorities, if any) and the taking of all reasonable steps as may be necessary or advisable to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Authority necessary in connection with the consummation of the Merger and the other transactions contemplated by this Agreement, (iv) subject to Section 7.6(c), defending any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Authority vacated or reversed, the avoidance of each and every impediment under any antitrust, merger control, competition or trade regulation Law that may be asserted by any Governmental Authority with respect to the Merger so as to enable the Closing to occur as soon as reasonably possible, and (v) executing and delivering any additional instruments necessary or advisable to consummate the Merger and the other transactions contemplated by this Agreement and to fully carry out the purposes of this Agreement; provided, that neither Party will have any obligation (A) to propose, negotiate, commit to or effect, by consent decree, hold separate order or otherwise, the sale, divestiture or disposition of any assets or businesses of such Party, any of its subsidiaries (including subsidiaries of STAR after the Closing) or their Affiliates or (B) otherwise to take or commit to take any actions that would limit the freedom of such Party, its subsidiaries (including subsidiaries of STAR after the Closing) or their Affiliates with respect to, or their ability to retain, one or more of their businesses, product lines or assets.

(b) In connection with and without limiting the foregoing Section 7.5(a), each of the Parties shall give (or shall cause their respective Affiliates to give) any notices to third parties, and each of the Parties shall use, and cause each of their respective Affiliates to use, its reasonable best efforts to obtain any third party consents that are necessary, proper or advisable to consummate the Merger and the other transactions contemplated by this Agreement. Each of the Parties will, and shall cause their respective Affiliates to, furnish to the other such necessary information and reasonable assistance as the other may request in connection with the preparation of any required applications, notices, registrations and requests as may be required or advisable to be filed with any Governmental Authority and will cooperate in responding to any inquiry from a Governmental Authority, including promptly informing the other Party of such inquiry, consulting in advance before making any presentations or submissions to a Governmental Authority, and supplying each other with copies of all material correspondence, filings or communications between either Party and any Governmental Authority with respect to this Agreement. To the extent reasonably practicable, the Parties or their Representatives shall have the right to review in advance and each of the Parties will consult the others on, all the information relating to the other and each of their Affiliates that appears in any filing made with, or written materials submitted to, any Governmental Authority in connection with the Merger and the other transactions contemplated by this Agreement, except that confidential competitively sensitive business information may be redacted from such exchanges. To the extent reasonably practicable, neither Party shall, nor shall they permit their respective Representatives to, participate independently in any meeting or engage in any substantive conversation with any Governmental Authority in respect of any filing, investigation or other inquiry without giving the other Party prior notice of such meeting or conversation and, to the extent permitted by applicable Law, without giving the other Party the opportunity to attend or participate (whether by telephone or in person) in any such meeting with such Governmental Authority.

(c) Notwithstanding anything to the contrary in this Agreement, in connection with obtaining any approval or consent from any Person (other than any Governmental Authority) with respect to the Merger and the other transactions contemplated by this Agreement, none of the Parties or any of their respective Representatives shall be obligated to pay or commit to pay to such Person whose approval or consent is being solicited any cash or other consideration, make any accommodation or commitment or incur any liability or other obligation to such Person. Subject to the immediately foregoing sentence, the Parties shall cooperate with respect to reasonable accommodations that may be requested or appropriate to obtain such consents.

Section 7.6 Notification of Certain Matters; Transaction Litigation.

(a) The STAR Parties and their Representatives shall give prompt notice to the SIR Parties, and the SIR Parties and their Representatives shall give prompt notice to the STAR Parties, of any notice or other communication received by such Party from any Governmental Authority in connection with this Agreement, the Merger or the other transactions contemplated by this Agreement, or from any Person alleging that the consent of such Person is or may be required in connection with the Merger or the other transactions contemplated by this Agreement.

(b) The STAR Parties and their Representatives shall give prompt notice to the SIR Parties, and the SIR Parties and their Representatives shall give prompt notice to the STAR Parties, if (i) any representation or warranty made by it contained in this Agreement becomes untrue or inaccurate such that it would be reasonable to expect that the applicable closing conditions would be incapable of being satisfied by the Outside Date or (ii) it fails to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, that no such notification shall affect the representations, warranties, covenants or agreements of the Parties or the conditions to the obligations of the Parties under this Agreement. Notwithstanding anything to the contrary in this Agreement, the failure by the STAR Parties, the SIR Parties or their respective Representatives to provide such prompt notice under this Section 7.6(b) shall not constitute a breach of covenant for purposes of Section 8.2(b), Section 8.3(b), Section 9.1(c)(i), or Section 9.1(d)(i).

(c) The STAR Parties and their Representatives shall give prompt notice to the SIR Parties, and the SIR Parties and their Representatives shall give prompt notice to the STAR Parties, of any Action commenced or, to such Party’s Knowledge, threatened against, relating to or involving such Party or any STAR Subsidiary or SIR Subsidiary, respectively, or any of their respective directors, officers or partners that relates to this Agreement, the Merger or the other transactions contemplated by this Agreement. The STAR Parties and their respective Representatives shall give the SIR Parties the opportunity to reasonably participate in the defense and settlement of any stockholder litigation against the STAR Parties and/or their directors, officers or partners relating to this Agreement and the transactions contemplated by this Agreement, and no such settlement shall be agreed to without SIR’s prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned). The SIR Parties and their respective Representatives shall give the STAR Parties the opportunity to reasonably participate in the defense and settlement of any litigation against the SIR Parties and/or their directors, officers or partners relating to this Agreement and the transactions contemplated by this Agreement, and no such settlement shall be agreed to without STAR’s prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned).

Section 7.7 Indemnification; Directors’ and Officers’ Insurance.

(a) Without limiting or being limited by the provisions of Section 7.7(b) and to the extent permitted by applicable Law, during the period commencing as of the Merger Effective Time and ending on the sixth (6th) anniversary of the Merger Effective Time, STAR shall (and shall cause the Surviving Entity to): (i) indemnify, defend and hold harmless each Indemnified Party against and from any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any Action to the extent such Action arises out of or pertains to (x) any action or omission or alleged action or omission in such Indemnified Party’s capacity as a manager, director, officer, partner, member, trustee, employee or agent of SIR or any of the SIR Subsidiaries, or (y) this Agreement or any of the transactions contemplated by this Agreement, including the Merger; and (ii) pay in advance of the final disposition of any such Action the expenses (including reasonable attorneys’ fees and any expenses incurred by any Indemnified Party in connection with enforcing any rights with respect to indemnification) of any Indemnified Party without the requirement of any bond or other security, in each case to the fullest extent permitted by Law, but subject to STAR’s or the Surviving Entity’s receipt of an undertaking by or on behalf of such Indemnified Party to repay such amount if it shall ultimately be determined that such Indemnified Party is not entitled to be indemnified. Notwithstanding anything to the contrary set forth in this Agreement, STAR or the Surviving Entity, as applicable, (i) shall not settle or compromise or consent to the entry of any judgment or otherwise seek termination with respect to any claim, action, suit or proceeding against or investigation of any Indemnified Party for which indemnification may be sought under this Section 7.7(a) without the Indemnified Party’s prior written consent (which consent may not be unreasonably withheld, delayed or conditioned) unless such settlement, compromise, consent or termination includes an unconditional release of such Indemnified Party from all liability arising out of such claim, action, suit, proceeding or investigation, (ii) shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned) and (iii) shall not have any obligation hereunder to any Indemnified Party to the extent that a court of competent jurisdiction shall determine in a final and non-appealable order that such indemnification is prohibited by applicable Law, in which case the Indemnified Party shall promptly refund to STAR or the Surviving Entity the amount of all such expenses theretofore advanced pursuant hereto.

(b) Without limiting the foregoing, and to the extent permitted by applicable Law, each of STAR and the Surviving Entity agree that, during the period commencing as of the Merger Effective Time and ending on the sixth (6th) anniversary of the Merger Effective Time, all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Merger Effective Time, and advancement of expenses, now existing in favor of the current or former managers, directors, officers, partners, members, trustees, employees, agents, fiduciaries or other individuals of SIR or any of the SIR Subsidiaries (each an “Indemnified Party” and collectively, the “Indemnified Parties”) as provided in (i) the SIR Charter, the SIR Bylaws or, if applicable, similar organizational documents or agreements of any SIR Subsidiary (the “SIR Organizational Documents”) and (ii) indemnification agreements of SIR shall survive the Merger and shall continue in full force and effect in accordance with their terms. For a period of six (6) years following the Merger Effective Time, the organizational documents of STAR and Surviving Entity and the organizational documents of any applicable STAR Subsidiary or SIR Subsidiary shall contain provisions no less favorable with respect to indemnification and limitations on liability of directors and officers than are set forth in the SIR Governing Documents or, if applicable, similar organizational documents or agreements of any SIR Subsidiary. The STAR Governing Documents provisions shall not be amended, repealed or otherwise modified for a period of six (6) years following the Merger Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Merger Effective Time, were Indemnified Parties, unless such modification shall be required by applicable Law and then only to the minimum extent required by applicable Law.

(c) To the extent that any Indemnified Party shall reasonably believe that representation by counsel designated by STAR or the Surviving Entity in connection with any action, suit, proceeding, investigation or inquiry results in a conflict of interest or if the Indemnified Party believes it has defenses additional to or different from those available to STAR or the Surviving Entity, such Indemnified Party shall have the right to employ such person’s own separate counsel, at STAR’s or the Surviving Entity’s expense; provided, however, that such separate counsel shall, to the extent consistent with its professional responsibilities, cooperate with STAR or the Surviving Entity and any counsel designated by STAR or the Surviving Entity.

(d) SIR shall obtain an extended reporting period coverage under SIR’s directors’ and officers’ liability insurance policies or the substantial equivalent of such coverage (to be effective as of the Merger Effective Time) with a policy period of six (6) years after the Merger Effective Time, on prepaid and non-cancellable terms, for a cost not in excess of three times the current annual premiums for such insurance. STAR and the Surviving Entity shall not take any action to terminate or modify the terms of the extended reporting period coverage.

(e) If STAR or the Surviving Entity or any of their respective successors or assigns (i) consolidates with or merges with or into any other Person and shall not be the continuing or surviving corporation, partnership or other entity of such consolidation or merger or (ii) liquidates, dissolves or winds-up, or transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of STAR or the Surviving Entity, as applicable, assume the obligations set forth in this Section 7.7.

(f) STAR shall cause the Surviving Entity to pay all reasonable expenses, including reasonable attorneys’ fees, that may be incurred by any Indemnified Party in enforcing the obligations provided in this Section 7.7.

(g) The provisions of this Section 7.7 are intended to be for the express benefit of, and shall be enforceable by, each Indemnified Party (who are intended third party beneficiaries of this Section 7.7), his or her heirs and his or her personal representatives, shall be binding on all successors and assigns of STAR, SIR and the Surviving Entity and shall not be amended in a manner that is adverse to the Indemnified Party (including his or her successors, assigns and heirs) without the prior written consent of the Indemnified Party (including such successors, assigns and heirs) affected thereby. The exculpation and indemnification provided for by this Section 7.7 shall not be deemed to be exclusive of any other rights to which an Indemnified Party is entitled, whether pursuant to applicable Law, Contract or otherwise.

Section 7.8 Dividends.

(a) In the event that a distribution with respect to the shares of SIR Common Stock permitted under the terms of this Agreement has a record date prior to the Merger Effective Time and has not been paid prior to the Closing Date, such distribution shall be paid to the holders of such shares of SIR Common Stock on the Closing Date immediately prior to the Merger Effective Time. In the event that a distribution with respect to the shares of STAR Common Stock permitted under the terms of this Agreement has a record date prior to the Merger Effective Time and has not been paid prior to the Closing Date, such distribution shall be paid to the holders of such shares of STAR Common Stock on the Closing Date immediately prior to the Merger Effective Time. SIR shall coordinate with STAR on the declaration, setting of record dates and payment dates of dividends on SIR Common Stock so that holders of SIR Common Stock (i) do not receive dividends on both SIR Common Stock and STAR Common Stock received in the Merger in respect of a single distribution period or fail to receive a dividend on either SIR Common Stock or STAR Common Stock received in the Merger in respect of a single distribution period or (ii) do not receive both a dividend permitted by the proviso to Section 6.2(b)(iii) on STAR Common Stock and a dividend permitted by the proviso to Section 6.1(b)(iii) on SIR Common Stock received in the Merger or fail to receive either a dividend permitted by the proviso to Section 6.2(b)(iii) on STAR Common Stock or a dividend permitted by the proviso to Section 6.1(b)(iii) on SIR Common Stock received in the Merger.

(b) In the event that either SIR or STAR shall declare or pay any dividend or other distribution that is expressly permitted pursuant to the proviso at the end of Section 6.1(b)(iii) or Section 6.2(b)(iii), respectively, it shall notify the other Party at least twenty (20) days prior to the Closing Date, and such other Party shall be entitled to declare a dividend per share payable (i) in the case of SIR, to holders of SIR Common Stock, in an amount per share of SIR Common Stock equal to the product of (A) the dividend declared by STAR with respect to each share of STAR Common Stock by (B) the Exchange Ratio, and (ii) in the case of STAR, to holders of STAR Common Stock, in an amount per share of STAR Common Stock equal to the quotient obtained by dividing (x) the dividend declared by SIR with respect to each share of SIR Common Stock by (y) the Exchange Ratio. The record date and time and payment date and time for any dividend payable pursuant to this Section 7.8(b) shall be prior to the Closing Date.

Section 7.9 Takeover Statutes. The Parties shall use their respective reasonable best efforts (a) to take all action necessary so that no Takeover Statute is or becomes applicable to the Merger or any of the other transactions contemplated by this Agreement and (b) if any such Takeover Statute is or becomes applicable to any of the foregoing, to take all action necessary so that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to eliminate or minimize the effect of such Takeover Statute or the restrictions in the STAR Charter or the SIR Charter on the Merger and the other transactions contemplated by this Agreement.

Section 7.10 Obligations of the Parties. SIR shall take all actions necessary to cause the other SIR Parties to perform their obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement. STAR shall take all actions necessary to (a) cause the STAR Parties to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement, and (b) ensure that, prior to the Merger Effective Time, Merger Sub shall not conduct any business or make any investments or incur or guarantee any indebtedness other than as specifically contemplated by this Agreement.

Section 7.11 New Convertible Stock. If prior to the Closing, STAR Advisor requests that, in lieu of the incentive and performance fees provided for in the Amended and Restated STAR Advisory Agreement, STAR issue, at the Closing, convertible stock (the “New Convertible Stock”) in exchange for the convertible stock currently owned by STAR Advisor (such exchange, the “Exchange”), then subject to the consent of each of STAR and SIR, upon the approval of each of their respective Special Committees, which consent shall not be unreasonably withheld, delayed or conditioned, the Parties shall amend this Agreement, and take all other necessary actions, to provide for the Exchange, including amending the Amended and Restated STAR Advisory Agreement to delete the incentive and performance fees and issuing the New Convertible Stock in the Exchange. The New Convertible Stock shall have terms and conditions regarding conversion that are substantially similar to the terms set forth in the Amended and Restated STAR Advisory Agreement regarding incentive and performance fees.

Section 7.12 Tax Matters.

(a) Each of STAR and SIR shall use its reasonable best efforts to cause the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code, including by executing and delivering the officers’ certificates referred to herein and, unless otherwise required by a final determination within the meaning of Section 1313(a) of the Code (or a similar determination under applicable state or local Law), reporting consistently for all federal, state, and local income Tax or other purposes. None of STAR or SIR shall take any action, or fail to take any action, that would reasonably be expected to cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code.

(b) STAR shall (i) use its reasonable best efforts to obtain or cause to be provided the opinions of Morrison & Foerster LLP (“Morrison”) referred to in Section 8.2(f) and Section 8.2(g), (ii) use its reasonable best efforts to obtain opinions of counsel consistent with the opinions of counsel referred to in Section 8.2(f) and Section 8.2(g), but dated as of the effective date of the Form S-4 (or shortly before such date), to the extent required for the Form S-4 to be declared effective by the SEC, and (iii) deliver to Morrison a tax representation letter, dated as of the effective date of the Form S-4 and the Closing Date, as applicable, and signed by an officer of STAR and STAR Operating Partnership, containing representations of STAR and STAR Operating Partnership reasonably necessary or appropriate to enable Morrison to render the applicable tax opinions described in clause (ii) of this Section 7.12(b) and the tax opinions described in Section 8.2(f) and Section 8.2(g).

(c) SIR shall (i) use its reasonable best efforts to obtain or cause to be provided the opinions of Morrison referenced in Section 8.3(f) and Section 8.3(g), (ii) use its reasonable best efforts to obtain opinions of counsel consistent with the opinions of counsel referred to in Section 8.3(f) and Section 8.3(g), but dated as of the effective date of the Form S-4 (or shortly before such date), to the extent required for the Form S-4 to be declared effective by the SEC, and (iii) deliver to Morrison a tax representation letter, dated as of the effective date of the Form S-4 and the Closing Date, as applicable, and signed by an officer of SIR and SIR Operating Partnership, containing representations of SIR and SIR Operating Partnership reasonably necessary or appropriate to enable Morrison to render the applicable tax opinions described in clause (ii) of this Section 7.12(c) and the tax opinions described in Section 8.3(f) and Section 8.3(g).

(d) STAR and SIR shall reasonably cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer or stamp taxes, any transfer, recording, registration and other fees and any similar taxes that become payable in connection with the transactions contemplated by this Agreement (together with any related interest, penalties or additions to such taxes, “Transfer Taxes”), and shall reasonably cooperate in attempting to minimize the amount of Transfer Taxes. These taxes shall be the obligation of STAR and STAR Subsidiary without deduction or withholding from or to the Merger Consideration.

(e) With respect to the taxable year of SIR ending on the Closing Date, SIR shall take all necessary actions, including without limitation, declaring and paying dividends sufficient to satisfy its requirement under Section 857(a)(1), to cause SIR to qualify as a REIT for its shortened tax year ending on the Closing Date.

Section 7.13 SIR Designee. The STAR Board shall take or cause to be taken such action as may be necessary, in each case, to be effective as of the Merger Effective Time, to cause the individual set forth on Section 7.13 of the SIR Disclosure Letter to be elected to the STAR Board effective as of the Merger Effective Time.

Section 7.14 Section 16 Matters. Prior to the Merger Effective Time, each of the Parties hereto shall take all such steps as may be required to cause (a) any dispositions of SIR Common Stock (including derivative securities with respect to SIR Common Stock) resulting from the Merger and the other transactions contemplated by this Agreement, by each individual who will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to SIR immediately prior to the Merger Effective Time to be exempt under Rule 16b-3 promulgated under the Exchange Act and (b) any acquisitions of the STAR Common Stock (including derivative securities with respect to the STAR Common Stock) resulting from the Merger and the other transactions contemplated by this Agreement, by each individual who may become subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to STAR to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 7.15 STAR Convertible Stock. STAR shall cause the STAR Convertible Stock to be redeemed for no consideration on or prior to the Merger Effective Time.

Section 7.16 SIR Convertible Stock. SIR shall cause the SIR Convertible Stock to be redeemed for no consideration on or prior to the Merger Effective Time.

ARTICLE 8

CONDITIONS

Section 8.1 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of the Parties to effect the Merger and to consummate the other transactions contemplated by this Agreement on the Closing Date are subject to the satisfaction or, to the extent permitted by Law, waiver by each of the Parties at or prior to the Merger Effective Time of the following conditions:

(a) Authorizations; Consents. All consents, authorizations, orders or approvals of each Governmental Authority, lender and other third parties necessary for the consummation of the Merger and the other transactions contemplated by this Agreement set forth in Section 4.3(b) of the SIR Disclosure Letter and Section 5.3(b) of the STAR Disclosure Letter shall have been obtained and any applicable waiting periods in respect thereof shall have expired or been terminated.

(b) Stockholder Approval; Charter Amendment. The Stockholder Approval shall have been obtained in accordance with applicable Law and the SIR Charter and SIR Bylaws. The Charter Amendment shall have become effective pursuant to the MGCL.

(c) No Injunctions or Restraints. No Order issued by any Governmental Authority of competent jurisdiction prohibiting consummation of the Merger shall be in effect, and no Law shall have been enacted, entered, promulgated or enforced by any Governmental Authority after the date of this Agreement that, in any case, prohibits, restrains, enjoins or makes illegal the consummation of the Merger or the other transactions contemplated by this Agreement.

(d) Form S-4. The Form S-4 shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Form S-4 shall have been issued by the SEC and no proceedings for that purpose shall have been initiated by the SEC that have not been withdrawn.

Section 8.2 Conditions to Obligations of the STAR Parties. The obligations of the STAR Parties to effect the Merger and to consummate the other transactions contemplated by this Agreement are subject to the satisfaction or, to the extent permitted by Law, waiver by STAR, at or prior to the Merger Effective Time, of the following additional conditions:

(a) Representations and Warranties. (i) The representations and warranties of the SIR Parties set forth in the Fundamental Representations (except Section 4.4(a) (Capital Structure)) shall be true and correct in all material respects as of the date of this Agreement and as of the Merger Effective Time, as though made as of the Merger Effective Time, (ii) the representations and warranties set forth in Section 4.4(a) (Capital Structure) shall be true and correct in all but de minimis respects as of the date of this Agreement and as of the Merger Effective Time, as though made as of the Merger Effective Time, and (iii) each of the other representations and warranties of the SIR Parties contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Merger Effective Time, as though made as of the Merger Effective Time, except (A) in each case, representations and warranties that are made as of a specific date shall be true and correct only on and as of such date, and (B) in the case of clause (iii) where the failure of such representations or warranties to be true and correct (without giving effect to any materiality or SIR Material Adverse Effect qualifications set forth therein), individually or in the aggregate, does not have and would not reasonably be expected to have a SIR Material Adverse Effect.

(b) Performance of Covenants and Obligations of the SIR Parties. The SIR Parties shall have performed in all material respects all obligations, and complied in all material respects with all agreements and covenants, required to be performed by them under this Agreement on or prior to the Merger Effective Time.

(c) Absence of Material Adverse Change. On the Closing Date, no circumstance shall exist that constitutes a SIR Material Adverse Effect.

(d) Delivery of Certificate. SIR shall have delivered to STAR a certificate, dated the date of the Closing and signed by its chief executive officer and chief financial officer on behalf of SIR, certifying to the effect that the conditions set forth in Section 8.2(a), Section 8.2(b) and Section 8.2(c) have been satisfied.

(e) [Reserved.]

(f) REIT Opinion. STAR shall have received a written opinion of Morrison or other counsel to SIR reasonably satisfactory to STAR, dated as of the Closing Date and in form and substance reasonably satisfactory to STAR, to the effect that, commencing with SIR’s taxable year that ended on December 31, 2010, SIR has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code and its proposed method of operation will enable SIR to meet, through the Closing, the requirements for qualification and taxation as a REIT under the Code, which opinion will be subject to customary exceptions, assumptions and qualifications and based on customary representations contained in an officer’s certificate executed by SIR and SIR Operating Partnership.

(g) Section 368 Opinion. STAR shall have received a written opinion of Morrison, or other tax counsel to STAR reasonably satisfactory to SIR dated as of the Closing Date and in form and substance reasonably satisfactory to STAR, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code, which opinion will be subject to customary exceptions, assumptions and qualifications. In rendering such opinion, Morrison may rely upon the tax representation letters described in Section 7.12.

Section 8.3 Conditions to Obligations of the SIR Parties. The obligations of the SIR Parties to effect the Merger and to consummate the other transactions contemplated by this Agreement are subject to the satisfaction or, to the extent permitted by Law, waiver by SIR at or prior to the Merger Effective Time, of the following additional conditions:

(a) Representations and Warranties. (i) The representations and warranties of the STAR Parties set forth in the Fundamental Representations (except Section 5.4(a) (Capital Structure)), shall be true and correct in all material respects as of the date of this Agreement and as of the Merger Effective Time, as though made as of the Merger Effective Time, (ii) the representations and warranties set forth in Section 5.4(a) (Capital Structure) shall be true and correct in all but de minimis respects as of the date of this Agreement and as of the Merger Effective Time, as though made as of the Merger Effective Time, and (iii) each of the other representations and warranties of the STAR Parties contained in this Agreement shall be true and correct as of the date of this Agreement and as of the Merger Effective Time, as though made as of the Merger Effective Time, except (A) in each case, representations and warranties that are made as of a specific date shall be true and correct only on and as of such date, and (B) in the case of clause (iii) where the failure of such representations or warranties to be true and correct (without giving effect to any materiality or STAR Material Adverse Effect qualifications set forth therein), individually or in the aggregate, does not have and would not reasonably be expected to have a STAR Material Adverse Effect.

(b) Performance of Covenants and Obligations of the STAR Parties. The STAR Parties shall have performed in all material respects all obligations, and complied in all material respects with all agreements and covenants, required to be performed by them under this Agreement on or prior to the Merger Effective Time.

(c) Absence of Material Adverse Change. On the Closing Date, no circumstance shall exist that constitutes a STAR Material Adverse Effect.

(d) Delivery of Certificate. STAR shall have delivered to SIR a certificate, dated the date of the Closing and signed by its chief executive officer and chief financial officer on behalf of STAR certifying to the effect that the conditions set forth in Section 8.3(a), Section 8.3(b) and Section 8.3(c) have been satisfied.

(e) [Reserved.]

(f) REIT Opinion. SIR shall have received a written opinion of Morrison, or other counsel to STAR reasonably satisfactory to SIR, dated as of the Closing Date and in form and substance reasonably satisfactory to SIR, to the effect that, commencing with STAR’s taxable year that ended on December 31, 2014, STAR has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code and its actual method of operation has enabled STAR to meet, through the Merger Effective Time, the requirements for qualification and taxation as a REIT under the Code, which opinion will be subject to customary exceptions, assumptions and qualifications and based on customary representations contained in an officer’s certificate executed by STAR and STAR Operating Partnership.

(g) Section 368 Opinion. SIR shall have received a written opinion of Morrison, or other tax counsel to SIR reasonably satisfactory to STAR, dated as of the Closing Date and in form and substance reasonably satisfactory to SIR, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code, which opinion will be subject to customary exceptions, assumptions and qualifications. In rendering such opinion, Morrison may rely upon the tax representation letters described in Section 7.12.

(h) Validity Opinion. STAR shall have received a written opinion of Venable LLP, or other counsel to STAR reasonably satisfactory to SIR, in form and substance reasonably satisfactory to SIR and filed with the Form S-4, to the effect that the issuance of the Merger Consideration has been duly authorized and, when and if issued in connection with the Merger in accordance with the resolutions of the STAR Board, this Agreement and the Articles of Merger, the Merger Consideration will be validly issued, fully paid and nonassessable.

ARTICLE 9

TERMINATION, FEES AND EXPENSES, AMENDMENT AND WAIVER

Section 9.1 Termination. This Agreement may be terminated and the Merger and the other transactions contemplated by this Agreement may be abandoned at any time prior to the Merger Effective Time, notwithstanding receipt of the Stockholder Approval (except as otherwise specified in this Section 9.1):

(a) by mutual written consent of each of STAR and SIR;

(b) by either STAR (with prior approval of the STAR Special Committee) or by SIR (with prior approval of the SIR Special Committee):

(i) if the Merger shall not have occurred on or before 11:59 p.m. New York time on April 30, 2020 (the “Outside Date”); provided, that the right to terminate this Agreement pursuant to this Section 9.1(b)(i) shall not be available to any Party if the failure of such Party (and (A) in the case of STAR, including the failure of the other STAR Parties, and (B) in the case of SIR, including the failure of the other SIR Parties) to perform or comply in all material respects with the obligations, covenants or agreements of such Party set forth in this Agreement shall have been the cause of, or resulted in, the failure of the Merger to be consummated by the Outside Date;

(ii) if any Governmental Authority of competent jurisdiction shall have issued an Order permanently restraining or otherwise prohibiting the transactions contemplated by this Agreement, and such Order shall have become final and nonappealable; provided, that the right to terminate this Agreement under this Section 9.1(b)(ii) shall not be available to a Party if the issuance of such final, non-appealable Order was primarily due to the failure of such Party (and (A) in the case of STAR, including the failure of the other STAR Parties, and (B) in the case of SIR, including the failure of the other SIR Parties) to perform or comply in all material respects with any of its obligations, covenants or agreements under this Agreement; or

(iii) if the Stockholder Approval shall not have been obtained at the Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof at which a vote on the approval of the Merger and the Charter Amendment is taken; provided, that the right to terminate this Agreement under this Section 9.1(b)(iii) shall not be available to a Party if the failure to receive the Stockholder Approval was primarily due to the failure of a Party to perform or comply in all material respects with any of its obligations, covenants or agreements under this Agreement;

(c) by SIR (with prior approval of the SIR Special Committee):

(i) if a breach of any representation or warranty or failure to perform any obligation, covenant or agreement on the part of any of the STAR Parties set forth in this Agreement has occurred that would cause any of the conditions set forth in Section 8.1 or Section 8.3 not to be satisfied (a “STAR Terminating Breach”), which breach or failure to perform cannot be cured, or, if capable of cure, has not been cured by the earlier of twenty (20) days following written notice thereof from SIR to STAR and two (2) Business

Days before the Outside Date; provided, that SIR shall not have the right to terminate this Agreement pursuant to this Section 9.1(c)(i) if a SIR Terminating Breach shall have occurred and be continuing at the time SIR delivers notice of its election to terminate this Agreement pursuant to this Section 9.1(c)(i);

(ii) at any time before Stockholder Approval is obtained, in order to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal in accordance with the provisions of Section 7.3; provided, however, that SIR shall have complied with Section 7.3 and shall have paid or shall concurrently pay to STAR in full the Termination Payment in accordance with Section 9.3(b).

(d) by STAR:

(i) if a breach of any representation or warranty or failure to perform any obligation, covenant or agreement on the part of any of the SIR Parties set forth in this Agreement has occurred that would cause any of the conditions set forth in Section 8.1 or Section 8.2 not to be satisfied (a “SIR Terminating Breach”), which breach or failure to perform cannot be cured, or if capable of cure, has not been cured by the earlier of twenty (20) days following written notice thereof from STAR to SIR and two (2) Business Days before the Outside Date; provided, that STAR shall not have the right to terminate this Agreement pursuant to this Section 9.1(d)(i) if a STAR Terminating Breach shall have occurred and be continuing at the time STAR delivers notice of its election to terminate this Agreement pursuant to this Section 9.1(d)(i); or

(ii) if, at any time prior to the receipt of the Stockholder Approval, (A) the SIR Board has made an Adverse Recommendation Change, (B) a tender offer or exchange offer for any shares of SIR Common Stock that constitutes an Acquisition Proposal (other than by STAR or any of its Affiliates) is commenced and the SIR Board fails to recommend against acceptance of such tender offer or exchange offer by the stockholders of SIR and to publicly reaffirm the SIR Board Recommendation within ten (10) Business Days of being requested to do so by STAR, or (C) SIR shall have violated any of its obligations under Section 7.3 (other than any immaterial or inadvertent violations thereof that did not result in an Alternative Acquisition Proposal).

Section 9.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 9.1, written notice thereof shall forthwith be given to the other Parties, in accordance with the provisions of Section 10.2, specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of the STAR Parties or the SIR Parties, except that the Confidentiality Agreements and the provisions of Section 7.4 (Public Announcements), this Section 9.2, Section 9.3 (Fees and Expenses), Section 9.4 (Amendment), and Article 10 (General Provisions) of this Agreement shall survive the termination hereof; provided, that no such termination shall relieve any Party from any liability or damages resulting from any fraud or willful and material breach of any of its covenants, obligations or agreements set forth in this Agreement.

Section 9.3 Fees and Expenses.

(a) Except as otherwise provided in this Section 9.3, all Expenses shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated; provided that the Parties will share equally any Form S-4 filing fees as may be required to consummate the transactions contemplated by this Agreement.

(b) In the event that this Agreement is terminated:

(i) (A) by STAR pursuant to Section 9.1(d)(i), on account of a failure to perform any obligation, covenant or agreement on the part of any of the SIR Parties set forth in this Agreement, and after the date hereof and prior to the failure to perform giving rise to such right of termination, an Acquisition Proposal (with, for all purposes of this Section 9.3(b)(i), all percentages included in the definition of “Acquisition Proposal” increased to 50%) has been publicly announced, disclosed or otherwise communicated to the SIR Board or any Person shall have publicly announced an intention (whether or not conditional) to make such an Acquisition Proposal or (B) by SIR pursuant to Section 9.1(b)(i) or Section 9.1(b)(iii), and after the date of this Agreement but prior to the Stockholders Meeting, an Acquisition Proposal with respect to SIR has been publicly announced, disclosed or otherwise communicated to SIR’s stockholders (and not withdrawn) or any Person shall have publicly announced an intention (whether or not conditional) to make such an Acquisition Proposal, and, in either case, within twelve (12) months after the date of such termination, a transaction in respect of the applicable Acquisition Proposal with respect to SIR is consummated or SIR enters into a definitive agreement in respect of the applicable Acquisition Proposal with respect to SIR that is later consummated, SIR shall pay to STAR (x) the Full Termination Payment and (y) up to $2,000,000 as reimbursement for STAR’s Expenses;

(ii) by SIR pursuant to Section 9.1(c)(ii), then SIR shall pay to STAR an amount equal to (x) (A) the Go Shop Termination Payment if such termination occurs no later than seven (7) Business Days after (1) the Go Shop Period End Time or (2) in the event of timely delivery of a SIR Change Notice with respect to a Go Shop Bidder, the negotiation period contemplated by Section 7.3(e)(ii), or (B) the Full Termination Payment if the termination occurs thereafter and (y) up to $2,000,000 as reimbursement for STAR’s Expenses;

(iii) by STAR pursuant to Section 9.1(d)(ii), then SIR shall pay to STAR an amount equal to (x) (A) the Go Shop Termination Payment if the event giving rise to STAR’s termination right occurred no later than seven (7) Business Days after (1) the Go Shop Period End Time or (2) in the event of timely delivery of a SIR Change Notice with respect to a Go Shop Bidder, the negotiation period contemplated by Section 7.3(e)(ii), or (B) the Full Termination Payment if the event giving rise to STAR’s termination right occurred thereafter and (y) up to $2,000,000 as reimbursement for STAR’s Expenses; or

(iv) by SIR pursuant to Section 9.1(c)(i), then STAR shall pay to SIR an amount up to $2,000,000 as reimbursement for SIR’s Expenses.

(c) Termination Payment. The Parties agree and acknowledge that in no event shall SIR be required to pay the applicable Termination Payment on more than one occasion. Payment of the Termination Payment and reimbursement of Expenses, as applicable, shall be made by wire transfer of same day funds to the account or accounts designated by SIR or STAR, as applicable, (i) within two (2) Business Days after the consummation of any transaction contemplated by an Acquisition Proposal, in the case of any amount payable pursuant to Section 9.3(b)(b)(i); and (ii) as promptly as reasonably practicable after termination (and, in any event, within two (2) Business Days thereof), in the case of any amount payable pursuant to Section 9.3(b)(ii), Section 9.3(b)(iii) or Section 9.3(b)(iv).

(d) Notwithstanding anything in this Agreement to the contrary, in the event that the Termination Payment becomes payable, then such payment shall be STAR’s and its Affiliates’ sole and exclusive remedy as liquidated damages for any and all losses or damages of any nature against SIR and the SIR Subsidiaries and their respective Representatives in respect of this Agreement, any agreement executed in connection herewith, and the transactions contemplated hereby and thereby, including for any loss or damage suffered as a result of the termination of this Agreement, the failure of the Merger to be consummated or for a breach or failure to perform hereunder (whether intentionally, unintentionally, or otherwise) or otherwise.

(e) Each of the Parties acknowledges that the agreements contained in this Section 9.3 are an integral part of the transactions contemplated by this Agreement, and that without these agreements, the other Parties would not enter into this Agreement. In the event that SIR shall fail to pay the applicable Termination Payment when due, SIR shall reimburse the STAR for all reasonable costs and expenses actually incurred or accrued by STAR (including reasonable fees and expenses of counsel) in connection with the collection under and enforcement of this Section 9.3. Further, if one Party to this Agreement (the “Termination Payor”) fails to timely pay any amount due to the other Party (the “Termination Payee”) pursuant to Section 9.3(b), and, in order to obtain the payment, the Termination Payee commences a suit which results in a judgment against the Termination Payor for the payment set forth in this Section 9.3, the Termination Payor shall pay to the Termination Payee its reasonable and documented costs and expenses (including reasonable and documented attorneys’ fees) in connection with such suit, together with interest on such amount at a rate per annum equal to the prime rate published in the Wall Street Journal in effect on the date such payment was required to be made through the date of payment.

(f) If SIR becomes obligated to pay a fee under this Section 9.3, then SIR shall deposit into escrow an amount in cash equal to the applicable Termination Payment with an escrow agent reasonably selected by STAR, after reasonable consultation with SIR, and pursuant to a written escrow agreement (the “Escrow Agreement”) reflecting the terms set forth in this Section 9.3 and otherwise reasonably acceptable to each of the Parties and the escrow agent. The payment or deposit into escrow of the applicable Termination Payment pursuant to this Section 9.3(b) shall be made by SIR promptly after receipt of notice from STAR that the Escrow Agreement has been executed by the parties thereto and once deposited in escrow shall relieve SIR from any further obligation to pay any fee required under this Section 9.3. The Escrow Agreement shall provide that the Termination Payment in escrow or the applicable portion thereof shall be released to STAR on an annual basis based upon the delivery by STAR to the escrow agent of any one (or a combination) of the following:

(i) a letter from STAR’s independent certified public accountants indicating the maximum amount that can be paid by the escrow agent to STAR without causing STAR to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code for the applicable taxable year of STAR determined as if the payment of such amount did not constitute income described in Sections 856(c)(2)(A) (H) or 856(c)(3)(A) (I) of the Code (such income, “Qualifying REIT Income”), in which case the escrow agent shall release to STAR such maximum amount stated in the accountant’s letter;

(ii) a letter from STAR’s counsel indicating that STAR received a private letter ruling from the IRS holding that the receipt by STAR of the applicable Termination Payment would either constitute Qualifying REIT Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code, in which case the escrow agent shall release to STAR the remainder of the applicable Termination Payment; or

(iii) a letter from STAR’s counsel indicating that STAR has received a tax opinion from STAR’s outside counsel or accountant, respectively, to the effect that the receipt by STAR of the applicable Termination Payment should either constitute Qualifying REIT Income or should be excluded from gross income within the meaning of Section 856(c)(2) and (3) of the Code, in which case the escrow agent shall release to STAR the remainder of the applicable Termination Payment.

The Parties agree to cooperate in good faith to amend this Section 9.3(f) at the reasonable request of STAR in order to (A) maximize the portion of the applicable Termination Payment that may be distributed to STAR hereunder without causing STAR to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code, (B) improve STAR’s chances of securing the favorable private letter ruling from the IRS described in this Section 9.3(f) or (C) assist STAR in obtaining the favorable tax opinion from its outside counsel or accountant described in this Section 9.3(f). The Escrow Agreement shall provide that STAR shall bear all costs and expenses under the Escrow Agreement and that any portion of the applicable Termination Payment held in escrow for ten (10) years shall be released by the escrow agent to SIR. SIR shall not be a party to the Escrow Agreement and shall not bear any liability, cost or expense resulting directly or indirectly from the Escrow Agreement (other than any Taxes imposed on SIR in connection therewith). STAR shall fully indemnify SIR and hold SIR harmless from and against any such liability, cost or expense.

Section 9.4 Amendment. Subject to compliance with applicable Law, this Agreement may be amended by mutual agreement of the Parties by action taken or authorized by the STAR Special Committee and the SIR Special Committee, respectively, at any time before or after receipt of the Stockholder Approval and prior to the Merger Effective Time; provided, that after the Stockholder Approval has been obtained, there shall not be (i) any amendment of this Agreement that changes the amount or the form of the consideration to be delivered under this Agreement to the holders of SIR Common Stock, or which by applicable Law requires the further approval of the stockholders of SIR without such further approval of such stockholders, or (ii) any amendment or change not permitted under applicable Law. This Agreement may not be amended except by an instrument in writing signed by each of the Parties.

ARTICLE 10

GENERAL PROVISIONS

Section 10.1 Nonsurvival of Representations and Warranties and Certain Covenants. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger Effective Time. The covenants to be performed prior to or at the Closing shall terminate at the Closing. This Section 10.1 shall not limit any covenant or agreement of the Parties that by its terms contemplates performance after the Merger Effective Time.

Section 10.2 Notices. All notices, requests, claims, consents, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, sent by overnight courier (providing proof of delivery) to the Parties or sent by facsimile or e-mail of a pdf attachment (providing confirmation of transmission) at the following addresses or facsimile numbers (or at such other address or facsimile number for a Party as shall be specified by like notice):

(a) if to a SIR Party to:

Special Committee of the Board of Directors

c/o Steadfast Income REIT, Inc.

18100 Von Karman Avenue, Suite 500

Irvine, CA 92612

Attn: Scot Barker

email: scotbarkersc@gmail.com

with copies (which shall not constitute notice) to:

Proskauer Rose LLP

70 West Madison, Suite 3800

Chicago, Illinois 60602

Attn: Michael J. Choate

email: mchoate@proskauer.com

(b) if to a STAR Party to:

Special Committee of the Board of Directors

c/o Steadfast Apartment REIT, Inc.

18100 Von Karman Avenue, Suite 500

Irvine, CA 92612

Attn: Thomas Purcell

email: tom@curcicompanies.com

with copies (which shall not constitute notice) to:

Venable, LLP

750 E. Pratt Street, Suite 900

Baltimore, MD 21202

Attn: Sharon Kroupa

email: sakroupa@venable.com

Morrison & Foerster LLP

3500 Lenox Road, N.E., Suite 1500

Atlanta, GA 30326

Attention: Heath D. Linsky

email: hlinsky@mofo.com

Section 10.3 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any present or future Law, or public policy, (a) such term or other provision shall be fully separable, (b) this Agreement shall be construed and enforced as if such invalid, illegal or unenforceable provision had never comprised a part hereof, and (c) all other conditions and provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable term or other provision or by its severance herefrom so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

Section 10.4 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall be deemed one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered (electronically by email or facsimile) to the other Parties. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document form” (“pdf”), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

Section 10.5 Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the Exhibits, Schedules, the STAR Disclosure Letter and the SIR Disclosure Letter), the Confidentiality Agreements (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter of this Agreement and, (b) except for the provisions of Article 3 (which, from and after the Merger Effective Time, shall be for the benefit of holders of shares of SIR Common Stock immediately prior to the Merger Effective Time) and Section 7.7 (which, from and after the Merger Effective Time shall be for the benefit of the Indemnified Parties) are not intended to confer upon any Person other than the Parties hereto any rights or remedies.

Section 10.6 Extension; Waiver. At any time prior to the Merger Effective Time, the Parties may, to the extent legally allowed and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties of the other Party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the requirements of applicable Law, waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party. The failure of any Party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

Section 10.7 Governing Law; Venue.

(a) This Agreement, and all claims or causes of actions (whether at Law, in contract or in tort) that may be based upon, arise out of or related to this Agreement or the negotiation, execution or performance of this Agreement, shall be governed by, and construed in accordance with, the laws of the State of Maryland without giving effect to its conflicts of laws principles (whether the State of Maryland or any other jurisdiction that would cause the application of the Laws of any jurisdiction other than the State of Maryland).

(b) All disputes arising out of or relating to this Agreement shall be heard and determined exclusively in any Maryland state or federal court. Each of the Parties hereby irrevocably and unconditionally (i) submits to the exclusive jurisdiction of any such Maryland state or federal court, for the purpose of any dispute arising out of or relating to this Agreement brought by any Party, (ii) agrees not to commence any such dispute except in such courts, (iii) agrees that any claim in respect of any such dispute may be heard and determined in any such

Maryland state or federal court, (iv) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such dispute, (v) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such dispute, and (vi) agrees, with respect to any Action filed in a Maryland state court, to jointly request an assignment to the Maryland Business and Technology Case Management Program. Each of the Parties agrees that a final judgment in any such dispute shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Party irrevocably consents to service of process in the manner provided for notices in Section 10.2. Nothing in this Agreement will affect the right of any Party to serve process in any other manner permitted by Law.

Section 10.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or delegated, in whole or in part, by operation of Law or otherwise by any of the Parties without the prior written consent of the other Parties. This Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

Section 10.9 Specific Performance. The Parties agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that, prior to the termination of this Agreement pursuant to Article 9, each Party shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, and each Party hereby waives any requirement for the securing or posting of any bond in connection with such remedy, this being in addition to any other remedy to which such Party is entitled at Law or in equity.

Section 10.10 Waiver of Jury Trial. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 10.10.

Section 10.11 Authorship. The Parties agree that the terms and language of this Agreement are the result of negotiations between the Parties and their respective advisors and, as a result, there shall be no presumption that any ambiguities in this Agreement shall be resolved against any Party. Any controversy over construction of this Agreement shall be decided without regard to events of authorship or negotiation.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed by their respective duly authorized officers, all as of the date first written above.

STEADFAST APARTMENT REIT, INC.

By:	/s/ Rodney F. Emery
Name: Rodney F. Emery
Title: Chief Executive Officer and Chairman of the Board of Directors

STEADFAST APARTMENT REIT OPERATING PARTNERSHIP, L.P.

By: Steadfast Apartment REIT, Inc., not in its individual capacity but solely as general partner

By:	/s/ Rodney F. Emery
Name: Rodney F. Emery
Title: Chief Executive Officer and Chairman of the Board of Directors

SI SUBSIDIARY, LLC

By: Steadfast Apartment REIT, Inc., its Member

By:	/s/ Rodney F. Emery
Name: Rodney F. Emery
Title: Chief Executive Officer and Chairman of the Board of Directors

STEADFAST INCOME REIT, INC.

By:	/s/ Kevin Keating
Name: Kevin Keating
Title: Chief Financial Officer

STEADFAST INCOME REIT OPERATING PARTNERSHIP, L.P.

By: Steadfast Income REIT, Inc., not in its individual capacity but solely as general partner

By:	/s/ Kevin Keating
Name: Kevin Keating
Title: Chief Financial Officer

[Signature Page to the Agreement and Plan of Merger]

Annex B

STEADFAST INCOME REIT, INC.

ARTICLES OF AMENDMENT

Steadfast Income REIT, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The charter of the Corporation (the “Charter”) is hereby amended by deleting the definitions of “Roll-Up Entity” and “Roll-Up Transaction” in Article IV of the Charter in their entirety.

SECOND: The Charter is hereby further amended by deleting the existing Article XIV (“Roll-Up Transactions”) of the Charter in its entirety.

THIRD: The foregoing amendments have been duly advised by the Board of Directors of the Corporation and approved by the stockholders of the Corporation as required by law.

FOURTH: The undersigned acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

- signature page follows-

B-1

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed in its name and on its behalf by its              and attested to by its              on this                      day of                     , 20    .

ATTEST:	STEADFAST INCOME REIT, INC.

By:	By:
Name:	Name:
Title:	Title:

B-2

Annex C

BMO Capital Markets 115 South LaSalle Street Chicago, IL 60603 www.bmocm.com

August 5, 2019

CONFIDENTIAL

Steadfast Income REIT, Inc.

18100 Von Karman Avenue, Suite 500

Irvine, CA 92612

Attn.: The Special Committee of the Board of Directors

Dear Members of the Special Committee of the Board of Directors:

We understand that Steadfast Apartment REIT, Inc. (the “Parent”), Steadfast Apartment REIT Operating Partnership, L.P. (the operating partnership of the Parent, “STAR Partnership”), SI Subsidiary, LLC, a wholly-owned subsidiary of the Parent (“Merger Sub”), Steadfast Income REIT, Inc. (the “Company”), and Steadfast Income REIT Operating Partnership, L.P. (the operating partnership of the Company, “SIR Partnership”) propose to enter into the Agreement (defined below) pursuant to which, among other things, the Company will be merged with and into Merger Sub (the “Merger”) and that, in connection with the Merger, (a) each outstanding share of common stock, par value $0.01 per share (“Company Common Stock”), of the Company will be converted into the right to receive 0.5934 shares (the “Exchange Ratio”) of common stock, par value $0.01 per share (“Parent Common Stock”), of the Parent, subject to certain adjustments as provided for in the Agreement (as to which adjustments we express no opinion), and (b) the Company will become a wholly owned subsidiary of the Parent. “Excluded Persons” shall be defined as the Parent, Merger Sub and their respective affiliates). We also understand that the Parent has entered into an agreement to acquire Steadfast Apartment REIT III, Inc. (“Apartment III”) in a stock-for-stock transaction valued at approximately $450 million (the “Acquisition”, and together with the Merger, the “Transaction”). With the consent of the Committee, we have assumed and relied upon, without independent verification, that the Acquisition will be signed simultaneously with the Merger and consummated on a similar time frame as the Merger. The Merger and the Acquisition are not contingent on each other and are both subject to conditions including stockholder approval of the applicable transaction.

The Special Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company has requested that BMO Capital Markets Corp. (“we” or “BMOCM”) render an opinion, as investment bankers, to the Committee as to the fairness, from a financial point of view, to the holders of Company Common Stock as of the date hereof (other than the Excluded Persons), of the Exchange Ratio provided for in the Merger pursuant to the Agreement (the “Opinion”).

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

1)	reviewed the draft dated August 5, 2019 of the agreement and plan of merger to be entered into by and among Parent, STAR Partnership, Merger Sub, the Company and SIR Partnership (the “Agreement”);

2)	reviewed certain publicly available business and financial information relating to each of the Parent (including Apartment III) and the Company that we deemed to be relevant;

3)

reviewed certain information relating to the historical, current and future operations, financial condition and prospects of each of the Parent (including Apartment III) and the Company made available to us by the Parent and the Company, respectively, including (i) financial projections prepared by the management of the Company relating to the Company for the fiscal years ending 2019 through 2024

(the “Company Projections”), and (ii) financial projections prepared by the management of the Parent relating to the Parent, pro forma after and giving effect to its acquisition of Apartment III, for the fiscal years ending 2019 through 2024 (the “Parent Projections”, and together with the Company Projections, the “Projections”);

4)

conducted discussions with members of senior management of each of the Parent and the Company and certain of their respective representatives and advisors concerning their views of the Parent’s and the Company’s businesses, operations, financial condition and prospects, the Merger and related matters;

5)	reviewed certain financial and stock market information for each of the Parent and the Company and selected publicly traded companies that we deemed to be relevant;

6)	reviewed the financial terms, to the extent publicly available, of selected acquisitions of companies which we deemed to be relevant;

7)	performed a discounted cash flow analysis for each of the Parent and the Company based on the Parent Projections and the Company Projections, respectively;

8)	reviewed the current and historical stated NAVs for the Parent (including Apartment III) and the Company;

9)	compared the relative contributions of the Company and the Parent (including Apartment III) to certain financial statistics of the combined company on a pro forma basis;

10)	reviewed certain potential pro forma financial effects of the Merger on earnings per share, cash flow, capitalization and financial ratios of the Parent (including Apartment III);

11)

reviewed a certificate addressed to us from senior management of the Company and the Parent which contains, among other things, representations regarding the accuracy of the information, data and other materials (financial or otherwise) provided to, or discussed with, us by or on behalf of the Company and the Parent; and

12)	performed such other studies and analyses, and conducted such discussions as we deemed appropriate.

We have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us by the Company, the Parent or their respective representatives or advisors, or obtained by us from other sources. We have not independently verified (nor assumed any obligation to verify) any such information, undertaken an independent valuation or appraisal of the assets or liabilities (contingent, derivative, off-balance sheet or otherwise) of the Company or the Parent (including Apartment III), nor have we been furnished with any such valuation or appraisal. We have not evaluated the solvency or fair value of Parent, Merger Sub, Apartment III or the Company under any state or federal laws relating to bankruptcy, insolvency or similar matters. We also have assumed that all material governmental, regulatory or other approvals and consents required in connection with the consummation of the Transaction will be obtained and that in connection with obtaining any necessary governmental, regulatory or other approvals and consents, no restrictions, terms, or conditions will be imposed that would be material to our analysis. We have assumed that the final Agreement will not differ in any material respect from the draft of the Agreement we reviewed. We have also relied upon and assumed, without independent verification, at the direction of the Company, that any adjustments to the Exchange Ratio pursuant to the Agreement will not be material to our Opinion or our financial analyses underlying this Opinion. We have also assumed that the Merger will be consummated in accordance with the terms of the Agreement, without any waiver, modification or amendment of any terms, condition or agreement that would be material to our analysis, that the representations and warranties of each party contained in the Agreement will be true and correct in all material respects, that each party will perform all of the covenants and agreements required to be performed by it under the Agreement and that all conditions to the consummation of the Merger will be satisfied without waiver or modification. With respect to the Company Projections, we have been advised by the Company, and we have assumed, without independent investigation, that they have been reasonably prepared and reflect the best currently available estimates and good faith judgment of Company management of the expected future competitive, operating and regulatory environments and related financial performance of the Company. With respect to the Parent Projections, we have been advised by the Parent, and we have assumed, without independent investigation, that they have been reasonably prepared and reflect the best currently available estimates and good faith judgment of Parent management of the expected future competitive, operating and regulatory environments and related financial performance of the Parent. We express no opinion with respect to the Projections, or the assumptions on which they are based. We have relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of either the Parent (including Apartment III) or the Company since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to us that would be material to our analyses or this Opinion, and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading. Furthermore, we have not assumed any obligation to conduct, and have not conducted, any physical inspection of the properties or facilities of the Company, Parent, Apartment III or Merger Sub. Representatives of the Company have advised us, and we have relied upon and assumed, without independent verification, that (a) the terms of the Transaction have been negotiated on an arms-length basis, and (b) the Company would be willing to enter into the Merger with a party that is not affiliate of the Company.

We have been advised by the management of the Company and the Parent that the Company, the Parent and Apartment III have each operated in conformity with the requirements for qualification as a real estate investment trust (“REIT”) for U.S. federal income tax purposes for all taxable years commencing with its taxable year ended December 31, 2010, December 31, 2014 and December 31, 2016, respectively, through December 31, 2018, and we have assumed, at the direction of the Company, that the Transaction will not adversely affect the status or operations of the Company, the Parent or Apartment III. We have also assumed, at the direction of the Company, that the Transaction will qualify as a tax-free reorganization transaction.

We have not been requested to, and did not, initiate or participate in any discussions or negotiations with, or solicit any indications of interest from, third parties with respect to the Merger, the securities, assets, business or operations of the Company or any other party. We have been requested to solicit third party indications of interest in acquiring the Company for a prescribed period following the execution of the Agreement. This Opinion is necessarily based upon financial, economic, market and other conditions and circumstances as they exist and can be evaluated, and the information made available to us, as of the date hereof. We have not undertaken, and are under no obligation, to update, revise, reaffirm or withdraw this Opinion, or otherwise comment on or consider events occurring or coming to our attention after the date hereof, including potential changes in U.S. trade, tax or other laws, regulations and government policies and the enforcement thereof as have been or may be proposed or effected, and the potential effects such changes may have on the Transaction or the participants in the Transaction or their respective businesses, assets, liabilities, financial condition, results of operations, cash flows or prospects.

This Opinion does not constitute a recommendation as to any action the Committee, the Board or any other party should take in connection with the Merger or the other transactions contemplated by the Agreement or any aspect thereof and is not a recommendation to any director of the Company, any security holder or any other party on how to act or vote with respect to the Merger or related transactions and proposals or any other matter. This Opinion relates solely to the fairness of the Exchange Ratio, from a financial point of view, to the holders of the Company Common Stock as of the date hereof (other than the Excluded Persons). We express no opinion herein as to the relative merits of the Merger and any other transactions or business strategies discussed by the Committee as alternatives to the Merger or the decision of the Committee to proceed with the Merger, nor do we express any opinion on the structure, terms or effect of any other aspect of the Merger or the other transactions contemplated by the Agreement. In addition, we do not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable to or to be received by any of the Company’s officers, directors, or employees, advisors, or any class of such persons, in connection with the Merger relative to the Exchange Ratio. We are not experts in, and this Opinion does not address, any of the legal, tax or accounting aspects of any portion or aspect of the Transaction. With the Committee’s consent, we have relied upon the fact that the Company has received legal, tax, and accounting advice and we have relied upon and assumed that all such advice was correct. This letter does not express any opinion as to the likely value or trading range of the Company Common Shares or the Parent Common Shares following announcement of the Merger, or the Parent Common Shares issued pursuant to the consummation of the Merger, which may vary depending on numerous factors that generally impact the price of securities or on the financial condition of the Company or the Parent at that time.

BMOCM has acted as financial advisor to the Committee with respect to the Merger and will receive a fee for our services, a portion of which is contingent upon successful consummation of the Merger. In addition, we will receive a fee for rendering this Opinion, which is not contingent upon the successful completion of the Merger. The Company has agreed to reimburse certain of our expenses and to indemnify us and certain related parties against certain potential liabilities arising out of our engagement. BMOCM, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of business, certain of our employees and affiliates, as well as investment funds in which they may have financial interests or with which they may co-invest, may acquire, hold or sell, long or short positions, or trade, in debt, equity, and other securities and financial instruments (including loans and other obligations) of, or investments in, the Company, the Parent or any other party that may be involved in the Transaction and their respective affiliates or any currency or commodity that may be involved in the Transaction.

In the two years prior to the date of this Opinion, BMOCM has not had any material relationships, nor are any material relationships mutually understood to be contemplated, in which any compensation was received or is intended to be received by BMOCM as a result of any such relationship with the Parent, Apartment III or the Company (other than this engagement) in connection with the provision of any financial advisory or financing services by BMOCM to the Parent, Merger Sub, Apartment III or the Company, respectively. BMOCM provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold securities, including, without limitation, derivative securities, of the Company, Apartment III or the Parent for its own account and for the accounts of customers.

This Opinion has been approved by a fairness opinion committee of BMOCM. This Opinion has been prepared at the request and solely for the benefit and use of the Committee (solely in its capacity as such) in evaluating the fairness of the Exchange Ratio, from a financial point of view, to the holders of Company Common Stock as of the date hereof (other than the Excluded Persons) and may not be used for any other purpose without our prior written consent. This Opinion should not be construed as creating any fiduciary duty on BMOCM’s part to any party. This Opinion may not be disclosed, in whole or in part, or summarized, excerpted from or otherwise referred to without our prior written consent except that this Opinion may be reproduced in full and summarized in any disclosure document sent by the Company to the holders of Company Common Stock with respect to the Merger, provided that any summary of this Opinion is in a form reasonably acceptable to BMOCM and its counsel.

Based upon and subject to the foregoing, and in reliance thereon, it is our opinion, as investment bankers, that as of the date hereof, the Exchange Ratio provided for in the Merger pursuant to the Agreement is fair, from a financial point of view, to the holders of Company Common Stock (other than the Excluded Persons).

Very truly yours,

/s/ BMO Capital Markets Corp.

BMO Capital Markets Corp.

Annex D

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-K

(Mark One)

☒	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 2018

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                      to

Commission file number 000-54674

STEADFAST INCOME REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	27-0351641
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

18100 Von Karman Avenue, Suite 500
Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)

(949) 852-0700

(Registrant’s Telephone Number, Including Area Code)

Securities registered pursuant to Section 12(b) of the Act:

None

Securities registered pursuant to Section 12(g) of the Act:

Common Stock, $0.01 par value per share

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.    Yes  ☐    No  ☒

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or 15(d) of the Act.    Yes   ☐    No  ☒

Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒    No  ☐

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§ 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files).    Yes  ☒    No  ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K (§ 229.405 of this chapter) is not contained herein, and will not be contained, to the best of the registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.  ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☐	Accelerated filer	☐

Non-Accelerated filer	☒	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).    Yes  ☐    No  ☒

There is no established market for the registrant’s shares of common stock. There were approximately 73,997,772 shares of common stock held by non-affiliates at June 29, 2018, the last business day of the registrant’s most recently completed second fiscal quarter, for an aggregate market value of $728,138,077, assuming an estimated value per share of $9.84 per share.

As of March 7, 2019, there were 74,425,373 shares of the Registrant’s common stock issued and outstanding.

PART I

ITEM 1.	BUSINESS

Overview

Steadfast Income REIT, Inc. (which is referred to in this Annual Report, as the context requires, as the “Company,” “we,” “us” or “our”) was formed on May 4, 2009, as a Maryland corporation that elected to be taxed as, and currently qualifies as, a real estate investment trust, or REIT. We own and manage a diverse portfolio of real estate investments, primarily in the multifamily sector, located throughout the United States. Substantially all of our business is conducted through Steadfast Income REIT Operating Partnership, L.P., a Delaware limited partnership formed on July 6, 2009, which we refer to as our “operating partnership.” We are the sole general partner of our operating partnership. As of December 31, 2018, we owned 35 multifamily properties comprised of a total of 9,442 apartment homes, an additional 21,130 square feet of rentable commercial space at two properties and a 10% interest in one unconsolidated joint venture that owns 20 multifamily properties comprised of a total of 4,584 apartment homes. For more information on our real estate portfolio, see “ —Our Real Estate Portfolio” below.

On July 19, 2010, we commenced our initial public offering of up to 150,000,000 shares of common stock and up to 15,789,474 shares of common stock pursuant to our distribution reinvestment plan. Upon termination of our initial public offering on December 20, 2013, we had sold 73,608,337 shares of common stock for gross offering proceeds of $745,389,748, including 1,588,289 shares of common stock issued pursuant to our distribution reinvestment plan for gross offering proceeds of $15,397,232. Following the termination of our initial public offering, we continued to offer shares of our common stock pursuant to our distribution reinvestment plan until our board of directors determined to suspend our distribution reinvestment plan, effective December 1, 2014. Through December 1, 2014, we sold 76,095,116 shares of common stock in our public offering for gross offering proceeds of $769,573,363, including 4,073,759 shares of common stock issued pursuant to our distribution reinvestment plan for gross offering proceeds of $39,580,847.

On March 10, 2015, our board of directors determined an estimated value per share of our common stock of $10.35 as of December 31, 2014. On February 25, 2016, our board of directors determined an estimated value per share of our common stock of $11.44 as of December 31, 2015. On February 15, 2017, our board of directors determined an estimated value per share of our common stock of $11.65 as of December 31, 2016. On March 13, 2018, our board of directors determined an estimated value per share of our common stock of $10.84 as of December 31, 2017. On May 9, 2018, our board of directors determined an estimated value per share of our common stock of $9.84, which represents the estimated value per share of our common stock of $10.84 as of December 31, 2017, less the special distribution of $1.00 per share of common stock that was paid to stockholders of record as of the close of business on April 20, 2018. On March 13, 2019, our board of directors determined an estimated value per share of our common stock of $9.40 as of December 31, 2018. See Item 5. “Market for Registrant’s Common Equity, Related Stockholder Matters and Purchase of Equity Securities—Market Information—Estimated Value Per Share” for further information regarding the estimated value per share.

Prior to the commencement of our initial public offering, we sold shares of our common stock in a private offering exempt from the registration requirements of the Securities Act of 1933, as amended, or the Securities Act. Upon termination of the private offering, we had sold 637,279 shares of common stock at $9.40 per share (subject to certain discounts) for net offering proceeds of $5,844,325.

We are externally managed by Steadfast Income Advisor, LLC, which we refer to as our “advisor,” pursuant to the Advisory Agreement, as amended, or the advisory agreement, by and among us, our operating partnership and our advisor. Subject to certain restrictions and limitations, our advisor manages our day-to-day operations and our portfolio of properties and real estate-related assets. Our advisor sources and presents investment opportunities to our board of directors and provides investment management services on our behalf. We retained our affiliate Stira Capital Markets Group, LLC (formerly known as Steadfast Capital Markets Group, LLC), which we refer to as our “dealer manager,” to serve as the dealer manager for our initial public offering. The dealer manager was responsible for marketing our shares of common stock being offered pursuant to our initial public offering. The advisor, along with the dealer manager, also provides marketing, investor relations and other administrative services on our behalf.

Our Structure

The chart below shows the relationships among our company and various affiliates.

(1)

Crossroads Capital Multifamily, LLC, or Crossroads Capital Multifamily, and Crossroads Capital Advisors, LLC, or Crossroads Capital Advisors, are affiliated entities, each being wholly-owned subsidiaries of Crossroads Capital Group, LLC.

Objectives and Strategies

Our primary investment objectives are to:

•	preserve, protect and return invested capital;

•	pay attractive and stable cash distributions to stockholders; and

•	realize capital appreciation in the value of our investments over the long term.

We own and actively manage, stabilized and income-producing properties with the objective of providing a stable and secure source of income for our stockholders and maximizing potential returns upon disposition of our assets through capital appreciation. Should we acquire additional properties, we may make investments directly or through joint ventures, in each case provided that the underlying real estate or real estate-related asset generally meets our criteria for direct investment.

2018 Highlights

During 2018, we:

•	Acquired two multifamily properties with a total of 744 apartment homes for an aggregate purchase price of $135,486,062;

•	invested $9,564,647 in improvements to our real estate assets;

•

paid a special distribution in the amount of $1.00 per share, or $75,298,163 in the aggregate, to stockholders of record as of the close of business on April 20, 2018, representing a return of capital;

•

paid cash distributions of $46,836,685, which constituted a 7.0% annualized distribution rate to our stockholders based on a purchase price of $10.24 per share for distributions paid during the three months ended March 31, 2018, a 6.0% annualized distribution rate to our stockholders based on a purchase price of $10.24 per share for distributions paid during the three months ended June 30, 2018 and a 6.0% annualized distribution rate to our stockholders based on a purchase price of $9.24 per share for distributions paid during the six months ended December 30, 2018;

•	generated cash flows from operations of $27,071,435;

•

generated net operating income, or NOI, of $74,317,686 (for further information on how we calculate NOI and a reconciliation of NOI to net loss, see Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Net Operating Income”);

•

generated funds from operations, or FFO, of $21,749,778 (for further information on how we calculate FFO and a reconciliation of FFO to net income (loss), please refer to Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Funds From Operations and Modified Funds From Operations”);

•

generated modified funds from operations, or MFFO, of $26,057,105 (for further information on how we calculate MFFO and a reconciliation of MFFO to net income (loss), please refer to Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Funds From Operations and Modified Funds From Operations”);

•

disposed of 15 multifamily properties, including the contribution of eight properties to a joint venture with Blackstone Real Estate Investment Trust, Inc., or the joint venture, for a gross sales price of $392,920,000, exclusive of closing costs, for a gain on sales of real estate of $118,215,618; and

•	generated net income of $89,083,552.

Plan of Liquidation

Pursuant to our Third Articles of Amendment and Restatement, or our charter, our board of directors is required to annually consider a resolution declaring that a proposed liquidation of us is advisable on substantially the terms and conditions set forth in the resolution, or the Plan of Liquidation, and direct that the proposed Plan of Liquidation be submitted for consideration at either an annual or special meeting of the stockholders. The adoption of a Plan of Liquidation and the submission to the stockholders may be postponed if a majority of directors, including a majority of independent directors, determine that a liquidation is not then in the best interest of the stockholders. On March 13, 2019, our board of directors, including a majority of the independent directors, determined that a liquidation is not in the best interests of the stockholders at this time, and, therefore, to postpone presenting a liquidation decision to stockholders. In accordance with our charter, the board of directors will reconsider whether to seek stockholder approval of our liquidation at least annually. The board of directors, pursuant to its fiduciary duties, continuously evaluates our long-term and short-term opportunities.

Our Real Estate Portfolio

As of December 31, 2018, we owned the 35 multifamily properties described below.

Property Name		Location	Number of Units	Average Monthly Occupancy (1)	Average Monthly Rent (2)	Purchase Date	Total Purchase Price	Mortgage Debt Outstanding
1	Clarion Park Apartments (3)	Olathe, KS	220	96.4%	$841	6/28/2011	$11,215,000	$11,930,339
2	Truman Farm Villas (4)	Grandview, MO	200	98.5%	781	12/22/2011	9,100,000	—
3	EBT Lofts	Kansas City, MO	102	91.2%	1,131	12/30/2011	8,575,000	—
4	Spring Creek of Edmond	Edmond, OK	252	94.0%	848	3/9/2012	19,350,000	17,113,376
5	Montclair Parc Apartments	Oklahoma City, OK	360	94.4%	857	4/26/2012	35,750,000	21,719,269
6	Sonoma Grande Apartments	Tulsa, OK	336	93.5%	895	5/24/2012	32,200,000	20,451,101
7	Estancia Apartments	Tulsa, OK	294	95.6%	891	6/29/2012	27,900,000	—
8	Hilliard Park Apartments	Columbus, OH	201	94.5%	1,120	9/11/2012	19,800,000	12,390,229
9	Sycamore Terrace Apartments	Terre Haute, IN	250	94.0%	1,138	9/20/2012 & 3/5/2014	23,174,157	17,847,045
10	Hilliard Summit Apartments	Columbus, OH	208	95.7%	1,217	9/28/2012	24,100,000	15,027,104
11	Forty-57 Apartments	Lexington, KY	436	93.1%	912	12/20/2012	52,500,000	35,563,625
12	Riverford Crossing Apartments	Frankfort, KY	300	97.3%	933	12/28/2012	30,000,000	20,229,093
13	Montecito Apartments	Austin, TX	268	95.1%	1,008	12/31/2012	19,000,000	12,823,790
14	Hilliard Grand Apartments	Dublin, OH	314	96.5%	1,290	12/31/2012	40,500,000	28,392,107
15	Library Lofts East (5)	Kansas City, MO	118	94.1%	1,082	2/28/2013	12,750,000	8,166,247
16	Deep Deuce at Bricktown (6)	Oklahoma City, OK	294	93.9%	1,235	3/28/2013	38,271,000	32,069,379

Property Name		Location	Number of Units	Average Monthly Occupancy (1)	Average Monthly Rent (2)	Purchase Date	Total Purchase Price	Mortgage Debt Outstanding
17	Retreat at Quail North	Oklahoma City, OK	240	92.9%	$954	6/12/2013	$25,250,000	$16,268,147
18	Waterford on the Meadow	Plano, TX	350	94.9%	1,037	7/3/2013	23,100,000	15,175,716
19	Tapestry Park Apartments	Birmingham, AL	354	92.9%	1,311	8/13/2013 & 12/1/2014	50,285,000	43,712,670
20	Dawntree Apartments	Carrollton, TX	400	95.3%	1,016	8/15/2013	24,000,000	14,450,118
21	Stuart Hall Lofts (7)	Kansas City, MO	115	93.9%	1,366	8/27/2013	16,850,000	16,045,948
22	BriceGrove Park Apartments	Canal Winchester, OH	240	95.8%	879	8/29/2013	20,100,000	17,133,615
23	Retreat at Hamburg Place	Lexington, KY	150	96.0%	897	9/5/2013	16,300,000	12,072,255
24	Villas at Huffmeister	Houston, TX	294	93.9%	1,209	10/10/2013	37,600,000	27,058,201
25	Villas at Kingwood	Kingwood, TX	330	94.8%	1,282	10/10/2013	40,150,000	35,156,654
26	Waterford Place at Riata Ranch	Cypress, TX	228	93.9%	1,104	10/10/2013	23,400,000	—
27	Carrington Place	Houston, TX	324	91.7%	1,076	11/7/2013	32,900,000	27,384,768
28	Carrington at Champion Forest	Houston, TX	284	94.0%	1,106	11/7/2013	33,000,000	24,978,692
29	Carrington Park at Huffmeister	Cypress, TX	232	94.4%	1,198	11/7/2013	25,150,000	19,440,839
30	Heritage Grand at Sienna Plantation	Missouri City, TX	240	95.8%	1,147	12/20/2013	27,000,000	16,822,121
31	Mallard Crossing	Loveland, OH	350	93.7%	1,095	12/27/2013	39,800,000	33,367,682
32	Reserve at Creekside	Chattanooga, TN	192	96.4%	1,040	3/28/2014	18,875,000	14,241,494
33	Oak Crossing	Fort Wayne, IN	222	95.9%	1,002	6/3/2014	24,230,000	20,204,961
34	Double Creek Flats	Plainfield, IN	240	93.8%	1,063	5/7/2018	31,852,079	21,877,897
35	Jefferson at Perimeter Apartments	Dunwoody, GA	504	89.3%	1,331	6/11/2018	103,633,983	64,387,092

			9,442	94.3%	$1,068		$1,017,661,219	$693,501,574

(1)	At December 31, 2018, our portfolio was approximately 95.5% leased. As of December 31, 2018, no single tenant accounted for greater than 10% of our 2018 gross annualized rental revenues.
(2)	Average monthly rent is based upon the effective rental income after considering the effect of vacancies, concessions and write-offs.
(3)	100% of the units are required to be rented to tenants earning no more than 60% of the median income in the local area.

(4)	Approximately 74% of the units are required to be rented to tenants earning no more than 60% of the median income in the local area.
(5)

Library Lofts East contains 16,680 rentable square feet of commercial space. As of December 31, 2018, the commercial space, which represents approximately 14.1% of the rentable square feet of Library Lofts East, was 100% occupied by two tenants. The lease terms of the two tenants occupying the commercial space expire between 2019 and 2025. The tenants pay an average annual rent of $212,634, or approximately $12.75 per square foot.

(6)

Deep Deuce at Bricktown, comprised of 294 apartment homes, was acquired by us on March 28, 2013. On June 12, 2017, we acquired a land parcel adjacent to Deep Deuce at Bricktown for a purchase price of $51,000.

(7)

Stuart Hall Lofts contains 4,450 rentable square feet of commercial space. As of December 31, 2018, the commercial space, which represents approximately 3.1% of the rentable square feet of Stuart Hall Lofts, was 100% occupied by one tenant. The lease term of the tenant occupying the commercial space expires in 2019. The tenant pays an average annual rent of $64,863, or approximately $14.58 per square foot.

At December 31, 2018, our portfolio was approximately 94.3% occupied and the average monthly rent per leased multifamily home in our portfolio was $1,068. The weighted-average remaining lease term of our portfolio is less than one year. The weighted-average remaining lease term of our commercial office space leases is 3.44 years.

We plan to invest approximately $3.5 million during the year ended December 31, 2019 for interior renovations at certain properties in our portfolio. These renovations are primarily to enhance the interior amenities of the apartment homes and will be performed initially on vacant units and thereafter on units vacated from time to time in the ordinary course.

The following information generally applies to all of our properties:

•	we believe all of our properties are adequately covered by insurance and are suitable for their intended purposes;

•	except as noted above, we have no plans for any material renovations, improvements or developments with respect to any of our properties; and

•	our properties face competition in attracting new residents and retaining current residents from other multifamily properties in and around their respective submarkets.

Joint Venture

As of December 31, 2018, we also owned a 10% interest in one unconsolidated joint venture that owns 20 multifamily properties comprised of a total of 4,584 apartment homes.

Debt Policy

We use, and intend to use in the future, secured and unsecured borrowings. We believe that the careful use of borrowings will help us achieve our diversification goals and potentially enhance the returns on our investments. At December 31, 2018, our debt was approximately 57% of the value of our properties, as determined by the most recent valuations performed by an independent third-party appraiser as of December 31, 2018. Going forward, we expect that our borrowings will be approximately 65% of the value of our properties, as determined by an independent third-party appraiser or qualified independent valuation expert. Under our charter we are prohibited from borrowing in excess of 300% of our net assets, which generally approximates to 75% of the aggregate cost of our assets. We may borrow in excess of this amount if such excess is approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report, along with a justification for such excess. In such event, we will monitor our debt levels and take action to reduce any such excess as practicable. Our aggregate borrowings are reviewed by our board of directors at least quarterly. As of December 31, 2018 , our aggregate borrowings were not in excess of 300% of the value of our net assets.

Employees

We have no paid employees. The employees of our advisor or its affiliates provide management, acquisition, advisory and certain administrative services for us.

Competition

We are subject to significant competition in seeking real estate investments and residents. We compete with many third parties engaged in real estate investment activities, including other REITs, specialty finance companies, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds, institutional investors, investment banking firms, lenders, hedge funds, governmental bodies and other entities. Many of our competitors have substantially greater financial and other resources than we have and may have substantially more operating experience than us. They also may enjoy significant competitive advantages that result from, among other things, a lower cost of capital.

We may also compete with Steadfast Apartment REIT, Inc., or Steadfast Apartment REIT, and Steadfast Apartment REIT III, Inc., or Steadfast Apartment REIT III, non-traded REITs sponsored by our sponsor that commenced their ongoing initial public offerings in December 2013 and February 2016, respectively, and have similar investment strategies as us. However, we expect any competition with Steadfast Apartment REIT or Steadfast Apartment REIT III for property acquisitions to be limited as our initial public offering terminated on December 20, 2013, and we have deployed all of the net offering proceeds raised in our initial public offering. Additionally, Steadfast Apartment REIT and Steadfast Apartment REIT III terminated their initial public offerings on March 24, 2016 and August 31, 2018, respectively, and have deployed all of their net offering proceeds raised in their initial public offerings. However, we may compete with Steadfast Apartment REIT and Steadfast Apartment REIT III to the extent they raise additional capital or deploy proceeds from asset dispositions at the same time we are engaged in similar activities.

The multifamily property market in particular is highly competitive. This competition could reduce occupancy levels and revenues at our multifamily properties, which would adversely affect our operations. We face competition from many sources, including from other multifamily properties both in the immediate vicinity and the geographic market where our multifamily properties are and will be located. In addition, overbuilding of multifamily properties may occur, which would increase the number of multifamily homes available and may decrease occupancy and unit rental rates. Furthermore, multifamily properties we acquire most likely compete, or will compete, with numerous housing alternatives in attracting residents, including owner occupied single- and multifamily homes available to rent or purchase. Competitive housing in a particular area and the increasing affordability of owner occupied single- and multifamily homes available to rent or buy could adversely affect our ability to retain our residents, lease apartment homes and increase or maintain rental rates.

Regulations

Our investments are subject to various federal, state, and local laws, ordinances, and regulations, including, among other things, zoning regulations, land use controls, environmental controls relating to air and water quality, noise pollution, and indirect environmental impacts such as increased motor vehicle activity. We believe that we have all permits and approvals necessary under current law to operate our investments.

Income Taxes

We elected to be taxed as, and currently qualify as, a REIT under the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, and have operated as such commencing with the taxable year ended

December 31, 2010. To continue to qualify as a REIT, we must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of our annual REIT taxable income to stockholders (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). As a REIT, we generally would not be subject to federal income tax to the extent we distribute qualifying dividends to our stockholders. If we fail to qualify as a REIT in any taxable year, we would be subject to federal income tax on our taxable income at regular corporate income tax rates and generally would not be permitted to qualify for treatment as a REIT for federal income tax purposes for the four taxable years following the year during which qualification is lost, unless the Internal Revenue Service grants us relief under certain statutory provisions.

Financial Information About Industry Segments

Our current business consists of owning, managing, operating, leasing, acquiring, developing, investing in, and disposing of real estate assets. We internally evaluate all of our real estate assets as one industry segment, and, accordingly, we do not report segment information.

Available Information

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, as a result, file periodic reports, proxy statements and other information with the SEC. Access to copies of our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements and other filings with the SEC, including amendments to such filings, may be obtained free of charge from our website, http://www.steadfastreits.com. These filings are available promptly after we file them with, or furnish them to, the SEC. We are not incorporating our website or any information from the website into this annual report. The SEC also maintains a website, http://www.sec.gov, that contains our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Report on Form 8-K, proxy statements and other filings with the SEC. Access to these filings is free of charge.

ITEM 1A.	RISK FACTORS

The following are some of the risks and uncertainties that could cause our actual results to differ materially from those presented in our forward-looking stateisk associated with debtments. The risks and uncertainties described below are not the only ones we face but do represent those risks and uncertainties that we believe are material to us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also harm our business. References to “shares” and “our common stock” refer to the shares of common stock of Steadfast Income REIT, Inc.

General Investment Risks

There is no public trading market for shares of our common stock and we are not required to effectuate a liquidity event by a certain date. As a result, it will be difficult for you to sell your shares of common stock and, if you are able to sell your shares, you are likely to sell them at a substantial discount.

There is no current public market for the shares of our common stock and we have no obligation to list our shares on any public securities market or provide any other type of liquidity to our stockholders by a particular date. It may therefore be difficult for you to sell your shares of common stock. Even if you are able to sell your shares of common stock, the absence of a public market may cause the price received for any shares of our common stock sold to be less than what you paid or less than your proportionate value of the assets we own. We initially adopted a share repurchase program that allowed stockholders to sell to us their shares of common stock, subject to certain limitations. However, our share repurchase program was suspended effective November 20, 2014. We subsequently reinstated our share repurchase program effective July 1, 2015, subject to certain limitations on the amount of shares we will repurchase quarterly. Our board of directors may again in the future, amend, suspend, or terminate our share repurchase program upon 30 days’ notice. Additionally, our charter does not require that we consummate a transaction to provide liquidity to stockholders on any date certain. As a result, you must be prepared to hold your shares for an indefinite period of time.

We have paid, and it is likely we will continue to pay, distributions from sources other than our cash flow from operations, including from the proceeds of our public offering. To the extent that we pay distributions from sources other than our cash flow from operations, we will have reduced funds available for investment and the overall return to our stockholders may be reduced.

Our organizational documents permit us to pay distributions from any source, including net proceeds from our public offerings, borrowings, advances from our sponsor or advisor and the deferral of fees and expense reimbursements by our advisor, in its sole discretion. To the extent that our cash flow from operations has been or is insufficient to fully cover our distributions, we have paid, and may continue to pay, distributions from sources other than cash flow from operations.

If we are unable to consistently fund distributions to our stockholders entirely from our cash flow from operations, the value of your shares upon a listing of our common stock, the sale of our assets or any other liquidity event may be reduced. To the extent that we fund distributions from sources other than our cash flow from operations, our funds available for investment will be reduced relative to the funds available for investment if our distributions were funded solely from cash flow from operations, our ability to achieve our investment objectives will be negatively impacted and the overall return to our stockholders may be reduced. In addition, if we make a distribution in excess of our current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, which will reduce the stockholder’s tax basis in its shares of common stock. The amount, if any, of each distribution in excess of a stockholder’s tax basis in its shares of common stock will be taxable as gain realized from the sale or exchange of property.

For the year ended December 31, 2018, we paid aggregate distributions of $122,134,848. All such distributions were paid in cash. For the year ended December 31, 2018, our net income was $89,083,552, we had FFO of $21,749,778 and net cash provided by operations of $27,071,435. For the year ended December 31, 2018, of the $122,134,848 in total distributions paid, all of which were paid in cash, we funded $27,071,435, or 22%, of distributions paid with net cash provided by operating activities, $19,765,250, or 16%, with existing cash and cash equivalents, and $75,298,163, or 62%, from the sales of real estate investments. Since inception, of the $375,233,687 in total distributions paid through December 31, 2018, including shares issued pursuant to our distribution reinvestment plan, 60% of such amounts were funded from cash flow from operations, 20% of such amounts were funded from the sales of real estate investments, 10% of such amounts were funded from offering proceeds, 2% of such amounts were funded from credit facilities and 8% of such amounts were funded from cash and cash equivalents. For information on how we calculate FFO and the reconciliation of FFO to net loss, see Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Funds from Operations and Modified Funds from Operations”.

We face risks associated with the acquisition and value-enhancement of properties.

We may in the future acquire and renovate existing properties (which we refer to as “value-enhancement projects”). These activities are subject to various risks. We may not be successful in pursuing value-enhancement project opportunities. In addition, completed value-enhancement projects may not perform as well as expected. We are subject to other risks in connection with any acquisition and value-enhancement activities, including the following:

•	costs of a project may be higher than projected, potentially making the project unfeasible or unprofitable;

•	we may not have funds available or be able to obtain financing for our value-enhancement projects on favorable terms, if at all; and

•	occupancy rates and rents may not meet our projections and that project may not be profitable.

If a value-enhancement project is unsuccessful, either because it is not meeting our expectations when operational or was not completed according to the value-enhancement project planning, the value of our investment in the project may decrease.

Financial regulatory reforms could have a significant impact on our business, financial condition and results of operations.

On July 21, 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, was signed into law. The Dodd-Frank Act represents a significant change in the American financial regulatory environment and impacts nearly every aspect of the U.S. financial services industry. The Dodd-Frank Act requires various federal agencies to adopt hundreds of new rules to implement the Dodd-Frank Act and to deliver to Congress numerous studies and reports that may influence future legislation. The Dodd-Frank Act leaves significant discretion to federal agencies as to exactly how to implement the broad provisions of the Dodd-Frank Act. Some provisions of the Dodd-Frank Act are subject to rule making and will take effect over several years, making it difficult to anticipate the overall impact on us. The changes resulting from the Dodd-Frank Act may impact the profitability of business activities, require changes to certain business practices, impose more stringent capital, liquidity and leverage requirements or otherwise adversely affect our business.

The geographic concentration of our portfolio may make us particularly susceptible to adverse economic developments in the real estate markets of those areas.

In addition to general, regional and national economic conditions, our operating results are impacted by the economic conditions of the specific markets in which we have concentrations of properties. As of December 31, 2018, of our $1,017,661,219 of real estate assets, 21.54% were located in the Houston metropolitan statistical area, 11.66% were located in the Oklahoma City metropolitan statistical area, 10.27% were located in the Columbus metropolitan statistical area and 10.18% were located in the Atlanta metropolitan statistical area. Any adverse economic or real estate developments in these markets, such as business layoffs or downsizing, industry slowdowns, relocations of businesses, changing demographics and other factors, or any decrease in demand for multifamily property space resulting from the local business climate, could adversely affect our property revenue, and hence net operating income.

A cybersecurity incident and other technology disruptions could negatively impact our business.

We use technology in substantially all aspects of our business operations. We also use mobile devices, social networking, outside vendors and other online activities to connect with our residents, suppliers and employees of our affiliates. Such uses give rise to potential cybersecurity risks, including security breach, espionage, system disruption, theft and inadvertent release of information. Our business involves the storage and transmission of numerous classes of sensitive and confidential information and intellectual property, including residents’ and suppliers’ personal information, private information about employees of our affiliates, and financial and strategic information about us. If we fail to assess and identify cybersecurity risks associated with our operations, we may become increasingly vulnerable to such risks. Additionally, the measures we have implemented to prevent security breaches and cyber incidents may not be effective. The theft, destruction, loss, misappropriation, or release of sensitive and/or confidential information or intellectual property, or interference with our information technology systems or the technology systems of third parties on which we rely, could result in business disruption, negative publicity, brand damage, violation of privacy laws, loss of residents, potential liability and competitive disadvantage, any of which could result in a material adverse effect on our financial condition or results of operations.

Our board of directors determined an estimated value per share of $9.40 for shares of our common stock as of December 31, 2018. You should not rely on the estimated value per share as being an accurate measure of the current value of our shares of common stock.

On March 13, 2019, our board of directors determined an estimated value per share of our common stock of $9.40 as of December 31, 2018. Our board of directors’ objective in determining the estimated value per share was to arrive at a value, based on the most recent data available, that it believed was reasonable based on methodologies that it deemed appropriate after consultation with our advisor. However, the market for commercial real estate can fluctuate quickly and substantially and the value of our assets is expected to change in the future and may decrease. Also, our board of directors did not consider certain other factors, such as a liquidity discount to reflect the fact that our shares are not currently traded on a national securities exchange and the limitations on the ability to redeem shares pursuant to our share repurchase program.

As with any valuation methodology, the methodologies used to determine the estimated value per share were based upon a number of assumptions, estimates and judgments that may not be accurate or complete. Our assets have been valued based upon appraisal standards and the value of our assets using these methodologies are not required to be a reflection of market value under those standards and will not result in a reflection of fair value under GAAP. Further, different parties using different property-specific and general real estate and capital market assumptions, estimates, judgments and standards could derive a different estimated value per share, which could be significantly different from the estimated value per share determined by our board of directors. The estimated value per share does not represent the fair value of our assets less liabilities in accordance with GAAP as of December 31, 2018. The estimated value per share is not a representation or indication that: a stockholder would be able to realize the estimated value per share if he or she attempts to sell shares; a stockholder would ultimately realize distributions per share equal to the estimated value per share upon liquidation of assets and settlement of our liabilities or upon a sale of our company; shares of our common stock would trade at the estimated value per share on a national securities exchange; a third party would offer the estimated value per share in an arms-length transaction to purchase all or substantially all of our shares of common stock; or the methodologies used to estimate the value per share would be acceptable to FINRA, the Employee Retirement Income Security Act of 1974, or ERISA, the Internal Revenue Code or other applicable law, or the applicable provisions of a retirement plan or individual retirement account, or IRA, with respect to their respective requirements. Further, the estimated value per share was calculated as of a moment in time and the value of our shares will fluctuate over time as a result of, among other things, future acquisitions or dispositions of assets (including acquisitions and dispositions of real estate investments since December 31, 2018 ), developments related to individual assets and changes in the real estate and capital markets.

The actual value of shares that we repurchase under our share repurchase program may be substantially less than what we pay.

We adopted a share repurchase program through which shares may be repurchased at varying prices depending on (1) the number of years the shares have been held, (2) the purchase price paid for the shares and (3) whether the redemptions are sought upon a stockholder’s death or disability. Effective November 20, 2014, our board of directors suspended our share repurchase program. Effective July 1, 2015, our board of directors reinstated our share repurchase program, subject to certain limitations on the amount of shares we will repurchase quarterly. Effective April 28, 2018, our board of directors suspended our share repurchase program. Effective May 20, 2018, our board of directors reinstated and amended the terms of our share repurchase program. The repurchase price is likely to differ from the price at which a stockholder could resell his or her shares. If the actual value of the shares that we repurchase is less than the repurchase price, the repurchase could be dilutive to our remaining stockholders. Even at lower repurchase prices, the actual value of the shares may be substantially less than what we pay and the repurchase may be dilutive to our remaining stockholders.

Because our charter does not require our listing or liquidation by a specified date, you should be prepared to hold our shares for an indefinite period of time.

Under our charter, if we had not determined to pursue a liquidity event by December 31, 2016, our charter required that we either (1) seek stockholder approval of our liquidation or (2) postpone presenting the liquidation decision to our stockholders if a majority of our board of directors, including a majority of the independent directors, determined that liquidation was not then in the best interests of our stockholders. If a majority of our board of directors, including a majority of the independent directors, determined that liquidation was not then in the best interests of our stockholders, our charter requires our board of directors to reconsider whether to seek stockholder approval of our liquidation at least annually. Our board of directors, including a majority of the independent directors, determined that a liquidation is not in the best interests of the stockholders at this time and, therefore, to postpone presenting a liquidation decision to stockholders. In accordance with our charter, the board of directors will reconsider whether to seek stockholder approval of our liquidation at least annually. The board of directors, pursuant to its fiduciary duties, continuously evaluates opportunities, including possible liquidation events, of us.

Further postponement of a liquidity event or stockholder action regarding liquidation would only be permitted if a majority of our board of directors, including a majority of the independent directors, again determined that liquidation would not be in the best interests of our stockholders. If we sought and failed to obtain stockholder approval of our liquidation, our charter would not require us to consummate our liquidation and would not require our board of directors to reconsider whether to seek stockholder approval of our liquidation. There is no guarantee as to when our board of directors will pursue a liquidity event or submit a liquidation decision to our stockholders, if at all, and you should therefore be prepared to hold our shares for an indefinite period of time.

Payment of fees to our advisor and its affiliates reduces cash available for investment, which may result in our stockholders not receiving a full return of their invested capital.

Because a portion of the offering proceeds from the sale of our shares and cash flow generated from our operations were used to pay fees and expenses to our advisor and its affiliates, the amount of cash available for investments in real properties and real estate-related assets was reduced. As a result, stockholders will only receive a full return of their invested capital if we either: (1) sell our assets or our company for a sufficient amount in excess of the original purchase price of our assets or (2) the market value of our company after we list our shares of common stock on a national securities exchange is substantially in excess of the original purchase price of our assets.

If we internalize our management functions, your interest in us could be diluted and we could incur other significant costs associated with being self-managed.

Our board of directors may decide in the future to internalize our management functions. If we do so, we may elect to negotiate to acquire our advisor’s assets and personnel. At this time, we cannot anticipate the form or amount of consideration or other terms relating to any such acquisition. Such consideration could take many forms, including cash payments, promissory notes and shares of our common stock. The payment of such consideration could result in dilution of your interests as a stockholder and could have an adverse effect on our financial condition and ability to make distributions to our stockholders.

Additionally, while we would no longer bear the costs of the various fees and expenses we expect to pay to our advisor under the advisory agreement, our direct expenses would include general and administrative costs, including legal, accounting and other expenses related to corporate governance, SEC reporting and compliance. We would also be required to employ personnel and would be subject to potential liabilities commonly faced by employers, such as workers disability and compensation claims, potential labor disputes and other employee-related liabilities and grievances as well as incur the compensation and benefits costs of our officers and other employees and consultants that will be paid by our advisor or its affiliates. We may issue equity awards to officers, employees and consultants, which awards would decrease net income and funds from operations and may further dilute your investment. We cannot reasonably estimate the amount of fees to our advisor we would save or the costs we would incur if we became self-managed. If the expenses we assume as a result of an internalization are higher than the expenses we avoid paying to our advisor, our funds from operations would be lower as a result of the internalization than they otherwise would have been, potentially decreasing the amount of funds available to distribute to our stockholders.

Internalization transactions involving the acquisition of advisors have also, in some cases, been the subject of litigation. Even if these claims are without merit, we could be forced to spend significant amounts of money defending claims which would reduce the amount of funds available for us to invest or to pay distributions.

You are limited in your ability to have your shares of common stock repurchased pursuant to our share repurchase program. You may not be able to sell any of your shares of our common stock back to us, and if you do sell your shares, you may not receive the price you paid upon subscription.

Our share repurchase program may provide you with an opportunity to have your shares of common stock repurchased by us. No shares may be repurchased under our share repurchase program until after the first anniversary of the date of purchase of such shares. Prior to the first determination of our estimated value per share following the completion of our offering stage, we repurchased shares of our common stock pursuant to our share repurchase program at a discount from the purchase price based upon how long such shares have been held. Following the first determination of our estimated value per share following the completion of our offering stage, shares of our common stock are repurchased at a price equal to a price based upon our estimated value per share as of our most recent appraisal.

Our share repurchase program contains certain restrictions and limitations, including those relating to the number of shares of our common stock that we can repurchase at any given time and limiting the repurchase price. Specifically, the share repurchase program limits the number of shares to be repurchased during any calendar year to no more than 5.0% of the weighted average number of shares of our common stock outstanding in the prior calendar year. Effective July 1, 2015, our board of directors amended our share repurchase program so that in no event would the value of the shares repurchased pursuant to the share repurchase program exceed $2,000,000 during the quarter beginning July 1, 2015, with each subsequent quarter not to exceed $1,000,000. On August 9, 2016, our board of directors approved and authorized an increase to the value of the shares that may be repurchased pursuant to the share repurchase program from $1,000,000 to $2,000,000, effective on the October 2016 repurchase date. On April 28, 2018, our board of directors suspended the share repurchase program. On May 20, 2018, our board of directors subsequently reinstated and amended the share repurchase program whereby the share repurchase price is equal to 93% of the most recently determined estimated value per share less reductions due to the holding period for shares and other events specified in the share repurchase program.

We have no obligation to repurchase shares if the repurchase would violate the restrictions on distributions under Maryland law, which prohibits distributions that would cause a corporation to fail to meet statutory tests of solvency. Our board of directors reserves the right to reject any repurchase request for any reason or no reason or to amend or terminate the share repurchase program at any time upon 30 days’ notice to our stockholders. Therefore, you may not have the opportunity to make a repurchase request prior to a potential termination of the share repurchase program and you may not be able to sell any of your shares of common stock back to us. Moreover, if you do sell your shares of common stock back to us pursuant to the share repurchase program, you may be forced to do so at a discount to the purchase price you paid for your shares.

Our success is dependent on the performance of our advisor and its affiliates.

Our ability to achieve our investment objectives and to pay distributions is dependent upon the performance of our advisor and its affiliates. Our advisor and its affiliates are sensitive to trends in the general economy, as well as the commercial real estate and credit markets. The most recent economic recession and accompanying credit crisis negatively impacted the value of commercial real estate assets, contributing to a general slow down in the real estate industry. The failure of a sustained economic recovery or renewed economic downturn could result in reductions in overall transaction volume and size of sales and leasing activities, which could put downward pressure on our advisor’s and its affiliates’ revenues and operating results. To the extent that any decline in revenues and operating results impacts the performance of our advisor and its affiliates, our financial condition and ability to pay distributions to our stockholders could also suffer.

Additionally, our advisor relies primarily on the fees it receives pursuant to the advisory agreement and capital from our sponsor to fund its operations and liabilities. If our advisor has insufficient cash from operations to meet its obligations under the advisory agreement and is unable to obtain financing, we would be adversely impacted.

Events in U.S. financial markets have had, and may continue to have, a negative impact on the terms and availability of credit and the overall national economy, which could have an adverse effect on our business and our results of operations.

The failure of large U.S. financial institutions in 2008 and the resulting turmoil in the U.S. financial sector has had a negative impact on the terms and availability of credit and the state of the economy generally within the United States. This turmoil in the capital markets resulted in constrained equity and debt capital available for investment in the real estate market, resulting in fewer buyers seeking to acquire real properties, increases in capitalization rates and lower property values. The tightening of the U.S. credit markets resulted in a lack of adequate credit. Some lenders continue to impose more stringent restrictions on the terms of credit, including shorter terms and more conservative loan-to-value underwriting than was previously customary. The negative impact of the tightening of the credit markets may limit our ability to finance the acquisition of properties and other real estate-related assets on favorable terms, if at all, and may result in increased financing costs or financing with increasingly restrictive covenants.

Additionally, decreasing home prices and mortgage defaults may again result in uncertainty in the real estate and real estate securities and debt markets. Until recently, the market for new issuances of commercial mortgage-backed securities, or CMBS, had been significantly reduced as a result of the recent turmoil in the financial markets and banks generally are providing limited debt financing with more stringent conditions for investments in real estate-related assets. As a result, the valuation of real estate-related assets has been volatile and is likely to continue to be volatile in the future. The volatility in markets may make it more difficult for us to obtain adequate financing or realize gains on our investments which could have an adverse effect on our business and our results of operations.

We are uncertain of our sources for funding our future capital needs. If we do not have sufficient funds from operations to cover our expenses, repay maturing debt obligations or to fund improvements to our real estate and cannot obtain debt or equity financing on acceptable terms, our ability to cover our expenses, repay maturing debt obligations or to fund improvements to our real estate may be adversely affected.

We terminated our initial public offering on December 20, 2013. In the event that we develop a need for additional capital in the future for the repayment of maturing debt obligations, the improvement of our real properties or for any other reason, sources of funding may not be available to us. If we do not have sufficient funds from cash flow generated by our investments or out of net sale proceeds, or cannot obtain debt or equity financing on acceptable terms, our financial condition and ability to make distributions may be adversely affected.

If we cease to retain our advisor or one of its affiliates to perform substantial advisory services for us, we may be required to cease to conduct business under or use the name “Steadfast” or any derivative thereof.

Pursuant to the terms of the advisory agreement, if we cease to retain our advisor or one of its affiliates to perform substantial advisory services for us, we are required, upon receipt of written request from our advisor, to cease to conduct business under or use the name “Steadfast” or any derivative thereof and to change our name and the names of our subsidiaries to a name that does not contain the word “Steadfast” or any other word or words that might, in the reasonable discretion of our advisor, indicate some form of relationship between us and our advisor or its affiliates. If we are required to cease to conduct business under or use the name “Steadfast” or any derivative thereof, it could have an adverse effect on our ability to achieve our investment objectives.

Risks Relating to Our Organizational Structure

Maryland law and our organizational documents limit your right to bring claims against our officers and directors.

Maryland law provides that a director will not have any liability as a director so long as he or she performs his or her duties in accordance with the applicable standard of conduct. In addition, our charter provides that, subject to the applicable limitations set forth therein or under Maryland law, no director or officer will be liable to us or our stockholders for monetary damages. Our charter also provides that we will generally indemnify our directors, our officers, our advisor and its affiliates for losses they may incur by reason of their service in those capacities unless their act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, they actually received an improper personal benefit in money, property or services or, in the case of any criminal proceeding, they had reasonable cause to believe the act or omission was unlawful. Moreover, we have entered into separate indemnification agreements with each of our directors and executive officers. As a result, we and our stockholders may have more limited rights against these persons than might otherwise exist under common law. In addition, we may be obligated to fund the defense costs incurred by these persons. However, our charter provides that we may not indemnify our directors, our advisor and its affiliates for loss or liability suffered by them or hold our directors or our advisor and its affiliates harmless for loss or liability suffered by us unless they have determined that the course of conduct that caused the loss or liability was in our best interests, they were acting on our behalf or performing services for us, the liability was not the result of negligence or misconduct by our non-independent directors, our advisor and its affiliates or gross negligence or willful misconduct by our independent directors, and the indemnification or agreement to hold harmless is recoverable only out of our net assets, including the proceeds of insurance, and not from the stockholders. As a result of these limitations on liability and indemnification provisions and agreements, we and our stockholders may be entitled to a more limited right of action than we would otherwise have if indemnification rights were not granted.

Risks associated with co-ownership arrangements with our co-venture partners, co-tenants or other partners.

As of December 31, 2018, we owned a 10% interest in the joint venture. In the future, we may enter into additional joint ventures or other co-ownership arrangements for the acquisition, development or improvement of communities as well as the acquisition of real estate-related investments. We may also purchase and develop communities in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements with the sellers of the communities, affiliates of the sellers, developers or other persons. Such investments may involve risks not otherwise present with other forms of real estate investment, including the possibility that our partner in an investment might be unable to or otherwise refuse to make capital contributions when due; that we may incur liabilities as the result of action taken by our partner; that our partner might at any time have economic or business interests or goals that are inconsistent with ours; and that our partner may be in a position to take action contrary to our instructions or requests. Frequently, we and our partner may each have the right to trigger a buy/sell arrangement, which could cause us to sell our interest, or acquire our partner’s interest, at a time when we otherwise would not have initiated such a transaction. Any of these events could have an adverse effect on our results of operations.

The limit on the percentage of shares of our common stock that any person may own may discourage a takeover or business combination that may benefit our stockholders.

Our charter restricts the direct or indirect ownership by one person or entity to no more than 9.8% of the value of our then outstanding capital stock (which includes common stock and any preferred stock we may issue)

and no more than 9.8% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock unless exempted by our board of directors. These restrictions may discourage a change of control of us and may deter individuals or entities from making tender offers for shares of our common stock on terms that might be financially attractive to stockholders or which may cause a change in our management. In addition to deterring potential transactions that may be favorable to our stockholders, these provisions may also decrease your ability to sell your shares of our common stock.

We may issue preferred stock or other classes of common stock, which issuance could adversely affect the holders of our common stock.

Investors in our common stock do not have preemptive rights to any shares issued by us in the future. We may issue, without stockholder approval, preferred stock or other classes of common stock with rights that could dilute the value of your shares of common stock. However, the issuance of preferred stock must also be approved by a majority of our independent directors not otherwise interested in the transaction, who will have access, at our expense, to our legal counsel or to independent legal counsel. The issuance of preferred stock or other classes of common stock may increase the number of stockholders entitled to distributions without simultaneously increasing the size of our asset base. Under our charter, we have authority to issue a total of 1,100,000,000 shares of capital stock, of which 999,999,000 shares are designated as common stock with a par value of $0.01 per share, 100,000,000 shares are designated as preferred stock with a par value of $0.01 per share, and 1,000 shares are designated as convertible stock with a par value of $0.01 per share. Our board of directors, with the approval of a majority of the entire board of directors and without any action by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares of capital stock or the number of shares of capital stock of any class or series that we have authority to issue. If we ever created and issued preferred stock with a distribution preference over common stock, payment of any distribution preferences of outstanding preferred stock would reduce the amount of funds available for the payment of distributions on our common stock. Further, holders of preferred stock are normally entitled to receive a preference payment in the event we liquidate, dissolve or wind up before any payment is made to our common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred stock or a separate class or series of common stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities, or the removal of incumbent management.

Your investment will be diluted upon conversion of the convertible stock.

We have issued 1,000 shares of our convertible stock to our advisor. Under limited circumstances, each outstanding share of our convertible stock may be converted into shares of our common stock, which will have a dilutive effect to our stockholders. Our convertible stock will be converted into shares of common stock if (1) we have made total distributions on the then outstanding shares of our common stock equal to the price paid for those shares plus an 8.0% cumulative, non-compounded, annual return on that price, (2) we list our common stock for trading on a national securities exchange or enter into a merger whereby holders of our common stock receive listed securities of another issuer or (3) our advisory agreement is terminated or not renewed (other than for “cause” as defined in our advisory agreement). Upon any of these events, each share of convertible stock will be converted into a number of shares of common stock equal to 1/1000 of the quotient of (A) 10% of the amount, if any, by which (i) our “enterprise value” plus the aggregate value of the distributions paid to date on the then outstanding shares exceeds (ii) the aggregate purchase price paid by stockholders for those outstanding shares plus an 8.0% cumulative, non-compounded, annual return on the original issue price of the shares, divided by (B) our enterprise value divided by the number of outstanding shares of our common stock on an as-converted basis as of the date of conversion. In the event of a termination or non-renewal of our advisory agreement for cause, the convertible stock will be redeemed by us for $1.00. Upon the issuance of our common stock in connection with the conversion of our convertible stock, your interests in us will be diluted.

The conversion of the convertible stock held by our advisor due upon termination of the advisory agreement and the voting rights granted to the holder of our convertible stock, may discourage a takeover attempt or prevent us from effecting a merger that otherwise would have been in the best interests of our stockholders.

If we engage in a merger in which we are not the surviving entity or our advisory agreement is terminated without cause, our advisor may be entitled to conversion of the shares of our convertible stock it holds and to require that we purchase all or a portion of the limited partnership interests in our operating partnership that it holds at any time thereafter for cash or our common stock. The existence of this convertible stock may deter a prospective acquirer from bidding on our company, which may limit the opportunity for stockholders to receive a premium for their stock that might otherwise exist if an investor attempted to acquire us through a merger.

The affirmative vote of two-thirds of the outstanding shares of convertible stock, voting as a single class, will be required (1) for any amendment, alteration or repeal of any provision of our charter that materially and adversely changes the rights of the convertible stock and (2) to effect a merger of our company into another entity, or a merger of another entity into our company, unless in each case each share of convertible stock (A) will remain outstanding without a material and adverse change to its terms and rights or (B) will be converted into or exchanged for shares of stock or other ownership interest of the surviving entity having rights identical to that of our convertible stock. In the event that we propose to merge with or into another entity, including another REIT, our advisor could, by exercising these voting rights, determine whether or not we are able to complete the proposed transaction. By voting against a proposed merger, our advisor could prevent us from effecting the merger, even if the merger otherwise would have been in the best interests of our stockholders.

We grant stock-based awards to our directors and may in the future grant such awards to our advisor’s employees and consultants pursuant to our long-term incentive plan, which will have a dilutive effect on your investment in us.

We have adopted a long-term incentive plan pursuant to which we are authorized to grant restricted stock, stock options, stock appreciation rights, restricted or deferred stock units, performance awards, dividend equivalents or other stock-based awards to directors, our advisor’s employees and consultants selected by our board of directors for participation in the plan. As of December 31, 2018, we had issued an aggregate of 101,500 shares of restricted stock to our independent directors pursuant to this plan. If we issue additional stock-based awards to eligible participants under our long-term incentive plan, the issuance of these stock-based awards will dilute your investment in our shares of common stock.

Certain features of our long-term incentive plan could have a dilutive effect on your investment in us, including (1) a lack of annual award limits, individually or in the aggregate (subject to the limit on the maximum number of shares which may be issued pursuant to awards granted under the plan), (2) the fact that the limit on the maximum number of shares which may be issued pursuant to awards granted under the plan is not tied to the amount of proceeds raised in the offering and (3) share counting procedures which provide that shares subject to certain awards, including, without limitation, substitute awards granted by us to employees of another entity in connection with our merger or consolidation with such company or shares subject to outstanding awards of another company assumed by us in connection with our merger or consolidation with such company, are not subject to the limit on the maximum number of shares which may be issued pursuant to awards granted under the plan.

Our UPREIT structure may result in potential conflicts of interest with limited partners in our operating partnership whose interests may not be aligned with those of our stockholders.

Limited partners in our operating partnership have the right to vote on certain amendments to the operating partnership agreement, as well as on certain other matters. Persons holding such voting rights may exercise them in a manner that conflicts with the interests of our stockholders. As general partner of our operating partnership, we are obligated to act in a manner that is in the best interest of all partners of our operating partnership.

Circumstances may arise in the future when the interests of limited partners in our operating partnership may conflict with the interests of our stockholders. These conflicts may be resolved in a manner stockholders do not believe are in their best interest.

Our bylaws designate the Circuit Court for Baltimore City, Maryland as the sole and exclusive forum for certain actions and proceedings that may be initiated by our stockholders.

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the U.S. District Court for the District of Maryland, Baltimore Division, will be the sole and exclusive forum for: (1) any derivative action or proceeding brought on our behalf, (2) any action asserting a claim of breach of any duty owed by any of our directors or officers or employees to us or to our stockholders, (3) any action asserting a claim against us or any of our directors or officers or employees arising pursuant to any provision of the Maryland General Corporation Law, or the MGCL, or our charter or bylaws or (4) any action asserting a claim against us or any of our directors or officers or employees that is governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring or holding any interest in our shares shall be deemed to have notice of and to have consented to these provisions of our bylaws, as they may be amended from time to time. Our board of directors, without stockholder approval, adopted this provision of the bylaws so that we can respond to such litigation more efficiently and reduce the costs associated with our responses to such litigation, particularly litigation that might otherwise be brought in multiple forums. This exclusive forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that the stockholder believes is favorable for disputes with us or our directors, officers, agents or employees, if any, and may discourage lawsuits against us and our directors, officers, agents or employees, if any. Alternatively, if a court were to find this provision of our bylaws inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings notwithstanding that the MGCL expressly provides that the charter or bylaws of a Maryland corporation may require that any internal corporate claim be brought only in courts sitting in one or more specified jurisdictions, we may incur additional costs that we do not currently anticipate associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition and results of operations.

We may change our targeted investments and investment guidelines without stockholder consent.

Our board of directors may change our targeted investments and investment guidelines at any time without the consent of our stockholders, which could result in our making investments that are different from, and possibly riskier than, the investments we currently own. A change in our targeted investments or investment guidelines may increase our exposure to interest rate risk, default risk and real estate market fluctuations, all of which could adversely affect the value of our common stock and our ability to make distributions to you.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act; if we are subject to registration under the Investment Company Act, we will not be able to continue our business.

Neither we, our operating partnership or any of our subsidiaries intend to register as an investment company under the Investment Company Act. Our operating partnership’s and subsidiaries’ investments in real estate will represent the substantial majority of our total asset mix. In order for us not to be subject to regulation under the Investment Company Act, we engage, through our operating partnership and our wholly and majority owned subsidiaries, primarily in the business of buying real estate. These investments must be made within a year after our public offering ends.

We expect that most of our assets will be held through wholly-owned or majority-owned subsidiaries of our operating partnership. We expect that most of these subsidiaries will be outside the definition of an “investment company” under Section 3(a)(1) of the Investment Company Act as they are generally expected to hold at least 60% of their assets in real property. Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, which we refer to as the “40% test.” Excluded from the term “investment securities,” among other things, are U.S. government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We believe that we, our operating partnership and most of the subsidiaries of our operating partnership will not fall within either definition of investment company under Section 3(a)(1) of the Investment Company Act as we intend to invest primarily in real property, through our wholly or majority-owned subsidiaries, the majority of which we expect to have at least 60% of their assets in real property. As these subsidiaries would be investing either solely or primarily in real property, they would be outside of the definition of “investment company” under Section 3(a)(1) of the Investment Company Act. We are organized as a holding company that conducts its businesses primarily through our operating partnership, which in turn is a holding company conducting its business through its subsidiaries. Both we and our operating partnership intend to conduct our operations so that they comply with the 40% test. We will monitor our holdings to ensure continuing and ongoing compliance with this test. In addition, we believe that neither we nor our operating partnership will be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because neither we nor our operating partnership will engage primarily or hold itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through our operating partnership’s wholly owned or majority owned subsidiaries, we and our operating partnership will be primarily engaged in the non-investment company businesses of these subsidiaries, namely the business of purchasing or otherwise acquiring real property.

In the event that the value of investment securities held by a subsidiary of our operating partnership were to exceed 40% of the value of its total assets, we expect that subsidiary to be able to rely on the exclusion from the definition of “investment company” provided by Section 3(c)(5)(C) of the Investment Company Act. Section 3(c)(5)(C), as interpreted by the staff of the SEC, requires each of our subsidiaries relying on this exception to invest at least 55% of its portfolio in “mortgage and other liens on and interests in real estate,” which we refer to as “qualifying real estate assets,” and maintain at least 80% of its assets in qualifying real estate assets or other real estate-related assets. The remaining 20% of the portfolio can consist of miscellaneous assets. What we buy and sell is therefore limited by these criteria. How we determine to classify our assets for purposes of the Investment Company Act will be based in large measure upon no-action letters issued by the SEC staff in the past and other SEC interpretive guidance and, in the absence of SEC guidance, on our view of what constitutes a qualifying real estate asset and a real estate-related asset. These no-action positions were issued in accordance with factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than ten years ago. Pursuant to this guidance, and depending on the characteristics of the specific investments, certain mortgage loans, participations in mortgage loans, mortgage-backed securities, mezzanine loans, joint venture investments and the equity securities of other entities may not constitute qualifying real estate assets and therefore investments in these types of assets may be limited. No assurance can be given that the SEC staff will concur with our classification of our assets. Future revisions to the Investment Company Act or further guidance from the SEC or its staff may cause us to lose our exclusion from the definition of investment company or force us to re-evaluate our portfolio and our investment strategy. Such changes may prevent us from operating our business successfully.

There can be no assurance that the laws and regulations governing the Investment Company Act status of REITs, including more specific or different guidance regarding these exclusions that may be published by the SEC or its staff, will not change in a manner that adversely affects our operations. In addition, the SEC or its staff could take action that results in our or our subsidiary’s failure to maintain an exception or exemption from the Investment Company Act.

In the event that we, or our operating partnership, were to acquire assets that could make either entity fall within the definition of an investment company under Section 3(a)(1) of the Investment Company Act, we believe that we would still qualify for an exclusion from registration pursuant to Section 3(c)(6). Although the SEC staff has issued little interpretive guidance with respect to Section 3(c)(6), we believe that we and our operating partnership may rely on Section 3(c)(6) if 55% of the assets of our operating partnership consist of, and at least 55% of the income of our operating partnership is derived from, qualifying real estate assets owned by wholly owned or majority-owned subsidiaries of our operating partnership.

To ensure that neither we, our operating partnership or any of our subsidiaries are required to register as an investment company, each entity may be unable to sell assets that it would otherwise want to sell and may need to sell assets that it would otherwise wish to retain. In addition, we, our operating partnership or our subsidiaries may be required to acquire additional income- or loss-generating assets that we might not otherwise acquire or forego opportunities to acquire interests in companies that we would otherwise want to acquire. Although we, our operating partnership and our subsidiaries intend to monitor our portfolio periodically and prior to each acquisition and disposition, any of these entities may not be able to remain outside the definition of investment company or maintain an exclusion from the definition of investment company. If we, our operating partnership or our subsidiaries are required to register as an investment company but fail to do so, the unregistered entity would be prohibited from engaging in our business, and criminal and civil actions could be brought against such entity. In addition, the contracts of such entity would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of the entity and liquidate its business.

Risks Related to Conflicts of Interest

We depend on our advisor and its key personnel and if any of such key personnel were to cease to be affiliated with our advisor, our business could suffer.

Our ability to achieve our investment objectives is dependent upon the performance of our advisor. Our success depends to a significant degree upon the continued contributions of certain of the key personnel of our advisor, each of whom would be difficult to replace. We currently do not have key man life insurance on any of our advisor’s personnel. If our advisor were to lose the benefit of the experience, efforts and abilities of any these individuals, our operating results could suffer.

Our advisor and its affiliates, including our officers and our affiliated directors, will face conflicts of interest caused by compensation arrangements with us, which could result in actions that are not in the best interests of our stockholders.

Our advisor and its affiliates receive substantial fees from us in return for their services and these fees could influence the advice provided to us. Among other matters, these compensation arrangements could affect their judgment with respect to:

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future public offerings of equity by us, which would allow the dealer manager to earn additional dealer manager fees and allows our advisor to earn increased acquisition fees and investment management fees;

•	real property sales, since the investment management fees and property management fees payable to our advisor and its affiliates would decrease upon the disposition of an investment; and

•	the purchase of assets from our sponsor and its affiliates, which may allow our advisor or its affiliates to earn additional acquisition fees, investment management fees and property management fees.

Further, our advisor may recommend that we invest in a particular asset or pay a higher purchase price for the asset than it would otherwise recommend if it did not receive an acquisition fee in connection with such transactions. Certain potential acquisition fees and investment management fees payable to our advisor and property management fees payable to our property manager will be paid irrespective of the quality of the underlying real estate or property management services. These fees may influence our advisor to recommend transactions with respect to the sale of a property or properties that may not be in our best interest. Our advisor will have considerable discretion with respect to the terms and timing of our acquisition, disposition and leasing transactions. In evaluating investments and other management strategies, the opportunity to earn these fees may lead our advisor to place undue emphasis on criteria relating to its compensation at the expense of other criteria, such as the preservation of capital, to achieve higher short-term compensation. This could result in decisions that are not in the best interests of our stockholders.

We may compete with Steadfast Apartment REIT, Steadfast Apartment REIT III and other affiliates of our sponsor for opportunities to acquire or sell investments, which may have an adverse impact on our operations.

We may compete for investment opportunities with Steadfast Apartment REIT or Steadfast Apartment REIT III, public, non-listed REITs sponsored by our sponsor that also focus their investment strategy on multifamily properties located in the United States. Steadfast Apartment REIT and Steadfast Apartment REIT III have both terminated their respective initial public offerings. Steadfast Apartment REIT continues to offer shares pursuant to its distribution reinvestment plan, but each of these REITs, however, could engage in future public offerings for its shares, including, with respect to Steadfast Apartment REIT III, a public offering of shares pursuant to its distribution reinvestment plan. Additionally, each REIT may reinvest any proceeds from a sale of assets or the refinancing of debt or raise additional funds available for investment. Although Steadfast Apartment REIT and Steadfast Apartment REIT III are the only investment programs currently sponsored by or affiliated with our sponsor that may directly compete with us for investment opportunities, our sponsor may launch additional investment programs in the future that compete with us for investment opportunities. To the extent that we compete with Steadfast Apartment REIT, Steadfast Apartment REIT III or any other program affiliated with our sponsor for investments, our sponsor will face potential conflicts of interest and there is a risk that our sponsor will select investment opportunities for us that provide lower returns than the investments selected for other such programs, or that certain otherwise attractive investment opportunities will not be available to us. In addition, certain of our affiliates currently own or manage multifamily properties in geographical areas in which we own multifamily properties. As a result of our potential competition with Steadfast Apartment REIT, Steadfast Apartment REIT III and other affiliates of our sponsor, certain investment opportunities that would otherwise be available to us may not in fact be available. Such competition may also result in conflicts of interest that are not resolved in our favor.

The time and resources that our sponsor and its affiliates could devote to us may be diverted to other investment activities, and we may face additional competition due to the fact that our sponsor and its affiliates are not prohibited from raising money for, or managing, another entity that makes the same or other types of investments that we do.

Our sponsor and its affiliates are not prohibited from raising money for, or managing, another investment entity that makes the same or other types of investments as we do. As a result, the time and resources our sponsor and its affiliates could devote to us may be diverted to other investment activities. Additionally, some of our directors and officers may serve as directors and officers of investment entities sponsored by our sponsor and its affiliates, including Steadfast Apartment REIT, Steadfast Apartment REIT III and Stira Alcentra Global Credit Fund. We cannot currently estimate the time our officers and directors will be required to devote to us because the time commitment required of our officers and directors will vary depending upon a variety of factors, including, but not limited to, general economic and market conditions affecting us and our advisor’s ability to locate and acquire investments that meet our investment objectives. Since these professionals engage in and will continue to engage in other business activities on behalf of themselves and others, these professionals will face conflicts of interest in allocating their time among us, our advisor and its affiliates and other business activities in which they are involved. This could result in actions that are more favorable to affiliates of our advisor than to us.

In addition, we may compete with affiliates of our advisor for the same investors and investment opportunities. We may also co-invest with any such investment entity. Even though all such co-investments will be subject to approval by our independent directors, they could be on terms not as favorable to us as those we could achieve co-investing with a third party.

Our advisor may have conflicting fiduciary obligations if we acquire assets from affiliates of our sponsor or enter into joint ventures with affiliates of our sponsor. As a result, in any such transaction we may not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

Our advisor may cause us to invest in a property owned by, or make an investment in equity securities in or real estate-related loans to, our sponsor or its affiliates or through a joint venture with affiliates of our sponsor. In these circumstances, our advisor will have a conflict of interest when fulfilling its fiduciary obligation to us. In any such transaction, we would not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

The fees we pay to affiliates in connection with the acquisition and management of our investments were determined without the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

The fees to be paid to our advisor, our property managers and other affiliates for services they provide for us were determined without the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties, may be in excess of amounts that we would otherwise pay to third parties for such services and may reduce the amount of cash that would otherwise be available for investments in real properties and distributions to our stockholders.

Risks Related to Investments in Real Estate

Our operating results will be affected by economic and regulatory changes that impact the real estate market in general.

Our investments in real properties will be subject to risks generally attributable to the ownership of real property, including:

•	changes in global, national, regional or local economic, demographic or real estate market conditions;

•	changes in supply of or demand for similar properties in an area;

•	increased competition for real property investments targeted by our investment strategy;

•	bankruptcies, financial difficulties or lease defaults by our tenants;

•	changes in interest rates and availability of financing;

•	changes in the terms of available financing, including more conservative loan-to-value requirements and shorter debt maturities;

•	competition from residential buildings;

•	the inability or unwillingness of residents to pay rent increases;

•	changes in government rules, regulations and fiscal policies, including changes in tax, real estate, environmental and zoning laws;

•	the severe curtailment of liquidity for certain real estate-related assets; and

•	rent restrictions due to government program requirements.

All of these factors are beyond our control. Any negative changes in these factors could affect our ability to meet our obligations and make distributions to stockholders.

We are unable to predict future changes in global, national, regional or local economic, demographic or real estate market conditions. For example, a recession or rise in interest rates could make it more difficult for us to lease or dispose of real properties and could make alternative interest-bearing and other investments more attractive and therefore potentially lower the relative value of the real estate assets we acquire. These conditions, or others we cannot predict, may adversely affect our results of operations and returns to our stockholders. In addition, the value of the real properties we acquire may decrease following the date we acquire such properties due to the risks described above or any other unforeseen changes in market conditions. If the value of our real properties decreases, we may be forced to dispose of the properties at a price lower than the price we paid to acquire our properties, which could adversely impact results of our operations and our ability to make distributions and return capital to our investors.

A concentration of our investments in the apartment community sector may leave our profitability vulnerable to a downturn or slowdown in the sector.

Our property portfolio is comprised solely of multifamily properties. As a result, we will be subject to risks inherent in investments in a single type of property. Because our investments are in the apartment community sector, the potential effects on our revenues, and as a result, on cash available for distribution to our stockholders, resulting from a downturn or slowdown in the apartment community sector could be more pronounced than if we had more fully diversified our investments.

We depend on tenants for our revenue, and, accordingly, our revenue and our ability to make distributions to our stockholders is dependent upon the ability of the tenants of our properties to generate enough income to pay their rents in a timely manner. Substantial non-renewals, terminations or lease defaults could reduce our net income and limit our ability to make distributions to our stockholders.

The underlying value of our properties and the ability to make distributions to our stockholders depend upon the ability of the tenants of our properties to generate enough income to pay their rents in a timely manner, and the success of our investments depends upon the occupancy levels, rental income and operating expenses of our properties and our company. Tenants’ inability to timely pay their rents may be impacted by employment and other constraints on their personal finances, including debts, purchases and other factors. These and other changes beyond our control may adversely affect our tenants’ ability to make lease payments. In the event of a tenant default or bankruptcy, we may experience delays in enforcing our rights as landlord and may incur costs in protecting our investment and re-leasing our property. We may be unable to re-lease the property for the rent previously received. We may be unable to sell a property with low occupancy without incurring a loss. These events and others could cause us to reduce the amount of distributions we make to stockholders and the value of our stockholders’ investment to decline.

We may be unable to secure funds for future capital improvements, which could adversely impact our ability to make cash distributions to our stockholders.

When residents do not renew their leases or otherwise vacate their apartment homes, in order to attract replacement residents, we may be required to expend funds for capital improvements to the vacated apartment homes. In addition, we may require substantial funds to renovate an apartment community in order to sell it, upgrade it or reposition it in the market. If we have insufficient capital reserves, we will have to obtain financing from other sources. We intend to establish capital reserves in an amount we, in our discretion, believe is necessary. A lender also may require escrow of capital reserves in excess of any established reserves. If these reserves or any reserves otherwise established are designated for other uses or are insufficient to meet our cash needs, we may have to obtain financing from either affiliated or unaffiliated sources to fund our cash requirements. We cannot assure our stockholders that sufficient financing will be available or, if available, will be available on economically feasible terms or on terms acceptable to us. Moreover, certain reserves required by lenders may be designated for specific uses and may not be available for capital purposes such as future capital improvements. Additional borrowing for capital needs and capital improvements will increase our interest expense, and therefore our financial condition and our ability to make cash distributions to our stockholders may be adversely affected.

Real property that experiences significant vacancy could be difficult to sell or re-lease.

A real property may experience a vacancy either by the continued default of a tenant under its lease or the expiration of one of our leases. Certain of the real properties we acquire may have some level of vacancy at the time of closing of our acquisition of the property. Certain other real properties may not be specifically suited to the particular needs of a tenant and may become vacant. There can be no assurances that we will have the funds available to correct defects or make capital improvements necessary to attract replacement tenants. As a result, we may have difficulty obtaining a new tenant for any vacant space we have in our real properties. If the vacancy continues for a long period of time, we may suffer reduced revenues resulting in lower cash distributions to stockholders. In addition, the resale value of the real property could be diminished because the market value may depend principally upon the value of the leases of such real property.

We will compete with numerous other persons and entities for real estate assets and tenants.

We will compete with numerous other persons and entities in acquiring real property and attracting tenants to real properties we acquire. These persons and entities may have greater experience and financial strength than us. There is no assurance that we will be able to acquire real properties or attract tenants to real properties we acquire on favorable terms, if at all. For example, our competitors may be willing to offer space at rental rates below our rates, causing us to lose existing or potential tenants and pressuring us to reduce our rental rates to retain existing tenants or convince new tenants to lease space at our properties. Each of these factors could adversely affect our results of operations, financial condition, value of our investments and ability to pay distributions to you.

Real properties are illiquid investments, and we may be unable to adjust our portfolio in response to changes in economic or other conditions or sell a property if or when we decide to do so.

Real properties are illiquid investments. We may be unable to adjust our portfolio in response to changes in economic or other conditions. In addition, the real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates, supply and demand, and other factors that are beyond our control. We cannot predict whether we will be able to sell any real property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a real property. Additionally, we may be required to expend funds to correct defects or to make improvements before a real property can be sold. We cannot assure you that we will have funds available to correct such defects or to make such improvements.

In acquiring a real property, we may agree to restrictions that prohibit the sale of that real property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that real property. All these provisions would restrict our ability to sell a property, which could reduce the amount of cash available for distribution to our stockholders.

Competition from other apartment communities for residents could reduce our profitability and the return on your investment.

The apartment sector is highly competitive. This competition could reduce occupancy levels and revenues at our apartment communities, which would adversely affect our operations. We expect to face competition from many sources. We will face competition from other apartment communities both in the immediate vicinity and in the larger geographic market where our apartment communities are located. These competitors may have greater experience and financial resources than us giving them an advantage in attracting residents to their properties. In addition, increases in operating costs due to inflation may not be offset by increased apartment rental rates.

Increased competition and increased affordability of single-family homes could limit our ability to retain residents, lease apartment homes or increase or maintain rents.

Any apartment communities we may acquire will most likely compete with numerous housing alternatives in attracting residents, including single-family homes, as well as owner occupied single- and multifamily homes available to rent. Competitive housing in a particular area and the increasing affordability of owner occupied single- and multifamily homes available to rent or buy caused by declining mortgage interest rates and government programs to promote home ownership could adversely affect our ability to retain our residents, lease apartment homes and increase or maintain rental rates.

Short-term apartment leases expose us to the effects of declining market rent, which could adversely impact our ability to make cash distributions to our stockholders.

Substantially all of our apartment leases are for a term of one year or less. Because these leases generally permit the residents to leave at the end of the lease term without penalty, our rental revenues may be impacted by declines in market rents more quickly than if our leases were for longer terms.

Increased construction of similar properties that compete with our apartment communities in any particular location could adversely affect the operating results of our properties and our cash available for distribution to our stockholders.

We may have acquired apartment communities in locations that may be experiencing increases in the construction of properties that compete with our apartment communities. This increased competition and construction could:

•	make it more difficult for us to find residents to lease apartment homes in our apartment communities;

•	force us to lower our rental prices in order to lease apartment homes in our apartment communities; and/or

•	substantially reduce our revenues and cash available for distribution to our stockholders.

Our leases with commercial tenants at some of our properties are short-term leases, which may result in increased operating expenses if those tenants vacate their space and we are forced to locate new tenants.

A portion of our portfolio of real property investments is comprised of properties with commercial tenants. The leases for these commercial tenants are short-term leases, ranging from zero to six year terms. Short-term leases are generally less desirable than long-term leases because long-term leases provide a more predictable income stream over a longer period. Long-term leases also make it easier for us to obtain longer-term, fixed-rate mortgage financing with principal amortization, thereby moderating the interest rate risk associated with financing or refinancing our real properties portfolio by reducing the outstanding principal balance over time. Short-term commercial leases at our properties increase the risk of an extended vacancy due to the difficulty we may experience in finding new tenants upon the expiration of the leases. Additionally, we may incur significant costs related to leasing commissions and tenant improvements to attract new tenants. To the extent that a portion of our real estate portfolio is leased under the terms of short-term leases, we will be subject to the risks of a less predictable income stream and greater exposure to the fluctuations in market rental rates. We will also be subject to interest rate risks should the short-term leases result in a mismatch with any long-term mortgage financing on the real properties.

Our real properties will be subject to property taxes that may increase in the future, which could adversely affect our cash flow.

Our real properties are subject to real and personal property taxes that may increase as tax rates change and as the real properties are assessed or reassessed by taxing authorities. While certain of our leases, such as leases at our multifamily properties, will generally provide that we are responsible for the property taxes, or increases therein, our commercial leases may provide that such taxes are charged to the lessees as an expense related to the real properties that they occupy. In any case, as the owner of the properties, we are ultimately responsible for payment of the taxes to the applicable government authorities. If we fail to pay any such taxes, the applicable taxing authority may place a lien on the real property and the real property may be subject to a tax sale. In addition, we will generally be responsible for real property taxes related to any vacant space. An increase in the property taxes that we may be required to pay could have an adverse effect on our results of operations.

Uninsured losses or premiums for insurance coverage relating to real property may adversely affect your returns.

We will attempt to adequately insure all of our real properties against casualty losses. The nature of the activities at certain properties, such as age-restricted communities, may expose us and our operators to potential liability for personal injuries and property damage claims. In addition, there are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Risks associated with potential acts of terrorism could sharply increase the premiums we pay for coverage against property and casualty claims. Mortgage lenders sometimes require commercial property owners to purchase specific coverage against acts of terrorism as a condition for providing mortgage loans. These policies may not be available at a reasonable cost, if at all, which could inhibit our ability to finance or refinance our real properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. Changes in the cost or availability of insurance could expose us to uninsured casualty losses. In the event that any of our real properties incurs a casualty loss that is not fully covered by insurance, the value of our assets will be reduced by any such uninsured loss. In addition, we cannot assure you that funding will be available to us for repair or reconstruction of damaged real property in the future.

Costs of complying with governmental laws and regulations related to environmental protection and human health and safety may be high.

All real property investments and the operations conducted in connection with such investments are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. Some of these laws and regulations may impose joint and several liability on customers, owners or operators for the costs to investigate or remediate contaminated properties, regardless of fault or whether the acts causing the contamination were legal.

Under various federal, state and local environmental laws, a current or previous owner or operator of real property may be liable for the cost of removing or remediating hazardous or toxic substances on such real property. These environmental laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. In addition, the presence of hazardous substances, or the failure to properly remediate these substances, may adversely affect our ability to sell, rent or pledge such real property as collateral for future borrowings. Environmental laws also may impose restrictions on the manner in which real property may be used or businesses may be operated. Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require us to incur material expenditures. Future laws, ordinances or regulations may impose material environmental liability. Additionally, our tenants’ operations, the existing condition of land when we buy it, operations in the vicinity of our real properties, such as the presence of underground storage tanks, or activities of unrelated third parties, may affect our real properties. There are also various local, state and federal fire, health, life-safety and similar regulations with which we may be required to comply and which may subject us to liability in the form of fines or damages for noncompliance. In connection with the acquisition and ownership of our real properties, we may be exposed to these costs in connection with such regulations. The cost of defending against environmental claims, any damages or fines we must pay, compliance with environmental regulatory requirements or remediating any contaminated real property could materially and adversely affect our business and results of operations, lower the value of our assets and, consequently, lower the amounts available for distribution to our stockholders.

The costs associated with complying with the Americans with Disabilities Act of 1990, as amended, or the ADA, may reduce the amount of cash available for distribution to our stockholders.

Investment in real properties may also be subject to the ADA. Under the ADA, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The ADA has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. Changes to these rules and regulations may increase the costs of our compliance with the ADA. With respect to the properties we acquire, the ADA’s requirements could require us to remove access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. We will attempt to acquire properties that comply with the ADA or place the burden on the seller or other third party, such as a tenant, to ensure compliance with the ADA. We cannot assure you that we will be able to acquire properties or allocate responsibilities in this manner. Any monies we use to comply with the ADA will reduce the amount of cash available for distribution to our stockholders.

To the extent we invest in age-restricted communities, we may incur liability by failing to comply with the Housing for Older Persons Act, or HOPA, the Fair Housing Act, or FHA, or certain state regulations, which may affect cash available for distribution to our stockholders.

To the extent we invest in age-restricted communities, any such properties must comply with the FHA and the HOPA. The FHA generally prohibits age-based housing discrimination; however certain exceptions exist for housing developments that qualify as housing for older persons. HOPA provides the legal requirements for such housing developments. In order for housing to qualify as housing for older persons, HOPA requires (1) all residents of such developments to be at least 62 years of age or (2) that at least 80% of the occupied apartment homes are occupied by at least one person who is at least 55 years of age and that the housing community publish and adhere to policies and procedures that demonstrate this required intent and comply with rules issued by the United States Department of Housing and Urban Development, or HUD, for verification of occupancy. In addition, certain states require that age-restricted communities register with the state. Noncompliance with the FHA, HOPA or state registration requirements could result in the imposition of fines, awards of damages to private litigants, payment of attorneys’ fees and other costs to plaintiffs, substantial litigation costs and substantial costs of remediation, all of which would reduce the amount of cash available for distribution to our stockholders.

Government housing regulations may limit the opportunities at some of the government-assisted housing properties we invest in, and failure to comply with resident qualification requirements may result in financial penalties and/or loss of benefits, such as rental revenues paid by government agencies.

To the extent that we invest in government-assisted housing, we may acquire properties that benefit from governmental programs intended to provide affordable housing to individuals with low or moderate incomes. These programs, which are typically administered by HUD or state housing finance agencies, typically provide mortgage insurance, favorable financing terms, tax credits or rental assistance payments to property owners. As a condition of the receipt of assistance under these programs, the properties must comply with various requirements, which typically limit rents to pre-approved amounts and impose restrictions on resident incomes. Failure to comply with these requirements and restrictions may result in financial penalties or loss of benefits. In addition, we will typically need to obtain the approval of HUD in order to acquire or dispose of a significant interest in or manage a HUD-assisted property.

Risks Associated with Real Estate-Related Assets

Disruptions in the financial markets and deteriorating economic conditions could adversely impact the commercial mortgage market as well as the market for real estate-related assets and debt-related investments generally, which could hinder our ability to implement our business strategy and generate returns to our stockholders.

We may invest in real estate-related assets backed by multifamily properties. The returns available to investors in these investments are determined by: (1) the supply and demand for such investments; and (2) the existence of a market for such investments, which includes the ability to sell or finance such investments.

During periods of volatility the number of investors participating in the market may change at an accelerated pace. As liquidity or “demand” increases the returns available to investors will decrease. Conversely, a lack of liquidity will cause the returns available to investors to increase. Concerns pertaining to the deterioration of credit in the residential mortgage market may adversely impact almost all areas of the debt capital markets including corporate bonds, asset-backed securities and commercial real estate bonds and loans. Future instability in the financial markets or weakened economic conditions may interfere with the successful implementation of our business strategy.

To the extent we hold investments in real estate-related assets that are illiquid, we may not be able to vary our portfolio in response to changes in economic and other conditions.

Certain of the real estate-related assets that we may purchase in connection with privately negotiated transactions will not be registered under the relevant securities laws, resulting in a prohibition against their transfer, sale, pledge or other disposition except in a transaction that is exempt from the registration requirements of, or is otherwise in accordance with, those laws. The mezzanine and bridge loans we may purchase would be particularly illiquid investments due to their short life, their unsuitability for securitization and the greater difficulty of recoupment in the event of a borrower’s default. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited.

Our real estate-related assets may be sensitive to fluctuations in interest rates, and our hedging strategies may not be effective.

We may use various investment strategies to hedge interest rate risks with respect to our portfolio of real estate-related assets. The use of interest rate hedging transactions involves certain risks. These risks include: (1) the possibility that the market will move in a manner or direction that would have resulted in gain for us had an interest rate hedging transaction not been utilized, in which case our performance would have been better had we not engaged in the interest rate hedging transaction; (2) the risk of imperfect correlation between the risk sought to be hedged and the interest rate hedging transaction used; (3) potential illiquidity for the hedging instrument used, which may make it difficult for us to close-out or unwind an interest rate hedging transaction; and (4) the possibility that the counterparty fails to honor its obligation. In addition, because we have elected to be taxed as a REIT under the Internal Revenue Code beginning with the taxable year ending December 31, 2010, for federal income tax purposes, we will have limitations on our income sources and the hedging strategies available to us will be more limited than those available to companies that are not REITs. To the extent that we do not hedge our interest rate exposure, our profitability may be negatively impacted by changes in long-term interest rates.

Declines in the market values of the real estate-related assets in which we invest may adversely affect our periodic reported results of operations and credit availability, which may reduce earnings and, in turn, cash available for distribution to our stockholders.

A portion of our real estate-related assets may be classified for accounting purposes as “held-for-sale.” These investments are carried at the lower of carrying value or estimated fair value less cost to sell. If these investments are carried at estimated fair value and temporary changes in the market values of those assets will be directly charged or credited to stockholders’ equity without impacting net income on our income statement. Market values of our investments may decline for a number of reasons, such as market illiquidity, changes in prevailing market rates, increases in defaults, increases in voluntary prepayments for those of our investments that are subject to prepayment risk, widening of credit spreads and downgrades of ratings of the securities by ratings agencies. If we determine that a decline in the estimated fair value of an available-for-sale security below its amortized value is other-than-temporary, we will recognize a loss on that security in our income statement, which will reduce our earnings in the period recognized.

A decline in the market value of our real estate-related assets may adversely affect us particularly in instances where we have borrowed money based on the market value of those assets. If the market value of those assets declines, the lender may require us to post additional collateral to support the loan. If we were unable to post the additional collateral, we may have to sell assets at a time when we might not otherwise choose to do so. A reduction in credit available may reduce our earnings and, in turn, cash available for distribution to stockholders. Further, credit facility providers may require us to maintain a certain amount of cash reserves or to set aside unlevered assets sufficient to maintain a specified liquidity position. As a result, we may not be able to leverage our assets as fully as we would choose, which could reduce our return on equity. In the event that we are unable to meet these contractual obligations, our financial condition could deteriorate rapidly.

Some of the real estate-related assets in which we invest will be carried at estimated fair value as determined by us and, as a result, there may be uncertainty as to the value of these investments.

Some of the real-estate-related assets in which we invest may be in the form of securities that are recorded at fair value but that have limited liquidity or are not publicly traded. The fair value of securities and other investments that have limited liquidity or are not publicly traded may not be readily determinable. We estimate the fair value of these investments on a quarterly basis. Because such valuations are inherently uncertain, may fluctuate over short periods of time and may be based on numerous estimates, our determinations of fair value may differ materially from the values that would have been used if a ready market for these securities existed. The value of our common stock could be adversely affected if our determinations regarding the fair value of these investments are materially higher than the values that we ultimately realize upon their disposal.

Risks Associated with Debt Financing

We will incur mortgage indebtedness and other borrowings which increase our business risks and could hinder our ability to make distributions and decrease the value of your investment.

We financed a portion of the purchase price of our real properties by borrowing funds. We may continue to incur mortgage debt and pledge some or all of our investments as security for that debt to obtain funds to acquire additional investments or for working capital. We may also borrow funds as necessary or advisable to ensure we maintain our REIT tax qualification, including the requirement that we distribute at least 90% of our annual REIT taxable income to our stockholders (computed without regard to the distribution paid deduction and excluding net capital gains). However, there is no assurance that we will be able to obtain such borrowings on satisfactory terms.

High debt levels will cause us to incur higher interest charges, which would result in higher debt service payments and could be accompanied by restrictive covenants. If there is a shortfall between the cash flow from a property and the cash flow needed to service mortgage debt on that property, then the amount available for distributions to stockholders may be reduced. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, thus reducing the value of your investment. For tax purposes, a foreclosure on any of our properties will be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we will recognize taxable income on foreclosure, but we would not receive any cash proceeds. If any mortgage contains cross collateralization or cross default provisions, a default on a single property could affect multiple properties. If any of our properties are foreclosed upon due to a default, our ability to pay cash distributions to our stockholders will be adversely affected.

Instability in the debt markets and our inability to find financing on attractive terms may make it more difficult for us to finance or refinance properties, and could reduce the amount of cash distributions we can make to our stockholders.

If mortgage debt is unavailable on reasonable terms as a result of increased interest rates, underwriting standards, capital market instability or other factors, we run the risk of being unable to refinance such debt when the loans come due, or of being unable to refinance on favorable terms, to the extent that we place mortgage debt on properties. If interest rates are higher when we refinance debt, our income could be reduced. We may be unable to refinance debt at appropriate times, which may require us to sell properties on terms that are not advantageous to us, or could result in the foreclosure of such properties. If any of these events occur, our cash flow would be reduced. This, in turn, would reduce cash available for distribution to our stockholders and may hinder our ability to raise more capital by issuing securities or by borrowing more money.

Increases in interest rates could increase the amount of our debt payments and negatively impact our operating results.

Interest we pay on our debt obligations reduces our cash available for distributions. Utilization of variable rate debt, combined with increases in interest rates would increase our interest costs, which would reduce our cash flows and our ability to make distributions to our stockholders. If we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments at times which may not permit realization of the maximum return on such investments.

Changes in banks’ inter-bank lending rate reporting practices or the method pursuant to which LIBOR is determined may impact our variable rate debt and adversely affect our ability to manage and hedge our debt.

Our variable rate debt is tied to the benchmark LIBOR. LIBOR and other indices are the subject of recent national, international, and other regulatory guidance and proposals for reform. Some of these reforms are already effective while others are still to be implemented. These reforms may cause such benchmarks to perform differently than in the past, or have other consequences which cannot be predicted. LIBOR is calculated by reference to a market for interbank lending that continues to shrink, as it’s based on increasingly fewer actual transactions. This increases the subjectivity of the LIBOR calculation process and increases the risk of manipulation. Actions by the regulators or law enforcement agencies, as well as ICE Benchmark Administration (the current administrator of LIBOR), may result in changes to the manner in which LIBOR is determined or the establishment of alternative reference rates. For example, on July 27, 2017, the U.K. Financial Conduct Authority announced that it intends to stop persuading or compelling banks to submit LIBOR rates after 2021.

It is likely that, over time, U.S. Dollar LIBOR will be replaced by the Secured Overnight Financing Rate, or SOFR, published by the Federal Reserve Bank of New York. However, the manner and timing of this shift is currently unknown. SOFR is an overnight rate instead of a term rate, making SOFR an inexact replacement for LIBOR. There is currently no perfect way to create robust, forward-looking, SOFR term rates. Market participants are still considering how various types of financial instruments and securitization vehicles should react to a discontinuation of LIBOR. It is possible that not all of our variable rate debt will transition away from LIBOR at the same time, and it is possible that not all of our variable rate debt will transition to the same alternative reference rate, in each case increasing the difficulty of hedging. Switching existing financial instruments and hedging transactions from LIBOR to SOFR requires calculations of a spread. Industry organizations are attempting to structure the spread calculation in a manner that minimizes the possibility of value transfer between counterparties, borrowers, and lenders by virtue of the transition, but there is no assurance that the calculated spread will be fair and accurate or that all asset types and all types of securitization vehicles will use the same spread. We and other market participants have less experience understanding and modeling SOFR-based assets and liabilities than LIBOR-based assets and liabilities, increasing the difficulty of investing, hedging, and risk management. The process of transition involves operational risks. It is also possible that no transition will occur for many financial instruments, meaning that those instruments would continue to be subject to the weaknesses of the LIBOR calculation process. At this time, it is not possible to predict the effect of any such changes, any establishment of alternative reference rates or any other reforms to LIBOR that may be implemented. If LIBOR ceases to exist, we may need to renegotiate with borrowers and financing institutions that utilize LIBOR as a factor in determining the interest rate to replace LIBOR with the new standard that is established. As such, the potential effect of any such event on our cost of capital and interest income cannot yet be determined.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.

When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. Loan documents we enter into may contain covenants that limit our ability to further mortgage a property, discontinue insurance coverage, or replace our advisor. In addition, loan documents may limit our ability to replace a property’s property manager or terminate certain operating or lease agreements related to a property. These or other limitations may adversely affect our flexibility and our ability to achieve our investment objectives.

The derivative financial instruments that we use to hedge against interest rate fluctuations may not be successful in mitigating our risks associated with interest rates and could reduce the overall returns on your investment.

We may use derivative financial instruments, such as interest rate cap or collar agreements and interest rate swap agreements, to hedge exposures to changes in interest rates on loans secured by our assets, but no hedging strategy can protect us completely. These agreements involve risks, such as the risk that counterparties may fail to honor their obligations under these arrangements and that these arrangements may not be effective in reducing our exposure to interest rate changes. We cannot assure you that our hedging strategy and the derivatives that we use will adequately offset the risk of interest rate volatility or that our hedging transactions will not result in losses. In addition, the use of such instruments may reduce the overall return on our investments. These instruments may also generate income that may not be treated as qualifying REIT income for purposes of the 75% or 95% REIT gross income tests.

Federal Income Tax Risks

Failure to qualify as a REIT would reduce our net earnings available for investment or distribution.

If we fail to qualify as a REIT for any taxable year and we do not qualify for certain statutory relief provisions, we will be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer qualify for the dividends paid deduction and we would no longer be required to make distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax.

You may have current tax liability on distributions you elect to reinvest in our common stock.

If you participate in our distribution reinvestment plan, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. In addition, you will be treated for tax purposes as having received an additional distribution to the extent the shares are purchased at a discount to fair market value. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the shares of common stock received.

Distributions payable by REITs generally are subject to a higher tax rate than regular corporate dividends under current law.

The maximum U.S. federal income tax rate for certain qualified dividends payable to U.S. stockholders that are individuals, trusts and estates generally is 20%. Dividends payable by REITs, however, are generally subject to a higher rate when paid to such stockholders (but under the Tax Act (as defined below), U.S. shareholders that are individuals, trusts and estates generally may deduct 20% of ordinary dividends from a REIT for taxable years beginning after December 31, 2017, and before January 1, 2026). The more favorable rates applicable to regular corporate dividends under current law could cause investors who are individuals, trusts and estates or are otherwise sensitive to these lower rates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay distributions, which could adversely affect the value of the stock of REITs, including our shares of our common stock.

Even if we qualify as a REIT for federal income tax purposes, we may be subject to other tax liabilities that reduce our cash flow and our ability to make distributions to you.

Even if we qualify as a REIT for federal income tax purposes, we may be subject to some federal, state and local taxes on our income or property. For example:

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In order to qualify as a REIT, we must distribute annually at least 90% of our REIT taxable income (which is determined without regard to the dividends paid deduction or net capital gain for this purpose) to our stockholders. To the extent that we satisfy the distribution requirement but distribute less than 100% of our REIT taxable income, we will be subject to federal corporate income tax on the undistributed income.

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We will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions we pay in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from prior years.

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If we have net income from the sale of foreclosure property that we hold primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we must pay a tax on that income at the highest corporate income tax rate.

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If we sell an asset, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, our gain would be subject to the 100% “prohibited transaction” tax unless such sale were made by one of our taxable REIT subsidiaries.

REIT distribution requirements could adversely affect our ability to execute our business plan.

We generally must distribute annually at least 90% of our REIT taxable income (which is determined without regard to the dividends paid deduction or net capital gain for this purpose) in order to qualify as a REIT. To the extent that we satisfy this distribution requirement, but distribute less than 100% of our REIT taxable income (including net capital gain), we will be subject to federal corporate income tax on our undistributed REIT taxable income. In addition, we will be subject to a 4% nondeductible excise tax if the actual amount that we pay out to our stockholders in a calendar year is less than a minimum amount specified under federal tax laws. We intend to make distributions to our stockholders to comply with the REIT requirements of the Internal Revenue Code.

From time to time, we may generate taxable income greater than our taxable income for financial reporting purposes, or our taxable income may be greater than our cash flow available for distribution to stockholders. If we do not have other funds available in these situations we could be required to borrow funds, sell investments at disadvantageous prices or find another alternative source of funds to make distributions sufficient to enable us to pay out enough of our taxable income to satisfy the REIT distribution requirement and to avoid corporate income tax and the 4% excise tax in a particular year. There is no assurance that outside financing will be available to us. Even if available, the use of outside financing or other alternative sources of funds to pay distributions could increase our costs or dilute our stockholders’ equity interests. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.

To maintain our REIT status, we may be forced to forgo otherwise attractive opportunities, which may delay or hinder our ability to meet our investment objectives and reduce your overall return.

To maintain our REIT status, we must satisfy certain tests on an ongoing basis concerning, among other things, the sources of our income, nature of our assets and the amounts we distribute to our stockholders. We may be required to make distributions to stockholders at times when it would be more advantageous to reinvest cash in our business or when we do not have funds readily available for distribution. Compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits and the value of your investment.

Our gains from sales of our assets are potentially subject to the prohibited transaction tax, which could reduce the return on your investment.

Our ability to dispose of property during the first few years following acquisition is restricted to a substantial extent as a result of our REIT status. We will be subject to a 100% tax on any gain realized on the sale or other disposition of any property (other than foreclosure property) we own, directly or through any subsidiary entity, including our operating partnership, but excluding our taxable REIT subsidiaries, that is deemed to be inventory or property held primarily for sale to customers in the ordinary course of trade or business. Whether property is inventory or otherwise held primarily for sale to customers in the ordinary course of a trade or business depends on the particular facts and circumstances surrounding each property. We intend to avoid the 100% prohibited transaction tax by (1) conducting activities that may otherwise be considered prohibited transactions through a taxable REIT subsidiary, (2) conducting our operations in such a manner so that no sale or other disposition of an asset we own, directly or through any subsidiary other than a taxable REIT subsidiary, will be treated as a prohibited transaction or (3) structuring certain dispositions of our properties to comply with certain safe harbors available under the Internal Revenue Code for properties held at least two years. However, no assurance can be given that any particular property we own, directly or through any subsidiary entity, including our operating partnership, but excluding our taxable REIT subsidiaries, will not be treated as inventory or property held primarily for sale to customers in the ordinary course of a trade or business.

Complying with REIT requirements may force us to liquidate otherwise attractive investments.

To maintain our REIT status, we must ensure that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualifying real estate assets, including certain mortgage loans and mortgage-backed securities. The remainder of our investment in securities (other than government securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer. No more than 20% of the value of our total assets can be represented by securities of one or more taxable REIT subsidiaries, and not more than 25% of the value of our assets may consist of “nonqualified publicly offered REIT debt instruments.”

If we fail to comply with these requirements at the end of any calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences. As a result, we may be required to liquidate from our portfolio otherwise attractive investments. These actions could have the effect of reducing our income and amounts available for distribution to our stockholders.

Liquidation of assets may jeopardize our REIT status.

To maintain our REIT status, we must comply with requirements regarding our assets and our sources of income. If we are compelled to liquidate our investments to repay obligations to our lenders, we may be unable to comply with these requirements, ultimately jeopardizing our qualification as a REIT, or we may be subject to a 100% tax on any resultant gain if we sell assets that are treated as dealer property or inventory.

The failure of a mezzanine loan to qualify as a real estate asset could adversely affect our ability to qualify as a REIT.

We may acquire mezzanine loans. The Internal Revenue Service has provided a safe harbor in Revenue Procedure 2003-65 for structuring mezzanine loans so that they will be treated by the Internal Revenue Service as a real estate asset for purposes of the REIT asset tests, and interest derived from mezzanine loans will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We may acquire mezzanine loans that do not meet all of the requirements of the safe harbor. In the event we own a mezzanine loan that does not meet the safe harbor, the Internal Revenue Service could challenge such loan’s treatment as a real estate asset for purposes of the REIT asset and income tests and, if such a challenge were sustained, we could fail to continue to qualify as a REIT.

If our operating partnership fails to maintain its status as a partnership, its income may be subject to taxation, which would reduce the cash available for distribution to you and likely result in a loss of our REIT status.

We intend to maintain the status of the operating partnership as a partnership for U.S. federal income tax purposes. However, if the Internal Revenue Service were to successfully challenge the status of the operating partnership as a partnership for such purposes, it would be taxable as a corporation. In such event, this would reduce the amount of distributions that the operating partnership could make to us. This would also likely result in our losing REIT status, and, if so, becoming subject to a corporate level tax on our own income. This would substantially reduce any cash available to pay distributions. In addition, if any of the partnerships or limited liability companies through which the operating partnership owns its properties, in whole or in part, loses its characterization as a partnership and is otherwise not disregarded for U.S. federal income tax purposes, it would be subject to taxation as a corporation, thereby reducing distributions to the operating partnership. Such a recharacterization of an underlying property owner could also threaten our ability to maintain our status as a REIT.

Legislative or regulatory action could adversely affect investors.

In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of U.S. federal income tax laws applicable to investments similar to an investment in shares of our common stock. Additional changes to the tax laws are likely to continue to occur, and we cannot assure our stockholders that any such changes will not adversely affect our taxation and our ability to continue to qualify as a REIT or the taxation of a stockholder. Any such changes could have an adverse effect on an investment in our shares or on the market value or the resale potential of our assets. Our stockholders are urged to consult with their tax advisor with respect to the impact of recent legislation on their investment in our shares and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our shares.

Although REITs generally receive better tax treatment than entities taxed as regular corporations, it is possible that future legislation would result in a REIT having fewer tax advantages, and it could become more advantageous for a company that invests in real estate to elect to be treated for U.S. federal income tax purposes as a regular corporation. As a result, our charter provides our board of directors with the power, under certain circumstances, to revoke or otherwise terminate our REIT election and cause us to be taxed as a regular corporation, without the vote of our stockholders. Our board of directors has fiduciary duties to us and our stockholders and could only cause such changes in our tax treatment if it determines in good faith that such changes are in the best interests of our stockholders.

In addition, on December 22, 2017, the Tax Cuts and Jobs Act, or the Tax Act, was signed into law. The Tax Act made significant changes to the U.S. federal income tax rules for taxation of individuals and businesses, generally effective for taxable years beginning after December 31, 2017. In addition to reducing corporate and individual tax rates, the Tax Act eliminates or restricts various deductions. Most of the changes applicable to individuals are temporary and apply only to taxable years beginning after December 31, 2017 and before January 1, 2026. The Tax Act made numerous large and small changes to the tax rules that do not affect the REIT qualification rules directly, but may otherwise affect us or our stockholders.

While the changes in the Tax Act generally appear to be favorable with respect to REITs, the extensive changes to non-REIT provisions in the Internal Revenue Code may have unanticipated effects on us or our stockholders. Moreover, Congressional leaders have recognized that the process of adopting extensive tax legislation in a short amount of time without hearings and substantial time for review is likely to have led to drafting errors, issues needing clarification and unintended consequences that will have to be revisited in subsequent tax legislation. At this point, it is not clear if or when Congress will address these issues or when the IRS will issue administrative guidance on the changes made in the Tax Act.

We urge our stockholders to consult with their own tax advisor with respect to the status of the Tax Act and other legislative, regulatory or administrative developments and proposals and their potential effect on an investment in shares of our common stock.

Our property taxes could increase due to property tax rate changes or reassessment, which would impact our cash flows.

Even if we qualify as a REIT for federal income tax purposes, we will be required to pay some state and local taxes on our properties. The real property taxes on our properties may increase as property tax rates change or as our properties are assessed or reassessed by taxing authorities. Therefore, the amount of property taxes we pay in the future may increase substantially. If the property taxes we pay increase and if any such increase is not reimbursable under the terms of our lease, then our cash flows will be impacted, and our ability to pay expected distributions to our stockholders could be adversely affected.

Non-U.S. investors may be subject to FIRPTA on the sale of shares of our common stock if we are unable to qualify as a “domestically controlled qualified investment entity.”

A non-U.S. person disposing of a U.S. real property interest, including shares of a U.S. corporation whose assets consist principally of U.S. real property interests, is generally subject to a tax, known as FIRPTA, on the gain recognized on the disposition of such interest. However, qualified foreign pension plans and certain foreign publicly traded entities are exempt from FIRPTA withholding. Further, FIRPTA does not apply to the disposition of stock in a REIT if the REIT is a “domestically controlled qualified investment entity.” A REIT is a domestically controlled qualified investment entity if, at all times during a specified testing period (the continuous five year period ending on the date of disposition or, if shorter, the entire period of the REIT’s existence), less than 50% in value of its shares is held directly or indirectly by non-U.S. holders. We cannot assure you that we will qualify as a domestically controlled qualified investment entity. If we were to fail to so qualify, gain realized by a non-U.S. investor on a sale of our common stock would be subject to FIRPTA unless our common stock was traded on an established securities market and the non-U.S. investor did not at any time during a specified testing period directly or indirectly own more than 10% of the value of our outstanding common stock.

Retirement Plan Risks

If a stockholder that is a Benefit Plan or IRA fails to meet the fiduciary and other standards under ERISA or the Internal Revenue Code as a result of an investment in our stock, such stockholder could be subject to civil (and criminal, if the failure is willful) penalties.

There are special considerations that apply to employee benefit plans subject to ERISA (such as pension, profit-sharing or 401(k) plans) and other retirement plans or accounts subject to Section 4975 of the Internal Revenue Code (such as an IRA or Keogh plan), including assets of an insurance company general account or entity whose assets are considered “plan assets” under ERISA (which we refer to collectively as “Benefit Plans and IRAs”) whose assets are invested in our common stock. Stockholders that are Benefit Plans and IRAs should satisfy themselves that:

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the investment is consistent with the fiduciary obligations under ERISA and the Internal Revenue Code, or any other applicable governing authority in the case of a plan not subject to ERISA or the Internal Revenue Code;

•	the investment is made in accordance with the documents and instruments governing the Benefit Plan or IRA, including any investment policy;

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the investment satisfies the prudence, diversification and other requirements of Section 404(a)(1)(B) and 404(a)(1) (C) of ERISA and other applicable provisions of ERISA and/or the Internal Revenue Code and any other applicable law;

•	the investment will not impair the liquidity needs, the minimum and other distribution requirements, and the withholding requirements that may be applicable to the Benefit Plan or IRA;

•	the investment will not produce unrelated business taxable income, referred to as UBTI, for the Benefit Plan or IRA;

•

the Benefit Plans and IRAs will be able to value the assets of the Benefit Plan or IRA annually (or more frequently) in accordance with ERISA, the Internal Revenue Code and applicable provisions of the Benefit Plan or IRA;

•	the investment will not constitute a prohibited transaction under Section 406 of ERISA, Section 4975 of the

•	Internal Revenue Code, or any similar rule under other applicable law; and

•	the investment will cause our assets to be treated as “plan assets” of the Benefit Plan or IRA.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA, the Internal Revenue Code or other applicable statutory or common law may result in the imposition of civil and criminal (if the violation is willful) penalties and could subject the fiduciary to equitable remedies. In addition, if an investment in our common stock constitutes a prohibited transaction under ERISA or the Internal Revenue Code, the “party-in-interest” (within the meaning of ERISA) or “disqualified person” (within the meaning of the Internal Revenue Code) who authorized or directed the investment may have to compensate the plan for any losses the plan suffered as a result of the transaction or restore to the plan any profits made by such person as a result of the transaction, or may be subject to excise taxes with respect to the amount involved. In the case of a prohibited transaction involving an IRA, the IRA may be disqualified and all of the assets of the IRA may be deemed distributed and subject to tax.

In addition to considering their fiduciary responsibilities under ERISA and the prohibited transaction rules of ERISA and the Internal Revenue Code, stockholders that are Benefit Plans and IRAs should consider the effect of the plan assets regulation, U.S. Department of Labor Regulation Section 2510.3-101, as modified by ERISA Section 3(42). We cannot guarantee our stockholders that we will qualify for an exemption from the plan assets regulation. If we do not qualify for an exemption from the plan assets regulation, our underlying assets would be treated as “plan assets” of the investing Benefit Plan or IRA under the plan assets regulation and (i) we would be an ERISA fiduciary and subject to certain fiduciary requirements of ERISA with which it would be difficult for us to comply and (ii) we could be restricted from entering into favorable transactions if the transaction, absent an exemption, would constitute a prohibited transaction under ERISA or the Internal Revenue Code. Even if our assets are not considered to be “plan assets,” a prohibited transaction could occur if we or any of our affiliates is a fiduciary (within the meaning of ERISA) of a Benefit Plan or IRA stockholder.

Due to the complexity of these rules and the potential penalties that may be imposed, it is important that stockholders that are Benefit Plans and IRAs consult with their own advisors regarding the potential applicability of ERISA, the Internal Revenue Code and any similar applicable law.

Stockholders that are Benefit Plans and IRAs may be limited in their ability to withdraw required minimum distributions as a result of an investment in shares of our common stock.

If Benefit Plans or IRAs invest in our common stock, the Internal Revenue Code may require such plan or IRA to withdraw required minimum distributions from such plan or IRA in the future. Our stock will be highly illiquid, and our share repurchase program only offers limited liquidity. If a Benefit Plan or IRA requires liquidity, it may generally sell its shares, but such sale may be at a price less than the price at which such plan or IRA initially purchased its shares of our common stock. If a Benefit Plan or IRA fails to make required minimum distributions, it may be subject to certain taxes and tax penalties.

Specific rules apply to foreign, governmental and church plans.

As a general rule, certain employee benefit plans, including foreign pension plans, governmental plans established or maintained in the United States (as defined in Section 3(32) of ERISA), and certain church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA’s requirements and are not “benefit plan investors” within the meaning of the plan assets regulation of the U.S. Department of Labor. Any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code and, under certain circumstances in the case of church plans, Section 4975 of the Code. Also, some foreign plans and governmental plans may be subject to foreign, state, or local laws which are, to a material extent, similar to the provisions of ERISA or Section 4975 of the Code. Each fiduciary of a plan subject to any such similar law should make its own determination as to the need for and the availability of any exemption relief.

ITEM 1B.	UNRESOLVED STAFF COMMENTS

We have no unresolved staff comments.

ITEM 2.	PROPERTIES

As of December 31, 2018, we owned 35 multifamily properties consisting of an aggregate of 9,442 multifamily homes and 21,130 square feet of rentable commercial space at two properties. The total purchase price of our real estate portfolio, as of December 31, 2018 was $1,017,661,219. For additional information on our real estate portfolio, see Part I, Item 1. “Business—Our Real Estate Portfolio” of this Annual Report on Form 10-K. As of December 31, 2018, we also owned a 10% interest in one unconsolidated joint venture that owns 20 multifamily properties comprised of a total of 4,584 apartment homes.

Our principal executive offices are located at 18100 Von Karman Avenue, Suite 500, Irvine, CA 92612. Our telephone number, general facsimile number and website address are (949) 852-0700, (949) 852-0143 and http://www.steadfastreits.com, respectively.

ITEM 3.	LEGAL PROCEEDINGS

From time to time, we are party to legal proceedings that arise in the ordinary course of our business. Management is not aware of any legal proceedings of which the outcome is reasonably likely to have a material adverse effect on our results of operations or financial condition, nor are we aware of any such legal proceedings contemplated by government agencies.

ITEM 4.	MINE SAFETY DISCLOSURES

Not applicable.

PART II

ITEM 5.	MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND PURCHASES OF EQUITY SECURITIES

Stockholder Information

As of March 7, 2019, we had approximately 74.4 million shares of common stock outstanding held by a total of approximately 19,000 stockholders. The number of stockholders is based on the records of DST Systems, Inc., who serves as our transfer agent.

Market Information

No public market currently exists for our shares of common stock and we currently have no plans to list our shares on a national securities exchange. Until our shares are listed, if ever, our stockholders may not sell their shares unless the buyer meets the applicable suitability and minimum purchase requirements. In addition, our charter prohibits the ownership of more than 9.8% in value of our outstanding capital stock (which includes common stock and preferred stock we may issue) and more than 9.8% in value or number of shares, whichever is more restrictive, of our outstanding common stock, unless exempted by our board of directors. Consequently, there is the risk that our stockholders may not be able to sell their shares at a time or price acceptable to them.

Estimated Value Per Share

Background

In November 2018, our board of directors initiated a process to determine an estimated value per share of the shares of our common stock. We are providing an estimated value per share to assist broker-dealers that participated in our public offering in meeting their customer account statement reporting obligations under National Association of Securities Dealers Conduct Rule 2340, as required by the Financial Industry Regulatory Authority, Inc. (“FINRA”). This valuation was performed in accordance with Practice Guideline 2013-01, Valuations of Publicly Registered Non-Listed REITs, issued by the Institute for Portfolio Alternatives (formerly known as the Investment Program Association), or IPA, in April 2013, or the IPA valuation guidelines. Our board of directors formed a valuation committee, or the valuation committee, comprised solely of independent directors, to oversee the process of determining our estimated value per share. Upon approval of the board of directors, we engaged CBRE Capital Advisors, Inc., or CBRE Cap, a FINRA registered broker dealer firm that specializes in providing real estate financial services, to provide property-level and aggregate valuation analyses and a range for the estimated value per share of our common stock as of December 31, 2018.

From the date of CBRE Cap’s engagement through the issuance of its valuation report on March 13, 2019, or the valuation report, CBRE Cap held discussions with our advisor and our senior management and conducted or commissioned such investigations, research, review and analyses as it deemed necessary. CBRE Cap based its calculation of the range for our estimated value per share of our common stock upon appraisals of all our real properties, or the appraisals, performed by CBRE, Inc., or CBRE, an affiliate of CBRE Cap and an independent third party appraisal firm, and valuations performed by our advisor with respect to our other assets and liabilities. The valuation committee, upon its receipt and review of the valuation report, concluded that the range between $8.92 and $9.89 for our estimated value per share proposed in the valuation report was reasonable and recommended that our board of directors adopt $9.40 as the estimated value per share of our common stock as of December 31, 2018. The estimated value per share represents the weighted average of the range reflecting the effect of using differing discount rates and terminal capitalization rates in the sensitivity analysis. On March 13, 2019, our board of directors accepted the valuation committee’s and recommendation and approved $9.40 as the estimated value per share of our common stock as of December 31, 2018. CBRE Cap is not responsible for the determination of the estimated value per share of our common stock as of December 31, 2018.

Valuation Methodology

In preparing the valuation report, CBRE Cap, among other things:

•	reviewed financial and operating information requested from or provided by our advisor and us;

•	reviewed and discussed with us and our advisor the historical and anticipated future financial performance of our multifamily properties, including forecasts prepared by us and our advisor;

•	reviewed appraisals commissioned by us which contained analysis on each of our multifamily properties and performed analyses and studies for each property;

•	conducted or reviewed CBRE Cap proprietary research, including market and sector capitalization rate surveys;

•	reviewed third-party research, including equity reports and online data providers;

•	compared our financial information to similar information of companies that CBRE Cap deemed to be comparable;

•	reviewed our reports filed with the SEC, including our Quarterly Report on Form 10-Q for the period ended September 30, 2018, and the unaudited financial statements therein; and

•	reviewed the unaudited financial statements as of December 31, 2018, as prepared by us.

The appraisals were performed in accordance with Uniform Standards of Professional Appraisal Practice and were all Member of Appraisal Institute, or MAI, appraisals. The appraisals were prepared by CBRE and personnel who are members and hold the MAI designation. CBRE Cap reviewed and took into consideration the appraisals, and described the results of the appraisals in its valuation report. Discreet values were assigned to each property in our portfolio.

Our valuation committee and board of directors considered the following valuation methodology with respect to each multifamily property, which was applied by CBRE Cap in its valuation report. Unlevered, ten-year discounted cash flow analyses from appraisals were created for our fully operational properties. For non-stabilized properties, lease-up discounts were applied to discounted cash flow to arrive at an “As Is” value. The “terminal capitalization rate” method was used to calculate terminal value of the assets, with such rates varying based on the specific geographic location and other relevant factors.

Valuation Summary: Material Assumptions

The valuation process we used to determine an estimated value per share was designed to follow the recommendations of the IPA valuation guidelines.

The following table summarizes the key assumptions that were employed by CBRE Cap in the discounted cash flow models to estimate the value of our real estate assets:

	Range	Weighted-Average
Terminal capitalization rate	5.94% - 6.24%	6.09%
Discount rate	7.08% - 7.44%	7.26%

While we believe that CBRE’s assumptions and inputs are reasonable, a change in these assumptions and inputs may significantly impact the appraised value of the real estate properties and our estimated value per share. The table below illustrates the impact on the estimated value per share if the terminal capitalization rates or discount rates were adjusted by 2.5% in either direction, which represents a 5% sensitivity analysis, in accordance with the IPA valuation guidelines, assuming all other factors remain unchanged:

	Increase (Decrease) on the Estimated Value per Share due to
	Decrease of 2.5%	Increase of 2.5%
Terminal capitalization rate	$0.25	$(0.25)
Discount rate	0.22	(0.24)

In its valuation report, CBRE Cap included an estimate of the December 31, 2018 value of our assets, including cash, our investment in an unconsolidated joint venture and selected other assets net of payables, and accruals and other liabilities including notes payable. The estimated values of our notes payable are equal to the GAAP fair values for the year ended December 31, 2018, but do not equal the book value of the loans in accordance with GAAP. The GAAP fair values of our notes payable were determined using a discounted cash flow analysis. The discounted cash flow analysis was based on projected cash flow over the remaining loan terms and on management’s estimates of current market interest rates for instruments with similar characteristics. The carrying values of a majority of our other assets and liabilities are considered to equal their fair value due to their short term maturities or liquid nature. Certain balances, such as lease intangible assets and liabilities related to real estate investments and deferred financing costs, have been eliminated for the purpose of the valuation due to the fact that the value of those balances was already considered in the appraisals of the real estate properties.

As of December 31, 2018, we held one investment in an unconsolidated joint venture. The investment in an unconsolidated joint venture represents a 10% interest in a joint venture which owns 20 multifamily properties with 4,584 apartment homes. CBRE Cap relied on the appraised values of the multifamily properties in the unconsolidated joint venture provided by CBRE along with the fair value of other assets and liabilities of the unconsolidated joint venture as determined by our advisor, and then calculated the amount that we would receive in a hypothetical liquidation of the real estate at its appraised value and the other assets and liabilities at their fair values based on the profit participation thresholds contained in the joint venture agreement. The resulting amount was the fair value assigned to our 10% interest in the unconsolidated joint venture.

Our estimated value per share takes into consideration any potential liability related to an incentive fee our advisor is entitled to upon meeting certain stockholder return thresholds in accordance with our charter. For purposes of determining the estimated value per share, our advisor calculated the potential liability related to this incentive fee based on a hypothetical liquidation of our assets and liabilities at their estimated fair values, without considering the impact of any potential closing costs and fees related to the disposition of real estate properties, and determined that there would be no liability related to the incentive fee.

Taking into consideration the reasonableness of the valuation methodology, assumptions and conclusions contained in the valuation report, our board of directors determined the estimated value of our equity interest in its real estate portfolio to be in the range of $1,200,232,477 to $1,268,900,255 and the Company’s estimated net asset value to range between $666,736,194 and $738,227,129, or between $8.92 and $9.89 per share, based on a share count of 74,650,139 shares issued and outstanding as of December 31, 2018.

As with any valuation methodology, the methodologies considered by our valuation committee and our board of directors in reaching an estimate of the value of our shares are based upon all of the foregoing estimates, assumptions, judgments and opinions that may, or may not, prove to be correct. The use of different estimates, assumptions, judgments or opinions may have resulted in significantly different estimates of the value of our shares.

The following table summarizes the material components of our estimated value and estimated value per share as of December 31, 2018 and 2017.

	Estimated Value as of December 31,		Estimated Value Per Share as of December 31,
	2018	2017	2018	2017
Real estate properties	$1,233,530,000	$1,511,655,000	$16.52	$20.02
Cash	154,192,443	171,228,485	2.06	2.26
Investment in unconsolidated joint venture	25,959,904	16,240,815	0.35	0.21
Other assets	4,490,319	39,863,907	0.06	0.52
Mortgage debt	(681,095,544)	(878,382,692)	(9.12)	(11.63)
Other liabilities	(35,395,090)	(39,507,167)	(0.47)	(0.52)
Incentive fee	—	(2,429,119)	—	(0.03)

Estimated value per share	$701,682,032	$818,669,229	9.40 (1)	$10.84

(1)

On May 9, 2018, our board of directors determined an estimated value per share of our common stock of $9.84, which represents the estimated value per share of our common stock of $10.84 as of December 31, 2017, less the $1.00 per share special distribution that was paid to stockholders of record as of the close of business on April 20, 2018.

The estimated value of the real estate properties as of December 31, 2018 and 2017 was $1,233,530,000 and $1,511,655,000, respectively, while the total cost of the real estate properties was $1,064,306,039 and $1,267,108,290, respectively (comprised of the aggregate contractual purchase price and capital expenditures subsequent to acquisition).

Additional Information Regarding the Valuation, Limitations of Estimated Value per Share and the Engagement of CBRE Cap

In accordance with the IPA valuation guidelines, the valuation committee reviewed, confirmed and approved the processes and methodologies employed by CBRE Cap, their consistency with real estate industry standards and best practices and the reasonableness of the assumptions utilized in the valuation.

The valuation report issued March 13, 2019, was based upon market, economic, financial and other information, circumstances and conditions existing prior to December 31, 2018, and any material change in such information, circumstances and/or conditions may have a material effect on the estimated value per share. CBRE Cap’s valuation materials were addressed solely to our board of directors to assist it in establishing an estimated value of our common stock. CBRE Cap’s valuation materials were restricted, were not addressed to the public and should not be relied upon by any other person to establish an estimated value of our common stock. The valuation report does not constitute a recommendation by CBRE Cap to purchase or sell any shares of our common stock and should not be represented as such.

Each of CBRE Cap and CBRE reviewed the information supplied or otherwise made available to it by us or our advisor, for reasonableness, and assumed and relied upon the accuracy and completeness of all such information and of all information supplied or otherwise made available to it by any other party, and did not undertake any duty or responsibility to verify independently any such information. With respect to operating or financial forecasts and other information and data provided to or otherwise reviewed by or discussed with CBRE Cap and CBRE, CBRE Cap and CBRE assumed that such forecasts and other information and data were reasonably prepared in good faith reflecting our and our advisor’s best currently available estimates and judgments and other subjective judgments, and relied upon us and our advisor to advise CBRE Cap and CBRE promptly if any information previously provided became inaccurate or was required to be updated during the period of its review. CBRE Cap assumes no obligation to update or otherwise revise these materials. In preparing its valuation materials, CBRE Cap did not, and was not requested to, solicit third party indications of interest for us in connection with possible purchases of our securities or the acquisition of all or any part of us.

In performing its analyses, CBRE Cap made numerous assumptions as of various points in time with respect to industry performance, general business, economic and regulatory conditions, current and future rental market for our operating properties and those in development and other matters, many of which are necessarily subject to change and beyond the control of CBRE Cap and us. The analyses performed by CBRE Cap are not necessarily indicative of actual values, trading values or actual future results of our common stock that might be achieved, all of which may be significantly more or less favorable than suggested by the valuation report. The analyses do not purport to be appraisals or to reflect the prices at which the properties may actually be sold, and such estimates are inherently subject to uncertainty. The actual value of our common stock may vary significantly depending on numerous factors that generally impact the price of securities, our financial condition and the state of the real estate industry more generally. Accordingly, with respect to the estimated value per share of our common stock, neither we nor CBRE Cap can give any assurance that:

•	a stockholder would be able to resell shares at this estimated value;

•	a stockholder would ultimately realize distributions per share equal to our estimated value per share upon liquidation of our assets and settlement of our liabilities or a sale of the Company;

•	another independent third party appraiser or third party valuation firm would agree with our estimated value per share;

•	a third party would offer the estimated value per share in an arm’ s-length transaction to purchase all or substantially all of our shares of common stock;

•	our shares would trade at a price equal to or greater than the estimated value per share if we listed them on a national securities exchange; or

•

the methodology used to estimate our value per share would be acceptable to FINRA or the reporting requirements under ERISA, the Internal Revenue Code or other applicable law, or the applicable provisions of a Benefit Plan or IRA.

Similarly, the amount a stockholder may receive upon repurchase of his or her shares pursuant to our share repurchase program may be greater or less than the amount a stockholder paid for the shares, regardless of any increase in the underlying value of assets owned by us.

The December 31, 2018 estimated value per share was reviewed and recommended by our valuation committee and approved by our board of directors at meetings held on March 13, 2019. The value of our common stock will fluctuate over time as a result of, among other things, developments related to individual assets and responses to the real estate and capital markets. We expect to utilize an independent valuation firm to update the estimated value per share as of December 31, 2019, in accordance with the IPA valuation guidelines.

The estimated value per share does not reflect a discount for the fact that we are externally managed, nor does it reflect a real estate portfolio premium/discount versus the sum of the individual property values. The estimated value per share does not take into account estimated disposition costs and fees for real estate properties that are not under contract to sell or debt prepayment penalties that could apply upon the prepayment of certain of our debt obligations or the impact of restrictions on the assumption of debt.

CBRE Cap is a FINRA registered broker-dealer and is an investment banking firm that specializes in providing real estate financial services. CBRE is actively engaged in the business of appraising commercial real estate properties similar to those owned by us in connection with public securities offerings, private placements, business combinations and similar transactions. We commissioned CBRE to deliver an appraisal report relating to our real estate properties and CBRE received fees upon delivery of such report. In addition, we have agreed to indemnify CBRE Cap against certain liabilities arising out of this engagement. Each of CBRE Cap and CBRE is an affiliate of CBRE Group, Inc., or CBRE group, a Fortune 500 and S&P 500 company headquartered in Los Angeles, California, one of the world’s largest commercial real estate services and investment firms (in terms of 2018 revenue) and a parent holding company of affiliated companies that are engaged in the ordinary course of business in many areas related to commercial real estate and related services. CBRE Cap and its affiliates possess substantial experience in the valuation of assets similar to those owned by us and regularly undertake the valuation of securities in connection with public offerings, private placements, business combinations and similar transactions. For the preparation of the valuation report, we paid CBRE Cap a customary fee for services of this nature, no part of which was contingent relating to the provision of services or specific findings. We did not engage CBRE Cap for any other services. During the past five years, CBRE Cap assisted our board of directors in the determination of the estimated value per share and certain of our affiliates engaged affiliates of CBRE primarily for various real estate-related services and these affiliates of CBRE received fees in connection with such services. We anticipate that affiliates of CBRE will continue to provide similar or other real estate-related services in the future for us and our affiliates. In addition, we may in our discretion engage CBRE Cap to assist our board of directors in future determinations of our estimated value per share. We are not affiliated with CBRE, CBRE Cap or any of their affiliates. CBRE Cap and CBRE and their affiliates may from time to time in the future perform other commercial real estate appraisal, valuation and financial advisory services for us and our affiliates in transactions related to the properties that are the subjects of the appraisals, so long as such other services do not adversely affect the independence of the applicable CBRE appraiser. While we and affiliates of our advisor have engaged and may engage CBRE Cap or its affiliates in the future for commercial real estate services of various kinds, we believe that there are no material conflicts of interest with respect to our engagement of CBRE Cap.

In the ordinary course of their business, each of CBRE Cap and CBRE, and their respective affiliates, directors and officers may structure and effect transactions for their own accounts or for the accounts of their customers in commercial real estate assets of the same kind and in the same markets as our assets.

Distribution Information

To qualify and maintain our qualification as a REIT, we must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of our REIT taxable income (computed without regard to the dividends-paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). Our board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant.

We declared distributions based on daily record dates for each day during the period commencing August 12, 2010 (the day following our first property acquisition) through December 31, 2018. Distributions declared for all record dates of a given month are paid approximately three days after month-end. During the six months ended December 31, 2018, distributions were calculated at a rate of $0.001519 per share per day, which if paid each day over a 365-day period, is equivalent to a 6.0% annualized distribution rate based on a purchase price of $9.24 per share of common stock that reflected the one-time special distribution to stockholders discussed below. During the three months ended June 30, 2018, distributions were calculated at a rate of $0.001683 per share per day, which if paid each day over a 365-day period, is equivalent to a 6.0% annualized distribution rate based on a purchase price of $10.24 per share of common stock. From January 1, 2017 to March 31, 2018, distributions were calculated at a rate of $0.001964 per share per day, which if paid each day over a 365-day period, is equivalent to a 7.0% annualized distribution rate based on a purchase price of $10.24 per share of common stock. On April 16, 2018, our board of directors declared a special distribution in the amount of $1.00 per share, or $75,298,163 in the aggregate, to stockholders of record as of the close of business on April 20, 2018.

Distributions declared during the years ended December 31, 2018 and 2017 are as follows:

	2018
	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Total
Total Distributions Declared	$13,320,570	$86,819,112	$10,472,649	$10,442,526	$121,054,857
Total Per Share Distribution	$0.177	$1.153	$0.140	$0.140	$1.610
Annualized Rate Based on Purchase Price	7.0%	6.0%	6.0%	6.0%	6.3%

	2017
	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Total
Total Distributions Declared	$13,447,122	$13,563,610	$13,681,897	$13,647,194	$54,339,823
Total Per Share Distribution	$0.177	$0.179	$0.181	$0.181	$0.718
Annualized Rate Based on Purchase Price	7.0%	7.0%	7.0%	7.0%	7.0%

The tax composition of our distributions declared for the years ended December 31, 2018 and 2017 was as follows:

	December 31,
	2018	2017
Ordinary income	—%	—%
Return of capital	40.4%	20.5%
Capital gain	59.6%	79.5%

Total	100.0%	100.0%

On October 21, 2014, our board of directors elected to suspend our distribution reinvestment plan, effective with distributions earned beginning on December 1, 2014. All distributions paid following November 20, 2014, are paid in cash. For additional information on our distributions, see Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations— Distributions.”

Unregistered Sales of Equity Securities

On August 9, 2018, we granted each of the three independent directors 2,500 shares of restricted common stock upon re-election to our board of directors pursuant to our independent directors’ compensation plan. The shares of restricted common stock issued pursuant to our independent directors’ compensation plan were issued in transactions exempt from registration pursuant to Section 4(a)(2) of the Securities Act.

Share Repurchase Program

Our share repurchase program may provide an opportunity for our stockholders to have their shares of common stock repurchased by us, subject to certain restrictions and limitations. No shares can be repurchased under our share repurchase program until after the first anniversary of the date of purchase of such shares; provided, however, that this holding period does not apply to repurchases requested within two years after the death or disability of a stockholder.

The purchase price for shares repurchased under our share repurchase program prior to April 28, 2018, was as follows:

Share Purchase Anniversary	Repurchase Price on Repurchase Date (1)
Less than 1 year	No Repurchase Allowed
1 year	92.5% of Estimated Value per Share (2)
2 years	95.0% of Estimated Value per Share (2)
3 years	97.5% of Estimated Value per Share (2)
4 years	100.0% of Estimated Value per Share (2)
In the event of a stockholder’s death or disability (3)	Average Issue Price for Shares (4)

Our board of directors elected to suspend our share repurchase program, effective April 28, 2018. Our board of directors subsequently determined to reinstate and amend the terms of our share repurchase program, effective May 20, 2018. Pursuant to our amended and reinstated share repurchase program, the revised repurchase price is equal to 93% of the most recent publicly disclosed estimated value per share. From May 20, 2018 to December 31, 2018, the share repurchase price was $9.15 per share, which represented 93% of the estimated value per share of $9.84, as determined by our board of directors. The share repurchase price is further reduced based on how long the stockholder has held the shares as follows:

Share Purchase Anniversary	Repurchase Price on Repurchase Date (1)
Less than 1 year	No Repurchase Allowed
1 year	92.5% of the Share Repurchase Price (2)
2 years	95.0% of the Share Repurchase Price (2)
3 years	97.5% of the Share Repurchase Price (2)
4 years	100.0% of the Share Repurchase Price (2)
In the event of a stockholder’s death or disability (3)	Average Issue Price for Shares (4)

(1)	As adjusted for any stock dividends, combinations, splits, recapitalizations or any similar transaction with respect to the shares of common stock.
(2)

The “Share Repurchase Price” shall equal 93% of the Estimated Value per Share. The “Estimated Value per Share” equals the most recently determined estimated value per share determined by our board of directors.

(3)	The required one -year holding period to be eligible to repurchase shares under our share repurchase program does not apply in the event of death or disability of a stockholder.
(4)	The repurchase price per share for shares repurchased upon the death or disability of a stockholder will be equal to the average issue price per share for all of the stockholder’s shares.

The purchase price per share for shares repurchased pursuant to the share repurchase program is further reduced by the aggregate amount of net proceeds per share, if any, distributed to our stockholders prior to the repurchase date as a result of the sale of one or more of our assets that constitutes a return of capital distribution as a result of such sales.

Repurchases of shares of our common stock are made quarterly upon written request to us at least 15 days prior to the end of the applicable quarter during which the share repurchase program is in effect. Repurchase requests are honored approximately 30 days following the end of the applicable quarter, referred to herein as the “repurchase date”. Stockholders may withdraw their repurchase request at any time up to three business days prior to the end of the applicable quarter.

We cannot guarantee that the funds set aside for the share repurchase program will be sufficient to accommodate all repurchase requests made in any quarter. To the extent that repurchase requests exceed our limitations on repurchases or we do not have sufficient funds available to repurchase all of the shares of our common stock for which repurchase requests have been submitted in any quarter, priority is given to repurchase requests in the case of the death or disability of a stockholder. If we repurchase less than all of the shares subject to a repurchase request in any quarter, with respect to any shares that have not been repurchased, the requesting stockholder could (1) withdraw the request for repurchase or (2) ask that we honor the request in a future quarter, if any, when such repurchases may be made pursuant to the limitations of the share repurchase program and when sufficient funds were available. Such pending requests are honored among all requests for repurchases in any given repurchase period as follows: first, pro rata as to repurchases sought upon a stockholder’s death or disability; and, next, pro rata as to other repurchases requests.

We are not obligated to repurchase shares of our common stock under the share repurchase program. In no event shall repurchases under the share repurchase program exceed 5% of the weighted average number of shares of our common stock outstanding during the prior calendar year or $2,000,000 during any quarter. There is no fee in connection with a repurchase of shares of our common stock.

Our board of directors may, in its sole discretion, amend, suspend, or terminate the share repurchase program at any time upon 30 days’ notice to our stockholders if it determines that the funds available to fund the share repurchase program are needed for other business or operational purposes or that amendment, suspension or termination of the share repurchase program is in the best interest of our stockholders. Therefore, stockholders may not have the opportunity to make a repurchase request prior to any potential termination or suspension of our share repurchase program.

During the year ended December 31, 2018, we fulfilled repurchase requests and repurchased shares of our common stock pursuant to our share repurchase program as follows:

	Total Number of Shares Requested to be Repurchased (1)	Total Number of Shares Repurchased (2)	Average Price Paid per Share (3)(4)	Approximate Dollar Value of Shares Available That May Yet Be Repurchased Under the Program
January 2018	264,434	181,404	$11.03	(5)
February 2018	122,608	—	—	(5)
March 2018	229,319	—	—	(5)
April 2018	113,202	—	—	(5)
May 2018	541,610	218,011	9.17	(5)
June 2018	300,481	—	—	(5)
July 2018	215,326	218,555	9.15	(5)
August 2018	168,165	—	—	(5)
September 2018	156,607	—	—	(5)
October 2018	316,304	218,800	9.14	(5)
November 2018	145,797	—	—	(5)
December 2018	213,142	—	—	(5)

	2,786,995	836,770

(1)

We generally repurchased shares on the last business day of the month following the end of each fiscal quarter in which requests were received. We suspended our share repurchase program, effective April 28, 2018. Our board of directors subsequently decided to reinstate and amend the share repurchase program, effective May 20, 2018. Due to the suspension and subsequent reinstatement of the share repurchase program, valid repurchase requests received during the three months ended March 31, 2018, were honored on May 31, 2018. On January 31, 2019, we repurchased 219,696 shares of our common stock for a total repurchase value of $2,000,000, or $9.10 per share, pursuant to our share repurchase program.

(2)	We are not obligated to repurchase shares under the share repurchase program.

(3)	Pursuant to the program, as amended, we currently repurchase shares at prices determined as follows:

•	92.5% of the share repurchase price for stockholders who have held their shares for at least one year;

•	95.0% of the share repurchase price for stockholders who have held their shares for at least two years;

•	97.5% of the share repurchase price for stockholders who have held their shares for at least three years; and

•	100.0% of the share repurchase price for stockholders who have held their shares for at least four years.

Effective May 20, 2018, the “share repurchase price” is equal to 93% of the Estimated Value per Share less reductions due to the holding period for shares and other events specified in the share repurchase program. Notwithstanding the above, the repurchase price for repurchases sought upon a stockholder’s death or “qualifying disability” will be equal to the average issue price per share for all of the stockholder’s shares purchased from us.

(4)	For the year ended December 31, 2018, the sources of the cash used to repurchase shares were 100% from existing cash and cash equivalents.
(5)

The number of shares that may be repurchased pursuant to the share repurchase program during any calendar year is limited to 5% of the weighted average number of shares outstanding during the prior calendar year and the value of the shares repurchased shall not exceed $2,000,000 in any quarter.

ITEM 6.	SELECTED FINANCIAL DATA

The following selected financial data as of December 31, 2018, 2017, 2016, 2015 and 2014, and for the years then ended, should be read in conjunction with the accompanying consolidated financial statements and related notes thereto and Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Our results of operations for the periods presented below are not indicative of those expected in future periods.

	As of December 31,
	2018	2017	2016	2015	2014
Balance sheet data
Total real estate, net	$846,889,837	$1,026,715,330	$1,461,534,875	$1,503,455,095	$1,538,610,961
Total assets	1,019,657,998	1,245,940,878	1,592,934,785	1,570,303,350	1,609,067,128
Notes payable	693,501,574	875,785,938	1,217,716,280	1,115,752,899	1,084,757,025
Total liabilities	728,896,664	915,293,105	1,272,506,542	1,163,855,827	1,132,003,898
Total stockholders’ equity	290,761,334	330,647,773	320,428,243	406,447,523	477,063,230

	For the Years Ended December 31,
	2018	2017	2016	2015	2014
Operating data
Total revenues	$141,988,859	$212,969,240	$218,237,532	$209,390,658	$195,929,856
Net income (loss)	89,083,552	72,473,867	(25,579,651)	(13,024,358)	(25,742,292)
Net income (loss) attributable to common stockholders	89,083,552	72,473,867	(25,579,651)	(13,024,358)	(25,742,292)
Income (loss) per common share - basic and diluted	1.19	0.96	(0.34)	(0.18)	(0.34)
Other data
Cash flows provided by operating activities	27,071,435	43,764,300	54,741,338	54,246,418	51,517,772
Cash flows provided by (used in) investing activities	227,256,726	135,341,199	(57,534,074)	(30,260,677)	(127,748,779)
Cash flows (used in) provided by financing activities	(305,231,726)	(67,787,369)	36,793,221	(19,216,599)	86,443,737
Distributions declared	121,054,857	54,339,823	54,828,267	55,076,217	54,296,664
Distributions declared per common share (1)	1.610	0.718	0.716	0.718	0.718
Weighted-average number of common shares outstanding, basic and diluted	75,049,667	75,794,705	76,195,083	76,335,114	75,450,215
FFO (2)	21,749,778	44,485,775	43,933,833	52,615,838	33,994,751
MFFO (2)	26,057,105	47,472,599	49,117,817	55,143,904	45,002,936

(1)

Distributions declared per common share for the years ended December 31, 2018, 2017, 2016, 2015 and 2014 assumes each share was issued and outstanding each day of each year. During the six months ended December 31, 2018, distributions were calculated at a rate of $0.001519 per share per day, which if paid each day over a 365-day period, is equivalent to a 6.0% annualized distribution rate based on a purchase price of $9.24 per share of common stock that reflects the one-time special distribution discussed below. During the three months ended June 30, 2018, distributions were calculated at a rate of $0.001683 per share per day, which if paid each day over a 365-day period, is equivalent to a 6.0% annualized distribution rate based on a purchase price of $10.24 per share of common stock. From January 1, 2017 to March 31, 2018, distributions were calculated at a rate of $0.001964 per share per day, which if paid each day over a 365-day period, is equivalent to a 7.0% annualized distribution rate based on a purchase price of $10.24 per share of common stock. On April 16, 2018, our board of directors declared a special distribution in the amount of $1.00 per share, or $75,298,163 in the aggregate, to stockholders of record as of the close of business on April 20, 2018. From April 1, 2016 to December 31, 2016, distributions were calculated at a rate of $0.001958 per share of common stock per day, which if paid each day over a 366-day period was equivalent to a 7.0% annualized distribution rate based on a purchase price of $10.24 per share of common stock. From September 10, 2012 to March 31, 2016, distributions were calculated at a rate of $0.001964 per share of common stock per day, which if paid each day over a 365-day period was equivalent to a 7.0% annualized distribution rate based on a purchase price of $10.24 per share of common stock.

(2)

GAAP basis accounting for real estate assets utilizes historical cost accounting and assumes real estate values diminish over time. In an effort to overcome the difference between real estate values and historical cost accounting for real estate assets, the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, established the measurement tool of FFO. Since its introduction, FFO has become a widely used non-GAAP financial measure among REITs. Additionally, we use MFFO as defined by the IPA as a supplemental measure to evaluate our operating performance. MFFO is based on FFO but includes certain adjustments we believe are necessary due to changes in accounting and reporting under GAAP since the establishment of FFO. Neither FFO nor MFFO should be considered as alternatives to net loss or other measurements under GAAP as indicators of our operating performance, nor should they be considered as alternatives to cash flow from operating activities or other measurements under GAAP as indicators of liquidity. For additional information on how we calculate FFO and MFFO and a reconciliation of FFO and MFFO to net loss, see Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Funds From Operations and Modified Funds From Operations.”

ITEM 7.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with the “ Selected Financial Data ” above and our accompanying consolidated financial statements and the notes thereto included in this annual report. Also see “Cautionary Note Regarding Forward-Looking Statements” preceding Part I of this Annual Report on Form 10-K.

Overview

We were formed on May 4, 2009, as a Maryland corporation that elected to be taxed as, and currently qualifies as, a REIT. As described in more detail below, we own and manage a diverse portfolio of real estate investments, primarily in the multifamily sector, located throughout the United States.

On July 19, 2010, we commenced our initial public offering of up to a maximum of 150,000,000 shares of common stock and up to 15,789,474 shares of common stock pursuant to our distribution reinvestment plan. Upon termination of our public offering on December 20, 2013, we had sold 73,608,337 shares of common stock for gross offering proceeds of $745,389,748, including 1,588,289 shares of common stock issued pursuant to our distribution reinvestment plan for gross offering proceeds of $15,397,232. Following the termination of our initial public offering, we continued to offer shares of our common stock pursuant to our distribution reinvestment plan until our board of directors determined to suspend our distribution reinvestment plan effective with distributions earned beginning on December 1, 2014. Our board of directors may, in its sole discretion, reinstate the distribution reinvestment plan and change the price at which we offer shares of common stock to our stockholders pursuant to the distribution reinvestment plan based upon changes in the estimated value per share and other factors our board of directors deems relevant.

On March 10, 2015, our board of directors determined an estimated value per share of our common stock of $10.35 as of December 31, 2014. On February 25, 2016, our board of directors determined an estimated value per share of our common stock of $11.44 as of December 31, 2015. On February 15, 2017, our board of directors determined an estimated value per share of our common stock of $11.65 as of December 31, 2016. On March 13, 2018, our board of directors determined an estimated value per share of our common stock of $10.84 as of December 31, 2017. On May 9, 2018, our board of directors determined an estimated value per share of our common stock of $9.84, which represents the estimated value per share of our common stock of $10.84 as of December 31, 2017, less the $1.00 per share special distribution that was paid to stockholders of record as of the close of business on April 20, 2018. On March 13, 2019, our board of directors determined an estimated value per share of our common stock of $9.40 as of December 31, 2018.

Prior to the commencement of our public offering, we sold shares of our common stock in a private offering exempt from the registration requirements of the Securities Act. Upon termination of the private offering, we had sold 637,279 shares of common stock at $9.40 per share (subject to certain discounts) for gross offering proceeds of $5,844,325.

As of December 31, 2018, we owned 35 multifamily properties located within the greater midwest and southern geographic regions of the United States. As of December 31, 2018, our property portfolio was comprised of a total of 9,442 apartment homes and an additional 21,130 square feet of rentable commercial space at two properties. The total purchase price of our real estate portfolio was $1,017,661,219. At December 31, 2018, our portfolio was approximately 95.5% leased. As of December 31, 2018, we also owned a 10% interest in one unconsolidated joint venture that owned 20 multifamily properties with a total of 4,584 apartment homes.

Steadfast Income Advisor, LLC is our advisor. Subject to certain restrictions and limitations, our advisor manages our day-to-day operations and our portfolio of properties and real estate-related assets. Our advisor sources and presents investment opportunities to our board of directors. Our advisor also provides investment management, marketing, investor relations and other administrative services on our behalf.

Substantially all of our business is conducted through Steadfast Income REIT Operating Partnership, L.P., our operating partnership. We are the sole general partner of our operating partnership. The initial limited partner of our operating partnership is our advisor. The limited partnership agreement of our operating partnership provides that our operating partnership will be operated in a manner that will enable us to: (1) satisfy the requirements for being classified as a REIT for tax purposes, (2) avoid any federal income or excise tax liability and (3) ensure that our operating partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code, which classification could result in our operating partnership being taxed as a corporation, rather than as a partnership. In addition to the administrative and operating costs and expenses incurred by our operating partnership in acquiring and operating real properties, our operating partnership will pay all of our administrative costs and expenses, and such expenses will be treated as expenses of our operating partnership.

We elected to be taxed as a REIT under the Internal Revenue Code commencing with the taxable year ended December 31, 2010. As a REIT, we generally will not be subject to federal income tax on income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we would be subject to federal income tax on our taxable income at regular corporate rates and would not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which qualification is denied. Failing to qualify as a REIT could materially and adversely affect our net income.

Market Outlook

The economy in the United States has improved since the last recession; however, there is no assurance that economic conditions will continue to improve or will not worsen in the future. We believe economic and demographic trends will benefit our existing portfolio and that we have unique future investment opportunities in the multifamily sector. Home ownership rates are at near all-time lows. Demographic and economic factors favor the flexibility of rental housing and discourage the potential financial burden associated with home ownership. Additionally, Millennials and Baby Boomers, the two largest demographic groups comprising roughly half of the total population in the United States, are increasingly choosing rental housing over home ownership. Demographic studies suggest that Baby Boomers are downsizing their suburban homes and relocating to multifamily apartments. Millennials are renting multifamily apartments due to high levels of student debt and increased credit standards in order to qualify for a home mortgage. According to the Federal Reserve Bank of New York, aggregate student debt has surpassed automotive, home equity lines of credit and credit card debt. Millennials are also getting married and having children later and are choosing to live in apartment communities until their mid-30s. Today, 30% of Millennials are still living with their parents or are still in school. When they get a job, Millennials will likely rent moderate income apartments based upon an average income of $45,000 to $65,000. Our plan is to provide rental housing for these generational groups as they age. We believe these factors will continue to contribute to the demand for multifamily housing.

Our Real Estate Portfolio

As of December 31, 2018, we owned the 35 multifamily properties listed below:

					Total Purchase Price	Mortgage Debt Outstanding at December 31, 2018	Average Occupancy (1) as of		Average Monthly Rent (2) as of
Property Name		Location	Purchase Date	Number of Units			Dec 31, 2018	Dec 31, 2017	Dec 31, 2018	Dec 31, 2017
1	Clarion Park Apartments	Olathe, KS	6/28/2011	220	$11,215,000	$11,930,339	96.4%	89.5%	$841	$832
2	Truman Farm Villas	Grandview, MO	12/22/2011	200	9,100,000	—	98.5%	99.0%	781	743
3	EBT Lofts	Kansas City, MO	12/30/2011	102	8,575,000	—	91.2%	89.2%	1,131	1,064
4	Spring Creek Apartments	Edmond, OK	3/9/2012	252	19,350,000	17,113,376	94.0%	93.3%	848	844
5	Montclair Parc Apartment Homes	Oklahoma City, OK	4/26/2012	360	35,750,000	21,719,269	94.4%	94.7%	857	849
6	Sonoma Grande Apartments	Tulsa, OK	5/24/2012	336	32,200,000	20,451,101	93.5%	92.6%	895	902
7	Estancia Apartments	Tulsa, OK	6/29/2012	294	27,900,000	—	95.6%	94.9%	891	919
8	Hilliard Park Apartments	Columbus, OH	9/11/2012	201	19,800,000	12,390,229	94.5%	93.0%	1,120	1,030
9	Sycamore Terrace Apartments	Terre Haute, IN	9/20/2012 & 3/5/2014	250	23,174,157	17,847,045	94.0%	93.2%	1,138	1,107
10	Hilliard Summit Apartments	Columbus, OH	9/28/2012	208	24,100,000	15,027,104	95.7%	94.7%	1,217	1,191
11	Forty 57 Apartments	Lexington, KY	12/20/2012	436	52,500,000	35,563,625	93.1%	95.0%	912	923
12	Riverford Crossing Apartments	Frankfort, KY	12/28/2012	300	30,000,000	20,229,093	97.3%	95.0%	933	903
13	Montecito Apartments	Austin, TX	12/31/2012	268	19,000,000	12,823,790	95.1%	90.7%	1,008	981
14	Hilliard Grand Apartments	Dublin, OH	12/31/2012	314	40,500,000	28,392,107	96.5%	94.6%	1,290	1,240
15	Library Lofts East	Kansas City, MO	2/28/2013	118	12,750,000	8,166,247	94.1%	87.3%	1,082	1,059
16	Deep Deuce at Bricktown (3)	Oklahoma City, OK	3/28/2013	294	38,271,000	32,069,379	93.9%	91.5%	1,235	1,157
17	Retreat at Quail North	Oklahoma City, OK	6/12/2013	240	25,250,000	16,268,147	92.9%	94.6%	954	942
18	Waterford on the Meadow	Plano, TX	7/3/2013	350	23,100,000	15,175,716	94.9%	94.3%	1,037	1,028
19	Tapestry Park Apartments	Birmingham, AL	8/13/2013 & 12/1/2014	354	50,285,000	43,712,670	92.9%	93.2%	1,311	1,291
20	Dawntree Apartments	Carrollton, TX	8/15/2013	400	24,000,000	14,450,118	95.3%	93.0%	1,016	990
21	Stuart Hall Lofts	Kansas City, MO	8/27/2013	115	16,850,000	16,045,948	93.9%	90.4%	1,366	1,282
22	BriceGrove Park Apartments	Canal Winchester, OH	8/29/2013	240	20,100,000	17,133,615	95.8%	93.8%	879	868
23	Retreat at Hamburg Place	Lexington, KY	9/5/2013	150	16,300,000	12,072,255	96.0%	92.7%	897	1,011
24	Villas at Huffmeister	Houston, TX	10/10/2013	294	37,600,000	27,058,201	93.9%	92.9%	1,209	1,149
25	Villas at Kingwood	Kingwood, TX	10/10/2013	330	40,150,000	35,156,654	94.8%	96.7%	1,282	1,240
26	Waterford Place at Riata Ranch	Cypress, TX	10/10/2013	228	23,400,000	—	93.9%	92.5%	1,104	1,075
27	Carrington Place	Houston, TX	11/7/2013	324	32,900,000	27,384,768	91.7%	93.2%	1,076	1,077

					Total Purchase Price	Mortgage Debt Outstanding at December 31, 2018	Average Occupancy (1) as of		Average Monthly Rent (2) as of
Property Name		Location	Purchase Date	Number of Units			Dec 31, 2018	Dec 31, 2017	Dec 31, 2018	Dec 31, 2017
28	Carrington at Champion Forest	Houston, TX	11/7/2013	284	$33,000,000	$24,978,692	94.0%	97.2%	$1,106	$1,091
29	Carrington Park at Huffmeister	Cypress, TX	11/7/2013	232	25,150,000	19,440,839	94.4%	94.0%	1,198	1,157
30	Heritage Grand at Sienna Plantation	Missouri City, TX	12/20/2013	240	27,000,000	16,822,121	95.8%	94.2%	1,147	1,151
31	Mallard Crossing Apartments	Loveland, OH	12/27/2013	350	39,800,000	33,367,682	93.7%	95.4%	1,095	1,073
32	Reserve at Creekside	Chattanooga, TN	3/28/2014	192	18,875,000	14,241,494	96.4%	90.6%	1,040	950
33	Oak Crossing	Fort Wayne, IN	6/3/2014	222	24,230,000	20,204,961	95.9%	96.8%	1,002	987
34	Double Creek Flats	Plainfield, IN	5/7/2018	240	31,852,079	21,877,897	93.8%	—%	1,063	—
35	Jefferson at Perimeter Apartments	Dunwoody, GA	6/11/2018	504	103,633,983	64,387,092	89.3%	—%	1,331	—

				9,442	$1,017,661,219	$693,501,574	94.3%	93.8%	$1,068	$1,037

(1)	At December 31, 2018 and 2017, our portfolio was approximately 95.5% and 95.4% leased, respectively.
(2)	Average monthly rent is based upon the effective rental income after considering the effect of vacancies, concessions and write-offs.
(3)

Deep Deuce at Bricktown, comprised of 294 apartment homes, was acquired by us on March 28, 2013. On June 12, 2017, we acquired a land parcel adjacent to Deep Deuce at Bricktown for a purchase price of $51,000.

Joint Venture Arrangement with Blackstone Real Estate Income Trust, Inc.

On November 10, 2017, we, BREIT Steadfast MF JV LP, or the joint venture, BREIT Steadfast MF Parent LLC, or BREIT LP, and BREIT Steadfast MF GP LLC, or BREIT GP, and together with BREIT LP, “BREIT,” executed a Contribution Agreement whereby we agreed to contribute a portfolio of 20 properties owned by us to the joint venture in exchange for a combination of cash and a 10% ownership interest in the joint venture. BREIT LP owns a 90% interest in the joint venture and BREIT GP serves as the general partner of the joint venture. Each of BREIT LP and BREIT GP is a wholly-owned subsidiary of Blackstone Real Estate Income Trust, Inc. SIR LANDS Holdings, LLC, or SIR LP, our wholly-owned subsidiary, holds our 10% interest in the joint venture.

The 20 properties contributed by us to the joint venture consist of properties located in Austin, Dallas and San Antonio, Texas, Nashville, Tennessee and Louisville, Kentucky, which we refer to as the “LANDS Portfolio.” The value of the LANDS Portfolio under the Contribution Agreement was approximately $512 million, subject to adjustment.

The transaction closed in two stages. The first closing occurred November 15, 2017, and included those properties for which the existing debt was prepaid at closing. The second closing occurred January 31, 2018, and included those properties for which the joint venture assumed the existing loans. At the first closing, SIR LP and BREIT entered into a joint venture agreement that sets forth the rights and obligations of the parties to the joint venture. The management of the joint venture is vested in BREIT GP; SIR LP has limited consent rights and limited liquidity rights. We received approximately $153.8 million in net cash proceeds from the contribution of our properties to the joint venture.

At each closing, the new joint venture property owner entered into a Property Management Agreement with Steadfast Management Company, Inc. as property manager. We also entered into an Investment Agreement with affiliates of BREIT whereby we will undertake to present certain investment opportunities in multifamily properties to a to-be-formed joint venture between us and certain affiliates of BREIT. Our obligation to present investment opportunities is not exclusive and neither BREIT nor any of its affiliates has any obligation to invest in any such investment opportunity. Effective December 10, 2018, the joint venture terminated the Property Management Agreements with the property manager.

Our advisor entered into an Accounting and Administrative Agreement with the joint venture at the first closing whereby the advisor will provide certain accounting and administrative services for a fee.

The LANDS Portfolio consisted of the following properties:

Legal Owner	Property	Units	Metro
SIR Arbors, LLC	Arbors of Carrollton	131	DFW
SIR Ashley Oaks, LLC	Ashley Oaks	462	San Antonio
SIR Audubon Park, LLC	Audubon Park	256	Nashville
SIR Belmont Apartments, LLC	Belmont	260	DFW
SIR Cantare, LLC	Cantare at ILV	206	Nashville
SIR Cooper Creek, LLC	Cooper Creek	123	Louisville
SIR Grayson Ridge, LLC	Grayson Ridge	240	DFW
SIR Fairmarc, LLC	Hills at Fair Oaks	288	San Antonio
SIR Keystone, LLC	Keystone Farms	90	Nashville
SIR Mansfield Landing, LLC	Landing at Mansfield	336	DFW
SIR Steiner Ranch Apartments, LLC	Meritage at Steiner Ranch	502	Austin
SIR Montelena, LLC	Montelena	232	Austin
SIR Renaissance, LLC	Renaissance St. Andrews	216	Louisville
SIR Richland, LLC	Richland Falls	276	Nashville
SIR Rosemont, LLC	Rosemont at Olmos Park	144	San Antonio
SIR Renaissance Condos, LLC	RSA - Condos	30	Louisville
SIR SM Apartments, LLC	Springmarc Apartments	240	Austin
SIR Buda Ranch, LLC	Trails at Buda Ranch	264	Austin
SIR Valley Farms, LLC	Valley Farms	160	Louisville
SIR Valley Farms North, LLC	Valley Farms North	128	Louisville
SIR Valley Farms Clubhouse, LLC	Valley Farms	—	Louisville

2018 Property Acquisitions

Double Creek Flats

On May 7, 2018, we, through an indirect wholly-owned subsidiary, acquired Double Creek Flats, a multifamily property located in Plainfield, Indiana, containing 240 apartment homes. The purchase price of Double Creek Flats was $31,852,079. We financed the acquisition of Double Creek Flats with (1) cash proceeds from property dispositions in a tax-free exchange pursuant to Section 1031 of the Internal Revenue Code and (2) the proceeds of a secured loan in the aggregate principal amount of $22,050,000 from a financial institution.

Jefferson at Perimeter Apartments

On June 11, 2018, we, through an indirect wholly-owned subsidiary, acquired Jefferson at Perimeter Apartments, a multifamily property located in Dunwoody, Georgia, containing 504 apartment homes. The purchase price of the Jefferson at Perimeter Apartments was $103,633,983. We financed the acquisition of the Jefferson at Perimeter Apartments with (1) cash proceeds from property dispositions in a tax-free exchange pursuant to Section 1031 of the Internal Revenue Code and (2) the assumption of a loan in the aggregate principal amount of $65,000,000 from a financial institution.

2018 Property Dispositions

The following provides information on property dispositions during 2018, excluding the contribution of properties to the joint venture discussed above.

The Moorings Apartments

We acquired The Moorings Apartments, a multifamily property located in Roselle, Illinois, containing 216 apartment homes, on November 30, 2012. The purchase price of The Moorings Apartments was $20,250,000, exclusive of closing costs. On January 5, 2018, we sold The Moorings Apartments for $28,100,000, resulting in a gain of $9,658,823, which includes reductions to the net book value of the property due to historical depreciation and amortization expense. The purchaser of The Moorings Apartments was not affiliated with us or our advisor.

Arrowhead Apartment Homes

We acquired Arrowhead Apartment Homes, a multifamily property located in Palatine, Illinois, containing 200 apartment homes, on November 30, 2012. The purchase price of the Arrowhead Apartment Homes was $16,750,000, exclusive of closing costs. On January 31, 2018, we sold the Arrowhead Apartment Homes for $23,600,000, resulting in a gain of $8,928,691, which includes reductions to the net book value of the property due to historical depreciation and amortization expense. The purchaser of the Arrowhead Apartment Homes was not affiliated with us or our advisor.

Willow Crossing Apartments

We acquired Willow Crossing Apartments, a multifamily property located in Elk Grove, Illinois, containing 579 apartment homes, on November 20, 2013. The purchase price of the Willow Crossing Apartments was $58,000,000, exclusive of closing costs. On February 28, 2018, we sold the Willow Crossing Apartments for $79,000,000, resulting in a gain of $24,136,113, which includes reductions to the net book value of the property due to historical depreciation and amortization expense. The purchaser of the Willow Crossing Apartments was not affiliated with us or our advisor.

Mapleshade Park

We acquired Mapleshade Park, a multifamily property located in Dallas, Texas, containing 148 apartment homes, on March 31, 2014. The purchase price of Mapleshade Park was $23,325,000, exclusive of closing costs. On November 30, 2018, we sold Mapleshade Park for $30,750,000, resulting in a gain of $9,628,549, which includes reductions to the net book value of the property due to historical depreciation and amortization expense. The purchaser of Mapleshade Park was not affiliated with us or our advisor.

Echo at Katy Ranch

We acquired Echo at Katy Ranch, a multifamily property located in Katy, Texas, containing 260 apartment homes, on December 19, 2013. The purchase price of Echo at Katy Ranch was $35,100,000, exclusive of closing costs. On December 12, 2018, we sold Echo at Katy Ranch for $35,100,000, resulting in a gain of $5,072,584, which includes reductions to the net book value of the property due to historical depreciation and amortization expense. The purchaser of Echo at Katy Ranch was not affiliated with us or our advisor.

Heights at 2121

We acquired Heights at 2121, a multifamily property located in Houston, Texas, containing 504 apartment homes, on September 30, 2013. The purchase price of Heights at 2121 was $37,000,000, exclusive of closing costs. On December 21, 2018, we sold Heights at 2121 for $47,000,000, resulting in a gain of $14,394,129, which includes reductions to the net book value of the property due to historical depreciation and amortization expense. The purchaser of Heights at 2121 was not affiliated with us or our advisor.

Lodge at Trails Edge

We acquired Lodge at Trails Edge, a multifamily property located in Indianapolis, Indiana, containing 268 apartment homes, on June 18, 2013. The purchase price of Lodge at Trails Edge was $18,400,000, exclusive of closing costs. On December 21, 2018, we sold Lodge at Trails Edge for $24,000,000, resulting in a gain of $7,873,302, which includes reductions to the net book value of the property due to historical depreciation and amortization expense. The purchaser of Lodge at Trails Edge was not affiliated with us or our advisor.

Review of our Policies

Our board of directors, including our independent directors, has reviewed our policies described in this Annual Report on Form 10-K, including policies regarding our investments, leverage and conflicts of interest, and determined that the policies are in the best interests of our stockholders.

Liquidity and Capital Resources

We use, and intend to use in the future, secured and unsecured borrowings. At December 31, 2018, our debt was approximately 57% of the value of our properties, as determined by the most recent valuations performed by an independent third-party appraiser as of December 31, 2018. Going forward, we expect that our borrowings will be approximately 65% of the value of our properties, as determined by an independent third-party appraiser or qualified independent valuation expert. Under our charter, we have a limitation on borrowing in excess of 300% of the value of our net assets, which generally approximates to 75% of the aggregate cost of our assets, though we may exceed this limit under certain circumstances. As of December 31, 2018, our aggregate borrowings were not in excess of 300% of the value of our net assets.

Our principal demand for funds will be to acquire investments in accordance with our investment strategy, fund value-enhancement and other capital improvement projects at our properties, pay operating expenses and interest on our outstanding indebtedness and to make distributions to our stockholders. In addition to making investments in accordance with our investment objectives, we expect to use our capital resources to make certain payments to our advisor in connection with the acquisition and disposal of investments, the management of our assets and costs incurred by our advisor in providing services to us. We intend to generally fund our cash needs for items, other than asset acquisitions, from operations. Otherwise, we expect that our principal sources of working capital will include:

•	current unrestricted cash balance, which was $142,078,166 as of December 31, 2018;

•	various forms of secured and unsecured financing; and

•	equity capital from joint venture partners.

Over the short term, we believe that our sources of capital, specifically our cash balance, cash flow from operations, our ability to raise equity capital from joint venture partners and our ability to obtain various forms of secured and unsecured financing will be adequate to meet our liquidity requirements and capital commitments.

Over the longer term, in addition to the sources of capital noted above, which we will rely on to meet our short term liquidity requirements, we may also utilize proceeds from the sale of our properties. We may also conduct additional public or private offerings. We expect these resources to be adequate to fund our operating activities, debt service and distributions, which we presently anticipate will grow over time, and will be sufficient to fund our ongoing operating activities as well as providing capital for investment in future development and other joint ventures along with potential forward purchase commitments.

On October 22, 2012, we entered into a revolving credit facility with PNC Bank, National Association, or PNC Bank, to borrow up to $5,000,000. On April 25, 2013, we amended the revolving credit facility to increase the borrowing capacity to $20,000,000. On July 18, 2014, we further amended the revolving credit facility, to, among other things, increase the borrowing capacity from $20,000,000 to $35,000,000. The amended and restated credit facility consisted of a Tranche A and a Tranche B, and provided certain security for borrowings under the credit facility. The maximum amounts that could be borrowed under Tranche A and Tranche B were $20,000,000 and $15,000,000, respectively. The amended and restated credit facility had a maturity date of July 17, 2016, subject to extension. On June 30, 2016, we repaid all outstanding amounts due and terminated the amended and restated credit facility.

On July 29, 2016, we entered into a credit agreement and a multifamily note with PNC Bank that provide for a credit facility in an amount not to exceed $350,000,000 to refinance certain of our then-existing mortgage loans. The credit facility has a maturity date of August 1, 2021, subject to extension, as further described in the credit agreement. Advances made under the credit facility are secured by certain of our properties. The credit facility accrues interest at the one-month LIBOR plus (1) the servicing spread of 0.05% and (2) the net spread, based on the debt service coverage ratio, of between 1.73% and 1.93%, as further described in the credit agreement. Interest only payments on the credit facility are payable monthly in arrears and are due and payable on the first day of each month, commencing September 1, 2016. The entire outstanding principal balance and any accrued and unpaid interest on the credit facility are due on the maturity date. See Note 6 (Debt) of the accompanying consolidated financial statements for a description of our credit facility. Between November 15, 2017 and May 31, 2018, seven of the collateralized properties were either disposed or refinanced, with the advances made to each of the collateralized properties being repaid in full. As of December 31, 2018, $52,656,750 was outstanding under our credit facility.

On June 29, 2016 and June 30, 2016, 14 of our wholly-owned subsidiaries terminated the existing mortgage loans with their respective lenders for an aggregate principal amount of $283,313,677 and entered into new loan agreements, each a loan agreement, with, as applicable, PNC Bank and Newmark Knight Frank (formerly known as Berkeley Point Capital LLC), or Newmark, for an aggregate principal amount of $358,002,000, which we refer to as the “June Refinancing Transactions.” On July 29, 2016, nine of our wholly-owned subsidiaries also entered into a credit agreement with PNC Bank in connection with the refinancing of certain additional mortgage loans, which we refer to as the “July Refinancing Transactions.” Further, on August 30, 2016 and September 29, 2016, three of our wholly-owned subsidiaries terminated the existing mortgage loans with their respective lenders for an aggregate principal amount of $61,575,025 and entered into new mortgage notes for an aggregate principal amount of $63,620,600, together with the June Refinancing Transactions and the July Refinancing Transactions, the “Refinancing Transactions.”

In the June Refinancing Transactions, each loan agreement was made pursuant to the Freddie Mac Capital Markets Execution Program, or the CME, as evidenced by a multifamily note. Pursuant to the CME, the applicable Lender originates the mortgage loan and then transfers the loan to the Federal Home Loan Mortgage Association. Each loan agreement provides for a term loan with a maturity date of July 1, 2023, unless the maturity date is accelerated in accordance with its terms. Each loan accrues interest at one-month LIBOR plus 2.31%. The entire outstanding principal balance and any accrued and unpaid interest on each of the loans are due on the maturity date. Interest and principal payments on the loans are payable monthly in arrears on specified dates as set forth in each loan agreement. Monthly payments are due and payable on the first day of each month, commencing August 1, 2016. We continue to evaluate possible sources of capital, including, without limitation, entering into additional credit facilities. There can be no assurance that we will be able to obtain any such financings on favorable terms, if at all.

Cash Flows Provided by Operating Activities

We commenced real estate operations with the acquisition of our first multifamily property on August 11, 2010. As of December 31, 2018, we owned 35 multifamily properties. During the year ended December 31, 2018, net cash provided by operating activities was $27,071,435 compared to $43,764,300 for the year ended December 31, 2017. The decrease in net cash provided by operating activities during the year ended December 31, 2018, was primarily due to the disposition of seven multifamily properties and the contribution of eight multifamily properties to the joint venture in exchange for cash and a 10% interest in the joint venture, partially offset by the acquisition of two multifamily properties subsequent to December 31, 2017.

Cash Flows Provided By Investing Activities

During the year ended December 31, 2018, net cash provided by investing activities was $227,256,726, compared to $135,341,199 during the year ended December 31, 2017. The increase in net cash provided by investing activities during the year ended December 31, 2018, was primarily due to the disposition of seven multifamily properties and the contribution of eight multifamily properties to the joint venture in exchange for cash and a 10% interest in the joint venture during the year ended December 31, 2018, partially offset by the acquisition of two multifamily properties, compared to the disposition of five multifamily properties and the contribution of 12 multifamily properties to the joint venture in exchange for cash and a 10% interest in the joint venture during the year ended December 31, 2017. Net cash provided by investing activities during the year ended December 31, 2018, consisted of the following:

•	$2,905,311 of cash used for the investment in an unconsolidated joint venture, net of distributions received from the unconsolidated joint venture of $530,100;

•	$67,886,062 of cash used relating to the acquisition of our multifamily properties;

•	$9,564,647 of cash used for improvements to real estate investments;

•	$2,600,000 of cash used for deposits for potential real estate acquisitions;

•	$223,300 of cash used to purchase interest rate cap agreements;

•	$310,434,652 of cash provided by the sales of real estate investments; and

•	$1,394 of cash provided by insurance claims.

Cash Flows Used in Financing Activities

During the year ended December 31, 2018, net cash used in financing activities was $305,231,726, compared to $67,787,369 during the year ended December 31, 2017. The increase in cash flows used in financing activities is due primarily to the increase in principal repayments on mortgage notes payable, net of borrowings, the payment of debt extinguishment costs of $2,572,386, in addition to the special distribution of $75,298,163 paid to stockholders. Net cash used in financing activities during the year ended December 31, 2018, consisted of the following:

•

$134,113,992 net cash used for principal payments of mortgage notes payable, net of deferred financing costs in the amount of $1,323,128 and proceeds from the issuance of mortgage notes payable of $106,482,000;

•	$38,410,500 of cash used for principal payments on the credit facility;

•	$2,572,386 of cash paid for the extinguishment of debt;

•	$122,134,848 of cash distributions; and

•	$8,000,000 of cash paid for the repurchase of common stock.

Contractual Commitments and Contingencies

We use, and intend to use in the future, secured and unsecured debt. We believe that the careful use of borrowings will help us achieve our diversification goals and potentially enhance the returns on our investments. At December 31, 2018, our debt was approximately 57% of the value of our properties, as determined by the most recent valuations performed by an independent third-party appraiser as of December 31, 2018. Going forward, we expect that our borrowings will be approximately 65% of the value of our properties. Under our charter, we are prohibited from borrowing in excess of 300% of our net assets, which generally approximates to 75% of the aggregate cost of our assets. We may borrow in excess of this amount if such excess is approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report, along with a justification for such excess. In such event, we will monitor our debt levels and take action to reduce any such excess as practicable. Our aggregate borrowings are reviewed by our board of directors at least quarterly. As of December 31, 2018, our aggregate borrowings were not in excess of 300% of the value of our net assets.

In addition to using our capital resources for investing purposes and meeting our debt obligations, we expect to use our capital resources to make certain payments to our advisor or its affiliates. We expect to make payments to our advisor or its affiliates in connection with the selection and origination or purchase of real estate and real estate-related investments, the management of our assets, the management of the development or improvement of our assets and costs incurred by our advisor in providing services to us.

As of December 31, 2018, we had indebtedness totaling an aggregate principal amount of $693,501,574, including net premiums on certain notes payable of $302,530 and net deferred financing costs of $4,227,995. For more information on our outstanding indebtedness, see Note 6 (Debt) to the consolidated financial statements included in this annual report.

The following is a summary of our contractual obligations as of December 31, 2018:

		Payments due by period
Contractual Obligations	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Interest payments on outstanding debt obligations (1)	$195,785,965	$29,208,988	$53,312,853	$40,104,023	$73,160,101
Principal payments on outstanding debt obligations (2)	697,427,039	51,047,863	111,907,004	248,331,924	286,140,248

Total	$893,213,004	$80,256,851	$165,219,857	$288,435,947	$359,300,349

(1)

Projected interest payments on outstanding debt obligations are based on the outstanding principal amounts and interest rates in effect at December 31, 2018. We incurred interest expense of $33,158,759 during the year ended December 31, 2018, including amortization of deferred financing costs totaling $1,056,249, amortization of loan premiums of $270,792, net unrealized losses from the change in fair value of interest rate cap agreements of $157,268 and costs associated with the refinancing of debt of $398,781.

(2)

Projected principal payments on outstanding debt obligations are based on the terms of the notes payable agreements. Amounts exclude the amortization of the debt premiums in addition to net deferred financing costs associated with certain notes payable.

Our debt obligations contain customary financial or non-financial debt covenants. As of December 31, 2018 and 2017, we were in compliance with all of our financial and non-financial debt covenants.

Results of Operations

Overview

The discussion that follows is based on our consolidated results of operations for the years ended December 31, 2018, 2017 and 2016. The ability to compare one period to another is affected by the acquisitions and dispositions made during those periods and our value-enhancement strategy. The number of multifamily properties wholly owned by us decreased to 35 as of December 31, 2018, from 48 and 65 as of December 31, 2017 and 2016, respectively. Our results of operations during these periods were primarily affected by (1) the disposition of seven multifamily properties, the contribution of eight multifamily properties to the joint venture and the acquisition of two multifamily properties during the year ended December 31, 2018, (2) the disposition of five multifamily properties and the contribution of 12 multifamily properties to the joint venture during the year ended December 31, 2017 and (3) the construction of an additional 86 apartment homes at one existing multifamily property during the year ended December 31, 2016. Our results of operations were also impacted by our value-enhancement activity completed through December 31, 2018, as further discussed below.

Throughout this “Results of Operations” discussion, for the years ended December 31, 2018 and 2017, references to the disposition of 15 and 17 multifamily properties includes the contribution of eight and 12 multifamily properties to the joint venture, respectively.

Our results of operations for the years ended December 31, 2018, 2017 and 2016, are not indicative of those expected in future periods. In general, we expect that our income and expenses related to our portfolio will increase in future periods as a result of organic rent increases and, to a lesser extent, the impact of anticipated value-enhancement projects.

To provide additional insight into our operating results, we are also providing a detailed analysis of same-store versus non-same-store net operating income, or NOI. For more information on NOI and a reconciliation of NOI (a non-GAAP measure) to net loss, see “—Net Operating Income.”

Consolidated Results of Operations for the Years Ended December 31, 2018 and 2017

The following table summarizes the consolidated results of operations for the years ended December 31, 2018 and 2017:

	For the Years Ended December 31,				$ Change Due to Acquisitions and Dispositions (1)	$ Change Due to Properties Held Throughout Both Years (2)
	2018	2017	Change $	Change%
Total revenues	$141,988,859	$212,969,240	$(70,980,381)	(33)%	$(74,024,312)	$3,043,931
Operating, maintenance and management	(38,512,239)	(58,347,903)	19,835,664	34%	21,261,204	(1,425,540)
Real estate taxes and insurance	(24,230,326)	(35,114,937)	10,884,611	31%	13,048,131	(2,163,520)
Fees to affiliates	(15,879,702)	(21,960,145)	6,080,443	28%	7,237,283	(1,156,840)
Depreciation and amortization	(46,109,794)	(67,755,152)	21,645,358	32%	21,205,221	440,137
Interest expense	(33,158,759)	(44,114,130)	10,955,371	25%	13,420,703	(2,465,332)
Loss on debt extinguishment	(3,621,665)	(2,380,051)	(1,241,614)	(52)%	(958,719)	(282,895)
General and administrative expenses	(6,269,238)	(6,732,330)	463,092	7%	605,889	(142,797)
Equity in loss from unconsolidated joint venture	(3,339,202)	(663,896)	(2,675,306)	(403)%	(2,675,306)	—
Gain on sales of real estate, net	118,215,618	96,573,171	21,642,447	22%	21,642,447	—

Net income	$89,083,552	$72,473,867	$16,609,685	23%

NOI (3)	$74,317,686	$110,547,074	$(36,229,388)	(33)%

FFO (4)	$21,749,778	$44,485,775	$(22,735,997)	(51)%

MFFO (4)	$26,057,105	$47,472,599	$(21,415,494)	(45)%

(1)

Represents the favorable (unfavorable) dollar amount change for the year ended December 31, 2018, compared to the year ended December 31, 2017, related to multifamily properties acquired or disposed of on or after January 1, 2017.

(2)

Represents the favorable (unfavorable) dollar amount change for the year ended December 31, 2018, compared to the year ended December 31, 2017, related to multifamily properties owned by us throughout both periods presented.

(3)

NOI is a non-GAAP financial measure used by investors and our management to evaluate and compare the performance of our properties and to determine trends in earnings. However, the usefulness of NOI is limited because it excludes general and administrative costs, interest expense, interest income and other expense, acquisition costs, certain fees to affiliates, depreciation and amortization expense and gains or losses from the sale of our properties and other gains and losses as stipulated by GAAP, the level of capital expenditures and leasing costs, all of which are significant economic costs. For additional information on how we calculate NOI and a reconciliation of NOI to net loss, see “—Net Operating Income.”

(4)

GAAP basis accounting for real estate assets utilizes historical cost accounting and assumes real estate values diminish over time. In an effort to overcome the difference between real estate values and historical cost accounting for real estate assets, the Board of Governors of NAREIT established the measurement tool of FFO. Since its introduction, FFO has become a widely used non-GAAP financial measure among REITs. Additionally, we use MFFO, as defined by the IPA as a supplemental measure to evaluate our operating performance. MFFO is based on FFO but includes certain adjustments we believe are necessary due to changes in accounting and reporting under GAAP since the establishment of FFO. Neither FFO nor MFFO should be considered as alternatives to net loss or other measurements under GAAP as indicators of our operating performance, nor should they be considered as alternatives to cash flow from operating activities or other measurements under GAAP as indicators of liquidity. For additional information on how we calculate FFO and MFFO and a reconciliation of FFO and MFFO to net loss, see “—Funds From Operations and Modified Funds From Operations.”

Net income

For the year ended December 31, 2018, we had net income of $89,083,552, compared to net income of $72,473,867 for the year ended December 31, 2017. The increase in net income of $16,609,685 over the comparable prior year period was primarily due to the increase in gain on sales of real estate, net of $21,642,447, the decrease in operating, maintenance and management expenses of $19,835,664, the decrease in real estate taxes and insurance of $10,884,611, the decrease in fees to affiliates of $6,080,443, the decrease in depreciation and amortization expense of $21,645,358, the decrease in interest expense of $10,955,371 and the decrease in general and administrative expenses of $463,092, partially offset by the decrease in total revenues of $70,980,381, the increase in loss on debt extinguishment of $1,241,614 and the increase in equity in loss of unconsolidated joint venture partner of $2,675,306. Our results of operations were primarily impacted by the disposition of 15 multifamily properties and the acquisition of two multifamily properties during the year ended December 31, 2018, and the disposition of 17 multifamily properties during the year ended December 31, 2017.

Total revenues

Rental income and tenant reimbursements for the year ended December 31, 2018, were $141,988,859, compared to $212,969,240 for the year ended December 31, 2017. The decrease of $70,980,381 was primarily due to a net decrease of $74,024,312 as a result of the decrease in the number of properties in our portfolio subsequent to December 31, 2017, and during the year ended December 31, 2017. Our total number of units decreased by 2,714 from 12,156 at December 31, 2017, to 9,442 at December 31, 2018, as a result of the disposition of 15 multifamily properties, partially offset by the acquisition of two multifamily properties, subsequent to December 31, 2017. The average occupancy increased from 93.8% at December 31, 2017, to 94.3% at December 31, 2018. The average monthly rent for our property portfolio increased from $1,037 at

December 31, 2017, to $1,068 at December 31, 2018, primarily attributable to ordinary monthly rent increases and the completion of value-enhancement projects. We expect rental income and tenant reimbursements to increase in future periods as a result of ordinary monthly rent increases, any value-enhancement projects and a full year of ownership of the two multifamily properties acquired during the year ended December 31, 2018.

Operating, maintenance and management expense

Operating, maintenance and management expenses for the year ended December 31, 2018, were $38,512,239, compared to $58,347,903 for the year ended December 31, 2017. The decrease of $19,835,664 was primarily due to a net decrease of $21,261,204 as a result of the reduction in the number of properties in our portfolio subsequent to December 31, 2017, and the disposition of 17 multifamily properties during the year ended December 31, 2017, offset by the increase of $1,425,540 at the properties held throughout both periods due to increased repairs and maintenance, utilities and wages and salaries during the year ended December 31, 2018. We expect that these amounts will decrease as a percentage of total revenues as we continue to implement operational efficiencies at our multifamily properties.

Real estate taxes and insurance

Real estate taxes and insurance expenses for the year ended December 31, 2018, were $24,230,326, compared to $35,114,937 for the year ended December 31, 2017. The decrease of $10,884,611 was primarily due to a decrease of $13,048,131 related to the reduction in the number of properties in our portfolio subsequent to December 31, 2017, and the disposition of 17 multifamily properties during the year ended December 31, 2017, offset by the increase of $2,163,520 at the properties held throughout both periods due to increased assessed values at certain of our properties resulting in higher property taxes. We expect these amounts may increase in future periods as a result of municipal property tax increases as well as increases in the assessed value of our properties.

Fees to affiliates

Fees to affiliates for the year ended December 31, 2018, were $15,879,702, compared to $21,960,145 for the year ended December 31, 2017. This decrease of $6,080,443 was primarily due to the decrease of investment management fees and property management fees as a result of the reduction in the number of properties in our portfolio subsequent to December 31, 2017 and the disposition of 17 multifamily properties during the year ended December 31, 2017. We expect fees to affiliates to increase in future periods as a result of higher property management fees from anticipated increases in future rental income.

Depreciation and amortization

Depreciation and amortization expenses for the year ended December 31, 2018, were $46,109,794, compared to $67,755,152 for the year ended December 31, 2017. The decrease of $21,645,358 was primarily due to the reduction in the number of properties in our portfolio subsequent to December 31, 2017, and the disposition of 17 multifamily properties during the year ended December 31, 2017. We expect these amounts to increase slightly in future periods as a result of anticipated future enhancements to our real estate portfolio.

Interest expense

Interest expense for the year ended December 31, 2018, was $33,158,759, compared to $44,114,130 for the year ended December 31, 2017. The decrease of $10,955,371 was primarily due to a net decrease of $182,284,364 in our total notes payable balance as a result of the reduction in the number of properties in our portfolio subsequent to December 31, 2017, and the disposition of 17 multifamily properties during the year ended December 31, 2017, partially offset by increases in LIBOR from December 31, 2017 to December 31, 2018, that impact the interest on our variable rate loans and the increase in costs related to the refinancing at four multifamily properties during the year ended December 31, 2018, compared to the costs related to the refinancing at one multifamily property during the year ended December 31, 2017. Included in interest expense is the amortization of deferred financing costs of $1,056,249 and $1,839,952, amortization of loan premiums of $270,792 and $1,129,960, unrealized loss on derivative instruments of $157,268 and $604,545 and costs associated with the refinancing of debt of $398,781 and $0 for the years ended December 31, 2018 and 2017, respectively. Our interest expense in future periods will vary based on the impact changes to LIBOR will have on our variable rate debt and our level of borrowings, which will depend on the availability and cost of debt financing, the opportunity to acquire real estate and real estate-related investments meeting our investment objectives and the opportunity to sell real estate properties and real estate-related investments.

Loss on debt extinguishment

Loss on debt extinguishment for the year ended December 31, 2018, was $3,621,665, compared to $2,380,051 for the year ended December 31, 2017. These expenses consisted of prepayment penalties, the expense of the deferred financing costs, net and loan premiums related to the repayment and extinguishment of the debt in conjunction with the sale of 13 multifamily properties (including the contribution of seven multifamily properties to the joint venture), repayment of notes payable at four multifamily properties and refinancing of notes payable at four multifamily properties during the year ended December 31, 2018, compared to the prepayment penalties and the expense of the deferred financing costs, net related to the repayment and extinguishment of the debt in conjunction with the disposition of 17 multifamily properties and refinancing at one multifamily property during the year ended December 31, 2017. The loss on debt extinguishment will vary in future periods if we repay the remaining outstanding principal prior to the scheduled maturity dates of the mortgage notes payable.

General and administrative expense

General and administrative expenses for the year ended December 31, 2018, were $6,269,238, compared to $6,732,330 for the year ended December 31, 2017. These general and administrative costs consisted primarily of legal fees, insurance premiums, audit fees, other professional fees, independent director compensation and certain state taxes. The decrease of $463,092 was primarily due to a net decrease of $605,889 as a result of the reduction in the number of properties in our portfolio subsequent to December 31, 2017, and the disposition of 17 multifamily properties during the year ended December 31, 2017, offset by increases in independent directors’ meeting fees as a result of an increase in the number of meetings compared to the prior year period and increase in acquisition expenses that did not meet the capitalization criteria under ASU 2017-01 compared to the prior year period. We expect general and administrative expenses to decrease as a percentage of total revenues.

Equity in loss from unconsolidated joint venture

Equity in loss from unconsolidated joint venture for the year ended December 31, 2018, was $3,339,202 compared to $663,896 for the year ended December 31, 2017. The increase in equity in loss from unconsolidated joint venture was due to the fact that the joint venture was comprised of 12 properties during the year ended December 31, 2017, compared to 20 properties during the year ended December 31, 2018. Our investment in the joint venture has been accounted for as an unconsolidated joint venture under the equity method of accounting. Equity in loss from unconsolidated joint venture is based on the operating results of the joint venture.

Gain on sales of real estate

Gain on sales of real estate for the year ended December 31, 2018, was $118,215,618, compared to $96,573,171 for the year ended December 31, 2017. The gain on sales of real estate consists of the gain recognized on the disposition of 15 multifamily properties during the year ended December 31, 2018, compared to the disposition of 17 multifamily properties during the year ended December 31, 2017. Our gain on sales of real estate in future periods will vary based on the opportunity to sell real properties and real estate-related investments.

Consolidated Results of Operations for the Years Ended December 31, 2017 and 2016

The following table summarizes the consolidated results of operations for the years ended December 31, 2017 and 2016:

	For the Years Ended December 31,				$ Change Due to Dispositions (1)	$ Change Due to Properties Held Throughout Both Years (2)
	2017	2016	Change $	Change%
Total revenues	$212,969,240	$218,237,532	$(5,268,292)	(2)%	$(5,841,969)	$573,677
Operating, maintenance and management	(58,347,903)	(57,832,187)	(515,716)	(1)%	715,615	(1,231,331)
Real estate taxes and insurance	(35,114,937)	(36,507,827)	1,392,890	4%	472,839	920,051
Fees to affiliates	(21,960,145)	(25,440,718)	3,480,573	14%	1,825,306	1,655,267
Depreciation and amortization	(67,755,152)	(69,513,484)	1,758,332	3%	2,363,126	(604,794)
Interest expense	(44,114,130)	(41,772,682)	(2,341,448)	(6)%	(622,297)	(1,719,151)
Loss on debt extinguishment	(2,380,051)	(4,932,369)	2,552,318	52%	(892,240)	3,444,558
General and administrative expenses	(6,732,330)	(7,817,916)	1,085,586	14%	203,088	882,498
Equity in loss from unconsolidated joint venture	(663,896)	—	(663,896)	(100)%	(663,896)	—
Gain on sales of real estate, net	96,573,171	—	96,573,171	100%	96,573,171	—

Net income (loss)	$72,473,867	$(25,579,651)	$98,053,518	383%

NOI (3)	$110,547,074	$113,675,575	$(3,128,501)	(3)%

FFO (4)	$44,485,775	$43,933,833	$551,942	1%

MFFO (4)	$47,472,598	$49,117,817	$(1,645,219)	(3)%

(1)

Represents the favorable (unfavorable) dollar amount change for the year ended December 31, 2017, compared to the year ended December 31, 2016, related to multifamily properties acquired or disposed of on or after January 1, 2016 through December 31, 2017.

(2)

Represents the favorable (unfavorable) dollar amount change for the year ended December 31, 2017, compared to the year ended December 31, 2016, related to multifamily properties owned by us throughout both periods presented.

(3)	For information on how we calculate NOI and a reconciliation of NOI to net income (loss), see “ —Net Operating Income.”
(4)	For information on how we calculate FFO and MFFO and a reconciliation of FFO and MFFO to net income (loss), see “ —Funds From Operations and Modified Funds From Operations.”

Net income (loss)

For the year ended December 31, 2017, we had a net income of $72,473,867 compared to a net loss of $25,579,651 for the year ended December 31, 2016. The increase in net income of $98,053,518 over the prior year was primarily due to the decrease in real estate taxes and insurance of $1,392,890, the decrease in fees to affiliates of $3,480,573, the decrease in depreciation and amortization expense of $1,758,332, the decrease in loss on debt extinguishment of $2,552,318, the decrease in general and administrative expenses of $1,085,586 and the increase in gain on sales of real estate of $96,573,171, partially offset by the decrease in total revenues of

$5,268,292, the increase in operating, maintenance and management expenses of $515,716, the increase in interest expense of $2,341,448 and the equity in loss of unconsolidated joint venture of $663,896. Our operations were primarily impacted by the disposition of 17 multifamily properties during the year ended December 31, 2017.

Total revenues

Rental income and tenant reimbursements for the year ended December 31, 2017, were $212,969,240, compared to $218,237,532 for the year ended December 31, 2016. The decrease of $5,268,292 was primarily due to our total units decreasing by 4,553 from 16,709 at December 31, 2016 to 12,156 at December 31, 2017, as a result of the disposition of 17 multifamily properties during the year ended December 31, 2017, partially offset by average monthly rents increasing from $1,028 at December 31, 2016, to $1,037 at December 31, 2017 and average occupancy increasing from 93.4% at December 31, 2016 to 93.8% at December 31, 2017 at the properties held throughout both periods.

Operating, maintenance and management

Operating, maintenance and management expenses for the year ended December 31, 2017, were $58,347,903, compared to $57,832,187 for the year ended December 31, 2016. The increase of $515,716 was due to an increase of $1,231,331 primarily for payroll, credit card processing fees, repairs and maintenance and turnover costs during the year ended December 31, 2017, compared to the year ended December 31, 2016, for those properties held throughout both periods, partially offset by a decrease of $715,615 at the 17 multifamily properties disposed during the year ended December 31, 2017.

Real estate taxes and insurance

Real estate taxes and insurance expenses for the year ended December 31, 2017, were $35,114,937, compared to $36,507,827 for the year ended December 31, 2016. The decrease of $1,392,890 was due to a decrease of $472,839 related to the disposition of 17 multifamily properties during the year ended December 31, 2017, in addition to a decrease in real estate taxes of $920,051 at the properties held throughout both periods due to negotiating reduced assessed values on certain properties, which reduced the real estate tax liabilities.

Fees to affiliates

Fees to affiliates for the year ended December 31, 2017, were $21,960,145 compared to $25,440,718, for the year ended December 31, 2016. The decrease of $3,480,573 was primarily due to $3,283,737 in refinancing fees incurred in connection with the Refinancing Transactions during the year ended December 31, 2016, compared to $86,675 in refinancing fees incurred during the year ended December 31, 2017. Additionally, investment management fees and property management fees decreased from the year ended December 31, 2016, to the year ended December 31, 2017, as a result of the disposition of 17 multifamily properties during the year ended December 31, 2017.

Depreciation and amortization

Depreciation and amortization expenses for the year ended December 31, 2017 were $67,755,152, compared to $69,513,484 for the year ended December 31, 2016. The decrease of $1,758,332 was primarily due to the net decrease in depreciable and amortizable assets of $402,519,616 since December 31, 2016, from the disposition of 17 multifamily properties during the year ended December 31, 2017, and an additional 10 multifamily properties that are classified as held for sale at December 31, 2017, and depreciation is no longer recognized. The depreciation and amortization expense increased at the properties held for both periods due to an increase in depreciable and amortizable assets of $9,345,741 since December 31, 2016.

Interest expense

Interest expense for the year ended December 31, 2017, was $44,114,130, compared to $41,772,682 for the year ended December 31, 2016. The increase of $2,341,448 was primarily due to the net increase in the notes payable balance of $101,963,381 during the year ended December 31, 2016 related to the Refinancing Transactions that experienced a full year of interest expense during the year ended December 31, 2017, partially offset by the decrease of $341,930,342 in notes payable balance from December 31, 2016 to December 31, 2017 related primarily to the disposition of 17 multifamily properties during the year ended December 31, 2017. In addition, increases in LIBOR from December 31, 2016 to December 31, 2017 impacted the interest rate on our variable rate loans. Included in interest expense is the amortization of deferred financing costs of $1,839,952 and $1,723,186 for the years ended December 31, 2017 and 2016, amortization of loan premiums and discounts of $1,129,960 and $1,243,385 for the years ended December 31, 2017 and 2016, unrealized loss on derivative instruments of $604,545 for the year ended December 31, 2017, and unrealized gain on derivative instruments of $61,698 for the year ended December 31, 2016, and costs associated with the refinancing of debt of $0 and $1,221,254 for the years ended December 31, 2017 and 2016, respectively.

Loss on debt extinguishment

Loss on debt extinguishment for the year ended December 31, 2017, was $2,380,051, compared to $4,932,369 for the year ended December 31, 2016. These expenses consisted of prepayment penalties and the expense of the deferred financing costs, net related to the repayment and extinguishment of the debt in conjunction with the disposition of 17 multifamily properties and refinancing at one multifamily property during the year ended December 31, 2017, and the Refinancing Transactions during the year ended December 31, 2016.

General and administrative expenses

General and administrative expenses for the year ended December 31, 2017, were $6,732,330, compared to $7,817,916 for the year ended December 31, 2016. These general and administrative costs consisted primarily of legal fees, insurance premiums, audit fees, other professional fees, independent director compensation and certain state taxes. The decrease of $1,085,586 was primarily due to a decrease in legal fees during the year ended December 31, 2017 compared to the year ended December 31, 2016.

Equity in loss from unconsolidated joint venture

Equity in loss from unconsolidated joint venture for the year ended December 31, 2017, was $663,896, compared to $0 for the year ended December 31, 2016. Our investment in the joint venture has been accounted for as an unconsolidated joint venture under the equity method of accounting beginning in November 2017.

Gain on sales of real estate

Gain on sales of real estate for the year ended December 31, 2017, were $96,573,171, compared to $0 for the year ended December 31, 2016. The gain on sales of real estate consist of the gain recognized on the disposition of 17 multifamily properties during the year ended December 31, 2017, net of state taxes related to properties sold in the states of Tennessee and Texas. No multifamily property dispositions occurred during the year ended December 31, 2016.

Property Operations for the Years Ended December 31, 2018 and 2017

For purposes of evaluating comparative operating performance for the year, we categorize our properties as “same-store” or “non-same-store.” A “same-store” property is a property that was owned at January 1, 2017. A “non-same-store” property is a property that was acquired, placed into service or disposed of after January 1, 2017. As of December 31, 2018, 33 properties were categorized as same-store properties.

The following table presents the same-store and non-same-store results from operations for the years ended December 31, 2018 and 2017:

	For the Year Ended December 31,
	2018	2017	Change $	Change%
Same-store properties:
Revenues	$115,460,457	$113,886,812	$1,573,645	1%
Operating expenses	55,675,893	51,651,716	4,024,177	8%

NOI	59,784,564	62,235,096	(2,450,532)	(4)%

Non-same-store properties:
NOI	14,533,122	48,311,978	(33,778,856)

Total NOI (1)	$74,317,686	$110,547,074	$(36,229,388)

(1)	See “—Net Operating Income” below for a reconciliation of NOI to net income (loss).

Net Operating Income

Same-store net operating income for the year ended December 31, 2018, was $59,784,564, compared to $62,235,096 for the year ended December 31, 2017. The 4% decrease in same-store net operating income was primarily due to the 1% increase in same-store rental revenues offset by a 8% increase in same-store operating expenses over the comparable prior year period.

Revenues

Same-store revenues for the year ended December 31, 2018, were $115,460,457, compared to $113,886,812 for the year ended December 31, 2017. The 1% increase in same-store revenues was primarily due to average monthly rent increases at the same-store properties from $1,032 as of December 31, 2017, to $1,053 as of December 31, 2018, primarily attributable to ordinary monthly rent increases, the completion of value-enhancement projects and an increase in occupancy at the same-store properties from 93.8% as of December 31, 2017, to 94.6% as of December 31, 2018.

Operating Expenses

Same-store operating expenses for the year ended December 31, 2018, were $55,675,893, compared to $51,651,716 for the year ended December 31, 2017. The 8% increase in same-store operating expenses was primarily due to increased payroll, repairs and maintenance, utilities, property level general and administrative expenses and property tax expense during the year ended December 31, 2018, compared to the prior year.

Net Operating Income

NOI is a non-GAAP financial measure of performance. NOI is used by investors and our management to evaluate and compare the performance of our properties and to determine trends in earnings and to compute the fair value of our properties as it is not affected by (1) the cost of funds, (2) acquisition costs, (3) non-operating fees to affiliates, (4) the impact of depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets that are included in net income computed in accordance with GAAP or (5) general and administrative expenses and other gains and losses that are specific to us. The cost of funds is eliminated from net income (loss) because it is specific to our particular financing capabilities and constraints. The cost of funds is also eliminated because it is dependent on historical interest rates and other costs of capital as well as past decisions made by us regarding the appropriate mix of capital which may have changed or may change in the future. Acquisition costs and non-operating fees to affiliates are eliminated because they do not reflect continuing operating costs of the property owner.

Depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets are eliminated because they may not accurately represent the actual change in value in our multifamily properties that result from use of the properties or changes in market conditions. While certain aspects of real property do decline in value over time in a manner that is reasonably captured by depreciation and amortization, the value of the properties as a whole have historically increased or decreased as a result of changes in overall economic conditions instead of from actual use of the property or the passage of time. Gains and losses from the sale of real property vary from property to property and are affected by market conditions at the time of sale which will usually change from period to period. These gains and losses can create distortions when comparing one period to another or when comparing our operating results to the operating results of other real estate companies that have not made similarly timed purchases or sales. We believe that eliminating these costs from net income is useful because the resulting measure captures the actual revenue generated and actual expenses incurred in operating our properties as well as trends in occupancy rates, rental rates and operating costs.

The usefulness of NOI is limited because it excludes general and administrative costs, interest expense, interest income and other expense, acquisition costs, certain fees to affiliates, depreciation and amortization expense and gains or losses from the sale of properties, and other gains and losses as stipulated by GAAP, the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, all of which are significant economic costs. NOI may fail to capture significant trends in these components of net income which further limits its usefulness.

NOI is a measure of the operating performance of our properties but does not measure our performance as a whole. NOI is therefore not a substitute for net income (loss) as computed in accordance with GAAP. This measure should be analyzed in conjunction with net income (loss) computed in accordance with GAAP and discussions elsewhere in “—Results of Operations” regarding the components of net income (loss) that are eliminated in the calculation of NOI. Other companies may use different methods for calculating NOI or similarly entitled measures and, accordingly, our NOI may not be comparable to similarly entitled measures reported by other companies that do not define the measure exactly as we do.

The following is a reconciliation of our NOI to net income (loss) for the three months ended December 31, 2018 and 2017 and for the years ended December 31, 2018, 2017 and 2016, computed in accordance with GAAP:

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2018	2017	2018	2017	2016
Net income (loss)	$30,225,757	$86,101,893	$89,083,552	$72,473,867	$(25,579,651)
Fees to affiliates (1)	2,489,669	3,186,582	10,221,495	13,909,675	17,360,515
Depreciation and amortization	11,328,072	13,902,611	46,109,794	67,755,152	69,513,484
Interest expense	8,750,432	10,350,173	33,158,759	44,114,130	41,772,682
Loss on debt extinguishment	1,339,418	1,978,377	3,621,665	2,380,051	4,932,369
General and administrative expenses	1,820,862	1,513,444	6,269,238	6,732,330	7,817,916
Gain on sales of real estate, net	(36,968,564)	(91,190,324)	(118,215,618)	(96,573,171)	—
Adjustments for investment in unconsolidated joint venture (2)	931,022	970,819	6,167,115	970,819	—
Other gains (3)	(837,463)	(769,037)	(2,098,314)	(1,215,779)	(2,141,740)

Net operating income	$19,079,205	$26,044,538	$74,317,686	$110,547,074	$113,675,575

(1)

Fees to affiliates for the three months and year ended December 31, 2018, exclude property management fees of $1,020,538 and $4,059,216 and other fees of $515,066 and $1,598,991, respectively, that are included in NOI. Fees to affiliates for the three months and year ended December 31, 2017, exclude property management fees of $1,407,012 and $6,278,850 and other fees of $393,646 and $1,771,620, respectively, that are included in NOI. Fees to affiliates for the year ended December 31, 2016, exclude property management fees of $6,406,479 and other fees of $1,673,724 that are included in NOI.

(2)

Reflects adjustments to add back our noncontrolling interest share of the adjustments to reconcile our net income (loss) attributable to common stockholders to NOI for our equity investment in the unconsolidated joint venture, which principally consists of depreciation, amortization and interest expense incurred by the joint venture.

(3)	Other gains for the years ended December 31, 2018, 2017 and 2016, include non-recurring insurance proceeds and interest income that are not included in NOI.

Funds from Operations and Modified Funds from Operations

Due to certain unique operating characteristics of real estate companies, as discussed below, NAREIT, an industry trade group, has promulgated the measure of FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a real estate investment trust, or REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to our net income (loss) as determined under GAAP.

We define FFO, a non-GAAP financial measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004, or the White Paper. The White Paper defines FFO as net income (loss) computed in accordance with GAAP, excluding gains or losses from sales of property and non-cash impairment charges of real estate related investments, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. In particular, we believe it is appropriate to disregard impairment charges, as this is a fair value adjustment that is largely based on market fluctuations and assessments regarding general market conditions which can change over time. An asset will only be evaluated for impairment if certain impairment indications exist and if the carrying, or book value, exceeds the total estimated undiscounted future cash flows (including net rental and lease revenues, net proceeds on the sale of the property, and any other ancillary cash flows at a property or group level under GAAP) from such asset. Investors should note, however, that determinations of whether impairment charges have been incurred are based partly on anticipated operating performance, because estimated undiscounted future cash flows from a property, including estimated future net rental and lease revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred. While impairment charges are excluded from the calculation of FFO as described above, investors are cautioned that due to the fact that impairments are based on estimated future undiscounted cash flows and the relatively limited term of our operations, it could be difficult to recover any impairment charges. Our FFO calculation complies with NAREIT’s policy described above.

The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time, especially if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances and/or as requested or required by lessees for operational purposes in order to maintain the value disclosed. We believe that since real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, provides a more complete understanding of our performance to investors and to management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income. However, FFO, and MFFO as described below, should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP FFO and MFFO measures and the adjustments to GAAP in calculating FFO and MFFO.

Changes in the accounting and reporting promulgations under GAAP (for acquisition fees and expenses from a capitalization/depreciation model to an expensed-as-incurred model) that were put into effect in 2009 and other changes to GAAP accounting for real estate subsequent to the establishment of NAREIT’s definition of FFO have prompted an increase in cash-settled expenses, specifically acquisition fees and expenses for all industries as items that are expensed under GAAP, that are typically accounted for as operating expenses. Management believes these fees and expenses do not affect our overall long-term operating performance. Publicly registered, non-listed REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation. While other start-up entities may also experience significant acquisition activity during their initial years, we believe that public, non-listed REITs, like us, are unique in that they have a limited life with targeted exit strategies within a relatively limited time frame after acquisition activity ceases. Our board of directors will determine to pursue a liquidity event when it believes that the then-current market conditions are favorable. Thus, as a limited life REIT, we will not continuously purchase assets and will have a limited life.

Due to the above factors and other unique features of publicly registered, non-listed REITs, the IPA, an industry trade group, has standardized a measure known as MFFO, which the IPA has recommended as a supplemental measure for publicly registered non-listed REITs and which we believe to be another appropriate supplemental measure to reflect the operating performance of a public, non-listed REIT having the characteristics described above. MFFO is not equivalent to our net income (loss) as determined under GAAP, and MFFO may not be a useful measure of the impact of long-term operating performance on value if we do not continue to operate with a limited life and targeted exit strategy, as currently intended. We believe that, because MFFO excludes costs that we consider more reflective of investing activities and other non-operating items included in FFO and also excludes acquisition fees and expenses that are not capitalized, as discussed below, and affect our operations only in periods in which properties are acquired, MFFO can provide, on a going forward basis, an indication of the sustainability (that is, the capacity to continue to be maintained) of our operating performance after the period in which we are acquiring our properties and once our portfolio is in place. By providing MFFO, we believe we are presenting useful information that assists investors and analysts to better assess the sustainability of our operating performance after our offering has been completed and our properties have been acquired. We also believe that MFFO is a recognized measure of sustainable operating performance by the non-listed REIT industry. Further, we believe MFFO is useful in comparing the sustainability of our operating performance after our offering and acquisitions are completed with the sustainability of the operating performance of other real estate companies that are not as involved in acquisition activities. Investors are cautioned that MFFO should only be used to assess the sustainability of our operating performance after our offering has been completed and properties have been acquired, as it excludes acquisition costs that have a negative effect on our operating performance during the periods in which properties are acquired.

We define MFFO, a non-GAAP financial measure, consistent with the IPA’s Guideline 2010-01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: Modified Funds from Operations, or the Practice Guideline, issued by the IPA in November 2010. The Practice Guideline defines MFFO as FFO further adjusted for the following items, as applicable, included in the determination of GAAP net income: acquisition fees and expenses; amounts relating to deferred rent receivables and amortization of above and below market leases and liabilities (which are adjusted in order to reflect such payments from a GAAP accrual basis to a cash basis of disclosing the rent and lease payments); accretion of discounts and amortization of premiums on debt investments; mark-to-market adjustments included in net income; nonrecurring gains or losses included in net income from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. The accretion of discounts and amortization of premiums on debt investments, nonrecurring unrealized gains and losses on hedges, foreign exchange, derivatives or securities holdings, unrealized gains and losses resulting from consolidations, as well as other listed cash flow adjustments are adjustments made to net income in calculating the cash flows provided by operating activities and, in some cases, reflect gains or losses which are unrealized and may not ultimately be realized. While we rely on our advisor for managing interest rate, hedge and foreign exchange risk, we do not retain an outside consultant to review all our hedging agreements. Inasmuch as interest rate hedges are not a fundamental part of our operations, we believe it is appropriate to exclude such non-recurring gains and losses in calculating MFFO, as such gains and losses are not reflective of on-going operations.

Our MFFO calculation complies with the IPA’s Practice Guideline described above, except with respect to certain acquisition fees and expenses as discussed below. In calculating MFFO, we exclude acquisition related expenses that are not capitalized, amortization of above and below market leases, fair value adjustments of derivative financial instruments, deferred rent receivables and the adjustments of such items related to noncontrolling interests. Historically, under GAAP, acquisition fees and expenses were characterized as operating expenses in determining operating net income. However, following the recent publication of ASU 2017-01, Business Combinations (Topic 805): Clarifying the definition of business, or ASU 2017-01, acquisition fees and expenses are capitalized and depreciated under certain conditions. We elected to early adopt ASU 2017-01, resulting in a substantial part of acquisition fees and expenses being capitalized and therefore not excluded from the calculation of MFFO but captured as depreciation in calculating FFO. However, these expenses are paid in cash by us. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property. In the event that operational earnings and cash flow are not available to fund our reimbursement of acquisition fees and expenses incurred by our advisor, such fees and expenses will need to be reimbursed to our advisor from other sources, including debt, net proceeds from the sale of properties, or from ancillary cash flows. The acquisition of properties, and the corresponding acquisition fees and expenses, is the key operational feature of our business plan to generate operational income and cash flow to fund distributions to our stockholders. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income in determining cash flow from operating activities. In addition, we view fair value adjustments of derivatives and gains and losses from dispositions of assets as non-recurring items or items which are unrealized and may not ultimately be realized, and which are not reflective of on-going operations and are therefore typically adjusted for when assessing operating performance.

Our management uses MFFO and the adjustments used to calculate MFFO in order to evaluate our performance against other public, non-listed REITs which have limited lives with short and defined acquisition periods and targeted exit strategies shortly thereafter. As noted above, MFFO may not be a useful measure of the impact of long-term operating performance on value if we do not continue to operate in this manner. We believe that our use of MFFO and the adjustments used to calculate MFFO allow us to present our performance in a manner that reflects certain characteristics that are unique to public, non-listed REITs, such as their limited life, limited and defined acquisition period and targeted exit strategy, and hence that the use of such measures is useful to investors. By excluding expensed acquisition costs that are not capitalized, the use of MFFO provides information consistent with management’s analysis of the operating performance of the properties. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gains or losses, we believe MFFO provides useful supplemental information.

Presentation of this information is intended to provide useful information to investors as they compare the operating performance to that of other public, non-listed REITs, although it should be noted that not all public, non-listed REITs calculate FFO and MFFO the same way, so comparisons with other public, non-listed REITs may not be meaningful. Furthermore, FFO and MFFO are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as an indication of our performance, as an alternative to cash flows from operations as an indication of our liquidity, or indicative of funds available to fund our cash needs, including our ability to make distributions to our stockholders. FFO and MFFO should be reviewed in conjunction with GAAP measurements as an indication of our performance. MFFO is useful in assisting management and investors in assessing the sustainability of operating performance in future operating periods, and in particular, after the offering and acquisition stages are complete and net asset value is disclosed. MFFO is not a useful measure in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining MFFO.

Neither the SEC, NAREIT nor any other regulatory body has passed judgment on the acceptability of the adjustments that we use to calculate FFO or MFFO. In the future, the SEC, NAREIT or another regulatory body may decide to standardize the allowable adjustments across the non-listed REIT industry and in response to such standardization we may have to adjust our calculation and characterization of FFO or MFFO accordingly.

Our calculation of FFO and MFFO is presented in the following table for the years ended December 31, 2018, 2017 and 2016:

	For the Years Ended December 31,
Reconciliation of net income (loss) to MFFO:	2018	2017	2016
Net income (loss)	$89,083,552	$72,473,867	$(25,579,651)
Depreciation of real estate assets	44,189,723	67,601,984	69,360,316
Amortization of lease-related costs	1,920,071	153,168	153,168
Gain on sales of real estate, net	(118,215,618)	(96,573,171)	—
Adjustments for investment in unconsolidated joint venture (1)	4,772,050	829,927	—

FFO	21,749,778	44,485,775	43,933,833
Acquisition fees and expenses (2)(3)	528,516	2,291	960
Unrealized loss (gain) on derivative instruments	157,268	604,545	(61,698)
Loss on debt extinguishment	3,621,665	2,380,051	4,932,369
Change in value of restricted common stock to Advisor	—	—	312,353
Adjustments for investment in unconsolidated joint venture (1)	(122)	(63)	—

MFFO	$26,057,105	$47,472,599	$49,117,817

FFO per share - basic and diluted	$0.29	$0.59	$0.58
MFFO per share - basic and diluted	0.35	0.63	0.64
Income (loss) per common share - basic and diluted	1.19	0.96	(0.34)
Weighted average number of common shares outstanding, basic	75,049,667	75,794,705	76,195,083
Weighted average number of common shares outstanding, diluted	75,062,053	75,807,710	76,195,083

(1)

Reflects adjustments to add back our noncontrolling interest share of the adjustments to reconcile our net income (loss) attributable to common stockholders to FFO for our equity investment in the unconsolidated joint venture, which principally consists of depreciation and amortization incurred by the joint venture.

(2)

By excluding acquisition fees and expenses, management believes MFFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of our properties. Acquisition fees and expenses include payments to our advisor or third parties. Historically, acquisition fees and expenses under GAAP were considered operating expenses and as expenses included in the determination of net income (loss) and income (loss) from continuing operations, both of which are performance measures under GAAP. Following the recent publication of ASU 2017-01, acquisition expenses are capitalized and depreciated under certain conditions. We elected to early adopt ASU 2017-01 resulting in a substantial part of our acquisition fees and expenses being capitalized and therefore not excluded from the calculation of MFFO but are captured as depreciation in calculating FFO. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to the property. In the event that operational earnings and cash flows are not available to fund our reimbursement of acquisition fees and expenses incurred by our advisor, such fees and expenses will need to be reimbursed to the advisor from other sources, including debt, operational earnings or cash flow, net proceeds from the sale of properties, or from ancillary cash flows.
(3)

Acquisition expenses for the years ended December 31, 2018 and 2017 of $528,516 and $2,291, respectively, did not meet the criteria for capitalization under ASU 2017-01 and are recorded in general and administrative expenses in the accompanying consolidated statements of operations. Acquisition fees for the year ended December 31, 2016 of $960, are recorded in fees to affiliates in the accompanying consolidated statements of operations.

FFO and MFFO may be used to fund all or a portion of certain capitalizable items that are excluded from FFO and MFFO, such as tenant improvements, building improvements and deferred leasing costs.

Inflation

Substantially all of our multifamily property leases are for a term of one year or less. In an inflationary environment, this may allow us to realize increased rents upon renewal of existing leases or the beginning of new leases. Short-term leases generally will minimize our risk from the adverse effects of inflation, although these leases generally permit tenants to leave at the end of the lease term and therefore will expose us to the effects of a decline in market rents. In a deflationary rent environment, we may be exposed to declining rents more quickly under these shorter term leases.

With respect to other commercial properties, we include in our leases future provisions designed to protect us from the impact of inflation. These provisions will include reimbursement billings for operating expense pass-through charges, real estate tax and insurance reimbursements, or in some cases annual reimbursement of operating expenses above a certain allowance. We believe that shorter term lease contracts lessen the impact of inflation due to the ability to adjust rental rates to market levels as leases expire.

As of December 31, 2018, we had not entered into any material leases as a lessee.

REIT Compliance

To qualify as a REIT for tax purposes, we are required to distribute at least 90% of our REIT taxable income (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP) to our stockholders. We must also meet certain asset and income tests, as well as other requirements. We monitor the business and transactions that may potentially impact our REIT status. If we fail to qualify as a REIT in any taxable year, we would be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates.

Distributions

Our board of directors has declared daily distributions that are paid on a monthly basis. We expect to continue paying monthly distributions unless our results of operations, our general financial condition, general economic conditions or other factors prohibit us from doing so. We may declare distributions in excess of our cash from operations. As a result, our distribution rate and payment frequency may vary from time to time. However, to qualify as a REIT for tax purposes, we must make distributions equal to at least 90% of our “REIT taxable income” each year.

Distributions declared (1) accrued daily to our stockholders of record as of the close of business on each day, (2) are payable in cumulative amounts on or before the third day of each calendar month with respect to the prior month and (3) were calculated at a rate of $0.001519 per share per day during the six months ended December 31, 2018, at a rate of $0.001683 per share per day during the three months ended June 30, 2018, and at a rate of $0.001964 per share per day during the three months ended March 31, 2018.

Distributions declared and paid during each of the four quarters ended December 31, 2018 were as follows:

Period	Distributions Declared (1)	Distributions Declared Per Share (1)(2)	Distributions Paid (3)	Sources of Distributions Paid			Net Cash Provided By (Used In) Operating Activities
				Cash Flow From Operations	Sale of Real Estate Investments	Cash and Cash Equivalents
First Quarter 2018	$13,320,570	$0.177	$13,331,421	$—	$—	$13,331,421	$(1,457,476)
Second Quarter 2018	86,819,112	1.153	87,612,706	10,633,355	75,298,163	1,681,188	10,633,355
Third Quarter 2018	10,472,649	0.140	10,851,615	10,776,188	—	75,427	10,776,188
Fourth Quarter 2018	10,442,526	0.140	10,339,106	7,119,368	—	3,219,738	7,119,368

	$121,054,857	$1.610	$122,134,848	$28,528,911	$75,298,163	$18,307,774	$27,071,435

(1)

Distributions are based on daily record dates and calculated at a rate of $0.001519 per share per day during the six months ended December 31, 2018, at a rate of $0.001683 per share per day during the three months ended June 30, 2018, and at a rate of $0.001964 per share per day during the three months ended March 31, 2018. Additionally, on April 16, 2018, our board of directors declared a special distribution in the amount of $1.00 per share to stockholders of record as of the close of business on April 20, 2018, which was paid on May 2, 2018.

(2)	Assumes each share was issued and outstanding each day during the periods presented.
(3)	Distributions are paid on a monthly basis. Distributions for all record dates of a given month are paid approximately three days following month end. All distributions were paid in cash.

For the year ended December 31, 2018, we paid aggregate distributions of $122,134,848. For the year ended December 31, 2018, our net income was $89,083,552, we had FFO of $21,749,778 and net cash provided by operating activities of $27,071,435. For the year ended December 31, 2018, of the $122,134,848 in total distributions paid, we funded $27,071,435, or 22%, of distributions paid with net cash provided by operating activities, $19,765,250, or 16%, with existing cash and cash equivalents, and $75,298,163, or 62%, from the sales of real estate investments. Since inception, of the $375,233,687 in total distributions paid through December 31, 2018, including shares issued pursuant to our distribution reinvestment plan, 60% of such amounts were funded from cash flow from operations, 20% of such amounts were funded from the sale of real estate investments, 10% of such amounts were funded from offering proceeds, 2% of such amounts were funded from credit facilities and

8% of such amounts were funded from cash and cash equivalents. For information on how we calculate FFO and the reconciliation of FFO to net income (loss), see “—Funds from Operations and Modified Funds from Operations.”

Over the long-term, we expect that our distributions will be paid from cash flow from operations (except with respect to distributions related to sales of our real estate investments). However, our operating performance cannot be accurately predicted and may deteriorate in the future due to numerous factors, including those discussed under “Risk Factors,” and “—Results of Operations.” In the event our cash flow from operations decreases in the future, the level of our distributions may also decrease.

Off-Balance Sheet Arrangements

As of December 31, 2018 and 2017, we had no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Related-Party Transactions and Agreements

We have entered into agreements with our advisor and its affiliates, whereby we have paid, and may continue to pay, certain fees to, or reimburse certain expenses of, our advisor or its affiliates for acquisition and advisory fees and expenses, loan coordination fees, organization and offering costs, asset and property management fees and expenses, leasing fees and reimbursement of certain operating costs. See Item 13. “Certain Relationships and Related Transactions, Director Independence” and Note 9 (Related Party Arrangements) to the consolidated financial statements included in this annual report for a discussion of the various related-party transactions, agreements and fees.

Critical Accounting Policies

Below is a discussion of the accounting policies that we believe are critical because they involve significant judgments and assumptions, require estimates about matters that are inherently uncertain and because they are important for understanding and evaluating our reported financial results. These judgments affect the reported amounts of assets and liabilities and our disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. With different estimates or assumptions, materially different amounts could be reported in our financial statements. Other companies may utilize different estimates that may impact the comparability of our results of operations to those of companies in similar businesses.

Real Estate Assets

Depreciation and Amortization

Real estate costs related to the development, construction and improvement of properties are capitalized. Acquisition costs related to business combinations are expensed as incurred. Acquisition costs related to asset acquisitions are capitalized. Repair and maintenance and tenant turnover costs are charged to expense as incurred and significant replacements and betterments are capitalized. Repair and maintenance and tenant turnover costs include all costs that do not extend the useful life of the real estate asset. We consider the period of future benefit of an asset to determine its appropriate useful life and anticipate the estimated useful lives of assets by class to be generally as follows:

Buildings	27.5 years
Building improvements	5-25 years
Tenant improvements	Shorter of lease term or expected useful life
Tenant origination and absorption costs	Remaining term of related lease
Furniture, fixtures, and equipment	5-10 years

Real Estate Purchase Price Allocation

Prior to the adoption of ASU 2017-01, Business Combinations (Topic 805): Clarifying the definition of business, or ASU 2017-01, we recorded the acquisition of income-producing real estate or real estate that are used for the production of income as a business combination. All assets acquired and liabilities assumed in a business combination were measured at their acquisition-date fair values. Acquisition costs were expensed as incurred. Upon adoption of ASU 2017-01, we record the acquisition of income-producing real estate or real estate that are used for the production of income as an asset acquisition. All assets acquired and liabilities assumed in an asset acquisition are measured at their acquisition-date fair values. Acquisition costs are capitalized and allocated between land, buildings and improvements and tenant origination and associated costs on the consolidated balance sheet.

We assess the acquisition-date fair values of all tangible assets, identifiable intangible assets and assumed liabilities using methods similar to those used by independent appraisers (e.g., discounted cash flow analysis) and that utilize appropriate discount and/or capitalization rates and available market information. Estimates of future cash flows are based on a number of factors including historical operating results, known and anticipated trends, and market and economic conditions. The fair value of tangible assets of an acquired property considers the value of the property as if it was vacant.

Intangible assets include the value of in-place leases, which represents the estimated value of the net cash flows of the in-place leases to be realized, as compared to the net cash flows that would have occurred had the property been vacant at the time of acquisition and subject to lease-up.

We estimate the value of tenant origination and absorption costs by considering the estimated carrying costs during hypothetical expected lease-up periods, considering current market conditions. In estimating carrying costs, we estimate the amount of lost rentals using market rates during the expected lease-up periods.

We amortize the value of in-place leases to expense over the remaining non-cancelable term of the respective leases. Should a tenant terminate its lease, the unamortized portion of the in-place lease value and customer relationship intangibles would be charged to expense in that period.

We record above-market and below-market in-place lease values for acquired properties, if any, based on the present value (using an interest rate that reflects the risks associated with the leases acquired) of the difference between (1) the contractual amounts to be paid pursuant to the in-place leases and (2) our estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. We amortize any capitalized above-market or below-market lease values as a reduction or increase to rental income over the remaining non-cancelable terms of the respective leases.

Estimates of the fair values of the tangible assets, identifiable intangible assets and assumed liabilities require us to make significant assumptions to estimate market lease rates, property-operating expenses, carrying costs during lease-up periods, discount rates, market absorption periods, and the number of years the property will be held for investment. The use of inappropriate assumptions could result in an incorrect valuation of acquired tangible assets, identifiable intangible assets and assumed liabilities, which could impact the amount of our net income (loss).

Sale of Real Estate Assets

We record property sales or dispositions when title transfers to unrelated third parties, contingencies have been removed and sufficient cash consideration has been received by us. Upon disposition, the related costs and accumulated depreciation are removed from the respective accounts. Any gain or loss on sale is recognized in accordance with GAAP.

Gains and losses on the sale of real estate are recognized pursuant to ASC Topic 610-20, Gains and Losses from the Derecognition of Nonfinancial Assets. We recognize a gain (loss) on sale of real estate when the criteria for an asset to be derecognized are met, which include when: (i) a contract exists, (ii) the buyer obtains control of the asset, and (iii) it is probable that we will receive substantially all of the consideration to which we are entitled. These criteria are generally satisfied at the time of sale. For partial sale of real estate resulting in transfer of control, we measure any noncontrolling interest retained at fair value and recognize a gain or loss on the difference between fair value and the carrying amount of the real estate assets retained. We classify real estate assets as real estate held for sale once the criteria, as defined by GAAP, have been met.

Impairment of Real Estate Assets

We account for our real estate assets in accordance with ASC 360— Property, Plant and Equipment (“ASC 360”). ASC 360 requires that we continually monitor events and changes in circumstances that could indicate that the carrying amounts of our real estate and related intangible assets may not be recoverable. When indicators of potential impairment suggest that the carrying value of real estate and related intangible assets and liabilities may not be recoverable, we assess the recoverability of the assets by estimating whether we will recover the carrying value of the asset through its undiscounted future cash flows and its eventual disposition. Based on this analysis, if we do not believe that we will be able to recover the carrying value of the real estate and related intangible assets and liabilities, we record an impairment loss to the extent that the carrying value exceeds the estimated fair value of the real estate and related intangible assets and liabilities. If any assumptions, projections or estimates regarding an asset changes in the future, we may have to record an impairment to reduce the net book value of such individual asset.

Investments in Unconsolidated Joint Ventures

We account for investments in unconsolidated joint venture entities in which we may exercise significant influence over, but do not control, using the equity method of accounting. Under the equity method, the investment is initially recorded at cost and subsequently adjusted to reflect additional contributions or distributions and our proportionate share of equity in the joint venture’s income (loss). We recognize our proportionate share of the ongoing income or loss of the unconsolidated joint venture as equity in income (loss) of unconsolidated joint venture on the consolidated statements of operations. On a quarterly basis, we evaluate our investment in an unconsolidated joint venture for other-than-temporary impairments.

Rents and Other Receivables

We periodically evaluate the collectability of amounts due from tenants and maintain an allowance for doubtful accounts for estimated losses resulting from the inability of tenants to make required payments under lease agreements. We exercise judgment in establishing these allowances and consider payment history and current credit status of tenants in developing these estimates. Due to the short-term nature of the operating leases, we do not maintain an allowance for deferred rent receivable related to the straight-lining of rents.

Revenue Recognition

On January 1, 2018, we adopted ASC 606, Revenue from Contracts with Customers, (“ASC 606”), which establishes a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most of the existing revenue recognition guidance. This standard requires us to recognize, for certain of our revenue sources, the transfer of promised goods or services to customers in an amount that reflects the consideration we are entitled to in exchange for those goods or services. We selected the modified retrospective transition method but we had no cumulative effect adjustment to recognize as of the date of adoption on January 1, 2018.

Our revenue consists of rental revenues and tenant reimbursements and other. There was no impact to our recognition of rental revenue from leasing arrangements as this was specifically excluded from ASC 606. We identified limited sources of revenues from non-lease components but did not experience a material impact on its revenue recognition in the consolidated financial statements upon adoption. We lease apartment and condominium units under operating leases with terms generally of one one year or less. Generally, credit investigations are performed for prospective residents and security deposits are obtained. We will recognize minimum rent, including rental abatements, concessions and contractual fixed increases attributable to operating leases, on a straight-line basis over the term of the non-cancellable term of the related lease and amounts expected to be received in later years will be recorded as deferred rents. We record property operating expense reimbursements due from tenants for common area maintenance, real estate taxes, and other recoverable costs in the period the related expenses are incurred in accordance with ASC 840, Leases.

Fair Value Measurements

Under GAAP, we are required to measure certain financial instruments at fair value on a recurring basis. In addition, we are required to measure other assets and liabilities at fair value on a non-recurring basis (e.g., carrying value of impaired real estate loans receivable and long-lived assets). Fair value is defined as the price that would be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The GAAP fair value framework uses a three-tiered approach. Fair value measurements are classified and disclosed in one of the following three categories:

Level 1:	unadjusted quoted prices in active markets that are accessible at the measurement date for identical assets or liabilities;

Level 2:	quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-derived valuations in which significant inputs and significant value drivers are observable in active markets; and

Level 3:	prices or valuation techniques where little or no market data is available that requires inputs that are both significant to the fair value measurement and unobservable.

When available, we utilize quoted market prices from an independent third-party source to determine fair value and will classify such items in Level 1 or Level 2. In instances where the market is not active, regardless of the availability of a nonbinding quoted market price, observable inputs might not be relevant and could require us to make a significant adjustment to derive a fair value measurement. Additionally, in an inactive market, a market price quoted from an independent third party may rely more on models with inputs based on information available only to that independent third party. When we determine the market for a financial instrument we own to be illiquid or when market transactions for similar instruments do not appear orderly, we use several valuation sources (including internal valuations, discounted cash flow analysis and quoted market prices) and we establish a fair value by assigning weights to the various valuation sources.

Changes in assumptions or estimation methodologies can have a material effect on these estimated fair values. In this regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, may not be realized in an immediate settlement of the instrument.

Accounting for Stock-Based Compensation

We amortize the fair value of stock-based compensation awards to expense over the vesting period and record any dividend equivalents earned as dividends for financial reporting purposes. Stock-based compensation awards are valued at the fair value on the date of grant and amortized as an expense over the vesting period.

Income Taxes

We elected to be taxed as, and currently qualify as, a REIT under the Internal Revenue Code and have operated as such commencing with the taxable year ended December 31, 2010. To continue to qualify as a REIT, we must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of our annual REIT taxable income to our stockholders (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). As a REIT, we generally will not be subject to federal income tax to the extent we distribute qualifying dividends to our stockholders. If we fail to qualify as a REIT in any taxable year, we would be subject to federal income tax on our taxable income at regular corporate income tax rates and generally would not be permitted to qualify for treatment as a REIT for federal income tax purposes for the four taxable years following the year during which qualification was lost, unless the Internal Revenue Service grants us relief under certain statutory provisions. Such an event could materially adversely affect our net income and net cash available for distribution to our stockholders. However, we believe we are organized and operate in such a manner as to qualify for treatment as a REIT.

We follow the income tax guidance under GAAP to recognize, measure, present and disclose in our consolidated financial statements uncertain tax positions that we have taken or expect to take on a tax return. As of December 31, 2018 and 2017, we did not have any liabilities for uncertain tax positions that we believe should be recognized in our consolidated financial statements. Due to uncertainty regarding the realization of certain deferred tax assets, we have established valuation allowances, primarily in connection with the net operating loss carryforward related to the REIT. We have not been assessed material interest or penalties by any major tax jurisdictions. Our evaluations were performed for all open tax years through December 31, 2018.

Subsequent Events

Distributions Paid

On January 2, 2019, we paid distributions of $3,515,310, which related to distributions declared for each day in the period from December 1, 2018 through December 31, 2018. All such distributions were paid in cash.

On February 1, 2019, we paid distributions of $3,514,980, which related to distributions declared for each day in the period from January 1, 2019 through January 31, 2019. All such distributions were paid in cash.

On March 1, 2019, we paid distributions of $3,165,776, which related to distributions declared for each day in the period from February 1, 2019 through February 28, 2019. All such distributions were paid in cash.

Repayment of Credit Facility

On January 29, 2019, we made a principal payment in the amount of $3,089,477 on the credit facility with PNC Bank.

Shares Repurchased

On January 31, 2019, we repurchased 219,696 shares of our common stock, for an aggregate repurchase price of $2,000,000, or $9.10 per share, pursuant to our share repurchase program.

Estimated Value per Share

On March 13, 2019, our board of directors determined an estimated value per share of our common stock of $9.40 as of December 31, 2018.

Distribution Declared

On March 13, 2019, our board of directors approved and authorized a daily distribution to stockholders of record as of the close of business on each day for the period commencing on April 1, 2019, and ending on

June 30, 2019. The distributions will be equal to $0.001519 per share of our common stock per day, which if paid each day over a 365-day period is equivalent to a 6.0% annualized distribution rate based on a purchase price of $9.24 per share of common stock. The distributions for each record date in April 2019, May 2019 and June 2019 will be paid in May 2019, June 2019 and July 2019, respectively. The distributions will be payable to stockholders from legally available funds therefor.

Sale of Dawntree Apartments

On March 8, 2019, we, through SIR Dawntree, LLC, or SIR Dawntree, our indirect, wholly-owned subsidiary, sold our fee simple interest in Dawntree Apartments, a 400-unit residential property located in Carrollton, Texas, to an unaffiliated third-party buyer. SIR Dawntree sold Dawntree Apartments for an aggregate sales price of $46,200,000, excluding closing costs.

ITEM 7A.	QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We may be exposed to the effects of interest rate changes as a result of borrowings used to maintain liquidity and to fund the acquisition, expansion and refinancing of our real estate investment portfolio and operations. We may be also exposed to the effects of changes in interest rates as a result of the acquisition and origination of mortgage, mezzanine, bridge and other loans. Our profitability and the value of our investment portfolio may be adversely affected during any period as a result of interest rate changes. Our interest rate risk management objectives are to limit the impact of interest rate changes on earnings, prepayment penalties and cash flows and to lower overall borrowing costs. We have managed and will continue to manage interest rate risk by maintaining a ratio of fixed rate, long-term debt such that floating rate exposure is kept at an acceptable level. In addition, we have and may in the future, utilize a variety of financial instruments, including interest rate caps, floors and swap agreements, in order to limit the effects of changes in interest rates on our operations. When we use these types of derivatives to hedge the risk of interest-earning assets or interest-bearing liabilities, we may be subject to certain risks, including the risk that losses on a hedge position will reduce the funds available for payments to holders of our common stock and that the losses may exceed the amount we invested in the instruments.

We borrow funds and make investments at a combination of fixed and variable rates. Interest rate fluctuations will generally not affect our future earnings or cash flows on our fixed rate debt unless such instruments mature or are otherwise terminated. However, interest rate changes will affect the fair value of our fixed rate instruments. At December 31, 2018, the fair value of our fixed rate debt was $344,536,162 and the carrying value of our fixed rate debt was $360,115,457. The fair value estimate of our fixed rate debt was estimated using a discounted cash flow analysis utilizing rates we would expect to pay for debt of a similar type and remaining maturity if the loans were originated at December 31, 2018. As we expect to hold our fixed rate instruments to maturity and the amounts due under such instruments would be limited to the outstanding principal balance and any accrued and unpaid interest, we do not expect that fluctuations in interest rates, and the resulting change in fair value of our fixed rate instruments, would have a significant impact on our operations.

Conversely, movements in interest rates on our variable rate debt would change our future earnings and cash flows, but not significantly affect the fair value of those instruments. However, changes in required risk premiums would result in changes in the fair value of floating rate instruments. At December 31, 2018, the fair value of our variable rate debt was $336,559,382 and the carrying value of our variable rate debt was $333,386,117. Based on interest rates as of December 31, 2018, if interest rates are 100 basis points higher during the 12 months ending December 31, 2019, interest expense on our variable rate debt would increase by $3,409,478 and if interest rates are 100 basis points lower during the 12 months ending December 31, 2019, interest expense on our variable rate debt would decrease by $3,409,361.

At December 31, 2018, the weighted-average interest rate of our fixed rate debt and variable rate debt was 3.95% and 4.66%, respectively. The weighted-average interest rate of our blended fixed and variable rates was

4.29% at December 31, 2018. The weighted-average interest rate represents the actual interest rate in effect at December 31, 2018 (consisting of the contractual interest rate), using interest rate indices as of December 31, 2018, where applicable.

We will also be exposed to credit risk. Credit risk is the failure of the counterparty to perform under the terms of a derivative contract. If the fair value of a derivative contract is positive, the counterparty will owe us, which creates credit risk for us. If the fair value of a derivative contract is negative, we will owe the counterparty and, therefore, do not have credit risk. We will seek to minimize the credit risk in derivative instruments by entering into transactions with high-quality counterparties. As of December 31, 2018, we did not have counterparty risk on our interest rate cap agreements as the underlying variable rates for each of our interest rate cap agreements as of December 31, 2018 were not in excess of the capped rates. See also Note 12 (Derivative Financial Instruments) of the accompanying consolidated financial statements.

ITEM 8.	FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Our consolidated financial statements and supplementary data can be found beginning at page F-1 of this annual report.

ITEM 9.	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

ITEM 9A.	CONTROLS AND PROCEDURES

Disclosure Controls and Procedures

We maintain disclosure controls and procedures that are designed to ensure that information required to be disclosed in our reports under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms, and that such information is accumulated and communicated to us, including our chief executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure. In designing and evaluating the disclosure controls and procedures, we recognize that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired control objectives, as ours are designed to do, and we necessarily are required to apply our judgment in evaluating whether the benefits of the controls and procedures that we adopt outweigh their costs.

As required by Rules 13a-15(b) and 15d-15(b) of the Exchange Act, an evaluation as of December 31, 2018, was conducted under the supervision and with the participation of our management, including our chief executive officer and principal financial officer, of the effectiveness of our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act). Based on this evaluation, our chief executive officer and principal financial officer concluded that our disclosure controls and procedures, as of December 31, 2018, were effective at the reasonable assurance level.

Internal Control Over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting, as such term is defined in Rule 13a-15(f) or 15d-15(f) promulgated under the Exchange Act.

In connection with the preparation of this annual report, our management, including our chief executive officer and chief accounting officer, assessed the effectiveness of our internal control over financial reporting as of December 31, 2018. In making that assessment, our management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control-Integrated Framework (2013 framework).

Based on its assessment, our management believes that, as of December 31, 2018, our internal control over financial reporting was effective based on those criteria.

There have been no changes in our internal control over financial reporting that occurred during the quarter ended December 31, 2018 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

ITEM 9B.	OTHER INFORMATION

None.

PART III

ITEM 10.	DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Our directors and executive officers and their respective positions and offices are as follows:

Name	Age	Position
Rodney F. Emery	68	Chairman of the Board and Chief Executive Officer
Ella S. Neyland	64	Affiliated Director and President
Kevin J. Keating	56	Chief Financial Officer and Treasurer
Ana Marie del Rio	64	Secretary
Scot B. Barker	70	Independent Director
Ned W. Brines	57	Independent Director
Don B. Saulic	60	Independent Director

Rodney F. Emery serves as our Chairman of the Board and Chief Executive Officer, positions he has held since our inception in May 2009. Mr. Emery also serves as Chairman of the Board and Chief Executive Officer of Steadfast Apartment REIT, positions he has held since August 2013 and September 2013, respectively. In addition, Mr. Emery serves as Chairman of the Board and Chief Executive Officer of Steadfast Apartment REIT III, positions he has held since January 2016 and August 2015, respectively. Mr. Emery is the founder of Steadfast Companies and is responsible for the corporate vision, strategy and overall guidance of the operations of Steadfast Companies. Mr. Emery chairs the Steadfast Executive Committee, which establishes policy and strategy and acts as the general oversight committee of Steadfast Companies. Mr. Emery also serves on the Steadfast Companies Investment Committee and is a member of the Board of Managers of Stira Capital Markets Group, LLC. Prior to founding Steadfast Companies in 1994, Mr. Emery served for 17 years as the President of Cove Properties, a diversified commercial real estate firm specializing in property-management, construction and development with a specialty in industrial properties. Mr. Emery received a Bachelor of Science in Accounting from the University of Southern California and serves on the board of directors of several non-profit organizations.

Our board of directors, excluding Mr. Emery, has determined that the leadership positions previously and currently held by Mr. Emery and Mr. Emery’s extensive experience acquiring, financing, developing and managing hotel, multifamily, office, and retail real estate assets throughout the country have provided Mr. Emery with the experience, skills and attributes necessary to effectively carry out his duties and responsibilities as a director. Consequently, our board of directors has determined that Mr. Emery is highly qualified to serve as one of our directors.

Ella S. Neyland, serves as our President and an affiliated director, positions she has held since October 2012. Ms. Neyland has also served as one of our independent directors, a position she held from October 2011 to September 2012. Ms. Neyland also serves as President and an affiliated director of Steadfast Apartment REIT, positions she has held since September 2013 and August 2013, respectively. In addition, Ms. Neyland serves as President and an affiliated director of Steadfast Apartment REIT III, positions she has held since August 2015 and January 2016, respectively. Ms. Neyland founded Thin Centers MD, or TCMD, which provides medically supervised weight loss programs, in June 2010, and served as its Chief Financial Officer from February 2011 to October 2011. Prior to founding TCMD, Ms. Neyland was a founder of Santa Barbara Medical Innovations, LLC, a privately owned company that owns and leases low-level lasers to medical groups, and served as its Chief Financial Officer from December 2008 to February 2011. From October 2004 to December 2008, Ms. Neyland was a financial advisor of Montecito Medical Investment Company, a private real estate acquisition and development company headquartered in Santa Barbara, California. From April 2001 to September 2004, Ms. Neyland served as the Executive Vice President, Treasurer and Investor Relations Officer of United Dominion Realty Trust, Inc., where she was responsible for capital market transactions, banking relationships and presentations to investors and Wall Street analysts. Ms. Neyland also served as a voting member of the Investment Committee of United Dominion Realty Trust, Inc. that approved the repositioning of over $3 billion of investments. Prior to working at United Dominion Realty Trust, Inc., Ms. Neyland served as the Chief Financial Officer at Sunrise Housing, Ltd, a privately owned apartment development company, from November 1999 to March 2001. Ms. Neyland also served as Executive Director of CIBC World Markets, which provides investment, research and corporate banking products, from November 1997 to October 1999. From July 1990 to October 1997, Ms. Neyland served as the Senior Vice President of Finance and the Vice President of Troubled Debt Restructures/Finance for the Lincoln Property Company, a commercial real estate development and management company. From November 1989 to July 1990, Ms. Neyland was the Vice President/Portfolio Manager at Bonnet Resources Corporation, a subsidiary of BancOne. Prior to her employment at Bonnet Resources Corporation, Ms. Neyland served on the board of directors and as the Senior Vice President/Director of Commercial Real Estate Lending at Commerce Savings Association, a subsidiary of the publicly held American Century Corporation, from May 1983 to March 1989. Ms. Neyland received a Bachelor of Science in Finance from Trinity University in San Antonio, Texas.

Our board of directors, excluding Ms. Neyland, has determined that Ms. Neyland’s prior service as a director and as chief financial officer have provided Ms. Neyland with the experience, skills and attributes necessary to effectively carry out her duties and responsibilities as a director. Consequently, our board of directors has determined that Ms. Neyland is highly qualified to serve as one of our directors.

Kevin J. Keating serves as our Chief Financial Officer and Treasurer, positions he has held since November 2017 and April 2011, respectively, and as our advisor’s Chief Accounting Officer since April 2011, where he has focused primarily on the accounting function and compliance responsibilities for us and our advisor. Mr. Keating has also served as Chief Financial Officer and Treasurer of Steadfast Apartment REIT since November 2017 and September 2013, respectively, and Steadfast Apartment REIT III since November 2017 and August 2015, respectively. In addition, Mr. Keating has served as the Treasurer of Steadfast Apartment Advisor, LLC since September 2013. Prior to joining us and our advisor, Mr. Keating served as Senior Audit Manager with BDO USA, LLP (formerly BDO Seidman, LLP), an accounting and audit firm, from June 2006 to January 2011. From June 2004 to June 2006, Mr. Keating served as Vice President and Corporate Controller of Endocare, Inc., a medical device manufacturer. Mr. Keating has extensive experience working with public companies and served as Assistant Controller and Audit Manager for Ernst & Young LLP from 1988 to 1999. Mr. Keating holds a Bachelor of Science, Accounting from St. John’s University in New York, New York and is a certified public accountant.

Ana Marie del Rio serves as our Secretary and Compliance Officer, positions she has held since our inception in May 2009. Ms. del Rio has also served as Secretary and Compliance Officer of Steadfast Apartment REIT since September 2013 and as Secretary and Compliance Officer of Steadfast Apartment REIT III since August 2015. Ms. del Rio also serves as the Chief Legal Officer for Steadfast Companies and manages the Risk Management and Legal Services Departments for Steadfast Companies. Ms. del Rio works closely with Steadfast Management Company, Inc. in the management and operation of Steadfast Companies’ residential apartment homes, especially in the area of compliance. Prior to joining Steadfast Companies in April 2003, Ms. del Rio was a partner in the public finance group at Orrick, Herrington & Sutcliffe, LLP, where she practiced from September 1993 to April 2003, representing both issuers and underwriters in financing single-family and multifamily housing and other types of public-private and redevelopment projects. From 1979 to 1993, Ms. del Rio co-owned and operated a campaign consulting and research company specializing in local campaigns and ballot measures. Ms. del Rio received a Juris Doctor from the University of the Pacific, McGeorge School of Law, and received a Master of Public Administration and a Bachelor of Arts from the University of Southern California. Ms. del Rio serves on the Board of Directors of Project Access and is a lecturer for the University of California, Irvine, School of Law.

Scot B. Barker serves as one of our independent directors, a position he has held since September 2009. From December 2003 to his retirement in December 2005, Mr. Barker served as President and Chief Operating Officer of GMAC Commercial Holding Corp., or GMACCH, one of the nation’s largest financiers of commercial real estate. Mr. Barker served as President of GMACCH Capital Markets Corp from 1998 to

December 2003. During his tenure at GMACCH, Mr. Barker oversaw the firm’s real estate lending and investing activities in North America, Latin America, Asia and Europe. In 1978, Mr. Barker and several associates formed Newman and Associates, Inc., an investment banking firm specializing in financing affordable multifamily housing with tax exempt municipal securities. Mr. Barker served as Vice-President of Newman and Associates, Inc. from 1978 to 1984 and as President from 1984 to 1998, when Newman and Associates was acquired by GMACCH. Prior to founding Newman and Associates, Inc., Mr. Barker served as Vice-President with Gerwin & Co. from 1973 to 1978. Mr. Barker has been involved in a variety of professional and not-for-profit groups primarily focused on housing related business. Mr. Barker currently serves on the board of directors of Mountain Asset Management, a wholly-owned subsidiary of The Great-West Life Assurance Company. Mr. Barker was a past president of the National Housing and Rehabilitation Association and a past member of the Federal National Mortgage Association (Fannie Mae) Housing Impact Advisory Council. Mr. Barker received a Bachelor of Arts from Colorado College and a Master of Business Administration from the University of Denver.

Our board of directors, excluding Mr. Barker, has determined that the prior leadership positions which Mr. Barker has held and Mr. Barker’s extensive experience with the financing of commercial real estate and multifamily housing have provided Mr. Barker with the experience, skills and attributes necessary to effectively carry out his duties and responsibilities as a director. Consequently, our board of directors has determined that Mr. Barker is highly qualified to serve as one of our directors.

Ned W. Brines serves as one of our independent directors, a position he has held since October 2012. Mr. Brines has also served as an independent director and audit committee chairman for Steadfast Apartment REIT III, since January 2016, and as an independent trustee of Stira Alcentra Global Credit Fund since March 2017. Mr. Brines is presently the Director of Investments for Arnel & Affiliates where he oversees the management of the assets of a private family with significant and diversified holdings. From 2012 to 2016, Mr. Brines served as the Chief Investment Officer for the CitizenTrust Wealth Management and Trust division of Citizens Business Bank, where he was responsible for the investment management discipline, process, products and related sources. In addition, in September 2008 Mr. Brines founded Montelena Asset Management, a California based registered investment advisor firm, and served as its Chief Investment Officer until December 2018. From June 2010 to July 2012, Mr. Brines served as a portfolio manager for Andell Holdings, a private family office with significant and diversified holdings. From May 2001 to September 2008, Mr. Brines served as a Senior Vice President and senior portfolio manager with Provident Investment Counsel in Pasadena managing their Small Cap Growth Fund with $1.6 billion in assets under management (AUM). Mr. Brines was with Roger Engemann & Associate in Pasadena from September 1994 to March 2001 in which he served as both an analyst and portfolio manager for their mid cap mutual fund and large cap Private Client business as the firm grew from $3 billion to over $19 billion in AUM. Mr. Brines earned a Master of Business Administration degree from the University of Southern California and a Bachelor of Science degree from San Diego State University. Mr. Brines also holds the Chartered Financial Analyst (CFA) designation and is involved in various community activities including serving on the investment committee of City of Hope as well as the Orange County Regional Counsel for San Diego State University.

Our board of directors, excluding Mr. Brines, has determined that Mr. Brines’ prior service as a director and as chief investment officer have provided Mr. Brines with the experience, skills and attributes necessary to effectively carry out his duties and responsibilities as a director. Consequently, our board of directors has determined that Mr. Brines is highly qualified to serve as one of our directors.

Don B. Saulic serves as one of our independent directors, a position he has held since August 2015. Mr. Saulic has been actively involved in real estate and financial services for over 30 years. Mr. Saulic currently serves as Partner for The Bahnsen Group, LLC, a position he has held since August 2015. In his role, Mr. Saulic provides comprehensive financial planning, investment advisory, and risk management to high net worth investors, businesses and institutions. From April 2013 to August 2015, Mr. Saulic served as a Private Wealth Advisor at Capstone Partners Financial and Insurance Services, LLC. From June 2012 to August 2015, Mr. Saulic served as Chief Executive Officer for King Crown Capital Corporation, a company providing strategic business planning and consulting services. From January 2013 to April 2014, Mr. Saulic was a Private Wealth Advisor for Stephen A. Kohn & Associates, LTD. In his role, Mr. Saulic provided financial planning and investment advisory services. From June 2006 to March 2014, Mr. Saulic served as President and Chief Operating Officer for Cornerstone Ventures, Inc., a real estate investment company. In his role, he helped manage real estate and wholesale distribution operations, including private client services, compliance, investor relations, human resources, information technology, and administration. From June 2012 to March 2013, Mr. Saulic was Chief Operating Officer for Healthcare Real Estate Partners, LLC, a company focused on acquiring and developing healthcare real estate. In his role, Mr. Saulic helped in managing company operations. From March 2008 to December 2012, Mr. Saulic was Chief Operating Officer for Pacific Cornerstone Capital, Inc. In his role, he managed sales operations, compliance, technology and investment services. From 1987 to 2008, Mr. Saulic served in Chief Information Officer roles for Corinthian Colleges, Inc., North American Van Lines, Inc., BAX Global, and Budget Rent a Car Corporation. Prior to 1987 he worked in the financial services industry in management positions with Ernst and Young, GATX Corporation and Kemper Financial Services. Mr. Saulic earned a Masters of Business Administration from DePaul University, a Bachelor of Science in Accounting with a minor in Economics from Illinois State University, and is a Certified Financial Planner ®, a Certified Public Accountant and a member of the American Institute of CPAs. Mr. Saulic is involved in various community activities and is a Board Member for Vanguard University, YMCA, and the Forum of Christian Business Leaders.

Our board of directors, excluding Mr. Saulic, has determined that the prior leadership positions which Mr. Saulic has held and Mr. Saulic’s extensive real estate and investment management experience have provided Mr. Saulic with the experience, skills and attributes necessary to effectively carry out his duties and responsibilities as a director. Consequently, our board of directors has determined that Mr. Saulic is highly qualified to serve as one of our directors.

The Audit Committee

Our board of directors has established an audit committee. The audit committee’s function is to assist our board of directors in fulfilling its responsibilities by overseeing: (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) our independent auditors’ qualifications and independence and (4) the performance of the independent auditors and our internal audit function. The members of the audit committee are Scot B. Barker, Ned W. Brines and Don B. Saulic. All of the members of the audit committee are “independent” as defined by our charter. Our shares are not listed for trading on any national securities exchange and therefore our audit committee members are not subject to the independence requirements of the New York Stock Exchange, or NYSE, or any other national securities exchange. However, each member of our audit committee is “independent” as defined by the NYSE. All members of the audit committee have significant financial and/or accounting experience. Our board of directors has determined that Mr. Brines satisfies the SEC’s requirements for and serves as our “audit committee financial expert.”

Investment Committee

Our board of directors has established an investment committee. Our board of directors has delegated to the investment committee: (1) certain responsibilities with respect to investment in specific investments proposed by our advisor and (2) the authority to review our investment policies and procedures on an ongoing basis. The investment committee must at all times be comprised of at least three members and a majority of independent directors. The current members of the investment committee are Rodney F. Emery, Scot B. Barker and Don B. Saulic, with Mr. Emery serving as the chairman of the investment committee.

With respect to investments, the investment committee has the authority to approve all real property acquisitions, developments and dispositions, including real property portfolio acquisitions, developments and dispositions, as well as all real estate-related investments and all investments consistent with our investment objectives, for a purchase price, total project cost or sales price of up to 10% of the cost of our net assets as of the date of investment.

Valuation Committee

Our board of directors has established a valuation committee. The valuation committee’s function, as recommended by the IPA, is to perform the following functions: (1) ratify and approve the engagement of an independent third-party valuation firm, its scope of work and any amendments thereto, (2) review and approve the proposed valuation process and methodology to be used to determine a valuation, (3) review the reasonableness of the valuation or range of value resulting from the process and (4) recommend the final proposed valuation for approval by the board of directors. The members of the valuation committee are Scot B. Barker, Ned W. Brines, and Don B. Saulic, with Mr. Brines serving as the chairman of the valuation committee.

Special Committee

Our board of directors established a special committee. The special committee was formed for the purpose of reviewing, considering, investigating, evaluating and, if deemed appropriate by the special committee, negotiating strategic alternatives. The members of the special committee are Scot B. Barker, Ned W. Brines and Don B. Saulic, with Mr. Barker serving as the chairman of the special committee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires each director, officer and individual beneficially owning more than 10% of our common stock to file with the SEC, within specified time frames, initial statements of beneficial ownership (Form 3) of our common stock and statements of changes in beneficial ownership (Forms 4 and 5) of our common stock. These specified time frames require the reporting of changes in ownership within two business days of the transaction giving rise to the reporting obligation. Reporting persons are required to furnish us with copies of all Section 16(a) forms filed with the SEC. Based solely on a review of the copies of such forms furnished to us during and with respect to the fiscal year ended December 31, 2018, or written representations that no additional forms were required, we believe that all required Section 16(a) filings were timely and correctly made by reporting persons during the year ended December 31, 2018.

Code of Conduct and Ethics

We have adopted a Code of Ethics that applies to all of our executive officers and directors, including but not limited to, our principal executive officer, principal financial officer and principal accounting officer. Our Code of Ethics can be found at our website: http://www.steadfastreits.com.

ITEM 11.	EXECUTIVE COMPENSATION

Compensation of Executive Officers

Our executive officers do not receive compensation directly from us for services rendered to us and we do not intend to pay any compensation to our executive officers. We do not reimburse our advisor directly or indirectly for the salary or other compensation paid to any of our executive officers. As a result, we do not, nor has our board of directors considered, a compensation policy for our executive officers. Accordingly, we have not included a Compensation Discussion and Analysis in this annual report or other related disclosures pursuant to Item 402 of Regulation S-K and paragraphs (e)(4) and (e)(5) of Item 407 of Regulation S-K with respect to our executive officers. Our executive officers are officers and/or employees of, or hold an indirect ownership interest in our advisor, and/or its affiliates, and our executive officers are compensated by these entities, in part, for their services to us. See Item 13. “Certain Relationships and Related Transactions, and Director Independence—Certain Transactions with Related Persons” for a discussion of the fees paid to our advisor and its affiliates.

Compensation of Directors

If a director is also one of our executive officers or an affiliate of our advisor, we do not pay any compensation to that person for services rendered as a director. The amount and form of compensation payable to our independent directors for their service to us is determined by our board of directors, based upon recommendations from our advisor. Four of our executive officers, Messrs. Rodney F. Emery and Kevin Keating and Mses. Ana Marie del Rio and Ella Neyland, manage, control or are affiliated with our advisor, and through our advisor, they are involved in recommending the compensation to be paid to our independent directors.

We have provided below certain information regarding compensation earned by or paid to our directors during fiscal year December 31, 2018:

Name	Fees Earned or Paid in Cash in 2018 (1)	Stock Awards (2)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation	All Other Compensation (3)	Total
Scot B. Barker (4)(5)	$170,001	$24,600	$—	$—	$—	$4,525	$199,126
Ned W. Brines (4)(5)	179,998	24,600	—	—	—	—	204,598
Don B. Saulic (4)(5)	167,001	24,600	—	—	—	—	191,601
Ella S. Neyland (6)	—	—	—	—	—	—	—
Rodney F. Emery (6)	—	—	—	—	—	—	—

	$517,000	$73,800	$—	$—	$—	$4,525	$595,325

(1)

The amounts shown in this column include payments made to members of the special committee, which was formed during the year ended December 31, 2018. The members of the special committee are our independent directors. It was agreed that each independent director will receive a one-time retainer of $60,000, with the special committee chairperson receiving an additional one-time retainer of $5,000. In addition, each member of the special committee receives $2,500 for each in-person committee meeting attended and $1,000 for each teleconference meeting attended.

(2)

The amounts shown in this column reflect the aggregate fair value of shares of restricted stock granted under our Independent Directors Compensation Plan (described below), computed as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718.

(3)	Amount represents reimbursement of expenses incurred by directors to attend various board of directors’ meetings.
(4)	Independent Directors.
(5)

On August 9, 2018, each of our three independent directors was granted 2,500 shares of restricted common stock in connection with their re-election to the board of directors pursuant to our Independent Directors Compensation Plan (described below). The grant date fair value of the stock was $9.84 per share for an aggregate amount of $24,600 for each independent director. Of these shares of restricted common stock granted in 2018, each independent director had 1,875 shares of restricted common stock that remained unvested as of December 31, 2018.

(6)	Directors who are also our executive officers or executive officers of our affiliates do not receive compensation for services rendered as a director.

Cash Compensation to Independent Directors

We pay each of our independent directors:

•	an annual retainer of $65,000 (the audit committee chairperson receives an additional $10,000 annual retainer);

•	$3,000 for each in-person board of directors meeting attended;

•	$2,000 for each in-person committee meeting attended; and

•	$1,000 for each teleconference meeting of the board of directors or committee.

Under the Independent Directors Compensation Plan, directors may elect to receive their retainers and meeting fees in cash or fully vested restricted stock, provided that their election is made prior to the plan year in which retainers and meeting fees are earned.

Equity Plan Compensation to Independent Directors

We have approved and adopted the Steadfast Income REIT, Inc. Independent Directors Compensation Plan, or the Plan, which operates as a sub-plan of Steadfast Income REIT, Inc. 2009 Incentive Plan, or the Incentive Plan. Under the Plan and subject to such Plan’s conditions and restrictions, each of our then independent directors was entitled to receive 5,000 shares of restricted common stock in connection with the initial meeting of the full board of directors. Our initial board of directors, and each of the independent directors, agreed to delay the initial grant of restricted stock until we raised $2,000,000 in gross offering proceeds. Each new independent director that joins our board of directors receives 5,000 shares of restricted common stock upon election to our board of directors. In addition, on the date following an independent director’s re-election to our board of directors, he or she receives 2,500 shares of restricted common stock. Grants of restricted stock are subject to share availability under the Incentive Plan. The shares of restricted common stock granted pursuant to the Plan generally vest in four equal annual installments beginning on the date of grant and ending on the third anniversary of the date of grant; provided, however, that the restricted stock will become fully vested on the earlier to occur of: (1) the termination of the independent director’s service as a director due to his or her death or “disability”, or (2) our “change in control” (as such terms are defined in the Incentive Plan) or as otherwise provided in the Plan.

Compensation Committee Interlocks and Insider Participation

We currently do not have a compensation committee of our board of directors because we do not pay any compensation to our officers. There are no interlocks or insider participation as to compensation decisions required to be disclosed pursuant to SEC regulations.

ITEM 12.	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Equity Compensation Plan Information

The following table provides information about our common stock that may be issued upon the exercise of options, warrants and rights under the Incentive Plan as of December 31, 2018.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders:	—	—	898,500
Equity compensation plans not approved by security holders:	N/A	N/A	N/A

Total	—	—	898,500

Security Ownership of Certain Beneficial Owners

The following table shows, as of March 7, 2019, the amount of our common stock beneficially owned (unless otherwise indicated) by: (1) any person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, (2) our directors, (3) our executive officers, and (4) all of our directors and executive officers as a group.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Percentage
Rodney F. Emery (3)	510,504	*
Scot B. Barker	42,052	*
Don B. Saulic	12,500	*
Ned W. Brines	29,956	*
Ella S. Neyland	9,900	*
Kevin J. Keating	4,706	*
Ana Marie del Rio	5,496	*

All officers and directors as a group (seven persons)	615,114	*

*	Less than 1% of the outstanding common stock.
(1)	The address of each named beneficial owner is c/o Steadfast Income REIT, Inc., 18100 Von Karman Avenue, Suite 500, Irvine, CA, 92612.
(2)	None of the shares are pledged as security.
(3)

Consists of 22,223 shares owned by Steadfast REIT Investments, LLC, and 488,281 shares owned by Steadfast Income Advisor, LLC, which are each primarily indirectly owned and controlled by Rodney F. Emery.

ITEM 13.	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Certain Transactions with Related Persons

The following describes all transactions during the year ended December 31, 2018, involving us, our directors, our advisor, our sponsor and any affiliate thereof and all such proposed transactions. See also Note 9 (Related Party Arrangements) to the consolidated financial statements included in this annual report. Our independent directors are specifically charged with and have examined the fairness of such transactions to our stockholders, and have determined that all such transactions are fair and reasonable to us.

Ownership Interests

On June 12, 2009, our sponsor, Steadfast REIT Investments, LLC, purchased 22,223 shares of our common stock for an aggregate purchase price of $200,007 and was admitted as our initial stockholder. Our sponsor is majority owned and controlled indirectly by Rodney F. Emery, our chairman and chief executive officer. On July 10, 2009, our advisor purchased 1,000 shares of our convertible stock for an aggregate purchase price of $1,000. As of December 31, 2018, our advisor owned 100% of our outstanding convertible stock. We are the general partner of our operating partnership and our advisor has made a $1,000 capital contribution to our operating partnership as the initial limited partner.

Our convertible stock will convert into shares of our common stock if and when: (A) we have made total distributions on the then outstanding shares of our common stock equal to the original issue price of those shares plus an aggregate 8.0% cumulative, non-compounded, annual return on the original issue price of those shares, (B) we list our common stock for trading on a national securities exchange or (C) our advisory agreement is terminated or not renewed (other than for “cause” as defined in our advisory agreement). In the event of a termination or non-renewal of our advisory agreement for cause, the convertible stock will be redeemed by us for

$1.00. In general, each share of our convertible stock will convert into a number of shares of common stock equal to 1/1000 of the quotient of: (A) 10% of the excess of (1) our “enterprise value” (as defined in our charter) plus the aggregate value of distributions paid to date on the then outstanding shares of our common stock over (2) the aggregate purchase price paid by stockholders for those outstanding shares of common stock plus an 8.0% cumulative, non-compounded, annual return on the original issue price of those outstanding shares, divided by (B) our enterprise value divided by the number of outstanding shares of common stock on an as-converted basis, in each case calculated as of the date of the conversion. Shares of our convertible stock are not paid dividends and as of December 31, 2018, all shares of convertible stock remained outstanding.

Additionally, on June 11, 2014, we entered into a restricted stock agreement with our advisor whereby we issued to our advisor 488,281.25 restricted shares of our common stock at a fair market value of $10.24 per share in satisfaction of certain deferred fees due to the advisor in the aggregate amount of $5,000,000. Pursuant to the restricted stock agreement, the shares of restricted stock vested and became non-forfeitable 50% at December 31, 2015 and 50% at December 31, 2016.

Our Relationships with our Advisor and our Sponsor

Steadfast Income Advisor, LLC is our advisor and, as such, manages our day-to-day operations and our portfolio of properties and real estate-related assets. Our advisor sources and presents investment opportunities to our board of directors. Our advisor also provides investment management, marketing, investor relations and other administrative services on our behalf. Our advisor is owned by our sponsor. Mr. Emery, our chairman and chief executive officer, indirectly controls our sponsor, our advisor and our dealer manager. Ms. Ana Marie del Rio, our Secretary, owns an indirect 7% interest in our sponsor, our advisor and our dealer manager. Crossroads Capital Multifamily, LLC, or Crossroads Capital Multifamily, owns a 25% membership interest in our sponsor. Pursuant to the Third Amended and Restated Operating Agreement of our sponsor, effective as of January 1, 2014, all distributions to Crossroads Capital Multifamily are subordinated to distributions to the other member of our sponsor, Steadfast REIT Holdings, LLC, or Steadfast Holdings, until Steadfast Holdings has received an amount equal to certain expenses, including certain organization and offering costs, incurred by Steadfast Holdings and its affiliates on our behalf.

All of our other officers and directors, other than our independent directors, are officers of our advisor and officers, limited partners and/or members of our sponsor and other affiliates of our advisor.

We and our operating partnership have entered into the advisory agreement with our advisor and our operating partnership which has a one-year term expiring November 15, 2019, subject to an unlimited number of successive one-year renewals upon mutual consent of the parties. We may terminate the advisory agreement without cause or penalty upon 60 days’ written notice and immediately upon fraud, criminal conduct, willful misconduct, gross negligence or material breach of the advisory agreement by our advisor or our advisor’s bankruptcy. If we terminate the advisory agreement, we will pay our advisor all unpaid advances for operating expenses and all earned but unpaid fees.

Services provided by our advisor under the terms of the advisory agreement include the following:

•	finding, presenting and recommending investment opportunities to us consistent with our investment policies and objectives;

•	making investment decisions for us, subject to the limitations in our charter and the direction and oversight of our board of directors;

•	structuring the terms and conditions of our investments, sales and joint ventures;

•	acquiring investments on our behalf in compliance with our investment objectives and policies;

•	sourcing and structuring our loan originations;

•	arranging for financing and refinancing of investments;

•	entering into service agreements for our loans;

•	supervising and evaluating each loan servicer’s and property manager’s performance;

•	reviewing and analyzing the operating and capital budgets of the properties underlying our investments and the properties we may acquire;

•	entering into leases and service contracts for our properties;

•	assisting us in obtaining insurance;

•	generating our annual budget;

•	reviewing and analyzing financial information for each of our assets and our overall investment portfolio;

•	formulating and overseeing the implementation of strategies for the administration, promotion, management, financing and refinancing, marketing, servicing and disposition of our investments;

•	performing investor relations services;

•	maintaining our accounting and other records and assisting us in filing all reports required to be filed with the SEC, the Internal Revenue Service and other regulatory agencies;

•	engaging and supervising the performance of our agents, including our registrar and transfer agent; and

•	performing any other services reasonably requested by us.

The above summary is provided to illustrate the material functions that our advisor performs for us as an advisor and is not intended to include all of the services that may be provided to us by our advisor, its affiliates or third parties. The advisor has also entered into a Services Agreement with Crossroads Capital Advisors, LLC, or Crossroads Capital Advisors, an affiliate of Crossroads Capital Multifamily, whereby Crossroads Capital Advisors provides advisory services to us on behalf of our advisor.

Fees and Expense Reimbursements Paid to our Advisor

Pursuant to the terms of our advisory agreement, we pay our advisor the fees described below.

•

We pay our advisor an acquisition fee of 2.0% of: (1) the total cost of investment, as defined in connection with the investigation, selection and acquisition (by purchase, investment or exchange) of any type of real property or real estate-related asset; provided, however, that the total acquisition fee payable by us to our advisor or its affiliates shall equal 0.5% of the cost of investment in the event that proceeds from a prior sale of an investment are used to fund the acquisition of an investment, or (2) our allocable cost of a real property or real estate-related asset acquired in a joint venture, in each case including purchase price, acquisition expenses and any debt attributable to such investments. For the year ended December 31, 2018, we incurred and paid acquisition fees of $705,722 in connection with the acquisition of two multifamily properties.

•

We pay our advisor an annual investment management fee that is payable monthly in an amount equal to one-twelfth of 0.8% of: (1) the cost of real properties and real estate-related assets acquired directly by us or (2) our allocable cost of each real property or real estate-related asset acquired through a joint venture. The investment management fee is calculated including acquisition fees, acquisition expenses, cost of development, construction or improvement and any debt attributable to such investments, or our proportionate share thereof in the case of investments made through joint ventures. For the year ended December 31, 2018, we incurred investment management fees to our advisor of $9,799,335. During the same period, we paid $8,158,850 in investment management fees to our advisor.

•

We pay our advisor a disposition fee in connection with a sale of an investment and in the event of the sale of the entire Company, which we refer to as a “final liquidity event,” in either case when our advisor or its affiliates provides a substantial amount of services as determined by a majority of our independent directors. With respect to a sale of an investment, we pay our advisor a disposition fee equal to 1.5% of the contract sales price of the investment sold. With respect to a final liquidity event, we pay our advisor a disposition fee equal to (i) 0.5% of the total consideration paid in a final liquidity event if the price per share paid to stockholders is less than or equal to $9.00; (ii) 0.75% of the total consideration paid in a final liquidity event if the price per share paid to stockholders is between $9.01 and $10.24; (iii) 1.00% of the total consideration paid in a final liquidity event if the price per share paid to stockholders is between $10.25 and $11.24; (iv) 1.25% of the total consideration paid in a final liquidity event if the price per share paid to stockholders is between $11.25 and $12.00; and (v) 1.50% of the total consideration paid in a final liquidity event if the price per share paid to stockholders is greater than or equal to $12.01; provided, however, that the price per share paid to stockholders as listed in each of clauses (i) through (v) above shall be adjusted for any special distributions, stock splits, combinations, recapitalizations or any similar transaction with respect to our shares. Our charter limits the maximum amount of disposition fees payable to our advisor for the sale of any real property to the lesser of one-half of the brokerage commission paid or 3% of the contract sales price, but in no event shall the total real estate commissions paid, including any disposition fees payable to our advisor, exceed 6% of the contract sales price. With respect to a property held in a joint venture, the foregoing commission will be reduced to a percentage of such amounts reflecting our economic interest in the joint venture. For the year ended December 31, 2018, we incurred disposition fees to our advisor of $5,893,800. During the same period, we paid $4,407,675 in disposition fees to our advisor.

•

We pay our advisor a loan coordination fee in connection with any financing or refinancing of any debt (in each case, other than at the time of the acquisition of an investment) equal to 0.50% of the initial amount of new debt financed or the amount of any debt refinanced or our proportionate share of the initial amount of new debt financed or the amount of any debt refinanced in the case of investments made through a joint venture. For the year ended December 31, 2018, we incurred loan coordination fees to our advisor of $422,160. During the same period, we paid $508,835 in loan coordination fees to our advisor.

In addition to the fees we pay to our advisor pursuant to the advisory agreement, we also reimburse our advisor and its affiliates for the costs and expenses described below.

•

Subject to the 2%/25% Guidelines discussed below, we reimburse our advisor for the cost of administrative services, including personnel costs and our allocable share of other overhead of the advisor such as rent and utilities; provided, however, that no reimbursement shall be made for costs of such personnel to the extent that personnel are used in transactions for which our advisor receives an acquisition fee, investment management fee or disposition fee or for the employee costs our advisor pays to our executive officers. For the year ended December 31, 2018, $960,376 was reimbursed to our advisor for administrative services.

•

We reimburse our advisor for acquisition expenses incurred related to the selection and acquisition of real property investments and real estate-related investments. For the year ended December 31, 2018, we incurred acquisition expenses of $689,523. During the same period, we reimbursed $478,335 of acquisition expenses.

2%/25% Guidelines

As described above, our advisor and its affiliates are entitled to reimbursement of actual expenses incurred for administrative and other services provided to us for which they do not otherwise receive a fee. However, we will not reimburse our advisor or its affiliates at the end of any fiscal quarter for “total operating expenses” that for the four consecutive fiscal quarters then ended, or the expense year, exceeded the greater of (1) 2% of our average invested assets or (2) 25% of our net income, which we refer to as the “2%/25% Guidelines,” and our advisor must reimburse us quarterly for any amounts by which our total operating expenses exceed the 2%/25% Guidelines in the expense year, unless our independent directors have determined that such excess expenses were justified based on unusual and non-recurring factors.

For purposes of the 2%/25% Guidelines, “total operating expenses” means all costs and expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation or to corporate business, including advisory fees, but excluding (1) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and the listing of our shares of common stock, (2) interest payments, (3) taxes, (4) non-cash expenditures such as depreciation, amortization and bad debt reserves, (5) incentive fees, (6) acquisition fees and acquisition expenses, (7) real estate commissions on the sale of a real property, and (8) other fees and expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of property).

At December 31, 2018, our total operating expenses, as defined above, did not exceed the 2%/25% Guidelines.

Fees and Reimbursements Paid to Our Property Manager

•

We have entered into property management agreements with Steadfast Management Company, Inc., or the property manager, an affiliate of our sponsor, with respect to the management of 32 of our multifamily properties. Pursuant to each property management agreement, we pay the property manager a monthly property management fee equal to a certain percentage, which ranges from 2.50% to 3.50%, of each property’s gross revenues (as defined in the respective property management agreements) for each month. The property manager also receives an oversight fee of 1% of gross revenues at certain of the properties at which it does not serve as a property manager. Each property management agreement has an initial one year term and will continue thereafter on a month-to-month basis unless either party gives 60 days’ prior notice of its desire to terminate the property management agreement, provided that we may terminate each property management agreement upon an uncured breach of the agreement upon 30 days’ prior written notice to the property manager. For the year ended December 31, 2018, we incurred property management fees of $4,059,216 to our property manager. During the same period, we paid property management fees of $4,126,954 to our property manager.

•

The property management agreements specify that we are to reimburse the property manager for the salaries and related benefits of on-site personnel. For the year ended December 31, 2018, we reimbursed on-site personnel costs of $13,040,470 to our property manager.

•

The property management agreements also specify certain other fees payable to the property manager for benefit administration, information technology infrastructure, licenses, support and training services and capital expenditures. For the year ended December 31, 2018, we paid other fees of $1,869,080 to our property manager.

•

Upon entering into the joint venture with BREIT, the property manager entered into Property Management Agreements with each wholly-owned subsidiary of the joint venture that directly owned a property in the LANDS Portfolio. Effective December 10, 2018, the joint venture terminated the Property Management Agreements with the property manager. The property management fee payable by the joint venture is a component of equity in loss of unconsolidated joint venture in the consolidated statements of operations.

Payments to Our Construction Manager

•

We have entered into construction management agreements with Pacific Coast Land and Construction, Inc., or the construction manager, an affiliate of our sponsor, in connection with the planned renovation for certain of our properties. The construction management fee payable with respect to each property pursuant to construction management agreements ranges from 6.0% to 12.0% of the costs of the improvements for which the construction manager has oversight authority. Generally, each construction management agreement has a term equal to the planned renovation timeline unless either party gives 30 days’ prior notice of its desire to terminate the construction management agreement. For the year ended December 31, 2018, we incurred construction management fees of $209,829 to our construction manager. During the same period, we paid construction management fees of $213,652 to our construction manager.

•

The construction management agreements also specify that we are to reimburse the construction manager for the salaries and related benefits of certain of its employees for time spent working on capital improvements and renovations. For the year ended December 31, 2018, we reimbursed labor costs of $95,730 to our construction manager.

Other Transactions

•

We deposit amounts with an affiliate of our sponsor to fund a prepaid insurance deductible account to cover the cost of required insurance deductibles across all properties owned by us and other affiliated entities of our sponsor. Upon filing a major claim, proceeds from the insurance deductible account may be used by us or another affiliate of our sponsor. In addition, we deposit amounts with an affiliate of our sponsor to cover the cost of property insurance across certain of our properties. For the year ended December 31, 2018, we funded $1,555,825 of property insurance to an affiliate of our sponsor. Additionally, for the year ended December 31, 2018, we did not receive any proceeds from an affiliate of our sponsor upon filing a major claim.

•

Certain of our subsidiaries and the property manager were named as defendants in two Texas class action lawsuits alleging violations of the Texas Water Code, collectively, the “Actions.” Our subsidiaries and the property manager disputed plaintiffs’ claims in the Actions; however, to avoid the time and expense associated with defending the Actions, our subsidiaries and other affiliated Steadfast entities, collectively, the “Steadfast Parties,” entered into Settlement Agreements with the plaintiffs that provided for a settlement payment to the class members and a release of claims by plaintiffs and class members against the Steadfast Parties. In connection with the Settlement Agreements, on April 17, 2017, the Steadfast Parties entered into a contribution, settlement and release agreement whereby all agreed to an allocation of all costs related to the actions and their settlements and a release of all claims a Steadfast Party may have against any other Steadfast Party. Our proportionate share of the settlements was $378,405, which consisted of funds used to pay a portion of (1) the settlement payments to the plaintiffs and class members in the actions and (2) legal costs, less insurance proceeds. During the year ended December 31, 2018, we had recorded $305,000 as reimbursement for funds spent by us in excess of its proportionate share, all of which was collected from other Steadfast Parties as of December 31, 2018.

Currently Proposed Transactions

Other than as described above, there are no currently proposed material transactions with related persons other than those covered by the terms of the agreements described above.

Policies and Procedures for Transactions with Related Persons

In order to reduce or eliminate certain potential conflicts of interest, our charter and our advisory agreement contain restrictions and conflict resolution procedures relating to transactions we enter into with our advisor, our directors or their respective affiliates. Each of the restrictions and procedures that apply to transactions with our advisor and its affiliates will also apply to any transaction with any entity or real estate program controlled by our advisor and its affiliates. As a general rule, any related party transaction must be approved by a majority of the directors (including a majority of independent directors) not otherwise interested in the transaction. In determining whether to approve or authorize a particular related party transaction, these persons will consider whether the transaction between us and the related party is fair and reasonable to us and has terms and conditions no less favorable to us than those available from unaffiliated third parties.

We have also adopted a Code of Ethics that applies to each of our officers and directors, which we refer to as “covered persons.” The Code of Ethics sets forth certain conflicts of interest policies that limit and govern certain matters among us, the covered persons, our advisor and their respective affiliates.

Director Independence

Although our shares are not listed for trading on any national securities exchange, a majority of the members of our board of directors and all of the members of the audit committee are “independent” as defined by the NYSE. The NYSE standards provide that to qualify as an independent director, in addition to satisfying certain bright-line criteria, the board of directors must affirmatively determine that a director has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us). In addition, we have determined that these directors are independent pursuant to the definition of independence in our charter, which is based on the definition included in the North American Securities Administrators Association, Inc.’s Statement of Policy Regarding Real Estate Investment Trusts, as revised and adopted on May 7, 2007. Our board of directors has determined that Scot B. Barker, Don B. Saulic and Ned W. Brines each satisfies the bright-line criteria and that none has a relationship with us that would interfere with such person’s ability to exercise independent judgment as a member of our board of directors. None of these directors has ever served as (or is related to) an employee of ours or any of our predecessors or acquired companies or received any compensation from us or any such other entities except for compensation directly related to service as a director. Therefore, we believe that all of these directors are independent directors.

ITEM 14.	PRINCIPAL ACCOUNTANT FEES AND SERVICES

Independent Registered Public Accounting Firm

During the years ended December 31, 2018 and 2017, Ernst & Young LLP, or Ernst & Young, served as our independent registered public accounting firm and provided us with certain tax and other services. Ernst & Young has served as our independent auditor since our formation.

Pre-Approval Policies

The audit committee charter imposes a duty on our audit committee to pre-approve all auditing services performed for us by our independent auditors as well as all permitted non-audit services in order to ensure that the provision of such services does not impair the auditors’ independence. In determining whether or not to pre-approve services, our audit committee will consider whether the service is a permissible service under the rules and regulations promulgated by the SEC. Our audit committee, may, in its discretion, delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by the independent auditors, provided any such approval is presented to and approved by the full audit committee at its next scheduled meeting.

All services rendered by Ernst & Young for the years ended December 31, 2018 and 2017 were pre-approved in accordance with the policies and procedures described above.

Principal Independent Registered Public Accounting Firm Fees

Our audit committee reviewed the audit and non-audit services performed by Ernst & Young, as well as the fees charged by Ernst & Young for such services. In its review of the non-audit service fees, our audit committee considered whether the provision of such services is compatible with maintaining the independence of Ernst & Young. The aggregate fees billed to us for professional accounting services, including the audit of our annual financial statements by Ernst & Young for the years ended December 31, 2018 and 2017, are set forth in the table below.

	2018	2017
Audit fees	$531,230	$439,123
Audit-related fees	34,589	91,067
Tax fees	184,846	203,487
All other fees	1,720	665

Total	$752,385	$734,342

For purposes of the preceding table, Ernst & Young’s professional fees are classified as follows:

•

Audit fees - These are fees for professional services performed for the audit of our annual financial statements and the required review of quarterly financial statements and other procedures performed by Ernst & Young in order for them to be able to form an opinion on our consolidated financial statements. These fees also cover services that are normally provided by independent auditors in connection with statutory and regulatory filings or engagements.

•

Audit-related fees - These are fees for assurance and related services that traditionally are performed by independent auditors that are reasonably related to the performance of the audit or review of the financial statements, such as due diligence related to acquisitions and dispositions, attestation services that are not required by statute or regulation, internal control reviews and consultation concerning financial accounting and reporting standards.

•

Tax fees - These are fees for all professional services performed by professional staff in our independent auditor’s tax division, except those services related to the audit of our financial statements. These include fees for tax compliance, tax planning and tax advice, including federal, state and local issues. Services may also include assistance with tax audits and appeals before the Internal Revenue Service and similar state and local agencies, as well as federal, state and local tax issues related to due diligence.

•	All other fees - These are fees for any services not included in the above-described categories.

PART IV

ITEM 15.	EXHIBITS, FINANCIAL STATEMENT SCHEDULES

a.	Financial Statement Schedules

See the Index to Financial Statements at page F-1 of this report.

The following financial statement schedule is included herein at page F- 44 of this report:

Schedule III - Real Estate Assets and Accumulated Depreciation and Amortization

b.	Exhibits

EXHIBIT INDEX

Effective February 1, 2010, Steadfast Secure Income REIT, Inc., Steadfast Secure Income Advisor, LLC and Steadfast Secure Income REIT Operating Partnership, L.P. changed their names to Steadfast Income REIT, Inc., Steadfast Income Advisor, LLC and Steadfast Income REIT Operating Partnership, L.P., respectively. With respect to documents executed prior to the name change, the following Exhibit Index refers to the entity names used prior to the name changes in order to accurately reflect the names of the entities that appear on such documents.

The following exhibits are included, or incorporated by reference, in this Annual Report on Form 10-K for the year ended December 31, 2018 (and are numbered in accordance with Item 601 of Regulation S-K).

Exhibit	Description

3.1	Third Articles of Amendment and Restatement of Steadfast Income REIT, Inc. (incorporated by reference to Exhibit 3.1 to Registrant’s Form 8-K filed August 6, 2014)

3.2	Bylaws of Steadfast Income REIT, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-11, filed July 23, 2009, Commission File No. 333-160748)

4.1	Form of Subscription Agreement (incorporated by reference to Appendix B to the prospectus, dated July 9, 2010 of the Registrant)

4.2	Form of Distribution Reinvestment Plan (incorporated by reference to Appendix C to the prospectus, dated July 9, 2010, of the Registrant)

10.1	Amended and Restated Advisory Agreement, dated as of May 4, 2010, by and among Steadfast Income REIT, Inc., Steadfast Secure Income REIT Operating Partnership, L.P. and Steadfast Income Advisor, LLC (incorporated by reference to Exhibit 10.1 to Pre-Effective Amendment No. 4 to the Registrant’s Registration Statement on Form S-11, filed May 6, 2010, Commission File No. 333-160748 (“Pre-Effective Amendment No. 4”))

10.2	Amended and Restated Limited Partnership Agreement of Steadfast Income REIT Operating Partnership, L.P. (incorporated by reference to Exhibit 10.3 to Pre-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form S-11, filed October 15, 2009, Commission File No. 333-160748 (“Pre-Effective Amendment No. 1”))

10.3	Steadfast Income REIT, Inc. 2009 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.4 to Pre-Effective Amendment No. 1)

10.4	Steadfast Income REIT, Inc. Independent Directors Compensation Plan (incorporated by reference to Exhibit 10.5 to Pre-Effective Amendment No. 1)

Exhibit	Description

10.5	Form of Restricted Stock Award Certificate (incorporated by reference to Exhibit 10.6 to Pre-Effective Amendment No. 4)

10.6	Amendment No. 1 to the Amended and Restated Advisory Agreement, dated as of March 21, 2011, by and among Steadfast Income REIT, Inc., Steadfast Income REIT Operating Partnership, L.P. and Steadfast Income Advisor, LLC (incorporated by reference to Exhibit 10.2 to the Registrant’s Annual Report on Form 10-K filed March 22, 2011)

10.7	Amendment No. 2 to the Amended and Restated Advisory Agreement, dated as of April 11, 2012, by and among Steadfast Income REIT, Inc., Steadfast Income REIT Operating Partnership, L.P. and Steadfast Income Advisor, LLC (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed April 16, 2012)

10.8	Amendment No. 3 to the Amended and Restated Advisory Agreement, dated as of March 13, 2013, by and among Steadfast Income REIT, Inc., Steadfast Income REIT Operating Partnership, L.P. and Steadfast Income Advisor, LLC (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed March 25, 2013)

10.9	Amendment No. 4 to the Amended and Restated Advisory Agreement, dated as of May 14, 2013, by and among Steadfast Income REIT, Inc., Steadfast Income REIT Operating Partnership, L.P. and Steadfast Income Advisor, LLC (incorporated by reference to Exhibit 10.1 of the Registrant’s Form 8-K filed May 17, 2013)

10.10	Amendment No. 5 to the Amended and Restated Advisory Agreement, dated as of March 12, 2014, by and among Steadfast Income REIT, Inc., Steadfast Income REIT Operating Partnership, L.P. and Steadfast Income Advisor, LLC (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed March 13, 2014)

10.11	Amendment No. 6 to the Amended and Restated Advisory Agreement, dated as of June 11, 2014, by and among Steadfast Income REIT, Inc., Steadfast Income REIT Operating Partnership, L.P. and Steadfast Income Advisor, LLC (incorporated by reference to Exhibit 10.2 to the Registrant’s Form 8-K filed June 13, 2014)

10.12	Amendment No. 7 to the Amended and Restated Advisory Agreement, dated as of April 13, 2015, by and among Steadfast Income REIT, Inc., Steadfast Income REIT Operating Partnership, L.P. and Steadfast Income Advisor, LLC (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed April 15, 2015)

10.13	Amendment No. 8 to the Amended and Restated Advisory Agreement, dated as of November 10, 2015, by and among Steadfast Income REIT, Inc., Steadfast Income REIT Operating Partnership, L.P. and Steadfast Income Advisor, LLC (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed November 12, 2015)

10.14	Multifamily Loan and Security Agreement, made as of June 29, 2016, by and between SIR Heights, LLC and PNC Bank, National Association (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed July 5, 2016)

10.15	Multifamily Note, made as of June 29, 2016, by SIR Heights, LLC, in favor of PNC Bank, National Association (incorporated by reference to Exhibit 10.2 to the Registrant’s Form 8-K filed July 5, 2016)

10.16	Multifamily Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing, dated as of June 29, 2016, by SIR Heights, LLC to Gary S. Farmer for the benefit of PNC Bank, National Association (incorporated by reference to Exhibit 10.3 to the Registrant’s Form 8-K filed July 5, 2016)

Exhibit	Description

10.17

Guaranty, dated as of June 29, 2016, by Steadfast Income REIT, Inc. to and for the benefit of PNC Bank, National Association (incorporated by reference to Exhibit 10.4 to the Registrant’s Form 8-K filed July 5, 2016)

10.18	Assignment of Management Agreement and Subordination of Management Fees, dated as of June 29, 2016, by and among SIR Heights, LLC, PNC Bank, National Association and Steadfast Management Company, Inc. (incorporated by reference to Exhibit 10.5 to the Registrant’s Form 8-K filed July 5, 2016)

10.19	Multifamily Loan and Security Agreement, made as of June 29, 2016, by and between SIR Huffmeister Villas, LLC and PNC Bank, National Association (incorporated by reference to Exhibit 10.6 to the Registrant’s Form 8-K filed July 5, 2016)

10.20	Multifamily Note, made as of June 29, 2016, by SIR Huffmeister Villas, LLC, in favor of PNC Bank, National Association (incorporated by reference to Exhibit 10.7 to the Registrant’s Form 8-K filed July 5, 2016)

10.21	Multifamily Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing, dated as of June 29, 2016, by SIR Huffmeister Villas, LLC to Gary S. Farmer for the benefit of PNC Bank, National Association (incorporated by reference to Exhibit 10.8 to the Registrant’s Form 8-K filed July 5, 2016)

10.22	Guaranty, dated as of June 29, 2016, by Steadfast Income REIT, Inc. to and for the benefit of PNC Bank, National Association (incorporated by reference to Exhibit 10.9 to the Registrant’s Form 8-K filed July 5, 2016)

10.23	Assignment of Management Agreement and Subordination of Management Fees, dated as of June 29, 2016, by and among SIR Huffmeister Villas, LLC, PNC Bank, National Association and Steadfast Management Company, Inc. (incorporated by reference to Exhibit 10.10 to the Registrant’s Form 8-K filed July 5, 2016)

10.24	Multifamily Loan and Security Agreement, made as of June 29, 2016, by and between SIR Kingwood Villas, LLC and PNC Bank, National Association (incorporated by reference to Exhibit 10.11 to the Registrant’s Form 8-K filed July 5, 2016)

10.25	Multifamily Note, made as of June 29, 2016, by SIR Kingwood Villas, LLC, in favor of PNC Bank, National Association (incorporated by reference to Exhibit 10.12 to the Registrant’s Form 8-K filed July 5, 2016)

10.26	Multifamily Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing, dated as of June 29, 2016, by SIR Kingwood Villas, LLC to Gary S. Farmer for the benefit of PNC Bank, National Association (incorporated by reference to Exhibit 10.13 to the Registrant’s Form 8-K filed July 5, 2016)

10.27	Guaranty, dated as of June 29, 2016, by Steadfast Income REIT, Inc. to and for the benefit of PNC Bank, National Association (incorporated by reference to Exhibit 10.14 to the Registrant’s Form 8-K filed July 5, 2016)

10.28	Assignment of Management Agreement and Subordination of Management Fees, dated as of June 29, 2016, by and among SIR Kingwood Villas, LLC, PNC Bank, National Association and Steadfast Management Company, Inc. (incorporated by reference to Exhibit 10.15 to the Registrant’s Form 8-K filed July 5, 2016)

10.29	Multifamily Loan and Security Agreement, made as of June 29, 2016, by and between SIR Waterford Riata, LLC and PNC Bank, National Association (incorporated by reference to Exhibit 10.16 to the Registrant’s Form 8-K filed July 5, 2016)

Exhibit	Description

10.30

Multifamily Note, made as of June 29, 2016, by SIR Waterford Riata, LLC, in favor of PNC Bank, National Association (incorporated by reference to Exhibit 10.17 to the Registrant’s Form 8-K filed July 5, 2016)

10.31	Multifamily Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing, dated as of June 29, 2016, by SIR Waterford Riata, LLC to Gary S. Farmer for the benefit of PNC Bank, National Association (incorporated by reference to Exhibit 10.18 to the Registrant’s Form 8-K filed July 5, 2016)

10.32	Guaranty, dated as of June 29, 2016, by Steadfast Income REIT, Inc. to and for the benefit of PNC Bank, National Association (incorporated by reference to Exhibit 10.19 to the Registrant’s Form 8-K filed July 5, 2016)

10.33	Assignment of Management Agreement and Subordination of Management Fees, dated as of June 29, 2016, by and among SIR Waterford Riata, LLC, PNC Bank, National Association and Steadfast Management Company, Inc. (incorporated by reference to Exhibit 10.20 to the Registrant’s Form 8-K filed July 5, 2016)

10.34	Multifamily Loan and Security Agreement, made as of June 29, 2016, by and between SIR Mansfield Landing, LLC and PNC Bank, National Association (incorporated by reference to Exhibit 10.21 to the Registrant’s Form 8-K filed July 5, 2016)

10.35	Multifamily Note, made as of June 29, 2016, by SIR Mansfield Landing, LLC, in favor of PNC Bank, National Association (incorporated by reference to Exhibit 10.22 to the Registrant’s Form 8-K filed July 5, 2016)

10.36	Multifamily Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing, dated as of June 29, 2016, by SIR Mansfield Landing, LLC to Gary S. Farmer for the benefit of PNC Bank, National Association (incorporated by reference to Exhibit 10.23 to the Registrant’s Form 8-K filed July 5, 2016)

10.37	Guaranty, dated as of June 29, 2016, by Steadfast Income REIT, Inc. to and for the benefit of PNC Bank, National Association (incorporated by reference to Exhibit 10.24 to the Registrant’s Form 8-K filed July 5, 2016)

10.38	Assignment of Management Agreement and Subordination of Management Fees, dated as of June 29, 2016, by and among SIR Mansfield Landing, LLC, PNC Bank, National Association and Steadfast Management Company, Inc. (incorporated by reference to Exhibit 10.25 to the Registrant’s Form 8-K filed July 5, 2016)

10.39	Multifamily Loan and Security Agreement, made as of June 29, 2016, by and between Brice Grove Apartments, LLC and Berkeley Point Capital LLC (incorporated by reference to Exhibit 10.26 to the Registrant’s Form 8-K filed July 5, 2016)

10.40	Multifamily Note, made as of June 29, 2016, by Brice Grove Apartments, LLC, in favor of Berkeley Point Capital LLC (incorporated by reference to Exhibit 10.27 to the Registrant’s Form 8-K filed July 5, 2016)

10.41	Multifamily Mortgage, Assignment of Rents and Security Agreement, dated as of June 29, 2016, by Brice Grove Apartments, LLC to and for the benefit of Berkeley Point Capital LLC (incorporated by reference to Exhibit 10.28 to the Registrant’s Form 8-K filed July 5, 2016)

10.42	Guaranty, dated as of June 29, 2016, by Steadfast Income REIT, Inc. to and for the benefit of Berkeley Point Capital LLC (incorporated by reference to Exhibit 10.29 to the Registrant’s Form 8-K filed July 5, 2016)

Exhibit	Description

10.43

Assignment of Management Agreement and Subordination of Management Fees, dated as of June 29, 2016, by and among Brice Grove Apartments, LLC, Berkeley Point Capital LLC and Steadfast Management Company, Inc. (incorporated by reference to Exhibit 10.30 to the Registrant’s Form 8-K filed July 5, 2016)

10.44	Multifamily Loan and Security Agreement, made as of June 29, 2016, by and between SIR Grayson Ridge, LLC and Berkeley Point Capital LLC (incorporated by reference to Exhibit 10.31 to the Registrant’s Form 8-K filed July 5, 2016)

10.45	Multifamily Note, made as of June 29, 2016, by SIR Grayson Ridge, LLC, in favor of Berkeley Point Capital LLC (incorporated by reference to Exhibit 10.32 to the Registrant’s Form 8-K filed July 5, 2016)

10.46	Multifamily Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing, dated as of June 29, 2016, by SIR Grayson Ridge, LLC to Melissa A. Johnson for the benefit of Berkeley Point Capital LLC (incorporated by reference to Exhibit 10.33 to the Registrant’s Form 8-K filed July 5, 2016)

10.47	Guaranty, dated as of June 29, 2016, by Steadfast Income REIT, Inc. to and for the benefit of Berkeley Point Capital LLC (incorporated by reference to Exhibit 10.34 to the Registrant’s Form 8-K filed July 5, 2016)

10.48	Assignment of Management Agreement and Subordination of Management Fees, dated as of June 29, 2016, by and among SIR Grayson Ridge, LLC, Berkeley Point Capital LLC and Steadfast Management Company, Inc. (incorporated by reference to Exhibit 10.35 to the Registrant’s Form 8-K filed July 5, 2016)

10.49	Multifamily Loan and Security Agreement, made as of June 29, 2016, by and between SIR Mallard Crossing, LLC and Berkeley Point Capital LLC (incorporated by reference to Exhibit 10.36 to the Registrant’s Form 8-K filed July 5, 2016)

10.50	Multifamily Note, made as of June 29, 2016, by SIR Mallard Crossing, LLC, in favor of Berkeley Point Capital LLC (incorporated by reference to Exhibit 10.37 to the Registrant’s Form 8-K filed July 5, 2016)

10.51	Multifamily Mortgage, Assignment of Rents and Security Agreement, dated as of June 29, 2016, by SIR Mallard Crossing, LLC to and for the benefit of Berkeley Point Capital LLC (incorporated by reference to Exhibit 10.38 to the Registrant’s Form 8-K filed July 5, 2016)

10.52	Guaranty, dated as of June 29, 2016, by Steadfast Income REIT, Inc. to and for the benefit of Berkeley Point Capital LLC (incorporated by reference to Exhibit 10.39 to the Registrant’s Form 8-K filed July 5, 2016)

10.53	Assignment of Management Agreement and Subordination of Management Fees, dated as of June 29, 2016, by and among SIR Mallard Crossing, LLC, Berkeley Point Capital LLC and Steadfast Management Company, Inc. (incorporated by reference to Exhibit 10.40 to the Registrant’s Form 8-K filed July 5, 2016)

10.54	Multifamily Loan and Security Agreement, made as of June 30, 2016, by and between SIR Mapleshade, LLC and Berkeley Point Capital LLC (incorporated by reference to Exhibit 10.41 to the Registrant’s Form 8-K filed July 5, 2016)

10.55	Multifamily Note, made as of June 30, 2016, by SIR Mapleshade, LLC, in favor of Berkeley Point Capital LLC (incorporated by reference to Exhibit 10.42 to the Registrant’s Form 8-K filed July 5, 2016)

Exhibit	Description

10.56

Multifamily Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing, dated as of June 30, 2016, by SIR Mapleshade, LLC to Melissa A. Johnson for the benefit of Berkeley Point Capital LLC (incorporated by reference to Exhibit 10.43 to the Registrant’s Form 8-K filed July 5, 2016)

10.57	Guaranty, dated as of June 30, 2016, by Steadfast Income REIT, Inc. to and for the benefit of Berkeley Point Capital LLC (incorporated by reference to Exhibit 10.44 to the Registrant’s Form 8-K filed July 5, 2016)

10.58	Assignment of Management Agreement and Subordination of Management Fees, dated as of June 30, 2016, by and among SIR Mapleshade, LLC, Berkeley Point Capital LLC and Steadfast Management Company, Inc. (incorporated by reference to Exhibit 10.45 to the Registrant’s Form 8-K filed July 5, 2016)

10.59	Multifamily Loan and Security Agreement, made as of June 30, 2016, by and between SIR Tapestry Park, LLC and Berkeley Point Capital LLC (incorporated by reference to Exhibit 10.46 to the Registrant’s Form 8-K filed July 5, 2016)

10.60	Multifamily Note, made as of June 30, 2016, by SIR Tapestry Park, LLC, in favor of Berkeley Point Capital LLC (incorporated by reference to Exhibit 10.47 to the Registrant’s Form 8-K filed July 5, 2016)

10.61	Multifamily Mortgage, Assignment of Rents and Security Agreement, dated as of June 30, 2016, by SIR Tapestry Park, LLC to and for the benefit of Berkeley Point Capital LLC (incorporated by reference to Exhibit 10.48 to the Registrant’s Form 8-K filed July 5, 2016)

10.62	Guaranty, dated as of June 30, 2016, by Steadfast Income REIT, Inc. to and for the benefit of Berkeley Point Capital LLC (incorporated by reference to Exhibit 10.49 to the Registrant’s Form 8-K filed July 5, 2016)

10.63	Assignment of Management Agreement and Subordination of Management Fees, dated as of June 30, 2016, by and among SIR Tapestry Park, LLC, Berkeley Point Capital LLC and Steadfast Management Company, Inc. (incorporated by reference to Exhibit 10.50 to the Registrant’s Form 8-K filed July 5, 2016)

10.64	Multifamily Loan and Security Agreement, made as of June 30, 2016, by and between SIR Park Shore, LLC and Berkeley Point Capital LLC (incorporated by reference to Exhibit 10.51 to the Registrant’s Form 8-K filed July 5, 2016)

10.65	Multifamily Note, made as of June 30, 2016, by SIR Park Shore, LLC, in favor of Berkeley Point Capital LLC (incorporated by reference to Exhibit 10.52 to the Registrant’s Form 8-K filed July 5, 2016)

10.66	Multifamily Mortgage, Assignment of Rents and Security Agreement, dated as of June 30, 2016, by SIR Park Shore, LLC to and for the benefit of Berkeley Point Capital LLC (incorporated by reference to Exhibit 10.53 to the Registrant’s Form 8-K filed July 5, 2016)

10.67	Guaranty, dated as of June 30, 2016, by Steadfast Income REIT, Inc. to and for the benefit of Berkeley Point Capital LLC (incorporated by reference to Exhibit 10.54 to the Registrant’s Form 8-K filed July 5, 2016)

10.68	Assignment of Management Agreement and Subordination of Management Fees, dated as of June 30, 2016, by and among SIR Park Shore, LLC, Berkeley Point Capital LLC and Steadfast Management Company, Inc. (incorporated by reference to Exhibit 10.55 to the Registrant’s Form 8-K filed July 5, 2016)

Exhibit	Description

10.69

Multifamily Loan and Security Agreement, made as of June 30, 2016, by and between SIR Carol Stream, LLC and Berkeley Point Capital LLC (incorporated by reference to Exhibit 10.56 to the Registrant’s Form 8-K filed July 5, 2016)

10.70	Multifamily Note, made as of June 30, 2016, by SIR Carol Stream, LLC, in favor of Berkeley Point Capital LLC (incorporated by reference to Exhibit 10.57 to the Registrant’s Form 8-K filed July 5, 2016)

10.71	Multifamily Mortgage, Assignment of Rents and Security Agreement, dated as of June 30, 2016, by SIR Carol Stream, LLC to and for the benefit of Berkeley Point Capital LLC (incorporated by reference to Exhibit 10.58 to the Registrant’s Form 8-K filed July 5, 2016)

10.72	Guaranty, dated as of June 30, 2016, by Steadfast Income REIT, Inc. to and for the benefit of Berkeley Point Capital LLC (incorporated by reference to Exhibit 10.59 to the Registrant’s Form 8-K filed July 5, 2016)

10.73	Assignment of Management Agreement and Subordination of Management Fees, dated as of June 30, 2016, by and among SIR Carol Stream, LLC, Berkeley Point Capital LLC and Steadfast Management Company, Inc. (incorporated by reference to Exhibit 10.60 to the Registrant’s Form 8-K filed July 5, 2016)

10.74	Multifamily Loan and Security Agreement, made as of June 30, 2016, by and between SIR Cantare, LLC and Berkeley Point Capital LLC (incorporated by reference to Exhibit 10.61 to the Registrant’s Form 8-K filed July 5, 2016)

10.75	Multifamily Note, made as of June 30, 2016, by SIR Cantare, LLC, in favor of Berkeley Point Capital LLC (incorporated by reference to Exhibit 10.62 to the Registrant’s Form 8-K filed July 5, 2016)

10.76	Multifamily Deed of Trust, Absolute Assignment of Leases and Rents and Security Agreement (Including Fixture Filing), dated as of June 30, 2016, by SIR Cantare, LLC to Joseph B. Pitts, Jr. for the benefit of Berkeley Point Capital LLC (incorporated by reference to Exhibit 10.63 to the Registrant’s Form 8-K filed July 5, 2016)

10.77	Guaranty, dated as of June 30, 2016, by Steadfast Income REIT, Inc. to and for the benefit of Berkeley Point Capital LLC (incorporated by reference to Exhibit 10.64 to the Registrant’s Form 8-K filed July 5, 2016)

10.78	Assignment of Management Agreement and Subordination of Management Fees, dated as of June 30, 2016, by and among SIR Cantare, LLC, Berkeley Point Capital LLC and Steadfast Management Company, Inc. (incorporated by reference to Exhibit 10.65 to the Registrant’s Form 8-K filed July 5, 2016)

10.79	Multifamily Loan and Security Agreement, made as of June 30, 2016, by and between SIR Stuart Hall, LLC and Berkeley Point Capital LLC (incorporated by reference to Exhibit 10.66 to the Registrant’s Form 8-K filed July 5, 2016)

10.80	Multifamily Note, made as of June 30, 2016, by SIR Stuart Hall, LLC, in favor of Berkeley Point Capital LLC (incorporated by reference to Exhibit 10.67 to the Registrant’s Form 8-K filed July 5, 2016)

10.81	Multifamily Deed of Trust, Assignment of Rents and Security Agreement, dated as of June 30, 2016, by SIR Stuart Hall, LLC to Steven M. Leigh for the benefit of Berkeley Point Capital LLC (incorporated by reference to Exhibit 10.68 to the Registrant’s Form 8-K filed July 5, 2016)

10.82	Guaranty, dated as of June 30, 2016, by Steadfast Income REIT, Inc. to and for the benefit of Berkeley Point Capital LLC (incorporated by reference to Exhibit 10.69 to the Registrant’s Form 8-K filed July 5, 2016)

Exhibit	Description

10.83

Assignment of Management Agreement and Subordination of Management Fees, dated as of June 30, 2016, by and among SIR Stuart Hall, LLC, Berkeley Point Capital LLC and Steadfast Management Company, Inc. (incorporated by reference to Exhibit 10.70 to the Registrant’s Form 8-K filed July 5, 2016)

10.84	Assignment of Management Agreement and Subordination of Management Fees, dated as of June 30, 2016, by and among SIR Stuart Hall, LLC, Berkeley Point Capital LLC and Embassy Properties, Inc. (incorporated by reference to Exhibit 10.71 to the Registrant’s Form 8-K filed July 5, 2016)

10.85	Multifamily Loan and Security Agreement, made as of July 29, 2016, by and between SIR Ashley Oaks, LLC and PNC Bank, National Association (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed August 3, 2016)

10.86	Multifamily Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing, dated as of July 29, 2016, by SIR Ashley Oaks, LLC to Ann Johnson for the benefit of PNC Bank, National Association (incorporated by reference to Exhibit 10.2 to the Registrant’s Form 8-K filed August 3, 2016)

10.87	Assignment of Management Agreement and Subordination of Management Fees, dated as of July 29, 2016, by and among SIR Ashley Oaks, LLC, PNC Bank, National Association and Steadfast Management Company, Inc. (incorporated by reference to Exhibit 10.3 to the Registrant’s Form 8-K filed August 3, 2016)

10.88	Multifamily Loan and Security Agreement, made as of July 29, 2016, by and between SIR Buda Ranch, LLC and PNC Bank, National Association (incorporated by reference to Exhibit 10.4 to the Registrant’s Form 8-K filed August 3, 2016)

10.89	Multifamily Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing, dated as of July 29, 2016, by SIR Buda Ranch, LLC to Ann Johnson for the benefit of PNC Bank, National Association (incorporated by reference to Exhibit 10.5 to the Registrant’s Form 8-K filed August 3, 2016)

10.90	Assignment of Management Agreement and Subordination of Management Fees, dated as of July 29, 2016, by and among SIR Buda Ranch, LLC, PNC Bank, National Association and Steadfast Management Company, Inc. (incorporated by reference to Exhibit 10.6 to the Registrant’s Form 8-K filed August 3, 2016)

10.91	Multifamily Loan and Security Agreement, made as of July 29, 2016, by and between SIR Deer Valley, LLC and PNC Bank, National Association (incorporated by reference to Exhibit 10.7 to the Registrant’s Form 8-K filed August 3, 2016)

10.92	Multifamily Mortgage, Assignment of Rents and Security Agreement, dated as of July 29, 2016, by and between SIR Deer Valley, LLC and PNC Bank, National Association (incorporated by reference to Exhibit 10.8 to the Registrant’s Form 8-K filed August 3, 2016)

10.93	Assignment of Management Agreement and Subordination of Management Fees, dated as of July 29, 2016, by and among SIR Deer Valley, LLC, PNC Bank, National Association and Steadfast Management Company, Inc. (incorporated by reference to Exhibit 10.9 to the Registrant’s Form 8-K filed August 3, 2016)

10.94	Multifamily Loan and Security Agreement, made as of July 29, 2016, by and between SIR Carrington Park, LLC and PNC Bank, National Association (incorporated by reference to Exhibit 10.10 to the Registrant’s Form 8-K filed August 3, 2016)

10.95	Multifamily Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing, dated as of July 29, 2016, by SIR Carrington Park, LLC to Ann Johnson for the benefit of PNC Bank, National Association (incorporated by reference to Exhibit 10.11 to the Registrant’s Form 8-K filed August 3, 2016)

Exhibit	Description

10.96

Assignment of Management Agreement and Subordination of Management Fees, dated as of July 29, 2016, by and among SIR Carrington Park, LLC, PNC Bank, National Association and Steadfast Management Company, Inc. (incorporated by reference to Exhibit 10.12 to the Registrant’s Form 8-K filed August 3, 2016)

10.97	Multifamily Loan and Security Agreement, made as of July 29, 2016, by and between SIR Carrington Place, LLC and PNC Bank, National Association (incorporated by reference to Exhibit 10.13 to the Registrant’s Form 8-K filed August 3, 2016)

10.98	Multifamily Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing, dated as of July 29, 2016, by SIR Carrington Place, LLC to Ann Johnson for the benefit of PNC Bank, National Association (incorporated by reference to Exhibit 10.14 to the Registrant’s Form 8-K filed August 3, 2016)

10.99	Assignment of Management Agreement and Subordination of Management Fees, dated as of July 29, 2016, by and among SIR Carrington Place, LLC, PNC Bank, National Association and Steadfast Management Company, Inc. (incorporated by reference to Exhibit 10.15 to the Registrant’s Form 8-K filed August 3, 2016)

10.100	Multifamily Loan and Security Agreement, made as of July 29, 2016, by and between SIR Carrington Champion, LLC and PNC Bank, National Association (incorporated by reference to Exhibit 10.16 to the Registrant’s Form 8-K filed August 3, 2016)

10.101	Multifamily Deed Trust, Assignment of Rents, Security Agreement and Fixture Filing, dated as of July 29, 2016, by SIR Carrington Champion, LLC to Ann Johnson for the benefit of PNC Bank, National Association (incorporated by reference to Exhibit 10.17 to the Registrant’s Form 8-K filed August 3, 2016)

10.102	Assignment of Management Agreement and Subordination of Management Fees, dated as of July 29, 2016, by and among SIR Carrington Champion, LLC, PNC Bank, National Association and Steadfast Management Company, Inc. (incorporated by reference to Exhibit 10.18 to the Registrant’s Form 8-K filed August 3, 2016)

10.103	Multifamily Loan and Security Agreement, made as of July 29, 2016, by and between SIR Audubon Park, LLC and PNC Bank, National Association (incorporated by reference to Exhibit 10.19 to the Registrant’s Form 8-K filed August 3, 2016)

10.104	Multifamily Deed of Trust, Absolute Assignment of Leases and Rents and Security Agreement (Including Fixture Filing), dated as of July 29, 2016, by SIR Audubon Park, LLC to Joseph B. Pitt, Jr. for the benefit of PNC Bank, National Association (incorporated by reference to Exhibit 10.20 to the Registrant’s Form 8-K filed August 3, 2016)

10.105	Assignment of Management Agreement and Subordination of Management Fees, dated as of July 29, 2016, by and among SIR Audubon Park, LLC, PNC Bank, National Association and Steadfast Management Company, Inc. (incorporated by reference to Exhibit 10.21 to the Registrant’s Form 8-K filed August 3, 2016)

10.106	Multifamily Loan and Security Agreement, made as of July 29, 2016, by and between SIR Oak Crossing, LLC and PNC Bank, National Association (incorporated by reference to Exhibit 10.22 to the Registrant’s Form 8-K filed August 3, 2016)

10.107	Multifamily Mortgage, Assignment of Rents, Security Agreement and Fixture Filing, dated as of July 29, 2016, by and between SIR Oak Crossing, LLC and PNC Bank, National Association (incorporated by reference to Exhibit 10.23 to the Registrant’s Form 8-K filed August 3, 2016)

Exhibit	Description

10.108

Assignment of Management Agreement and Subordination of Management Fees, dated as of July 29, 2016, by and among SIR Oak Crossing, LLC, PNC Bank, National Association and Steadfast Management Company, Inc. (incorporated by reference to Exhibit 10.24 to the Registrant’s Form 8-K filed August 3, 2016)

10.109	Multifamily Loan and Security Agreement, made as of July 29, 2016, by and between SIR Steiner Ranch Apartments, LLC and PNC Bank, National Association (incorporated by reference to Exhibit 10.25 to the Registrant’s Form 8-K filed August 3, 2016)

10.110	Multifamily Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing, dated as of July 29, 2016, by SIR Steiner Ranch Apartments, LLC to Ann Johnson for the benefit of PNC Bank, National Association (incorporated by reference to Exhibit 10.26 to the Registrant’s Form 8-K filed August 3, 2016)

10.111	Assignment of Management Agreement and Subordination of Management Fees, dated as of July 29, 2016, by and among SIR Steiner Ranch Apartments, LLC, PNC Bank, National Association and Steadfast Management Company, Inc. (incorporated by reference to Exhibit 10.27 to the Registrant’s Form 8-K filed August 3, 2016)

10.112	Credit Agreement, dated July 29, 2016, by and between SIR Ashley Oaks, LLC, SIR Buda Ranch, LLC, SIR Deer Valley, LLC, SIR Carrington Park, LLC, SIR Carrington Place, LLC, SIR Carrington Champion, SIR Audubon Park, LLC, SIR Oak Crossing, LLC, SIR Steiner Ranch Apartments, LLC and PNC Bank, National Association (incorporated by reference to Exhibit 10.28 to the Registrant’s Form 8-K filed August 3, 2016)

10.113	Multifamily Note, made as of July 29, 2016, by SIR Ashley Oaks, LLC, SIR Audubon Park, LLC, SIR Carrington Champion, LLC, SIR Carrington Park, LLC, SIR Carrington Place, LLC, SIR Deer Valley, LLC, SIR Steiner Ranch Apartments, LLC, SIR Oak Crossing, LLC and SIR Buda Ranch, LLC, in favor of PNC Bank, National Association (incorporated by reference to Exhibit 10.29 to the Registrant’s Form 8-K filed August 3, 2016)

10.114	Guaranty, dated as of July 29, 2016, by Steadfast Income REIT, Inc. to and for the benefit of PNC Bank, National Association (incorporated by reference to Exhibit 10.30 to the Registrant’s Form 8-K filed August 3, 2016)

10.115	Amendment No. 9 to the Amended and Restated Advisory Agreement, dated as of November 8, 2016, by and among Steadfast Income REIT, Inc., Steadfast Income REIT Operating Partnership, L.P. and Steadfast Income Advisor, LLC (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed November 14, 2016)

10.116	Contribution Agreement, dated as of November 10, 2017, by and among, Steadfast Income REIT, Inc., BREIT Steadfast MF JV LP, BREIT Steadfast MF Parent LLC and BREIT Steadfast MF GP LLC (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed November 13, 2017)

10.117	Amendment No. 10 to the Amended and Restated Advisory Agreement, dated as of November 7, 2017, by and among Steadfast Income REIT, Inc., Steadfast Income REIT Operating Partnership, L.P. and Steadfast Income Advisor, LLC (incorporated by reference to Exhibit 10.2 to the Registrant’s Form 8-K filed November 13, 2017)

10.118	Multifamily Loan and Security Agreement, made as of May 31, 2018, by and between SIR Oak Crossing, LLC and PNC Bank, National Association (included as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed June 6, 2018 and incorporated herein by reference).

10.119	Multifamily Mortgage, Assignment of Rents, Security Agreement and Fixture Filing, dated as of May 31, 2018, by and between SIR Oak Crossing, LLC and PNC Bank, National Association (included as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed June 6, 2018 and incorporated herein by reference).

Exhibit	Description

10.120

Assignment of Management Agreement and Subordination of Management Fees, dated as of May 31, 2018, by and among SIR Oak Crossing, LLC, PNC Bank, National Association and Steadfast Management Company, Inc. (included as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed June 6, 2018 and incorporated herein by reference).

10.121	Guaranty, dated as of May 31, 2018, by Steadfast Income REIT, Inc. for the benefit of PNC Bank, National Association (included as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed June 6, 2018 and incorporated herein by reference).

10.122	Multifamily Note, made as of May 31, 2018, by SIR Oak Crossing, LLC, in favor of PNC Bank, National Association (included as Exhibit 10.5 to the Company’s Current Report on Form 8-K filed June 6, 2018 and incorporated herein by reference).

10.123	Multifamily Loan and Security Agreement, made as of May 31, 2018, by and between SIR Carrington Park, LLC and PNC Bank, National Association (included as Exhibit 10.6 to the Company’s Current Report on Form 8-K filed June 6, 2018 and incorporated herein by reference).

10.124	Multifamily Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing, dated as of May 31, 2018, by and between SIR Carrington Park, LLC and PNC Bank, National Association (included as Exhibit 10.7 to the Company’s Current Report on Form 8-K filed June 6, 2018 and incorporated herein by reference).

10.125	Assignment of Management Agreement and Subordination of Management Fees, dated as of May 31, 2018, by and among SIR Carrington Park, LLC, PNC Bank, National Association and Steadfast Management Company, Inc. (included as Exhibit 10.8 to the Company’s Current Report on Form 8-K filed June 6, 2018 and incorporated herein by reference).

10.126	Guaranty, dated as of May 31, 2018, by Steadfast Income REIT, Inc. for the benefit of PNC Bank, National Association (included as Exhibit 10.9 to the Company’s Current Report on Form 8-K filed June 6, 2018 and incorporated herein by reference).

10.127	Multifamily Note, made as of May 31, 2018, by SIR Carrington Park, LLC, in favor of PNC Bank, National Association (included as Exhibit 10.10 to the Company’s Current Report on Form 8-K filed June 6, 2018 and incorporated herein by reference).

10.128	Purchase and Sale Agreement and Joint Escrow Instructions, made and entered into as of March 26, 2018, by and between Steadfast Asset Holdings, Inc. and BRE Jefferson St. Andrews Owner LLC, with First American Title Insurance Company as the title company (included as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed June 15, 2018 and incorporated herein by reference).

10.129	First Amendment to Purchase and Sale Agreement and Joint Escrow Instructions, entered into as of April 13, 2018, by and between Steadfast Asset Holdings, Inc. and BRE Jefferson St. Andrews Owner LLC (included as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed June 15, 2018 and incorporated herein by reference).

10.130	Assignment and Assumption of Purchase Agreement, dated as of June 11, 2018, by and between Steadfast Asset Holdings, Inc. and SIR Jefferson, LLC (included as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed June 15, 2018 and incorporated herein by reference).

10.131	Property Management Agreement, entered into as of June 11, 2018, by and between Steadfast Management Company, Inc. and SIR Jefferson, LLC (included as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed June 15, 2018 and incorporated herein by reference).

10.132	Construction Management Services Agreement, entered into as of June 11, 2018, by and between SIR Jefferson, LLC and Pacific Coast Land & Construction, Inc. (included as Exhibit 10.5 to the Company’s Current Report on Form 8-K filed June 15, 2018 and incorporated herein by reference).

Exhibit	Description

10.133

Assumption and Release Agreement, entered into as of June 11, 2018, by and between BRE Jefferson St. Andrews Owner, LLC, SIR Jefferson, LLC, BRE Imagination Holdco LLC, Steadfast Income REIT, Inc. and Fannie Mae (included as Exhibit 10.6 to the Company’s Current Report on Form 8-K filed June 15, 2018 and incorporated herein by reference).

10.134	First Amendment to Multifamily Loan and Security Agreement and Other Loan Documents, entered into as of June 11, 2018, by and between SIR Jefferson, LLC and Fannie Mae (included as Exhibit 10.7 to the Company’s Current Report on Form 8-K filed June 15, 2018 and incorporated herein by reference).

10.135	Interest Rate Cap Reserve and Security Agreement, entered into as of June 11, 2018, by and between SIR Jefferson, LLC and Fannie Mae (included as Exhibit 10.8 to the Company’s Current Report on Form 8-K filed June 15, 2018 and incorporated herein by reference).

10.136	Multifamily Loan and Security Agreement dated as of October 31, 2017 by and between BRE Jefferson St. Andrews Owner LLC and Jones Lang LaSalle Multifamily, LLC (included as Exhibit 10.9 to the Company’s Current Report on Form 8-K filed June 15, 2018 and incorporated herein by reference).

10.137	Multifamily Note dated as of October 31, 2017, by BRE Jefferson St. Andrews Owner LLC for the benefit of Jones Lang LaSalle Multifamily, LLC (included as Exhibit 10.10 to the Company’s Current Report on Form 8-K filed June 15, 2018 and incorporated herein by reference).

10.138	Multifamily Deed to Secure Debt, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of October 31, 2017, by BRE Jefferson St. Andrews Owner LLC for the benefit of Jones Lang LaSalle Multifamily, LLC (included as Exhibit 10.11 to the Company’s Current Report on Form 8-K filed June 15, 2018 and incorporated herein by reference).

10.139	Guaranty of Non-Recourse Obligations dated as of October 31, 2017, by BRE Imagination Holdco LLC (included as Exhibit 10.12 to the Company’s Current Report on Form 8-K filed June 15, 2018 and incorporated herein by reference).

10.140	Environmental Indemnity Agreement dated as of October 31, 2017, by BRE Jefferson St. Andrews Owner LLC for the benefit of Jones Lang LaSalle Multifamily, LLC (included as Exhibit 10.13 to the Company’s Current Report on Form 8-K filed June 15, 2018 and incorporated herein by reference).

10.141	Amendment No. 11 to the Amended and Restated Advisory Agreement, dated as of November 7, 2018, by and among Steadfast Income REIT, Inc., Steadfast Income REIT Operating Partnership, L.P. and Steadfast Income Advisor, LLC (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed November 8, 2018)

21.1*	Subsidiaries of the Company

23.1*	Consent of Ernst & Young LLP

31.1*	Certification of the Principal Executive Officer pursuant to Exchange Act Rule 13a-14(a) or 15d-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.2*	Certification of the Principal Financial Officer pursuant to Exchange Act Rule 13a-14(a) or 15d-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32.1**	Certification of the Principal Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

32.2**	Certification of the Principal Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

99.1*	Consent of CBRE Capital Advisors, Inc.

Exhibit	Description

101.INS*	XBRL Instance Document.

101.SCH*	XBRL Taxonomy Extension Schema Document.

101.CAL*	XBRL Taxonomy Extension Calculation Linkbase Document.

101.LAB*	XBRL Taxonomy Extension Labels Linkbase Document.

101.PRE*	XBRL Taxonomy Extension Presentation Linkbase Document.

101.DEF*	XBRL Taxonomy Extension Definition Linkbase Document.

*	Filed herewith.
**

In accordance with Item 601(b)(32) of Regulation S-K, this Exhibit is not deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section. Such certifications will not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates it by reference.

ITEM 16.	FORM 10-K SUMMARY

The Company has elected not to provide summary information.

STEADFAST INCOME REIT, INC.

All other schedules are omitted because they are not applicable or the required information is shown in the financial statements or notes thereto.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of

Steadfast Income REIT, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Steadfast Income REIT, Inc. (the “Company”) as of December 31, 2018 and 2017, the related consolidated statements of operations, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2018, and the related notes and financial statement schedule listed in the Index at Item 15(a), Schedule III - Real Estate Assets and Accumulated Depreciation and Amortization (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2018 and 2017, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2018, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Ernst & Young LLP

We have served as the Company’s auditor since 2009.

Irvine, California

March 15, 2019

STEADFAST INCOME REIT, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,
	2018	2017
ASSETS
Assets:
Real Estate:
Land	$105,754,646	$86,684,470
Building and improvements	942,484,745	819,267,249
Other intangible assets	2,644,263	2,644,263

Total real estate held for investment, cost	1,050,883,654	908,595,982
Less accumulated depreciation and amortization	(203,993,817)	(164,048,221)

Total real estate held for investment, net	846,889,837	744,547,761
Real estate held for sale, net	—	282,167,569

Total real estate, net	846,889,837	1,026,715,330
Cash and cash equivalents	142,078,166	171,228,485
Restricted cash	12,114,277	28,959,004
Investment in unconsolidated joint venture	14,085,399	8,133,156
Rents and other receivables	1,791,881	2,737,800
Assets related to real estate held for sale	—	4,908,519
Other assets	2,698,438	3,258,584

Total assets	$1,019,657,998	$1,245,940,878

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable and accrued liabilities	$26,893,862	$24,399,352
Notes payable:
Mortgage notes payable, net	641,138,114	555,581,831
Credit facility, net	52,363,460	90,222,098
Notes payable related to real estate held for sale, net	—	229,982,009

Total notes payable, net	693,501,574	875,785,938
Distributions payable	3,515,310	4,595,301
Due to affiliates	4,985,918	1,967,129
Liabilities related to real estate held for sale	—	8,545,385

Total liabilities	728,896,664	915,293,105

Commitments and contingencies (Note 11)
Stockholders’ Equity:
Preferred stock, $0.01 par value per share; 100,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock $0.01 par value per share; 999,999,000 shares authorized, 74,650,139 and 75,479,409 shares issued and outstanding at December 31, 2018 and 2017, respectively	746,502	754,794
Convertible stock, $0.01 par value per share; 1,000 shares authorized, issued and outstanding as of December 31, 2018 and 2017, respectively	10	10
Additional paid-in capital	656,204,073	664,110,915
Cumulative distributions and net income	(366,189,251)	(334,217,946)

Total stockholders’ equity	290,761,334	330,647,773

Total liabilities and stockholders’ equity	$1,019,657,998	$1,245,940,878

See accompanying notes to consolidated financial statements.

STEADFAST INCOME REIT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the year ended December 31,
	2018	2017	2016
Revenues:
Rental income	$124,498,400	$188,019,112	$192,088,348
Tenant reimbursements and other	17,490,459	24,950,128	26,149,184

Total revenues	141,988,859	212,969,240	218,237,532

Expenses:
Operating, maintenance and management	38,512,239	58,347,903	57,832,187
Real estate taxes and insurance	24,230,326	35,114,937	36,507,827
Fees to affiliates	15,879,702	21,960,145	25,440,718
Depreciation and amortization	46,109,794	67,755,152	69,513,484
Interest expense	33,158,759	44,114,130	41,772,682
Loss on debt extinguishment	3,621,665	2,380,051	4,932,369
General and administrative expenses	6,269,238	6,732,330	7,817,916

Total expenses	167,781,723	236,404,648	243,817,183

Loss before other income (expense)	(25,792,864)	(23,435,408)	(25,579,651)

Other income (expense):
Equity in loss of unconsolidated joint venture	(3,339,202)	(663,896)	—
Gain on sales of real estate, net	118,215,618	96,573,171	—

Total other income (loss)	114,876,416	95,909,275	—

Net income (loss)	$89,083,552	$72,473,867	$(25,579,651)

Income (loss) per common share — basic and diluted	$1.19	$0.96	$(0.34)

Weighted average number of common shares outstanding — basic	75,049,667	75,794,705	76,195,083

Weighted average number of common shares outstanding — diluted	75,062,053	75,807,710	76,195,083

See accompanying notes to consolidated financial statements.

STEADFAST INCOME REIT, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2018, 2017 AND 2016

	Common Stock		Convertible Stock		Additional Paid- In Capital	Cumulative Distributions & Net Income	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount
BALANCE, December 31, 2015	76,674,502	$766,745	1,000	$10	$677,624,840	$(271,944,072)	$406,447,523
Issuance of common stock	7,500	75	—	—	(75)	—	—
Transfers to redeemable common stock	—	—	—	—	(1,000,000)	—	(1,000,000)
Repurchase of common stock	(479,140)	(4,791)	—	—	(4,995,209)	—	(5,000,000)
Distributions declared	—	—	—	—	—	(54,828,267)	(54,828,267)
Amortization of stock-based compensation	—	—	—	—	76,285	—	76,285
Change in value of restricted common stock to Advisor	—	—	—	—	312,353	—	312,353
Net loss for the year ended December 31, 2016	—	—	—	—	—	(25,579,651)	(25,579,651)

BALANCE, December 31, 2016	76,202,862	762,029	1,000	10	672,018,194	(352,351,990)	320,428,243
Issuance of common stock	7,500	75	—	—	(75)	—	—
Repurchase of common stock	(730,953)	(7,310)	—	—	(7,992,690)	—	(8,000,000)
Distributions declared	—	—	—	—	—	(54,339,823)	(54,339,823)
Amortization of stock-based compensation	—	—	—	—	85,486	—	85,486
Net income for the year ended December 31, 2017	—	—	—	—	—	72,473,867	72,473,867

BALANCE, December 31, 2017	75,479,409	754,794	1,000	10	$664,110,915	(334,217,946)	330,647,773
Issuance of common stock	7,500	75	—	—	(75)	—	—
Repurchase of common stock	(836,770)	(8,367)	—	—	(7,991,633)	—	(8,000,000)
Distributions declared	—	—	—	—	—	(121,054,857)	(121,054,857)
Amortization of stock-based compensation	—	—	—	—	84,866	—	84,866
Net income for year ended December 31, 2018	—	—	—	—	—	89,083,552	89,083,552

BALANCE, December 31, 2018	74,650,139	$746,502	1,000	$10	$656,204,073	$(366,189,251)	$290,761,334

See accompanying notes to consolidated financial statements.

STEADFAST INCOME REIT, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the year ended December 31,
	2018	2017	2016
Cash Flows from Operating Activities:
Net income (loss)	$89,083,552	$72,473,867	$(25,579,651)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	46,109,794	67,755,152	69,513,484
Amortization of deferred financing costs	1,056,249	1,839,952	1,723,186
Amortization of stock-based compensation	84,866	85,486	76,285
Change in value of restricted common stock to Advisor	—	—	312,353
Amortization of loan premiums and discounts	(270,792)	(1,129,960)	(1,243,385)
Change in fair value of interest rate cap agreements	157,268	604,545	(61,698)
Loss on debt extinguishment	3,621,665	2,380,051	4,932,369
Gain on sales of real estate	(118,215,618)	(96,573,171)	—
Insurance claim recoveries	(1,394)	(352,497)	(993,527)
Loss on disposal of buildings and improvements	25,892	147,085	892,396
Unrealized gain on short-term investments	—	(278,883)	(84,750)
Equity in loss of unconsolidated joint venture	3,339,202	663,896	—
Changes in operating assets and liabilities:
Rents and other receivables	945,919	(333,347)	(8,509)
Other assets	626,178	960,983	(250,396)
Accounts payable and accrued liabilities	(461,309)	(3,106,834)	5,246,172
Due to affiliates	969,963	(1,372,025)	267,009

Net cash provided by operating activities	27,071,435	43,764,300	54,741,338

Cash Flows from Investing Activities:
Short-term investments	—	30,363,633	(30,000,000)
Cash contributions to unconsolidated joint venture	(3,435,411)	(3,854,197)	—
Cash distributions from unconsolidated joint venture	530,100	—	—
Acquisition of real estate investments	(67,886,062)	—	—
Additions to real estate investments	(9,564,647)	(16,401,961)	(28,268,601)
Escrow deposits for pending real estate acquisitions	(2,600,000)	—	—
Purchase of interest rate cap agreements	(223,300)	(37,350)	(259,000)
Proceeds from sales of real estate, net	310,434,652	124,918,577	—
Proceeds from insurance claims	1,394	352,497	993,527

Net cash provided by (used in) investing activities	227,256,726	135,341,199	(57,534,074)

Cash Flows from Financing Activities:
Proceeds from issuance of mortgage notes payable	106,482,000	17,638,751	428,196,350
Principal payments on mortgage notes payable	(239,272,864)	(22,745,424)	(557,964,896)
Borrowings from credit facilities	—	—	251,124,750
Principal payments on credit facilities	(38,410,500)	—	(16,000,000)
Payment of deferred financing costs	(1,323,128)	(310,819)	(5,489,473)
Payment of debt extinguishment costs	(2,572,386)	—	(3,202,337)
Distributions to common stockholders	(122,134,848)	(54,369,877)	(54,871,173)
Repurchases of common stock	(8,000,000)	(8,000,000)	(5,000,000)

Net cash (used in) provided by financing activities	(305,231,726)	(67,787,369)	36,793,221

Net (decrease) increase in cash, cash equivalents and restricted cash	(50,903,565)	111,318,130	34,000,485
Cash, cash equivalents and restricted cash, beginning of year	205,096,008	93,777,878	59,777,393

Cash, cash equivalents and restricted cash, end of year	$154,192,443	$205,096,008	$93,777,878

STEADFAST INCOME REIT, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS (CONTINUED)

	For the year ended December 31,
	2018	2017	2016
Supplemental Disclosure of Cash Flow Information:
Interest paid, net of amounts capitalized of $0, $0 and $80,166 for the years ended December 31, 2018, 2017 and 2016, respectively	$32,461,746	$43,477,719	$39,622,084

Supplemental Disclosure of Noncash Transactions:
Decrease in distributions payable	$(1,079,991)	$(30,054)	$(42,906)

Assumption of mortgage notes payable to acquire real estate	$65,000,000	$—	$—

Application of escrow deposits to acquire real estate	$2,600,000	$—	$—

Increase in redeemable common stock payable	$—	$—	$1,000,000

Non-cash contribution to unconsolidated joint venture	$—	$(3,281,298)	$—

Mortgage notes payable assumed by buyer in connection with property sales	$(67,140,194)	$—	$—

Assets and liabilities deconsolidated in connection with property sales:

Real estate, net	$(98,350,076)	$(382,696,431)	$—

Notes payable, net	$76,336,778	$337,214,942	$—

Restricted cash	$(913,408)	$(7,699,698)	$—

Rents and other receivables	$—	$(346,067)	$—

Accounts payable and accrued liabilities	$674,912	$11,330,808	$—

(Decrease) increase in accounts payable and accrued liabilities from additions to investment in unconsolidated joint venture	$(398,817)	$398,817	$—

Increase (decrease) in accounts payable and accrued liabilities from additions to real estate investments	$346,169	$(607,801)	$378,711

Decrease in due to affiliates from additions to real estate investments	$(3,924)	$(15,037)	$(161,652)

See accompanying notes to consolidated financial statements.

STEADFAST INCOME REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018

1. Organization and Business

Steadfast Income REIT, Inc. (the “Company”) was formed on May 4, 2009, as a Maryland corporation that elected to be taxed as, and currently qualifies as, a real estate investment trust (“REIT”). On June 12, 2009, the Company was initially capitalized pursuant to the sale of 22,223 shares of common stock to Steadfast REIT Investments, LLC (the “Sponsor”) at a purchase price of $9.00 per share for an aggregate purchase price of $200,007. On July 10, 2009, Steadfast Income Advisor, LLC (the “Advisor”), a Delaware limited liability company formed on May 1, 2009, invested $1,000 in the Company in exchange for 1,000 shares of convertible stock (the “Convertible Stock”) as described in Note 7 (Stockholders’ Equity).

The Company owns a diverse portfolio of real estate investments, primarily in the multifamily sector, located throughout the United States. As of December 31, 2018, the Company owned 35 multifamily properties comprising a total of 9,442 apartment homes, an additional 21,130 square feet of rentable commercial space at two properties and a 10% interest in one unconsolidated joint venture that owned 20 multifamily properties with a total of 4,584 apartment homes.

Private Offering

On October 13, 2009, the Company commenced a private offering of up to $94,000,000 in shares of the Company’s common stock at a purchase price of $9.40 per share (with discounts available for certain categories of purchasers) (the “Private Offering”). The Company offered its shares of common stock for sale in the Private Offering pursuant to a confidential private placement memorandum and only to persons that were “accredited investors,” as that term is defined under the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D promulgated thereunder. On July 9, 2010, the Company terminated the Private Offering and on July 19, 2010, the Company commenced its registered Public Offering (defined and described below). The Company sold 637,279 shares of common stock in the Private Offering for gross offering proceeds of $5,844,325.

Public Offering

On July 19, 2010, the Company commenced its initial public offering of up to a maximum of 150,000,000 shares of common stock for sale to the public at an initial price of $10.00 per share (with discounts available for certain categories of purchasers) (the “Primary Offering”). The Company also offered up to 15,789,474 shares of common stock for sale pursuant to the Company’s distribution reinvestment plan (the “DRP,” and together with the Primary Offering, the “Public Offering”) at an initial price of $9.50 per share.

The Company terminated its Public Offering on December 20, 2013. Following termination of the Public Offering, the Company continued to offer shares of common stock pursuant to the DRP until the Company’s board of directors suspended the DRP effective with distributions earned beginning on December 1, 2014. Through December 1, 2014, the Company sold 76,095,116 shares of common stock in the Public Offering for gross offering proceeds of $769,573,363, including 4,073,759 shares of common stock issued pursuant to the DRP for gross offering proceeds of $39,580,847.

On March 10, 2015, the Company’s board of directors determined an estimated value per share of the Company’s common stock of $10.35 as of December 31, 2014. On February 25, 2016, the Company’s board of directors determined an estimated value per share of the Company’s common stock of $11.44 as of December 31, 2015. On February 15, 2017, the Company’s board of directors determined an estimated value per share of the Company’s common stock of $11.65 as of December 31, 2016. On March 13, 2018, the Company’s board of

STEADFAST INCOME REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

DECEMBER 31, 2018

directors determined an estimated value per share of the Company’s common stock of $10.84 as of December 31, 2017. On May 9, 2018, the Company’s board of directors determined an estimated value per share of the Company’s common stock of $9.84, which represents the estimated value per share of the Company’s common stock of $10.84 as of December 31, 2017, less the special distribution of $1.00 per share of common stock that was paid to stockholders of record as of the close of business on April 20, 2018. On March 13, 2019, the Company’s board of directors determined an estimated value per share of the Company’s common stock of $9.40 as of December 31, 2018.

The business of the Company is externally managed by the Advisor, pursuant to the Advisory Agreement by and among the Company, Steadfast Income REIT Operating Partnership, L.P., a Delaware limited partnership formed on July 6, 2009 (the “Operating Partnership”) and the Advisor (as amended, the “Advisory Agreement”), which is subject to annual renewal by the Company’s board of directors. The current term of the Advisory Agreement expires on November 15, 2019. Subject to certain restrictions and limitations, the Advisor manages the Company’s day-to-day operations, manages the Company’s portfolio of properties and real estate-related assets, sources and presents investment opportunities to the Company’s board of directors and provides investment management services on the Company’s behalf. Stira Capital Markets Group, LLC (formerly knows as Steadfast Capital Markets Group, LLC) (the “Dealer Manager”), an affiliate of the Company, served as the dealer manager for the Public Offering. The Advisor, along with the Dealer Manager, also provides marketing, investor relations and other administrative services on the Company’s behalf.

Substantially all of the Company’s business is conducted through the Operating Partnership. The Company is the sole general partner of the Operating Partnership. The Company and Advisor entered into an Amended and Restated Limited Partnership Agreement of the Operating Partnership (the “Partnership Agreement”) on September 28, 2009.

The Partnership Agreement provides that the Operating Partnership is operated in a manner that will enable the Company to (1) satisfy the requirements for being classified as a REIT for tax purposes, (2) avoid any federal income or excise tax liability and (3) ensure that the Operating Partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), which classification could result in the Operating Partnership being taxed as a corporation, rather than as a partnership. In addition to the administrative and operating costs and expenses incurred by the Operating Partnership in acquiring and operating real properties, the Operating Partnership will pay all of the Company’s administrative costs and expenses, and such expenses will be treated as expenses of the Operating Partnership.

2. Summary of Significant Accounting Policies

Principles of Consolidation and Basis of Presentation

The consolidated financial statements include the accounts of the Company, the consolidated variable interest entity (“VIE”) that the Company controls and of which the Company is the primary beneficiary, and the Operating Partnership’s subsidiaries. All significant intercompany balances and transactions are eliminated in consolidation. The financial statements of the Company’s subsidiaries are prepared using accounting policies consistent with those of the Company. The Operating Partnership is a VIE as the limited partner lacks substantive kick-out rights and substantive participating rights. The Company is the primary beneficiary of, and consolidates, the Operating Partnership.

STEADFAST INCOME REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

DECEMBER 31, 2018

The accompanying consolidated financial statements are prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) as contained within the Financial Accounting Standards Board (“FASB”), Accounting Standards Codification (“ASC”) and the rules and regulations of the SEC.

Square footage, occupancy and certain other measures used to describe real estate included in the notes to the consolidated financial statements are presented on an unaudited basis.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires the Company to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could materially differ from those estimates.

Real Estate Assets

Depreciation and Amortization

Real estate costs related to the development, construction and improvement of properties are capitalized. Acquisition costs related to business combinations are expensed as incurred. Acquisition costs related to asset acquisitions are capitalized. Repair and maintenance and tenant turnover costs are charged to expense as incurred and significant replacements and betterments are capitalized. Repair and maintenance and tenant turnover costs include all costs that do not extend the useful life of the real estate asset. The Company considers the period of future benefit of an asset to determine its appropriate useful life and anticipates the estimated useful lives of assets by class to be generally as follows:

Buildings	27.5 years
Building improvements	5-25 years
Tenant improvements	Shorter of lease term or expected useful life
Tenant origination and absorption costs	Remaining term of related lease
Furniture, fixtures, and equipment	5-10 years

Real Estate Purchase Price Allocation

Prior to the Company’s adoption of ASU 2017-01, Business Combinations (Topic 805): Clarifying the definition of business, or ASU 2017-01, in January 2017, the Company recorded the acquisition of income-producing real estate or real estate that will be used for the production of income as a business combination. All assets acquired and liabilities assumed in a business combination were measured at their acquisition-date fair values. Acquisition costs were expensed as incurred. Upon adoption of ASU 2017-01, the Company records the acquisition of income-producing real estate or real estate that are used for the production of income as an asset acquisition. All assets acquired and liabilities assumed in the asset acquisition are measured at their acquisition date fair values. Acquisition costs are capitalized and allocated between land, buildings and improvements and tenant origination and associated costs on the consolidated balance sheet.

The Company assesses the acquisition-date fair values of all tangible assets, identifiable intangible assets and assumed liabilities using methods similar to those used by independent appraisers (e.g., discounted cash flow analysis) and that utilize appropriate discount and/or capitalization rates and available market information. Estimates of future cash flows are based on a number of factors including historical operating results, known and anticipated trends, and market and economic conditions. The fair value of tangible assets of an acquired property considers the value of the property as if it was vacant.

STEADFAST INCOME REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

DECEMBER 31, 2018

Intangible assets include the value of in-place leases, which represents the estimated value of the net cash flows of the in-place leases to be realized, as compared to the net cash flows that would have occurred had the property been vacant at the time of acquisition and subject to lease-up.

The Company estimates the value of tenant origination and absorption costs by considering the estimated carrying costs during hypothetical expected lease-up periods, considering current market conditions. In estimating carrying costs, the Company estimates the amount of lost rentals using market rates during the expected lease-up periods.

The Company amortizes the value of in-place leases to expense over the remaining non-cancelable term of the respective leases. Should a tenant terminate its lease, the unamortized portion of the in-place lease value and customer relationship intangibles would be charged to expense in that period.

The Company records above-market and below-market in-place lease values for acquired properties based on the present value (using an interest rate that reflects the risks associated with the leases acquired) of the difference between (1) the contractual amounts to be paid pursuant to the in-place leases and (2) the Company’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. The Company amortizes any capitalized above-market or below-market lease values as a reduction or increase to rental income over the remaining non-cancelable terms of the respective leases.

The total amount of other lease-related intangible assets acquired will be further allocated to in-place lease values and customer relationship intangible values based on the Company’s evaluation of the specific characteristics of each tenant’s lease and its overall relationship with that respective tenant. Characteristics that the Company considers in allocating these values include the nature and extent of existing business relationships with the tenant, growth prospects for developing new business with the tenant, and the tenant’s credit quality and expectations of lease renewals (including those existing under the terms of the lease agreement), among other factors.

The total amount of non-lease-related intangible assets, including amenity access agreements, tax abatement agreements or other contract rights assumed as part of the acquisition of certain properties, will be allocated to other intangible assets based on the present value of the difference between contractual amounts to be paid pursuant to the contracts assumed and the Company’s estimate of the fair market contract rates for corresponding contracts measured over a period equal to the remaining non-cancelable term of the contracts assumed. Other intangible assets are amortized using the straight-line method over the remaining non-cancelable term of the related contracts.

Estimates of the fair values of the tangible assets, identifiable intangible assets and assumed liabilities require the Company to make significant assumptions to estimate market lease rates, property-operating expenses, carrying costs during lease-up periods, discount rates, market absorption periods, and the number of years the property will be held for investment. The use of inappropriate assumptions could result in an incorrect valuation of acquired tangible assets, identifiable intangible assets and assumed liabilities, which could impact the amount of the Company’s net income (loss).

Sale of Real Estate Assets

The Company records property sales or dispositions when title transfers to unrelated third parties, contingencies have been removed and sufficient cash consideration has been received by the Company. Upon disposition, the related costs and accumulated depreciation are removed from the respective accounts. Any gain or loss on sale is recognized in accordance with GAAP.

STEADFAST INCOME REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

DECEMBER 31, 2018

Gains and losses on the sale of real estate are recognized pursuant to ASC Topic 610-20, Gains and Losses from the Derecognition of Nonfinancial Assets. The Company recognizes a gain (loss) on sale of real estate when the criteria for an asset to be derecognized are met, which include when: (i) a contract exists, (ii) the buyer obtains control of the asset, and (iii) it is probable that the Company will receive substantially all of the consideration to which it is entitled. These criteria are generally satisfied at the time of sale. For partial sale of real estate resulting in transfer of control, the Company measures any noncontrolling interest retained at fair value and recognize a gain or loss on the difference between fair value and the carrying amount of the real estate assets retained. The Company classifies real estate assets as real estate held for sale once the criteria, as defined by GAAP, have been met.

Impairment of Real Estate Assets

The Company accounts for its real estate assets in accordance with ASC 360— Property, Plant and Equipment (“ASC 360”). ASC 360 requires the Company to continually monitor events and changes in circumstances that could indicate that the carrying amounts of the Company’s real estate and related intangible assets may not be recoverable. When indicators of potential impairment suggest that the carrying value of real estate and related intangible assets and liabilities may not be recoverable, the Company assesses the recoverability of the assets by estimating whether the Company will recover the carrying value of the asset through its undiscounted future cash flows and its eventual disposition. Based on this analysis, if the Company does not believe that it will be able to recover the carrying value of the real estate and related intangible assets and liabilities, the Company records an impairment loss to the extent that the carrying value exceeds the estimated fair value of the real estate and related intangible assets and liabilities. If any assumptions, projections or estimates regarding an asset changes in the future, the Company may have to record an impairment to reduce the net book value of such individual asset. The Company did not record any impairment loss on its real estate assets during the years ended December 31, 2018, 2017 and 2016.

Investments in Unconsolidated Joint Ventures

The Company accounts for investments in unconsolidated joint venture entities in which it may exercise significant influence over, but does not control, using the equity method of accounting. Under the equity method, the investment is initially recorded at cost and subsequently adjusted to reflect additional contributions or distributions and the Company’s proportionate share of equity in the joint venture’s income (loss). The Company recognizes its proportionate share of the ongoing income or loss of the unconsolidated joint venture as equity in income (loss) of unconsolidated joint venture on the consolidated statements of operations. On a quarterly basis, the Company evaluates its investment in an unconsolidated joint venture for other-than-temporary impairments.

Rents and Other Receivables

The Company will periodically evaluate the collectability of amounts due from tenants and maintain an allowance for doubtful accounts for estimated losses resulting from the inability of tenants to make required payments under lease agreements. The Company exercises judgment in establishing these allowances and considers payment history and current credit status of tenants in developing these estimates. Due to the short-term nature of the operating leases, the Company does not maintain a deferred rent receivable related to the straight-lining of rents.

Revenue Recognition

On January 1, 2018, the Company adopted ASC 606, Revenue from Contracts with Customers, (“ASC 606”), which establishes a single comprehensive model for entities to use in accounting for revenue arising from

STEADFAST INCOME REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

DECEMBER 31, 2018

contracts with customers and supersedes most of the existing revenue recognition guidance. This standard requires the Company to recognize, for certain of its revenue sources, the transfer of promised goods or services to customers in an amount that reflects the consideration the Company is entitled to in exchange for those goods or services. The Company selected the modified retrospective transition method but had no cumulative effect adjustment to recognize as of the date of adoption on January 1, 2018.

The Company’s revenue consists of rental revenues and tenant reimbursements and other. There was no impact to the Company’s recognition of rental revenue from leasing arrangements as this was specifically excluded from ASC 606. The company identified limited sources of revenues from non-lease components but did not experience a material impact on its revenue recognition in the consolidated financial statements upon adoption. The Company leases apartment and condominium units under operating leases with terms generally of one one year or less. Generally, credit investigations are performed for prospective residents and security deposits are obtained. The Company will recognize minimum rent, including rental abatements, concessions and contractual fixed increases attributable to operating leases, on a straight-line basis over the term of the non-cancellable term of the related lease and amounts expected to be received in later years will be recorded as deferred rents. The Company records property operating expense reimbursements due from tenants for common area maintenance, real estate taxes, and other recoverable costs in the period the related expenses are incurred in accordance with ASC 840, Leases.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents may include cash and short-term investments. Short-term investments are stated at cost, which approximates fair value. As of December 31, 2018 and 2017, the Company had amounts in excess of federally insured limits in deposit accounts with a financial institution. The Company limits such deposits to financial institutions with high credit standing.

Restricted Cash

Restricted cash represents those cash accounts for which the use of funds is restricted by loan covenants and cash placed with a qualified intermediary for reinvestment under Section 1031 of the Internal Revenue Code. As of December 31, 2018 and December 31, 2017, the Company had a restricted cash balance of $12,114,277 and $28,959,004, respectively, which represents $0 and $17,197,810 of cash proceeds from property sales that were being held by qualified intermediaries as of December 31, 2018 and 2017, respectively, and $12,114,277 and $11,761,194 set aside as impounds for future property tax payments, property insurance payments and tenant improvement payments as required by agreements with the Company’s lenders as of December 31, 2018 and 2017, respectively.

The following table represents the components of the cash, cash equivalents and restricted cash presented on the accompanying consolidated statements of cash flows for the years ended December 31, 2018, 2017 and 2016:

	December 31,
	2018	2017	2016
Cash and cash equivalents	$142,078,166	$171,228,485	$66,224,027
Restricted cash	12,114,277	33,867,523	27,553,851

Total cash, cash equivalents and restricted cash	$154,192,443	$205,096,008	$93,777,878

STEADFAST INCOME REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

DECEMBER 31, 2018

The beginning of period restricted cash balance for the years ended December 31, 2018, 2017 and 2016, includes $4,908,519, $12,086,960 and $0 that is included in assets related to real estate held for sale as of December 31, 2017, 2016 and 2015, respectively, on the accompanying consolidated balance sheets. All such amounts were disposed of in conjunction with the property sales during the years ended December 31, 2018 and 2017.

Deferred Financing Costs

The Company capitalizes deferred financing costs such as commitment fees, legal fees and other third party costs associated with obtaining commitments for financing that result in a closing of such financing, as a contra liability against the respective outstanding debt balances. The Company amortizes these costs over the terms of the respective financing agreements using the effective interest method. The Company expenses unamortized deferred financing costs when the associated debt is refinanced or repaid before maturity unless specific rules are met that would allow for the carryover of such costs to the refinanced debt. Costs incurred in seeking financing transactions that do not close are expensed in the period in which it is determined that the financing will not close.

Derivative Financial Instruments

The Company accounts for its derivative financial instruments in accordance with ASC 815— Derivatives and Hedging. The Company’s objective in using derivatives is to add stability to interest expense and to manage the Company’s exposure to interest rate movements or other identified risks. To accomplish these objectives, the Company may use various types of derivative instruments to manage fluctuations in cash flows resulting from interest rate risk attributable to changes in the benchmark interest rate of LIBOR or other applicable benchmark rates.

The Company measures its derivative instruments and hedging activities at fair value and records them as an asset or liability, depending on its rights or obligations under the applicable derivative contract. For derivatives designated as fair value hedges, the changes in the fair value of both the derivative instrument and the hedged items are recorded in earnings. Derivatives used to hedge the exposure to variability in expected future cash flows, or other types of forecasted transactions, are considered cash flow hedges. For derivatives designated as cash flow hedges, the effective portions of changes in fair value of the derivatives are reported in other comprehensive income (loss) and are subsequently reclassified into earnings when the hedged item affects earnings. Changes in fair value of derivative instruments not designated as hedges and ineffective portions of hedges are recognized in earnings in the affected period. The Company assesses the effectiveness of each hedging relationship by comparing the changes in fair value or cash flows of the derivative hedging instrument with the changes in fair value or cash flows of the designated hedged item or transaction.

As of December 31, 2018, the Company did not have any derivatives designated as cash flow or fair value hedges, nor are derivatives being used for trading or speculative purposes.

Fair Value Measurements

Under GAAP, the Company is required to measure certain financial instruments at fair value on a recurring basis. In addition, the Company is required to measure other assets and liabilities at fair value on a non-recurring basis (e.g., carrying value of impaired real estate loans receivable and long-lived assets). Fair value is defined as the price that would be received upon the sale of an asset or paid to transfer a liability in an orderly transaction

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

DECEMBER 31, 2018

between market participants at the measurement date. The GAAP fair value framework uses a three-tiered approach. Fair value measurements are classified and disclosed in one of the following three categories:

•	Level 1: unadjusted quoted prices in active markets that are accessible at the measurement date for identical assets or liabilities;

•

Level 2: quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-derived valuations in which significant inputs and significant value drivers are observable in active markets; and

•	Level 3: prices or valuation techniques where little or no market data is available that requires inputs that are both significant to the fair value measurement and unobservable.

When available, the Company utilizes quoted market prices from an independent third-party source to determine fair value and will classify such items in Level 1 or Level 2. In instances where the market is not active, regardless of the availability of a nonbinding quoted market price, observable inputs might not be relevant and could require the Company to make a significant adjustment to derive a fair value measurement. Additionally, in an inactive market, a market price quoted from an independent third party may rely more on models with inputs based on information available only to that independent third party. When the Company determines the market for a financial instrument owned by the Company to be illiquid or when market transactions for similar instruments do not appear orderly, the Company uses several valuation sources (including internal valuations, discounted cash flow analysis and quoted market prices) and will establish a fair value by assigning weights to the various valuation sources.

The following describes the valuation methodologies used by the Company to measure fair value, including an indication of the level in the fair value hierarchy in which each asset or liability is generally classified.

Interest rate cap agreements - The Company has entered into certain interest rate cap agreements. These derivatives are recorded at fair value. Fair value was based on a model-driven valuation using the associated variable rate curve and an implied market volatility, both of which were observable at commonly quoted intervals for the full term of the interest rate cap agreements. Therefore, the Company’s interest rate cap agreements were classified within Level 2 of the fair value hierarchy and are included in other assets in the accompanying consolidated balance sheets. Changes in the fair value of the interest rate cap agreements are recorded as interest expense in the accompanying consolidated statements of operations.

The following table reflects the Company’s assets required to be measured at fair value on a recurring basis on the consolidated balance sheets:

	December 31, 2018
	Fair Value Measurements Using
	Level 1	Level 2	Level 3
Assets:
Interest rate cap agreements	$—	$117,678	$—

	December 31, 2017
	Fair Value Measurements Using
	Level 1	Level 2	Level 3
Assets:
Interest rate cap agreements	$—	$51,646	$—

STEADFAST INCOME REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

DECEMBER 31, 2018

Changes in assumptions or estimation methodologies can have a material effect on these estimated fair values. In this regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, may not be realized in an immediate settlement of the instrument.

Fair Value of Financial Instruments

The accompanying consolidated balance sheets include the following financial instruments: cash and cash equivalents, restricted cash, rents and other receivables, accounts payable and accrued liabilities, distributions payable, due to affiliates and notes payable.

The Company considers the carrying value of cash and cash equivalents, restricted cash, rents and other receivables, accounts payable and accrued liabilities and distributions payable to approximate the fair value of these financial instruments based on the short duration between origination of the instruments and their expected realization. The fair value of amounts due to affiliates is not determinable due to the related party nature of such amounts.

The fair value of the notes payable is estimated using a discounted cash flow analysis using borrowing rates available to the Company for debt instruments with similar terms and maturities. As of December 31, 2018 and 2017, the fair value of the notes payable was $681,095,544 and $878,004,294, respectively, compared to the carrying value of $693,501,574 and $875,785,938, respectively. The Company has determined that its notes payable are classified as Level 3 within the fair value hierarchy.

Accounting for Stock-Based Compensation

The Company amortizes the fair value of stock-based compensation awards to expense over the vesting period and records any dividend equivalents earned as dividends for financial reporting purposes. Stock-based compensation awards to independent directors are valued at the fair value on the date of grant and amortized as an expense over the vesting period. Awards to non-employees are remeasured at fair value each reporting period and amortized as an expense over the vesting period.

Distribution Policy

The Company has elected to be taxed as, and qualifies as, a REIT commencing with the taxable year ended December 31, 2010. To continue to qualify as a REIT, the Company intends to make distributions each taxable year equal to at least 90% of its REIT taxable income (which is determined without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). Distributions during the three months ended March 31, 2018, and during the year ended December 31, 2017, were based on daily record dates and calculated at a rate of $0.001964 per share per day. Distributions during the three months ended June 30, 2018, were based on daily record dates and calculated at a rate of $0.001683 per share per day. Distributions during the six months ended December 31, 2018, were based on daily record dates and calculated at a rate of $0.001519 per share per day. Each day during the twelve months ended December 31, 2018 and 2017, was a distribution record date.

Distributions to stockholders are determined by the board of directors of the Company and are dependent upon a number of factors relating to the Company, including funds available for the payment of distributions, financial condition, the timing of property acquisitions, capital expenditure requirements and annual distribution requirements in order for the Company to maintain its qualification as a REIT under the Internal Revenue Code. During the year ended December 31, 2018, the Company declared aggregate distributions of $1.610 per common

STEADFAST INCOME REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

DECEMBER 31, 2018

share including a special distribution the Company’s board of directors declared in the amount $1.00 per share of common stock to stockholders of record as of the close of business on April 20, 2018. During the year ended December 31, 2017, the Company declared distributions of $0.718 per common share.

Operating Expenses

Pursuant to the Advisory Agreement, the Company is limited in the amount of certain operating expenses it may record on a rolling four-quarter basis to the greater of 2% of average invested assets and 25% of net income. Operating expenses include all costs and expenses incurred by the Company, as determined under GAAP, that in any way are related to the operation of the Company, excluding expenses of raising capital, interest payments, taxes, property operating expenses, non-cash expenditures, incentive fees, acquisition fees and expenses and investment management fees. During the four quarters ended December 31, 2018, the Company recorded operating expenses of $4,717,463, which amount was not in excess of the 2%/25% Limitation as described in Note 9 (Related Party Arrangements), and are included in general and administrative expenses in the accompanying consolidated statements of operations. Operating expenses of $115,212 remain payable and are included in due to affiliates in the accompanying consolidated balance sheet as of December 31, 2018.

Income Taxes

The Company elected to be taxed as, and currently qualifies as, a REIT under the Internal Revenue Code commencing with the taxable year ended December 31, 2010. To continue to qualify as a REIT, the Company must continue to meet certain organizational and operational requirements, including the requirement to distribute at least 90% of the Company’s annual REIT taxable income to stockholders (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). As a REIT, the Company generally would not be subject to federal income tax to the extent it distributes qualifying dividends to its stockholders. If the Company fails to qualify as a REIT in any taxable year, it would be subject to federal income tax on its taxable income at regular corporate income tax rates and generally would not be permitted to qualify for treatment as a REIT for federal income tax purposes for the four taxable years following the year during which qualification is lost, unless the Internal Revenue Service grants the Company relief under certain statutory provisions. Such an event could materially adversely affect the Company’s net income and net cash available for distribution to stockholders. However, the Company believes it is organized and operates in such a manner as to qualify for treatment as a REIT.

The Company follows the Income Taxes Topic of the ASC to recognize, measure, present and disclose in its accompanying consolidated financial statements uncertain tax positions that the Company has taken or expects to take on a tax return. As of December 31, 2018 and 2017, the Company had no liabilities for uncertain tax positions that it believes should be recognized in its accompanying consolidated financial statements. Due to uncertainty regarding the realization of certain deferred tax assets, the Company has established valuation allowances, primarily in connection with the net operating loss carryforward related to the Company. The Company has not been assessed material interest or penalties by any major tax jurisdictions. The Company’s evaluation was performed for the tax years ended December 31, 2017, 2016 and 2015. As of December 31, 2018, the Company’s tax returns for the tax years ended December 31, 2017, 2016 and 2015 remain subject to examination by major tax jurisdictions.

Per Share Data

Basic earnings (loss) per share attributable to common stockholders for all periods presented are computed by dividing net income (loss) by the weighted average number of shares of the Company’s common stock outstanding during the period.

STEADFAST INCOME REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

DECEMBER 31, 2018

Diluted earnings (loss) per share is computed based on the weighted average number of shares of the Company’s common stock and all potentially dilutive securities, if any. Distributions declared per common share assume each share was issued and outstanding each day during the period. Nonvested shares of the Company’s restricted common stock give rise to potentially dilutive shares of the Company’s common stock.

In accordance with FASB ASC Topic 260-10-45, Earnings Per Share, the Company uses the two-class method to calculate earnings (loss) per share. Basic earnings (loss) per share is calculated based on dividends declared and the rights of common shares and participating securities in any undistributed earnings, which represents net income (loss) remaining after deduction of dividends declared during the period. The undistributed earnings (loss) are allocated to all outstanding common shares based on the relative percentage of each class of shares. The Company does not have any participating securities outstanding other than the shares of common stock and the unvested restricted common stock during the periods presented. Earnings (loss) attributable to the unvested restricted common stock are deducted from earnings (loss) in the computation of per share amounts where applicable.

Reclassifications

Certain amounts in the Company’s prior period condensed consolidated financial statements were reclassified to conform to the current period presentation. These reclassifications did not change the results of operations of prior periods. On January 1, 2018, the Company adopted ASU 2016-18, as further described below. As a result, the Company no longer presents transfers between cash and restricted cash in the consolidated statements of cash flows. Instead, restricted cash is included with cash and cash equivalents when reconciling the beginning of the period and end of the period total amounts shown on the consolidated statements of cash flows.

Segment Disclosure

The Company has determined that it has one reportable segment with activities related to investing in multifamily properties. The Company’s investments in real estate are in different geographic regions, and management evaluates operating performance on an individual asset level. However, as each of the Company’s assets has similar economic characteristics, tenants and products and services, its assets have been aggregated into one reportable segment.

Recent Accounting Pronouncements

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers ( Topic 606 ) (“ASU 2014-09”). ASU 2014-09 requires an entity to recognize the revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods and services. ASU 2014-09 supersedes the revenue requirements in Revenue Recognition ( Topic 605 ) and most industry-specific guidance throughout the Industry Topics of the Codification. ASU 2014-09 does not apply to lease contracts within the scope of Leases ( Topic 840 ). In August 2015, the FASB issued ASU 2015-14, Revenue from Contracts with Customers (Topic 606), which delayed the effective date of ASU 2014-09 by one year, which resulted in ASU 2014-09 being effective for fiscal years, and interim periods within those years, beginning after December 15, 2017, and is to be applied retrospectively. Early adoption is permitted, but can be no earlier than the original public entity effective date of fiscal years, and interim periods within those years, beginning after December 15, 2016. The Company selected the modified retrospective transition method but had no cumulative effect adjustment to recognize as of the date of adoption of ASU 2014-09 on January 1, 2018. The Company identified limited sources of revenues from non-lease components, and the Company did not experience a material impact on its revenue recognition in the consolidated financial statements upon adoption. Additionally, there was no impact to the Company’s recognition of rental revenue, as rental revenue from leasing arrangements was specifically excluded from ASU 2014-09.

STEADFAST INCOME REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

DECEMBER 31, 2018

In February 2016, the FASB issued ASU 2016-02, Leases, (“ASU 2016-02”), amending the existing accounting standards for lease accounting, including requiring lessees to recognize most leases on their balance sheets and making targeted changes to lessor accounting. ASU 2016-02 requires a modified retrospective transition approach. ASU 2016-02 will be effective in the first quarter of 2019 and allows for early adoption. The Company has selected the modified retrospective transition method with a cumulative effect recognized as of the date of adoption and adopted the new standard effective January 1, 2019. The Company evaluated the impact of ASU 2016-02 on its leases both as it relates to the Company acting as a lessor and as a lessee.

Based on its evaluation, as it relates to the former, the Company did not experience a material impact on the recognition of leases in the consolidated financial statements because under ASU 2016-02, lessors will continue to account for leases using an approach that is substantially equivalent to existing guidance for sales-type leases, direct financing leases, and operating leases. As it relates to the latter, the Company did not experience a material impact on the recognition of leases in the consolidated financial statements because the quantity of leased equipment by the Company is limited and immaterial to the consolidated financial statements.

In July 2018, the FASB issued ASU 2018-11, Leases (Topic 842): Targeted Improvements (“ASU 2018-11”). The FASB issued ASU 2018-11 to clarify ASU 2016-02. The amendments in ASU 2018-11 provide entities with an additional (and optional) transition method to adopt the new leases standard. Under this new transition method, an entity initially applies ASU 2016-02 at the adoption date and recognizes a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. ASU 2018-11 also provides lessors with a practical expedient, by class of underlying asset, to not separate nonlease components from the associated lease component and, instead, to account for those components as a single component if the nonlease components otherwise would be accounted for under the new revenue guidance (Topic 606) and both of the following are met: (1) the timing and pattern of transfer of the nonlease components and associated lease component are the same, and (2) the lease component, if accounted for separately, would be classified as an operating lease. If the nonlease components associated with the lease component are the predominant component of the combined component, an entity is required to account for the combined component in accordance with Topic 606. Otherwise, the entity must account for the combined component as an operating lease in accordance with Topic 842. For entities that have not adopted Topic 842 before the issuance of ASU 2018-11, the effective date and transition requirements for ASU 2018-11 related to separating components of a contract are the same as the effective date and transition requirements in ASU 2016-02. In its capacity as a lessee, the Company elected to adopt the new transition method offered by ASU 2018-11 and initially applied ASU 2016-02 on January 1, 2019 and recognized a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. In its capacity as a lessor and based on its evaluation of the components of its lease contracts, the Company elected to use the practical expedient provided by ASU 2018-11 and did not separate nonlease components from the associated lease components and will instead account for those components as a single component.

In December 2018, the FASB issued ASU 2018-20, Leases (Topic 842), Narrow-scope Improvements for Lessors (“ASU 2018-20”). The FASB issued ASU 2018-20 to allow lessors to make an accounting policy election not to evaluate whether sales taxes and other similar taxes imposed by a governmental authority on a specific lease revenue-producing transaction are the primary obligation of the lessor as the owner of the underlying leased asset. The amendments also clarify that when lessors allocate variable payments to lease and non-lease components they are required to follow the recognition guidance in ASU 2016-02 for the lease component and other applicable guidance, such as the new revenue standard, for the non-lease component. The amendments have the same effective date and transition requirements as ASU 2016-02 for entities that have not yet adopted ASU 2016-02. The amendments may be applied either retrospectively or prospectively. The Company is currently evaluating the impact of ASU 2018-20 will have on its consolidated financial statements and related disclosures and does not expect a material impact on its consolidated financial statements and related disclosures from its adoption.

STEADFAST INCOME REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

DECEMBER 31, 2018

In June 2016, the FASB issued ASU 2016-13, Financial Instruments-Credit Losses (“ ASU 2016-13”). ASU 2016-13 requires more timely recording of credit losses on loans and other financial instruments that are not accounted for at fair value through net income (loss), including loans held for investment, held-to-maturity debt securities, trade and other receivables, net investment in leases and other such commitments. ASU 2016-13 requires that financial assets measured at amortized cost be presented at the net amount expected to be collected, through an allowance for credit losses that is deducted from the amortized cost basis. The amendments in ASU 2016-13 require the Company to measure all expected credit losses based upon historical experience, current conditions, and reasonable and supportable forecasts that affect the collectability of the financial assets and eliminates the “incurred loss” methodology in current GAAP. In November 2018, the FASB issued ASU 2018-19, Codification Improvements to Topic 326, Financial Instruments—Credit Losses (“ASU 2018-19”), which clarifies that operating lease receivables accounted for under ASC 842 Leases, are not in the scope of the new credit losses guidance. The effective date and transition requirements for this guidance are the same as for ASU 2016-13. ASU 2016-13 is effective for annual periods beginning after December 15, 2019, including interim periods within those fiscal years. Early adoption is permitted for annual periods beginning after December 15, 2018, including interim periods within those fiscal years. The Company is currently evaluating the impact this guidance will have on its consolidated financial statements and related disclosures and does not expect a material impact on its consolidated financial statements and related disclosures from its adoption.

In November 2016, the FASB issued ASU 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash (“ASU 2016-18”). ASU 2016-18 requires that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, restricted cash and restricted cash equivalents. Therefore, amounts generally described as restricted cash should be included with cash and cash equivalents when reconciling the beginning of period and end of period total amounts shown on the statement of cash flows. ASU 2016-18 is effective for annual periods beginning after December 15, 2017, including interim periods within those fiscal years. Early adoption is permitted. The Company adopted this guidance January 1, 2018, and applied it retrospectively. As a result of adopting ASU 2016-18, the Company began presenting restricted cash along with cash and cash equivalents in its consolidated statements of cash flows.

In February 2017, the FASB issued ASU 2017-05, Other Income—Gains and Losses from the Derecognition of Nonfinancial Assets (“Subtopic 610-20”): Clarifying the Scope of Asset Derecognition Guidance and Accounting for Partial Sales of Nonfinancial Assets (“ASU 2017-05”), that clarifies that a financial asset is within the scope of Subtopic 610-20 if it meets the definition of an in substance nonfinancial asset and defines the term in substance nonfinancial asset. ASU 2017-05 also clarifies that nonfinancial assets within the scope of Subtopic 610-20 may include nonfinancial assets transferred within a legal entity to a counterparty. Subtopic 610-20, which was issued in May 2014 as part of ASU 2014-09 (discussed above), provides guidance for recognizing gains and losses from the transfer of nonfinancial assets in contracts with noncustomers. An entity is required to apply amendments in ASU 2017-05 at the same time it applies the amendments in ASU 2014-09 (discussed above). ASU 2017-05 requires modified retrospective application and is effective for fiscal years beginning after December 15, 2017, including interim reporting periods within those fiscal years. Early adoption is permitted. The Company adopted ASU 2014-09 and ASU 2017-05 on January 1, 2018, and experienced an impact on the gain recognized related to the sale of the Second Closing Properties (as defined in Note 3 (Real Estate)). The sale of the Second Closing Properties is considered a partial sale and the Company no longer controlled the Second Closing Properties after the sale. The retained noncontrolling interest was recognized at fair value and a full gain on the sale was recognized under ASU 2014-09.

In May 2017, the FASB issued ASU 2017-09, Compensation—Stock Compensation (Topic 718): Scope of Modification Accounting (“ASU 2017-09”). The FASB issued ASU 2017-09 to provide clarity and reduce both

STEADFAST INCOME REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

DECEMBER 31, 2018

(1) diversity in practice and (2) cost and complexity when applying the guidance in Topic 718, Compensation—Stock Compensation, to a change to the terms or conditions of a share-based payment award. The amendments in ASU 2017-09 provide guidance about which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting in Topic 718. ASU 2017-09 requires prospective application and is effective for annual periods beginning after December 15, 2017, including interim periods within those fiscal years. Early adoption is permitted. Upon adoption of ASU 2017-09 on January 1, 2018, the Company did not experience a material impact.

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement (“ASU 2018-13”). The FASB issued ASU 2018-13 to improve the effectiveness of fair value measurement disclosures by adding, eliminating, and modifying certain disclosure requirements. The amendments in ASU 2018-13 modify the disclosure requirements on fair value measurements in Topic 820, Fair Value Measurement, based on the concepts in FASB Concepts Statement, Conceptual Framework for Financial Reporting—Chapter 8: Notes to Financial Statements, including the consideration of costs and benefits. ASU 2018-13 requires prospective and retrospective application depending on the amendment and is effective for annual periods beginning after December 15, 2019, including interim periods within those fiscal years. Early adoption is permitted. The Company is currently evaluating the impact of ASU 2018-13 will have on its consolidated financial statements and related disclosures and believes that certain disclosures of interest rate cap agreements in its consolidated financial statements may be impacted by the adoption of ASU 2018-13.

3. Real Estate

Property Acquisitions

During the year ended December 31, 2018, the Company acquired each of the following two properties through Section 1031 exchanges under the Internal Revenue Code:

				Purchase Price Allocation
Property Name	Location	Purchase Date	Units	Land	Buildings and Improvements	Tenant Origination and Absorption Costs	Total Purchase Price
Double Creek Flats	Plainfield, IN	5/7/2018	240	$1,306,880	$30,081,288	$463,911	$31,852,079
Jefferson at Perimeter Apartments	Dunwoody, GA	6/11/2018	504	17,763,296	84,567,694	1,302,993	103,633,983

			744	$19,070,176	$114,648,982	$1,766,904	$135,486,062

As of December 31, 2018, the Company owned 35 multifamily properties, encompassing in the aggregate 9,442 apartment homes and an additional 21,130 square feet of rentable commercial space at two properties. The total purchase price of the Company’s real estate portfolio was $1,017,661,219. As of December 31, 2018 and 2017, the Company’s portfolio was approximately 94.3% and 93.8% occupied and the average monthly rent was $1,068 and $1,037, respectively.

STEADFAST INCOME REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

DECEMBER 31, 2018

As of December 31, 2018 and 2017, accumulated depreciation and amortization related to the Company’s consolidated real estate properties and related intangibles were as follows:

	December 31, 2018
	Assets
	Land	Building and Improvements	Other Intangible Assets	Total Real Estate Held for Investment	Real Estate Held for Sale
Investments in real estate	$105,754,646	$942,484,745	$2,644,263	$1,050,883,654	$—
Less: Accumulated depreciation and amortization	—	(203,141,450)	(852,367)	(203,993,817)	—

Net investments in real estate and related lease intangibles	$105,754,646	$739,343,295	$1,791,896	$846,889,837	$—

	December 31, 2017
	Assets
	Land	Building and Improvements	Other Intangible Assets	Total Real Estate Held for Investment	Real Estate Held for Sale
Investments in real estate	$86,684,470	$819,267,249	$2,644,263	$908,595,982	$339,701,002
Less: Accumulated depreciation and amortization	—	(163,349,022)	(699,199)	(164,048,221)	(57,533,433)

Net investments in real estate and related lease intangibles	$86,684,470	$655,918,227	$1,945,064	$744,547,761	$282,167,569

Depreciation and amortization expenses were $46,109,794, $67,755,152 and $69,513,484 for the years ended December 31, 2018, 2017 and 2016, respectively.

Depreciation of the Company’s buildings and improvements was $44,189,723, $67,601,984 and $69,360,316 for the years ended December 31, 2018, 2017 and 2016, respectively.

Amortization of the Company’s tenant origination and absorption costs was $1,766,904 for the year ended December 31, 2018. There was no amortization of the Company’s tenant origination and absorption costs for the years ended December 31, 2017 and 2016. Tenant origination and absorption costs had a weighted-average amortization period as of the date of acquisition of less than one year.

Amortization of the Company’s other intangible assets was $153,167, $153,168 and $153,168 for the years ended December 31, 2018, 2017 and 2016, respectively. Other intangible assets had a weighted-average amortization period as of the date of acquisition of 18.17 years.

STEADFAST INCOME REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

DECEMBER 31, 2018

The future amortization of the Company’s acquired other intangible assets as of December 31, 2018, and thereafter is as follows:

2019	$153,168
2020	153,168
2021	153,168
2022	153,168
2023	153,168
Thereafter	1,026,056

$1,791,896

Operating Leases

As of December 31, 2018, the Company’s real estate portfolio comprised 9,442 residential apartment homes and was 95.5% leased by a diverse group of residents. For the years ended December 31, 2018 and 2017, the Company’s real estate portfolio earned in excess of 99% and less than 1% of its rental income from residential tenants and commercial office tenants, respectively. The residential tenant lease terms consist of lease durations equal to 12 months or less. The commercial office tenant leases consist of remaining lease durations varying from 0.41 to 6.25 years.

Some residential and commercial leases contain provisions to extend the lease agreements, options for early termination after paying a specified penalty and other terms and conditions as negotiated. The Company retains substantially all of the risks and benefits of ownership of the real estate assets leased to tenants. Generally, upon the execution of a lease, the Company requires security deposits from tenants in the form of a cash deposit and/or a letter of credit for commercial tenants. Amounts required as security deposits vary depending upon the terms of the respective leases and the creditworthiness of the tenant, but generally are not significant amounts. Therefore, exposure to credit risk exists to the extent that a receivable from a tenant exceeds the amount of its security deposit. Security deposits received in cash related to tenant leases are included in accounts payable and accrued liabilities in the accompanying consolidated balance sheets and totaled $2,868,600 and $3,339,602 as of December 31, 2018 and 2017, respectively.

The future minimum rental receipts from the Company’s properties under non-cancelable operating leases attributable to commercial office tenants as of December 31, 2018, and thereafter is as follows:

2019	$264,858
2020	218,313
2021	220,535
2022	138,844
2023	81,202
Thereafter	104,299

$1,028,051

As of December 31, 2018 and 2017, no tenant represented over 10% of the Company’s annualized base rent and there were no significant industry concentrations with respect to its commercial leases.

STEADFAST INCOME REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

DECEMBER 31, 2018

Joint Venture Arrangement with Blackstone Real Estate Income Trust, Inc.

On November 10, 2017, the Company, BREIT Steadfast MF JV LP (the “Joint Venture”), BREIT Steadfast MF Parent LLC (“BREIT LP”) and BREIT Steadfast MF GP LLC (“BREIT GP”, and together with BREIT LP, “BREIT”), executed a Contribution Agreement (the “Contribution Agreement”) whereby the Company agreed to contribute a portfolio of 20 properties owned by the Company to the Joint Venture in exchange for a combination of cash and a 10% ownership interest in the Joint Venture (the “Transaction”). BREIT LP owns a 90% interest in the Joint Venture and BREIT GP serves as the general partner of the Joint Venture. Each of BREIT LP and BREIT GP is a wholly-owned subsidiary of Blackstone Real Estate Income Trust, Inc. SIR LANDS Holdings, LLC, a wholly-owned subsidiary of the Company, holds the Company’s 10% interest in the Joint Venture.

The 20 properties contributed by the Company to the Joint Venture consist of properties located in Austin, Dallas and San Antonio, Texas, Nashville, Tennessee and Louisville, Kentucky (the “LANDS Portfolio”). On November 15, 2017 (the “First Closing Date”), the Company, through certain indirect wholly-owned subsidiaries, contributed 12 apartment communities (the “First Closing Properties”) to indirect, wholly-owned subsidiaries of the Joint Venture. On January 31, 2018 (the “Second Closing Date”), the Company, through certain indirect wholly-owned subsidiaries, contributed eight apartment communities (the “Second Closing Properties”) to indirect, wholly-owned subsidiaries of the Joint Venture. For additional information on the Transaction, see “Note 4 (Investment in Unconsolidated Joint Venture).”

The aggregate purchase price of the First Closing Properties was $318,576,792, exclusive of closing costs. On the First Closing Date, the Company sold a 90% interest in the First Closing Properties for $335,430,000, resulting in a gain of $76,135,530, which includes reductions to the net book value of the properties due to historical depreciation and amortization expense. The aggregate purchase price of the Second Closing Properties was $117,240,032, exclusive of closing costs. On the Second Closing Date, the Company sold a 90% interest in the Second Closing Properties for $125,370,000, resulting in a gain of $38,523,427, which includes reductions to the net book value of the properties due to historical depreciation and amortization expense. The purchaser of the First Closing Properties and Second Closing Properties was the Joint Venture.

2018 Property Dispositions

The Moorings Apartments

On November 30, 2012, the Company, through an indirect wholly-owned subsidiary, acquired The Moorings Apartments, a multifamily property located in Roselle, Illinois, containing 216 apartment homes. The purchase price of The Moorings Apartments was $20,250,000, exclusive of closing costs. On January 5, 2018, the Company sold The Moorings Apartments for $28,100,000, resulting in a gain of $9,658,823, which includes reductions to the net book value of the property due to historical depreciation and amortization expense. The purchaser of The Moorings Apartments was not affiliated with the Company or the Advisor.

Arrowhead Apartment Homes

On November 30, 2012, the Company, through an indirect wholly-owned subsidiary, acquired Arrowhead Apartment Homes, a multifamily property located in Palatine, Illinois, containing 200 apartment homes. The purchase price of the Arrowhead Apartment Homes was $16,750,000, exclusive of closing costs. On January 31, 2018, the Company sold the Arrowhead Apartment Homes for $23,600,000, resulting in a gain of $8,928,691, which includes reductions to the net book value of the property due to historical depreciation and amortization expense. The purchaser of the Arrowhead Apartment Homes was not affiliated with the Company or the Advisor.

STEADFAST INCOME REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

DECEMBER 31, 2018

Willow Crossing Apartments

On November 20, 2013, the Company, through an indirect wholly-owned subsidiary, acquired Willow Crossing Apartments, a multifamily property located in Elk Grove, Illinois, containing 579 apartment homes. The purchase price of the Willow Crossing Apartments was $58,000,000, exclusive of closing costs. On February 28, 2018, the Company sold the Willow Crossing Apartments for $79,000,000, resulting in a gain of $24,136,113, which includes reductions to the net book value of the property due to historical depreciation and amortization expense. The purchaser of the Willow Crossing Apartments was not affiliated with the Company or the Advisor.

Mapleshade Park

On March 31, 2014, the Company, through an indirect wholly-owned subsidiary, acquired Mapleshade Park, a multifamily property located in Dallas, Texas, containing 148 apartment homes. The purchase price of Mapleshade Park was $23,325,000, exclusive of closing costs. On November 30, 2018, the Company sold Mapleshade Park for $30,750,000, resulting in a gain of $9,628,549, which includes reductions to the net book value of the property due to historical depreciation and amortization expense. The purchaser of Mapleshade Park was not affiliated with the Company or the Advisor.

Echo at Katy Ranch

On December 19, 2013, the Company, through an indirect wholly-owned subsidiary, acquired Echo at Katy Ranch, a multifamily property located in Katy, Texas, containing 260 apartment homes. The purchase price of Echo at Katy Ranch was $35,100,000, exclusive of closing costs. On December 12, 2018, the Company sold Echo at Katy Ranch for $35,100,000, resulting in a gain of $5,072,584, which includes reductions to the net book value of the property due to historical depreciation and amortization expense. The purchaser of Echo at Katy Ranch was not affiliated with the Company or the Advisor.

Heights at 2121

On September 30, 2013, the Company, through an indirect wholly-owned subsidiary, acquired Heights at 2121, a multifamily property located in Houston, Texas, containing 504 apartment homes. The purchase price of Heights at 2121 was $37,000,000, exclusive of closing costs. On December 21, 2018, the Company sold Heights at 2121 for $47,000,000, resulting in a gain of $14,394,129, which includes reductions to the net book value of the property due to historical depreciation and amortization expense. The purchaser of Heights at 2121 was not affiliated with the Company or the Advisor.

Lodge at Trails Edge

On June 18, 2013, the Company, through an indirect wholly-owned subsidiary, acquired Lodge at Trails Edge, a multifamily property located in Indianapolis, Indiana, containing 268 apartment homes. The purchase price of Lodge at Trails Edge was $18,400,000, exclusive of closing costs. On December 21, 2018, the Company sold Lodge at Trails Edge for $24,000,000, resulting in a gain of $7,873,302, which includes reductions to the net book value of the property due to historical depreciation and amortization expense. The purchaser of Lodge at Trails Edge was not affiliated with the Company or the Advisor.

STEADFAST INCOME REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

DECEMBER 31, 2018

The results of operations for the years ended December 31, 2018, 2017 and 2016, for the disposed properties, including the properties contributed to the Joint Venture, were included in continuing operations on the Company’s consolidated statements of operations and are as follows:

	For the Year Ended December 31,
	2018	2017	2016
Revenues:
Rental income	$15,419,070	$86,308,663	$90,745,815
Tenant reimbursements and other	2,387,947	12,181,764	12,559,674

Total revenues	17,807,017	98,490,427	103,305,489

Expenses:
Operating, maintenance and management	6,071,075	28,762,439	28,943,711
Real estate taxes and insurance	3,085,761	17,266,260	18,011,156
Fees to affiliates	755,971	3,832,896	3,950,983
Depreciation and amortization	4,391,426	30,106,602	32,827,001
Interest expense	3,731,580	19,344,126	18,120,461
Loss on debt extinguishment	3,346,271	2,387,552	1,569,888
General and administrative expenses	584,621	1,217,005	1,168,334

Total expenses	$21,966,705	$102,916,880	$104,591,534

4. Investment in Unconsolidated Joint Venture

On November 10, 2017, the Company, the Joint Venture, BREIT LP and BREIT GP executed the Contribution Agreement whereby the Company agreed to contribute the LANDS portfolio to the Joint Venture in exchange for a combination of cash and a 10% ownership interest in the Joint Venture. BREIT LP owns a 90% interest in the Joint Venture and BREIT GP serves as the general partner of the Joint Venture. Each of BREIT LP and BREIT GP is a wholly-owned subsidiary of Blackstone Real Estate Income Trust, Inc. SIR LANDS Holdings, LLC holds the Company’s 10% interest in the Joint Venture.

The Company exercises significant influence, but does not control the Joint Venture. Accordingly, as of the First Closing Date and the Second Closing Date, the Company deconsolidated the First Closing Properties and Second Closing Properties and has accounted for its investment in the Joint Venture under the equity method of accounting. Income, losses, contributions and distributions are generally allocated based on the members’ respective equity interests.

As of December 31, 2018 and 2017, the book value of the Company’s investment in the Joint Venture was $14,085,399 and $8,133,156, respectively, which includes $7,640,166 and $5,515,754 of outside basis difference. The outside basis difference represents the Company’s transaction costs related to entering into the Joint Venture. During the years ended December 31, 2018 and 2017, $594,886 and $106,519, respectively, of amortization of this basis difference was included in equity in loss from unconsolidated joint venture on the accompanying consolidated statements of operations. During the year ended December 31, 2018, the Company received distributions of $530,100 related to its investment in the Joint Venture. No distributions were received during the year ended December 31, 2017.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

DECEMBER 31, 2018

Unaudited financial information for the Joint Venture as of December 31, 2018 and 2017, and for the year ended December 31, 2018 and for the period from November 15, 2017 to December 31, 2017, is summarized below:

Summarized financial information for the Joint Venture is:

	December 31,
	2018	2017
Assets:
Real estate assets, net	$493,776,142	$374,277,205
Other assets	24,091,229	15,328,440

Total assets	$517,867,371	$389,605,645

Liabilities and equity:
Notes payable, net	$340,840,505	$264,558,057
Other liabilities	21,501,680	11,525,292
Company’s capital	15,552,513	11,352,230
Other partner’s capital	139,972,673	102,170,066

Total liabilities and equity	$517,867,371	$389,605,645

	For the Year Ended December 31, 2018	For the Period from November 15, 2017 to December 31, 2017
Revenues	$60,210,288	$5,756,455
Expenses	87,653,451	11,330,228

Net loss	$(27,443,163)	$(5,573,773)

Company’s proportional net loss	$(2,744,316)	$(557,377)
Amortization of outside basis	(594,886)	(106,519)

Equity in loss of unconsolidated joint venture	$(3,339,202)	$(663,896)

5. Other Assets

As of December 31, 2018 and 2017, other assets consisted of:

	December 31,
	2018	2017
Prepaid expenses	$1,866,024	$2,132,212
Interest rate cap agreements (Note 12)	117,678	51,646
Deposits	714,736	1,074,726

Other assets	$2,698,438	$3,258,584

STEADFAST INCOME REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

DECEMBER 31, 2018

6. Debt

Mortgage Notes Payable

The following is a summary of mortgage notes payable, net secured by real property as of December 31, 2018 and 2017:

	December 31, 2018
	Number of Instruments	Maturity Date Range	Interest Rate Range		Weighted Average Interest Rate	Principal Outstanding
Type			Minimum	Maximum
Mortgage notes payable - fixed	20	5/1/2019 - 10/1/2056	3.19%	5.48%	3.95%	$361,723,899
Mortgage notes payable - variable (1)	10	7/1/2023 - 11/1/2027	1-Mo LIBOR + 1.77%	1-Mo LIBOR + 2.38%	4.69%	283,046,390

Total mortgage notes payable, gross	30				4.27%	644,770,289

Premium, net (2)						302,530
Deferred financing costs, net (3)						(3,934,705)

Total mortgage notes payable, net						$641,138,114

	December 31, 2017
	Number of Instruments	Maturity Date Range	Interest Rate Range		Weighted Average Interest Rate	Principal Outstanding
Type			Minimum	Maximum
Mortgage notes payable - fixed	32	4/1/2018 - 10/1/2056	3.19%	5.75%	3.89%	$416,673,854
Mortgage notes payable - variable (1)	14	10/1/2018 - 1/1/2026	1-Mo LIBOR +2.02%	1-Mo LIBOR + 2.50%	3.86%	372,481,000

Total mortgage notes payable, gross	46				3.87%	789,154,854

Premium, net (2)						673,653
Deferred financing costs, net (3)						(4,264,667)

Total mortgage notes payable, net						$785,563,840

(1)	See Note 12 for a discussion of the interest rate cap agreements used to manage the exposure to interest rate movement on the Company’s variable rate loans.
(2)	Accumulated amortization related to debt premiums as of December 31, 2018 and 2017 was $960,519 and $2,468,041, respectively.
(3)	Accumulated amortization related to deferred financing costs as of December 31, 2018 and 2017 was $2,929,134 and $3,951,049, respectively.

Refinancing Transactions

On June 29, 2016 and June 30, 2016, 14 wholly-owned subsidiaries of the Company terminated the existing mortgage loans with their respective lenders for an aggregate principal amount of $283,313,677 and entered into new loan agreements (each a “Loan Agreement”) with, as applicable, PNC Bank, National Association (“PNC Bank”), and Newmark Knight Frank (formerly known as Berkeley Point Capital LLC) (“Newmark”) for an aggregate principal amount of $358,002,000 (the “June Refinancing Transactions”). On July 29, 2016, nine

STEADFAST INCOME REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

DECEMBER 31, 2018

wholly-owned subsidiaries of the Company also entered into a credit agreement (the “Credit Agreement”) with PNC Bank in connection with the refinancing of certain additional mortgage loans as further detailed below. Further, on August 30, 2016 and September 29, 2016, three wholly-owned subsidiaries of the Company terminated the existing mortgage loans with an aggregate principal amount of $61,575,025 and entered into new mortgage notes for an aggregate principal amount of $63,620,600 (together with the June Refinancing Transactions, the “Refinancing Transactions”).

In the June Refinancing Transactions, each Loan Agreement was made pursuant to the Freddie Mac Capital Markets Execution Program (“CME”), as evidenced by a multifamily note. Pursuant to the CME, the applicable Lender originates the mortgage loan and then transfers the loan to the Federal Home Loan Mortgage Association. Each Loan Agreement provides for a term loan with a maturity date of July 1, 2023, unless the maturity date is accelerated in accordance with the terms of the loan. Each loan accrues interest at the one-month London Interbank Offered Rate (“LIBOR”) plus 2.31%. Interest and principal payments on the loans are payable monthly in arrears on specified dates as set forth in each Loan Agreement. Monthly payments are due and payable on the first day of each month, commencing August 1, 2016.

Revolving Credit Facility

The Company entered into a revolving credit facility with PNC Bank to borrow up to $20,000,000. On July 18, 2014, the Company and PNC Bank amended the revolving credit facility to, among other things, increase the potential borrowing limit from $20,000,000 to $35,000,000. The amended and restated credit facility consisted of a Tranche A and a Tranche B, and provided certain security for borrowings under the amended and restated credit facility. The maximum amounts that could be borrowed under Tranche A and Tranche B were $20,000,000 and $15,000,000, respectively. For each advance under the amended and restated revolving credit facility, the Company had the option to select the interest rate from the following options: (1) Base Rate Option (as defined in the amended and restated credit facility) plus (i) with respect to Tranche A, 0.75% and (ii) with respect to Tranche B, 2.0%; or (2) LIBOR Option, which was a rate per annum fixed for the LIBOR Interest Period (as defined in the amended and restated credit facility) equal to the sum of LIBOR plus (i) with respect to Tranche A, 1.6% and (ii) with respect to Tranche B, 3.0%. The Company elected for each draw the LIBOR Option. Additionally, the Company incurred a commitment fee equal to 0.25% of the average daily difference between the $35,000,000 maximum available balance and the aggregate outstanding principal balance. The amended and restated revolving credit facility had a maturity date of July 17, 2016, subject to extension. On June 30, 2016, the Company repaid all outstanding amounts due and terminated the amended and restated revolving credit facility.

Credit Facility

On July 29, 2016, nine wholly-owned subsidiaries of the Company entered into the Credit Agreement and a multifamily note with PNC Bank (the Credit Agreement, multifamily note, loan and security agreements, mortgages and guaranty entered into in connection with the credit facility are collectively referred to herein as the “Loan Documents”) that provide for a new credit facility in an amount not to exceed $350,000,000 to refinance certain of the Company’s existing mortgage loans. The credit facility has a maturity date of August 1, 2021, subject to extension, as further described in the Credit Agreement. Advances made under the credit facility are secured by the properties set out in the schedule below (each, a “Collateral Pool Property” and collectively, the “Collateral Pool Properties”), pursuant to a mortgage deed of trust with the nine wholly-owned subsidiaries of the Company in favor of PNC Bank.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

DECEMBER 31, 2018

The credit facility accrues interest at the one-month LIBOR plus (1) the servicing spread of 0.05% and (2) the net spread, based on the debt service coverage ratio, of between 1.73% and 1.93%, as further described in the Credit Agreement. Interest only payments on the credit facility are payable monthly in arrears and are due and payable on the first day of each month, commencing September 1, 2016. The entire outstanding principal balance and any accrued and unpaid interest on the credit facility are due on the maturity date. The Company’s nine wholly-owned subsidiaries may voluntarily prepay all or a portion of the amounts advanced under the Loan Documents. Notwithstanding the foregoing, in the event a Collateral Pool Property is released or the Credit Agreement is terminated, a termination fee is due and payable by the Company’s nine wholly-owned subsidiaries. In certain instances of a breach of the Credit Agreement, the Company guarantees to PNC Bank the full and prompt payment and performance when due of all amounts for which the Company’s nine wholly-owned subsidiaries are personally liable under the Loan Documents, in addition to all costs and expenses incurred by PNC Bank in enforcing such guaranty. Between November 15, 2017 and May 31, 2018, seven of the Collateral Pool Properties were either disposed or refinanced, with the advances made to each of the seven Collateral Pool Properties being repaid in full.

As of December 31, 2018 and 2017, the advances obtained under the credit facility on July 29, 2016, are summarized in the following table:

	Amount of Advance as of December 31,
Collateralized Property (1)	2018	2017
Carrington Park at Huffmeister	$—	$20,430,500
Carrington Place	27,535,500	27,535,500
Carrington at Champion Forest	25,121,250	25,121,250
Oak Crossing	—	17,980,000

	52,656,750	91,067,250
Deferred financing costs, net on credit facility (2)	(293,290)	(845,152)

Credit facility, net	$52,363,460	$90,222,098

(1)	Each property is pledged as collateral for repayment of all amounts advanced under the credit facility.
(2)	Accumulated amortization related to deferred financing costs for the credit facility as of December 31, 2018 and 2017, was $294,250 and $390,241, respectively.

Maturity and Interest

The following is a summary of the Company’s aggregate maturities as of December 31, 2018:

	Total	Maturities During the Years Ending December 31,					Thereafter
Contractual Obligation		2019	2020	2021	2022	2023
Principal payments on outstanding debt obligations (1)	$697,427,039	$51,047,863	$41,811,837	$70,095,167	$31,701,112	$216,630,812	$286,140,248

(1)

Projected principal payments on outstanding debt obligations are based on the terms of the notes payable agreements. Amounts exclude the amortization of the deferred financing costs and debt premiums associated with certain notes payable.

STEADFAST INCOME REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

DECEMBER 31, 2018

The Company’s notes payable contain customary financial and non-financial debt covenants. As of December 31, 2018 and 2017, the Company was in compliance with all financial and non-financial debt covenants.

For the years ended December 31, 2018, 2017 and 2016, the Company incurred interest of $33,158,759, $44,114,130 and $40,631,593, respectively. Interest expense for the years ended December 31, 2018, 2017 and 2016, includes amortization of deferred financing costs of $1,056,249, $1,839,952 and $1,723,186, amortization of loan premiums and discounts of $270,792, $1,129,960 and $1,243,385, net unrealized loss ( gain ) from the change in fair value of interest rate cap agreements of $157,268, $604,545 and $(61,698), capitalized interest of $0, $0 and $80,166 and costs associated with the refinancing of debt of $398,781, $0 and $1,221,254, respectively. The capitalized interest was included in real estate on the consolidated balance sheets.

Interest expense of $2,520,324 and $2,766,036 was payable as of December 31, 2018 and 2017, respectively, and is included in accounts payable and accrued liabilities in the accompanying consolidated balance sheets.

7. Stockholders’ Equity

General

Under the Company’s Third Articles of Amendment and Restatement (the “Charter”), the total number of shares of capital stock authorized for issuance is 1,100,000,000 shares, consisting of 999,999,000 shares of common stock with a par value of $0.01 per share, 1,000 shares of convertible stock with a par value of $0.01 per share and 100,000,000 shares designated as preferred stock with a par value of $0.01 per share.

Common Stock

The shares of the Company’s common stock entitle the holders to one vote per share on all matters upon which stockholders are entitled to vote, to receive dividends and other distributions as authorized by the Company’s board of directors in accordance with the Maryland General Corporation Law and to all rights of a stockholder pursuant to the Maryland General Corporation Law. The common stock has no preferences or preemptive, conversion or exchange rights.

During 2009, the Company issued 22,223 shares of common stock to the Sponsor for $200,007. From inception to December 31, 2018, the Company had issued 76,732,395 shares of common stock in its Private Offering and Public Offering for aggregate offering proceeds of $679,572,220, net of offering costs of $95,845,468, including 4,073,759 shares of common stock pursuant to the DRP, for total offering proceeds of $39,580,847. Offering costs primarily consisted of selling commissions and dealer manager fees. The Company terminated its Public Offering on December 20, 2013, but continued to offer shares pursuant to the DRP through November 30, 2014.

The issuance and vesting activity for the years ended December 31, 2018, 2017 and 2016, for the restricted stock issued to the Company’s independent directors as compensation for services in connection with their re-election to the board of directors at the Company’s annual meeting is as follows:

	2018	2017	2016
Nonvested shares at the beginning of the year	11,875	11,875	11,250
Granted shares	7,500	7,500	7,500
Vested shares	(8,125)	(7,500)	(6,875)

Nonvested shares at the end of the year	11,250	11,875	11,875

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

DECEMBER 31, 2018

The weighted average fair value of restricted stock issued to the Company’s independent directors for the years ended December 31, 2018, 2017 and 2016 is as follows:

Grant Year	Weighted Average Fair Value
2016	$11.44
2017	11.65
2018	9.84

The shares of restricted common stock vest and become non-forfeitable in four equal annual installments beginning on the date of grant and ending on the third anniversary of the date of grant and will become fully vested and become non-forfeitable on the earlier to occur of (1) the termination of the independent director’s service as a director due to death or disability or (2) a change in control of the Company and as otherwise provided in the Incentive Award Plan, (as defined below).

Included in general and administrative expenses is $84,866, $85,486 and $76,285 for the years ended December 31, 2018, 2017 and 2016, respectively, for compensation expense related to the issuance of restricted common stock. The weighted average remaining term of the restricted common stock is 1.61 years as of December 31, 2018. As of December 31, 2018, the compensation expense related to the issuance of the restricted common stock not vested was $95,955.

On June 11, 2014, the Company entered into a restricted stock agreement with the Advisor whereby the Company issued to the Advisor 488,281.25 restricted shares of the Company’s common stock at a fair market value of $10.24 per share in satisfaction of certain deferred fees due to the Advisor in the aggregate amount of $5,000,000. Pursuant to the restricted stock agreement, the shares of restricted stock vested and became non-forfeitable 50% at December 31, 2015 and 50% at December 31, 2016. The fair value of the vested common stock as of December 31, 2018 and 2017 of $5,637,207, respectively, was recorded in stockholders’ equity in the accompanying consolidated balance sheets. Included in general and administrative expenses on the accompanying consolidated statements of operations is $0, $0 and $312,353 for the years ended December 31, 2018, 2017 and 2016 for the change in value of restricted common stock issued to the Advisor.

Convertible Stock

During 2009, the Company issued 1,000 shares of Convertible Stock to the Advisor for $1,000. The Convertible Stock will convert into shares of the Company’s common stock if and when: (A) the Company has made total distributions on the then outstanding shares of common stock equal to the original issue price of those shares plus an 8.0% cumulative, non-compounded, annual return on the original issue price of those shares, (B) subject to specified conditions, the Company lists the common stock for trading on a national securities exchange or (C) the Advisory Agreement is terminated or not renewed by the Company (other than for “cause” as defined in the Advisory Agreement). A “listing” will also be deemed to have occurred on the effective date of any merger of the Company in which the consideration received by the holders of the Company’s common stock is the securities of another issuer that are listed on a national securities exchange. Upon conversion, each share of Convertible Stock will convert into a number of shares of common stock equal to 1/1000 of the quotient of (A) 10% of the amount, if any, by which (1) the Company’s “enterprise value” (as defined in the Charter) plus the aggregate value of distributions paid to date on the outstanding shares of common stock exceeds (2) the aggregate purchase price paid by the stockholders for those shares plus an 8.0% cumulative, non-compounded, annual return on the original issue price of those shares, divided by (B) the Company’s enterprise value divided

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

DECEMBER 31, 2018

by the number of outstanding shares of common stock, in each case calculated as of the date of the conversion. In the event of a termination or non-renewal of the Advisory Agreement by the Company for cause, the Convertible Stock will be redeemed by the Company for $1.00.

Preferred Stock

The Charter also provides the Company’s board of directors with the authority to issue one or more classes or series of preferred stock, and prior to the issuance of such shares of preferred stock, the board of directors shall have the power from time to time to classify or reclassify, in one or more series, any unissued shares and designate the preferences, rights and privileges of such shares of preferred stock. The Company’s board of directors is authorized to amend the Charter, without the approval of the stockholders, to increase the aggregate number of authorized shares of capital stock or the number of shares of any class or series that the Company has authority to issue. As of December 31, 2018 and 2017, no shares of the Company’s preferred stock were issued and outstanding.

Distribution Reinvestment Plan

The Company’s board of directors had approved the DRP through which common stockholders could elect to reinvest an amount equal to the distributions declared on their shares of common stock in additional shares of the Company’s common stock in lieu of receiving cash distributions. The initial purchase price per share under the DRP was $9.50. Effective September 10, 2012, shares of the Company’s common stock were issued pursuant to the DRP at a price of $9.73 per share. Effective with distributions earned beginning on December 1, 2014, the Company’s board of directors elected to suspend the DRP. As a result, all distributions are paid in cash and not reinvested in shares of the Company’s common stock. The Company’s board of directors may, in its sole discretion, from time to time, reinstate the DRP, although there is no assurance as to if or when this will happen, and change the DRP price based upon changes in the Company’s estimated value per share and other factors that the Company’s board of directors deems relevant.

No sales commissions or dealer manager fees were payable on shares sold through the DRP.

Share Repurchase Program and Redeemable Common Stock

The Company’s share repurchase program may provide an opportunity for stockholders to have their shares of common stock repurchased by the Company, subject to certain restrictions and limitations. No shares can be repurchased under the Company’s share repurchase program until after the first anniversary of the date of purchase of such shares; provided, however, that this holding period does not apply to repurchases requested within two years after the death or disability of a stockholder.

The repurchase price for shares repurchased under the Company’s share repurchase program prior to April 28, 2018, was as follows:

Share Purchase Anniversary	Repurchase Price on Repurchase Date (1)
Less than 1 year	No Repurchase Allowed
1 year	92.5% of Estimated Value per Share (2)
2 years	95.0% of Estimated Value per Share (2)
3 years	97.5% of Estimated Value per Share (2)
4 years	100.0% of Estimated Value per Share (2)
In the event of a stockholder’s death or disability (3)	Average Issue Price for Shares (4)

STEADFAST INCOME REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

DECEMBER 31, 2018

The Company’s board of directors elected to suspend the Company’s share repurchase program, effective April 28, 2018. The board of directors of the Company subsequently determined to reinstate and amend the terms of the Company’s share repurchase program, effective May 20, 2018. Pursuant to the amended and reinstated share repurchase program, the revised repurchase price is equal to 93% of the most recently publicly disclosed estimated value per share. From May 20, 2018 to December 31, 2018, the share repurchase price was $9.15 per share, which represents 93% of the estimated value per share of $9.84, as determined by the Company’s board of directors. The share repurchase price is further reduced based on how long the stockholder has held the shares as follows:

Share Purchase Anniversary	Repurchase Price on Repurchase Date (1)
Less than 1 year	No Repurchase Allowed
1 year	92.5% of the Share Repurchase Price (2)
2 years	95.0% of the Share Repurchase Price (2)
3 years	97.5% of the Share Repurchase Price (2)
4 years	100.0% of the Share Repurchase Price (2)
In the event of a stockholder’s death or disability (3)	Average Issue Price for Shares (4)

(1)	As adjusted for any stock dividends, combinations, splits, recapitalizations or any similar transaction with respect to the shares of common stock.
(2)

The “Share Repurchase Price” shall equal 93% of the Estimated Value per Share. The “Estimated Value per Share” equals the most recently determined estimated value per share determined by the Company’s board of directors.

(3)	The required one -year holding period to be eligible to repurchase shares under the Company’s share repurchase program does not apply in the event of death or disability of a stockholder.
(4)	The purchase price per share for shares repurchased upon the death or disability of a stockholder will be equal to the average issue price per share for all of the stockholder’s shares.

The purchase price per share for shares repurchased pursuant to the share repurchase program is further reduced by the aggregate amount of net proceeds per share, if any, distributed to the Company’s stockholders prior to the repurchase date as a result of the sale of one or more of the Company’s assets that constitutes a return of capital distribution as a result of such sales.

Repurchases of shares of the Company’s common stock are made quarterly upon written request to the Company at least 15 days prior to the end of the applicable quarter during which the share repurchase program is in effect. Repurchase requests are honored approximately 30 days following the end of the applicable quarter (the “Repurchase Date”). Stockholders may withdraw their repurchase request at any time up to three business days prior to the end of the applicable quarter.

During the year ended December 31, 2018, the Company repurchased a total of 836,770 shares with a total repurchase value of $8,000,000 and received net requests for the repurchase of 2,786,995 shares with a total net repurchase value of $24,955,829. During the year ended December 31, 2017, the Company repurchased a total of 730,953 shares with a total repurchase value of $8,000,000 and received net requests for the repurchase of 2,521,337 shares with a total net repurchase value of $28,904,491. As of December 31, 2018 and 2017, the Company’s total outstanding repurchase requests received that were subject to the Company’s limitations on repurchases (discussed below) were 5,050,946 shares and 3,100,720 shares, respectively, with a total net repurchase value of $46,417,038 and $36,198,922, respectively.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

DECEMBER 31, 2018

The Company cannot guarantee that the funds set aside for the share repurchase program will be sufficient to accommodate all repurchase requests made in any quarter. To the extent that the repurchase requests exceed the Company’s limitations on repurchases or the Company does not have sufficient funds available to repurchase all of the shares of the Company’s common stock for which repurchase requests have been submitted in any quarter, priority is given to repurchase requests in the case of the death or disability of a stockholder. If the Company repurchases less than all of the shares subject to a repurchase request in any quarter, with respect to any shares which have not been repurchased, the requesting stockholder could (1) withdraw the request for repurchase or (2) ask that the Company honor the request in a future quarter, if any, when such repurchases may be made pursuant to the limitations of the share repurchase program and when sufficient funds were available. Such pending requests are honored among all requests for repurchases in any given repurchase period as follows: first, pro rata as to repurchases sought upon a stockholder’s death or disability; and, next, pro rata as to other repurchase requests.

The Company is not obligated to repurchase shares of the Company’s common stock under the share repurchase program. In no event shall repurchases under the share repurchase program exceed 5% of the weighted average number of shares of the Company’s common stock outstanding during the prior calendar year or the $2,000,000 limit for any quarter put in place by the Company’s board of directors. There is no fee in connection with a repurchase of shares of the Company’s common stock. As of December 31, 2018, the Company has recognized repurchases payable of $2,000,000, which is included in accounts payable and accrued liabilities on the accompanying consolidated balance sheets.

The Company’s board of directors may, in its sole discretion, amend, suspend, or terminate the share repurchase program at any time upon 30 days’ notice to the Company’s stockholders if it determines that the funds available to fund the share repurchase program are needed for other business or operational purposes or that amendment, suspension or termination of the share repurchase program is in the best interest of the Company’s stockholders. Therefore, stockholders may not have the opportunity to make a repurchase request prior to any potential termination of the Company’s share repurchase program.

Distributions Declared

Distributions declared (1) accrued daily to stockholders of record as of the close of business on each day, (2) were payable in cumulative amounts on or before the third day of each calendar month with respect to the prior month and (3) were calculated at a rate of $0.001519 per share per day during the six months ended December 31, 2018, which if paid each day over a 365-day period is equivalent to a 6.0% annualized distribution rate based on a purchase price of $9.24 per share of common stock, were calculated at a rate of $0.001683 per share per day during the three months ended June 30, 2018, which if paid each day over a 365-day period, is equivalent to a 6.0% annualized distribution rate based on a purchase price of $10.24 per share of common stock and were calculated at a rate of $0.001964 per share per day during the three months ended March 31, 2018, which if paid each day over a 365-day period, is equivalent to a 7.0% annualized distribution rate based on a purchase price of $10.24 per share of common stock. Additionally, on April 16, 2018, the Company’s board of directors declared a special distribution in the amount of $1.00 per share, or $75,298,163 in the aggregate, to stockholders of record as of the close of business on April 20, 2018.

Distributions declared for the years ended December 31, 2018 and 2017, were $121,054,857 and $54,339,823, all of which were attributable to cash distributions.

As of December 31, 2018 and 2017, $3,515,310 and $4,595,301 distributions declared were payable.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

DECEMBER 31, 2018

Distributions Paid

For the year ended December 31, 2018, the Company paid cash distributions of $122,134,848, which related to distributions declared for each day in the period from December 1, 2017 through November 30, 2018, inclusive of the special distribution in the amount of $75,298,163 paid on May 2, 2018, to stockholders of record as of the close of business on April 20, 2018. All such distributions were paid in cash.

For the year ended December 31, 2017, the Company paid cash distributions of $54,369,877, which related to distributions declared for each day in the period from December 1, 2016 through November 30, 2017. All such distributions were paid in cash.

8. Earnings (Loss) Per Share

The following table presents a reconciliation of net income (loss) attributable to common stockholders and shares used in calculating basic and diluted earnings (loss) per share (“EPS”) for the years ended December 31, 2018, 2017 and 2016:

	Years Ended December 31,
	2018	2017	2016
Net income (loss) attributable to the Company	$89,083,552	$72,473,867	$(25,579,651)
Less: dividends declared on participating securities	7,548	9,323	183,805

Net income (loss) attributable to common stockholders	89,076,004	72,464,544	(25,763,456)
Weighted average common shares outstanding — basic	75,049,667	75,794,705	76,195,083
Weighted average common shares outstanding — diluted	75,062,053	75,807,710	76,195,083
Earnings (loss) per common share — basic and diluted	$1.19	$0.96	$(0.34)

For the year ended December 31, 2016, the Company excluded all unvested restricted common shares outstanding issued to the Advisor and the Company’s independent directors from the calculation of diluted loss per common share as the effect would have been antidilutive.

9. Related Party Arrangements

The Company has entered into the Advisory Agreement with the Advisor. Pursuant to the Advisory Agreement, the Company is obligated to pay the Advisor specified fees upon the provision of certain services related to the investment of funds in real estate and real estate-related investments, the management of the Company’s investments and for other services (including, but not limited to, the disposition of investments). Subject to the limitations described below, the Company is also obligated to reimburse the Advisor and its affiliates for organization and offering costs incurred by the Advisor and its affiliates on behalf of the Company, and the Company is obligated to reimburse the Advisor and its affiliates for acquisition and origination expenses and certain operating expenses incurred on behalf of the Company or incurred in connection with providing services to the Company.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

DECEMBER 31, 2018

Amounts attributable to the Advisor and its affiliates incurred (earned) for the years ended December 31, 2018, 2017 and 2016 are as follows:

	Incurred (Earned) For the Year Ended December 31,
	2018	2017	2016
Consolidated Statements of Operations:
Expensed
Investment management fees (1)	$9,799,335	$13,823,000	$14,075,818
Acquisition fees (1)	—	—	960
Acquisition expenses (2)	444,475	—	—
Property management:
Fees (1)	4,059,216	6,278,850	6,406,479
Reimbursement of onsite personnel (3)	12,857,437	18,716,284	18,751,492
Other fees (1)	1,598,991	1,771,620	1,673,724
Other fees - property operations (3)	138,235	170,067	—
Other fees - G&A (2)	86,542	133,419	168,037
Other operating expenses (2)	988,367	1,244,264	1,232,493
Disposition fees (4)	5,893,800	6,706,200	—
Disposition transaction costs (4)	84,222	56,922	—
Loan coordination fee (1)	422,160	86,675	3,283,737
Property insurance (5)	1,597,712	1,285,490	311,794
Insurance proceeds (6)	(75,000)	(102,147)	(113,853)
Consolidated Balance Sheets:
Capitalized
Construction management:
Fees (7)	209,829	526,866	1,493,999
Reimbursement of labor costs (7)	95,631	239,015	367,204
Capital expenditures (7)	39,680	74,709	17,654
Deferred financing costs (8)	—	12,930	139,229
Capitalized costs on investment in unconsolidated joint venture (9)	58,386	65,113	—
Acquisition expenses (10)	245,048	3,226	—
Acquisition fees (10)	705,722	—	—

	$39,249,788	$51,092,503	$47,808,767

(1)	Included in fees to affiliates in the accompanying consolidated statements of operations.
(2)

Included in general and administrative expenses in the accompanying consolidated statements of operations. Reflects acquisition expenses that did not meet the capitalization criteria under ASU 2017-01.

(3)	Included in operating, maintenance and management in the accompanying consolidated statements of operations.
(4)	Included in gain on sales of real estate, net in the accompanying consolidated statements of operations.
(5)

Property related insurance expense and the amortization of the prepaid insurance deductible account are included in general and administrative expenses in the accompanying consolidated statements of operations. The amortization of the prepaid property insurance is included in operating, maintenance and management expenses in the accompanying consolidated statements of operations. The prepaid insurance is included in other assets in the accompanying consolidated balance sheets upon payment.

(6)	Included in tenant reimbursements and other in the accompanying consolidated statements of operations.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

DECEMBER 31, 2018

(7)	Included in building and improvements in the accompanying consolidated balance sheets.
(8)	Included in mortgage notes payable, net in the accompanying consolidated balance sheets.
(9)	Included in investment in unconsolidated joint venture in the accompanying consolidated balance sheets.
(10)	Included in total real estate, cost in the accompanying consolidated balance sheets. Reflects acquisition expenses that did meet the capitalization criteria under ASU 2017-01.

Amounts attributable to the Advisor and its affiliates paid (received) for the years ended December 31, 2018, 2017 and 2016 are as follows:

	Paid (Received) For the Year Ended December 31,
	2018	2017	2016
Consolidated Statements of Operations:
Expensed
Investment management fees	$8,158,850	$15,008,001	$14,060,587
Acquisition fees	—	—	960
Acquisition expenses	233,287	—	—
Property management:
Fees	4,126,954	6,410,591	6,392,550
Reimbursement of onsite personnel	13,040,470	18,748,974	18,650,009
Other fees	1,604,623	1,781,318	1,671,282
Other fees - property operations	138,235	170,067	—
Other fees - G&A	86,542	133,419	168,037
Other operating expenses	960,376	1,341,997	1,098,568
Disposition fees	4,407,675	6,139,575	—
Disposition transaction costs	84,222	56,922	—
Loan coordination fee	508,835	—	3,283,737
Property insurance	1,555,825	1,322,247	361,490
Insurance proceeds	—	(102,147)	(113,853)
Consolidated Balance Sheets:
Capitalized
Construction management:
Fees	213,652	536,866	1,548,701
Reimbursement of labor costs	95,730	245,889	474,155
Capital expenditures	39,680	74,709	17,654
Deferred financing costs	—	12,930	139,229
Capitalized costs on investment in unconsolidated joint venture	58,386	65,113	—
Acquisition expenses	245,048	3,226	—
Acquisition fees	705,722	—	—

	$36,264,112	$51,949,697	$47,753,106

STEADFAST INCOME REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

DECEMBER 31, 2018

Amounts attributable to the Advisor and its affiliates that are payable (prepaid/receivable) as of December 31, 2018 and 2017 are as follows:

	Payable (Prepaid/Receivable) as of December 31,
	2018	2017
Consolidated Statements of Operations:
Expensed
Investment management fees	$1,640,485	$—
Acquisition expenses	211,188	—
Property management:
Fees	334,577	402,315
Reimbursement of onsite personnel	589,551	772,584
Other fees	39,349	44,981
Other operating expenses	115,212	87,221
Disposition fees	2,052,750	566,625
Loan coordination fee	—	86,675
Property insurance	(119,055)	(160,942)
Insurance proceeds	(75,000)	—
Consolidated Balance Sheets:
Capitalized
Construction management:
Fees	2,608	6,431
Reimbursement of labor costs	198	297

	$4,791,863	$1,806,187

Investment Management Fee

The Company pays the Advisor a monthly investment management fee equal to one-twelfth of 0.80% of (1) the cost of real properties and real estate-related assets acquired directly by the Company or (2) the Company’s allocable cost of each real property or real estate-related asset acquired through a joint venture. The investment management fee is calculated including acquisition fees, acquisition expenses, cost of development, construction or improvement and any debt attributable to such investments, or the Company’s proportionate share thereof in the case of investments made through joint ventures. The cost of real properties and real estate-related assets that have been sold by the Company during the applicable month is excluded from the fee.

Acquisition Fees and Expenses

The Company pays the Advisor an acquisition fee equal to 2.0% of (1) the cost of investment, as defined in the Advisory Agreement, in connection with the investigation, selection and acquisition (by purchase, investment or exchange) of any type of real property or real estate-related asset; provided, however, that the total acquisition fee payable by the Company to the Advisor or its affiliates shall equal 0.5% of the cost of investment in the event that proceeds from a prior sale of an investment are used to fund the acquisition of an investment, or (2) the Company’s allocable cost of a real property or real estate-related asset acquired in a joint venture, in each case including purchase price, acquisition expenses and any debt attributable to such investments.

In addition to acquisition fees, the Company reimburses the Advisor for amounts directly incurred by the Advisor or its affiliates, including personnel-related costs for acquisition due diligence, legal and non-recurring

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

DECEMBER 31, 2018

management services, and amounts the Advisor pays to third parties in connection with the selection, acquisition or development of a property or acquisition of real estate-related assets, whether or not the Company ultimately acquires the property or the real estate-related assets.

The Charter limits the Company’s ability to pay acquisition fees if the total of all acquisition fees and expenses relating to the purchase would exceed 6.0% of the contract purchase price. Under the Charter, a majority of the Company’s board of directors, including a majority of the independent directors, is required to approve any acquisition fees (or portion thereof) that would cause the total of all acquisition fees and expenses relating to an acquisition to exceed 6.0% of the contract purchase price. In connection with the purchase of securities, the acquisition fee may be paid to an affiliate of the Advisor that is registered as a FINRA member broker-dealer if applicable FINRA rules would prohibit the payment of the acquisition fee to a firm that is not a registered broker-dealer.

Property Management Fees and Expenses

The Company has entered into Property Management Agreements (as amended from time to time, each a “Property Management Agreement”) with Steadfast Management Company, Inc., an affiliate of the Sponsor (the ”Property Manager”), in connection with the acquisition of each of the Company’s properties (other than EBT Lofts, Library Lofts and Stuart Hall Lofts, which are managed by an unaffiliated third-party management company). As of December 31, 2018, the property management fee payable with respect to each property under each Property Management Agreement ranged from 2.50% to 3.50% of the annual gross revenue collected, which is usual and customary for comparable property management services rendered to similar properties in similar geographic markets, as determined by the Advisor and approved by a majority of the members of the Company’s board of directors, including a majority of the independent directors. The Property Manager also receives an oversight fee of 1% of gross revenues at certain of the properties at which it does not serve as a property manager. Generally, each Property Management Agreement has an initial one year term and will continue thereafter on a month-to-month basis unless either party gives 60 days’ prior notice of its desire to terminate the Property Management Agreement, provided that the Company may terminate the Property Management Agreement at any time upon a determination of gross negligence, willful misconduct or bad acts of the Property Manager or its employees or upon an uncured breach of the Property Management Agreement upon 30 days’ prior written notice to the Property Manager.

In addition to the property management fee, the Property Management Agreements also specify certain other fees payable to the Property Manager or its affiliates, including fees for benefit administration, information technology infrastructure, licenses, support and training services and capital expenditures. The Company also reimburses the Property Manager for the salaries and related benefits of on-site property management employees.

Upon entering into the Joint Venture with BREIT, the Property Manager entered into Property Management Agreements with each wholly-owned subsidiary of the Joint Venture that directly owned a property in the LANDS Portfolio. Effective December 10, 2018, the Joint Venture terminated the Property Management Agreements with the Property Manager. The property management fee payable by the Joint Venture is a component of equity in loss of unconsolidated joint venture in the consolidated statements of operations.

Construction Management

The Company has entered into Construction Management Agreements with Pacific Coast Land and Construction, Inc., an affiliate of the Sponsor (the “Construction Manager”), in connection with the planned capital improvements and renovation for certain of the Company’s properties. As of December 31, 2018, the

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

DECEMBER 31, 2018

construction management fee payable with respect to each property pursuant to the Construction Management Agreements (each a “Construction Management Agreement”) ranged from 6.0% to 12.0% of the costs of the improvements for which the Construction Manager has planning and oversight authority. Generally, each Construction Management Agreement can be terminated by either party with 30 days’ prior written notice to the other party. Construction management fees are capitalized to the respective real estate properties in the period in which they are incurred, as such costs relate to capital improvements and renovations for units taken out of service while they undergo the planned renovation.

The Company may also reimburse the Construction Manager for the salaries and related benefits of certain of its employees for time spent working on capital improvements and renovations at its properties.

Property Insurance

The Company deposits amounts with an affiliate of the Sponsor to fund a prepaid insurance deductible account to cover the cost of required insurance deductibles across all properties of the Company and other affiliated entities. Upon filing a major claim, proceeds from the insurance deductible account may be used by the Company or another affiliate of the Sponsor. In addition, the Company deposits amounts with an affiliate of the Sponsor to cover the cost of property insurance across certain properties of the Company.

Other Operating Expense Reimbursement

In addition to the various fees paid to the Advisor, the Company is obligated to pay directly or reimburse all expenses incurred by the Advisor in providing services to the Company, including the Company’s allocable share of the Advisor’s overhead, such as rent, employee costs, utilities and information technology costs. The Company will not reimburse the Advisor for employee costs in connection with services for which the Advisor or its affiliates receive acquisition fees or disposition fees or for the salaries the Advisor pays to the Company’s executive officers.

The Charter limits the Company’s total operating expenses during any four fiscal quarters to the greater of 2% of the Company’s average invested assets or 25% of the Company’s net income for the same period (the“ 2% / 25% Limitation”). The Company may reimburse the Advisor, at the end of each fiscal quarter, for operating expenses incurred by the Advisor; provided, however, that the Company shall not reimburse the Advisor at the end of any fiscal quarter for operating expenses that exceed the 2%/25% Limitation unless the independent directors have determined that such excess expenses were justified based on unusual and non-recurring factors. The Advisor must reimburse the Company for the amount by which the Company’s operating expenses for the preceding four fiscal quarters then ended exceed the 2% / 25% Limitation unless the independent directors have determined that such excess expenses were justified. For purposes of determining the 2% / 25% Limitation, “average invested assets” means the average monthly book value of the Company’s assets invested directly or indirectly in equity interests and loans secured by real estate during the 12 -month period before deducting depreciation, bad debts or other non-cash reserves. “Total operating expenses” means all expenses paid or incurred by the Company that are in any way related to the Company’s operation, including the Company’s allocable share of Advisor overhead, but excluding (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, listing and registration of shares of the Company’s common stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees based on the gain in the sale of the Company’s assets; (f) acquisition fees and acquisition expenses (including expenses relating to potential acquisitions that the Company does not close) and investment management fees; (g) real

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

DECEMBER 31, 2018

estate commissions on the resale of investments; and (h) other expenses connected with the acquisition, disposition, management and ownership of investments (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of real property).

For the year ended December 31, 2018, the Advisor and its affiliates incurred $988,367 of the Company’s operating expenses, including the allocable share of the Advisor’s overhead expenses of $896,144, none of which were in excess of the 2%/25% Limitation and are included in the $6,269,238 of general and administrative expenses recognized by the Company. As of December 31, 2018, the Company’s total operating expenses were 0.1% of its average invested assets and 1.1% of its net income.

For the year ended December 31, 2017, the Advisor and its affiliates incurred $1,244,264 of the Company’s operating expenses, including the allocable share of the Advisor’s overhead expenses of $1,045,532, none of which were in excess of the 2%/25% Limitation and are included in the $6,732,330 of general and administrative expenses recognized by the Company.

For the year ended December 31, 2016, the Advisor and its affiliates incurred $1,232,493 of the Company’s operating expenses, including the allocable share of the Advisor’s overhead expenses of $772,576, none of which were in excess of the 2%/25% Limitation, and are included in the $9,039,171 of general and administrative expenses recognized by the Company.

Disposition Fee

The Company pays the Advisor a disposition fee in connection with a sale of a property or real estate-related asset and in the event of the sale of the entire Company (a “Final Liquidity Event”), in either case when the Advisor or its affiliates provides a substantial amount of services as determined by a majority of the Company’s independent directors. With respect to a sale of a property or real estate-related asset, the Company pays the Advisor a disposition fee equal to 1.5% of the contract sales price of the investment sold. With respect to a Final Liquidity Event, the Company will pay the Advisor a disposition fee equal to (i) 0.5% of the total consideration paid in a Final Liquidity Event if the price per share paid to stockholders is less than or equal to $9.00 ; (ii) 0.75% of the total consideration paid in a Final Liquidity Event if the price per share paid to stockholders is between $9.01 and $10.24 ; (iii) 1.00% of the total consideration paid in a Final Liquidity Event if the price per share paid to stockholders is between $10.25 and $11.24 ; (iv) 1.25% of the total consideration paid in a Final Liquidity Event if the price per share paid to stockholders is between $11.25 and $12.00 ; and (v) 1.50% of the total consideration paid in a Final Liquidity Event if the price per share paid to stockholders is greater than or equal to $12.01 ; provided, however, that the price per share paid to stockholders as listed in each of clauses (i) through (v) above shall be adjusted for any special distributions, stock splits, combinations, recapitalizations or any similar transaction with respect to our shares. To the extent the disposition fee is paid upon the sale of any assets other than real property, it will be included as an operating expense for purposes of the 2% / 25% Limitation. In connection with the sale of securities, the disposition fee may be paid to an affiliate of the Advisor that is registered as a FINRA member broker-dealer if applicable FINRA rules would prohibit the payment of the disposition fee to a firm that is not a registered broker-dealer. The Charter limits the maximum amount of the disposition fees payable to the Advisor for the sale of any real property to the lesser of one-half of the brokerage commission paid or 3% of the contract sales price, but in no event shall the total real estate commissions paid, including any disposition fees payable to the Advisor, exceed 6% of the contract sales price. With respect to a property held in a joint venture, the foregoing commission will be reduced to a percentage of such amounts reflecting the Company’s economic interest in the joint venture.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

DECEMBER 31, 2018

Loan Coordination Fee

The Company pays the Advisor a loan coordination fee equal to 0.50% of the amount of debt financed or refinanced (in each case, other than at the time of the acquisition of a property or a real estate-related asset), or the Company’s proportionate share of the initial amount of new debt financed or refinanced or the amount of any debt refinanced in the case of investments made through a joint venture.

Restricted Stock Agreement

On June 11, 2014, the Company entered into a restricted stock agreement with the Advisor whereby the Company issued to the Advisor 488,281.25 restricted shares of the Company’s common stock at a fair market value of $10.24 per share in satisfaction of certain deferred fees due to the Advisor in the aggregate amount of $5,000,000. Pursuant to the terms of the restricted stock agreement, the shares of restricted stock vested and became non-forfeitable 50% at December 31, 2015 and 50% at December 31, 2016.

Contribution, Settlement and Release Agreements

Certain of the Company’s subsidiaries and the Property Manager were named as defendants in two Texas class action lawsuits alleging violations of the Texas Water Code (collectively, the “Actions”). The Company’s subsidiaries and the Property Manager disputed plaintiffs’ claims in the Actions; however, to avoid the time and expense associated with defending the Actions, the Company’s subsidiaries and other affiliated Steadfast entities (collectively, the “Steadfast Parties”) entered into Settlement Agreements with the plaintiffs that provided for a settlement payment to the class members and a release of claims by plaintiffs and class members against the Steadfast Parties. In connection with the settlement agreements, on April 17, 2017, the Steadfast Parties entered into a contribution, settlement and release agreement whereby all agreed to an allocation of all costs related to the actions and their settlements and a release of all claims a Steadfast Party may have against any other Steadfast Party. The Company’s proportionate share of the settlements was $378,405, which consisted of funds used to pay a portion of (1) the settlement payments to the plaintiffs and class members in the actions and (2) legal costs, less insurance proceeds. During the year ended December 31, 2018, the Company had recorded $305,000 as reimbursement for funds spent by the Company in excess of its proportionate share, all of which was collected from other Steadfast Parties as of December 31, 2018.

10. Incentive Award Plan and Independent Director Compensation

The Company has adopted an incentive plan (the “Incentive Award Plan”) that provides for the grant of equity awards to its employees, directors and consultants and those of the Company’s affiliates. The Incentive Award Plan authorizes the grant of non-qualified and incentive stock options, restricted stock awards, restricted stock units, stock appreciation rights, dividend equivalents and other stock-based awards or cash-based awards. No awards have been granted under the Incentive Award Plan as of December 31, 2018, except those awards granted to the independent directors as described below.

Under the Company’s independent directors’ compensation plan, which is a sub-plan of the Incentive Award Plan, each of the Company’s then independent directors was entitled to receive 5,000 shares of restricted common stock in connection with the initial meeting of the Company’s full board of directors. The Company’s initial board of directors and each of the independent directors, agreed to delay the initial grant of restricted stock until the Company raised $2,000,000 in gross offering proceeds in the Private Offering. Each subsequent independent director, if any, that joins the Company’s board of directors would receive 5,000 shares of restricted common stock upon election to the Company’s board of directors. In addition, on the date following an

STEADFAST INCOME REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

DECEMBER 31, 2018

independent director’s re-election to the Company’s board of directors, he or she receives 2,500 shares of restricted common stock. One-fourth of the shares of restricted common stock generally vest and become non-forfeitable upon issuance and the remaining portion will vest in three equal annual installments beginning on the first anniversary of the date of grant and ending on the third anniversary of the date of grant; provided, however, that the restricted stock will become fully vested and become non-forfeitable on the earlier to occur of (1) the termination of the independent director’s service as a director due to his or her death or disability, or (2) a change in control of the Company and as otherwise provided in the Incentive Award Plan.

On August 9, 2016, the Company granted 2,500 shares of restricted common stock to each of its three independent directors upon their re-election to the Company’s board of directors at the 2016 annual meeting of stockholders. On August 8, 2017, the Company granted 2,500 shares of restricted common stock to each of its three independent directors upon their re-election to the Company’s board of directors at the 2017 annual meeting of stockholders. On August 9, 2018, the Company granted 2,500 shares of restricted common stock to each of its three independent directors upon their re-election to the Company’s board of directors at the 2018 annual meeting of stockholders. The Company recorded stock-based compensation expense of $84,866, $85,486 and $76,285 for the years ended December 31, 2018, 2017 and 2016 respectively.

11. Commitments and Contingencies

Economic Dependency

The Company is dependent on the Advisor and its affiliates for certain services that are essential to the Company, including the identification, evaluation, negotiation, purchase and disposition of real estate and real estate-related investments; management of the daily operations of the Company’s real estate and real estate-related investment portfolio; and other general and administrative responsibilities. In the event that these companies are unable to provide the respective services, the Company will be required to obtain such services from other sources.

Concentration of Credit Risk

The geographic concentration of the Company’s portfolio makes it particularly susceptible to adverse economic developments in the Houston, Texas, Oklahoma City, Oklahoma, Columbus, Ohio and Atlanta, Georgia apartment markets. Any adverse economic or real estate developments in these markets, such as business layoffs or downsizing, relocations of businesses, increased competition from other apartment communities, decrease in demand for apartments or any other changes, could adversely affect the Company’s operating results and its ability to make distributions to stockholders.

Environmental

As an owner of real estate, the Company is subject to various environmental laws of federal, state and local governments. The Company is not aware of any environmental liability that could have a material adverse effect on its financial condition or results of operations. However, changes in applicable environmental laws and regulations, the uses and conditions of properties in the vicinity of the Company’s properties, the activities of its tenants and other environmental conditions of which the Company is unaware with respect to the properties could result in future environmental liabilities.

STEADFAST INCOME REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

DECEMBER 31, 2018

Legal Matters

From time to time, the Company is subject, or party, to legal proceedings that arise in the ordinary course of its business. Management is not aware of any legal proceedings of which the outcome is reasonably likely to have a material adverse effect on the Company’s results of operations or financial condition nor is the Company aware of any such legal proceedings contemplated by government agencies.

12. Derivative Financial Instruments

The Company uses interest rate derivatives with the objective of managing exposure to interest rate movements thereby minimizing the effect of interest rate changes and the effect they could have on future cash flows. Interest rate cap agreements are used to accomplish this objective. The following table provides the terms of the Company’s interest rate derivative instruments that were in effect at December 31, 2018 and 2017:

December 31, 2018
Type	Maturity Date Range	Based on	Number of Instruments	Notional Amount	Variable Rate	Weighted Average Rate Cap	Fair Value
Interest rate cap	6/1/2019 - 7/1/2021	One-Month LIBOR	10	$283,654,000	2.52%	2.81%	$117,678

December 31, 2017
Type	Maturity Date Range	Based on	Number of Instruments	Notional Amount	Variable Rate	Weighted Average Rate Cap	Fair Value
Interest rate cap	1/1/2018 - 10/1/2019	One-Month LIBOR	18	$458,655,000	1.56%	2.89%	$51,646

The interest rate cap agreements are not designated as cash flow hedges. Accordingly, the Company records any changes in the fair value of the interest rate cap agreements as interest expense. The change in the fair value of the interest rate cap agreements for the years ended December 31, 2018, 2017 and 2016 resulted in an unrealized loss ( gain) of $157,268, $604,545 and $(61,698), respectively, which is included in interest expense in the accompanying consolidated statements of operations. During the years ended December 31, 2018 and 2017, the Company acquired interest rate cap agreements of $223,300 and $37,350. The fair value of interest rate cap agreements of $117,678 and $51,646 are included in other assets on the accompanying consolidated balance sheets.

13. Selected Quarterly Results (unaudited)

Presented below is a summary of the Company’s unaudited quarterly financial information for the years ended December 31, 2018 and 2017:

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
2018
Revenues	$35,454,927	$34,057,008	$36,241,718	$36,235,206	$141,988,859

Net income (loss)	73,280,028	(7,965,511)	(6,456,722)	30,225,757	89,083,552

Income (loss) per common share, basic and diluted	0.97	(0.11)	(0.09)	0.42	1.19

Distributions declared per common share	0.177	1.153	0.140	0.140	1.610

STEADFAST INCOME REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

DECEMBER 31, 2018

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
2017
Revenues	$54,280,265	$55,118,406	$55,592,107	$47,978,462	$212,969,240

Net (loss) income	(5,644,875)	(5,656,573)	(2,326,578)	86,101,893	72,473,867

(Loss) income per common share, basic and diluted	(0.07)	(0.07)	(0.03)	1.14	0.96

Distributions declared per common share	0.177	0.179	0.181	0.181	0.718

14. Subsequent Events

The Company has evaluated all subsequent event activity through the date these consolidated financial statements were available to be issued.

Distributions Paid

On January 2, 2019, the Company paid distributions of $3,515,310, which related to distributions declared for each day in the period from December 1, 2018 through December 31, 2018. All such distributions were paid in cash.

On February 1, 2019, the Company paid distributions of $3,514,980, which related to distributions declared for each day in the period from January 1, 2019 through January 31, 2019. All such distributions were paid in cash.

On March 1, 2019, the Company paid distributions of $3,165,776, which related to distributions declared for each day in the period from February 1, 2019 through February 28, 2019. All such distributions were paid in cash.

Repayment of Credit Facility

On January 29, 2019, the Company made a principal payment in the amount of $3,089,477 on the credit facility with PNC Bank.

Shares Repurchased

On January 31, 2019, the Company repurchased 219,696 shares of its common stock for a total repurchase value of $2,000,000, or $9.10 per share, pursuant to the Company’s share repurchase program.

Estimated Value per Share

On March 13, 2019, the Company’s board of directors determined an estimated value per share of the Company’s common stock of $9.40 as of December 31, 2018.

STEADFAST INCOME REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (Continued)

DECEMBER 31, 2018

Distribution Declared

On March 13, 2018, the Company’s board of directors approved and authorized a daily distribution to stockholders of record as of the close of business on each day for the period commencing on April 1, 2019, and ending on June 30, 2019. The distributions will be equal to $0.001519 per share of the Company’s common stock per day, which if paid each day over a 365-day period is equivalent to a 6.0% annualized distribution rate based on a purchase price of $9.24 per share of common stock. The distributions for each record date in April 2019, May 2019 and June 2019 will be paid in May 2019, June 2019 and July 2019, respectively. The distributions will be payable to stockholders from legally available funds therefor.

Sale of Dawntree Apartments

On March 8, 2019, the Company, through SIR Dawntree, LLC (“SIR Dawntree”), an indirect, wholly-owned subsidiary of the Company, sold its fee simple interest in Dawntree Apartments, a 400 -unit residential property located in Carrollton, Texas, to an unaffiliated third-party buyer. SIR Dawntree sold Dawntree Apartments for an aggregate sales price of $46,200,000, excluding closing costs.

STEADFAST INCOME REIT, INC.

SCHEDULE III

REAL ESTATE ASSETS AND ACCUMULATED DEPRECIATION AND AMORTIZATION

DECEMBER 31, 2018

Description	Location	Owner- ship Percent	Encumbrances (1)	Initial Cost of Company			Cost Capitalized Subsequent to Acquisition	Gross Amount at which Carried at Close of Period			Accumulated Depreciation and Amortization	Original Date of Construction	Date Acquired
				Land	Building and Improvements (2)	Total		Land	Building and Improvements (2)	Total (3)
Clarion Park Apartments	Olathe, KS	100%	$11,930,339	$1,470,991	$9,744,009	$11,215,000	$988,626	$1,470,991	$10,450,720	$11,921,711	$(3,224,329)	1994	6/28/11
Truman Farm Villas	Grandview, MO	100%	—	842,987	8,257,013	9,100,000	1,232,186	842,987	9,248,570	10,091,557	(2,953,604)	2008	12/22/11
EBT Lofts	Kansas City, MO	100%	—	460,362	8,114,638	8,575,000	770,709	460,362	8,543,029	9,003,391	(2,561,371)	1899	12/30/11
Spring Creek of Edmond	Edmond, OK	100%	17,113,376	2,346,503	17,602,343	19,948,846	1,187,564	2,346,503	18,384,515	20,731,018	(5,204,981)	1974	3/9/12
Montclair Parc Apartments	Oklahoma City, OK	100%	21,719,269	3,325,556	32,424,444	35,750,000	2,104,988	3,325,556	33,343,837	36,669,393	(8,840,527)	1999	4/26/12
Sonoma Grande Apartments	Tulsa, OK	100%	20,451,101	2,737,794	29,462,206	32,200,000	1,166,391	2,737,794	30,078,984	32,816,778	(8,015,610)	2009	5/24/12
Estancia Apartments	Tulsa, OK	100%	—	2,544,634	27,240,628	29,785,262	1,005,697	2,544,634	27,724,761	30,269,395	(7,239,095)	2006	6/29/12
Hilliard Park Apartments	Hilliard, OH	100%	12,390,229	1,413,437	18,484,692	19,898,129	1,037,955	1,413,437	19,117,326	20,530,763	(4,837,983)	2000	9/11/12
Sycamore Terrace Apartments	Terre Haute, IN	100%	17,847,045	1,321,194	21,852,963	23,174,157	471,708	1,321,194	21,879,086	23,200,280	(5,253,317)	2011/2013	9/20/12, 3/5/14
Hilliard Summit Apartments	Hilliard, OH	100%	15,027,104	1,536,795	22,639,028	24,175,823	572,011	1,536,795	22,762,387	24,299,182	(5,529,077)	2012	9/28/12
Forty-57 Apartments	Lexington, KY	100%	35,563,625	3,055,614	49,444,386	52,500,000	1,409,158	3,055,614	50,091,659	53,147,273	(12,032,326)	2008	12/20/12
Riverford Crossing Apartments	Frankfort, KY	100%	20,229,093	2,595,387	27,404,613	30,000,000	911,816	2,595,387	27,774,395	30,369,782	(6,842,412)	2011	12/28/12
Montecito Apartments	Austin, TX	100%	12,823,790	3,081,522	15,918,478	19,000,000	2,914,296	3,081,522	18,398,578	21,480,100	(5,151,505)	1984	12/31/12
Hilliard Grand Apartments	Dublin, OH	100%	28,392,107	2,657,734	38,012,528	40,670,262	701,519	2,657,734	37,897,380	40,555,114	(8,766,861)	2010	12/31/12
Library Lofts East	Kansas City, MO	100%	8,166,247	1,669,405	11,080,595	12,750,000	540,378	1,669,405	11,415,006	13,084,411	(2,743,641)	1906/1923	2/28/13
Deep Deuce at Bricktown	Oklahoma City, OK	100%	32,069,379	2,529,318	37,266,648	39,795,966	6,197,411	2,580,318	42,737,983	45,318,301	(12,398,000)	2001	3/28/13
Retreat at Quail North	Oklahoma City, OK	100%	16,268,147	1,700,810	24,025,543	25,726,353	556,897	1,700,810	24,093,797	25,794,607	(5,539,869)	2012	6/12/13
Waterford on the Meadow	Plano, TX	100%	15,175,716	2,625,024	20,849,131	23,474,155	3,702,083	2,625,024	23,986,048	26,611,072	(6,140,697)	1984	7/3/13
Tapestry Park Apartments	Birmingham, AL	100%	43,712,670	3,277,884	47,118,797	50,396,681	420,292	3,277,884	46,900,625	50,178,509	(10,572,417)	2012/2014	8/13/13, 12/1/14
Dawntree Apartments	Carrollton, TX	100%	14,450,118	3,135,425	21,753,469	24,888,894	2,360,472	3,135,425	23,511,480	26,646,905	(5,864,112)	1982	8/15/13
Stuart Hall Lofts	Kansas City, MO	100%	16,045,948	1,585,035	15,264,965	16,850,000	259,800	1,585,035	15,240,006	16,825,041	(3,363,616)	1910	8/27/13
BriceGrove Park Apartments	Canal Winchester, OH	100%	17,133,615	1,596,212	18,503,788	20,100,000	868,554	1,596,212	18,921,522	20,517,734	(4,348,152)	2002	8/29/13
Retreat at Hamburg Place	Lexington, KY	100%	12,072,255	1,605,839	14,694,161	16,300,000	400,090	1,605,839	14,766,336	16,372,175	(3,359,740)	2013	9/5/13
Villas at Huffmeister	Houston, TX	100%	27,058,201	5,858,663	31,741,337	37,600,000	1,943,132	5,858,663	32,964,053	38,822,716	(7,702,859)	2007	10/10/13
Villas at Kingwood	Kingwood, TX	100%	35,156,654	6,512,468	33,637,532	40,150,000	2,333,431	6,512,468	35,182,141	41,694,609	(8,339,936)	2008	10/10/13
Waterford Place at Riata Ranch	Cypress, TX	100%	—	3,184,857	20,215,143	23,400,000	1,098,339	3,184,857	20,813,492	23,998,349	(4,944,919)	2008	10/10/13
Carrington Place	Houston, TX	100%	27,384,768	5,450,417	27,449,583	32,900,000	1,937,311	5,450,417	28,692,733	34,143,150	(6,646,264)	2004	11/7/13
Carrington Champion Forest	Houston, TX	100%	24,978,692	3,760,329	29,239,671	33,000,000	1,496,724	3,760,329	30,120,500	33,880,829	(6,893,137)	2008	11/7/13
Carrington Park at Huffmeister	Houston, TX	100%	19,440,839	3,241,747	21,908,253	25,150,000	1,205,865	3,241,747	22,589,773	25,831,520	(5,300,183)	2008	11/7/13

STEADFAST INCOME REIT, INC.

SCHEDULE III

REAL ESTATE ASSETS AND ACCUMULATED DEPRECIATION AND AMORTIZATION (CONTINUED)

DECEMBER 31, 2018

Description	Location	Owner- ship Percent	Encumbrances (1)	Initial Cost of Company			Cost Capitalized Subsequent to Acquisition	Gross Amount at which Carried at Close of Period			Accumulated Depreciation and Amortization	Original Date of Construction	Date Acquired
				Land	Building and Improvements (2)	Total		Land	Building and Improvements (2)	Total (3)
Heritage Grand at Sienna Plantation	Missouri City, TX	100%	$16,822,121	$3,776,547	$22,762,411	$26,538,958	$499,424	$3,776,547	$22,715,694	$26,492,241	$(4,979,819)	2012	12/20/13
Mallard Crossing	Loveland, OH	100%	33,367,682	2,383,256	37,416,744	39,800,000	1,866,149	2,383,256	38,612,320	40,995,576	(7,861,158)	1997	12/27/13
Reserve at Creekside	Chattanooga, TN	100%	14,241,494	1,344,233	17,530,767	18,875,000	1,242,125	1,344,233	18,420,868	19,765,101	(3,627,475)	2004	3/28/14
Oak Crossing	Fort Wayne, IN	100%	20,204,961	2,005,491	22,224,509	24,230,000	495,102	2,005,491	22,303,140	24,308,631	(4,171,773)	2012-13	6/3/14
Double Creek Flats	Plainfield, IN	100%	21,877,897	1,306,880	30,545,199	31,852,079	85,220	1,306,880	30,166,508	31,473,388	(866,844)	2016	5/7/18
Jefferson at the Perimeter	Dunwoody, GA	100%	64,387,092	17,763,296	85,870,687	103,633,983	712,061	17,763,296	85,279,756	103,043,052	(1,876,207)	1996	6/11/18

			$693,501,574	$105,703,646	$917,700,902	$1,023,404,548	$46,695,484	$105,754,646	$945,129,008	$1,050,883,654	$(203,993,817)

(1)

Encumbrances include the unamortized portion of loan premiums on assumed debt allocated to individual assets in the aggregate amount of $0.3 million and net deferred financing costs of $4,227,995 as of December 31, 2018.

(2)	Building and improvements include tenant origination and absorption costs and other intangible assets.
(3)	The aggregate cost of real estate for federal income tax purposes was $1.07 billion (unaudited) as of December 31, 2018.

STEADFAST INCOME REIT, INC.

SCHEDULE III

REAL ESTATE ASSETS AND ACCUMULATED DEPRECIATION AND AMORTIZATION (CONTINUED)

DECEMBER 31, 2018

Below is a summary of activity for real estate and accumulated depreciation for the years ended December 31, 2018, 2017 and 2016:

	2018	2017	2016
Real estate:
Balance at the beginning of the year	$1,248,296,985	$1,694,278,958	$1,666,901,082
Acquisitions	135,486,062	—	—
Improvements	9,906,890	15,621,609	28,485,659
Cost of real estate sold	(341,007,619)	(461,332,750)	—
Write-off of disposed and fully depreciated and fully amortized assets	(1,798,664)	(270,832)	(1,107,783)

Balance at the end of the year	$1,050,883,654	$1,248,296,985	$1,694,278,958

Accumulated depreciation and amortization:
Balance at the beginning of the year	$221,581,654	$232,744,083	$163,445,987
Depreciation and amortization expense	46,109,794	67,755,152	69,513,484
Write-off of accumulated depreciation and amortization of real estate assets sold	(63,671,739)	(78,793,834)	—
Write-off of disposed and fully depreciated and fully amortized assets	(25,892)	(123,747)	(215,388)

Balance at the end of the year	$203,993,817	$221,581,654	$232,744,083

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on March 15, 2019.

Steadfast Income REIT, Inc.

By:	/s/ Rodney F. Emery
Rodney F. Emery
Chief Executive Officer and Chairman of the Board

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Name	Title	Date

/s/ Rodney F. Emery	Chief Executive Officer and Chairman of the Board (principal executive officer)
Rodney F. Emery		March 15, 2019

/s/ Kevin J. Keating	Chief Financial Officer and Treasurer (principal financial officer and principal accounting officer)
Kevin J. Keating		March 15, 2019

/s/ Ella S. Neyland
Ella S. Neyland	President and Director	March 15, 2019

/s/ Scot B. Barker
Scot B. Barker	Director	March 15, 2019

/s/ Ned W. Brines
Ned W. Brines	Director	March 15, 2019

/s/ Don B. Saulic
Don B. Saulic	Director	March 15, 2019

Annex E

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

(Mark One)

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended September 30, 2019

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                      to

Commission file number 000-54674

STEADFAST INCOME REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	27-0351641
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

18100 Von Karman Avenue, Suite 500
Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)

(949) 852-0700

(Registrant’s Telephone Number, Including Area Code)

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒    No  ☐

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files).    Yes  ☒    No  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☐	Accelerated filer	☐

Non-Accelerated filer	☒	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).    Yes  ☐    No  ☒

As of November 1, 2019, there were 73,905,170 shares of the Registrant’s common stock issued and outstanding.

STEADFAST INCOME REIT, INC.

PART I — FINANCIAL INFORMATION

Item 1. Financial Statements

STEADFAST INCOME REIT, INC.

CONSOLIDATED BALANCE SHEETS

	September 30, 2019	December 31, 2018
	(Unaudited)
ASSETS
Assets:
Real Estate:
Land	$89,822,014	$90,153,980
Building and improvements	804,194,436	795,383,423

Total real estate held for investment, cost	894,016,450	885,537,403
Less accumulated depreciation and amortization	(190,527,296)	(165,112,070)

Total real estate held for investment, net	703,489,154	720,425,333
Real estate held for sale, net	—	126,464,504

Total real estate, net	703,489,154	846,889,837
Cash and cash equivalents	120,202,920	142,078,166
Restricted cash	9,362,825	11,265,317
Investment in unconsolidated joint venture	13,316,283	14,085,399
Rents and other receivables	2,501,546	1,791,881
Assets related to real estate held for sale	—	848,960
Other assets	2,496,144	2,698,438

Total assets	$851,368,872	$1,019,657,998

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable and accrued liabilities	$20,356,476	$23,899,595
Notes payable:
Mortgage notes payable, net	498,426,493	566,900,461
Credit facility, net	—	52,363,460
Mortgage notes payable related to real estate held for sale, net	—	74,237,653

Total notes payable, net	498,426,493	693,501,574
Distributions payable	3,371,492	3,515,310
Due to affiliates	1,645,472	4,985,918
Liabilities related to real estate held for sale	—	2,994,267

Total liabilities	523,799,933	728,896,664

Commitments and contingencies (Note 10)
Redeemable common stock	1,289,113	—
Stockholders’ Equity:
Preferred stock, $0.01 par value per share; 100,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value per share; 999,999,000 shares authorized, 73,983,866 and 74,650,139 shares issued and outstanding at September 30, 2019 and December 31, 2018, respectively	739,839	746,502
Convertible stock, $0.01 par value per share; 1,000 shares authorized, issued and outstanding as of September 30, 2019 and December 31, 2018, respectively	10	10
Additional paid-in capital	650,253,927	656,204,073
Cumulative distributions and net income	(324,713,950)	(366,189,251)

Total stockholders’ equity	326,279,826	290,761,334

Total liabilities and stockholders’ equity	$851,368,872	$1,019,657,998

See accompanying condensed notes to consolidated financial statements.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST INCOME REIT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenues:
Rental income	$26,857,176	$35,421,095	$84,948,693	$102,999,303
Other income	966,375	820,623	3,218,233	2,754,349

Total revenues	27,823,551	36,241,718	88,166,926	105,753,652

Expenses:
Operating, maintenance and management	6,871,764	10,457,331	21,720,715	28,936,191
Real estate taxes and insurance	4,031,558	5,657,098	13,376,128	18,329,576
Fees to affiliates	3,934,709	4,113,139	11,083,920	11,854,429
Depreciation and amortization	8,520,813	12,579,032	25,961,590	34,781,722
Interest expense	6,044,495	8,496,658	20,505,685	24,408,327
Loss on debt extinguishment	597,681	—	3,432,058	2,282,247
General and administrative expenses	3,063,653	1,107,644	6,181,745	4,448,377

Total expenses	33,064,673	42,410,902	102,261,841	125,040,869

Loss before other income (expense)	(5,241,122)	(6,169,184)	(14,094,915)	(19,287,217)
Other income (expense):
Equity in loss from unconsolidated joint venture	(228,667)	(287,540)	(427,816)	(3,102,044)
(Loss) gain on sales of real estate, net	(88,137)	—	86,800,659	81,247,054

Total other (expense) income	(316,804)	(287,540)	86,372,843	78,145,010

Net (loss) income	$(5,557,926)	$(6,456,724)	$72,277,928	$58,857,793

(Loss) income per common share — basic and diluted	$(0.08)	$(0.09)	$0.97	$0.78

Weighted average number of common shares outstanding — basic	74,051,096	74,928,285	74,273,151	75,164,006

Weighted average number of common shares outstanding — diluted	74,056,721	74,940,350	74,278,776	75,176,774

See accompanying condensed notes to consolidated financial statements.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST INCOME REIT, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2019 (Unaudited)

	Common Stock		Convertible Stock		Additional Paid- In Capital	Cumulative Distributions & Net Income	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount
BALANCE, July 1, 2019	74,206,848	$742,069	1,000	$10	$652,239,394	$(308,806,598)	$344,174,875
Repurchase of common stock	(222,982)	(2,230)	—	—	(1,997,770)	—	(2,000,000)
Distributions declared ($0.140 per share of common stock)	—	—	—	—	—	(10,349,426)	(10,349,426)
Amortization of stock-based compensation	—	—	—	—	12,303	—	12,303
Net loss for the three months ended September 30, 2019	—	—	—	—	—	(5,557,926)	(5,557,926)

BALANCE, September 30, 2019	73,983,866	$739,839	1,000	$10	$650,253,927	$(324,713,950)	$326,279,826

	Common Stock		Convertible Stock		Additional Paid- In Capital	Cumulative Distributions & Net Income	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount
BALANCE, January 1, 2019	74,650,139	$746,502	1,000	$10	$656,204,073	$(366,189,251)	$290,761,334
Repurchase of common stock	(666,273)	(6,663)	—	—	(5,993,337)	—	(6,000,000)
Distributions declared ($0.415 per share of common stock)	—	—	—	—	—	(30,802,627)	(30,802,627)
Amortization of stock-based compensation	—	—	—	—	43,191	—	43,191
Net income for the nine months ended September 30, 2019	—	—	—	—	—	72,277,928	72,277,928

BALANCE, September 30, 2019	73,983,866	$739,839	1,000	$10	$650,253,927	$(324,713,950)	$326,279,826

See accompanying condensed notes to consolidated financial statements.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST INCOME REIT, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2018 (Unaudited)

	Common Stock		Convertible Stock		Additional Paid- In Capital	Cumulative Distributions & Net Losses	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount
BALANCE, July 1, 2018	75,079,994	$750,800	1,000	$10	$660,149,499	$(369,043,111)	$291,857,198
Issuance of common stock	7,500	75	—	—	(75)	—	—
Repurchase of common stock	(218,555)	(2,185)	—	—	(1,997,815)	—	(2,000,000)
Distributions declared ($0.140 per share of common stock)	—	—	—	—	—	(10,472,649)	(10,472,649)
Amortization of stock-based compensation	—	—	—	—	34,832	—	34,832
Net loss for the three months ended September 30, 2018	—	—	—	—	—	(6,456,724)	(6,456,724)

BALANCE, September 30, 2018	74,868,939	$748,690	1,000	$10	$658,186,441	$(385,972,484)	$272,962,657

	Common Stock		Convertible Stock		Additional Paid- In Capital	Cumulative Distributions & Net Losses	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount
BALANCE, January 1, 2018	75,479,409	$754,794	1,000	$10	$664,110,915	$(334,217,946)	$330,647,773
Issuance of common stock	7,500	75	—	—	(75)	—	—
Repurchase of common stock	(617,970)	(6,179)	—	—	(5,993,821)	—	(6,000,000)
Distributions declared ($1.470 per share of common stock)	—	—	—	—	—	(110,612,331)	(110,612,331)
Amortization of stock-based compensation	—	—	—	—	69,422	—	69,422
Net income for the nine months ended September 30, 2018	—	—	—	—	—	58,857,793	58,857,793

BALANCE, September 30, 2018	74,868,939	$748,690	1,000	$10	$658,186,441	$(385,972,484)	$272,962,657

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST INCOME REIT, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended September 30,
	2019	2018
Cash Flows from Operating Activities:
Net income	$72,277,928	$58,857,793
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	25,961,590	34,781,722
Amortization of deferred financing costs	729,401	799,989
Amortization of stock-based compensation	43,191	69,422
Amortization of loan premiums	(48,562)	(222,466)
Change in fair value of interest rate cap agreements	163,363	(103,506)
Gain on sales of real estate	(86,800,659)	(81,247,054)
Loss on debt extinguishment	3,432,058	2,282,247
Insurance claim recoveries	(86,190)	(1,005)
Loss on disposal of building and improvements	53,207	427
Equity in loss from unconsolidated joint venture	427,816	3,102,044
Changes in operating assets and liabilities:
Rents and other receivables	(921,795)	457,299
Other assets	(35,407)	1,244,119
Accounts payable and accrued liabilities	(3,490,110)	358,873
Due to affiliates	(3,357,984)	(427,837)

Net cash provided by operating activities	8,347,847	19,952,067

Cash Flows from Investing Activities:
Cash contribution to unconsolidated joint venture	(548,800)	(2,931,578)
Cash distribution from unconsolidated joint venture	890,100	530,100
Acquisition of real estate investments	—	(67,886,062)
Additions to real estate investments	(9,423,100)	(6,754,330)
Escrow deposits for pending real estate acquisitions	—	(2,600,000)
Purchase of interest rate cap agreements	(47,000)	(203,300)
Proceeds from sales of real estate, net	211,990,358	178,277,349
Proceeds from insurance claims	298,320	1,005

Net cash provided by investing activities	203,159,878	98,433,184

Cash Flows from Financing Activities:
Proceeds from issuance of mortgage notes payable	222,934,000	106,482,000
Principal payments on mortgage notes payable	(365,119,705)	(158,021,981)
Principal payments on credit facility	(52,656,750)	(38,410,500)
Payment of deferred financing costs	(1,356,539)	(1,323,128)
Payment of debt extinguishment costs	(2,988,984)	(1,526,431)
Distributions to common stockholders	(30,946,445)	(111,795,742)
Repurchases of common stock	(6,000,000)	(6,000,000)

Net cash used in financing activities	(236,134,423)	(210,595,782)

Net decrease in cash, cash equivalents and restricted cash	(24,626,698)	(92,210,531)
Cash, cash equivalents and restricted cash, beginning of period	154,192,443	205,096,008

Cash, cash equivalents and restricted cash, end of period	$129,565,745	$112,885,477

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST INCOME REIT, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

(Unaudited)

	Nine Months Ended September 30,
	2019	2018
Supplemental Disclosures of Cash Flow Information:
Interest paid	$21,272,206	$24,026,631

Supplemental Disclosure of Noncash Transactions:
Distributions payable	$3,371,492	$3,411,890

Assumption of mortgage notes payable to acquire real estate	$—	$65,000,000

Application of escrow deposits to acquire real estate	$—	$2,600,000

Redeemable common stock	$1,289,113	$—

Mortgage notes payable assumed by buyer in connection with property sales	$—	$(67,140,194)

Assets and liabilities deconsolidated in connection with the Second Closing Properties:
Real estate, net	$—	$(98,350,076)

Notes payable, net	$—	$76,336,778

Restricted cash	$—	$(913,408)

Accounts payable and accrued liabilities	$—	$674,912

Accounts payable and accrued liabilities from additions to real estate investments	$362,179	$81,950

Due to affiliates from additions to real estate investments	$22,180	$6,613

Repurchases payable	$710,887	$2,000,000

Operating lease right-of-use asset, net	$107,080	$—

Operating lease liabilities, net	$114,332	$—

See accompanying condensed notes to consolidated financial statements.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST INCOME REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2019

(unaudited)

1. Organization and Business

Steadfast Income REIT, Inc. (the “Company”) was formed on May 4, 2009, as a Maryland corporation that elected to be taxed as, and currently qualifies as, a real estate investment trust (“REIT”). On June 12, 2009, the Company was initially capitalized pursuant to the sale of 22,223 shares of common stock to Steadfast REIT Investments, LLC (the “Sponsor”) at a purchase price of $9.00 per share for an aggregate purchase price of $200,007. On July 10, 2009, Steadfast Income Advisor, LLC (the “Advisor”), a Delaware limited liability company formed on May 1, 2009, invested $1,000 in the Company in exchange for 1,000 shares of convertible stock (the “Convertible Stock”) as described in Note 7 (Stockholders’ Equity).

The Company owns a diverse portfolio of real estate investments, primarily in the multifamily sector, located throughout the United States. As of September 30, 2019, the Company owned 27 multifamily properties comprising a total of 7,527 apartment homes and a 10% interest in one unconsolidated joint venture that owned 20 multifamily properties with a total of 4,584 apartment homes. On March 13, 2019, the Company’s board of directors approved an estimated value per share of the Company’s common stock of $9.40 as of December 31, 2018.

Public Offering

On July 19, 2010, the Company commenced its initial public offering of up to a maximum of 150,000,000 shares of common stock for sale to the public at an initial price of $10.00 per share (with discounts available for certain categories of purchasers) (the “Primary Offering”). The Company also offered up to 15,789,474 shares of common stock for sale pursuant to the Company’s distribution reinvestment plan (the “DRP,” and together with the Primary Offering, the “Public Offering”) at an initial price of $9.50 per share.

The Company terminated its Public Offering on December 20, 2013. Following termination of the Public Offering, the Company continued to offer shares of common stock pursuant to the DRP until the Company’s board of directors suspended the DRP effective beginning with distributions earned on December 1, 2014. Through December 1, 2014, the Company issued 76,095,116 shares of common stock in the Public Offering for gross offering proceeds of $769,573,363, including 4,073,759 shares of common stock pursuant to the DRP for gross offering proceeds of $39,580,847.

The business of the Company is externally managed by the Advisor, pursuant to the Advisory Agreement by and among the Company, Steadfast Income REIT Operating Partnership, L.P., a Delaware limited partnership formed on July 6, 2009 (the “Operating Partnership”) and the Advisor (as amended, the “Advisory Agreement”), which is subject to annual renewal by the Company’s board of directors. The current term of the Advisory Agreement expires on November 15, 2020. Subject to certain restrictions and limitations, the Advisor manages the Company’s day-to-day operations, manages the Company’s portfolio of properties and real estate-related assets, sources and presents investment opportunities to the Company’s board of directors and provides investment management services on the Company’s behalf. Stira Capital Markets Group, LLC (formerly known as Steadfast Capital Markets Group, LLC) (the “Dealer Manager”), an affiliate of the Advisor, served as the dealer manager for the Public Offering. The Advisor, along with the Dealer Manager, also provides marketing, investor relations and other administrative services on the Company’s behalf.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST INCOME REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2019

(unaudited)

Substantially all of the Company’s business is conducted through the Operating Partnership. The Company is the sole general partner of the Operating Partnership. The Company and Advisor entered into an Amended and Restated Limited Partnership Agreement of the Operating Partnership (the “Partnership Agreement”) on September 28, 2009. The Partnership Agreement provides that the Operating Partnership is operated in a manner that will enable the Company to (1) satisfy the requirements for being classified as a REIT for tax purposes, (2) avoid any federal income or excise tax liability and (3) ensure that the Operating Partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), which classification could result in the Operating Partnership being taxed as a corporation, rather than as a partnership. In addition to the administrative and operating costs and expenses incurred by the Operating Partnership in acquiring and operating real properties, the Operating Partnership will pay all of the Company’s administrative costs and expenses, and such expenses will be treated as expenses of the Operating Partnership.

Pending Merger with Steadfast Apartment REIT, Inc.

On August 5, 2019, the Company, Steadfast Apartment REIT, Inc. (“STAR”), a public non-traded REIT sponsored by the Sponsor, Steadfast Apartment REIT Operating Partnership, L.P., STAR’s operating partnership (“STAR Operating Partnership”), the Operating Partnership, and SI Subsidiary, LLC, a wholly-owned subsidiary of STAR (“SIR Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Subject to the terms and conditions of the Merger Agreement, the Company will merge with and into SIR Merger Sub (the “Merger”), with SIR Merger Sub surviving the Merger, such that following the Merger, the surviving entity will continue as a wholly-owned subsidiary of STAR. In accordance with the applicable provisions of the Maryland General Corporation Law (the “MGCL”), the separate existence of the Company shall cease.

At the effective time of the Merger and subject to the terms and conditions of the Merger Agreement, each issued and outstanding share of the Company’s common stock (or a fraction thereof), $0.01 par value per share, will be converted into the right to receive 0.5934 shares of STAR’s common stock, $0.01 par value per share.

The obligation of each party to consummate the Merger is subject to a number of conditions, including receipt of the approval of the Merger and of an amendment to the Company’s Third Articles of Amendment and Restatement (the “Charter”) to delete certain provisions regarding roll-up transactions by the holders of a majority of the outstanding shares of SIR Common Stock (the “SIR Stockholder Approval”).

The Company (with the prior approval of the special committee of its board of directors) may terminate the Merger Agreement in order to enter into an “Alternative Acquisition Agreement” with respect to a “Superior Proposal” (each as defined in the Merger Agreement) at any time prior to receipt by the Company of the SIR Stockholder Approval pursuant to the terms of the Merger Agreement. STAR may terminate the Merger Agreement at any time prior to the receipt of the SIR Stockholder Approval, in certain limited circumstances, including upon an “Adverse Recommendation Change” (as defined in the Merger Agreement).

If the Merger Agreement is terminated in connection with the Company’s acceptance of a Superior Proposal or making an Adverse Recommendation Change, then the Company must pay to STAR a termination fee of $20,866,122 and up to $2,000,000 as reimbursement for STAR’s Expenses (as defined in the Merger Agreement).

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST INCOME REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2019

(unaudited)

On August 5, 2019, STAR, Steadfast Apartment REIT III Inc., a public non-traded REIT sponsored by the Sponsor, (“STAR III”), STAR Operating Partnership, Steadfast Apartment REIT III Operating Partnership, L.P., the operating partnership of STAR III, and SIII Subsidiary, LLC, a wholly-owned subsidiary of STAR (“STAR III Merger Sub”), entered into an Agreement and Plan of Merger (the “STAR III Merger Agreement”). Subject to the terms and conditions of the STAR III Merger Agreement, STAR III will merge with and into STAR III Merger Sub (the “STAR III Merger”), with STAR III Merger Sub surviving the STAR III Merger, such that following the STAR III Merger, the surviving entity will continue as a wholly-owned subsidiary of STAR. In accordance with the applicable provisions of the MGCL, the separate existence of STAR III shall cease.

The consummation of the Company’s merger with STAR is not contingent upon the completion of the merger between STAR and STAR III, and the consummation of the merger between STAR and STAR III is not contingent upon the completion of the Company’s merger with STAR.

The combined company after the planned mergers will retain the name “Steadfast Apartment REIT, Inc.” Each merger is intended to qualify as a “reorganization” under, and within the meaning of, Section 368(a) of the Internal Revenue Code.

Concurrently with the entry into the SIR Merger Agreement, the Company and the Advisor entered into a termination letter agreement (the “Termination Agreement”), effective as of August 5, 2019. Pursuant to the Termination Agreement, the Advisory Agreement will be terminated at the effective time of the SIR Merger. Also pursuant to the Termination Agreement, the Advisor agreed to waive any disposition fee it otherwise would be entitled to pursuant to the Advisory Agreement related to the SIR Merger.

2. Summary of Significant Accounting Policies

There have been no significant changes to the Company’s accounting policies since it filed its audited financial statements in its Annual Report on Form 10-K for the year ended December 31, 2018, other than Accounting Standards Update (“ASU”) 2016-02 and the Securities and Exchange Commission’s (“SEC”) Disclosure Update and Simplification rule (Release 33-10532), as further described below. For further information about the Company’s accounting policies, refer to the Company’s consolidated financial statements and notes thereto for the year ended December 31, 2018, included in the Company’s Annual Report on Form 10-K filed with the SEC on March 15, 2019.

Principles of Consolidation and Basis of Presentation

The consolidated financial statements include the accounts of the Company, the consolidated variable interest entity (“VIE”) that the Company controls and of which the Company is the primary beneficiary, and the Operating Partnership’s subsidiaries. All significant intercompany balances and transactions are eliminated in consolidation. The financial statements of the Company’s subsidiaries are prepared using accounting policies consistent with those of the Company. The Operating Partnership is a VIE as the limited partner lacks substantive kick-out rights and substantive participating rights. The Company is the primary beneficiary of, and consolidates, the Operating Partnership.

The accompanying unaudited consolidated financial statements are prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) for interim financial information as contained within the

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST INCOME REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2019

(unaudited)

Financial Accounting Standards Board (“FASB”), Accounting Standards Codification (“ASC”) and the rules and regulations of the SEC, including the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, the unaudited consolidated financial statements do not include all of the information and footnotes required by GAAP for audited financial statements. In the opinion of management, the financial statements for the unaudited interim periods presented include all adjustments that are of a normal and recurring nature and necessary for a fair and consistent presentation of the results of such periods. Operating results for the three and nine months ended September 30, 2019, are not necessarily indicative of the results that may be expected for the year ending December 31, 2019. The unaudited consolidated financial statements herein should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires the Company to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could materially differ from those estimates.

Fair Value Measurements

Under GAAP, the Company is required to measure certain financial instruments at fair value on a recurring basis. In addition, the Company is required to measure other assets and liabilities at fair value on a non-recurring basis (e.g., carrying value of impaired real estate loans receivable and long-lived assets). Fair value is defined as the price that would be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The GAAP fair value framework uses a three-tiered approach. Fair value measurements are classified and disclosed in one of the following three categories:

•	Level 1: unadjusted quoted prices in active markets that are accessible at the measurement date for identical assets or liabilities;

•

Level 2: quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-derived valuations in which significant inputs and significant value drivers are observable in active markets; and

•	Level 3: prices or valuation techniques where little or no market data is available that requires inputs that are both significant to the fair value measurement and unobservable.

When available, the Company utilizes quoted market prices from an independent third-party source to determine fair value and will classify such items in Level 1 or Level 2. In instances where the market is not active, regardless of the availability of a nonbinding quoted market price, observable inputs might not be relevant and could require the Company to make a significant adjustment to derive a fair value measurement. Additionally, in an inactive market, a market price quoted from an independent third party may rely more on models with inputs based on information available only to that independent third party. When the Company determines the market for a financial instrument owned by the Company to be illiquid or when market transactions for similar instruments do not appear orderly, the Company uses several valuation sources (including internal valuations, discounted cash flow analysis and quoted market prices) and will establish a fair value by assigning weights to the various valuation sources.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST INCOME REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2019

(unaudited)

The following describes the valuation methodologies used by the Company to measure fair value, including an indication of the level in the fair value hierarchy in which each asset or liability is generally classified.

Interest rate cap agreements - The Company has entered into certain interest rate cap agreements. These derivatives are recorded at fair value. Fair value was based on a model-driven valuation using the associated variable rate curve and an implied market volatility, both of which were observable at commonly quoted intervals for the full term of the interest rate cap agreements. Therefore, the Company’s interest rate cap agreements were classified within Level 2 of the fair value hierarchy and are included in other assets in the accompanying consolidated balance sheets. Changes in the fair value of the interest rate cap agreements are recorded as interest expense in the accompanying unaudited consolidated statements of operations.

The following table reflects the Company’s assets required to be measured at fair value on a recurring basis on the consolidated balance sheets:

	September 30, 2019
	Fair Value Measurements Using
	Level 1	Level 2	Level 3
Assets:
Interest rate cap agreements	$—	$1,315	$—

	December 31, 2018
	Fair Value Measurements Using
	Level 1	Level 2	Level 3
Assets:
Interest rate cap agreements	$—	$117,678	$—

Changes in assumptions or estimation methodologies can have a material effect on these estimated fair values. In this regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, may not be realized in an immediate settlement of the instrument.

Fair Value of Financial Instruments

The accompanying consolidated balance sheets include the following financial instruments: cash and cash equivalents, restricted cash, rents and other receivables, accounts payable and accrued liabilities, distributions payable, due to affiliates and notes payable.

The Company considers the carrying value of cash and cash equivalents, restricted cash, rents and other receivables, accounts payable and accrued liabilities and distributions payable to approximate the fair value of these financial instruments based on the short duration between origination of the instruments and their expected realization. The fair value of amounts due to affiliates is not determinable due to the related party nature of such amounts.

The fair value of the notes payable is estimated using a discounted cash flow analysis using borrowing rates available to the Company for debt instruments with similar terms and maturities. As of September 30, 2019 and December 31, 2018, the fair value of the notes payable was $498,323,633 and $681,095,544, respectively,

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST INCOME REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2019

(unaudited)

compared to the carrying value of $498,426,493 and $693,501,574, respectively. The Company has determined that its notes payable are classified as Level 3 within the fair value hierarchy.

Restricted Cash

Restricted cash represents those cash accounts for which the use of funds is restricted by loan covenants. As of September 30, 2019 and December 31, 2018, the Company had a restricted cash balance of $9,362,825 and $11,265,317, respectively, which represents impounds for future property tax payments, property insurance payments and tenant improvement payments as required by agreements with the Company’s lenders as of September 30, 2019 and December 31, 2018, respectively.

The following table represents the components of the cash, cash equivalents and restricted cash presented on the accompanying consolidated statements of cash flows for the nine months ended September 30, 2019 and 2018:

	September 30,
	2019	2018
Cash and cash equivalents	$120,202,920	$97,309,038
Restricted cash	9,362,825	15,576,439

Total cash, cash equivalents and restricted cash	$129,565,745	$112,885,477

The beginning of period cash, cash equivalents and restricted cash balance for the nine months ended September 30, 2019, includes $142,078,166 of cash and cash equivalents, $11,265,317 of restricted cash and $848,960 of restricted cash related to real estate held for sale as of December 31, 2018, on the accompanying consolidated balance sheet. In conjunction with property sales during the nine months ended September 30, 2019, $848,960 of restricted cash related to real estate held for sale was disposed of during the period.

Investments in Unconsolidated Joint Ventures

The Company accounts for investments in unconsolidated joint venture entities in which it may exercise significant influence over, but does not control, using the equity method of accounting. Under the equity method, the investment is initially recorded at cost and subsequently adjusted to reflect additional contributions or distributions and the Company’s proportionate share of equity in the joint venture’s earnings (loss). The Company recognizes its proportionate share of the ongoing income or loss of the unconsolidated joint venture as equity in earnings (loss) of unconsolidated joint venture on the consolidated statements of operations. On a quarterly basis, the Company evaluates its investment in an unconsolidated joint venture for other-than-temporary impairments. The Company has elected the cumulative earnings approach to classify cash receipts from the unconsolidated joint venture on the accompanying consolidated statements of cash flows.

Distribution Policy

The Company has elected to be taxed as, and qualifies as, a REIT commencing with the taxable year ended December 31, 2010. To continue to qualify as a REIT, the Company intends to make distributions each taxable

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST INCOME REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2019

(unaudited)

year equal to at least 90% of its REIT taxable income (which is determined without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). Distributions declared during the three and nine months ended September 30, 2019 were based on daily record dates and calculated at a rate of $0.001519 per share per day. Distributions were based on daily record dates and calculated at a rate of $0.001964 per share per day, $0.001683 per share per day and $0.001519 per share per day during the three months ended March 31, 2018, June 30, 2018 and September 30, 2018, respectively.

Distributions to stockholders are determined by the board of directors of the Company and are dependent upon a number of factors relating to the Company, including funds available for the payment of distributions, financial condition, the timing of property acquisitions, capital expenditure requirements and annual distribution requirements in order for the Company to qualify as a REIT under the Internal Revenue Code. During the three and nine months ended September 30, 2019, the Company declared aggregate distributions of $0.140 and $0.415 per common share, respectively. During the three and nine months ended September 30, 2018, the Company declared aggregate distributions of $0.140 and $1.470 per common share, respectively, including a special distribution the Company’s board of directors declared in the amount $1.00 per share of common stock to stockholders of record as of the close of business on April 20, 2018.

Per Share Data

Basic earnings (loss) per share attributable to common stockholders for all periods presented are computed by dividing net income by the weighted average number of shares of the Company’s common stock outstanding during the period. Diluted earnings (loss) per share is computed based on the weighted average number of shares of the Company’s common stock and all potentially dilutive securities, if any. Distributions declared per common share assume each share was issued and outstanding each day during the period. Nonvested shares of the Company’s restricted common stock give rise to potentially dilutive shares of the Company’s common stock.

In accordance with FASB ASC Topic 260-10-45, Earnings Per Share, the Company uses the two-class method to calculate earnings (loss) per share. Basic earnings (loss) per share is calculated based on dividends declared and the rights of common shares and participating securities in any undistributed earnings, which represents net income (loss) remaining after deduction of dividends declared during the period. The undistributed earnings (loss) are allocated to all outstanding common shares based on the relative percentage of each class of shares. The Company does not have any participating securities outstanding other than the shares of common stock and the unvested restricted common stock during the periods presented. Earnings (loss) attributable to the unvested restricted common stock are deducted from earnings (loss) in the computation of per share amounts where applicable.

Reclassifications

Certain amounts in the Company’s prior period consolidated financial statements were reclassified to conform to the current period presentation. These reclassifications did not change the results of operations of those prior periods. On January 1, 2019, the Company adopted ASU 2016-02, as further described below. As a result, all income earned pursuant to tenant leases is reflected as one-line item, “Rental Income,” in the consolidated statements of operations. To facilitate comparability, the Company has reclassified prior period’s lease and non-lease income consistently with the current year.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST INCOME REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2019

(unaudited)

The table below provides a reconciliation of the prior period presentation of the income statement line items that were reclassified in our consolidated statements of operations to conform to the current period presentation, pursuant to the adoption of the new lease accounting standard and election of the single component practical expedient:

	Three Months Ended September 30, 2018	Nine Months Ended September 30, 2018
Rental income (presentation prior to January 1, 2019)	$31,892,448	$93,133,369
Tenant reimbursements(1) (presentation prior to January 1, 2019)	3,528,647	9,865,934

Rental income (presentation effective January 1, 2019)	$35,421,095	$102,999,303

(1)	Tenants reimbursements include reimbursements for recoverable costs.

Segment Disclosure

The Company has determined that it has one reportable segment with activities related to investing in multifamily properties. The Company’s investments in real estate are in different geographic regions, and management evaluates operating performance on an individual asset level. However, as each of the Company’s assets has similar economic characteristics, tenants and products and services, its assets have been aggregated into one reportable segment.

Recent Accounting Pronouncements

In February 2016, the FASB established ASC Topic 842, Leases (“ASC 842”), by issuing ASU 2016-02, which requires lessees to recognize right-of-use assets and lease liabilities for operating leases on the balance sheet and disclose key information about leasing arrangements. ASC 842 also makes targeted changes to lessor accounting. ASC 842 was subsequently amended by ASU 2018-01, Land Easement Practical Expedient for Transition to Topic 842 (“ASU 2018-01”), ASU 2018-10, Codification Improvements to Topic 842 (“ASU 2018-10”), ASU 2018-11, Targeted Improvements (“ASU 2018-11”) and ASU 2018-20, Leases (Topic 842), Narrow-scope Improvements for Lessors (“ASU 2018-20”). ASC 842 requires a modified retrospective transition approach and was effective in the first quarter of 2019 and allowed for early adoption. The Company elected an optional transition method that allows entities to initially apply ASC 842 at the adoption date (January 1, 2019) and recognize a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. The Company evaluated the impact of ASC 842 on its leases both as it relates to the Company acting as a lessee and as a lessor. Based on its evaluation, as it relates to the former, the Company elected to apply each of the practical expedients described in ASC 842-10-65-1(f) that allowed the Company, among other things, to not reassess lease classification conclusions or initial direct cost accounting as of December 31, 2018, therefore these leases continue to be accounted for as operating leases. The Company also elected the practical expedient described in ASC 842-20-25-2 not to apply the recognition requirements in ASC 842 to short-term leases and instead, to recognize lease payments in the consolidated statement of operations on a straight-line basis over the lease term. The Company did not experience a material impact on the recognition of leases in the consolidated financial statements because the quantity of leased equipment by the Company is limited and immaterial to the consolidated financial statements. Upon adoption, the Company recognized an initial operating lease right-of-use asset, net, of $94,742 and an operating lease liability, net, of $87,862.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST INCOME REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2019

(unaudited)

As it relates to the Company as lessor, the Company did not experience a material impact on the recognition of leases in the consolidated financial statements because under ASC 842, lessors continue to account for leases using an approach that is substantially equivalent to historical guidance for sales-type leases, direct financing leases, and operating leases. The Company elected a practical expedient which allows lessors to not separate non-lease components from the lease component when the timing and pattern of transfer for the lease components and non-lease components are the same and if the lease component is classified as an operating lease. As a result, on January 1, 2019, the Company began presenting all rentals and reimbursements from tenants as a single line item rental income within the consolidated statements of operations. As of January 1, 2019, the Company implemented changes to its business processes and controls related to accounting for and the presentation and disclosure of leases, including the reclassification of tenant reimbursements, previously disclosed as part of tenant reimbursements and other, to rental income, in the consolidated statements of operations.

Under ASC 842, beginning on January 1, 2019, changes in the probability of collecting tenant rental income could result in direct adjustments of rental income and tenant receivables. The Company did not experience a material impact on its rental income and tenant receivables as of the adoption date.

The Company’s rental income consists of fixed rental payments from tenants under operating leases and is recognized on a straight-line basis over the respective operating lease terms. The Company recognizes minimum rent, including rental abatements, concessions and contractual fixed increases attributable to operating leases, on a straight-line basis over the term of the non-cancelable term of the related lease. The Company’s rental income that relates to variable lease payments consists of tenant reimbursements and includes reimbursements for recoverable costs, which are recognized as revenue in the period during which the applicable expenses are incurred and the tenant’s obligation to reimburse the Company arises.

The Company recognized $26,857,176 and $84,948,693 of rental income related to operating lease payments of which $2,709,239 and $8,017,862 was for variable lease payments for the three and nine months ended September 30, 2019, respectively.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments-Credit Losses (“ASU 2016-13”). ASU 2016-13 requires more timely recording of credit losses on loans and other financial instruments that are not accounted for at fair value through net income (loss), including loans held for investment, held-to-maturity debt securities, trade and other receivables, net investment in leases and other such commitments. ASU 2016-13 requires that financial assets measured at amortized cost be presented at the net amount expected to be collected, through an allowance for credit losses that is deducted from the amortized cost basis. The amendments in ASU 2016-13 require the Company to measure all expected credit losses based upon historical experience, current conditions, and reasonable and supportable forecasts that affect the collectability of the financial assets and eliminates the “incurred loss” methodology in current GAAP. In November 2018, the FASB issued ASU 2018-19, Codification Improvements to Topic 326, Financial Instruments—Credit Losses (“ASU 2018-19”), which clarifies that operating lease receivables accounted for under ASC 842 Leases, are not in the scope of the new credit losses guidance. The effective date and transition requirements for this guidance are the same as for ASU 2016-13. ASU 2016-13 is effective for annual periods beginning after December 15, 2019, including interim periods within those fiscal years. Early adoption is permitted for annual periods beginning after

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST INCOME REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2019

(unaudited)

December 15, 2018, including interim periods within those fiscal years. The Company is currently evaluating the impact this guidance will have on its consolidated financial statements and related disclosures and does not expect a material impact on its consolidated financial statements and related disclosures from its adoption.

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement (“ASU 2018-13”). The FASB issued ASU 2018-13 to improve the effectiveness of fair value measurement disclosures by adding, eliminating, and modifying certain disclosure requirements. The issuance of ASU 2018-13 is part of a disclosure framework project. The disclosure framework project’s objective and primary focus are to improve the effectiveness of disclosures in the notes to financial statements by facilitating clear communication of the information required by GAAP that is most important to users of each entity’s financial statements. Achieving the objective of improving the effectiveness of the notes to financial statements includes: (1) the development of a framework that promotes consistent decisions by the FASB board about disclosure requirements and (2) the appropriate exercise of discretion by reporting entities. The amendments in ASU 2018-13 modify the disclosure requirements on fair value measurements in Topic 820, Fair Value Measurement, based on the concepts in FASB Concepts Statement, Conceptual Framework for Financial Reporting—Chapter 8: Notes to Financial Statements, including the consideration of costs and benefit. ASU 2018-13 removed certain disclosure requirements under Topic 820 such as the disclosure requirements of the valuation process for level 3 fair value measurements and modified and added certain of the disclosure requirements in Topic 820. ASU 2018-13 requires prospective and retrospective application depending on the amendment and is effective for annual periods beginning after December 15, 2019, including interim periods within those fiscal years. Early adoption is permitted. The Company is currently evaluating the impact of ASU 2018-13 will have on its consolidated financial statements and related disclosures and believes that certain disclosures of interest rate cap agreements in its consolidated financial statements may be impacted by the adoption of ASU 2018-13.

The SEC’s Disclosure Update and Simplification rule (Release 33-10532) amends the interim financial statement requirements to require a reconciliation of changes in stockholder’ equity in the notes or as a separate statement. This analysis should reconcile the beginning balance to the ending balance of each caption in stockholders’ equity for each period for which an income statement is required to be filed and comply with the remaining content requirements of Rule 3-04 of Regulation S- X. As a result, registrants will have to provide the reconciliation for both the year-to-date and quarterly periods and comparable periods in Form 10-Q but only for the year-to-date periods in registration statements. The rule does not prescribe the format of the presentation as long as the appropriate periods are provided. Per a Compliance and Disclosure Interpretation (Q 105.09, Exchange Act Forms, 10-Q), “The amendments are effective for all filings made on or after November 5, 2018. In light of the timing of effectiveness of the amendments and proximity of effectiveness to the filing date for most filers’ quarterly reports, the staff would not object if the filer’s first presentation of the changes in the shareholders’ equity is included in its Form 10-Q for the quarter that begins after the effective date of the amendments.” This allows the Company to adopt the amendment for the Company’s first quarter 2019 filing. The Company has adopted this guidance in the nine months ended September 30, 2019 by presenting a reconciliation of changes in stockholders’ equity for the current and prior period as a separate statement.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST INCOME REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2019

(unaudited)

3. Real Estate

As of September 30, 2019, the Company owned 27 multifamily properties encompassing in the aggregate 7,527 residential apartment homes. The total purchase price of the Company’s real estate portfolio was $862,854,253. As of September 30, 2019 and December 31, 2018, the Company’s portfolio was approximately 95.8% and 94.3% occupied and the average monthly rent was $1,123 and $1,068, respectively.

As of September 30, 2019 and December 31, 2018, accumulated depreciation and amortization related to the Company’s consolidated real estate properties and related intangibles were as follows:

	September 30, 2019
	Assets
	Land	Building and Improvements	Total Real Estate Held for Investment	Real Estate Held for Sale
Investments in real estate	$89,822,014	$804,194,436	$894,016,450	$—
Less: Accumulated depreciation and amortization	—	(190,527,296)	(190,527,296)	—

Net investments in real estate and related lease intangibles	$89,822,014	$613,667,140	$703,489,154	$—

	December 31, 2018
	Assets
	Land	Building and Improvements	Total Real Estate Held for Investment	Real Estate Held for Sale
Investments in real estate	$90,153,980	$795,383,423	$885,537,403	$165,346,251
Less: Accumulated depreciation and amortization	—	(165,112,070)	(165,112,070)	(38,881,747)

Net investments in real estate and related lease intangibles	$90,153,980	$630,271,353	$720,425,333	$126,464,504

Total depreciation and amortization expenses were $8,520,813 and $25,961,590 for the three and nine months ended September 30, 2019, and $12,579,032 and $34,781,722 for the three and nine months ended September 30, 2018, respectively.

Depreciation of the Company’s buildings and improvements was $8,519,728 and $25,945,678 for the three and nine months ended September 30, 2019, and $11,657,288 and $33,498,945 for the three and nine months ended September 30, 2018, respectively.

Amortization of the Company’s other intangible assets was $0 and $12,764 for the three and nine months ended September 30, 2019, and $38,292 and $114,876 for the three and nine months ended September 30, 2018, respectively.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST INCOME REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2019

(unaudited)

Operating Leases

As of September 30, 2019, the Company’s real estate portfolio comprised 7,527 residential apartment homes and was 97.5% leased by a diverse group of residents. For each of the three and nine months ended September 30, 2019 and 2018, the Company’s real estate portfolio earned in excess of 99% and less than 1% of its rental income from residential tenants and commercial office tenants, respectively. The residential tenant lease terms consist of lease durations equal to 12 months or less.

Some residential leases contain provisions to extend the lease agreements, options for early termination after paying a specified penalty and other terms and conditions as negotiated. The Company retains substantially all of the risks and benefits of ownership of the real estate assets leased to tenants. Generally, upon the execution of a lease, the Company requires security deposits from tenants in the form of a cash deposit. Amounts required as security deposits vary depending upon the terms of the respective leases and the creditworthiness of the tenant, but generally are not significant amounts. Therefore, exposure to credit risk exists to the extent that a receivable from a tenant exceeds the amount of its security deposit. Security deposits received in cash related to tenant leases are included in accounts payable and accrued liabilities in the accompanying consolidated balance sheets and totaled $2,340,759 and $2,868,600 as of September 30, 2019 and December 31, 2018, respectively. As of September 30, 2019 and December 31, 2018, no tenant represented over 10% of the Company’s annualized base rent.

Joint Venture Arrangement with Blackstone Real Estate Income Trust, Inc.

On November 10, 2017, the Company, BREIT Steadfast MF JV LP (the “Joint Venture”), BREIT Steadfast MF Parent LLC (“BREIT LP”) and BREIT Steadfast MF GP LLC (“BREIT GP”, and together with BREIT LP, “BREIT”), executed a Contribution Agreement (the “Contribution Agreement”) whereby the Company agreed to contribute a portfolio of 20 properties owned by the Company to the Joint Venture in exchange for a combination of cash and a 10% ownership interest in the Joint Venture (the “Transaction”). BREIT LP owns a 90% interest in the Joint Venture and BREIT GP serves as the general partner of the Joint Venture. Each of BREIT LP and BREIT GP is a wholly-owned subsidiary of Blackstone Real Estate Income Trust, Inc. SIR LANDS Holdings, LLC, a wholly-owned subsidiary of the Company, holds the Company’s 10% interest in the Joint Venture.

The 20 properties contributed by the Company to the Joint Venture consist of properties located in Austin, Dallas and San Antonio, Texas, Nashville, Tennessee and Louisville, Kentucky (the “LANDS Portfolio”). On November 15, 2017 (the “First Closing Date”), the Company, through certain indirect wholly-owned subsidiaries, contributed 12 apartment communities (the “First Closing Properties”) to indirect, wholly-owned subsidiaries of the Joint Venture. On January 31, 2018 (the “Second Closing Date”), the Company, through certain indirect wholly-owned subsidiaries, contributed eight apartment communities (the “Second Closing Properties”) to indirect, wholly-owned subsidiaries of the Joint Venture. For additional information on the Transaction, see Note 4 (Investment in Unconsolidated Joint Venture).

The aggregate purchase price of the First Closing Properties was $318,576,792, exclusive of closing costs. On the First Closing Date, the Company sold a 90% interest in the First Closing Properties for $335,430,000, resulting in a gain of $76,135,530, which includes reductions to the net book value of the properties due to historical depreciation and amortization expense. The aggregate purchase price of the Second Closing Properties

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST INCOME REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2019

(unaudited)

was $117,240,032, exclusive of closing costs. On the Second Closing Date, the Company sold a 90% interest in the Second Closing Properties for $125,370,000, resulting in a gain of $38,523,427, which includes reductions to the net book value of the properties due to historical depreciation and amortization expense. The purchaser of the First Closing Properties and Second Closing Properties was the Joint Venture.

2019 Property Dispositions

Dawntree Apartments

On August 15, 2013, the Company, through an indirect wholly-owned subsidiary, acquired Dawntree Apartments, a multifamily property located in Carrollton, Texas, containing 400 apartment homes. The purchase price of Dawntree Apartments was $24,000,000, exclusive of closing costs. On March 8, 2019, the Company sold Dawntree Apartments for $46,200,000, resulting in a gain of $24,141,403, which includes reductions to the net book value of the property due to historical depreciation and amortization expense. The purchaser of Dawntree Apartments was not affiliated with the Company or the Advisor.

In connection with the disposition of Dawntree Apartments, the Company, through an indirect wholly-owned subsidiary, entered into an agreement to defease the remaining outstanding principal balance of $14,201,657 under the note payable. As a result of this agreement, the Company made a $903,564 defeasance payment (excluding expenses), the collateral was released, and the Company was released from all primary debtor obligations associated with the note payable. The Company recognized a $811,084 loss associated with the defeasance, which is included in loss on debt extinguishment on the consolidated statement of income.

Estancia Apartments

On June 29, 2012, the Company, through a wholly-owned subsidiary of the Operating Partnership, acquired Estancia Apartments, a multifamily property located in Tulsa, Oklahoma, containing 294 apartment homes. The purchase price of Estancia Apartments was $27,900,000, exclusive of closing costs. On March 22, 2019, the Company sold Estancia Apartments for $30,683,000, resulting in a gain of $6,892,244, which includes reductions to the net book value of the property due to historical depreciation and amortization expense. The purchaser of Estancia Apartments was not affiliated with the Company or the Advisor.

Sonoma Grande Apartments

On May 24, 2012, the Company, through a wholly-owned subsidiary of the Operating Partnership, acquired Sonoma Grande Apartments, a multifamily property located in Tulsa, Oklahoma, containing 336 apartment homes. The purchase price of Sonoma Grande Apartments was $32,200,000, exclusive of closing costs. On March 22, 2019, the Company sold Sonoma Grande Apartments for $35,067,000, resulting in a gain of $9,367,938, which includes reductions to the net book value of the property due to historical depreciation and amortization expense. The purchaser of Sonoma Grande Apartments was not affiliated with the Company or the Advisor.

EBT Lofts, Library Lofts East and Stuart Hall Lofts

On December 30, 2011, February 28, 2013 and August 27, 2013, the Company, through wholly-owned subsidiaries of the Operating Partnership, acquired EBT Lofts, Library Lofts East and Stuart Hall Lofts,

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST INCOME REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2019

(unaudited)

respectively, multifamily properties located in Kansas City, Missouri, collectively containing 335 apartment homes. The combined purchase price of EBT Lofts, Library Lofts East and Stuart Hall Lofts was $38,175,000, exclusive of closing costs. On April 26, 2019, the Company sold EBT Lofts, Library Lofts East and Stuart Hall Lofts for $50,685,000, resulting in a gain of $19,120,514, which includes reductions to the net book value of the properties due to historical depreciation and amortization expense. The purchaser of EBT Lofts, Library Lofts East and Stuart Hall Lofts was not affiliated with the Company or the Advisor.

In connection with the disposition of Library Lofts East, the Company, through an indirect wholly-owned subsidiary, entered into an agreement to defease the remaining outstanding principal balance of $8,120,272 under the note payable. As a result of this agreement, the Company made a $95,417 defeasance payment (excluding expenses), the collateral was released, and the Company was released from all primary debtor obligations associated with the note payable. The Company recognized a $160,080 loss associated with the defeasance, which is included in loss on debt extinguishment on the consolidated statement of income.

Waterford on the Meadow

On July 3, 2013, the Company, through a wholly-owned subsidiary of the Operating Partnership, acquired Waterford on the Meadow, a multifamily property located in Plano, Texas, containing 350 apartment homes. The purchase price of Waterford on the Meadow was $23,100,000, exclusive of closing costs. On May 14, 2019, the Company sold Waterford on the Meadow for $42,000,000, resulting in a gain of $20,315,545, which includes reductions to the net book value of the property due to historical depreciation and amortization expense. The purchaser of Waterford on the Meadow was not affiliated with the Company or the Advisor.

In connection with the disposition of Waterford on the Meadow, the Company, through an indirect wholly-owned subsidiary, entered into an agreement to defease the remaining outstanding principal balance of $12,484,478 under the note payable. As a result of this agreement, the Company made a $449,231 defeasance payment (excluding expenses), the collateral was released, and the Company was released from all primary debtor obligations associated with the note payable. The Company recognized a $517,294 loss associated with the defeasance, which is included in loss on debt extinguishment on the consolidated statement of income.

Truman Farm Villas

On December 22, 2011, the Company, through a wholly-owned subsidiary of the Operating Partnership, acquired Truman Farm Villas, a multifamily property located in Grandview, Missouri, containing 200 apartment homes. The purchase price of Truman Farm Villas was $9,100,000, exclusive of closing costs. On May 15, 2019, the Company sold Truman Farm Villas for $14,650,000, resulting in a gain of $7,051,452, which includes reductions to the net book value of the property due to historical depreciation and amortization expense. The purchaser of Truman Farm Villas was not affiliated with the Company or the Advisor.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST INCOME REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2019

(unaudited)

The results of operations for the three and nine months ended September 30, 2019 and 2018, through the date of sale for all properties disposed of through September 30, 2019, including the properties contributed to the Joint Venture on the Second Closing Date, were included in continuing operations on the Company’s consolidated statements of operations and are as follows:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018
Revenues:
Rental income	$—	$9,736,098	$6,436,219	$31,835,371
Tenant reimbursements and other	—	115,260	193,397	497,245

Total revenues	—	9,851,358	6,629,616	32,332,616

Expenses:
Operating, maintenance and management	(37,765)	3,490,991	2,535,242	10,342,146
Real estate taxes and insurance	(41,310)	1,374,515	421,347	5,019,372
Fees to affiliates	3	396,267	299,468	1,234,699
Depreciation and amortization	—	2,956,533	531,447	9,160,479
Interest expense	—	1,719,077	954,160	6,039,544
Loss on debt extinguishment	—	—	1,796,532	2,011,282
General and administrative expenses	—	79,728	38,587	222,989

Total expenses	$(79,072)	$10,017,111	$6,576,783	$34,030,511

4. Investment in Unconsolidated Joint Venture

On November 10, 2017, the Company, the Joint Venture, BREIT LP and BREIT GP executed the Contribution Agreement whereby the Company agreed to contribute the LANDS Portfolio to the Joint Venture in exchange for a combination of cash and a 10% ownership interest in the Joint Venture. BREIT LP owns a 90% interest in the Joint Venture and BREIT GP serves as the general partner of the Joint Venture. Each of BREIT LP and BREIT GP is a wholly-owned subsidiary of Blackstone Real Estate Income Trust, Inc. SIR LANDS Holdings, LLC, a wholly-owned subsidiary of the Operating Partnership, holds the Company’s 10% interest in the Joint Venture.

The Company does not exercise significant influence nor does it control the Joint Venture. Accordingly, as of the First Closing Date and Second Closing Date, the Company deconsolidated the First Closing Properties and Second Closing Properties and has accounted for its investment in the Joint Venture under the equity method of accounting. Income, losses, contributions and distributions are generally allocated based on the members’ respective equity interests.

As of September 30, 2019 and December 31, 2018, the book value of the Company’s investment in the Joint Venture was $13,316,283 and $14,085,399, respectively, which includes $7,640,166 and $7,640,166 of outside basis difference, respectively. The outside basis difference represents the Company’s transaction costs related to entering into the Joint Venture. During the three and nine months ended September 30, 2019 and 2018, $60,294 and $180,882, and $60,294 and $534,592, respectively, of amortization of this basis difference was included in

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST INCOME REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2019

(unaudited)

equity in losses from unconsolidated joint venture on the accompanying consolidated statements of operations. During the three and nine months ended September 30, 2019 and 2018, the Company received distributions of $580,700 and $890,100 and $0 and $530,100, respectively, related to its investment in the Joint Venture.

Unaudited financial information for the Joint Venture as of September 30, 2019 and December 31, 2018, and for the three and nine months ended September 30, 2019, is summarized below:

	September 30, 2019	December 31, 2018
Assets:
Real estate assets, net	$491,510,283	$493,776,142
Other assets	17,446,734	24,091,229

Total assets	$508,957,017	$517,867,371

Liabilities and equity:
Notes payable, net	$340,252,366	$340,840,505
Other liabilities	19,061,703	21,501,680
Company’s capital	14,964,279	15,552,513
Other partner’s capital	134,678,669	139,972,673

Total liabilities and equity	$508,957,017	$517,867,371

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018
Revenues	$15,849,829	$15,571,241	$48,303,658	$44,783,429
Expenses	17,533,557	17,843,699	50,772,998	70,457,945

Net loss	$(1,683,728)	$(2,272,458)	$(2,469,340)	$(25,674,516)

Company’s proportional net loss	$(168,373)	$(227,246)	$(246,934)	$(2,567,452)
Amortization of outside basis	(60,294)	(60,294)	(180,882)	(534,592)

Equity in losses of unconsolidated joint venture	$(228,667)	$(287,540)	$(427,816)	$(3,102,044)

5. Other Assets

As of September 30, 2019 and December 31, 2018, other assets consisted of:

	September 30, 2019	December 31, 2018
Prepaid expenses	$1,484,154	$1,866,024
Interest rate cap agreements (Note 11)	1,315	117,678
Deposits	885,043	714,736
Operating lease right-of-use assets, net	125,632	—

Other assets	$2,496,144	$2,698,438

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST INCOME REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2019

(unaudited)

Amortization of the Company’s operating lease right-of-use assets for the three and nine months ended September 30, 2019 were $1,085 and $3,148, respectively. Amortization of the Company’s operating lease right-of-use assets for the three and nine months ended September 30, 2018 were $0 and $0, respectively.

6. Debt

Mortgage Notes Payable

The following is a summary of mortgage notes payable secured by real property as of September 30, 2019 and December 31, 2018:

	September 30, 2019
			Interest Rate Range		Weighted Average Interest Rate
Type	Number of Instruments	Maturity Date Range	Minimum	Maximum		Principal Outstanding
Mortgage notes payable - fixed	20	1/1/2020 - 10/1/2056	3.19%	4.63%	3.75%	$502,584,586
Mortgage notes payable - variable(1)	—	—	—	—	—	—

Total mortgage notes payable, gross	20				3.75%	502,584,586

Premium, net(2)						—
Deferred financing costs, net(3)						(4,158,093)

Total mortgage notes payable, net						$498,426,493

	December 31, 2018
			Interest Rate Range		Weighted Average Interest Rate
Type	Number of Instruments	Maturity Date Range	Minimum	Maximum		Principal Outstanding
Mortgage notes payable - fixed	20	5/1/2019 - 10/1/2056	3.19%	5.48%	3.95%	$361,723,899
Mortgage notes payable - variable(1)	10	7/1/2023 - 11/1/2027	1-Mo LIBOR + 1.77%	1-Mo LIBOR + 2.38%	4.69%	283,046,390

Total mortgage notes payable, gross	30				4.27%	644,770,289

Premium, net(2)						302,530
Deferred financing costs, net(3)						(3,934,705)

Total mortgage notes payable, net						$641,138,114

(1)	See Note 11 (Derivative Financial Instruments) for a discussion of the interest rate cap agreements used to manage the exposure to interest rate movement on the Company’s variable rate loans.
(2)	Accumulated amortization related to debt premiums as of September 30, 2019 and December 31, 2018 was $0 and $960,519, respectively.
(3)	Accumulated amortization related to deferred financing costs as of September 30, 2019 and December 31, 2018 was $2,241,230 and $2,929,134, respectively.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST INCOME REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2019

(unaudited)

Refinancing Transactions

On the closing dates set out in the table below, the Company, through its indirect wholly-owned subsidiaries (each a “Borrower” and collectively, the “Borrowers”), refinanced $203,010,610 of existing variable rate loans with its existing lenders, Jones Lang LaSalle Multifamily, LLC (“JLL”), Berkadia Commercial Mortgage LLC (“Berkadia”), PNC Bank, National Association (“PNC Bank”) and Newmark Knight Frank (“NKF”) (collectively, the “Lenders”) with new fixed rate Freddie Mac loans and a fixed rate Fannie Mae loan in an aggregate principal amount of $222,934,000. Each of the loans has a maturity date of October 1, 2029. Interest only payments are payable monthly through October 1, 2025, with interest and principal payments due monthly thereafter. The Borrowers paid $1,016,689 in the aggregate in loan origination fees to the Lenders in connection with the refinancings, and the Advisor earned loan coordination fees of $600,000. The Refinancing Transactions are treated as loan modifications in accordance with ASC 470 Debt, with lender direct expenses capitalized as deferred financing costs in mortgage notes payable in the accompanying consolidated balance sheets and third-party loan fees expensed in interest expense in the accompanying consolidated statements of operations.

The following is a summary of the refinancing of mortgage notes payable secured by real property during the three months ended September 30, 2019:

Secured Property	Closing Dates	Lender	Interest Rate	Principal Loan Amount
Jefferson at Perimeter Apartments	9/20/2019	JLL	3.48%	$73,800,000
Reserve at Creekside	9/20/2019	Berkadia	3.57%	15,000,000
Tapestry Park Apartments	9/26/2019	NKF	3.66%	48,750,000
Sycamore Terrace Apartments	9/26/2019	NKF	3.62%	23,067,000
Villas at Huffmeister	9/27/2019	PNC Bank	3.56%	27,440,000
Villas of Kingwood	9/27/2019	PNC Bank	3.56%	34,877,000

				$222,934,000

Credit Facility

On July 29, 2016, nine wholly-owned subsidiaries of the Company entered into a credit agreement and a multifamily note with PNC Bank (as amended, the credit agreement, multifamily note, loan and security agreements, mortgages and guaranty are collectively referred to herein as the “Loan Documents”) that provided for a new credit facility (the “Credit Facility”) in an amount not to exceed $350,000,000 to refinance certain of the Company’s then-existing mortgage loans. The Credit Facility had a maturity date of August 1, 2021, subject to extension, as further described in the credit agreement. Advances made under the Credit Facility were secured by the subsidiaries’ properties (the “Collateral Pool Property”), pursuant to a mortgage deed of trust with the Company’s subsidiaries party to the Credit Facility in favor of PNC Bank.

The Credit Facility accrued interest at the one-month London Inter-bank Offered Rate (“LIBOR”) plus (1) the servicing spread of 0.05% and (2) the net spread, based on the debt service coverage ratio, of between 1.73% and 1.93%, as further described in the credit agreement. Interest only payments on the Credit Facility were payable monthly in arrears and were due and payable on the first day of each month. The entire outstanding principal balance and any accrued and unpaid interest on the Credit Facility were due on the maturity date. The

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST INCOME REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2019

(unaudited)

Company’s subsidiaries could voluntarily prepay all or a portion of the amounts advanced under the Loan Documents. Notwithstanding the foregoing, in the event a Collateral Pool Property was released or the credit agreement was terminated, a termination fee would be due and payable by the Company’s subsidiaries (as applicable). In certain instances of a breach of the credit agreement, the Company guaranteed to PNC Bank the full and prompt payment and performance when due of all amounts for which the Company’s nine wholly-owned subsidiaries were personally liable under the Loan Documents, in addition to all costs and expenses incurred by PNC Bank in enforcing such guaranty. Between November 15, 2017 and May 31, 2018, seven of the Collateral Pool Properties were either disposed of or refinanced, with the advances made to each of the seven Collateral Pool Properties being repaid in full. On July 29, 2019, the Company made a final remaining principal payment of $10,000,000 and terminated the Credit Facility. The Company incurred $597,681 in debt extinguishment costs related to the extinguishment of the Credit Facility.

Maturity and Interest

The following is a summary of the Company’s aggregate maturities as of September 30, 2019:

	Total	Remainder of 2019	Maturities During the Years Ending December 31,
Contractual Obligation			2020	2021	2022	2023	Thereafter
Principal payments on outstanding debt obligations(1)	$502,584,586	$787,141	$15,663,605	$3,295,375	$28,056,772	$52,688,373	$402,093,320

(1)

Scheduled principal payments on outstanding debt obligations are based on the terms of the notes payable agreements. Amounts exclude the amortization of the deferred financing costs associated with the notes payable.

The Company’s notes payable contain customary financial and non-financial debt covenants. At September 30, 2019 and December 31, 2018, the Company was in compliance with all financial and non-financial debt covenants.

For the three and nine months ended September 30, 2019, the Company incurred interest expense of $6,044,495 and $20,505,685, respectively. Interest expense for the three and nine months ended September 30, 2019, includes amortization of deferred financing costs of $130,114 and $729,401, amortization of loan premiums of $0 and $48,562, loan fees associated with mortgage notes refinancing of $587,615 and $595,040 and net unrealized loss from the change in fair value of interest rate cap agreements of $2,066 and $163,363, respectively.

For the three and nine months ended September 30, 2018, the Company incurred interest expense of $8,496,658 and $24,408,327, respectively. Interest expense for the three and nine months ended September 30, 2018 includes amortization of deferred financing costs of $263,009 and $799,989, amortization of loan premiums of $48,326 and $222,466, loan fees associated with mortgage notes refinancing of $43,696 and $386,931 and net unrealized gain from the change in fair value of interest rate cap agreements of $18,199 and $103,506, respectively.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST INCOME REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2019

(unaudited)

Interest expense of $909,601 and $2,520,324 was payable as of September 30, 2019 and December 31, 2018, respectively, and is included in accounts payable and accrued liabilities in the accompanying consolidated balance sheets.

7. Stockholders’ Equity

General

Under the Company’s Third Articles of Amendment and Restatement (the “Charter”), the total number of shares of capital stock authorized for issuance is 1,100,000,000 shares, consisting of 999,999,000 shares of common stock with a par value of $0.01 per share, 1,000 shares of convertible stock with a par value of $0.01 per share and 100,000,000 shares of preferred stock with a par value of $0.01 per share.

Common Stock

The shares of the Company’s common stock entitle the holders to one vote per share on all matters upon which stockholders are entitled to vote, to receive dividends and other distributions as authorized by the Company’s board of directors in accordance with the MGCL and to all rights of a stockholder pursuant to the MGCL. The Company’s common stock has no preferences or preemptive, conversion or exchange rights.

During 2009, the Company issued 22,223 shares of common stock to the Sponsor for $200,007. From inception to September 30, 2019, the Company had issued 76,732,395 shares of common stock in a private offering and the Public Offering for aggregate offering proceeds of $679,572,220, net of offering costs of $95,845,468, including 4,073,759 shares of common stock pursuant to the DRP, for total offering proceeds of $39,580,847. Offering costs primarily consisted of selling commissions and dealer manager fees. The Company terminated its Public Offering on December 20, 2013, but continued to offer shares pursuant to the DRP through November 30, 2014.

The issuance and vesting activity for the nine months ended September 30, 2019, and for the year ended December 31, 2018, for the restricted stock issued to the Company’s independent directors were as follows:

	For the Nine Months Ended September 30, 2019	For the Year Ended December 31, 2018

Nonvested shares at the beginning of the period	11,250	11,875
Granted shares	—	7,500
Vested shares	(5,625)	(8,125)

Nonvested shares at the end of the period	5,625	11,250

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST INCOME REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2019

(unaudited)

The weighted average fair value of restricted stock issued to the Company’s independent directors for the nine months ended September 30, 2019 and for the year ended December 31, 2018 is as follows:

Grant Year	Weighted Average Fair Value
2018	$9.84
2019	n/a

The shares of restricted common stock vest and become non-forfeitable in four equal annual installments beginning on the date of grant and ending on the third anniversary of the date of grant and will become fully vested and become non-forfeitable on the earlier to occur of (1) the termination of the independent director’s service as a director due to death or disability or (2) a change in control of the Company and as otherwise provided in the Incentive Award Plan (as defined below).

Included in general and administrative expenses is $12,303 and $43,191 for the three and nine months ended September 30, 2019, and $34,832 and $69,422 for the three and nine months ended September 30, 2018, respectively, for compensation expense related to the issuance of restricted common stock. The weighted average remaining term of the Company’s restricted common stock is 1.36 years as of September 30, 2019. As of September 30, 2019, the compensation expense related to the issuance of the Company’s restricted common stock not vested was $42,713.

Convertible Stock

During 2009, the Company issued 1,000 shares of Convertible Stock to the Advisor for $1,000. The Convertible Stock will convert into shares of the Company’s common stock if and when: (A) the Company has made total distributions on the then outstanding shares of common stock equal to the original issue price of those shares plus an 8.0% cumulative, non-compounded, annual return on the original issue price of those shares, (B) subject to specified conditions, the Company lists the common stock for trading on a national securities exchange or (C) the Advisory Agreement is terminated or not renewed by the Company (other than for “cause” as defined in the Advisory Agreement). A “listing” will also be deemed to have occurred on the effective date of any merger of the Company in which the consideration received by the holders of the Company’s common stock is the securities of another issuer that are listed on a national securities exchange. Upon conversion, each share of Convertible Stock will convert into a number of shares of common stock equal to 1/1000 of the quotient of (A) 10% of the amount, if any, by which (1) the Company’s “enterprise value” (as defined in the Charter) plus the aggregate value of distributions paid to date on the outstanding shares of common stock exceeds (2) the aggregate purchase price paid by the stockholders for those shares plus an 8.0% cumulative, non-compounded, annual return on the original issue price of those shares, divided by (B) the Company’s enterprise value divided by the number of outstanding shares of common stock, in each case calculated as of the date of the conversion. In the event of a termination or non-renewal of the Advisory Agreement by the Company for cause, all of the shares of Convertible Stock will be redeemed by the Company for $1.00.

Preferred Stock

The Charter also provides the Company’s board of directors with the authority to issue one or more classes or series of preferred stock, and prior to the issuance of such shares of preferred stock, the board of directors shall

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST INCOME REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2019

(unaudited)

have the power from time to time to classify or reclassify, in one or more series, any unissued shares and designate the preferences, rights and privileges of such shares of preferred stock. The Company’s board of directors is authorized to amend the Charter, without the approval of the stockholders, to increase the aggregate number of authorized shares of capital stock or the number of shares of any class or series that the Company has authority to issue. As of September 30, 2019 and December 31, 2018, no shares of the Company’s preferred stock were issued and outstanding.

Distribution Reinvestment Plan

The Company’s board of directors approved the DRP through which common stockholders could elect to reinvest an amount equal to the distributions declared on their shares of common stock in additional shares of the Company’s common stock in lieu of receiving cash distributions. The initial purchase price per share under the DRP was $9.50. Effective September 10, 2012, shares of the Company’s common stock were issued pursuant to the DRP at a price of $9.73 per share. Effective with distributions earned beginning on December 1, 2014, the Company’s board of directors elected to suspend the DRP. As a result, all distributions are paid in cash. The Company’s board of directors may, in its sole discretion, from time to time, reinstate the DRP, although there is no assurance as to if or when this will happen, and change the DRP price based upon changes in the Company’s estimated value per share and other factors that the Company’s board of directors deems relevant.

No selling commissions or dealer manager fees were payable on shares sold through the DRP.

Share Repurchase Program and Redeemable Common Stock

The Company’s share repurchase program may provide an opportunity for stockholders to have their shares of common stock repurchased by the Company, subject to certain restrictions and limitations. No shares can be repurchased under the Company’s share repurchase program until after the first anniversary of the date of purchase of such shares; provided, however, that this holding period does not apply to repurchases requested within two years after the death or disability of a stockholder.

The repurchase price for shares repurchased under the Company’s share repurchase program prior to April 28, 2018, was as follows:

Share Purchase Anniversary	Repurchase Price on Repurchase Date(1)
Less than 1 year	No Repurchase Allowed
1 year	92.5% of Estimated Value per Share(2)
2 years	95.0% of Estimated Value per Share(2)
3 years	97.5% of Estimated Value per Share(2)
4 years	100.0% of Estimated Value per Share(2)
In the event of a stockholder’s death or disability(3)	Average Issue Price for Shares(4)

(1)	As adjusted for any stock dividends, combinations, splits, recapitalizations or any similar transaction with respect to the shares of common stock.
(2)	The “Estimated Value per Share” equals the most recently determined estimated value per share determined by the Company’s board of directors.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST INCOME REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2019

(unaudited)

(3)	The required one-year holding period to be eligible to repurchase shares under the Company’s share repurchase program does not apply in the event of death or disability of a stockholder.
(4)	The purchase price per share for shares repurchased upon the death or disability of a stockholder will be equal to the average issue price per share for all of the stockholder’s shares.

The Company’s board of directors elected to suspend the Company’s share repurchase program, effective April 28, 2018. The board of directors of the Company subsequently determined to reinstate and amend the terms of the Company’s share repurchase program, effective May 20, 2018. Pursuant to the amended and reinstated share repurchase program, the revised repurchase price is equal to 93% of the most recently publicly disclosed estimated value per share. The current share repurchase price is $8.74 per share, which represents 93% of the estimated value per share of $9.40, as approved by the Company’s board of directors. The share repurchase price is further reduced based on how long the stockholder has held the shares as follows:

Share Purchase Anniversary	Repurchase Price on Repurchase Date(1)
Less than 1 year	No Repurchase Allowed
1 year	92.5% of the Share Repurchase Price(2)
2 years	95.0% of the Share Repurchase Price(2)
3 years	97.5% of the Share Repurchase Price(2)
4 years	100.0% of the Share Repurchase Price(2)
In the event of a stockholder’s death or disability(3)	Average Issue Price for Shares(4)

(1)	As adjusted for any stock dividends, combinations, splits, recapitalizations or any similar transaction with respect to the shares of common stock.
(2)	The “Share Repurchase Price” shall equal 93% of the Estimated Value per Share.
(3)	The required one-year holding period to be eligible to repurchase shares under the Company’s share repurchase program does not apply in the event of death or disability of a stockholder.
(4)	The purchase price per share for shares repurchased upon the death or disability of a stockholder will be equal to the average issue price per share for all of the stockholder’s shares.

The purchase price per share for shares repurchased pursuant to the share repurchase program is further reduced by the aggregate amount of net proceeds per share, if any, distributed to the Company’s stockholders prior to the repurchase date as a result of the sale of one or more of the Company’s assets that constitutes a return of capital distribution as a result of such sales.

Repurchases of shares of the Company’s common stock are made quarterly upon written request to the Company at least 15 days prior to the end of the applicable quarter during which the share repurchase program is in effect. Repurchase requests are honored approximately 30 days following the end of the applicable quarter (the “Repurchase Date”). Stockholders may withdraw their repurchase request at any time up to three business days prior to the end of the applicable quarter.

In connection with the proposed SIR Merger, on August 5, 2019, the Company’s board of directors approved the Amended and Restated Share Repurchase Plan (the “Amended & Restated SRP”), which became effective September 5, 2019, and applied with repurchases made on Repurchase Dates (as defined in the Amended & Restated SRP) subsequent to the effective date of the Amended & Restated SRP. Under the

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST INCOME REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2019

(unaudited)

Amended & Restated SRP, the Company will only repurchase shares of common stock in connection with the death or qualifying disability (as determined by the Company’s board in its sole discretion) of a stockholder, subject to certain terms and conditions specified in the Amended & Restated SRP. Repurchases pursuant to the Amended and Restated SRP will continue to be limited to $2,000,000 per quarter (as explained below).

The Company is not obligated to repurchase shares of the Company’s common stock under the share repurchase program. In no event shall repurchases under the share repurchase program exceed 5% of the weighted average number of shares of the Company’s common stock outstanding during the prior calendar year or the $2,000,000 limit for any quarter put in place by the Company’s board of directors. There is no fee in connection with a repurchase of shares of the Company’s common stock. As of September 30, 2019 and 2018, the Company had outstanding and unfulfilled repurchase requests of 77,453 (pursuant to the Amended & Restated SRP) and 218,800 shares of common stock and recorded $710,887 and $2,000,000 in accounts payable and accrued liabilities on the accompanying consolidated balance sheets related to these unfulfilled repurchase requests, all of which were repurchased on the October 31, 2019 and 2018 repurchase dates, respectively.

During the three and nine months ended September 30, 2019, the Company repurchased a total of 222,982 and 666,273 shares with a total repurchase value of $2,000,000 and $6,000,000, respectively, and received requests for the repurchase of 78,845 and 2,062,474 shares with a total repurchase value of $723,786 and $18,155,528, respectively. During the three and nine months ended September 30, 2018, the Company repurchased a total of 218,555 and 617,970 shares with a total repurchase value of $2,000,000 and $6,000,000, respectively, and received requests for the repurchase of 540,098 and 2,111,753 shares with a total net repurchase value of $4,927,921 and $18,790,955.

The Company cannot guarantee that the funds set aside for the share repurchase program will be sufficient to accommodate all repurchase requests made in any quarter. To the extent that the repurchase requests exceed the Company’s limitations on repurchases or the Company does not have sufficient funds available to repurchase all of the shares of the Company’s common stock for which repurchase requests have been submitted in any quarter, priority is given to repurchase requests in the case of the death or disability of a stockholder. If the Company repurchases less than all of the shares subject to a repurchase request in any quarter, with respect to any shares which have not been repurchased, the requesting stockholder could (1) withdraw the request for repurchase or (2) ask that the Company honor the request in a future quarter, if any, when such repurchases may be made pursuant to the limitations of the share repurchase program and when sufficient funds were available. Such pending requests are honored among all requests for repurchases in any given repurchase period as follows: first, pro rata as to repurchases sought upon a stockholder’s death or disability; and, next, pro rata as to other repurchase requests.

The Company’s board of directors may, in its sole discretion, amend, suspend or terminate the share repurchase program at any time upon 30 days’ notice to the Company’s stockholders if it determines that the funds available to fund the share repurchase program are needed for other business or operational purposes or that amendment, suspension or termination of the share repurchase program is in the best interest of the Company’s stockholders. Therefore, stockholders may not have the opportunity to make a repurchase request prior to any potential termination of the Company’s share repurchase program.

For the three and nine months ended September 30, 2019, the Company reclassified $1,289,113, net, pursuant to the share repurchase program from accounts payable and accrued liabilities to temporary equity. For

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST INCOME REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2019

(unaudited)

the three and nine months ended September 30, 2018, the Company had no amounts to reclassify from accounts payable and accrued liabilities to temporary equity.

Distributions Declared

Distributions declared (1) accrued daily to stockholders of record as of the close of business on each day, (2) were payable in cumulative amounts on or before the third day of each calendar month with respect to the prior month and (3) were calculated at a rate of $0.001519 per share per day during the nine months ended September 30, 2019, which if paid each day over a 365-day period, is equivalent to a 6.0% annualized distribution rate based on a purchase price of $9.24 per share of common stock. Distributions were calculated at a rate of $0.001519 per share per day during the three months ended September 30, 2018, which if paid each day over a 365-day period, is equivalent to a 6.0% annualized distribution rate based on a purchase price of $9.24 per share of common stock, were calculated at a rate of $0.001683 per share per day during the three months ended June 30, 2018, which if paid each day over a 365-day period, is equivalent to a 6.0% annualized distribution rate based on a purchase price of $10.24 per share of common stock and were calculated at a rate of $0.001964 per share per day during the three months ended March 31, 2018, which if paid each day over a 365-day period, is equivalent to a 7.0% annualized distribution rate based on a purchase price of $10.24 per share of common stock. On April 16, 2018, the Company’s board of directors authorized a special distribution in the amount of $1.00 per share, or $75,298,163 in the aggregate, to stockholders of record as of the close of business on April 20, 2018.

Distributions declared for the three and nine months ended September 30, 2019, were $10,349,426 and $30,802,627, respectively, all of which were attributable to cash distributions. Distributions declared for the three and nine months ended September 30, 2018, were $10,472,649 and $110,612,331, all of which were attributable to cash distributions.

As of September 30, 2019 and December 31, 2018, $3,371,492 and $3,515,310 in distributions declared were payable.

Distributions Paid

For the three and nine months ended September 30, 2019, the Company paid cash distributions of $10,359,596 and $30,946,445, which related to distributions declared for each day in the period from June 1, 2019 through August 31, 2019, and December 1, 2018 through August 31, 2019, respectively. All such distributions were paid in cash.

For the three and nine months ended September 30, 2018, the Company paid cash distributions of $10,851,615 and $111,795,742, which related to distributions declared for each day in the period from June 1, 2018 through August 31, 2018, and December 1, 2017 through August 31, 2018, respectively, inclusive of the special distribution in the amount of $75,298,163 paid on May 2, 2018, to stockholders of record as of the close of business on April 20, 2018. All such distributions were paid in cash.

8. Related Party Arrangements

Pursuant to the Company’s Advisory Agreement with the Advisor, the Company is obligated to pay the Advisor specified fees upon the provision of certain services related to the investment of funds in real estate and

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST INCOME REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2019

(unaudited)

real estate-related investments, the management of the Company’s investments and for other services (including, but not limited to, the disposition of investments). Subject to the limitations described below, the Company is obligated to reimburse the Advisor and its affiliates for acquisition and origination expenses and certain operating expenses incurred on behalf of the Company or incurred in connection with providing services to the Company.

Amounts attributable to the Advisor and its affiliates incurred for the three and nine months ended September 30, 2019 and 2018, and amounts that are payable (prepaid) to the Advisor and its affiliates as of September 30, 2019 and December 31, 2018, are as follows:

	Incurred (Received) For the Three Months Ended September 30,		Incurred (Received) For the Nine Months Ended September 30,		Payable (Prepaid) as of
	2019	2018	2019	2018	September 30, 2019	December 31, 2018
Consolidated Statements of Operations:
Expensed
Investment management fees(1)	$1,973,063	$2,543,225	$6,276,766	$7,309,666	$—	$1,640,485
Due diligence costs(2)	—	7,415	—	230,732	—	211,188
Property management:
Fees(1)	796,493	1,035,326	2,522,318	3,038,678	266,966	334,577
Reimbursement of onsite personnel(3)	2,407,875	3,383,288	7,870,440	9,469,655	747,564	589,551
Reimbursements - other(1)	565,153	474,588	1,684,836	1,083,925	27,214	39,349
Reimbursements - property operations(3)	17,625	27,993	56,228	70,386	—	—
Reimbursements - G&A(2)	22,362	37,028	79,011	71,754	—	—
Other operating expenses(2)	379,446	129,426	1,226,048	805,175	181,548	115,212
Disposition fees(4)	—	—	3,289,275	3,841,050	—	2,052,750
Disposition transaction costs(4)	—	—	39,483	67,464	—	—
Loan coordination fee(1)	600,000	60,000	600,000	422,160	400,000	—
Property insurance(5)	452,566	503,734	1,303,149	1,131,915	(268,596)	(119,055)
Insurance proceeds(6)	—	—	—	—	—	(75,000)
Rental Revenue(7)	4,491	—	8,283	—	—	—
Consolidated Balance Sheets:
Capitalized
Construction management:
Fees(8)	215,696	43,739	371,098	109,212	16,601	2,608
Reimbursement of labor costs(8)	50,099	29,392	104,316	64,829	5,579	198
Capital expenditures(8)	—	1,500	—	39,680	—	—
Capitalized costs on investment in unconsolidated joint venture(9)	—	—	—	58,386	—	—
Acquisition expenses(10)	—	—	—	245,048	—	—
Acquisition fees(10)	—	—	—	705,722	—	—

	$7,484,869	$8,276,654	$25,431,251	$28,765,437	$1,376,876	$4,791,863

(1)	Included in fees to affiliates in the accompanying consolidated statements of operations.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST INCOME REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2019

(unaudited)

(2)	Included in general and administrative expenses in the accompanying consolidated statements of operations.
(3)	Included in operating, maintenance and management in the accompanying consolidated statements of operations.
(4)	Included in gain on sales of real estate, net in the accompanying consolidated statements of operations.
(5)

Property related insurance expense and the amortization of the prepaid insurance deductible account are included in general and administrative expenses in the accompanying consolidated statements of operations. The amortization of the prepaid property insurance is included in operating, maintenance and management expenses in the accompanying consolidated statements of operations. The prepaid insurance is included in other assets in the accompanying consolidated balance sheets upon payment.

(6)	Included in other income in the accompanying consolidated statements of operations.
(7)	Included in rental income in the accompanying consolidated statements of operations.
(8)	Included in building and improvements in the accompanying consolidated balance sheets.
(9)	Included in investment in unconsolidated joint venture in the accompanying consolidated balance sheets.
(10)	Included in total real estate, cost in the accompanying consolidated balance sheets.

Investment Management Fee

The Company pays the Advisor a monthly investment management fee equal to one-twelfth of 0.80% of (1) the cost of real properties and real estate-related assets acquired directly by the Company or (2) the Company’s allocable cost of each real property or real estate-related asset acquired through a joint venture. The investment management fee is calculated including acquisition fees, acquisition expenses, cost of development, construction or improvement and any debt attributable to such investments, or the Company’s proportionate share thereof in the case of investments made through joint ventures. The cost of real properties and real estate-related assets that have been sold by the Company during the applicable month is excluded from the fee.

Acquisition Fees and Expenses

The Company pays the Advisor an acquisition fee equal to 2.0% of (1) the cost of investment, as defined in the Advisory Agreement, in connection with the investigation, selection and acquisition (by purchase, investment or exchange) of any type of real property or real estate-related asset; provided, however, that the total acquisition fee payable by the Company to the Advisor or its affiliates shall equal 0.5% of the cost of investment in the event that proceeds from a prior sale of an investment are used to fund the acquisition of an investment, or (2) the Company’s allocable cost of a real property or real estate-related asset acquired in a joint venture, in each case including purchase price, acquisition expenses and any debt attributable to such investments.

In addition to acquisition fees, the Company reimburses the Advisor for amounts directly incurred by the Advisor or its affiliates, including personnel-related costs for acquisition due diligence, legal and non-recurring management services, and amounts the Advisor pays to third parties in connection with the selection, acquisition or development of a property or acquisition of real estate-related assets, whether or not the Company ultimately acquires the property or the real estate-related assets.

The Charter limits the Company’s ability to pay acquisition fees if the total of all acquisition fees and expenses relating to the purchase would exceed 6.0% of the contract purchase price. Under the Charter, a majority of the Company’s board of directors, including a majority of the independent directors, is required to approve any acquisition fees (or portion thereof) that would cause the total of all acquisition fees and expenses relating to an acquisition to exceed 6.0% of the contract purchase price. In connection with the purchase of securities, the acquisition fee may be paid to an affiliate of the Advisor that is registered as a Financial Industry

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST INCOME REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2019

(unaudited)

Regulatory Authority, Inc. (“FINRA”) member broker-dealer if applicable FINRA rules would prohibit the payment of the acquisition fee to a firm that is not a registered broker-dealer.

Property Management Fees and Expenses

The Company entered into Property Management Agreements (as amended from time to time, each a “Property Management Agreement”) with Steadfast Management Company, Inc., an affiliate of the Sponsor (the “Property Manager”), in connection with the acquisition of each of the Company’s properties (other than EBT Lofts, Library Lofts and Stuart Hall Lofts, which were managed by an unaffiliated third-party management company). As of September 30, 2019, the property management fee payable with respect to each property under each Property Management Agreement, ranged from 2.50% to 3.50% of the annual gross revenue collected, which is usual and customary for comparable property management services rendered to similar properties in similar geographic markets, as determined by the Advisor and approved by a majority of the members of the Company’s board of directors, including a majority of the independent directors. The Property Manager also received an oversight fee of 1% of gross revenues at certain of the properties at which it did not serve as a property manager. Generally, each Property Management Agreement has an initial one year term and will continue thereafter on a month-to-month basis unless either party gives 60-days’ prior notice of its desire to terminate the Property Management Agreement, provided that the Company may terminate the Property Management Agreement at any time upon a determination of gross negligence, willful misconduct or bad acts of the Property Manager or its employees or upon an uncured breach of the Property Management Agreement upon 30 days’ prior written notice to the Property Manager.

In addition to the property management fee, the Property Management Agreements also specify certain other reimbursements payable to the Property Manager or its affiliates, including reimbursements for benefit administration, information technology infrastructure, licenses, support and training services and capital expenditures. The Company also reimburses the Property Manager for the salaries and related benefits of on-site property management employees.

Construction Management

The Company entered into Construction Management Agreements with Pacific Coast Land and Construction, Inc., an affiliate of the Sponsor (the “Construction Manager”), in connection with the planned capital improvements and renovation for certain of the Company’s properties. As of September 30, 2019, the construction management fee payable with respect to each property pursuant to the Construction Management Agreements (each, a “Construction Management Agreement”) ranged from 6.0% to 12.0% of the costs of the improvements for which the Construction Manager has planning and oversight authority. Generally, each Construction Management Agreement can be terminated by either party with 30 days’ prior written notice to the other party. Construction management fees are capitalized to the respective real estate properties in the period in which they are incurred, as such costs relate to capital improvements and renovations for units taken out of service while they undergo the planned renovation.

The Company may also reimburse the Construction Manager for the salaries and related benefits of certain of its employees for time spent working on capital improvements and renovations at its properties.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST INCOME REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2019

(unaudited)

Property Insurance

The Company deposits amounts with an affiliate of the Sponsor to fund a prepaid insurance deductible account to cover the cost of required insurance deductibles across all properties of the Company and other affiliated entities. Upon filing a major claim, proceeds from the insurance deductible account may be used by the Company or another affiliate of the Sponsor. In addition, the Company deposits amounts with an affiliate of the Sponsor to cover the cost of property insurance across certain properties of the Company.

Other Operating Expense Reimbursement

In addition to the various fees paid to the Advisor, the Company is obligated to pay directly or reimburse all expenses incurred by the Advisor in providing services to the Company, including the Company’s allocable share of the Advisor’s overhead, such as rent, employee costs, utilities and information technology costs. The Company will not reimburse the Advisor for employee costs in connection with services for which the Advisor or its affiliates receive acquisition fees or disposition fees or for the salaries the Advisor pays to the Company’s executive officers.

The Charter limits the Company’s total operating expenses during any four fiscal quarters to the greater of 2% of the Company’s average invested assets or 25% of the Company’s net income for the same period (the “2%/25% Limitation”). The Company may reimburse the Advisor, at the end of each fiscal quarter, for operating expenses incurred by the Advisor; provided, however, that the Company shall not reimburse the Advisor at the end of any fiscal quarter for operating expenses that exceed the 2%/25% Limitation unless the independent directors have determined that such excess expenses were justified based on unusual and non-recurring factors. The Advisor must reimburse the Company for the amount by which the Company’s operating expenses for the preceding four fiscal quarters then ended exceed the 2%/25% Limitation unless the independent directors have determined that such excess expenses were justified. For purposes of determining the 2%/25% Limitation, “average invested assets” means the average monthly book value of the Company’s assets invested directly or indirectly in equity interests and loans secured by real estate during the 12-month period before deducting depreciation, bad debts or other non-cash reserves. “Total operating expenses” means all expenses paid or incurred by the Company that are in any way related to the Company’s operation, including the Company’s allocable share of Advisor overhead, but excluding (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, listing and registration of shares of the Company’s common stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees based on the gain in the sale of the Company’s assets; (f) acquisition fees and acquisition expenses (including expenses relating to potential acquisitions that the Company does not close) and investment management fees; (g) real estate commissions on the resale of investments; and (h) other expenses connected with the acquisition, disposition, management and ownership of investments (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of real property).

At September 30, 2019, the Company’s total operating expenses, as defined above, did not exceed the 2%/25% Limitation.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST INCOME REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2019

(unaudited)

Disposition Fee

The Company pays the Advisor a disposition fee in connection with a sale of a property or real estate-related asset and in the event of the sale of the entire Company (a “Final Liquidity Event”), in either case when the Advisor or its affiliates provides a substantial amount of services as determined by a majority of the Company’s independent directors. With respect to a sale of a property or real estate-related asset, the Company pays the Advisor a disposition fee equal to 1.5% of the contract sales price of the investment sold. With respect to a Final Liquidity Event, the Company will pay the Advisor a disposition fee equal to (i) 0.5% of the total consideration paid in a Final Liquidity Event if the price per share paid to stockholders is less than or equal to $9.00; (ii) 0.75% of the total consideration paid in a Final Liquidity Event if the price per share paid to stockholders is between $9.01 and $10.24; (iii) 1.00% of the total consideration paid in a Final Liquidity Event if the price per share paid to stockholders is between $10.25 and $11.24; (iv) 1.25% of the total consideration paid in a Final Liquidity Event if the price per share paid to stockholders is between $11.25 and $12.00; and (v) 1.50% of the total consideration paid in a Final Liquidity Event if the price per share paid to stockholders is greater than or equal to $12.01; provided, however, that the price per share paid to stockholders as listed in each of clauses (i) through (v) above shall be adjusted for any special distributions, stock splits, combinations, recapitalizations or any similar transaction with respect to our shares. To the extent the disposition fee is paid upon the sale of any assets other than real property, it will be included as an operating expense for purposes of the 2%/25% Limitation. In connection with the sale of securities, the disposition fee may be paid to an affiliate of the Advisor that is registered as a FINRA member broker-dealer if applicable FINRA rules would prohibit the payment of the disposition fee to a firm that is not a registered broker-dealer. The Charter limits the maximum amount of the disposition fees payable to the Advisor for the sale of any real property to the lesser of one-half of the brokerage commission paid or 3.0% of the contract sales price, but in no event shall the total real estate commissions paid, including any disposition fees payable to the Advisor, exceed 6.0% of the contract sales price.

Loan Coordination Fee

The Company pays the Advisor a loan coordination fee equal to 0.50% of the amount of debt financed or refinanced (in each case, other than at the time of the acquisition of a property or a real estate-related asset), or the Company’s proportionate share of the initial amount of new debt financed or refinanced or the amount of any debt refinanced in the case of investments made through a joint venture. In some instances, the Company and the Advisor have agreed to a loan coordination fee of $100,000 per loan refinanced.

Pending Merger with STAR

Termination Agreement

Concurrently with the entry into the Merger Agreement, the Company and Advisor entered into a termination letter agreement (the “Termination Agreement”), effective as of August 5, 2019. Pursuant to the Termination Agreement, the current Advisory Agreement will be terminated at the effective time of the Merger. Also pursuant to the Termination Agreement, the Advisor waived any disposition fee it otherwise would be entitled to pursuant to the Advisory Agreement related to the SIR Merger

The Termination Agreement also provides that upon approval of the special committee of the Company’s board of directors, the Company shall consent (which consent shall not be unreasonably withheld, delayed or

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST INCOME REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2019

(unaudited)

conditioned) and shall take all necessary actions (including amending the Merger Agreement) to provide for the Exchange (as defined below) if, pursuant to the Merger Agreement, prior to consummation of the Merger, STAR Advisor (as defined herein) requests that, in lieu of the Subordinated Incentive Listing Fee, Subordinated Share of Net Sales Proceeds and Performance Fee provided for and defined in the Amended and Restated Advisory Agreement between STAR and Steadfast Apartment Advisor, LLC, its external advisor (“STAR Advisor”), STAR issue, at the closing of the Merger, convertible stock in exchange for the convertible stock currently owned by STAR Advisor.

9. Incentive Award Plan and Independent Director Compensation

The Company has adopted an incentive plan (the “Incentive Award Plan”) that provides for the grant of equity awards to its employees, directors and consultants and those of the Company’s affiliates. The Incentive Award Plan authorizes the grant of non-qualified and incentive stock options, restricted stock awards, restricted stock units, stock appreciation rights, dividend equivalents and other stock-based awards or cash-based awards. No awards have been granted under the Incentive Award Plan as of September 30, 2019 and December 31, 2018, except those awards granted to the independent directors as described below.

Under the Company’s independent directors’ compensation plan, which is a sub-plan of the Incentive Award Plan, each of the Company’s then independent directors was entitled to receive 5,000 shares of restricted common stock in connection with the initial meeting of the Company’s full board of directors. The Company’s initial board of directors, and each of the independent directors, agreed to delay the initial grant of restricted stock until the Company raised $2,000,000 in gross offering proceeds in a private offering that preceded the Public Offering. Each subsequent independent director that joins the Company’s board of directors would receive 5,000 shares of restricted common stock upon election to the Company’s board of directors. In addition, on the date following an independent director’s re-election to the Company’s board of directors, he or she receives 2,500 shares of restricted common stock. One-fourth of the shares of restricted common stock generally vest and become non-forfeitable upon issuance and the remaining portion will vest in three equal annual installments beginning on the first anniversary of the date of grant and ending on the third anniversary of the date of grant; provided, however, that the restricted stock will become fully vested and become non-forfeitable on the earlier to occur of (1) the termination of the independent director’s service as a director due to his or her death or disability or (2) a change in control of the Company and as otherwise provided in the Incentive Award Plan. These restricted stock awards entitle the holders to participate in distributions even if the shares are not fully vested.

The Company recorded stock-based compensation expense of $12,303 and $43,191 for the three and nine months ended September 30, 2019, respectively, and $34,832 and $69,422 for the three and nine months ended September 30, 2018, respectively.

10. Commitments and Contingencies

Economic Dependency

The Company is dependent on the Advisor and its affiliates for certain services that are essential to the Company, including the identification, evaluation, negotiation, purchase and disposition of real estate and real estate-related investments; management of the daily operations of the Company’s real estate and real estate-

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST INCOME REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2019

(unaudited)

related investment portfolio; and other general and administrative responsibilities. In the event that these companies are unable to provide the respective services, the Company will be required to obtain such services from other sources.

Concentration of Credit Risk

The geographic concentration of the Company’s portfolio makes it particularly susceptible to adverse economic developments in the Houston, Texas, Oklahoma City, Oklahoma, Columbus, Ohio, Atlanta, Georgia and Lexington, Kentucky apartment markets. Any adverse economic or real estate developments in these markets, such as business layoffs or downsizing, relocations of businesses, increased competition from other apartment communities, decrease in demand for apartments or any other changes, could adversely affect the Company’s operating results and its ability to make distributions to stockholders.

Environmental

As an owner of real estate, the Company is subject to various environmental laws of federal, state and local governments. The Company is not aware of any environmental liability that could have a material adverse effect on its financial condition or results of operations. However, changes in applicable environmental laws and regulations, the uses and conditions of properties in the vicinity of the Company’s properties, the activities of its tenants and other environmental conditions of which the Company is unaware with respect to the properties could result in future environmental liabilities.

Legal Matters

From time to time, the Company is subject, or party, to legal proceedings that arise in the ordinary course of its business. Management is not aware of any legal proceedings of which the outcome is reasonably likely to have a material adverse effect on the Company’s results of operations or financial condition nor is the Company aware of any such legal proceedings contemplated by government agencies.

11. Derivative Financial Instruments

The Company uses interest rate derivatives with the objective of managing exposure to interest rate movements thereby minimizing the effect of interest rate changes and the effect they could have on future cash flows. Interest rate cap agreements are used to accomplish this objective. The following table provides the terms of the Company’s interest rate derivative instruments that were in effect at September 30, 2019 and December 31, 2018:

September 30, 2019
Type	Maturity Date Range	Based on	Number of Instruments	Notional Amount	Variable Rate	Weighted Average Rate Cap	Fair Value
Interest rate cap	1/1/2020 - 7/1/2021	One-Month LIBOR	6	$203,266,995	2.02%	3.49%	$1,315

December 31, 2018
Type	Maturity Date Range	Based on	Number of Instruments	Notional Amount	Variable Rate	Weighted Average Rate Cap	Fair Value
Interest rate cap	6/1/2019 - 7/1/2021	One-Month LIBOR	10	$283,654,000	2.52%	2.81%	$117,678

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST INCOME REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2019

(unaudited)

The interest rate cap agreements are not designated as cash flow hedges. Accordingly, the Company records any changes in the fair value of the interest rate cap agreements as interest expense. The change in the fair value of the interest rate cap agreements for the three and nine months ended September 30, 2019, resulted in an unrealized loss of $2,066 and $163,363, respectively, which is included in interest expense in the accompanying consolidated statements of operations. During the three and nine months ended September 30, 2019 and 2018, the Company acquired interest rate cap agreements of $0 and $47,000 and $0 and $203,300, respectively. The fair value of the interest rate cap agreements of $1,315 and $117,678 as of September 30, 2019 and December 31, 2018, respectively, is included in other assets on the accompanying consolidated balance sheets.

12. Subsequent Events

Distributions Paid

On October 1, 2019, the Company paid distributions of $3,371,492, which related to distributions declared for each day in the period from September 1, 2019 through September 30, 2019. All such distributions were paid in cash.

On November 1, 2019, the Company paid distributions of $3,483,761, which related to distributions declared for each day in the period from October 1, 2019 through October 31, 2019. All such distributions were paid in cash.

Shares Repurchased

On October 31, 2019, the Company repurchased 78,845 shares of its common stock for a total repurchase value of $723,786, or $9.18 per share, pursuant to the Company’s share repurchase program.

Refinancing of the Montecito Apartments

On October 31, 2019, the Company, through its indirect wholly-owned subsidiary, refinanced $12,572,626 of existing variable rate loan with PNC Bank with a new fixed rate Fannie Mae loan in an aggregate principal amount of $18,900,000. The loan has a ten-year term, with interest only payments for the entire term of the loan. The Company paid $151,200 in the aggregate in loan origination fees to PNC Bank in connection with the refinancing, and the Advisor earned a loan coordination fee of $94,500.

Distributions Declared

On November 6, 2019, the Company’s board of directors approved and authorized a daily distribution to stockholders of record as of the close of business on each day of the period commencing on January 1, 2020 and ending on March 31, 2020. The distributions will be equal to $0.001515 per share of the Company’s common stock. The distributions for each record date in January 2020, February 2020 and March 2020 will be paid in February 2020, March 2020 and April 2020, respectively. The distributions will be payable to stockholders from legally available funds therefor.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST INCOME REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2019

(unaudited)

Advisory Agreement

On November 6, 2019, the Company entered into Amendment No. 12 (the “Amendment”) to the Advisory Agreement. The Amendment renews the Advisory Agreement for a one-year term beginning on November 15, 2019, and ending on November 15, 2020.

Restricted Stock Grant

On November 7, 2019, the Company granted 2,500 shares of restricted common stock to each of its three independent directors upon their re-election to the Company’s board of directors at the 2019 annual meeting of stockholders.

PART I — FINANCIAL INFORMATION (continued)

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis should be read in conjunction with the accompanying financial statements of Steadfast Income REIT, Inc. and the notes thereto. As used herein, the terms “we,” “our” and “us” refer to Steadfast Income REIT, Inc., a Maryland corporation, and, as required by context, Steadfast Income REIT Operating Partnership, L.P., a Delaware limited partnership, which we refer to as our “operating partnership,” and to their subsidiaries. References to “our advisor” are to Steadfast Income Advisor, LLC, our external advisor.

Certain statements regarding future estimates and expectations may not be applicable to the extent the Merger (as defined herein) is completed.

Forward-Looking Statements

Certain statements included in this Quarterly Report on Form 10-Q that are not historical facts (including any statements concerning investment objectives, other plans and objectives of management for future operations or economic performance, or assumptions or forecasts related thereto) are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements are only predictions. We caution that forward-looking statements are not guarantees. Actual events or our investments and results of operations could differ materially from those expressed or implied in any forward-looking statements. Forward-looking statements are typically identified by the use of terms such as “may,” “should,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology.

The forward-looking statements included herein are based upon our current expectations, plans, estimates, assumptions and beliefs, which involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	changes in economic conditions generally and the real estate and debt markets specifically;

•	risks inherent in the real estate business, including tenant defaults, tenant vacancies, potential liability relating to environmental matters and liquidity of real estate investments;

•	our ability to secure resident leases at favorable rental rates;

•	our ability to execute on our value-enhancement strategy;

•	risks related to owning investments with joint venture partners;

•	our ability to identify and acquire multifamily properties;

•	changes to our share repurchase program, distribution rate and other decisions;

•

the fact we pay fees and expenses to our advisor and its affiliates that were not negotiated on an arm’s length basis and the payment of these fees and expenses increases the risk that our stockholders will not earn a profit on their investment in us;

•	our ability to retain our executive officers and other key personnel of our advisor, our property manager and our affiliates;

PART I — FINANCIAL INFORMATION (continued)

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations (continued)

•

completion of the Merger is subject to many conditions and if these conditions are not satisfied or waived, the Merger will not be completed, which could result in the expenditure of significant unrecoverable transaction costs;

•	failure to complete the Merger could negatively impact our future business and financial results;

•

the pendency of the Merger, including as a result of the restrictions on the operation of our business during the period between signing the related merger agreement and the completion of the Merger, could adversely affect our business and operations;

•	legislative or regulatory changes (including changes to the laws governing the taxation of real estate investment trusts, or REITs);

•	our ability to generate sufficient cash flows to pay distributions to our stockholders;

•	the availability of capital;

•	changes in interest rates; and

•	changes to generally accepted accounting principles, or GAAP.

Any of the assumptions underlying the forward-looking statements included herein could be inaccurate, and undue reliance should not be placed on any forward-looking statements included herein. All forward-looking statements are made as of the date this quarterly report is filed with the Securities and Exchange Commission, or SEC, and the risk that actual results will differ materially from the expectations expressed herein will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements made herein, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this quarterly report, the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this quarterly report will be achieved.

All forward-looking statements included herein should be read in light of the factors identified in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 15, 2019.

Overview

We were formed on May 4, 2009, as a Maryland corporation that elected to be taxed as, and currently qualifies as, a real estate investment trust, or REIT. We own and manage a diverse portfolio of real estate investments, primarily in the multifamily sector, located throughout the United States. As of September 30, 2019, we owned (1) 27 multifamily properties located within the greater Midwest and southern geographic regions of the United States that comprised a total of 7,527 apartment homes and (2) a 10% interest in one unconsolidated joint venture that owned 20 multifamily properties with a total of 4,584 apartment homes. The total purchase price of our real estate portfolio was $862,854,253. At September 30, 2019, our portfolio was approximately 97.5% leased.

On July 19, 2010, we commenced our initial public offering of up to a maximum of 150,000,000 shares of common stock and up to 15,789,474 shares of common stock pursuant to our distribution reinvestment plan. Upon termination of our public offering on December 1, 2014, we had sold 76,095,116 shares of common stock for gross offering proceeds of $769,573,363, including 4,073,759 shares of common stock issued pursuant to our distribution reinvestment plan for gross offering proceeds of $39,580,847. Following the termination of our

PART I — FINANCIAL INFORMATION (continued)

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations (continued)

initial public offering, we continued to offer shares of our common stock pursuant to our distribution reinvestment plan until our board of directors determined to suspend our distribution reinvestment plan effective with distributions earned beginning on December 1, 2014. Our board of directors may, in its sole discretion, reinstate the distribution reinvestment plan and change the price at which we offer shares of common stock to our stockholders pursuant to the distribution reinvestment plan based upon changes in the estimated value per share and other factors our board of directors deems relevant. On March 13, 2019, our board of directors approved an estimated value per share of our common stock of $9.40 as of December 31, 2018.

Steadfast Income Advisor, LLC is our advisor. Subject to certain restrictions and limitations, our advisor manages our day-to-day operations and our portfolio of properties and real estate-related assets. Our advisor sources and presents investment opportunities to our board of directors. Our advisor also provides investment management, marketing, investor relations and other administrative services on our behalf.

Substantially all of our business is conducted through Steadfast Income REIT Operating Partnership, L.P., our operating partnership. We are the sole general partner of our operating partnership. The initial limited partner of our operating partnership is our advisor. The limited partnership agreement of our operating partnership provides that our operating partnership will be operated in a manner that will enable us to (1) satisfy the requirements for being classified as a REIT for tax purposes, (2) avoid any federal income or excise tax liability and (3) ensure that our operating partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, which classification could result in our operating partnership being taxed as a corporation, rather than as a partnership. In addition to the administrative and operating costs and expenses incurred by our operating partnership in acquiring and operating real properties, our operating partnership will pay all of our administrative costs and expenses, and such expenses will be treated as expenses of our operating partnership.

We elected to be taxed as a REIT under the Internal Revenue Code commencing with the taxable year ended December 31, 2010. As a REIT, we generally will not be subject to federal income tax on income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we would be subject to federal income tax on our taxable income at regular corporate rates and would not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which qualification is denied. Failing to qualify as a REIT could materially and adversely affect our net income.

Market Outlook

We believe economic and demographic trends will benefit our existing portfolio and that we have unique future investment opportunities in the multifamily sector. Home ownership rates are near all-time lows. Demographic and economic factors favor the flexibility of rental housing and discourage the potential financial burden associated with home ownership. Additionally, Millennials and Baby Boomers, the two largest demographic groups comprising roughly half of the total population in the United States, are increasingly choosing rental housing over home ownership. Demographic studies suggest that Baby Boomers are downsizing their suburban homes and relocating to multifamily apartments. Millennials are renting multifamily apartments due to high levels of student debt and increased credit standards in order to qualify for a home mortgage. According to the Federal Reserve Bank of New York, aggregate student debt has surpassed automotive, home equity lines of credit and credit card debt. Millennials are also getting married and having children later and are choosing to live in apartment communities until their mid-30s. Today, approximately 30% of Millennials are still living with their parents or are still in school. When they are employed, Millennials will likely rent moderate income apartments based upon an average income of $45,000 - $65,000. Our plan is to provide rental housing for these generational groups as they age. We believe these factors will continue to contribute to the demand for multifamily housing.

PART I — FINANCIAL INFORMATION (continued)

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations (continued)

Pending Merger with Steadfast Apartment REIT, Inc.

On August 5, 2019, we, Steadfast Apartment REIT, Inc., or STAR, Steadfast Apartment REIT Operating Partnership, L.P., STAR’s operating partnership, our operating partnership, and SI Subsidiary, LLC, a wholly-owned subsidiary of STAR, or Merger Sub, entered into an Agreement and Plan of Merger, or the Merger Agreement.

Subject to the terms and conditions of the Merger Agreement, we will merge with and into Merger Sub with Merger Sub surviving the merger, or the Merger, such that following the Merger, the surviving entity will continue as a wholly-owned subsidiary of STAR. In accordance with the applicable provisions of the Maryland General Corporation Law, our separate existence shall cease.

At the effective time of the Merger and subject to the terms and conditions of the Merger Agreement, each issued and outstanding share of our common stock (or a fraction thereof), $0.01 par value per share, will be converted into the right to receive 0.5934 shares of STAR’s common stock, $0.01 par value per share.

The obligation of each party to consummate the Merger is subject to a number of conditions, including receipt of the approval of the Merger and an amendment to our Charter to delete certain provisions regarding roll-up transactions by the holders of a majority of the outstanding shares of our common stock, or the SIR Stockholder Approval.

We (with the prior approval of the special committee of our board of directors) may terminate the Merger Agreement in order to enter into an “Alternative Acquisition Agreement” with respect to a “Superior Proposal” (each as defined in the Merger Agreement) at any time prior to our receipt of the SIR Stockholder Approval pursuant to the terms of the Merger Agreement. STAR may terminate the Merger Agreement at any time prior to the receipt of the SIR Stockholder Approval, in certain limited circumstances, including upon an “Adverse Recommendation Change” (as defined in the Merger Agreement).

If the Merger Agreement is terminated in connection with our acceptance of a Superior Proposal or making an Adverse Recommendation Change, then we must pay to STAR a termination fee of $20,866,122 and up to $2,000,000 as reimbursement for STAR’s Expenses (as defined in the Merger Agreement).

On August 5, 2019, STAR also entered into an Agreement and Plan of Merger to acquire Steadfast Apartment REIT III, Inc., or STAR III. STAR’s proposed merger with STAR III is also a stock-for-stock transaction whereby STAR III will be merged into a wholly-owned subsidiary of STAR. The consummation of STAR’s merger with us is not contingent upon the completion of STAR’s merger with STAR III, and the consummation of STAR’s merger with STAR III is not contingent upon the completion of STAR’s merger with us.

The combined company after the mergers will retain the name “Steadfast Apartment REIT, Inc.” Each merger is intended to qualify as a “reorganization” under, and within the meaning of, Section 368(a) of the Internal Revenue Code.

For additional information on the Merger, see our Current Report on Form 8-K filed with the SEC on August 6, 2019.

PART I — FINANCIAL INFORMATION (continued)

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations (continued)

Our Real Estate Portfolio

As of September 30, 2019, we owned the 27 multifamily properties listed below:

				Number of Units	Total Purchase Price	Mortgage Debt Outstanding at September 30, 2019	Average Occupancy(1) as of		Average Monthly Rent(2) as of
Property Name		Location	Purchase Date				Sep 30, 2019	Dec 31, 2018	Sep 30, 2019	Dec 31, 2018
1	Clarion Park Apartments	Olathe, KS	6/28/2011	220	$11,215,000	$11,936,941	95.7%	96.4%	$872	$841
2	Spring Creek Apartments	Edmond, OK	3/9/2012	252	19,350,000	17,145,073	97.4%	94.0%	873	848
3	Montclair Parc Apartment Homes	Oklahoma City, OK	4/26/2012	360	35,750,000	—	96.8%	94.4%	891	857
4	Hilliard Park Apartments	Columbus, OH	9/11/2012	201	19,800,000	12,173,887	96.2%	94.5%	1,140	1,120
5	Sycamore Terrace Apartments	Terre Haute, IN	9/20/2012 & 3/5/2014	250	23,174,157	22,728,173	93.1%	94.0%	1,171	1,138
6	Hilliard Summit Apartments	Columbus, OH	9/28/2012	208	24,100,000	14,757,094	95.3%	95.7%	1,236	1,217
7	Forty 57 Apartments	Lexington, KY	12/20/2012	436	52,500,000	34,982,843	96.3%	93.1%	970	912
8	Riverford Crossing Apartments	Frankfort, KY	12/28/2012	300	30,000,000	19,904,276	96.9%	97.3%	978	933
9	Montecito Apartments	Austin, TX	12/31/2012	268	19,000,000	12,596,576	96.7%	95.1%	1,039	1,008
10	Hilliard Grand Apartments	Dublin, OH	12/31/2012	314	40,500,000	28,108,786	96.1%	96.5%	1,317	1,290
11	Deep Deuce at Bricktown	Oklahoma City, OK	3/28/2013	294	38,271,000	32,087,170	94.6%	93.9%	1,284	1,235
12	Retreat at Quail North	Oklahoma City, OK	6/12/2013	240	25,250,000	16,103,751	94.4%	92.9%	978	954
13	Tapestry Park Apartments	Birmingham, AL	8/13/2013 & 12/1/2014	354	50,285,000	48,223,343	95.6%	92.9%	1,376	1,311
14	BriceGrove Park Apartments	Canal Winchester, OH	8/29/2013	240	20,100,000	—	95.6%	95.8%	911	879
15	Retreat at Hamburg Place	Lexington, KY	9/5/2013	150	16,300,000	—	97.0%	96.0%	1,038	897
16	Villas at Huffmeister	Houston, TX	10/10/2013	294	37,600,000	27,213,547	95.4%	93.9%	1,228	1,209
17	Villas of Kingwood	Kingwood, TX	10/10/2013	330	40,150,000	34,598,132	96.9%	94.8%	1,246	1,282
18	Waterford Place at Riata Ranch	Cypress, TX	10/10/2013	228	23,400,000	—	96.3%	93.9%	1,149	1,104
19	Carrington Place	Houston, TX	11/7/2013	324	32,568,034	—	94.3%	91.7%	1,117	1,076
20	Carrington at Champion Forest	Houston, TX	11/7/2013	284	33,000,000	—	95.6%	94.0%	1,147	1,106
21	Carrington Park at Huffmeister	Cypress, TX	11/7/2013	232	25,150,000	19,472,583	95.3%	94.4%	1,170	1,198
22	Heritage Grand at Sienna Plantation	Missouri City, TX	12/20/2013	240	27,000,000	16,654,527	93.4%	95.8%	1,160	1,147
23	Mallard Crossing Apartments	Loveland, OH	12/27/2013	350	39,800,000	—	96.1%	93.7%	1,142	1,095
24	Reserve at Creekside	Chattanooga, TN	3/28/2014	192	18,875,000	14,701,227	97.2%	96.4%	1,055	1,040
25	Oak Crossing Apartments	Fort Wayne, IN	6/3/2014	222	24,230,000	20,235,203	97.2%	95.9%	1,024	1,002
26	Double Creek Flats	Plainfield, IN	5/7/2018	240	31,852,079	21,893,600	96.3%	93.8%	1,050	1,063
27	Jefferson at Perimeter Apartments	Dunwoody, GA	6/11/2018	504	103,633,983	72,909,761	94.6%	89.3%	1,413	1,331

				7,527	$862,854,253	$498,426,493	95.8%	94.3%	$1,123	$1,068

PART I — FINANCIAL INFORMATION (continued)

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations (continued)

(1)	At September 30, 2019 and December 31, 2018, our portfolio was approximately 97.5% and 95.5% leased, respectively.
(2)	Average monthly rent is based upon the effective rental income after considering the effect of vacancies, concessions and write-offs.

Joint Venture Arrangement with Blackstone Real Estate Income Trust, Inc.

On November 10, 2017, we, BREIT Steadfast MF JV LP, or the joint venture, BREIT Steadfast MF Parent LLC, or BREIT LP, and BREIT Steadfast MF GP LLC, or BREIT GP, executed a Contribution Agreement whereby we agreed to contribute a portfolio of 20 properties owned by us to the joint venture in exchange for a combination of cash and a 10% ownership interest in the joint venture. BREIT LP owns a 90% interest in the joint venture and BREIT GP serves as the general partner of the joint venture. Each of BREIT LP and BREIT GP is a wholly-owned subsidiary of Blackstone Real Estate Income Trust, Inc. SIR LANDS Holdings, LLC, or SIR LP, a wholly-owned subsidiary, holds our 10% interest in the joint venture.

The transaction closed in two stages. The first closing occurred November 15, 2017, and included those properties for which the existing debt was prepaid at closing. The second closing occurred January 31, 2018, and included those properties for which the joint venture assumed the existing loans.

2019 Property Dispositions

Dawntree Apartments

On August 15, 2013, we, through a wholly-owned subsidiary of the Operating Partnership, acquired Dawntree Apartments, a multifamily property located in Carrollton, Texas, containing 400 apartment homes. The purchase price of Dawntree Apartments was $24,000,000, exclusive of closing costs. On March 8, 2019, we sold Dawntree Apartments for $46,200,000, resulting in a gain of $24,141,403, which includes reductions to the net book value of the property due to historical depreciation and amortization expense. The purchaser of Dawntree Apartments was not affiliated with us or our advisor.

Estancia Apartments

On June 29, 2012, we, through a wholly-owned subsidiary of the Operating Partnership, acquired Estancia Apartments, a multifamily property located in Tulsa, Oklahoma, containing 294 apartment homes. The purchase price of Estancia Apartments was $27,900,000, exclusive of closing costs. On March 22, 2019, we sold Estancia Apartments for $30,683,000, resulting in a gain of $6,892,244, which includes reductions to the net book value of the property due to historical depreciation and amortization expense. The purchaser of Estancia Apartments was not affiliated with us or our advisor.

Sonoma Grande Apartments

On May 24, 2012, we, through a wholly-owned subsidiary of the Operating Partnership, acquired Sonoma Grande Apartments, a multifamily property located in Tulsa, Oklahoma, containing 336 apartment homes. The purchase price of Sonoma Grande Apartments was $32,200,000, exclusive of closing costs. On March 22, 2019, we sold Sonoma Grande Apartments for $35,067,000, resulting in a gain of $9,367,938, which includes reductions to the net book value of the property due to historical depreciation and amortization expense. The purchaser of Sonoma Grande Apartments was not affiliated with us or our advisor.

PART I — FINANCIAL INFORMATION (continued)

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations (continued)

EBT Lofts, Library Lofts East and Stuart Hall Lofts

On December 30, 2011, February 28, 2013 and August 27, 2013, we, through wholly-owned subsidiaries of the Operating Partnership, acquired EBT Lofts, Library Lofts East and Stuart Hall Lofts, respectively, multifamily properties located in Kansas City, Missouri, collectively containing 335 apartment homes. The combined purchase price of EBT Lofts, Library Lofts East and Stuart Hall Lofts was $38,175,000, exclusive of closing costs. On April 26, 2019, we sold EBT Lofts, Library Lofts East and Stuart Hall Lofts for $50,685,000, resulting in a gain of $19,120,514, which includes reductions to the net book value of the properties due to historical depreciation and amortization expense. The purchaser of EBT Lofts, Library Lofts East and Stuart Hall Lofts was not affiliated with us or our advisor.

Waterford on the Meadow

On July 3, 2013, we, through a wholly-owned subsidiary of the Operating Partnership, acquired Waterford on the Meadow, a multifamily property located in Plano, Texas, containing 350 apartment homes. The purchase price of Waterford on the Meadow was $23,100,000, exclusive of closing costs. On May 14, 2019, we sold Waterford on the Meadow for $42,000,000, resulting in a gain of $20,315,545, which includes reductions to the net book value of the property due to historical depreciation and amortization expense. The purchaser of Waterford on the Meadow was not affiliated with us or our advisor.

Truman Farm Villas

On December 22, 2011, we, through a wholly-owned subsidiary of the Operating Partnership, acquired Truman Farm Villas, a multifamily property located in Grandview, Missouri, containing 200 apartment homes. The purchase price of Truman Farm Villas was $9,100,000, exclusive of closing costs. On May 15, 2019, we sold Truman Farm Villas for $14,650,000, resulting in a gain of $7,051,452, which includes reductions to the net book value of the property due to historical depreciation and amortization expense. The purchaser of Truman Farm Villas was not affiliated with us or our advisor.

Critical Accounting Policies

The preparation of our financial statements requires significant management judgments, assumptions and estimates about matters that are inherently uncertain. These judgments affect the reported amounts of assets and liabilities and our disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. With different estimates or assumptions, materially different amounts could be reported in our financial statements. Additionally, other companies may utilize different estimates that may impact the comparability of our results of operations to those of companies in similar businesses. A discussion of the accounting policies that management considers critical in that they involve significant management judgments, assumptions and estimates is included in our Annual Report on Form 10-K for the year ended December 31, 2018. There have been no significant changes to our accounting policies during the period covered by this report other than described in Note 2 (Summary of Significant Accounting Policies) to our condensed consolidated unaudited financial statements in this Quarterly Report on Form 10-Q.

Income Taxes

We elected to be taxed as, and currently qualify as, a REIT under the Internal Revenue Code and have operated as such commencing with the taxable year ended December 31, 2010. To continue to qualify as a REIT, we must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of our annual REIT taxable income to stockholders (which is computed without regard to the dividends paid

PART I — FINANCIAL INFORMATION (continued)

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations (continued)

deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). As a REIT, we generally will not be subject to federal income tax to the extent we distribute qualifying dividends to our stockholders. If we fail to qualify as a REIT in any taxable year, we would be subject to federal income tax on our taxable income at regular corporate income tax rates and generally would not be permitted to qualify for treatment as a REIT for federal income tax purposes for the four taxable years following the year during which qualification was lost, unless the Internal Revenue Service grants us relief under certain statutory provisions. Such an event could materially adversely affect our net income and net cash available for distribution to our stockholders. However, we believe we are organized and operate in such a manner as to qualify for treatment as a REIT.

We follow the income tax guidance under GAAP to recognize, measure, present and disclose in our consolidated financial statements uncertain tax positions that we have taken or expect to take on a tax return. As of September 30, 2019 and December 31, 2018, we did not have any liabilities for uncertain tax positions that we believe should be recognized in our consolidated financial statements. Due to uncertainty regarding the realization of certain deferred tax assets, we have established valuation allowances, primarily in connection with the net operating loss carryforward related to the REIT. We have not been assessed material interest or penalties by any major tax jurisdictions. Our evaluation was performed for all open tax years through December 31, 2018.

Distributions

Our board of directors has historically declared daily distributions that are paid on a monthly basis. We expect to continue paying monthly distributions unless our results of operations, our general financial condition, general economic conditions or other factors prohibit us from doing so. We have and may continue to declare distributions in excess of our cash flow from operations. As a result, our distribution rate and payment frequency may vary from time to time. However, to qualify as a REIT for tax purposes, we must make distributions equal to at least 90% of our “REIT taxable income” each year.

Distributions declared (1) accrue daily to our stockholders of record as of the close of business on each day, (2) are payable in cumulative amounts on or before the third day of each calendar month with respect to the prior month and (3) are calculated at a rate of $0.001519 per share per day during the nine months ended September 30, 2019.

The distributions declared and paid during the first and second quarters of 2019 were as follows:

Period	Distributions Declared(1)	Distributions Declared Per Share(1)(2)	Distributions Paid(3)	Sources of Distributions Paid		Net Cash (Used in) Provided By Operating Activities
				Cash Flow From Operations	Cash and Cash Equivalents
First Quarter 2019	$10,186,657	$0.137	$10,196,066	$—	$10,196,066	$(2,306,329)
Second Quarter 2019	10,266,544	0.138	10,390,783	5,792,413	4,598,370	5,792,413
Third Quarter 2019	10,349,426	0.140	10,359,596	4,861,763	5,497,833	4,861,763

	$30,802,627	$0.415	$30,946,445	$10,654,176	$20,292,269	$8,347,847

(1)	Distributions are based on daily record dates and calculated at a rate of $0.001519 per share per day during the three and nine months ended September 30, 2019.
(2)	Assumes each share was issued and outstanding each day during the periods presented.
(3)	Distributions are paid on a monthly basis. Distributions for all record dates of a given month are paid approximately three days following month end. All distributions were paid in cash.

PART I — FINANCIAL INFORMATION (continued)

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations (continued)

For the three and nine months ended September 30, 2019, we paid aggregate distributions of $10,359,596 and $30,946,445, respectively. All such distributions were paid in cash. For the three and nine months ended September 30, 2019, our net (loss) income was $(5,557,926) and $72,277,928, we had funds from operations, or FFO, of $3,695,333 and $13,190,454 and net cash provided by operating activities of $4,861,763 and $8,347,847, respectively. For the three and nine months ended September 30, 2019, of the $10,359,596 and $30,946,445 in total distributions paid, all of which were paid in cash, we funded $4,861,763 and $10,654,176, or 47% and 34%, of distributions paid with net cash provided by operating activities and $5,497,833 and $20,292,269, or 53% and 66%, with existing cash and cash equivalents, respectively. Since inception, of the $406,180,132 in total distributions paid through September 30, 2019, including shares issued pursuant to our distribution reinvestment plan, 58% of such amounts were funded from cash flow from operations, 19% of such amounts were funded from the sales of real estate investments, 9% of such amounts were funded from offering proceeds, 2% of such amounts were funded from credit facilities and 12% of such amounts were funded from cash and cash equivalents. For information on how we calculate FFO and the reconciliation of FFO to net income (loss), see “—Funds from Operations and Modified Funds from Operations.”

Over the long-term, we expect that our distributions will be paid from cash flow from operations (except with respect to distributions related to sales of our real estate and real estate-related investments). However, our operating performance cannot be accurately predicted and may deteriorate in the future due to numerous factors, including those discussed under “Forward-Looking Statements,” and “Results of Operations” herein. In the event our cash flow from operations decreases in the future, the level of our distributions may also decrease.

Inflation

Substantially all of our multifamily property leases will be for a term of one year or less. In an inflationary environment, this may allow us to realize increased rents upon renewal of existing leases or the beginning of new leases. Short-term leases generally will minimize our risk from the adverse effects of inflation, although these leases generally permit tenants to leave at the end of the lease term and therefore will expose us to the effects of a decline in market rents. In a deflationary rent environment, we may be exposed to declining rents more quickly under these shorter term leases.

As of September 30, 2019, we had not entered into any material leases as a lessee.

REIT Compliance

To qualify as a REIT for tax purposes, we are required to distribute at least 90% of our REIT taxable income (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP) to our stockholders. We must also meet certain asset and income tests, as well as other requirements. We will monitor the business and transactions that may potentially impact our REIT status. If we fail to qualify as a REIT in any taxable year, we would be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates.

Liquidity and Capital Resources

We use secured borrowings, and intend to use in the future secured and unsecured borrowings. At September 30, 2019, our debt was approximately 50% of the value of our properties, as determined by the most recent valuations performed by an independent third-party appraiser as of December 31, 2018. Going forward, we expect that our borrowings will be approximately 65% of the value of our properties, as determined by an independent third-party appraiser or qualified independent valuation expert. Under our Third Articles of Amendment and Restatement, or our charter, we have a limitation on borrowing in excess of 300% of the value

PART I — FINANCIAL INFORMATION (continued)

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations (continued)

of our net assets, which generally approximates to 75% of the aggregate cost of our assets, though we may exceed this limit under certain circumstances. As of September 30, 2019, our aggregate borrowings were not in excess of 300% of the value of our net assets.

Our principal demand for funds will be to acquire investments in accordance with our investment strategy, fund value-enhancement and other capital improvement projects at our properties, pay operating expenses and interest on our outstanding indebtedness and to make distributions to our stockholders. In addition to making investments in accordance with our investment objectives, we expect to use our capital resources to make certain payments to our advisor in connection with the acquisition and disposal of investments, the management of our assets and costs incurred by our advisor in providing services to us.

We intend to generally fund our cash needs for items, other than asset acquisitions, from operations. Otherwise, we expect that our principal sources of working capital will include:

•	current unrestricted cash balances, which was $120,202,920 as of September 30, 2019;

•	various forms of secured and unsecured financing, including the financing of our unencumbered properties; and

•	equity capital from joint venture partners.

Over the short term, we believe that our sources of capital, specifically our cash balances, cash flow from operations, our ability to raise equity capital from joint venture partners and our ability to obtain various forms of secured and unsecured financing will be adequate to meet our liquidity requirements and capital commitments.

Over the longer term, in addition to the sources of capital noted above, which we will rely on to meet our short term liquidity requirements, we may also utilize proceeds from the sale of our properties. We may also conduct additional public or private securities offerings. We expect these resources to be adequate to fund our operating activities, debt service and distributions, and will be sufficient to fund our ongoing operating activities as well as providing capital for investment in future development and other joint ventures.

Refinancing Transactions

On the closing dates set out in the table below, we, through our indirect wholly-owned subsidiaries, refinanced $203,010,610 of existing variable rate loans with our existing lenders, Jones Lang LaSalle Multifamily, LLC, or JLL, Berkadia Commercial Mortgage LLC, or Berkadia, PNC Bank, National Association, or PNC Bank, and Newmark Knight Frank, or NKF, or collectively, the Lenders, with new fixed rate Freddie Mac loans and a fixed rate Fannie Mae loan in an aggregate principal amount of $222,934,000. Each of the loans has a maturity date of October 1, 2029. Interest only payments are payable monthly through October 1, 2025, with interest and principal payments due monthly thereafter. The borrowers paid $1,016,689 in the aggregate in loan origination fees to the Lenders in connection with the refinancings, and the Advisor earned loan coordination fees of $600,000.

Secured Property	Closing Dates	Lender	Interest Rate	Principal Loan Amount
Jefferson at Perimeter Apartments	9/20/2019	JLL	3.48%	$73,800,000
Reserve at Creekside	9/20/2019	Berkadia	3.57%	15,000,000
Tapestry Park Apartments	9/26/2019	NKF	3.66%	48,750,000
Sycamore Terrace Apartments	9/26/2019	NKF	3.62%	23,067,000
Villas at Huffmeister	9/27/2019	PNC Bank	3.56%	27,440,000
Villas of Kingwood	9/27/2019	PNC Bank	3.56%	34,877,000

				$222,934,000

PART I — FINANCIAL INFORMATION (continued)

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations (continued)

Credit Facility

On July 29, 2016, we entered into a credit agreement and a multifamily note with PNC Bank, that provided for a credit facility in an amount not to exceed $350,000,000 to refinance certain of our then-existing mortgage loans. The credit facility had a maturity date of August 1, 2021, subject to extension. During 2017 and 2018, seven of the collateralized properties, were either disposed or refinanced, with the advances made to each of the collateralized properties being repaid in full. On July 29, 2019, we made a final remaining principal payment and terminated the credit facility.

Cash Flows Provided by Operating Activities

During the nine months ended September 30, 2019, net cash provided by operating activities was $8,347,847, compared to net cash provided by operating activities of $19,952,067 for the nine months ended September 30, 2018. The decrease in net cash provided by operating activities was primarily due to the disposition of 12 multifamily properties subsequent to September 30, 2018 in addition to changes in net income, investment in unconsolidated joint venture, other assets, accounts payable and accrued liabilities and due to affiliates compared to the nine months ended September 30, 2018.

Cash Flows Provided by Investing Activities

During the nine months ended September 30, 2019, net cash provided by investing activities was $203,159,878, compared to $98,433,184 during the nine months ended September 30, 2018. The increase in net cash provided by investing activities was primarily due to the disposition of eight multifamily properties during the nine months ended September 30, 2019 compared to disposition of 11 multifamily properties including the contribution of eight multifamily properties to the joint venture in exchange for cash and a 10% interest in the joint venture, partially offset by the acquisition of two multifamily properties during the nine months ended September 30, 2018. Net cash provided by investing activities during the nine months ended September 30, 2019, consisted of the following:

•	$341,300 of cash provided by the investment in an unconsolidated joint venture, net of contributions paid to the unconsolidated joint venture of $548,800;

•	$9,423,100 of cash used for improvements to real estate investments;

•	$47,000 of cash used for the purchase of interest rate cap agreements;

•	$211,990,358 of cash provided by the sales of real estate investments; and

•	$298,320 of cash provided by insurance claims.

Cash Flows Used in Financing Activities

During the nine months ended September 30, 2019, net cash used in financing activities was $236,134,423, compared to $210,595,782 during the nine months ended September 30, 2018. The increase in cash flows used in financing activities is due primarily to the increase in principal repayments on mortgage notes payable, the increase in principal repayments on our credit facility and the payment of debt extinguishment costs, partially offset by the increase in proceeds from the issuance of notes payable and the reduction in the amount of cash distributions paid to our stockholders. Net cash used in financing activities during the nine months ended September 30, 2019, consisted of the following:

•

$143,542,244 of net cash used for mortgage notes payable, comprised of $365,119,705 of cash used for principal repayments, $222,934,000 of proceeds from mortgage notes payable and the payment of deferred financing costs of $1,356,539;

PART I — FINANCIAL INFORMATION (continued)

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations (continued)

•	$52,656,750 of cash used for principal payments of the credit facility;

•	$2,988,984 of cash paid for the extinguishment of debt;

•	$30,946,445 of cash distributions; and

•	$6,000,000 of cash paid for the repurchase of common stock.

Contractual Commitments and Contingencies

We use secured borrowings, and intend to use secured and unsecured borrowings in the future. We believe that the careful use of borrowings will help us achieve our diversification goals and potentially enhance the returns on our investments. At September 30, 2019, our debt was approximately 50% of the value of our properties, as determined by the most recent valuations performed by an independent third-party appraiser as of December 31, 2018. Going forward, we expect that our borrowings will be approximately 65% of the value of our properties. Under our charter, we are prohibited from borrowing in excess of 300% of our net assets, which generally approximates to 75% of the aggregate cost of our assets. We may borrow in excess of this amount if such excess is approved by a majority of our independent directors and disclosed to stockholders in our next quarterly report, along with a justification for such excess. In such event, we will monitor our debt levels and take action to reduce any such excess as practicable. Our aggregate borrowings are reviewed by our board of directors at least quarterly. As of September 30, 2019, our aggregate borrowings were not in excess of 300% of the value of our net assets.

In addition to using our capital resources for investing purposes and meeting our debt obligations, we expect to use our capital resources to make certain payments to our advisor or its affiliates in connection with the selection and origination or purchase of real estate and real estate-related investments, the management of our assets, the management of the development or improvement of our assets and costs incurred by our advisor in providing services to us.

As of September 30, 2019, we had indebtedness totaling $498,426,493, comprised of an aggregate principal amount of $502,584,586, and net deferred financing costs of $4,158,093. For more information on our outstanding indebtedness, see Note 6 (Debt) to the unaudited consolidated financial statements.

The following is a summary of our contractual obligations as of September 30, 2019:

		Payments due by period
Contractual Obligations	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Interest payments on outstanding debt obligations(1)	$178,690,201	$4,096,894	$37,107,319	$33,761,132	$103,724,856
Principal payments on outstanding debt obligations(2)	502,584,586	787,141	18,958,980	80,745,145	402,093,320

Total	$681,274,787	$4,884,035	$56,066,299	$114,506,277	$505,818,176

(1)

Projected interest payments on outstanding debt obligations are based on the outstanding principal amounts and interest rates in effect at September 30, 2019. We incurred interest expense of $6,044,495 and $20,505,685 during the three and nine months ended September 30, 2019, including amortization of deferred financing costs totaling $130,114 and $729,401, amortization of loan premiums of $0 and $48,562, loan fees associated with mortgage notes refinancing of $587,615 and $595,040 and net unrealized losses from the change in fair value of interest rate cap agreements of $2,066 and $163,363, respectively.

PART I — FINANCIAL INFORMATION (continued)

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations (continued)

(2)

Projected principal payments on outstanding debt obligations are based on the terms of the notes payable agreements. Amounts exclude the amortization of the deferred financing costs associated with the notes payable.

Our debt obligations contain customary financial or non-financial debt covenants. As of September 30, 2019 and December 31, 2018 we were in compliance with all of our financial and non-financial debt covenants.

Results of Operations

Overview

The discussion that follows is based on our consolidated results of operations for the three and nine months ended September 30, 2019 and 2018. The ability to compare one period to another is affected by the acquisitions and dispositions made during those periods and our value-enhancement strategy. The number of multifamily properties wholly owned by us decreased to 27 as of September 30, 2019, from 39 as of September 30, 2018. Our results of operations were primarily affected by (1) the disposition of three multifamily properties and the contribution of eight multifamily properties to the joint venture in exchange for cash and a proportionate 10% interest in the joint venture during the nine months ended September 30, 2018, (2) the acquisition of two multifamily properties during the nine months ended September 30, 2018, (3) the disposition of 12 multifamily properties subsequent to September 30, 2018 and (4) our value-enhancement activity completed through September 30, 2019, as further discussed below.

Throughout this “Results of Operations” discussion, for the nine months ended September 30, 2018, references to the disposition of 11 multifamily properties includes the contribution of eight multifamily properties to the joint venture.

Our results of operations for the three and nine months ended September 30, 2019, are not indicative of those expected in future periods. In general, we expect that our income and expenses related to our portfolio will increase in future periods as a result of organic rent increases and, to a lesser extent, anticipated value-enhancement projects.

To provide additional insight into our operating results, we are also providing a detailed analysis of same-store versus non-same-store net operating income, or NOI. For more information on NOI and a reconciliation of NOI (a non-GAAP measure) to net income (loss), see “—Net Operating Income.”

PART I — FINANCIAL INFORMATION (continued)

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations (continued)

Consolidated Results of Operations for the Three Months Ended September 30, 2019 and 2018

The following table summarizes the consolidated results of operations for the three months ended September 30, 2019 and 2018:

	For the Three Months Ended September 30,				$ Change Due to Dispositions(1)	$ Change Due to Properties Held Throughout Both Periods(2)
	2019	2018	Change $	Change%
Total revenues	$27,823,551	$36,241,718	$(8,418,167)	(23)%	$(9,851,358)	$1,433,191
Operating, maintenance and management	(6,871,764)	(10,457,331)	3,585,567	34%	3,528,756	56,811
Real estate taxes and insurance	(4,031,558)	(5,657,098)	1,625,540	29%	1,415,825	209,715
Fees to affiliates	(3,934,709)	(4,113,139)	178,430	4%	985,540	(807,110)
Depreciation and amortization	(8,520,813)	(12,579,032)	4,058,219	32%	2,956,533	1,101,686
Interest expense	(6,044,495)	(8,496,658)	2,452,163	29%	1,719,077	733,086
Loss on debt extinguishment	(597,681)	—	(597,681)	(100)%	—	(597,681)
General and administrative expenses	(3,063,653)	(1,107,644)	(1,956,009)	(177)%	79,728	(2,035,737)
Equity in loss from unconsolidated joint venture	(228,667)	(287,540)	58,873	20%	58,873	—
Loss on sale of real estate, net	(88,137)	—	(88,137)	(100)%	(88,137)	—

Net loss	$(5,557,926)	$(6,456,724)	$898,798	14%

NOI(3)	$15,772,474	$18,940,482	$(3,168,008)	(17)%

FFO(4)	$3,695,333	$6,770,832	$(3,075,499)	(45)%

MFFO(4)	$4,295,080	$6,766,274	$(2,471,194)	(37)%

(1)

Represents the favorable (unfavorable) dollar amount change for the three months ended September 30, 2019, compared to the three months ended September 30, 2018, related to multifamily properties acquired or disposed of on or after July 1, 2018.

(2)

Represents the favorable (unfavorable) dollar amount change for the three months ended September 30, 2019, compared to the three months ended September 30, 2018, related to multifamily properties owned by us throughout both periods presented.

(3)

NOI is a non-GAAP financial measure used by investors and our management to evaluate and compare the performance of our properties and to determine trends in earnings. However, the usefulness of NOI is limited because it excludes general and administrative costs, interest expense, interest income and other expense, acquisition costs, certain fees to affiliates, depreciation and amortization expense and gains or losses from the sale of our properties and other gains and losses as stipulated by GAAP, the level of capital expenditures and leasing costs, all of which are significant economic costs. For additional information on how we calculate NOI and a reconciliation of NOI to net income (loss), see “—Net Operating Income.”

(4)

GAAP basis accounting for real estate assets utilizes historical cost accounting and assumes real estate book values diminish over time. In an effort to overcome the difference between real estate values and historical cost accounting for real estate assets, the Board of Governors of the National Association of Real Estate

PART I — FINANCIAL INFORMATION (continued)

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations (continued)

Investment Trusts, or NAREIT, established the measurement tool of FFO. Since its introduction, FFO has become a widely used non-GAAP financial measure among REITs. Additionally, we use modified funds from operations, or MFFO, as defined by the Institute for Portfolio Alternatives (formerly known as the Investment Program Association), or the IPA, as a supplemental measure to evaluate our operating performance. MFFO is based on FFO but includes certain adjustments we believe are necessary due to changes in accounting and reporting under GAAP since the establishment of FFO. Neither FFO nor MFFO should be considered as alternatives to net income (loss) or other measurements under GAAP as indicators of our operating performance, nor should they be considered as alternatives to cash flow from operating activities or other measurements under GAAP as indicators of liquidity. For additional information on how we calculate FFO and MFFO and a reconciliation of FFO and MFFO to net income (loss), see “—Funds From Operations and Modified Funds From Operations.”

Net loss

For the three months ended September 30, 2019, we had a net loss of $5,557,926, compared to a net loss of $6,456,724 for the three months ended September 30, 2018. The decrease in net loss of $898,798 over the comparable prior year period was primarily due to the decrease in operating, maintenance and management expenses of $3,585,567, the decrease in real estate taxes and insurance of $1,625,540, the decrease in fees to affiliates of $178,430, the decrease in depreciation and amortization expense of $4,058,219, the decrease in interest expense of $2,452,163 and the decrease in equity in losses of unconsolidated joint venture of $58,873, partially offset by the decrease in total revenues of $8,418,167, the increase in loss on debt extinguishment of $597,681, the increase in general and administrative expenses of $1,956,009 and the increase in loss on sales of real estate, net of $88,137. Our results of operations were primarily impacted by the disposition of 12 multifamily properties since September 30, 2018.

Total revenues

Rental income and other income for the three months ended September 30, 2019, were $27,823,551 compared to $36,241,718 for the three months ended September 30, 2018. The decrease of $8,418,167 was primarily due to our total number of units decreasing by 3,095 from 10,622 at September 30, 2018, to 7,527 at September 30, 2019, as a result of the disposition of 12 multifamily properties, partially offset by the average occupancy increasing from 94.2% at September 30, 2018 to 95.8% at September 30, 2019, and the average monthly rent increasing from $1,058 at September 30, 2018 to $1,123 at September 30, 2019. We expect rental income and tenant reimbursements to increase in future periods as a result of ordinary monthly rent increases and any value-enhancement projects.

Operating, maintenance and management expenses

Operating, maintenance and management expenses for the three months ended September 30, 2019, were $6,871,764 compared to $10,457,331 for the three months ended September 30, 2018. The decrease of $3,585,567 was primarily due to the decrease in the number of properties in our portfolio subsequent to September 30, 2018, in addition to a decrease of $56,811 in operating, maintenance and management expenses at the multifamily properties held throughout both periods. We expect that these amounts will decrease as a percentage of total revenues as we continue to implement operational efficiencies at our multifamily properties.

Real estate taxes and insurance

Real estate taxes and insurance expenses for the three months ended September 30, 2019, were $4,031,558 compared to $5,657,098 for the three months ended September 30, 2018. The decrease of $1,625,540 was due primarily to a decrease of $1,415,825 as a result of the decrease in the number of properties in our portfolio

PART I — FINANCIAL INFORMATION (continued)

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations (continued)

subsequent to September 30, 2018, in addition to the decrease of $209,715 at the properties held throughout both periods as a result of successful challenges to assessed real estate tax values. These amounts may increase in future periods as a result of municipal property tax rate increases and/or increases in the assessed value of our properties.

Fees to affiliates

Fees to affiliates for the three months ended September 30, 2019, were $3,934,709 compared to $4,113,139, for the three months ended September 30, 2018. The decrease of $178,430 was primarily due to the decrease of investment management fees and property management fees as a result of the decrease in the number of properties in our portfolio subsequent to September 30, 2018, partially offset by the increase in loan coordination fees payable to our advisor of $600,000 as a result of the refinancing of six multifamily properties during the three months ended September 30, 2019. We expect fees to affiliates to decrease in future periods as a result of continued lower property management fees and investment management fees incurred on a smaller portfolio.

Depreciation and amortization

Depreciation and amortization expenses for the three months ended September 30, 2019, were $8,520,813 compared to $12,579,032 for the three months ended September 30, 2018. The decrease of $4,058,219 was primarily due to the decrease in the number of properties in our portfolio subsequent to September 30, 2018. The decrease of $1,101,686 at the properties held throughout both periods was primarily due to the decrease in amortization of tenant origination and absorption costs. We expect these amounts to increase in future periods as a result of anticipated capital expenditures to our real estate portfolio.

Interest expense

Interest expense for the three months ended September 30, 2019, was $6,044,495, compared to $8,496,658 for the three months ended September 30, 2018. The decrease of $2,452,163 was primarily due to a net decrease of $275,824,567 in our total notes payable balance as a result of the decrease in the number of properties in our portfolio subsequent to September 30, 2018, the repayment of notes payable related to two properties we still own during the three months ended September 30, 2019 and the repayment of notes payable related to six properties we still own subsequent to September 30, 2018, partially offset by loan fees incurred in connection with the refinancing of six multifamily properties during the three months ended September 30, 2019. Our interest expense in future periods will vary based on our level of borrowings, which will depend on the availability and cost of debt financing, the opportunity to acquire real estate and real estate-related investments meeting our investment objectives and the opportunity to sell real estate properties and real estate-related investments.

Loss on debt extinguishment

Loss on debt extinguishment for the three months ended September 30, 2019, was $597,681 compared to $0 for the three months ended September 30, 2018. These expenses consisted of prepayment penalties and the expense of the unamortized deferred financing costs related to the repayment and extinguishment of the debt at two multifamily properties during the three months ended September 30, 2019. The loss on debt extinguishment will vary in future periods if we repay the remaining outstanding principal prior to the scheduled maturity dates of the mortgage notes payable.

PART I — FINANCIAL INFORMATION (continued)

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations (continued)

General and administrative expenses

General and administrative expenses for the three months ended September 30, 2019, were $3,063,653 compared to $1,107,644 for the three months ended September 30, 2018. These general and administrative costs consisted primarily of legal fees, insurance premiums, audit fees, other professional fees, independent director compensation and certain state taxes. The net increase of $1,956,009 was primarily due to an increase in legal fees and expenses related to the proposed Merger and the increase in director meeting fees as a result of an increase in the number of meetings compared to the prior year period. We expect general and administrative expenses to decrease as a percentage of total revenues in future periods.

Equity in loss from unconsolidated joint venture

Equity in loss from unconsolidated joint venture for the three months ended September 30, 2019, was $228,667 compared to $287,540 for the three months ended September 30, 2018. Our investment in the joint venture has been accounted for as an unconsolidated joint venture under the equity method of accounting. The decrease in equity in loss from unconsolidated joint venture of $58,873 primarily was due to the decrease in amortization of tenant origination and absorption costs. Equity in loss from unconsolidated joint venture will vary in the future based on the operating results of the joint venture.

Loss on sales of real estate

Loss on sales of real estate for the three months ended September 30, 2019, was $88,137 compared to $0 for the three months ended September 30, 2018. The increase in loss on sales of real estate of $88,137 was due to a land condemnation related to one of our held properties during the three months ended September 30, 2019. Our loss (gain) on sales of real estate in future periods will vary based on the opportunity to sell real properties and real estate-related investments.

PART I — FINANCIAL INFORMATION (continued)

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations (continued)

Consolidated Results of Operations for the Nine Months Ended September 30, 2019 and 2018

The following table summarizes the consolidated results of operations for the nine months ended September 30, 2019 and 2018:

	For the Nine Months Ended September 30,				$ Change Due to Acquisitions and Dispositions(1)	$ Change Due to Properties Held Throughout Both Periods(2)
	2019	2018	Change $	Change%
Total revenues	$88,166,926	$105,753,652	$(17,586,726)	(17)%	$(20,617,422)	$3,030,696
Operating, maintenance and management	(21,720,715)	(28,936,191)	7,215,476	25%	6,981,145	234,331
Real estate taxes and insurance	(13,376,128)	(18,329,576)	4,953,448	27%	3,433,557	1,519,891
Fees to affiliates	(11,083,920)	(11,854,429)	770,509	6%	1,785,471	(1,014,962)
Depreciation and amortization	(25,961,590)	(34,781,722)	8,820,132	25%	7,626,480	1,193,652
Interest expense	(20,505,685)	(24,408,327)	3,902,642	16%	3,215,014	687,628
Loss on debt extinguishment	(3,432,058)	(2,282,247)	(1,149,811)	(50)%	214,750	(1,364,561)
General and administrative expenses	(6,181,745)	(4,448,377)	(1,733,368)	(39)%	134,981	(1,868,349)
Equity in loss from unconsolidated joint venture	(427,816)	(3,102,044)	2,674,228	86%	2,674,228	—
Gain on sales of real estate, net	86,800,659	81,247,054	5,553,605	7%	5,553,605	—

Net income	$72,277,928	$58,857,793	$13,420,135	23%

NOI(3)	$49,192,594	$55,238,480	$(6,045,886)	(11)%

FFO(4)	$13,190,454	$16,607,689	$(3,417,235)	(21)%

MFFO(4)	$16,785,875	$19,101,204	$(2,315,329)	(12)%

(1)

Represents the favorable (unfavorable) dollar amount change for the nine months ended September 30, 2019, compared to the nine months ended September 30, 2018, related to multifamily properties acquired or disposed of on or after January 1, 2018.

(2)

Represents the favorable (unfavorable) dollar amount change for the nine months ended September 30, 2019, compared to the nine months ended September 30, 2018, related to multifamily properties owned by us throughout both periods presented.

(3)	See “—Net Operating Income” below for a reconciliation of NOI to net income.
(4)	See “—Funds From Operations and Modified Funds From Operations” below for a reconciliation FFO and MFFO to net income (loss).

Net income

For the nine months ended September 30, 2019, we had net income of $72,277,928 compared to a net income of $58,857,793 for the nine months ended September 30, 2018. The increase in net income of $13,420,135 over the comparable prior year period was primarily due to the increase in gain on sales of real

PART I — FINANCIAL INFORMATION (continued)

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations (continued)

estate, net of $5,553,605, the decrease in operating, maintenance and management expenses of $7,215,476, the decrease in real estate taxes and insurance of $4,953,448, the decrease in fees to affiliates of $770,509, the decrease in depreciation and amortization expense of $8,820,132, the decrease in interest expense of $3,902,642 and the decrease in equity in loss of unconsolidated joint venture of $2,674,228, partially offset by the decrease in total revenues of $17,586,726, the increase in loss on debt extinguishment of $1,149,811 and the increase in general and administrative expenses of $1,733,368. Our results of operations were primarily impacted by the disposition of 12 multifamily properties since September 30, 2018.

Total revenues

Rental income and other income for the nine months ended September 30, 2019, were $88,166,926 compared to $105,753,652 for the nine months ended September 30, 2018. The decrease of $17,586,726 was primarily due to our total number of units decreasing by 3,095 from 10,622 at September 30, 2018, to 7,527 at September 30, 2019, as a result of the disposition of 12 multifamily properties, partially offset by the average occupancy increasing from 94.2% at September 30, 2018 to 95.8% at September 30, 2019, and the average monthly rent increasing from $1,058 at September 30, 2018 to $1,123 at September 30, 2019. We expect rental income and tenant reimbursements to increase in future periods as a result of ordinary monthly rent increases and any value-enhancement projects.

Operating, maintenance and management expenses

Operating, maintenance and management expenses for the nine months ended September 30, 2019, were $21,720,715 compared to $28,936,191 for the nine months ended September 30, 2018. The decrease of $7,215,476 was primarily due to a net decrease of $6,981,145 as a result of the decrease in the number of properties in our portfolio subsequent to September 30, 2018, in addition to a decrease of $234,331 at the multifamily properties held throughout both periods. We expect that these amounts will decrease as a percentage of total revenues as we continue to implement operational efficiencies at our multifamily properties.

Real estate taxes and insurance

Real estate taxes and insurance expenses for the nine months ended September 30, 2019, were $13,376,128 compared to $18,329,576 for the nine months ended September 30, 2018. The decrease of $4,953,448 was primarily due to a decrease of $3,433,557 related to the decrease in the number of properties in our portfolio subsequent to September 30, 2018, in addition to the decrease of $1,519,891 at the properties held throughout both periods as a result of successful challenges to assessed real estate tax values. These amounts may increase in future periods as a result of municipal property tax rate increases and/or increases in the assessed value of our properties.

Fees to affiliates

Fees to affiliates for the nine months ended September 30, 2019, were $11,083,920 compared to $11,854,429 for the nine months ended September 30, 2018. The net decrease of $770,509 was primarily due to the decrease of investment management fees and property management fees as a result of the decrease in the number of properties in our portfolio subsequent to September 30, 2018, partially offset by the increase in loan coordination fees payable to our advisor of $600,000 as a result of the refinancing of six multifamily properties during the nine months ended September 30, 2019. We expect fees to affiliates to increase in future periods as a result of higher property management fees from anticipated increases in future rental income.

PART I — FINANCIAL INFORMATION (continued)

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations (continued)

Depreciation and amortization

Depreciation and amortization expenses for the nine months ended September 30, 2019, were $25,961,590 compared to $34,781,722 for the nine months ended September 30, 2018. The decrease of $8,820,132 was primarily due to the decrease in the number of properties in our portfolio subsequent to September 30, 2018. The decrease of $1,193,652 at the properties held throughout both periods was primarily due to the decrease in amortization of tenant origination and absorption costs. We expect these amounts to increase in future periods as a result of anticipated capital expenditures to our real estate portfolio.

Interest expense

Interest expense for the nine months ended September 30, 2019, was $20,505,685 compared to $24,408,327 for the nine months ended September 30, 2018. The decrease of $3,902,642 was primarily due to a net decrease of $275,824,567 in our total notes payable balance as a result of the decrease in the number of properties in our portfolio subsequent to September 30, 2018, the repayment of notes payable related to six properties we still own during the nine months ended September 30, 2019 and the repayment of notes payable related to two properties we still own subsequent to September 30, 2018, partially offset by loan fees incurred in connection with the refinancing of six multifamily properties during the nine months ended September 30, 2019. Our interest expense in future periods will vary based on our level of borrowings, which will depend on the availability and cost of debt financing, the opportunity to acquire real estate and real estate-related investments meeting our investment objectives and the opportunity to sell real estate properties and real estate-related investments.

Loss on debt extinguishment

Loss on debt extinguishment for the nine months ended September 30, 2019, was $3,432,058 compared to $2,282,247 for the nine months ended September 30, 2018. These expenses consisted of prepayment penalties and the expense of the deferred financing costs, net related to the repayment and extinguishment of the debt in conjunction with the sale of five multifamily properties and repayment of notes payable at six multifamily properties during the nine months ended September 30, 2019, compared to the prepayment penalties and the expense of the deferred financing costs, net related to the repayment and extinguishment of the debt in conjunction with the sale of ten multifamily properties, the refinancing of four multifamily properties and the repayment of notes payable at two multifamily properties during the nine months ended September 30, 2018. The loss on debt extinguishment will vary in future periods if we repay the remaining outstanding principal prior to the scheduled maturity dates of the mortgage notes payable.

General and administrative expenses

General and administrative expenses for the nine months ended September 30, 2019, were $6,181,745 compared to $4,448,377 for the nine months ended September 30, 2018. These general and administrative costs consisted primarily of legal fees, insurance premiums, audit fees, other professional fees, independent director compensation and certain state taxes. The net increase of $1,733,368 primarily was due to an increase in legal fees and expenses related to the proposed Merger and the increase in director meeting fees as a result of an increase in the number of meetings compared to the prior year period. We expect general and administrative expenses incurred by our advisor to decrease as a percentage of total revenue.

Equity in loss from unconsolidated joint venture

Equity in loss from unconsolidated joint venture for the nine months ended September 30, 2019, was $427,816 compared to $3,102,044 for the nine months ended September 30, 2018. Our investment in the joint

PART I — FINANCIAL INFORMATION (continued)

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations (continued)

venture has been accounted for as an unconsolidated joint venture under the equity method of accounting. The decrease in equity in loss from unconsolidated joint venture of $2,674,228 primarily was due to the eight multifamily properties contributed to the joint venture in January 2018 experiencing a full period of operations during the nine months ended September 30, 2019, a reduction of amortization expense related to tenant origination and absorption costs that were fully amortized prior to the nine months ended September 30, 2019, and non-recurring insurance proceeds recognized during the nine months ended September 30, 2019. Equity in loss from unconsolidated joint venture will vary in the future based on the operating results of the joint venture.

Gain on sales of real estate

Gain on sales of real estate for the nine months ended September 30, 2019, was $86,800,659, compared to $81,247,054 for the nine months ended September 30, 2018. The increase in gain on sales of real estate of $5,553,605 is due to the gain recognized on the disposition of eight multifamily properties during the nine months ended September 30, 2019, compared to the disposition of 11 multifamily properties during the nine months ended September 30, 2018. Our gain on sales of real estate in future periods will vary based on the opportunity to sell real properties and real estate-related investments.

Property Operations for the Three Months Ended September 30, 2019 Compared to the Three Months Ended September 30, 2018

For purposes of evaluating comparative operating performance, we categorize properties as “same-store” or “non-same-store.” A “same-store” property is a property that was owned at July 1, 2018 and September 30, 2019. A “non-same-store” property is a property that was acquired, placed into service or disposed of after July 1, 2018 and properties accounted for under the equity method. As of September 30, 2019, 27 properties were categorized as same-store properties.

The following table presents the same-store and non-same-store results from operations for the three months ended September 30, 2019 and 2018:

	For the Three Months Ended September 30,
	2019	2018	Change $	Change %
Same-store properties:
Revenues	$27,255,745	$26,015,519	$1,240,226	4.8%
Operating expenses	12,344,040	12,362,568	(18,528)	(0.1)%

NOI	14,911,705	13,652,951	1,258,754	9.2%

Non-same-store properties:
NOI	860,769	5,287,531	(4,426,762)

Total NOI(1)	$15,772,474	$18,940,482	$(3,168,008)

(1)	See “—Net Operating Income” below for a reconciliation of NOI to net income.

Net Operating Income

Same-store net operating income for the three months ended September 30, 2019, was $14,911,705 compared to $13,652,951 for the three months ended September 30, 2018. The 9.2% increase in same-store net operating income was primarily due to a 4.8% increase in same-store rental revenues in addition to a 0.1% decrease in same-store operating expenses over the comparable prior year period.

PART I — FINANCIAL INFORMATION (continued)

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations (continued)

Revenues

Same-store revenues for the three months ended September 30, 2019, were $27,255,745 compared to $26,015,519 for the three months ended September 30, 2018. The 4.8% increase in same-store revenues was primarily due to the average rent increases at the same-store properties from $1,083 as of September 30, 2018, to $1,123 as of September 30, 2019, primarily attributable to ordinary monthly rent increases and an increase in occupancy at the same-store properties from 94.2% as of September 30, 2018, to 95.8% as of September 30, 2019.

Operating Expenses

Same-store operating expenses for the three months ended September 30, 2019, were $12,344,040 compared to $12,362,568 for the three months ended September 30, 2018. The decrease related to same-store operating expenses did not indicate a meaningful change during the three months ended September 30, 2019, relative to the comparable prior year period.

Net Operating Income

NOI is a non-GAAP financial measure of performance. NOI is used by investors and our management to evaluate and compare the performance of our properties and to determine trends in earnings and to compute the fair value of our properties as it is not affected by (1) the cost of funds, (2) acquisition costs, (3) non-operating fees to affiliates, (4) the impact of depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets that are included in net income computed in accordance with GAAP or (5) general and administrative expenses and other gains and losses that are specific to us. The cost of funds is eliminated from net income because it is specific to our particular financing capabilities and constraints. The cost of funds is also eliminated because it is dependent on historical interest rates and other costs of capital as well as past decisions made by us regarding the appropriate mix of capital which may have changed or may change in the future. Acquisition costs (those that did not meet the criteria for capitalization under ASU 2017-01, Business Combinations (Topic 805): Clarifying the definition of business, or ASU 2017-01) and non-operating fees to affiliates are eliminated because they do not reflect continuing operating costs of the property owner. ASU 2017-01 now forms part of ASC 805, Business Combinations, or ASC 805.

Depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets are eliminated because they may not accurately represent the actual change in value in our multifamily properties that result from use of the properties or changes in market conditions. While certain aspects of real property do decline in value over time in a manner that is reasonably captured by depreciation and amortization, the value of the properties as a whole have historically increased or decreased as a result of changes in overall economic conditions instead of from actual use of the property or the passage of time. Gains and losses from the sale of real property vary from property to property and are affected by market conditions at the time of sale which will usually change from period to period. These gains and losses can create distortions when comparing one period to another or when comparing our operating results to the operating results of other real estate companies that have not made similarly timed purchases or sales. We believe that eliminating these costs from net income is useful because the resulting measure captures the actual revenue generated and actual expenses incurred in operating our properties as well as trends in occupancy rates, rental rates and operating costs.

The usefulness of NOI is limited because it excludes general and administrative costs, interest expense, interest income and other expense, acquisition costs (those that did not meet the criteria for capitalization under ASC 805), certain fees to affiliates, depreciation and amortization expense and gains or losses from the sale of properties, and other gains and losses as stipulated by GAAP, the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, all of which are significant economic costs. NOI may fail to capture significant trends in these components of net income which further limits its usefulness.

PART I — FINANCIAL INFORMATION (continued)

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations (continued)

NOI is a measure of the operating performance of our properties but does not measure our performance as a whole. NOI is therefore not a substitute for net income as computed in accordance with GAAP. This measure should be analyzed in conjunction with net income computed in accordance with GAAP and discussions elsewhere in “—Results of Operations” regarding the components of net income that are eliminated in the calculation of NOI. Other companies may use different methods for calculating NOI or similarly entitled measures and, accordingly, our NOI may not be comparable to similarly entitled measures reported by other companies that do not define the measure exactly as we do.

The following is a reconciliation of our NOI to net income (loss) for the three and nine months ended September 30, 2019 and 2018, computed in accordance with GAAP:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018
Net (loss) income	$(5,557,926)	$(6,456,724)	$72,277,928	$58,857,793
Fees to affiliates(1)	2,573,063	2,603,225	6,876,766	7,731,826
Depreciation and amortization	8,520,813	12,579,032	25,961,590	34,781,722
Interest expense	6,044,495	8,496,658	20,505,685	24,408,327
Loss on debt extinguishment	597,681	—	3,432,058	2,282,247
General and administrative expenses	3,063,653	1,107,644	6,181,745	4,448,377
Loss (gain) on sales of real estate, net	88,137	—	(86,800,659)	(81,247,054)
Adjustments for investment in unconsolidated joint venture(2)	1,010,364	1,001,590	2,673,741	5,236,092
Other gains(3)	(567,806)	(390,943)	(1,916,260)	(1,260,850)

Net operating income	$15,772,474	$18,940,482	$49,192,594	$55,238,480

(1)

Fees to affiliates for the three and nine months ended September 30, 2019, exclude property management fees of $796,493 and $2,522,318 and other reimbursements of $565,153 and $1,684,836, respectively, that are included in NOI. Fees to affiliates for the three and nine months ended September 30, 2018, exclude property management fees of $1,035,326 and $3,038,678 and other reimbursements of $474,588 and $1,083,925, respectively, that are included in NOI.

(2)

Reflects adjustments to add back our noncontrolling interest share of the adjustments to reconcile our net income attributable to common stockholders to NOI for our equity investment in the unconsolidated joint venture, which principally consists of depreciation, amortization and interest expense incurred by the joint venture.

(3)	Other gains for the three and nine months ended September 30, 2019 and 2018 include non-recurring insurance proceeds and interest income that are not included in NOI.

Funds from Operations and Modified Funds from Operations

Due to certain unique operating characteristics of real estate companies, as discussed below, NAREIT, an industry trade group, has promulgated the measure of FFO which we believe to be an appropriate supplemental measure to reflect the operating performance of a real estate investment trust, or REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to our net income as determined under GAAP.

We define FFO, a non-GAAP financial measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in December 2018, or the White Paper. The White Paper defines FFO as net income computed in accordance with GAAP, excluding gains or

PART I — FINANCIAL INFORMATION (continued)

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations (continued)

losses from sales of property and non-cash impairment charges of real estate related investments, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. In particular, we believe it is appropriate to disregard impairment charges, as this is a fair value adjustment that is largely based on market fluctuations and assessments regarding general market conditions which can change over time. An asset will only be evaluated for impairment if certain impairment indications exist and if the carrying, or book value, exceeds the total estimated undiscounted future cash flows (including net rental and lease revenues, net proceeds on the sale of the property, and any other ancillary cash flows at a property or group level under GAAP) from such asset. Investors should note, however, that determinations of whether impairment charges have been incurred are based partly on anticipated operating performance, because estimated undiscounted future cash flows from a property, including estimated future net rental and lease revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred. While impairment charges are excluded from the calculation of FFO as described above, investors are cautioned that due to the fact that impairments are based on estimated future undiscounted cash flows and the relatively limited term of our operations, it could be difficult to recover any impairment charges. Our FFO calculation complies with NAREIT’s policy described above.

The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time, especially if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances and/or as requested or required by lessees for operational purposes in order to maintain the value disclosed. We believe that since real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, provides a more complete understanding of our performance to investors and to management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income. We adopted ASU 2016-02, Leases, or ASU 2016-02 on January 1, 2019, which requires us, as a lessee, to recognize a liability for obligations under a lease contract and a right-of-use asset. The carrying amount of the right-of-use asset is amortized over the term of the lease. Because we have no ownership rights (current or residual) in the underlying asset, NAREIT concluded that the amortization of the right-of-use asset should not be added back to GAAP net income (loss) in calculating FFO. This amortization expense is included in FFO. However, FFO, and MFFO as described below, should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP FFO and MFFO measures and the adjustments to GAAP in calculating FFO and MFFO.

Changes in the accounting and reporting promulgations under GAAP (for acquisition fees and expenses from a capitalization/depreciation model to an expensed-as-incurred model) that were put into effect in 2009 and other changes to GAAP accounting for real estate subsequent to the establishment of NAREIT’s definition of FFO have prompted an increase in cash-settled expenses, specifically acquisition fees and expenses for all industries as items that are expensed under GAAP, that are typically accounted for as operating expenses. Management believes these fees and expenses do not affect our overall long-term operating performance. Publicly registered, non-listed REITs typically have a significant amount of acquisition activity and are

PART I — FINANCIAL INFORMATION (continued)

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations (continued)

substantially more dynamic during their initial years of investment and operation. While other start-up entities may also experience significant acquisition activity during their initial years, we believe that public, non-listed REITs, like us, are unique in that they have a limited life with targeted exit strategies within a relatively limited time frame after acquisition activity ceases.

Due to the above factors and other unique features of publicly registered, non-listed REITs, the IPA, an industry trade group, has standardized a measure known as MFFO, which the IPA has recommended as a supplemental measure for publicly registered non-listed REITs and which we believe to be another appropriate supplemental measure to reflect the operating performance of a public, non-listed REIT having the characteristics described above. MFFO is not equivalent to our net income or loss as determined under GAAP, and MFFO may not be a useful measure of the impact of long-term operating performance on value if we do not continue to operate with a limited life and targeted exit strategy, as currently intended. We believe that, because MFFO excludes costs that we consider more reflective of investing activities and other non-operating items included in FFO and also excludes acquisition fees and expenses that are not capitalized, as discussed below, and affect our operations only in periods in which properties are acquired, MFFO can provide, on a going forward basis, an indication of the sustainability (that is, the capacity to continue to be maintained) of our operating performance after the period in which we are acquiring our properties and once our portfolio is in place. By providing MFFO, we believe we are presenting useful information that assists investors and analysts to better assess the sustainability of our operating performance after our offering has been completed and our properties have been acquired. We also believe that MFFO is a recognized measure of sustainable operating performance by the non-listed REIT industry. Further, we believe MFFO is useful in comparing the sustainability of our operating performance after our offering and acquisitions are completed with the sustainability of the operating performance of other real estate companies that are not as involved in acquisition activities. Investors are cautioned that MFFO should only be used to assess the sustainability of our operating performance after our offering has been completed and properties have been acquired, as it excludes acquisition costs that have a negative effect on our operating performance during the periods in which properties are acquired.

We define MFFO, a non-GAAP financial measure, consistent with the IPA’s Guideline 2010-01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: Modified Funds from Operations, or the Practice Guideline, issued by the IPA in November 2010. The Practice Guideline defines MFFO as FFO further adjusted for the following items, as applicable, included in the determination of GAAP net income: acquisition fees and expenses; amounts relating to deferred rent receivables and amortization of above and below market leases and liabilities (which are adjusted in order to reflect such payments from a GAAP accrual basis to a cash basis of disclosing the rent and lease payments); accretion of discounts and amortization of premiums on debt investments; mark-to-market adjustments included in net income; nonrecurring gains or losses included in net income from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. The accretion of discounts and amortization of premiums on debt investments, nonrecurring unrealized gains and losses on hedges, foreign exchange, derivatives or securities holdings, unrealized gains and losses resulting from consolidations, as well as other listed cash flow adjustments are adjustments made to net income in calculating the cash flows provided by operating activities and, in some cases, reflect gains or losses which are unrealized and may not ultimately be realized. While we rely on our advisor for managing interest rate, hedge and foreign exchange risk, we do not retain an outside consultant to review all our hedging agreements. Inasmuch as interest rate hedges are not a fundamental part of our operations, we believe it is appropriate to exclude such non-recurring gains and losses in calculating MFFO, as such gains and losses are not reflective of on-going operations.

PART I — FINANCIAL INFORMATION (continued)

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations (continued)

Our MFFO calculation complies with the IPA’s Practice Guideline described above, except with respect to certain acquisition fees and expenses as discussed below. In calculating MFFO, we exclude acquisition related expenses that are not capitalized, amortization of above and below market leases, fair value adjustments of derivative financial instruments, deferred rent receivables and the adjustments of such items related to noncontrolling interests. Historically, under GAAP, acquisition fees and expenses were characterized as operating expenses in determining operating net income. However, following the publication of ASU 2017-01, which now forms part of ASC 805, acquisition fees and expenses are capitalized and depreciated under certain conditions. These expenses are paid in cash by us. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property. In the event that operational earnings and cash flow are not available to fund our reimbursement of acquisition fees and expenses incurred by our advisor, such fees and expenses will need to be reimbursed to our advisor from other sources, including debt, net proceeds from the sale of properties, or from ancillary cash flows. The acquisition of properties, and the corresponding acquisition fees and expenses, is the key operational feature of our business plan to generate operational income and cash flow to fund distributions to our stockholders. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income in determining cash flow from operating activities. In addition, we view fair value adjustments of derivatives and gains and losses from dispositions of assets as non-recurring items or items which are unrealized and may not ultimately be realized, and which are not reflective of on-going operations and are therefore typically adjusted for when assessing operating performance.

Our management uses MFFO and the adjustments used to calculate MFFO in order to evaluate our performance against other public, non-listed REITs which have limited lives with short and defined acquisition periods and targeted exit strategies shortly thereafter. As noted above, MFFO may not be a useful measure of the impact of long-term operating performance on value if we do not continue to operate in this manner. We believe that our use of MFFO and the adjustments used to calculate MFFO allow us to present our performance in a manner that reflects certain characteristics that are unique to public, non-listed REITs, such as their limited life, limited and defined acquisition period and targeted exit strategy, and hence that the use of such measures is useful to investors. By excluding expensed acquisition costs that are not capitalized, the use of MFFO provides information consistent with management’s analysis of the operating performance of the properties. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gains or losses, we believe MFFO provides useful supplemental information.

Presentation of this information is intended to provide useful information to investors as they compare the operating performance to that of other public, non-listed REITs, although it should be noted that not all public, non-listed REITs calculate FFO and MFFO the same way, so comparisons with other public, non-listed REITs may not be meaningful. Furthermore, FFO and MFFO are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income or income from continuing operations as an indication of our performance, as an alternative to cash flows from operations as an indication of our liquidity, or indicative of funds available to fund our cash needs, including our ability to make distributions to our stockholders. FFO and MFFO should be reviewed in conjunction with GAAP measurements as an indication of our performance. MFFO is useful in assisting management and investors in assessing the sustainability of operating performance in future operating periods, and in particular, after the offering and acquisition stages are complete and net asset value is disclosed. MFFO is not a useful measure in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining MFFO.

PART I — FINANCIAL INFORMATION (continued)

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations (continued)

Neither the SEC, NAREIT nor any other regulatory body has passed judgment on the acceptability of the adjustments that we use to calculate FFO or MFFO. In the future, the SEC, NAREIT or another regulatory body may decide to standardize the allowable adjustments across the non-listed REIT industry and in response to such standardization we may have to adjust our calculation and characterization of FFO or MFFO accordingly.

Our calculation of FFO and MFFO is presented in the following table for the three and nine months ended September 30, 2019 and 2018:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018
Reconciliation of net (loss) income to MFFO:
Net (loss) income	$(5,557,926)	$(6,456,724)	$72,277,928	$58,857,793
Depreciation of real estate assets	8,519,728	11,657,288	25,945,678	33,498,945
Amortization of lease-related costs(1)	—	921,744	12,764	1,282,777
Loss (gain) on sales of real estate, net	88,137	—	(86,800,659)	(81,247,054)
Adjustments for investment in unconsolidated joint venture(2)	645,394	648,524	1,754,743	4,215,228

FFO	3,695,333	6,770,832	13,190,454	16,607,689
Acquisition expenses(3)(4)	—	13,641	—	314,774
Unrealized loss (gain) on derivative instruments	2,066	(18,199)	163,363	(103,506)
Loss on debt extinguishment	597,681	—	3,432,058	2,282,247

MFFO	$4,295,080	$6,766,274	$16,785,875	$19,101,204

(1)

Amortization of lease-related costs for the three and nine months ended September 30, 2019, excludes amortization of operating lease right-of-use assets of $1,085 and $3,148 that are included in FFO, respectively. There was no amortization of operating lease right-of-use assets during the three and nine months ended September 30, 2018.

(2)

Reflects adjustments to add back our noncontrolling interest share of the adjustments to reconcile our net income attributable to common stockholders to FFO for our equity investment in the unconsolidated joint venture, which principally consists of depreciation and amortization incurred by the joint venture.

(3)

By excluding acquisition expenses, management believes MFFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of our properties. Acquisition expenses include payments to our advisor or third parties. Historically, acquisition expenses under GAAP were considered operating expenses and as expenses included in the determination of net income and income from continuing operations, both of which are performance measures under GAAP. Following the publication of ASU 2017-01, which now forms part of ASC 805, acquisition expenses are capitalized and depreciated under certain conditions. All paid and accrued acquisition expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of properties are generated to cover the purchase price of the property, these expenses and other costs related to the property. In the event that operational earnings and cash flow are not available to fund our reimbursement of acquisition expenses incurred by our advisor, such expenses will need to be reimbursed to the advisor from other sources, including debt, operational earnings or cash flow, net proceeds from the sale of properties, or from ancillary cash flows.

(4)

No acquisition expenses were incurred for each of the three and nine months ended September 30, 2019. Acquisition expenses for the three and nine months ended September 30, 2018 of $13,641 and $314,774,

PART I — FINANCIAL INFORMATION (continued)

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations (continued)

respectively, that related to dead deal costs, did not meet the criteria for capitalization under ASC 805 and were recorded in general and administrative expenses in the accompanying condensed consolidated unaudited statements of operations.

FFO and MFFO may be used to fund all or a portion of certain capitalizable items that are excluded from FFO and MFFO, such as tenant improvements, building improvements and deferred leasing costs.

Off-Balance Sheet Arrangements

As of September 30, 2019, we had no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Related-Party Transactions and Agreements

We have entered into agreements with our advisor and its affiliates whereby we have paid, and may continue to pay, certain fees to, or reimburse certain expenses of, our advisor or its affiliates for acquisition and advisory fees and expenses, financing coordination fees, organization and offering costs, asset and property management fees and expenses, leasing fees and reimbursement of certain operating costs. Refer to Note 8 (Related Party Arrangements) to our condensed consolidated unaudited financial statements included in this Quarterly Report on Form 10-Q for a discussion of the various related-party transactions, agreements and fees.

Item 3. Quantitative and Qualitative Disclosures About Market Risk

We may be exposed to the effects of interest rate changes as a result of borrowings used to maintain liquidity and to fund the acquisition, expansion and refinancing of our real estate investment portfolio and operations. We may be also exposed to the effects of changes in interest rates as a result of the acquisition and origination of mortgage, mezzanine, bridge and other loans. Our profitability and the value of our investment portfolio may be adversely affected during any period as a result of interest rate changes. Our interest rate risk management objectives are to limit the impact of interest rate changes on earnings, prepayment penalties and cash flows and to lower overall borrowing costs. We have managed and will continue to manage interest rate risk by maintaining a ratio of fixed rate, long-term debt such that floating rate exposure is kept at an acceptable level. In addition, we have, and may in the future, utilize a variety of financial instruments, including interest rate caps, floors and swap agreements, in order to limit the effects of changes in interest rates on our operations. When we use these types of derivatives to hedge the risk of interest-earning assets or interest-bearing liabilities, we may be subject to certain risks, including the risk that losses on a hedge position will reduce the funds available for payments to holders of our common stock and that the losses may exceed the amount we invested in the instruments.

We borrow funds at fixed rates and intend in the future to borrow funds and make investments at a combination of fixed and variable rates. Interest rate fluctuations will generally not affect our future earnings or cash flows on our fixed rate debt unless such instruments mature or are otherwise terminated. However, interest rate changes will affect the fair value of our fixed rate instruments. At September 30, 2019, the fair value of our fixed rate debt was $498,323,633 and the carrying value of our fixed rate debt was $498,426,493. The fair value estimate of our fixed rate debt was estimated using a discounted cash flow analysis utilizing rates we would expect to pay for debt of a similar type and remaining maturity if the loans were originated at September 30, 2019. As we expect to hold our fixed rate instruments to maturity and the amounts due under such instruments would be limited to the outstanding principal balance and any accrued and unpaid interest, we do not expect that fluctuations in interest rates, and the resulting change in fair value of our fixed rate instruments, would have a significant impact on our operations.

PART I — FINANCIAL INFORMATION (continued)

Item 3. Quantitative and Qualitative Disclosures About Market Risk (continued)

Conversely, movements in interest rates on our variable rate debt would change our future earnings and cash flows, but not significantly affect the fair value of those instruments. However, changes in required risk premiums would result in changes in the fair value of floating rate instruments. As of September 30, 2019, we had no outstanding variable rate debt instruments and therefore were not subject to interest rate risk related to variable debt instruments.

At September 30, 2019, the weighted-average interest rate of our fixed rate debt was 3.75%. The weighted-average interest rate represents the actual interest rate in effect at September 30, 2019 (consisting of the contractual interest rate), using interest rate indices as of September 30, 2019 where applicable.

We will also be exposed to credit risk. Credit risk is the failure of the counterparty to perform under the terms of a derivative contract. If the fair value of a derivative contract is positive, the counterparty will owe us, which creates credit risk for us. If the fair value of a derivative contract is negative, we will owe the counterparty and, therefore, do not have credit risk. We will seek to minimize the credit risk in derivative instruments by entering into transactions with high-quality counterparties. As of September 30, 2019, we did not have counterparty risk on our interest rate cap agreements as the underlying variable rates for each of our interest rate cap agreements as of September 30, 2019 were not in excess of the capped rates. See also Note 11 (Derivative Financial Instruments) to our condensed consolidated unaudited financial statements included in this Quarterly Report on Form 10-Q.

Item 4. Controls and Procedures

Disclosure Controls and Procedures

We maintain disclosure controls and procedures that are designed to ensure that information required to be disclosed in our reports under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms, and that such information is accumulated and communicated to us, including our chief executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure. In designing and evaluating the disclosure controls and procedures, we recognize that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired control objectives, as ours are designed to do, and we necessarily are required to apply our judgment in evaluating whether the benefits of the controls and procedures that we adopt outweigh their costs.

As required by Rules 13a-15(b) and 15d-15(b) of the Exchange Act, an evaluation as of September 30, 2019, was conducted under the supervision and with the participation of our management, including our chief executive officer and principal financial officer, of the effectiveness of our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act). Based on this evaluation, our chief executive officer and principal financial officer concluded that our disclosure controls and procedures, as of September 30, 2019, were effective at the reasonable assurance level.

Internal Control Over Financial Reporting

There have been no changes in our internal control over financial reporting that occurred during the quarter ended September 30, 2019 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

PART II—OTHER INFORMATION

Item 1. Legal Proceedings

From time to time, we are party to legal proceedings that arise in the ordinary course of our business. Management is not aware of any legal proceedings of which the outcome is reasonably likely to have a material adverse effect on our results of operations or financial condition, nor are we aware of any such legal proceedings contemplated by government agencies.

Item 1A. Risk Factors

There have been no material changes to the risk factors contained in Part 1, Item 1A set forth in our Annual Report on Form 10-K filed with the SEC on March 15, 2019 and in our Quarterly Report on Form 10-Q filed with the SEC on August 13, 2019.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds

During the three months ended September 30, 2019, we did not sell any equity securities that were not registered under the Securities Act of 1933, as amended.

During the three months ended September 30, 2019, we fulfilled repurchase requests and repurchased shares of our common stock pursuant to our share repurchase program as follows:

	Total Number of Shares Requested to be Repurchased(1)	Total Number of Shares Repurchased(2)	Average Price Paid per Share(3)(4)	Approximate Dollar Value of Shares Available That May Yet Be / Repurchased Under the Program
July 2019	28,429	222,982	$8.97		(5)
August 2019	21,546	—	—		(5)
September 2019	28,870	—	—		(5)

	78,845	222,982	8.97

(1)

We generally repurchase shares on the last business day of the month following the end of each fiscal quarter in which requests were received. At September 30, 2019, we had $710,887, representing 77,453 shares of outstanding and unfulfilled repurchase requests, all of which were fulfilled on October 31, 2019.

(2)	We are not obligated to repurchase shares under the share repurchase program.
(3)	Pursuant to the program, as amended, we currently repurchase shares at prices determined as follows:

•	92.5% of the share repurchase price for stockholders who have held their shares for at least one year;

•	95.0% of the share repurchase price for stockholders who have held their shares for at least two years;

•	97.5% of the share repurchase price for stockholders who have held their shares for at least three years; and

•	100.0% of the share repurchase price for stockholders who have held their shares for at least four years.

The “share repurchase price” is equal to 93% of the estimated value per share less reductions due to the holding period for shares and other events specified in the share repurchase program. Notwithstanding the above, the repurchase price for repurchases sought upon a stockholder’s death or qualifying disability (as determined by our board of directors in its sole discretion) will be equal to the average issue price per share for all of the stockholder’s shares purchased from us.

PART II—OTHER INFORMATION (continued)

(4)	For the three months ended September 30, 2019, the sources of the cash used to repurchase shares were 100% from existing cash and cash equivalents.
(5)

The number of shares that may be repurchased pursuant to the share repurchase program during any calendar year is limited to 5% of the weighted-average number of shares outstanding during the prior calendar year and the dollar value of the shares repurchased shall not exceed $2,000,000 in any quarter. In connection with the proposed SIR Merger, on August 5, 2019, our board of directors approved the Amended and Restated Share Repurchase Plan (the “Amended & Restated SRP”), which became effective September 5, 2019, and applied beginning with repurchases made on the repurchase dates (as defined in the Amended & Restated SRP) subsequent to the effective date of the Amended & Restated SRP. Under the Amended & Restated SRP, we will only repurchase shares of common stock in connection with the death or qualifying disability (as determined by our board in its sole discretion) of a stockholder, subject to certain terms and conditions specified in the Amended & Restated SRP. Repurchases pursuant to the Amended & Restated SRP continue to be limited to $2,000,000 per quarter.

PART II—OTHER INFORMATION (continued)

Item 3. Defaults Upon Senior Securities

None.

Item 4. Mine Safety Disclosures

Not applicable.

PART II—OTHER INFORMATION (continued)

Item 5. Other Information

None.

Item 6. Exhibits

Effective February 1, 2010, Steadfast Secure Income REIT, Inc., Steadfast Secure Income Advisor, LLC and Steadfast Secure Income REIT Operating Partnership, L.P. changed their names to Steadfast Income REIT, Inc., Steadfast Income Advisor, LLC and Steadfast Income REIT Operating Partnership, L.P., respectively. With respect to documents executed prior to the name change, the following Exhibit Index refers to the entity names used prior to the name changes in order to accurately reflect the names of the entities that appear on such documents.

The following exhibits are included, or incorporated by reference, in this Quarterly Report on Form 10-Q for the three months ended September 30, 2019 (and are numbered in accordance with Item 601 of Regulation S-K).

2.1	Agreement and Plan of Merger, dated as of August 5, 2019, by and among Steadfast Apartment REIT, Inc., Steadfast Apartment REIT Operating Partnership, L.P., SI Subsidiary, LLC, Steadfast Income REIT, Inc. and Steadfast Income REIT Operating Partnership, L.P. (included as Exhibit 2.1 to the Company’s Current Report on Form 8-K (File No. 000-54674) filed with the SEC on August 6, 2019, and incorporated herein by reference).

3.1	Third Articles of Amendment and Restatement of Steadfast Income REIT, Inc. (included as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed August 6, 2014 and incorporated herein by reference).

3.2	Bylaws of Steadfast Income REIT, Inc. (included as Exhibit 3.2 to the Company’s Registration Statement on Form S-11 (File No. 333-160748) filed July 23, 2009 and incorporated herein by reference).

3.3	Amendment No. 1 to Bylaws of Steadfast Income REIT, Inc. (included as Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 000-54674) filed with the SEC on August 9, 2019, and incorporated herein by reference).

4.1	Form of Subscription Agreement (incorporated by reference to Appendix B to the prospectus, dated July 9, 2010 of the Registrant).

10.1	Termination Agreement, dated as of August 5, 2019, by and between Steadfast Income REIT, Inc. and Steadfast Income Advisor, LLC (included as Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 000-54674) filed with the SEC on August 6, 2019, and incorporated herein by reference).

10.2	Multifamily Loan and Security Agreement, made as of September 20, 2019, by and between SIR Jefferson, LLC and Jones Lang LaSalle Multifamily, LLC (included as Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 000-54674) filed September 25, 2019 and incorporated herein by reference).

10.3	Multifamily Deed to Secure Debt, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of September 20, 2019, by and between SIR Jefferson, LLC and Jones Lang LaSalle Multifamily, LLC (included as Exhibit 10.2 to the Company’s Current Report on Form 8-K (File No. 000-54674) filed with the SEC on September 25, 2019, and incorporated herein by reference).

PART II—OTHER INFORMATION (continued)

10.4	Assignment of Management Agreement, dated as of September 20, 2019, by and among SIR Jefferson, LLC, Jones Lang LaSalle Multifamily, LLC and Steadfast Management Company, Inc. (included as Exhibit 10.3 to the Company’s Current Report on Form 8-K (File No. 000-54674) filed with the SEC on September 25, 2019, and incorporated herein by reference).

10.5	Guaranty of Non-Recourse Obligations, dated as of September 20, 2019, by Steadfast Income REIT, Inc. for the benefit of Jones Lang LaSalle Multifamily, LLC (included as Exhibit 10.4 to the Company’s Current Report on Form 8-K (File No. 000-54674) filed with the SEC on September 25, 2019, and incorporated herein by reference).

10.6	Multifamily Note, made as of September 20, 2019, by SIR Jefferson, LLC, in favor of Jones Lang LaSalle Multifamily, LLC (included as Exhibit 10.5 to the Company’s Current Report on Form 8-K (File No. 000-54674) filed with the SEC on September 25, 2019, and incorporated herein by reference).

10.7	Multifamily Loan and Security Agreement, made as of September 26, 2019, by and between SIR Tapestry Park, LLC and Berkeley Point Capital, LLC, d/b/a Newmark Knight Frank (included as Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 000-54674) filed with the SEC on September 30, 2019, and incorporated herein by reference).

10.8	Multifamily Mortgage, Assignment of Rents, and Security Agreement, dated as of September 26, 2019, by and between SIR Tapestry Park, LLC and Berkeley Point Capital, LLC, d/b/a Newmark Knight Frank (included as Exhibit 10.2 to the Company’s Current Report on Form 8-K (File No. 000-54674) filed with the SEC on September 30, 2019, and incorporated herein by reference).

10.9	Assignment of Management Agreement and Subordination of Management Fees, dated as of September 26, 2019, by and among SIR Tapestry Park, LLC, Berkeley Point Capital, LLC, d/b/a Newmark Knight Frank and Steadfast Management Company, Inc. (included as Exhibit 10.3 to the Company’s Current Report on Form 8-K (File No. 000-54674) filed with the SEC on September 30, 2019, and incorporated herein by reference).

10.10	Guaranty, dated as of September 26, 2019, by Steadfast Income REIT, Inc. for the benefit of Berkeley Point Capital, LLC, d/b/a Newmark Knight Frank (included as Exhibit 10.4 to the Company’s Current Report on Form 8-K (File No. 000-54674) filed with the SEC on September 30, 2019, and incorporated herein by reference).

10.11	Multifamily Note, made as of September 26, 2019, by SIR Tapestry Park, LLC, in favor of Berkeley Point Capital, LLC, d/b/a Newmark Knight Frank (included as Exhibit 10.5 to the Company’s Current Report on Form 8-K (File No. 000-54674) filed with the SEC on September 30, 2019, and incorporated herein by reference).

99.1	Amended and Restated Share Repurchase Program (included as Exhibit 99.3 to the Company’s Current Report on Form 8-K (SEC File No. 000-54674) filed with the SEC on August 6, 2019, and incorporated herein by reference).

31.1*	Certification of the Principal Executive Officer pursuant to Exchange Act Rule 13a-14(a) or 15d-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.2*	Certification of the Principal Financial Officer pursuant to Exchange Act Rule 13a-14(a) or 15d-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32.1**	Certification of the Principal Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

32.2**	Certification of the Principal Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

PART II—OTHER INFORMATION (continued)

101.INS*	XBRL Instance Document.

101.SCH*	XBRL Taxonomy Extension Schema Document.

101.CAL*	XBRL Taxonomy Extension Calculation Linkbase Document.

101.LAB*	XBRL Taxonomy Extension Labels Linkbase Document.

101.PRE*	XBRL Taxonomy Extension Presentation Linkbase Document.

101.DEF*	XBRL Taxonomy Extension Definition Linkbase Document.

*	Filed herewith.
**

In accordance with Item 601(b)(32) of Regulation S-K, this Exhibit is not deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section. Such certifications will not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates it by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Steadfast Income REIT, Inc.

Date: November 8, 2019	By:	/s/ Rodney F. Emery
Rodney F. Emery
Chief Executive Officer and Chairman of the Board (Principal Executive Officer)

Date: November 8, 2019	By:	/s/ Kevin J. Keating
Kevin J. Keating
Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

Annex F

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-K

(Mark One)

☒	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 2018

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                      to

Commission file number 000-55428

STEADFAST APARTMENT REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	36-4769184
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

18100 Von Karman Avenue, Suite 500
Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)

(949) 852-0700

(Registrant’s Telephone Number, Including Area Code)

Securities registered pursuant to Section 12(b) of the Act:

None

Securities registered pursuant to Section 12(g) of the Act:

Common Stock, $0.01 par value per share

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.    Yes  ☐    No  ☒

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or 15(d) of the Act.    Yes  ☐    No  ☒

Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒    No  ☐

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§ 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files).    Yes  ☒    No  ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K (§ 229.405 of this chapter) is not contained herein, and will not be contained, to the best of the registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.  ☒

Indicate by check mark whether the registrant is a large accelerated filed, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☐	Accelerated filer	☐

Non-Accelerated filer	☒	Smaller reporting company	☐

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period of complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).    Yes  ☐    No  ☒

There is no established market for the registrant’s shares of common stock. There were approximately 50,989,062 shares of common stock held by non-affiliates as of June 29, 2018, the last business day of the registrant’s most recently completed second fiscal quarter, for an aggregate market value of $774,013,967, assuming an estimated value per share of $15.18.

As of March 7, 2019, there were 51,932,358 shares of the Registrant’s common stock issued and outstanding.

STEADFAST APARTMENT REIT, INC.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements included in this Annual Report on Form 10-K of Steadfast Apartment REIT, Inc. (which is referred to in this Annual Report on Form 10-K, as context requires, as the “Company,” “we,” “us,” or “our”) that are not historical facts (including any statements concerning investment objectives, other plans and objectives of management for future operations or economic performance, or assumptions or forecasts related thereto) are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements are only predictions. We caution that forward-looking statements are not guarantees. Actual events or our investments and results of operations could differ materially from those expressed or implied in any forward-looking statements. Forward-looking statements are typically identified by the use of terms such as “may,” “should,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology.

The forward-looking statements included herein are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Factors that could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	the fact that we have a limited operating history and commenced operations on May 22, 2014;

•	the fact that we have had a net loss for each quarterly and annual period since inception;

•	changes in economic conditions generally and the real estate and debt markets specifically;

•	our ability to secure resident leases for our multifamily properties at favorable rental rates;

•	risks inherent in the real estate business, including resident defaults, potential liability relating to environmental matters and the lack of liquidity of real estate investments;

•

the fact that we pay fees and expenses to our advisor and its affiliates that were not negotiated on an arm’s-length basis and the fact that the payment of these fees and expenses increases the risk that our stockholders will not earn a profit on their investment in us;

•	our ability to retain our executive officers and other key personnel of our advisor, our property manager and other affiliates of our advisor;

•	our ability to generate sufficient cash flows to pay distributions for our stockholders;

•	legislative or regulatory changes (including changes to the laws governing the taxation of real estate investment trusts, or REITs;

•	the availability of capital;

•	changes in interest rates; and

•	changes to generally accepted accounting principles, or GAAP.

Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this annual report. All forward-looking statements are made as of the date of this annual report and the risk that actual results will differ materially from the expectations expressed in this annual report will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements after the date of this annual report, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this annual report, the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this annual report will be achieved.

All forward looking statements included herein should be read in connection with the risks identified in the “Risk Factors” section of this Annual Report on Form 10-K.

PART I

ITEM 1.	BUSINESS

Overview

Steadfast Apartment REIT, Inc. (which is referred to in this annual report, as context requires, as the “Company,” “we,” “us,” or “our”) was formed on August 22, 2013, as a Maryland corporation and elected to qualify as a real estate investment trust, or REIT, commencing with its taxable year ended December 31, 2014. We own and operate a diverse portfolio of real estate investments, primarily in the multifamily sector located throughout the United States. In addition to our focus on multifamily properties, we may also make selective strategic acquisitions of other types of commercial properties. We may also acquire or originate mortgage, mezzanine, bridge and other real estate loans and equity securities of other real estate companies. As of December 31, 2018, we owned 34 multifamily properties comprised of a total of 11,601 apartment homes. For more information on our real estate portfolio, see “ —Our Real Estate Portfolio” below.

On December 30, 2013, we commenced our initial public offering of up to 66,666,667 shares of common stock at an initial price of $15.00 per share and up to 7,017,544 shares of common stock pursuant to our distribution reinvestment plan, at an initial price of $14.25 per share. On March 24, 2016, we terminated our initial public offering. As of March 24, 2016, we had sold 48,625,651 shares of common stock for gross offering proceeds of $724,849,631, including 1,011,561 shares of common stock issued pursuant to our distribution reinvestment plan for gross offering proceeds of $14,414,752. Following the termination of our initial public offering, we continue to offer shares of our common stock pursuant to our distribution reinvestment plan. As of December 31, 2018, we had sold 52,921,670 shares of common stock for gross offering proceeds of $788,339,974, including 5,307,643 shares of common stock issued pursuant to our distribution reinvestment plan for gross offering proceeds of $77,905,095.

On February 14, 2017, our board of directors determined an estimated value per share of our common stock of $14.85 as of December 31, 2016. On March 14, 2018, our board of directors determined an estimated value per share of our common stock of $15.18 as of December 31, 2017. On March 12, 2019, our board of directors determined an estimated value per share of our common stock of $15.84 as of December 31, 2018. For more information on the determinations of the estimated value per share of our common stock, see Item 5. “Market for Registrant’s Common Equity, Related Stockholder Matters and Purchases of Equity Securities—Estimated Value Per Share.” In connection with the determination of our estimated value per share, our board of directors determined a price per share for the distribution reinvestment plan of $14.85, $15.18 and $15.84, effective March 1, 2017, April 1, 2018 and April 1, 2019. In the future, our board of directors may, in its sole discretion and from time to time, change the price at which we offer shares pursuant to our distribution reinvestment plan to reflect changes in our estimated value per share and other factors that our board of directors deems relevant.

We are externally managed by Steadfast Apartment Advisor, LLC, which we refer to as our “advisor,” pursuant to the Advisory Agreement, as amended, or the advisory agreement, dated December 13, 2013, by and among us, our operating partnership and our advisor. The advisory agreement is subject to annual renewal by our board of directors. The current term of the advisory agreement expires on December 13, 2019. Subject to certain restrictions and limitations, our advisor manages our day-to-day operations and our portfolio of properties and real estate-related assets, sources and presents investment opportunities to our board of directors and provides investment management services on our behalf. The advisor has also entered into an Advisory Services Agreement with Crossroads Capital Advisors, LLC, or Crossroads Capital Advisors, whereby Crossroads Capital Advisors provides advisory services to us on behalf of the advisor. Stira Capital Markets Group, LLC (formerly known as Steadfast Capital Markets Group, LLC), or the dealer manager, an affiliate of Steadfast REIT Investments, LLC, our sponsor, served as the dealer manager for our initial public offering. Our advisor, along with the dealer manager, provides offering services, marketing, investor relations and other administrative services on our behalf.

Substantially all of our business is conducted through Steadfast Apartment REIT Operating Partnership, L.P., a Delaware limited partnership formed on August 27, 2013, which we refer to as our “operating partnership.” We are the sole general partner of our operating partnership and our wholly-owned subsidiary, Steadfast Apartment REIT Limited Partner, LLC, is the sole limited partner of our operating partnership.

Our Structure

Our sponsor, Steadfast REIT Investments, LLC, a Delaware limited liability company, is indirectly controlled by Rodney F. Emery, the chairman of our board of directors and our chief executive officer. We refer to each of our sponsor, advisor, dealer manager and their affiliates as “a Steadfast Companies affiliate” and collectively as “Steadfast Companies affiliates.” The chart below shows the relationships among our company and various Steadfast Companies affiliates.

(1)	Crossroads Capital Multifamily, LLC and Crossroads Capital Advisors, LLC are affiliated entities, each being wholly-owned subsidiaries of Crossroads Capital Group, LLC.

Objectives and Strategies

Our investment objectives are to:

•	realize capital appreciation in the value of our investments over the long term; and

•	pay attractive and stable cash distributions to stockholders.

We intend to use cash flows from operations to continue to invest in and manage our real estate investments located throughout the United States, with the objective of generating stable rental income and maximizing the opportunity for future capital appreciation. We believe that a majority of our portfolio consists of established, well-positioned, institutional-quality apartment communities with high occupancies and consistent rental revenue. Established apartment communities are typically older, more affordable apartments that cater to the middle-class segment of the workforce, with monthly rental rates that accommodate the generally accepted guidelines for housing costs as a percentage of gross income. As a result, we believe the demand for apartment housing at these properties is higher compared to other types of multifamily properties and is generally more consistent in all economic cycles. We continue to implement a value-enhancement strategy on the apartment homes we acquired. Our value-enhancement strategy involves the acquisition of under-managed, stabilized apartment communities in high job and population growth neighborhoods and the investment of additional capital to make strategic upgrades of the interiors of the apartment homes. These opportunities vary in degree based on the specific business plan for each asset, but could include new appliances, better cabinets, countertops and flooring.

2018 Highlights

During 2018, we:

•	invested $18,049,643 in improvements to our real estate investment portfolio;

•

paid cash distributions of $23,399,025 and distributed $22,713,975 in shares of our common stock pursuant to our distribution reinvestment plan, which constituted a 6.0% annualized distribution rate to our stockholders based on a purchase price of $15.00 per share;

•	generated cash flows from operations of $33,557,275, although we incurred a net loss of $49,100,346;

•

generated net operating income, or NOI, of $96,505,018 (for further information on how we calculate NOI and a reconciliation of NOI to net loss, see Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Net Operating Income”);

•

generated funds from operations, or FFO, of $21,892,934 (for further information on how we calculate FFO and a reconciliation of FFO to net loss, see Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Funds From Operations and Modified Funds From Operations”);

•

generated modified funds from operations, or MFFO, of $27,369,983 (for further information on how we calculate MFFO and a reconciliation of MFFO to net loss, see Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Funds from Operations and Modified Funds from Operations”);

•

received proceeds of $50,510,765, net of principal payments of $667,459,963, deferred financing costs of $4,528,781 and debt extinguishment cost of $1,019,491, related to the refinancing of a portion of our outstanding debt (for further information on the 2018 Refinancing Transactions, please refer to Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources”).

Our Real Estate Portfolio

As of December 31, 2018, we owned the 34 multifamily properties described below.

Property Name		Location	Number of Units	Average Monthly Occupancy	Average Monthly Rent(1)	Purchase Date	Contract Purchase Price	Mortgage Debt Outstanding(2)		Capitalization Rate(3)
1	Villages at Spring Hill Apartments	Spring Hill, TN	176	94.9%	$996	5/22/2014	$14,200,000		(4)	6.2%
2	Harrison Place Apartments	Indianapolis, IN	307	95.4%	971	6/30/2014	27,864,250		(4)	6.1%
3	Club at Summer Valley	Austin, TX	260	92.3%	913	8/28/2014	21,500,000		(4)	6.2%
4	Terrace Cove Apartment Homes	Austin, TX	304	95.7%	918	8/28/2014	23,500,000		(4)	6.6%
5	The Residences on McGinnis Ferry	Suwanee, GA	696	93.0%	1,282	10/16/2014	98,500,000		(4)	5.8%
6	The 1800 at Barrett Lakes	Kennesaw, GA	500	95.2%	1,035	11/20/2014	49,000,000	40,581,410		6.4%
7	The Oasis	Colorado Springs, CO	252	93.7%	1,349	12/19/2014	40,000,000	39,446,852		6.2%
8	Columns on Wetherington	Florence, KY	192	94.3%	1,153	2/26/2015	25,000,000		(4)	6.0%
9	Preston Hills at Mill Creek	Buford, GA	464	93.5%	1,113	3/10/2015	51,000,000		(4)	5.8%
10	Eagle Lake Landing Apartments	Speedway, IN	277	94.6%	865	3/27/2015	19,200,000		(4)	7.9%
11	Reveal on Cumberland	Fishers, IN	220	94.5%	1,104	3/30/2015	29,500,000	21,610,489		5.8%
12	Randall Highlands Apartments	North Aurora, IL	146	93.2%	1,786	3/31/2015	32,115,000		(4)	5.7%
13	Heritage Place Apartments	Franklin, TN	105	96.2%	1,130	4/27/2015	9,650,000	8,573,416		5.7%
14	Rosemont at East Cobb	Marietta, GA	180	92.8%	991	5/21/2015	16,450,000	13,238,815		5.7%
15	Ridge Crossings Apartments	Hoover, AL	720	94.7%	979	5/28/2015	72,000,000	57,605,492		6.0%
16	Bella Terra at City Center	Aurora, CO	304	91.8%	1,150	6/11/2015	37,600,000		(4)	5.7%
17	Hearthstone at City Center	Aurora, CO	360	92.2%	1,224	6/25/2015	53,400,000		(4)	5.8%
18	Arbors at Brookfield	Mauldin, SC	702	93.0%	929	6/30/2015	66,800,000		(4)	5.5%
19	Carrington Park	Kansas City, MO	298	94.0%	1,013	8/19/2015	39,480,000		(4)	5.7%
20	Delano at North Richland Hills	North Richland Hills, TX	263	94.3%	1,439	8/26/2015	38,500,000	29,790,989		5.6%
21	Meadows at North Richland Hills	North Richland Hills, TX	252	93.7%	1,339	8/26/2015	32,600,000	25,436,887		5.6%
22	Kensington by the Vineyard	Euless, TX	259	95.0%	1,485	8/26/2015	46,200,000	34,087,674		5.7%
23	Monticello by the Vineyard	Euless, TX	354	95.2%	1,336	9/23/2015	52,200,000	41,159,556		5.4%
24	The Shores	Oklahoma City, OK	300	94.0%	1,000	9/29/2015	36,250,000	23,944,543		6.4%
25	Lakeside at Coppell	Coppell, TX	315	94.6%	1,687	10/7/2015	60,500,000	45,217,115		5.9%
26	Meadows at River Run	Bolingbrook, IL	374	91.4%	1,408	10/30/2015	58,500,000	43,065,800		6.0%
27	PeakView at T-Bone Ranch	Greeley, CO	224	95.5%	1,295	12/11/2015	40,300,000		(4)	5.7%
28	Park Valley Apartments	Smyrna, GA	496	92.9%	1,012	12/11/2015	51,400,000	44,691,749		5.8%
29	PeakView by Horseshoe Lake	Loveland, CO	222	94.1%	1,388	12/18/2015	44,200,000	33,692,519		5.8%

Property Name		Location	Number of Units	Average Monthly Occupancy		Average Monthly Rent(1)	Purchase Date	Contract Purchase Price	Mortgage Debt Outstanding(2)		Capitalization Rate(3)
30	Stoneridge Farms	Smyrna, TN	336	93.8%		$1,178	12/30/2015	$47,750,000	$—		5.7%
31	Fielder’s Creek	Englewood, CO	217	95.9%		1,193	3/23/2016	32,400,000	—		6.0%
32	Landings of Brentwood	Brentwood, TN	724	95.9%		1,191	5/18/2016	110,000,000		(5)	5.7%
33	1250 West Apartments	Marietta, GA	468	90.4%		1,008	8/12/2016	55,772,500		(4)	6.1%
34	Sixteen50 @ Lake Ray Hubbard	Rockwall, TX	334	94.6%		1,492	9/29/2016	66,050,000		(4)	5.7%

			11,601	93.9	%(6)	$1,163		$1,499,381,750	$502,143,306

(1)	Average monthly rent is based upon the effective rental income after considering the effect of vacancies, concessions and write-offs.
(2)

Mortgage debt outstanding is net of deferred financing costs and loan discount associated with the loans for each individual property listed above but excludes the principal balance of $551,669,000 and associated deferred financing costs of $3,656,563 related to our Master Credit Facility Agreement, or MCFA.

(3)

The capitalization rate reflected in the table is as of the closing of the acquisition of the property. We calculate the capitalization rate for a real property by dividing the NOI of the property by the purchase price of the property, excluding acquisition costs. Net operating income is calculated by deducting all operating expenses of a property, including property taxes and management fees but excluding debt service payments and capital expenditures, from gross operating revenues received from a property. For purposes of this calculation, net operating income is determined using the projected first year net operating income of the property based on in-place leases, potential rent increases or decreases for each unit and other revenues from late fees or services, adjusted for projected vacancies, tenant concessions, if any, and charges not collected.

(4)	Properties secured under the terms of the MCFA.
(5)	At December 31, 2018, Landings of Brentwood was pledged as collateral pursuant to our line of credit. On January 9, 2019, we terminated the line of credit.
(6)

At December 31, 2018, our portfolio was approximately 95.5% leased, calculated using the number of occupied and contractually leased units divided by total units. As of December 31, 2018, no single tenant accounted for greater than 10% of our 2018 gross annualized rental revenues.

We plan to invest approximately $10 to $15 million during the year ending December 31, 2019, for interior renovations at certain properties in our portfolio. These renovations are primarily to enhance the interior amenities of the apartment homes and will be performed initially on vacant units and thereafter on units vacated from time to time in the ordinary course.

The following information generally applies to all of our properties:

•	we believe all of our properties are adequately covered by insurance and are suitable for their intended purposes;

•	except as noted above, we have no plans for any material renovations, improvements or developments with respect to any of our properties; and

•	our properties face competition in attracting new residents and retaining current residents from other multifamily properties in and around their respective submarkets.

Leverage

We use secured debt, and intend to use in the future secured and unsecured debt, as a means of providing additional funds for the acquisition, development or renovation of our properties. We believe that the careful use of borrowings will help us achieve our diversification goals and potentially enhance the returns on our investments. At December 31, 2018, our debt was approximately 58% of the value of our properties, as determined by the most recent valuations performed by an independent third-party appraiser as of December 31, 2018. Going forward, we expect that our borrowings will be approximately 55% to 60% of the value of our properties (after debt amortization) and other real estate-related assets. Under our Articles of Amendment and Restatement, which we refer to as our “charter,” we are prohibited from borrowing in excess of 300% of the value of our net assets which generally approximates to 75% of the aggregate cost of our assets unless such excess is approved by a majority of the independent directors and disclosed to stockholders, along with a justification for such excess, in our next quarterly report. In such event, we will monitor our debt levels and take action to reduce any such excess as soon as practicable. Our aggregate borrowings are reviewed by our board of directors at least quarterly. At December 31, 2018, our borrowings were not in excess of 300% of the value of our net assets.

Employees

We have no paid employees. The employees of our advisor and its affiliates provide management, acquisition, advisory and certain administrative services for us.

Competition

We are subject to significant competition in seeking real estate investments and residents. We compete with many third parties engaged in real estate investment activities, including other REITs, specialty finance companies, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds, institutional investors, investment banking firms, lenders, hedge funds, governmental bodies and other entities. Many of our competitors have substantially greater financial and other resources than we have and may have substantially more operating experience than us. They may also enjoy significant competitive advantages that result from, among other things, a lower cost of capital.

The multifamily property market in particular is highly competitive. This competition could reduce occupancy levels and revenues at our multifamily properties, which would adversely affect our operations. We face competition from many sources, including from other multifamily properties in our target markets. In addition, overbuilding of multifamily properties may occur, which would increase the number of multifamily homes available and may decrease occupancy and unit rental rates. Furthermore, multifamily properties we acquire most likely compete, or will compete, with numerous housing alternatives in attracting residents, including owner occupied single- and multifamily homes available to rent or purchase. Competitive housing in a particular area and the increasing affordability of owner occupied single- and multifamily homes available to rent or buy could adversely affect our ability to retain our residents, lease apartment homes and increase or maintain rental rates.

We may also compete with Steadfast Income REIT, Inc., or Steadfast Income REIT, and Steadfast Apartment REIT III, Inc. or Steadfast Apartment REIT III, both non-traded real estate investment trusts with similar investment objectives as us that are sponsored by our sponsor. Steadfast Income REIT and Steadfast Apartment REIT III terminated their initial public offerings on December 20, 2013 and August 31, 2018, respectively. However, Steadfast Income REIT and Steadfast Apartment REIT III may reinvest any proceeds from a sale of assets or engage in future public offerings to raise capital to acquire additional multifamily properties. Although Steadfast Income REIT and Steadfast Apartment REIT III are the only investment programs currently sponsored by or affiliated with our sponsor that may directly compete with us for investment opportunities, our sponsor may launch additional investment programs in the future that compete with us for investment opportunities. To the extent that we compete with Steadfast Income REIT, Steadfast Apartment REIT III or any other program affiliated with our sponsor for investments, our sponsor will face potential conflicts of interest and there is a risk that our sponsor will select investment opportunities for us that provide lower returns than the investments selected for other such programs, or that certain otherwise attractive investment opportunities will not be available to us.

Regulations

Our investments are subject to various federal, state, and local laws, ordinances, and regulations, including, among other things, zoning regulations, land use controls, environmental controls relating to air and water quality, noise pollution, and indirect environmental impacts such as increased motor vehicle activity. We believe that we have all permits and approvals necessary under current law to operate our investments.

Income Taxes

We elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, and operated as such commencing with the taxable year ended December 31, 2014. To continue to qualify as a REIT, we must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of our annual REIT taxable income to our stockholders (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). As a REIT, we generally will not be subject to federal income tax to the extent we distribute qualifying dividends to our stockholders. If we fail to qualify as a REIT in any taxable year, we would be subject to federal income tax on our taxable income at regular corporate income tax rates and generally would not be permitted to qualify for treatment as a REIT for federal income tax purposes for the four taxable years following the year during which qualification is lost unless the Internal Revenue Service grants us relief under certain statutory provisions.

Financial Information About Industry Segments

Our current business consists of owning, managing, operating, leasing, acquiring, developing, investing in, and disposing of real estate assets. We internally evaluate all of our real estate assets as one industry segment, and, accordingly, we do not report segment information.

Available Information

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, accordingly, we file annual reports, quarterly reports and other information with the Securities and Exchange Commission, or SEC. Access to copies of our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, including amendments to such filings, may be obtained free of charge from our website, http://www.steadfastreits.com. These filings are available promptly after we file them with, or furnish them to, the SEC. We are not incorporating our website or any information from the website into this annual report. The SEC also maintains a website, http://www.sec.gov, that contains our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Report on Form 8-K and other filings with the SEC. Access to these filings is free of charge.

ITEM 1A.	RISK FACTORS

The following are some of the risks and uncertainties that could cause our actual results to differ materially from those presented in our forward-looking statements. The risks and uncertainties described below are not the only ones we face but do represent those risks and uncertainties that we believe are material to us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also harm our business. References to “shares” and “our common stock” refer to the shares of common stock of Steadfast Apartment REIT, Inc.

General Investment Risks

We have a limited operating history, and there is no assurance that we will be able to successfully achieve our investment objectives.

We commenced operations on May 22, 2014 with our acquisition of the Villages at Spring Hill Apartments. We and our advisor have a limited operating history and may not be able to successfully operate our business or achieve our investment objectives. We cannot assure you that we will be profitable in the future or that we will recognize growth in our assets.

From inception through December 31, 2018, we have experienced annual net losses and may experience similar losses in the future.

From inception through December 31, 2018, we incurred a net loss of $183,027,884. We cannot assure you that we will be profitable in the future or that we will recognize growth in the value of our assets.

There is no public trading market for shares of our common stock and we are not required to effectuate a liquidity event by a certain date. As a result, it will be difficult for you to sell your shares of common stock and, if you are able to sell your shares, you are likely to sell them at a substantial discount.

There is no public market for the shares of our common stock and we have no obligation to list our shares on any public securities market or provide any other type of liquidity to our stockholders by a particular date. It will therefore be difficult for you to sell your shares of common stock. Even if you are able to sell your shares of common stock, the absence of a public market may cause the price received for any shares of our common stock sold to be less than what you paid or less than your proportionate value of the assets we own. We have adopted a share repurchase plan but it is limited in terms of the amount of shares that stockholders may sell to us each quarter. Our board of directors can amend, suspend, or terminate our share repurchase plan upon 30 days’ notice. Additionally, our charter does not require that we consummate a transaction to provide liquidity to stockholders on any date certain. As a result, you should be prepared to hold your shares for an indefinite period of time.

We have paid, and it is likely we will continue to pay, distributions from sources other than our cash flow from operations. To the extent that we pay distributions from sources other than our cash flow from operations, we will have reduced funds available for investment and the overall return to our stockholders may be reduced.

Our organizational documents permit us to pay distributions from any source, including net proceeds from our public offerings, borrowings, advances from our sponsor or advisor and the deferral of fees and expense reimbursements by our advisor, in its sole discretion. To the extent that our cash flow from operations has been or is insufficient to fully cover our distributions, we have paid, and may continue to pay, distributions from sources other than cash flow from operations. We have not established a limit on the amount of proceeds from our public offerings, or other sources other than cash flow from operations, which we may use to fund distributions.

If we are unable to consistently fund distributions to our stockholders entirely from our cash flow from operations, the value of your shares upon a listing of our common stock, the sale of our assets or any other liquidity event may be reduced. To the extent that we fund distributions from sources other than our cash flow from operations, our funds available for investment will be reduced relative to the funds available for investment if our distributions were funded solely from cash flow from operations, our ability to achieve our investment objectives will be negatively impacted and the overall return to our stockholders may be reduced. In addition, if we make a distribution in excess of our current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, which will reduce the stockholder’s tax basis in its shares of common stock. The amount, if any, of each distribution in excess of a stockholder’s tax basis in its shares of common stock will be taxable as gain realized from the sale or exchange of property.

For the year ended December 31, 2018, we paid aggregate distributions of $46,113,000, including $23,399,025 of distributions paid in cash and 1,507,497 shares of our common stock issued pursuant to our distribution reinvestment plan for $22,713,975. For the year ended December 31, 2018, our net loss was $49,100,346, we had FFO of $21,892,934 and net cash provided by operations of $33,557,275. For the year ended December 31, 2018, we funded $33,460,780, or 73%, and $12,652,220 or 27% of total distributions paid, including shares issued pursuant to our distribution reinvestment plan, from cash flow from operations and notes payable, respectively. Since inception, of the $151,688,728 in total distributions paid through December 31, 2018, including shares issued pursuant to our distribution reinvestment plan, we funded $108,489,915 or 71% from cash flow from operations, $22,544,653 or 15% from notes payable and $20,654,160 or 14% offering proceeds. For information on how we calculate FFO and the reconciliation of FFO to net loss, see Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Funds from Operations and Modified Funds from Operations.”

You are limited in your ability to have your shares of common stock repurchased pursuant to our share repurchase plan. You may not be able to sell any of your shares of our common stock back to us, and if you do sell your shares, you may not receive the price you paid.

Our share repurchase plan may provide you with an opportunity to have your shares of common stock repurchased by us. No shares may be repurchased under our share repurchase plan until after the first anniversary of the date of purchase of such shares. Prior to the first determination of our estimated value per share, we repurchased shares of our common stock pursuant to our share repurchase plan at a discount from the current offering price per share of our common stock based upon how long such shares had been held. Following the first determination of our estimated value per share of our common stock, shares are repurchased at a price based upon such estimated value per share. Due to the fact that the per share amount paid by us to repurchase shares will typically exceed the net proceeds we received in connection with the sale of such shares, the repurchase of shares pursuant to our share repurchase plan will have a dilutive effect on our existing stockholders.

Our share repurchase plan contains certain limitations, including those relating to the number of shares of our common stock that we can repurchase at any given time and limiting the repurchase price. Specifically, the share repurchase plan limits the number of shares to be repurchased during any calendar year to no more than (1) 5.0% of the weighted average number of shares of our common stock outstanding in the prior calendar year and (2) those that could be funded from the net proceeds from the sale of shares under our distribution reinvestment plan in the prior calendar year plus such additional funds as may be borrowed or reserved for that purpose by our board of directors. Our board of directors has further amended our share repurchase program so that in no event would the value of the shares repurchased pursuant to the share repurchase program exceed $2,000,000 during any quarter.

We have no obligation to repurchase shares if the repurchase would violate the restrictions on distributions under Maryland law, which prohibits distributions that would cause a corporation to fail to meet statutory tests of solvency. Our board of directors reserves the right to reject any repurchase request for any reason or no reason or to amend, suspend or terminate the share repurchase plan at any time upon 30 days’ notice to our stockholders. Therefore, you may not have the opportunity to make a repurchase request prior to a potential termination or suspension of the share repurchase plan and you may not be able to sell any of your shares of common stock back to us. Moreover, if you do sell your shares of common stock back to us pursuant to the share repurchase plan, you may be forced to do so at a discount to the purchase price you paid for your shares.

The amount of distributions we make is uncertain. If we pay distributions from sources other than our cash flow from operations, we will have fewer funds available for investments and your overall return may be reduced.

Although our distribution policy is to use our cash flow from operations to make distributions, our organizational documents permit us to pay distributions from any source. During our public offering, we funded a portion of our distributions from the net proceeds of our public offering and therefore had fewer funds available for investment in properties than if our distributions came solely from cash flow from operations. Further, because we may receive income at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund expenses, we expect that from time to time during our operational stage, we will declare distributions in anticipation of cash flow that we expect to receive during a later period and we will pay these distributions in advance of our actual receipt of these funds. In these instances, we may use third-party borrowings to fund our distributions. We may also fund such distributions with the deferral by our advisor, in its sole discretion, of fees payable under the advisory agreement. New investors will be diluted to the extent that we make distributions in excess of our current and accumulated earnings and profits prior to the time that such investors acquire shares of our common stock.

In addition, if the aggregate amount of cash we distribute to stockholders in any given year exceeds the amount of our “REIT taxable income” generated during the year, the excess amount will either be (1) a return of capital or (2) a gain from the sale or exchange of property to the extent that a stockholder’s basis in our common stock equals or is reduced to zero as the result of our current or prior year distributions.

Our success is dependent on the performance of our advisor and its affiliates and any adverse change in their financial health could cause our operations to suffer.

Our ability to achieve our investment objectives and to pay distributions is dependent upon the performance of our advisor and its affiliates and any adverse change in their financial health could cause our operations to suffer. Our advisor and its affiliates are sensitive to trends in the general economy, as well as the commercial real estate and credit markets. The most recent economic recession and accompanying credit crisis negatively impacted the value of commercial real estate assets, contributing to a general slowdown in the real estate industry. The failure of a sustained economic recovery or a renewed economic downturn could result in reductions in overall transaction volume and size of sales and leasing activities, which could put downward pressure on our advisor’s and its affiliates’ revenues and operating results. To the extent that any decline in revenues and operating results impacts the performance of our advisor and its affiliates, our financial condition could suffer.

We have paid substantial fees and expenses to our advisor and its affiliates, including the dealer manager, for our public offering. These fees were not negotiated at arm’s length, may be higher than fees payable to unaffiliated third parties and may reduce cash available for investment.

A portion of the offering proceeds from the sale of our shares in our public offering was used to pay fees and expenses to our advisor and its affiliates. These fees were not negotiated at arm’s-length and may be higher than fees payable to unaffiliated third parties. In addition, the full offering price paid by stockholders was not invested in properties. As a result, stockholders will only receive a full return of their invested capital if we either (1) sell our assets or the Company for a sufficient amount in excess of the original purchase price of our assets or (2) the market value of the Company after we list our shares of common stock on a national securities exchange is substantially in excess of the original purchase price of our assets.

The geographic concentration of our portfolio may make us particularly susceptible to adverse economic developments in the real estate markets of those areas.

In addition to general, regional and national economic conditions, our operating results are impacted by the economic conditions of the specific markets in which we have concentrations of properties. As of December 31, 2018, of the $1,499,381,750 contract price of our real estate assets, 21% was located in the Atlanta, Georgia metropolitan statistical area, 20% was located in the Dallas/Fort Worth, Texas metropolitan statistical area and 12% was located in the Nashville, Tennessee metropolitan statistical area. Any adverse economic or real estate developments in these markets, such as business layoffs or downsizing, industry slowdowns, relocations of businesses, changing demographics and other factors, or any decrease in demand for multifamily property space resulting from the local business climate, could adversely affect our property revenue resulting in a lower NOI.

Financial regulatory reforms could have a significant impact on our business, financial condition and results of operations.

On July 21, 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, was signed into law. The Dodd-Frank Act represents a significant change in the American financial regulatory environment and impacts nearly every aspect of the U.S. financial services industry. The Dodd-Frank Act requires various federal agencies to adopt hundreds of new rules to implement the Dodd-Frank Act and to deliver to Congress numerous studies and reports that may influence future legislation. The Dodd-Frank Act leaves significant discretion to federal agencies as to exactly how to implement the broad provisions of the Dodd-Frank Act. Some provisions of the Dodd-Frank Act are subject to rulemaking and will take effect over several years, making it difficult to anticipate the overall impact on us. The changes resulting from the Dodd-Frank Act may impact the profitability of business activities, require changes to certain business practices, impose more stringent capital, liquidity and leverage requirements or otherwise adversely affect our business.

A cybersecurity incident and other technology disruptions could negatively impact our business.

We use technology in substantially all aspects of our business operations. We also use mobile devices, social networking, outside vendors and other online activities to connect with our residents, suppliers and employees of our affiliates. Such uses give rise to potential cybersecurity risks, including security breach, espionage, system disruption, theft and inadvertent release of information. Our business involves the storage and transmission of numerous classes of sensitive and confidential information and intellectual property, including residents’ and suppliers’ personal information, private information about employees of our affiliates, and financial and strategic information about us. If we fail to assess and identify cybersecurity risks associated with our operations, we may become increasingly vulnerable to such risks. Additionally, the measures we have implemented to prevent security breaches and cyber incidents may not be effective. The theft, destruction, loss, misappropriation, or release of sensitive and/or confidential information or intellectual property, or interference with our information technology systems or the technology systems of third parties on which we rely, could result in business disruption, negative publicity, brand damage, violation of privacy laws, loss of residents, potential liability and competitive disadvantage, any of which could result in a material adverse effect on our financial condition or results of operations.

Our board of directors determined an estimated value per share of $15.84 for our shares of common stock as of December 31, 2018. You should not rely on the estimated value per share as being an accurate measure of the current value of our shares of common stock.

On March 12, 2019, our board of directors determined an estimated value per share of our common stock of $15.84 as of December 31, 2018. Our board of directors’ objective in determining the estimated value per share was to arrive at a value, based on the most recent data available, that it believed was reasonable based on methodologies that it deemed appropriate after consultation with our advisor. However, the market for commercial real estate can fluctuate quickly and substantially and the value of our assets is expected to change in the future and may decrease. Also, our board of directors did not consider certain other factors, such as a liquidity discount to reflect the fact that our shares are not currently traded on a national securities exchange and the limitations on the ability to redeem shares pursuant to our share repurchase plan.

As with any valuation methodology, the methodologies used to determine the estimated value per share were based upon a number of assumptions, estimates and judgments that may not be accurate or complete. Our assets have been valued based upon appraisal standards and the value of our assets using these methodologies are not required to be a reflection of market value under those standards and will not result in a reflection of fair value under GAAP. Further, different parties using different property-specific and general real estate and capital market assumptions, estimates, judgments and standards could derive a different estimated value per share, which could be significantly different from the estimated value per share determined by our board of directors. The estimated value per share does not represent the fair value of our assets less liabilities in accordance with United States GAAP as of December 31, 2018. The estimated value per share is not a representation or indication that: a stockholder would be able to realize the estimated value per share if he or she attempts to sell shares; a stockholder would ultimately realize distributions per share equal to the estimated value per share upon liquidation of assets and settlement of our liabilities or upon a sale of our company; shares of our common stock would trade at the estimated value per share on a national securities exchange; a third party would offer the estimated value per share in an arm’s-length transaction to purchase all or substantially all of our shares of common stock; or the methodologies used to estimate the value per share would be acceptable to FINRA or compliant with the Employee Retirement Income Security Act of 1974, or ERISA, the Internal Revenue Code or other applicable law, or the applicable provisions of a retirement plan or individual retirement plan, or IRA, with respect to their respective requirements. Further, the estimated value per share was calculated as of a moment in time and the value of our shares will fluctuate over time as a result of, among other things, future acquisitions or dispositions of assets (including acquisitions and dispositions of real estate investments since December 31, 2018), developments related to individual assets and changes in the real estate and capital markets. For additional information on the calculation of our estimated value per share as of December 31, 2018, see Item 5. “Market for Registrant’s Common Equity, Related Stockholder Matters and Purchases of Equity Securities—Estimated Value Per Share.”

Because our charter does not require our listing or liquidation by a specified date, you should be prepared to hold your shares for an indefinite period of time.

In the future, our board of directors will consider alternatives for providing liquidity to our stockholders, which we refer to as a “liquidity event.” A liquidity event may include the sale of our assets, a sale or merger of our company or a listing of our shares on a national securities exchange. It is anticipated that our board of directors will consider a liquidity event within five years after the completion of our offering stage; however, the timing of any such event will be significantly dependent upon economic and market conditions after completion of our offering stage. Because our charter does not require us to pursue a liquidity event by a specified date, you should be prepared to hold your shares for an indefinite period of time.

If we internalize our management functions, we could incur other significant costs associated with being self-managed.

Our board of directors may decide in the future to internalize our management functions. If we do so, we may elect to negotiate to acquire our advisor’s assets and hire our advisor’s personnel. Pursuant to our advisory agreement with our advisor, we are not allowed to solicit or hire any of our advisor’s personnel without our advisor’s prior written consent. While we would no longer bear the costs of the various fees and expenses we expect to pay to our advisor under the advisory agreement, our direct expenses would include general and administrative costs, including legal, accounting and other expenses related to corporate governance, SEC reporting and compliance. We would also be required to employ personnel and would be subject to potential liabilities commonly faced by employers, such as workers’ disability and compensation claims, potential labor disputes and other employee-related liabilities and grievances as well as incur the compensation and benefits costs of our officers and other employees and consultants that are paid by our advisor or its affiliates. We may issue equity awards to officers, employees and consultants, which awards would decrease net income and FFO and may further dilute your investment. We cannot reasonably estimate the amount of fees to our advisor we would save or the costs we would incur if we became self-managed. If the expenses we assume as a result of an internalization are higher than the expenses we avoid paying to our advisor, our FFO would be lower as a result of the internalization than they otherwise would have been, potentially decreasing the amount of funds available to distribute to our stockholders.

Disruptions in the financial markets and deteriorating economic conditions could adversely impact our ability to implement our investment strategy and achieve our investment objectives.

United States and global financial markets experienced extreme volatility and disruption from 2008 to 2010. There was a widespread tightening in overall credit markets, devaluation of the assets underlying certain financial contracts, and increased borrowing by governmental entities. The turmoil in the capital markets during the most recent recession resulted in constrained equity and debt capital available for investment in the real estate market, resulting in fewer buyers seeking to acquire properties, increases in capitalization rates and lower property values. During the subsequent economic recovery, capital has been more available and the overall economy has improved. However, the failure of a sustained economic recovery or future disruptions in the financial markets and deteriorating economic conditions could impact the value of our investments in properties. In addition, if potential purchasers of properties have difficulty obtaining capital to finance property acquisitions, capitalization rates could increase and property values could decrease. Current economic conditions greatly increase the risks of our investments. See “—Risks Related to Investments in Real Estate.”

Events in U.S. financial markets have had, and may continue to have, a negative impact on the terms and availability of credit, which could have an adverse effect on our business and our results of operations.

The failure of large U.S. financial institutions in 2009 and the resulting turmoil in the U.S. financial sector had a negative impact on the terms and availability of credit within the United States. The tightening of the U.S. credit markets resulted in a lack of adequate credit. Some lenders continue to impose more stringent restrictions on the terms of credit, including shorter terms and more conservative loan-to-value underwriting than was previously customary. The negative impact of the tightening credit markets may limit our ability to finance the acquisition of properties on favorable terms, if at all, and may result in increased financing costs or financing with increasingly restrictive covenants.

We are uncertain of our sources for funding our future capital needs. If we do not have sufficient funds from operations to cover our expenses or to fund improvements to our real estate and cannot obtain debt or equity financing on acceptable terms, our ability to cover our expenses or to fund improvements to our real estate will be adversely affected.

We terminated our initial public offering on March 24, 2016. In the event that we develop a need for additional capital in the future for the repayment of maturing debt obligations, the improvement of our real properties or for any other reason, sources of funding may not be available to us. If we do not have sufficient funds from cash flow generated by our investments or out of net sale proceeds, or cannot obtain debt or equity financing on acceptable terms, our financial condition and ability to make distributions may be adversely affected.

We report MFFO, a non-GAAP financial measure.

We report MFFO, a non-GAAP financial measure, which we believe to be an appropriate supplemental measure to reflect our operating performance.

Not all public, non-listed REITs calculate MFFO the same way, so comparisons of our MFFO with that of other public, non-listed REITs may not be meaningful. MFFO is not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as an indication of our performance, as an alternative to cash flows from operations as an indication of our liquidity, or indicative of funds available to fund our cash needs, including our ability to make distributions to our stockholders. MFFO should be reviewed in conjunction with GAAP measurements as an indication of our performance. MFFO is not a useful measure in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining MFFO.

Neither the SEC nor any other regulatory body has passed judgment on the acceptability of the adjustments that we will use to calculate MFFO. In the future, the SEC or another regulatory body may decide to standardize the allowable adjustments across the non-listed REIT industry and in response to such standardization we may have to adjust our calculation and characterization of MFFO accordingly. For further information on how we calculate MFFO and a reconciliation of MFFO to net loss, see Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Funds from Operations and Modified Funds from Operations”.

Risks Relating to Our Organizational Structure

Maryland law and our organizational documents limit your right to bring claims against our officers and directors.

Maryland law provides that a director will not have any liability as a director so long as he or she performs his or her duties in accordance with the applicable standard of conduct. In addition, our charter provides that, subject to the applicable limitations set forth therein or under Maryland law, no director or officer will be liable to us or our stockholders for monetary damages. Our charter also provides that we will generally indemnify our directors, our officers, our advisor and its affiliates for losses they may incur by reason of their service in those capacities unless their act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, they actually received an improper personal benefit in money, property or services or, in the case of any criminal proceeding, they had reasonable cause to believe the act or omission was unlawful. Moreover, we have entered into separate indemnification agreements with each of our directors and executive officers. As a result, we and our stockholders may have more limited rights against these persons than might otherwise exist under common law. In addition, we may be obligated to fund the defense costs incurred by these persons. However, our charter provides that we may not indemnify our directors, our advisor and its affiliates for loss or liability suffered by them or hold our directors or our advisor and its affiliates harmless for loss or liability suffered by us unless they have determined that the course of conduct that caused the loss or liability was in our best interests, they were acting on our behalf or performing services for us, the liability was not the result of negligence or misconduct by our non-independent directors, our advisor and its affiliates or gross negligence or willful misconduct by our independent directors, and the indemnification or agreement to hold harmless is recoverable only out of our net assets, including the proceeds of insurance, and not from the stockholders. As a result of these limitations on liability and indemnification provisions and agreements, we and our stockholders may be entitled to a more limited right of action than we would otherwise have if indemnification rights were not granted.

The limit on the percentage of shares of our common stock that any person may own may discourage a takeover or business combination that may benefit our stockholders.

Our charter restricts the direct or indirect ownership by one person or entity to no more than 9.8% of the value of our then outstanding capital stock (which includes common stock and any preferred stock we may issue) and no more than 9.8% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock unless exempted (prospectively or retroactively) by our board of directors. These restrictions may discourage a change of control of us and may deter individuals or entities from making tender offers for shares of our common stock on terms that might be financially attractive to stockholders or which may cause a change in our management. In addition to deterring potential transactions that may be favorable to our stockholders, these provisions may also decrease your ability to sell your shares of our common stock.

We may issue preferred stock or other classes of common stock, which issuance could adversely affect the existing holders of our common stock.

Our stockholders do not have preemptive rights to any shares issued by us in the future. We may issue, without stockholder approval, preferred stock or other classes of common stock with rights that could dilute the value of your shares of common stock. However, the issuance of preferred stock must also be approved by a majority of our independent directors not otherwise interested in the transaction, who will have access, at our expense, to our legal counsel or to independent legal counsel. The issuance of preferred stock or other classes of common stock could increase the number of stockholders entitled to distributions without simultaneously increasing the size of our asset base. Under our charter, we have authority to issue a total of 1,100,000,000 shares of capital stock, of which 999,999,000 shares are classified as common stock with a par value of $0.01 per share, 100,000,000 shares are classified as preferred stock with a par value of $0.01 per share, and 1,000 shares are classified as convertible stock with a par value of $0.01 per share. Our board of directors, with the approval of a majority of the entire board of directors and without any action by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares of capital stock or the number of shares of capital stock of any class or series that we have authority to issue. If we ever created and issued preferred stock with a distribution preference over common stock, payment of any distribution preferences of outstanding preferred stock would reduce the amount of funds available for the payment of distributions on our common stock. Further, holders of preferred stock are normally entitled to receive a preference payment in the event we liquidate, dissolve or wind up before any payment is made to our common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred stock or a separate class or series of common stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities, or the removal of incumbent management.

Your investment will be diluted upon conversion of the convertible stock.

We have issued 1,000 shares of our convertible stock to our advisor for an aggregate purchase price of $1,000. Under limited circumstances, each outstanding share of our convertible stock may be converted into shares of our common stock, which will have a dilutive effect to our stockholders. Our convertible stock will be converted into shares of common stock if (1) we have made total distributions on the then-outstanding shares of our common stock equal to the original issue price of those shares plus an aggregate 6.0% cumulative, non-compounded, annual return on the original issue price of those shares, (2) we list our common stock for trading on a national securities exchange or enter into a merger whereby holders of our common stock receive listed securities of another issuer or (3) our advisory agreement is terminated or not renewed (other than for “cause” as defined in our advisory agreement). Upon any of these events, each share of convertible stock will be converted into a number of shares of common stock equal to 1/1000 of the quotient of (A) 15% of the amount, if any, by which (i) our “enterprise value” plus the aggregate value of the distributions paid to date on the then outstanding shares exceeds (ii) the aggregate purchase price paid by stockholders for those outstanding shares plus an aggregated 6.0% cumulative, non-compounded, annual return on the original issue price of the shares, divided by (B) our enterprise value divided by the number of outstanding shares of our common stock on an as-converted basis as of the date of conversion. In the event of a termination or non-renewal of our advisory agreement for cause, all of the shares of the convertible stock will be repurchased by us for $1.00. Upon the issuance of our common stock in connection with the conversion of our convertible stock, your interests in us will be diluted.

The conversion of the convertible stock held by our advisor due upon termination of the advisory agreement and the voting rights granted to the holder of our convertible stock may discourage a takeover attempt or prevent us from effecting a merger that otherwise would have been in the best interests of our stockholders.

If we engage in a merger in which we are not the surviving entity or our advisory agreement is terminated without cause, an affiliate of our sponsor may be entitled to conversion of the shares of our convertible stock it holds and to require that we purchase all or a portion of the limited partnership interests in our operating partnership that it holds at any time thereafter for cash or our common stock. The existence of this convertible stock may deter a prospective acquirer from bidding on our company, which may limit the opportunity for stockholders to receive a premium for their stock that might otherwise exist if an investor attempted to acquire us through a merger.

The affirmative vote of two-thirds of the outstanding shares of convertible stock, voting as a single class, will be required (1) for any amendment, alteration or repeal of any provision of our charter that materially and adversely changes the rights of the convertible stock and (2) to effect a merger of our company into another entity, or a merger of another entity into our company, unless in each case each share of convertible stock (A) will remain outstanding without a material and adverse change to its terms and rights or (B) will be converted into or exchanged for shares of stock or other ownership interest of the surviving entity having rights identical to that of our convertible stock (except for changes that do not materially and adversely affect the holders of the convertible stock). In the event that we propose to merge with or into another entity, including another REIT, our advisor could, by exercising these voting rights, determine whether or not we are able to complete the proposed transaction. By voting against a proposed merger, our advisor could prevent us from effecting the merger, even if the merger otherwise would have been in the best interests of our stockholders.

We may grant stock-based awards to our directors, employees and consultants pursuant to our long-term incentive plan, which will have a dilutive effect on your investment in us.

Our board of directors has adopted a long-term incentive plan, pursuant to which we are authorized to grant restricted stock, stock options, restricted or deferred stock units, performance awards or other stock-based awards to directors, employees and consultants selected by our board of directors for participation in the plan. We currently intend only to issue awards of restricted stock to our independent directors under our long-term incentive plan. If we issue additional stock-based awards to eligible participants under our long-term incentive plan, the issuance of these stock-based awards will dilute your investment in our shares of common stock.

Certain features of our long-term incentive plan could have a dilutive effect on your investment in us, including (1) a lack of annual award limits, individually or in the aggregate (subject to the limit on the maximum number of shares which may be issued pursuant to awards granted under the plan), (2) the fact that the limit on the maximum number of shares which may be issued pursuant to awards granted under the plan is not tied to the amount of proceeds raised in our public offering and (3) share counting procedures which provide that shares subject to certain awards, including, without limitation, substitute awards granted by us to employees of another entity in connection with our merger or consolidation with such company or shares subject to outstanding awards of another company assumed by us in connection with our merger or consolidation with such company, are not subject to the limit on the maximum number of shares which may be issued pursuant to awards granted under the plan.

Our UPREIT structure may result in potential conflicts of interest with limited partners in our operating partnership whose interests may not be aligned with those of our stockholders.

Limited partners in our operating partnership have the right to vote on certain amendments to the operating partnership agreement, as well as on certain other matters. Persons holding such voting rights may exercise them in a manner that conflicts with the interests of our stockholders. As general partner of our operating partnership, we are obligated to act in a manner that is in the best interest of all partners of our operating partnership. Circumstances may arise in the future when the interests of limited partners in our operating partnership may conflict with the interests of our stockholders. These conflicts may be resolved in a manner stockholders do not believe are in their best interest.

We may change our targeted investments and investment guidelines without our stockholders’ consent.

Our board of directors may change our targeted investments and investment guidelines at any time without the consent of our stockholders, which could result in our making investments that are different from, and possibly riskier than, the investments described in this Annual Report on Form 10-K. A change in our targeted investments or investment guidelines may increase our exposure to interest rate risk, default risk and real estate market fluctuations, all of which could adversely affect the value of our common stock and our ability to make distributions to our stockholders.

Our bylaws designate the Circuit Court for Baltimore City, Maryland as the sole and exclusive forum for certain actions and proceedings that may be initiated by our stockholders.

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the U.S. District Court for the District of Maryland, Baltimore Division, will be the sole and exclusive forum for: (1) any derivative action or proceeding brought on our behalf, (2) any action asserting a claim of breach of any duty owed by any of our directors or officers or employees to us or to our stockholders, (3) any action asserting a claim against us or any of our directors or officers or employees arising pursuant to any provision of the Maryland General Corporation Law, or the MGCL, or our charter or bylaws or (4) any action asserting a claim against us or any of our directors or officers or employees that is governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring or holding any interest in our shares shall be deemed to have notice of and to have consented to these provisions of our bylaws, as they may be amended from time to time. Our board of directors, without stockholder approval, adopted this provision of the bylaws so that we can respond to such litigation more efficiently and reduce the costs associated with our responses to such litigation, particularly litigation that might otherwise be brought in multiple forums. This exclusive forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that the stockholder believes is favorable for disputes with us or our directors, officers, agents or employees, if any, and may discourage lawsuits against us and our directors, officers, agents or employees, if any. Alternatively, if a court were to find this provision of our bylaws inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings notwithstanding that the MGCL expressly provides that the charter or bylaws of a Maryland corporation may require that any internal corporate claim be brought only in courts sitting in one or more specified jurisdictions, we may incur additional costs that we do not currently anticipate associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition and results of operations.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act; if we are subject to registration under the Investment Company Act, we will not be able to continue our business.

Neither we, our operating partnership nor any of our subsidiaries intend to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. Our operating partnership’s and subsidiaries’ investments in real estate will represent the substantial majority of our total asset mix. In order for us not to be subject to regulation under the Investment Company Act, we engage, through our Operating Partnership and our wholly and majority-owned subsidiaries, primarily in the business of buying real estate. These investments must be made within a year after our public offering ends.

If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act that impose, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, which we refer to as the 40% test. Excluded from the term “investment securities,” among other things, are U.S. government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We expect that most of our assets will be held through wholly or majority-owned subsidiaries of our operating partnership. We expect that most of these subsidiaries will be outside the definition of an “investment company” under Section 3(a)(1) of the Investment Company Act as they are generally expected to hold at least 60% of their assets in real property. We believe that we, our operating partnership and most of the subsidiaries of our operating partnership will not fall within either definition of investment company under Section 3(a)(1) of the Investment Company Act as we intend to invest primarily in real property, through our wholly or majority-owned subsidiaries, the majority of which we expect to have at least 60% of their assets in real property. As these subsidiaries would be investing either solely or primarily in real property, they would be outside of the definition of “investment company” under Section 3(a)(1) of the Investment Company Act. We are organized as a holding company that conducts its businesses primarily through our operating partnership, which in turn is a holding company conducting its business through its subsidiaries. Both we and our operating partnership intend to conduct our operations so that they comply with the 40% test. We will monitor our holdings to ensure continuing and ongoing compliance with this test. In addition, we believe that neither we nor our operating partnership will be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because neither we nor our operating partnership will engage primarily or hold itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through our operating partnership’s wholly owned or majority owned subsidiaries, we and our operating partnership will be primarily engaged in the non-investment company businesses of these subsidiaries, namely the business of purchasing or otherwise acquiring real property.

In the event that the value of investment securities held by a subsidiary of our operating partnership were to exceed 40% of the value of its total assets, we expect that subsidiary to be able to rely on the exception from the definition of “investment company” under Section 3(c)(5)(C) of the Investment Company Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exception generally requires that at least 55% of a subsidiary’s portfolio must be comprised of qualifying real estate assets and at least 80% of its portfolio must be comprised of qualifying real estate assets and real estate-related assets (and no more than 20% comprised of miscellaneous assets). What we buy and sell is therefore limited by these criteria. How we determine to classify our assets for purposes of the Investment Company Act will be based in large measure upon no-action letters issued by the SEC staff and other SEC interpretive guidance and, in the absence of SEC guidance, on our view of what constitutes a qualifying real estate asset and a real estate-related asset. These no-action positions were issued in accordance with factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than twenty years ago. Pursuant to this guidance, and depending on the characteristics of the specific investments, certain mortgage loans, participations in mortgage loans, mortgage-backed securities, mezzanine loans, joint venture investments and the equity securities of other entities may not constitute qualifying real estate assets and therefore investments in these types of assets may be limited. The SEC or its staff may not concur with our classification of our assets. Future revisions to the Investment Company Act or further guidance from the SEC or its staff may cause us to lose our exclusion from the definition of investment company or force us to re-evaluate our portfolio and our investment strategy. Such changes may prevent us from operating our business successfully.

In August 2011, the SEC solicited public comment on a wide range of issues relating to Section 3(c)(5)(C) of the Investment Company Act, including the nature of the assets that qualify for purposes of the exclusion. There can be no assurance that the laws and regulations governing the Investment Company Act status of REITs, including more specific or different guidance regarding these exclusions that may be published by the SEC or its staff, will not change in a manner that adversely affects our operations. In addition, the SEC or its staff could take action that results in our or our subsidiary’s failure to maintain an exception or exemption from the Investment Company Act.

In the event that we, or our operating partnership, were to acquire assets that could make either entity fall within the definition of investment company under Section 3(a)(1) of the Investment Company Act, we believe that we would still qualify for the exception from the definition of investment company provided by Section 3(c)(6). Although the SEC or its staff has issued little interpretive guidance with respect to Section 3(c)(6), we believe that we and our operating partnership may rely on Section 3(c)(6) if 55% of the assets of our operating partnership consist of, and at least 55% of the income of our operating partnership is derived from, qualifying real estate assets owned by wholly owned or majority-owned subsidiaries of our operating partnership.

To ensure that neither we nor any of our subsidiaries, including our operating partnership, are required to register as an investment company, each entity may be unable to sell assets that it would otherwise want to sell and may need to sell assets that it would otherwise wish to retain. In addition, we, our operating partnership or our subsidiaries may be required to acquire additional income- or loss-generating assets that we might not otherwise acquire or forego opportunities to acquire interests in companies that we would otherwise want to acquire. Although we, our operating partnership and our subsidiaries intend to monitor our portfolio periodically and prior to each acquisition and disposition, any of these entities may not be able to remain outside the definition of investment company or maintain an exclusion from the definition of investment company. If we, our operating partnership or our subsidiaries are required to register as an investment company but fail to do so, the unregistered entity would be prohibited from engaging in our business, and criminal and civil actions could be brought against such entity. In addition, the contracts of such entity would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of the entity and liquidate its business.

Risks Related To Conflicts of Interest

We depend on our advisor and its key personnel and if any such key personnel were to cease to be affiliated with our advisor, our business could suffer.

Our ability to achieve our investment objectives is dependent upon the performance of our advisor and, to a significant degree, upon the continued contributions of certain of the key personnel of our advisor, each of whom would be difficult to replace. If our advisor were to lose the benefit of the experience, efforts and abilities of any these individuals, our operating results could suffer.

Our advisor and its affiliates, including our officers and our affiliated directors, will face conflicts of interest caused by compensation arrangements with us, which could result in actions that are not in the best interests of our stockholders.

Our advisor and its affiliates receive substantial fees from us in return for their services and these fees could influence the advice provided to us. Among other matters, these compensation arrangements could affect their judgment with respect to:

•

future public offerings of equity by us, which would allow the dealer manager to earn additional dealer manager fees and allow our advisor to earn increased acquisition fees, investment management fees and property management fees;

•	real property sales, since the investment management fees and property management fees payable to our advisor and its affiliates will decrease; and

•	the purchase of assets from our sponsor and its affiliates, which may allow our advisor or its affiliates to earn additional acquisition fees, investment management fees and property management fees.

Further, our advisor may recommend that we invest in a particular asset or pay a higher purchase price for the asset than it would otherwise recommend if it did not receive an acquisition fee in connection with such transactions. Certain potential acquisition fees, investment management fees and property management fees will be paid irrespective of the quality of the underlying real estate or property management services. These fees may influence our advisor to recommend transactions with respect to the sale of a property or properties that may not be in our best interest. Our advisor will have considerable discretion with respect to the terms and timing of our acquisition, disposition and leasing transactions. In evaluating investments and other management strategies, the opportunity to earn these fees may lead our advisor to place undue emphasis on criteria relating to its compensation at the expense of other criteria, such as the preservation of capital, to achieve higher short-term compensation. This could result in decisions that are not in the best interests of our stockholders.

We may compete with Steadfast Income REIT, Steadfast Apartment REIT III and other affiliates of our sponsor for opportunities to acquire or sell investments, which may have an adverse impact on our operations.

We may compete for investment opportunities with Steadfast Income REIT or Steadfast Apartment REIT III, public, non-listed REITs sponsored by our sponsor that also focus their investment strategy on multifamily properties located in the United States. Steadfast Income REIT terminated its initial public offering on December 20, 2013. Steadfast Apartment REIT III commenced its initial public offering on February 5, 2016, and terminated its initial public offering on August 31, 2018. Steadfast Income REIT and Steadfast Apartment REIT III may engage in future public offerings for its shares, including, but not limited to, a public offering of shares pursuant to its distribution reinvestment plan. Even if Steadfast Income REIT and Steadfast Apartment REIT III are no longer publicly offering their shares of common stock, Steadfast Income REIT and Steadfast Apartment REIT III may reinvest any proceeds from a sale of assets or the refinancing of debt or raise additional funds available for investment. Although Steadfast Income REIT and Steadfast Apartment REIT III are the only investment programs currently sponsored by or affiliated with our sponsor that may directly compete with us for investment opportunities, our sponsor may launch additional investment programs in the future that compete with us for investment opportunities. To the extent that we compete with Steadfast Income REIT, Steadfast Apartment REIT III or any other program affiliated with our sponsor for investments, our sponsor will face potential conflicts of interest and there is a risk that our sponsor will select investment opportunities for us that provide lower returns than the investments selected for other such programs, or that certain otherwise attractive investment opportunities will not be available to us. In addition, certain of our affiliates currently own or manage multifamily properties in geographical areas in which we own multifamily properties. As a result of our potential competition with Steadfast Income REIT, Steadfast Apartment REIT III and other affiliates of our sponsor, certain investment opportunities that would otherwise be available to us may not in fact be available. Such competition may also result in conflicts of interest that are not resolved in our favor.

The time and resources that our sponsor and its affiliates could devote to us may be diverted to other investment activities, and we may face additional competition due to the fact that our sponsor and its affiliates are not prohibited from raising money for, or managing, another entity that makes the same or other types of investments that we do.

Our sponsor and its affiliates are not prohibited from raising money for, or managing, another investment entity that makes the same or other types of investments as we do. As a result, the time and resources they could devote to us may be diverted to other investment activities. Additionally, some of our directors and officers serve as directors and officers of investment entities sponsored by our sponsor and its affiliates, including Steadfast Income REIT, Steadfast Apartment REIT III and Stira Alcentra Global Credit Fund, a closed-end fund recently formed by affiliates of our sponsor. We cannot currently estimate the time our officers and directors will be required to devote to us because the time commitment required of our officers and directors will vary depending upon a variety of factors, including, but not limited to, general economic and market conditions affecting us, our advisor’s ability to locate and acquire investments that meet our investment objectives and the size of our real estate portfolio. Since these professionals engage in and will continue to engage in other business activities on behalf of themselves and others, these professionals will face conflicts of interest in allocating their time among us, our advisor, and its affiliates and other business activities in which they are involved. This could result in actions that are more favorable to affiliates of our advisor than to us.

In addition, we may compete with affiliates of our advisor for the same investors and investment opportunities. We may also co-invest with any such investment entity. Even though all such co-investments will be subject to approval by our independent directors, they could be on terms not as favorable to us as those we could achieve co-investing with a third party.

Our advisor may have conflicting fiduciary obligations if we acquire assets from affiliates of our sponsor or enter into joint ventures with affiliates of our sponsor. As a result, in any such transaction we may not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

Our advisor may cause us to invest in a property owned by, or make an investment in equity securities in or real estate-related loans to, our sponsor or its affiliates or through a joint venture with affiliates of our sponsor. In these circumstances, our advisor will have a conflict of interest when fulfilling its fiduciary obligation to us. In any such transaction, we would not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

The fees we paid to affiliates in connection with our public offering and continue to pay in connection with the acquisition and management of our investments were determined without the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

The fees paid to the dealer manager for services they provided for us and the fees to be paid to our advisor, our property managers and other affiliates for services they provide for us were determined without the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties, may be in excess of amounts that we would otherwise pay to third parties for such services and may reduce the amount of cash that would otherwise be available for investments in real properties and distributions to our stockholders.

Risks Related To Investments in Real Estate

Our operating results will be affected by economic and regulatory changes that impact the real estate market in general.

Our investments in multifamily properties will be subject to risks generally attributable to the ownership of real property, including:

•	changes in global, national, regional or local economic, demographic or real estate market conditions;

•	changes in supply of or demand for similar properties in an area;

•	increased competition for real property investments targeted by our investment strategy;

•	bankruptcies, financial difficulties or lease defaults by our residents;

•	changes in interest rates and availability of financing;

•	changes in the terms of available financing, including more conservative loan-to-value requirements and shorter debt maturities;

•	competition from other residential properties;

•	the inability or unwillingness of residents to pay rent increases;

•	changes in government rules, regulations and fiscal policies, including changes in tax, real estate, environmental and zoning laws;

•	the severe curtailment of liquidity for certain real estate related assets; and

•	rent restrictions due to government program requirements.

All of these factors are beyond our control. Any negative changes in these factors could affect our ability to meet our obligations and make distributions to stockholders.

We are unable to predict future changes in global, national, regional or local economic, demographic or real estate market conditions. For example, a recession or rise in interest rates could make it more difficult for us to lease or dispose of multifamily properties and could make alternative interest-bearing and other investments more attractive and therefore potentially lower the relative value of the real estate assets we acquire. These conditions, or others we cannot predict, may adversely affect our results of operations and returns to our stockholders. In addition, the value of the multifamily properties we acquire may decrease following the date we acquire such properties due to the risks described above or any other unforeseen changes in market conditions. If the value of our multifamily properties decreases, we may be forced to dispose of our properties at a price lower than the price we paid to acquire our properties, which could adversely impact the results of our operations and our ability to make distributions and return capital to our investors.

A concentration of our investments in the apartment sector may leave our profitability vulnerable to a downturn or slowdown in the sector or state or region.

Our property portfolio is comprised solely of multifamily properties. As a result, we will be subject to risks inherent in investments in a single type of property. Because our investments are in the apartment sector, the potential effects on our revenues, and as a result, our cash available for distribution to our stockholders, resulting from a downturn or slowdown in the apartment sector could be more pronounced than if we had more fully diversified our investments. If our investments are concentrated in a particular state or geographic region, and such state or geographic region experiences economic difficulty disproportionate to the nation as a whole, then the potential effects on our revenues, and as a result, our cash available for distribution to our stockholders, could be more pronounced than if we had more fully diversified our investments geographically.

We depend on residents for our revenue, and therefore, our revenue and our ability to make distributions to our stockholders is dependent upon the ability of the residents at our properties to generate enough income to pay their rents in a timely manner. A substantial number of non-renewals, terminations or lease defaults could reduce our net income and limit our ability to make distributions to our stockholders.

The underlying value of our properties and the ability to make distributions to our stockholders depend upon the ability of the residents at our properties to generate enough income to pay their rents in a timely manner, and the success of our investments depends upon the occupancy levels, rental income and operating expenses of our properties and our company. Residents’ inability to timely pay their rents may be impacted by employment and other constraints on their personal finances, including debts, purchases and other factors. These and other changes beyond our control may adversely affect our residents’ ability to make rental payments. In the event of a resident default or bankruptcy, we may experience delays in enforcing our rights as landlord and may incur costs in protecting our investment and re-leasing our property. We may be unable to re-lease the property for the rent previously received. We may be unable to sell a property with low occupancy without incurring a loss. These events and others could cause us to reduce the amount of distributions we make to stockholders and the value of our stockholders’ investment to decline.

We may be unable to secure funds for future capital improvements, which could adversely impact our ability to make cash distributions to our stockholders.

In order to attract residents, we may be required to expend funds for capital improvements and apartment renovations when residents do not renew their leases or otherwise vacate their apartment homes. In addition, we may require substantial funds to renovate an apartment community in order to sell it, upgrade it or reposition it in the market. If we have insufficient capital reserves, we will have to obtain financing from other sources. We intend to establish capital reserves in an amount we, in our discretion, believe is necessary. A lender also may require escrow of capital reserves in excess of any established reserves. If these reserves or any reserves otherwise established are designated for other uses or are insufficient to meet our cash needs, we may have to obtain financing from either affiliated or unaffiliated sources to fund our cash requirements. We cannot assure our stockholders that sufficient financing will be available or, if available, will be available on economically feasible terms or on terms acceptable to us. Moreover, certain reserves required by lenders may be designated for specific uses and may not be available for capital purposes such as future capital improvements. Additional borrowing for capital needs and capital improvements will increase our interest expense, and therefore our financial condition and our ability to make cash distributions to our stockholders may be adversely affected.

A property that experiences significant vacancy could be difficult to sell or re-lease.

A property may experience significant vacancy through the eviction of residents and/or the expiration of leases. Certain of the multifamily properties we acquire may have some level of vacancy at the time of our acquisition of the property and we may have difficulty obtaining new residents. If vacancies continue for a long period of time, we may suffer reduced revenues resulting in lower cash distributions to stockholders. In addition, the resale value of the property could be diminished because the market value may depend principally upon the value of the leases of such property.

We will compete with numerous other persons and entities for real estate investments.

We are subject to significant competition in seeking real estate investments and residents. We compete with many third parties engaged in real estate investment activities, including other REITs, specialty finance companies, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds, institutional investors, investment banking firms, lenders, hedge funds, governmental bodies and other entities. Many of our competitors have substantially greater financial and other resources than we have and may have substantially more operating experience than us. They may also enjoy significant competitive advantages that result from, among other things, a lower cost of capital.

Competition from other multifamily communities and housing alternatives for residents could reduce our profitability and the return on your investment.

The multifamily property market in particular is highly competitive. This competition could reduce occupancy levels and revenues at our multifamily properties, which would adversely affect our operations. We face competition from many sources, including from other multifamily properties in markets where we own properties. In addition, overbuilding of multifamily properties may occur, which would increase the number of multifamily homes available and may decrease occupancy and unit rental rates. Furthermore, our multifamily properties compete, with numerous housing alternatives in attracting residents, including owner occupied single- and multifamily homes available to rent or purchase. Competitive housing in a particular area and the increasing affordability of owner occupied single and multifamily homes available to rent or buy caused by declining mortgage interest rates and government programs to promote home ownership could adversely affect our ability to retain our residents, lease apartment homes and increase or maintain rental rates.

Our strategy for acquiring value-enhancement multifamily properties involves greater risks than more conservative investment strategies.

We have implemented a value-enhancement strategy for a substantial portion of the total apartment homes we have acquired. Our value-enhancement strategy involves the acquisition of under-managed, stabilized apartment communities in high job and population growth neighborhoods and the investment of additional capital to make strategic upgrades of the interiors of the apartment homes. These opportunities will vary in degree based on the specific business plan for each asset, but could include new appliances, better cabinets, countertops and flooring. Our strategy for acquiring value-enhancement multifamily properties involves greater risks than more conservative investment strategies. The risks related to these value-enhancement investments include risks related to delays in the repositioning or improvement process, higher than expected capital improvement costs, possible borrowings necessary to fund such costs, and ultimately that the repositioning process may not result in the higher rents and occupancy rates anticipated. In addition, our value-enhancement properties may not produce revenue while undergoing capital improvements. Furthermore, we may also be unable to complete the improvements of these properties and may be forced to hold or sell these properties at a loss. For these and other reasons, we cannot assure you that we will realize growth in the value of our value-enhancement multifamily properties, and as a result, our ability to make distributions to our stockholders could be adversely affected.

Multifamily properties are illiquid investments, and we may be unable to adjust our portfolio in response to changes in economic or other conditions or sell a property if or when we decide to do so.

Multifamily properties are illiquid investments. We may be unable to adjust our portfolio in response to changes in economic or other conditions. In addition, the real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates, supply and demand, and other factors that are beyond our control. We cannot predict whether we will be able to sell any real property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a real property.

Additionally, we may be required to expend funds to correct defects or to make improvements before a real property can be sold. We cannot assure you that we will have funds available to correct such defects or to make such improvements.

In acquiring a real property, we may agree to restrictions that prohibit the sale of that real property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that real property. All these provisions would restrict our ability to sell a property, which could reduce the amount of cash available for distribution to our stockholders.

Short-term apartment leases expose us to the effects of declining market rent, which could adversely impact our ability to make cash distributions to our stockholders.

Substantially all of our apartment leases are for a term of one year or less. Because these leases generally permit the residents to leave at the end of the lease term without penalty, our rental revenues may be impacted by declines in market rents more quickly than if our leases were for longer terms.

Increased construction of similar properties that compete with our apartment communities in any particular location could adversely affect the operating results of our properties and our cash available for distribution to our stockholders.

We may have acquired apartment communities in locations that may be experiencing increases in construction of properties that compete with our apartment communities. This increased competition and construction could:

•	make it more difficult for us to find residents to lease apartment homes in our apartment communities;

•	force us to lower our rental prices in order to lease apartment homes in our apartment communities; or

•	substantially reduce our revenues and cash available for distribution to our stockholders.

Actions of joint venture partners could negatively impact our performance.

We may enter into joint ventures with third parties, including with entities that are affiliated with our advisor. We may also purchase and develop properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements with the sellers of the properties, affiliates of the sellers, developers or other persons. Such investments may involve risks not otherwise present with a direct investment in real estate, including, for example:

•	the possibility that our venture partner or co-tenant in an investment might become bankrupt;

•	that the venture partner or co-tenant may at any time have economic or business interests or goals which are, or which become, inconsistent with our business interests or goals;

•	that such venture partner or co-tenant may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives;

•	the possibility that we may incur liabilities as a result of an action taken by such venture partner;

•

that disputes between us and a venture partner may result in litigation or arbitration that would increase our expenses and prevent our officers and directors from focusing their time and effort on our business;

•

the possibility that if we have a right of first refusal or buy/sell right to buy out a co-venturer, co-owner or partner, we may be unable to finance such a buy-out if it becomes exercisable or we may be required to purchase such interest at a time when it would not otherwise be in our best interest to do so; or

•	the possibility that we may not be able to sell our interest in the joint venture if we desire to exit the joint venture.

Such investments may also have the potential risk of impasses on decisions because neither we nor the co-venturer would have full control over the joint venture, which might have a negative influence on the joint venture and decrease potential returns to you. In addition, to the extent our participation represents a minority interest, a majority of the participants may be able to take actions which are not in our best interests because of our lack of full control. Disputes between us and co-venturers may result in litigation or arbitration that would increase our expenses and prevent our officers and/or directors from focusing their time and effort on our business. Consequently, actions by or disputes with co-venturers might result in subjecting properties owned by the joint venture to additional risk. In addition, to the extent that our venture partner or co-tenant is an affiliate of the Advisor, certain conflicts of interest will exist.

Our multifamily properties will be subject to property taxes that may increase in the future, which could adversely affect our cash flow.

Our multifamily properties are subject to real and personal property taxes, as well as excise taxes, that may increase as tax rates change and as the properties are assessed or reassessed by taxing authorities. As the owner of the properties, we are ultimately responsible for payment of the taxes to the applicable government authorities. If we fail to pay any such taxes, the applicable taxing authority may place a lien on the real property and the real property may be subject to a tax sale. In addition, we will generally be responsible for real property taxes related to any vacant space.

Uninsured losses or costly premiums for insurance coverage relating to real property may adversely affect your returns.

We attempt to adequately insure all of our multifamily properties against casualty losses. The nature of the activities at certain properties we may acquire may expose us and our operators to potential liability for personal injuries and property damage claims. In addition, there are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, tornadoes, hurricanes, pollution or environmental matters that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Risks associated with potential acts of terrorism could sharply increase the premiums we pay for coverage against property and casualty claims. Mortgage lenders sometimes require commercial property owners to purchase specific coverage against acts of terrorism as a condition for providing mortgage loans. These policies may not be available at a reasonable cost, if at all, which could inhibit our ability to finance or refinance our properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. Changes in the cost or availability of insurance could expose us to uninsured casualty losses. In the event that any of our properties incurs a casualty loss that is not fully covered by insurance, the value of our assets will be reduced by any such uninsured loss. In addition, we cannot assure you that funding will be available to us for repair or reconstruction of damaged real property in the future.

Costs of complying with governmental laws and regulations related to environmental protection and human health and safety may be high.

All real property investments and the operations conducted in connection with such investments are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. Some of these laws and regulations may impose joint and several liability on customers, owners or operators for the costs to investigate or remediate contaminated properties, regardless of fault or whether the acts causing the contamination were legal.

Under various federal, state and local environmental laws, a current or previous owner or operator of real property may be liable for the cost of removing or remediating hazardous or toxic substances on such real property. These environmental laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. In addition, the presence of hazardous substances, or the failure to properly remediate these substances, may adversely affect our ability to sell, rent or pledge such real property as collateral for future borrowings. Environmental laws also may impose restrictions on the manner in which real property may be used or businesses may be operated. Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require us to incur material expenditures. Future laws, ordinances or regulations may impose material environmental liability. Additionally, the existing condition of land when we buy it, operations in the vicinity of our properties, such as the presence of underground storage tanks, or activities of unrelated third parties, may affect our properties. There are also various local, state and federal fire, health, life-safety and similar regulations with which we may be required to comply and which may subject us to liability in the form of fines or damages for noncompliance. In connection with the acquisition and ownership of our properties, we may be exposed to these costs in connection with such regulations. The cost of defending against environmental claims, any damages or fines we must pay, compliance with environmental regulatory requirements or remediating any contaminated real property could materially and adversely affect our business and results of operations, lower the value of our assets and, consequently, lower the amounts available for distribution to our stockholders.

The costs associated with complying with the Americans with Disabilities Act may reduce the amount of cash available for distribution to our stockholders.

Investment in properties may also be subject to the Americans with Disabilities Act of 1990, as amended, or the ADA. Under the ADA, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. We are committed to complying with the ADA to the extent to which it applies. The ADA has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. With respect to the properties we acquire, the ADA’s requirements could require us to remove access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. We will attempt to acquire properties that comply with the ADA or place the burden on the seller or other third party, such as residents, to ensure compliance with the ADA. We cannot assure you that we will be able to acquire properties or allocate responsibilities in this manner. Any monies we use to comply with the ADA will reduce the amount of cash available for distribution to our stockholders.

To the extent we invest in age-restricted communities, we may incur liability by failing to comply with the Housing for Older Persons Act, or HOPA, the Fair Housing Act, or FHA, or certain state regulations, which may affect cash available for distribution to our stockholders.

To the extent we invest in age-restricted communities, any such properties must comply with the FHA and HOPA. The FHA generally prohibits age-based housing discrimination; however certain exceptions exist for housing developments that qualify as housing for older persons. HOPA provides the legal requirements for such housing developments. In order for housing to qualify as housing for older persons, HOPA requires (1) all residents of such developments to be at least 62 years of age or (2) that at least 80% of the occupied apartment homes are occupied by at least one person who is at least 55 years of age and that the housing community publish and adhere to policies and procedures that demonstrate this required intent and comply with rules issued by the United States Department of Housing and Urban Development, or HUD, for verification of occupancy. In addition, certain states require that age-restricted communities register with the state. Noncompliance with the FHA, HOPA or state registration requirements could result in the imposition of fines, awards of damages to private litigants, payment of attorneys’ fees and other costs to plaintiffs, substantial litigation costs and substantial costs of remediation, all of which would reduce the amount of cash available for distribution to our stockholders.

Government housing regulations may limit the opportunities at some of the government-assisted housing properties we invest in, and failure to comply with resident qualification requirements may result in financial penalties or loss of benefits, such as rental revenues paid by government agencies.

To the extent that we invest in government-assisted housing, we may acquire properties that benefit from governmental programs intended to provide affordable housing to individuals with low or moderate incomes. These programs, which are typically administered by HUD or state housing finance agencies, generally provide mortgage insurance, favorable financing terms, tax credits or rental assistance payments to property owners. As a condition of the receipt of assistance under these programs, the properties must comply with various requirements, which typically limit rents to pre-approved amounts and impose restrictions on resident incomes. Failure to comply with these requirements and restrictions may result in financial penalties or loss of benefits. In addition, we will typically need to obtain the approval of HUD in order to acquire or dispose of a significant interest in or manage a HUD-assisted property.

Risks Associated with Real Estate-Related Assets

Disruptions in the financial markets and deteriorating economic conditions could adversely impact the market for real estate-related assets, which may negatively impact our investments in real-estate related assets.

We may invest in real estate-related assets backed by multifamily properties. The returns available to investors in these investments are determined by: (1) the supply and demand for such investments and (2) the existence of a market for such investments, which includes the ability to sell or finance such investments. During periods of volatility the number of investors participating in the market may change at an accelerated pace. As liquidity or “demand” increases, the returns available to investors will decrease. Conversely, a lack of liquidity will cause the returns available to investors to increase. In recent years, concerns pertaining to the deterioration of credit in the residential mortgage market have adversely impacted almost all areas of the debt capital markets including corporate bonds, asset-backed securities and commercial real estate bonds and loans. Future instability in the financial markets or weakened economic conditions may negatively impact investments in such real estate-related assets.

If we make or invest in mortgage loans, our mortgage loans may be affected by unfavorable real estate market conditions and other factors that impact the commercial real estate underlying the mortgage loans, which could decrease the value of those loans and the return on your investment.

If we make or invest in mortgage loans, we will be at risk of defaults by the borrowers on those mortgage loans. These defaults may be caused by many conditions beyond our control, including interest rate levels, economic conditions affecting real estate values and other factors that impact the value of the underlying real estate. We will not know whether the values of the properties securing our mortgage loans will remain at the levels existing on the dates of origination of those mortgage loans. If the values of the underlying properties decrease, our risk will increase because of the lower value of the security associated with such loans.

Our investments in real estate-related assets may be illiquid, and we may not be able to reallocate our portfolio in response to changes in economic and other conditions.

Certain of the real estate-related assets that we may purchase in connection with privately negotiated transactions will not be registered under the relevant securities laws, resulting in a prohibition against their transfer, sale, pledge or other disposition except in a transaction that is exempt from the registration requirements of, or is otherwise in accordance with, those laws. The mezzanine and bridge loans we may purchase would be particularly illiquid investments due to their short life, their unsuitability for securitization and the greater difficulty of recoupment in the event of a borrower’s default. As a result, our ability to reallocate our portfolio in response to changes in economic and other conditions may be relatively limited.

Risks Associated With Debt Financing

We incur mortgage indebtedness and other borrowings that may increase our business risks and could hinder our ability to make distributions and decrease the value of your investment.

We have financed a portion of the purchase price of our multifamily properties by borrowing funds. Under our charter, we are prohibited from borrowing in excess of 300% of the value of our net assets. For valuation purposes, the value of a property will equal the value determined by an independent third-party appraiser or qualified independent valuation expert. Generally speaking, this is expected to approximate 75% of the aggregate cost of our assets. We may borrow in excess of these amounts if such excess is approved by a majority of the independent directors and is disclosed to stockholders in our next quarterly report, along with the justification for such excess. In addition, we may incur mortgage debt and pledge some or all of our investments as security for that debt to obtain funds to acquire additional investments or for working capital. We may also borrow funds as necessary or advisable to ensure we maintain our REIT tax qualification, including the requirement that we distribute at least 90% of our annual REIT taxable income to our stockholders (computed without regard to the distribution-paid deduction and excluding net capital gains). Furthermore, we may borrow in excess of the borrowing limitations in our charter if we otherwise deem it necessary or advisable to ensure that we maintain our qualification as a REIT for federal income tax purposes.

Certain debt levels will cause us to incur higher interest charges, which would result in increased debt service payments and could be accompanied by restrictive covenants. If there is a shortfall between the cash flow from a property and the cash flow needed to service mortgage debt on that property, the amount available for distributions to our stockholders may be reduced. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, thus reducing the value of your investment. For tax purposes, a foreclosure on any of our properties will generally be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we will recognize taxable income on foreclosure, but we would not receive any cash proceeds. If any mortgage contains cross collateralization or cross default provisions, a default on a single property could affect multiple properties. If any of our properties are foreclosed upon due to a default, our ability to pay cash distributions to our stockholders could be adversely affected.

Instability in the debt markets and our inability to find financing on attractive terms may make it more difficult for us to finance or refinance properties, which could reduce the amount of cash distributions we can make to our stockholders.

If mortgage debt is unavailable on reasonable terms as a result of increased interest rates, underwriting standards, capital market instability or other factors, we run the risk of being unable to refinance such debt when the loans come due, or of being unable to refinance on favorable terms to the extent that we place mortgage debt on properties. If interest rates are higher when we refinance debt, our income could be reduced. We may be unable to refinance debt at appropriate times, which may require us to sell properties on terms that are not advantageous to us, or could result in the foreclosure of such properties. If any of these events occur, our cash flow would be reduced. This, in turn, would reduce cash available for distribution to our stockholders and may hinder our ability to raise more capital by issuing securities or by borrowing more money.

Increases in interest rates could increase the amount of our debt payments and negatively impact our operating results.

The interest we pay on our debt obligations reduces our cash available for distributions. Utilization of variable rate debt, combined with increases in interest rates would increase our interest costs, which would reduce our cash flows and our ability to make distributions to our stockholders. If we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments at times which may not permit realization of the maximum return on such investments.

Changes in banks’ inter-bank lending rate reporting practices or the method pursuant to which LIBOR is determined may impact our variable rate debt and adversely affect our ability to manage and hedge our debt.

Our variable rate debt is tied to the benchmark LIBOR. LIBOR and other indices are the subject of recent national, international, and other regulatory guidance and proposals for reform. Some of these reforms are already effective while others are still to be implemented. These reforms may cause such benchmarks to perform differently than in the past, or have other consequences which cannot be predicted. LIBOR is calculated by reference to a market for interbank lending that continues to shrink, as its based on increasingly fewer actual transactions. This increases the subjectivity of the LIBOR calculation process and increases the risk of manipulation. Actions by the regulators or law enforcement agencies, as well as ICE Benchmark Administration (the current administrator of LIBOR), may result in changes to the manner in which LIBOR is determined or the establishment of alternative reference rates. For example, on July 27, 2017, the U.K. Financial Conduct Authority announced that it intends to stop persuading or compelling banks to submit LIBOR rates after 2021.

It is likely that, over time, U.S. Dollar LIBOR will be replaced by the Secured Overnight Financing Rate (“SOFR”) published by the Federal Reserve Bank of New York. However, the manner and timing of this shift is currently unknown. SOFR is an overnight rate instead of a term rate, making SOFR an inexact replacement for LIBOR. There is currently no perfect way to create robust, forward-looking, SOFR term rates. Market participants are still considering how various types of financial instruments and securitization vehicles should react to a discontinuation of LIBOR. It is possible that not all of our variable rate debt will transition away from LIBOR at the same time, and it is possible that not all of our variable rate debt will transition to the same alternative reference rate, in each case increasing the difficulty of hedging. Switching existing financial instruments and hedging transactions from LIBOR to SOFR requires calculations of a spread. Industry organizations are attempting to structure the spread calculation in a manner that minimizes the possibility of value transfer between counterparties, borrowers, and lenders by virtue of the transition, but there is no assurance that the calculated spread will be fair and accurate or that all asset types and all types of securitization vehicles will use the same spread. We and other market participants have less experience understanding and modeling SOFR-based assets and liabilities than LIBOR-based assets and liabilities, increasing the difficulty of investing, hedging, and risk management. The process of transition involves operational risks. It is also possible that no transition will occur for many financial instruments, meaning that those instruments would continue to be subject to the weaknesses of the LIBOR calculation process. At this time, it is not possible to predict the effect of any such changes, any establishment of alternative reference rates or any other reforms to LIBOR that may be implemented. If LIBOR ceases to exist, we may need to renegotiate with borrowers and financing institutions that utilize LIBOR as a factor in determining the interest rate to replace LIBOR with the new standard that is established. As such, the potential effect of any such event on our cost of capital and interest income cannot yet be determined.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.

When providing financing, a lender may impose restrictions on us that affect our distributions and operating policies, and our ability to incur additional debt. Loan documents we enter into may contain covenants that limit our ability to further mortgage a property, discontinue insurance coverage, or replace our advisor. In addition, loan documents may limit our ability to replace a property’s property manager or terminate certain operating or lease agreements related to a property. These or other limitations may adversely affect our flexibility and our ability to achieve our investment objectives.

The derivative financial instruments that we use to hedge against interest rate fluctuations may not be successful in mitigating our risks associated with interest rates and could reduce the overall returns on your investment.

We use derivative financial instruments, such as interest rate cap or collar agreements and interest rate swap agreements, to hedge exposures to changes in interest rates on loans secured by our assets, but no hedging strategy can protect us completely. These agreements involve risks, such as the risk that counterparties may fail to honor their obligations under these arrangements and that these arrangements may not be effective in reducing our exposure to interest rate changes. We cannot assure you that our hedging strategy and the derivatives that we use will adequately offset the risk of interest rate volatility or that our hedging transactions will not result in losses. In addition, the use of such instruments may reduce the overall return on our investments. These instruments may also generate income that may not be treated as qualifying REIT income for purposes of the 75% or 95% REIT income tests.

Federal Income Tax Risks

Failure to qualify as a REIT would reduce our net earnings available for investment or distribution.

If we fail to qualify as a REIT for any taxable year and we do not qualify for certain statutory relief provisions, we will be subject to federal income tax on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer qualify for the dividends paid deduction, and we would no longer be required to make distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax.

You may have current tax liability on distributions you elect to reinvest in our common stock.

If you participate in our distribution reinvestment plan, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. In addition, you will be treated for tax purposes as having received an additional distribution to the extent the shares are purchased at a discount to fair market value. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the shares of common stock received.

Distributions payable by REITs generally are subject to a higher tax rate than regular corporate dividends under current law.

The maximum U.S. federal income tax rate for certain qualified dividends payable to U.S. stockholders that are individuals, trusts and estates generally is 20% (but under the Tax Act (as defined below), U.S. stockholders that are individuals, trusts and estates generally may deduct 20% of ordinary dividends from a REIT for taxable years beginning after December 31, 2017 and before January 1, 2026). Dividends payable by REITs, however, are generally subject to a higher rate when paid to such stockholders. The more favorable rates applicable to regular corporate dividends under current law could cause investors who are individuals, trusts and estates or are otherwise sensitive to these lower rates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay distributions, which could adversely affect the value of the stock of REITs, including our shares of our common stock.

Even if we qualify as a REIT for federal income tax purposes, we may be subject to other tax liabilities that reduce our cash flow and our ability to make distributions to you.

Even if we qualify as a REIT for federal income tax purposes, we may be subject to some federal, state and local taxes on our income or property. For example:

In order to qualify as a REIT, we must distribute annually at least 90% of our REIT taxable income (which is determined without regard to the dividends-paid deduction or net capital gain for this purpose) to our stockholders. To the extent that we satisfy the distribution requirement but distribute less than 100% of our REIT taxable income, we will be subject to federal corporate income tax on the undistributed income.

We will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions we pay in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from prior years.

If we have net income from the sale of foreclosure property that we hold primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we must pay a tax on that income at the highest corporate income tax rate.

If we sell an asset, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business and we do not qualify for a statutory safe harbor, our gain would be subject to the 100% “prohibited transaction” tax unless such sale were made by one of our taxable REIT subsidiaries.

REIT distribution requirements could adversely affect our ability to execute our business plan.

We generally must distribute annually at least 90% of our REIT taxable income (which is determined without regard to the dividends paid deduction or net capital gain for this purpose) in order to qualify as a REIT. To the extent that we satisfy this distribution requirement, but distribute less than 100% of our REIT taxable income (including net capital gain), we will be subject to federal corporate income tax on our undistributed REIT taxable income. In addition, we will be subject to a 4% nondeductible excise tax if the actual amount that we pay out to our stockholders in a calendar year is less than a minimum amount specified under federal tax laws. We intend to make distributions to our stockholders to comply with the REIT requirements of the Internal Revenue Code.

From time to time, we may generate taxable income greater than our taxable income for financial reporting purposes, or our taxable income may be greater than our cash flow available for distribution to stockholders. If we do not have other funds available in these situations we could be required to borrow funds, sell investments at disadvantageous prices or find another alternative source of funds to make distributions sufficient to satisfy the REIT distribution requirement and to avoid corporate income tax and the 4% excise tax in a particular year. There is no assurance that outside financing will be available to us. Even if available, the use of outside financing or other alternative sources of funds to pay distributions could increase our costs or dilute our stockholders’ equity interests. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.

To maintain our REIT status, we may be forced to forgo otherwise attractive opportunities, which may delay or hinder our ability to meet our investment objectives and reduce your overall return.

To maintain our REIT status, we must satisfy certain tests on an ongoing basis concerning, among other things, the sources of our income, nature of our assets and the amounts we distribute to our stockholders. We may be required to make distributions to stockholders at times when it would be more advantageous to reinvest cash in our business or when we do not have funds readily available for distribution. Compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits and the value of your investment.

Our gains from sales of our assets are potentially subject to the prohibited transaction tax, which could reduce the return on your investment.

Our ability to dispose of property during the first few years following acquisition is restricted to a substantial extent as a result of our REIT status. We will be subject to a 100% tax on any gain realized on the sale or other disposition of any property (other than foreclosure property) we own, directly or through any subsidiary entity, including our operating partnership, but excluding any taxable REIT subsidiaries, that is deemed to be inventory or property held primarily for sale to customers in the ordinary course of trade or business, unless we qualify for a statutory safe harbor. Whether property is inventory or otherwise held primarily for sale to customers in the ordinary course of a trade or business depends on the particular facts and circumstances surrounding each property. We intend to avoid the 100% prohibited transaction tax by (1) conducting activities that may otherwise be considered prohibited transactions through a taxable REIT subsidiary, (2) conducting our operations in such a manner so that no sale or other disposition of an asset we own, directly or through any subsidiary other than a taxable REIT subsidiary, will be treated as a prohibited transaction or (3) structuring certain dispositions of our properties to comply with certain safe harbors available under the Internal Revenue Code for properties held at least two years. However, no assurance can be given that any particular property we own, directly or through any subsidiary entity, including our operating partnership, but excluding any taxable REIT subsidiaries, will not be treated as inventory or property held primarily for sale to customers in the ordinary course of a trade or business.

Complying with REIT requirements may force us to liquidate otherwise attractive investments.

To maintain our REIT status, we must ensure that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualifying real estate assets, including certain mortgage loans and mortgage-backed securities. Our investment in securities (other than government securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer. No more than 20% of the value of our total assets can be represented by securities of one or more taxable REIT subsidiaries, and not more than 25% of the value of our assets may consist of “nonqualified publicly offered REIT debt instruments.”

If we fail to comply with these requirements at the end of any calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences. As a result, we may be required to liquidate from our portfolio otherwise attractive investments. These actions could have the effect of reducing our income and amounts available for distribution to our stockholders.

Liquidation of assets may jeopardize our REIT status.

To maintain our REIT status, we must comply with requirements regarding our assets and our sources of income. If we are compelled to liquidate our investments to repay obligations to our lenders, we may be unable to comply with these requirements, ultimately jeopardizing our qualification as a REIT, or we may be subject to a 100% tax on any resultant gain if we sell assets that are treated as dealer property or inventory.

The failure of a mezzanine loan to qualify as a real estate asset could adversely affect our ability to qualify as a REIT.

We may acquire or originate mezzanine loans. The Internal Revenue Service has provided a safe harbor in Revenue Procedure 2003-65 for structuring mezzanine loans so that they will be treated by the Internal Revenue Service as a real estate asset for purposes of the REIT asset tests and interest derived from mezzanine loans will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We may acquire mezzanine loans that do not meet all of the requirements of the safe harbor. In the event we own a mezzanine loan that does not meet the safe harbor, the Internal Revenue Service could challenge such loan’s treatment as a real estate asset for purposes of the REIT asset and income tests and, if such a challenge were sustained, we could fail to continue to qualify as a REIT.

If our operating partnership fails to maintain its status as a disregarded entity or partnership, its income may be subject to taxation, which would reduce the cash available for distribution to you and likely result in a loss of our REIT status.

We intend to maintain the status of the operating partnership as a disregarded entity or partnership for U.S. federal income tax purposes. However, if the Internal Revenue Service were to successfully challenge the status of the operating partnership as a disregarded entity or partnership for such purposes, it would be taxable as a corporation. In such event, this would reduce the amount of distributions that the operating partnership could make to us. This would also likely result in our losing REIT status, and, if so, becoming subject to a corporate level tax on our own income. This would substantially reduce any cash available to pay distributions. In addition, if any of the partnerships or limited liability companies through which the operating partnership owns its properties, in whole or in part, loses its characterization as a partnership and is otherwise not disregarded for U.S. federal income tax purposes, it would be subject to taxation as a corporation, thereby reducing distributions to the operating partnership. Such a recharacterization of an underlying property owner could also threaten our ability to maintain our status as a REIT.

Legislative or regulatory action could adversely affect investors.

In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of U.S. federal income tax laws applicable to investments similar to an investment in shares of our common stock. Additional changes to the tax laws are likely to continue to occur, and we cannot assure our stockholders that any such changes will not adversely affect our taxation and our ability to continue to qualify as a REIT or the taxation of a stockholder. Any such changes could have an adverse effect on an investment in our shares or on the market value or the resale potential of our assets. Our stockholders are urged to consult with their tax advisor with respect to the impact of recent legislation on their investment in our shares and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our shares.

Although REITs generally receive better tax treatment than entities taxed as regular corporations, it is possible that future legislation would result in a REIT having fewer tax advantages, and it could become more advantageous for a company that invests in real estate to elect to be treated for U.S. federal income tax purposes as a regular corporation. As a result, our charter provides our board of directors with the power, under certain circumstances, to revoke or otherwise terminate our REIT election and cause us to be taxed as a regular corporation, without the vote of our stockholders. Our board of directors has fiduciary duties to us and our stockholders and could only cause such changes in our tax treatment if it determines in good faith that such changes are in the best interests of our stockholders.

In addition, on December 22, 2017, the Tax Cuts and Jobs Act, or the Tax Act, was signed into law. The Tax Act made significant changes to the U.S. federal income tax rules for taxation of individuals and businesses, generally effective for taxable years beginning after December 31, 2017. In addition to reducing corporate and individual tax rates, the Tax Act eliminates or restricts various deductions. Most of the changes applicable to individuals are temporary and apply only to taxable years beginning after December 31, 2017, and before January 1, 2026. The Tax Act made numerous large and small changes to the tax rules that do not affect the REIT qualification rules directly, but may otherwise affect us or our stockholders.

While the changes in the Tax Act generally appear to be favorable with respect to REITs, the extensive changes to non-REIT provisions in the Internal Revenue Code may have unanticipated effects on us or our stockholders. Moreover, Congressional leaders have recognized that the process of adopting extensive tax legislation in a short amount of time without hearings and substantial time for review is likely to have led to drafting errors, issues needing clarification and unintended consequences that will have to be revisited in subsequent tax legislation. At this point, it is not clear if or when Congress will address these issues or when the IRS will issue administrative guidance on the changes made in the Tax Act.

We urge our stockholders to consult with their own tax advisor with respect to the status of the Tax Act and other legislative, regulatory or administrative developments and proposals and their potential effect on an investment in shares of our common stock.

Our property taxes could increase due to property tax rate changes or reassessment, which would impact our cash flows.

Even if we qualify as a REIT for federal income tax purposes, we will be required to pay some state and local taxes on our properties. The real property taxes on our properties may increase as property tax rates change or as our properties are assessed or reassessed by taxing authorities. Therefore, the amount of property taxes we pay in the future may increase substantially. If the property taxes we pay increase and if any such increase is not reimbursable under the terms of our lease, then our cash flows will be impacted, and our ability to pay expected distributions to our stockholders could be adversely affected.

Non-U.S. investors may be subject to FIRPTA on the sale of shares of our common stock if we are unable to qualify as a “domestically controlled qualified investment entity.”

A non-U.S. person disposing of a U.S. real property interest, including shares of a U.S. corporation whose assets consist principally of U.S. real property interests, is generally subject to a tax, known as FIRPTA, on the gain recognized on the disposition of such interest. However, certain qualified foreign pension plans and certain foreign publicly traded entities are exempt from FIRPTA withholding. Further, FIRPTA does not apply to the disposition of stock in a REIT if the REIT is a “domestically controlled qualified investment entity.” A REIT is a domestically controlled qualified investment entity if, at all times during a specified testing period (the continuous five-year period ending on the date of disposition or, if shorter, the entire period of the REIT’s existence), less than 50% in value of its shares is held directly or indirectly by non-U.S. holders. We cannot assure you that we will qualify as a domestically controlled qualified investment entity. If we were to fail to so qualify, gain realized by a non-U.S. investor on a sale of our common stock would be subject to FIRPTA unless our common stock was traded on an established securities market and the non-U.S. investor did not at any time during a specified testing period directly or indirectly own more than 10% of the value of our outstanding common stock.

Retirement Plan Risks

If a stockholder that is a Benefit Plan or IRA fails to meet the fiduciary and other standards under ERISA or the Internal Revenue Code as a result of an investment in our stock, such stockholder could be subject to civil (and criminal, if the failure is willful) penalties.

There are special considerations that apply to employee benefit plans subject to ERISA (such as pension, profit-sharing or 401(k) plans) and other retirement plans or accounts subject to Section 4975 of the Internal

Revenue Code (such as an IRA or Keogh plan) including assets of an insurance company general account or entity whose assets are considered “plan assets” under ERISA (which we collectively refer to as, “Benefit Plans and IRAs”) whose assets are invested in our common stock. Stockholders that are Benefit Plans and IRAs should satisfy themselves that:

•

the investment is consistent with the fiduciary obligations under ERISA and the Internal Revenue Code, or any other applicable governing authority in the case of a plan not subject to ERISA or the Internal Revenue Code;

•	the investment is made in accordance with the documents and instruments governing the Benefit Plan or IRA, including any investment policy;

•

the investment satisfies the prudence, diversification and other requirements of Section 404(a)(1)(B) and 404(a)(1)(C) of ERISA and other applicable provisions of ERISA and the Internal Revenue Code and any other applicable law;

•	the investment will not impair the liquidity needs, the minimum and other distribution requirements and the withholding requirements that may be applicable to the Benefit Plan or IRA;

•	the investment will not produce unrelated business taxable income, referred to as UBTI, for the Benefit Plan or IRA;

•

the Benefit Plans and IRAs will be able to value the assets of the Benefit Plan or IRA annually (or more frequently) in accordance with ERISA, the Internal Revenue Code and applicable provisions of the Benefit Plan or IRA;

•	the investment will not constitute a prohibited transaction under Section 406 of ERISA, Section 4975 of the Internal Revenue Code, or any similar rule under other applicable law; and

•	the investment will cause our assets to be treated as “plan assets” of the Benefit Plan or IRA.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA, the Internal Revenue Code or other applicable statutory or common law may result in the imposition of civil and criminal (if the violation is willful) penalties and could subject the fiduciary to equitable remedies. In addition, if an investment in our common stock constitutes a prohibited transaction under ERISA or the Internal Revenue Code, the “party-in-interest” (within the meaning of ERISA) or “disqualified person” (within the meaning of the Internal Revenue Code) who authorized or directed the investment may have to compensate the plan for any losses the plan suffered as a result of the transaction or restore to the plan any profits made by such person as a result of the transaction, or may be subject to excise taxes with respect to the amount involved. In the case of a prohibited transaction involving IRA, the IRA may be disqualified and all of the assets of the IRA may be deemed distributed and subject to tax.

In addition to considering their fiduciary responsibilities under ERISA and the prohibited transaction rules of ERISA and the Internal Revenue Code, stockholders that are Benefit Plans and IRAs should consider the effect of the plan assets regulation. U.S. Department of Labor Regulation Section 2510.3-101, as modified by ERISA Section 3(42). We cannot guarantee our stockholders that we will qualify for an exemption from the plan assets regulation. If we do qualify for an exemption from the plan assets regulation, our underlying assets would be treated as “plan assets” of the investing Benefit Plan or IRA under the plan assets regulation and () we would be an ERISA fiduciary and subject to certain fiduciary requirements of ERISA with which it would be difficult for us to comply and (ii) we could be restricted from entering into favorable transactions if the transaction, absent an exemption, would constitute a prohibited transaction under ERISA or the Internal Revenue Code. Even if our assets are not considered to be “plan assets” a prohibited transaction could occur if we or any of our affiliates is a fiduciary (within the meaning of ERISA) of a Benefit Plan or IRA stockholder.

Due to the complexity of these rules and the potential penalties that may be imposed, it is important that stockholders that are Benefit Plans and IRAs consult with their own advisors regarding potential applicability of ERISA, the Internal Revenue Code and any similar applicable law.

Stockholders that are Benefit Plans and IRA may be limited in their ability to withdraw required minimum distributions as a result of an investment in shares of our common stock.

If Benefit Plans and IRAs invest in our common stock, the Internal Revenue Code may require such plan or IRA to withdraw required minimum distributions from such plan or IRA in the future. Our stock will be highly illiquid, and our share repurchase program only offers limited liquidity. If a Benefit Plan or IRA requires liquidity, it may generally sell its shares, but such sale may be at a price less than the price at which such plan or IRA initially purchased its shares of our common stock. If a Benefit Plan or IRA fails to make required minimum distributions, it may be subject to certain taxes and tax penalties.

Specific rules apply to foreign, governmental and church plans.

As a general rule, certain employee benefit plans, including foreign pension plans, governmental plans established or maintained in the United States (as defined in Section 3(32) of ERISA), and certain church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA’s requirements and are not “benefit plan investors” within the meaning of the plan assets regulation of the U.S. Department of Labor. Any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Internal Revenue Code and, under certain circumstances in the case of church plans, Section 4975 of the Internal Revenue Code. Also, some foreign plans and governmental plans may be subject to foreign, state, or local laws which are, to a material extent, similar to the provisions of ERISA or Section 4975 of the Internal Revenue Code. Each fiduciary of a plan subject to any such similar law should make its own determination as to the need for and the availability of any exemption relief.

ITEM 1B. UNRESOLVED STAFF COMMENTS

We have no unresolved staff comments.

ITEM 2. PROPERTIES

As of December 31, 2018, we owned 34 multifamily properties consisting of an aggregate of 11,601 apartment homes. The total contract purchase price of our real estate portfolio as of December 31, 2018 was $1,499,381,750, exclusive of closing costs. For additional information on our real estate portfolio, see Part I, Item I. “Business—Our Real Estate Portfolio” of this Annual Report on Form 10-K.

Our principal executive offices are located at 18100 Von Karman Avenue, Suite 500, Irvine, CA 92612. Our telephone number, general facsimile number and website address are (949) 852-0700, (949) 852-0143 and http://www.steadfastreits.com, respectively.

ITEM 3. LEGAL PROCEEDINGS

From time to time, we are party to legal proceedings that arise in the ordinary course of our business. Management is not aware of any legal proceedings of which the outcome is reasonably likely to have a material adverse effect on our results of operations or financial condition, nor are we aware of any such legal proceedings contemplated by government agencies.

ITEM 4. MINE SAFETY DISCLOSURES

Not applicable.

PART II

ITEM 5.	MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND PURCHASES OF EQUITY SECURITIES

Stockholder Information

As of March 7, 2019, we had approximately 51,932,358 shares of common stock outstanding held by a total of approximately 18,000 stockholders. The number of stockholders is based on the records of DST Systems, Inc., who serves as our transfer agent.

Market Information

No public market currently exists for our shares of common stock and we currently have no plans to list our shares on a national securities exchange. Until our shares are listed, if ever, our stockholders may not sell their shares unless the buyer meets the applicable suitability and minimum purchase requirements. In addition, our charter prohibits the ownership of more than 9.8% in value of our outstanding capital stock (which includes common stock and preferred stock we may issue) and more than 9.8% in value or number of shares, whichever is more restrictive, of our outstanding common stock, unless exempted (prospectively or retroactively) by our board of directors. Consequently, there is the risk that our stockholders may not be able to sell their shares at a time or price acceptable to them.

Estimated Value Per Share

Background

In November 2018, our board of directors initiated a process to determine an estimated value per share of the shares of our common stock. We are providing an estimated value per share to assist broker-dealers that participated in our public offering in meeting their customer account statement reporting obligations under National Association of Securities Dealers Conduct Rule 2340, as required by the Financial Industry Regulatory Authority, Inc., or FINRA. This valuation was performed in accordance with Practice Guideline 2013-01, Valuations of Publicly Registered Non-Listed REITs, issued by the Institute for Portfolio Alternatives (formerly known as the Investment Program Association), or IPA, in April 2013, or the IPA valuation guidelines. Our board of directors formed a valuation committee, or the valuation committee, comprised solely of independent directors, to oversee the process of determining our estimated value per share. Upon approval of our board of directors, we engaged CBRE Capital Advisors, Inc., or CBRE Cap, a FINRA registered broker dealer firm that specializes in providing real estate financial services, to provide property-level and aggregate valuation analyses and a range for the estimated value per share of our common stock as of December 31, 2018.

From CBRE Cap’s engagement through the issuance of its valuation report on March 12, 2019, or the valuation report, CBRE Cap held discussions with our advisor and our senior management and conducted or commissioned such investigations, research, review and analyses as it deemed necessary. CBRE Cap based its calculation of the range for our estimated value per share of our common stock upon appraisals of all our real properties, or the appraisals, performed by CBRE, Inc., or CBRE, an affiliate of CBRE Cap and an independent third-party appraisal firm, and valuations performed by our advisor with respect to our other assets and liabilities. The valuation committee, upon its receipt and review of the valuation report, concluded that the range between $14.98 and $16.74 for our estimated value per share proposed in the valuation report was reasonable and recommended that the board adopt $15.84 as the estimated value per share of our common stock as of December 31, 2018. The estimated value per share represents the weighted average of the range reflecting the effect of using differing discount rates and terminal capitalization rates in the sensitivity analysis. On March 12, 2019, our board of directors accepted the valuation committee’s recommendation and approved $15.84 as the estimated value per share of our common stock as of December 31, 2018. CBRE Cap is not responsible for the determination of the estimated value per share of our common stock as of December 31, 2018.

Valuation Methodology

In preparing the valuation report, CBRE Cap, among other things:

•	reviewed financial and operating information requested from or provided by our advisor and us;

•	reviewed and discussed with us and our advisor the historical and anticipated future financial performance of our multifamily properties, including forecasts prepared by us and our advisor;

•	reviewed appraisals commissioned by us that contained analysis on each of our multifamily properties and performed analyses and studies for each property;

•	conducted or reviewed CBRE Cap proprietary research, including market and sector capitalization rate surveys;

•	reviewed third-party research, including equity reports and online data providers;

•	compared our financial information to similar information of companies that CBRE Cap deemed to be comparable;

•	reviewed our reports filed with the SEC, including our Quarterly Report on Form 10-Q for the period ended September 30, 2018, and the unaudited financial statements therein; and

•	reviewed the unaudited financial statements as of December 31, 2018, as prepared by us.

The appraisals were performed in accordance with Uniform Standards of Professional Appraisal Practice and were all MAI appraisals. The appraisals were prepared by CBRE and personnel who are members and hold the MAI designation. CBRE Cap reviewed and took into consideration the appraisals, and described the results of the appraisals in its valuation report. Discreet values were assigned to each property in our portfolio.

Our valuation committee and board of directors considered the following valuation methodology with respect to each multifamily property, which was applied by CBRE Cap in its valuation report. Unlevered, ten-year discounted cash flow analyses from appraisals were created for our fully operational properties. The “terminal capitalization rate” method was used to calculate the terminal value of the assets, with such rates varying based on the specific geographic location and other relevant factors.

Valuation Summary: Material Assumptions

The valuation process we used to determine an estimated value per share was designed to follow the recommendations of the IPA valuation guidelines.

The following table summarizes the key assumptions that were employed by CBRE Cap in the discounted cash flow models to estimate the value of our real estate assets:

	Range	Weighted-Average
Terminal capitalization rate	5.78% - 6.08%	5.93%
Discount rate	7.14% - 7.51%	7.33%

While we believe that CBRE’s assumptions and inputs are reasonable, a change in these assumptions and inputs may significantly impact the appraised value of the real estate properties and our estimated value per share. The table below illustrates the impact on the estimated value per share if the terminal capitalization rates or discount rates were adjusted by 2.5% in either direction, which represents a 5% sensitivity analysis, in accordance with the IPA valuation guidelines, assuming all other factors remain unchanged:

	Increase (Decrease) on the Estimated Value per Share due to
	Decrease of 2.5%	Increase of 2.5%
Terminal capitalization rate	$0.43	$(0.48)
Discount rate	0.40	(0.43)

In its valuation report, CBRE Cap included an estimate of the December 31, 2018 value of our assets, including cash and selected other assets net of payables, and accruals and other liabilities including notes payable. The estimated values of our notes payable are equal to GAAP fair values in this annual report, but do not equal the book value of the loans in accordance with GAAP. The GAAP fair values of our notes payable were determined using a discounted cash flow analysis. The discounted cash flow analysis was based on projected cash flow over the remaining loan terms and on management’s estimates of current market interest rates for instruments with similar characteristics. The carrying values of a majority of our other assets and liabilities are considered to equal their fair value due to their short term maturities or liquid nature. Certain balances, such as lease intangible assets and liabilities related to real estate investments and deferred financing costs have been eliminated for the purpose of the valuation since the value of those balances was already considered in the appraisals.

Our estimated value per share takes into consideration any potential liability related to an incentive fee our advisor is entitled to upon meeting certain stockholder return thresholds in accordance with our charter. For purposes of determining the estimated value per share, our advisor calculated the potential liability related to this incentive fee based on a hypothetical liquidation of our assets and liabilities at their estimated fair values, without considering the impact of any potential closing costs and fees related to the disposition of real estate properties, and determined that there would be a liability related to the incentive fee of $5,218,160.

Taking into consideration the reasonableness of the valuation methodology, assumptions and conclusions contained in the valuation report, the board of directors determined the estimated value of our equity interest in our real estate portfolio to be in the range of $1,777,959,694 to $1,881,531,755 and our net asset value to range between $775,104,772 and $866,261,775, or between $14.98 and $16.74 per share, based on a share count of 51,723,801 shares issued and outstanding as of December 31, 2018.

As with any valuation methodology, the methodologies considered by the valuation committee and board of directors in reaching an estimate of the value of our shares are based upon all of the foregoing estimates, assumptions, judgments and opinions that may, or may not, prove to be correct. The use of different estimates, assumptions, judgments or opinions may have resulted in significantly different estimates of the value of our shares.

The following table summarizes the material components of our estimated value and estimated value per share as of December 31, 2018 and December 31, 2017:

	Estimated Value as of December 31,		Estimated Value Per Share as of December 31,
	2018	2017	2018	2017
Real estate properties	$1,827,610,000	$1,777,635,000	$35.33	$34.96
Cash	72,738,775	27,298,855	1.41	0.54
Other assets	4,760,131	15,903,101	0.09	0.31
Mortgage debt	(1,042,358,884)	(1,011,004,179)	(20.15)	(19.88)
Other liabilities	(37,994,945)	(34,259,950)	(0.74)	(0.68)
Incentive fee	(5,218,160)	(3,604,360)	(0.10)	(0.07)

Estimated value per share	$819,536,917	$771,968,467	$15.84	$15.18

The estimated value of our real estate properties as of December 31, 2018 and 2017 was $1,827,610,000 and $1,777,635,000, respectively, while the total cost of the real estate properties was $1,612,494,662 and $1,595,533,800, respectively, comprised of the aggregate purchase price and capital expenditures subsequent to acquisition.

Additional Information Regarding the Valuation, Limitations of Estimated Value per Share and the Engagement of CBRE Cap

In accordance with the IPA valuation guidelines, the valuation committee reviewed, confirmed and approved the processes and methodologies employed by CBRE Cap and their consistency with real estate industry standards and best practices.

The valuation report issued March 12, 2019, was based upon market, economic, financial and other information, circumstances and conditions existing prior to December 31, 2018, and any material change in such information, circumstances and/or conditions may have a material effect on the estimated value per share. CBRE Cap’s valuation materials were addressed solely to our board of directors to assist it in establishing an estimated value of our common stock. CBRE Cap’s valuation materials were restricted, were not addressed to the public and should not be relied upon by any other person to establish an estimated value of our common stock. The valuation report does not constitute a recommendation by CBRE Cap to purchase or sell any shares of our common stock and should not be represented as such.

Each of CBRE Cap and CBRE reviewed the information supplied or otherwise made available to it by us or our advisor for reasonableness, and assumed and relied upon the accuracy and completeness of all such information and of all information supplied or otherwise made available to it by any other party, and did not undertake any duty or responsibility to verify independently any of such information. With respect to operating or financial forecasts and other information and data provided to or otherwise reviewed by or discussed with CBRE Cap and CBRE, CBRE Cap and CBRE assumed that such forecasts and other information and data were reasonably prepared in good faith reflecting our and our advisor’s best currently available estimates and judgments and other subjective judgments, and relied upon us and our advisor to advise CBRE Cap and CBRE promptly if any information previously provided became inaccurate or was required to be updated during the period of its review. CBRE Cap assumes no obligation to update or otherwise revise these materials. In preparing its valuation materials, CBRE Cap did not, and was not requested to, solicit third-party indications of interest for us in connection with possible purchases of our securities or the acquisition of all or any part of us.

In performing its analyses, CBRE Cap made numerous assumptions as of various points in time with respect to industry performance, general business, economic and regulatory conditions, current and future rental market for our operating properties and those in development and other matters, many of which are necessarily subject to change and beyond the control of CBRE Cap and us. The analyses performed by CBRE Cap are not necessarily indicative of actual values, trading values or actual future results of our common stock that might be achieved, all of which may be significantly more or less favorable than suggested by the valuation report. The analyses do not purport to be appraisals or to reflect the prices at which the properties may actually be sold, and such estimates are inherently subject to uncertainty. The actual value of our common stock may vary significantly depending on numerous factors that generally impact the price of securities, our financial condition and the state of the real estate industry more generally. Accordingly, with respect to the estimated value per share of our common stock, neither we nor CBRE Cap can give any assurance that:

•	a stockholder would be able to resell shares at this estimated value;

•	a stockholder would ultimately realize distributions per share equal to our estimated value per share upon liquidation of our assets and settlement of our liabilities or a sale of the Company;

•	another independent third-party appraiser or third-party valuation firm would agree with our estimated value per share;

•	a third party would offer the estimated value per share in an arm’s length transaction to purchase all or substantially all of our shares of common stock;

•	our shares would trade at a price equal to or greater than the estimated value per share if we listed them on a national securities exchange; or

•

the methodology used to estimate our value per share would be acceptable to FINRA or the reporting requirements under ERISA, the Internal Revenue Code or other applicable law, or the applicable provisions of a Benefit Plan or IRA.

The December 31, 2018 estimated value per share was reviewed and recommended by our valuation committee and approved by our board of directors at meetings held on March 12, 2019. The value of our common stock will fluctuate over time as a result of, among other things, developments related to individual assets and responses to the real estate and capital markets. We expect to utilize an independent valuation firm to update the estimated value per share as of December 31, 2019, in accordance with the IPA valuation guidelines.

The estimated value per share does not reflect a discount for the fact that we are externally managed, nor does it reflect a real estate portfolio premium/discount versus the sum of the individual property values. The estimated value per share does not take into account estimated disposition costs and fees for real estate properties that are not under contract to sell or debt prepayment penalties that could apply upon the prepayment of certain of our debt obligations or the impact of restrictions on the assumption of debt.

CBRE Cap is a FINRA registered broker-dealer and is an investment banking firm that specializes in providing real estate financial services. CBRE is actively engaged in the business of appraising commercial real estate properties similar to those owned by us in connection with public securities offerings, private placements, business combinations and similar transactions. We commissioned CBRE to deliver an appraisal report relating to our real estate properties and CBRE received fees upon delivery of such report. In addition, we have agreed to indemnify CBRE Cap against certain liabilities arising out of this engagement. Each of CBRE Cap and CBRE is an affiliate of CBRE Group, Inc., or the CBRE Group, a Fortune 500 and S&P 500 company headquartered in Los Angeles, California, one of the world’s largest commercial real estate services and investment firms (in terms of 2018 revenue) and a parent holding company of affiliated companies that are engaged in the ordinary course of business in many areas related to commercial real estate and related services. CBRE Cap and its affiliates possess substantial experience in the valuation of assets similar to those owned by us and regularly undertake the valuation of securities in connection with public offerings, private placements, business combinations and similar transactions. For the preparation of the valuation report, we paid CBRE Cap a customary fee for services of this nature, no part of which was contingent relating to the provision of services or specific findings. We have not engaged CBRE Cap for any other services. During the past four years, CBRE Cap assisted our board of directors in the determination of the estimated value per share and certain of our affiliates engaged affiliates of CBRE primarily for various real estate-related services and these affiliates of CBRE received fees in connection with such services. We anticipate that affiliates of CBRE will continue to provide similar or other real estate-related services in the future for us and our affiliates. In addition, we may in our discretion engage CBRE Cap to assist our board of directors in future determinations of our estimated value per share. We are not affiliated with CBRE, CBRE Cap or any of their affiliates. CBRE Cap and CBRE and their affiliates may from time to time in the future perform other commercial real estate appraisal, valuation and financial advisory services for us and our affiliates in transactions related to the properties that are the subjects of the appraisals, so long as such other services do not adversely affect the independence of the applicable CBRE appraiser. While we and affiliates of our advisor have engaged and may engage CBRE Cap or its affiliates in the future for commercial real estate services of various kinds, we believe that there are no material conflicts of interest with respect to our engagement of CBRE Cap.

In the ordinary course of their business, each of CBRE Cap and CBRE, and their respective affiliates, directors and officers may structure and effect transactions for their own accounts or for the accounts of their customers in commercial real estate assets of the same kind and in the same markets as our assets.

Distribution Information

To qualify and maintain our qualification as a REIT, we are required to distribute 90% of our annual taxable income, determined without regard to the dividends paid deduction and by excluding net capital gains, to our stockholders. If the aggregate amount of cash distributions in any given year exceeds the amount of our “REIT taxable income” generated during the year, the excess amount will either be (1) a return on capital or (2) gain from the sale or exchange of property to the extent that a stockholder’s basis in our common stock equals or is reduced to zero as the result of our current or prior year distributions.

We declared distributions based on daily record dates for each day during the period commencing April 7, 2014 through December 31, 2018. During the years ended December 31, 2018 and 2017, distributions declared for all record dates of a given month were paid approximately three days after month-end. Distributions were calculated at a rate of $0.002466 per share per day, which if paid each day over a 365-day period is equivalent to a 6.0% annualized distribution rate based on a purchase price of $15.00 per share of common stock. There is no guarantee that we will pay distributions at this rate in the future or at all.

Distributions declared during the years ended December 31, 2018 and 2017 aggregated by quarter, are as follows:

	2018
	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Total
Total Distributions Declared(1)	$11,312,463	$11,485,650	$11,664,156	$11,717,500	$46,179,769
Total Per Share Distribution	$0.222	$0.224	$0.227	$0.227	$0.900
Annualized Rate Based on Purchase Price	6.0%	6.0%	6.0%	6.0%	6.0%

	2017
	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Total
Total Distributions Declared(1)	$11,078,212	$11,267,096	$11,458,896	$11,516,859	$45,321,063
Total Per Share Distribution	$0.222	$0.224	$0.227	$0.227	$0.900
Annualized Rate Based on Purchase Price	6.0%	6.0%	6.0%	6.0%	6.0%

(1)	Distributions were based on daily record dates and calculated at a rate of $0.002466 per share per day for the years ended December 31, 2018 and 2017.

The tax composition of our distributions declared for the years ended December 31, 2018 and 2017 was as follows:

	December 31,
	2018	2017
Ordinary income	20.7%	—%
Return of capital	79.3%	100.0%

Total	100.0%	100.0%

Generally, our policy is to pay distributions from cash flow from operations. Because we may receive income from interest or rents at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund capital expenditures and other expenses, we expect that from time to time during our operational stage, we will declare distributions in anticipation of cash flow that we expect to receive during a later period, and we expect to pay these distributions in advance of our actual receipt of these funds. In these instances, our board of directors has the authority under our organizational documents, to the extent permitted by Maryland law, to fund distributions from sources such as borrowings, offering proceeds or the deferral of fees and expense reimbursements by our advisor in its sole discretion. We have not established a limit on the amount of proceeds we may use from our public offering to fund distributions. If we pay distributions from sources other than cash flow from operations, we will have fewer funds available for investments and our stockholders’ overall return on their investment in us may be reduced. As of December 31, 2018, 15%, 14% and 72% of distributions, including shares issued pursuant to our distribution reinvestment plan, have been funded from our revolving line of credit, the refinancing of our outstanding debt, offering proceeds and cash flows from operations, respectively.

Pursuant to our distribution reinvestment plan, stockholders had the option to elect to have their cash distributions reinvested in shares of our common stock at an initial price of $14.25 per share. On February 14, 2017, our board of directors determined a new share price of $14.85 for purposes of our distribution reinvestment plan. On March 14, 2018, our board of directors determined a new share price of $15.18 for purposes of our distribution reinvestment plan. On March 12, 2019, our board of directors determined a new share price of $15.84 for purposes of our distribution reinvestment plan. No sales commissions or dealer manager fees are payable on shares sold through our distribution reinvestment plan. Our board of directors may terminate the distribution reinvestment plan at its discretion at any time upon ten days’ notice to our stockholders. Following any termination of the distribution reinvestment plan, all subsequent distributions to stockholders will be made in cash.

For additional information on our distributions, see Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Distributions.”

Unregistered Sales of Equity Securities

On each of August 11, 2016, August 10, 2017 and August 8, 2018, we granted 1,666 shares of restricted common stock to each of our three independent directors pursuant to our independent directors’ compensation plan as compensation for services in connection with their re-election to the board of directors at our annual meeting of stockholders. The shares of restricted stock issued pursuant to our independent directors’ compensation plan were issued in transactions exempt from registration pursuant to Section 4(a)(2) of the Securities Act.

Share Repurchase Plan

Our share repurchase plan may provide an opportunity for our stockholders to have their shares of common stock repurchased by us, subject to certain restrictions and limitations. No shares can be repurchased under our share repurchase plan until after the first anniversary of the date of purchase of such shares; provided, however, that this holding period shall not apply to repurchases requested within two years after the death or disability of a stockholder.

From March 29, 2016, the date we first published an estimated value per share, until April 14, 2018, the purchase price for shares repurchased under our share repurchase plan was as follows:

Share Purchase Anniversary	Repurchase Price on Repurchase Date(1)
Less than 1 year	No Repurchase Allowed
1 year	92.5% of Estimated Value per Share(2)
2 years	95.0% of Estimated Value per Share(2)
3 years	97.5% of Estimated Value per Share(2)
4 years	100.0% of Estimated Value per Share(2)
In the event of a stockholder’s death or disability(3)	Average Issue Price for Shares(4)

On March 14, 2018, our board of directors amended the terms of our share repurchase plan effective as of April 15, 2018 to (1) limit the amount of shares repurchased pursuant to our share repurchase plan each quarter to $2,000,000 and (2) revise the repurchase price to an amount equal to 93% of the most recent publicly disclosed estimated value per share. Pursuant to the amended share repurchase program, the current share repurchase price is $14.73 per share, which represents 93% of the estimated value per share of $15.84. The share repurchase price is further reduced based on how long the stockholder has held the shares as follows:

Share Purchase Anniversary	Repurchase Price on Repurchase Date(1)
Less than 1 year	No Repurchase Allowed
1 year	92.5% of the Share Repurchase Price(2)
2 years	95.0% of the Share Repurchase Price(2)
3 years	97.5% of the Share Repurchase Price(2)
4 years	100.0% of the Share Repurchase Price(2)
In the event of a stockholder’s death or disability(3)	Average Issue Price for Shares(4)

(1)

As adjusted for any stock dividends, combinations, splits, recapitalizations or any similar transaction with respect to the shares of common stock. Repurchase price includes the full amount paid for each share, including all sales commissions and dealer manager fees.

(2)

The “Share Repurchase Price” equals 93% of the Estimated Value Per Share. The “Estimated Value per Share” is the most recent publicly disclosed estimated value per share determined by our board of directors.

(3)	The required one-year holding period does not apply to repurchases requested within two years after death or disability of a stockholder.
(4)	The purchase price per share for shares repurchased upon the death or disability of a stockholder will be equal to the average issue price per share for all of the stockholder’s shares.

The repurchase price per share for shares repurchased pursuant to our share repurchase plan will be further reduced by the aggregate amount of net proceeds per share, if any, distributed to our stockholders prior to the repurchase date (defined below) as a result of the sale of one or more of our assets that constitutes a return of capital as a result of such sales.

Repurchases of shares of our common stock are made quarterly upon written request to us at least 15 days prior to the end of the applicable quarter. Repurchase requests will be honored approximately 30 days following the end of the applicable quarter, or the repurchase date. Stockholders may withdraw their repurchase request at any time up to three business days’ prior to the repurchase date.

We cannot guarantee that the funds set aside for the share repurchase plan will be sufficient to accommodate all repurchase requests made in any quarter. In the event that we do not have sufficient funds available to repurchase all of the shares of our common stock for which repurchase requests have been submitted in any quarter, priority will be given to repurchase requests in the case of the death or disability of a stockholder. If we repurchase less than all of the shares subject to a repurchase request in any quarter, with respect to any shares which have not been repurchased, we will treat the shares that have not been repurchased as a request for repurchase in the following quarter pursuant to the limitations of the share repurchase plan and when sufficient funds are available unless the stockholder withdraws the request for repurchase. Such pending requests will be honored among all requests for repurchases in any given repurchase period as follows: first, pro rata as to repurchases sought upon a stockholder’s death or disability; and, next, pro rata as to other repurchase requests.

We are not obligated to repurchase shares of our common stock under the share repurchase plan. The share repurchase plan limits the number of shares to be repurchased in any calendar year to (1) the lessor of 5% of the weighted average number of shares of common stock outstanding during the prior calendar year or the $2,000,000 limit for any quarter and (2) those that could be funded from the net proceeds from the sale of shares under our distribution reinvestment plan in the prior calendar year, plus such additional funds as may be reserved for that purpose by our board of directors. Such sources of funds could include cash on hand, cash available from borrowings and cash from liquidations of securities investments as of the end of the applicable month, to the extent that such funds are not otherwise dedicated to a particular use, such as working capital, cash distributions to stockholders or purchases of real estate assets. There is no fee in connection with a repurchase of shares of our common stock pursuant to our share repurchase plan.

Our board of directors may, in its sole discretion, amend, suspend or terminate the share repurchase plan at any time upon 30 days’ notice to our stockholders if it determines that the funds available to fund the share repurchase plan are needed for other business or operational purposes or that amendment, suspension or termination of the share repurchase plan is in the best interest of our stockholders. Therefore, a stockholder may not have the opportunity to make a repurchase request prior to any potential termination or suspension of our share repurchase plan. The share repurchase plan will terminate in the event that a secondary market develops for our shares of common stock.

During the year ended December 31, 2018, we fulfilled repurchase requests and repurchased shares of our common stock pursuant to our share repurchase plan as follows:

	Total Number of Shares Requested to be Repurchased(1)	Total Number of Shares Repurchased	Average Price Paid per Share(2)(3)	Approximate Dollar Value of Shares Available That May Yet Be Repurchased Under the Program
January 2018	79,896	185,218	$14.24	(4)
February 2018	76,777	15,861	14.64	(4)
March 2018	153,279	1,092	14.48	(4)
April 2018	121,062	—	—	(4)
May 2018	18,284	144,440	13.85	(4)
June 2018	92,228	—	—	(4)
July 2018	517,987	142,393	14.05	(4)
August 2018	256,487	—	—	(4)
September 2018	62,877	—	—	(4)
October 2018	153,787	142,328	14.05	(4)
November 2018	176,840	—	—	(4)
December 2018	104,797	—	—	(4)

	1,814,301	631,332

(1)

We generally repurchase shares approximately 30 days following the end of the applicable quarter in which requests were received. At December 31, 2018, we had $2,000,000, representing 138,961 shares of outstanding and unfulfilled repurchase requests, all of which were fulfilled on January 31, 2019.

(2)	We currently repurchase shares at prices determined as follows:

•	92.5% of the Share Repurchase Price for stockholders who have held their shares for at least one year;

•	95.0% of the Share Repurchase Price for stockholders who have held their shares for at least two years;

•	97.5% of the Share Repurchase Price for stockholders who have held their shares for at least three years; and

•	100% of the Share Repurchase Price for stockholders who have held their shares for at least four years.

The share repurchase price is 93% of the most recently determined estimated value per share. Notwithstanding the above, the repurchase price for repurchases sought upon a stockholder’s death, “qualifying disability” or “determination of incompetence” will be the average issue price the respective stockholder paid to acquire the shares from us.

(3)	From inception through December 31, 2018, our share repurchases have been funded exclusively from the net proceeds we received from the sale of shares under our distribution reinvestment plan.

(4)

The number of shares that may be repurchased pursuant to the share repurchase plan during any calendar year is limited to (1) the lessor of 5% of the weighted average number of shares outstanding during the prior calendar year or the $2,000,000 limit for any quarter and (2) those that can be funded from the net proceeds we received from the sale of shares under the distribution reinvestment plan during the prior calendar year, plus such additional funds as may be reserved for that purpose by our board of directors.

ITEM 6.	SELECTED FINANCIAL DATA

The following selected financial data as of December 31, 2018, 2017, 2016, 2015 and 2014 and for the years then ended should be read in conjunction with the accompanying consolidated financial statements and related notes thereto and Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Our results of operations for the periods presented below are not indicative of those expected in future periods. During the period from August 22, 2013 (inception) to May 22, 2014, we were in existence and commenced our initial public offering, but had not yet commenced real estate operations, as we had not yet acquired any real estate investments. As a result, we had no material results of operations for that period. We terminated our initial public offering on March 24, 2016.

	As of December 31,
	2018	2017	2016	2015	2014
Balance sheet data
Total real estate, net	$1,356,639,742	$1,411,166,101	$1,453,385,165	$1,207,028,126	$269,987,629
Total assets	1,434,138,648	1,454,368,057	1,497,101,228	1,258,692,194	306,470,497
Notes payable	1,050,155,743	993,405,862	971,761,151	850,766,025	196,930,600
Total liabilities	1,088,150,688	1,027,665,812	1,007,103,450	876,726,253	202,426,021
Redeemable common stock	—	36,397,062	27,949,492	9,401,360	660,089
Total stockholders’ equity	345,987,960	390,305,183	462,048,286	372,564,581	103,384,387

	For the Year Ended December 31,
	2018	2017	2016	2015	2014
Operating data
Total revenues	$169,963,230	$163,398,158	$144,010,514	$68,449,753	$7,255,266
Net loss	(49,100,346)	(33,623,841)	(37,682,474)	(50,694,124)	(11,840,455)
Net loss attributable to common stockholders	(49,100,346)	(33,623,841)	(37,682,474)	(50,694,124)	(11,840,455)
Loss per common share—basic and diluted	(0.96)	(0.67)	(0.80)	(2.33)	(4.74)
Other data
Cash flows provided by (used in) operating activities	33,557,275	34,670,391	38,221,740	6,674,297	(1,955,348)
Cash flows used in investing activities	(17,481,756)	(26,784,774)	(269,914,470)	(910,353,430)	(276,964,629)
Cash flows provided by (used in) financing activities	17,995,551	(8,033,178)	225,786,450	917,012,264	310,104,892
Distributions declared	46,179,769	45,321,063	42,357,688	19,559,628	2,224,079
Distributions declared per common share(1)	0.900	0.900	0.900	0.900	0.663
Weighted-average number of common shares outstanding, basic and diluted	51,312,947	50,358,618	47,092,206	21,753,832	2,495,771
FFO(2)	21,892,934	34,793,715	30,309,069	(8,255,364)	(6,523,945)
MFFO(2)	27,369,983	35,243,568	36,566,768	17,530,067	1,013,255

(1)

On April 4, 2014, our board of directors approved a cash distribution that began to accrue on April 7, 2014. Distributions declared per common share for the years ended December 31, 2018, 2017, 2016, 2015 and 2014 assume each share was issued and outstanding each day from April 7, 2014 through December 31, 2018. During the years ended December 31, 2018 and 2017, distributions declared were calculated at a rate of $0.002466 per share of common stock per day, which if paid over a 365-day period is equivalent to a 6.0% annualized distribution rate based on a purchase price of $15.00 per share of common stock. During the year ended December 31, 2016, distributions declared were calculated at a rate of $0.002459 per share of common stock per day, which if paid each day over a 366-day period, is equivalent to a 6.0% annualized distribution rate based on a purchase price of $15.00 per share of common stock.

(2)

GAAP basis accounting for real estate assets utilizes historical cost accounting and assumes real estate values diminish over time. In an effort to overcome the difference between real estate values and historical cost accounting for real estate assets, the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, established the measurement tool of FFO. Since its introduction, FFO has become a widely used non-GAAP financial measure among REITs. Additionally, we use MFFO, as defined by the IPA, as a supplemental measure to evaluate our operating performance. MFFO is based on FFO but includes certain adjustments we believe are necessary due to changes in accounting and reporting under GAAP since the establishment of FFO. Neither FFO or MFFO should be considered as an alternative to net loss or other measurements under GAAP as indicators of our operating performance, nor should they be considered as alternatives to cash flow from operating activities or other measurements under GAAP as indicators of liquidity. For additional information on how we calculate FFO and MFFO and a reconciliation of FFO and MFFO to net loss, see Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Funds From Operations and Modified Funds From Operations.”

ITEM 7.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with the “Selected Financial Data” above and our accompanying consolidated financial statements and the notes thereto included in this Annual Report on Form 10-K. Also see “Cautionary Note Regarding Forward Looking Statements” preceding Part I.

Overview

We were formed on August 22, 2013, as a Maryland corporation that elected to be taxed as, and qualifies as, a REIT. As described in more detail below, we own and manage a diverse portfolio of multifamily properties, located in the United States.

On December 30, 2013, we commenced our initial public offering of up to 66,666,667 shares of common stock at an initial price of $15.00 per share and up to 7,017,544 shares of common stock pursuant to our distribution reinvestment plan at an initial price of $14.25 per share. On March 24, 2016, we terminated our initial public offering. As of March 24, 2016, we had sold 48,625,651 shares of common stock for gross offering proceeds of $724,849,631, including 1,011,561 shares of common stock issued pursuant to our distribution reinvestment plan for gross offering proceeds of $14,414,752. Following the termination of our initial public offering, we continue to offer shares of our common stock pursuant to our distribution reinvestment plan. As of December 31, 2018, we had sold 52,921,670 shares of common stock for gross offering proceeds of $788,339,974, including 5,307,643 shares of common stock issued pursuant to our distribution reinvestment plan for gross offering proceeds of $77,905,095.

On February 14, 2017, our board of directors determined an estimated value per share of our common stock of $14.85 as of December 31, 2016. On March 14, 2018, our board of directors determined an estimated value per share of our common stock of $15.18 as December 31, 2017. On March 12, 2019, our board of directors determined an estimated value per share of our common stock of $15.84 as of December 31, 2018. In connection with the determination of an estimated value per share, our board of directors determined a purchase price per share for the distribution reinvestment plan of $14.85, $15.18 and $15.84, effective March 1, 2017, April 1, 2018 and April 1, 2019, respectively. In the future, our board of directors may, in its sole discretion and from time to time, change the price at which we offer shares pursuant to our distribution reinvestment plan to reflect changes in our estimated value per share and other factors that our board of directors deems relevant.

Subject to certain restrictions and limitations, Steadfast Apartment Advisor, LLC, which we refer to as our “advisor,” manages our day-to-day operations and our portfolio of properties and real estate-related assets. Our advisor sources and presents investment opportunities to our board of directors. Our advisor also provides investment management, marketing, investor relations and other administrative services on our behalf.

Substantially all of our business is conducted through Steadfast Apartment REIT Operating Partnership, L.P., our operating partnership. We are the sole general partner of our operating partnership and one of our wholly-owned subsidiaries is the only limited partner of our operating partnership. As we accepted subscriptions for shares of common stock, we transferred substantially all of the net proceeds of the initial public offering to our operating partnership as a capital contribution. The limited partnership agreement of our operating partnership provides that our operating partnership will be operated in a manner that will enable us to (1) satisfy the requirements for being classified as a REIT for federal income tax purposes, (2) avoid any federal income or excise tax liability and (3) ensure that our operating partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code which classification could result in our operating partnership being taxed as a corporation, rather than as a disregarded entity. In addition to the administrative and operating costs and expenses incurred by our operating partnership in acquiring and operating our investments, our operating partnership will pay all of our administrative costs and expenses, and such expenses will be treated as expenses of our operating partnership.

We elected to be taxed as a REIT under the Internal Revenue Code commencing with our taxable year ended December 31, 2014. As a REIT, we generally will not be subject to federal income tax to the extent that we distribute qualifying dividends to our stockholders. If we fail to qualify as a REIT in any taxable year, we would be subject to federal income tax on our taxable income at regular corporate rates and would not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which qualification is lost, unless the Internal Revenue Service grants us relief under certain statutory provisions. Failing to qualify as a REIT could materially and adversely affect our net income and results of operations.

Market Outlook

The economy in the United States has improved since the last recession; however, there is no assurance that economic conditions will continue to improve or will not worsen in the future. We believe economic and demographic trends will benefit our existing portfolio and that we have unique future investment opportunities in the multifamily sector. Home ownership rates are at near all-time lows. Demographic and economic factors favor the flexibility of rental housing and discourage the potential financial burden associated with home ownership. Additionally, Millennials and Baby Boomers, the two largest demographic groups comprising roughly half of the total population in the United States, are increasingly choosing rental housing over home ownership. Demographic studies suggest that Baby Boomers are downsizing their suburban homes and relocating to multifamily apartments. Millennials are renting multifamily apartments due to high levels of student debt and increased credit standards in order to qualify for a home mortgage. According to the Federal Reserve Bank of New York, aggregate student debt has surpassed automotive, home equity lines of credit and credit card debt. Millennials are also getting married and having children later and are choosing to live in apartment communities until their mid-30s. Today, 30% of Millennials are still living with their parents or are still in school. When they get a job, Millennials will likely rent moderate income apartments based upon an average income of $45,000 to $65,000. Our plan is to provide rental housing for these generational groups as they age. We believe these factors will continue to contribute to the demand for multifamily housing.

Our Real Estate Portfolio

As of December 31, 2018, we owned the 34 multifamily apartment communities listed below:

								Average Monthly Occupancy(1)		Average Monthly Rent(2)
Property Name		Location	Purchase Date	Number of Units	Contract Purchase Price	Mortgage Debt Outstanding(3)		December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
1	Villages at Spring Hill Apartments	Spring Hill, TN	5/22/2014	176	$14,200,000		(4)	94.9%	93.8%	$996	$1,076

2	Harrison Place Apartments	Indianapolis, IN	6/30/2014	307	27,864,250		(4)	95.4%	93.5%	971	942

3	Club at Summer Valley	Austin, TX	8/28/2014	260	21,500,000		(4)	92.3%	94.6%	913	926

4	Terrace Cove Apartment Homes	Austin, TX	8/28/2014	304	23,500,000		(4)	95.7%	91.4%	918	880

5	The Residences on McGinnis Ferry	Suwanee, GA	10/16/2014	696	98,500,000		(4)	93.0%	88.6%	1,282	1,272

6	The 1800 at Barrett Lakes	Kennesaw, GA	11/20/2014	500	49,000,000	40,581,410		95.2%	91.4%	1,035	973

7	The Oasis	Colorado Springs, CO	12/19/2014	252	40,000,000	39,446,852		93.7%	92.9%	1,349	1,344

8	Columns on Wetherington	Florence, KY	2/26/2015	192	25,000,000		(4)	94.3%	91.7%	1,153	1,061

9	Preston Hills at Mill Creek	Buford, GA	3/10/2015	464	51,000,000		(4)	93.5%	92.5%	1,113	1,136

10	Eagle Lake Landing Apartments	Speedway, IN	3/27/2015	277	19,200,000		(4)	94.6%	93.5%	865	837

11	Reveal on Cumberland	Fishers, IN	3/30/2015	220	29,500,000	21,610,489		94.5%	93.2%	1,104	1,072

12	Randall Highlands Apartments	North Aurora, IL	3/31/2015	146	32,115,000		(4)	93.2%	90.4%	1,786	1,747

13	Heritage Place Apartments	Franklin, TN	4/27/2015	105	9,650,000	8,573,416		96.2%	96.2%	1,130	1,052

14	Rosemont at East Cobb	Marietta, GA	5/21/2015	180	16,450,000	13,238,815		92.8%	90.6%	991	966

15	Ridge Crossings Apartments	Hoover, AL	5/28/2015	720	72,000,000	57,605,492		94.7%	93.5%	979	946

16	Bella Terra at City Center	Aurora, CO	6/11/2015	304	37,600,000		(4)	91.8%	94.4%	1,150	1,120

17	Hearthstone at City Center	Aurora, CO	6/25/2015	360	53,400,000		(4)	92.2%	94.2%	1,224	1,178

18	Arbors at Brookfield	Mauldin, SC	6/30/2015	702	66,800,000		(4)	93.0%	92.7%	929	881

19	Carrington Park	Kansas City, MO	8/19/2015	298	39,480,000		(4)	94.0%	94.6%	1,013	1,049

20	Delano at North Richland Hills	North Richland Hills, TX	8/26/2015	263	38,500,000	29,790,989		94.3%	94.7%	1,439	1,391

21	Meadows at North Richland Hills	North Richland Hills, TX	8/26/2015	252	32,600,000	25,436,887		93.7%	95.6%	1,339	1,290

22	Kensington by the Vineyard	Euless, TX	8/26/2015	259	46,200,000	34,087,674		95.0%	93.1%	1,485	1,515

23	Monticello by the Vineyard	Euless, TX	9/23/2015	354	52,200,000	41,159,556		95.2%	96.6%	1,336	1,331

24	The Shores	Oklahoma City, OK	9/29/2015	300	36,250,000	23,944,543		94.0%	90.7%	1,000	972

								Average Monthly Occupancy(1)		Average Monthly Rent(2)
Property Name		Location	Purchase Date	Number of Units	Contract Purchase Price	Mortgage Debt Outstanding(3)		December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017
25	Lakeside at Coppell	Coppell, TX	10/7/2015	315	$60,500,000	$45,217,115		94.6%	92.1%	$1,687	$1,652
26	Meadows at River Run	Bolingbrook, IL	10/30/2015	374	58,500,000	43,065,800		91.4%	92.2%	1,408	1,340
27	PeakView at T-Bone Ranch	Greeley, CO	12/11/2015	224	40,300,000		(4)	95.5%	94.6%	1,295	1,242
28	Park Valley Apartments	Smyrna, GA	12/11/2015	496	51,400,000	44,691,749		92.9%	92.3%	1,012	958
29	PeakView by Horseshoe Lake	Loveland, CO	12/18/2015	222	44,200,000	33,692,519		94.1%	95.5%	1,388	1,381
30	Stoneridge Farms	Smyrna, TN	12/30/2015	336	47,750,000	—		93.8%	94.9%	1,178	1,139
31	Fielder’s Creek	Englewood, CO	3/23/2016	217	32,400,000	—		95.9%	94.5%	1,193	1,171
32	Landings of Brentwood	Brentwood, TN	5/18/2016	724	110,000,000		(5)	95.9%	96.0%	1,191	1,175
33	1250 West Apartments	Marietta, GA	8/12/2016	468	55,772,500		(4)	90.4%	91.2%	1,008	958
34	Sixteen50 @ Lake Ray Hubbard	Rockwall, TX	9/29/2016	334	66,050,000		(4)	94.6%	94.3%	1,492	1,527

				11,601	$1,499,381,750	$502,143,306		93.9%	93.1%	$1,163	$1,137

(1)	As of December 31, 2018, our portfolio was approximately 95.5% leased, calculated using the number of occupied and contractually leased units divided by total units.
(2)	Average monthly rent is based upon the effective rental income after considering the effect of vacancies, concessions and write-offs.
(3)

Mortgage debt outstanding is net of deferred financing costs associated with the loans for each individual property listed above but excludes the principal balance of $551,669,000 and associated deferred financing costs of $3,656,563 related to the refinancings pursuant to the MCFA at the company level.

(4)	Properties secured under the terms of the MCFA.
(5)	At December 31, 2018, Landings of Brentwood was pledged as collateral pursuant to our line of credit. On January 9, 2019, we terminated the line of credit.

Review of our Policies

Our board of directors, including our independent directors, has reviewed our policies described in this Annual Report on Form 10-K, including policies regarding our investments, leverage and conflicts of interest, and determined that the policies are in the best interests of our stockholders.

Liquidity and Capital Resources

We use secured borrowings, and intend to use in the future secured and unsecured borrowings. At December 31, 2018, our debt was approximately 58% of the value of our properties, as determined by the most recent valuations performed by an independent third-party appraiser as of December 31, 2018. Going forward, we expect that our borrowings will be approximately 55% to 60% of the value of our properties (after debt amortization) and other real estate-related assets. Under our charter, we are prohibited from borrowing in excess of 300% of the value of our net assets, which generally approximates to 75% of the aggregate cost of our assets, though we may exceed this limit only under certain circumstances.

In addition to making investments in accordance with our investment objectives, we use our capital resources to make certain payments to our advisor and its affiliates. During our organization and offering stage, we made payments to the dealer manager for sales commissions and the dealer manager fees and payments to our advisor for reimbursement of certain organization and offering expenses. Currently, during our operating stage, we make payments to our advisor in connection with the acquisition of investments, the management of our assets and costs incurred by our advisor in providing services to us.

Our principal demand for funds will be to fund value-enhancement and other capital improvement projects, to pay operating expenses and interest on our outstanding indebtedness and to make distributions to our stockholders. Over time, we intend to generally fund our cash needs, other than asset acquisitions, from operations. Otherwise, we expect that our principal sources of working capital will include:

•	current unrestricted cash balance, which was $58,880,007 as of December 31, 2018;

•	various forms of secured and unsecured financing;

•	borrowings under master repurchase agreements;

•	equity capital from joint venture partners; and

•	proceeds from our distribution reinvestment plan.

Over the short term, we believe that our sources of capital, specifically our cash balances, cash flow from operations, our ability to raise equity capital from joint venture partners and our ability to obtain various forms of secured and unsecured financing will be adequate to meet our liquidity requirements and capital commitments.

Over the longer term, in addition to the same sources of capital we will rely on to meet our short-term liquidity requirements, we may also conduct additional public or private offerings of our securities. We expect these resources will be adequate to fund our operating activities, debt service and distributions, and will be sufficient to fund our ongoing operating activities as well as providing capital for investment in future development and other joint ventures along with potential forward purchase commitments.

On August 26, 2015, we entered into a revolving credit facility, or the credit facility, with PNC Bank, National Association or PNC Bank, in an amount not to exceed $200,000,000, which provided for advances to purchase properties or refinance existing properties from time to time (subject to certain debt service and loan to value requirements). The credit facility had a maturity date of September 1, 2020, subject to extension. The maximum amount available to be drawn under the credit facility could have been increased to $350,000,000 at any time during the period from January 1, 2016 to 12 months prior to the maturity date. Advances made under the credit facility were secured by the property for which such advances were used. As of December 31, 2018 and 2017, no advances were outstanding on our credit facility. Interest on the outstanding principal balances of advances accrued at the one-month London Interbank Offered Rate, or LIBOR, plus (1) the servicing spread of 0.05% and (2) the net spread, based on the debt service coverage ratio, of between 1.80% and 2.10%, as further described in the applicable notes. Monthly interest payments were due and payable on the first day of each month until the maturity dates. The entire outstanding principal balance and any accrued and unpaid interest on all advances were due and payable in full on the maturity date. We are in the process of terminating the credit facility. For additional information on the credit facility, see Note 5 (Debt) to the consolidated financial statements contained in this annual report.

On May 18, 2016, we entered into a secured revolving line of credit, or the line of credit, with PNC Bank in an amount not to exceed $65,000,000. The line of credit provided for advances solely for the purpose of financing the costs in connection with acquisitions and development of real estate projects and for general corporate purposes (subject to certain debt service and loan to value requirements). The line of credit had a maturity date of May 17, 2019, subject to extension, as further described in the loan agreement entered into by certain of our wholly-owned subsidiaries with PNC Bank in connection with the acquisition of the Landings of Brentwood property. As of December 31, 2018 and 2017, $0 and $45,000,000 was outstanding on our line of credit, respectively. We had the option to select the interest rate in respect of the outstanding unpaid principal amount of the line of credit loans from the following options (1) the sum of the Base Rate (as defined in the loan agreement) plus 0.60% or (2) a rate per annum fixed for the applicable LIBOR Interest Period (as defined in the loan agreement) equal to the sum of LIBOR plus 1.60%. Monthly interest payments were due and payable in arrears on the first day of each month until the line of credit maturity date. The entire outstanding principal balance and any accrued and unpaid interest on the line of credit loans were due and payable in full on the line of credit maturity date. For additional information on our line of credit, see Note 5 (Debt) to the consolidated financial statements contained in this annual report. We continue to evaluate possible other sources of capital, including, without limitation, entering into additional credit facilities. There can be no assurance that we will be able to obtain any such financing on favorable terms, if at all. We terminated our line of credit in January 2019.

On November 29, 2017, three of our wholly-owned subsidiaries refinanced their existing loans under a revolving credit facility for an aggregate principal amount of $93,825,000 and entered into new loan agreements, each a loan agreement, with PNC Bank for an aggregate principal amount of $100,752,000, or the November Refinancing Transactions. Additionally, on December 29, 2017, another three of our wholly-owned subsidiaries refinanced their existing loans under the revolving credit facility for an aggregate principal amount of $92,475,000 and entered into new loan agreements with PNC Bank for an aggregate principal amount of $97,080,000, or the December Refinancing Transactions, and together with the November Refinancing Transactions, the “2017 Refinancing Transactions.” In connection with the 2017 Refinancing Transactions, we are in the process of terminating the credit facility.

In the 2017 Refinancing Transactions, each loan agreement was made pursuant to the Freddie Mac Capital Markets Execution Program, or CME, as evidenced by a multifamily note. Pursuant to the CME, the lender originates the mortgage loan and then transfers the loan to the Federal Home Loan Mortgage Corporation. Each loan agreement refinanced provides for a term loan with a maturity of December 1, 2024 or January 1, 2025, respectively, unless the maturity date is accelerated in accordance with its terms. Each loan refinanced accrues interest at one-month LIBOR plus 1.94% or 1.88%, respectively. The entire outstanding principal balance and any accrued and unpaid interest on each of the loans are due on the maturity date. Interest and principal payments on the loans are payable monthly in arrears on specified dates as set forth in each loan agreement. Monthly payments are due and payable on the first day of each month commencing on January 1, or February 1, 2018, as applicable.

2018 Refinancing Transactions

On July 31, 2018, or the closing date, 16 of our indirect wholly-owned subsidiaries terminated the existing mortgage loans with their lenders for an aggregate principal amount of $479,318,649 and entered into the MCFA with Newmark Knight Frank (formerly Berkeley Point Capital LLC), or the facility lender, for an aggregate principal amount of $551,669,000. The MCFA provides for three tranches: (i) a fixed rate loan in the aggregate principal amount of $331,001,400 that accrues interest at 4.43% per annum; (ii) a fixed rate loan in the aggregate principal amount of $137,917,250 that accrues interest at 4.57%; and (iii) a variable rate loan in the aggregate principal amount of $82,750,350 that accrues interest at the one-month LIBOR plus 1.70%. The loans have a maturity date of August 1, 2028, unless the maturity date is accelerated in accordance with the terms of the loan documents. Interest only payments are payable monthly through August 1, 2025, with interest and principal payments due monthly thereafter. We paid $1,930,842 in the aggregate in loan origination fees to the facility lender in connection with the refinancings, and paid our advisor a loan coordination fee of $2,758,345.

Additionally, on the closing date, five of our indirect wholly-owned subsidiaries terminated the existing mortgage loans with their lenders for an aggregate principal amount of $131,318,742 and entered into new loan agreements with PNC Bank for an aggregate principal amount of $160,850,000. Each loan agreement provides for a term loan, or a CME Loan, and, collectively, the CME Loans, with a maturity date of August 1, 2028, unless the maturity date is accelerated with the loan terms. Each CME Loan accrues interest at a fixed rate of 4.43% per annum. The entire outstanding principal balance and any accrued and unpaid interest on each of the CME Loans are due on the maturity date. Interest only payments on the CME Loans are payable monthly in arrears on specified dates as set forth in each loan agreement and interest and principal payments are due beginning September 1, 2023. Monthly payments are due and payable on the first day of each month, commencing September 1, 2018. We paid $643,400 in the aggregate in loan origination fees to PNC Bank in connection with the refinancings, and paid our advisor a loan coordination fee of $804,250.

Cash Flows Provided by Operating Activities

During the year ended December 31, 2018, net cash provided by operating activities was $33,557,275 compared to $34,670,391 for the year ended December 31, 2017. The decrease in net cash provided by operating activities is primarily due to the increase in net loss offset by increases in accounts payable and accrued liabilities, loss on debt extinguishment and depreciation and amortization. We expect to continue to generate cash flows from operations as we stabilize the operations of our property portfolio and complete our value-enhancement strategy.

Cash Flows Used in Investing Activities

During the year ended December 31, 2018, net cash used in investing activities was $17,481,756 compared to $26,784,774 during the year ended December 31, 2017. The decrease in net cash used in investing activities was primarily the result of a decrease in additions to real estate investments during the year ended December 31, 2018, compared to the year ended December 31, 2017. Net cash used in investing activities during the year ended December 31, 2018 consisted of the following:

•	$18,049,643 of cash used for improvements to real estate investments;

•	$100,000 of cash used for deposits for pending real estate investments;

•	$43,200 of cash used to purchase interest rate cap agreements;

•	$270,000 of cash provided by the settlement of interest rate cap agreements; and

•	$441,087 of cash provided by insurance claim recoveries.

Cash Flows Provided by Financing Activities

During the year ended December 31, 2018, net cash provided by financing activities was $17,995,551 compared to net cash used in financing activities of $8,033,178 during the year ended December 31, 2017. The increase in net cash provided by financing activities was due to the increase in borrowings on credit facilities from $10,000,000 during the year ended December 31, 2017 to $562,669,000 during the year ended December 31, 2018, the decrease in payments on credit facilities from $186,300,000 during the year ended December 31, 2017 to $56,000,000 during the year ended December 31, 2018, offset by an increase in principal payments on mortgage notes payable and a decrease in proceeds from the issuance of mortgage notes payable from $289,590 and $197,832,000, respectively, during the year ended December 31, 2017 to $611,459,963 and $160,850,000, respectively, during the year ended December 31, 2018. Net cash provided by financing activities during the year ended December 31, 2018 consisted of the following:

•	$455,138,744 of proceeds from issuance of mortgage notes payable, net of deferred financing costs in the amount of $4,528,781 and principal payments of $611,459,963;

•	$229,973 of cash paid for the commissions on sales of common stock;

•	$506,669,000 of proceeds from borrowings from our master credit facility, net of $56,000,000 of principal payments on the line of credit;

•	$1,019,491 of payments for debt extinguishment costs;

•	$23,399,025 of net cash distributions to our stockholders, after giving effect to distributions reinvested by stockholders of $22,713,975; and

•	$8,886,216 of cash paid for the repurchase of common stock.

Contractual Commitments and Contingencies

We use secured debt, and intend to use in the future secured and unsecured debt. We believe that the careful use of borrowings will help us achieve our diversification goals and potentially enhance the returns on our investments. As of December 31, 2018, our debt was approximately 58% of the value of our properties, as determined by the most recent valuations performed by an independent third-party appraiser as of December 31, 2018. We expect that our borrowings will be approximately 55% to 60% of the value of our properties (after debt amortization) and other real estate-related assets. Under our charter, we are prohibited from borrowing in excess of 300% of our net assets, which generally approximates to 75% of the aggregate cost of our assets unless such excess is approved by a majority of the independent directors and disclosed to stockholders, along with a justification for such excess, in our next quarterly report. In such event, we will monitor our debt levels and take action to reduce any such excess as practicable. Our aggregate borrowings are reviewed by our board of directors at least quarterly. As of December 31, 2018, our aggregate borrowings were not in excess of 300% of the value of our net assets.

In addition to using our capital resources for investing purposes and meeting our debt obligations, we expect to use our capital resources to make certain payments to our advisor in connection with the management of our asset portfolio and costs incurred by our advisor in providing services to us.

As of December 31, 2018, we had indebtedness totaling an aggregate principal amount of $1,050,155,743, including the net deferred financing costs of $7,072,590. The following is a summary of our contractual obligations as of December 31, 2018:

		Payments due by period
Contractual Obligations	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Interest payments on outstanding debt obligations(1)	$231,989,111	$47,746,195	$70,700,439	$44,916,405	$68,626,072
Principal payments on outstanding debt obligations(2)	1,057,228,333	966,946	6,286,191	11,222,903	1,038,752,293

Total	$1,289,217,444	$48,713,141	$76,986,630	$56,139,308	$1,107,378,365

(1)

Projected interest payments on outstanding debt obligations are based on the outstanding principal amounts and interest rates in effect at December 31, 2018. We incurred interest expense of $44,374,484 during the year ended December 31, 2018, including amortization of deferred financing costs totaling $1,056,545, net unrealized gain from the change in fair value of interest rate cap agreements of $87,160, amortization of loan discount of $207,074 and credit facility commitment fees of $57,007, respectively.

(2)	Projected principal payments on outstanding debt obligations are based on the terms of the notes payable agreements. Amounts exclude net deferred financing costs associated with certain notes payable.

Our debt obligations contain customary financial and non-financial debt covenants. As of December 31, 2018 and 2017, we were in compliance with all debt covenants.

Results of Operations

Overview

The discussion that follows is based on our consolidated results of operations for the years ended December 31, 2018, 2017 and 2016. The ability to compare one period to another is affected by the implementation of our value-enhancement strategy. As of December 31, 2018 and 2017, we owned 34 multifamily properties. The increase in rents and occupancy are the primary cause of the increase in operating income and expenses, as further discussed below.

Our results of operations for the years ended December 31, 2018, 2017 and 2016 are not indicative of those expected in future periods. For the year ended December 31, 2018, we continued to perform value-enhancement projects, which may have an impact on our future results of operations. In general, we expect that our revenues and expenses related to our portfolio will increase in future periods as a result of organic rent increases and anticipated value-enhancement projects.

To provide additional insight into our operating results, we are also providing a detailed analysis of same-store versus non-same-store net operating income, or NOI. For more information on NOI and a reconciliation of NOI (a non-GAAP financial measure) to net loss, see “—Net Operating Income.”

Consolidated Results of Operations for the Year Ended December 31, 2018 Compared to the Year Ended December 31, 2017

The following table summarizes the consolidated results of operations for the years ended December 31, 2018 and 2017:

	For the Year Ended December 31,
	2018	2017	Change $	Change%
Total revenues	$169,963,230	$163,398,158	$6,565,072	4%
Operating, maintenance and management	(42,446,994)	(41,113,376)	(1,333,618)	3%
Real estate taxes and insurance	(23,501,730)	(22,745,539)	(756,191)	3%
Fees to affiliates	(25,976,226)	(24,342,996)	(1,633,230)	7%
Depreciation and amortization	(70,993,280)	(68,417,556)	(2,575,724)	4%
Interest expense	(44,374,484)	(34,944,074)	(9,430,410)	27%
Loss on debt extinguishment	(4,975,497)	—	(4,975,497)	100%
General and administrative expenses	(6,795,365)	(5,456,273)	(1,339,092)	25%
Acquisition costs	—	(2,185)	2,185	(100)%

Net loss	$(49,100,346)	$(33,623,841)	$(15,476,505)	46%

NOI(1)	$96,505,018	$93,223,245	$3,281,773	4%

FFO(2)	$21,892,934	$34,793,715	$(12,900,781)	(37)%

MFFO(2)	$27,369,983	$35,243,568	$(7,873,585)	(22)%

(1)

NOI is a non-GAAP financial measure used by investors and our management to evaluate and compare the performance of our properties and to determine trends in earnings. However, the usefulness of NOI is limited because it excludes general and administrative costs, interest expense, interest income and other expense, acquisition costs, certain fees to affiliates, depreciation and amortization expense and gains or losses from the sale of our properties and other gains and losses as stipulated by GAAP, the level of capital expenditures and leasing costs, all of which are significant economic costs. For additional information on how we calculate NOI and a reconciliation of NOI to net loss, see “—Net Operating Income.”

(2)

GAAP basis accounting for real estate assets utilizes historical cost accounting and assumes real estate values diminish over time. In an effort to overcome the difference between real estate values and historical cost accounting for real estate assets the Board of Governors of NAREIT established the measurement tool of FFO. Since its introduction, FFO has become a widely used non-GAAP financial measure among REITs. Additionally, we use MFFO, as defined by the IPA, as a supplemental measure to evaluate our operating performance. MFFO is based on FFO but includes certain adjustments we believe are necessary due to changes in accounting and reporting under GAAP since the establishment of FFO. Neither FFO nor MFFO should be considered as alternatives to net loss or other measurements under GAAP as indicators of our operating performance, nor should they be considered as alternatives to cash flow from operating activities or other measurements under GAAP as indicators of liquidity. For additional information on how we calculate FFO and MFFO and a reconciliation of FFO and MFFO to net loss, see “—Funds From Operations and Modified Funds From Operations.”

Net loss

For the year ended December 31, 2018, we had a net loss of $49,100,346 compared to $33,623,841 for the year ended December 31, 2017. The increase in net loss of $15,476,505 over the comparable prior year period was due to increases in interest expense of $9,430,410, loss on debt extinguishment of $4,975,497, fees to affiliates of $1,633,230, depreciation and amortization expense of $2,575,724, operating, maintenance and management expenses of $1,333,618, real estate taxes and insurance of $756,191 and general and administrative expenses of $1,339,092, partially offset by an increase in total revenues of $6,565,072 and a decrease in acquisition costs of $2,185.

Total revenues

Total revenues were $169,963,230 for the year ended December 31, 2018, compared to $163,398,158 for the year ended December 31, 2017. The increase of $6,565,072 was primarily due to increases in average monthly occupancy and average monthly rents as a result of ordinary monthly rent increases and rent increases driven by our value-enhancement projects. Average monthly occupancy increased from 93.1% as of December 31, 2017, to 93.9% as of December 31, 2018, and average monthly rents per unit increased from $1,137 as of December 31, 2017, to $1,163 as of December 31, 2018. We expect rental income and tenant reimbursements to increase in future periods as a result of ordinary monthly rent increases, improved occupancy and the implementation of our value-enhancement strategy.

Operating, maintenance and management expenses

Operating, maintenance and management expenses were $42,446,994 for the year ended December 31, 2018, compared to $41,113,376 for the year ended December 31, 2017. The increase of $1,333,618 was primarily due to increases in utilities, payroll, repairs and maintenance and turnover costs during the year ended December 31, 2018, compared to the year ended December 31, 2017. We expect that these amounts will decrease as a percentage of total revenues as we implement operational efficiencies at our multifamily properties.

Real estate taxes and insurance

Real estate taxes and insurance expenses were $23,501,730 for the year ended December 31, 2018, compared to $22,745,539 for the year ended December 31, 2017. The increase of $756,191 was primarily due to increases in tax rates, assessed values and special assessments at some of our multifamily properties during the year ended December 31, 2018, compared to the year ended December 31, 2017. We expect these amounts may increase in future periods as a result of municipal property tax rate increases as well as increases in the assessed value of our property portfolio.

Fees to affiliates

Fees to affiliates were $25,976,226 for the year ended December 31, 2018, compared to $24,342,996 for the year ended December 31, 2017. The increase of $1,633,230 was primarily due to the increase in loan coordination fees related to the refinancing of 21 multifamily properties during the year ended December 31, 2018, compared to refinancing of six properties during the year ended December 31, 2017. We expect fees to affiliates related to the ongoing management of our real estate portfolio to increase in future periods as a result of increased property management fees from anticipated increases in future rental income.

Depreciation and amortization

Depreciation and amortization expenses were $70,993,280 for the year ended December 31, 2018, compared to $68,417,556 for the year ended December 31, 2017. The increase of $2,575,724 was primarily due to the net increase in depreciable and amortizable assets of $16,419,173 as a result of capital improvements. We expect these amounts to increase slightly in future periods as a result of anticipated future enhancements to our real estate portfolio.

Interest expense

Interest expense for the year ended December 31, 2018, was $44,374,484 compared to $34,944,074 for the year ended December 31, 2017. The increase of $9,430,410 was primarily due to the increase in the notes payable, net balance of $56,749,881 since December 31, 2017. Included in interest expense is the amortization of deferred financing costs of $1,056,545 and $1,012,380, net, unrealized (gain) loss on derivative instruments of $(87,160) and $447,668, amortization of loan discount of $207,074 and $354,984, credit facility commitment fees of $57,007 and $45,680, closing costs associated with the refinancing of debt of $587,520 and $664,880, and seasoning fees of $0 and $85,426 for the years ended December 31, 2018 and 2017, respectively. Our interest expense in future periods will vary based on our level of future borrowings, which will depend on the availability and cost of debt financing, the opportunity to acquire real estate and real estate-related investments meeting our investment objectives and changes in the one-month LIBOR which impacts our variable rate debt.

Loss on debt extinguishment

Loss on debt extinguishment for the year ended December 31, 2018, was $4,975,497, compared to $0 for the year ended December 31, 2017. These expenses consisted of prepayment penalties and the expense of the deferred financing costs, net related to the repayment and extinguishment of debt in conjunction with the refinancing of 21 multifamily properties during the year ended December 31, 2018. The loss on debt extinguishment will vary in future periods if we repay the remaining outstanding principal prior to the scheduled maturity dates of the notes payable.

General and administrative expenses

General and administrative expenses for the year ended December 31, 2018, were $6,795,365 compared to $5,456,273 for the year ended December 31, 2017. These general and administrative costs consisted primarily of legal fees, insurance premiums, audit fees, other professional fees and independent director compensation. The increase of $1,339,092 was primarily due to increases in director meeting fees as a result of an increase in the number of meetings compared to the prior year and legal costs incurred during the year ended December 31, 2018. We expect general and administrative expenses to decrease as a percentage of total revenues.

Acquisition costs

There were no acquisition costs for the year ended December 31, 2018. Acquisition costs were $2,185 for the year ended December 31, 2017. We do not expect to incur significant acquisition costs in future periods as we have invested all of the proceeds from our initial public offering. Upon adoption of ASU 2017-01, we record the acquisition of income-producing real estate or real estate that are used for the production of income as an asset acquisition in the accompanying consolidated balance sheets.

Consolidated Results of Operations for the Year Ended December 31, 2017 Compared to the Year Ended December 31, 2016

The following table summarizes the consolidated results of operations for the years ended December 31, 2017 and 2016:

	For the Year Ended December 31,
	2017	2016	Change $	Change %
Total revenues	$163,398,158	$144,010,514	$19,387,644	13%
Operating, maintenance and management	(41,113,376)	(35,644,845)	(5,468,531)	15%
Real estate taxes and insurance	(22,745,539)	(20,836,003)	(1,909,536)	9%
Fees to affiliates	(24,342,996)	(24,629,873)	286,877	(1)%
Depreciation and amortization	(68,417,556)	(67,991,543)	(426,013)	1%
Interest expense	(34,944,074)	(26,060,155)	(8,883,919)	34%
General and administrative expenses	(5,456,273)	(4,848,801)	(607,472)	13%
Acquisition costs	(2,185)	(1,681,768)	1,679,583	(100)%

Net loss	$(33,623,841)	$(37,682,474)	$4,058,633	(11)%

NOI(1)	$93,223,245	$81,592,629	$11,630,616	14%

FFO(2)	$34,793,715	$30,309,069	$4,484,646	15%

MFFO(2)	$35,243,568	$36,566,768	$(1,323,200)	(4)%

(1)	See “—Net Operating Income” below for a reconciliation of NOI to net loss.
(2)	See “—Funds From Operations and Modified Funds From Operations” below for a reconciliation of FFO and MFFO to net loss.

Net loss

For the year ended December 31, 2017, we had a net loss of $33,623,841 compared to $37,682,474 for the year ended December 31, 2016. The decrease in net loss of $4,058,633 over the comparable prior year period was primarily due to the increase in total revenues of $19,387,644, the decrease in acquisition costs of $1,679,583 and the decrease in fees to affiliates of $286,877, partially offset by the increase in operating, maintenance and management expenses of $5,468,531, the increase in real estate taxes and insurance of $1,909,536, the increase in depreciation and amortization expense of $426,013, the increase in interest expense of $8,883,919 and the increase in general and administrative expenses of $607,472. The increase in these expenses was primarily due to the acquisition of four multifamily properties during the year ended December 31, 2016, which experienced a full year of operations during the year ended December 31, 2017.

Total revenues

Total revenues were $163,398,158 for the year ended December 31, 2017, compared to $144,010,514 for the year ended December 31, 2016. The increase of $19,387,644 was primarily due to the acquisition of four multifamily properties during the year ended December 31, 2016, which experienced a full period of operations for the year ended December 31, 2017. Additionally, average monthly occupancy increased from 92.2% as of December 31, 2016, to 93.1% as of December 31, 2017, and average monthly rents per unit increased from $1,102 as of December 31, 2016, to $1,137 as of December 31, 2017.

Operating, maintenance and management expenses

Operating, maintenance and management expenses were $41,113,376 for the year ended December 31, 2017, compared to $35,644,845 for the year ended December 31, 2016. The increase of $5,468,531 was primarily due to the acquisition of four multifamily properties during the year ended December 31, 2016, which experienced a full period of operations for the year ended December 31, 2017.

Real estate taxes and insurance

Real estate taxes and insurance expenses were $22,745,539 for the year ended December 31, 2017, compared to $20,836,003 for the year ended December 31, 2016. The increase of $1,909,536 was primarily due to the acquisition of four multifamily properties during the year ended December 31, 2016, which experienced a full period of operations for the year ended December 31, 2017.

Fees to affiliates

Fees to affiliates were $24,342,996 for the year ended December 31, 2017, compared to $24,629,873 for the year ended December 31, 2016. The decrease of $286,877 was primarily due to the decrease in acquisition fees and loan coordination fees as a result of the acquisition of no multifamily properties during the year ended December 31, 2017, compared to the acquisition of four multifamily properties during the year ended December 31, 2016, partially offset by an increase in investment management and property management fees as a result of the growth of our portfolio.

Depreciation and amortization

Depreciation and amortization expenses were $68,417,556 for the year ended December 31, 2017, compared to $67,991,543 for the year ended December 31, 2016. The increase of $426,013 was primarily due to the net increase in depreciable and amortizable assets of $23,407,841 since December 31, 2016, as a result of capital improvements.

Interest expense

Interest expense for the year ended December 31, 2017, was $34,944,074 compared to $26,060,155 for the year ended December 31, 2016. The increase of $8,883,919 was primarily due to the increase in the notes payable, net balance of $21,644,711 since December 31, 2016. Included in interest expense is the amortization of deferred financing costs of $1,012,380 and $937,075, net, unrealized loss on derivative instruments of $447,668 and $270,222, amortization of loan discount of $354,984 and $90,718, credit facility commitment fees of $45,680 and $65,302 and closing costs associated with the refinancing of debt of $664,880 and $0 for the years ended December 31, 2017 and 2016, respectively.

General and administrative expenses

General and administrative expenses for the year ended December 31, 2017, were $5,456,273 compared to $4,848,801 for the year ended December 31, 2016. These general and administrative costs consisted primarily of legal fees, insurance premiums, audit fees, other professional fees and independent director compensation. The increase of $607,472 was primarily due to the continuing operation of the properties owned as of December 31, 2016.

Acquisition costs

Acquisition costs for the year ended December 31, 2017, were $2,185 compared to $1,681,768 for the year ended December 31, 2016. The decrease of $1,679,583 was primarily due to the acquisition of no multifamily properties during the year ended December 31, 2017, compared to the acquisition of four multifamily properties with an aggregate contract purchase price of $264,222,500 during the year ended December 31, 2016.

Property Operations for the Year Ended December 31, 2018 Compared to the Year Ended December 31, 2017

For purposes of evaluating comparative operating performance for the year, we categorize our properties as “same-store” or “non-same-store.” A “same-store” property is a property that was owned at January 1, 2017. A “non-same-store” property is a property that was acquired, placed into service or disposed of after January 1, 2017. As of December 31, 2018, all of our 34 properties were categorized as same-store properties.

The following table presents the same-store and non-same-store results from operations for the years ended December 31, 2018 and 2017:

	For the Year Ended December 31,
	2018	2017	Change $	Change %
Same-store properties:
Revenues	$169,124,188	$163,036,959	$6,087,229	3.7%
Operating expenses	72,619,170	69,813,714	2,805,456	4.0%

Net operating income	96,505,018	93,223,245	3,281,773	3.5%

Non-same-store properties:
Net operating income	—	—	—

Total net operating income(1)	$96,505,018	$93,223,245	$3,281,773

(1)	See “—Net Operating Income” below for a reconciliation of NOI to net loss.

Net Operating Income

Same-store net operating income for the year ended December 31, 2018, was $96,505,018 compared to $93,223,245 for the year ended December 31, 2017. The 3.5% increase in same-store net operating income was a result of a 3.7% increase in same-store rental revenues offset by a 4.0% increase in same-store operating expenses.

Revenues

Same-store revenues for the year ended December 31, 2018, were $169,124,188 compared to $163,036,959 for the year ended December 31, 2017. The 3.7% increase in same-store revenues was primarily due to average rent increases at the same-store properties from $1,137 as of December 31, 2017 to $1,163 as of December 31, 2018, as a result of ordinary monthly rent increases and the completion of value-enhancement projects. In addition, same-store occupancy increased from 93.1% for all 34 properties as of December 31, 2017 to 93.9% as of December 31, 2018.

Operating Expenses

Same-store operating expenses for the year ended December 31, 2018, were $72,619,170 compared to $69,813,714 for the year ended December 31, 2017. The increase in same-store operating expenses was primarily attributable to a net increase in property taxes, utility and payroll costs across the same-store properties.

Net Operating Income

NOI is a non-GAAP financial measure of performance. NOI is used by investors and our management to evaluate and compare the performance of our properties, to determine trends in earnings and to compute the fair value of our properties as it is not affected by (1) the cost of funds, (2) acquisition costs, (3) non-operating fees to affiliates, (4) the impact of depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets that are included in net income computed in accordance with GAAP or (5) general and administrative expenses and other gains and losses that are specific to us. The cost of funds is eliminated from net income (loss) because it is specific to our particular financing capabilities and constraints. The cost of funds is also eliminated because it is dependent on historical interest rates and other costs of capital as well as past decisions made by us regarding the appropriate mix of capital which may have changed or may change in the future. Acquisition costs and non-operating fees to affiliates are eliminated because they do not reflect continuing operating costs of the property owner.

Depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets are eliminated because they may not accurately represent the actual change in value in our multifamily properties that result from use of the properties or changes in market conditions. While certain aspects of real property do decline in value over time in a manner that is reasonably captured by depreciation and amortization, the value of the properties as a whole have historically increased or decreased as a result of changes in overall economic conditions instead of from actual use of the property or the passage of time. Gains and losses from the sale of real property vary from property to property and are affected by market conditions at the time of sale which will usually change from period to period. These gains and losses can create distortions when comparing one period to another or when comparing our operating results to the operating results of other real estate companies that have not made similarly timed purchases or sales. We believe that eliminating these costs from net income is useful because the resulting measure captures the actual revenue generated and actual expenses incurred in operating our properties as well as trends in occupancy rates, rental rates and operating costs.

However, the usefulness of NOI is limited because it excludes general and administrative costs, interest expense, interest income and other expense, acquisition costs, certain fees to affiliates, depreciation and amortization expense and gains or losses from the sale of properties, and other gains and losses as stipulated by GAAP, the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, all of which are significant economic costs. NOI may fail to capture significant trends in these components of net income which further limits its usefulness.

NOI is a measure of the operating performance of our properties but does not measure our performance as a whole. NOI is therefore not a substitute for net income (loss) as computed in accordance with GAAP. This measure should be analyzed in conjunction with net income (loss) computed in accordance with GAAP and discussions elsewhere in “—Results of Operations” regarding the components of net income (loss) that are eliminated in the calculation of NOI. Other companies may use different methods for calculating NOI or similarly entitled measures and, accordingly, our NOI may not be comparable to similarly entitled measures reported by other companies that do not define the measure exactly as we do.

The following is a reconciliation of our NOI to net loss for the three months ended December 31, 2018 and 2017 and for the years ended December 31, 2018, 2017 and 2016 computed in accordance with GAAP:

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2018	2017	2018	2017	2016
Net loss	$(11,464,743)	$(10,119,644)	$(49,100,346)	$(33,623,841)	$(37,682,474)
Fees to affiliates(1)	2,916,698	5,725,567	19,305,780	18,388,198	19,401,952
Depreciation and amortization	18,072,943	17,256,537	70,993,280	68,417,556	67,991,543
Interest expense	12,754,788	9,698,664	44,374,484	34,944,074	26,060,155
Loss on debt extinguishment	—	—	4,975,497	—	—
General and administrative expenses	1,985,224	1,423,654	6,795,365	5,456,273	4,848,801
Acquisition costs	—	—	—	2,185	1,681,768
Other gains(2)	(406,097)	(13,347)	(839,042)	(361,200)	(709,116)

Net operating income	$23,858,813	$23,971,431	$96,505,018	$93,223,245	$81,592,629

(1)

Fees to affiliates for the three months and year ended December 31, 2018 exclude property management fees of $1,233,125 and $4,886,436 and other fees of $576,764 and $1,784,010, respectively, that are included in NOI. Fees to affiliates for the three months and year ended December 31, 2017 exclude property management fees of $1,195,312 and $4,706,698 and other fees of $309,869 and $1,248,100, respectively, that are included in NOI. Fees to affiliates for the year ended December 31, 2016 exclude property management fees of $4,140,513 and other fees of $1,087,408, that are included in NOI.

(2)	Other gains for the years ended December 31, 2018, 2017 and 2016 include non-recurring insurance claim recoveries and interest income that are not included in NOI.

Funds from Operations and Modified Funds from Operations

Due to certain unique operating characteristics of real estate companies, as discussed below, NAREIT, an industry trade group, has promulgated a measure known as FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to our net income (loss) as determined under GAAP.

We define FFO, a non-GAAP financial measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004, or the White Paper. The White Paper defines FFO as net income (loss) computed in accordance with GAAP, excluding gains or losses from sales of property and non-cash impairment charges of real estate related investments, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. In particular, we believe it is appropriate to disregard impairment charges, as this is a fair value adjustment that is largely based on market fluctuations and assessments regarding general market conditions which can change over time. An asset will only be evaluated for impairment if certain impairment indications exist and if the carrying, or book value, exceeds the total estimated undiscounted future cash flows (including net rental and lease revenues, net proceeds on the sale of the property, and any other ancillary cash flows at a property or group level under GAAP) from such asset. Investors should note, however, that determinations of whether impairment charges have been incurred are based partly on anticipated operating performance, because estimated undiscounted future cash flows from a property, including estimated future net rental and lease revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred. While impairment charges are excluded from the calculation of FFO as described above, investors are cautioned that due to the fact that impairments are based on estimated future undiscounted cash flows and the relatively limited term of our operations, it could be difficult to recover any impairment charges. Our FFO calculation complies with NAREIT’s policy described above.

The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time, especially if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances and/or as requested or required by lessees for operational purposes in order to maintain the value disclosed. We believe that since real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, provides a more complete understanding of our performance to investors and to management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income. However, FFO, and MFFO as described below, should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP FFO and MFFO measures and the adjustments to GAAP in calculating FFO and MFFO.

Changes in the accounting and reporting promulgations under GAAP (for acquisition fees and expenses from a capitalization/depreciation model to an expensed-as-incurred model) that were put into effect in 2009 and other changes to GAAP accounting for real estate subsequent to the establishment of NAREIT’s definition of FFO have prompted an increase in cash-settled expenses, specifically acquisition fees and expenses for all industries as items that are expensed under GAAP, that are typically accounted for as operating expenses. Management believes these fees and expenses do not affect our overall long-term operating performance. Publicly registered, non-listed REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation. While other start-up entities may also experience significant acquisition activity during their initial years, we believe that public, non-listed REITs, like us, are unique in that they have a limited life with targeted exit strategies within a relatively limited time frame after acquisition activity ceases. Our board of directors will determine to pursue a liquidity event when it believes that the then-current market conditions are favorable. However, our board of directors does not anticipate evaluating a liquidity event (i.e., listing of our common stock on a national exchange, a merger or sale of our company or another similar transaction) until five years after the completion of our offering stage. Thus, as a limited life REIT, we will not continuously purchase assets and will have a limited life.

Due to the above factors and other unique features of publicly registered, non-listed REITs, the IPA, an industry trade group, has standardized a measure known as MFFO, which the IPA has recommended as a supplemental measure for publicly registered non-listed REITs and which we believe to be another appropriate supplemental measure to reflect the operating performance of a public, non-listed REIT having the characteristics described above. MFFO is not equivalent to our net income or loss as determined under GAAP, and MFFO may not be a useful measure of the impact of long-term operating performance on value if we do not continue to operate with a limited life and targeted exit strategy, as currently intended. We believe that, because MFFO excludes costs that we consider more reflective of investing activities and other non-operating items included in FFO and also excludes acquisition fees and expenses that are not capitalized, as discussed below, and affect our operations only in periods in which properties are acquired, MFFO can provide, on a going forward basis, an indication of the sustainability (that is, the capacity to continue to be maintained) of our operating performance after the period in which we are acquiring our properties and once our portfolio is in place. By providing MFFO, we believe we are presenting useful information that assists investors and analysts to better assess the sustainability of our operating performance after our offering has been completed and our properties have been acquired. We also believe that MFFO is a recognized measure of sustainable operating performance by the non-listed REIT industry. Further, we believe MFFO is useful in comparing the sustainability of our operating performance after our offering and acquisitions are completed with the sustainability of the operating performance of other real estate companies that are not as involved in acquisition activities. Investors are cautioned that MFFO should only be used to assess the sustainability of our operating performance after our offering has been completed and properties have been acquired, as it excludes acquisition costs that have a negative effect on our operating performance during the periods in which properties are acquired.

We define MFFO, a non-GAAP financial measure, consistent with the IPA’s Guideline 2010-01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: Modified Funds from Operations, or the Practice Guideline, issued by the IPA in November 2010. The Practice Guideline defines MFFO as FFO further adjusted for the following items, as applicable, included in the determination of GAAP net income: acquisition fees and expenses; amounts relating to deferred rent receivables and amortization of above and below market leases and liabilities (which are adjusted in order to reflect such payments from a GAAP accrual basis to a cash basis of disclosing the rent and lease payments); accretion of discounts and amortization of premiums on debt investments; mark-to-market adjustments included in net income; nonrecurring gains or losses included in net income from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. The accretion of discounts and amortization of premiums on debt investments, nonrecurring unrealized gains and losses on hedges, foreign exchange, derivatives or securities holdings, unrealized gains and losses resulting from consolidations, as well as other listed cash flow adjustments are adjustments made to net income in calculating the cash flows provided by operating activities and, in some cases, reflect gains or losses which are unrealized and may not ultimately be realized. While we rely on our advisor for managing interest rate, hedge and foreign exchange risk, we do not retain an outside consultant to review all our hedging agreements. Inasmuch as interest rate hedges are not a fundamental part of our operations, we believe it is appropriate to exclude such non-recurring gains and losses in calculating MFFO, as such gains and losses are not reflective of on-going operations.

Our MFFO calculation complies with the IPA’s Practice Guideline described above, except with respect to certain acquisition fees and expenses as discussed below. In calculating MFFO, we exclude acquisition related expenses, amortization of above and below market leases, fair value adjustments of derivative financial instruments, deferred rent receivables and the adjustments of such items related to noncontrolling interests. Historically under GAAP, acquisition fees and expenses were characterized as operating expenses in determining operating net income. However, following the recent publication of ASU 2017-01, Business Combinations (Topic 805): Clarifying the definition of business (“ASU 2017-01”), acquisition fees and expenses are capitalized and depreciated under certain conditions. We elected to early adopt ASU 2017-01 but did not experience a material impact from adopting this guidance. These expenses are paid in cash by us. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property. The acquisition of properties, and the corresponding acquisition fees and expenses, is the key operational feature of our business plan to generate operational income and cash flow to fund distributions to its stockholders. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income in determining cash flow from operating activities. In addition, we view fair value adjustments of derivatives and gains and losses from dispositions of assets as non-recurring items or items which are unrealized and may not ultimately be realized, and which are not reflective of on-going operations and are therefore typically adjusted for when assessing operating performance.

Our management uses MFFO and the adjustments used to calculate MFFO in order to evaluate our performance against other public, non-listed REITs which have limited lives with short and defined acquisition periods and targeted exit strategies shortly thereafter. As noted above, MFFO may not be a useful measure of the impact of long-term operating performance on value if we do not continue to operate in this manner. We believe that our use of MFFO and the adjustments used to calculate MFFO allow us to present our performance in a manner that reflects certain characteristics that are unique to public, non-listed REITs, such as their limited life, limited and defined acquisition period and targeted exit strategy, and hence that the use of such measures is useful to investors. By excluding expensed acquisition costs, that are not capitalized, the use of MFFO provides information consistent with management’s analysis of the operating performance of the properties. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gains or losses, we believe MFFO provides useful supplemental information.

Presentation of this information is intended to provide useful information to investors as they compare the operating performance to that of other public, non-listed REITs, although it should be noted that not all public, non-listed REITs calculate FFO and MFFO the same way, so comparisons with other public, non-listed REITs may not be meaningful. Furthermore, FFO and MFFO are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as an indication of our performance, as an alternative to cash flows from operations as an indication of our liquidity, or indicative of funds available to fund our cash needs, including our ability to make distributions to our stockholders. FFO and MFFO should be reviewed in conjunction with GAAP measurements as an indication of our performance. MFFO is useful in assisting management and investors in assessing the sustainability of operating performance in future operating periods, and in particular, after the offering and acquisition stages are complete and net asset value is disclosed. MFFO is not a useful measure in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining MFFO.

Neither the SEC, NAREIT nor any other regulatory body has passed judgment on the acceptability of the adjustments that we use to calculate FFO or MFFO. In the future, the SEC, NAREIT or another regulatory body may decide to standardize the allowable adjustments across the non-listed REIT industry and in response to such standardization we may have to adjust our calculation and characterization of FFO or MFFO accordingly.

Our calculation of FFO and MFFO is presented in the following table for the years ended December 31, 2018, 2017 and 2016:

	For the Year Ended December 31,
	2018	2017	2016
Reconciliation of net loss to MFFO:
Net loss	$(49,100,346)	$(33,623,841)	$(37,682,474)
Depreciation of real estate assets	70,993,280	67,407,444	54,857,243
Amortization of lease-related costs	—	1,010,112	13,134,300

FFO	21,892,934	34,793,715	30,309,069
Acquisition fees and expenses(1)(2)	858,712	2,185	5,987,477
Unrealized (gain) loss on derivative instruments	(87,160)	447,668	270,222
Realized gain on derivative instruments	(270,000)	—	—
Loss on debt extinguishment	4,975,497	—	—

MFFO	$27,369,983	$35,243,568	$36,566,768

FFO per share—basic and diluted	$0.43	$0.69	$0.64
MFFO per share—basic and diluted	0.53	0.70	0.78
Loss per common share—basic and diluted	(0.96)	(0.67)	(0.80)
Weighted average number of common shares outstanding, basic and diluted	51,312,947	50,358,618	47,092,206

(1)

By excluding expensed acquisition costs that are not capitalized, management believes MFFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of our properties. Acquisition fees and expenses include payments to our advisor or third parties. Historically under GAAP, acquisition fees and expenses were considered operating expenses and as expenses included in the determination of net income (loss) and income (loss) from continuing operations, both of which are performance measures under GAAP. Following the recent publication of ASU 2017-01, acquisition fees and expenses are capitalized and depreciated under certain conditions. We elected to early adopt ASU 2017-01 but did not experience a material impact from adopting this new guidance. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to the property. The acquisition of properties, and the corresponding acquisition fees and expenses, is the key operational feature of our business plan to generate operational income and cash flow to fund distributions to its stockholders.

(2)

Acquisition fees and expenses for the years ended December 31, 2018, 2017 and 2016 include acquisition fees of $0, $0 and $2,766,209 and loan coordination fees of $0, $0 and $1,539,500, respectively, that are recorded in fees to affiliates in the accompanying consolidated statements of operations. Acquisition fees and expenses for the years ended December 31, 2018, 2017 and 2016 also include acquisition expenses of $858,712, $2,185 and $1,681,768, respectively, that did not meet the criteria for capitalization under ASU 2017-01 and were recorded in acquisition costs in the accompanying consolidated statements of operations prior to the adoption of ASU 2017-01 and in general and administrative expenses subsequent to its adoption.

FFO and MFFO may be used to fund all or a portion of certain capitalizable items that are excluded from FFO and MFFO, such as tenant improvements, building improvements and deferred leasing costs.

Inflation

Substantially all of our multifamily property leases are for a term of one year or less. In an inflationary environment, this may allow us to realize increased rents upon renewal of existing leases or the beginning of new leases. Short-term leases generally will minimize our risk from the adverse effects of inflation, although these leases generally permit residents to leave at the end of the lease term and therefore will expose us to the effects of a decline in market rents. In a deflationary rent environment, we may be exposed to declining rents more quickly under these shorter term leases.

With respect to other commercial properties, we expect in the future to include provisions in our leases designed to protect us from the impact of inflation. These provisions include reimbursement billings for operating expense pass-through charges, real estate tax and insurance reimbursements, or in some cases annual reimbursement of operating expenses above a certain allowance.

As of December 31, 2018, we had not entered into any material leases as a lessee.

REIT Compliance

To continue to qualify as a REIT for tax purposes, we are required to distribute at least 90% of our REIT taxable income (which is computed without regard to the dividends-paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP) to our stockholders. We must also meet certain asset and income tests, as well as other requirements. We monitor the operations and transactions that may potentially impact our REIT status. If we fail to qualify as a REIT in any taxable year following the year we initially elected to be taxed as a REIT, we would be subject to federal income tax on our taxable income at regular corporate rates.

Distributions

Our board of directors has declared daily distributions that are paid on a monthly basis. We expect to continue paying monthly distributions unless our results of operations, our general financial condition, general economic conditions or other factors prohibit us from doing so. We may declare distributions in excess of our funds from operations. As a result, our distribution rate and payment frequency may vary from time to time. However, to qualify as a REIT for tax purposes, we must make distributions equal to at least 90% of our “REIT taxable income” each year.

Distributions declared (1) accrued daily to our stockholders of record as of the close of business on each day, (2) are payable in cumulative amounts on or before the third day of each calendar month with respect to the prior month and (3) were calculated at a rate of $0.002466 per share per day during the years ended December 31, 2018 and 2017, which if paid each day over a 365-day period is equivalent to a 6.0% annualized distribution rate based on a purchase price of $15.00 per share of common stock.

The distributions declared and paid for the four fiscal quarters of 2018, along with the amount of distributions reinvested pursuant to our distribution reinvestment plan, were as follows:

			Distributions Paid(3)			Sources of Distributions Paid		Net Cash Provided by Operating Activities
Period	Distributions Declared(1)	Distributions Declared Per Share(1)(2)	Cash	Reinvested	Total	Cash Flow From Operations	Notes Payable
First Quarter 2018	$11,312,463	$0.222	$5,597,521	$5,701,030	$11,298,551	$7,087,026	$4,211,525	$7,087,026
Second Quarter 2018	11,485,650	0.224	5,824,954	5,768,910	11,593,864	11,593,864	—	11,690,359
Third Quarter 2018	11,664,156	0.227	5,941,991	5,705,424	11,647,415	6,958,598	4,688,817	6,958,598
Fourth Quarter 2018	11,717,500	0.227	6,034,559	5,538,611	11,573,170	7,821,292	3,751,878	7,821,292

	$46,179,769	$0.900	$23,399,025	$22,713,975	$46,113,000	$33,460,780	$12,652,220	$33,557,275

(1)	Distributions during the years ended December 31, 2018 and 2017 were based on daily record dates and calculated at a rate of $0.002466 per share per day.
(2)	Assumes each share was issued and outstanding each day during the period presented.
(3)	Distributions are paid on a monthly basis. Distributions for all record dates of a given month are paid approximately three days following month end.

For the year ended December 31, 2018, we paid aggregate distributions of $46,113,000, including $23,399,025 of distributions paid in cash and 1,507,497 shares of our common stock issued pursuant to our distribution reinvestment plan for $22,713,975. For the year ended December 31, 2018, our net loss was $49,100,346, we had FFO of $21,892,934 and net cash provided by operations of $33,557,275. For the year ended December 31, 2018, we funded $33,460,780, or 73%, of total distributions paid, including shares issued pursuant to our distribution reinvestment plan, from net cash provided by operating activities and $12,652,220, or 27%, from proceeds from the refinancing of our outstanding debt. Since inception, of the $151,688,727 in total distributions paid through December 31, 2018, including shares issued pursuant to our distribution reinvestment plan, 71% of such amounts were funded from cash flow from operations, 15% were funded from our revolving line of credit and the refinancing of our outstanding debt and 14% were funded from net public offering proceeds. For information on how we calculate FFO and the reconciliation of FFO to net loss, see “—Funds from Operations and Modified Funds from Operations.”

Our long-term policy is to pay distributions solely from cash flow from operations. Because we may receive income from interest or rents at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund capital expenditures and other expenses, we expect that from time to time during our operational stage, we will declare distributions in anticipation of cash flow that we expect to receive during a later period, and we expect to pay these distributions in advance of our actual receipt of these funds. In these instances, our board of directors has the authority under our organizational documents, to the extent permitted by Maryland law, to fund distributions from sources such as borrowings, offering proceeds or advances and the deferral of fees and expense reimbursements by our advisor, in its sole discretion. We have not established a limit on the amount of proceeds we may use from sources other than cash flow from operations to fund distributions. If we pay distributions from sources other than cash flow from operations, we will have fewer funds available for investments.

Off-Balance Sheet Arrangements

As of December 31, 2018 and 2017, we had no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Related-Party Transactions and Agreements

We have entered into agreements with our advisor and its affiliates, whereby we pay or have paid certain fees to, or reimburse certain expenses of, our advisor or its affiliates for acquisition and advisory fees and expenses, financing coordination fees, organization and offering costs, sales commissions, dealer manager fees, asset and property management fees and expenses, leasing fees and reimbursement of certain operating costs. See Item 13. “Certain Relationships and Related Transactions, and Director Independence” and Note 7 (Related Party Arrangements) to the consolidated financial statements included in this annual report for a discussion of the various related-party transactions, agreements and fees.

Critical Accounting Policies

Below is a discussion of the accounting policies that we believe are critical because they involve significant judgments and assumptions, require estimates about matters that are inherently uncertain and because they are important for understanding and evaluating our reported financial results. These judgments affect the reported amounts of assets and liabilities and our disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. With different estimates or assumptions, materially different amounts could be reported in our financial statements. Other companies may utilize different estimates that may impact the comparability of our results of operations to those of companies in similar businesses.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires us to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could materially differ from those estimates.

Real Estate Assets

Depreciation and Amortization

Real estate costs related to the development, construction and improvement of properties are capitalized. Acquisition costs related to business combinations are expensed as incurred. Acquisition costs related to asset acquisitions are capitalized. On January 1, 2017, we early adopted ASU 2017-01, that clarifies the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of businesses. Repair and maintenance and tenant turnover costs are charged to expense as incurred and significant replacements and betterments are capitalized. Repair and maintenance and tenant turnover costs include all costs that do not extend the useful life of the real estate asset. We consider the period of future benefit of an asset to determine its appropriate useful life and anticipate the estimated useful lives of assets by class to be generally as follows:

Buildings	27.5 years
Building improvements	5-25 years
Tenant improvements	Shorter of lease term or expected useful life
Tenant origination and absorption costs	Remaining term of related lease
Furniture, fixtures, and equipment	5-10 years

Real Estate Purchase Price Allocation

Prior to the adoption of ASU 2017-01, we recorded the acquisition of income-producing real estate or real estate that are used for the production of income as a business combination. All assets acquired and liabilities assumed in a business combination are measured at their acquisition-date fair values. Acquisition costs are expensed as incurred. Upon adoption of ASU 2017-01, we record the acquisition of income-producing real estate or real estate that are used for the production of income as an asset acquisition. All assets acquired and liabilities assumed in an asset acquisition are measured at their acquisition-date fair values. Acquisition costs are capitalized and allocated between land, buildings and improvements and tenant origination and associated costs on the consolidated balance sheet.

We assess the acquisition-date fair values of all tangible assets, identifiable intangible assets and assumed liabilities using methods similar to those used by independent appraisers (e.g., discounted cash flow analysis) and that utilize appropriate discount and/or capitalization rates and available market information. Estimates of future cash flows are based on a number of factors including historical operating results, known and anticipated trends, and market and economic conditions. The fair value of tangible assets of an acquired property considers the value of the property as if it was vacant.

Intangible assets include the value of in-place leases, which represents the estimated value of the net cash flows of the in-place leases to be realized, as compared to the net cash flows that would have occurred had the property been vacant at the time of acquisition and subject to lease-up.

We estimate the value of resident origination and absorption costs by considering the estimated carrying costs during hypothetical expected lease-up periods, considering current market conditions. In estimating carrying costs, we estimate the amount of lost rentals using market rates during the expected lease-up periods.

We amortize the value of in-place leases to expense over the remaining non-cancelable term of the respective leases. Should a resident terminate its lease, the unamortized portion of the in-place lease value and customer relationship intangibles would be charged to expense in that period.

We record above-market and below-market in-place lease values for acquired properties based on the present value (using an interest rate that reflects the risks associated with the leases acquired) of the difference between (1) the contractual amounts to be paid pursuant to the in-place leases and (2) our estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. We amortize any capitalized above-market or below-market lease values as a reduction or increase to rental income over the remaining non-cancelable terms of the respective leases.

Estimates of the fair values of the tangible assets, identifiable intangible assets and assumed liabilities require us to make significant assumptions to estimate market lease rates, property-operating expenses, carrying costs during lease-up periods, discount rates, market absorption periods, and the number of years the property will be held for investment. The use of inappropriate assumptions could result in an incorrect valuation of acquired tangible assets, identifiable intangible assets and assumed liabilities, which could impact the amount of our net income (loss).

Impairment of Real Estate Assets

We account for our real estate assets in accordance with ASC 360, Property, Plant and Equipment, or ASC 360. ASC 360 requires us to continually monitor events and changes in circumstances that could indicate that the carrying amounts of our real estate and related intangible assets may not be recoverable. When indicators of potential impairment suggest that the carrying value of real estate and related intangible assets and liabilities may not be recoverable, we assess the recoverability of the assets by estimating whether we will recover the carrying value of the asset through its undiscounted future cash flows and its eventual disposition. Based on this analysis, if we do not believe that we will be able to recover the carrying value of the real estate and related intangible assets and liabilities, we record an impairment loss to the extent that the carrying value exceeds the estimated fair value of the real estate and related intangible assets and liabilities. If any assumptions, projections or estimates regarding an asset changes in the future, we may have to record an impairment to reduce the net book value of such individual asset.

Rents and Other Receivables

We periodically evaluate the collectability of amounts due from residents and maintain an allowance for doubtful accounts for estimated losses resulting from the inability of residents to make required payments under lease agreements. We exercise judgment in establishing these allowances and consider payment history and current credit status of residents in developing these estimates. Due to the short-term nature of the operating leases, we do not maintain a deferred rent receivable related to the straight-lining of rents. Other receivables include amounts due from the transfer agent for stock subscription net proceeds.

Revenue Recognition

On January 1, 2018, the Company adopted ASC 606, Revenue from Contracts with Customers, (“ASC 606”), which establishes a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most of the existing revenue recognition guidance. This standard requires the Company to recognize, for certain of its revenue sources, the transfer of promised goods or services to customers in an amount that reflects the consideration the Company is entitled to in exchange for those goods or services. The Company selected the modified retrospective transition method but had no cumulative effect adjustment to recognize as of the date of adoption on January 1, 2018.

The Company’s revenue consists of rental revenues and tenant reimbursements and other. There was no impact to the Company’s recognition of rental revenue from leasing arrangements as this was specifically excluded from ASC 606. The company identified limited sources of revenues from non-lease components but did not experience a material impact on its revenue recognition in the consolidated financial statements upon adoption. The Company leases apartment and condominium units under operating leases with terms generally of one year or less. Generally, credit investigations are performed for prospective residents and security deposits are obtained. The Company will recognize minimum rent, including rental abatements, concessions and contractual fixed increases attributable to operating leases, on a straight-line basis over the term of the non-cancellable term of the related lease and amounts expected to be received in later years will be recorded as deferred rents. The Company records property operating expense reimbursements due from tenants for common area maintenance, real estate taxes, and other recoverable costs in the period the related expenses are incurred in accordance with ASC 840, Leases.

Fair Value Measurements

Under GAAP, we are required to measure certain financial instruments at fair value on a recurring basis. In addition, we are required to measure other assets and liabilities at fair value on a non-recurring basis (e.g., carrying value of impaired real estate loans receivable and long-lived assets). Fair value is defined as the price that would be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The GAAP fair value framework uses a three-tiered approach. Fair value measurements are classified and disclosed in one of the following three categories:

Level 1:	unadjusted quoted prices in active markets that are accessible at the measurement date for identical assets or liabilities;

Level 2:

quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-derived valuations in which significant inputs and significant value drivers are observable in active markets; and

Level 3:	prices or valuation techniques where little or no market data is available that requires inputs that are both significant to the fair value measurement and unobservable.

When available, we utilize quoted market prices from an independent third-party source to determine fair value and will classify such items in Level 1 or Level 2. In instances where the market is not active, regardless of the availability of a non-binding quoted market price, observable inputs might not be relevant and could require us to make a significant adjustment to derive a fair value measurement. Additionally, in an inactive market, a market price quoted from an independent third party may rely more on models with inputs based on information available only to that independent third party. When we determine the market for a financial instrument we own to be illiquid or when market transactions for similar instruments do not appear orderly, we use several valuation sources (including internal valuations, discounted cash flow analysis and quoted market prices) and we establish a fair value by assigning weights to the various valuation sources.

Changes in assumptions or estimation methodologies can have a material effect on these estimated fair values. In this regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, may not be realized in an immediate settlement of the instrument.

Accounting for Stock-Based Compensation

We amortize the fair value of stock-based compensation awards to expense over the vesting period and record any dividend equivalents earned as dividends for financial reporting purposes. Stock-based compensation awards are valued at the fair value on the date of grant and amortized as an expense over the vesting period.

Income Taxes

We have elected to be taxed as a REIT under the Internal Revenue Code and have operated as such commencing with the taxable year ended December 31, 2014. To continue to qualify as a REIT, we must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of our annual REIT taxable income to our stockholders (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). As a REIT, we generally will not be subject to federal income tax to the extent we distribute qualifying dividends to our stockholders. If we fail to qualify as a REIT in any taxable year, we would be subject to federal income tax on our taxable income at regular corporate income tax rates and generally would not be permitted to qualify for treatment as a REIT for federal income tax purposes for the four taxable years following the year during which qualification is lost, unless the Internal Revenue Service grants us relief under certain statutory provisions. Such an event could materially adversely affect our net income and net cash available for distribution to stockholders. However, we believe we are organized and operate in such a manner as to qualify for treatment as a REIT.

We follow the income tax guidance under GAAP to recognize, measure, present and disclose in our consolidated financial statements uncertain tax positions that we have taken or expect to take on a tax return. As of December 31, 2018, 2017 and 2016, we did not have any liabilities for uncertain tax positions that we believe should be recognized in our consolidated financial statements. We have not been assessed material interest or penalties by any major tax jurisdictions. Our evaluation was performed for all tax years ended December 31, 2018, 2017 and 2016.

Subsequent Events

Distributions Paid

On January 1, 2019, we paid distributions of $3,953,499, which related to distributions declared for each day in the period from December 1, 2018 through December 31, 2018 and consisted of cash distributions paid in the amount of $2,092,671 and $1,860,828 in shares issued pursuant to our distribution reinvestment plan.

On February 1, 2019, we paid distributions of $3,962,806, which related to distributions declared for each day in the period from January 1, 2019 through January 31, 2019 and consisted of cash distributions paid in the amount of $2,110,932 and $1,851,874 in shares issued pursuant to our distribution reinvestment plan.

On March 1, 2019, we paid distributions of $3,578,717, which related to distributions declared for each day in the period from February 1, 2019 through February 28, 2019 and consisted of cash distributions paid in the amount of $1,914,109 and $1,664,608 in shares issued pursuant to our distribution reinvestment plan.

Estimated Value per Share

On March 12, 2019, our board of directors determined an estimated value per share of our common stock of $15.84 as of December 31, 2018. See Item 5. “Market For Registrant’s Common Equity, Related Shareholders

Matters and Purchases of Equity Securities—Estimated Value Per Share.” In connection with the determination of an estimated value per share, our board of directors determined a price per share for our distribution reinvestment plan of $15.84, effective April 1, 2019. Distributions that accrue during the month of April 2019, which will be paid in May 2019, will be reinvested at $15.84 per share on the May distribution payment date pursuant to our distribution reinvestment plan.

Shares Repurchased

On January 31, 2019, the Company repurchased 138,961 shares of its common stock for a total repurchase value of $2,000,000, or $14.39 average price per share, pursuant to the Company’s share repurchase plan.

Distributions Declared

On March 12, 2019, our board of directors approved and authorized a daily distribution to stockholders of record as of the close of business on each day of the period commencing on April 1, 2019 and ending on June 30, 2019. The distributions will be equal to $0.002466 per share of our common stock. The distributions for each record date in April 2019, May 2019 and June 2019 will be paid in May 2019, June 2019 and July 2019, respectively. The distributions will be payable to stockholders from legally available funds therefor.

ITEM 7A.	QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We may be exposed to the effects of interest rate changes as a result of borrowings used to maintain liquidity and to fund the acquisition, expansion and refinancing of our real estate investment portfolio and operations. We may be also exposed to the effects of changes in interest rates as a result of the acquisition and origination of mortgage, mezzanine, bridge and other loans. Our profitability and the value of our investment portfolio may be adversely affected during any period as a result of interest rate changes. Our interest rate risk management objectives are to limit the impact of interest rate changes on earnings, prepayment penalties and cash flows and to lower overall borrowing costs. We have managed and will continue to manage interest rate risk by maintaining a ratio of fixed rate, long-term debt such that floating rate exposure is kept at an acceptable level. In addition, we may utilize a variety of financial instruments, including interest rate caps, collars, floors and swap agreements, in order to limit the effects of changes in interest rates on our operations. When we use these types of derivatives to hedge the risk of interest-earning assets or interest-bearing liabilities, we may be subject to certain risks, including the risk that losses on a hedge position will reduce the funds available for distributions to holders of our common stock and that the losses may exceed the amount we invested in the instruments.

We borrow funds and make investments at a combination of fixed and variable rates. Interest rate fluctuations will generally not affect our future earnings or cash flows on our fixed rate debt unless such instruments mature or are otherwise terminated. However, interest rate changes will affect the fair value of our fixed rate instruments. At December 31, 2018, the fair value of our fixed rate debt was $685,392,843 and the carrying value of our fixed rate debt was $692,266,900. The fair value estimate of our fixed rate debt was estimated using a discounted cash flow analysis utilizing rates we would expect to pay for debt of a similar type and remaining maturity if the loans were originated at December 31, 2018. As we expect to hold our fixed rate instruments to maturity and the amounts due under such instruments would be limited to the outstanding principal balance and any accrued and unpaid interest, we do not expect that fluctuations in interest rates, and the resulting change in fair value of our fixed rate instruments, would have a significant impact on our operations.

Conversely, movements in interest rates on our variable rate debt will change our future earnings and cash flows, but not significantly affect the fair value of those instruments. However, changes in required risk premiums will result in changes in the fair value of floating rate instruments. At December 31, 2018, the fair value of our variable rate debt was $356,966,041 and the carrying value of our variable rate debt was $357,888,843. Based on interest rates as of December 31, 2018, if interest rates are 100 basis points higher during the 12 months ending December 31, 2019, interest expense on our variable rate debt would increase by

$3,651,848 and if interest rates are 100 basis points lower during the 12 months ending December 31, 2019, interest expense on our variable rate debt would decrease by $3,651,848.

At December 31, 2018, the weighted-average interest rate of our fixed rate debt and variable rate debt was 4.47% and 4.46%, respectively. The weighted-average interest rate of our blended fixed and variable rates was 4.46% at December 31, 2018. The weighted-average interest rate represents the actual interest rate in effect at December 31, 2018 (consisting of the contractual interest rate), using interest rate indices as of December 31, 2018, where applicable.

We may also be exposed to credit risk. Credit risk is the failure of the counterparty to perform under the terms of the derivative contract. If the fair value of a derivative contract is positive, the counterparty will owe us, which creates credit risk for us. If the fair value of a derivative contract is negative, we will owe the counterparty and, therefore, do not have credit risk. We will seek to minimize the credit risk in derivative instruments by entering into transactions with high-quality counterparties. As of December 31, 2018, we did not have counterparty risk on our interest rate cap agreements as the underlying variable rates for each of our interest rate cap agreements as of December 31, 2018 were not in excess of the capped rates. See also Note 10 (Derivative Financial Instruments) to our audited consolidated financial statements included in this annual report.

ITEM 8.	FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Our consolidated financial statements and supplementary data can be found beginning at page F-1 of this annual report.

ITEM 9.	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

ITEM 9A.	CONTROLS AND PROCEDURES

Disclosure Controls and Procedures

We maintain disclosure controls and procedures that are designed to ensure that information required to be disclosed in our reports under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms, and that such information is accumulated and communicated to us, including our chief executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure. In designing and evaluating the disclosure controls and procedures, we recognize that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired control objectives, as ours are designed to do, and we necessarily are required to apply our judgment in evaluating whether the benefits of the controls and procedures that we adopt outweigh their costs.

As required by Rules 13a-15(b) and 15d-15(b) of the Exchange Act, an evaluation as of December 31, 2018, was conducted under the supervision and with the participation of our management, including our chief executive officer and principal financial officer, of the effectiveness of our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act). Based on this evaluation, our chief executive officer and principal financial officer concluded that our disclosure controls and procedures, as of December 31, 2018, were effective at the reasonable assurance level.

Internal Control Over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting, as such term is defined in Rules 13a-15(f) or 15d-15(f) promulgated under the Exchange Act.

In connection with the preparation of this annual report, our management, including our chief executive officer and chief financial officer, assessed the effectiveness of our internal control over financial reporting as of December 31, 2018. In making that assessment, our management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control-Integrated Framework (2013 framework).

Based on its assessment, our management believes that, as of December 31, 2018, our internal control over financial reporting was effective based on those criteria. There have been no changes in our internal control over financial reporting that occurred during the quarter ended December 31, 2018 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

ITEM 9B.	OTHER INFORMATION

None.

PART III

ITEM 10.	DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Our directors and executive officers and their respective positions and offices are as follows:

Name	Age	Position
Rodney F. Emery	68	Chairman of the Board and Chief Executive Officer
Ella S. Neyland	64	Affiliated Director and President
Kevin J. Keating	56	Chief Financial Officer and Treasurer
Ana Marie del Rio	64	Secretary
G. Brian Christie	72	Independent Director
Thomas H. Purcell	68	Independent Director
Kerry D. Vandell	72	Independent Director

Rodney F. Emery has served as our Chairman of the Board since August 2013 and as our Chief Executive Officer since September 2013. Mr. Emery also serves as Chairman of the Board and Chief Executive Officer of Steadfast Income REIT, positions he has held since its inception in May 2009. In addition, Mr. Emery serves as the Chairman of the Board and Chief Executive Officer of Steadfast Apartment REIT III, positions he has held since January 2016 and August 2015, respectively. Mr. Emery is the founder of Steadfast Companies and is responsible for the corporate vision, strategy and overall guidance of the operations of Steadfast Companies. Mr. Emery chairs the Steadfast Executive Committee, which establishes policy and strategy and acts as the general oversight committee of Steadfast Companies. Mr. Emery also serves on the Steadfast Companies Investment Committee and is a member of the Board of Managers of Stira Capital Markets Group (formerly “Steadfast Capital Markets Group”). Prior to founding Steadfast Companies in 1994, Mr. Emery served for 17 years as the President of Cove Properties, a diversified commercial real estate firm specializing in property management, construction and development with a specialty in industrial properties. Mr. Emery received a Bachelor of Science in Accounting from the University of Southern California and serves on the board of directors of several non-profit organizations.

Our board of directors, excluding Mr. Emery, has determined that Mr. Emery is qualified to serve as one of our directors due to the leadership positions previously and currently held by Mr. Emery and Mr. Emery’s extensive experience acquiring, financing, developing and managing multifamily, hotel, office, industrial and retail real estate assets throughout the country.

Ella S. Neyland, has served as our President since September 2013 and an affiliated director since August 2013. Ms. Neyland also serves as President and an affiliated director of Steadfast Income REIT, positions she has held since October 2012, and she served as an independent director of Steadfast Income REIT from October 2011 to September 2012. In addition, Ms. Neyland serves as the President and an affiliated director of Steadfast Apartment REIT III, positions she has held since August 2015 and January 2016, respectively. Ms. Neyland was a founder of Thin Centers MD, or TCMD, which provides medically supervised weight loss programs, in June 2010, and served as its Chief Financial Officer from February 2011 to October 2011. Prior to founding TCMD, Ms. Neyland was a founder of Santa Barbara Medical Innovations, LLC, a privately owned company that owns and leases low-level lasers to medical groups, and served as its Chief Financial Officer from December 2008 to February 2011. From October 2004 to December 2008, Ms. Neyland was a financial advisor of Montecito Medical Investment Company, a private real estate acquisition and development company headquartered in Santa Barbara, California. From April 2001 to September 2004, Ms. Neyland served as the Executive Vice President, Treasurer and Investor Relations Officer of United Dominion Realty Trust, Inc., where she was responsible for capital market transactions, banking relationships and presentations to investors and Wall Street analysts. Ms. Neyland also served as a voting member of the Investment Committee of United Dominion Realty Trust, Inc. that approved the repositioning of over $3 billion of investments. Prior to working at United Dominion Realty Trust, Inc., Ms. Neyland served as the Chief Financial Officer at Sunrise Housing, Ltd, a

privately owned apartment development company, from November 1999 to March 2001. Ms. Neyland also served as Executive Director of CIBC World Markets, which provides investment, research and corporate banking products, from November 1997 to October 1999. From July 1990 to October 1997, Ms. Neyland served as the Senior Vice President of Finance and the Vice President of Troubled Debt Restructures/Finance for the Lincoln Property Company, a commercial real estate development and management company. From November 1989 to July 1990, Ms. Neyland was the Vice President/Portfolio Manager at Bonnet Resources Corporation, a subsidiary of BancOne. Prior to her employment at Bonnet Resources Corporation, Ms. Neyland served on the board of directors and as the Senior Vice President/Director of Commercial Real Estate Lending at Commerce Savings Association, a subsidiary of the publicly held American Century Corporation, from May 1983 to March 1989. Ms. Neyland received a Bachelor of Science in Finance from Trinity University in San Antonio, Texas.

Our board of directors, excluding Ms. Neyland, has determined that Ms. Neyland is qualified to serve as one of our directors due to Ms. Neyland’s prior service as a director and as chief financial officer.

Kerry D. Vandell has served as one of our independent directors since August 2013. Dr. Vandell also served as an independent director of Steadfast Income REIT, Inc. from October 2012 to August 2015. In March 2016, Dr. Vandell was appointed as an independent member of the board of directors of the PREDEX Fund, a mutual fund invested in privately offered, non-traded, perpetual-life institutional real estate funds. Dr. Vandell currently serves as the Dean’s Professor Emeritus of Economics and Public Policy and Director Emeritus of the Center for Real Estate at the Paul Merage School of Business at the University of California-Irvine (UCI), having joined UCI in July 2006. He also has held courtesy appointments at UCI’s School of Law and the Department of Planning, Policy and Design in the School of Social Ecology since 2008. Before joining UCI, Dr. Vandell was on the faculty of the University of Wisconsin-Madison for 17 years (1989-2006), where he served as the Tiefenthaler Chaired Professor of Real Estate and Urban Land Economics, the Director of the Center for Urban Land Economics Research, and the Chairman of the Department of Real Estate and Urban Land Economics. His first academic appointment was at Southern Methodist University (1976-1989), where he ultimately served as Professor and Chairman of the Department of Real Estate and Regional Science. Dr. Vandell has researched and consulted extensively in the areas of real estate investment, urban/real estate/environmental economics, mortgage finance, housing economics and policy, and valuation theory and is principal in the consulting firm KDV Associates, providing expert testimony in major litigation matters internationally. He has also previously served as a board member for firms representing the commercial banking, REIT and shopping center sectors. Dr. Vandell received his Ph.D. from the Massachusetts Institute of Technology in Urban Studies and Planning, his M.C.P. in City and Regional Planning from Harvard University, and his undergraduate and master’s degrees in Mechanical Engineering from Rice University. He has authored or co-authored over 70 publications and has been invited to provide numerous presentations on the topics of finance, economics and real estate.

Our board of directors, excluding Dr. Vandell, has determined that Dr. Vandell is qualified to serve as one of our directors due to Dr. Vandell’s prior position as a finance professor and his real estate program experience.

G. Brian Christie has served as one of our independent directors since August 2013. Mr. Christie has practiced as an attorney in the real estate, corporate and banking fields since 1979. Mr. Christie currently serves as a principal of Christie Law Firm, a position he has held since 2005. From 1998 to 2005, Mr. Christie served as Chief Executive Officer of Liti Holographics, Inc., a 3-D optical technology company. From 1992 to 1997, Mr. Christie served as a Director, Executive Vice President and General Counsel of ARV Assisted Living, Inc., or ARV, a company which acquired, developed and operated multifamily apartments, senior apartments and assisted living apartments. While at ARV, Mr. Christie played an integral role in the listing of ARV on NASDAQ. Prior to joining ARV, Mr. Christie was a partner at the law firm of Good, Wildman, Hegness and Walley. Mr. Christie received a Bachelor of Arts from Calvary Bible College, a Master of Theology from Dallas Theological Seminary and a Juris Doctor from the University of Texas Law School. Mr. Christie is a member of the State Bar of California, the State Bar of Virginia, and the American Bar Association.

Our board of directors, excluding Mr. Christie, has determined that Mr. Christie is qualified to serve as one of our directors due to Mr. Christie’s prior experience as a director and officer in the multifamily industry.

Thomas H. Purcell has served as one of our independent directors since August 2013. Mr. Purcell has been actively involved in the real estate development business since 1972. Since September 2009, Mr. Purcell has served as Chairman and Chief Executive Officer of the Curci Companies, a real estate investment company that owns and manages office, industrial and retail property throughout the western United States. From April 1998 to August 2009, Mr. Purcell was Co-Founder and President of Spring Creek Investors, LLC, a private equity capital business focused on real estate development. From 1996 to 1998, Mr. Purcell served as President of Diversified Shopping Centers, where he developed and managed neighborhood and community shopping centers. From 1977 to 1996, Mr. Purcell was Co-Founder and President of a shopping center development business that developed and renovated over four million square feet of retail shopping centers. Prior to 1977, Mr. Purcell was employed at a shopping center development company where he headed the development and construction management team and served as the controller. Since 2007, Mr. Purcell has been a board member of Bixby Land Company, a private industrial REIT, where he also chairs the investment committee and is a member of the audit and compensation committees. Mr. Purcell is a member of the International Council of Shopping Centers, or ICSC, and previously served as Western Division Vice President and on the Board of Trustees and Executive Committee of ICSC and was a trustee of the ICSC Educational Foundation. He formerly served as a board member of the California Business Properties Association and an advisory board member of Buchanan Street Partners and Western National Realty Fund. Mr. Purcell received a Bachelor of Science in Finance from the University of Southern California.

Our board of directors, excluding Mr. Purcell, has determined that Mr. Purcell is qualified to serve as one of our directors due to Mr. Purcell’s prior experience as an executive of real estate investment and development companies.

Kevin J. Keating has served as our Chief Financial Officer and Treasurer since November 2017 and September 2013, respectively, and as our advisor’s Treasurer and Chief Accounting Officer since September 2013, where he focuses on the accounting function and compliance responsibilities for us and our advisor. Mr. Keating also serves as Chief Financial Officer and Treasurer of Steadfast Income REIT, positions he has held since November 2017 and April 2011, respectively, and Chief Financial Officer and Treasurer of Steadfast Apartment REIT III since November 2017 and August 2015, respectively. Mr. Keating served as the controller of Steadfast Income REIT from January 2011 to March 2011. Mr. Keating served as Senior Audit Manager with BDO, USA, LLP (formerly BDO Seidman, LLP), an accounting and audit firm, from June 2006 to January 2011. From June 2004 to June 2006, Mr. Keating served as Vice President and Corporate Controller of Endocare, Inc., a medical device manufacturer. Mr. Keating has extensive experience working with public companies and served as Assistant Controller and Audit Manager for Ernst & Young LLP from 1988 to 1999. Mr. Keating holds a Bachelor of Science in Accounting from St. John’s University in New York, New York and is a certified public accountant.

Ana Marie del Rio has served as our Secretary and Compliance Officer since September 2013. Ms. del Rio also serves as Secretary and Compliance Officer of Steadfast Income REIT, positions she has held since its inception in May 2009 and Secretary and Compliance Officer of Steadfast Apartment REIT III since August 2015. Ms. del Rio also serves as the Chief Legal Officer for Steadfast Companies and manages the Risk Management and Legal Services Departments for Steadfast Companies. Ms. del Rio works closely with Steadfast Management Company, Inc. in the management and operation of Steadfast Companies’ residential apartment homes, especially in the area of compliance. Prior to joining Steadfast Companies in April 2003, Ms. del Rio was a partner in the public finance group at Orrick, Herrington & Sutcliffe, LLP, where she practiced from September 1993 to April 2003, representing both issuers and underwriters in financing single-family and multifamily housing and other types of public-private and redevelopment projects. From 1979 to 1993, Ms. del Rio co-owned and operated a campaign consulting and research company specializing in local campaigns and ballot measures. Ms. del Rio received a Juris Doctor from the University of the Pacific, McGeorge School of

Law, and received a Master of Public Administration and a Bachelor of Arts from the University of Southern California. Ms. del Rio serves on the Board of Directors of Project Access and is a lecturer for the University of California, Irvine, School of Law.

The Audit Committee

Our board of directors has established an audit committee. The audit committee’s function is to assist our board of directors in fulfilling its responsibilities by overseeing: (1) the systems of our internal accounting and financial controls; (2) our financial reporting processes; (3) the independence, objectivity and qualification of our independent auditors; (4) the annual audit of our financial statements; and (5) our accounting policies and disclosures. The members of the audit committee are G. Brian Christie, Thomas H. Purcell and Kerry D. Vandell. All of the members of the audit committee are “independent” as defined by our charter. Our shares are not listed for trading on any national securities exchange and therefore our audit committee members are not subject to the independence requirements of the New York Stock Exchange, or NYSE, or any other national securities exchange. However, each member of our audit committee is “independent” as defined by the NYSE. All members of the audit committee have significant financial and/or accounting experience. Our board of directors has determined that Dr. Vandell satisfies the SEC’s requirements for and serves as our “audit committee financial expert.”

Investment Committee

Our board of directors has established an investment committee. Our board of directors has delegated to the investment committee: (1) certain responsibilities with respect to investment in specific investments proposed by our advisor and (2) the authority to review our investment policies and procedures on an ongoing basis. The investment committee must at all times be comprised of at least three members, a majority of whom must be independent directors. The current members of the investment committee are Rodney F. Emery, G. Brian Christie and Thomas H. Purcell, with Mr. Emery serving as the chairman of the investment committee.

With respect to investments, the investment committee has the authority to approve all acquisitions, developments and dispositions of real estate and real estate-related assets consistent with our investment objectives, for a purchase price, total project cost or sales price of up to 10% of the cost of our total assets as of the date of investment.

Valuation Committee

Our board of directors has established a valuation committee. The valuation committee’s function, as recommended by the IPA, is to perform the following functions in connection with the determination of an estimated per share value of our common stock: (1) ratify and approve the engagement of valuation advisory services, its scope of work and any amendments thereto, (2) review and approve the proposed valuation process and methodology to be used to determine the estimation of the per share value of our common stock, or valuation, (3) review the reasonableness of the valuation or range of value resulting from the process and (4) recommend the final proposed valuation for approval by the board of directors. The members of the valuation committee are Thomas Purcell, G. Brian Christie and Kerry Vandell, with Mr. Purcell serving as chairman of the valuation committee.

Special Committee

Our board of directors has established a special committee. The special committee’s function is limited to the evaluation, negotiation and approval of (1) any agreement, arrangement or other transaction by and between our company, our advisor or any other affiliate of our sponsor related to compensation payable by our company to our advisor or any other affiliate of our sponsor in connection with the pursuit of strategic alternatives; (2) any strategic alternatives in which a counter party has expressed an interest in the contemporaneous or subsequent purchase of any other transaction related to Steadfast Companies; and (3) any other transaction which the board specifically identifies and delegates authority to the special committee. The members of the special committee are Thomas Purcell, G. Brian Christie and Kerry Vandell, with Mr. Purcell serving as the chairman of the special committee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires each director, officer and individual beneficially owning more than 10% of our common stock to file with the SEC, within specified time frames, initial statements of beneficial ownership (Form 3) of our common stock and statements of changes in beneficial ownership (Forms 4 and 5) of our common stock. These specified time frames require the reporting of changes in ownership within two business days of the transaction giving rise to the reporting obligation. Reporting persons are required to furnish us with copies of all Section 16(a) forms filed with the SEC. Based solely on a review of the copies of such forms furnished to us during and with respect to the fiscal year ended December 31, 2018, or written representations that no additional forms were required, we believe that all required Section 16(a) filings were timely and correctly made by reporting persons during the year ended December 31, 2018.

Code of Conduct and Ethics

We have adopted a Code of Ethics that applies to all of our executive officers and directors, including but not limited to, our principal executive officer, principal financial officer and principal accounting officer. Our Code of Ethics can be found at our website: http://www.steadfastreits.com.

ITEM 11.	EXECUTIVE COMPENSATION

Compensation of Executive Officers

Our executive officers do not receive compensation directly from us for services rendered to us and we do not intend to pay any compensation to our executive officers. We do not reimburse our advisor directly or indirectly for the salary or other compensation paid to any of our executive officers. As a result, we do not, nor has our board of directors considered, a compensation policy for our executive officers. Accordingly, we have not included a Compensation Discussion and Analysis in this annual report or other related disclosures pursuant to Item 402 of Regulation S-K and paragraphs (e)(4) and (e)(5) of Item 407 of Regulation S-K with respect to our executive officers. Our executive officers are officers and/or employees of, or hold an indirect ownership interest in, our advisor and/or its affiliates, and our executive officers are compensated by these entities, in part, for their services to us. See Item 13. “Certain Relationships and Related Transactions, and Director Independence—Certain Transactions with Related Persons” for a discussion of the fees paid to our advisor and its affiliates.

Compensation of Directors

If a director is also one of our executive officers or an affiliate of our advisor, we do not pay any compensation to that person for services rendered as a director. The amount and form of compensation payable to our independent directors for their service to us is determined by our board of directors, based upon recommendations from our advisor. Four of our executive officers, Messrs. Rodney F. Emery and Kevin Keating and Mses. Ana Marie del Rio and Ella Neyland, manage, control or are affiliated with our advisor, and through our advisor, they are involved in recommending the compensation to be paid to our independent directors.

We have provided below certain information regarding compensation earned by or paid to our directors during the fiscal year ended December 31, 2018.

Name	Fees Earned or Paid in Cash in 2018(1)	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation	All Other Compensation	Total
G. Brian Christie(2)(3)	$158,750	$25,290	$—	$—	$—	$7,123	$191,163
Thomas H. Purcell(2)(3)	170,000	25,290	—	—	—	—	195,290
Kerry D. Vandell(2)(3)	167,250	25,290	—	—	—	—	192,540
Ella S. Neyland(4)	—	—	—	—	—	—	—
Rodney F. Emery(4)	—	—	—	—	—	—	—

	$496,000	$75,870	$—	$—	$—	$7,123	$578,993

(1)

The amounts shown in this column include payments made to members of the special committee, which was formed during the year ended December 31, 2018. The members of the special committee are our independent directors. It was agreed that each independent director will receive retainers of $63,750 with the special committee chairperson receiving an additional $11,250. In addition, each member receives meeting fees as described below; provided there is no no daily limit for special committee meeting fees.

(2)	Independent directors.
(3)

On August 8, 2018, each of our three independent directors was granted 1,666 shares of restricted common stock in connection with their re-election to the board of directors pursuant to our Independent Directors Compensation Plan (described below). The grant date fair value of the stock was $15.18 per share for an aggregate amount of $25,290 for each independent director. Of these shares of restricted common stock granted in 2018, each independent director had 1,250 shares of restricted common stock that remain unvested as of December 31, 2018. The amounts shown in this column reflect the aggregate fair value of shares of restricted stock granted, computed as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718.

(4)	Directors who are also our executive officers or executive officers of our affiliates do not receive compensation for services rendered as a director.

Cash Compensation

We pay each of our independent directors:

•	an annual retainer of $55,000 (the audit committee chairperson receives an additional $10,000 annual retainer);

•	$2,500 for each in-person board of directors meeting attended;

•	$1,500 for each in-person committee meeting attended; and

•	$1,000 for each teleconference meeting of the board of directors or committee.

We will not pay in excess of $4,000 for any one set of meetings attended on any given day.

Equity Plan Compensation

Our board of directors has approved and adopted the Steadfast Apartment REIT, Inc. Independent Directors Compensation Plan, or the Plan, which operates as a sub-plan of the Steadfast Apartment REIT, Inc. Amended and Restated 2013 Incentive Plan, or the Incentive Plan. Under the Plan and subject to such Plan’s conditions and restrictions, each of our current independent directors was entitled to receive 3,333 shares of restricted common stock once we raised $2,000,000 in gross offering proceeds from our public offering. Each subsequent independent director that joins our board of directors receives 3,333 shares of restricted common stock upon election to our board of directors. In addition, on the date following an independent director’s re-election to our board of directors, he or she receives 1,666 shares of restricted common stock. Grants of restricted common stock are subject to share availability under the Incentive Plan. The shares of restricted common stock granted pursuant to the Plan generally vest in four equal annual installments beginning on the date of grant and ending on the third anniversary of the date of grant; provided, however, that the restricted stock will become fully vested on the earlier to occur of: (1) the termination of the independent director’s service as a director due to his or her death or “disability”, or (2) a “change in control” of the Company (as such terms are defined in the Incentive Plan).

Compensation Committee Interlocks and Insider Participation

We currently do not have a compensation committee of our board of directors because we do not pay, or plan to pay, any compensation to our officers. There are no interlocks or insider participation as to compensation decisions required to be disclosed pursuant to SEC regulations.

ITEM 12.	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Equity Compensation Plan Information

The following table provides information about our common stock that may be issued upon the exercise of options, warrants and rights under the Incentive Plan as of December 31, 2018.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders:	—	—	965,011
Equity compensation plans not approved by security holders:	N/A	N/A	N/A

Total	—	—	965,011

Security Ownership of Certain Beneficial Owners

The following table shows, as of March 7, 2019, the amount of our common stock beneficially owned (unless otherwise indicated) by: (1) any person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, (2) our directors, (3) our executive officers, and (4) all of our directors and executive officers as a group.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percentage
Rodney F. Emery(3)	38,532	*
G. Brian Christie	11,663	*
Thomas H. Purcell(4)	16,788	*
Kerry D. Vandell	13,443	*
Ella S. Neyland	370	*
Kevin J. Keating	—	*
Ana Marie del Rio	3,681	*

All officers and directors as a group (seven persons)	84,477	*

*	Less than 1% of the outstanding common stock.
(1)	The address of each named beneficial owner is c/o Steadfast Apartment REIT, Inc., 18100 Von Karman Avenue, Suite 500, Irvine, CA, 92612.

(2)	None of the shares are pledged as security.
(3)	Includes 13,500 shares owned by Steadfast REIT Investments, LLC, which is primarily indirectly owned and controlled by Rodney F. Emery.
(4)	Includes 3,704 shares owned by THP Management, LLC, which is primarily owned and controlled by Thomas H. Purcell.

ITEM 13.	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Certain Transactions with Related Persons

The following describes all transactions during the year ended December 31, 2018 involving us, our directors, our advisor, our sponsor and any affiliate thereof and all such proposed transactions. See also Note 7 (Related Party Arrangements) to the consolidated financial statements included in this annual report. Our independent directors are specifically charged with and have examined the fairness of such transactions to our stockholders, and have determined that all such transactions are fair and reasonable to us.

Ownership Interests

On September 3, 2013, our sponsor purchased 13,500 shares of our common stock for an aggregate purchase price of $202,500 and was admitted as our initial stockholder. Our sponsor is majority owned and controlled indirectly by Rodney F. Emery, our chairman and chief executive officer. On September 3, 2013, our advisor purchased 1,000 shares of our convertible stock for an aggregate purchase price of $1,000. As of December 31, 2018, our advisor owned 100% of our outstanding convertible stock. We are the general partner of our operating partnership. Steadfast Apartment REIT Limited Partner, LLC, our wholly-owned subsidiary, has made a $1,000 capital contribution to our operating partnership as the initial limited partner.

Our convertible stock will convert into shares of our common stock if and when: (A) we have made total distributions on the then-outstanding shares of our common stock equal to the original issue price of those shares plus an aggregate 6.0% cumulative, non-compounded, annual return on the original issue price of those shares, (B) we list our common stock for trading on a national securities exchange, or (C) our advisory agreement is terminated or not renewed (other than for “cause” as defined in our advisory agreement). In the event of a termination or non-renewal of our advisory agreement for cause, all of the shares of the convertible stock will be repurchased by us for $1.00. In general, each share of our convertible stock will convert into a number of shares of common stock equal to 1/1000 of the quotient of (A) 15% of the excess of (1) our “enterprise value” plus the aggregate value of distributions paid to date on the then outstanding shares of our common stock over (2) the aggregate purchase price paid by stockholders for those outstanding shares of common stock plus an aggregated 6.0% cumulative, non-compounded, annual return on the original issue price of those outstanding shares, divided by (B) our enterprise value divided by the number of outstanding shares of common stock on an as-converted basis, in each case calculated as of the date of the conversion.

Our Relationships with our Advisor and our Sponsor

Steadfast Apartment Advisor, LLC is our advisor and, as such, supervises and manages our day-to-day operations and selects our real property investments and real estate-related assets, subject to oversight by our board of directors. Our advisor also provides marketing, sales and client services on our behalf. Our advisor is owned by our sponsor. Mr. Emery, our chairman of the board and chief executive officer, indirectly controls our sponsor, our advisor and the dealer manager. Ms. Ana Marie del Rio, our secretary, owns an indirect 7% interest in our sponsor, advisor and dealer manager. Crossroads Capital Multifamily, LLC, or Crossroads Capital Multifamily, owns a 25% membership interest in our sponsor. Pursuant to the Third Amended and Restated Operating Agreement of our sponsor, effective as of January 1, 2014, as amended, distributions are allocated to each member of our sponsor in an amount equal to such member’s accrued and unpaid 10% preferred return, as defined in the Third Amended and Restated Operating Agreement. Thereafter, all distributions to Crossroads Capital Multifamily are subordinated to distributions to the other member of our sponsor, Steadfast REIT Holdings, LLC, or Steadfast Holdings, until Steadfast Holdings has received an amount equal to certain expenses, including certain organization and offering costs, incurred by Steadfast Holdings and its affiliates on our behalf.

All of our other officers and directors, other than our independent directors, are officers of our advisor and officers, limited partners and/or members of our sponsor and other affiliates of our advisor.

We and our operating partnership have entered into the advisory agreement with our advisor and our operating partnership which has a one-year term expiring December 13, 2019, subject to an unlimited number of successive one-year renewals upon mutual consent of the parties. We may terminate the advisory agreement without cause or penalty upon 60 days’ written notice and immediately upon fraud, criminal conduct, willful misconduct, gross negligence or material breach of the advisory agreement by our advisor or our advisor’s bankruptcy. If we terminate the advisory agreement, we will pay our advisor all unpaid advances for operating expenses and all earned but unpaid fees.

Services provided by our advisor under the terms of the advisory agreement include the following:

•	finding, presenting and recommending investment opportunities to us consistent with our investment policies and objectives;

•	making investment decisions for us, subject to the limitations in our charter and the direction and oversight of our board of directors;

•	structuring the terms and conditions of our investments, sales and joint ventures;

•	acquiring investments on our behalf in compliance with our investment objectives and policies;

•	sourcing and structuring our loan originations;

•	arranging for financing and refinancing of investments;

•	entering into service agreements for our loans;

•	supervising and evaluating each loan servicer’s and property manager’s performance;

•	reviewing and analyzing the operating and capital budgets of the properties underlying our investments and the properties we may acquire;

•	entering into leases and service contracts for our properties;

•	assisting us in obtaining insurance;

•	generating our annual budget;

•	reviewing and analyzing financial information for each of our assets and our overall investment portfolio;

•	formulating and overseeing the implementation of strategies for the administration, promotion, management, financing and refinancing, marketing, servicing and disposition of our investments;

•	performing investor relations services;

•	maintaining our accounting and other records and assisting us in filing all reports required to be filed with the SEC, the Internal Revenue Service and other regulatory agencies;

•	engaging and supervising the performance of our agents, including our registrar and transfer agent; and

•	performing any other services reasonably requested by us.

The above summary is provided to illustrate the material functions that our advisor performs for us as an advisor and is not intended to include all of the services that may be provided to us by our advisor, its affiliates or third parties. Our advisor has also entered into an Advisory Services Agreement with Crossroads Capital Advisors, whereby Crossroads Capital Advisors provides certain advisory services to us on behalf of our advisor.

Fees and Expense Reimbursements Paid to our Advisor

Pursuant to the terms of our advisory agreement, we pay our advisor the fees described below.

•

We pay our advisor an acquisition fee of 1.0% of the cost of investment, which includes the amount actually paid or budgeted to fund the acquisition, origination, development, construction or improvement (i.e., value-enhancement) of any real property or real estate-related asset acquired. For the year ended December 31, 2018, we did not incur or pay acquisition fees.

•

We pay our advisor a loan coordination fee equal to 1.0% of the initial amount of the new debt financed or outstanding debt assumed in connection with the acquisition, development, construction, improvement or origination of a property or a real estate-related asset. In addition, in connection with any financing or the refinancing of any debt (in each case, other than identified at the time of the acquisition of a property or a real estate-related asset), we pay our advisor or its affiliate a loan coordination fee equal to 0.75% of the amount of debt financed or refinanced. For the year ended December 31, 2018, we incurred $3,562,595 and paid $4,290,695 of loan coordination fees.

•

We pay our advisor an annual investment management fee that is payable monthly in an amount equal to one-twelfth of 1.0% of the cost of (1) real properties and real estate related assets acquired directly by us or (2) our allocable cost of each real property or real estate-related asset acquired through a joint venture. The investment management fee is calculated including acquisition fees, acquisition expenses, cost of development, construction or improvement and any debt attributable to such investments, or our proportionate share thereof in the case of investments made through joint ventures. For the year ended December 31, 2018, we incurred investment management fees to our advisor of $15,743,185. During the same period we paid $15,687,320 in investment management fees to our advisor.

•

We will pay our advisor a disposition fee of up to one-half of the brokerage commissions paid but in no event to exceed 1.0% of the sales price of each property or real estate-related asset sold if our advisor or its affiliates provides a substantial amount of services, as determined by a majority of our independent directors, in connection with the sale of a real property or real estate-related asset. To the extent the disposition fee is paid upon the sale of any assets other than real property, it will be included as an operating expense for purposes of the 2%/25% Guidelines (discussed below). With respect to a property held in a joint venture, the foregoing commission will be reduced to a percentage of such amounts reflecting our economic interest in the joint venture. For the year ended December 31, 2018, we did not incur any disposition fees.

In addition to the fees we pay to our advisor pursuant to the advisory agreement, we also reimburse our advisor and its affiliates for the costs and expenses described below.

•

We reimbursed our advisor and its affiliates for organization and offering expenses for actual legal, accounting, tax, printing mailing and filing fees, charges of our transfer agent, expenses of organizing the company, data processing fees, advertising and sales literature costs, out of-of-pocket due diligence costs, and amounts to reimburse our advisor or its affiliates for the salaries of its employees and other costs in connection with preparing supplemental sales materials and providing other administrative services in connection with our initial public offering. Any such reimbursement did not exceed actual expenses incurred by our advisor. For the year ended December 31, 2018, we paid our advisor $262,387 for the reimbursement of organization and offering expenses. Following the termination of our initial public offering, our advisor had an obligation to reimburse us to the extent total organization and offering expenses (including sales commissions and dealer manager fees) borne by us exceeded 15% of the gross proceeds raised in the initial public offering. Total organization and offering expenses borne by us did not exceed 15% of the gross offering proceeds in our public offering.

•

Subject to the 2%/25% Guidelines discussed below, we reimburse our advisor for all expenses incurred by our advisor in providing services to us, including our allocable share of our advisor’s overhead, such as rent, employee costs, utilities and information technology costs; provided, however, that no reimbursement shall be made for costs of such personnel to the extent that personnel are used in transactions for which our advisor receives an acquisition fee, investment management fee, loan coordination fee or disposition fee or for the employee costs our advisor pays to our executive officers. For the year ended December 31, 2018, we reimbursed our advisor $1,157,836 for administrative services.

•

We reimburse our advisor for acquisition expenses incurred related to the selection, evaluation, acquisition and development of real property investments and real estate-related investments as long as total acquisition fees and expenses (including any loan coordination fees at acquisition) relating to the purchase of an investment do not exceed 4.5% of the contract price of the property unless such excess is approved by our board of directors. For the year ended December 31, 2018, we incurred $26,113 and paid $24,507 of acquisition expenses.

2%/25% Guidelines

As described above, our advisor and its affiliates are entitled to reimbursement of actual expenses incurred for administrative and other services provided to us for which they do not otherwise receive a fee. However, we will not reimburse our advisor or its affiliates at the end of any fiscal quarter for “total operating expenses” that for the four consecutive fiscal quarters then ended, or the expense year, exceeded the greater of (1) 2% of our average invested assets or (2) 25% of our net income, which we refer to as the “2%/25% Guidelines,” and our advisor must reimburse us quarterly for any amounts by which our total operating expenses exceed the 2%/25% Guidelines in the expense year, unless our independent directors have determined that such excess expenses were justified based on unusual and non-recurring factors.

For purposes of the 2%/25% Guidelines, “total operating expenses” means all costs and expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation or to corporate business, including advisory fees, but excluding (1) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and listing of our shares of common stock, (2) interest payments, (3) taxes, (4) non-cash expenditures such as depreciation, amortization and bad debt reserves, (5) incentive fees, (6) acquisition fees and acquisition expenses (including expenses relating to potential acquisitions that we do not close), (7) real estate commissions on the sale of a real property, and (8) other expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of real property).

At December 31, 2018, our total operating expenses did not exceed the 2%/25% Guideline.

Selling Commissions and Fees Paid to our Dealer Manager

The dealer manager for our initial public offering of common stock was Stira Capital Markets Group, LLC (formerly Steadfast Capital Markets Group, LLC), an affiliate of our sponsor. Our dealer manager is a licensed broker-dealer registered with FINRA. As the dealer manager for our initial public offering, Stira Capital Markets Group was entitled to certain selling commissions, dealer manager fees and reimbursements relating to raising capital. The dealer manager agreement with our dealer manager provides for the following compensation:

•	We paid our dealer manager selling commissions of up to 7% of the gross offering proceeds from the sale of our shares, all of which could be reallowed to participating broker-dealers. We allowed a participating broker-dealer to elect to receive the 7% selling commission at the time of sale or elect to have the selling commission paid on a trailing basis. A participating broker-dealer electing to receive a trailing selling commission will be paid as follows: 3% at the time of sale and the remaining 4% paid ratably (1% per year) on each of the first four anniversaries of the sale. For the year ended December 31, 2018, we paid $262,387 in selling commissions to our dealer manager. We terminated our initial public offering on March 24, 2016, and as of December 31, 2018, expect to pay trailing selling commissions subsequent to that date of $299,952.

•

We paid our dealer manager a dealer manager fee of 3% of the gross offering proceeds from the sale of our shares (a portion of which could be reallowed to participating broker-dealers). For the year ended December 31, 2018, no dealer manager fees were paid to our dealer manager.

Fees and Reimbursements Paid to Our Property Manager

•

We have entered into property management agreements (each, as amended from time to time, a “property management agreement”) with Steadfast Management Company, Inc., or the property manager, an affiliate of our sponsor, or the “property manager”, in connection with the management of our multifamily properties. Pursuant to each property management agreement, we pay the property manager a monthly management fee equal to a range from 2.5% to 3.0% of each property’s gross revenues (as defined in the respective property management agreements) for each month. Each property management agreement has an initial one-year term and will continue thereafter on a month-to-month basis unless either party gives prior 60 days’ notice of its desire to terminate the property management agreement, provided that we may terminate the property management agreement at any time upon a determination of gross negligence, willful misconduct or bad acts of the property manager or its employees or upon an uncured breach of the agreement upon 30 days’ prior written notice to the property manager. For the year ended December 31, 2018, we incurred $4,886,436 and paid $4,872,734 of property management fees to our property manager.

•

The property management agreements specify that we are to reimburse the property manager for the salaries and related benefits of on-site personnel. For the year ended December 31, 2018, we reimbursed on-site personnel costs of $14,958,751 to our property manager.

•

The property management agreements also specify certain other fees payable to the property manager for benefit administration, information technology infrastructure, licenses, support, and training services and capital expenditures. We also reimburse the property manager for the salaries and related benefits of on-site property management employees. For the year ended December 31, 2018, we paid other fees of $1,916,348 and paid capital expenditures of $7,295 to our property manager.

Payments to our Construction Manager

•

We have entered into construction management agreements with Pacific Coast Land & Construction, Inc., or the construction manager, an affiliate of our sponsor, in connection with capital improvements and renovation or value-enhancement projects for certain of our properties. The construction management fee payable with respect to each property under the construction management agreement ranged from 8.0% to 12.0% of the costs of the improvements for which the construction manager has planning and oversight authority. Generally, each construction management agreement can be terminated by either party with 30 days’ prior written notice to the other party. For the year ended December 31, 2018, we incurred $585,532 and paid $700,410 of construction management fees to our construction manager.

•

The construction management agreements also specify that we are to reimburse the construction manager for the salaries and related benefits of certain of its employees for time spent working on capital improvements and renovations. For the year ended December 31, 2018, we reimbursed labor costs of $941,879 to our construction manager.

Other Transactions

•

We deposit amounts with an affiliate of our sponsor to fund a prepaid insurance deductible account to cover the cost of required insurance deductibles across all properties owned by us and other affiliated entities of our sponsor. Upon filing a major claim, proceeds from the insurance deductible account may be used by us or another affiliate of our sponsor. In addition, we deposit amounts with an affiliate of our sponsor to cover the cost of property and property related insurance across certain of our properties. For the year ended December 31, 2018, we funded $1,323,074 into the prepaid insurance deductible and property insurance accounts to an affiliate of our sponsor and received $75,000 in insurance proceeds from an affiliate of our sponsor upon filing claims.

•	We rent apartment homes to an affiliate of our sponsor for use as regional offices. For the year ended December 31, 2018, we earned $21,589 of rental revenue from our affiliates.

Currently Proposed Transactions

Other than as described above, there are no currently proposed material transactions with related persons other than those covered by the terms of the agreements described above.

Policies and Procedures for Transactions with Related Persons

In order to reduce or eliminate certain potential conflicts of interest, our charter and our advisory agreement contain restrictions and conflict resolution procedures relating to transactions we enter into with our advisor, our directors or their respective affiliates. Each of the restrictions and procedures that apply to transactions with our advisor and its affiliates will also apply to any transaction with any entity or real estate program controlled by our advisor and its affiliates. As a general rule, any related party transaction must be approved by a majority of the directors (including a majority of independent directors) not otherwise interested in the transaction. In determining whether to approve or authorize a particular related party transaction, these persons will consider whether the transaction between us and the related party is fair and reasonable to us and has terms and conditions no less favorable to us than those available from unaffiliated third parties.

We have also adopted a Code of Ethics that applies to each of our officers and directors, which we refer to as “covered persons.” The Code of Ethics sets forth certain conflicts of interest policies that limit and govern certain matters among us, the covered persons, our advisor and their respective affiliates.

Director Independence

Although our shares are not listed for trading on any national securities exchange, a majority of the members of our board of directors and all of the members of the audit committee are “independent” as defined by the NYSE. The NYSE standards provide that to qualify as an independent director, in addition to satisfying certain bright-line criteria, the board of directors must affirmatively determine that a director has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us). In addition, we have determined that these directors are independent pursuant to the definition of independence in our charter, which is based on the definition included in the North American Securities Administrators Association, Inc.’s Statement of Policy Regarding Real Estate Investment Trusts, as revised and adopted on May 7, 2007. Our board of directors has determined that G. Brian Christie, Thomas H. Purcell and Kerry D. Vandell each satisfies the bright-line criteria and that none has a relationship with us that would interfere with such person’s ability to exercise independent judgment as a member of our board of directors. None of these directors has ever served as (or is related to) an employee of ours or any of our predecessors or acquired companies or received any compensation from us or any such other entities except for compensation directly related to service as a director. Therefore, we believe that all of these directors are independent directors.

ITEM 14.	PRINCIPAL ACCOUNTANT FEES AND SERVICES

Independent Registered Public Accounting Firm

During the years ended December 31, 2018 and 2017, Ernst & Young LLP, or Ernst & Young, served as our independent registered public accounting firm and provided us with certain tax and other services. Ernst & Young has served as our independent auditor since our formation.

Pre-Approval Policies

The audit committee charter imposes a duty on our audit committee to pre-approve all auditing services performed for us by our independent auditors as well as all permitted non-audit services in order to ensure that the provision of such services does not impair the auditors’ independence. In determining whether or not to pre-approve services, our audit committee will consider whether the service is a permissible service under the rules and regulations promulgated by the SEC. Our audit committee, may, in its discretion, delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by the independent auditors, provided any such approval is presented to and approved by the full audit committee at its next scheduled meeting.

All services rendered by Ernst & Young for the years ended December 31, 2018 and 2017 were pre-approved in accordance with the policies and procedures described above.

Principal Independent Registered Public Accounting Firm Fees

Our audit committee reviewed the audit and non-audit services performed by Ernst & Young, as well as the fees charged by Ernst & Young for such services. In its review of the non-audit service fees, our audit committee considered whether the provision of such services is compatible with maintaining the independence of Ernst & Young. The aggregate fees billed to us for professional accounting services, including the audit of our annual financial statements by Ernst & Young for the years ended December 31, 2018 and 2017, are set forth in the table below.

	2018	2017
Audit fees	$497,652	$477,285
Audit-related fees	—	—
Tax fees	111,033	70,296
All other fees	1,720	—

Total	$610,405	$547,581

For purposes of the preceding table, Ernst & Young’s professional fees are classified as follows:

•

Audit fees—These are fees for professional services performed for the audit of our annual financial statements and the required review of quarterly financial statements and other procedures performed by Ernst & Young in order for them to be able to form an opinion on our consolidated financial statements. These fees also cover services that are normally provided by independent auditors in connection with statutory and regulatory filings or engagements.

•

Audit-related fees—These are fees for assurance and related services that traditionally are performed by independent auditors that are reasonably related to the performance of the audit or review of the financial statements, such as due diligence related to acquisitions and dispositions, attestation services that are not required by statute or regulation, internal control reviews and consultation concerning financial accounting and reporting standards.

•	Tax fees—These are fees for all professional services performed by professional staff in our independent auditor’s tax division, except those services related to the audit of our financial statements.

These include fees for tax compliance, tax planning and tax advice, including federal, state and local issues. Services may also include assistance with tax audits and appeals before the Internal Revenue Service and similar state and local agencies, as well as federal, state and local tax issues related to due diligence.

•	All other fees—These are fees for any services not included in the above-described categories.

PART IV

ITEM 15.	EXHIBITS, FINANCIAL STATEMENT SCHEDULES

a.	Financial Statement Schedules

See the Index to Financial Statements at page F-1 of this report.

The following financial statement schedule is included herein at page F-37 of this report:

Schedule III—Real Estate Assets and Accumulated Depreciation and Amortization

b.	Exhibits

EXHIBIT LIST

Exhibit	Description

3.1	Articles of Amendment and Restatement of Steadfast Apartment REIT, Inc. (incorporated by reference to Exhibit 3.1 to Amendment No. 3 to the Registrant’s Registration Statement on Form S-11, filed December 16, 2013, Commission File No. 333-191049 (“Form S-11 Amendment No. 3”))

3.2	Bylaws of Steadfast Apartment REIT, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-11, filed September 6, 2013, Commission File No. 333-191049)

4.1	Form of Subscription Agreement (incorporated by reference to Appendix B to the prospectus, dated April 15, 2015, of the Registrant)

4.2	Form of Distribution Reinvestment Plan (incorporated by reference to Appendix C to the prospectus, dated April 15, 2015, of the Registrant)

4.3	Form of Redemption Request Form (incorporated by reference to Appendix D to the prospectus, dated April 15, 2015, of the Registrant)

4.4	Form of Application for Transfer (incorporated by reference to Appendix E to the prospectus, dated April 15, 2015, of the Registrant)

4.5	Amended and Restated Distribution Reinvestment Plan (incorporated by reference to Exhibit 4.1 to Post-Effective Amendment No. 12 to Form S-11 on Form S-3, filed April 5, 2016, Commission File No. 333-191049)

4.6	Account Update Form (incorporated by reference to Appendix A to Post-Effective Amendment No. 12 to Form S-11 on Form S-3, filed April 5, 2016, Commission File No. 333-191049)

10.1	Advisory Agreement, dated as of December 13, 2013, by and among Steadfast Apartment REIT, Inc., Steadfast Apartment REIT Operating Partnership, L.P. and Steadfast Apartment Advisor, LLC (incorporated by reference to Exhibit 10.1 to the Form S-11 Amendment No. 3)

10.2	Amendment No. 1 to the Advisory Agreement, made and entered into as of November 11, 2014, by and among Steadfast Apartment REIT, Inc., Steadfast Apartment REIT Operating Partnership, L.P. and Steadfast Apartment Advisor, LLC (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed November 13, 2014)

10.3	Amendment No. 2 to the Advisory Agreement, made and entered into as of November 11, 2015, by and among Steadfast Apartment REIT, Inc., Steadfast Apartment REIT Operating Partnership, L.P. and Steadfast Apartment Advisor, LLC (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed November 12, 2015)

Exhibit	Description

10.4	Amendment No. 3 to the Advisory Agreement, made and entered into as of November 9, 2016, by and among Steadfast Apartment REIT, Inc., Steadfast Apartment REIT Operating Partnership, L.P. and Steadfast Apartment Advisor, LLC (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed November 10, 2016)

10.5	Amendment No. 4 to the Advisory Agreement, made and entered into as of November 8, 2017, by and among Steadfast Apartment REIT, Inc., Steadfast Apartment REIT Operating Partnership, L.P. and Steadfast Apartment Advisor, LLC, effective as of December 13, 2017 (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed November 13, 2017)

10.6	Amendment No. 5 to the Advisory Agreement, made and entered into as of November 7, 2018, by and among Steadfast Apartment REIT, Inc., Steadfast Apartment REIT Operating Partnership, L.P. and Steadfast Apartment Advisor, LLC, effective as of December 31, 2018 (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed November 8, 2018)

10.7	Steadfast Apartment REIT, Inc. Amended and Restated 2013 Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed June 30, 2014)

10.8	Steadfast Apartment REIT, Inc. Independent Directors Compensation Plan (incorporated by reference to Exhibit 10.4 to the Form S-11 Amendment No. 3)

10.9	Second Amended and Restated Dealer Manager Agreement, dated October 15, 2015, by and among Steadfast Apartment REIT, Inc., Steadfast Apartment REIT Operating Partnership, L.P. and Steadfast Capital Markets Group, LLC (incorporated by reference to Exhibit 1.1 to the Registrant’s Post-Effective Amendment No. 9 filed October 15, 2015)

10.10	Multifamily Loan and Security Agreement, made as of November 29, 2017, by and between STAR Cumberland, LLC and PNC Bank, National Association (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed December 5, 2017)

10.11	Multifamily Mortgage, Assignment of Rents, Security Agreement and Fixture Filing, dated as of November 29, 2017, by and between STAR Cumberland, LLC and PNC Bank, National Association (incorporated by reference to Exhibit 10.2 to the Registrant’s Form 8-K filed December 5, 2017)

10.12	Assignment of Management Agreement and Subordination of Management Fees, dated as of November 29, 2017, by and among STAR Cumberland, LLC, PNC Bank, National Association and Steadfast Management Company, Inc. (incorporated by reference to Exhibit 10.3 to the Registrant’s Form 8-K filed December 5, 2017)

10.13	Guaranty, dated as of November 29, 2017, by Steadfast Apartment REIT, Inc. for the benefit of PNC Bank, National Association (incorporated by reference to Exhibit 10.4 to the Registrant’s Form 8-K filed December 5, 2017)

10.14	Multifamily Note, made as of November 29, 2017, by STAR Cumberland, LLC, in favor of PNC Bank, National Association (incorporated by reference to Exhibit 10.5 to the Registrant’s Form 8-K filed December 5, 2017)

10.15	Multifamily Loan and Security Agreement, made as of November 29, 2017, by and between STAR Park Valley, LLC and PNC Bank, National Association (incorporated by reference to Exhibit 10.6 to the Registrant’s Form 8-K filed December 5, 2017)

10.16	Multifamily Deed to Secure Debt, Assignment of Rents and Security Agreement, dated as of November 29, 2017, by and between STAR Park Valley, LLC and PNC Bank, National Association (incorporated by reference to Exhibit 10.7 to the Registrant’s Form 8-K filed December 5, 2017)

Exhibit	Description

10.17	Assignment of Management Agreement and Subordination of Management Fees, dated as of November 29, 2017, by and among STAR Park Valley, LLC, PNC Bank, National Association and Steadfast Management Company, Inc. (incorporated by reference to Exhibit 10.8 to the Registrant’s Form 8-K filed December 5, 2017)

10.18	Guaranty, dated as of November 29, 2017, by Steadfast Apartment REIT, Inc. for the benefit of PNC Bank, National Association (incorporated by reference to Exhibit 10.9 to the Registrant’s Form 8-K filed December 5, 2017)

10.19	Multifamily Note, made as of November 29, 2017, by STAR Park Valley, LLC, in favor of PNC Bank, National Association (incorporated by reference to Exhibit 10.10 to the Registrant’s Form 8-K filed December 5, 2017)

10.20	Multifamily Loan and Security Agreement, made as of November 29, 2017, by and between STAR Horseshoe, LLC and PNC Bank, National Association (incorporated by reference to Exhibit 10.11 to the Registrant’s Form 8-K filed December 5, 2017)

10.21	Multifamily Deed of Trust, Assignment of Rents and Security Agreement, dated as of November 29, 2017, by STAR Horseshoe, LLC for the benefit of PNC Bank, National Association (incorporated by reference to Exhibit 10.12 to the Registrant’s Form 8-K filed December 5, 2017)

10.22	Assignment of Management Agreement and Subordination of Management Fees, dated as of November 29, 2017, by and among STAR Horseshoe, LLC, PNC Bank, National Association and Steadfast Management Company, Inc. (incorporated by reference to Exhibit 10.13 to the Registrant’s Form 8-K filed December 5, 2017)

10.23	Guaranty, dated as of November 29, 2017, by Steadfast Apartment REIT, Inc. to and for the benefit of PNC Bank, National Association (incorporated by reference to Exhibit 10.14 to the Registrant’s Form 8-K filed December 5, 2017)

10.24	Multifamily Note, made as of November 29, 2017, by STAR Horseshoe, LLC, in favor of PNC Bank, National Association (incorporated by reference to Exhibit 10.15 to the Registrant’s Form 8-K filed December 5, 2017)

10.25	Multifamily Loan and Security Agreement, made as of December 29, 2017, by and between STAR Delano, LLC and PNC Bank, National Association (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed January 4, 2018)

10.26	Multifamily Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing, dated as of December 29, 2017, by and between STAR Delano, LLC and PNC Bank, National Association (incorporated by reference to Exhibit 10.2 to the Registrant’s Form 8-K filed January 4, 2018)

10.27	Assignment of Management Agreement and Subordination of Management Fees, dated as of December 29, 2017, by and among STAR Delano, LLC, PNC Bank, National Association and Steadfast Management Company, Inc. (incorporated by reference to Exhibit 10.3 to the Registrant’s Form 8-K filed January 4, 2018)

10.28	Guaranty, dated as of December 29, 2017, by Steadfast Apartment REIT, Inc. for the benefit of PNC Bank, National Association (incorporated by reference to Exhibit 10.4 to the Registrant’s Form 8-K filed January 4, 2018)

10.29	Multifamily Note, made as of December 29, 2017, by STAR Delano, LLC, in favor of PNC Bank, National Association (incorporated by reference to Exhibit 10.5 to the Registrant’s Form 8-K filed January 4, 2018)

Exhibit	Description

10.30	Multifamily Loan and Security Agreement, made as of December 29, 2017, by and between STAR Meadows, LLC and PNC Bank, National Association (incorporated by reference to Exhibit 10.6 to the Registrant’s Form 8-K filed January 4, 2018)

10.31	Multifamily Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing, dated as of December 29, 2017, by and between STAR Meadows, LLC and PNC Bank, National Association (incorporated by reference to Exhibit 10.7 to the Registrant’s Form 8-K filed January 4, 2018)

10.32	Assignment of Management Agreement and Subordination of Management Fees, dated as of December 29, 2017, by and among STAR Meadows, LLC, PNC Bank, National Association and Steadfast Management Company, Inc. (incorporated by reference to Exhibit 10.8 to the Registrant’s Form 8-K filed January 4, 2018)

10.33	Guaranty, dated as of December 29, 2017, by Steadfast Apartment REIT, Inc. for the benefit of PNC Bank, National Association (incorporated by reference to Exhibit 10.9 to the Registrant’s Form 8-K filed January 4, 2018)

10.34	Multifamily Note, made as of December 29, 2017, by STAR Meadows, LLC, in favor of PNC Bank, National Association (incorporated by reference to Exhibit 10.10 to the Registrant’s Form 8-K filed January 4, 2018)

10.35	Multifamily Loan and Security Agreement, made as of December 29, 2017, by and between STAR Monticello, LLC and PNC Bank, National Association (incorporated by reference to Exhibit 10.11 to the Registrant’s Form 8-K filed January 4, 2018)

10.36	Multifamily Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing, dated as of December 29, 2017, by STAR Monticello, LLC for the benefit of PNC Bank, National Association (incorporated by reference to Exhibit 10.12 to the Registrant’s Form 8-K filed January 4, 2018)

10.37	Assignment of Management Agreement and Subordination of Management Fees, dated as of December 29, 2017, by and among STAR Monticello, LLC, PNC Bank, National Association and Steadfast Management Company, Inc. (incorporated by reference to Exhibit 10.13 to the Registrant’s Form 8-K filed January 4, 2018)

10.38	Guaranty, dated as of December 29, 2017, by Steadfast Apartment REIT, Inc. to and for the benefit of PNC Bank, National Association (incorporated by reference to Exhibit 10.14 to the Registrant’s Form 8-K filed January 4, 2018)

10.39	Multifamily Note, made as of December 29, 2017, by STAR Monticello, LLC, in favor of PNC Bank, National Association (incorporated by reference to Exhibit 10.15 to the Registrant’s Form 8-K filed January 4, 2018)

10.40	Master Credit Facility Agreement dated as of July 31, 2018, by and among STAR 1250 West, LLC, STAR Brookfield, LLC, STAR Bella Terra, LLC, STAR Carrington KC, LLC, STAR Summer Valley, LLC, STAR Wetherington, LLC, STAR Eagle Lake, LLC, STAR Harrison Place, LLC, STAR Hearthstone, LLC, STAR McGinnis Ferry, LLC, STAR T-Bone, LLC, STAR Preston Hills, LLC, STAR Randall Highlands, LLC, STAR Hubbard, LLC, STAR Terrace Cove, LLC, STAR at Spring Hill, LLC and Berkeley Point Capital LLC

Exhibit	Description

10.41	Multifamily Note ($82,750,350) dated as of July 31, 2018, by STAR 1250 West, LLC, STAR Brookfield, LLC, STAR Bella Terra, LLC, STAR Carrington KC, LLC, STAR Summer Valley, LLC, STAR Wetherington, LLC, STAR Eagle Lake, LLC, STAR Harrison Place, LLC, STAR Hearthstone, LLC, STAR McGinnis Ferry, LLC, STAR T-Bone, LLC, STAR Preston Hills, LLC, STAR Randall Highlands, LLC, STAR Hubbard, LLC, STAR Terrace Cove, LLC and STAR at Spring Hill, LLC for the benefit of Berkeley Point Capital LLC (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 10-Q filed November 8, 2018)

10.42	Multifamily Note ($137,917,250) dated as of July 31, 2018, by STAR 1250 West, LLC, STAR Brookfield, LLC, STAR Bella Terra, LLC, STAR Carrington KC, LLC, STAR Summer Valley, LLC, STAR Wetherington, LLC, STAR Eagle Lake, LLC, STAR Harrison Place, LLC, STAR Hearthstone, LLC, STAR McGinnis Ferry, LLC, STAR T-Bone, LLC, STAR Preston Hills, LLC, STAR Randall Highlands, LLC, STAR Hubbard, LLC, STAR Terrace Cove, LLC and STAR at Spring Hill, LLC for the benefit of Berkeley Point Capital LLC (incorporated by reference to Exhibit 10.2 to the Registrant’s Form 10-Q filed November 8, 2018)

10.43	Multifamily Note ($331,001,400) dated as of July 31, 2018, by STAR 1250 West, LLC, STAR Brookfield, LLC, STAR Bella Terra, LLC, STAR Carrington KC, LLC, STAR Summer Valley, LLC, STAR Wetherington, LLC, STAR Eagle Lake, LLC, STAR Harrison Place, LLC, STAR Hearthstone, LLC, STAR McGinnis Ferry, LLC, STAR T-Bone, LLC, STAR Preston Hills, LLC, STAR Randall Highlands, LLC, STAR Hubbard, LLC, STAR Terrace Cove, LLC and STAR at Spring Hill, LLC for the benefit of Berkeley Point Capital LLC (incorporated by reference to Exhibit 10.3 to the Registrant’s Form 10-Q filed November 8, 2018)

10.44	Guaranty of Non-Recourse Obligations dated as of July 31, 2018, by Steadfast Apartment REIT, Inc. for the benefit of Berkeley Point Capital LLC (incorporated by reference to Exhibit 10.4 to the Registrant’s Form 10-Q filed November 8, 2018)

10.45	Environmental Indemnity Agreement dated as of July 31, 2018, by STAR 1250 West, LLC, STAR Brookfield, LLC, STAR Bella Terra, LLC, STAR Carrington KC, LLC, STAR Summer Valley, LLC, STAR Wetherington, LLC, STAR Eagle Lake, LLC, STAR Harrison Place, LLC, STAR Hearthstone, LLC, STAR McGinnis Ferry, LLC, STAR T-Bone, LLC, STAR Preston Hills, LLC, STAR Randall Highlands, LLC, STAR Hubbard, LLC, STAR Terrace Cove, LLC and STAR at Spring Hill, LLC for the benefit of Berkeley Point Capital LLC (incorporated by reference to Exhibit 10.5 to the Registrant’s Form 10-Q filed November 8, 2018)

10.46	Multifamily Loan and Security Agreement, dated as of July 31, 2018, by and between STAR Barrett Lakes, LLC and PNC Bank, National Association (incorporated by reference to Exhibit 10.6 to the Registrant’s Form 10-Q filed November 8, 2018)

10.47	Multifamily Deed to Secure Debt, Assignment of Rents and Security Agreement (Georgia), effective as of July 31, 2018, by and between STAR Barrett Lakes, LLC and PNC Bank, National Association (incorporated by reference to Exhibit 10.7 to the Registrant’s Form 10-Q filed November 8, 2018)

10.48	Assignment of Management Agreement and Subordination of Management Fees, effective as of July 31, 2018, by and among STAR Barrett Lakes, LLC, PNC Bank, National Association and Steadfast Management Company, Inc. (incorporated by reference to Exhibit 10.8 to the Registrant’s Form 10-Q filed November 8, 2018)

10.49	Guaranty (Multistate), effective as of July 31, 2018, by Steadfast Apartment REIT, Inc. for the benefit of PNC Bank, National Association (incorporated by reference to Exhibit 10.9 to the Registrant’s Form 10-Q filed November 8, 2018)

Exhibit	Description

10.50	Multifamily Note Fixed Rate Defeasance, effective as of July 31, 2018, by STAR Barrett Lakes, LLC, in favor of PNC Bank, National Association (incorporated by reference to Exhibit 10.10 to the Registrant’s Form 10-Q filed November 8, 2018)

10.51	Multifamily Loan and Security Agreement, dated as of July 31, 2018, by and between STAR East Cobb, LLC and PNC Bank, National Association (incorporated by reference to Exhibit 10.11 to the Registrant’s Form 10-Q filed November 8, 2018)

10.52	Multifamily Deed to Secure Debt, Assignment of Rents and Security Agreement (Georgia), effective as of July 31, 2018, by and between STAR East Cobb, LLC and PNC Bank, National Association (incorporated by reference to Exhibit 10.12 to the Registrant’s Form 10-Q filed November 8, 2018)

10.53	Assignment of Management Agreement and Subordination of Management Fees, effective as of July 31, 2018, by and among STAR East Cobb, LLC, PNC Bank, National Association and Steadfast Management Company, Inc. (incorporated by reference to Exhibit 10.13 to the Registrant’s Form 10-Q filed November 8, 2018)

10.54	Guaranty (Multistate), effective as of July 31, 2018, by Steadfast Apartment REIT, Inc. for the benefit of PNC Bank, National Association (incorporated by reference to Exhibit 10.14 to the Registrant’s Form 10-Q filed November 8, 2018)

10.55	Multifamily Note Fixed Rate Defeasance, effective as of July 31, 2018, by STAR East Cobb, LLC, in favor of PNC Bank, National Association (incorporated by reference to Exhibit 10.15 to the Registrant’s Form 10-Q filed November 8, 2018)

10.56	Multifamily Loan and Security Agreement, dated as of July 31, 2018, by and between STAR Heritage Place, LLC and PNC Bank, National Association (incorporated by reference to Exhibit 10.16 to the Registrant’s Form 10-Q filed November 8, 2018)

10.57	Multifamily Deed of Trust, Absolute Assignment of Leases and Rents and Security Agreement (Including Fixture Filing) (Tennessee), made as of July 31, 2018, by and between STAR Heritage Place, LLC and PNC Bank, National Association (incorporated by reference to Exhibit 10.17 to the Registrant’s Form 10-Q filed November 8, 2018)

10.58	Assignment of Management Agreement and Subordination of Management Fees, effective as of July 31, 2018, and among STAR Heritage Place, LLC, PNC Bank, National Association and Steadfast Management Company, Inc. (incorporated by reference to Exhibit 10.18 to the Registrant’s Form 10-Q filed November 8, 2018)

10.59	Guaranty (Multistate), effective as of July 31, 2018, by Steadfast Apartment REIT, Inc. for the benefit of PNC Bank, National Association (incorporated by reference to Exhibit 10.19 to the Registrant’s Form 10-Q filed November 8, 2018)

10.60	Multifamily Note Fixed Rate Defeasance, effective as of July 31, 2018, by STAR Heritage Place, LLC, in favor of PNC Bank, National Association (incorporated by reference to Exhibit 10.20 to the Registrant’s Form 10-Q filed November 8, 2018)

10.61	Multifamily Loan and Security Agreement, dated as of July 31, 2018, by and between STAR Oasis, LLC and PNC Bank, National Association (incorporated by reference to Exhibit 10.21 to the Registrant’s Form 10-Q filed November 8, 2018)

10.62	Multifamily Deed of Trust, Assignment of Rents and Security Agreement (Colorado), effective as of July 31, 2018, by STAR Oasis, LLC for the benefit of PNC Bank, National Association (incorporated by reference to Exhibit 10.22 to the Registrant’s Form 10-Q filed November 8, 2018)

Exhibit	Description

10.63	Assignment of Management Agreement and Subordination of Management Fees, effective as of July 31, 2018, by and among STAR Oasis, LLC, PNC Bank, National Association and Steadfast Management Company, Inc. (incorporated by reference to Exhibit 10.23 to the Registrant’s Form 10-Q filed November 8, 2018)

10.64	Guaranty (Multistate), effective as of July 31, 2018, by Steadfast Apartment REIT, Inc. for the benefit of PNC Bank, National Association (incorporated by reference to Exhibit 10.24 to the Registrant’s Form 10-Q filed November 8, 2018)

10.65	Multifamily Note Fixed Rate Defeasance, effective as of July 31, 2018, by STAR Oasis, LLC, in favor of PNC Bank, National Association (incorporated by reference to Exhibit 10.25 to the Registrant’s Form 10-Q filed November 8, 2018)

10.66	Multifamily Loan and Security Agreement, dated as of July 31, 2018, by and between STAR Ridge Crossings, LLC and PNC Bank, National Association (incorporated by reference to Exhibit 10.26 to the Registrant’s Form 10-Q filed November 8, 2018)

10.67	Multifamily Mortgage, Assignment of Rents and Security Agreement (Alabama), made as of July 31, 2018, by and between STAR Ridge Crossings, LLC and PNC Bank, National Association (incorporated by reference to Exhibit 10.27 to the Registrant’s Form 10-Q filed November 8, 2018)

10.68	Assignment of Management Agreement and Subordination of Management Fees, effective as of July 31, 2018, by and among STAR Ridge Crossings, LLC, PNC Bank, National Association and Steadfast Management Company, Inc. (incorporated by reference to Exhibit 10.28 to the Registrant’s Form 10-Q filed November 8, 2018)

10.69	Guaranty (Multistate), effective as of July 31, 2018, by Steadfast Apartment REIT, Inc. for the benefit of PNC Bank, National Association (incorporated by reference to Exhibit 10.29 to the Registrant’s Form 10-Q filed November 8, 2018)

10.70	Multifamily Note Fixed Rate Defeasance, effective as of July 31, 2018, by STAR Ridge Crossings, LLC, in favor of PNC Bank, National Association (incorporated by reference to Exhibit 10.30 to the Registrant’s Form 10-Q filed November 8, 2018)

21.1*	Subsidiaries of the Company

23.1*	Consent of Ernst & Young LLP

31.1*	Certification of the Principal Executive Officer pursuant to Exchange Act Rule 13a-14(a) or 15d-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

31.2*	Certification of the Principal Financial Officer pursuant to Exchange Act Rule 13a-14(a) or 15d-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

32.1**	Certification of the Principal Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

32.2**	Certification of the Principal Financial Officer pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

99.1*	Consent of CBRE Capital Advisors, Inc.

101.INS*	XBRL Instance Document

101.SCH*	XBRL Taxonomy Extension Schema Document

101.CAL*	XBRL Taxonomy Extension Calculation Linkbase Document

101.LAB*	XBRL Taxonomy Extension Labels Linkbase Document

Exhibit	Description

101.PRE*	XBRL Taxonomy Extension Presentation Linkbase Document

101.DEF*	XBRL Taxonomy Extension Definition Linkbase Document

*	Filed herewith
**

In accordance with Item 601(b)(32) of Regulation S-K, this Exhibit is not deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section. Such certifications will not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates it by reference.

ITEM 16.	FORM 10-K SUMMARY

The Company has elected not to provide summary information.

STEADFAST APARTMENT REIT, INC.

All other schedules are omitted because they are not applicable or the required information is shown in the financial statements or notes thereto.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of

Steadfast Apartment REIT, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Steadfast Apartment REIT, Inc. (the “Company”) as of December 31, 2018 and 2017, the related consolidated statements of operations, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2018, and the related notes and financial statement schedule listed in the Index at Item 15(a), Schedule III—Real Estate Assets and Accumulated Depreciation and Amortization (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2018 and 2017, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2018, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Ernst & Young LLP

We have served as the Company’s auditor since 2013.

Irvine, California

March 14, 2019

STEADFAST APARTMENT REIT, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,
	2018	2017
ASSETS
Assets:
Real Estate:
Land	$164,113,072	$164,113,072
Building and improvements	1,411,198,832	1,394,779,659

Total real estate, cost	1,575,311,904	1,558,892,731
Less accumulated depreciation and amortization	(218,672,162)	(147,726,630)

Total real estate, net	1,356,639,742	1,411,166,101
Cash and cash equivalents	58,880,007	27,298,855
Restricted cash	13,858,768	11,368,850
Rents and other receivables	1,836,406	1,722,065
Other assets	2,923,725	2,812,186

Total assets	$1,434,138,648	$1,454,368,057

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable and accrued liabilities	$32,330,278	$27,612,665
Notes Payable:
Mortgage notes payable, net	502,143,306	948,557,074
Credit facilities, net	548,012,437	44,848,788

Total notes payable, net	1,050,155,743	993,405,862
Distributions payable	3,953,499	3,886,730
Due to affiliates	1,711,168	2,760,555

Total liabilities	1,088,150,688	1,027,665,812
Commitments and contingencies (Note 9)
Redeemable common stock	—	36,397,062
Stockholders’ Equity:
Preferred stock, $0.01 par value per share; 100,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value per share; 999,999,000 shares authorized, 51,723,801 and 50,842,640 shares issued and outstanding at December 31, 2018 and 2017, respectively	517,238	508,426
Convertible stock, $0.01 par value per share; 1,000 shares authorized, issued and outstanding as of December 31, 2018 and 2017, respectively	10	10
Additional paid-in capital	684,140,823	633,186,743
Cumulative distributions and net losses	(338,670,111)	(243,389,996)

Total stockholders’ equity	345,987,960	390,305,183

Total liabilities and stockholders’ equity	$1,434,138,648	$1,454,368,057

See accompanying notes to consolidated financial statements.

STEADFAST APARTMENT REIT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2018	2017	2016
Revenues:
Rental income	$150,900,039	$146,032,596	$128,723,298
Tenant reimbursements and other	19,063,191	17,365,562	15,287,216

Total revenues	169,963,230	163,398,158	144,010,514
Expenses:
Operating, maintenance and management	42,446,994	41,113,376	35,644,845
Real estate taxes and insurance	23,501,730	22,745,539	20,836,003
Fees to affiliates	25,976,226	24,342,996	24,629,873
Depreciation and amortization	70,993,280	68,417,556	67,991,543
Interest expense	44,374,484	34,944,074	26,060,155
Loss on debt extinguishment	4,975,497	—	—
General and administrative expenses	6,795,365	5,456,273	4,848,801
Acquisition costs	—	2,185	1,681,768

Total expenses	219,063,576	197,021,999	181,692,988

Net loss	$(49,100,346)	$(33,623,841)	$(37,682,474)

Loss per common share—basic and diluted	$(0.96)	$(0.67)	$(0.80)

Weighted average number of common shares outstanding—basic and diluted	51,312,947	50,358,618	47,092,206

See accompanying notes to consolidated financial statements.

STEADFAST APARTMENT REIT, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2018, 2017 AND 2016

	Common Stock		Convertible Stock		Additional Paid-In Capital	Cumulative Distributions & Net Losses	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount
BALANCE, December 31, 2015	35,504,854	$355,048	1,000	$10	$456,614,453	$(84,404,930)	$372,564,581
Issuance of common stock	14,350,215	143,503	—	—	212,571,743	—	212,715,246
Commissions on sales of common stock and related dealer manager fees to affiliates	—	—	—	—	(17,659,380)	—	(17,659,380)
Transfers to redeemable common stock	—	—	—	—	(19,309,449)	—	(19,309,449)
Repurchase of common stock	(156,583)	(1,566)	—	—	(2,155,133)	—	(2,156,699)
Other offering costs to affiliates	—	—	—	—	(4,165,911)	—	(4,165,911)
Distributions declared	—	—	—	—	—	(42,357,688)	(42,357,688)
Amortization of stock-based compensation	—	—	—	—	100,060	—	100,060
Net loss	—	—	—	—	—	(37,682,474)	(37,682,474)

BALANCE, December 31, 2016	49,698,486	496,985	1,000	10	625,996,383	(164,445,092)	462,048,286
Issuance of common stock	1,583,829	15,838	—	—	23,322,254	—	23,338,092
Transfers to redeemable common stock	—	—	—	—	(10,025,412)	—	(10,025,412)
Repurchase of common stock	(439,675)	(4,397)	—	—	(6,186,340)	—	(6,190,737)
Distributions declared	—	—	—	—	—	(45,321,063)	(45,321,063)
Amortization of stock-based compensation	—	—	—	—	79,858	—	79,858
Net loss	—	—	—	—	—	(33,623,841)	(33,623,841)

BALANCE, December 31, 2017	50,842,640	508,426	1,000	10	633,186,743	(243,389,996)	390,305,183
Issuance of common stock	1,512,493	15,125	—	—	22,698,850	—	22,713,975
Commissions on sales of common stock and related dealer manager fees to affiliates	—	—	—	—	32,414	—	32,414
Transfers from redeemable common stock	—	—	—	—	37,028,102	—	37,028,102
Repurchase of common stock	(631,332)	(6,313)	—	—	(8,879,903)	—	(8,886,216)
Distributions declared	—	—	—	—	—	(46,179,769)	(46,179,769)
Amortization of stock-based compensation	—	—	—	—	74,617	—	74,617
Net loss	—	—	—	—	—	(49,100,346)	(49,100,346)

BALANCE, December 31, 2018	51,723,801	$517,238	1,000	$10	$684,140,823	$(338,670,111)	$345,987,960

See accompanying notes to consolidated financial statements.

STEADFAST APARTMENT REIT, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended December 31,
	2018	2017	2016
Cash Flows from Operating Activities:
Net loss	$(49,100,346)	$(33,623,841)	$(37,682,474)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	70,993,280	68,417,556	67,991,543
Loss on disposal of buildings and improvements	493,941	109,321	94,010
Amortization of deferred financing costs	1,056,545	1,012,380	937,075
Amortization of stock-based compensation	74,617	79,858	100,060
Change in fair value of interest rate cap agreements	(87,160)	447,668	270,222
Amortization of loan discount	207,074	354,984	90,718
Loss on debt extinguishment	4,975,497	—	—
Insurance claim recoveries	(441,087)	(341,250)	(658,886)
Changes in operating assets and liabilities:
Rents and other receivables	(114,341)	(60,878)	(275,383)
Other assets	(151,179)	279,756	(956,089)
Accounts payable and accrued liabilities	6,290,350	(1,380,056)	8,181,287
Due to affiliates	(639,916)	(625,107)	129,657

Net cash provided by operating activities	33,557,275	34,670,391	38,221,740

Cash Flows from Investing Activities:
Acquisition of real estate investments	—	—	(210,030,200)
Additions to real estate investments	(18,049,643)	(26,826,024)	(53,334,756)
Escrow deposits for pending real estate acquisitions	(100,000)	—	(7,092,300)
Purchase of interest rate cap agreements	(43,200)	(300,000)	(116,100)
Proceeds from settlement of interest rate cap agreements	270,000	—	—
Proceeds from insurance claims	441,087	341,250	658,886

Net cash used in investing activities	(17,481,756)	(26,784,774)	(269,914,470)

Cash Flows from Financing Activities:
Proceeds from issuance of mortgage notes payable	160,850,000	197,832,000	41,850,000
Principal payments on mortgage notes payable	(611,459,963)	(289,590)	(255,878)
Borrowings from credit facilities	562,669,000	10,000,000	35,000,000
Principal payments on credit facilities	(56,000,000)	(186,300,000)	—
Proceeds from issuance of common stock	—	—	193,953,605
Payments of commissions on sale of common stock and related dealer manager fees	(229,973)	(234,942)	(16,862,099)
Reimbursement of other offering costs to affiliates	—	—	(5,485,093)
Payment of deferred financing costs	(4,528,781)	(965,063)	(1,005,250)
Payment of debt extinguishment costs	(1,019,491)	—	—
Distributions to common stockholders	(23,399,025)	(21,884,846)	(19,252,136)
Repurchase of common stock	(8,886,216)	(6,190,737)	(2,156,699)

Net cash provided by (used in) financing activities	17,995,551	(8,033,178)	225,786,450

Net increase (decrease) in cash, cash equivalents and restricted cash	34,071,070	(147,561)	(5,906,280)
Cash, cash equivalents and restricted cash, beginning of year	38,667,705	38,815,266	44,721,546

Cash, cash equivalents and restricted cash, end of year	$72,738,775	$38,667,705	$38,815,266

STEADFAST APARTMENT REIT, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

	Year ended December 31,
	2018	2017	2016
Supplemental Disclosures of Cash Flow Information:
Interest paid	$41,773,839	$32,177,704	$24,100,572

Supplemental Disclosures of Noncash Flow Transactions:
Increase in distributions payable	$66,769	$98,125	$1,224,836

Application of escrow deposits to acquire real estate	$—	$—	$7,092,300

Assumption of mortgage notes payable to acquire real estate	$—	$—	$47,100,000

Discount on assumed mortgage notes payable	$—	$—	$(2,721,540)

Decrease in amounts receivable from transfer agent	$—	$—	$(3,119,075)

Decrease in amounts payable to affiliates for other offering costs	$—	$—	$(1,319,182)

Distributions paid to common stockholders through common stock issuances pursuant to the distribution reinvestment plan	$22,713,975	$23,338,092	$21,880,716

(Decrease) increase in redeemable common stock	$(36,397,062)	$10,025,412	$19,309,449

(Decrease) increase in redemptions payable	$(631,040)	$1,577,842	$761,317

Decrease in accounts payable and accrued liabilities from additions to real estate investments	$(941,697)	$(427,084)	$(89,223)

Decrease in due to affiliates from additions to real estate investments	$(147,084)	$(91,127)	$(303,902)

(Decrease) increase in due to affiliates for commissions on sale of common stock and related dealer manager fees	$(262,387)	$(234,942)	$797,281

See accompanying notes to consolidated financial statements.

STEADFAST APARTMENT REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018

1. Organization and Business

Steadfast Apartment REIT, Inc. (the “Company”) was formed on August 22, 2013, as a Maryland corporation that elected to qualify as a real estate investment trust (“REIT”) commencing with the taxable year ended December 31, 2014. On September 3, 2013, the Company was initially capitalized with the sale of 13,500 shares of common stock to Steadfast REIT Investments, LLC (the “Sponsor”) at a purchase price of $15.00 per share for an aggregate purchase price of $202,500. Steadfast Apartment Advisor, LLC (the “Advisor”), a Delaware limited liability company formed on August 22, 2013, invested $1,000 in the Company in exchange for 1,000 shares of non-participating, non-voting convertible stock (the “Convertible Stock”) as described in Note 6 (Stockholders’ Equity).

The Company owns and operates a diverse portfolio of multifamily properties located in targeted markets throughout the United States. As of December 31, 2018, the Company owned 34 multifamily properties comprising a total of 11,601 apartment homes. For more information on the Company’s real estate portfolio, see Note 3 (Real Estate).

Public Offering

On December 30, 2013, the Company commenced its initial public offering to offer a maximum of 66,666,667 shares of common stock for sale to the public at an initial price of $15.00 per share (with discounts available for certain categories of purchasers) (the “Primary Offering”). The Company also registered up to 7,017,544 shares of common stock for sale pursuant to the Company’s distribution reinvestment plan (the “DRP,” and together with the Primary Offering, the “Public Offering”) at an initial price of $14.25 per share. The Company terminated its Public Offering on March 24, 2016, but continues to offer shares of common stock pursuant to the DRP. As of the termination of the Public Offering, the Company had sold 48,625,651 shares of common stock in the Public Offering for gross proceeds of $724,849,631, including 1,011,561 shares of common stock issued pursuant to the DRP for gross offering proceeds of $14,414,752. As of December 31, 2018, the Company had issued 52,921,670 shares of common stock for gross offering proceeds of $788,339,974, including 5,307,643 shares of common stock issued pursuant to the DRP for gross offering proceeds of $77,905,095.

On February 14, 2017, the Company’s board of directors determined an estimated value per share of the Company’s common stock of $14.85 as of December 31, 2016. On March 14, 2018, the Company’s board of directors determined an estimated value per share of the Company’s common stock of $15.18 as of December 31, 2017. On March 12, 2019, the Company’s board of directors determined an estimated value per share of the Company’s common stock of $15.84 as of December 31, 2018. In connection with the determination of an estimated value per share, the Company’s board of directors determined a price per share for the DRP of $14.85, $15.18 and $15.84, effective March 1, 2017, April 1, 2018 and April 1, 2019, respectively. The Company’s board of directors may again, from time to time, in its sole discretion, change the price at which the Company offers shares pursuant to the DRP to reflect changes in the Company’s estimated value per share and other factors that the Company’s board of directors deems relevant.

The business of the Company is externally managed by the Advisor, pursuant to the Advisory Agreement dated December 13, 2013, by and among the Company, Steadfast Apartment REIT Operating Partnership, L.P. (the “Operating Partnership”) and the Advisor (as amended, the “Advisory Agreement”). The Advisory Agreement is subject to annual renewal by the Company’s board of directors. The current term of the Advisory Agreement expires on December 13, 2019. Subject to certain restrictions and limitations, the Advisor manages the Company’s day-to-day operations, manages the Company’s portfolio of properties and real estate-related assets, sources and presents investment opportunities to the Company’s board of directors and provides

STEADFAST APARTMENT REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

DECEMBER 31, 2018

investment management services on the Company’s behalf. The Advisor has also entered into an Advisory Services Agreement with Crossroads Capital Advisors, LLC (“Crossroads Capital Advisors”), whereby Crossroads Capital Advisors provides certain advisory services to the Company on behalf of the Advisor. The Company retained Stira Capital Markets Group, LLC (formerly known as Steadfast Capital Markets Group, LLC) (the “Dealer Manager”), an affiliate of the Sponsor, to serve as the dealer manager for the Public Offering. The Dealer Manager was responsible for marketing the Company’s shares of common stock offered pursuant to the Public Offering. The Advisor, along with the Dealer Manager, provides marketing, investor relations and other administrative services on the Company’s behalf.

Substantially all of the Company’s business is conducted through the Operating Partnership. The Company is the sole general partner of the Operating Partnership. The Company and Steadfast Apartment REIT Limited Partner, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company, entered into a Limited Partnership Agreement (the “Partnership Agreement”) on September 3, 2013.

As the Company accepted subscriptions for shares of its common stock, the Company transferred substantially all of the net offering proceeds from its Public Offering to the Operating Partnership as a contribution in exchange for partnership interests and the Company’s percentage ownership in the Operating Partnership increased proportionately. The Partnership Agreement provides that the Operating Partnership is operated in a manner that will enable the Company to (1) satisfy the requirements for being classified as a REIT for tax purposes, (2) avoid any federal income or excise tax liability and (3) ensure that the Operating Partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), which classification could result in the Operating Partnership being taxed as a corporation. In addition to the administrative and operating costs and expenses incurred by the Operating Partnership in acquiring and operating real properties, the Operating Partnership pays all of the Company’s administrative costs and expenses, and such expenses are treated as expenses of the Operating Partnership.

The Company commenced its real estate operations on May 22, 2014, upon acquiring a fee simple interest in a multifamily property located in Spring Hill, Tennessee.

2. Summary of Significant Accounting Policies

There have been no significant changes to the Company’s accounting policies since it filed its audited financial statements in its Annual Report on Form 10-K for the year ended December 31, 2017, other than the adoption of Accounting Standards Update (“ASU”) 2016-18, as further described below.

Principles of Consolidation and Basis of Presentation

The consolidated financial statements include the accounts of the Company, the Operating Partnership and its subsidiaries. All significant intercompany balances and transactions are eliminated in consolidation. The financial statements of the Company’s subsidiaries are prepared using accounting policies consistent with those of the Company.

The accompanying consolidated financial statements are prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) as contained within the Financial Accounting Standards Board (“FASB”), Accounting Standards Codification (“ASC”) and the rules and regulations of the SEC. Square footage, occupancy and certain other measures used to describe real estate included in the notes to the consolidated financial statements are presented on an unaudited basis.

STEADFAST APARTMENT REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

DECEMBER 31, 2018

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires the Company to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could materially differ from those estimates.

Real Estate Assets

Depreciation and Amortization

Real estate costs related to the development, construction and improvement of properties are capitalized. Acquisition costs related to business combinations are expensed as incurred. Acquisition costs related to asset acquisitions are capitalized. On January 1, 2017, the Company early adopted ASU 2017-01, Business Combinations (Topic 805): clarifying the definition of a business (“ASU 2017-01”), that clarifies the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of businesses. Repair and maintenance and tenant turnover costs are charged to expense as incurred and significant replacements and betterments are capitalized. Repair and maintenance and tenant turnover costs include all costs that do not extend the useful life of the real estate asset. The Company considers the period of future benefit of an asset to determine its appropriate useful life and anticipates the estimated useful lives of assets by class to be generally as follows:

Buildings	27.5 years
Building improvements	5-25 years
Tenant improvements	Shorter of lease term or expected useful life
Tenant origination and absorption costs	Remaining term of related lease
Furniture, fixtures, and equipment	5-10 years

Real Estate Purchase Price Allocation

Prior to its adoption of ASU 2017-01, the Company recorded the acquisition of income-producing real estate or real estate that will be used for the production of income as a business combination. All assets acquired and liabilities assumed in a business combination were measured at their acquisition-date fair values. Acquisition costs were expensed as incurred. Upon adoption of ASU 2017-01, the Company records the acquisition of income-producing real estate or real estate that are used for the production of income as an asset acquisition. All assets acquired and liabilities assumed in the asset acquisition are measured at their acquisition date fair values. Acquisition costs are capitalized and allocated between land, buildings and improvements and tenant origination and associated costs on the consolidated balance sheet.

The Company assesses the acquisition-date fair values of all tangible assets, identifiable intangible assets and assumed liabilities using methods similar to those used by independent appraisers (e.g., discounted cash flow analysis) and that utilize appropriate discount and/or capitalization rates and available market information. Estimates of future cash flows are based on a number of factors including historical operating results, known and anticipated trends, and market and economic conditions. The fair value of tangible assets of an acquired property considers the value of the property as if it was vacant.

Intangible assets include the value of in-place leases, which represents the estimated value of the net cash flows of the in-place leases to be realized, as compared to the net cash flows that would have occurred had the property been vacant at the time of acquisition and subject to lease-up.

STEADFAST APARTMENT REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

DECEMBER 31, 2018

The Company estimates the value of tenant origination and absorption costs by considering the estimated carrying costs during hypothetical expected lease-up periods, considering current market conditions. In estimating carrying costs, the Company estimates the amount of lost rentals using market rates during the expected lease-up periods.

The Company amortizes the value of in-place leases to expense over the remaining non-cancelable term of the respective leases. Should a tenant terminate its lease, the unamortized portion of the in-place lease value and customer relationship intangibles would be charged to expense in that period.

The Company records above-market and below-market in-place lease values for acquired properties based on the present value (using an interest rate that reflects the risks associated with the leases acquired) of the difference between (1) the contractual amounts to be paid pursuant to the in-place leases and (2) the Company’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. The Company amortizes any capitalized above-market or below-market lease values as a reduction or increase to rental income over the remaining non-cancelable terms of the respective leases.

The total amount of other intangible assets acquired will be further allocated to in-place lease values and customer relationship intangible values based on the Company’s evaluation of the specific characteristics of each tenant’s lease and its overall relationship with that respective tenant. Characteristics that the Company considers in allocating these values include the nature and extent of existing business relationships with the tenant, growth prospects for developing new business with the tenant, and the tenant’s credit quality and expectations of lease renewals (including those existing under the terms of the lease agreement), among other factors.

Estimates of the fair values of the tangible assets, identifiable intangible assets and assumed liabilities require the Company to make significant assumptions to estimate market lease rates, property-operating expenses, carrying costs during lease-up periods, discount rates, market absorption periods, and the number of years the property will be held for investment. The use of inappropriate assumptions could result in an incorrect valuation of acquired tangible assets, identifiable intangible assets and assumed liabilities, which could impact the amount of the Company’s net income (loss).

Impairment of Real Estate Assets

The Company accounts for its real estate assets in accordance with ASC 360, Property, Plant and Equipment (“ASC 360”). ASC 360 requires the Company to continually monitor events and changes in circumstances that could indicate that the carrying amounts of the Company’s real estate and related intangible assets may not be recoverable. When indicators of potential impairment suggest that the carrying value of real estate and related intangible assets and liabilities may not be recoverable, the Company assesses the recoverability of the assets by estimating whether the Company will recover the carrying value of the asset through its undiscounted future cash flows and its eventual disposition. Based on this analysis, if the Company does not believe that it will be able to recover the carrying value of the real estate and related intangible assets and liabilities, the Company records an impairment loss to the extent that the carrying value exceeds the estimated fair value of the real estate and related intangible assets and liabilities. If any assumptions, projections or estimates regarding an asset changes in the future, the Company may have to record an impairment to reduce the net book value of such individual asset. The Company did not record any impairment loss on its real estate assets during the years ended December 31, 2018, 2017 and 2016.

STEADFAST APARTMENT REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

DECEMBER 31, 2018

Rents and Other Receivables

The Company will periodically evaluate the collectability of amounts due from tenants and maintain an allowance for doubtful accounts for estimated losses resulting from the inability of tenants to make required payments under lease agreements. The Company exercises judgment in establishing these allowances and considers payment history and current credit status of tenants in developing these estimates. Due to the short-term nature of the operating leases, the Company does not maintain a deferred rent receivable related to the straight-lining of rents.

Revenue Recognition

On January 1, 2018, the Company adopted ASC 606, Revenue from Contracts with Customers, (“ASC 606”), which establishes a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most of the existing revenue recognition guidance. This standard requires the Company to recognize, for certain of its revenue sources, the transfer of promised goods or services to customers in an amount that reflects the consideration the Company is entitled to in exchange for those goods or services. The Company selected the modified retrospective transition method but had no cumulative effect adjustment to recognize as of the date of adoption on January 1, 2018.

The Company’s revenue consists of rental revenues and tenant reimbursements and other. There was no impact to the Company’s recognition of rental revenue from leasing arrangements as this was specifically excluded from ASC 606. The company identified limited sources of revenues from non-lease components but did not experience a material impact on its revenue recognition in the consolidated financial statements upon adoption. The Company leases apartment and condominium units under operating leases with terms generally of one year or less. Generally, credit investigations are performed for prospective residents and security deposits are obtained. The Company will recognize minimum rent, including rental abatements, concessions and contractual fixed increases attributable to operating leases, on a straight-line basis over the term of the non-cancellable term of the related lease and amounts expected to be received in later years will be recorded as deferred rents. The Company records property operating expense reimbursements due from tenants for common area maintenance, real estate taxes, and other recoverable costs in the period the related expenses are incurred in accordance with ASC 840, Leases.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents may include cash and short-term investments. Short-term investments are stated at cost, which approximates fair value. As of December 31, 2018 and 2017, the Company had amounts in excess of federally insured limits in deposit accounts with a financial institution. The Company limits such deposits to financial institutions with high credit standing.

Restricted Cash

Restricted cash represents those cash accounts for which the use of funds is restricted by loan covenants. As of December 31, 2018 and 2017, the Company had a restricted cash balance of $13,858,768 and $11,368,850, respectively, which represents amounts set aside as impounds for future property tax payments, property insurance payments and tenant improvement payments as required by agreements with the Company’s lenders.

STEADFAST APARTMENT REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

DECEMBER 31, 2018

Deferred Financing Costs

The Company capitalizes deferred financing costs such as commitment fees, legal fees and other third-party costs associated with obtaining commitments for financing that result in a closing of such financing, as a contra liability against the respective outstanding debt balance. The Company amortizes these costs over the terms of the respective financing agreements using the effective interest method. The Company expenses unamortized deferred financing costs when the associated debt is refinanced or repaid before maturity unless specific rules are met that would allow for the carryover of such costs to the refinanced debt. Costs incurred in seeking financing transactions that do not close are expensed in the period in which it is determined that the financing will not close.

Derivative Financial Instruments

The Company accounts for its derivative instruments in accordance with ASC 815, Derivatives and Hedges. The Company’s objective in using derivatives is to add stability to interest expense and to manage the Company’s exposure to interest rate movements or other identified risks. To accomplish these objectives, the Company may use various types of derivative instruments to manage fluctuations in cash flows resulting from interest rate risk attributable to changes in the benchmark interest rate of LIBOR or other applicable benchmark rates.

The Company measures its derivative instruments and hedging activities at fair value and records them as an asset or liability, depending on its rights or obligations under the applicable derivative contract. For derivatives designated as fair value hedges, the changes in the fair value of both the derivative instrument and the hedged items are recorded in earnings. Derivatives used to hedge the exposure to variability in expected future cash flows, or other types of forecasted transactions, are considered cash flow hedges. For derivatives designated as cash flow hedges, the effective portions of changes in fair value of the derivatives are reported in other comprehensive income (loss) and are subsequently reclassified into earnings when the hedged item affects earnings. Changes in fair value of derivative instruments not designated as hedges and ineffective portions of hedges are recognized in earnings in the affected period. The Company assesses the effectiveness of each hedging relationship by comparing the changes in fair value or cash flows of the derivative hedging instrument with the changes in fair value or cash flows of the designated hedged item or transaction.

As of December 31, 2018 and 2017, the Company did not have any derivatives designated as cash flow or fair value hedges, nor are derivatives being used for trading or speculative purposes.

Fair Value Measurements

Under GAAP, the Company is required to measure certain financial instruments at fair value on a recurring basis. In addition, the Company is required to measure other assets and liabilities at fair value on a non-recurring basis (e.g., carrying value of impaired real estate loans receivable and long-lived assets). Fair value is defined as the price that would be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The GAAP fair value framework uses a three-tiered approach. Fair value measurements are classified and disclosed in one of the following three categories:

•	Level 1: unadjusted quoted prices in active markets that are accessible at the measurement date for identical assets or liabilities;

•

Level 2: quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-derived valuations in which significant inputs and significant value drivers are observable in active markets; and

STEADFAST APARTMENT REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

DECEMBER 31, 2018

•	Level 3: prices or valuation techniques where little or no market data is available that requires inputs that are both significant to the fair value measurement and unobservable.

When available, the Company utilizes quoted market prices from an independent third-party source to determine fair value and will classify such items in Level 1 or Level 2. In instances where the market is not active, regardless of the availability of a nonbinding quoted market price, observable inputs might not be relevant and could require the Company to make a significant adjustment to derive a fair value measurement. Additionally, in an inactive market, a market price quoted from an independent third party may rely more on models with inputs based on information available only to that independent third party. When the Company determines the market for a financial instrument owned by the Company to be illiquid or when market transactions for similar instruments do not appear orderly, the Company uses several valuation sources (including internal valuations, discounted cash flow analysis and quoted market prices) and will establish a fair value by assigning weights to the various valuation sources.

The following describes the valuation methodologies used by the Company to measure fair value, including an indication of the level in the fair value hierarchy in which each asset or liability is generally classified.

Interest rate cap agreements—The Company has entered into certain interest rate cap agreements. These derivatives are recorded at fair value. Fair value was based on a model-driven valuation using the associated variable rate curve and an implied market volatility, both of which were observable at commonly quoted intervals for the full term of the interest rate cap agreements. Therefore, the Company’s interest rate cap agreements were classified within Level 2 of the fair value hierarchy and are included in other assets in the accompanying consolidated balance sheets. Changes in the fair value of the interest rate cap agreements are recorded as interest expense in the accompanying consolidated statements of operations.

The following tables reflect the Company’s assets required to be measured at fair value on a recurring basis on the consolidated balance sheets:

	December 31, 2018
	Fair Value Measurements Using
	Level 1	Level 2	Level 3
Assets:
Interest rate cap agreements	$—	$207,769	$—

	December 31, 2017
	Fair Value Measurements Using
	Level 1	Level 2	Level 3
Assets:
Interest rate cap agreements	$—	$347,409	$—

Changes in assumptions or estimation methodologies can have a material effect on these estimated fair values. In this regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, may not be realized in an immediate settlement of the instrument.

Fair Value of Financial Instruments

The accompanying consolidated balance sheets include the following financial instruments: cash and cash equivalents, restricted cash, rents and other receivables, accounts payable and accrued liabilities, distributions payable, due to affiliates and notes payable.

STEADFAST APARTMENT REIT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

DECEMBER 31, 2018

The Company considers the carrying value of cash and cash equivalents, restricted cash, rents and other receivables, accounts payable and accrued liabilities and distributions payable to approximate the fair value of these financial instruments based on the short duration between origination of the instruments and their expected realization. The fair value of amounts due to affiliates is not determinable due to the related party nature of such amounts. The Company has determined that its notes payable, net are classified as Level 3 within the fair value hierarchy.

The fair value of the notes payable, net is estimated using a discounted cash flow analysis using borrowing rates available to the Company for debt instruments with similar terms and maturities. As of December 31, 2018 and 2017, the fair value of the notes payable was $1,042,358,884 and $1,011,004,179, respectively, compared to the carrying value of $1,050,155,743 and $993,405,862, respectively.

Accounting for Stock-Based Compensation

The Company amortizes the fair value of stock-based compensation awards to expense over the vesting period and records any dividend equivalents earned as dividends for financial reporting purposes. Stock-based compensation awards are valued at the fair value on the date of grant and amortized as an expense over the vesting period.

Distribution Policy

The Company elected to be taxed as, and qualifies as, a REIT commencing with the taxable year ended December 31, 2014. To maintain its qualification as a REIT, the Company intends to make distributions each taxable year equal to at least 90% of its REIT taxable income (which is determined without regard to the dividends-paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). Distributions declared during the year ended December 31, 2018, were based on daily record dates and calculated at a rate of $0.002466 per share per day during the period from January 1, 2018 to December 31, 2018.

Distributions to stockholders are determined by the board of directors of the Company and are dependent upon a number of factors relating to the Company, including funds available for the payment of distributions, financial condition, the timing of property acquisitions, capital expenditure requirements and annual distribution requirements in order for the Company to qualify as a REIT under the Internal Revenue Code. During the years ended December 31, 2018 and 2017, the Company declared distributions totaling $0.900 and $0.900 per share of common stock, respectively.

Operating Expenses

Pursuant to the Company’s Articles of Amendment and Restatement (the “Charter”), the Company is limited in the amount of certain operating expenses it may record on a rolling four-quarter basis to the greater of 2% of average invested assets and 25% of net income. Operating expenses include all costs and expenses incurred by the Company, as determined under GAAP, that in any way are related to the operation of the Company, excluding expenses of raising capital, interest payments, taxes, property operating expenses, non-cash expenditures, incentive fees, acquisition fees and expenses and investment management fees. During the four quarters ended December 31, 2018, the Company recorded operating expenses of $5,084,671, which includes $1,175,061 incurred by the Advisor on behalf of the Company, none of which was in excess of the 2%/25% limitation, and are included in general and administrative expenses in the accompanying consolidated statements of operations. Operating expenses of $93,740 remain payable and are included in due to affiliates in the accompanying consolidated balance sheet as of December 31, 2018.

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Income Taxes

The Company elected to be taxed as, and qualifies as, a REIT under the Internal Revenue Code and has operated as such commencing with the taxable year ended December 31, 2014. To qualify as a REIT, the Company must meet certain organizational and operational requirements, including the requirement to distribute at least 90% of the Company’s annual REIT taxable income to stockholders (which is computed without regard to the dividends-paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). As a REIT, the Company generally will not be subject to federal income tax to the extent it distributes qualifying dividends to its stockholders. If the Company fails to qualify as a REIT in any taxable year, it would be subject to federal income tax on its taxable income at regular corporate income tax rates and generally would not be permitted to qualify for treatment as a REIT for federal income tax purposes for the four taxable years following the year during which qualification is lost, unless the Internal Revenue Service grants the Company relief under certain statutory provisions. Such an event could materially and adversely affect the Company’s net income and net cash available for distribution to stockholders. However, the Company believes it is organized and operates in such a manner as to qualify for treatment as a REIT.

The Company follows ASC 740, Income Taxes, to recognize, measure, present and disclose in its accompanying consolidated financial statements uncertain tax positions that the Company has taken or expects to take on a tax return. As of December 31, 2018 and 2017, the Company had no liabilities for uncertain tax positions that it believes should be recognized in its accompanying consolidated financial statements. Due to uncertainty regarding the realization of certain deferred tax assets, the Company has established valuation allowances, primarily in connection with the net operating loss carryforwards related to the Company. The Company has not been assessed material interest or penalties by any major tax jurisdictions. The Company’s evaluations were performed for all open tax years ended December 31, 2018. As of December 31, 2018, the Company’s tax return for calendar year 2017, 2016 and 2015 remain subject to examination by major tax jurisdictions.

Per Share Data

Basic loss per share attributable to common stockholders for all periods presented are computed by dividing net loss by the weighted average number of shares of the Company’s common stock outstanding during the period. Diluted loss per share is computed based on the weighted average number of shares of the Company’s common stock and all potentially dilutive securities, if any. Distributions declared per common share assume each share was issued and outstanding each day during the period. Nonvested shares of the Company’s restricted common stock and convertible stock give rise to potentially dilutive shares of the Company’s common stock but such shares were excluded from the computation of diluted earnings per share because such shares were anti-dilutive during the period.

Segment Disclosure

The Company has determined that it has one reportable segment with activities related to investing in multifamily properties. The Company’s investments in real estate are in different geographic regions, and management evaluates operating performance on an individual asset level. However, as each of the Company’s assets has similar economic characteristics, tenants and products and services, its assets have been aggregated into one reportable segment.

Reclassifications

Certain amounts in the Company’s prior period consolidated financial statements were reclassified to conform to the current period presentation. These reclassifications did not change the results of operations of

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prior periods. On January 1, 2018, the Company adopted ASU 2016-18, as further described below. As a result, the Company no longer presents transfers between cash and restricted cash in the consolidated statements of cash flows. Instead, restricted cash is included with cash and cash equivalents when reconciling the beginning of the period and end of the period total amounts shown on the consolidated statements of cash flows.

Recent Accounting Pronouncements

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”). ASU 2014-09 requires an entity to recognize the revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods and services. ASU 2014-09 supersedes the revenue requirements in Revenue Recognition (Topic 605) and most industry-specific guidance throughout the Industry Topics of the Codification. ASU 2014-09 does not apply to lease contracts within the scope of Leases (Topic 840). In August 2015, the FASB issued ASU 2015-14, Revenue from Contracts with Customers (Topic 606), which delayed the effective date of ASU 2014-09 by one year, which resulted in ASU 2014-09 being effective for fiscal years, and interim periods within those years, beginning after December 15, 2017, and is to be applied retrospectively. Early adoption is permitted, but can be no earlier than the original public entity effective date of fiscal years, and interim periods within those years, beginning after December 15, 2016. The Company selected the modified retrospective transition method had no cumulative effect adjustment to recognize as of the date of adoption on January 1, 2018. The Company identified limited sources of revenues from non-lease components, and the Company did not experience a material impact on its revenue recognition in the consolidated financial statements upon adoption. Additionally, there was no impact to the Company’s recognition of rental revenue, as rental revenue from leasing arrangements was specifically excluded from ASU 2014-09.

In February 2016, the FASB issued ASU 2016-02, Leases (“ASU 2016-02”), amending the existing accounting standards for lease accounting, including requiring lessees to recognize most leases on their balance sheets and making targeted changes to lessor accounting. ASU 2016-02 requires a modified retrospective transition approach. ASU 2016-02 will be effective in the first quarter of 2019 and allows for early adoption. The Company has selected the modified retrospective transition method with a cumulative effect recognized as of the date of adoption and adopted the new standard effective January 1, 2019. The Company evaluated the impact of ASU 2016-02 on its leases both as it relates to the Company acting as a lessor and as a lessee. Based on its evaluation, as it relates to the former, the Company did not experience a material impact on the recognition of leases in the consolidated financial statements because under ASU 2016-02, lessors will continue to account for leases using an approach that is substantially equivalent to existing guidance for sales-type leases, direct financing leases, and operating leases. As it relates to the latter, the Company did not experience a material impact on the recognition of leases in the consolidated financial statements because the quantity of leased equipment by the Company is limited and immaterial to the consolidated financial statements.

In July 2018, the FASB issued ASU 2018-11, Leases (Topic 842): Targeted Improvements (“ASU 2018-11”). The FASB issued ASU 2018-11 to clarify ASU 2016-02. The amendments in ASU 2018-11 provide entities with an additional (and optional) transition method to adopt the new leases standard. Under this new transition method, an entity initially applies ASU 2016-02 at the adoption date and recognizes a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. ASU 2018-11 also provides lessors with a practical expedient, by class of underlying asset, to not separate nonlease components from the associated lease component and, instead, to account for those components as a single component if the nonlease components otherwise would be accounted for under the new revenue guidance (Topic 606) and both of the following are met: (1) the timing and pattern of transfer of the nonlease components and associated lease component are the same, and (2) the lease component, if accounted for separately, would be classified as an

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operating lease. If the nonlease components associated with the lease component are the predominant component of the combined component, an entity is required to account for the combined component in accordance with Topic 606. Otherwise, the entity must account for the combined component as an operating lease in accordance with Topic 842. For entities that have not adopted Topic 842 before the issuance of ASU 2018-11, the effective date and transition requirements for ASU 2018-11 related to separating components of a contract are the same as the effective date and transition requirements in ASU 2016-02. In its capacity as a lessee, the Company elected to adopt the new transition method offered by ASU 2018-11 and initially applied ASU 2016-02 on January 1, 2019, and recognized a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. In its capacity as a lessor and based on its evaluation of the components of its lease contracts, the Company also elected to use the practical expedient provided by ASU 2018-11 and did not separate nonlease components from the associated lease components and instead accounted for those components as a single component.

In December 2018, the FASB issued ASU 2018-20, Leases (Topic 842), Narrow-scope Improvements for Lessors (“ASU 2018-20”). The FASB issued ASU 2018-20 to allow lessors to make an accounting policy election not to evaluate whether sales taxes and other similar taxes imposed by a governmental authority on a specific lease revenue-producing transaction are the primary obligation of the lessor as the owner of the underlying leased asset. The amendments also clarify that when lessors allocate variable payments to lease and non-lease components they are required to follow the recognition guidance in ASU 2016-02 for the lease component and other applicable guidance, such as the new revenue standard, for the non-lease component. The amendments have the same effective date and transition requirements as ASU 2016-02 for entities that have not yet adopted ASU 2016-02. The amendments may be applied either retrospectively or prospectively. The Company is currently evaluating the impact of ASU 2018-20 will have on its consolidated financial statements and related disclosures and does not expect a material impact on its consolidated financial statements and related disclosures from its adoption.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments-Credit Losses (“ASU 2016-13”). ASU 2016-13 requires more timely recording of credit losses on loans and other financial instruments that are not accounted for at fair value through net income (loss), including loans held for investment, held-to-maturity debt securities, trade and other receivables, net investment in leases and other such commitments. ASU 2016-13 requires that financial assets measured at amortized cost be presented at the net amount expected to be collected, through an allowance for credit losses that is deducted from the amortized cost basis. The amendments in ASU 2016-13 require the Company to measure all expected credit losses based upon historical experience, current conditions, and reasonable and supportable forecasts that affect the collectability of the financial assets and eliminates the “incurred loss” methodology in current GAAP. In November 2018, the FASB issued ASU 2018-19, Codification Improvements to Topic 326, Financial Instruments—Credit Losses (“ASU 2018-19”), which clarifies that operating lease receivables accounted for under ASC 842 Leases, are not in the scope of the new credit losses guidance. The effective date and transition requirements for this guidance are the same as for ASU 2016-13. ASU 2016-13 is effective for annual periods beginning after December 15, 2019, including interim periods within those fiscal years. Early adoption is permitted for annual periods beginning after December 15, 2018, including interim periods within those fiscal years. The Company is currently evaluating the impact this guidance will have on its consolidated financial statements and related disclosures and does not expect a material impact on its consolidated financial statements and related disclosures from its adoption.

In November 2016, the FASB issued ASU 2016-18, Statement of Cash Flows (Topic 230), Restricted Cash (“ASU 2016-18”), that requires that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, restricted cash and restricted cash equivalents. Therefore, amounts generally described as restricted cash should be included with cash and cash equivalents when reconciling the beginning of period and

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end of period total amounts shown on the statement of cash flows. ASU 2016-18 is effective for annual periods beginning after December 15, 2017, and interim periods within those years. Early adoption is permitted. The Company adopted ASU 2016-18 on January 1, 2018 and applied it retrospectively. As a result of adopting ASU 2016-18, the Company began presenting restricted cash along with cash and cash equivalents in its consolidated statements of cash flows.

In February 2017, the FASB issued ASU 2017-05, Other Income—Gains and Losses from the Derecognition of Nonfinancial Assets (“Subtopic 610-20”): Clarifying the Scope of Asset Derecognition Guidance and Accounting for Partial Sales of Nonfinancial Assets (“ASU 2017-05”), that clarifies that a financial asset is within the scope of Subtopic 610-20 if it meets the definition of an in substance nonfinancial asset and defines the term in substance nonfinancial asset. ASU 2017-05 also clarifies that nonfinancial assets within the scope of Subtopic 610-20 may include nonfinancial assets transferred within a legal entity to a counterparty. Subtopic 610-20, which was issued in May 2014 as part of ASU 2014-09 (discussed above), provides guidance for recognizing gains and losses from the transfer of nonfinancial assets in contracts with noncustomers. An entity is required to apply amendments in ASU 2017-05 at the same time it applies the amendments in ASU 2014-09. ASU 2017-05 requires retrospective application and is effective for fiscal years beginning after December 15, 2017, including interim reporting periods within those fiscal years. The Company adopted ASU 2017-05 on January 1, 2018. The Company did not experience a material impact from adopting ASU 2017-05.

In May 2017, the FASB issued ASU 2017-09, Compensation—Stock Compensation (Topic 718): Scope of Modification Accounting (“ASU 2017-09”). The FASB issued ASU 2017-09 to provide clarity and reduce both (1) diversity in practice and (2) cost and complexity when applying the guidance in Topic 718, Compensation—Stock Compensation, to a change to the terms or conditions of a share-based payment award. The amendments in ASU 2017-09 provide guidance about which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting in Topic 718. ASU 2017-09 requires prospective application and is effective for annual periods beginning after December 15, 2017, including interim periods within those fiscal years. The Company adopted ASU 2017-09 on January 1, 2018. The Company did not experience a material impact from adopting ASU 2017-09.

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework-Changes to the Disclosure Requirements for Fair Value Measurement (“ASU 2018-13”). The FASB issued ASU 2018-13 to improve the effectiveness of fair value measurement disclosures by adding, eliminating, and modifying certain disclosure requirements. The amendments in ASU 2018-13 modify the disclosure requirements on fair value measurements in Topic 820, Fair Value Measurement, based on the concepts in FASB Concepts Statement, Conceptual Framework for Financial Reporting-Chapter 8: Notes to Financial Statements, including the consideration of costs and benefits. ASU 2018-13 requires prospective and retrospective application depending on the amendment and is effective for annual periods beginning after December 15, 2019, including interim periods within those fiscal years. Early adoption is permitted. The Company is currently evaluating the impact ASU 2018-13 will have on its consolidated financial statements and related disclosures and believes that certain disclosures of interest rate cap agreements in its consolidated financial statements may be impacted by the adoption of ASU 2018-13.

3. Real Estate

As of December 31, 2018, the Company owned 34 multifamily properties comprising a total of 11,601 apartment homes. The total contract acquisition price of the Company’s real estate portfolio was $1,499,381,750. As of December 31, 2018 and 2017, the Company’s portfolio was approximately 93.9% and 93.1% occupied and the average monthly rent was $1,163 and $1,137, respectively.

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As of December 31, 2018 and 2017, accumulated depreciation and amortization related to the Company’s consolidated real estate properties were as follows:

	December 31, 2018
	Assets
	Land	Building and Improvements	Total Real Estate
Investments in real estate	$164,113,072	$1,411,198,832	$1,575,311,904
Less: Accumulated depreciation and amortization	—	(218,672,162)	(218,672,162)

Net investments in real estate and related lease intangibles	$164,113,072	$1,192,526,670	$1,356,639,742

	December 31, 2017
	Assets
	Land	Building and Improvements	Total Real Estate
Investments in real estate	$164,113,072	$1,394,779,659	$1,558,892,731
Less: Accumulated depreciation and amortization	—	(147,726,630)	(147,726,630)

Net investments in real estate and related lease intangibles	$164,113,072	$1,247,053,029	$1,411,166,101

Depreciation and amortization expense was $70,993,280, $68,417,556 and $67,991,543 for the years ended December 31, 2018, 2017 and 2016, respectively.

Depreciation of the Company’s buildings and improvements was $70,993,280, $67,407,444 and $54,857,243 for the years ended December 31, 2018, 2017 and 2016, respectively.

Amortization of the Company’s tenant origination and absorption costs was $0, $1,010,112 and $13,134,300 for the years ended December 31, 2018, 2017 and 2016, respectively. Tenant origination and absorption costs had a weighted-average amortization period as of the date of acquisition of less than one year. As of March 31, 2017, all tenant origination and absorption costs were fully amortized and written off.

Operating Leases

As of December 31, 2018, the Company’s real estate portfolio comprised 11,601 residential apartment homes and was 95.5% leased by a diverse group of residents. The residential lease terms consist of lease durations equal to twelve months or less.

Some residential leases contain provisions to extend the lease agreements, options for early termination after paying a specified penalty and other terms and conditions as negotiated. The Company retains substantially all of the risks and benefits of ownership of the real estate assets leased to tenants. Generally, upon the execution of a lease, the Company requires security deposits from tenants in the form of a cash deposit. Amounts required as security deposits vary depending upon the terms of the respective leases and the creditworthiness of the tenant, but generally are not significant amounts. Therefore, exposure to credit risk exists to the extent that a receivable from a tenant exceeds the amount of its security deposit. Security deposits received in cash related to tenant leases are included in accounts payables and accrued liabilities in the accompanying consolidated balance sheets and totaled $4,130,860 and $3,613,649 as of December 31, 2018 and 2017, respectively.

As of December 31, 2018 and 2017, no tenant represented over 10% of the Company’s annualized base rent.

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4. Other Assets

As of December 31, 2018 and 2017, other assets consisted of:

	December 31,
	2018	2017
Prepaid expenses	$1,690,959	$1,411,353
Interest rate cap agreements	207,769	347,409
Escrow deposits for pending real estate acquisitions	100,000	—
Other deposits	924,997	1,053,424

Other assets	$2,923,725	$2,812,186

5. Debt

Mortgage Notes Payable

The following is a summary of mortgage notes payable, net secured by real property as of December 31, 2018 and 2017:

	December 31, 2018
			Interest Rate Range		Weighted Average Interest Rate
Type	Number of Instruments	Maturity Date Range	Minimum	Maximum		Principal Outstanding
Variable rate(1)	8	12/1/2024 - 11/1/2025	1-Mo LIBOR + 1.88%	1-Mo LIBOR + 2.28%	4.53%	$277,432,000
Fixed rate	7	7/1/2025 - 5/1/2054	4.34%	4.60%	4.45%	228,127,333

Mortgage notes payable, gross	15				4.49%	505,559,333

Discount, net(2)						—
Deferred financing costs, net(3)						(3,416,027)

Mortgage notes payable, net						$502,143,306

	December 31, 2017
			Interest Rate Range		Weighted Average Interest Rate
Type	Number of Instruments	Maturity Date Range	Minimum	Maximum		Principal Outstanding
Variable rate(1)	29	12/1/2021 - 9/1/2026	1-Mo LIBOR + 1.61%	1-Mo LIBOR + 2.48%	3.58%	$888,345,717
Fixed rate	2	7/1/2025 - 5/1/2054	4.34%	4.60%	4.51%	67,823,579

Mortgage notes payable, gross	31				3.63%	956,169,296

Discount, net(2)						(2,275,838)
Deferred financing costs, net(3)						(5,336,384)

Mortgage notes payable, net						$948,557,074

(1)	See Note 10 (Derivative Financial Instruments) for a discussion of the interest rate cap agreements used to manage the exposure to interest rate movement on the Company’s variable rate loans.

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(2)	Accumulated amortization related to the debt discount as of December 31, 2018 and 2017 was $0 and $445,702, respectively.
(3)	Accumulated amortization related to deferred financing costs as of December 31, 2018 and 2017 was $1,602,290 and $2,234,655, respectively.

Credit Facilities

Refinancing Transactions

On July 31, 2018, (the “Closing Date”), 16 indirect wholly-owned subsidiaries of the Company terminated the existing mortgage loans with their lenders for an aggregate principal amount of $479,318,649 and entered into a Master Credit Facility Agreement (“MCFA”) with Newmark Knight Frank (formerly with Berkeley Point Capital LLC) (“Facility Lender”) for an aggregate principal amount of $551,669,000. The MCFA provides for three tranches: (i) a fixed rate loan in the aggregate principal amount of $331,001,400 that accrues interest at 4.43% per annum; (ii) a fixed rate loan in the aggregate principal amount of $137,917,250 that accrues interest at 4.57%; and (iii) a variable rate loan in the aggregate principal amount of $82,750,350 that accrues interest at the one-month London Interbank Offered Rate (“LIBOR”) plus 1.70%. The loans have a maturity date of August 1, 2028, unless the maturity date is accelerated in accordance with the terms of the loan documents. Interest only payments are payable monthly through August 1, 2025, with interest and principal payments due monthly thereafter. The Company paid $1,930,842 in the aggregate in loan origination fees to the Facility Lender in connection with the refinancings, and paid the Advisor a loan coordination fee of $2,758,345.

On the Closing Date, five indirect wholly-owned subsidiaries of the Company terminated the existing mortgage loans with their lenders for an aggregate principal amount of $131,318,742 and entered into new loan agreements with PNC Bank, National Association (“PNC Bank”) for an aggregate principal amount of $160,850,000. Each loan agreement provides for a term loan (each a “CME Loan” and, collectively the “CME Loans”) with a maturity date of August 1, 2028, unless the maturity date is accelerated with the loan terms. Each CME Loan accrues interest at a fixed rate of 4.43% per annum. The entire outstanding principal balance and any accrued and unpaid interest on each of the CME Loans are due on the maturity date. Interest only payments on the CME Loans are payable monthly in arrears on specified dates as set forth in each loan agreement and interest and principal payments are due beginning September 1, 2023. Monthly payments are due and payable on the first day of each month, commencing September 1, 2018. The Company paid $643,400 in the aggregate in loan origination fees to PNC Bank in connection with the refinancings, and paid the Advisor a loan coordination fee of $804,250.

On November 29, 2017, three of the Company’s wholly-owned subsidiaries refinanced their existing loans under the Company’s revolving credit facility for an aggregate principal amount of $93,825,000 and entered into new loan agreements (each a “Tranche 1 Loan Agreement”), with PNC Bank, for an aggregate principal amount of $100,752,000, (the “November Refinancing Transactions”). Additionally, on December 29, 2017, another three of the Company’s wholly-owned subsidiaries refinanced their existing loans under the revolving credit facility for an aggregate principal amount of $92,475,000 and entered into new loan agreements, (each a “Tranche 2 Loan Agreement” and, together with the Tranche 1 Loan Agreement, the “Loan Agreements”) with PNC Bank for an aggregate principal amount of $97,080,000, (the “December Refinancing Transactions,” and, together with the November Refinancing Transactions, the “2017 Refinancing Transactions”).

In the 2017 Refinancing Transactions, each Loan Agreement was made pursuant to the Freddie Mac Capital Markets Execution Program (“CME”), as evidenced by a multifamily note. Pursuant to the CME, PNC Bank originates the mortgage loan and then transfers the loan to the Federal Home Loan Mortgage Corporation. Each Loan Agreement refinanced in November and December provides for a term loan with a maturity of December 1, 2024 or January 1, 2025, respectively, unless the maturity date is accelerated in accordance with its terms. Each

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loan refinanced in November and December accrues interest at the one-month LIBOR plus 1.94% or 1.88%, respectively. The entire outstanding principal balance and any accrued and unpaid interest on each of the loans are due on the maturity date. Interest and principal payments on the loans are payable monthly in arrears on specified dates as set forth in each loan agreement. Monthly payments are due and payable on the first day of each month commencing on January 1, or February 1, 2018, as applicable.

Revolving Credit Facility

On August 26, 2015, the Company entered into a revolving credit facility (the “Credit Facility”) with PNC Bank in an amount not to exceed $200,000,000, which provided for advances to purchase properties or refinance existing properties from time to time (subject to certain debt service and loan to value requirements). The Credit Facility had a maturity date of September 1, 2020, subject to extension (the “Maturity Date”). The maximum amount available to be drawn under the Credit Facility could have been increased up to $350,000,000 at any time during the period from January 1, 2016 to 12 months prior to the Maturity Date, as further described in the Credit Agreement (the “Credit Agreement”) entered into by certain of the Company’s wholly-owned subsidiaries with PNC Bank in connection with property acquisitions. For each advance drawn under the Credit Facility, an Addition Fee, as defined in the Credit Agreement, was incurred. Advances made under the Credit Facility were secured by the property for which such advances were used (each a “Loan” and collectively the “Loans”), as evidenced by the Credit Agreement, Multifamily Loan and Security Agreement (the “Loan and Security Agreement”), the Multifamily Revolving Credit Note (the “Note”) and a Multifamily Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing (the “Mortgage”) and a Guaranty from the Company (the “Guaranty,” together with the Credit Agreement, the Loan and Security Agreement, the Note and the Mortgage, the “Loan Documents”). Each Loan was purchased from PNC Bank by the Federal Home Loan Mortgage Corporation (“Freddie Mac”). As of December 31, 2018, the Company had no outstanding balance under the Credit Facility. The Company is in the process of terminating the Credit Facility.

Interest on the outstanding principal balances of the loans accrued at the one-month LIBOR plus (1) the servicing spread of 0.05% and (2) the net spread, based on the debt service coverage ratio, of between 1.80% and 2.10%, as further described in the applicable Notes. Monthly interest payments were due and payable on the first day of each month until the maturity dates. The entire outstanding principal balance and any accrued and unpaid interest on the loans were due and payable in full on the maturity date. In addition to monthly interest payments, an unused commitment fee equal to 0.1% of the average daily difference between (1) the amount outstanding and (2) the maximum facility available was due and payable monthly. Additionally, an unused capacity fee equal to 1.0% of the average daily difference between the amount of the (1) maximum facility available and (2) the outstanding borrowing tranches, each as defined in the Credit Agreement, was due and payable monthly. Upon the second anniversary of each advance pursuant to the Credit Facility, a seasoning fee equal to 0.25% of such advance was due and payable monthly. The seasoning fee would increase by 0.25% on each subsequent anniversary until the Maturity Date.

Revolving Line of Credit

On May 18, 2016, the Company entered into a line of credit facility (the “Line of Credit”) with PNC Bank in an amount not to exceed $65,000,000. The Line of Credit provided for advances (each, an “LOC Loan” and collectively, the “LOC Loans”) solely for the purpose of financing the costs in connection with acquisitions and development of real estate projects and for general corporate purposes (subject to certain debt service and loan to value requirements). The Line of Credit had a maturity date of May 17, 2019, subject to extension (the “LOC Maturity Date”), as further described in the loan agreement (the “LOC Loan Agreement”) entered into by certain of the Company’s wholly-owned subsidiaries with PNC Bank in connection with the acquisition of the Landings

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of Brentwood Property (the “Mortgaged Property”). Advances made under the Line of Credit were secured by the Mortgaged Property, as evidenced by the LOC Loan Agreement, the Revolving Credit Loan Note (the “LOC Note”), the Deed of Trust and a Guaranty from the Company (the “LOC Guaranty,” together with the LOC Loan Agreement and the LOC Note, the “LOC Loan Documents”).

The Company had the option to select the interest rate in respect of the outstanding unpaid principal amount of the LOC Loans from the following options (the “Interest Rate Options”): (1) the sum of the Base Rate (as defined in the LOC Loan Agreement) plus 0.60%, or (2) a rate per annum fixed for the applicable LIBOR Interest Period (as defined in the LOC Loan Agreement) equal to the sum of LIBOR plus 1.60%. The Company could have selected different Interest Rate Options and different LIBOR Interest Periods to apply simultaneously to the LOC Loans comprising of different Borrowing Tranches (as defined in the LOC Loan Agreement) and could have converted to or renewed one or more Interest Rate Options with respect to all or any portion of the LOC Loans comprising any borrowing tranche provided that there could not have been at any time outstanding more than eight Borrowing Tranches. Monthly interest payments were due and payable in arrears on the first day of each month and on the LOC Maturity Date. The entire outstanding principal balance and any accrued and unpaid interest on the LOC Loans were due and payable in full on the LOC Maturity Date. In addition to monthly interest payments, the Company paid PNC Bank a non-refundable commitment fee equal to (a) the average daily difference between (i) the maximum principal amount of the LOC Loans minus (ii) the aggregate outstanding principal amount of all advances multiplied by (b) 0.15%. The commitment fee was payable in arrears on the first day of each calendar quarter until the LOC Maturity Date. The Company terminated the Line of Credit in January 2019.

As of December 31, 2018 and 2017, the advances obtained and certain financing costs incurred under the MCFA and the Line of Credit, which are included in credit facilities, net, in the accompanying consolidated balance sheets, are summarized in the following table:

	Amount of Advance as of December 31,
	2018	2017
Principal balance on revolving line of credit, gross(1)	$—	$45,000,000
Principal balance on master credit facility, gross	551,669,000	—
Deferred financing costs, net on master credit facility(2)	(3,612,316)	—
Deferred financing costs, net on revolving line of credit(3)	(44,247)	(151,212)

Credit facilities, net	$548,012,437	$44,848,788

(1)	At December 31, 2018, Landings of Brentwood was pledged as collateral pursuant to the Line of Credit. On January 9, 2019, the Company terminated the Line of Credit.
(2)	Accumulated amortization related to deferred financing costs in respect of the MCFA as of December 31, 2018 and 2017, was $428,641 and $0, respectively.
(3)	Accumulated amortization related to deferred financing costs in respect of the Line of Credit as of December 31, 2018 and 2017, was $280,753 and $173,788, respectively.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

DECEMBER 31, 2018

Maturity and Interest

The following is a summary of the Company’s aggregate maturities as of December 31, 2018:

	Maturities During the Years Ending December 31,
Contractual Obligations	Total	2019	2020	2021	2022	2023	Thereafter
Principal payments on outstanding debt obligations(1)	$1,057,228,333	$966,946	$1,186,787	$5,099,404	$5,204,834	$6,018,069	$1,038,752,293

(1)

Projected principal payments on outstanding debt obligations are based on the terms of the notes payable agreements. Amounts exclude the amortization of deferred financing costs associated with the notes payable.

The Company’s notes payable contain customary financial and non-financial debt covenants. As of December 31, 2018 and 2017, the Company was in compliance with all debt covenants.

For the years ended December 31, 2018, 2017 and 2016, the Company incurred interest expense of $44,374,484, $34,944,074 and $26,060,155, respectively. Interest expense for the years ended December 31, 2018, 2017 and 2016 includes amortization of deferred financing costs of $1,056,545, $1,012,380 and $937,075, net unrealized (gain) loss from the change in fair value of interest rate cap agreements of $(87,160), $447,668 and $270,222, amortization of loan discount of $207,074, $354,984 and $90,718, seasoning fees on the Credit Facility of $0, $85,426 and $0, Credit Facility commitment fees of $57,007, $45,680 and $65,302 and costs associated with the refinancing of debt of $587,520, $664,880 and $0, respectively.

Interest expense of $4,006,127 and $2,581,941 was payable as of December 31, 2018 and 2017, respectively, and is included in accounts payable and accrued liabilities in the accompanying consolidated balance sheets.

6. Stockholders’ Equity

General

Under the Charter, the total number of shares of capital stock authorized for issuance is 1,100,000,000 shares, consisting of 999,999,000 shares of common stock with a par value of $0.01 per share, 1,000 shares of convertible stock with a par value of $0.01 per share and 100,000,000 shares designated as preferred stock with a par value of $0.01 per share.

Common Stock

The shares of the Company’s common stock entitle the holders to one vote per share on all matters upon which stockholders are entitled to vote, to receive dividends and other distributions as authorized by the Company’s board of directors in accordance with the Maryland General Corporation Law and to all rights of a stockholder pursuant to the Maryland General Corporation Law. The common stock has no preferences or preemptive, conversion or exchange rights.

On September 3, 2013, the Company issued 13,500 shares of common stock to the Sponsor for $202,500. From inception through March 24, 2016, the date of the termination of the Public Offering, the Company had issued 48,625,651 shares of common stock in its Public Offering for offering proceeds of $640,012,497, including 1,011,561 shares of common stock issued pursuant to the DRP for total proceeds of $14,414,752, net of offering costs of $84,837,134. Following the termination of the Public Offering, the Company continues to offer

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DECEMBER 31, 2018

shares pursuant to the DRP. As of December 31, 2018, the Company had issued 52,921,670 shares of common stock for offering proceeds of $703,502,840, including 5,307,643 shares of common stock issued pursuant to the DRP for total proceeds of $77,905,095, net of offering costs of $84,837,134. The Offering costs primarily consisted of selling commissions and dealer manager fees.

As further discussed in Note 8 (Incentive Award Plan and Independent Director Compensation), the shares of restricted common stock vest and become non-forfeitable in four equal annual installments beginning on the date of grant and ending on the third anniversary of the date of grant or will become fully vested and become non-forfeitable on the earlier to occur of (1) the termination of the independent director’s service as a director due to his or her death or disability or (2) a change in control of the Company.

The issuance and vesting activity for the years ended December 31, 2018, 2017 and 2016 for the restricted stock issued to the Company’s independent directors as compensation for services in connection with the Company raising $2,000,000 in the Public Offering and the independent directors’ re-election to the board of directors at the Company’s annual meeting were as follows:

	Year Ended December 31,
	2018	2017	2016
Nonvested shares at the beginning of the period	7,497	9,997	11,247
Granted shares	4,998	4,998	4,998
Vested shares	(4,998)	(7,498)	(6,248)

Nonvested shares at the end of the period	7,497	7,497	9,997

Additionally, the weighted average fair value of restricted common stock issued to the Company’s independent directors for the years ended December 31, 2018, 2017 and 2016 was as follows:

Grant Year	Weighted Average Fair Value
2016	$14.46
2017	14.85
2018	15.18

Included in general and administrative expenses is $74,617, $79,858 and $100,060 for the years ended December 31, 2018, 2017 and 2016, respectively, for compensation expense related to the issuance of restricted common stock. As of December 31, 2018, the compensation expense related to the issuance of the restricted common stock not yet recognized was $90,259. The weighted average remaining term of the restricted common stock was approximately one year as of December 31, 2018. As of December 31, 2018, no shares of restricted common stock issued to the independent directors have been forfeited.

Convertible Stock

The Company issued 1,000 shares of Convertible Stock to the Advisor for $1,000. The Convertible Stock will convert into shares of common stock if and when: (A) the Company has made total distributions on the then-outstanding shares of its common stock equal to the original issue price of those shares plus an aggregate 6.0% cumulative, non-compounded, annual return on the original issue price of those shares, (B) the Company lists its common stock for trading on a national securities exchange, or (C) the Advisory Agreement is terminated or not renewed (other than for “cause” as defined in the Advisory Agreement). In the event of a termination or non-renewal of the Advisory Agreement for cause, all of the shares of the Convertible Stock will be repurchased

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DECEMBER 31, 2018

for $1.00. In general, each share of Convertible Stock will convert into a number of shares of common stock equal to 1/1000 of the quotient of (A) 15% of the excess of (1) the Company’s “enterprise value” plus the aggregate value of distributions paid to date on the then outstanding shares of the Company’s common stock over (2) the aggregate purchase price paid by stockholders for those outstanding shares of common stock plus an aggregated 6.0% cumulative, non-compounded, annual return on the original issue price of those outstanding shares, divided by (B) the Company’s enterprise value divided by the number of outstanding shares of common stock on an as-converted basis, in each case calculated as of the date of the conversion.

Preferred Stock

The Charter also provides the Company’s board of directors with the authority to issue one or more classes or series of preferred stock, and prior to the issuance of such shares of preferred stock, the board of directors shall have the power from time to time to classify or reclassify, in one or more series, any unissued shares and designate the preferences, rights and privileges of such shares of preferred stock. The Company’s board of directors is authorized to amend the Charter without the approval of the stockholders to increase the aggregate number of authorized shares of capital stock or the number of shares of any class or series that the Company has authority to issue. As of December 31, 2018 and 2017, no shares of the Company’s preferred stock were issued and outstanding.

Distribution Reinvestment Plan

The Company’s board of directors has approved the DRP through which common stockholders may elect to reinvest an amount equal to the distributions declared on their shares of common stock in additional shares of the Company’s common stock in lieu of receiving cash distributions. The purchase price per share under the DRP was initially $14.25. On March 12, 2019, March 14, 2018 and February 14, 2017, the Company’s board of directors determined a price per share for the DRP of $15.84, $15.18 and $14.85, effective April 1, 2019, April 1, 2018 and March 1, 2017, respectively, in connection with the determination of an estimated value per share of the Company’s common stock.

The Company’s board of directors may again, in its sole discretion, from time to time, change this price based upon changes in the Company’s estimated value per share and other factors that the Company’s board of directors deems relevant.

No sales commissions or dealer manager fees are payable on shares sold through the DRP. The Company’s board of directors may amend, suspend or terminate the DRP at its discretion at any time upon ten days’ notice to the Company’s stockholders. Following any termination of the DRP, all subsequent distributions to stockholders will be made in cash.

Share Repurchase Plan and Redeemable Common Stock

The Company’s share repurchase plan may provide an opportunity for stockholders to have their shares of common stock repurchased by the Company, subject to certain restrictions and limitations. No shares can be repurchased under the Company’s share repurchase plan until after the first anniversary of the date of purchase of such shares; provided, however, that this holding period shall not apply to repurchases requested within two years after the death or disability of a stockholder.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

DECEMBER 31, 2018

From March 29, 2016, the date the Company first published an estimated value per share, until April 14, 2018, the purchase price for shares repurchased under the Company’s share repurchase plan was as follows:

Share Purchase Anniversary	Repurchase Price on Repurchase Date(1)
Less than 1 year	No Repurchase Allowed
1 year	92.5% of Estimated Value per Share(2)
2 years	95.0% of Estimated Value per Share(2)
3 years	97.5% of Estimated Value per Share(2)
4 years	100.0% of Estimated Value per Share(2)
In the event of a stockholder’s death or disability(3)	Average Issue Price for Shares(4)

On March 14, 2018, the board of directors of the Company determined to amend the terms of the Company’s share repurchase plan effective as of April 15, 2018 to (1) limit the amount of shares repurchased pursuant to the Company’s share repurchase plan each quarter to $2,000,000 and (2) revise the repurchase price to an amount equal to 93% of the most recent publicly disclosed estimated value per share. Pursuant to the amended share repurchase plan, the current share repurchase price is $14.73 per share, which represents 93% of the estimated value per share of $15.84. The share repurchase price is further reduced based on how long the stockholder has held the shares as follows:

Share Purchase Anniversary	Repurchase Price on Repurchase Date(1)
Less than 1 year	No Repurchase Allowed
1 year	92.5% of the Share Repurchase Price(2)
2 years	95.0% of the Share Repurchase Price(2)
3 years	97.5% of the Share Repurchase Price(2)
4 years	100.0% of the Share Repurchase Price(2)
In the event of a stockholder’s death or disability(3)	Average Issue Price for Shares(4)

(1)

As adjusted for any stock dividends, combinations, splits, recapitalizations or any similar transaction with respect to the shares of common stock. Repurchase price includes the full amount paid for each share, including all sales commissions and dealer manager fees.

(2)

The “Share Repurchase Price” equals 93% of the Estimated Value per Share. The “Estimated Value Per Share” is the most recent publicly disclosed estimated value per share determined by the Company’s board of directors.

(3)	The required one-year holding period does not apply to repurchases requested within two years after the death or disability of a stockholder.
(4)	The purchase price per share for shares repurchased upon the death or disability of a stockholder will be equal to the average issue price per share for all of the stockholder’s shares.

The purchase price per share for shares repurchased pursuant to the Company’s share repurchase plan will be further reduced by the aggregate amount of net proceeds per share, if any, distributed to the Company’s stockholders prior to the Repurchase Date (defined below) as a result of the sale of one or more of the Company’s assets that constitutes a return of capital as a result of such sales.

Repurchases of shares of the Company’s common stock are made quarterly upon written request to the Company at least 15 days prior to the end of the applicable quarter. Repurchase requests are honored approximately 30 days following the end of the applicable quarter (“Repurchase Date”). Stockholders may withdraw their repurchase request at any time up to three business days prior to the Repurchase Date.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

DECEMBER 31, 2018

During the year ended December 31, 2018, the Company repurchased a total of 631,332 shares with a total repurchase value of $8,886,216 and received requests for repurchases of 1,814,302 shares with a total repurchase value of $25,249,054. During the year ended December 31, 2017, the Company repurchased a total of 439,675 shares with a total repurchase value of $6,190,737 and received requests for the repurchase of 548,395 shares with a total repurchase value of $7,766,028, respectively.

As of December 31, 2018 and 2017, the Company’s total outstanding repurchase requests received that were subject to the Company’s limitations on repurchases (discussed below) were 1,334,360 shares and 548,395 shares, respectively, with a total net repurchase value of $18,591,460 and $7,766,028, respectively.

The Company cannot guarantee that the funds set aside for the share repurchase plan will be sufficient to accommodate all repurchase requests made in any quarter. In the event that the Company does not have sufficient funds available to repurchase all of the shares of the Company’s common stock for which repurchase requests have been submitted in any quarter, priority will be given to repurchase requests in the case of the death or disability of a stockholder. If the Company repurchases less than all of the shares subject to a repurchase request in any quarter, with respect to any shares which have not been repurchased, the Company will treat the shares that have not been repurchased as a request for repurchase in the following quarter pursuant to the limitations of the share repurchase plan and when sufficient funds are available, unless the stockholder withdraws the request for repurchase. Such pending requests will be honored among all requests for repurchases in any given repurchase period as follows: first, pro rata as to repurchases sought upon a stockholder’s death or disability; and, next, pro rata as to other repurchase requests.

The Company is not obligated to repurchase shares of its common stock under the share repurchase plan. The share repurchase plan limits the number of shares to be repurchased in any calendar year to (1) 5% of the weighted average number of shares of common stock outstanding during the prior calendar year and (2) those that could be funded from the net proceeds from the sale of shares under the DRP in the prior calendar year, plus such additional funds as may be reserved for that purpose by the Company’s board of directors. Such sources of funds could include cash on hand, cash available from borrowings and cash from liquidations of securities investments as of the end of the applicable month, to the extent that such funds are not otherwise dedicated to a particular use, such as working capital, cash distributions to stockholders or purchases of real estate assets. The Company’s board of directors has further limited the amount of shares that may be repurchased pursuant to the share repurchase plan to $2,000,000 per quarter. There is no fee in connection with a repurchase of shares of the Company’s common stock pursuant to the Company’s share repurchase plan. As of December 31, 2018, the Company has recognized repurchases payable of $2,000,000, which is included in accounts payable and accrued liabilities on the accompanying consolidated balance sheets.

The Company’s board of directors may, in its sole discretion, further amend, suspend or terminate the share repurchase plan at any time upon 30 days’ notice to its stockholders if it determines that the funds available to fund the share repurchase plan are needed for other business or operational purposes or that amendment, suspension or termination of the share repurchase plan is in the best interest of the Company’s stockholders. Therefore, a stockholder may not have the opportunity to make a repurchase request prior to any potential termination or suspension of the Company’s share repurchase plan. The share repurchase plan will terminate in the event that a secondary market develops for the Company’s shares of common stock.

Pursuant to the share repurchase plan, for the year ended December 31, 2018, the Company reclassified $37,028,102, net of $8,886,216 of fulfilled redemption requests, from temporary equity to permanent equity, which is included as additional paid-in capital on the accompanying consolidated balance sheets. For the year ended December 31, 2017, the Company reclassified $10,025,412, net of $6,190,737 of fulfilled redemption

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

DECEMBER 31, 2018

requests, from permanent equity to temporary equity, which is included as redeemable common stock on the accompanying consolidated balance sheets.

Distributions

The Company’s long-term policy is to pay distributions solely from cash flow from operations. However, because the Company may receive income from interest or rents at various times during the Company’s fiscal year and because the Company may need cash flow from operations during a particular period to fund capital expenditures and other expenses, the Company expects that from time to time during the Company’s operational stage, the Company will declare distributions in anticipation of cash flow that the Company expects to receive during a later period, and the Company expects to pay these distributions in advance of its actual receipt of these funds. The Company’s board of directors has the authority under its organizational documents, to the extent permitted by Maryland law, to fund distributions from sources such as borrowings, offering proceeds or advances and the deferral of fees and expense reimbursements by the Advisor, in its sole discretion. The Company has not established a limit on the amount of proceeds it may use to fund distributions from sources other than cash flow from operations. If the Company pays distributions from sources other than cash flow from operations, the Company will have fewer funds available and stockholders’ overall return on their investment in the Company may be reduced.

To maintain the Company’s qualification as a REIT, the Company must make aggregate annual distributions to its stockholders of at least 90% of its REIT taxable income (which is computed without regard to the dividends-paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). If the Company meets the REIT qualification requirements, the Company generally will not be subject to federal income tax on the income that the Company distributes to its stockholders each year.

Distributions Declared

The Company’s board of directors approved a cash distribution that accrued at a rate of $0.002466 per day for each share of the Company’s common stock during the years ended December 31, 2018 and 2017, which, if paid over a 365-day period, is equivalent to a 6.0% annualized distribution rate based on a purchase price of $15.00 per share of the Company’s common stock. The distributions declared accrue daily to stockholders of record as of the close of business on each day and are payable in cumulative amounts on or before the third day of each calendar month with respect to the prior month. There is no guarantee that the Company will continue to pay distributions at this rate or at all.

Distributions declared for the years ended December 31, 2018 and 2017 were $46,179,769 and $45,321,063, including $22,603,893 and $23,316,731, or 1,497,359 shares and 1,573,774 shares of common stock, respectively, attributable to the DRP.

As of December 31, 2018 and 2017, $3,953,499 and $3,886,730 of distributions declared were payable, which included $1,860,828 and $1,970,910, or 122,584 shares and 132,721 shares of common stock, attributable to the DRP, respectively.

Distributions Paid

For the years ended December 31, 2018 and 2017, the Company paid cash distributions of $23,399,025 and $21,884,846, which related to distributions declared for each day in the period from December 1, 2017 through

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DECEMBER 31, 2018

November 30, 2018 and December 1, 2016 through November 30, 2017, respectively. Additionally, for the years ended December 31, 2018 and 2017, 1,507,497 and 1,578,832 shares of common stock were issued pursuant to the DRP for gross offering proceeds of $22,713,975 and $23,338,092, respectively. For the years ended December 31, 2018 and 2017, the Company paid total distributions of $46,113,000 and $45,222,938, respectively.

7. Related Party Arrangements

The Company has entered into the Advisory Agreement with the Advisor and a Dealer Manager Agreement with the Dealer Manager. Pursuant to the Advisory Agreement and Dealer Manager Agreement, the Company is or was obligated to pay the Advisor and the Dealer Manager specified fees upon the provision of certain services related to the Public Offering, the investment of funds in real estate and real estate-related investments and the management of the Company’s investments and for other services (including, but not limited to, the disposition of investments). Subject to the limitations described below, the Company is also obligated to reimburse the Advisor and its affiliates for organization and offering costs incurred by the Advisor and its affiliates on behalf of the Company, as well as acquisition and origination expenses and certain operating expenses incurred on behalf of the Company or incurred in connection with providing services to the Company.

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DECEMBER 31, 2018

Amounts attributable to the Advisor and its affiliates incurred (earned) for the years ended December 31, 2018, 2017 and 2016 are as follows:

	Incurred (Earned) For the Year Ended December 31,
	2018	2017	2016
Consolidated Statements of Operations:
Expensed
Investment management fees(1)	$15,743,185	$16,904,458	$15,096,243
Acquisition fees(1)	—	—	2,766,209
Acquisition expenses(2)	—	—	782,047
Loan coordination fees(1)	3,562,595	1,483,740	1,539,500
Property management:
Fees(1)	4,886,436	4,706,698	4,140,513
Reimbursement of onsite personnel(3)	14,959,964	14,194,648	13,013,601
Other fees(1)	1,784,010	1,248,100	1,087,408
Other fees—property operations(3)	82,461	103,320	—
Other fees—G&A(4)	49,916	92,488	66,064
Other operating expenses(4)	1,175,061	1,449,733	1,231,329
Insurance proceeds(5)	(150,000)	(172,213)	—
Property insurance(6)	1,394,218	909,568	174,281
Rental revenue(7)	(21,589)	—	—
Consolidated Balance Sheets:
Capitalized
Acquisition expenses(8)	26,113	—	—
Capital expenditures(9)	7,295	28,691	23,178
Construction management:
Fees(9)	585,532	1,453,859	3,601,084
Reimbursement of labor costs(9)	908,206	2,551,463	3,804,318
Deferred financing costs(10)	18,923	—	—
Additional paid-in capital
Other offering costs reimbursement	—	—	4,165,911
Selling commissions	—	—	12,017,003
Dealer manager fees	—	—	5,642,377

	$45,012,326	$44,954,553	$69,151,066

(1)	Included in fees to affiliates in the accompanying consolidated statements of operations.
(2)	Included in acquisition costs in the accompanying consolidated statements of operations.
(3)	Included in operating, maintenance and management in the accompanying consolidated statements of operations.
(4)	Included in general and administrative expenses in the accompanying consolidated statements of operations.
(5)	Included in tenant reimbursements and other in the accompanying consolidated statements of operations.
(6)

Property related insurance expense and the amortization of the prepaid insurance deductible account are included in general and administrative expenses in the accompanying consolidated statements of operations. The amortization of the prepaid property insurance is included in operating, maintenance and management expenses in the accompanying consolidated statements of operations. The prepaid insurance is included in other assets in the accompanying consolidated balance sheets upon payment.

(7)	Included in rental income in the accompanying consolidated statements of operations.

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(8)	Included in total real estate, cost in the accompanying consolidated balance sheets following the adoption of ASU 2017-01 as of January 1, 2017.
(9)	Included in building and improvements in the accompanying consolidated balance sheets.
(10)	Included in credit facilities, net in the accompanying consolidated balance sheets.

Amounts attributable to the Advisor and its affiliates paid (received) for the years ended December 31, 2018, 2017 and 2016 are as follows:

	Paid (Received) During the Year Ended December 31,
	2018	2017	2016
Consolidated Statements of Operations:
Expensed
Investment management fees	$15,687,320	$18,317,568	$14,734,308
Acquisition fees	—	—	3,276,927
Acquisition expenses	—	—	927,647
Loan coordination fees	4,290,695	755,640	1,539,500
Property management:
Fees	4,872,734	4,685,475	4,053,502
Reimbursement of onsite personnel	14,958,751	14,022,282	12,831,296
Other fees	1,783,971	1,245,748	1,078,882
Other fees—property operations	82,461	103,320	—
Other fees—G&A	49,916	92,488	66,064
Other operating expenses	1,157,836	1,585,631	1,085,134
Insurance proceeds	(75,000)	(172,213)	—
Property insurance	1,323,074	1,001,744	230,241
Rental revenue	(21,589)	—	—
Consolidated Balance Sheets:
Capitalized
Acquisition expenses	24,507	—	—
Capital expenditures	7,295	28,691	23,178
Construction management:
Fees	700,410	1,431,290	3,625,869
Reimbursement of labor costs	941,879	2,665,299	4,083,432
Deferred financing costs	18,923	—	—
Additional paid-in capital
Other offering costs reimbursement	—	—	5,485,093
Selling commissions	262,387	234,942	11,219,722
Dealer manager fees	—	—	5,642,377

	$46,065,570	$45,997,905	$69,903,172

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Amounts attributable to the Advisor and its affiliates that are payable (prepaid) as of December 31, 2018 and 2017, are as follows:

	Payable (Prepaid) as of December 31,
	2018	2017
Consolidated Statements of Operations:
Expensed
Investment management fees	$55,865	$—
Loan coordination fees	—	728,100
Property management:
Fees	410,424	396,722
Reimbursement of onsite personnel	768,107	766,894
Other fees	41,989	41,950
Other operating expenses	93,740	76,515
Insurance proceeds	(75,000)	—
Property insurance	(101,573)	(172,717)
Consolidated Balance Sheets:
Capitalized
Acquisition expenses	1,607	—
Construction management:
Fees	10,281	125,159
Reimbursement of labor costs	29,203	62,876
Additional paid-in capital
Selling commissions	299,952	562,339

	$1,534,595	$2,587,838

Investment Management Fee

The Company pays the Advisor a monthly investment management fee equal to one-twelfth of 1.0% of (1) the cost of real properties and real estate related assets acquired directly by us or (2) our allocable cost of each real property or real estate-related asset acquired through a joint venture. The investment management fee is calculated including acquisition fees, acquisition expenses, cost of development, construction or improvement and any debt attributable to such investments, or our proportionate share thereof in the case of investments made through joint ventures. the cost of the Company’s investments in real properties and real estate-related assets or the Company’s proportionate share thereof in the case of investments made through joint ventures. Such fee is calculated including acquisition fees, acquisition expenses and any debt attributable to such investments.

Acquisition Fees and Expenses

The Company pays the Advisor an acquisition fee equal to 1.0% of the cost of investment, which includes the amount actually paid or budgeted to fund the acquisition, origination, development, construction or improvement (i.e. value-enhancement) of any real property or real estate-related asset acquired. In addition to acquisition fees, the Company reimburses the Advisor for amounts directly incurred by the Advisor and amounts the Advisor pays to third parties in connection with the selection, evaluation, acquisition and development of a property or acquisition of real estate-related assets, whether or not the Company ultimately acquires the property or the real estate-related assets.

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The Charter limits the Company’s ability to pay acquisition fees if the total of all acquisition fees and expenses relating to the purchase would exceed 4.5% of the contract purchase price. Under the Charter, a majority of the Company’s board of directors, including a majority of the independent directors, is required to approve any acquisition fees (or portion thereof) that would cause the total of all acquisition fees and expenses relating to an acquisition to exceed 4.5% of the contract purchase price. In connection with the purchase of securities, the acquisition fee may be paid to an affiliate of the Advisor that is registered as a FINRA member broker-dealer if applicable FINRA rules would prohibit the payment of the acquisition fee to a firm that is not a registered broker-dealer.

Loan Coordination Fee

The Company pays the Advisor or its affiliate a loan coordination fee equal to 1.0% of the initial amount of the new debt financed or outstanding debt assumed in connection with the acquisition, development, construction, improvement or origination of a property or a real estate-related asset. In addition, in connection with any financing or the refinancing of any debt (in each case, other than identified at the time of the acquisition of a property or a real estate-related asset), the Company pays the Advisor or its affiliate a loan coordination fee equal to 0.75% of the amount of debt financed or refinanced.

Property Management Fees and Expenses

The Company has entered into property management agreements (each, as amended from time to time, a “Property Management Agreement”) with Steadfast Management Company, Inc., an affiliate of the Sponsor (the “Property Manager”), in connection with the management of each of the Company’s properties. The property management fee payable with respect to each property under the Property Management Agreements at December 31, 2018 ranged from 2.5% to 3.0% of the annual gross revenue collected at the property, as determined by the Advisor and approved by a majority of the Company’s board of directors, including a majority of the independent directors. Each Property Management Agreement has an initial one-year term and continues thereafter on a month-to-month basis unless either party gives 60 days’ prior notice of its desire to terminate the Property Management Agreement, provided that the Company may terminate the Property Management Agreement at any time upon a determination of gross negligence, willful misconduct or bad acts of the Property Manager or its employees or upon an uncured breach of the Property Management Agreement upon 30 days’ prior written notice to the Property Manager.

In addition to the property management fee, the Property Management Agreements specify certain other fees payable to the Property Manager for benefit administration, information technology infrastructure, licenses, support and training services and capital expenditures. The Company also reimburses the Property Manager for the salaries and related benefits of on-site property management employees.

Construction Management Fees and Expenses

The Company has entered into construction management agreements (each a “Construction Management Agreement”) with Pacific Coast Land & Construction, Inc., an affiliate of the Sponsor (the “Construction Manager”), in connection with capital improvements and renovation or value-enhancement projects for certain properties the Company acquires. The construction management fee payable with respect to each property under the Construction Management Agreements ranges from 8.0% to 12.0% of the costs of the improvements for which the Construction Manager has planning and oversight authority. Generally, each Construction Management Agreement can be terminated by either party with 30 days’ prior written notice to the other party. Construction management fees are capitalized to the respective real estate properties in the period in which they

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

DECEMBER 31, 2018

are incurred as such costs relate to capital improvements and renovations for apartment homes taken out of service while they undergo the planned renovation.

The Company may also reimburse the Construction Manager for the salaries and related benefits of certain of its employees for time spent working on capital improvements and renovations.

Property Insurance

The Company deposits amounts with an affiliate of the Sponsor to fund a prepaid insurance deductible account to cover the cost of required insurance deductibles across all properties of the Company and other affiliated entities. Upon filing a major claim, proceeds from the insurance deductible account may be used by the Company or another affiliate of the Sponsor. In addition, the Company deposits amounts with an affiliate of the Sponsor to cover the cost of property and property related insurance across certain properties of the Company.

Other Operating Expense Reimbursement

In addition to the various fees paid to the Advisor, the Company is obligated to pay directly or reimburse all expenses incurred by the Advisor in providing services to the Company, including the Company’s allocable share of the Advisor’s overhead, such as rent, employee costs, utilities and information technology costs. The Company will not reimburse the Advisor for employee costs in connection with services for which the Advisor or its affiliates receive acquisition fees or disposition fees or for the salaries the Advisor pays to the Company’s executive officers.

The Charter limits the Company’s total operating expenses during any four fiscal quarters to the greater of 2% of the Company’s average invested assets or 25% of the Company’s net income for the same period (the “2%/25% Limitation”). The Company may reimburse the Advisor, at the end of each fiscal quarter, for operating expenses incurred by the Advisor; provided, however, that the Company shall not reimburse the Advisor at the end of any fiscal quarter for operating expenses that exceed the 2%/25% Limitation unless the independent directors have determined that such excess expenses were justified based on unusual and non-recurring factors. The Advisor must reimburse the Company for the amount by which the Company’s operating expenses for the preceding four fiscal quarters then ended exceed the 2%/25% Limitation, unless approved by the independent directors. For purposes of determining the 2%/25% Limitation amount, “average invested assets” means the average monthly book value of the Company’s assets invested directly or indirectly in equity interests and loans secured by real estate during the 12-month period before deducting depreciation, bad debts reserves or other non-cash reserves. “Total operating expenses” means all expenses paid or incurred by the Company that are in any way related to the Company’s operation, including the Company’s allocable share of Advisor overhead, but excluding (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, listing and registration of shares of the Company’s common stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees based on the gain in the sale of the Company’s assets; (f) acquisition fees and acquisition expenses (including expenses relating to potential acquisitions that the Company does not close) and investment management fees; (g) real estate commissions on the resale of investments; and (h) other expenses connected with the acquisition, disposition, management and ownership of investments (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of real property).

For the year ended December 31, 2018, the Advisor and its affiliates incurred $1,175,061 of the Company’s operating expenses, including the allocable share of the Advisor’s overhead expenses of $790,466, none of which

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DECEMBER 31, 2018

were in excess of the 2%/25% Limitation and are included in the $6,795,365 of general and administrative expenses recognized by the Company.

As of December 31, 2018, the Company’s total operating expenses, as defined above, did not exceed the 2%/25% Limitation.

For the year ended December 31, 2017, the Advisor and its affiliates incurred $1,449,733 of the Company’s operating expenses, including the allocable share of the Advisor’s overhead expenses of $974,471, none of which were in excess of the 2%/25% Limitation and are included in the $5,456,273 of general and administrative expenses recognized by the Company.

For the year ended December 31, 2016, the Advisor and its affiliates incurred $1,231,329 of the Company’s operating expenses, including the allocable share of the Advisor’s overhead expenses of $919,868, none of which were in excess of the 2%/25% Limitation and are included in the $4,848,801 of general and administrative expenses recognized by the Company.

Disposition Fee

If the Advisor or its affiliates provide a substantial amount of services in connection with the sale of a property or real estate-related asset as determined by a majority of the Company’s independent directors, the Company will pay the Advisor or its affiliates one-half of the brokerage commissions paid, but in no event to exceed 1% of the sales price of each property or real estate-related asset sold. To the extent the disposition fee is paid upon the sale of any assets other than real property, it will be included as an operating expense for purposes of the 2%/25% Limitation. In connection with the sale of securities, the disposition fee may be paid to an affiliate of the Advisor that is registered as a FINRA member broker-dealer if applicable FINRA rules would prohibit the payment of the disposition fee to a firm that is not a registered broker-dealer. As of December 31, 2018, the Company had not sold or otherwise disposed of any properties or any real estate-related assets. Accordingly, the Company had not incurred any disposition fees as of December 31, 2018.

Selling Commissions and Dealer Manager Fees

The Company paid the Dealer Manager up to 7% and 3% of the gross offering proceeds from the Primary Offering as selling commissions and dealer manager fees, respectively. The Dealer Manager reallowed 100% of sales commissions earned to participating broker-dealers. The Dealer Manager could also reallow to any participating broker-dealer a portion of the dealer manager fee that was attributable to that participating broker-dealer for certain marketing costs of that participating broker-dealer. The Dealer Manager negotiated the reallowance of the dealer manager fee on a case-by-case basis with each participating broker-dealer subject to various factors associated with the cost of the marketing program. The Company allowed a participating broker-dealer to elect to receive the 7% selling commissions at the time of sale or elect to have the selling commission paid on a trailing basis. A participating broker-dealer that elected to receive a trailing selling commission is paid as follows: 3% at the time of sale and the remaining 4% paid ratably (1% per year) on each of the first four anniversaries of the sale. A reduced sales commission and dealer manager fee was paid in connection with volume discounts and certain other categories of sales. No sales commission or dealer manager fee was paid with respect to shares of common stock issued pursuant to the DRP. The Company terminated the Public Offering on March 24, 2016, and as of December 31, 2018 and 2017, expects to pay trailing selling commissions of $299,952 and $562,339, respectively, which were charged to additional paid-in capital and included within amounts due to affiliates in the accompanying consolidated balance sheets.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

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8. Incentive Award Plan and Independent Director Compensation

The Company has adopted an incentive award plan (the “Incentive Award Plan”) that provides for the grant of equity awards to its employees, directors and consultants and those of the Company’s affiliates. The Incentive Award Plan authorizes the grant of non-qualified and incentive stock options, restricted stock awards, restricted stock units, stock appreciation rights, dividend equivalents and other stock-based awards or cash-based awards.

Under the Company’s independent directors’ compensation plan, which is a sub-plan of the Incentive Award Plan, each of the Company’s independent directors received 3,333 shares of restricted common stock once the Company raised $2,000,000 in gross offering proceeds in the Public Offering. Each subsequent independent director that joins the Company’s board of directors receives 3,333 shares of restricted common stock upon election to the Company’s board of directors. In addition, on the date following an independent director’s re-election to the Company’s board of directors, he or she receives 1,666 shares of restricted common stock. One-fourth of the shares of restricted common stock generally vest and become non-forfeitable upon issuance and the remaining portion will vest in three equal annual installments beginning on the date of grant and ending on the third anniversary of the date of grant; provided, however, that the restricted stock will become fully vested and become non-forfeitable on the earlier to occur of (1) the termination of the independent director’s service as a director due to his or her death or disability, or (2) a change in control of the Company. These awards entitle the holders to participate in distributions.

The Company recorded stock-based compensation expense of $74,617, $79,858 and $100,060 for the years ended December 31, 2018, 2017 and 2016, respectively, related to the independent directors’ restricted common stock.

In addition to the stock awards, the Company pays each of its independent directors an annual retainer of $55,000, prorated for any partial term (the audit committee chairperson receives an additional $10,000 annual retainer, prorated for any partial term). The independent directors are also paid for attending meetings as follows: (i) $2,500 for each board meeting attended in person, (ii) $1,500 for each committee meeting attended in person in such director’s capacity as a committee member, (iii) $1,000 for each board meeting attended via teleconference (not to exceed $4,000 for any one set of meetings attended on any given day). All directors also receive reimbursement of reasonable out of pocket expenses incurred in connection with attendance at meetings of the board of directors. Director compensation is an operating expense of the Company that is subject to the operating expense reimbursement obligation of the Advisor discussed in Note 7 (Related Party Arrangements). The Company recorded an operating expense of $496,000, $242,500 and $239,000 for the years ended December 31, 2018, 2017 and 2016, respectively, related to the independent directors’ annual retainer and attending board meetings, which is included in general and administrative expenses in the accompanying consolidated statements of operations. As of December 31, 2018 and 2017, $151,750 and $55,750, respectively, related to the independent directors’ annual retainer and board meetings attendance is included in accounts payable and accrued liabilities in the consolidated balance sheets.

9. Commitments and Contingencies

Economic Dependency

The Company is dependent on the Advisor for certain services that are essential to the Company, including the identification, evaluation, negotiation, purchase and disposition of real estate and real estate-related investments; management of the daily operations of the Company’s real estate and real estate-related investment portfolio; and other general and administrative responsibilities. In the event that the Advisor is unable to provide such services, the Company will be required to obtain such services from other sources. The Company may not be able to retain services from such other sources on favorable terms or at all.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

DECEMBER 31, 2018

Concentration of Credit Risk

The geographic concentration of the Company’s portfolio makes it particularly susceptible to adverse economic developments in the Atlanta, Georgia, Dallas/Fort Worth, Texas and Nashville, Tennessee apartment markets. Any adverse economic or real estate developments in these markets, such as business layoffs or downsizing, relocations of businesses, increased competition from other apartment communities, decrease in demand for apartments or any other changes, could adversely affect the Company’s operating results and its ability to make distributions to stockholders.

Environmental

As an owner of real estate, the Company is subject to various environmental laws of federal, state and local governments. The Company is not aware of any environmental liability that could have a material adverse effect on its financial condition or results of operations. However, changes in applicable environmental laws and regulations, the uses and conditions of properties in the vicinity of the Company’s properties, the activities of its tenants and other environmental conditions of which the Company is unaware with respect to the properties could result in future environmental liabilities.

Legal Matters

From time to time, the Company is subject, or party, to legal proceedings that arise in the ordinary course of its business. Management is not aware of any legal proceedings of which the outcome is reasonably likely to have a material adverse effect on the Company’s results of operations or financial condition nor is the Company aware of any such legal proceedings contemplated by government agencies.

10. Derivative Financial Instruments

The Company uses interest rate derivatives with the objective of managing exposure to interest rate movements thereby minimizing the effect of interest rate changes and the effect they could have on future cash flows. Interest rate cap agreements are used to accomplish this objective. The following table provides the terms of the Company’s interest rate derivative instruments that were in effect at December 31, 2018 and 2017:

December 31, 2018
Type	Maturity Date Range	Based on	Number of Instruments	Notional Amount	Variable Rate	Weighted Average Rate Cap	Fair Value
Interest Rate Cap	1/1/2019 - 8/1/2021	One-Month LIBOR	22	$713,237,850	2.52%	3.46%	$207,769

December 31, 2017
Type	Maturity Date Range	Based on	Number of Instruments	Notional Amount	Variable Rate	Weighted Average Rate Cap	Fair Value
Interest Rate Cap	6/1/2018 - 1/1/2021	One-Month LIBOR	29	$888,368,100	1.56%	3.17%	$347,409

The interest rate cap agreements are not designated as effective cash flow hedges. Accordingly, the Company records any changes in the fair value of the interest rate cap agreements as interest expense. The change in the fair value of the interest rate cap agreements for the years ended December 31, 2018, 2017 and 2016, resulted in an unrealized (gain) loss of $(87,160), $447,668 and $270,222, respectively, which is included

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

DECEMBER 31, 2018

in interest expense in the accompanying consolidated statements of operations. During the years ended December 31, 2018 and 2017, the Company acquired interest rate cap agreements of $43,200 and $300,000, respectively, and received settlement proceeds from interest rate cap agreements of $270,000 and $0, respectively. The fair value of the interest rate cap agreements of $207,769 and $347,409 as of December 31, 2018 and 2017, is included in other assets on the accompanying consolidated balance sheets.

11. Pro Forma Information (unaudited)

The following table summarizes, on an unaudited basis, the consolidated pro forma results of operations of the Company for the years ended December 31, 2016 and 2015. The Company acquired four properties during the year ended December 31, 2016. These properties contributed $12,408,647 of revenues and $4,723,946 of net loss, including $10,154,803 of depreciation and amortization, to the Company’s results of operations from the date of acquisition to December 31, 2016. The following unaudited pro forma information for the years ended December 31, 2016 and 2015 have been provided to give effect to the acquisitions of the properties as if they had occurred on January 1, 2015. This pro forma information does not purport to represent what the actual results of operations of the Company would have been had these acquisitions occurred on this date, nor does it purport to predict the results of operations for future periods.

	Year Ended December 31,
	2016	2015
Revenues	$156,616,663	$154,697,793

Net loss	$(37,701,106)	$(46,322,812)

Loss per common share, basic and diluted	$(0.80)	$(2.13)

The pro forma information reflects adjustments for actual revenues and expenses of the properties acquired during the year ended December 31, 2016 for the respective period prior to acquisition by the Company. Net loss has been adjusted as follows: (1) interest expense has been adjusted to reflect the additional interest expense that would have been charged had the Company acquired the properties on January 1, 2015 under the same financing arrangements as existed as of the acquisition date; (2) depreciation and amortization has been adjusted based on the Company’s basis in the properties; and (3) transaction costs have been adjusted for the acquisition of the properties.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

DECEMBER 31, 2018

12. Selected Quarterly Results (unaudited)

Presented below is a summary of the Company’s unaudited quarterly financial information for the years ended December 31, 2018 and 2017:

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
2018
Revenues	$41,367,026	$42,475,166	$43,155,379	$42,965,659	$169,963,230

Net loss	(8,018,094)	(8,946,178)	(20,671,331)	(11,464,743)	(49,100,346)

Loss per common share, basic and diluted	(0.16)	(0.17)	(0.40)	(0.22)	(0.96)

Distributions declared per common share	0.222	0.224	0.227	0.227	0.900

2017
Revenues	$39,704,775	$40,820,869	$41,590,622	$41,281,892	$163,398,158

Net loss	(8,413,038)	(6,959,061)	(8,132,098)	(10,119,644)	(33,623,841)

Loss per common share, basic and diluted	(0.17)	(0.14)	(0.16)	(0.20)	(0.67)

Distributions declared per common share	0.222	0.224	0.227	0.227	0.900

13. Subsequent Events

Distributions Paid

On January 1, 2019, the Company paid distributions of $3,953,499, which related to distributions declared for each day in the period from December 1, 2018 through December 31, 2018 and consisted of cash distributions paid in the amount of $2,092,671 and $1,860,828 in shares issued pursuant to the DRP.

On February 1, 2019, the Company paid distributions of $3,962,806, which related to distributions declared for each day in the period from January 1, 2019 through January 31, 2019 and consisted of cash distributions paid in the amount of $2,110,932 and $1,851,874 in shares issued pursuant to the DRP.

On March 1, 2019, the Company paid distributions of $3,578,717, which related to distributions declared for each day in the period from February 1, 2019 through February 28, 2019 and consisted of cash distributions paid in the amount of $1,914,109 and $1,664,608 in shares issued pursuant to the DRP.

Estimated Value per Share

On March 12, 2019, the Company’s board of directors determined an estimated value per share of the Company’s common stock of $15.84 as of December 31, 2018. In connection with the determination of an estimated value per share, the Company’s board of directors determined a price per share for the DRP of $15.84, effective April 1, 2019.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

DECEMBER 31, 2018

Shares Repurchased

On January 31, 2019, the Company repurchased 138,961 shares of its common stock for a total repurchase value of $2,000,000, or $14.39 average price per share, pursuant to the Company’s share repurchase plan.

Distributions Declared

On March 12, 2019, the Company’s board of directors approved and authorized a daily distribution to stockholders of record as of the close of business on each day of the period commencing on April 1, 2019 and ending on June 30, 2019. The distributions will be equal to $0.002466 per share of the Company’s common stock per day. The distributions for each record date in April 2019, May 2019 and June 2019 will be paid in May 2019, June 2019 and July 2019, respectively. The distributions will be payable to stockholders from legally available funds therefor.

STEADFAST APARTMENT REIT, INC.

SCHEDULE III

REAL ESTATE ASSETS AND ACCUMULATED DEPRECIATION AND AMORTIZATION

DECEMBER 31, 2018

				Initial Cost of Company(2)				Gross Amount at which Carried at Close of Period
Description	Location	Ownership Percent	Encumbrances(1)	Land	Building and Improvements(3)	Total	Cost Capitalized Subsequent to Acquisition	Land	Building and Improvements(3)	Total(4)	Accumulated Depreciation	Original Date of Construction	Date Acquired
Villages at Spring Hill Apartments	Spring Hill, TN	100%	$—	$1,130,314	$13,069,686	$14,200,000	$2,432,058	$1,130,314	$15,082,124	$16,212,438	$(3,381,917)	1994	5/22/2014

Harrison Place Apartments	Indianapolis, IN	100%	—	3,087,687	24,776,563	27,864,250	2,651,851	3,087,687	26,940,657	30,028,344	(5,696,001)	2001	6/30/2014

Club at Summer Valley	Austin, TX	100%	—	4,850,153	16,649,847	21,500,000	2,643,762	4,850,153	18,600,763	23,450,916	(3,709,669)	1983	8/28/2014

Terrace Cove Apartment Homes	Austin, TX	100%	—	5,469,361	18,030,639	23,500,000	3,618,337	5,469,361	20,861,651	26,331,012	(4,515,179)	1986	8/28/2014

The Residences on McGinnis Ferry	Suwanee, GA	100%	—	8,682,823	89,817,177	98,500,000	10,542,693	8,682,823	98,215,985	106,898,808	(18,677,946)	1998/2002	10/16/2014

The 1800 at Barrett Lakes	Kennesaw, GA	100%	40,581,410	7,012,787	41,987,213	49,000,000	6,931,373	7,012,787	47,689,032	54,701,819	(9,597,787)	1988/1997	11/20/2014

The Oasis	Colorado Springs, CO	100%	39,446,852	4,325,607	35,674,393	40,000,000	3,599,085	4,325,607	38,475,242	42,800,849	(7,111,313)	1996	12/19/2014

Columns on Wetherington	Florence, KY	100%	—	1,276,787	23,723,213	25,000,000	2,527,834	1,276,787	25,700,654	26,977,441	(4,757,117)	2002	2/26/2015

Preston Hills at Mill Creek	Buford, GA	100%	—	5,813,218	45,186,782	51,000,000	6,304,793	5,813,218	49,898,882	55,712,100	(9,269,171)	2000	3/10/2015

Eagle Lake Landing Apartments	Speedway, IN	100%	—	1,607,980	17,592,020	19,200,000	1,273,947	1,607,980	18,207,774	19,815,754	(2,865,589)	1976	3/27/2015

Reveal on Cumberland	Fishers, IN	100%	21,610,489	3,299,502	25,939,054	29,238,556	488,671	3,299,502	25,939,938	29,239,440	(4,281,274)	2014	3/30/2015

Randall Highlands Apartments	North Aurora, IL	100%	—	2,499,350	29,787,091	32,286,441	403,686	2,499,350	29,429,169	31,928,519	(4,440,746)	2013	3/31/2015

Heritage Place Apartments	Franklin, TN	100%	8,573,416	1,697,036	7,952,964	9,650,000	1,852,727	1,697,036	9,625,050	11,322,086	(1,858,096)	1982	4/27/2015

Rosemont at East Cobb	Marietta, GA	100%	13,238,815	3,599,586	12,850,414	16,450,000	3,282,088	3,599,586	15,519,029	19,118,615	(2,986,811)	1980	5/21/2015

Ridge Crossings Apartments	Hoover, AL	100%	57,605,492	7,747,295	64,252,705	72,000,000	5,751,824	7,747,295	68,191,056	75,938,351	(11,380,243)	1991	5/28/2015

Bella Terra at City Center	Aurora, CO	100%	—	5,895,389	31,704,611	37,600,000	3,717,531	5,895,389	34,618,393	40,513,782	(6,028,447)	1980	6/11/2015

Hearthstone at City Center	Aurora, CO	100%	—	7,219,143	46,180,857	53,400,000	5,309,908	7,219,143	49,883,346	57,102,489	(8,681,129)	1984	6/25/2015

Arbors at Brookfield	Mauldin, SC	100%	—	7,553,349	59,246,651	66,800,000	8,595,856	7,553,349	66,104,357	73,657,706	(10,867,459)	1989	6/30/2015

Carrington Park	Kansas City, MO	100%	—	2,517,886	36,962,114	39,480,000	2,546,434	2,517,886	38,606,792	41,124,678	(5,662,459)	2007	8/19/2015

STEADFAST APARTMENT REIT, INC.

SCHEDULE III

REAL ESTATE ASSETS AND ACCUMULATED DEPRECIATION AND AMORTIZATION

DECEMBER 31, 2018

				Initial Cost of Company(2)				Gross Amount at which Carried at Close of Period
Description	Location	Ownership Percent	Encumbrances(1)	Land	Building and Improvements(3)	Total	Cost Capitalized Subsequent to Acquisition	Land	Building and Improvements(3)	Total(4)	Accumulated Depreciation	Original Date of Construction	Date Acquired

Delano at North Richland Hills	North Richland Hills, TX	100%	29,790,989	3,941,458	34,558,542	38,500,000	3,702,724	3,941,458	37,252,805	41,194,263	(6,234,139)	2003	8/26/2015

Meadows at North Richland Hills	North Richland Hills, TX	100%	25,436,887	4,054,337	28,545,663	32,600,000	3,516,866	4,054,337	31,132,540	35,186,877	(5,450,226)	1999	8/26/2015

Kensington by the Vineyard	Euless, TX	100%	34,087,674	3,938,677	42,261,323	46,200,000	1,036,500	3,938,677	42,054,107	45,992,784	(5,846,391)	1997	8/26/2015

Monticello by the Vineyard	Euless, TX	100%	41,159,556	5,386,400	46,813,600	52,200,000	3,920,646	5,386,400	49,410,763	54,797,163	(7,640,967)	2002	9/23/2015

The Shores	Oklahoma City, OK	100%	23,944,543	2,100,531	34,149,469	36,250,000	301,757	2,100,531	33,541,460	35,641,991	(4,320,907)	2013	9/29/2015

Lakeside at Coppell	Coppell, TX	100%	$45,217,115	$4,789,210	$55,710,790	$60,500,000	$1,770,874	$4,789,210	$55,947,601	$60,736,811	$(7,520,681)	1999	10/7/2015

Meadows at River Run	Bolingbrook, IL	100%	43,065,800	1,899,956	56,600,044	58,500,000	3,680,102	1,899,956	58,919,335	60,819,291	(8,154,462)	2001	10/30/2015

PeakView at T-Bone Ranch	Greeley, CO	100%	—	2,461,583	37,838,417	40,300,000	1,390,664	2,461,583	38,420,847	40,882,430	(4,743,945)	2002	12/11/2015

Park Valley Apartments	Smyrna, GA	100%	44,691,749	9,991,810	41,408,190	51,400,000	5,514,893	9,991,810	45,712,749	55,704,559	(6,508,171)	1987	12/11/2015

PeakView by Horseshoe Lake	Loveland, CO	100%	33,692,519	2,436,847	41,763,153	44,200,000	1,868,333	2,436,847	42,824,231	45,261,078	(5,750,808)	2002	12/18/2015

Stoneridge Farms	Smyrna, TN	100%	—	4,064,811	43,685,189	47,750,000	2,887,680	4,064,811	45,577,550	49,642,361	(5,914,788)	2005	12/30/2015

Fielder’s Creek	Englewood, CO	100%	—	4,219,943	28,180,057	32,400,000	1,819,354	4,219,943	29,324,342	33,544,285	(3,618,169)	1983	3/23/2016

Landings of Brentwood(6)	Brentwood, TN	100%	—	14,525,434	95,474,566	110,000,000	8,014,414	14,525,434	100,249,262	114,774,696	(11,469,916)	1986-89	5/18/2016

1250 West Apartments	Marietta, GA	100%	—	9,304,511	46,467,989	55,772,500	929,233	9,304,511	45,991,839	55,296,350	(4,612,531)	1987 / 95	8/12/2016

Sixteen50 @ Lake Ray Hubbard	Rockwall, TX	100%	—	5,712,311	57,616,149	63,328,460	1,095,957	5,712,311	57,249,507	62,961,818	(5,117,708)	2009	9/29/2016

			$502,143,306	$164,113,072	$1,332,457,135	$1,496,570,207	$115,924,455	$164,113,072	$1,411,198,832	$1,575,311,904	$(218,672,162)

(1)	Encumbrances are net of deferred financing costs associated with the loans for each individual property listed above.
(2)	Initial cost of company represents costs at acquisition that are included in real estate on the accompanying consolidated balance sheets.
(3)	Building and improvements include tenant origination and absorption costs.
(4)	The aggregate cost of real estate for federal income tax purposes was $1.6 billion (unaudited) as of December 31, 2018.
(5)	Encumbrances exclude the principal balance of $551,669,000 and associated deferred financing costs of $3,656,563 related to the master credit facility.
(6)	At December 31, 2018, Landings of Brentwood was pledged as collateral pursuant to the Line of Credit. On January 9, 2019, the Company terminated the Line of Credit.

STEADFAST APARTMENT REIT, INC.

SCHEDULE III

REAL ESTATE ASSETS AND ACCUMULATED DEPRECIATION AND AMORTIZATION

DECEMBER 31, 2018

A summary of activity for real estate and accumulated depreciation for the years ended December 31, 2018, 2017 and 2016:

	2018	2017	2016
Real Estate:
Balance at the beginning of the year	$1,558,892,731	$1,535,484,890	$1,238,065,773
Acquisitions	—	—	261,500,960
Improvements	16,960,862	26,307,813	52,941,631
Write-off of disposed and fully depreciated and amortized assets	(541,689)	(2,899,972)	(17,023,474)

Balance at the end of the year	$1,575,311,904	$1,558,892,731	$1,535,484,890

Accumulated depreciation:
Balance at the beginning of the year	$147,726,630	$82,099,725	$31,037,647
Depreciation expense	70,993,280	68,417,556	67,991,543
Write-off of disposed and fully depreciated and amortized assets	(47,748)	(2,790,651)	(16,929,465)

Balance at the end of the year	$218,672,162	$147,726,630	$82,099,725

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on March 14, 2019.

Steadfast Apartment REIT, Inc.

By:	/s/ Rodney F. Emery
Rodney F. Emery Chief Executive Officer and Chairman of the Board

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

Name	Title	Date

/s/ Rodney F. Emery Rodney F. Emery	Chief Executive Officer and Chairman of the Board (principal executive officer)	March 14, 2019

/s/ Kevin J. Keating Kevin J. Keating	Chief Financial Officer and Treasurer (principal financial officer and principal accounting officer)	March 14, 2019

/s/ Ella S. Neyland Ella S. Neyland	President and Director	March 14, 2019

/s/ G. Brian Christie G. Brian Christie	Director	March 14, 2019

/s/ Thomas H. Purcell Thomas H. Purcell	Director	March 14, 2019

/s/ Kerry D. Vandell Kerry D. Vandell	Director	March 14, 2019

Annex G

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10-Q

(Mark One)

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended September 30, 2019

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                      to

Commission file number 000-55428

STEADFAST APARTMENT REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	36-4769184
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

18100 Von Karman Avenue, Suite 500 Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)

(949) 852-0700

(Registrant’s Telephone Number, Including Area Code)

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒    No  ☐

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files).    Yes  ☒    No  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☐	Accelerated filer	☐
Non-Accelerated filer	☒	Smaller reporting company	☐
Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).    Yes  ☐    No  ☒

As of November 1, 2019, there were 52,505,445 shares of the Registrant’s common stock issued and outstanding.

STEADFAST APARTMENT REIT, INC.

PART I — FINANCIAL INFORMATION

Item 1. Financial Statements

STEADFAST APARTMENT REIT, INC.

CONSOLIDATED BALANCE SHEETS

	September 30, 2019	December 31, 2018
	(Unaudited)
ASSETS
Assets:
Real Estate:
Land	$161,613,722	$161,613,722
Building and improvements	1,401,105,029	1,381,769,664

Total real estate held for investment, cost	1,562,718,751	1,543,383,386
Less accumulated depreciation and amortization	(268,924,964)	(214,231,416)

Total real estate held for investment, net	1,293,793,787	1,329,151,970
Real estate held for development	4,305,247	—
Real estate held for sale, net	—	27,487,772

Total real estate, net	1,298,099,034	1,356,639,742
Cash and cash equivalents	74,816,801	58,880,007
Restricted cash	47,261,216	13,858,768
Rents and other receivables	1,849,239	1,836,406
Other assets	4,174,228	2,923,725

Total assets	$1,426,200,518	$1,434,138,648

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable and accrued liabilities	$32,023,162	$31,389,375
Notes Payable, net:
Mortgage notes payable, net	551,806,409	502,143,306
Credit facilities, net	548,358,514	548,012,437

Total notes payable, net	1,100,164,923	1,050,155,743
Distributions payable	3,873,086	3,953,499
Due to affiliates	2,677,408	1,711,168
Liabilities related to real estate held for sale	—	940,903

Total liabilities	1,138,738,579	1,088,150,688
Commitments and contingencies (Note 9)
Redeemable common stock	1,182,360	—
Stockholders’ Equity:
Preferred stock, $0.01 par value per share; 100,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value per share; 999,999,000 shares authorized, 52,341,643 and 51,723,801 shares issued and outstanding at September 30, 2019 and December 31, 2018, respectively	523,416	517,238
Convertible stock, $0.01 par value per share; 1,000 shares authorized, issued and outstanding as of September 30, 2019 and December 31, 2018, respectively	10	10
Additional paid-in capital	694,224,617	684,140,823
Cumulative distributions and net losses	(408,468,464)	(338,670,111)

Total stockholders’ equity	286,279,579	345,987,960

Total liabilities and stockholders’ equity	$1,426,200,518	$1,434,138,648

See accompanying notes to consolidated financial statements.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenues:
Rental income	$43,962,752	$42,791,623	$129,166,798	$125,428,614
Other income	536,512	363,756	2,055,689	1,568,957

Total revenues	44,499,264	43,155,379	131,222,487	126,997,571
Expenses:
Operating, maintenance and management	11,788,068	11,413,882	32,325,417	31,828,565
Real estate taxes and insurance	6,086,781	5,581,414	19,111,364	17,229,297
Fees to affiliates	6,917,303	9,626,258	19,248,909	21,249,639
Depreciation and amortization	18,632,477	17,855,195	55,430,404	52,920,337
Interest expense	12,562,978	12,273,389	36,962,055	31,619,697
Loss on debt extinguishment	—	4,975,497	41,609	4,975,497
General and administrative expenses	2,230,541	2,101,075	6,173,895	4,810,141

Total expenses	58,218,148	63,826,710	169,293,653	164,633,173

Loss before other income	(13,718,884)	(20,671,331)	(38,071,166)	(37,635,602)
Other income:
Gain on sale of real estate, net	3,329,078	—	3,329,078	—

Total other income	3,329,078	—	3,329,078	—

Net loss	$(10,389,806)	$(20,671,331)	$(34,742,088)	$(37,635,602)

Loss per common share—basic and diluted	$(0.20)	$(0.40)	$(0.67)	$(0.74)

Weighted average number of common shares outstanding—basic and diluted	52,279,878	51,422,384	52,096,357	51,198,919

See accompanying notes to consolidated financial statements.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2019 (Unaudited)

	Common Stock		Convertible Stock		Additional Paid-In Capital	Cumulative Distributions & Net Losses	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount
BALANCE, July 1, 2019	52,142,845	$521,428	1,000	$10	$690,921,687	$(386,218,653)	$305,224,472
Issuance of common stock	334,187	3,342	—	—	5,290,186	—	5,293,528
Repurchase of common stock	(135,389)	(1,354)	—	—	(1,998,646)	—	(2,000,000)
Distributions declared ($0.227 per share of common stock)	—	—	—	—	—	(11,860,005)	(11,860,005)
Amortization of stock-based compensation	—	—	—	—	11,390	—	11,390
Net loss	—	—	—	—	—	(10,389,806)	(10,389,806)

BALANCE, September 30, 2019	52,341,643	$523,416	1,000	$10	$694,224,617	$(408,468,464)	$286,279,579

	Common Stock		Convertible Stock		Additional Paid-In Capital	Cumulative Distributions & Net Losses	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount
BALANCE, January 1, 2019	51,723,801	$517,238	1,000	$10	$684,140,823	$(338,670,111)	$345,987,960
Issuance of common stock	1,028,077	10,280	—	—	16,040,510	—	16,050,790
Repurchase of common stock	(410,235)	(4,102)	—	—	(5,995,898)	—	(6,000,000)
Distributions declared ($0.673 per share of common stock)	—	—	—	—	—	(35,056,265)	(35,056,265)
Amortization of stock-based compensation	—	—	—	—	39,182	—	39,182
Net loss	—	—	—	—	—	(34,742,088)	(34,742,088)

BALANCE, September 30, 2019	52,341,643	$523,416	1,000	$10	$694,224,617	$(408,468,464)	$286,279,579

See accompanying notes to consolidated financial statements.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2018 (Unaudited)

	Common Stock		Convertible Stock		Additional Paid-In Capital	Cumulative Distributions & Net Losses	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount
BALANCE, July 1, 2018	51,262,810	$512,628	1,000	$10	$676,854,459	$(283,152,381)	$394,214,716
Issuance of common stock	380,849	3,809	—	—	5,701,615	—	5,705,424
Repurchase of common stock	(142,393)	(1,424)	—	—	(1,998,576)	—	(2,000,000)
Distributions declared ($0.227 per share of common stock)	—	—	—	—	—	(11,664,156)	(11,664,156)
Amortization of stock-based compensation	—	—	—	—	33,043	—	33,043
Net loss	—	—	—	—	—	(20,671,331)	(20,671,331)

BALANCE, September 30, 2018	51,501,266	$515,013	1,000	$10	$680,590,541	$(315,487,868)	$365,617,696

	Common Stock		Convertible Stock		Additional Paid-In Capital	Cumulative Distributions & Net Losses	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount
BALANCE, January 1, 2018	50,842,640	$508,426	1,000	$10	$633,186,743	$(243,389,996)	$390,305,183
Issuance of common stock	1,147,631	11,477	—	—	17,163,887	—	17,175,364
Commissions on sales of common stock and related dealer manager fees to affiliates	—	—	—	—	32,414	—	32,414
Transfers from redeemable common stock	—	—	—	—	37,028,102	—	37,028,102
Repurchase of common stock	(489,005)	(4,890)	—	—	(6,881,326)	—	(6,886,216)
Distributions declared ($0.673 per share of common stock)	—	—	—	—	—	(34,462,270)	(34,462,270)
Amortization of stock-based compensation	—	—	—	—	60,721	—	60,721
Net loss	—	—	—	—	—	(37,635,602)	(37,635,602)

BALANCE, September 30, 2018	51,501,266	$515,013	1,000	$10	$680,590,541	$(315,487,868)	$365,617,696

See accompanying notes to consolidated financial statements.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended September 30,
	2019	2018
Cash Flows from Operating Activities:
Net loss	$(34,742,088)	$(37,635,602)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	55,430,404	52,920,337
Loss on disposal of buildings and improvements	150,978	211,742
Amortization of deferred financing costs	750,751	762,658
Amortization of stock-based compensation	39,182	60,721
Change in fair value of interest rate cap agreements	223,867	(641,013)
Gain on sale of real estate	(3,329,078)	—
Amortization of loan discount	—	207,074
Loss on debt extinguishment	41,609	4,975,497
Insurance claim recoveries	(706,654)	(331,716)
Changes in operating assets and liabilities:
Rents and other receivables	(87,831)	(136,231)
Other assets	(799,448)	(351,980)
Accounts payable and accrued liabilities	1,014,193	5,900,772
Due to affiliates	807,450	(206,276)

Net cash provided by operating activities	18,793,335	25,735,983

Cash Flows from Investing Activities:
Acquisition of real estate held for development	(2,158,815)	—
Additions to real estate investments	(19,206,964)	(13,049,961)
Additions to real estate held for development	(1,789,630)	—
Escrow deposits for pending real estate acquisitions	(700,100)	—
Capitalized acquisition costs related to mergers	(10,471)	—
Purchase of interest rate cap agreements	(18,000)	(43,200)
Net proceeds from sale of real estate investments	29,944,301	—
Proceeds from settlement of interest rate cap agreements	—	270,000
Proceeds from insurance claims	781,654	331,716

Net cash provided by (used in) investing activities	6,841,975	(12,491,445)

Cash Flows from Financing Activities:
Proceeds from issuance of mortgage notes payable	126,121,000	160,850,000
Principal payments on mortgage notes payable	(76,105,725)	(611,223,676)
Borrowings from credit facilities	—	562,669,000
Principal payments on credit facilities	—	(56,000,000)
Payments of commissions on sale of common stock	(172,278)	(173,111)
Payment of loan financing deposits	(254,722)	—
Payment of deferred financing costs	(798,455)	(4,538,261)
Payment of debt extinguishment costs	—	(1,019,491)
Distributions to common stockholders	(19,085,888)	(17,364,466)
Repurchase of common stock	(6,000,000)	(6,886,216)

Net cash provided by financing activities	23,703,932	26,313,779

Net increase in cash, cash equivalents and restricted cash	49,339,242	39,558,317
Cash, cash equivalents and restricted cash, beginning of the period	72,738,775	38,667,705

Cash, cash equivalents and restricted cash, end of the period	$122,078,017	$78,226,022

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

(Unaudited)

	Nine Months Ended September 30,
	2019	2018
Supplemental Disclosures of Cash Flow Information:
Interest paid, net of amounts capitalized of $49,068 and $0 for the nine months ended September 30, 2019 and 2018, respectively	$36,328,593	$30,062,317

Supplemental Disclosures of Noncash Flow Transactions:
Distributions payable	$3,873,086	$3,809,169

Distributions paid to common stockholders through common stock issuances pursuant to the distribution reinvestment plan	$16,050,790	$17,175,364

Redeemable common stock	$1,182,360	$—

Redemptions payable	$817,640	$2,000,000

Accounts payable and accrued liabilities from additions to real estate investments	$729,005	$189,223

Due to affiliates from additions to real estate investments	$62,159	$50,519

Accounts payable & accrued liabilities from capitalized acquisition costs related to the proposed mergers	$503,041	$—

Accounts payable & accrued liabilities from additions to real estate held for development	$41,434	$—

Due to affiliates for commissions on sale of common stock	$127,673	$356,814

Restricted cash held as substitution deposit for MCFA from proceeds from sale of real estate investments	$17,514,055	$—

Operating lease right-of-use asset, net	$3,462	$—

Operating lease liabilities, net	$4,989	$—

See accompanying notes to consolidated financial statements.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2019

(unaudited)

1.	Organization and Business

Steadfast Apartment REIT, Inc. (the “Company”) was formed on August 22, 2013, as a Maryland corporation that elected to qualify as a real estate investment trust (“REIT”) commencing with the taxable year ended December 31, 2014. On September 3, 2013, the Company was initially capitalized with the sale of 13,500 shares of common stock to Steadfast REIT Investments, LLC (the “Sponsor”) at a purchase price of $15.00 per share for an aggregate purchase price of $202,500. Steadfast Apartment Advisor, LLC (the “Advisor”), a Delaware limited liability company formed on August 22, 2013, invested $1,000 in the Company in exchange for 1,000 shares of non-participating, non-voting convertible stock (the “Convertible Stock”) as described in Note 6 (Stockholders’ Equity).

The Company owns and operates a diverse portfolio of multifamily properties located in targeted markets throughout the United States. As of September 30, 2019, the Company owned 33 multifamily properties comprising a total of 11,455 apartment homes and one parcel of land held for the development of apartment homes. The Company may acquire additional multifamily properties or pursue multifamily developments in the future. For more information on the Company’s real estate portfolio, see Note 3 (Real Estate).

Public Offering

On December 30, 2013, the Company commenced its initial public offering to offer a maximum of 66,666,667 shares of common stock for sale to the public at an initial price of $15.00 per share (with discounts available for certain categories of purchasers) (the “Primary Offering”). The Company also registered up to 7,017,544 shares of common stock for sale pursuant to the Company’s distribution reinvestment plan (the “DRP,” and together with the Primary Offering, the “Public Offering”) at an initial price of $14.25 per share. The Company terminated its Public Offering on March 24, 2016, but continues to offer shares of common stock pursuant to the DRP. As of the termination of the Public Offering, the Company had sold 48,625,651 shares of common stock in the Public Offering for gross proceeds of $724,849,631, including 1,011,561 shares of common stock issued pursuant to the DRP for gross offering proceeds of $14,414,752. As of September 30, 2019, the Company had issued 53,949,748 shares of common stock for gross offering proceeds of $804,390,765, including 6,335,721 shares of common stock issued pursuant to the DRP for gross offering proceeds of $93,955,886.

On March 12, 2019, the Company’s board of directors approved an estimated value per share of the Company’s common stock of $15.84 as of December 31, 2018. In connection with the determination of an estimated value per share, the Company’s board of directors approved a price per share for the DRP of $15.84, effective April 1, 2019. The Company’s board of directors may again, from time to time, in its sole discretion, change the price at which the Company offers shares pursuant to the DRP to reflect changes in the Company’s estimated value per share and other factors that the Company’s board of directors deems relevant.

The business of the Company is externally managed by the Advisor, pursuant to the Advisory Agreement dated December 13, 2013, by and among the Company, Steadfast Apartment REIT Operating Partnership, L.P. (the “Operating Partnership”) and the Advisor (as amended, the “Advisory Agreement”). The Advisory Agreement is subject to annual renewal by the Company’s board of directors. The current term of the Advisory Agreement expires on December 13, 2020. Subject to certain restrictions and limitations, the Advisor manages the Company’s day-to-day operations, manages the Company’s portfolio of properties, sources and presents

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2019

(unaudited)

investment opportunities to the Company’s board of directors and provides investment management services on the Company’s behalf. The Advisor has also entered into an Advisory Services Agreement with Crossroads Capital Advisors, LLC (“Crossroads Capital Advisors”), whereby Crossroads Capital Advisors provides certain advisory services to the Company on behalf of the Advisor. Stira Capital Markets Group, LLC (formerly known as Steadfast Capital Markets Group, LLC) (the “Dealer Manager”), an affiliate of the Advisor, served as the dealer manager for the Public Offering. The Dealer Manager was responsible for marketing the Company’s shares of common stock offered pursuant to the Public Offering. The Advisor, along with the Dealer Manager, provides marketing, investor relations and other administrative services on the Company’s behalf.

Substantially all of the Company’s business is conducted through the Operating Partnership. The Company is the sole general partner of the Operating Partnership. The Company and Steadfast Apartment REIT Limited Partner, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company, entered into the Limited Partnership Agreement of Steadfast Apartment REIT Operating Partnership L.P. on September 3, 2013 (as amended, the “Partnership Agreement”). Steadfast Apartment REIT Limited Partner, LLC made a $1,000 capital contribution to the Operating Partnership as the initial limited partner.

As the Company accepted subscriptions for shares of its common stock, the Company transferred substantially all of the net offering proceeds from its Public Offering to the Operating Partnership as a contribution in exchange for partnership interests and the Company’s percentage ownership in the Operating Partnership increased proportionately. The Partnership Agreement provides that the Operating Partnership is operated in a manner that will enable the Company to (1) satisfy the requirements for being classified as a REIT for tax purposes, (2) avoid any federal income or excise tax liability and (3) ensure that the Operating Partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), which classification could result in the Operating Partnership being taxed as a corporation. In addition to the administrative and operating costs and expenses incurred by the Operating Partnership in acquiring and operating real properties, the Operating Partnership pays all of the Company’s administrative costs and expenses, and such expenses are treated as expenses of the Operating Partnership.

Pending Mergers with Steadfast Income REIT, Inc. and Steadfast Apartment REIT III, Inc.

On August 5, 2019, the Company entered into the Merger Agreements (as defined herein) to acquire each of Steadfast Income REIT, Inc. (“SIR”) and Steadfast Apartment REIT III, Inc. (“STAR III”), which are public non-traded REITs sponsored by the Sponsor. As described in greater detail below, both pending mergers are stock-for-stock transactions whereby each of SIR and STAR III will be merged with and into a wholly-owned subsidiary of the Company. The consummation of the Company’s merger with SIR is not contingent upon the completion of the Company’s merger with STAR III, and the consummation of the Company’s merger with STAR III is not contingent upon the completion of the Company’s merger with SIR.

Proposed SIR Merger

On August 5, 2019, the Company, SIR, the Operating Partnership, Steadfast Income REIT Operating Partnership, L.P., the operating partnership of SIR, and SI Subsidiary, LLC, a wholly-owned subsidiary of the

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2019

(unaudited)

Company (the “SIR Merger Sub”) entered into an Agreement and Plan of Merger (the “SIR Merger Agreement”). Subject to the terms and conditions of the SIR Merger Agreement, SIR will merge with and into SIR Merger Sub (the “SIR Merger”), with SIR Merger Sub surviving the SIR Merger, such that following the SIR Merger, the surviving entity will continue as a wholly-owned subsidiary of the Company. In accordance with the applicable provisions of the Maryland General Corporation Law (“MGCL”) the separate existence of SIR shall cease.

At the effective time of the SIR Merger and subject to the terms and conditions of the SIR Merger Agreement, each issued and outstanding share of SIR’s common stock (or a fraction thereof), $0.01 par value per share (the “SIR Common Stock”), will be converted into the right to receive 0.5934 shares of the Company’s common stock.

The obligations of each party to consummate the SIR Merger are subject to a number of conditions, including receipt of the approval of the SIR Merger and of an amendment to SIR’s charter to delete certain provisions regarding roll-up transactions by the holders of a majority of the outstanding shares of SIR Common Stock.

Proposed STAR III Merger

On August 5, 2019, the Company, STAR III, the Operating Partnership, Steadfast Apartment REIT III Operating Partnership, L.P., the operating partnership of STAR III, and SIII Subsidiary, LLC, a wholly-owned subsidiary of the Company, (the “STAR III Merger Sub,”) entered into an Agreement and Plan of Merger (the “STAR III Merger Agreement” and together with the SIR Merger Agreement, the “Merger Agreements”). Subject to the terms and conditions of the STAR III Merger Agreement, STAR III will merge with and into the STAR III Merger Sub (the “STAR III Merger”), with STAR III Merger Sub surviving the STAR III Merger, such that following the STAR III Merger, the surviving entity will continue as a wholly-owned subsidiary of the Company. In accordance with the applicable provisions of the MGCL the separate existence of STAR III shall cease.

At the effective time of the STAR III Merger and subject to the terms and conditions of the STAR III Merger Agreement, each issued and outstanding share of STAR III’s common stock (or a fraction thereof), $0.01 par value per share (the “STAR III Common Stock”), will be converted into the right to receive 1.430 shares of the Company’s common stock.

The obligations of each party to consummate the STAR III Merger are subject to a number of conditions, including receipt of the approval of the STAR III Merger and of an amendment to STAR III’s charter to delete certain provisions regarding roll-up transactions by the holders of a majority of the outstanding shares of STAR III Common Stock.

Combined Company

The combined company after the STAR III Merger and/or the SIR Merger will retain the name “Steadfast Apartment REIT, Inc.” The mergers are each intended to qualify as a “reorganization” under, and within the meaning of, Section 368(a) of the Internal Revenue Code.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2019

(unaudited)

2.	Summary of Significant Accounting Policies

There have been no significant changes to the Company’s accounting policies since it filed its audited financial statements in its Annual Report on Form 10-K for the year ended December 31, 2018, other than Accounting Standards Update (“ASU”) 2016-02 and the Securities and Exchange Commission’s (“SEC”) Disclosure Update and Simplification rule (Release 33-10532), as further described below. For further information about the Company’s accounting policies, refer to the Company’s consolidated financial statements and notes thereto for the year ended December 31, 2018, included in the Company’s Annual Report on Form 10-K filed with the SEC on March 14, 2019.

Principles of Consolidation and Basis of Presentation

The consolidated financial statements include the accounts of the Company, the Operating Partnership and its subsidiaries. All significant intercompany balances and transactions are eliminated in consolidation. The financial statements of the Company’s subsidiaries are prepared using accounting policies consistent with those of the Company.

The accompanying unaudited consolidated financial statements are prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) for interim financial information as contained within the Financial Accounting Standards Board (“FASB”), Accounting Standards Codification (“ASC”) and the rules and regulations of the SEC, including the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, the unaudited consolidated financial statements do not include all of the information and footnotes required by GAAP for audited financial statements. In the opinion of management, the financial statements for the unaudited interim periods presented include all adjustments that are of a normal and recurring nature and necessary for a fair and consistent presentation of the results of such periods. Operating results for the three and nine months ended September 30, 2019, are not necessarily indicative of the results that may be expected for the year ending December 31, 2019. The unaudited consolidated financial statements herein should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires the Company to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could materially differ from those estimates.

Fair Value Measurements

Under GAAP, the Company is required to measure certain financial instruments at fair value on a recurring basis. In addition, the Company is required to measure other assets and liabilities at fair value on a non-recurring basis (e.g., carrying value of impaired real estate loans receivable and long-lived assets). Fair value is defined as the price that would be received upon the sale of an asset or paid to transfer a liability in an orderly transaction

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2019

(unaudited)

between market participants at the measurement date. The GAAP fair value framework uses a three-tiered approach. Fair value measurements are classified and disclosed in one of the following three categories:

•	Level 1: unadjusted quoted prices in active markets that are accessible at the measurement date for identical assets or liabilities;

•

Level 2: quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-derived valuations in which significant inputs and significant value drivers are observable in active markets; and

•	Level 3: prices or valuation techniques where little or no market data is available that requires inputs that are both significant to the fair value measurement and unobservable.

When available, the Company utilizes quoted market prices from an independent third-party source to determine fair value and will classify such items in Level 1 or Level 2. In instances where the market is not active, regardless of the availability of a nonbinding quoted market price, observable inputs might not be relevant and could require the Company to make a significant adjustment to derive a fair value measurement. Additionally, in an inactive market, a market price quoted from an independent third party may rely more on models with inputs based on information available only to that independent third party. When the Company determines the market for a financial instrument owned by the Company to be illiquid or when market transactions for similar instruments do not appear orderly, the Company uses several valuation sources (including internal valuations, discounted cash flow analysis and quoted market prices) and will establish a fair value by assigning weights to the various valuation sources.

The following describes the valuation methodologies used by the Company to measure fair value, including an indication of the level in the fair value hierarchy in which each asset or liability is generally classified.

Interest rate cap agreements—The Company has entered into certain interest rate cap agreements. These derivatives are recorded at fair value. Fair value was based on a model-driven valuation using the associated variable rate curve and an implied market volatility, both of which were observable at commonly quoted intervals for the full term of the interest rate cap agreements. Therefore, the Company’s interest rate cap agreements were classified within Level 2 of the fair value hierarchy and are included in other assets in the accompanying consolidated balance sheets. Changes in the fair value of the interest rate cap agreements are recorded as interest expense in the accompanying consolidated statements of operations.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2019

(unaudited)

The following tables reflect the Company’s assets required to be measured at fair value on a recurring basis on the consolidated balance sheets:

	September 30, 2019
	Fair Value Measurements Using
	Level 1	Level 2	Level 3
Assets:
Interest rate cap agreements	$—	$1,902	$—

	December 31, 2018
	Fair Value Measurements Using
	Level 1	Level 2	Level 3
Assets:
Interest rate cap agreements	$—	$207,769	$—

Changes in assumptions or estimation methodologies can have a material effect on these estimated fair values. In this regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, may not be realized in an immediate settlement of the instrument.

Fair Value of Financial Instruments

The accompanying consolidated balance sheets include the following financial instruments: cash and cash equivalents, restricted cash, rents and other receivables, accounts payable and accrued liabilities, distributions payable, due to affiliates and notes payable.

The Company considers the carrying value of cash and cash equivalents, restricted cash, rents and other receivables, accounts payable and accrued liabilities and distributions payable to approximate the fair value of these financial instruments based on the short duration between origination of the instruments and their expected realization. The fair value of amounts due to affiliates is not determinable due to the related party nature of such amounts. The Company has determined that its notes payable, net are classified as Level 3 within the fair value hierarchy.

The fair value of the notes payable, net is estimated using a discounted cash flow analysis using borrowing rates available to the Company for debt instruments with similar terms and maturities. As of September 30, 2019 and December 31, 2018, the fair value of the notes payable was $1,129,952,413 and $1,042,358,884, respectively, compared to the carrying value of $1,100,164,923 and $1,050,155,743, respectively.

Restricted Cash

Restricted cash represents those cash accounts for which the use of funds is restricted by loan covenants and cash is placed with a qualified intermediary for reinvestment under Section 1031 of the Internal Revenue Code. As of September 30, 2019, the Company had a restricted cash balance of $47,261,216, which includes $19,714,500 in allocated loan amounts held by the lender of the Company’s master credit facility and

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2019

(unaudited)

$12,382,678 of cash proceeds from the sale of one property that are being held by qualified intermediaries as of September 30, 2019. As of December 31, 2018, the Company had a restricted cash balance of $13,858,768, which consisted primarily of real estate tax impounds. In connection with the property sale, the Company was required to deposit $19,714,500, as substitution for the loan amount allocated in the Company’s master credit facility to the sold property, $17,514,055 of which was funded from proceeds from the sale of the property. For more information on the Company’s master credit facility, see Note 5 (Debt).

The following table represents the components of the cash, cash equivalents and restricted cash presented on the accompanying consolidated statements of cash flows for the nine months ended September 30, 2019 and 2018:

	September 30,
	2019	2018
Cash and cash equivalents	$74,816,801	$62,267,700
Restricted cash	47,261,216	15,958,322

Total cash, cash and cash equivalents and restricted cash	$122,078,017	$78,226,022

Distribution Policy

The Company elected to be taxed, and currently qualifies, as a REIT commencing with the taxable year ended December 31, 2014. To maintain its qualification as a REIT, the Company intends to make distributions each taxable year equal to at least 90% of its REIT taxable income (which is determined without regard to the dividends-paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). Distributions declared during the three and nine months ended September 30, 2019, were based on daily record dates and calculated at a rate of $0.002466 per share per day during the period from January 1, 2019 through September 30, 2019.

Distributions to stockholders are determined by the board of directors of the Company and are dependent upon a number of factors relating to the Company, including funds available for the payment of distributions, financial condition, the timing of property acquisitions, capital expenditure requirements and annual distribution requirements in order for the Company to qualify as a REIT under the Internal Revenue Code. During the three and nine months ended September 30, 2019, the Company declared distributions totaling $0.227 and $0.673 per share of common stock, respectively. During the three and nine months ended September 30, 2018, the Company declared distributions totaling $0.227 and $0.673 per share of common stock, respectively.

Per Share Data

Basic loss per share attributable to common stockholders for all periods presented are computed by dividing net loss by the weighted average number of shares of the Company’s common stock outstanding during the period. Diluted loss per share is computed based on the weighted average number of shares of the Company’s common stock and all potentially dilutive securities, if any. Distributions declared per common share assume each share was issued and outstanding each day during the period. Nonvested shares of the Company’s restricted common stock and convertible stock give rise to potentially dilutive shares of the Company’s common stock but

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2019

(unaudited)

such shares were excluded from the computation of diluted earnings per share because such shares were anti-dilutive during the period.

Segment Disclosure

The Company has determined that it has one reportable segment with activities related to investing in multifamily properties. The Company’s investments in real estate are in different geographic regions, and management evaluates operating performance on an individual asset level. However, as each of the Company’s assets has similar economic characteristics, tenants and products and services, its assets have been aggregated into one reportable segment.

Reclassifications

Certain amounts in the Company’s prior period consolidated financial statements were reclassified to conform to the current presentation. These reclassifications did not change the results of operations of those prior periods. On January 1, 2019, the Company adopted ASU 2016-02, as further described below. As a result, all income earned pursuant to tenant leases is reflected as one line item, “Rental Income,” in the consolidated statements of operations. To facilitate comparability, the Company has reclassified the prior period’s lease and non-lease income consistently with the current periods presented.

The table below provides a reconciliation of the prior period presentation of the income statement line items that were reclassified in our consolidated statements of operations to conform to the current period presentation, pursuant to the adoption of the new lease accounting standard and election of the single component practical expedient:

	Three Months Ended September 30, 2018	Nine Months Ended September 30, 2018
Rental income (presentation prior to January 1, 2019)	$38,226,188	$112,776,421
Tenant reimbursements(1) (presentation prior to January 1, 2019)	4,565,435	12,652,193

Rental income (presentation effective January 1, 2019)	$42,791,623	$125,428,614

(1)	Tenant reimbursements include reimbursements for recoverable costs.

Recent Accounting Pronouncements

In February 2016, the FASB established ASC Topic 842, Leases (“ASC 842”), by issuing ASU 2016-02, which requires lessees to recognize right-of-use assets and lease liabilities for operating leases on the balance sheet and disclose key information about leasing arrangements. ASC 842 also makes targeted changes to lessor accounting. ASC 842 was subsequently amended by ASU 2018-01, Land Easement Practical Expedient for Transition to Topic 842 (“ASU 2018-01”), ASU 2018-10, Codification Improvements to Topic 842 (“ASU 2018-10”), ASU 2018-11, Targeted Improvements (“ASU 2018-11”) and ASU 2018-20, Leases (Topic 842), Narrow-scope Improvements for Lessors (“ASU 2018-20”). ASC 842 requires a modified retrospective transition approach that was effective in the first quarter of 2019, subject to early adoption. The Company elected an optional transition method that allows entities to initially apply ASC 842 at the adoption date (January 1,

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2019

(unaudited)

2019) and recognize a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. The Company evaluated the impact of ASC 842 on its leases both as it relates to the Company acting as a lessee and as a lessor. Based on its evaluation, as it relates to the former, the Company elected to apply each of the practical expedients described in ASC 842-10-65-1(f) that allowed the Company, among other things, to not reassess lease classification conclusions or initial direct cost accounting as of December 31, 2018, therefore these leases continue to be accounted for as operating leases. The Company also elected the practical expedient described in ASC 842-20-25-2 not to apply the recognition requirements in ASC 842 to short-term leases and instead, to recognize lease payments in the consolidated statement of operations on a straight-line basis over the lease term. The Company did not experience a material impact on the recognition of leases in the consolidated financial statements because the quantity of leased equipment by the Company is limited and immaterial to the consolidated financial statements. Upon adoption, the Company recognized an initial operating lease right-of-use asset, net, of $7,656 and an operating lease liability, net, of $7,720.

As it relates to the Company as lessor, the Company did not experience a material impact on the recognition of leases in the consolidated financial statements because under ASC 842, lessors continue to account for leases using an approach that is substantially equivalent to historical guidance for sales-type leases, direct financing leases, and operating leases. The Company elected a practical expedient which allows lessors to not separate non-lease components from the lease component when the timing and pattern of transfer for the lease components and non-lease components are the same and if the lease component is classified as an operating lease. As a result, on January 1, 2019, the Company began presenting all rentals and reimbursements from tenants as a single line item rental income within the consolidated statements of operations. As of January 1, 2019, the Company implemented changes to its business processes and controls related to accounting for and the presentation and disclosure of leases, including the reclassification of tenant reimbursements, previously disclosed as part of tenant reimbursements and other, to rental income, in the consolidated statements of operations.

Under ASC 842, beginning on January 1, 2019, changes in the probability of collecting tenant rental income could result in direct adjustments of rental income and tenant receivables. The Company did not experience a material impact on its rental income and tenant receivables as of the adoption date.

The Company’s rental income consists of fixed rental payments from tenants under operating leases and is recognized on a straight-line basis over the respective operating lease terms. The Company recognizes minimum rent, including rental abatements, concessions and contractual fixed increases attributable to operating leases, on a straight-line basis over the term of the non-cancelable term of the related lease. The Company’s rental income that relates to variable lease payments consists of tenant reimbursements and includes reimbursements for recoverable costs, which are recognized as revenue in the period during which the applicable expenses are incurred and the tenant’s obligation to reimburse the Company arises.

The Company recognized $43,962,752 and $129,166,798 of rental income related to operating lease payments, of which $4,740,396 and $13,150,831 was for variable lease payments for the three and nine months ended September 30, 2019, respectively.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments-Credit Losses (“ASU 2016-13”). ASU 2016-13 requires more timely recording of credit losses on loans and other financial instruments that are not

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2019

(unaudited)

accounted for at fair value through net income (loss), including loans held for investment, held-to-maturity debt securities, trade and other receivables, net investment in leases and other such commitments. ASU 2016-13 requires that financial assets measured at amortized cost be presented at the net amount expected to be collected, through an allowance for credit losses that is deducted from the amortized cost basis. The amendments in ASU 2016-13 require the Company to measure all expected credit losses based upon historical experience, current conditions, and reasonable and supportable forecasts that affect the collectability of the financial assets and eliminates the “incurred loss” methodology in current GAAP. In November 2018, the FASB issued ASU 2018-19, Codification Improvements to Topic 326, Financial Instruments — Credit Losses (“ASU 2018-19”), which clarifies that operating lease receivables accounted for under ASC 842 Leases, are not in the scope of the new credit losses guidance. The effective date and transition requirements for this guidance are the same as for ASU 2016-13. ASU 2016-13 is effective for annual periods beginning after December 15, 2019, including interim periods within those fiscal years. Early adoption is permitted for annual periods beginning after December 15, 2018, including interim periods within those fiscal years. The Company is currently evaluating the impact this guidance will have on its consolidated financial statements and related disclosures and does not expect a material impact on its consolidated financial statements and related disclosures from its adoption.

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework-Changes to the Disclosure Requirements for Fair Value Measurement (“ASU 2018-13”). The FASB issued ASU 2018-13 to improve the effectiveness of fair value measurement disclosures by adding, eliminating, and modifying certain disclosure requirements. The issuance of ASU 2018-13 is part of a disclosure framework project. The disclosure framework project’s objective and primary focus are to improve the effectiveness of disclosures in the notes to financial statements by facilitating clear communication of the information required by GAAP that is most important to users of each entity’s financial statements. Achieving the objective of improving the effectiveness of the notes to financial statements includes: (1) the development of a framework that promotes consistent decisions by the FASB board about disclosure requirements and (2) the appropriate exercise of discretion by reporting entities. The amendments in ASU 2018-13 modify the disclosure requirements on fair value measurements in Topic 820, Fair Value Measurement, based on the concepts in FASB Concepts Statement, Conceptual Framework for Financial Reporting-Chapter 8: Notes to Financial Statements, including the consideration of costs and benefits. ASU 2018-13 removed certain disclosure requirements under Topic 820 such as the disclosure requirements of the valuation process for level 3 fair value measurements and modified and added certain of the disclosure requirements in Topic 820. ASU 2018-13 requires prospective and retrospective application depending on the amendment and is effective for annual periods beginning after December 15, 2019, including interim periods within those fiscal years. Early adoption is permitted. The Company is currently evaluating the impact ASU 2018-13 will have on its consolidated financial statements and related disclosures and believes that certain disclosures of interest rate cap agreements in its consolidated financial statements may be impacted by the adoption of ASU 2018-13.

The SEC’s Disclosure Update and Simplification rule (Release 33-10532) amends the interim financial statement requirements to require a reconciliation of changes in stockholder’ equity in the notes or as a separate statement. This analysis should reconcile the beginning balance to the ending balance of each caption in stockholders’ equity for each period for which an income statement is required to be filed and comply with the remaining content requirements of Rule 3-04 of Regulation S-X. As a result, registrants will have to provide the reconciliation for both the year-to-date and quarterly periods and comparable periods in Form 10-Q but only for

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2019

(unaudited)

the year-to-date periods in registration statements. The rule does not prescribe the format of the presentation as long as the appropriate periods are provided. Per a Compliance and Disclosure Interpretation (Q 105.09, Exchange Act Forms, 10-Q), “the amendments are effective for all filings made on or after November 5, 2018. In light of the timing of effectiveness of the amendments and proximity of effectiveness to the filing date for most filers’ quarterly reports, the staff would not object if the filer’s first presentation of the changes in the shareholders’ equity is included in its Form 10-Q for the quarter that begins after the effective date of the amendments.” This allowed the Company to adopt the amendment for the Company’s first quarter 2019 filing. The Company first adopted this guidance in the three months ended March 31, 2019, by presenting a reconciliation of changes in stockholders’ equity for the current and prior period as a separate statement.

3.	Real Estate

As of September 30, 2019, the Company owned 33 multifamily properties comprising a total of 11,455 apartment homes and one parcel of land held for the development of apartment homes. The total contract acquisition price of the Company’s real estate portfolio was $1,471,571,997, including development costs. As of September 30, 2019 and December 31, 2018, the Company’s portfolio was approximately 94.4% and 93.9% occupied and the average monthly rent was $1,190 and $1,163, respectively.

As of September 30, 2019 and December 31, 2018, accumulated depreciation and amortization related to the Company’s consolidated real estate properties was as follows:

	September 30, 2019
	Assets
	Land	Building and Improvements(1)	Total Real Estate Held for Investment	Real Estate Under Development	Real Estate Held for Sale
Investments in real estate	$161,613,722	$1,401,105,029	$1,562,718,751	$4,305,247	$—
Less: Accumulated depreciation and amortization	—	(268,924,964)	(268,924,964)	—	—

Net investments in real estate and related lease intangibles	$161,613,722	$1,132,180,065	$1,293,793,787	$4,305,247	$—

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2019

(unaudited)

(1)

During the three and nine months ended September 30, 2019, the Company capitalized $513,512 of costs related to the pending mergers with SIR and STAR III, included in building and improvements in the accompanying consolidated balance sheets.

	December 31, 2018
	Assets
	Land	Building and Improvements	Total Real Estate Held for Investment	Real Estate Under Development	Real Estate Held for Sale
Investments in real estate	$161,613,722	$1,381,769,664	$1,543,383,386	$—	$31,928,519
Less: Accumulated depreciation and amortization	—	(214,231,416)	(214,231,416)	—	(4,440,747)

Net investments in real estate and related lease intangibles	$161,613,722	$1,167,538,248	$1,329,151,970	$—	$27,487,772

Total depreciation and amortization expense was $18,632,477 and $55,430,404 for the three and nine months ended September 30, 2019, respectively, and $17,855,195 and $52,920,337 for the three and nine months ended September 30, 2018, respectively.

Depreciation of the Company’s buildings and improvements was $18,631,573 and $55,429,500 for the three and nine months ended September 30, 2019, respectively, and $17,855,195 and $52,920,337 for the three and nine months ended September 30, 2018, respectively.

Real Estate Under Development

During the nine months ended September 30, 2019, the Company acquired the following land held for the development of apartment homes:

Development Name	Location	Purchase Date	Land Held for Development	Construction in Progress	Total Carrying Value
Garrison Station	Murfreesboro, TN	5/30/2019	$2,469,183	$1,836,063	$4,305,246

Capitalized Acquisition Costs Related to the Pending Mergers with SIR and STAR III

The SIR Merger and STAR III Merger are each accounted for as an asset acquisition. In accordance with the asset acquisition method of accounting, costs incurred to acquire the asset are capitalized as part of the acquisition price. Upon signing both the SIR Merger Agreement and the STAR III Merger Agreement on August 5, 2019, the SIR Merger and STAR III Merger were considered probable of occurring, at which point the Company began to capitalize the merger related acquisition costs to building and improvements in the accompanying consolidated balance sheets. Prior to such date, the merger related acquisition costs were expensed to general and administrative expenses in the accompanying consolidated statements of operations.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2019

(unaudited)

Operating Leases

As of September 30, 2019, the Company’s real estate portfolio comprised 11,455 residential apartment homes and was 96.4% leased by a diverse group of residents. The residential lease terms consist of lease durations equal to twelve months or less.

Some residential leases contain provisions to extend the lease agreements, options for early termination after paying a specified penalty and other terms and conditions as negotiated. The Company retains substantially all of the risks and benefits of ownership of the real estate assets leased to tenants. Generally, upon the execution of a lease, the Company requires security deposits from tenants in the form of a cash deposit. Amounts required as security deposits vary depending upon the terms of the respective leases and the creditworthiness of the tenant, but generally are not significant amounts. Therefore, exposure to credit risk exists to the extent that a receivable from a tenant exceeds the amount of its security deposit. Security deposits received in cash related to tenant leases are included in accounts payables and accrued liabilities in the accompanying consolidated balance sheets and totaled $4,329,563 and $4,130,860 as of September 30, 2019 and December 31, 2018, respectively.

At September 30, 2019 and 2018, no tenant represented over 10% of the Company’s annualized base rent.

2019 Dispositions

Randall Highlands Apartments

On March 31, 2015, the Company, through an indirect wholly-owned subsidiary, acquired Randall Highlands Apartments, a multifamily property located in North Aurora, Illinois, containing 146 apartment homes. The purchase price of Randall Highlands Apartments was $32,115,000, exclusive of closing costs. On September 26, 2019, the Company sold Randall Highlands Apartments for $31,000,000, resulting in a gain of $3,329,078, which includes reductions to the net book value of the property due to historical depreciation and amortization expense. The purchaser of Randall Highlands Apartments was not affiliated with the Company or the Advisor.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2019

(unaudited)

The results of operations for the three and nine months ended September 30, 2019 and 2018, through the date of sale for Randall Highlands Apartments, were included in continuing operations on the Company’s consolidated statements of operations and are as follows:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018
Revenues:
Rental income	$789,589	$815,168	$2,366,420	$2,314,405
Other income	1,041	1,072	4,754	8,635

Total revenues	790,630	816,240	2,371,174	2,323,040
Expenses:
Operating, maintenance and management	199,831	177,373	529,200	508,808
Real estate taxes and insurance	169,267	209,923	571,248	577,792
Fees to affiliates	36,135	33,012	103,855	88,769
Depreciation and amortization	96,270	303,428	709,579	904,845
Interest expense	—	75,800	—	484,049
Loss on debt extinguishment	—	184,527	—	184,527
General and administrative expenses	1,656	2,602	9,407	7,524

Total expenses	$503,159	$986,665	$1,923,289	$2,756,314

4.	Other Assets

As of September 30, 2019 and December 31, 2018, other assets consisted of:

	September 30, 2019	December 31, 2018
Prepaid expenses	$1,148,875	$1,690,959
Interest rate cap agreements (Note 10)	1,902	207,769
Escrow deposits for pending real estate acquisitions	500,100	100,000
Other deposits	2,502,717	924,997
Operating lease right-of-use assets, net	20,634	—

Other assets	$4,174,228	$2,923,725

Amortization of the Company’s operating lease right-of-use asset for the three and nine months ended September 30, 2019, was $904 and $904, respectively. Amortization of the Company’s operating lease right-of-use asset for the three and nine months ended September 30, 2018, was $0 and $0, respectively.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2019

(unaudited)

5.	Debt

Mortgage Notes Payable

The following is a summary of mortgage notes payable, net, secured by real property as of September 30, 2019 and December 31, 2018.

	September 30, 2019
	Number of Instruments	Maturity Date Range	Interest Rate Range		Weighted Average Interest Rate
Type			Minimum	Maximum		Principal Outstanding
Variable rate(1)	6	12/1/2024 - 9/1/2025	1-Mo LIBOR + 1.88%	1-Mo LIBOR + 2.28%	3.99%	$202,046,000
Fixed rate	10	7/1/2025 - 5/1/2054	3.36%	4.60%	4.11%	353,528,608

Mortgage notes payable, gross	16				4.07%	555,574,608

Deferred financing costs, net(2)						(3,768,199)

Mortgage notes payable, net						$551,806,409

	December 31, 2018
	Number of Instruments	Maturity Date Range	Interest Rate Range		Weighted Average Interest Rate
Type			Minimum	Maximum		Principal Outstanding
Variable rate(1)	8	12/1/2024 - 11/1/2025	1-Mo LIBOR + 1.88%	1-Mo LIBOR + 2.28%	4.53%	$277,432,000
Fixed rate	7	7/1/2025 - 5/1/2054	4.34%	4.60%	4.45%	228,127,333

Mortgage notes payable, gross	15				4.49%	505,559,333

Deferred financing costs, net(2)						(3,416,027)

Mortgage notes payable, net						$502,143,306

(1)	See Note 10 (Derivative Financial Instruments) for a discussion of the interest rate cap agreements used to manage the exposure to interest rate movement on the Company’s variable rate loans.
(2)	Accumulated amortization related to deferred financing costs as of September 30, 2019 and December 31, 2018 was $2,048,573 and $1,602,290, respectively.

Stoneridge Farms Financing

On July 30, 2019, one of the Company’s indirect wholly-owned subsidiaries entered into a loan agreement with Berkeley Point Capital LLC, d/b/a Newmark Knight Frank (“Berkeley Point”), for the principal amount

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2019

(unaudited)

of $45,711,000. The loan agreement provides for a term loan with a maturity date of August 1, 2029, unless the maturity date is accelerated pursuant to the loan agreement’s terms. The loan accrues interest at a fixed rate of 3.36% per annum. The entire outstanding principal balance and any accrued and unpaid interest on the loan is due on the maturity date. Interest only payments on the loan are payable monthly in arrears on specified dates as set forth in the loan agreement and interest and principal payments are due beginning September 1, 2024. Monthly payments are due and payable on the first day of each month, commencing September 1, 2019. The loan is secured by Stoneridge Farms, a 336-unit property located in Smyrna, Tennessee. The Company paid $228,555 in loan origination fees to Berkeley Point in connection with the financing, and paid the Advisor a loan coordination fee of $342,833.

Refinancing Transactions

On September 27, 2019, the Company, through its wholly-owned subsidiaries (each, a “Borrower” and collectively, the “Borrowers”), refinanced $75,386,000 of existing variable rate loans with its existing lender, PNC Bank, National Association (“PNC Bank”) with new fixed rate Freddie Mac loans in an aggregate principal amount of $80,410,000. Each of the loans has a maturity date of October 1, 2029. Interest only payments are payable monthly through November 1, 2024, with interest and principal payments due monthly thereafter. The Borrowers paid $301,538 in the aggregate in loan origination fees to PNC Bank in connection with the refinancing, and the Advisor earned loan coordination fees of $200,000. The refinancing transactions are treated as loan modifications in accordance with ASC 470 Debt, with lender direct expenses capitalized as deferred financing costs in mortgage notes payable, net in the accompanying consolidated balance sheets and third-party loan fees expensed in interest expense in the accompanying consolidated statements of operations.

The following is a summary of the refinancing of mortgage notes payable secured by real property during the three months ended September 30, 2019:

Property	Closing Date	Lender	Interest Rate	Loan Amount
Delano at North Richland Hills	9/27/2019	PNC Bank	3.56%	$32,159,000
Lakeside at Coppell	9/27/2019	PNC Bank	3.56%	48,251,000

				$80,410,000

Master Credit Facility

On July 31, 2018, (the “Closing Date”), 16 indirect wholly-owned subsidiaries of the Company terminated the existing mortgage loans with their lenders for an aggregate principal amount of $479,318,649 and entered into a Master Credit Facility Agreement (“MCFA”) with Newmark Group Inc. (“Facility Lender”) for an aggregate principal amount of $551,669,000. The MCFA provides for three tranches: (i) a fixed rate loan in the aggregate principal amount of $331,001,400 that accrues interest at 4.43% per annum; (ii) a fixed rate loan in the aggregate principal amount of $137,917,250 that accrues interest at 4.57%; and (iii) a variable rate loan in the aggregate principal amount of $82,750,350 that accrues interest at the one-month London Interbank Offered Rate (“LIBOR”) plus 1.70%. The loans have a maturity date of August 1, 2028, unless the maturity date is accelerated in accordance with the terms of the loan documents. Interest only payments are payable monthly through August 1, 2025, with interest and principal payments due monthly thereafter. The Company paid $1,930,842 in

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2019

(unaudited)

the aggregate in loan origination fees to the Facility Lender in connection with the refinancings, and paid the Advisor a loan coordination fee of $2,758,345.

CME Loans

Additionally, on the Closing Date, five of the Company’s indirect wholly-owned subsidiaries terminated the existing mortgage loans with their lenders for an aggregate principal amount of $131,318,742 and entered into new loan agreements with PNC Bank for an aggregate principal amount of $160,850,000. Each loan agreement provides for a term loan, a (“CME Loan” and, collectively, the “CME Loans”), with a maturity date of August 1, 2028, unless the maturity date is accelerated in accordance with the loan terms. Each CME Loan accrues interest at a fixed rate of 4.43% per annum. The entire outstanding principal balance and any accrued and unpaid interest on each of the CME Loans are due on the maturity date. Interest only payments on the CME Loans are payable monthly in arrears on specified dates as set forth in each loan agreement and interest and principal payments are due beginning September 1, 2023. Monthly payments are due and payable on the first day of each month, commencing September 1, 2018. The Company paid $643,400 in the aggregate in loan origination fees to PNC Bank in connection with the refinancings, and paid the Advisor a loan coordination fee of $804,250.

Line of Credit

On May 18, 2016, the Company entered into a line of credit facility (the “Line of Credit”) with PNC Bank in an amount not to exceed $65,000,000. The Line of Credit provided for advances (each, an “LOC Loan” and collectively, the “LOC Loans”) solely for the purpose of financing the costs in connection with acquisitions and development of real estate projects and for general corporate purposes (subject to certain debt service and loan to value requirements). The Line of Credit had a maturity date of May 17, 2019, subject to extension (the “LOC Maturity Date”), as further described in the loan agreement (the “LOC Loan Agreement”) entered into by certain of the Company’s wholly-owned subsidiaries with PNC Bank in connection with the acquisition of the Landings of Brentwood Property (the “Mortgaged Property”). Advances made under the Line of Credit were secured by the Mortgaged Property, as evidenced by the LOC Loan Agreement, the Revolving Credit Loan Note (the “LOC Note”), the Deed of Trust and a Guaranty from the Company (the “LOC Guaranty,” together with the LOC Loan Agreement and the LOC Note, the “LOC Loan Documents”).

The Company had the option to select the interest rate in respect of the outstanding unpaid principal amount of the LOC Loans from the following options (the “Interest Rate Options”): (1) the sum of the Base Rate (as defined in the LOC Loan Agreement) plus 0.60%, or (2) a rate per annum fixed for the applicable LIBOR Interest Period (as defined in the LOC Loan Agreement) equal to the sum of LIBOR plus 1.60%. The Company terminated the Line of Credit on January 9, 2019.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2019

(unaudited)

As of September 30, 2019 and December 31, 2018, the advances obtained and certain financing costs incurred under the MCFA and Line of Credit, which is included in credit facilities, net, in the accompanying consolidated balance sheets, are summarized in the following table.

	Amount of Advance as of
	September 30, 2019	December 31, 2018
Principal balance on Line of Credit, gross(1)	$—	$—
Principal balance on MCFA, gross	551,669,000	551,669,000
Deferred financing costs, net on MCFA(2)	(3,310,486)	(3,612,316)
Deferred financing costs, net on Line of Credit(3)	—	(44,247)

Credit facilities, net	$548,358,514	$548,012,437

(1)	At December 31, 2018, Landings of Brentwood was pledged as collateral pursuant to the Line of Credit. On January 9, 2019, the Company terminated the Line of Credit.
(2)	Accumulated amortization related to deferred financing costs in respect of the MCFA as of September 30, 2019 and December 31, 2018, was $730,471 and $428,641, respectively.
(3)	Accumulated amortization related to deferred financing costs in respect of the Line of Credit as of September 30, 2019 and December 31, 2018, was $0 and $280,753, respectively.

Maturity and Interest

The following is a summary of the Company’s aggregate maturities as of September 30, 2019:

			Maturities During the Years Ending December 31,
Contractual Obligations	Total	Remainder of 2019	2020	2021	2022	2023	Thereafter
Principal payments on outstanding debt(1)	$1,107,243,608	$247,221	$1,142,443	$4,327,459	$4,412,236	$5,231,961	$1,091,882,288

(1)

Projected principal payments on outstanding debt obligations are based on the terms of the notes payable agreements. Amounts exclude the amortization of deferred financing costs associated with the notes payable.

The Company’s notes payable contain customary financial and non-financial debt covenants. At September 30, 2019, the Company was in compliance with all debt covenants.

For the three and nine months ended September 30, 2019, the Company incurred interest expense of $12,562,978 and $36,962,055, respectively. Interest expense for the three and nine months ended September 30, 2019, includes amortization of deferred financing costs of $256,547 and $750,751, net unrealized losses from the change in fair value of interest rate cap agreements of $24,144 and $223,867 and credit facility commitment fees of $0 and $2,137, net of capitalized interest of $49,068 and $49,068, respectively. The capitalized interest is included in real estate held for development on the consolidated balance sheets.

For the three and nine months ended September 30, 2018, the Company incurred interest expense of $12,273,389 and $31,619,697, respectively. Interest expense for the three and nine months ended September 30,

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2019

(unaudited)

2018, includes amortization of deferred financing costs of $269,417 and $762,658, net unrealized gains from the change in fair value of interest rate cap agreements of $62,119 and $641,013, credit facility commitment fees of $16,101 and $30,978, loan fees associated with mortgage notes refinancing of $566,048 and $587,520 and loan discount amortization of $29,582 and $207,074, respectively.

Interest expense of $3,664,971 and $4,006,127 was payable as of September 30, 2019 and December 31, 2018, respectively, and is included in accounts payable and accrued liabilities in the accompanying consolidated balance sheets.

6.	Stockholders’ Equity

General

Under the Company’s Articles of Amendment and Restatement (the “Charter”), the total number of shares of capital stock authorized for issuance is 1,100,000,000 shares, consisting of 999,999,000 shares of common stock with a par value of $0.01 per share, 1,000 shares of convertible stock with a par value of $0.01 per share and 100,000,000 shares of preferred stock with a par value of $0.01 per share.

Common Stock

The shares of the Company’s common stock entitle the holders to one vote per share on all matters upon which stockholders are entitled to vote, to receive dividends and other distributions as authorized by the Company’s board of directors in accordance with the Maryland General Corporation Law and to all rights of a stockholder pursuant to the Maryland General Corporation Law. The common stock has no preferences or preemptive, conversion or exchange rights.

On September 3, 2013, the Company issued 13,500 shares of common stock to the Sponsor for $202,500. From inception through March 24, 2016, the date of the termination of the Public Offering, the Company had issued 48,625,651 shares of common stock in its Public Offering for offering proceeds of $640,012,497, including 1,011,561 shares of common stock issued pursuant to the DRP for total proceeds of $14,414,752, net of offering costs of $84,837,134. Following the termination of the Public Offering, the Company continues to offer shares pursuant to the DRP. As of September 30, 2019, the Company had issued 53,949,748 shares of common stock for offering proceeds of $719,553,631, including 6,335,721 shares of common stock issued pursuant to the DRP for total proceeds of $93,955,886, net of offering costs of $84,837,134. The offering costs primarily consisted of selling commissions and dealer manager fees paid in the Primary Offering.

As further discussed in Note 8 (Incentive Award Plan and Independent Director Compensation), the shares of restricted common stock vest and become non-forfeitable in four equal annual installments beginning on the date of grant and ending on the third anniversary of the date of grant or will become fully vested and become non-forfeitable on the earlier to occur of (1) the termination of the independent director’s service as a director due to his or her death or disability or (2) a change in control of the Company.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2019

(unaudited)

The issuance and vesting activity for the nine months ended September 30, 2019 and year ended December 31, 2018, for the restricted stock issued to the Company’s independent directors were as follows:

	Nine Months Ended September 30, 2019	Year Ended December 31, 2018
Nonvested shares at the beginning of the period	7,497	7,497
Granted shares	—	4,998
Vested shares	(3,749)	(4,998)

Nonvested shares at the end of the period	3,748	7,497

Additionally, the weighted average fair value of restricted common stock issued to the Company’s independent directors for the nine months ended September 30, 2019 and year ended December 31, 2018 was as follows:

Grant Year	Weighted Average Fair Value
2018	$15.18
2019	n/a

Included in general and administrative expenses is $11,390 and $39,182 for the three and nine months ended September 30, 2019, and $33,044 and $60,721 for the three and nine months ended September 30, 2018, respectively, for compensation expense related to the issuance of restricted common stock. As of September 30, 2019, the compensation expense related to the issuance of the restricted common stock not yet recognized was $51,076. The weighted average remaining term of the restricted common stock was approximately 1.2 years as of September 30, 2019. As of September 30, 2019, no shares of restricted common stock issued to the independent directors have been forfeited.

Convertible Stock

The Company issued 1,000 shares of Convertible Stock to the Advisor for $1,000. The Convertible Stock will convert into shares of common stock if and when: (A) the Company has made total distributions on the then-outstanding shares of its common stock equal to the original issue price of those shares plus an aggregate 6.0% cumulative, non-compounded, annual return on the original issue price of those shares, (B) the Company lists its common stock for trading on a national securities exchange or (C) the Advisory Agreement is terminated or not renewed (other than for “cause” as defined in the Advisory Agreement). In the event of a termination or non-renewal of the Advisory Agreement for cause, all of the shares of the Convertible Stock will be repurchased for $1.00. In general, each share of Convertible Stock will convert into a number of shares of common stock equal to 1/1000 of the quotient of (A) 15% of the excess of (1) the Company’s “enterprise value” plus the aggregate value of distributions paid to date on the then outstanding shares of the Company’s common stock over (2) the aggregate purchase price paid by stockholders for those outstanding shares of common stock plus an aggregated 6.0% cumulative, non-compounded, annual return on the original issue price of those outstanding shares, divided by (B) the Company’s enterprise value divided by the number of outstanding shares of common stock on an as-converted basis, in each case calculated as of the date of the conversion.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2019

(unaudited)

Preferred Stock

The Charter also provides the Company’s board of directors with the authority to issue one or more classes or series of preferred stock, and prior to the issuance of such shares of preferred stock, the board of directors shall have the power from time to time to classify or reclassify, in one or more series, any unissued shares and designate the preferences, rights and privileges of such shares of preferred stock. The Company’s board of directors is authorized to amend the Charter without the approval of the stockholders to increase the aggregate number of authorized shares of capital stock or the number of shares of any class or series that the Company has authority to issue. As of September 30, 2019 and December 31, 2018, no shares of the Company’s preferred stock were issued and outstanding.

Distribution Reinvestment Plan

The Company’s board of directors has approved the DRP through which common stockholders may elect to reinvest an amount equal to the distributions declared on their shares of common stock in additional shares of the Company’s common stock in lieu of receiving cash distributions. The purchase price per share under the DRP was initially $14.25. On March 12, 2019, March 14, 2018 and February 14, 2017, the Company’s board of directors approved a price per share for the DRP of $15.84, $15.18 and $14.85, effective April 1, 2019, April 1, 2018 and March 1, 2017, respectively, in connection with the determination of an estimated value per share of the Company’s common stock.

The Company’s board of directors may again, in its sole discretion, from time to time, change this price based upon changes in the Company’s estimated value per share and other factors that the Company’s board of directors deems relevant.

No sales commissions or dealer manager fees are payable on shares sold through the DRP. The Company’s board of directors may amend, suspend or terminate the DRP at its discretion at any time upon ten days’ notice to the Company’s stockholders. Following any termination of the DRP, all subsequent distributions to stockholders will be made in cash.

Share Repurchase Plan and Redeemable Common Stock

The Company’s share repurchase plan may provide an opportunity for stockholders to have their shares of common stock repurchased by the Company, subject to certain restrictions and limitations. No shares can be repurchased under the Company’s share repurchase plan until after the first anniversary of the date of purchase of such shares; provided, however, that this holding period shall not apply to repurchases requested within two years after the death or disability of a stockholder.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2019

(unaudited)

From March 29, 2016, the date the Company first published an estimated value per share, until April 14, 2018, the purchase price for shares repurchased under the Company’s share repurchase plan was as follows:

Share Purchase Anniversary	Repurchase Price on Repurchase Date(1)
Less than 1 year	No Repurchase Allowed
1 year	92.5% of Estimated Value per Share(2)
2 years	95.0% of Estimated Value per Share(2)
3 years	97.5% of Estimated Value per Share(2)
4 years	100.0% of Estimated Value per Share(2)
In the event of a stockholder’s death or disability(3)	Average Issue Price for Shares(4)

(1)

As adjusted for any stock dividends, combinations, splits, recapitalizations or any similar transaction with respect to the shares of common stock. Repurchase price includes the full amount paid for each share, including all sales commissions and dealer manager fees.

(2)	The “Estimated Value per Share” is the most recent publicly disclosed estimated value per share determined by the Company’s board of directors.
(3)	The required one-year holding period does not apply to repurchases requested within two years after the death or disability of a stockholder.
(4)	The purchase price per share for shares repurchased upon the death or disability of a stockholder will be equal to the average issue price per share for all of the stockholder’s shares.

On March 14, 2018, the board of directors of the Company determined to amend the terms of the Company’s share repurchase plan effective as of April 15, 2018 to (1) limit the amount of shares repurchased pursuant to the Company’s share repurchase plan each quarter to $2,000,000 and (2) revise the repurchase price to an amount equal to 93% of the most recently publicly disclosed estimated value per share. Pursuant to the amended share repurchase plan, the current share repurchase price is $14.73 per share, which represents 93% of the estimated value per share of $15.84. The share repurchase price is further reduced based on how long the stockholder has held the shares as follows:

Share Purchase Anniversary	Repurchase Price on Repurchase Date(1)
Less than 1 year	No Repurchase Allowed
1 year	92.5% of the Share Repurchase Price(2)
2 years	95.0% of the Share Repurchase Price(2)
3 years	97.5% of the Share Repurchase Price(2)
4 years	100.0% of the Share Repurchase Price(2)
In the event of a stockholder’s death or disability(3)	Average Issue Price for Shares(4)

(1)

As adjusted for any stock dividends, combinations, splits, recapitalizations or any similar transaction with respect to the shares of common stock. Repurchase price includes the full amount paid for each share, including all sales commissions and dealer manager fees.

(2)	The “Share Repurchase Price” equals 93% of the Estimated Value per Share.
(3)	The required one-year holding period does not apply to repurchases requested within two years after the death or disability of a stockholder.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2019

(unaudited)

(4)	The purchase price per share for shares repurchased upon the death or disability of a stockholder will be equal to the average issue price per share for all of the stockholder’s shares.

The purchase price per share for shares repurchased pursuant to the Company’s share repurchase plan will be further reduced by the aggregate amount of net proceeds per share, if any, distributed to the Company’s stockholders prior to the Repurchase Date (defined below) as a result of the sale of one or more of the Company’s assets that constitutes a return of capital as a result of such sales.

Repurchases of shares of the Company’s common stock are made quarterly upon written request to the Company at least 15 days prior to the end of the applicable quarter. Repurchase requests are honored approximately 30 days following the end of the applicable quarter (“Repurchase Date”). Stockholders may withdraw their repurchase request at any time up to three business days prior to the Repurchase Date.

In connection with the proposed SIR Merger and STAR III Merger, on August 5, 2019, the Company’s board of directors approved the Amended and Restated Share Repurchase Plan (the “Amended & Restated SRP”), which became effective September 5, 2019, and will apply with repurchases made on the repurchase dates subsequent to the effective date of the Amended & Restated SRP. Under the Amended & Restated SRP, the Company will only repurchase shares of common stock in connection with the death or qualifying disability (as determined by the Company’s board in its sole discretion) of a stockholder, subject to certain terms and conditions specified in the Amended & Restated SRP. Repurchases pursuant to the Amended and Restated SRP will continue to be limited to $2,000,000 per quarter. The Company expects that the board of directors of the Combined Company will determine the terms of the share repurchase plan at a later date following consummation of the SIR Merger and STAR III Merger.

The Company is not obligated to repurchase shares of its common stock under the share repurchase plan. In no event shall repurchases under the share repurchase plan exceed 5% of the weighted average number of shares of common stock outstanding during the prior calendar year or the $2,000,000 limit for any quarter put in place by the Company’s board of directors. There is no fee in connection with a repurchase of shares of the Company’s common stock pursuant to the Company’s share repurchase plan. As of September 30, 2019 and 2018, the Company had outstanding and unfulfilled repurchase requests of 55,166 (pursuant to the Amended & Restated SRP) and 142,393 shares of common stock, respectively, and recorded $817,640 and $2,000,000, respectively, in accounts payable and accrued liabilities on the accompanying consolidated balance sheets related to these unfulfilled repurchase requests, all of which were repurchased on the October 31, 2019 and 2018 repurchase dates.

During the three and nine months ended September 30, 2019, the Company repurchased a total of 135,389 and 410,234 shares with a total repurchase value of $2,000,000 and $6,000,000, and received requests for repurchases of 55,301 and 851,817 shares with a total repurchase value of $819,634 and $12,443,570, respectively.

During the three and nine months ended September 30, 2018, the Company repurchased a total of 142,393 and 489,003 shares with a total repurchase value of $2,000,000 and $6,886,216, and received requests for the repurchase of 837,351 and 1,378,877 shares with a total repurchase value of $11,690,162 and $19,165,825, respectively.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2019

(unaudited)

The Company cannot guarantee that the funds set aside for the share repurchase plan will be sufficient to accommodate all repurchase requests made in any quarter. In the event that the Company does not have sufficient funds available to repurchase all of the shares of the Company’s common stock for which repurchase requests have been submitted in any quarter, priority will be given to repurchase requests in the case of the death or disability of a stockholder. If the Company repurchases less than all of the shares subject to a repurchase request in any quarter, with respect to any shares which have not been repurchased, the Company will treat the shares that have not been repurchased as a request for repurchase in the following quarter pursuant to the limitations of the share repurchase plan and when sufficient funds are available, unless the stockholder withdraws the request for repurchase. Such pending requests will be honored among all requests for repurchases in any given repurchase period as follows: first, pro rata as to repurchases sought upon a stockholder’s death or disability; and, next, pro rata as to other repurchase requests.

The Company’s board of directors may, in its sole discretion, amend, suspend or terminate the share repurchase plan at any time upon 30 days’ notice to its stockholders if it determines that the funds available to fund the share repurchase plan are needed for other business or operational purposes or that amendment, suspension or termination of the share repurchase plan is in the best interest of the Company’s stockholders. Therefore, a stockholder may not have the opportunity to make a repurchase request prior to any potential termination or suspension of the Company’s share repurchase plan. The share repurchase plan will terminate in the event that a secondary market develops for the Company’s shares of common stock.

For the three and nine months ended September 30, 2019, the Company reclassified $1,182,360, net pursuant to the share repurchase plan from accounts payable and accrued liabilities to temporary equity. For the three and nine months ended September 30, 2018, the Company reclassified $0 and $37,028,102, net of $2,000,000 and $6,886,216 of fulfilled redemption requests, respectively, from temporary equity to permanent equity, which is included in additional paid-in capital on the accompanying consolidated balance sheets.

Distributions

The Company’s long-term goal is to pay distributions solely from cash flow from operations. However, because the Company may receive income from interest or rents at various times during the Company’s fiscal year and because the Company may need cash flow from operations during a particular period to fund capital expenditures and other expenses, the Company expects that at times during the Company’s operational stage, the Company will declare distributions in anticipation of cash flow that the Company expects to receive during a later period, and the Company expects to pay these distributions in advance of its actual receipt of these funds. The Company’s board of directors has the authority under its organizational documents, to the extent permitted by Maryland law, to fund distributions from sources such as borrowings, offering proceeds or advances and the deferral of fees and expense reimbursements by the Advisor, in its sole discretion. The Company has not established a limit on the amount of proceeds it may use to fund distributions from sources other than cash flow from operations. If the Company pays distributions from sources other than cash flow from operations, the Company will have fewer funds available and stockholders’ overall return on their investment in the Company may be reduced.

To maintain the Company’s qualification as a REIT, the Company must make aggregate annual distributions to its stockholders of at least 90% of its REIT taxable income (which is computed without regard to the

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2019

(unaudited)

dividends-paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). If the Company meets the REIT qualification requirements, the Company generally will not be subject to federal income tax on the income that the Company distributes to its stockholders each year.

Distributions Declared

The Company’s board of directors approved a cash distribution that accrues at a rate of $0.002466 per day for each share of the Company’s common stock during each of the three and nine months ended September 30, 2019 and 2018, which, if paid over a 365-day period is equivalent to a 6.0% annualized distribution rate based on a purchase price of $15.00 per share of the Company’s common stock. The distributions declared accrue daily to stockholders of record as of the close of business on each day and are payable in cumulative amounts on or before the third day of each calendar month with respect to the prior month. There is no guarantee that the Company will continue to pay distributions at this rate or at all.

Distributions declared for the three and nine months ended September 30, 2019, were $11,860,005 and $35,056,265, including $5,269,020 and $15,899,564, or 332,640 and 1,018,429 shares of common stock, respectively, attributable to the DRP.

Distributions declared for the three and nine months ended September 30, 2018, were $11,664,156 and $34,462,269, including $5,672,728 and $17,042,127, or 373,697 and 1,130,971 shares of common stock, respectively, attributable to the DRP.

As of September 30, 2019 and December 31, 2018, $3,873,086 and $3,953,499 of distributions declared were payable, which included $1,709,602 and $1,860,828, or 107,929 shares and 122,584 shares of common stock, attributable to the DRP, respectively.

Distributions Paid

For the three and nine months ended September 30, 2019, the Company paid cash distributions of $6,550,164 and $19,085,888, which related to distributions declared for each day in the period from June 1, 2019 through August 31, 2019 and December 1, 2018 through August 31, 2019, respectively. Additionally, for the three and nine months ended September 30, 2019, 334,187 shares and 1,028,071 shares of common stock were issued pursuant to the DRP for gross offering proceeds of $5,293,528 and $16,050,790, respectively. For the three and nine months ended September 30, 2019, the Company paid total distributions of $11,843,692 and $35,136,678, respectively.

For the three and nine months ended September 30, 2018, the Company paid cash distributions of $5,941,991 and $17,364,466, which related to distributions declared for each day in the period from June 1, 2018 through August 31, 2018 and December 1, 2017 through August 31, 2018, respectively. Additionally, for the three and nine months ended September 30, 2018, 375,851 shares and 1,142,634 shares of common stock were issued pursuant to the DRP for gross offering proceeds of $5,705,424 and $17,175,364, respectively. For the three and nine months ended September 30, 2018, the Company paid total distributions of $11,647,415 and $34,539,830, respectively.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2019

(unaudited)

7.	Related Party Arrangements

The Company has entered into the Advisory Agreement with the Advisor. Pursuant to the Advisory Agreement, the Company is obligated to pay the Advisor specified fees upon the provision of certain services related to the investment of funds in real estate and real estate-related investments and the management of the Company’s investments and for other services (including, but not limited to, the disposition of investments). Subject to the limitations described below, the Company is also obligated to reimburse the Advisor and its affiliates for organization and offering costs incurred by the Advisor and its affiliates on behalf of the Company, as well as acquisition and origination expenses and certain operating expenses incurred on behalf of the Company or incurred in connection with providing services to the Company.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2019

(unaudited)

Amounts attributable to the Advisor and its affiliates incurred (earned) for the three and nine months ended September 30, 2019 and 2018, and amounts attributable to the Advisor and its affiliates that are payable (prepaid) as of September 30, 2019 and December 31, 2018, are as follows:

	Incurred (Earned) For the Three Months Ended September 30,		Incurred (Earned) For the Nine Months Ended September 30,		Payable (Prepaid) as of
	2019	2018	2019	2018	September 30, 2019	December 31, 2018
Consolidated Statements of Operations:
Expensed
Investment management fees(1)	$4,190,746	$4,282,469	$12,525,074	$12,826,487	$2,487	$55,865
Acquisition expenses(2)	5,933	—	98,594	—	—	—
Loan coordination fees(1)	542,833	3,562,595	542,833	3,562,595	200,000	—
Disposition fees(3)	310,000	—	310,000	—	310,000	—
Disposition transaction costs(3)	3,252	—	3,252	—	—	—
Property management:
Fees(1)	1,276,621	1,241,104	3,756,048	3,653,311	427,803	410,424
Reimbursement of onsite personnel(4)	3,937,443	3,947,855	11,441,579	11,164,448	1,240,363	768,107
Reimbursement of other(1)	907,103	540,090	2,424,954	1,207,246	49,272	41,989
Reimbursement of property operations(4)	28,519	25,118	78,261	71,761	—	—
Reimbursement of property G&A(2)	14,269	9,894	76,101	29,581	—	—
Other operating expenses(2)	493,915	326,867	1,322,066	867,968	257,651	93,740
Insurance proceeds(5)	—	—	—	—	—	(75,000)
Property insurance(6)	891,113	353,715	1,533,091	1,111,904	(500,727)	(101,573)
Rental revenue(7)	(14,745)	(6,840)	(44,235)	(6,840)	—	—
Consolidated Balance Sheets:
Capitalized
Acquisition fees(8)	—	—	48,343	—	—	—
Acquisition expenses(9)	278,311	—	497,023	—	—	1,607
Capital expenditures(10)	—	—	—	7,295	—	—
Construction management:
Fees(10)	492,218	162,951	953,635	351,053	47,120	10,281
Reimbursement of labor costs(10)	117,871	224,473	379,176	724,860	15,038	29,203
Deferred financing costs(11)	3,594	18,923	3,594	18,923	—	—
Additional paid-in capital
Selling commissions	—	—	—	—	127,674	299,952

	$13,478,996	$14,689,214	$35,949,389	$35,590,592	$2,176,681	$1,534,595

(1)	Included in fees to affiliates in the accompanying consolidated statements of operations.
(2)	Included in general and administrative expenses in the accompanying consolidated statements of operations.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2019

(unaudited)

(3)	Included in gain on sale of real estate, net in the accompanying consolidated statements of operations.
(4)	Included in operating, maintenance and management in the accompanying consolidated statements of operations.
(5)	Included in other income in the accompanying consolidated statements of operations.
(6)

Property related insurance expense and the amortization of the prepaid insurance deductible account are included in general and administrative expenses in the accompanying consolidated statements of operations. The amortization of the prepaid property insurance is included in operating, maintenance and management expenses in the accompanying consolidated statements of operations. The prepaid insurance is included in other assets in the accompanying consolidated balance sheets upon payment.

(7)	Included in rental income in the accompanying consolidated statements of operations.
(8)	Included in real estate held for development in the accompanying consolidated balance sheets.
(9)	Included in total real estate, net in the accompanying consolidated balance sheets.
(10)	Included in building and improvements in the accompanying consolidated balance sheets.
(11)	Included in notes payable, net in the accompanying consolidated balance sheets.

Investment Management Fee

The Company pays the Advisor a monthly investment management fee equal to one-twelfth of 1.0% of (1) the cost of investments in real properties and real estate-related assets acquired directly by the Company or (2) the Company’s allocable cost of each investment in real property or real estate related asset acquired through a joint venture. The investment management fee is calculated including the amount actually paid or budgeted to fund acquisition fees, acquisition expenses, cost of development, construction or improvement and any debt attributable to such investments, or the Company’s proportionate share thereof in the case of investments made through joint ventures.

Acquisition Fees and Expenses

The Company pays the Advisor an acquisition fee equal to 1.0% of the cost of investment, which includes the amount actually paid or budgeted to fund the acquisition, origination, development, construction or improvement of any real property or real estate-related asset acquired. In addition to acquisition fees, the Company reimburses the Advisor for amounts directly incurred by the Advisor and amounts the Advisor pays to third parties in connection with the selection, evaluation, acquisition and development of a property or acquisition of real estate-related assets, whether or not the Company ultimately acquires the property or the real estate-related assets.

The Charter limits the Company’s ability to pay acquisition fees if the total of all acquisition fees and expenses relating to the purchase would exceed 4.5% of the contract purchase price. Under the Charter, a majority of the Company’s board of directors, including a majority of the independent directors, is required to approve any acquisition fees (or portion thereof) that would cause the total of all acquisition fees and expenses relating to an acquisition to exceed 4.5% of the contract purchase price. In connection with the purchase of securities, the acquisition fee may be paid to an affiliate of the Advisor that is registered as a Financial Industry Regulatory Authority, Inc. (“FINRA”) member broker-dealer if applicable FINRA rules would prohibit the payment of the acquisition fee to a firm that is not a registered broker-dealer.

Loan Coordination Fee

The Company pays the Advisor or its affiliate a loan coordination fee equal to 1.0% of the initial amount of the new debt financed or outstanding debt assumed in connection with the acquisition, development,

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2019

(unaudited)

construction, improvement or origination of a property or a real estate-related asset. In addition, in connection with any financing or the refinancing of any debt (in each case, other than identified at the time of the acquisition of a property or a real estate-related asset), the Company pays the Advisor or its affiliate a loan coordination fee equal to 0.75% of the amount of debt financed or refinanced. In some instances, the Company and the Advisor agreed to a loan coordination fee of $100,000 per loan refinanced.

Property Management Fees and Expenses

The Company has entered into property management agreements (each, as amended from time to time, a “Property Management Agreement”) with Steadfast Management Company, Inc., an affiliate of the Sponsor (the “Property Manager”), in connection with the management of each of the Company’s properties. At September 30, 2019, the property management fee payable with respect to each property under the Property Management Agreements ranged from 2.50% to 3.0% of the annual gross revenue collected at the property, as determined by the Advisor and approved by a majority of the Company’s board of directors, including a majority of the independent directors. Each Property Management Agreement has an initial one-year term and continues thereafter on a month-to-month basis unless either party gives 60-days’ prior notice of its desire to terminate the Property Management Agreement, provided that the Company may terminate the Property Management Agreement at any time upon a determination of gross negligence, willful misconduct or bad acts of the Property Manager or its employees or upon an uncured breach of the Property Management Agreement upon 30 days’ prior written notice to the Property Manager.

In addition to the property management fee, the Property Management Agreements also specify certain other reimbursements payable to the Property Manager for benefit administration, information technology infrastructure, licenses, support and training services and capital expenditures. The Company also reimburses the Property Manager for the salaries and related benefits of on-site property management employees.

Construction Management Fees and Expenses

The Company has entered into construction management agreements (each, a “Construction Management Agreement”) with Pacific Coast Land & Construction, Inc., an affiliate of the Sponsor (the “Construction Manager”), in connection with capital improvements and renovation or value-enhancement projects for certain properties the Company acquires. The construction management fee payable with respect to each property under the Construction Management Agreements ranges from 8.0% to 12.0% of the costs of the improvements for which the Construction Manager has planning and oversight authority. Generally, each Construction Management Agreement can be terminated by either party with 30 days’ prior written notice to the other party. Construction management fees are capitalized to the respective real estate properties in the period in which they are incurred as such costs relate to capital improvements and renovations for apartment homes taken out of service while they undergo the planned renovation.

The Company may also reimburse the Construction Manager for the salaries and related benefits of certain of its employees for time spent working on capital improvements and renovations.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2019

(unaudited)

Development Services

In some instances, the Company may enter into a Development Services Agreement with Steadfast Multifamily Development, Inc., an affiliate of the Advisor, (the “Developer”), in connection with a development project, pursuant to which the Developer will receive a development fee and reimbursement for certain expenses for overseeing the development project. The Company entered into a Development Services Agreement with the Developer in connection with the Garrison Station development project that provided for a development fee equal to 4% of the hard and soft costs of the development project as specified in the Development Services Agreement. 75% of the development fee will be paid in 14 monthly installments and the remaining 25% will be paid upon delivery by the Developer to us of a certificate of occupancy. As of September 30, 2019, no amounts had been paid pursuant to the Development Services Agreement.

Property Insurance

The Company deposits amounts with an affiliate of the Sponsor to fund a prepaid insurance deductible account to cover the cost of required insurance deductibles across all properties of the Company and other affiliated entities. Upon filing a major claim, proceeds from the insurance deductible account may be used by the Company or another affiliate of the Sponsor. In addition, the Company deposits amounts with an affiliate of the Sponsor to cover the cost of property and property related insurance across certain properties of the Company.

Other Operating Expense Reimbursement

In addition to the various fees paid to the Advisor, the Company is obligated to pay directly or reimburse all expenses incurred by the Advisor in providing services to the Company, including the Company’s allocable share of the Advisor’s overhead, such as rent, employee costs, utilities and information technology costs. The Company will not reimburse the Advisor for employee costs in connection with services for which the Advisor or its affiliates receive acquisition fees or disposition fees or for the salaries the Advisor pays to the Company’s executive officers.

The Charter limits the Company’s total operating expenses during any four fiscal quarters to the greater of 2% of the Company’s average invested assets or 25% of the Company’s net income for the same period (the “2%/25% Limitation”). The Company may reimburse the Advisor, at the end of each fiscal quarter, for operating expenses incurred by the Advisor; provided, however, that the Company shall not reimburse the Advisor at the end of any fiscal quarter for operating expenses that exceed the 2%/25% Limitation unless the independent directors have determined that such excess expenses were justified based on unusual and non-recurring factors. The Advisor must reimburse the Company for the amount by which the Company’s operating expenses for the preceding four fiscal quarters then ended exceed the 2%/25% Limitation, unless approved by the independent directors. For purposes of determining the 2%/25% Limitation amount, “average invested assets” means the average monthly book value of the Company’s assets invested directly or indirectly in equity interests and loans secured by real estate during the 12-month period before deducting depreciation, bad debts reserves or other non-cash reserves. “Total operating expenses” means all expenses paid or incurred by the Company that are in any way related to the Company’s operation, including the Company’s allocable share of Advisor overhead, but excluding (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2019

(unaudited)

in connection with the issuance, distribution, transfer, listing and registration of shares of the Company’s common stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees based on the gain in the sale of the Company’s assets; (f) acquisition fees and acquisition expenses (including expenses relating to potential acquisitions that the Company does not close) and investment management fees; (g) real estate commissions on the resale of investments; and (h) other expenses connected with the acquisition, disposition, management and ownership of investments (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of real property).

As of September 30, 2019, the Company’s total operating expenses, as defined above, did not exceed the 2%/25% Limitation.

Disposition Fee

If the Advisor or its affiliates provide a substantial amount of services in connection with the sale of a property or real estate-related asset as determined by a majority of the Company’s independent directors, the Company will pay the Advisor or its affiliates a fee equivalent to one-half of the brokerage commissions paid, but in no event to exceed 1% of the sales price of each property or real estate-related asset sold. To the extent the disposition fee is paid upon the sale of any assets other than real property, it will be included as an operating expense for purposes of the 2%/25% Limitation. In connection with the sale of securities, the disposition fee may be paid to an affiliate of the Advisor that is registered as a FINRA member broker-dealer if applicable FINRA rules would prohibit the payment of the disposition fee to a firm that is not a registered broker-dealer.

Selling Commissions and Dealer Manager Fees

The Company entered into the Dealer Manager Agreement with the Dealer Manager in connection with the Public Offering. The Company paid the Dealer Manager up to 7% and 3% of the gross offering proceeds from the Primary Offering as selling commissions and dealer manager fees, respectively. The Dealer Manager reallowed 100% of sales commissions earned to participating broker-dealers. The Dealer Manager could also reallow to any participating broker-dealer a portion of the dealer manager fee that was attributable to that participating broker-dealer for certain marketing costs of that participating broker-dealer. The Dealer Manager negotiated the reallowance of the dealer manager fee on a case-by-case basis with each participating broker-dealer subject to various factors associated with the cost of the marketing program. The Company allowed a participating broker-dealer to elect to receive the 7% selling commissions at the time of sale or elect to have the selling commission paid on a trailing basis. A participating broker-dealer that elected to receive a trailing selling commission is paid as follows: 3% at the time of sale and the remaining 4% paid ratably (1% per year) on each of the first four anniversaries of the sale. A reduced selling commission and dealer manager fee was paid in connection with volume discounts and certain other categories of sales. No selling commissions or dealer manager fee was paid with respect to shares of common stock issued pursuant to the DRP. The Company terminated the Public Offering on March 24, 2016, and as of September 30, 2019 and December 31, 2018, expects to pay trailing selling commissions of $127,674 and $299,952, respectively, which were charged to additional paid-in capital and included within amounts due to affiliates in the accompanying consolidated balance sheets.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2019

(unaudited)

Pending Mergers with Steadfast Income REIT and Steadfast Apartment REIT III

Amended and Restated Advisory Agreement

Concurrently with the entry into the Merger Agreements, the Company and the Advisor entered into the Amended and Restated STAR Advisory Agreement (the “Amended STAR Advisory Agreement”), which will become effective at the effective time of the earlier of the SIR Merger and STAR Merger. The Amended STAR Advisory Agreement amends the existing Advisory Agreement to lower certain fees and to change the form of consideration for the investment management fee so that such fees are paid 50% in cash and 50% in STAR common stock. Any acquisition fee, disposition fee or loan coordination fee payable to the Advisor will be 0.5% of the cost of investment, sales price or amount financed, as applicable. Any loan coordination fee related to non-acquisition financing or refinancing will be payable to the Advisor in the form of the Company’s common stock. In addition, the Amended STAR Advisory Agreement provides for a Subordinated Incentive Listing Fee, Subordinated Share of Net Sales Proceeds and Performance Fee (each as defined in the Amended STAR Advisory Agreement) to be payable to the Advisor in exchange for the redemption of the 1,000 shares of Convertible Stock currently owned by the Advisor.

Pursuant to the Merger Agreements, the Advisor may request to receive a new class of convertible stock in exchange for the Convertible Stock owned by the Advisor in lieu of the Subordinated Incentive Listing Fee, Subordinated Share of Net Sales Proceeds and Performance Fee provided for in the Amended STAR Advisory Agreement; provided that such request must be made prior to the consummation of either of the mergers.

8.	Incentive Award Plan and Independent Director Compensation

The Company has adopted an incentive award plan (the “Incentive Award Plan”) that provides for the grant of equity awards to its employees, directors and consultants and those of the Company’s affiliates. The Incentive Award Plan authorizes the grant of non-qualified and incentive stock options, restricted stock awards, restricted stock units, stock appreciation rights, dividend equivalents and other stock-based awards or cash-based awards.

Under the Company’s independent directors’ compensation plan, which is a sub-plan of the Incentive Award Plan, each of the Company’s independent directors received 3,333 shares of restricted common stock once the Company raised $2,000,000 in gross offering proceeds in the Public Offering. Each subsequent independent director that joins the Company’s board of directors receives 3,333 shares of restricted common stock upon election to the Company’s board of directors. In addition, on the date following an independent director’s re-election to the Company’s board of directors, he or she receives 1,666 shares of restricted common stock. One-fourth of the shares of restricted common stock generally vest and become non-forfeitable upon issuance and the remaining portion will vest in three equal annual installments beginning on the date of grant and ending on the third anniversary of the date of grant; provided, however, that the restricted stock will become fully vested and become non-forfeitable on the earlier to occur of (1) the termination of the independent director’s service as a director due to his or her death or disability or (2) a change in control of the Company. These restricted stock awards entitle the holders to participate in distributions even if the shares are not fully vested.

The Company recorded stock-based compensation expense of $11,390 and $39,182 for the three and nine months ended September 30, 2019 and $33,044 and $60,721 for the three and nine months ended September 30, 2018, respectively, related to the independent directors’ restricted common stock.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2019

(unaudited)

In addition to the stock awards, the Company pays each of its independent directors an annual retainer of $55,000, prorated for any partial term (the audit committee chairperson receives an additional $10,000 annual retainer, prorated for any partial term). The independent directors are also paid for attending meetings as follows: (i) $2,500 for each board meeting attended in person, (ii) $1,500 for each committee meeting attended in person in such director’s capacity as a committee member, (iii) $1,000 for each board meeting attended via teleconference (not to exceed $4,000 for any one set of meetings attended on any given day). All directors also receive reimbursement of reasonable out of pocket expenses incurred in connection with attendance at meetings of the board of directors. Director compensation is an operating expense of the Company that is subject to the operating expense reimbursement obligation of the Advisor discussed in Note 7 (Related Party Arrangements). The Company recorded an operating expense of $94,750 and $346,750 for the three and nine months ended September 30, 2019, and $235,750 and $353,250 for the three and nine months ended September 30, 2018, related to the independent directors’ annual retainer and attending board and committee meetings, which is included in general and administrative expenses in the accompanying consolidated statements of operations. As of September 30, 2019 and December 31, 2018, $94,750 and $151,750, respectively, related to the independent directors’ annual retainer and board meetings attendance is included in accounts payable and accrued liabilities in the consolidated balance sheets.

9.	Commitments and Contingencies

Economic Dependency

The Company is dependent on the Advisor for certain services that are essential to the Company, including the identification, evaluation, negotiation, purchase and disposition of real estate and real estate-related investments; management of the daily operations of the Company’s real estate and real estate-related investment portfolio; and other general and administrative responsibilities. In the event that the Advisor is unable to provide such services, the Company will be required to obtain such services from other sources. The Company may not be able to retain services from such other sources on favorable terms or at all.

Concentration of Credit Risk

The geographic concentration of the Company’s portfolio makes it particularly susceptible to adverse economic developments in the Atlanta, Georgia, Dallas/Fort Worth, Texas and Nashville, Tennessee apartment markets. Any adverse economic or real estate developments in these markets, such as business layoffs or downsizing, relocations of businesses, increased competition from other apartment communities, decrease in demand for apartments or any other changes, could adversely affect the Company’s operating results and its ability to make distributions to stockholders.

Environmental

As an owner of real estate, the Company is subject to various environmental laws of federal, state and local governments. The Company is not aware of any environmental liability that could have a material adverse effect on its financial condition or results of operations. However, changes in applicable environmental laws and regulations, the uses and conditions of properties in the vicinity of the Company’s properties, the activities of its tenants and other environmental conditions of which the Company is unaware with respect to the properties could result in future environmental liabilities.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2019

(unaudited)

Legal Matters

From time to time, the Company is subject, or party, to legal proceedings that arise in the ordinary course of its business. Management is not aware of any legal proceedings of which the outcome is reasonably likely to have a material adverse effect on the Company’s results of operations or financial condition nor is the Company aware of any such legal proceedings contemplated by government agencies.

10.	Derivative Financial Instruments

The Company uses interest rate derivatives with the objective of managing exposure to interest rate movements thereby minimizing the effect of interest rate changes and the effect they could have on future cash flows. Interest rate cap agreements are used to accomplish this objective. The following table provides the terms of the Company’s interest rate derivative instruments that were in effect at September 30, 2019 and December 31, 2018:

September 30, 2019
Type	Maturity Date Range	Based on	Number of Instruments	Notional Amount	Variable Rate	Weighted Average Rate Cap	Fair Value
Interest Rate Cap	10/1/2019 - 8/1/2021	One-Month LIBOR	11	$395,592,350	2.02%	3.46%	$1,902

December 31, 2018
Type	Maturity Date Range	Based on	Number of Instruments	Notional Amount	Variable Rate	Weighted Average Rate Cap	Fair Value
Interest Rate Cap	1/1/2019 - 8/1/2021	One-Month LIBOR	22	$713,237,850	2.52%	3.46%	$207,769

The interest rate cap agreements are not designated as effective cash flow hedges. Accordingly, the Company records any changes in the fair value of the interest rate cap agreements as interest expense. The change in the fair value of the interest rate cap agreements for the three and nine months ended September 30, 2019, resulted in an unrealized loss of $24,144 and $223,867, respectively, and for the three and nine months ended September 30, 2018, resulted in an unrealized gain of $62,119 and $641,013, respectively, which is included in interest expense in the accompanying consolidated statements of operations. During the three and nine months ended September 30, 2019, the Company acquired interest rate cap agreements of $18,000. During the three and nine months ended September 30, 2018, the Company acquired interest rate cap agreements of $43,200 and received settlement proceeds from interest rate cap agreements of $270,000. The fair value of the interest rate cap agreements of $1,902 and $207,769 as of September 30, 2019 and December 31, 2018, respectively, is included in other assets on the accompanying consolidated balance sheets.

11.	Subsequent Events

Distributions Paid

On October 1, 2019, the Company paid distributions of $3,873,086, which related to distributions declared for each day in the period from September 1, 2019 through September 30, 2019 and consisted of cash distributions paid in the amount of $2,163,484 and $1,709,602 in shares issued pursuant to the DRP.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2019

(unaudited)

On November 1, 2019, the Company paid distributions of $4,009,485, which related to distributions declared for each day in the period from October 1, 2019 through October 31, 2019 and consisted of cash distributions paid in the amount of $2,248,504 and $1,760,981 in shares issued pursuant to the DRP.

Shares Repurchased

On October 31, 2019, the Company repurchased 55,166 shares of its common stock for a total repurchase value of $817,640, or $14.79 per share, pursuant to the Company’s share repurchase plan.

Refinancing Transactions

On October 1, 2019, the Company, through the indirect wholly-owned subsidiaries set out in the table below (each a “Borrower” and collectively, the “Borrowers”), refinanced $126,376,000 of existing variable rate loans with PNC Bank with new fixed rate Freddie Mac loans in an aggregate principal amount of $135,524,000 (the “Loans”). Each of the Loans has a ten year term, with interest only payments for the first five years. The Borrowers paid $508,215 in the aggregate in loan origination fees to PNC Bank in connection with the refinancings, and the Advisor earned a loan coordination fee of $400,000.

Property	Borrower	Closing Date	Lender	Loan Amount	Interest Rate
Meadows at N. Richland Hills	STAR Meadows, LLC	10/1/2019	PNC Bank	$26,888,000	3.56%
Park Valley	STAR Park Valley, LLC	10/1/2019	PNC Bank	49,100,000	3.56%
Peak View by Horseshoe Lake	STAR Horseshoe, LLC	10/1/2019	PNC Bank	38,421,000	3.56%
Reveal on Cumberland	STAR Cumberland, LLC	10/1/2019	PNC Bank	21,115,000	3.56%

				$135,524,000

Distributions Declared

On November 5, 2019, the Company’s board of directors approved and authorized a daily distribution to stockholders of record as of the close of business on each day of the period commencing on January 1, 2020 and ending on March 31, 2020. The distributions will be equal to $0.002459 per share of the Company’s common stock per day. The distributions for each record date in January 2020, February 2020 and March 2020 will be paid in February 2020, March 2020 and April 2020, respectively. The distributions will be payable to stockholders from legally available funds therefor.

Restricted Stock Grant

On November 6, 2019, the Company granted 1,666 shares of restricted common stock to each of its three independent directors upon their re-election to the Company’s board of directors at the 2019 annual meeting of stockholders.

PART I — FINANCIAL INFORMATION (continued)

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis should be read in conjunction with the accompanying unaudited consolidated financial statements of Steadfast Apartment REIT, Inc. and the notes thereto. As used herein, the terms “we,” “our” and “us” refer to Steadfast Apartment REIT, Inc., a Maryland corporation, and, as required by context, Steadfast Apartment REIT Operating Partnership, L.P., a Delaware limited partnership, which we refer to as our “operating partnership,” and to their subsidiaries.

Forward-Looking Statements

Certain statements included in this Quarterly Report on Form 10-Q that are not historical facts (including any statements concerning investment objectives, other plans and objectives of management for future operations or economic performance, or assumptions or forecasts related thereto) are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements are only predictions. We caution that forward-looking statements are not guarantees. Actual events or our investments and results of operations could differ materially from those expressed or implied in any forward-looking statements. Forward-looking statements are typically identified by the use of terms such as “may,” “should,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology.

The forward-looking statements included herein are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Factors that could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	the fact that we have a limited operating history and commenced operations on May 22, 2014;

•	the fact that we have had a net loss for each quarterly and annual period since inception;

•	changes in economic conditions generally and the real estate and debt markets specifically;

•	our ability to secure resident leases for our multifamily properties at favorable rental rates;

•	risks inherent in the real estate business, including resident defaults, potential liability relating to environmental matters and the lack of liquidity of real estate investments;

•

the fact that we pay fees and expenses to our advisor and its affiliates that were not negotiated on an arm’s length basis and the fact that the payment of these fees and expenses increases the risk that our stockholders will not earn a profit on their investment in us;

•	our ability to retain our executive officers and other key personnel of our advisor, our property manager and other affiliates of our advisor;

•	our ability to generate sufficient cash flows to pay distributions for our stockholders;

•

completion of the proposed mergers described herein are subject to many conditions and if these conditions are not satisfied or waived, the mergers will not be completed, which could result in the expenditure of significant unrecoverable transaction costs;

•	failure to complete either of the mergers could negatively impact our future business and financial results;

PART I — FINANCIAL INFORMATION (continued)

•

the pendency of the mergers, including as a result of the restrictions on the operation of our business during the period between signing of the Merger Agreements (defined herein) and the completion of either merger, could adversely affect our business and operations;

•	legislative or regulatory changes (including changes to the laws governing the taxation of real estate investment trusts, or REITs);

•	the availability of capital;

•	changes in interest rates; and

•	changes to generally accepted accounting principles, or GAAP.

Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this quarterly report. All forward-looking statements are made as of the date of this quarterly report and the risk that actual results will differ materially from the expectations expressed in this quarterly report will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements after the date of this quarterly report, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this quarterly report, the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this quarterly report will be achieved.

All forward looking statements included herein should be read in connection with the risks identified in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the Securities and Exchange Commission, or the SEC, on March 14, 2019.

Overview

We were formed on August 22, 2013, as a Maryland corporation that elected to be taxed as, and qualifies as, a REIT. As described in more detail below, we own and manage a diverse portfolio of 33 multifamily properties, located in the United States comprising a total of 11,455 apartment homes and one parcel of land held for the development of apartment homes. We may acquire additional multifamily properties or pursue multifamily development projects in the future.

On December 30, 2013, we commenced an initial public offering of up to 66,666,667 shares of common stock at an initial price of $15.00 per share and up to 7,017,544 shares of common stock pursuant to our distribution reinvestment plan at an initial price of $14.25 per share. On March 24, 2016, we terminated our initial public offering. As of March 24, 2016, we had sold 48,625,651 shares of common stock for gross offering proceeds of $724,849,631, including 1,011,561 shares of common stock issued pursuant to our distribution reinvestment plan for gross offering proceeds of $14,414,752. Following the termination of our initial public offering, we have continued to offer shares of our common stock pursuant to our distribution reinvestment plan. As of September 30, 2019, we had sold 53,949,748 shares of common stock for gross proceeds of $804,390,765, including 6,335,721 shares of common stock issued pursuant to our distribution reinvestment plan for gross offering proceeds of $93,955,886.

On March 12, 2019, our board of directors approved an estimated value per share of our common stock of $15.84 as of December 31, 2018. In connection with the determination of an estimated value per share, our board of directors determined a price per share for the distribution reinvestment plan of $15.84, effective April 1, 2019. In the future, our board of directors may, in its sole discretion and from time to time, change the price at which we offer shares pursuant to our distribution reinvestment plan to reflect changes in our estimated value per share and other factors that our board of directors deems relevant.

PART I — FINANCIAL INFORMATION (continued)

Subject to certain restrictions and limitations, Steadfast Apartment Advisor, LLC, which we refer to as our “advisor,” manages our day-to-day operations and our portfolio of properties and real estate-related assets. Our advisor sources and presents investment opportunities to our board of directors. Our advisor also provides investment management, marketing, investor relations and other administrative services on our behalf.

Substantially all of our business is conducted through Steadfast Apartment REIT Operating Partnership, L.P., our operating partnership. We are the sole general partner of our operating partnership and one of our wholly-owned subsidiaries is the only limited partner of our operating partnership. As we accepted subscriptions for shares of common stock in our initial public offering, we transferred substantially all of the net proceeds to our operating partnership as a capital contribution. The limited partnership agreement of our operating partnership provides that our operating partnership will be operated in a manner that will enable us to (1) satisfy the requirements for being classified as a REIT for federal income tax purposes, (2) avoid any federal income or excise tax liability and (3) ensure that our operating partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, which classification could result in our operating partnership being taxed as a corporation, rather than as a disregarded entity. In addition to the administrative and operating costs and expenses incurred by our operating partnership in acquiring and operating our investments, our operating partnership will pay all of our administrative costs and expenses, and such expenses will be treated as expenses of our operating partnership.

We elected to be taxed as a REIT under the Internal Revenue Code commencing with our taxable year ended December 31, 2014. As a REIT, we generally will not be subject to federal income tax to the extent that we distribute qualifying dividends to our stockholders. If we fail to qualify as a REIT in any taxable year, we would be subject to federal income tax on our taxable income at regular corporate rates and would not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which qualification is lost, unless the Internal Revenue Service grants us relief under certain statutory provisions. Failing to qualify as a REIT could materially and adversely affect our net income and results of operations.

Proposed Merger with Steadfast Income REIT, Inc.

On August 5, 2019, we, Steadfast Income REIT, Inc., or SIR, our operating partnership, Steadfast Income REIT Operating Partnership, L.P., the operating partnership of SIR, and SI Subsidiary, LLC, our wholly-owned subsidiary, or SIR Merger Sub, entered into an Agreement and Plan of Merger, or the SIR Merger Agreement. Subject to the terms and conditions of the SIR Merger Agreement, SIR will merge with and into SIR Merger Sub, or the SIR Merger, with SIR Merger Sub surviving the SIR Merger, such that following the SIR Merger, the surviving entity will continue as a wholly-owned subsidiary of ours. In accordance with the applicable provisions of the Maryland General Corporation Law, or MGCL, the separate existence of SIR shall cease.

At the effective time of the SIR Merger and subject to the terms and conditions of the SIR Merger Agreement, each issued and outstanding share of SIR’s common stock (or a fraction thereof), $0.01 par value per share, or the SIR Common Stock, will be converted into the right to receive 0.5934 shares of our common stock.

The obligations of each party to consummate the SIR Merger are subject to a number of conditions, including receipt of the approval of the SIR Merger and of an amendment to SIR’s charter to delete certain provisions regarding roll-up transactions by the holders of a majority of the outstanding shares of SIR Common Stock.

Proposed Merger with Steadfast Apartment REIT III, Inc.

On August 5, 2019, we, Steadfast Apartment REIT III, Inc., or STAR, our operating partnership, Steadfast Apartment REIT III Operating Partnership, L.P., the operating partnership of STAR III, and SIII Subsidiary,

PART I — FINANCIAL INFORMATION (continued)

LLC, our wholly-owned subsidiary, or the STAR III Merger Sub, entered into an Agreement and Plan of Merger, or the STAR III Merger Agreement and together with the SIR Merger Agreement, the Merger Agreements. Subject to the terms and conditions of the STAR III Merger Agreement, STAR III will merge with and into STAR III Merger Sub, or the STAR III Merger, with STAR III Merger Sub surviving the STAR III Merger, such that following the STAR III Merger, the surviving entity will continue as a wholly-owned subsidiary of ours. In accordance with the applicable provisions of the MGCL, the separate existence of STAR III shall cease.

At the effective time of the STAR III Merger and subject to the terms and conditions of the STAR III Merger Agreement, each issued and outstanding share of STAR III’s common stock (or a fraction thereof), $0.01 par value per share, or the STAR III Common Stock, will be converted into the right to receive 1.430 shares of our common stock.

The obligations of each party to consummate the STAR III Merger are subject to a number of conditions, including receipt of the approval of the STAR III Merger and of an amendment to STAR III’s charter to delete certain provisions regarding roll-up transactions by the holders of a majority of the outstanding shares of STAR III Common Stock.

For additional information on the SIR Merger and the STAR III Merger, see our Current Report on Form 8-K filed with the SEC on August 6, 2019.

Market Outlook

We believe economic and demographic trends will benefit our existing portfolio and that we have unique future investment opportunities in the multifamily sector. Home ownership rates are at near all-time lows. Demographic and economic factors favor the flexibility of rental housing and discourage the potential financial burden associated with home ownership. Additionally, Millennials and Baby Boomers, the two largest demographic groups comprising roughly half of the total population in the United States, are increasingly choosing rental housing over home ownership. Demographic studies suggest that Baby Boomers are downsizing their suburban homes and relocating to multifamily apartments. Millennials are renting multifamily apartments due to high levels of student debt and increased credit standards in order to qualify for a home mortgage. According to the Federal Reserve Bank of New York, aggregate student debt has surpassed automotive, home equity lines of credit and credit card debt. Millennials are also getting married and having children later and are choosing to live in apartment communities until their mid-30s. Today, approximately 30% of Millennials are still living with their parents or are still in school. When they are employed, Millennials will likely rent moderate income apartments based upon an average income of $45,000 to $65,000. Our plan is to provide rental housing for these generational groups as they age. We believe these factors will continue to contribute to the demand for multifamily housing.

PART I — FINANCIAL INFORMATION (continued)

Our Real Estate Portfolio

As of September 30, 2019, we owned the 33 multifamily apartment communities and one parcel of land held for the development of apartment homes listed below:

Property Name		Location	Purchase Date	Number of Units	Contract Purchase Price	Mortgage Debt Outstanding(3)		Average Monthly Occupancy(1)		Average Monthly Rent(2)
								Sep 30, 2019	Dec 31, 2018	Sep 30, 2019	Dec 31, 2018
1	Villages at Spring Hill Apartments	Spring Hill, TN	5/22/2014	176	$14,200,000		(4)	94.9%	94.9%	$1,120	$996
2	Harrison Place Apartments	Indianapolis, IN	6/30/2014	307	27,864,250		(4)	93.5%	95.4%	981	971
3	Club at Summer Valley	Austin, TX	8/28/2014	260	21,500,000		(4)	95.0%	92.3%	926	913
4	Terrace Cove Apartment Homes	Austin, TX	8/28/2014	304	23,500,000		(4)	95.1%	95.7%	961	918
5	The Residences on McGinnis Ferry	Suwanee, GA	10/16/2014	696	98,500,000		(4)	94.5%	93.0%	1,341	1,282
6	The 1800 at Barrett Lakes	Kennesaw, GA	11/20/2014	500	49,000,000	40,613,028		93.0%	95.2%	1,086	1,035
7	The Oasis	Colorado Springs, CO	12/19/2014	252	40,000,000	39,486,587		95.6%	93.7%	1,402	1,349
8	Columns on Wetherington	Florence, KY	2/26/2015	192	25,000,000		(4)	93.8%	94.3%	1,209	1,153
9	Preston Hills at Mill Creek	Buford, GA	3/10/2015	464	51,000,000		(4)	92.2%	93.5%	1,186	1,113
10	Eagle Lake Landing Apartments	Speedway, IN	3/27/2015	277	19,200,000		(4)	94.6%	94.6%	892	865
11	Reveal on Cumberland	Fishers, IN	3/30/2015	220	29,500,000	21,638,579		96.4%	94.5%	1,130	1,104
12	Heritage Place Apartments	Franklin, TN	4/27/2015	105	9,650,000	8,586,593		96.2%	96.2%	1,152	1,130
13	Rosemont at East Cobb	Marietta, GA	5/21/2015	180	16,450,000	13,253,459		93.9%	92.8%	1,046	991
14	Ridge Crossings Apartments	Hoover, AL	5/28/2015	720	72,000,000	57,653,083		95.0%	94.7%	1,004	979
15	Bella Terra at City Center	Aurora, CO	6/11/2015	304	37,600,000		(4)	94.4%	91.8%	1,185	1,150
16	Hearthstone at City Center	Aurora, CO	6/25/2015	360	53,400,000		(4)	96.1%	92.2%	1,253	1,224
17	Arbors at Brookfield	Mauldin, SC	6/30/2015	702	66,800,000		(4)	92.0%	93.0%	940	929
18	Carrington Park	Kansas City, MO	8/19/2015	298	39,480,000		(4)	94.3%	94.0%	1,038	1,013
19	Delano at North Richland Hills	North Richland Hills, TX	8/26/2015	263	38,500,000	31,803,343		95.8%	94.3%	1,475	1,439
20	Meadows at North Richland Hills	North Richland Hills, TX	8/26/2015	252	32,600,000	25,462,929		96.0%	93.7%	1,396	1,339
21	Kensington by the Vineyard	Euless, TX	8/26/2015	259	46,200,000	34,105,671		96.5%	95.0%	1,482	1,485
22	Monticello by the Vineyard	Euless, TX	9/23/2015	354	52,200,000	41,212,446		97.2%	95.2%	1,337	1,336
23	The Shores	Oklahoma City, OK	9/29/2015	300	36,250,000	23,727,188		94.7%	94.0%	1,018	1,000
24	Lakeside at Coppell	Coppell, TX	10/7/2015	315	60,500,000	47,871,611		97.5%	94.6%	1,725	1,687
25	Meadows at River Run	Bolingbrook, IL	10/30/2015	374	58,500,000	42,599,949		88.2%	91.4%	1,376	1,408
26	PeakView at T-Bone Ranch	Greeley, CO	12/11/2015	224	40,300,000		(4)	93.3%	95.5%	1,342	1,295
27	Park Valley Apartments	Smyrna, GA	12/11/2015	496	51,400,000	44,735,111		93.8%	92.9%	1,069	1,012
28	PeakView by Horseshoe Lake	Loveland, CO	12/18/2015	222	44,200,000	33,727,620		95.0%	94.1%	1,408	1,388
29	Stoneridge Farms	Smyrna, TN	12/30/2015	336	47,750,000	45,329,213		93.8%	93.8%	1,206	1,178
30	Fielder’s Creek	Englewood, CO	3/23/2016	217	32,400,000	—		95.4%	95.9%	1,209	1,193
31	Landings of Brentwood	Brentwood, TN	5/18/2016	724	110,000,000	—		96.7%	95.9%	1,251	1,191

PART I — FINANCIAL INFORMATION (continued)

Property Name		Location	Purchase Date	Number of Units	Contract Purchase Price	Mortgage Debt Outstanding(3)		Average Monthly Occupancy(1)		Average Monthly Rent(2)
								Sep 30, 2019	Dec 31, 2018	Sep 30, 2019	Dec 31, 2018
32	1250 West Apartments	Marietta, GA	8/12/2016	468	$55,772,500		(4)	92.7%	90.4%	$1,038	$1,008
33	Sixteen50 @ Lake Ray Hubbard	Rockwall, TX	9/29/2016	334	66,050,000		(4)	95.2%	94.6%	1,503	1,492
34	Garrison Station Development(5)	Murfreesboro, TN	5/30/2019	—	4,305,247	—		—%	—%	—	—

				11,455	$1,471,571,997	$551,806,410		94.4%	93.9%	$1,190	$1,163

(1)	As of September 30, 2019, our portfolio was approximately 96.4% leased, calculated using the number of occupied and contractually leased units divided by total units.
(2)	Average monthly rent is based upon the effective rental income after considering the effect of vacancies, concessions and write-offs.
(3)

Mortgage debt outstanding is net of deferred financing costs associated with the loans for each individual property listed above but excludes the principal balance of $551,669,000 and associated deferred financing costs of $3,310,487 related to the refinancings pursuant to our Master Credit Facility Agreement, or MCFA.

(4)	Properties secured under the terms of the MCFA.
(5)

We acquired the Garrison Station property (formerly known as Victory Station) on May 30, 2019, which included unimproved land, currently zoned as a Planned Unit Development, or PUD. The current zoning permits the development of the property into a multifamily community including 176 units of 1, 2 and 3-bedroom units with a typical unit mix for this market.

2019 Property Dispositions

Randall Highlands Apartments

On March 31, 2015, we, through an indirect wholly-owned subsidiary, acquired Randall Highlands Apartments, a multifamily property located in North Aurora, Illinois, containing 146 apartment homes. The purchase price of Randall Highlands Apartments was $32,115,000, exclusive of closing costs. On September 26, 2019, we sold Randall Highlands Apartments for $31,000,000, resulting in a gain of $3,329,078, which includes reductions to the net book value of the property due to historical depreciation and amortization expense. The purchaser of Randall Highlands Apartments was not affiliated with us or our advisor.

Critical Accounting Policies

The preparation of our financial statements requires significant management judgments, assumptions and estimates about matters that are inherently uncertain. These judgments affect the reported amounts of assets and liabilities and our disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. With different estimates or assumptions, materially different amounts could be reported in our financial statements. Additionally, other companies may utilize different estimates that may impact the comparability of our results of operations to those of companies in similar businesses. A discussion of the accounting policies that management considers critical in that they involve significant management judgments, assumptions and estimates is included in our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 14, 2019. There have been no significant changes to our accounting policies during the period covered by this report, except as discussed in Note 2 (Summary of Significant Accounting Policies), to our condensed consolidated unaudited financial statements in this quarterly report.

Income Taxes

We have elected to be taxed as a REIT under the Internal Revenue Code and have operated as such commencing with our taxable year ended December 31, 2014. To continue to qualify as a REIT, we must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of our

PART I — FINANCIAL INFORMATION (continued)

annual REIT taxable income to our stockholders (which is computed without regard to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). As a REIT, we generally will not be subject to federal income tax to the extent we distribute qualifying dividends to our stockholders. If we fail to qualify as a REIT in any taxable year, we would be subject to federal income tax on our taxable income at regular corporate income tax rates and generally would not be permitted to qualify for treatment as a REIT for federal income tax purposes for the four taxable years following the year during which qualification is lost, unless the Internal Revenue Service grants us relief under certain statutory provisions. Such an event could materially adversely affect our net income and net cash available for distribution to stockholders. However, we believe we are organized and operate in such a manner as to qualify for treatment as a REIT.

We follow the income tax guidance under GAAP to recognize, measure, present and disclose in our consolidated financial statements uncertain tax positions that we have taken or expect to take on a tax return. As of September 30, 2019 and December 31, 2018, we did not have any liabilities for uncertain tax positions that we believe should be recognized in our consolidated financial statements. We have not been assessed material interest or penalties by any major tax jurisdictions. Our evaluation was performed for all open tax years through December 31, 2018.

Distributions

Our board of directors has historically declared daily distributions that are paid on a monthly basis. We expect to continue paying monthly distributions unless our results of operations, our general financial condition, general economic conditions or other factors prohibit us from doing so. We have and may in the future continue to declare distributions in excess of our cash flow from operations. As a result, our distribution rate and payment frequency may vary from time to time. However, to qualify as a REIT for tax purposes, we must make distributions equal to at least 90% of our “REIT taxable income” each year.

Distributions declared (1) accrue daily to our stockholders of record as of the close of business on each day, (2) are payable in cumulative amounts on or before the third day of each calendar month with respect to the prior month and (3) were calculated at a rate of $0.002466 per share per day during the period during the nine months ended September 30, 2019, which if paid over a 365-day period is equivalent to a 6.0% annualized distribution rate based on a purchase price of $15.00 per share of common stock.

The distributions declared and paid during the first, second, and third fiscal quarters of 2019, along with the amount of distributions reinvested pursuant to the distribution reinvestment plan were as follows:

			Distributions Paid(3)			Sources of Distributions Paid
Period	Distributions Declared(1)	Distributions Declared Per Share(1)(2)	Cash	Reinvested	Total	Cash Flow From Operations	Cash and Cash Equivalents	Net Cash Provided by Operating Activities
First Quarter 2019	$11,511,537	$0.222	$6,116,456	$5,378,566	$11,495,022	$2,276,063	$9,218,959	$2,276,063
Second Quarter 2019	11,684,723	0.224	6,419,268	5,378,696	11,797,964	8,905,513	2,892,451	8,905,513
Third Quarter 2019	11,860,005	0.227	6,550,164	5,293,528	11,843,692	7,611,759	4,231,933	7,611,759

	$35,056,265	$0.673	$19,085,888	$16,050,790	$35,136,678	$18,793,335	$16,343,343	$18,793,335

(1)	Distributions during the three and nine months ended September 30, 2019, were based on daily record dates and calculated at a rate of $0.002466 per share per day.
(2)	Assumes each share was issued and outstanding each day during the period presented.
(3)	Distributions are paid on a monthly basis. Distributions for all record dates of a given month are paid approximately three days following month end.

For the three and nine months ended September 30, 2019, we paid aggregate distributions of $11,843,692 and $35,136,678, including $6,550,164 and $19,085,888 of distributions paid in cash and 334,187 and 1,028,071

PART I — FINANCIAL INFORMATION (continued)

shares of our common stock issued pursuant to our distribution reinvestment plan for $5,293,528 and $16,050,790, respectively. For the three and nine months ended September 30, 2019, our net loss was $10,389,806 and $34,742,088, we had funds from operations, or FFO, of $4,912,689 and $17,358,334 and net cash provided by operations of $7,611,759 and $18,793,335, respectively. For the three and nine months ended September 30, 2019, we funded $7,611,759 and $18,793,335, or 64% and 53%, and $4,231,933 and $16,343,343, or 36% and 47%, of total distributions paid, including shares issued pursuant to our distribution reinvestment plan, from net cash provided by operating activities and from cash and cash equivalents, respectively. Since inception, of the $186,825,406 in total distributions paid through September 30, 2019, including shares issued pursuant to our distribution reinvestment plan, 68% of such amounts were funded from cash flow from operations, 12% were funded from proceeds from our refinancings, 11% were funded from net public offering proceeds and 9% were funded from cash and cash equivalents. For information on how we calculate FFO and the reconciliation of FFO to net loss, see “—Funds from Operations and Modified Funds from Operations.”

Our long-term policy is to pay distributions solely from cash flow from operations. Because we may receive income from interest or rents at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund capital expenditures and other expenses, we expect that from time to time during our operational stage, we will declare distributions in anticipation of cash flow that we expect to receive during a later period, and we expect to pay these distributions in advance of our actual receipt of these funds. In these instances, our board of directors has the authority under our organizational documents, to the extent permitted by Maryland law, to fund distributions from sources such as borrowings, offering proceeds or advances and the deferral of fees and expense reimbursements by our advisor, in its sole discretion. We have not established a limit on the amount of proceeds we may use from sources other than cash flow from operations to fund distributions. If we pay distributions from sources other than cash flow from operations, we will have fewer funds available for investments.

Inflation

Substantially all of our multifamily property leases are for a term of one year or less. In an inflationary environment, this may allow us to realize increased rents upon renewal of existing leases or the beginning of new leases. Short-term leases generally will minimize our risk from the adverse effects of inflation, although these leases generally permit residents to leave at the end of the lease term and therefore will expose us to the effects of a decline in market rents. In a deflationary rent environment, we may be exposed to declining rents more quickly under these shorter term leases.

With respect to other commercial properties we may own, we expect in the future to include provisions in our leases designed to protect us from the impact of inflation. These provisions may include reimbursement billings for operating expense pass-through charges, real estate tax and insurance reimbursements, or in some cases annual reimbursement of operating expenses above a certain allowance.

As of September 30, 2019, we had not entered into any material leases as a lessee.

REIT Compliance

To qualify as a REIT for tax purposes, we are required to distribute at least 90% of our REIT taxable income (which is computed without regard to the dividends-paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP) to our stockholders. We must also meet certain asset and income tests, as well as other requirements. We monitor the operations and transactions that may potentially impact our REIT status. If we fail to qualify as a REIT in any taxable year, we would be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates.

PART I — FINANCIAL INFORMATION (continued)

Liquidity and Capital Resources

We use secured borrowings, and intend to use in the future secured and unsecured borrowings. At September 30, 2019, our debt was approximately 62% of the value of our properties, as determined by the most recent valuations performed by an independent third-party appraiser as of December 31, 2018. Going forward, we expect that our borrowings will be approximately 55% to 60% of the value of our properties (after debt amortization) and other real estate-related assets. Under our Articles of Amendment and Restatement, or the Charter, we are prohibited from borrowing in excess of 300% of the value of our net assets, which generally approximates to 75% of the aggregate cost of our assets, though we may exceed this limit only under certain circumstances.

In addition to making investments in accordance with our investment objectives, we use our capital resources to make certain payments to our advisor and its affiliates. During our organization and offering stage, we made payments to the dealer manager for sales commissions and dealer manager fees and payments to our advisor for reimbursement of certain organization and offering expenses. Currently, during our operating stage, we make payments to our advisor in connection with the acquisition of investments, the management of our assets and costs incurred by our advisor in providing services to us.

Our principal demand for funds will be to fund value-enhancement and other capital improvement projects, to pay operating expenses and interest on our outstanding indebtedness and to make distributions to our stockholders. Over time, we intend to generally fund our cash needs, other than asset acquisitions, from operations. Otherwise, we expect that our principal sources of working capital will include:

•	current unrestricted cash balance, which was $74,816,801 as of September 30, 2019;

•	various forms of secured and unsecured financing, including the financing of our unencumbered properties;

•	borrowings under master repurchase agreements;

•	equity capital from joint venture partners; and

•	proceeds from our distribution reinvestment plan.

Over the short term, we believe that our sources of capital, specifically our cash balances, cash flow from operations, our ability to raise equity capital from joint venture partners and our ability to obtain various forms of secured and unsecured financing will be adequate to meet our liquidity requirements and capital commitments.

Over the longer term, in addition to the same sources of capital we will rely on to meet our short-term liquidity requirements, we may also conduct additional public or private offerings of our securities, refinance debt or dispose of assets to fund our operating activities, debt service, distributions and future property acquisitions and development projects. We expect these resources will be sufficient to fund our ongoing operating activities as well as providing capital for investment in future development and other joint ventures along with potential forward purchase commitments.

Stoneridge Farms Financing

On July 30, 2019, one of our indirect wholly-owned subsidiaries entered into a loan agreement with Berkeley Point Capital LLC, d/b/a Newmark Knight Frank, or Berkeley Point, for the principal amount of $45,711,000. The loan agreement provides for a term loan with a maturity date of August 1, 2029, unless the maturity date is accelerated pursuant to the loan agreement’s terms. The loan accrues interest at a fixed rate of 3.36% per annum. The entire outstanding principal balance and any accrued and unpaid interest on the loan is due on the maturity date. Interest only payments on the loan are payable monthly in arrears on specified dates as

PART I — FINANCIAL INFORMATION (continued)

set forth in the loan agreement and interest and principal payments are due beginning September 1, 2024. Monthly payments are due and payable on the first day of each month, commencing September 1, 2019. The loan is secured by Stoneridge Farms, a 336-unit property located in Smyrna, Tennessee. The Company paid $228,555 in loan origination fees to Berkeley Point in connection with the financing, and paid our advisor a loan coordination fee of $342,833.

Refinancing Transactions

On September 27, 2019, we, through our wholly-owned subsidiaries, each a borrower and collectively, the borrowers, refinanced $75,386,000 of existing variable rate loans with our existing lender, PNC Bank, National Association, or PNC Bank, with new fixed rate Freddie Mac loans in an aggregate principal amount of $80,410,000. Each of the loans has a maturity date of October 1, 2029. Interest only payments payable monthly through November 1, 2024, with interest and principal payments due monthly thereafter. The borrowers paid $301,538 in the aggregate in loan origination fees to PNC Bank in connection with the refinancing, and our advisor earned loan coordination fees of $200,000.

The following is a summary of the financing of mortgage notes payable secured by real property during the three months ended September 30, 2019:

Property	Closing Date	Lender	Interest Rate	Loan Amount
Delano at North Richland Hills	9/27/2019	PNC Bank	3.56%	$32,159,000
Lakeside at Coppell	9/27/2019	PNC Bank	3.56%	48,251,000

				$80,410,000

Line of Credit

On May 18, 2016, we entered into a secured revolving line of credit, or the line of credit, with PNC Bank in an amount not to exceed $65,000,000. The line of credit provided for advances solely for the purpose of financing the costs in connection with acquisitions and development of real estate projects and for general corporate purposes (subject to certain debt service and loan to value requirements). The line of credit had a maturity date of May 17, 2019, subject to extension, as further described in the loan agreement entered into by certain of our wholly-owned subsidiaries with PNC Bank in connection with the acquisition of the Landings of Brentwood property. We terminated the line of credit on January 9, 2019. For additional information on our line of credit, see Note 5 (Debt) to the unaudited consolidated financial statements contained in this quarterly report.

Master Credit Facility

On July 31, 2018, or the closing date, 16 of our indirect wholly-owned subsidiaries terminated the existing mortgage loans with their lenders for an aggregate principal amount of $479,318,649 and entered into the MCFA with Newmark Group, Inc., or the facility lender, for an aggregate principal amount of $551,669,000. The MCFA provides for three tranches: (1) a fixed rate loan in the aggregate principal amount of $331,001,400 that accrues interest at 4.43% per annum; (2) a fixed rate loan in the aggregate principal amount of $137,917,250 that accrues interest at 4.57%; and (3) a variable rate loan in the aggregate principal amount of $82,750,350 that accrues interest at the one-month LIBOR plus 1.70%. The loans have a maturity date of August 1, 2028, unless the maturity date is accelerated in accordance with the terms of the loan documents. Interest only payments are payable monthly through August 1, 2025, with interest and principal payments due monthly thereafter. We paid $1,930,842 in the aggregate in loan origination fees to the facility lender in connection with the refinancings, and paid our advisor a loan coordination fee of $2,758,345.

PART I — FINANCIAL INFORMATION (continued)

CME Loans

Additionally, on the closing date, five of our indirect wholly-owned subsidiaries terminated the existing mortgage loans with their lenders for an aggregate principal amount of $131,318,742 and entered into new loan agreements with PNC Bank, for an aggregate principal amount of $160,850,000. Each loan agreement provides for a term loan, or a CME Loan and, collectively, the CME Loans, with a maturity date of August 1, 2028, unless the maturity date is accelerated with the loan terms. Each CME Loan accrues interest at a fixed rate of 4.43% per annum. The entire outstanding principal balance and any accrued and unpaid interest on each of the CME Loans are due on the maturity date. Interest only payments on the CME Loans are payable monthly in arrears on specified dates as set forth in each loan agreement and interest and principal payments are due beginning September 1, 2023. Monthly payments are due and payable on the first day of each month, commencing September 1, 2018. We paid $643,400 in the aggregate in loan origination fees to PNC Bank in connection with the refinancings, and paid our advisor a loan coordination fee of $804,250.

Cash Flows Provided by Operating Activities

During the nine months ended September 30, 2019, net cash provided by operating activities was $18,793,335, compared to $25,735,983 for the nine months ended September 30, 2018. The change in net cash provided by operating activities is primarily due to the decrease in net loss and decrease in accounts payable and accrued liabilities, partially offset by increases in due to affiliates, other assets and the change in the fair value of interest rate cap agreements. We expect to continue to generate cash flows from operations as we complete our value-enhancement program.

Cash Flows Provided by (Used in) Investing Activities

During the nine months ended September 30, 2019, net cash provided by investing activities was $6,841,975, compared to $12,491,445 of net cash used during the nine months ended September 30, 2018. The increase in net cash provided by investing activities was primarily the result of the disposition of real estate investments and proceeds from insurance claims, offset by the increase in additions to real estate investments, acquisition of real estate held for development and increase in additions to real estate held for development during the nine months ended September 30, 2019, compared to the nine months ended September 30, 2018. Net cash used in investing activities during the nine months ended September 30, 2019, consisted of the following:

•	$2,158,815 of cash used for the acquisition of real estate held for development;

•	$19,206,964 of cash used for improvements to real estate investments;

•	$1,789,630 of cash used for additions to real estate held for development;

•	$700,100 of cash used for escrow deposits of pending real estate acquisitions;

•	$10,471 of cash used for capitalized acquisition costs related to the SIR Merger and STAR III Merger;

•	$18,000 of cash used to purchase interest rate cap agreements;

•	$29,944,301 of net proceeds from the sale of real estate investments; and

•	$781,654 of cash provided by proceeds from insurance claims.

Cash Flows Used in Financing Activities

During the nine months ended September 30, 2019 and 2018, net cash provided by financing activities was $23,703,932, and $26,313,779, respectively. The decrease in net cash provided by financing activities was primarily due to the decrease in proceeds from the issuance of mortgage notes payable and an increase in distributions paid to common stockholders during the nine months ended September 30, 2019 compared to the

PART I — FINANCIAL INFORMATION (continued)

same prior year period, partially offset by a decrease in repurchases of common stock during the nine months ended September 30, 2019 compared to the same prior year period. Net cash used in financing activities during the nine months ended September 30, 2019, consisted of the following:

•

$48,962,098 of proceeds from the issuance of mortgage notes payable, net of $76,105,725 of principal payments on mortgage notes payable, $254,722 of cash deposited to finance loans and $798,455 of payments for deferred financing costs;

•	$172,278 of payments of commissions on sales of common stock;

•	$19,085,888 of net cash distributions to our stockholders, after giving effect to distributions reinvested by stockholders of $16,050,790; and

•	$6,000,000 of cash paid for the repurchase of common stock.

Contractual Commitments and Contingencies

We use secured debt, and intend to use in the future secured and unsecured debt. We believe that the careful use of borrowings will help us achieve our diversification goals and potentially enhance the returns on our investments. At September 30, 2019, our debt was approximately 62% of the value of our properties, as determined by the most recent valuations performed by an independent third-party appraiser as of December 31, 2018. Going forward, we expect that our borrowings will be approximately 55% to 60% of the value of our properties (after debt amortization) and other real estate-related assets. Under our Charter, we are prohibited from borrowing in excess of 300% of our net assets, which generally approximates to 75% of the aggregate cost of our assets unless such excess is approved by a majority of the independent directors and disclosed to stockholders, along with a justification for such excess, in our next quarterly report. In such event, we will monitor our debt levels and take action to reduce any such excess as practicable. Our aggregate borrowings are reviewed by our board of directors at least quarterly. As of September 30, 2019, our aggregate borrowings were not in excess of 300% of the value of our net assets.

In addition to using our capital resources for investing purposes and meeting our debt obligations, we expect to use our capital resources to make certain payments to our advisor in connection with the management of our asset portfolio and costs incurred by our advisor in providing services to us.

As of September 30, 2019, we had indebtedness totaling $1,100,164,923, comprised of an aggregate principal amount of $1,107,243,608 and net deferred financing costs of $7,078,685. The following is a summary of our contractual obligations as of September 30, 2019:

		Payments due by period
Contractual Obligations	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Interest payments on outstanding debt obligations(1)	$212,132,556	$11,907,768	$69,810,774	$44,587,536	$85,826,478
Principal payments on outstanding debt obligations(2)	1,107,243,608	247,221	5,469,902	9,644,197	1,091,882,288

Total	$1,319,376,164	$12,154,989	$75,280,676	$54,231,733	$1,177,708,766

(1)

Scheduled interest payments on outstanding debt obligations are based on the outstanding principal amounts and interest rates in effect at September 30, 2019. We incurred interest of $12,562,978 and $36,962,055 during the three and nine months ended September 30, 2019, including amortization of deferred financing costs totaling $256,547 and $750,751, net unrealized losses from the change in fair value of interest rate cap agreements of $24,144 and $223,867 and credit facility commitment fees of $0 and $2,137, net of capitalized interest of $49,068 and $49,068, respectively. The capitalized interest is included in real estate on the consolidated balance sheets.

PART I — FINANCIAL INFORMATION (continued)

(2)

Scheduled principal payments on outstanding debt obligations are based on the terms of the notes payable agreements. Amounts exclude the amortization of the net deferred financing costs associated with certain notes payable.

Our debt obligations contain customary financial and non-financial debt covenants. As of September 30, 2019, and December 31, 2018, we were in compliance with all debt covenants.

Results of Operations

Overview

The discussion that follows is based on our consolidated results of operations for the three and nine months ended September 30, 2019 and 2018. The ability to compare one period to another is affected by the one disposition made during those periods and implementation of our value-enhancement strategy. The number of multifamily properties wholly owned by us decreased to 33 as of September 30, 2019, from 34 as of September 30, 2018. As of September 30, 2019, we owned 33 multifamily properties and one parcel of land held for the development of apartment homes. Our results of operations were primarily affected by (1) the disposition of one multifamily property during the three months ended September 30, 2019, (2) the increase in rents as of September 30, 2019 and (3) our value-enhancement activity completed through September 30, 2019, as further discussed below.

Our results of operations for the three and nine months ended September 30, 2019 and 2018, are not indicative of those expected in future periods. For the three and nine months ended September 30, 2019, we continued to perform value-enhancement projects, which may have an impact on our future results of operations. In general, we expect that our revenues and expenses related to our portfolio will increase in future periods as a result of organic rent increases, anticipated value-enhancement projects and the completion of real estate under development. Additionally, our results of operations will be significantly impacted if we consummate the SIR Merger and or the STAR Merger.

To provide additional insight into our operating results, we are also providing a detailed analysis of same-store net operating income, or NOI. For more information on NOI and a reconciliation of NOI (a non-GAAP financial measure) to net loss, see “—Net Operating Income.”

PART I — FINANCIAL INFORMATION (continued)

Consolidated Results of Operations for the Three Months Ended September 30, 2019, Compared to the Three Months Ended September 30, 2018

The following table summarizes the consolidated results of operations for the three months ended September 30, 2019 and 2018:

	For the Three Months Ended September 30,				$ Change Due to Dispositions(1)	$ Change Due to Properties Held Throughout Both Periods(2)
	2019	2018	Change $	Change %
Total revenues	$44,499,264	$43,155,379	$1,343,885	3%	$(25,610)	$1,369,495
Operating, maintenance and management	(11,788,068)	(11,413,882)	(374,186)	(3)%	(22,458)	(351,728)
Real estate taxes and insurance	(6,086,781)	(5,581,414)	(505,367)	(9)%	40,656	(546,023)
Fees to affiliates	(6,917,303)	(9,626,258)	2,708,955	28%	112,023	2,596,932
Depreciation and amortization	(18,632,477)	(17,855,195)	(777,282)	(4)%	207,158	(984,440)
Interest expense	(12,562,978)	(12,273,389)	(289,589)	(2)%	75,800	(365,389)
Loss on debt extinguishment	—	(4,975,497)	4,975,497	100%	184,527	4,790,970
General and administrative expenses	(2,230,541)	(2,101,075)	(129,466)	(6)%	946	(130,412)
Gain on sale of real estate, net	3,329,078	—	3,329,078	100%	3,329,078	—

Net loss	$(10,389,806)	$(20,671,331)	$10,281,525	50%

NOI(3)	$24,132,267	$24,319,707	$(187,440)	(1)%

FFO(4)	$4,912,689	$(2,816,136)	$7,728,825	274%

MFFO(4)	$5,624,394	$2,097,242	$3,527,152	168%

(1)

Represents the favorable (unfavorable) dollar amount change for the three months ended September 30, 2019, compared to the three months ended September 30, 2018, related to multifamily properties disposed of on or after July 1, 2018.

(2)

Represents the favorable (unfavorable) dollar amount change for the three months ended September 30, 2019, compared to the three months ended September 30, 2018, related to multifamily properties owned by us throughout both periods presented.

(3)

NOI is a non-GAAP financial measure used by investors and our management to evaluate and compare the performance of our properties and to determine trends in earnings. However, the usefulness of NOI is limited because it excludes general and administrative costs, interest expense, interest income and other expense, acquisition costs (those that did not meet the criteria for capitalization under ASU 2017-01, Business Combinations (Topic 805): Clarifying the definition of business, or ASU 2017-01), certain fees to affiliates, depreciation and amortization expense and gains or losses from the sale of our properties and other gains and losses as stipulated by GAAP, the level of capital expenditures and leasing costs, all of which are significant economic costs. ASU 2017-01 now forms part of ASC 805, Business Combinations, or ASC 805. For additional information on how we calculate NOI and a reconciliation of NOI to net loss, see “—Net Operating Income.”

(4)

GAAP basis accounting for real estate assets utilizes historical cost accounting and assumes real estate values diminish over time. In an effort to overcome the difference between real estate values and historical cost accounting for real estate assets the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, established the measurement tool of FFO. Since its introduction, FFO has

PART I — FINANCIAL INFORMATION (continued)

become a widely used non-GAAP financial measure among REITs. Additionally, we use modified funds from operations, or MFFO, as defined by the Institute for Portfolio Alternatives (formerly known as the Investment Program Association), or IPA, as a supplemental measure to evaluate our operating performance. MFFO is based on FFO but includes certain adjustments we believe are necessary due to changes in accounting and reporting under GAAP since the establishment of FFO. Neither FFO nor MFFO should be considered as alternatives to net loss or other measurements under GAAP as indicators of our operating performance, nor should they be considered as alternatives to cash flow from operating activities or other measurements under GAAP as indicators of liquidity. For additional information on how we calculate FFO and MFFO and a reconciliation of FFO and MFFO to net loss, see “—Funds From Operations and Modified Funds From Operations.”

Net loss

For the three months ended September 30, 2019, we had a net loss of $10,389,806, compared to a net loss of $20,671,331 for the three months ended September 30, 2018. The decrease in net loss of $10,281,525 over the comparable prior year period was due to the increase in total revenues of $1,343,885, the decrease in fees to affiliates of $2,708,955, the decrease in loss on debt extinguishment of $4,975,497 and the gain on sale of real estate, net of $3,329,078, partially offset by the increase in operating, maintenance and management expenses of $374,186, the increase in real estate taxes and insurance of $505,367, the increase in depreciation and amortization expense of $777,282, the increase in interest expense of $289,589 and the increase in general and administrative expenses of $129,466.

Total revenues

Total revenues were $44,499,264 for the three months ended September 30, 2019, compared to $43,155,379 for the three months ended September 30, 2018. The increase of $1,343,885 was primarily due to increases in average monthly rents as a result of ordinary monthly rent increases and monthly rent increases driven by our value-enhancement projects. Average monthly rents per unit increased from $1,159 as of September 30, 2018, to $1,190 as of September 30, 2019. We expect rental and other income to increase in future periods as a result of ordinary monthly rent increases, improved occupancy and the implementation of our value-enhancement strategy.

Operating, maintenance and management expenses

Operating, maintenance and management expenses for the three months ended September 30, 2019, were $11,788,068, compared to $11,413,882 for the three months ended September 30, 2018. The increase of $374,186 was primarily due to increases in repairs, maintenance, turnover, advertising and utility costs, partially offset by a decrease in property-related general and administrative costs during the three months ended September 30, 2019, compared to the three months ended September 30, 2018. We expect that these amounts will decrease as a percentage of total revenues as we implement operational efficiencies at our multifamily properties.

Real estate taxes and insurance

Real estate taxes and insurance expenses were $6,086,781 for the three months ended September 30, 2019, compared to $5,581,414 for the three months ended September 30, 2018. The increase of $505,367 was primarily due to increases in taxes as a result of increases in assessed real estate tax values. We expect these amounts may increase in future periods as a result of municipal property tax rate increases as well as increases in the assessed value of our property portfolio.

PART I — FINANCIAL INFORMATION (continued)

Fees to affiliates

Fees to affiliates were $6,917,303 for the three months ended September 30, 2019, compared to $9,626,258 for the three months ended September 30, 2018. The decrease of $2,708,955 was primarily due to the decrease in loan coordination fees during the three months ended September 30, 2019 compared to the same prior year period. We expect fees to affiliates related to the on-going management of our real estate portfolio to increase in future periods as a result of increased investment management fees from anticipated increases in the cost of investments and increased property management fees from anticipated increases in future rental income.

Depreciation and amortization

Depreciation and amortization expenses were $18,632,477 for the three months ended September 30, 2019, compared to $17,855,195 for the three months ended September 30, 2018. The increase of $777,282 was primarily due to the net increase in depreciable and amortizable assets of $24,943,540 since September 30, 2018, due to capital improvements offset by a decrease in the number of properties owned subsequent to September 30, 2018. We expect these amounts to increase slightly in future periods as a result of anticipated future enhancements to our real estate portfolio.

Interest expense

Interest expense for the three months ended September 30, 2019, was $12,562,978, compared to $12,273,389 for the three months ended September 30, 2018. The increase of $289,589 was primarily due to the increase in the notes payable, net balance of $50,076,260 since September 30, 2018, due to financing incurred in connection with the refinancing of two multifamily properties and the financing of one of our unencumbered multifamily properties since September 30, 2018. Included in interest expense is the amortization of deferred financing costs of $256,547 and $269,417, the unrealized loss (gain) on derivative instruments of $24,144 and $(62,119), credit facility commitment fees of $0 and $16,101 and amortization of loan discounts of $0 and $29,582 for the three months ended September 30, 2019 and 2018, respectively. Our interest expense in future periods will vary based on the impact of changes to LIBOR, or the adoption of a replacement to LIBOR, our level of future borrowings, which will depend on the availability and cost of debt financing and the opportunity to acquire real estate and real estate-related investments meeting our investment objectives.

General and administrative expenses

General and administrative expenses for the three months ended September 30, 2019, were $2,230,541, compared to $2,101,075 for the three months ended September 30, 2018. These general and administrative costs consisted primarily of legal fees, insurance premiums, audit fees, other professional fees and independent director compensation. The increase of $129,466 was primarily due to increases in director meeting fees as a result of an increase in the number of meetings compared to the prior year period and legal fees and expenses related to the proposed SIR Merger and STAR III Merger that were expensed prior to the date of signing the Merger Agreements. We expect general and administrative expenses to decrease as a percentage of total revenues.

Gain on sales of real estate

Gain on sales of real estate for the three months ended September 30, 2019, was $3,329,078 compared to $0 for the three months ended September 30, 2018. The gain on sales of real estate consisted of the gain recognized on the disposition of our multifamily property during the three months ended September 30, 2019, net of Illinois state taxes. No multifamily property dispositions occurred during the three months ended September 30, 2018. Our gain on sales of real estate in future periods will vary based on the opportunity to sell real properties and real estate-related investments.

PART I — FINANCIAL INFORMATION (continued)

Consolidated Results of Operations for the Nine Months Ended September 30, 2019, Compared to the Nine Months Ended September 30, 2018

The following table summarizes the consolidated results of operations for the nine months ended September 30, 2019 and 2018:

	For the Nine Months Ended September 30,				$ Change Due to Dispositions(1)	$ Change Due to Properties Held Throughout Both Periods(2)
	2019	2018	Change $	Change %
Total revenues	$131,222,487	$126,997,571	$4,224,916	3%	$48,134	$4,176,782
Operating, maintenance and management	(32,325,417)	(31,828,565)	(496,852)	(2)%	(20,392)	(476,460)
Real estate taxes and insurance	(19,111,364)	(17,229,297)	(1,882,067)	(11)%	6,544	(1,888,611)
Fees to affiliates	(19,248,909)	(21,249,639)	2,000,730	9%	99,333	1,901,397
Depreciation and amortization	(55,430,404)	(52,920,337)	(2,510,067)	(5)%	195,266	(2,705,333)
Interest expense	(36,962,055)	(31,619,697)	(5,342,358)	(17)%	484,049	(5,826,407)
Loss on debt extinguishment	(41,609)	(4,975,497)	4,933,888	99%	184,527	4,749,361
General and administrative expenses	(6,173,895)	(4,810,141)	(1,363,754)	(28)%	(1,883)	(1,361,871)
Gain on sale of real estate, net	3,329,078	—	3,329,078	100%	3,329,078	—

Net loss	$(34,742,088)	$(37,635,602)	$2,893,514	8%

NOI(3)	$72,373,111	$72,646,207	$(273,096)	—%

FFO(4)	$17,358,334	$15,284,735	$2,073,599	14%

MFFO(4)	$19,119,839	$19,619,219	$(499,380)	(3)%

(1)

Represents the favorable (unfavorable) dollar amount change for the nine months ended September 30, 2019, compared to the nine months ended September 30, 2018, related to multifamily properties disposed of on or after January 1, 2018.

(2)

Represents the favorable (unfavorable) dollar amount change for the nine months ended September 30, 2019, compared to the nine months ended September 30, 2018, related to multifamily properties owned by us throughout both periods presented.

(3)	See “—Net Operating Income” below for a reconciliation of NOI to net loss.
(4)	See “—Funds From Operations and Modified Funds From Operations” below for a reconciliation of FFO and MFFO to net loss.

Net loss

For the nine months ended September 30, 2019, we had a net loss of $34,742,088, compared to $37,635,602 for the nine months ended September 30, 2018. The decrease in net loss of $2,893,514 over the comparable prior year period was primarily due to the increase in total revenues of $4,224,916, the decrease in loss on debt extinguishment of $4,933,888, the increase in gain on sale of real estate, net of $3,329,078 and the decrease in fees to affiliates of $2,000,730, partially offset by the increase in operating, maintenance and management expenses of $496,852, the increase in real estate taxes and insurance of $1,882,067, the increase in depreciation and amortization expense of $2,510,067, the increase in interest expense of $5,342,358, and the increase in general and administrative expenses of $1,363,754.

PART I — FINANCIAL INFORMATION (continued)

Total revenues

Total revenues were $131,222,487 for the nine months ended September 30, 2019, compared to $126,997,571 for the nine months ended September 30, 2018. The increase of $4,224,916 was primarily due to increases in average monthly rents as a result of ordinary monthly rent increases and monthly rent increases driven by our value-enhancement projects. Average monthly rents per unit increased from $1,159 as of September 30, 2018, to $1,190 as of September 30, 2019. We expect rental and other income to increase in future periods as a result of ordinary monthly rent increases and the continuing implementation of our value-enhancement strategy.

Operating, maintenance and management expenses

Operating, maintenance and management expenses were $32,325,417 for the nine months ended September 30, 2019, compared to $31,828,565 for the nine months ended September 30, 2018. The increase of $496,852 was primarily due to increases in payroll and utility costs, partially offset by a decrease in property-related general and administrative costs during the nine months ended September 30, 2019, compared to the nine months ended September 30, 2018. We expect that these amounts will decrease as a percentage of total revenues as we implement operational efficiencies at our multifamily properties.

Real estate taxes and insurance

Real estate taxes and insurance expenses were $19,111,364 for the nine months ended September 30, 2019, compared to $17,229,297 for the nine months ended September 30, 2018. The increase of $1,882,067 was due to increases in taxes as a result of increases in assessed real estate tax values. We expect these amounts may increase in future periods as a result of municipal property tax rate increases as well as increases in the assessed value of our property portfolio.

Fees to affiliates

Fees to affiliates were $19,248,909 for the nine months ended September 30, 2019, compared to $21,249,639 for the nine months ended September 30, 2018. The decrease of $2,000,730 was primarily due to the decrease in loan coordination fees during the nine months ended September 30, 2019, compared to the nine months ended September 30, 2018. We expect fees to affiliates related to the on-going management of our real estate portfolio to increase in future periods as a result of increased investment management fees from anticipated increases in the cost of investments and increased property management fees from anticipated increases in future rental income.

Depreciation and amortization

Depreciation and amortization expenses were $55,430,404 for the nine months ended September 30, 2019, compared to $52,920,337 for the nine months ended September 30, 2018. The increase of $2,510,067 was primarily due to the net increase in depreciable and amortizable assets of $24,943,540 since September 30, 2018, due to capital improvements offset by a decrease in the number of properties owned subsequent to September 30, 2018. We expect these amounts to increase slightly in future periods as a result of anticipated future enhancements to our real estate portfolio.

Interest expense

Interest expense for the nine months ended September 30, 2019, was $36,962,055 compared to $31,619,697 for the nine months ended September 30, 2018. The increase of $5,342,358 was primarily due to the increase in the notes payable, net balance of $50,076,260 since September 30, 2018, due to financing incurred in connection

PART I — FINANCIAL INFORMATION (continued)

with the refinancing of two multifamily properties and the financing of one of our unencumbered multifamily properties since September 30, 2018. Included in interest expense is the amortization of deferred financing costs of $750,751 and $762,658, unrealized loss (gain) on derivative instruments of $223,867 and $(641,013), amortization of loan discount of $0 and $207,074 and credit facility commitment fees of $2,137 and $30,978 for the nine months ended September 30, 2019 and 2018, respectively. Our interest expense in future periods will vary based on the impact of changes to LIBOR, or the adoption of a replacement to LIBOR, our level of future borrowings, which will depend on the availability and cost of debt financing and the opportunity to acquire real estate and real estate-related investments meeting our investment objectives.

Loss on debt extinguishment

Loss on debt extinguishment for the nine months ended September 30, 2019, was $41,609 compared to $4,975,497 for the nine months ended September 30, 2018. These expenses consisted of prepayment penalties and the expense of the deferred financing costs, net related to the repayment and extinguishment of debt in conjunction with the refinancing of 21 multifamily properties during the nine months ended September 30, 2018. The loss on debt extinguishment will vary in future periods if we repay the remaining outstanding principal prior to the scheduled maturity dates of the notes payable.

General and administrative expenses

General and administrative expenses for the nine months ended September 30, 2019, were $6,173,895 compared to $4,810,141 for the nine months ended September 30, 2018. These general and administrative costs consisted primarily of legal fees, insurance premiums, audit fees, other professional fees and independent director compensation. The increase of $1,363,754 was primarily due to the increases in director meeting fees as a result of an increase in the number of meetings compared to the prior year period and legal fees and expenses related to the proposed SIR Merger and STAR III Merger that were expensed prior to the date of signing the Merger Agreements. We expect general and administrative expenses to decrease as a percentage of total revenues in future periods.

Gain on sales of real estate

Gain on sales of real estate for the nine months ended September 30, 2019, was $3,329,078 compared to $0 for the nine months ended September 30, 2018. The gain on sales of real estate consisted of the gain recognized on the disposition of our multifamily property during the nine months ended September 30, 2019, net of Illinois state taxes. No multifamily property dispositions occurred during the nine months ended September 30, 2018. Our gain on sales of real estate in future periods will vary based on the opportunity to sell real properties and real estate-related investments.

Property Operations for the Three Months Ended September 30, 2019, Compared to the Three Months Ended September 30, 2018

For purposes of evaluating comparative operating performance, we categorize our properties as “same-store” or “non-same-store.” A “same-store” property is a property that was owned at July 1, 2018. A “non-same-store” property is a property that was acquired, placed into service or disposed of after July 1, 2018. As of September 30, 2019, 33 properties were categorized as same-store properties.

PART I — FINANCIAL INFORMATION (continued)

The following table presents the same-store results from operations for the three months ended September 30, 2019 and 2018:

	For the Three Months Ended September 30,
	2019	2018	Change $	Change %
Same-store properties:
Revenues	$43,400,211	$42,279,956	$1,120,255	2.6%
Operating expenses	19,653,340	18,356,182	1,297,158	7.1%

Net operating income	23,746,871	23,923,774	(176,903)	(0.7)%

Non-same-store properties:
Net operating income	385,396	395,933	(10,537)

Total Net operating income(1)	$24,132,267	$24,319,707	$(187,440)

(1)	See “—Net Operating Income” below for a reconciliation of NOI to net loss.

Net Operating Income

Same-store net operating income for the three months ended September 30, 2019, was $23,746,871 compared to $23,923,774 for the three months ended September 30, 2018. The 0.7% decrease in same-store net operating income was a result of a 2.6% increase in same-store rental revenues offset by a 7.1% increase in same-store operating expenses.

Revenues

Same-store revenues for the three months ended September 30, 2019, were $43,400,211 compared to $42,279,956 for the three months ended September 30, 2018. The 2.6% increase in same-store revenues was primarily due to average rent increases at the same-store properties from $1,151 as of September 30, 2018, to $1,190 as of September 30, 2019, as a result of ordinary monthly rent increases and monthly rent increases from the completion of value-enhancement projects, partially offset by a same-store occupancy decrease from 94.5% as of September 30, 2018, to 94.4% as of September 30, 2019.

Operating Expenses

Same-store operating expenses for the three months ended September 30, 2019, were $19,653,340 compared to $18,356,182 for the three months ended September 30, 2018. The increase in same-store operating expenses was primarily attributable to higher real estate taxes, general and administrative costs, turnover costs, utility costs, repairs and maintenance and payroll during the three months ended September 30, 2019, compared to the three months ended September 30, 2018.

Net Operating Income

NOI is a non-GAAP financial measure of performance. NOI is used by investors and our management to evaluate and compare the performance of our properties, to determine trends in earnings and to compute the fair value of our properties as it is not affected by (1) the cost of funds, (2) acquisition costs, (3) non-operating fees to affiliates, (4) the impact of depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets that are included in net income computed in accordance with GAAP or (5) general and administrative expenses and other gains and losses that are specific to us. The cost of funds is eliminated from net income (loss) because it is specific to our particular financing capabilities and constraints. The cost of funds is also eliminated because it is dependent on historical interest rates and other costs of capital as well as

PART I — FINANCIAL INFORMATION (continued)

past decisions made by us regarding the appropriate mix of capital which may have changed or may change in the future. Acquisition costs (those that did not meet the criteria for capitalization under ASC 805) and non-operating fees to affiliates are eliminated because they do not reflect continuing operating costs of the property owner.

Depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets are eliminated because they may not accurately represent the actual change in value in our multifamily properties that result from use of the properties or changes in market conditions. While certain aspects of real property do decline in value over time in a manner that is reasonably captured by depreciation and amortization, the value of the properties as a whole have historically increased or decreased as a result of changes in overall economic conditions instead of from actual use of the property or the passage of time. Gains and losses from the sale of real property vary from property to property and are affected by market conditions at the time of sale which will usually change from period to period. These gains and losses can create distortions when comparing one period to another or when comparing our operating results to the operating results of other real estate companies that have not made similarly timed purchases or sales. We believe that eliminating these costs from net income (loss) is useful because the resulting measure captures the actual revenue generated and actual expenses incurred in operating our properties as well as trends in occupancy rates, rental rates and operating costs.

However, the usefulness of NOI is limited because it excludes general and administrative costs, interest expense, interest income and other expense, acquisition costs (those that did not meet the criteria for capitalization under ASC 805), certain fees to affiliates, depreciation and amortization expense and gains or losses from the sale of properties, and other gains and losses as stipulated by GAAP, the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, all of which are significant economic costs. NOI may fail to capture significant trends in these components of net income which further limits its usefulness.

NOI is a measure of the operating performance of our properties but does not measure our performance as a whole. NOI is therefore not a substitute for net income (loss) as computed in accordance with GAAP. This measure should be analyzed in conjunction with net income (loss) computed in accordance with GAAP and discussions elsewhere in “—Results of Operations” regarding the components of net income (loss) that are eliminated in the calculation of NOI. Other companies may use different methods for calculating NOI or similarly entitled measures and, accordingly, our NOI may not be comparable to similarly entitled measures reported by other companies that do not define the measure exactly as we do.

The following is a reconciliation of our NOI to net loss for the three and nine months ended September 30, 2019 and 2018 computed in accordance with GAAP:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018
Net loss	$(10,389,806)	$(20,671,331)	$(34,742,088)	$(37,635,602)
Fees to affiliates(1)	4,733,579	7,845,064	13,067,907	16,389,082
Depreciation and amortization	18,632,477	17,855,195	55,430,404	52,920,337
Interest expense	12,562,978	12,273,389	36,962,055	31,619,697
Loss on debt extinguishment	—	4,975,497	41,609	4,975,497
General and administrative expenses	2,230,541	2,101,075	6,173,895	4,810,141
Gain on sale of real estate, net	(3,329,078)	—	(3,329,078)	—
Other gains(2)	(308,424)	(59,182)	(1,231,593)	(432,945)

Net operating income	$24,132,267	$24,319,707	$72,373,111	$72,646,207

PART I — FINANCIAL INFORMATION (continued)

(1)

Fees to affiliates for the three and nine months ended September 30, 2019, exclude property management fees of $1,276,621 and $3,756,048 and other reimbursements of $907,103 and $2,424,954, respectively, that are included in NOI. Fees to affiliates for the three and nine months ended September 30, 2018, exclude property management fees of $1,241,104 and $3,653,311 and other reimbursements of $540,090 and $1,207,246, respectively, that are included in NOI.

(2)	Other gains for the three and nine months ended September 30, 2019 and 2018, includes non-recurring insurance claim recoveries and interest income that are not included in NOI.

Funds from Operations and Modified Funds from Operations

Due to certain unique operating characteristics of real estate companies, as discussed below, NAREIT, an industry trade group, has promulgated a measure known as FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to our net income (loss) as determined under GAAP.

We define FFO, a non-GAAP financial measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in December 2018, or the White Paper. The White Paper defines FFO as net income (loss) computed in accordance with GAAP, excluding gains or losses from sales of property and non-cash impairment charges of real estate related investments, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. In particular, we believe it is appropriate to disregard impairment charges, as this is a fair value adjustment that is largely based on market fluctuations and assessments regarding general market conditions which can change over time. An asset will only be evaluated for impairment if certain impairment indications exist and if the carrying, or book value, exceeds the total estimated undiscounted future cash flows (including net rental and lease revenues, net proceeds on the sale of the property, and any other ancillary cash flows at a property or group level under GAAP) from such asset. Investors should note, however, that determinations of whether impairment charges have been incurred are based partly on anticipated operating performance, because estimated undiscounted future cash flows from a property, including estimated future net rental and lease revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred. While impairment charges are excluded from the calculation of FFO as described above, investors are cautioned that due to the fact that impairments are based on estimated future undiscounted cash flows and the relatively limited term of our operations, it could be difficult to recover any impairment charges. Our FFO calculation complies with NAREIT’s policy described above.

The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time, especially if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances and/or as requested or required by lessees for operational purposes in order to maintain the value disclosed. We believe that since real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, provides a more complete understanding of our performance to investors and to management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income. We adopted ASU 2016-02, Leases, or ASU 2016-02 on January 1, 2019, which requires us, as a lessee, to recognize a liability for obligations under a lease contract and a

PART I — FINANCIAL INFORMATION (continued)

right-of-use asset. The carrying amount of the right-of-use asset is amortized over the term of the lease. Because we have no ownership rights (current or residual) in the underlying asset, NAREIT concluded that the amortization of the right-of-use asset should not be added back to GAAP net income (loss) in calculating FFO. This amortization expense is included in FFO. However, FFO, and MFFO as described below, should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP FFO and MFFO measures and the adjustments to GAAP in calculating FFO and MFFO.

Changes in the accounting and reporting promulgations under GAAP (for acquisition fees and expenses from a capitalization/depreciation model to an expensed-as-incurred model) that were put into effect in 2009 and other changes to GAAP accounting for real estate subsequent to the establishment of NAREIT’s definition of FFO have prompted an increase in cash-settled expenses, specifically acquisition fees and expenses for all industries as items that are expensed under GAAP, that are typically accounted for as operating expenses. Management believes these fees and expenses do not affect our overall long-term operating performance. Publicly registered, non-listed REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation. While other start-up entities may also experience significant acquisition activity during their initial years, we believe that public, non-listed REITs, like us, are unique in that they have a limited life with targeted exit strategies within a relatively limited time frame after acquisition activity ceases.

Due to the above factors and other unique features of publicly registered, non-listed REITs, the IPA, an industry trade group, has standardized a measure known as MFFO, which the IPA has recommended as a supplemental measure for publicly registered non-listed REITs and which we believe to be another appropriate supplemental measure to reflect the operating performance of a public, non-listed REIT having the characteristics described above. MFFO is not equivalent to our net income or loss as determined under GAAP, and MFFO may not be a useful measure of the impact of long-term operating performance on value if we do not continue to operate with a limited life and targeted exit strategy, as currently intended. We believe that, because MFFO excludes costs that we consider more reflective of investing activities and other non-operating items included in FFO and also excludes acquisition fees and expenses that are not capitalized, as discussed below, and affect our operations only in periods in which properties are acquired, MFFO can provide, on a going forward basis, an indication of the sustainability (that is, the capacity to continue to be maintained) of our operating performance after the period in which we are acquiring our properties and once our portfolio is in place. By providing MFFO, we believe we are presenting useful information that assists investors and analysts to better assess the sustainability of our operating performance after our offering has been completed and our properties have been acquired. We also believe that MFFO is a recognized measure of sustainable operating performance by the non-listed REIT industry. Further, we believe MFFO is useful in comparing the sustainability of our operating performance after our offering and acquisitions are completed with the sustainability of the operating performance of other real estate companies that are not as involved in acquisition activities. Investors are cautioned that MFFO should only be used to assess the sustainability of our operating performance after our offering has been completed and properties have been acquired, as it excludes acquisition costs that have a negative effect on our operating performance during the periods in which properties are acquired.

We define MFFO, a non-GAAP financial measure, consistent with the IPA’s Guideline 2010-01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: Modified Funds from Operations, or the Practice Guideline, issued by the IPA in November 2010. The Practice Guideline defines MFFO as FFO further adjusted for the following items, as applicable, included in the determination of GAAP net income: acquisition fees and expenses; amounts relating to deferred rent receivables and amortization of above and below market leases and liabilities (which are adjusted in order to reflect such payments from a GAAP

PART I — FINANCIAL INFORMATION (continued)

accrual basis to a cash basis of disclosing the rent and lease payments); accretion of discounts and amortization of premiums on debt investments; mark-to-market adjustments included in net income; nonrecurring gains or losses included in net income from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. The accretion of discounts and amortization of premiums on debt investments, nonrecurring unrealized gains and losses on hedges, foreign exchange, derivatives or securities holdings, unrealized gains and losses resulting from consolidations, as well as other listed cash flow adjustments are adjustments made to net income in calculating the cash flows provided by operating activities and, in some cases, reflect gains or losses which are unrealized and may not ultimately be realized. While we rely on our advisor for managing interest rate, hedge and foreign exchange risk, we do not retain an outside consultant to review all our hedging agreements. Inasmuch as interest rate hedges are not a fundamental part of our operations, we believe it is appropriate to exclude such non-recurring gains and losses in calculating MFFO, as such gains and losses are not reflective of on-going operations.

Our MFFO calculation complies with the IPA’s Practice Guideline described above, except with respect to certain acquisition fees and expenses as discussed below. In calculating MFFO, we exclude acquisition related expenses, amortization of above and below market leases, fair value adjustments of derivative financial instruments, deferred rent receivables and the adjustments of such items related to noncontrolling interests. Historically under GAAP, acquisition fees and expenses were characterized as operating expenses in determining operating net income. However, following the publication of ASU 2017-01, which now forms part of ASC 805, acquisition fees and expenses are capitalized and depreciated under certain conditions. These expenses are paid in cash by us. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property. The acquisition of properties, and the corresponding acquisition fees and expenses, is the key operational feature of our business plan to generate operational income and cash flow to fund distributions to its stockholders. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income in determining cash flow from operating activities. In addition, we view fair value adjustments of derivatives and gains and losses from dispositions of assets as non-recurring items or items which are unrealized and may not ultimately be realized, and which are not reflective of on-going operations and are therefore typically adjusted for when assessing operating performance.

Our management uses MFFO and the adjustments used to calculate MFFO in order to evaluate our performance against other public, non-listed REITs which have limited lives with short and defined acquisition periods and targeted exit strategies shortly thereafter. As noted above, MFFO may not be a useful measure of the impact of long-term operating performance on value if we do not continue to operate in this manner. We believe that our use of MFFO and the adjustments used to calculate MFFO allow us to present our performance in a manner that reflects certain characteristics that are unique to public, non-listed REITs, such as their limited life, limited and defined acquisition period and targeted exit strategy, and hence that the use of such measures is useful to investors. By excluding expensed acquisition costs, that are not capitalized, the use of MFFO provides information consistent with management’s analysis of the operating performance of the properties. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gains or losses, we believe MFFO provides useful supplemental information.

Presentation of this information is intended to provide useful information to investors as they compare the operating performance to that of other public, non-listed REITs, although it should be noted that not all public,

PART I — FINANCIAL INFORMATION (continued)

non-listed REITs calculate FFO and MFFO the same way, so comparisons with other public, non-listed REITs may not be meaningful. Furthermore, FFO and MFFO are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as an indication of our performance, as an alternative to cash flows from operations as an indication of our liquidity, or indicative of funds available to fund our cash needs, including our ability to make distributions to our stockholders. FFO and MFFO should be reviewed in conjunction with GAAP measurements as an indication of our performance. MFFO is useful in assisting management and investors in assessing the sustainability of operating performance in future operating periods, and in particular, after the offering and acquisition stages are complete and net asset value is disclosed. MFFO is not a useful measure in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining MFFO.

Neither the SEC, NAREIT nor any other regulatory body has passed judgment on the acceptability of the adjustments that we use to calculate FFO or MFFO. In the future, the SEC, NAREIT or another regulatory body may decide to standardize the allowable adjustments across the non-listed REIT industry and in response to such standardization we may have to adjust our calculation and characterization of FFO or MFFO accordingly.

Our calculation of FFO and MFFO is presented in the following table for the three and nine months ended September 30, 2019 and 2018:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018
Reconciliation of net loss to MFFO:
Net loss	$(10,389,806)	$(20,671,331)	$(34,742,088)	$(37,635,602)
Depreciation of real estate assets	18,631,573	17,855,195	55,429,500	52,920,337
Gain on sale of real estate, net	(3,329,078)	—	(3,329,078)	—

FFO	4,912,689	(2,816,136)	17,358,334	15,284,735
Acquisition fees and expenses(1)(2)	687,561	—	1,496,029	—
Unrealized loss (gain) on derivative instruments	24,144	(62,119)	223,867	(641,013)
Loss on debt extinguishment	—	4,975,497	41,609	4,975,497

MFFO	$5,624,394	$2,097,242	$19,119,839	$19,619,219

(1)

By excluding expensed acquisition costs that are not capitalized, management believes MFFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of our properties. Acquisition fees and expenses include payments to our advisor or third parties. Historically under GAAP, acquisition fees and expenses were considered operating expenses and as expenses included in the determination of net income (loss) and income (loss) from continuing operations, both of which are performance measures under GAAP. Following the publication of ASU 2017-01, which now forms part of ASC 805, acquisition fees and expenses are capitalized and depreciated under certain conditions. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to the property. The acquisition of properties, and the corresponding acquisition fees and expenses, is the key operational feature of our business plan to generate operational income and cash flow to fund distributions to its stockholders.

(2)

Acquisition fees and expenses for the three and nine months ended September 30, 2019 and 2018 include acquisition expenses of $687,561 and $1,496,029 and $0 and $0, respectively, that did not meet the criteria

PART I — FINANCIAL INFORMATION (continued)

for capitalization under ASC 805 and were recorded in general and administrative expenses in the accompanying consolidated statements of operations. These expenses largely pertained to the proposed SIR Merger and STAR III Merger that were incurred and expensed through the date of the Merger Agreement. Upon signing the Merger Agreement, merger related acquisition expenses met the definition of capitalized expenses and were therefore capitalized in the accompanying consolidated balance sheets thereby not impacting MFFO. Also included in expensed acquisition expenses are acquisition expenses related to real estate projects that did not come to fruition.

FFO and MFFO may be used to fund all or a portion of certain capitalizable items that are excluded from FFO and MFFO, such as tenant improvements, building improvements and deferred leasing costs.

Off-Balance Sheet Arrangements

As of September 30, 2019, we had no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Related-Party Transactions and Agreements

We have entered into agreements with our advisor and its affiliates, whereby we pay certain fees to, or reimburse certain expenses of, our advisor or its affiliates for acquisition and advisory fees and expenses, financing coordination fees, organization and offering costs, sales commissions, dealer manager fees, asset and property management fees and expenses, leasing fees and reimbursement of certain operating costs. Refer to Note 7 (Related Party Arrangements) to the unaudited consolidated financial statements included in this quarterly report for a discussion of the various related-party transactions, agreements and fees.

Item 3. Quantitative and Qualitative Disclosures About Market Risk

We may be exposed to the effects of interest rate changes as a result of borrowings used to maintain liquidity and to fund the acquisition, expansion and refinancing of our real estate investment portfolio and operations. We may be also exposed to the effects of changes in interest rates as a result of the acquisition and origination of mortgage, mezzanine, bridge and other loans. Our profitability and the value of our investment portfolio may be adversely affected during any period as a result of interest rate changes. Our interest rate risk management objectives are to limit the impact of interest rate changes on earnings, prepayment penalties and cash flows and to lower overall borrowing costs. We have managed and will continue to manage interest rate risk by maintaining a ratio of fixed rate, long-term debt such that floating rate exposure is kept at an acceptable level. In addition, we may utilize a variety of financial instruments, including interest rate caps, collars, floors and swap agreements, in order to limit the effects of changes in interest rates on our operations. When we use these types of derivatives to hedge the risk of interest-earning assets or interest-bearing liabilities, we may be subject to certain risks, including the risk that losses on a hedge position will reduce the funds available for distributions to holders of our common stock and that the losses may exceed the amount we invested in the instruments.

We borrow funds and make investments at a combination of fixed and variable rates. Interest rate fluctuations will generally not affect our future earnings or cash flows on our fixed rate debt unless such instruments mature or are otherwise terminated. However, interest rate changes will affect the fair value of our fixed rate instruments. At September 30, 2019, the fair value of our fixed rate debt was $851,221,877 and the carrying value of our fixed rate debt was $817,028,790. The fair value estimate of our fixed rate debt was estimated using a discounted cash flow analysis utilizing rates we would expect to pay for debt of a similar type and remaining maturity if the loans were originated at September 30, 2019. As we expect to hold our fixed rate instruments to maturity and the amounts due under such instruments would be limited to the outstanding principal balance and any accrued and unpaid interest, we do not expect that fluctuations in interest rates, and the resulting change in fair value of our fixed rate instruments, would have a significant impact on our operations.

PART I — FINANCIAL INFORMATION (continued)

Conversely, movements in interest rates on our variable rate debt will change our future earnings and cash flows, but not significantly affect the fair value of those instruments. However, changes in required risk premiums will result in changes in the fair value of floating rate instruments. At September 30, 2019, the fair value of our variable rate debt was $278,730,536 and the carrying value of our variable rate debt was $283,136,133. Based on interest rates as of September 30, 2019, if interest rates are 100 basis points higher during the 12 months ending September 30, 2020, interest expense on our variable rate debt would increase by $2,895,430 and if interest rates are 100 basis points lower during the 12 months ending September 30, 2020, interest expense on our variable rate debt would decrease by $2,895,430.

At September 30, 2019, the weighted-average interest rate of our fixed rate debt and variable rate debt was 4.32% and 3.91%, respectively. The weighted-average interest rate of our blended fixed and variable rates was 4.21% at September 30, 2019. The weighted-average interest rate represents the actual interest rate in effect at September 30, 2019 (consisting of the contractual interest rate), using interest rate indices as of September 30, 2019, where applicable.

We may also be exposed to credit risk. Credit risk is the failure of the counterparty to perform under the terms of the derivative contract. If the fair value of a derivative contract is positive, the counterparty will owe us, which creates credit risk for us. If the fair value of a derivative contract is negative, we will owe the counterparty and, therefore, do not have credit risk. We will seek to minimize the credit risk in derivative instruments by entering into transactions with high-quality counterparties. As of September 30, 2019, we did not have counterparty risk on our interest rate cap agreements as the underlying variable rates for each of our interest rate cap agreements as of September 30, 2019 were not in excess of the capped rates. See also Note 10 (Derivative Financial Instruments) to our unaudited consolidated financial statements included in this quarterly report.

Item 4. Controls and Procedures

Disclosure Controls and Procedures

We maintain disclosure controls and procedures that are designed to ensure that information required to be disclosed in our reports under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms, and that such information is accumulated and communicated to us, including our chief executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure. In designing and evaluating the disclosure controls and procedures, we recognize that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired control objectives, as ours are designed to do, and we necessarily are required to apply our judgment in evaluating whether the benefits of the controls and procedures that we adopt outweigh their costs.

As required by Rules 13a-15(b) and 15d-15(b) of the Exchange Act, an evaluation as of September 30, 2019, was conducted under the supervision and with the participation of our management, including our chief executive officer and principal financial officer, of the effectiveness of our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act). Based on this evaluation, our chief executive officer and principal financial officer concluded that our disclosure controls and procedures, as of September 30, 2019, were effective at the reasonable assurance level.

Internal Control Over Financial Reporting

There have been no changes in our internal control over financial reporting that occurred during the quarter ended September 30, 2019, that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

PART II — OTHER INFORMATION

PART II

Item 1.	Legal Proceedings

From time to time, we are party to legal proceedings that arise in the ordinary course of our business. Management is not aware of any legal proceedings of which the outcome is reasonably likely to have a material adverse effect on our results of operations or financial condition, nor are we aware of any such legal proceedings contemplated by government agencies.

Item 1A.	Risk Factors

There have been no material changes to the risk factors contained in Part I, Item 1A set forth in our Annual Report on Form 10-K filed with the SEC on March 14, 2019 and in our Quarterly Report on Form 10-Q filed with the SEC on August 13, 2019.

Item 2.	Unregistered Sales of Equity Securities and Use of Proceeds

During the three months ended September 30, 2019, we did not sell any equity securities that were not registered under the Securities Act.

During the three months ended September 30, 2019, we fulfilled repurchase requests and repurchased shares of our common stock pursuant to our share repurchase plan as follows:

	Total Number of Shares Requested to be Repurchased(1)	Total Number of Shares Repurchased	Average Price Paid per Share(2)(3)	Approximate Dollar Value of Shares Available That May Yet Be Repurchased Under the Program
July 2019	18,740	135,389	$14.77		(4)
August 2019	25,214	—	—		(4)
September 2019	11,347	—	—		(4)

	55,301	135,389

(1)

We generally repurchase shares approximately 30 days following the end of the applicable quarter in which requests were received. As of September 30, 2019, we had $817,640, representing 55,166 shares of outstanding and unfulfilled repurchase requests, all of which were fulfilled on October 31, 2019.

(2)	We currently repurchase shares at prices determined as follows:

•	92.5% of the Share Repurchase Price for stockholders who have held their shares for at least one year;

•	95.0% of the Share Repurchase Price for stockholders who have held their shares for at least two years;

•	97.5% of the Share Repurchase Price for stockholders who have held their shares for at least three years; and

•	100% of the Share Repurchase Price for stockholders who have held their shares for at least four years.

The share repurchase price is 93% of the most recently determined estimated value per share. Notwithstanding the above, the repurchase price for repurchases sought upon a stockholder’s death or qualifying disability will be equal to the average issue price per share for all of the stockholder’s shares.

(3)	From inception through September 30, 2019, our share repurchases have been funded exclusively from the net proceeds we received from the sale of shares under our distribution reinvestment plan.

PART II — OTHER INFORMATION (continued)

(4)

We are not obligated to repurchase shares of our common stock under the share repurchase plan. In no event will repurchases under the share repurchase plan exceed 5% of the weighted average number of shares of common stock outstanding during the prior calendar year or the $2,000,000 limit for any quarter put in place by our board of directors. In connection with the proposed SIR Merger and STAR III Merger, on August 5, 2019, our board of directors approved the Amended and Restated Share Repurchase Plan or the Amended & Restated SRP, which became effective September 5, 2019, and will apply with repurchases made on the repurchase dates subsequent to the effective date of the Amended & Restated SRP. Under the Amended & Restated SRP, we will only repurchase shares of common stock in connection with the death or qualifying disability (as determined by our board of directors in its sole discretion) of a stockholder, subject to certain terms and conditions specified in the Amended & Restated SRP. Repurchases pursuant to the Amended & Restated SRP will continue to be limited to $2,000,000 per quarter. We expect that the board of directors of the combined company will determine the terms of the share repurchase plan at a later date following consummation of the SIR Merger and STAR III Merger.

Item 3.	Defaults Upon Senior Securities

None.

Item 4.	Mine Safety Disclosures

Not applicable.

Item 5.	Other Information

None.

PART II — OTHER INFORMATION (continued)

Item 6.	Exhibits

EXHIBIT LIST

Exhibit	Description

2.1	Agreement and Plan of Merger, dated as of August 5, 2019, by and among Steadfast Apartment REIT, Inc., Steadfast Apartment REIT Operating Partnership, L.P., SI Subsidiary, LLC, Steadfast Income REIT, Inc. and Steadfast Income REIT Operating Partnership, L.P. (included as Exhibit 2.1 to the Company’s Current Report on Form 8-K (File No. 000-55428) filed with the SEC on August 6, 2019, and incorporated herein by reference).

2.2	Agreement and Plan of Merger, dated as of August 5, 2019, by and among Steadfast Apartment REIT, Inc., Steadfast Apartment REIT Operating Partnership, L.P., SIII Subsidiary, LLC, Steadfast Apartment REIT III, Inc. and Steadfast Apartment REIT III Operating Partnership, L.P. (included as Exhibit 2.2 to the Company’s Current Report on Form 8-K (File No. 000-55428) filed with the SEC on August 6, 2019, and incorporated herein by reference).

3.1	Articles of Amendment and Restatement of Steadfast Apartment REIT, Inc. (incorporated by reference to Exhibit 3.1 to Pre-Effective Amendment No. 3 to the Registrant’s Registration Statement on Form S-11, filed December 16, 2013, Commission File No. 333-191049)

3.2	Bylaws of Steadfast Apartment REIT, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-11, filed September 6, 2013, Commission File No. 333-191049)

4.1	Form of Distribution Reinvestment Plan (incorporated by reference to Appendix C to the prospectus, dated April 15, 2015, of the Registrant)

4.2	Form of Redemption Request Form (incorporated by reference to Appendix D to the prospectus, dated April 15, 2015, of the Registrant)

4.3	Form of Application for Transfer (incorporated by reference to Appendix E to the prospectus, dated April 15, 2015, of the Registrant)

4.5	Amended and Restated Distribution Reinvestment Plan (incorporated by reference to Exhibit 4.1 to Post-Effective Amendment No. 12 to Form S-11 on Form S-3, filed April 5, 2016, Commission File No. 333-191049

4.6	Account Update Form (incorporated by reference to Appendix A to Post-Effective Amendment No. 12 to Form S-11 on Form S-3, filed April 5, 2016, Commission File No. 333-191049)

10.1	Amended and Restated STAR Advisory Agreement, dated as of August 5, 2019, by and among Steadfast Apartment REIT, Inc., Steadfast Apartment REIT Operating Partnership, L.P. and Steadfast Apartment Advisor, LLC (included as Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 000-55428) filed with the SEC on August 6, 2019, and incorporated herein by reference).

99.1	Amended and Restated Share Repurchase Plan (included as Exhibit 99.3 to the Company’s Current Report on Form 8-K (File No. 000-55428) filed with the SEC on August 6, 2019, and incorporated herein by reference).

31.1*	Certification of Principal Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

31.2*	Certification of Principal Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

PART II — OTHER INFORMATION (continued)

Exhibit	Description

32.1**	Certification of Principal Executive Officer pursuant to 18 U.S.C. 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002

32.2**	Certification of Principal Financial Officer pursuant to 18 U.S.C. 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002

*	Filed herewith.
**

In accordance with Item 601(b)(32) of Regulation S-K, this Exhibit is not deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section. Such certifications will not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates it by reference.

PART II — OTHER INFORMATION (continued)

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Steadfast Apartment REIT, Inc.
Date: November 8, 2019	By:	/s/ Rodney F. Emery
Rodney F. Emery
Chief Executive Officer and Chairman of the Board
(Principal Executive Officer)
Date: November 8, 2019	By:	/s/ Kevin J. Keating
Kevin J. Keating
Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)

Annex H

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-K

(Mark One)

☒	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 2018

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                      to

Commission file number 000-55772

STEADFAST APARTMENT REIT III, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	47-4871012
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

18100 Von Karman Avenue, Suite 500 Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)

(949) 852-0700

(Registrant’s Telephone Number, Including Area Code)

Securities registered pursuant to Section 12(b) of the Act:

None

Securities registered pursuant to Section 12(g) of the Act:

Common Stock, $0.01 par value per share

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.    Yes  ☐    No  ☒

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or 15(d) of the Act.    Yes  ☐    No  ☒

Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒    No  ☐

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§ 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files).    Yes  ☒    No  ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K (§ 229.405 of this chapter) is not contained herein, and will not be contained, to the best of the registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.  ☒

Indicate by check mark whether the registrant is a large accelerated filed, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☐	Accelerated filer	☐

Non-Accelerated filer	☐	Smaller reporting company	☒

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act.  ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).    Yes  ☐    No  ☒

There is no established market for the registrant’s shares of common stock.

As of June 29, 2018, the last business day of the registrant’s most recently completed second fiscal quarter, there were approximately 3,152,067 shares of Class A common stock, 409,536 shares of Class R common stock and 4,174,826 shares of Class T common stock held by non-affiliates, for an aggregate market value of $187,418,829, assuming a market value of $25.00 per share of Class A common stock, $22.50 per share of Class R common stock and $23.81 per share of Class T common stock.

As of March 7, 2019, there were 3,506,298 shares of the Registrant’s Class A common stock issued and outstanding, 475,921 shares of the Registrant’s Class R common stock issued and outstanding and 4,651,563 shares of the Registrant’s Class T common stock issued and outstanding.

STEADFAST APARTMENT REIT III, INC.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements of Steadfast Apartment REIT III, Inc. (“we,” “our,” “us” or the “Company”) included in this Annual Report on Form 10-K (the “Annual Report”) that are not historical facts (including any statements concerning investment objectives, other plans and objectives of management for future operations or economic performance, or assumptions or forecasts related thereto) are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements are only predictions. We caution that forward-looking statements are not guarantees. Actual events or our investments and results of operations could differ materially from those expressed or implied in any forward-looking statements. Forward-looking statements are typically identified by the use of terms such as “may,” “should,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology.

The forward-looking statements included herein are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	the fact that we have a limited operating history and commenced operations on May 19, 2016;

•	the fact that we have had a net loss for each quarterly and annual period since inception;

•	changes in economic conditions generally and the real estate and debt markets specifically;

•	our ability to successfully identify and acquire multifamily properties and independent senior-living properties on terms that are favorable to us;

•	our ability to secure resident leases for our multifamily properties and independent senior-living properties at favorable rental rates;

•	risks inherent in the real estate business, including resident defaults, potential liability relating to environmental matters and the lack of liquidity of real estate investments;

•

the fact that we pay fees and expenses to our advisor and its affiliates that were not negotiated on an arm’s-length basis and the fact that the payment of these fees and expenses increases the risk that our stockholders will not earn a profit on their investment in us;

•	our ability to retain our executive officers and other key personnel of our advisor, our property manager and other affiliates of our advisor;

•	our ability to generate sufficient cash flows to pay distributions for our stockholders;

•	legislative or regulatory changes (including changes to the laws governing the taxation of real estate investment trusts (“REITs”));

•	the availability of capital;

•	changes in interest rates; and

•	changes to U.S. generally accepted accounting principles (“GAAP”).

Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this Annual Report. All forward-looking statements are made as of the date of this Annual Report and the risk that actual results will differ materially from the expectations expressed in this Annual Report will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements after the date of this Annual Report, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this Annual Report, including, without limitation, the risks described under “Risk Factors,” the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this Annual Report will be achieved.

PART I

ITEM 1. BUSINESS

Overview

Steadfast Apartment REIT III, Inc. (which is referred to in this Annual Report, as context requires, as the “Company,” “we,” “us,” or “our”) was formed on July 29, 2015, as a Maryland corporation and elected to be taxed as, and currently qualifies as, a REIT, commencing with its taxable year ended December 31, 2016. We own and manage a portfolio of multifamily properties located in targeted markets throughout the United States. As of December 31, 2018, we owned ten multifamily properties comprised of a total of 2,775 apartment homes. For more information on our real estate portfolio, see “—Our Real Estate Portfolio.”

On February 5, 2016, we commenced our initial public offering to offer a maximum of $1,000,000,000 in shares of common stock for sale to the public in the primary offering (the “Primary Offering”). We initially offered Class A shares and Class T shares in the Public Offering at an initial price of $25.00 for each Class A share ($500,000,000 in Class A shares) and $23.81 for each Class T share ($500,000,000 in Class T shares), with discounts available for certain categories of purchasers. We also registered up to $300,000,000 in shares pursuant to our distribution reinvestment plan (the “DRP,” and together with the Primary Offering, the “Public Offering”) at an initial price of $23.75 for each Class A share and $22.62 for each Class T share.

Commencing on July 25, 2016, we revised the terms of our Public Offering to include Class R shares. From July 25, 2016 through August 31, 2018, the date we terminated our Primary Offering, we offered a maximum of $1,000,000,000 in shares of common stock for sale to the public at a price of $25.00 for each Class A share ($400,000,000 in Class A shares), $22.50 for each Class R share ($200,000,000 in Class R shares) and $23.81 for each Class T share ($400,000,000 in Class T shares), with discounts available for certain categories of purchasers. We also offered up to $300,000,000 in shares pursuant to our DRP at an initial price of $23.75 for each Class A share, $22.50 for each Class R share and $22.62 for each Class T share until our board determined an estimated value per share on October 9, 2018 (discussed below). We terminated the DRP on February 5, 2019.

As of August 31, 2018, the date we terminated our Primary Offering, we had sold 3,483,706 shares of Class A common stock, 474,357 shares of Class R common stock and 4,572,889 shares of Class T common stock in our Public Offering for gross proceeds of $85,801,001, $10,672,273 and $108,706,960, respectively, and $205,180,234 in the aggregate, including 111,922 shares of Class A common stock, 8,450 shares of Class R common stock and 145,838 shares of Class T common stock issued pursuant to our DRP for gross offering proceeds of $2,658,156, $190,125 and $3,298,847, respectively. As of December 31, 2018, we had sold 3,513,310 shares of Class A common stock, 477,684 shares of Class R common stock and 4,623,732 shares of Class T common stock in our Public Offering for gross proceeds of $86,485,589, $10,747,201 and $109,854,820, respectively, and $207,087,610 in the aggregate, including 141,524 shares of Class A common stock, 11,777 shares of Class R common stock and 196,681 shares of Class T common stock issued pursuant to our DRP for gross offering proceeds of $3,342,744, $265,053 and $4,446,707, respectively.

On October 9, 2018, our board of directors determined an estimated value per share for each of our Class A common stock, Class R common stock and Class T common stock of $22.54 as of June 30, 2018. In connection with the determination of an estimated value per share, our board of directors determined a price per share for the DRP for each of the Company’s Class A common stock, Class R common stock and Class T common stock of $22.54 effective November 1, 2018. Our board of directors elected to suspend the DRP with respect to distributions that accrue after February 1, 2019 and may, from time to time in its sole discretion, reinstate the DRP, although there is no assurance as to if or when this will happen.

As of March 7, 2019, we had sold 3,528,796 shares of Class A common stock, 479,529 shares of Class R common stock and 4,654,977 shares of Class T common stock in our Public Offering for gross proceeds of $86,834,672, $10,788,788 and $110,559,104, respectively, and $208,182,564 in the aggregate, including 157,012 shares of Class A common stock, 13,622 shares of Class R common stock and 227,925 shares of Class T common stock issued pursuant to our DRP for gross offering proceeds of $9,149,457.

We are externally managed by Steadfast Apartment Advisor III, LLC (the “Advisor”) pursuant to the Amended and Restated Advisory Agreement dated July 25, 2016, by and among us, Steadfast Apartment REIT III Operating Partnership, L.P. (the “Operating Partnership”) and the Advisor (as amended, the “Advisory Agreement”). Subject to certain restrictions and limitations, the Advisor manages our day-to-day operations and our portfolio of properties and real estate-related assets, sources and presents investment opportunities to our board of directors and provides investment management services on our behalf. The Advisor has also entered into an Advisory Services Agreement with Crossroads Capital Advisors, LLC (“Crossroads Capital Advisors”), whereby Crossroads Capital Advisors provides advisory services to us on behalf of the Advisor. Stira Capital Markets Group, LLC (formerly known as Steadfast Capital Markets Group, LLC) (the “Dealer Manager”), an affiliate of the Advisor, served as the dealer manager for our Public Offering. The Advisor, along with the Dealer Manager, provides marketing, investor relations and other administrative services on our behalf.

Substantially all of our business is conducted through the Operating Partnership. We are the sole general partner of the Operating Partnership and own a 99.99% partnership interest in the Operating Partnership. The Advisor is the sole limited partner of and owns the remaining 0.01% partnership interest in the Operating Partnership. We entered into an Amended and Restated Agreement of Limited Partnership on July 25, 2016, with the Advisor (as amended, the “Partnership Agreement”). As we accepted subscriptions for shares of our common stock in our Public Offering, we transferred substantially all of the net offering proceeds to the Operating Partnership as a contribution in exchange for partnership interests and our percentage ownership in the Operating Partnership increased proportionately.

Our Structure

Our sponsor, Steadfast REIT Investments, LLC, a Delaware limited liability company (the “Sponsor”), is indirectly controlled by Rodney F. Emery, the chairman of our board of directors and our chief executive officer. We refer to each of our Sponsor, Advisor, Dealer Manager and their affiliates as “a Steadfast Companies affiliate” and collectively as “Steadfast Companies affiliates.”

The chart below shows the relationships among our Company and various Steadfast Companies affiliates.

(1)

Crossroads Capital Multifamily, LLC’s percentage interest in our Sponsor is contingent upon a net increase in book capitalization (as defined in our Sponsor’s limited liability company agreement). Crossroads Capital Multifamily, LLC (“Crossroads Capital Multifamily”) and Crossroads Capital Advisors are affiliated entities, each being wholly-owned subsidiaries of Crossroads Capital Group, LLC.

Objectives and Strategies

Our investment objectives are to:

•	realize capital appreciation in the value of our investments over the long term; and

•	pay attractive and stable cash distributions to stockholders.

We own and manage a portfolio of multifamily properties located in targeted markets throughout the United States, with the objective of generating stable rental income and maximizing the opportunity for future capital appreciation. A majority of our portfolio consists of established, well-positioned, institutional-quality apartment communities. Established apartments are typically older, more affordable apartments that cater to the middle-class segment of the workforce, with monthly rental rates that accommodate the generally accepted guidelines for housing costs as a percentage of gross income. As a result, we believe the demand for apartment housing at these properties is higher compared to other types of multifamily properties and is generally more consistent in all economic cycles. We intend to execute a value-enhancement strategy, invest additional capital and reposition under-managed assets in high-demand neighborhoods to increase both average rental rates and resale value with respect to approximately 50-70% of our portfolio. The properties targeted for value-enhancement typically are established, well-positioned, institutional-quality apartment communities with existing high occupancies and consistent rental revenue. However, these properties present an opportunity to increase rental revenue by expending incremental capital (typically approximately 4-7% of the original unit price) in aesthetic improvements such as new doors and lighting hardware, flooring, window coverings and appliances. Often such enhancements are cosmetic in nature and do not require building permits. This work does not constitute “reconstruction” or “remodeling” as those terms are commonly used, and we believe the properties targeted for value-enhancement would otherwise be accretive to and consistent with our greater portfolio regardless of whether any value-enhancement expenditures are made. These properties are deemed “under-managed” insofar as prior owners either failed to recognize the potential for, or did not have the capital to execute, a value-enhancement strategy.

2018 Highlights

During 2018, we:

•	acquired one multifamily property for an aggregate purchase price of $31,118,698, including closing costs;

•	reported net cash provided by financing activities of $54,279,898;

•	had a net loss of $15,365,609;

•

paid cash distributions of $2,918,723 to Class A common stockholders and distributed $1,901,022 in shares of our Class A common stock pursuant to our DRP, which constituted a 6.00% annualized distribution rate to our stockholders based on a purchase price of $25.00 per share;

•

paid cash distributions of $384,993 to Class R common stockholders and distributed $186,153 in shares of our Class R common stock pursuant to our DRP, subject to an annual distribution and shareholder fee of up to 0.67%, which constituted an up to 6.40% annualized distribution rate to our stockholders based on a purchase price of $22.50 per share;

•

paid cash distributions of $2,195,243 to Class T common stockholders and distributed $2,955,129 in shares of our Class T common stock pursuant to our DRP, subject to an annual distribution and shareholder servicing fee of up to 1.125%, which constituted an up to 5.30% annualized distribution rate to our stockholders based on a purchase price of $23.81 per share;

•

issued 645,919 of Class A common stock, 168,166 of Class R common stock and 1,252,854 shares of Class T common stock in our Public Offering, including shares issued pursuant to our DRP, resulting in gross offering proceeds of $15,967,850, $3,784,153 and $29,672,672, respectively, and $49,424,675 in the aggregate;

•

generated net operating income (“NOI”) of $20,477,716 (for further information on how we calculate NOI and a reconciliation of NOI to net loss, see Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Net Operating Income”);

•

generated funds from operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), of $1,293,508 (for further information on how we calculate FFO and a reconciliation of FFO to net loss, see Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Funds From Operations and Modified Funds From Operations”); and

•

generated modified funds from operations (“MFFO”), as defined by the Institute for Portfolio Alternatives (formerly known as the Investment Program Association) (“IPA”), of $1,178,251 (for further information on how we calculate MFFO and a reconciliation of MFFO to net loss, see Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Funds From Operations and Modified Funds From Operations”).

Our Real Estate Portfolio

As of December 31, 2018, we owned the ten multifamily properties described below.

Property Name		Location	Number of Units	Average Monthly Occupancy(1)	Average Monthly Rent(2)	Purchase Date	Total Purchase Price	Mortgage Debt Outstanding(3)	Capitalization Rate(4)
1	Carriage House Apartment Homes	Gurnee, IL	136	86.8%	$818	5/19/2016	$7,525,000	$5,660,454	6.5%
2	Bristol Village Apartments	Aurora, CO	240	91.9%	1,374	11/17/2016	47,400,000	34,883,417	5.6%
3	Canyon Resort at Great Hills Apartments	Austin, TX	256	94.3%	1,313	12/29/2016	44,500,000	31,568,495	5.5%
4	Reflections on Sweetwater Apartments	Lawrenceville, GA	280	93.4%	1,071	1/12/2017	33,288,337	22,822,158	5.8%
5	The Pointe at Vista Ridge Apartments	Lewisville, TX	300	92.6%	1,228	5/25/2017	45,188,223	28,964,451	5.7%
6	Belmar Villas	Lakewood, CO	318	90.0%	1,329	7/21/2017	64,503,255	46,892,398	5.8%
7	Ansley at Princeton Lakes	Atlanta, GA	306	91.4%	1,146	8/31/2017	44,594,087	32,204,192	5.7%
8	Sugar Mill Apartments	Lawrenceville, GA	244	94.6%	1,139	12/7/2017	36,305,492	24,636,684	5.6%
9	Avery Point Apartments	Indianapolis, IN	512	94.2%	809	12/15/2017	45,829,836	31,060,671	5.9%
10	Cottage Trails at Culpepper Landing	Chesapeake, VA	183	90.6%	1,338	5/31/2018	31,118,698	21,394,001	5.6%

			2,775	92.4%	$1,136		$400,252,928	$280,086,921

(1)

As of December 31, 2018, our portfolio was approximately 94.3% leased, calculated using the number of occupied and contractually leased units divided by total units. As of December 31, 2018, no single tenant accounted for greater than 10% of our 2018 gross annualized rental revenue.

(2)	Average monthly rent is based upon the effective rental income after considering the effect of vacancies, concessions and write-offs.
(3)	Mortgage debt outstanding is net of deferred financing costs associated with the loans for each individual property listed in the table.
(4)

The capitalization rate reflected in the table is as of the closing of the acquisition of the property. We calculate the capitalization rate for a real property by dividing the “net operating income” of the property by the purchase price of the property, excluding acquisition costs. Net operating income is calculated by deducting all operating expenses of a property, including property taxes and management fees but excluding debt service payments and capital expenditures, from gross operating revenues received from a property. For purposes of this calculation, net operating income is determined using the projected first year net operating income of the property based on in-place leases, potential rent increases or decreases for each unit and other revenues from late fees or services, adjusted for projected vacancies, tenant concessions, if any, and charges not collected.

We plan to invest approximately $4.4 million during the year ending December 31, 2019, for interior renovations at certain properties in our portfolio. These renovations are primarily to enhance the interior amenities of the apartment homes and will be performed initially on vacant units and thereafter on units vacated from time to time in the ordinary course.

The following information generally applies to all of our properties:

•	we believe all of our properties are adequately covered by insurance and are suitable for their intended purposes;

•	except as noted above, we have no plans for any material renovations, improvements or developments with respect to any of our properties; and

•	our properties face competition in attracting new residents and retaining current residents from other multifamily properties in and around their respective submarkets.

Leverage

We use secured debt, and intend to use in the future secured and unsecured debt. At December 31, 2018, our debt was approximately 64% of the value of our properties as determined by the most recent valuations performed by an independent third-party appraiser as of June 30, 2018. We believe that the careful use of borrowings will help us achieve our diversification goals and potentially enhance the returns on our investments. After we have invested all of the net offering proceeds from our Public Offering, we expect our borrowings will be approximately 55% to 60% of the value of our properties (after debt amortization) and other real estate-related assets. For valuation purposes, the value of a property is determined by an independent third-party appraiser or qualified independent valuation expert. Under our Second Articles of Amendment and Restatement (as amended, the “Charter”), we are prohibited from borrowing in excess of 300% of our net assets, which generally approximates to 75% of the aggregate cost of our assets unless such excess is approved by a majority of the independent directors and disclosed to stockholders in our next quarterly report, along with a justification for such excess. In such event, we will monitor our debt levels and take action to reduce any such excess as soon as practicable. Our aggregate borrowings are reviewed by our board of directors at least quarterly. At December 31, 2018, our aggregate borrowings were not in excess of 300% of the value of our net assets.

Employees

We have no paid employees. The employees of the Advisor and its affiliates provide management, acquisition, advisory and certain administrative services for us.

Competition

We are subject to significant competition in seeking real estate investments and residents. We compete with many third parties engaged in real estate investment activities, including other REITs, specialty finance companies, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds, institutional investors, investment banking firms, lenders, hedge funds, governmental bodies and other entities. Many of our competitors have substantially greater financial and other resources than we have and may have substantially more operating experience than us. They may also enjoy significant competitive advantages that result from, among other things, a lower cost of capital.

The multifamily property market in particular is highly competitive. This competition could reduce occupancy levels and revenues at our multifamily properties, which would adversely affect our operations. We face competition from many sources, including from other multifamily properties in our target markets. In addition, overbuilding of multifamily properties may occur, which would increase the number of multifamily homes available and may decrease occupancy and unit rental rates. Furthermore, multifamily properties we acquire most likely compete, or will compete, with numerous housing alternatives in attracting residents, including owner occupied single- and multifamily homes available to rent or purchase. Competitive housing in a particular area and the increasing affordability of owner occupied single- and multifamily homes available to rent or buy could adversely affect our ability to retain our residents, lease apartment homes and increase or maintain rental rates.

We may also compete with Steadfast Income REIT, Inc. (“Steadfast Income REIT”) and Steadfast Apartment REIT, Inc. (“Steadfast Apartment REIT”), public, non-listed REITs sponsored by our Sponsor that also focus their investment strategy on multifamily properties located in the United States. Steadfast Apartment REIT terminated its primary offering on March 24, 2016, but continues to offer shares pursuant to its distribution reinvestment plan and may engage in future public offerings for its shares. Steadfast Income REIT terminated its initial public offering on December 20, 2013, but may engage in future public offerings for its shares, including, but not limited to, a public offering of shares pursuant to its distribution reinvestment plan. Even if Steadfast Income REIT and Steadfast Apartment REIT are no longer raising capital, they may have funds, including proceeds from the sale of assets or the refinancing of debt, available for investment. Although Steadfast Income REIT and Steadfast Apartment REIT are the only investment programs currently sponsored by or affiliated with our Sponsor that may directly compete with us for investment opportunities, our Sponsor may launch additional investment programs in the future that compete with us for investment opportunities. To the extent that we compete with Steadfast Income REIT, Steadfast Apartment REIT or any other program affiliated with our Sponsor for investments, our Sponsor will face potential conflicts of interest and there is a risk that our Sponsor will select investment opportunities for us that provide lower returns than the investments selected for other such programs, or that certain otherwise attractive investment opportunities will not be available to us. In addition, certain of our affiliates currently own or manage multifamily properties in geographical areas in which we own and expect to own multifamily properties. As a result of our potential competition with Steadfast Income REIT, Steadfast Apartment REIT and other affiliates of our Sponsor, certain investment opportunities that would otherwise be available to us may not in fact be available. Such competition may also result in conflicts of interest that are not resolved in our favor.

Regulations

Our investments are subject to various federal, state, and local laws, ordinances, and regulations, including, among other things, zoning regulations, land use controls, environmental controls relating to air and water quality, noise pollution, and indirect environmental impacts such as increased motor vehicle activity. We believe that we have all permits and approvals necessary under current law to operate our investments.

Income Taxes

We elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), and have operated as such commencing with the taxable year ending December 31, 2016. To continue to qualify as a REIT, we must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of our annual REIT taxable income to our stockholders (which is computed without regard to the dividends-paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). As a REIT, we generally will not be subject to federal income tax to the extent we distribute qualifying dividends to our stockholders. If we fail to qualify as a REIT in any taxable year following the year we initially elected to be taxed as a REIT, we would be subject to federal income tax on our taxable income at regular corporate income tax rates and generally would not be permitted to qualify for treatment as a REIT for federal income tax purposes for the four taxable years following the year during which qualification is lost unless the Internal Revenue Service grants us relief under certain statutory provisions. Such an event could materially adversely affect our net income and net cash available for distribution to our stockholders.

Financial Information About Industry Segments

Our current business consists of owning, managing, operating, leasing, acquiring, developing, investing in, and disposing of real estate assets. We internally evaluate all of our real estate assets as one industry segment, and, accordingly, we do not report segment information.

Available Information

We are subject to the reporting requirements of the Exchange Act and, accordingly, we file Annual Reports, Quarterly Reports and other information with the Securities and Exchange Commission (“SEC”). Access to copies of our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, including amendments to such filings, may be obtained free of charge from our website, http://www.steadfastreits.com. These filings are available promptly after we file them with, or furnish them to, the SEC. We are not incorporating our website or any information from the website into this Annual Report. The SEC also maintains a website, http://www.sec.gov, that contains our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Report on Form 8-K and other filings with the SEC. Access to these filings is free of charge.

ITEM 1A. RISK FACTORS

The following are some of the risks and uncertainties that could cause our actual results to differ materially from those presented in our forward-looking statements. The risks and uncertainties described below are not the only ones we face but do represent those risks and uncertainties that we believe are material to us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also harm our business. References to “shares” and “our common stock” refer to the shares of common stock of Steadfast Apartment REIT III, Inc.

General Investment Risks

We have limited prior operating history, and there is no assurance that we will be able to successfully achieve our investment objectives.

We commenced operations on May 19, 2016, with our acquisition of the Carriage House Apartment Homes. We and the Advisor have a limited operating history and may not be able to successfully operate our business or achieve our investment objectives. We cannot assure you that we will be profitable in the future or that we will recognize growth in our assets.

From inception through December 31, 2018, we have experienced quarterly and annual net losses and may experience similar losses in the future.

From inception through December 31, 2018, we incurred a cumulative net loss of $32,039,408. We cannot assure you that we will be profitable in the future or that we will recognize growth in the value of our assets.

There is no public trading market for shares of our common stock and we are not required to effectuate a liquidity event by a certain date or at all. As a result, it will be difficult for you to sell your shares of common stock and, if you are able to sell your shares, you are likely to sell them at a substantial discount.

There is no public market for the shares of our common stock and we have no obligation to list our shares on any public securities market or provide any other type of liquidity to our stockholders by a particular date or at all. It will therefore be difficult for you to sell your shares of common stock. Even if you are able to sell your shares of common stock, the absence of a public market may cause the price received for any shares of our common stock sold to be less than what you paid or less than your proportionate value of the assets we own. We have adopted a share repurchase program but it is limited in terms of the amount of shares that stockholders may sell to us each quarter. Our board of directors can amend, suspend, or terminate our share repurchase program upon 30 days’ notice. Additionally, our Charter does not require that we consummate a transaction to provide liquidity to stockholders on any certain date. As a result, you should be prepared to hold your shares for an indefinite period of time.

You are limited in your ability to have your shares of common stock repurchased pursuant to our share repurchase program. You may not be able to sell any of your shares of our common stock back to us, and if you do sell your shares, you may not receive the price you paid.

Our share repurchase program may provide you with an opportunity to have your shares of common stock repurchased by us. No shares may be repurchased under our share repurchase program until after the first anniversary of the date of purchase of such shares. Prior to the first determination of our estimated value per share, we repurchased shares of our common stock pursuant to our share repurchase plan at a discount from the offering price per share of our common stock based upon how long such shares had been held. Following the first determination of our estimated value per share of our common stock, shares are repurchased at a price based upon such estimated value per share. Due to the fact that the per share amount paid by us to repurchase shares will typically exceed the net proceeds we received in connection with the sale of such shares, the repurchase of shares pursuant to our share repurchase program will have a dilutive effect on our existing stockholders.

Our share repurchase program contains certain limitations, including those relating to the number of shares of our common stock that we can repurchase at any given time and limiting the repurchase price. Specifically, the share repurchase program limits the number of shares to be repurchased during any calendar year to no more than (1) 5.0% of the weighted average number of shares of our common stock outstanding in the prior calendar year and (2) those that could be funded from the net proceeds from the sale of shares under our DRP in the prior calendar year plus such additional funds as may be borrowed or reserved for that purpose by our board of directors. Further, we have no obligation to repurchase shares if the repurchase would violate the restrictions on distributions under Maryland law, which prohibits distributions that would cause a corporation to fail to meet statutory tests of solvency. Our board of directors reserves the right to reject any repurchase request for any reason or no reason or to amend, suspend or terminate the share repurchase program at any time upon 30 days’ notice to our stockholders. Therefore, you may not have the opportunity to make a repurchase request prior to a potential termination or suspension of the share repurchase program and you may not be able to sell any of your shares of common stock back to us. If you do sell your shares of common stock back to us pursuant to the share repurchase program, you may be forced to do so at a discount to the purchase price you paid for your shares.

The actual value of shares that we repurchase under our share repurchase program may be substantially less than what we pay.

Under our share repurchase program, shares may be repurchased at varying prices depending on (1) the number of years the shares have been held, (2) the purchase price paid for the shares and (3) whether the repurchases are sought upon a stockholder’s death or disability. On October 12, 2018, we announced an estimated per share value of $22.54 as of June 30, 2018. This reported value is likely to differ from the price at which a stockholder could resell his or her shares. Thus, if we repurchase shares of our common stock based on this estimated share value, the actual value of the shares that we repurchase may be less, and the repurchase could be dilutive to our remaining stockholders. Even at lower repurchase prices, the actual value of the shares may be substantially less than what we pay and the repurchase may be dilutive to our remaining stockholders.

We have paid and it is likely we will continue to pay distributions from sources other than our cash flow from operations. To the extent that we pay distributions from sources other than our cash flow from operations, we will have reduced funds available for investment and the overall return to our stockholders may be reduced.

Our organizational documents permit us to pay, without limitation, distributions from any source, including net proceeds from our Public Offering, borrowings, advances from our Sponsor or Advisor and the deferral of fees and expense reimbursements by our Advisor, in its sole discretion. Since our inception, our cash flow from operations has not been sufficient to fund all of our distributions. To the extent that our cash flow from operations has been or is insufficient to fully cover our distributions, we have paid and it is likely we will continue to pay, distributions from the net proceeds from this offering or sources other than cash flow from operations.

If we are unable to consistently fund distributions to our stockholders entirely from our cash flow from operations, the value of your shares upon a listing of our common stock, the sale of our assets or any other liquidity event may be reduced. To the extent that we fund distributions from sources other than our cash flow from operations, our funds available for investment will be reduced relative to the funds available for investment if our distributions were funded solely from cash flow from operations, our ability to achieve our investment objectives will be negatively impacted and the overall return to our stockholders may be reduced. In addition, if we make a distribution in excess of our current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, which will reduce the stockholder’s tax basis in its shares of common stock. The amount, if any, of each distribution in excess of a stockholder’s tax basis in its shares of common stock will be taxable as gain realized from the sale or exchange of property.

For the year ended December 31, 2018, we paid aggregate distributions of $10,541,263, including $5,498,959 of distributions paid in cash and 219,833 shares of our common stock issued pursuant to our DRP for

$5,042,304. For the year ended December 31, 2018, our net loss was $15,365,609, we had FFO of $1,293,508 and net cash provided by operations of $1,914,725. For the year ended December 31, 2018, we funded $1,914,725, or 18%, and $8,626,538, or 82%, of total distributions paid, including shares issued pursuant to our DRP, from net cash provided by operating activities and with proceeds from our Public Offering, respectively. Since inception, of the $16,804,856 in total distributions paid through December 31, 2018, including shares issued pursuant to our DRP, 15% of such amounts were funded from cash flow from operations and 85% were funded from public offering proceeds. For information on how we calculate FFO and the reconciliation of FFO to net loss, see “—Funds from Operations and Modified Funds from Operations.”

The amount of distributions we make is uncertain. It is likely that we will pay initial distributions from sources other than our cash flow from operations, and that such distributions will represent a return of capital. Any such actions could result in fewer funds available for investments and your overall return may be reduced.

Although our distribution policy is to use our cash flow from operations to make distributions, our organizational documents permit us to pay distributions from any source. We expect to have little, if any, cash flow from operations available for distribution until we make substantial investments. If we fund distributions from financings or the net proceeds of our Public Offering, we will have fewer funds available for investment in properties than if our distributions came solely from cash flow from operations and your overall return may be reduced. Further, because we may receive income at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund expenses, we expect that at least during the early stages of our development and from time to time during our operational stage, we will declare distributions in anticipation of cash flow that we expect to receive during a later period and we will pay these distributions in advance of our actual receipt of these funds. In these instances, we may use third-party borrowings to fund our distributions. We may also fund such distributions with the deferral by the Advisor, in its sole discretion, of fees payable under the Advisory Agreement.

In addition, if the aggregate amount of cash we distribute to stockholders in any given year exceeds the amount of our “REIT taxable income” generated during the year, the excess amount will either be (1) a return of capital or (2) a gain from the sale or exchange of property to the extent that a stockholder’s basis in our common stock equals or is reduced to zero as the result of our current or prior year distributions, which could cause subsequent investors to experience dilution.

Our success is dependent on the performance of the Advisor and its affiliates and any adverse change in their financial health could cause our operations to suffer.

Our ability to achieve our investment objectives and to pay distributions is dependent upon the performance of the Advisor and its affiliates and any adverse change in their financial health could cause our operations to suffer. The Advisor and its affiliates are sensitive to trends in the general economy, as well as the commercial real estate and credit markets. The most recent economic recession and accompanying credit crisis negatively impacted the value of commercial real estate assets, contributing to a general slowdown in the real estate industry. The failure to achieve a sustained economic recovery or a renewed economic downturn could result in continued reductions in overall transaction volume and size of sales and leasing activities that the Advisor and its affiliates have recently experienced, and would put downward pressure on the Advisor’s and its affiliates’ revenues and operating results. To the extent that any decline in revenues and operating results impacts the performance of the Advisor and its affiliates, our financial condition and ability to pay distributions to our stockholders could also suffer.

We pay substantial fees and expenses to the Advisor and its affiliates, including the Dealer Manager, for our Public Offering. These fees were not negotiated at arm’s length, may be higher than fees payable to unaffiliated third parties and may reduce cash available for investment.

A portion of the offering proceeds from the sale of our shares in our Public Offering was used to pay fees and expenses to the Advisor and its affiliates, including the Dealer Manager. These fees were not negotiated at arm’s-length and may be higher than fees payable to unaffiliated third parties, though the board of directors must approve the payment of certain fees. In addition, the full offering price paid by stockholders will not be invested in properties. As a result, stockholders will only receive a full return of their invested capital if we either (1) sell our assets or the Company for a sufficient amount in excess of the original purchase price of our assets or (2) the market value of the Company after we list our shares of common stock on a national securities exchange is substantially in excess of the original purchase price of our assets.

Financial regulatory reforms could have a significant impact on our business, financial condition and results of operations.

On July 21, 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, was signed into law. The Dodd-Frank Act represents a significant change in the U.S. financial regulatory environment and impacts nearly every aspect of the U.S. financial services industry. The Dodd-Frank Act requires various federal agencies to adopt hundreds of new rules to implement the Dodd-Frank Act and to deliver to Congress numerous studies and reports that may influence future legislation. The Dodd-Frank Act leaves significant discretion to federal agencies as to exactly how to implement the broad provisions of the Dodd-Frank Act. Some provisions of the Dodd-Frank Act are subject to rule making and will take effect over several years, making it difficult to anticipate the overall impact on us. The changes resulting from the Dodd-Frank Act may impact the profitability of business activities, require changes to certain business practices, impose more stringent capital, liquidity and leverage requirements or otherwise adversely affect our business.

Disruptions in the financial markets and resulting economic conditions could adversely impact our ability to implement our investment strategy and achieve our investment objectives.

United States and global financial markets experienced extreme volatility and disruption from 2008 to 2010. There was a widespread tightening in overall credit markets, devaluation of the assets underlying certain financial contracts, and increased borrowing by governmental entities. The turmoil in the capital markets during the most recent recession resulted in constrained equity and debt capital available for investment in the real estate market, resulting in fewer buyers seeking to acquire properties, increases in capitalization rates and lower property values. During the subsequent economic recovery, capital has been more available and the overall economy has improved. However, the failure of a sustained economic recovery or future disruptions in the financial markets and deteriorating economic conditions could impact the value of our investments in properties. In addition, if potential purchasers of properties have difficulty obtaining capital to finance property acquisitions, capitalization rates could increase and property values could decrease. Current economic conditions greatly increase the risks of our investments. See “—Risks Related to Investments in Real Estate.”

A cybersecurity incident and other technology disruptions could negatively impact our business.

We use technology in substantially all aspects of our business operations. We also use mobile devices, social networking, outside vendors and other online activities to connect with our residents, suppliers and employees of our affiliates. Such uses give rise to potential cybersecurity risks, including security breach, espionage, system disruption, theft and inadvertent release of information. Our business involves the storage and transmission of numerous classes of sensitive and confidential information and intellectual property, including residents’ and suppliers’ personal information, private information about employees, and financial and strategic information about us. If we fail to assess and identify cybersecurity risks associated with our operations, we may become increasingly vulnerable to such risks. Additionally, the measures we have implemented to prevent security breaches and cyber incidents may not be effective. The theft, destruction, loss, misappropriation, or release of sensitive and/or confidential information or intellectual property, or interference with our information technology systems or the technology systems of third parties on which we rely, could result in business disruption, negative publicity, brand damage, violation of privacy laws, loss of residents, potential liability and competitive disadvantage, any of which could result in a material adverse effect on our financial condition or results of operations.

Our board of directors determined an estimated value per share of $22.54 for each class of our shares of common stock as of June 30, 2018. You should not rely on the estimated value per share as being an accurate measure of the current value of our shares of common stock.

On October 12, 2018, our board of directors determined an estimated value per share of our common stock of $22.54 of each our Class A, Class T and Class R common stock as of June 30, 2018. Our board of directors’ objective in determining the estimated value per share was to arrive at a value, based on the most recent data available, that it believed was reasonable based on methodologies that it deemed appropriate after consultation with the Advisor. However, the market for commercial real estate can fluctuate quickly and substantially and the value of our assets is expected to change in the future and may decrease. Also, our board of directors did not consider certain other factors, such as a liquidity discount to reflect the fact that our shares are not currently traded on a national securities exchange and the limitations on the ability to redeem shares pursuant to our share repurchase plan.

As with any valuation methodology, the methodologies used to determine the estimated value per share were based upon a number of assumptions, estimates and judgments that may not be accurate or complete. Our assets have been valued based upon appraisal standards and the value of our assets using these methodologies are not required to be a reflection of market value under those standards and will not result in a reflection of fair value under GAAP. Further, different parties using different property-specific and general real estate and capital market assumptions, estimates, judgments and standards could derive a different estimated value per share, which could be significantly different from the estimated value per share determined by our board of directors. The estimated value per share does not represent the fair value of our assets less liabilities in accordance with United States GAAP as of June 30, 2018. The estimated value per share is not a representation or indication that: a stockholder would be able to realize the estimated value per share if he or she attempts to sell shares; a stockholder would ultimately realize distributions per share equal to the estimated value per share upon liquidation of assets and settlement of our liabilities or upon a sale of us; shares of our common stock would trade at the estimated value per share on a national securities exchange; a third party would offer the estimated value per share in an arms-length transaction to purchase all or substantially all of our shares of common stock; or the methodologies used to estimate the value per share would be acceptable to FINRA or compliant with the Employee Retirement Income Security Act of 1974 (“ERISA”), the Internal Revenue Code or other applicable law, or the applicable provisions of a retirement plan or individual retirement plan, or IRA, with respect to their respective requirements. Further, the estimated value per share was calculated as of a moment in time and the value of our shares will fluctuate over time as a result of, among other things, future acquisitions or dispositions of assets (including acquisitions and dispositions of real estate investments since June 30, 2018), developments related to individual assets and changes in the real estate and capital markets. For additional information on the calculation of our estimated value per share as of June 30, 2018, see Item 5. “Market for Registrant’s Common Equity, Related Stockholder Matters and Purchases of Equity Securities—Estimated Value Per Share.”

Because our Charter does not require our listing or liquidation by a specified date or at all, stockholders should be prepared to hold their shares for an indefinite period of time.

In the future, our board of directors will consider alternatives for providing liquidity to our stockholders, which we refer to as a liquidity event. A liquidity event may include the sale of our assets, a sale or merger of our company or a listing of our shares on a national securities exchange. It is anticipated that our board of directors will consider a liquidity event within five years after the completion of our offering stage; however, the timing of any such event will be significantly dependent upon economic and market conditions after completion of our offering stage. Because our Charter does not require us to pursue a liquidity event by a specified date or at all, you should be prepared to hold your shares for an indefinite period of time.

If we elect to be self-managed, we could incur other significant costs.

Our board of directors may elect in the future to be self-managed. If we do so, we may elect to negotiate to acquire the Advisor’s assets and hire the Advisor’s personnel, acquire a management company or develop a management function. Pursuant to the Advisory Agreement, we are not allowed to solicit or hire any of the Advisor’s personnel without the Advisor’s prior written consent. While we would no longer bear the costs of the various fees and expenses we expect to pay to the Advisor under the Advisory Agreement, our direct expenses would include general and administrative costs, including legal, accounting and other expenses related to corporate governance, SEC reporting and compliance. We would also be required to employ personnel and would be subject to potential liabilities commonly faced by employers, such as workers disability and compensation claims, potential labor disputes and other employee-related liabilities and grievances as well as incur the compensation and benefits costs of our officers and other employees and consultants that will be paid by the Advisor or its affiliates. We may issue equity awards to officers, employees and consultants, which awards would decrease net income and funds from operations and may further dilute your investment. We cannot reasonably estimate the amount of fees to the Advisor we would save or the costs we would incur if we became self-managed. If the expenses we assume as a result of self-management are higher than the expenses we avoid paying to the Advisor, our funds from operations would be lower than they otherwise would have been, potentially decreasing the amount of funds available to distribute to our stockholders.

If we are delayed or unable to find suitable investments, we may not be able to achieve our investment objectives.

Delays in selecting, acquiring and developing multifamily properties could adversely affect investor returns. Our ability to commit to purchase specific assets will depend, in part, on the amount of capital we have available at a given time. If we are unable to access sufficient capital, we may suffer from delays in deploying the capital into suitable investments.

We are uncertain of our sources for funding our future capital needs. If we do not have sufficient funds from operations to cover our expenses or to fund improvements to our real estate and cannot obtain debt or equity financing on acceptable terms, our ability to cover our expenses or to fund improvements to our real estate will be adversely affected.

We terminated our Public Offering on August 31, 2018. In the event that we develop a need for additional capital in the future for the repayment of maturing debt obligations, the improvement of our real properties or for any other reason, sources of funding may not be available to us. If we do not have sufficient funds from cash flow generated by our investments or out of net sale proceeds, or cannot obtain debt or equity financing on acceptable terms, our financial condition and ability to make distributions may be adversely affected.

We report MFFO, a non-GAAP financial measure.

We report MFFO, a non-GAAP financial measure, which we believe to be an appropriate supplemental measure to reflect our operating performance.

Not all public, non-listed REITs calculate MFFO the same way, so comparisons of our MFFO with that of other public, non-listed REITs may not be meaningful. MFFO is not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as an indication of our performance, as an alternative to cash flows from operations as an indication of our liquidity, or indicative of funds available to fund our cash needs, including our ability to make distributions to our stockholders. MFFO should be reviewed in conjunction with GAAP measurements as an indication of our performance. MFFO is useful in assisting management and investors in assessing the sustainability of operating performance in future operating periods, and in particular, after the offering and acquisition stages are complete and net asset value is disclosed. MFFO is not a useful measure in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining MFFO.

Neither the SEC nor any other regulatory body has passed judgment on the acceptability of the adjustments that we use to calculate MFFO. In the future, the SEC or another regulatory body may decide to standardize the allowable adjustments across the non-listed REIT industry and in response to such standardization we may have to adjust our calculation and characterization of MFFO accordingly. For further information on how we calculate MFFO and a reconciliation of MFFO to net loss, see Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Funds From Operations and Modified Funds From Operations.”

Risks Relating to Our Organizational Structure

Maryland law and our organizational documents limit your right to bring claims against our officers and directors.

Maryland law provides that a director will not have any liability as a director so long as he or she performs his or her duties in accordance with the applicable standard of conduct. In addition, our Charter provides that, subject to the applicable limitations set forth therein or under Maryland law, no director or officer will be liable to us or our stockholders for monetary damages. Our Charter also provides that we will generally indemnify our directors, our officers, the Advisor and its affiliates for losses they may incur by reason of their service in those capacities unless their act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, they actually received an improper personal benefit in money, property or services or, in the case of any criminal proceeding, they had reasonable cause to believe the act or omission was unlawful. We have also entered into separate indemnification agreements with each of our directors and executive officers. As a result, we and our stockholders may have more limited rights against these persons than might otherwise exist under common law. In addition, we may be obligated to fund the defense costs incurred by these persons. However, our Charter provides that we may not indemnify our directors, the Advisor and its affiliates for loss or liability suffered by them or hold our directors or the Advisor and its affiliates harmless for loss or liability suffered by us unless they have determined that the course of conduct that caused the loss or liability was in our best interests, they were acting on our behalf or performing services for us, the liability was not the result of negligence or misconduct by our non-independent directors, the Advisor and its affiliates or gross negligence or willful misconduct by our independent directors, and the indemnification or agreement to hold harmless is recoverable only out of our net assets, including the proceeds of insurance, and not from the stockholders. As a result of these limitations on liability and indemnification provisions and agreements, we and our stockholders may be entitled to a more limited right of action than we would otherwise have if indemnification rights were not granted.

The limit on the percentage of shares of our common stock that any person may own may discourage a takeover or business combination that may benefit our stockholders.

Our Charter restricts the direct or indirect ownership by one person or entity to no more than 9.8% in value of the aggregate of our then outstanding shares of capital stock (which includes common stock and any preferred stock we may issue) and no more than 9.8% in value or number of shares, whichever is more restrictive, of the aggregate of our then outstanding common stock unless exempted (prospectively or retroactively) by our board of directors. These restrictions may discourage a change of control of us and may deter individuals or entities from making tender offers for shares of our common stock on terms that might be financially attractive to stockholders or which may cause a change in our management. In addition to deterring potential transactions that may be favorable to our stockholders, these provisions may also decrease your ability to sell your shares of our common stock.

We may issue preferred stock or other classes of common stock, which issuance could adversely affect the holders of our common stock.

Our stockholders do not have preemptive rights to any shares issued by us in the future. We may issue, without stockholder approval, preferred stock or other classes of common stock with rights that could dilute the value of your shares of common stock. However, the issuance of preferred stock must also be approved by a majority of our independent directors not otherwise interested in the transaction, who will have access, at our expense, to our legal counsel or to independent legal counsel. Under our Charter, we have authority to issue a total of 1,300,000,000 shares of capital stock, of which 1,200,000,000 shares are classified as common stock with a par value of $0.01 per share and 100,000,000 shares are classified as preferred stock with a par value of $0.01 per share. Of the total shares of common stock authorized, 480,000,000 are classified as Class A shares, 240,000,000 are classified as Class R shares and 480,000,000 are classified as Class T shares. Our board of directors, with the approval of a majority of the entire board of directors and without any action by our stockholders, may amend our Charter from time to time to increase or decrease the aggregate number of shares of capital stock or the number of shares of capital stock of any class or series that we have authority to issue. If we ever create and issue preferred stock with a distribution preference over common stock, payment of any distribution preferences of outstanding preferred stock would reduce the amount of funds available for the payment of distributions on our common stock. Further, holders of preferred stock are normally entitled to receive a preference payment in the event we liquidate, dissolve or wind up before any payment is made to our common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred stock or a separate class or series of common stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities, or the removal of incumbent management.

We may grant stock-based awards to our directors, employees and consultants pursuant to our long-term incentive plan, which will have a dilutive effect on your investment in us.

Our board of directors has adopted a long-term incentive plan, pursuant to which we are authorized to grant restricted stock, stock options, restricted or deferred stock units, performance awards or other stock-based awards to directors, employees and consultants selected by our board of directors for participation in the plan. We currently intend only to issue awards of restricted stock to our independent directors under our long-term incentive plan. Our executive officers, as key personnel of the Advisor, also may be entitled to receive rewards in the future under our long-term incentive plan. If we issue additional stock-based awards to eligible participants under our long-term incentive plan, the issuance of these stock-based awards will dilute your investment in our shares of common stock.

Certain features of our long-term incentive plan could have a dilutive effect on your investment in us, including (1) a lack of annual award limits, individually or in the aggregate (subject to the limit on the maximum number of shares which may be issued pursuant to awards granted under the plan), (2) the fact that the limit on the maximum number of shares which may be issued pursuant to awards granted under the plan is not tied to the amount of proceeds raised in our Public Offering and (3) share counting procedures which provide that shares subject to certain awards, including, without limitation, substitute awards granted by us to employees of another entity in connection with our merger or consolidation with such company or shares subject to outstanding awards of another company assumed by us in connection with our merger or consolidation with such company, are not subject to the limit on the maximum number of shares which may be issued pursuant to awards granted under the plan.

Our UPREIT structure may result in potential conflicts of interest with limited partners in our Operating Partnership whose interests may not be aligned with those of our stockholders.

Limited partners in our Operating Partnership have the right to vote on certain amendments to the Operating Partnership agreement, as well as on certain other matters. Persons holding such voting rights may exercise them in a manner that conflicts with the interests of our stockholders. As general partner of our Operating Partnership, we are obligated to act in a manner that is in the best interest of all partners of our Operating Partnership. Circumstances may arise in the future when the interests of limited partners in our Operating Partnership may conflict with the interests of our stockholders. These conflicts may be resolved in a manner stockholders do not believe are in their best interest.

We may change our targeted investments and investment guidelines without our stockholders’ consent.

Our board of directors may change our targeted investments and investment guidelines at any time without the consent of our stockholders, which could result in our making investments that are different from, and possibly riskier than, the investments described in this Annual Report on Form 10-K. A change in our targeted investments or investment guidelines may increase our exposure to interest rate risk, default risk and real estate market fluctuations, all of which could adversely affect the value of our common stock and our ability to make distributions to our stockholders.

Our bylaws designate the Circuit Court for Baltimore City, Maryland as the sole and exclusive forum for certain actions and proceedings that may be initiated by our stockholders.

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the U.S. District Court for the District of Maryland, Baltimore Division, will be the sole and exclusive forum for: (1) any derivative action or proceeding brought on behalf of our Company, (2) any action asserting a claim of breach of any duty owed by any of our directors or officers or employees to us or to our stockholders, (3) any action asserting a claim against us or any of our directors or officers or employees arising pursuant to any provision of the Maryland General Corporation Law (the “MGCL”), or our Charter or bylaws or (4) any action asserting a claim against us or any of our directors or officers or employees that is governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring or holding any interest in our shares shall be deemed to have notice of and to have consented to these provisions of our bylaws, as they may be amended from time to time. Our board of directors, without stockholder approval, adopted this provision of the bylaws so that we can respond to such litigation more efficiently and reduce the costs associated with our responses to such litigation, particularly litigation that might otherwise be brought in multiple forums. This exclusive forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that the stockholder believes is favorable for disputes with us or our directors, officers, agents or employees, if any, and may discourage lawsuits against us and our directors, officers, agents or employees, if any. Alternatively, if a court were to find this provision of our bylaws inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings notwithstanding that the MGCL expressly provides that the charter or bylaws of a Maryland corporation may require that any internal corporate claim be brought only in courts sitting in one or more specified jurisdictions, we may incur additional costs that we do not currently anticipate associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition and results of operations.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act; if we are subject to registration under the Investment Company Act, we will not be able to continue our business.

Neither we, our Operating Partnership nor any of our subsidiaries intend to register as an investment company under the Investment Company Act. Our Operating Partnership’s and subsidiaries’ investments in real estate will represent the substantial majority of our total asset mix. In order for us not to be subject to regulation under the Investment Company Act, we engage, through our Operating Partnership and our wholly and majority-owned subsidiaries, primarily in the business of buying real estate. These investments must be made within a year after the termination of our Public Offering.

If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act that impose, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, which we refer to as the 40% test. Excluded from the term “investment securities,” among other things, are U.S. government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We expect that most of our assets will be held through wholly- or majority-owned subsidiaries of our Operating Partnership. We expect that most of these subsidiaries will be outside the definition of an “investment company” under Section 3(a)(1) of the Investment Company Act as they are generally expected to hold at least 60% of their assets in real property. We believe that we, our Operating Partnership and most of the subsidiaries of our Operating Partnership will not fall within either definition of investment company under Section 3(a)(1) of the Investment Company Act as we intend to invest primarily in real property, through our wholly- or majority-owned subsidiaries, the majority of which we expect to have at least 60% of their assets in real property. As these subsidiaries would be investing either solely or primarily in real property, they would be outside of the definition of “investment company” under Section 3(a)(1) of the Investment Company Act. We are organized as a holding company that conducts its businesses primarily through our Operating Partnership, which in turn is a holding company conducting its business through its subsidiaries. Both we and our Operating Partnership intend to conduct our operations so that they comply with the 40% test. We will monitor our holdings to ensure continuing and ongoing compliance with this test. In addition, we believe that neither we nor our Operating Partnership will be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because neither we nor our Operating Partnership will engage primarily or hold itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through our Operating Partnership’s wholly- or majority-owned subsidiaries, we and our Operating Partnership will be primarily engaged in the non-investment company businesses of these subsidiaries, namely the business of purchasing or otherwise acquiring real property.

In the event that the value of investment securities held by a subsidiary of our Operating Partnership were to exceed 40% of the value of its total assets, we expect that subsidiary to be able to rely on the exception from the definition of “investment company” under Section 3(c)(5)(C) of the Investment Company Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exception generally requires that at least 55% of a subsidiary’s portfolio must be comprised of qualifying real estate assets and at least 80% of its portfolio must be comprised of qualifying real estate assets and real estate-related assets (and no more than 20% comprised of miscellaneous assets). What we buy and sell is therefore limited by these criteria. How we determine to classify our assets for purposes of the Investment Company Act will be based in large measure upon no-action letters issued by the SEC staff and other SEC interpretive guidance and, in the absence of SEC guidance, on our view of what constitutes a qualifying real estate asset and a real estate-related asset. These no-action positions were issued in accordance with factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than twenty years ago. Pursuant to this guidance, and depending on the characteristics of the specific investments, certain mortgage loans, participations in mortgage loans, mortgage-backed securities, mezzanine loans, joint venture investments and the equity securities of other entities may not constitute qualifying real estate assets and therefore investments in these types of assets may be limited. The SEC or its staff may not concur with our classification of our assets. Future revisions to the Investment Company Act or further guidance from the SEC or its staff may cause us to lose our exclusion from the definition of investment company or force us to re-evaluate our portfolio and our investment strategy. Such changes may prevent us from operating our business successfully.

In August 2011, the SEC solicited public comment on a wide range of issues relating to Section 3(c)(5)(C) of the Investment Company Act, including the nature of the assets that qualify for purposes of the exclusion. There can be no assurance that the laws and regulations governing the Investment Company Act status of REITs, including more specific or different guidance regarding these exclusions that may be published by the SEC or its staff, will not change in a manner that adversely affects our operations. In addition, the SEC or its staff could take action that results in our or our subsidiary’s failure to maintain an exception or exemption from the Investment Company Act.

In the event that we, or our Operating Partnership, were to acquire assets that could make either entity fall within the definition of investment company under Section 3(a)(1) of the Investment Company Act, we believe that we would still qualify for the exception from the definition of investment company provided by Section 3(c)(6). Although the SEC or its staff has issued little interpretive guidance with respect to Section 3(c)(6), we believe that we and our Operating Partnership may rely on Section 3(c)(6) if 55% of the assets of our Operating Partnership consist of, and at least 55% of the income of our Operating Partnership is derived from, qualifying real estate assets owned by wholly- or majority-owned subsidiaries of our Operating Partnership.

To ensure that neither we nor any of our subsidiaries, including our Operating Partnership, are required to register as an investment company, each entity may be unable to sell assets that it would otherwise want to sell and may need to sell assets that it would otherwise wish to retain. In addition, we, our Operating Partnership or our subsidiaries may be required to acquire additional income- or loss-generating assets that we might not otherwise acquire or forego opportunities to acquire interests in companies that we would otherwise want to acquire. Although we, our Operating Partnership and our subsidiaries intend to monitor our portfolio periodically and prior to each acquisition and disposition, any of these entities may not be able to remain outside the definition of investment company or maintain an exclusion from the definition of investment company. If we, our Operating Partnership or our subsidiaries are required to register as an investment company but fail to do so, the unregistered entity would be prohibited from engaging in our business, and criminal and civil actions could be brought against such entity. In addition, the contracts of such entity would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of the entity and liquidate its business.

Risks Related To Conflicts of Interest

We depend on the Advisor and its key personnel and if any such key personnel were to cease to be affiliated with the Advisor, our business could suffer.

Our ability to achieve our investment objectives is dependent upon the performance of the Advisor and, to a significant degree, upon the continued contributions of certain of the key personnel of the Advisor, each of whom would be difficult to replace. If the Advisor were to lose the benefit of the experience, efforts and abilities of any these individuals, our operating results could suffer.

The Advisor and its affiliates, including our officers and our affiliated directors, will face conflicts of interest caused by compensation arrangements with us, which could result in actions that are not in the best interests of our stockholders.

The Advisor and its affiliates receive substantial fees from us in return for their services and these fees could influence the advice provided to us. Among other matters, these compensation arrangements could affect their judgment with respect to:

•

future public offerings of equity by us, which allow the Dealer Manager to earn additional dealer manager fees and allow the Advisor to earn increased acquisition fees, investment management fees and property management fees; and

•	real property sales, since the investment management fees and property management fees payable to the Advisor and its affiliates will decrease.

Further, the Advisor may recommend that we invest in a particular asset or pay a higher purchase price for the asset than it would otherwise recommend if it did not receive an acquisition fee in connection with such transactions. Certain potential acquisition fees, investment management fees and property management fees will be paid irrespective of the quality of the underlying real estate or property management services. These fees may influence the Advisor to recommend transactions with respect to the sale of a property or properties that may not be in our best interest. The Advisor will have considerable discretion with respect to the terms and timing of our acquisition, disposition and leasing transactions. In evaluating investments and other management strategies, the opportunity to earn these fees may lead the Advisor to place undue emphasis on criteria relating to its compensation at the expense of other criteria, such as the preservation of capital, to achieve higher short-term compensation. This could result in decisions that are not in the best interests of our stockholders. In addition, we may be obligated to pay the Advisor a subordinated distribution upon termination or non-renewal of the Advisory Agreement, with or without cause, which may be substantial and therefore may discourage us from terminating the Advisor.

We may compete with Steadfast Income REIT, Steadfast Apartment REIT and other affiliates of our Sponsor for opportunities to acquire or sell investments, which may have an adverse impact on our operations.

We may compete for investment opportunities with Steadfast Income REIT and Steadfast Apartment REIT, public, non-listed REITs sponsored by our Sponsor that also focus their investment strategy on multifamily properties located in the United States. Steadfast Apartment REIT commenced its initial public offering on December 30, 2013 and terminated its primary offering on March 24, 2016, but continues to offer its shares pursuant to its distribution reinvestment plan and may engage in future public offerings for its shares. Steadfast Income REIT terminated its initial public offering on December 20, 2013, but may engage in future public offerings for its shares, including, but not limited to, a public offering of shares pursuant to its distribution reinvestment plan. Even if Steadfast Income REIT and Steadfast Apartment REIT are no longer raising capital, they may have funds, including proceeds from the sale of assets or the refinancing of debt, available for investment. Although Steadfast Income REIT and Steadfast Apartment REIT are the only investment programs currently sponsored by or affiliated with our Sponsor that may directly compete with us for investment opportunities, our Sponsor may launch additional investment programs in the future that compete with us for investment opportunities. To the extent that we compete with Steadfast Income REIT, Steadfast Apartment REIT or any other program affiliated with our Sponsor for investments, our Sponsor will face potential conflicts of interest and there is a risk that our Sponsor will select investment opportunities for us that provide lower returns than the investments selected for other such programs, or that certain otherwise attractive investment opportunities will not be available to us. In addition, certain of our affiliates currently own or manage multifamily properties in geographical areas in which we own and expect to own multifamily properties. As a result of our potential competition with Steadfast Income REIT, Steadfast Apartment REIT and other affiliates of our Sponsor, certain investment opportunities that would otherwise be available to us may not in fact be available. Such competition may also result in conflicts of interest that are not resolved in our favor.

The time and resources that our Sponsor and its affiliates could devote to us may be diverted to other investment activities, and we may face additional competition due to the fact that our Sponsor and its affiliates are not prohibited from raising money for, or managing, another entity that makes the same or other types of investments that we do.

Our Sponsor and its affiliates are not prohibited from raising money for, or managing, another investment entity that makes the same or other types of investments as we do. As a result, the time and resources they could devote to us may be diverted to other investment activities. Additionally, some of our directors and officers serve as directors and officers of investment entities sponsored by our Sponsor and its affiliates, including Steadfast Income REIT, Steadfast Apartment REIT and Stira Alcentra Global Credit Fund, a closed-end fund recently formed by affiliates of our Sponsor. We cannot currently estimate the time our officers and directors will be required to devote to us because the time commitment required of our officers and directors will vary depending upon a variety of factors, including, but not limited to, general economic and market conditions affecting us, and the Advisor’s ability to locate and acquire investments that meet our investment objectives. Since these professionals engage in and will continue to engage in other business activities on behalf of themselves and others, these professionals will face conflicts of interest in allocating their time among us, the Advisor, and its affiliates and other business activities in which they are involved. This could result in actions that are more favorable to affiliates of the Advisor than to us.

In addition, we may compete with affiliates of the Advisor for the same investors and investment opportunities. We may also co-invest with any such investment entity. Even though all such co-investments will be subject to approval by our independent directors, they could be on terms not as favorable to us as those we could achieve co-investing with a third party.

The Advisor may have conflicting fiduciary obligations if we acquire assets from affiliates of our Sponsor or enter into joint ventures with affiliates of our Sponsor. As a result, in any such transaction we may not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

The Advisor may cause us to invest in a property owned by, or make an investment in equity securities in or real estate-related loans to, our Sponsor or its affiliates or through a joint venture with affiliates of our Sponsor. In these circumstances, the Advisor will have a conflict of interest when fulfilling its fiduciary obligation to us. In any such transaction, we would not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

The fees we paid to affiliates in connection with our Public Offering and will continue to pay in connection with the acquisition and management of our investments were determined without the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.

The fees to be paid to the Advisor, our property managers, the Dealer Manager and other affiliates for services they provide for us were determined without the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties, may be in excess of amounts that we would otherwise pay to third parties for such services and may reduce the amount of cash that would otherwise be available for investments in real properties and distributions to our stockholders.

Risks Related To Investments in Real Estate

Our operating results will be affected by economic and regulatory changes that impact the real estate market in general.

Our investments in multifamily properties will be subject to risks generally attributable to the ownership of real property, including:

•	changes in global, national, regional or local economic, demographic or real estate market conditions;

•	changes in supply of or demand for similar properties in an area;

•	increased competition for real property investments targeted by our investment strategy;

•	bankruptcies, financial difficulties or lease defaults by our residents;

•	changes in interest rates and availability of financing;

•	changes in the terms of available financing, including more conservative loan-to-value requirements and shorter debt maturities;

•	competition from other residential properties;

•	the inability or unwillingness of residents to pay rent increases;

•	changes in government rules, regulations and fiscal policies, including changes in tax, real estate, environmental and zoning laws;

•	the severe curtailment of liquidity for certain real estate related assets; and

•	rent restrictions due to government program requirements.

All of these factors are beyond our control. Any negative changes in these factors could affect our ability to meet our obligations and make distributions to stockholders.

We are unable to predict future changes in global, national, regional or local economic, demographic or real estate market conditions. For example, a recession or rise in interest rates could make it more difficult for us to lease or dispose of multifamily properties and could make alternative interest-bearing and other investments more attractive and therefore potentially lower the relative value of the real estate assets we acquire. These conditions, or others we cannot predict, may adversely affect our results of operations and returns to our stockholders. In addition, the value of the multifamily properties we acquire may decrease following the date we acquire such properties due to the risks described above or any other unforeseen changes in market conditions. If the value of our multifamily properties decreases, we may be forced to dispose of our properties at a price lower than the price we paid to acquire our properties, which could adversely impact the results of our operations and our ability to make distributions and return capital to our investors.

A concentration of our investments in the apartment sector may leave our profitability vulnerable to a downturn or slowdown in the sector or state or region.

We expect that our property portfolio will be comprised solely of multifamily properties. As a result, we will be subject to risks inherent in investments in a single type of property. If substantially all of our investments are in the apartment sector, the potential effects on our revenues, and as a result, on cash available for distribution to our stockholders, resulting from a downturn or slowdown in the apartment sector could be more pronounced than if we had more fully diversified our investments. If our investments are concentrated in a particular state or geographic region, and such state or geographic region experiences economic difficulty disproportionate to the nation as a whole, then the potential effects on our revenues, and as a result, on cash available for distribution to our stockholders, could be more pronounced than if we had more fully diversified our investments geographically.

The geographic concentration of our portfolio may make us particularly susceptible to adverse economic developments in the real estate markets of those areas.

In addition to general, regional and national economic conditions, our operating results are impacted by the economic conditions of the specific markets in which we have concentrations of properties. As of December 31, 2018, of the $400,252,928 purchase price of our real estate assets, 29% was located in the Atlanta, Georgia metropolitan statistical area, 28% was located in the Denver, Colorado metropolitan statistical area, 11% was located in the Austin, Texas metropolitan statistical area, 11% was located in the Dallas, Texas metropolitan statistical area and 11% was located in the Indianapolis, Indiana metropolitan statistical area. Any adverse economic or real estate developments in these markets, such as business layoffs or downsizing, industry slowdowns, relocations of businesses, changing demographics and other factors, or any decrease in demand for multifamily property space resulting from the local business climate, could adversely affect our property revenue resulting in a lower net operating income.

We depend on residents for our revenue, and therefore, our revenue and our ability to make distributions to our stockholders is dependent upon the ability of the residents of our properties to generate enough income to pay their rents in a timely manner. A substantial number of non-renewals, terminations or lease defaults could reduce our net income and limit our ability to make distributions to our stockholders.

The underlying value of our properties and the ability to make distributions to our stockholders depend upon the ability of the residents of our properties to generate enough income to pay their rents in a timely manner, and the success of our investments depends upon the occupancy levels, rental income and operating expenses of our properties and the Company. Residents’ inability to timely pay their rents may be impacted by employment and other constraints on their personal finances, including debts, purchases and other factors. These and other changes beyond our control may adversely affect our residents’ ability to make rental payments. In the event of a resident default or bankruptcy, we may experience delays in enforcing our rights as landlord and may incur costs in protecting our investment and re-leasing our property. We may be unable to re-lease the property for the rent previously received. We may be unable to sell a property with low occupancy without incurring a loss. These events and others could cause us to reduce the amount of distributions we make to stockholders and the value of our stockholders’ investment to decline.

We may be unable to secure funds for future capital improvements, which could adversely impact our ability to make cash distributions to our stockholders.

In order to attract residents, we may be required to expend funds for capital improvements and apartment renovations when residents do not renew their leases or otherwise vacate their apartment homes. In addition, we may require substantial funds to renovate an apartment community in order to sell it, upgrade it or reposition it in the market. If we have insufficient capital reserves, we will have to obtain financing from other sources. We intend to establish capital reserves in an amount we, in our discretion, believe is necessary. A lender also may require escrow of capital reserves in excess of any established reserves. If these reserves or any reserves otherwise established are designated for other uses or are insufficient to meet our cash needs, we may have to obtain financing from either affiliated or unaffiliated sources to fund our cash requirements. We cannot assure our stockholders that sufficient financing will be available or, if available, will be available on economically feasible terms or on terms acceptable to us. Moreover, certain reserves required by lenders may be designated for specific uses and may not be available for capital purposes such as future capital improvements. Additional borrowing for capital needs and capital improvements will increase our interest expense, and therefore our financial condition and our ability to make cash distributions to our stockholders may be adversely affected.

A property that experiences significant vacancy could be difficult to sell or re-lease.

A property may experience significant vacancy through the eviction of residents and/or the expiration of leases. Certain of the multifamily properties we acquire may have some level of vacancy at the time of our acquisition of the property and we may have difficulty obtaining new residents. If vacancies continue for a long period of time, we may suffer reduced revenues resulting in lower cash distributions to stockholders. In addition, the resale value of the property could be diminished because the market value may depend principally upon the value of the leases of such property.

We will compete with numerous other persons and entities for real estate investments.

We are subject to significant competition in seeking real estate investments and residents. We compete with many third parties engaged in real estate investment activities, including other REITs, specialty finance companies, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds, institutional investors, investment banking firms, lenders, hedge funds, governmental bodies and other entities. Many of our competitors may have substantially greater financial and other resources than we have and may have substantially more operating experience than us. They may also enjoy significant competitive advantages that result from, among other things, a lower cost of capital. There is no assurance that we will be able to acquire multifamily properties on favorable terms, if at all. These factors could adversely affect our results of operations, financial condition, value of our investments and ability to pay distributions to you.

Competition from other multifamily communities and housing alternatives for residents could reduce our profitability and the return on your investment.

The multifamily property market in particular is highly competitive. This competition could reduce occupancy levels and revenues at our multifamily properties, which would adversely affect our operations. We face competition from many sources, including from other multifamily properties in our target markets. In addition, overbuilding of multifamily properties may occur, which would increase the number of multifamily homes available and may decrease occupancy and unit rental rates. Furthermore, multifamily properties we acquire most likely compete, or will compete, with numerous housing alternatives in attracting residents, including owner occupied single- and multifamily homes available to rent or purchase. Competitive housing in a particular area and the increasing affordability of owner occupied single- and multifamily homes available to rent or buy (caused by declining mortgage interest rates and government programs to promote home ownership) could adversely affect our ability to retain our residents, lease apartment homes and increase or maintain rental rates.

Our strategy for acquiring value-enhancement multifamily properties involves greater risks than more conservative investment strategies.

We expect to implement a “value-enhancement” strategy for approximately 50 - 70% of the conventional multifamily homes we acquired. Our value-enhancement strategy involves the acquisition of under-managed, stabilized apartment communities in high job and population growth neighborhoods and the investment of additional capital to make strategic upgrades of the interiors of the apartment homes. These opportunities will vary in degree based on the specific business plan for each asset, but could include new appliances, upgraded cabinets, countertops and flooring. Our strategy for value-enhancement projects involves greater risks than more conservative investment strategies. The risks related to these value-enhancement investments include risks related to delays in the repositioning or improvement process, higher than expected capital improvement costs, possible borrowings necessary to fund such costs, and ultimately that the repositioning process may not result in the higher rents and occupancy rates anticipated. Our value-enhancement properties may not produce revenue while undergoing capital improvements. Furthermore, we may also be unable to complete the improvements of these properties and may be forced to hold or sell these properties at a loss. For these and other reasons, we cannot assure you that we will realize growth in the value of our value-enhancement multifamily properties, and as a result, our ability to make distributions to our stockholders could be adversely affected.

Multifamily properties are illiquid investments, and we may be unable to adjust our portfolio in response to changes in economic or other conditions or sell a property if or when we decide to do so.

Multifamily properties are illiquid investments. We may be unable to adjust our portfolio in response to changes in economic or other conditions. In addition, the real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates, supply and demand, and other factors that are beyond our control. We cannot predict whether we will be able to sell any real property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a real property. Additionally, we may be required to expend funds to correct defects or to make improvements before a property can be sold. We cannot assure you that we will have funds available to correct such defects or to make such improvements.

In acquiring a real property, we may agree to restrictions that prohibit the sale of that real property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that real property. All these provisions would restrict our ability to sell a property, which could hinder our ability to adjust our portfolio in response to changes in economic and other conditions.

Short-term apartment leases expose us to the effects of declining market rent, which could adversely impact our ability to make cash distributions to our stockholders.

Substantially all of our apartment leases are for a term of one year or less. Because these leases generally permit the residents to leave at the end of the lease term without penalty, our rental revenues may be impacted by declines in market rents more quickly than if our leases were for longer terms.

Increased construction of similar properties that compete with our apartment communities in any particular location could adversely affect the operating results of our properties and our cash available for distribution to our stockholders.

We may acquire apartment communities in locations that experience increases in construction of properties that compete with our apartment communities. This increased competition and construction could:

•	make it more difficult for us to find residents to lease apartment homes in our apartment communities;

•	force us to lower our rental prices in order to lease apartment homes in our apartment communities; or

•	substantially reduce our revenues and cash available for distribution to our stockholders.

Actions of joint venture partners could negatively impact our performance.

We may enter into joint ventures with third parties, including with entities that are affiliated with the Advisor. We may also purchase and develop properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements with the sellers of the properties, affiliates of the sellers, developers or other persons. Such investments may involve risks not otherwise present with a direct investment in real estate, including, for example:

•	the possibility that our venture partner or co-tenant in an investment might become bankrupt;

•	that the venture partner or co-tenant may at any time have economic or business interests or goals which are, or which become, inconsistent with our business interests or goals;

•	that such venture partner or co-tenant may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives;

•	the possibility that we may incur liabilities as a result of an action taken by such venture partner;

•

that disputes between us and a venture partner may result in litigation or arbitration that would increase our expenses and prevent our officers and directors from focusing their time and effort on our business;

•

the possibility that if we have a right of first refusal or buy/sell right to buy out a co-venturer, co-owner or partner, we may be unable to finance such a buy-out if it becomes exercisable or we may be required to purchase such interest at a time when it would not otherwise be in our best interest to do so; or

•	the possibility that we may not be able to sell our interest in the joint venture if we desire to exit the joint venture.

Such investments may also have the potential risk of impasses on decisions because neither we nor the co-venturer would have full control over the joint venture, which might have a negative influence on the joint venture and decrease potential returns to you. In addition, to the extent our participation represents a minority interest, a majority of the participants may be able to take actions which are not in our best interests because of our lack of full control. Disputes between us and co-venturers may result in litigation or arbitration that would increase our expenses and prevent our officers and/or directors from focusing their time and effort on our business. Consequently, actions by or disputes with co-venturers might result in subjecting properties owned by the joint venture to additional risk. In addition, to the extent that our venture partner or co-tenant is an affiliate of the Advisor, certain conflicts of interest will exist.

Our multifamily properties are subject to property taxes that may increase in the future, which could adversely affect our cash flow.

Our multifamily properties are subject to real and personal property taxes, as well as excise taxes, that may increase as tax rates change and as the properties are assessed or reassessed by taxing authorities. As the owner of the properties, we are ultimately responsible for payment of the taxes to the applicable government authorities. If we fail to pay any such taxes, the applicable taxing authority may place a lien on the real property and the real property may be subject to a tax sale. In addition, we will generally be responsible for real property taxes related to any vacant space.

Uninsured losses or costly premiums for insurance coverage relating to real property may adversely affect your returns.

We attempt to adequately insure all of our multifamily properties against casualty losses. The nature of the activities at certain properties we may acquire, may expose us and our operators to potential liability for personal injuries and property damage claims. In addition, there are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, tornadoes, hurricanes, pollution or environmental matters that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Risks associated with potential acts of terrorism could sharply increase the premiums we pay for coverage against property and casualty claims. Mortgage lenders sometimes require commercial property owners to purchase specific coverage against acts of terrorism as a condition for providing mortgage loans. These policies may not be available at a reasonable cost, if at all, which could inhibit our ability to finance or refinance our properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. Changes in the cost or availability of insurance could expose us to uninsured casualty losses. In the event that any of our properties incurs a casualty loss that is not fully covered by insurance, the value of our assets will be reduced by any such uninsured loss. In addition, we cannot assure you that funding will be available to us for repair or reconstruction of damaged real property in the future.

Costs of complying with governmental laws and regulations related to environmental protection and human health and safety may be high.

All real property investments and the operations conducted in connection with such investments are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. Some of these laws and regulations may impose joint and several liability on customers, owners or operators for the costs to investigate or remediate contaminated properties, regardless of fault or whether the acts causing the contamination were legal.

Under various federal, state and local environmental laws, a current or previous owner or operator of real property may be liable for the cost of removing or remediating hazardous or toxic substances on such real property. These environmental laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. In addition, the presence of hazardous substances, or the failure to properly remediate these substances, may adversely affect our ability to sell, rent or pledge such real property as collateral for future borrowings. Environmental laws also may impose restrictions on the manner in which real property may be used or businesses may be operated. Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require us to incur material expenditures. Future laws, ordinances or regulations may impose material environmental liability. Additionally, the existing condition of land when we buy it, operations in the vicinity of our properties, such as the presence of underground storage tanks, or activities of unrelated third parties, may affect our properties. There are also various local, state and federal fire, health, life-safety and similar regulations with which we may be required to comply and which may subject us to liability in the form of fines or damages for noncompliance. In connection with the acquisition and ownership of our properties, we may be exposed to these costs in connection with such regulations. The cost of defending against environmental claims, any damages or fines we must pay, compliance with environmental regulatory requirements or remediating any contaminated real property could materially and adversely affect our business and results of operations, lower the value of our assets and lower the amounts available for distribution to our stockholders.

The costs associated with complying with the Americans with Disabilities Act may reduce the amount of cash available for distribution to our stockholders.

Investment in properties may also be subject to the Americans with Disabilities Act of 1990, as amended (the “ADA”). Under the ADA, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. We are committed to complying with the ADA to the extent to which it applies. The ADA has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. With respect to the properties we acquire, the ADA’s requirements could require us to remove access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. We will attempt to acquire properties that comply with the ADA or place the burden on the seller or other third party, such as residents, to ensure compliance with the ADA. We cannot assure you that we will be able to acquire properties or allocate responsibilities in this manner. Any monies we use to comply with the ADA will reduce the amount of cash available for distribution to our stockholders.

To the extent we invest in age-restricted communities, we may incur liability by failing to comply with the the Fair Housing Act (“FHA”), Housing for Older Persons Act (“HOPA”), or certain state regulations, which may affect cash available for distribution to our stockholders.

To the extent we invest in age-restricted communities, any such properties must comply with FHA and HOPA. The FHA generally prohibits age-based housing discrimination; however certain exceptions exist for housing developments that qualify as housing for older persons. HOPA provides the legal requirements for such housing developments. In order for housing to qualify as housing for older persons, HOPA requires (1) all residents of such developments to be at least 62 years of age or (2) that at least 80% of the occupied apartment homes are occupied by at least one person who is at least 55 years of age and that the housing community publish and adhere to policies and procedures that demonstrate this required intent and comply with rules issued by the U.S. Department of Housing and Urban Development (“HUD”), for verification of occupancy. In addition, certain states require that age-restricted communities register with the state. Noncompliance with the FHA, HOPA or state registration requirements could result in the imposition of fines, awards of damages to private litigants, payment of attorneys’ fees and other costs to plaintiffs, substantial litigation costs and substantial costs of remediation, all of which would reduce the amount of cash available for distribution to our stockholders.

Government housing regulations may limit the opportunities at some of the government-assisted housing properties we invest in, and failure to comply with resident qualification requirements may result in financial penalties or loss of benefits, such as rental revenues paid by government agencies.

To the extent that we invest in government-assisted housing, we may acquire properties that benefit from governmental programs intended to provide affordable housing to individuals with low or moderate incomes. These programs, which are typically administered by HUD or state housing finance agencies, typically provide mortgage insurance, favorable financing terms, tax credits or rental assistance payments to property owners. As a condition of the receipt of assistance under these programs, the properties must comply with various requirements, which typically limit rents to pre-approved amounts and impose restrictions on resident incomes. Failure to comply with these requirements and restrictions may result in financial penalties or loss of benefits. In addition, we will typically need to obtain the approval of HUD in order to acquire or dispose of a significant interest in or manage a HUD-assisted property.

Risks Associated With Debt Financing

We incur mortgage indebtedness and other borrowings that may increase our business risks and could hinder our ability to make distributions and decrease the value of your investment.

We have financed a portion of the purchase price of our multifamily properties by borrowing funds. Under our Charter, we are prohibited from borrowing in excess of 300% of the value of our net assets. Net assets for purposes of this calculation is defined to be our total assets (other than intangibles), valued at cost prior to deducting depreciation, reserves for bad debt or other non-cash reserves, less total liabilities. Generally speaking, the preceding calculation is expected to approximate 75% of the aggregate cost of our investments before depreciation and amortization. We may borrow in excess of these amounts if such excess is approved by a majority of the independent directors and is disclosed to stockholders in our next quarterly report, along with the justification for such excess. In addition, we may incur mortgage debt and pledge some or all of our investments as security for that debt to obtain funds to acquire additional investments or for working capital. We may also borrow funds as necessary or advisable to ensure we maintain our REIT tax qualification, including the requirement that we distribute at least 90% of our annual REIT taxable income to our stockholders (computed without regard to the distribution paid deduction and excluding net capital gains).

Certain debt levels will cause us to incur higher interest charges, which would result in increased debt service payments and could be accompanied by restrictive covenants. If there is a shortfall between the cash flow from a property and the cash flow needed to service mortgage debt on that property, the amount available for distributions to our stockholders may be reduced. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, thus reducing the value of your investment. For tax purposes, a foreclosure on any of our properties will generally be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we will recognize taxable income on foreclosure, but we would not receive any cash proceeds. If any mortgage contains cross collateralization or cross default provisions, a default on a single property could affect multiple properties. If any of our properties are foreclosed upon due to a default, our ability to pay cash distributions to our stockholders could be adversely affected.

Instability in the debt markets and our inability to find financing on attractive terms may make it more difficult for us to finance or refinance properties, which could reduce the number of properties we can acquire and the amount of cash distributions we can make to our stockholders.

If mortgage debt is unavailable on reasonable terms as a result of increased interest rates, underwriting standards, capital market instability or other factors, we may not be able to finance the initial purchase of properties. In addition, if we place mortgage debt on properties, we run the risk of being unable to refinance such debt when the loans come due, or of being unable to refinance on favorable terms. If interest rates are higher when we refinance debt, our income could be reduced. We may be unable to refinance debt at appropriate times, which may require us to sell properties on terms that are not advantageous to us, or could result in the foreclosure of such properties. If any of these events occur, our cash flow would be reduced. This, in turn, would reduce cash available for distribution to our stockholders and may hinder our ability to raise more capital by issuing securities or by borrowing more money.

Changes in banks’ inter-bank lending rate reporting practices or the method pursuant to which LIBOR is determined may impact our variable rate debt and adversely affect our ability to manage and hedge our debt.

Our variable rate debt is tied to the benchmark LIBOR. LIBOR and other indices are the subject of recent national, international, and other regulatory guidance and proposals for reform. Some of these reforms are already effective while others are still to be implemented. These reforms may cause such benchmarks to perform differently than in the past, or have other consequences which cannot be predicted. LIBOR is calculated by reference to a market for interbank lending that continues to shrink, as its based on increasingly fewer actual transactions. This increases the subjectivity of the LIBOR calculation process and increases the risk of manipulation. Actions by the regulators or law enforcement agencies, as well as ICE Benchmark Administration (the current administrator of LIBOR), may result in changes to the manner in which LIBOR is determined or the establishment of alternative reference rates. For example, on July 27, 2017, the U.K. Financial Conduct Authority announced that it intends to stop persuading or compelling banks to submit LIBOR rates after 2021.

It is likely that, over time, U.S. Dollar LIBOR will be replaced by the Secured Overnight Financing Rate (“SOFR”) published by the Federal Reserve Bank of New York. However, the manner and timing of this shift is currently unknown. SOFR is an overnight rate instead of a term rate, making SOFR an inexact replacement for LIBOR. There is currently no perfect way to create robust, forward-looking, SOFR term rates. Market participants are still considering how various types of financial instruments and securitization vehicles should react to a discontinuation of LIBOR. It is possible that not all of our variable rate debt will transition away from LIBOR at the same time, and it is possible that not all of our variable rate debt will transition to the same alternative reference rate, in each case increasing the difficulty of hedging. Switching existing financial instruments and hedging transactions from LIBOR to SOFR requires calculations of a spread. Industry organizations are attempting to structure the spread calculation in a manner that minimizes the possibility of value transfer between counterparties, borrowers, and lenders by virtue of the transition, but there is no assurance that the calculated spread will be fair and accurate or that all asset types and all types of securitization vehicles will use the same spread. We and other market participants have less experience understanding and modeling SOFR-based assets and liabilities than LIBOR-based assets and liabilities, increasing the difficulty of investing, hedging, and risk management. The process of transition involves operational risks. It is also possible that no transition will occur for many financial instruments, meaning that those instruments would continue to be subject to the weaknesses of the LIBOR calculation process. At this time, it is not possible to predict the effect of any such changes, any establishment of alternative reference rates or any other reforms to LIBOR that may be implemented. If LIBOR ceases to exist, we may need to renegotiate with borrowers and financing institutions that utilize LIBOR as a factor in determining the interest rate to replace LIBOR with the new standard that is established. As such, the potential effect of any such event on our cost of capital and interest income cannot yet be determined.

Increases in interest rates could increase the amount of our debt payments and negatively impact our operating results.

The interest we pay on our debt obligations reduces our cash available for distributions. Utilization of variable rate debt, combined with increases in interest rates would increase our interest costs, which would reduce our cash flows and our ability to make distributions to our stockholders. If we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments at times which may not permit realization of the maximum return on such investments.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.

When providing financing, a lender may impose restrictions on us that affect our distributions and operating policies, and our ability to incur additional debt. Loan documents we enter into may contain covenants that limit our ability to further mortgage a property, discontinue insurance coverage, or replace the Advisor. In addition, loan documents may limit our ability to replace a property’s property manager or terminate certain operating or lease agreements related to a property. These or other limitations may adversely affect our flexibility and our ability to achieve our investment objectives.

The derivative financial instruments that we may use to hedge against interest rate fluctuations may not be successful in mitigating our risks associated with interest rates and could reduce the overall returns on your investment.

We use derivative financial instruments, such as interest rate cap or collar agreements and interest rate swap agreements, to hedge exposures to changes in interest rates on loans secured by our assets. However, no hedging strategy can protect us completely. These agreements involve risks, such as the risk that counterparties may fail to honor their obligations under these arrangements and that these arrangements may not be effective in reducing our exposure to interest rate changes. We cannot assure you that our hedging strategy and the derivatives that we use will adequately offset the risk of interest rate volatility or that our hedging transactions will not result in losses. In addition, the use of such instruments may reduce the overall return on our investments. These instruments may also generate income that may not be treated as qualifying REIT income for purposes of the 75% or 95% REIT income tests.

Federal Income Tax Risks

Failure to qualify as a REIT would reduce our net earnings available for investment or distribution.

If we fail to qualify as a REIT for any taxable year and we do not qualify for certain statutory relief provisions, we will be subject to federal income tax and applicable state and local income taxes on our taxable income at corporate rates. In addition, we would generally be disqualified from treatment as a REIT for the four taxable years following the year of losing our REIT status. Losing our REIT status would reduce our net earnings available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer qualify for the dividends paid deduction and we would no longer be required to make distributions. If this occurs, we might be required to borrow funds or liquidate some investments in order to pay the applicable tax.

You may have current tax liability on distributions you elect to reinvest in our common stock.

If you participated in our DRP, which is currently suspended, you will be deemed to have received, and for U.S. federal income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. In addition, you will be treated for tax purposes as having received an additional distribution to the extent the shares are purchased at a discount to fair market value. As a result, unless you are a tax-exempt entity, you may have to use funds from other sources to pay your tax liability on the value of the shares of common stock received.

Distributions payable by REITs generally are subject to a higher tax rate than regular corporate dividends under current law.

The maximum U.S. federal income tax rate for certain qualified dividends payable to U.S. stockholders that are individuals, trusts and estates generally is 20% (but under the Tax Act (as defined below), U.S. shareholders that are individuals, trusts and estates generally may deduct 20% of ordinary dividends from a REIT for taxable years beginning after December, 31 2017, and before January 1, 2026). Dividends payable by REITs, however, are generally subject to a higher tax rate when paid to such stockholders. The more favorable rates applicable to regular corporate dividends under current law could cause investors who are individuals, trusts and estates or are otherwise sensitive to these lower rates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay distributions, which could adversely affect the value of the stock of REITs, including our shares of our common stock.

Even if we qualify as a REIT for federal income tax purposes, we may be subject to other tax liabilities that reduce our cash flow and our ability to make distributions to you.

Even if we qualify as a REIT for federal income tax purposes, we may be subject to some federal, state and local taxes on our income or property. For example:

In order to qualify as a REIT, we must distribute annually at least 90% of our REIT taxable income (which is determined without regard to the dividends paid deduction or net capital gain for this purpose) to our stockholders. To the extent that we satisfy the distribution requirement but distribute less than 100% of our REIT taxable income and net capital gain, we will be subject to federal corporate income tax on the undistributed income or gain at regular ordinary or capital gains tax rates.

We will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions we pay in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from prior years.

If we have net income from the sale of foreclosure property that we hold primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we must pay a tax on that income at the highest corporate income tax rate.

If we sell an asset, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business and we do not qualify for a statutory safe harbor, our gain would be subject to the 100% “prohibited transaction” tax unless such sale were made by one of our taxable REIT subsidiaries.

REIT distribution requirements could adversely affect our ability to execute our business plan.

We generally must distribute annually at least 90% of our REIT taxable income (which is determined without regard to the dividends paid deduction or net capital gain for this purpose) in order to qualify as a REIT. To the extent that we satisfy this distribution requirement, but distribute less than 100% of our taxable income (including net capital gain), we will be subject to federal corporate income tax on our undistributed taxable income. In addition, we will be subject to a 4% nondeductible excise tax if the actual amount that we pay out to our stockholders in a calendar year is less than a minimum amount specified under federal tax laws. We intend to make distributions to our stockholders to comply with the REIT requirements of the Internal Revenue Code.

From time to time, we may generate taxable income greater than our net income for financial reporting purposes, or our taxable income may be greater than our cash flow available for distribution to stockholders. If we do not have other funds available in the latter situation we could be required to borrow funds, sell investments at disadvantageous prices or find another alternative source of funds to make distributions sufficient to satisfy the REIT distribution requirement and to avoid corporate income tax and the 4% excise tax in a particular year. There is no assurance that outside financing will be available to us. Even if available, the use of outside financing or other alternative sources of funds to pay distributions could increase our costs or dilute our stockholders’ equity interests. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.

To maintain our REIT status, we may be forced to forgo otherwise attractive opportunities, which may delay or hinder our ability to meet our investment objectives and reduce your overall return.

To maintain our REIT status, we must satisfy certain tests on an ongoing basis concerning, among other things, the sources of our income, nature of our assets and the amounts we distribute to our stockholders. We may be required to make distributions to stockholders at times when it would be more advantageous to reinvest cash in our business or when we do not have funds readily available for distribution. Compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits and the value of your investment.

Our gains from sales of our assets are potentially subject to the prohibited transaction tax, which could reduce the return on your investment.

Our ability to dispose of property during the first few years following acquisition is restricted to a substantial extent as a result of our REIT status. We will be subject to a 100% tax on any gain realized on the sale or other disposition of any property (other than foreclosure property) we own, directly or through any subsidiary entity, including our Operating Partnership, but excluding our taxable REIT subsidiaries, that is deemed to be inventory or property held primarily for sale to customers in the ordinary course of trade or business unless we qualify for a statutory safe harbor. Whether property is inventory or otherwise held primarily for sale to customers in the ordinary course of a trade or business depends on the particular facts and circumstances surrounding each property. We intend to avoid the 100% prohibited transaction tax by (1) conducting activities that may otherwise be considered prohibited transactions through a taxable REIT subsidiary, (2) conducting our operations in such a manner so that no sale or other disposition of an asset we own, directly or through any subsidiary other than a taxable REIT subsidiary, will be treated as a prohibited transaction or (3) structuring certain dispositions of our properties to comply with a safe harbor available under the Internal Revenue Code for properties held at least two years. However, no assurance can be given that any particular property we own, directly or through any subsidiary entity, including our Operating Partnership, but excluding our taxable REIT subsidiaries, will not be treated as inventory or property held primarily for sale to customers in the ordinary course of a trade or business.

Complying with REIT requirements may force us to liquidate otherwise attractive investments.

To maintain our REIT status, we must ensure that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualifying real estate assets, including certain mortgage loans and mortgage-backed securities. Our investment in securities (other than government securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer. No more than 20% of the value of our total assets can be represented by securities of one or more taxable REIT subsidiaries, and not more that 25% of the value of our assets may consist of “nonqualified publicly offered REIT debt instruments.”

If we fail to comply with these requirements at the end of any calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences. As a result, we may be required to liquidate from our portfolio otherwise attractive investments. These actions could have the effect of reducing our income and amounts available for distribution to our stockholders.

If our Operating Partnership fails to maintain its status as a partnership, its income may be subject to taxation, which would reduce the cash available for distribution to our stockholders and likely result in a loss of our REIT status.

We intend to maintain the status of the Operating Partnership as a partnership for U.S. federal income tax purposes. However, if the Internal Revenue Service were to successfully challenge the status of the Operating Partnership as a partnership for such purposes, it would be taxable as a corporation. In such event, this would reduce the amount of distributions that the Operating Partnership could make to us. This would also likely result in our losing REIT status, and, if so, becoming subject to a corporate level tax on our own income. This would substantially reduce any cash available to pay distributions. In addition, if any of the partnerships or limited liability companies through which the Operating Partnership owns its properties, in whole or in part, loses its characterization as a partnership and is otherwise not disregarded for U.S. federal income tax purposes, it would be subject to taxation as a corporation, thereby reducing distributions to the Operating Partnership. Such a recharacterization of an underlying property owner could also threaten our ability to maintain our status as a REIT.

Liquidation of assets may jeopardize our REIT status.

To maintain our REIT status, we must comply with requirements regarding our assets and our sources of income. If we are compelled to liquidate our investments to repay obligations to our lenders, we may be unable to comply with these requirements, ultimately jeopardizing our qualification as a REIT, or we may be subject to a 100% tax on any resultant gain if we sell assets that are treated as dealer property or inventory.

Legislative or regulatory action could adversely affect investors.

In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of U.S. federal income tax laws applicable to investments similar to an investment in shares of our common stock. Additional changes to the tax laws are likely to continue to occur, and we cannot assure you that any such changes will not adversely affect our taxation and our ability to continue to qualify as a REIT or the taxation of a stockholder. Any such changes could have an adverse effect on an investment in our shares or on the market value or the resale potential of our assets. Our stockholders are urged to consult with their tax advisor with respect to the impact of recent legislation on their investment in our shares and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our shares.

Although REITs generally receive better tax treatment than entities taxed as regular corporations, it is possible that future legislation would result in a REIT having fewer tax advantages, and it could become more advantageous for a company that invests in real estate to elect to be treated for U.S. federal income tax purposes as a regular corporation. As a result, our charter provides our board of directors with the power, under certain circumstances, to revoke or otherwise terminate our REIT election and cause us to be taxed as a regular corporation, without the vote of our stockholders. Our board of directors has fiduciary duties to us and our stockholders and could only cause such changes in our tax treatment if it determines in good faith that such changes are in the best interests of our stockholders.

In addition, on December 22, 2017, the Tax Cuts and Jobs Act (the “Tax Act”) was signed into law. The Tax Act made significant changes to the U.S. federal income tax rules for taxation of individuals and businesses, generally effective for taxable years beginning after December 31, 2017. In addition to reducing corporate and individual tax rates, the Tax Act eliminates or restricts various deductions. Most of the changes applicable to individuals are temporary and apply only to taxable years beginning after December 31, 2017, and before January 1, 2026. The Tax Act made numerous large and small changes to the tax rules that do not affect the REIT qualification rules directly, but may otherwise affect us or our stockholders.

While the changes in the Tax Act generally appear to be favorable with respect to REITs, the extensive changes to non-REIT provisions in the Internal Revenue Code may have unanticipated effects on us or our stockholders. Moreover, Congressional leaders have recognized that the process of adopting extensive tax legislation in a short amount of time without hearings and substantial time for review is likely to have led to drafting errors, issues needing clarification and unintended consequences that will have to be revisited in subsequent tax legislation. At this point, it is not clear if or when Congress will address these issues or when the IRS will issue administrative guidance on the changes made in the Tax Act.

We urge our stockholders to consult with their own tax advisor with respect to the status of the Tax Act and other legislative, regulatory or administrative developments and proposals and their potential effect on an investment in shares of our common stock.

Non-U.S. investors may be subject to FIRPTA on the sale of shares of our common stock if we are unable to qualify as a “domestically controlled qualified investment entity.”

A non-U.S. person disposing of a U.S. real property interest, including shares of a U.S. corporation whose assets consist principally of U.S. real property interests, is generally subject to a tax under certain Internal Revenue Code provisions, known as “FIRPTA”, on the gain recognized on the disposition of such interest.

However, certain qualified foreign pension plans and certain foreign publicly traded entities are exempt from FIRPTA withholding. Further, FIRPTA does not apply to the disposition of stock in a REIT if the REIT is a “domestically controlled qualified investment entity.” A REIT is a domestically controlled qualified investment entity if, at all times during a specified testing period (the continuous five-year period ending on the date of disposition or, if shorter, the entire period of the REIT’s existence), less than 50% in value of its shares is held directly or indirectly by non-U.S. holders. We cannot assure you that we will qualify as a domestically controlled qualified investment entity. If we were to fail to so qualify, gain realized by a non-U.S. investor on a sale of our common stock would be subject to FIRPTA unless our common stock was traded on an established securities market and the non-U.S. investor did not at any time during a specified testing period directly or indirectly own more than 10% of the value of our outstanding common stock.

Retirement Plan Risks

If a stockholder that is a Benefit Plan or IRA fails to meet the fiduciary and other standards under ERISA or the Internal Revenue Code as a result of an investment in our stock, such stockholder could be subject to civil (and criminal, if the failure is willful) penalties.

There are special considerations that apply to employee benefit plans subject to ERISA (such as pension, stock bonus, profit-sharing or 401(k) plans), and other retirement plans or accounts subject to Section 4975 of the Internal Revenue Code (such as an IRAs or annuities described in Sections 408 or 408A of the Internal Revenue Code, annuities described in Sections 403(a) or (b) of the Internal Revenue Code, Archer MSAs described in Section 220(d) of the Internal Revenue Code, health savings accounts described in Section 223(d) of the Internal Revenue Code and Coverdell education savings accounts described in Section 530 of the Internal Revenue Code), including assets of an insurance company general account or entity whose assets are considered “plan assets” under ERISA (collectively, “Benefit Plans and IRAs”) whose assets are invested in our common stock. Stockholders that are Benefit Plans and IRAs should satisfy themselves that:

•

the investment is consistent with the fiduciary obligations under ERISA and the Internal Revenue Code applicable to the Benefit Plan or IRA, or any other applicable governing authority in the case of a plan not subject to ERISA or the Internal Revenue Code;

•	the investment is made in accordance with the documents and instruments governing the Benefit Plan or IRA, including any investment policy;

•

the investment satisfies the prudence, diversification and other requirements of Section 404(a)(1)(B) and 404(a)(1)(C) of ERISA and other applicable provisions of ERISA, the Internal Revenue Code and any other applicable law;

•	the investment will not produce unrelated business taxable income (referred to as “UBTI”) for the Benefit Plan or IRA;

•	the Benefit Plan or IRA will be able to value its assets annually (or more frequently) in accordance with ERISA, the Internal Revenue Code, and the applicable provisions of the Benefit Plan or IRA;

•	the investment will not constitute a prohibited transaction under Section 406 of ERISA, Section 4975 of the Internal Revenue Code or any similar rule under other applicable law; and

•	our assets will not be treated as “plan assets” of the Benefit Plan or IRA.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA, the Internal Revenue Code or other applicable statutory or common law may result in the imposition of civil and criminal (if the violation was willful) penalties and can subject responsible fiduciaries to claims for damages or for equitable remedies. In addition, if an investment in our common stock constitutes a prohibited transaction under ERISA or the Internal Revenue Code, the “party-in-interest” (within the meaning of ERISA) or “disqualified person” (within the meaning of the Internal Revenue Code) who authorized or directed the investment may have to compensate the plan for any losses the plan suffered as a result of the transaction or restore to the plan any profits made by such person as a result of the transaction, or may be subject to excise taxes with respect to the amount involved. In the case of a prohibited transaction involving an IRA, the IRA may be disqualified and all of the assets of the IRA may be deemed distributed and subject to tax.

In addition to considering their fiduciary responsibilities under ERISA and the prohibited transaction rules of ERISA and the Internal Revenue Code, stockholders that are Benefit Plans and IRAs should consider the effect of the plan assets regulation, U.S. Department of Labor Regulation Section 2510.3-101, as modified by ERISA Section 3(42). We cannot guarantee our stockholders that we will qualify for an exemption from the plan assets regulation. If we do not qualify for an exemption from the plan assets regulation, our underlying assets would be treated as “plan assets” of the investing Benefit Plan or IRA under the plan assets regulation and (i) we would be an ERISA fiduciary and subject to certain fiduciary requirements of ERISA with which it would be difficult for us to comply and (ii) we could be restricted from entering into favorable transactions if the transaction, absent an exemption, would constitute a prohibited transaction under ERISA or the Internal Revenue Code. Even if our assets are not considered to be “plan assets,” a prohibited transaction could occur if we or any of our affiliates is a fiduciary (within the meaning of ERISA) of a Benefit Plan or IRA stockholder.

Due to the complexity of these rules and the potential penalties that may be imposed, it is important that stockholders that are Benefit Plans and IRAs consult with their own advisors regarding the potential applicability of ERISA, the Internal Revenue Code and any similar applicable law.

Stockholders that are Benefit Plans and IRAs may be limited in their ability to withdraw required minimum distributions as a result of an investment in shares of our common stock.

If Benefit Plans or IRAs invest in our common stock, the Internal Revenue Code may require such plan or IRA to withdraw required minimum distributions from such plan or IRA in the future. Our stock will be highly illiquid, and our share repurchase program only offers limited liquidity. If a Benefit Plan or IRA requires liquidity, it may generally sell its shares, but such sale may be at a price less than the price at which such plan or IRA initially purchased its shares of our common stock. If a Benefit Plan or IRA fails to make required minimum distributions, it may be subject to certain taxes and tax penalties.

Specific rules apply to foreign, governmental and church plans.

As a general rule, certain employee benefit plans, including foreign pension plans, governmental plans established or maintained in the United States (as defined in Section 3(32) of ERISA), and certain church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA’s requirements and are not “benefit plan investors” within the meaning of the plan asset regulations of the U.S. Department of Labor. Any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Internal Revenue Code and, under certain circumstances in the case of church plans, Section 4975 of the Internal Revenue Code. Also, some foreign plans and governmental plans may be subject to foreign, state, or local laws which are, to a material extent, similar to the provisions of ERISA or Section 4975 of the Internal Revenue Code. Each fiduciary of a plan subject to any such similar law should make its own determination as to the need for and the availability of any exemption relief.

ITEM 1B. UNRESOLVED STAFF COMMENTS

We have no unresolved staff comments.

ITEM 2. PROPERTIES

As of December 31, 2018, we owned ten multifamily properties, consisting of an aggregate of 2,775 apartment homes. The total purchase price of our real estate portfolio as of December 31, 2018 was $400,252,928. For additional information on our real estate portfolio, see Part I, Item I. “Business—Our Real Estate Portfolio” of this Annual Report.

Our principal executive offices are located at 18100 Von Karman Avenue, Suite 500, Irvine, CA 92612. Our telephone number, general facsimile number and website address are (949) 852-0700, (949) 852-0143 and http://www.steadfastreits.com, respectively.

ITEM 3. LEGAL PROCEEDINGS

From time to time we are party to legal proceedings that arise in the ordinary course of our business. Management is not aware of any legal proceedings of which the outcome is reasonably likely to have a material adverse effect on our results of operations or financial condition, nor are we aware of any such legal proceedings contemplated by government agencies.

ITEM 4. MINE SAFETY DISCLOSURES

Not applicable.

PART II

ITEM 5. MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

Stockholder Information

As of March 7, 2019, we had approximately 8,633,782 shares of common stock outstanding held by a total of approximately 5,000 stockholders. The number of stockholders is based on the records of DST Systems, Inc., who serves as our transfer agent.

Market Information

No public trading market currently exists for our shares of common stock and we currently have no plans to list our shares on a national securities exchange. Until our shares are listed, if ever, our stockholders may not sell their shares unless the buyer meets the applicable suitability and minimum purchase requirements. In addition, our Charter prohibits the ownership of more than 9.8% in value of the aggregate of our outstanding shares of capital stock (which includes common stock and preferred stock we may issue) and more than 9.8% in value or number of shares, whichever is more restrictive, of the aggregate of our outstanding shares of common stock, unless exempted (prospectively or retroactively) by our board of directors. Consequently, there is the risk that our stockholders may not be able to sell their shares at a time or price acceptable to them.

Estimated Value Per Share

In August 2018, our board of directors initiated a process to determine an estimated value per share of our Class A common stock, Class R common stock and Class T common stock. We are providing an estimated value per share to assist broker-dealers that participated in the Public Offering in meeting their customer account statement reporting obligations under National Association of Securities Dealers Conduct Rule 2340, as required by FINRA. This valuation was performed in accordance with Practice Guideline 2013-01, Valuations of Publicly Registered Non-Listed REITs, issued by the Institute for Portfolio Alternatives (formerly known as the Investment Program Association), (the “IPA”), in April 2013, (the “IPA Valuation Guidelines”). Our board of directors formed a valuation committee, comprised solely of independent directors, to oversee the process of determining the estimated value per share. Upon approval of our board of directors, we engaged CBRE Capital Advisors, Inc., or CBRE Cap, a FINRA registered broker dealer firm that specializes in providing real estate financial services, to provide property-level and aggregate valuation analyses and a range for the estimated value per share of each class of our common stock as of June 30, 2018.

From the date of CBRE Cap’s engagement, through the issuance of its valuation report on October 9, 2018, CBRE Cap held discussions with the Advisor and our senior management and conducted or commissioned such investigations, research, review and analyses as it deemed necessary. CBRE Cap based its calculation of the range for the estimated value per share of our common stock upon appraisals of all of our real properties performed by CBRE, Inc., or CBRE, an affiliate of CBRE Cap and an independent third party appraisal firm, and valuations performed by the Advisor with respect to our other assets and liabilities. The valuation committee, upon its receipt and review of the valuation report, concluded that the range between $21.04 and $24.14 for our estimated value per share proposed in the valuation report was reasonable and recommended that the board of directors adopt $22.54 as the estimated value per share of each class of our common stock as of June 30, 2018. The estimated value per share represents the weighted average of the range reflecting the effect of using differing discount rates and terminal capitalization rates in the sensitivity analysis. On October 9, 2018, our board of directors accepted the valuation committee’s recommendation and approved $22.54 as the estimated value per share of each class of our common stock as of June 30, 2018. CBRE Cap is not responsible for the determination of the estimated value per share of our common stock as of June 30, 2018.

Valuation Methodology

In preparing the valuation report, CBRE Cap, among other things:

•	reviewed financial and operating information requested from or provided by our advisor and us;

•	reviewed and discussed with us and the Advisor the historical and anticipated future financial performance of our multifamily properties, including forecasts prepared by us and the Advisor;

•	reviewed appraisals commissioned by us that contained analysis on each of our multifamily properties and performed analyses and studies for each property;

•	conducted or reviewed CBRE Cap proprietary research, including market and sector capitalization rate surveys;

•	reviewed third-party research, including equity reports and online data;

•	compared our financial information to similar information of companies that CBRE Cap deemed to be comparable;

•	reviewed our reports filed with the SEC, including our Quarterly Report on Form 10-Q for the period ended June 30, 2018, and the unaudited financial statements therein; and

•	reviewed our audited financial statements as of December 31, 2017.

The appraisals were performed in accordance with Uniform Standards of Professional Appraisal Practice and were all Member of Appraisal Institute, or MAI, appraisals. The appraisals were prepared by CBRE and personnel who are members and hold the MAI designation. CBRE Cap reviewed and took into consideration the appraisals, and described the results of the appraisals in its valuation report. Discreet values were assigned to each property in our portfolio.

The valuation committee and board of directors considered the following valuation methodology with respect to each multifamily property, which was applied by CBRE Cap in its valuation report. Unlevered, ten-year discounted cash flow analyses from appraisals were created for our fully operational properties. For non-stabilized properties, lease-up discounts were applied to discounted cash flow to arrive at an “As Is” value. The “terminal capitalization rate” method was used to calculate terminal value of the assets, with such rates varying based on the specific geographic location and other relevant factors.

Valuation Summary: Material Assumptions

The valuation process we used to determine an estimated value per share of each class of our common stock was designed to follow the recommendations of the IPA Valuation Guidelines.

The following table summarizes the key assumptions that were employed by CBRE Cap in the discounted cash flow models to estimate the value of our real estate assets:

	Range	Weighted-Average
Terminal capitalization rate	5.62% - 5.91%	5.77%
Discount rate	6.85% - 7.20%	7.02%

While we believe that CBRE’s assumptions and inputs are reasonable, a change in these assumptions and inputs may significantly impact the appraised value of the real estate properties and our estimated value per share. The table below illustrates the impact on the estimated value per share if the terminal capitalization rates or discount rates were adjusted by 2.5% in either direction, which represents a 5% sensitivity analysis, in accordance with the IPA Valuation Guidelines, assuming all other factors remain unchanged:

	Increase (Decrease) on the Estimated Value per Share due to
	Decrease of 2.5%	Increase of 2.5%
Terminal capitalization rate	$0.86	$(0.79)
Discount rate	$0.75	$(0.71)

In its valuation report, CBRE Cap included an estimate of the June 30, 2018, value of our assets, including cash and selected other assets net of payables, and accruals and other liabilities including notes payable. The estimated values of our notes payable are equal to GAAP fair values for the period ended June 30, 2018, but do not equal the book value of the loans in accordance with GAAP. The GAAP fair values of our notes payable were determined using a discounted cash flow analysis. The discounted cash flow analysis was based on projected cash flow over the remaining loan terms and on management’s estimates of current market interest rates for instruments with similar characteristics. The carrying values of a majority of our other assets and liabilities are considered to equal their fair value due to their short term maturities or liquid nature. Certain balances, such as lease intangible assets and liabilities related to real estate investments and deferred financing costs, have been eliminated for the purpose of the valuation since the value of those balances was already considered in the appraisals.

Our estimated value per share takes into consideration any potential liability related to an incentive fee the Advisor is entitled to upon meeting certain stockholder return thresholds in accordance with the Charter. For purposes of determining the estimated value per share, our advisor calculated the potential liability related to this incentive fee based on a hypothetical liquidation of our assets and liabilities at their estimated fair values, without considering the impact of any potential closing costs and fees related to the disposition of real estate properties, and determined that there would no liability related to the incentive fee.

Taking into consideration the reasonableness of the valuation methodology, assumptions and conclusions contained in the valuation report, the board of directors determined the estimated value of our equity interest in our real estate portfolio to be in the range of $425,282,296 to $449,778,605 and our estimated net asset value to range between $165,473,712 and $189,912,032, or between $21.04 and $24.14 per share, based on a share count of 7,860,558 shares issued and outstanding as of June 30, 2018.

As with any valuation methodology, the methodologies considered by the valuation committee and the board of directors in reaching an estimate of the value of our shares are based upon all of the foregoing estimates, assumptions, judgments and opinions that may, or may not, prove to be correct. The use of different estimates, assumptions, judgments or opinions may have resulted in significantly different estimates of the value of our shares.

The following table summarizes the material components of our estimated value and estimated value per share as of June 30, 2018.

	Components of Share Value
	Estimated Value	Estimated Value per Share
Real estate properties	$437,110,000	$55.60
Cash	26,240,456	3.33
Other assets	5,046,159	0.64
Mortgage debt	(280,858,805)	(35.73)
Other liabilities	(10,236,394)	(1.30)

Total estimated value	$177,301,416	$22.54

The estimated value of the real estate properties as of June 30, 2018, was $437,110,000, while the total cost of the real estate properties was $407,192,836 (comprised of the aggregate purchase price of $400,252,928, and capital expenditures subsequent to acquisition of $6,939,908).

The following table summarizes the total cost and estimated value of our real estate properties based on the length of our ownership of the real estate properties as of June 30, 2018.

	Total Cost	Estimated Value	% Increase
Properties owned > 1 year	$182,872,077	$200,110,000	9.4%
Properties owned < 1 year	224,320,759	237,000,000	5.7%

	$407,192,836	$437,110,000	7.3%

Additional Information Regarding the Valuation, Limitations of Estimated Value per Share and the Engagement of CBRE Cap

In accordance with the IPA Valuation Guidelines, the valuation committee reviewed, confirmed and approved the processes and methodologies employed by CBRE Cap, their consistency with real estate industry standards and best practices and the reasonableness of the assumptions utilized in the valuation.

The valuation report issued on October 9, 2018, was based upon market, economic, financial and other information, circumstances and conditions existing prior to June 30, 2018, and any material change in such information, circumstances and/or conditions may have a material effect on the estimated value per share. CBRE Cap’s valuation materials were addressed solely to the board of directors to assist it in establishing an estimated value of our common stock. CBRE Cap’s valuation materials were restricted, were not addressed to the public and should not be relied upon by any other person to establish an estimated value of our common stock. The valuation report does not constitute a recommendation by CBRE Cap to purchase or sell any shares of our common stock and should not be represented as such.

Each of CBRE Cap and CBRE reviewed the information supplied or otherwise made available to it by us or the Advisor for reasonableness, and assumed and relied upon the accuracy and completeness of all such information and of all information supplied or otherwise made available to it by any other party, and did not undertake any duty or responsibility to verify independently any of such information. With respect to operating or financial forecasts and other information and data provided to or otherwise reviewed by or discussed with CBRE Cap and CBRE, CBRE Cap and CBRE assumed that such forecasts and other information and data were reasonably prepared in good faith reflecting our and the Advisor’s best currently available estimates and judgments and other subjective judgments, and relied upon us and the Advisor to advise CBRE Cap and CBRE promptly if any information previously provided became inaccurate or was required to be updated during the period of its review. CBRE Cap assumes no obligation to update or otherwise revise these materials. In preparing its valuation materials, CBRE Cap did not, and was not requested to, solicit third-party indications of interest for us in connection with possible purchases of our securities or the acquisition of all or any part of us.

In performing its analyses, CBRE Cap made numerous assumptions as of various points in time with respect to industry performance, general business, economic and regulatory conditions, current and future rental market for our operating properties and other matters, many of which are necessarily subject to change and beyond the control of CBRE Cap and us. The analyses performed by CBRE Cap are not necessarily indicative of actual values, trading values or actual future results of our common stock that might be achieved, all of which may be significantly more or less favorable than suggested by the valuation report. The analyses do not purport to be appraisals or to reflect the prices at which the properties may actually be sold, and such estimates are inherently subject to uncertainty. The actual value of our common stock may vary significantly depending on numerous factors that generally impact the price of securities, our financial condition and the state of the real estate industry more generally. Accordingly, with respect to the estimated value per share of our common stock, neither us nor CBRE Cap can give any assurance that:

•	a stockholder would be able to resell shares at this estimated value;

•	a stockholder would ultimately realize distributions per share equal to our estimated value per share upon liquidation of our assets and settlement of our liabilities or a sale of us;

•	another independent third-party appraiser or third-party valuation firm would agree with our estimated value per share;

•	a third party would offer the estimated value per share in an arm’s-length transaction to purchase all or substantially all of our shares of common stock;

•	our shares would trade at a price equal to or greater than the estimated value per share if we listed them on a national securities exchange; or

•

the methodology used to estimate our value per share would be acceptable to FINRA or the reporting requirements under the ERISA, the Internal Revenue Code or other applicable law, or the applicable provisions of a Benefit Plan or IRA.

Similarly, the amount a stockholder may receive upon repurchase of his or her shares pursuant to our share repurchase program, may be greater or less than the amount a stockholder paid for the shares, regardless of any increase in the underlying value of assets owned by us.

The June 30, 2018 estimated value per share was reviewed and recommended by the valuation committee and approved by the board of directors at meetings held on October 9, 2018. The value of our common stock will fluctuate over time as a result of, among other things, developments related to individual assets and responses to the real estate and capital markets. We expect to utilize an independent valuation firm to update the estimated value per share as of December 31, 2019, in accordance with the IPA Valuation Guidelines.

The estimated value per share does not reflect a discount for the fact that we are externally managed, nor does it reflect a real estate portfolio premium/discount versus the sum of the individual property values. The estimated value per share does not take into account estimated disposition costs and fees for real estate properties that are not under contract to sell or debt prepayment penalties that could apply upon the prepayment of certain of our debt obligations or the impact of restrictions on the assumption of debt.

CBRE Cap is a FINRA registered broker-dealer and is an investment banking firm that specializes in providing real estate financial services. CBRE is actively engaged in the business of appraising commercial real estate properties similar to those owned by us in connection with public securities offerings, private placements, business combinations and similar transactions. We commissioned CBRE to deliver an appraisal report relating to our real estate properties and CBRE received fees upon delivery of such report. In addition, we agreed to indemnify CBRE Cap against certain liabilities arising out of this engagement. Each of CBRE Cap and CBRE is an affiliate of CBRE Group, Inc., or the CBRE Group, a Fortune 500 and S&P 500 company headquartered in Los Angeles, California, one of the world’s largest commercial real estate services and investment firms (in terms of 2018 revenue) and a parent holding company of affiliated companies that are engaged in the ordinary course of business in many areas related to commercial real estate and related services. CBRE Cap and its affiliates possess substantial experience in the valuation of assets similar to those owned by us and regularly undertake the valuation of securities in connection with public offerings, private placements, business combinations and similar transactions. For the preparation of the valuation report, we paid CBRE Cap a customary fee for services of this nature, no part of which was contingent relating to the provision of services or specific findings. We did not engage CBRE Cap for any other services. During the past three years, certain of our affiliates engaged affiliates of CBRE primarily for various real estate-related services and these affiliates of CBRE received fees in connection with such services. We anticipate that affiliates of CBRE will continue to provide similar or other real estate-related services in the future for us and our affiliates. In addition, we may in our discretion engage CBRE Cap to assist the board of directors in future determinations of our estimated value per share. We are not affiliated with CBRE, CBRE Cap or any of their affiliates. CBRE Cap and CBRE and their affiliates may from time to time in the future perform other commercial real estate appraisal, valuation and financial advisory services for us and our affiliates in transactions related to the properties that are the subjects of the appraisals, so long as such other services do not adversely affect the independence of the applicable CBRE appraiser. While we and affiliates of the Advisor have engaged and may engage CBRE Cap or its affiliates in the future for commercial real estate services of various kinds, we believe that there are no material conflicts of interest with respect to our engagement of CBRE Cap.

In the ordinary course of their business, each of CBRE Cap and CBRE, and their respective affiliates, directors and officers may structure and effect transactions for their own accounts or for the accounts of their customers in commercial real estate assets of the same kind and in the same markets as our assets.

Distribution Information

We elected to qualify as a REIT for federal income tax purposes, commencing with our taxable year ended December 31, 2016. To qualify as a REIT, we are required to distribute 90% of our annual taxable income, determined without regard to the dividends-paid deduction and by excluding net capital gains, to our stockholders. If the aggregate amount of cash distributions in any given year exceeds the amount of our “REIT taxable income” generated during the year, the excess amount will either be (1) a return on capital or (2) gain from the sale or exchange of property to the extent that a stockholder’s basis in our common stock equals or is reduced to zero as the result of our current or prior year distributions.

Distributions declared during the years ended December 31, 2018 and 2017, aggregated by quarter, are as follows:

	2018(1)
	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Total
Total Distributions Declared	$2,325,053	$2,567,449	$2,823,452	$3,248,764	$10,964,718
Total Per Class A Share Distribution	$0.370	$0.374	$0.378	$0.378	$1.500
Total Per Class R Share Distribution	$0.352	$0.357	$0.361	$0.378	$1.448
Total Per Class T Share Distribution	$0.306	$0.309	$0.313	$0.378	$1.307
Daily Distribution per Class A share(2)(3)	$0.004110	$0.004110	$0.004110	$0.004110	$0.016440
Daily Distribution per Class R share(2)(3)(4)(6)	$0.00394521	$0.00394521	$0.00394521	$0.004110	$0.01594563
Daily Distribution per Class T share(2)(3)(5)(6)	$0.003376	$0.003376	$0.003376	$0.004110	$0.014238
Annualized Rate Based on Purchase Price:
Per Class A share	6.00%	6.00%	6.00%	6.00%
Per Class R share	6.40%	6.40%	6.40%	6.67%
Per Class T share	5.17%	5.17%	5.17%	6.30%

	2017(1)
	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Total
Total Distributions Declared	$952,632	$1,362,134	$1,772,470	$2,102,017	$6,189,253
Total Per Class A Share Distribution	$0.370	$0.374	$0.378	$0.378	$1.500
Total Per Class R Share Distribution	$0.353	$0.357	$0.363	$0.352	$1.425
Total Per Class T Share Distribution	$0.304	$0.307	$0.320	$0.310	$1.241
Daily Distribution per Class A share(2)(3)	$0.004110	$0.004110	$0.004110	$0.004110	$0.016440
Daily Distribution per Class R share(2)(3)(4)(6)	$0.00394521	$0.00394521	$0.00394521	$0.00394521	$0.01578084
Daily Distribution per Class T share(2)(3)(5)(6)	$0.003376	$0.003376	$0.003457	$0.003376	$0.013585
Annualized Rate Based on Purchase Price:
Per Class A share	6.00%	6.00%	6.00%	6.00%
Per Class R share	6.40%	6.40%	6.40%	6.40%
Per Class T share	5.17%	5.17%	5.30%	5.17%

(1)

Our board of directors approved a cash distribution that accrued at the above rates per day for each share of our Class A common stock, Class R common stock and Class T common stock, which if paid each day over a 365-day period during fiscal years 2018 and 2017, respectively, is equivalent to the per share annualized rates reflected above based on a purchase price of $25.00 per share of Class A common stock, $22.50 per share of Class R common stock and $23.81 per share of Class T common stock.

(2)

Our board of directors approved a cash distribution that began to accrue on May 19, 2016, at the above rates per day for each share of our Class A common stock and Class T common stock. Our board of directors also approved a cash distribution that began to accrue on August 2, 2016, at the above rates per day for each share of our Class R common stock.
(3)

The distributions declared accrued daily to stockholders of record as of the close of business on each day and are payable in cumulative amounts on or before the third day of each calendar month with respect to the prior month. There is no guarantee that we will continue to pay distributions at these rates or at all.

(4)

Distributions during the fiscal year 2018, were based on daily record dates and calculated at a rate of $0.00394521 per share of Class R common stock per day for Class R common stock subject to an annual distribution and shareholder servicing fee of 0.27%. In some instances during the three months ended March 31, 2017, and the three months ended December 31, 2017, we paid distributions at a rate of $0.00369863 per share of Class R common stock per day for Class R common stock subject to an annual distribution and shareholder servicing fee of 0.67%.

(5)

Distributions during the three months ended September 30, 2017, were based on daily record dates and calculated at a rate of $0.003457 per share of Class T common stock per day for Class T common stock subject to an annual distribution and shareholder servicing fee of 1.0%. In some instances during the three months ended September 30, 2017, and the three months ended December 31, 2017, we paid distributions at a rate of $0.003376 subject to an annual distribution and shareholder fee of 1.125%.

(6)

In connection with the determination of an estimated value per share, our board of directors determined a price per share for the DRP for each of our Class A common stock, Class R common stock and Class T common stock of $22.54 effective November 1, 2018.

The tax composition of our distributions declared for the years ended December 31, 2018 and 2017, was as follows:

	December 31,
	2018	2017
Ordinary income	0.18%	—%
Return of capital	99.82%	100.00%

Total	100.00%	100.00%

Generally, our policy is to pay distributions from cash flow from operations. Because we may receive income from interest or rents at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund capital expenditures and other expenses, we expect that from time to time during our operational stage, we will declare distributions in anticipation of cash flow that we expect to receive during a later period, and we expect to pay these distributions in advance of our actual receipt of these funds. In these instances, our board of directors has the authority under our organizational documents, to the extent permitted by Maryland law, to fund distributions from sources such as borrowings, offering proceeds or the deferral of fees and expense reimbursements by the Advisor in its sole discretion. If we pay distributions from sources other than cash flow from operations, we will have fewer funds available for investments and our stockholders’ overall return on their investment in us may be reduced. Since inception, through December 31, 2018, 85% of all distributions, including shares issued pursuant to our DRP, have been funded from offering proceeds.

Until the termination of the DRP on February 5, 2019, stockholders could elect to have the cash distributions reinvested in the same class of shares of our common stock at an initial price of $23.75 per Class A share, $22.50 per Class R share and $22.62 per Class T share pursuant to the DRP. On October 9, 2018, our board of directors determined a price per Class A, Class R and Class T share of common stock for DRP of $22.54. No selling commissions or dealer manager fees are payable on shares sold through our DRP. Following the termination of the DRP, all subsequent distributions to stockholders will be made in cash.

For additional information on our distributions, see Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Distributions.”

Unregistered Sales of Equity Securities

On August 9, 2018 and 2017, we granted 1,000 shares of restricted common stock to each of our three independent directors pursuant to our independent directors compensation plan as compensation for services in connection with their re-election to the board of directors at our annual meeting of stockholders.

On March 31, 2017, June 30, 2017, September 29, 2017, December 29, 2017, March 29, 2018 and June 30, 2018, we issued 275 shares of Class A common stock to our independent directors pursuant to our independent directors compensation plan at a value of $25.00 per share as base annual compensation. During the years ended December 31, 2018 and 2017, we issued 550 and 1,100 shares of Class A common stock, respectively, to our independent directors pursuant to our independent directors compensation plan at a value of $25.00 per share as base annual compensation and compensation for attending meetings of our board of directors. The shares issued pursuant to our independent directors compensation plan were issued in transactions exempt from registration pursuant to Section 4a(2) of the Securities Act.

Use of Proceeds from Sales of Registered Securities

Our Registration Statement on Form S-11 (File No. 333-207952), registering a Public Offering of up to $1,300,000,000 in shares of our common stock, was declared effective under the Securities Act and we commenced our Public Offering on February 5, 2016. We initially offered a maximum of $1,000,000,000 in shares of our common stock to the public in our Primary Offering at $25.00 for each Class A share ($500,000,000 in Class A shares) and $23.81 for each Class T share ($500,000,000 in Class T shares), and $300,000,000 in shares of our common stock pursuant to our DRP at $23.75 for each Class A share and $22.62 for each Class T share. Commencing on July 25, 2016, we revised the terms of our Public Offering to include Class R shares. From July 25, 2016 through August 31, 2018, the date we terminated the Public Offering, we offered a maximum of $1,000,000,000 in shares of common stock for sale to the public at an initial price of $25.00 for each Class A share ($400,000,000 in Class A shares), $22.50 for each Class R share ($200,000,000 in Class R shares) and $23.81 for each Class T share ($400,000,000 in Class T shares). Up to $300,000,000 in shares pursuant to our DRP was offered at an initial price of $23.75 for each Class A share, $22.50 for each Class R share and $22.62 for each Class T share. In connection with the determination of an estimated value per share, our board of directors determined a price per share for the DRP of $22.54 for each of our Class A common stock, Class R common stock and Class T common stock effective November 1, 2018.

As of December 31, 2018, we had sold 3,513,310, 477,684 and 4,623,732 shares of our Class A, Class R and Class T common stock in our Public Offering, respectively, for gross offering proceeds of $86,485,589, $10,747,201 and $109,854,820, respectively, or $207,087,610 in the aggregate, including 141,524 shares of Class A common stock, 11,777 shares of Class R common stock and 196,681 shares of Class T common stock issued pursuant to our DRP for gross offering proceeds of $3,342,744, $265,053 and $4,446,707, respectively, or $8,054,504 in the aggregate.

From inception through December 31, 2018, we recognized selling commissions, dealer manager fees, distribution and shareholder servicing fees and organization and other offering costs in our Public Offering in the amounts set forth below. The dealer manager for our Public Offering reallowed all of the selling commissions, a portion of the dealer manager fees and distribution and shareholder servicing fees to participating broker-dealers.

Type of Expense Amount	Amount	Estimated/ Actual	Percentage of Offering Proceeds
Selling commissions and dealer manager fees	$13,041,427	Actual	6.55%
Other organization and offering costs	14,609,826	Actual	7.34%

Total expenses	$27,651,253	Actual	13.89%

Total public offering proceeds (excluding DRP proceeds)	$199,033,106	Actual	100.00%

Percentage of public offering proceeds used to pay for organization and offering costs	13.89%	Actual	13.89%

Distribution and shareholder servicing fees(1)	1,334,800	Actual

Total expenses including the distribution and shareholder servicing fees	$28,986,053	Actual

Organization and offering costs incurred since inception as a percentage of public offering proceeds	14.56%	Actual

(1)

Includes the distribution and shareholder servicing fee incurred from inception through December 31, 2018, for Class R shares and Class T shares of up to 0.67% and up to 1.125%, respectively, of the purchase price per share sold in our Public Offering. From inception through December 31, 2018, the distribution and shareholder servicing fees incurred with respect to Class R shares and Class T shares were $32,963 and $1,301,837, respectively. The distribution and shareholder servicing fees are paid from sources other than Public Offering proceeds.

From the commencement of our Public Offering through December 31, 2018, the net offering proceeds to us, after deducting the total expenses incurred as described above, were $179,436,357, including net offering proceeds from our DRP of $8,054,504. For the period from inception through December 31, 2018, the ratio of the cost of raising equity capital to the gross amount of equity capital raised was approximately 13.89%.

The net proceeds from our Public Offering have been used to invest in and manage a portfolio of multifamily properties properties located in our targeted markets throughout the United States. In addition to our focus on multifamily properties properties, we may also make selective strategic acquisitions of other types of commercial properties. We may also selectively acquire debt collateralized by multifamily and independent senior-living properties and securities of other companies owning multifamily and independent senior-living properties. As of December 31, 2018, we had invested in ten multifamily properties for a total purchase price of $400,252,928. These property acquisitions were funded from proceeds of our Public Offering and $281,566,000 in secured financings.

Share Repurchase Program

Our share repurchase program may provide an opportunity for our stockholders to have their shares of common stock repurchased by us, subject to certain restrictions and limitations. No shares can be repurchased under our share repurchase program until after the first anniversary of the date of purchase of such shares; provided, however, that this holding period shall not apply to repurchases requested within 270 days after the death or disability of a stockholder.

Prior to the date we published an estimated value per share of our common stock, the purchase price for shares repurchased under our share repurchase program was as follows:

Share Purchase Anniversary	Repurchase Price on Repurchase Date(1)
Less than 1 year	No Repurchase Allowed
1 year	92.5% of Purchase Price
2 years	95.0% of Purchase Price
3 years	97.5% of Purchase Price
4 years	100.0% of Purchase Price
In the event of a stockholder’s death or disability	Average Issue Price for Shares(2)

Following the date we published an estimated value per share of our common stock, the purchase price for shares repurchased under our share repurchase program is as follows:

Share Purchase Anniversary	Repurchase Price on Repurchase Date(1)(3)(4)
Less than 1 year	No Repurchase Allowed
1 year	92.5% of the Lesser of Purchase Price or Estimated Value per Share
2 years	95.0% of the Lesser of Purchase Price or Estimated Value per Share
3 years	97.5% of the Lesser of Purchase Price or Estimated Value per Share
4 years	100.0% of the Lesser of Purchase Price or Estimated Value per Share
In the event of a stockholder’s death or disability	Average Issue Price for Shares(2)

(1)

As adjusted for any stock dividends, combinations, splits, recapitalizations or any similar transaction with respect to the shares of common stock. Repurchase price includes the full amount paid for each share, including all sales commissions and dealer manager fees.

(2)

The purchase price per share for shares repurchased upon the death or disability of a stockholder will be equal to the average issue price per share for all of the stockholder’s shares. The required one-year holding period does not apply to repurchases requested within 270 days after the death or disability of a stockholder.

(3)

For purposes of the share repurchase program, until the day we publicly disclosed a new estimated value per share, the purchase price for shares purchased under the share repurchase program equaled, exclusively, the purchase price paid for the shares. Thereafter, the repurchase price will be a graduated percentage of the lesser of the purchase price or the estimated value per share in effect at the time of repurchase. The estimated value per share is determined by our board of directors, based on periodic valuations by independent third-party appraisers or qualified independent valuation experts selected by the Advisor.

(4)

For purposes of the share repurchase program, the “Estimated Value per Share” will equal the most recent publicly disclosed estimated value per share determined by our board of directors. On October 12, 2018, we publicly disclosed an estimated value per share of $22.54 for each class of shares of our common stock based on valuations by independent third-party appraisers or qualified valuation experts.

The purchase price per share for shares repurchased pursuant to our share repurchase program will be further reduced by the aggregate amount of net proceeds per share, if any, distributed to our stockholders prior to the repurchase date as a result of the sale of one or more of our assets that constitutes a return of capital distribution as a result of such sales.

Repurchases of shares of our common stock will be made quarterly upon written request to us at least 15 days prior to the end of the applicable quarter. Repurchase requests will be honored approximately 30 days following the end of the applicable quarter (the “Repurchase Date”). Stockholders may withdraw their repurchase request at any time up to three business days prior to the Repurchase Date.

We cannot guarantee that the funds set aside for the share repurchase program will be sufficient to accommodate all repurchase requests made in any quarter. In the event that we do not have sufficient funds available to repurchase all of our shares of common stock for which repurchase requests have been submitted in any quarter, such outstanding repurchase requests will automatically roll over to the subsequent quarter and priority will be given to redemption requests in the case of the death or disability of a stockholder. If we repurchase less than all of the shares subject to a repurchase request in any quarter, with respect to any shares which have not been repurchased, a stockholder can (1) withdraw the stockholder’s request for repurchase or (2) ask that we honor the stockholder’s request in a future quarter, if any, when such repurchases can be made pursuant to the limitations of the share repurchase program and when sufficient funds are available. Such pending requests will be honored among all requests for repurchases in any given repurchase period as follows: first, pro rata as to repurchases sought upon a stockholder’s death or disability; and, next, pro rata as to other repurchase requests. Shares repurchased under the share repurchase program to satisfy the required minimum distribution requirements under the Internal Revenue Code applicable to Benefit Plans and IRAs will be repurchased on or after the first anniversary of the date of purchase of such shares at 100% of the purchase price or at 100% of the estimated value per share, as applicable.

We are not obligated to repurchase shares of our common stock under the share repurchase program. The share repurchase program limits the number of shares to be repurchased in any calendar year to (1) 5% of the weighted average number of shares of common stock outstanding during the prior calendar year and (2) those that could be funded from the net proceeds from the sale of shares under the DRP in the prior calendar year, plus such additional funds as may be reserved for that purpose by our board of directors. Such sources of funds could include cash on hand, cash available from borrowings and cash from liquidations of securities investments as of the end of the applicable month, to the extent that such funds are not otherwise dedicated to a particular use, such as working capital, cash distributions to stockholders or purchases of real estate assets. There is no fee in connection with a repurchase of shares of our common stock pursuant to our share repurchase program.

Our board of directors may, in its sole discretion, amend, suspend or terminate the share repurchase program at any time upon 30 days’ notice to its stockholders if it determines that the funds available to fund the share repurchase program are needed for other business or operational purposes or that amendment, suspension or termination of the share repurchase program is in the best interest of our stockholders. Therefore, a stockholder may not have the opportunity to make a repurchase request prior to any potential termination or suspension of our share repurchase program. The share repurchase program will terminate in the event that a secondary market develops for our shares of common stock.

During the year ended December 31, 2018, we fulfilled repurchase requests and repurchased shares of our common stock pursuant to our share repurchase program as follow:

	Total Number of Shares Requested to be Repurchased(1)	Total Number of Shares Repurchased	Average Price Paid per Share(2)(3)	Approximate Dollar Value of Shares Available That May Yet Be Repurchased Under the Program
January 2018	3,608	3,044	$23.35		(4)
February 2018	4,748	—	—		(4)
March 2018	8,124	—	—		(4)
April 2018	1,271	—	—		(4)
May 2018	769	16,481	22.80		(4)
June 2018	—	—	—		(4)
July 2018	911	2,964	22.68		(4)
August 2018	2,399	—	—		(4)
September 2018	1,458	—	—		(4)
October 2018	20,777	3,857	21.19		(4)
November 2018	4,800	—	—		(4)
December 2018	600	—	—		(4)

	49,465	26,346

(1)

We generally repurchase shares approximately 30 days following the end of the applicable quarter in which requests were received. At December 31, 2018, we had $595,821, representing outstanding and unfulfilled repurchase requests of 26,177 Class A shares, all of which were fulfilled on January 31, 2019.

(2)	We currently repurchase shares at prices determined as follows:

•	92.5% of the lesser of Purchase Price or Estimated Value per Share for stockholders who have held their shares for at least one year;

•	95.0% of the lesser of Purchase Price or Estimated Value per Share for stockholders who have held their shares for at least two years;

•	97.5% of the lesser of Purchase Price or Estimated Value per Share for stockholders who have held their shares for at least three years; and

•	100% of the lesser of Purchase Price or Estimated Value per Share for stockholders who have held their shares for at least four years.

Notwithstanding the above, the repurchase price for repurchases sought upon a stockholder’s death or disability will be equal to the average issue price per share for all of the stockholder’s shares. The required one-year holding period does not apply to repurchases requested within 270 days after the death or disability of a stockholder.

(3)	We have funded repurchases exclusively from the net proceeds we received from the sale of shares under the DRP.
(4)

The number of shares that may be repurchased pursuant to the share repurchase program during any calendar year is limited to: (1) 5% of the weighted-average number of shares of our common stock outstanding during the prior calendar year and (2) those that can be funded from the net proceeds we received from the sale of shares under the distribution reinvestment plan during the prior calendar year, plus such additional funds as may be reserved for that purpose by our board of directors.

ITEM 6. SELECTED FINANCIAL DATA

The following selected financial data as of December 31, 2018, 2017, 2016 and 2015, for the years ended December 31, 2018, 2017 and 2016 and for the period from July 29, 2015 (Inception) to December 31, 2015, should be read in conjunction with the accompanying consolidated financial statements and related notes thereto and Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Our results of operations for the periods presented below are not indicative of those expected in future periods. During the period from July 29, 2015 (Inception) to May 18, 2016, we were in existence and commenced our Public Offering, but had not yet commenced real estate operations, as we had not yet acquired any real estate investments. As a result, we had no material results of operations for that period. We terminated our Public Offering on August 31, 2018.

	As of December 31,
	2018	2017	2016	2015
Balance sheet data
Total real estate, net	$380,301,823	$360,485,475	$98,947,503	$—
Total assets	421,082,401	381,554,845	117,448,401	200,000
Mortgage notes payable, net	280,086,921	258,470,441	72,016,933	—
Total liabilities	293,676,343	270,430,279	77,241,609	—
Redeemable common stock	6,570,093	2,920,059	292,818	—
Total stockholders’ equity	120,835,965	108,204,507	39,913,974	200,000

	For the Year Ended December 31,			For the Period from July 29, 2015 (Inception) to December 31, 2015
	2018	2017	2016
Operating data
Total revenues	$37,909,630	$19,591,577	$1,264,906	$—
Net loss	(15,365,609)	(11,753,187)	(4,920,712)	—
Net loss attributable to non-controlling interest	—	—	(100)	—
Net loss attributable to common stockholders	(15,365,609)	(11,753,187)	(4,920,612)	—
Net loss attributable to Class A common stockholders—basic and diluted	(6,401,649)	(5,726,887)	(3,160,451)	—
Net loss attributable to Class R common stockholders—basic and diluted	(806,620)	(534,790)	(165,258)	—
Net loss attributable to Class T common stockholders—basic and diluted	(8,157,340)	(5,491,510)	(1,594,903)	—
Net loss per Class A common share—basic and diluted	(1.86)	(2.49)	(8.36)	—
Net loss per Class R common share—basic and diluted	(1.91)	(2.55)	(8.42)	—
Net loss per Class T common share—basic and diluted	(2.05)	(2.75)	(8.62)	—
Other data
Cash flows provided by (used in) operating activities	1,914,725	5,941,399	(1,784,706)	—
Cash flows used in investing activities	(36,715,267)	(273,486,909)	(100,824,607)	—
Cash flows provided by financing activities	54,279,898	270,282,264	119,551,512	200,000
Total distributions declared to Class A common stockholders	4,903,884	3,286,288	560,327	—
Total distributions declared to Class R common stockholders	597,062	295,072	27,997	—
Total distributions declared to Class T common stockholders	5,463,772	2,607,893	232,376	—
Distributions declared per Class A common share(1)	1.500	1.500	0.930	—
Distributions declared per Class R common share(1)	1.448	1.425	0.598	—
Distributions declared per Class T common share(1)	1.307	1.241	0.764	—
Weighted average number of Class A common shares outstanding—basic and diluted	3,266,046	2,190,070	374,595	—
Weighted average number of Class R common shares outstanding—basic and diluted	411,528	204,514	19,587	—
Weighted average number of Class T common shares outstanding—basic and diluted	4,161,778	2,100,058	189,037	—
FFO(2)	1,293,508	735,644	(4,094,977)	—
MFFO(2)	1,178,251	1,340,468	(1,076,205)	—

(1)	For information on our distributions, see Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Distributions.”
(2)

GAAP basis accounting for real estate assets utilizes historical cost accounting and assumes real estate values diminish over time. In an effort to overcome the difference between real estate values and historical cost accounting for real estate assets the Board of Governors of NAREIT established the measurement tool of FFO. Since its introduction, FFO has become a widely used non-GAAP financial measure among REITs. Additionally, we use MFFO, as defined by the IPA, as a supplemental measure to evaluate our operating performance. MFFO is based on FFO but includes certain adjustments we believe are necessary due to changes in accounting and reporting under GAAP since the establishment of FFO. Neither FFO nor MFFO should be considered as an alternative to net loss or other measurements under GAAP as indicators of our operating performance, nor should they be considered as an alternative to cash flow from operating activities or other measurements under GAAP as indicators of liquidity. For additional information on how we calculate FFO and MFFO and a reconciliation of FFO and MFFO to net loss, see Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Funds From Operations and Modified Funds From Operations.”

ITEM 7. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with the “Selected Financial Data” above and our accompanying consolidated financial statements and the notes thereto included in this Annual Report. As used herein, the terms “we,” “our” and “us” refer to Steadfast Apartment REIT III, Inc., a Maryland corporation, and, as required by context, Steadfast Apartment REIT III Operating Partnership, L.P., a Delaware limited partnership, which we refer to as our “Operating Partnership,” and to their subsidiaries. Also see “Cautionary Note Regarding Forward Looking Statements” preceding Part I of this Annual Report.

Overview

We were formed on July 29, 2015, as a Maryland corporation that has elected to be taxed as, and currently qualifies as, a REIT. We own and manage a portfolio of multifamily properties located in targeted markets throughout the United States. As of December 31, 2018, we owned ten multifamily properties comprised of a total of 2,775 apartment homes.

On February 5, 2016, we commenced our Public Offering to offer a maximum of $1,000,000,000 in shares of common stock for sale to the public at an initial price of $25.00 for each Class A share (up to $500,000,000 in Class A shares) and $23.81 for each Class T share (up to $500,000,000 in Class T shares), with discounts available for certain categories of purchasers. We also offered up to $300,000,000 in shares of common stock pursuant to our DRP at an initial price of $23.75 for each Class A share and $22.62 for each Class T share.

Commencing on July 25, 2016, we revised the terms of the Public Offering to include Class R Shares. We subsequently offered a maximum of $1,000,000,000 in shares of common stock for sale to the public at an initial price of $25.00 for each Class A share ($400,000,000 in Class A shares), $22.50 for each Class R share ($200,000,000 in Class R shares) and $23.81 for each Class T share ($400,000,000 in Class T shares), with discounts available for certain categories of purchasers. We also offered up to $300,000,000 in shares pursuant to our DRP at an initial price of $23.75 for each Class A share, $22.50 for each Class R share and $22.62 for each Class T share. On August 31, 2018, we terminated our Primary Offering but continued to offer shares of common stock pursuant to the DRP through February 5, 2019. We terminated the DRP on February 5, 2019.

As of August 31, 2018, we had sold 3,483,706 shares of Class A common stock, 474,357 shares of Class R common stock and 4,572,889 shares of Class T common stock in our Public Offering for gross proceeds of $85,801,001, $10,672,273 and $108,706,960, respectively, and $205,180,234 in the aggregate, including 111,922 shares of Class A common stock, 8,450 shares of Class R common stock and 145,838 shares of Class T common stock issued pursuant to our DRP for gross offering proceeds of $2,658,156, $190,125 and $3,298,847, respectively. As of December 31, 2018, we had sold 3,513,310 shares of Class A common stock, 477,684 shares of Class R common stock and 4,623,732 shares of Class T common stock in our Public Offering for gross proceeds of $86,485,589, $10,747,201 and $109,854,820, respectively, and $207,087,610 in the aggregate, including 141,524 shares of Class A common stock, 11,777 shares of Class R common stock and 196,681 shares of Class T common stock issued pursuant to our DRP for gross offering proceeds of $3,342,744, $265,053 and $4,446,707, respectively.

On October 9, 2018, our board of directors determined an estimated value per share for each of our Class A common stock, Class R common stock and Class T common stock of $22.54 as of June 30, 2018. In connection with the determination of an estimated value per share, our board of directors determined a price per share for the DRP for each of our Class A common stock, Class R common stock and Class T common stock of $22.54 effective November 1, 2018. The DRP was suspended with respect to distributions that accrue after February 1, 2019. Our board of directors may, from time to time in its sole discretion, reinstate the DRP, although there is no assurance as to if or when this will happen.

On May 16, 2016, we raised the minimum offering amount and the offering proceeds held in escrow were released to us. As of March 7, 2019, we had sold 3,528,796 shares of Class A common stock, 479,529 shares of Class R common stock and 4,654,977 shares of Class T common stock in our Public Offering for gross proceeds of $86,834,672, $10,788,788 and $110,559,104, respectively, and $208,182,564 in the aggregate, including 157,012 shares of Class A common stock, 13,622 shares of Class R common stock and 227,925 shares of Class T common stock issued pursuant to our DRP for gross offering proceeds of $9,149,457.

Steadfast Apartment Advisor III, LLC is our advisor. Subject to certain restrictions and limitations, the Advisor manages our day-to-day operations and our portfolio of properties and real estate-related assets. The Advisor sources and presents investment opportunities to our board of directors and provides investment management, marketing, investor relations and other administrative services on our behalf.

Substantially all of our business is conducted through our Operating Partnership. We are the sole general partner of our Operating Partnership and the Advisor is the only limited partner of our Operating Partnership. As we accepted subscriptions for shares of common stock, we transferred substantially all of the net proceeds of the Public Offering to our Operating Partnership as a capital contribution. The Partnership Agreement of our Operating Partnership provides that our Operating Partnership will be operated in a manner that will enable us to (1) satisfy the requirements for being classified as a REIT for federal income tax purposes, (2) avoid any federal income or excise tax liability and (3) ensure that our Operating Partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code, which classification could result in our Operating Partnership being taxed as a corporation, rather than as a disregarded entity. In addition to the administrative and operating costs and expenses incurred by our Operating Partnership in acquiring and operating our investments, our Operating Partnership will pay all of our administrative costs and expenses, and such expenses will be treated as expenses of our Operating Partnership. We will experience a relative increase in liquidity as additional subscriptions for shares of our common stock are received and a relative decrease in liquidity as offering proceeds are used to acquire and operate our assets.

We elected to be taxed as a REIT under the Internal Revenue Code commencing with our taxable year ended December 31, 2016. As a REIT, we generally will not be subject to federal income tax to the extent that we distribute qualifying dividends to our stockholders. If we fail to qualify as a REIT, we would be subject to federal income tax on our taxable income at regular corporate rates and would not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which qualification is lost, unless the Internal Revenue Service grants us relief under certain statutory provisions. Failing to qualify as a REIT could materially and adversely affect our net income and results of operations.

Market Outlook

The economy in the United States has improved since the last recession; however, there is no assurance that economic conditions will continue to improve or will not worsen in the future. We believe economic and demographic trends will benefit our existing portfolio and that we have unique investment opportunities, particularly in the multifamily sector. Home ownership rates are near all-time lows. Demographic and economic factors favor the flexibility of rental housing and discourage the potential financial burden associated with home ownership. Additionally, Millennials and Baby Boomers, the two largest demographic groups comprising roughly half of the total population in the United States, are increasingly choosing rental housing over home ownership. Demographic studies suggest that Baby Boomers are downsizing their suburban homes and relocating to multifamily apartments, Millennials are renting multifamily apartments due to high levels of student debt and increased credit standards in order to qualify for a home mortgage. According to the Federal Reserve Bank of New York, aggregate student debt has surpassed automotive, home equity lines of credit and credit card debt. Millennials are also getting married and having children later and are choosing to live in apartment communities until their mid-30s. Today, 30% of Millennials are still living with their parents or are still in school. When they get a job, Millennials will likely rent moderate income apartments based upon an average income of $45,000 to $65,000. Our plan is to provide rental housing for these generational groups as they age. We believe these factors will continue to contribute to the demand for multifamily housing.

Our Real Estate Portfolio

As of December 31, 2018, we owned the ten multifamily apartment communities listed below:

	Property Name	Location	Purchase Date	Number of Units	Total Purchase Price	Mortgage Debt Outstanding(1)	Average Monthly Occupancy(2)		Average Monthly Rent(3)
							December 31,		December 31,
							2018	2017	2018	2017
1	Carriage House Apartment Homes	Gurnee, IL	5/19/2016	136	$7,525,000	$5,660,454	86.8%	89.7%	$818	$699
2	Bristol Village Apartments	Aurora, CO	11/17/2016	240	47,400,000	34,883,417	91.9%	95.0%	1,374	1,319
3	Canyon Resort at Great Hills Apartments	Austin, TX	12/29/2016	256	44,500,000	31,568,495	94.3%	91.0%	1,313	1,254
4	Reflections on Sweetwater Apartments	Lawrenceville, GA	1/12/2017	280	33,288,337	22,822,158	93.4%	92.9%	1,071	1,024
5	The Pointe at Vista Ridge Apartments	Lewisville, TX	5/25/2017	300	45,188,223	28,964,451	92.6%	91.7%	1,228	1,223
6	Belmar Villas	Lakewood, CO	7/21/2017	318	64,503,255	46,892,398	90.0%	91.2%	1,329	1,310
7	Ansley at Princeton Lakes	Atlanta, GA	8/31/2017	306	44,594,087	32,204,192	91.4%	91.2%	1,146	1,168
8	Sugar Mill Apartments	Lawrenceville, GA	12/7/2017	244	36,305,492	24,636,684	94.6%	97.1%	1,139	1,094
9	Avery Point Apartments	Indianapolis, IN	12/15/2017	512	45,829,836	31,060,671	94.2%	93.2%	809	776
10	Cottage Trails at Culpepper Landing	Chesapeake, VA	5/31/2018	183	31,118,698	21,394,001	90.6%	—%	1,338	—

				2,775	$400,252,928	$280,086,921	92.4%	92.6%	$1,136	$1,089

(1)	Mortgage debt outstanding is net of deferred financing costs associated with the loans for the properties listed above.
(2)	At December 31, 2018, our portfolio was approximately 94.3% leased, calculated using the number of occupied and contractually leased units divided by total units.
(3)	Average monthly rent is based upon the effective rental income after considering the effect of vacancies, concessions and write-offs.

Review of our Policies

Our board of directors, including our independent directors, has reviewed our policies described in this Annual Report, including policies regarding our investments, leverage and conflicts of interests, and determined that they are in the best interests of our stockholders.

Liquidity and Capital Resources

We use secured borrowings, and intend to use in the future secured and unsecured borrowings. At December 31, 2018, our debt was approximately 64% of the value of our properties as determined by the most recent valuation performed by an independent third-party appraiser as of June 30, 2018. We expect that our overall borrowings will be approximately 55% to 60% of the value of our properties (after debt amortization) plus the value of our other investments. For valuation purposes, the value of a property is determined by an independent third-party appraiser or qualified independent valuation expert. Under our Charter, we are prohibited from borrowing in excess of 300% of the value of our net assets, which generally approximates to 75% of the aggregate cost of our assets, though we may exceed this limit under certain circumstances.

In addition to making investments in accordance with our investment objectives, we use our capital resources to make certain payments to the Advisor and Dealer Manager. During our organization and offering stage, these payments included payments to the Dealer Manager for sales commissions, the dealer manager fee and the distribution and shareholder servicing fees, and payments to the Advisor for reimbursement of certain organization and offering expenses. Through the termination of the Public Offering, total organization and offering expenses incurred by us did not exceed 15% of the gross offering proceeds raised in the Primary Offering. During our operating stage, we make payments to the Advisor in connection with the acquisition of investments, the management of our assets and costs incurred by the Advisor in providing services to us.

Our principal demand for funds will be to acquire investments in accordance with our investment strategy, to pay operating expenses and interest on our outstanding indebtedness and to make distributions to our stockholders. Over time, we intend to generally fund our cash needs for items, other than asset acquisitions, from operations. We expect that our principal sources of working capital will include:

•	current unrestricted cash balance, which was $35,628,660 as of December 31, 2018;

•	various forms of secured and unsecured financing;

•	borrowings under master repurchase agreements;

•	equity capital from joint venture partners; and

•	cash from operations.

Over the short term, we believe that our sources of capital, specifically our cash balances, cash flow from operations, our ability to raise equity capital from joint venture partners and our ability to obtain various forms of secured and unsecured financing will be adequate to meet our liquidity requirements and capital commitments.

Over the longer term, in addition to the same sources of capital we will rely on to meet our short-term liquidity requirements, we may conduct additional public or private offerings of securities. We expect these resources will be adequate to fund our operating activities, debt service and distributions, and will be sufficient to fund our ongoing acquisition activities as well as providing capital for investment in future development and other joint ventures along with potential forward purchase commitments.

We may, but are not required to, establish working capital reserves from offering proceeds out of cash flow generated by our investments or out of proceeds from the sale of our investments. We do not anticipate establishing a general working capital reserve; however, we may establish capital reserves with respect to particular investments. We also may, but are not required to, establish reserves out of cash flow generated by investments or out of net sale proceeds in non-liquidating sale transactions. Our lenders also may require working capital reserves.

To the extent that the working capital reserve is insufficient to satisfy our cash requirements, additional funds may be provided from cash generated from operations or through short-term borrowing. In addition, subject to certain limitations described in our Charter, we may incur indebtedness in connection with the acquisition of any real estate asset, refinance the debt thereon, arrange for the leveraging of any previously unfinanced property or reinvest the proceeds of financing or refinancing in additional properties.

Cash Flows Provided by Operating Activities

We commenced real estate operations with the acquisition of our first multifamily property on May 19, 2016. As of December 31, 2018, we owned ten multifamily properties. During the year ended December 31, 2018, net cash provided by operating activities was $1,914,725, compared to net cash provided by operating activities of $5,941,399 for the year ended December 31, 2017. The change in net cash provided by operating activities is primarily due to an increase in net loss, increase in depreciation and amortization, partially offset by a decrease accounts payable and accrued liabilities and a decrease in amounts due to affiliates. We expect to generate cash flows from operations as we expand our property portfolio and stabilize its operations.

Cash Flows Used in Investing Activities

Our cash used in investing activities varied based on how quickly we raised funds in our Public Offering and how quickly we invested those funds towards acquisitions of real estate and real-estate related investments. During the year ended December 31, 2018, net cash used in investing activities was $36,715,267, compared to $273,486,909 during the year ended December 31, 2017. The decrease in net cash used in investing activities was primarily the result of our acquisition of one multifamily property during the year ended December 31, 2018, compared to our acquisition of six multifamily properties during the year ended December 31, 2017. Net cash used in investing activities during the year ended December 31, 2018, consisted of the following:

•	$30,118,698 of cash used related to the acquisition of one multifamily property;

•	$5,596,569 of cash used for improvements to real estate investments; and

•	$1,000,000 of cash used for deposits for potential real estate investments.

Cash Flows Provided by Financing Activities

During the year ended December 31, 2018, net cash provided by financing activities was $54,279,898, compared to $270,282,264 during the year ended December 31, 2017. The decrease in net cash provided by financing activities is due primarily to decreased net proceeds from our Public Offering and the issuance of notes payable. Net cash provided by financing activities during the year ended December 31, 2018, consisted of the following:

•

$38,992,707 of cash provided by offering proceeds related to our Public Offering, net of (1) payments of commissions on sales of common stock, related dealer manager fees and distribution and shareholder servicing fees in the amount of $3,640,878 and (2) the reimbursement of other offering costs to affiliates in the amount of $1,810,661;

•	$21,381,918 of proceeds from the issuance of mortgage notes payable, net of deferred financing costs in the amount of $163,082;

•	$595,768 of cash paid for the repurchase of common stock; and

•	$5,498,959 of net cash distributions, after giving effect to distributions reinvested by stockholders of $5,042,304.

Contractual Commitments and Contingencies

We use secured debt, and intend to use in the future secured and unsecured debt. At December 31, 2018, our debt was approximately 64% of the value of our properties as determined by the most recent valuation performed by an independent third-party appraiser as of June 30, 2018. We believe that the careful use of borrowings will help us achieve our diversification goals and potentially enhance the returns on our investments. We expect that our borrowings will be approximately 55% to 60% of the value of our properties (after debt amortization) and other real estate-related assets. For valuation purposes, the value of a property is determined by an independent third party appraiser or qualified independent valuation expert. Under our Charter, we are prohibited from borrowing in excess of 300% of our net assets, which generally approximates to 75% of the aggregate cost of our assets unless such excess is approved by a majority of the independent directors and disclosed to stockholders in our next quarterly report, along with a justification for such excess. In such event, we will monitor our debt levels and take action to reduce any such excess as practicable. Our aggregate borrowings are reviewed by our board of directors at least quarterly. As of December 31, 2018, our aggregate borrowings were not in excess of 300% of the value of our net assets.

In addition to using our capital resources for investing purposes and meeting our debt obligations, we use our capital resources to make certain payments to the Advisor and the Dealer Manager. During our organization and offering stage, these payments included payments to the Dealer Manager for selling commissions, dealer manager fees and distribution and shareholder servicing fees and payments to the Dealer Manager and the Advisor for reimbursement of certain organization and other offering expenses. Through the termination of the Public Offering, total organization and offering expenses incurred by us did not exceed 15% of the gross offering proceeds raised in the Primary Offering. During our acquisition and development stage, we make payments to the Advisor in connection with the selection and origination or purchase of real estate and real estate-related investments, the management of our asset portfolio and costs incurred by the Advisor in providing services to us.

As of December 31, 2018, we had indebtedness totaling an aggregate principal amount of $280,086,921, including net deferred financing costs of $1,479,079. The following is a summary of our contractual obligations as of December 31, 2018:

		Payments due by period
Contractual Obligations	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Interest payments on outstanding debt obligations(1)	$95,252,178	$12,786,436	$25,598,265	$25,124,069	$31,743,408
Principal payments on outstanding debt obligations(2)	281,566,000	53,989	2,210,845	7,865,616	271,435,550

Total	$376,818,178	$12,840,425	$27,809,110	$32,989,685	$303,178,958

(1)

Projected interest payments on outstanding debt obligations are based on the outstanding principal amounts and interest rates in effect at December 31, 2018. We incurred interest expense of $11,657,873 during the year ended December 31, 2018, including amortization of deferred financing costs totaling $234,562 and net unrealized gains from the change in fair value of interest rate cap agreements of $119,837.

(2)

Projected principal payments on outstanding debt obligations are based on the terms of the mortgage note agreements. Amounts exclude the net deferred financing costs associated with the mortgage notes payable.

Our debt obligations contain customary financial or non-financial debt covenants. As of December 31, 2018 and 2017, we were in compliance with all financial and non-financial debt covenants.

Results of Operations

Overview

The discussion that follows is based on our consolidated results of operations for the years ended December 31, 2018, 2017 and 2016. We commenced real estate operations on May 19, 2016, in connection with the acquisition of our first investment, Carriage House Apartment Homes. We owned nine multifamily properties as of December 31, 2017, and subsequently acquired one additional multifamily property during the year ended December 31, 2018. Our results of operations for the year ended December 31, 2018, are not indicative of those expected in future periods. The increase in the number of properties in our portfolio is the primary cause of the increase in our operating income and expenses, as further discussed below. In general, we expect that our income and expenses related to our portfolio will increase in future periods as a result of organic rent increases and anticipated value-enhancement projects.

To provide additional insight into our operating results, we are also providing a detailed analysis of same-store versus non-same-store NOI. For more information on NOI and a reconciliation of NOI (a non-GAAP financial measure) to net loss, see “—Net Operating Income.”

Consolidated Results of Operations for the Year Ended December 31, 2018, Compared to the Year Ended December 31, 2017

The following table summarizes the consolidated results of operations for the years ended December 31, 2018 and 2017:

	For the Years Ended December 31,		Change $	Change %
	2018	2017
Total revenues	$37,909,630	$19,591,577	$18,318,053	93%
Operating, maintenance and management	(10,429,818)	(5,163,724)	(5,266,094)	(102)%
Real estate taxes and insurance	(5,237,606)	(2,763,816)	(2,473,790)	(90)%
Fees to affiliates	(5,799,201)	(2,402,297)	(3,396,904)	(141)%
Depreciation and amortization	(16,659,117)	(12,488,831)	(4,170,286)	(33)%
Interest expense	(11,657,873)	(5,898,156)	(5,759,717)	(98)%
General and administrative expenses	(3,491,624)	(2,627,940)	(863,684)	(33)%

Net loss	$(15,365,609)	$(11,753,187)	$(3,612,422)	(31)%

NOI(1)	$20,477,716	$10,915,679	$9,562,037	88%

FFO(2)	$1,293,508	$735,644	$557,864	76%

MFFO(2)	$1,178,251	$1,340,468	$(162,217)	(12)%

(1)

NOI is a non-GAAP financial measure used by investors and our management to evaluate and compare the performance of our properties and to determine trends in earnings. However, the usefulness of NOI is limited because it excludes general and administrative costs, interest expense, interest income and other expense, acquisition costs, certain fees to affiliates, depreciation and amortization expense and gains or losses from the sale of our properties and other gains and losses as stipulated by GAAP, the level of capital expenditures and leasing costs, all of which are significant economic costs. For additional information on how we calculate NOI and a reconciliation of NOI to net loss, see “—Net Operating Income.”

(2)

GAAP basis accounting for real estate assets utilizes historical cost accounting and assumes real estate values diminish over time. In an effort to overcome the difference between real estate values and historical cost accounting for real estate assets the Board of Governors of NAREIT established the measurement tool of FFO. Since its introduction, FFO has become a widely used non-GAAP financial measure among REITs. Additionally, we use MFFO as defined by the IPA as a supplemental measure to evaluate our operating performance. MFFO is based on FFO but includes certain adjustments we believe are necessary due to changes in accounting and reporting under GAAP since the establishment of FFO. Neither FFO nor MFFO should be considered as alternatives to net loss or other measurements under GAAP as indicators of our operating performance, nor should they be considered as alternatives to cash flow from operating activities or other measurements under GAAP as indicators of liquidity. For additional information on how we calculate FFO and MFFO and a reconciliation of FFO and MFFO to net loss, see “—Funds From Operations and Modified Funds From Operations.”

Net loss

For the year ended December 31, 2018, we had a net loss of $15,365,609, compared to a net loss of $11,753,187 for the year ended December 31, 2017. The increase in net loss of $3,612,422 over the comparable prior year period was primarily due to the increase in depreciation and amortization expense of $4,170,286, the increase in interest expense of $5,759,717, the increase in operating, maintenance and management expenses of $5,266,094, the increase in real estate taxes and insurance of $2,473,790, the increase in fees to affiliates of $3,396,904 and the increase in general and administrative expenses of $863,684, partially offset by the increase in total revenues of $18,318,053. The increase in these expenses was primarily due to the acquisition of nine multifamily properties during the year ended December 31, 2017, which experienced a full year of operations during the year ended December 31, 2018, and the increase in our property portfolio from nine multifamily properties at December 31, 2017, to 10 multifamily properties at December 31, 2018.

Total revenues

Total revenues were $37,909,630 for the year ended December 31, 2018, compared to $19,591,577 for the year ended December 31, 2017. The increase of $18,318,053 was primarily due to owning ten multifamily properties at December 31, 2018, compared to nine multifamily properties at December 31, 2017. Our total units increased by 183 from 2,592 at December 31, 2017 to 2,775 at December 31, 2018. We expect rental income and tenant reimbursements to increase in future periods as a result of ordinary monthly rent increases, improved occupancy and the implementation of our value-enhancement strategy.

Operating, maintenance and management expenses

Operating, maintenance and management expenses were $10,429,818 for the year ended December 31, 2018, compared to $5,163,724 for the year ended December 31, 2017. The increase of $5,266,094 was primarily due to operating ten multifamily properties at December 31, 2018, compared to nine multifamily properties at December 31, 2017. We expect these amounts to increase in future periods as a result of the realization of operating expenses for an entire period for all properties, but to decrease as a percentage of total revenues as we implement operational efficiencies at our multifamily properties.

Real estate taxes and insurance

Real estate taxes and insurance expenses were $5,237,606 for the year ended December 31, 2018, compared to $2,763,816 for the year ended December 31, 2017. The increase of $2,473,790 was primarily due to the acquisition of one multifamily property since December 31, 2017, and real estate taxes and insurance expenses for a full reporting period on the properties acquired during the year ended December 31, 2017. We expect these amounts may increase in future periods as a result of municipal property tax rate increases as well as increases in the assessed value of our property portfolio.

Fees to affiliates

Fees to affiliates were $5,799,201 for the year ended December 31, 2018, compared to $2,402,297 for the year ended December 31, 2017. The increase of $3,396,904 was primarily due to the increase in investment management fees and property management fees as a result of the growth in our portfolio. We expect fees to affiliates to increase in future periods as a result of increases in the cost of investments and increased property management fees from anticipated increases in future rental income.

Depreciation and amortization

Depreciation and amortization expenses were $16,659,117 for the year ended December 31, 2018, compared to $12,488,831 for the year ended December 31, 2017. The increase of $4,170,286 was primarily due to the net increase in depreciable and amortizable assets of $27,930,076 since December 31, 2017. We expect these amounts to increase in future periods as a result of anticipated future enhancements to our real estate portfolio.

Interest expense

Interest expense for the year ended December 31, 2018, was $11,657,873 compared to $5,898,156 for the year ended December 31, 2017. The increase of $5,759,717 was primarily due to the increase in mortgage notes payable, net of $21,616,480 since December 31, 2017, due to financing incurred in connection with the acquisition of one multifamily property since December 31, 2017. Included in interest expense is the amortization of deferred financing costs of $234,562 and $119,514 and the unrealized (gain) loss on derivative instruments of $(119,837) and $444,252 for the years ended December 31, 2018 and 2017, respectively. Our interest expense in future periods will vary based on the changes to LIBOR and its impact on our variable rate debt and our level of future borrowings, which will depend on the availability and cost of debt financing and the opportunity to acquire real estate and real estate-related investments meeting our investment objectives.

General and administrative expense

General and administrative expenses for the year ended December 31, 2018, were $3,491,624 compared to $2,627,940 for the year ended December 31, 2017. These general and administrative costs consisted primarily of legal fees, insurance premiums, audit fees, other professional fees and independent directors’ compensation. The increase of $863,684 was primarily due to the acquisition of one multifamily property since December 31, 2017, expenses related to the determination of our estimated value per share and the increase in director meeting fees as a result of an increase in the number of meetings compared to the prior year. We expect general and administrative expenses to decrease as a percentage of total revenue.

Consolidated Results of Operations for the Year Ended December 31, 2017, Compared to the Year Ended December 31, 2016

The following table summarizes the consolidated results of operations for the years ended December 31, 2017 and 2016:

	For the Years Ended December 31,		Change $	Change %
	2017	2016
Total revenues	$19,591,577	$1,264,906	$18,326,671	1,449%
Operating, maintenance and management	(5,163,724)	(376,536)	(4,787,188)	(1,271)%
Real estate taxes and insurance	(2,763,816)	(160,707)	(2,603,109)	(1,620)%
Fees to affiliates	(2,402,297)	(2,221,052)	(181,245)	(8)%
Depreciation and amortization	(12,488,831)	(825,735)	(11,663,096)	(1,412)%
Interest expense	(5,898,156)	(281,031)	(5,617,125)	(1,999)%
General and administrative expenses	(2,627,940)	(1,426,575)	(1,201,365)	(84)%
Acquisition costs	—	(893,982)	893,982	100%

Net loss	$(11,753,187)	$(4,920,712)	$(6,832,475)	(139)%

NOI(1)	$10,915,679	$666,864	$10,248,815	1,537%

FFO(2)	$735,644	$(4,094,977)	$4,830,621	118%

MFFO(2)	$1,340,468	$(1,076,205)	$2,416,673	225%

(1)	See “—Net Operating Income” below for a reconciliation of NOI to net loss.
(2)	See “—Funds From Operations and Modified Funds From Operations” below for a reconciliation of FFO and MFFO to net loss.

Net loss

For the year ended December 31, 2017 we had a net loss of $11,753,187, compared to a net loss of $4,920,712 for the year ended December 31, 2016. The increase in net loss of $6,832,475 over the comparable prior year period was primarily due to the increase in depreciation and amortization expense of $11,663,096, the increase in interest expense of $5,617,125, the increase in operating, maintenance and management expenses of $4,787,188, the increase in real estate taxes and insurance of $2,603,109, the increase in fees to affiliates of $181,245 and the increase in general and administrative expenses of $1,201,365, partially offset by the increase in total revenues of $18,326,671 and a decrease in acquisition costs of $893,982. The increase in these expenses was primarily due to the increase in our property portfolio from three multifamily properties at December 31, 2016 to nine multifamily properties at December 31, 2017.

Total revenues

Total revenues were $19,591,577 for the year ended December 31, 2017, compared to $1,264,906 for the year ended December 31, 2016. The increase of $18,326,671 was primarily due to owning nine multifamily properties at December 31, 2017, compared to three multifamily properties at December 31, 2016. Our total units increased by 1,960 from 632 at December 31, 2016 to 2,592 at December 31, 2017.

Operating, maintenance and management expenses

Operating, maintenance and management expenses were $5,163,724 for the year ended December 31, 2017, compared to $376,536 for the year ended December 31, 2016. The increase of $4,787,188 was primarily due to operating nine multifamily properties at December 31, 2017, compared to three multifamily properties at December 31, 2016.

Real estate taxes and insurance

Real estate taxes and insurance expenses were $2,763,816 for the year ended December 31, 2017, compared to $160,707 for the year ended December 31, 2016. The increase of $2,603,109 was primarily due to the acquisition of six multifamily properties since December 31, 2016, and real estate taxes and insurance expenses for a full reporting period on the properties acquired during the year ended December 31, 2016.

Fees to affiliates

Fees to affiliates were $2,402,297 for the year ended December 31, 2017, compared to $2,221,052 for the year ended December 31, 2016. The increase of $181,245 was primarily due to the increase in investment management fees and property management fees as a result of the growth in our portfolio, partially offset by the decrease in acquisition fees and as a result of the adoption of ASU 2017-01, Business Combinations (Topic 805): clarifying the definition of a business (“ASU 2017-01”) on January 1, 2017, resulting in the capitalization of previously expensed fees to affiliates in the accompanying consolidated balance sheet in this Annual Report.

Depreciation and amortization

Depreciation and amortization expenses were $12,488,831 for the year ended December 31, 2017, compared to $825,735 for the year ended December 31, 2016. The increase of $11,663,096 was primarily due to the net increase in depreciable and amortizable assets of $240,297,356 since December 31, 2016.

Interest expense

Interest expense for the year ended December 31, 2017, was $5,898,156 compared to $281,031 for the year ended December 31, 2016. The increase of $5,617,125 was primarily due to the increase in mortgage notes payable, net of $186,453,508 since December 31, 2016, due to financing incurred in connection with the acquisition of six multifamily properties since December 31, 2016. Included in interest expense is the amortization of deferred financing costs of $119,514 and $6,931 and the unrealized loss on derivative instruments of $444,252 and $24,989 for the years ended December 31, 2017 and 2016, respectively.

General and administrative expense

General and administrative expenses for the year ended December 31, 2017, were $2,627,940 compared to $1,426,575 for the year ended December 31, 2016. These general and administrative costs consisted primarily of legal fees, insurance premiums, audit fees, other professional fees and independent directors’ compensation. The increase of $1,201,365 was primarily due to the acquisition of six multifamily properties since December 31, 2016, and the continuing operation of the properties owned as of December 31, 2016.

Acquisition costs

Acquisition costs for the year ended December 31, 2017, were $0, compared to $893,982 for the year ended December 31, 2016. The decrease of $893,982 was due to the adoption of ASU 2017-01 as of January 1, 2017, resulting in the capitalization of acquisition costs in the accompanying consolidated balance sheets in this Annual Report.

Property Operations for the Year Ended December 31, 2018, Compared to the Year Ended December 31, 2017

For purposes of evaluating comparative operating performance, we categorize our properties as “same-store” or “non-same-store.” A “same-store” property is a property that was owned at January 1, 2017. A “non-same-store” property is a property that was acquired, placed into service or disposed of after January 1, 2017. As of December 31, 2018, three properties were categorized as same-store properties.

The following table presents the same-store and non-same-store results from operations for the years ended December 31, 2018 and 2017:

	For the Year Ended December 31,		Change $	Change %
	2018	2017
Same-store property:
Revenues	$9,457,447	$9,289,735	$167,712	2%
Operating expenses	4,567,371	4,389,263	178,108	4%

NOI	4,890,076	4,900,472	(10,396)	—%

Non-same-store properties:
NOI	15,587,640	6,015,207	9,572,433

Total NOI(1)	$20,477,716	$10,915,679	$9,562,037

(1)	See “—Net Operating Income” below for a reconciliation of NOI to net loss.

Net Operating Income

Same-store net operating income was $4,890,076 for the year ended December 31, 2018, compared to $4,900,472 for the year ended December 31, 2017. The decrease in same-store net operating income was a result of a 2% increase in same-store rental revenues and a 4% increase in same-store operating expenses.

Revenues

Same-store revenues were $9,457,447 for the year ended December 31, 2018, compared to $9,289,735 for the year ended December 31, 2017. The 2% increase in same-store revenues was primarily due to average rent increases at the same-store property from $1,166 as of December 31, 2017, to $1,248 as of December 31, 2018 and the completion of value-enhancement projects, offset by a decrease in the occupancy rate from 92.2% as of December 31, 2017, to 91.8% as of December 31, 2018.

Operating Expenses

Same-store operating expenses were $4,567,371 for the year ended December 31, 2018, compared to $4,389,263 for the year ended December 31, 2017. The increase in same-store operating expenses was primarily attributable to increases in salaries and utilities at the properties.

Net Operating Income

NOI is a non-GAAP financial measure of performance. NOI is used by investors and our management to evaluate and compare the performance of our properties, to determine trends in earnings and to compute the fair value of our properties as it is not affected by (1) the cost of funds, (2) acquisition costs, (3) non-operating fees to affiliates, (4) the impact of depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets that are included in net income computed in accordance with GAAP or (5) general and administrative expenses and other gains and losses that are specific to us. The cost of funds is eliminated from net income (loss) because it is specific to our particular financing capabilities and constraints. The cost of funds is also eliminated because it is dependent on historical interest rates and other costs of capital as well as past decisions made by us regarding the appropriate mix of capital which may have changed or may change in the future. Acquisition costs and non-operating fees to affiliates are eliminated because they do not reflect continuing operating costs of the property owner.

Depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets are eliminated because they may not accurately represent the actual change in value in our multifamily properties that result from use of the properties or changes in market conditions. While certain aspects of real property do decline in value over time in a manner that is reasonably captured by depreciation and amortization, the value of the properties as a whole have historically increased or decreased as a result of changes in overall economic conditions instead of from actual use of the property or the passage of time. Gains and losses from the sale of real property vary from property to property and are affected by market conditions at the time of sale which will usually change from period to period. These gains and losses can create distortions when comparing one period to another or when comparing our operating results to the operating results of other real estate companies that have not made similarly timed purchases or sales. We believe that eliminating these costs from net income is useful because the resulting measure captures the actual revenue generated and actual expenses incurred in operating our properties as well as trends in occupancy rates, rental rates and operating costs.

However, the usefulness of NOI is limited because it excludes general and administrative costs, interest expense, interest income and other expense, acquisition costs, certain fees to affiliates, depreciation and amortization expense and gains or losses from the sale of properties, and other gains and losses as stipulated by GAAP, the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, all of which are significant economic costs. NOI may fail to capture significant trends in these components of net income which further limits its usefulness.

NOI is a measure of the operating performance of our properties but does not measure our performance as a whole. NOI is therefore not a substitute for net income (loss) as computed in accordance with GAAP. This measure should be analyzed in conjunction with net income (loss) computed in accordance with GAAP and discussions elsewhere in “—Results of Operations” regarding the components of net income (loss) that are eliminated in the calculation of NOI. Other companies may use different methods for calculating NOI or similarly entitled measures and, accordingly, our NOI may not be comparable to similarly entitled measures reported by other companies that do not define the measure exactly as we do.

The following is a reconciliation of our NOI to net loss for the three months ended December 31, 2018 and 2017 and for the years ended December 31, 2018, 2017 and 2016, computed in accordance with GAAP:

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2018	2017	2018	2017	2016
Net loss	$(4,358,151)	$(3,698,150)	$(15,365,609)	$(11,753,187)	$(4,920,712)
Fees to affiliates(1)	1,075,282	818,540	4,167,442	1,655,649	2,160,253
Depreciation and amortization	3,854,972	4,317,671	16,659,117	12,488,831	825,735
Interest expense	3,748,802	2,032,189	11,657,873	5,898,156	281,031
General and administrative expenses	1,054,310	590,212	3,491,624	2,627,940	1,426,575
Acquisition costs(2)	—	—	—	—	893,982
Other gains(3)	(132,731)	(755)	(132,731)	(1,710)	—

NOI	$5,242,484	$4,059,707	$20,477,716	$10,915,679	$666,864

(1)

Fees to affiliates for the three months and year ended December 31, 2018, exclude property management fees of $309,294 and $1,179,534 and other fees of $139,842 and $452,225, respectively, that are included in NOI. Fees to affiliates for the three months and year ended December 31, 2017, exclude property management fees of $184,397 and $572,575 and other fees of $64,000 and $174,073, respectively, that are included in NOI. Fees to affiliates for the year ended December 31, 2016, exclude property management fees of $47,884 and other fees of $12,915 that are included in NOI.

(2)

There were no acquisition costs for the three months and years ended December 31, 2018 and 2017. Acquisition costs for the year ended December 31, 2016 of $893,982 did not meet the criteria for capitalization under ASU 2017-01 and is recorded in acquisition costs in the accompanying consolidated statements of operations. Acquisition expenses for the three months and years ended December 31, 2018 and 2017, of $2,293, $(1,603), $4,580 and $160,572, respectively, did not meet the criteria for capitalization under ASU 2017-01 and are recorded in general and administrative expenses in the accompanying consolidated statements of operations.
(3)

Other gains for the three months and years ended December 31, 2018 and 2017, include non-recurring insurance claim recoveries and interest income that are not included in NOI. There were no other gains for the year ended December 31, 2016.

Funds from Operations and Modified Funds from Operations

Due to certain unique operating characteristics of real estate companies, as discussed below, NAREIT, an industry trade group, has promulgated the measure FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to our net income (loss) as determined under GAAP.

We define FFO, a non-GAAP financial measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004 (“White Paper”). The White Paper defines FFO as net income (loss) computed in accordance with GAAP, excluding gains or losses from sales of property and non-cash impairment charges of real estate related investments, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. In particular, we believe it is appropriate to disregard impairment charges, as this is a fair value adjustment that is largely based on market fluctuations and assessments regarding general market conditions which can change over time. An asset will only be evaluated for impairment if certain impairment indications exist and if the carrying, or book value, exceeds the total estimated undiscounted future cash flows (including net rental and lease revenues, net proceeds on the sale of the property, and any other ancillary cash flows at a property or group level under GAAP) from such asset. Investors should note, however, that determinations of whether impairment charges have been incurred are based partly on anticipated operating performance, because estimated undiscounted future cash flows from a property, including estimated future net rental and lease revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred. While impairment charges are excluded from the calculation of FFO as described above, investors are cautioned that due to the fact that impairments are based on estimated future undiscounted cash flows and the relatively limited term of our operations, it could be difficult to recover any impairment charges. Our FFO calculation complies with NAREIT’s policy described above.

The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time, especially if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances and/or as requested or required by lessees for operational purposes in order to maintain the value disclosed. We believe that since real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, provides a more complete understanding of our performance to investors and to management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income. However, FFO, and MFFO, as described below, should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP FFO and MFFO measures and the adjustments to GAAP in calculating FFO and MFFO.

Changes in the accounting and reporting promulgations under GAAP (for acquisition fees and expenses from a capitalization/depreciation model to an expensed-as-incurred model) that were put into effect in 2009 and other changes to GAAP accounting for real estate subsequent to the establishment of NAREIT’s definition of FFO have prompted an increase in cash-settled expenses, specifically acquisition fees and expenses for all industries as items that are expensed under GAAP, that are typically accounted for as operating expenses. Management believes these fees and expenses do not affect our overall long-term operating performance. Publicly registered, non-listed REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation. While other start-up entities may also experience significant acquisition activity during their initial years, we believe that public, non-listed REITs, like us, are unique in that they have a limited life with targeted exit strategies within a relatively limited time frame after acquisition activity ceases. Our board of directors will determine to pursue a liquidity event when it believes that the then-current market conditions are favorable. However, our board of directors does not anticipate evaluating a liquidity event (i.e., listing of our common stock on a national exchange, a merger or sale of our company or another similar transaction) until five years after the completion of our offering stage. Thus, as a limited life REIT, we will not continuously purchase assets and will have a limited life.

Due to the above factors and other unique features of publicly registered, non-listed REITs, the IPA, an industry trade group, has standardized a measure known as MFFO, which the IPA has recommended as a supplemental measure for publicly registered non-listed REITs and which we believe to be another appropriate supplemental measure to reflect the operating performance of a public, non-listed REIT having the characteristics described above. MFFO is not equivalent to our net income or loss as determined under GAAP, and MFFO may not be a useful measure of the impact of long-term operating performance on value if we do not continue to operate with a limited life and targeted exit strategy, as currently intended. We believe that, because MFFO excludes costs that we consider more reflective of investing activities and other non-operating items included in FFO and also excludes acquisition fees and expenses that are not capitalized, as discussed below, and affect our operations only in periods in which properties are acquired, MFFO can provide, on a going forward basis, an indication of the sustainability (that is, the capacity to continue to be maintained) of our operating performance after the period in which we are acquiring our properties and once our portfolio is in place. By providing MFFO, we believe we are presenting useful information that assists investors and analysts to better assess the sustainability of our operating performance after our offering has been completed and our properties have been acquired. We also believe that MFFO is a recognized measure of sustainable operating performance by the non-listed REIT industry. Further, we believe MFFO is useful in comparing the sustainability of our operating performance after our offering and acquisitions are completed with the sustainability of the operating performance of other real estate companies that are not as involved in acquisition activities. Investors are cautioned that MFFO should only be used to assess the sustainability of our operating performance after our offering has been completed and properties have been acquired, as it excludes acquisition costs that have a negative effect on our operating performance during the periods in which properties are acquired.

We define MFFO, a non-GAAP financial measure, consistent with the IPA’s Guideline 2010-01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: Modified Funds from Operations (the “Practice Guideline”), issued by the IPA in November 2010. The Practice Guideline defines MFFO as FFO further adjusted for the following items, as applicable, included in the determination of GAAP net income: acquisition fees and expenses; amounts relating to deferred rent receivables and amortization of above and below market leases and liabilities (which are adjusted in order to reflect such payments from a GAAP accrual basis to a cash basis of disclosing the rent and lease payments); accretion of discounts and amortization of premiums on debt investments; mark-to-market adjustments included in net income; nonrecurring gains or losses included in net income from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. The accretion of discounts and amortization of premiums on debt investments, nonrecurring unrealized gains and losses on hedges, foreign exchange, derivatives or securities holdings, unrealized gains and losses resulting from consolidations, as well as other listed cash flow adjustments are adjustments made to net income in calculating the cash flows provided by operating activities and, in some cases, reflect gains or losses which are unrealized and may not ultimately be realized. While we rely on the Advisor for managing interest rate, hedge and foreign exchange risk, we do not retain an outside consultant to review all our hedging agreements. Inasmuch as interest rate hedges are not a fundamental part of our operations, we believe it is appropriate to exclude such non-recurring gains and losses in calculating MFFO, as such gains and losses are not reflective of on-going operations.

Our MFFO calculation complies with the IPA’s Practice Guideline described above, except with respect to certain acquisition fees and expenses as discussed below. In calculating MFFO, we exclude acquisition related expenses that are not capitalized, amortization of above and below market leases, fair value adjustments of derivative financial instruments, deferred rent receivables and the adjustments of such items related to noncontrolling interests. Historically under GAAP, acquisition fees and expenses are characterized as operating expenses in determining operating net income. However, following the recent publication of ASU 2017-01, acquisition fees and expenses are capitalized and depreciated under certain conditions. On January 1, 2017, we elected to early adopt ASU 2017-01 resulting in a substantial part of our acquisition fees and expenses being capitalized and therefore not excluded from the calculation of MFFO but captured as depreciation in calculating FFO. However, these expenses are paid in cash by us. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property. The acquisition of properties, and the corresponding acquisition fees and expenses, is the key operational feature of our business plan to generate operational income and cash flow to fund distributions to our stockholders. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income in determining cash flow from operating activities. In addition, we view fair value adjustments of derivatives and gains and losses from dispositions of assets as non-recurring items or items which are unrealized and may not ultimately be realized, and which are not reflective of on-going operations and are therefore typically adjusted for when assessing operating performance.

Our management uses MFFO and the adjustments used to calculate MFFO in order to evaluate our performance against other public, non-listed REITs which have limited lives with short and defined acquisition periods and targeted exit strategies shortly thereafter. As noted above, MFFO may not be a useful measure of the impact of long-term operating performance on value if we do not continue to operate in this manner. We believe that our use of MFFO and the adjustments used to calculate MFFO allow us to present our performance in a manner that reflects certain characteristics that are unique to public, non-listed REITs, such as their limited life, limited and defined acquisition period and targeted exit strategy, and hence that the use of such measures is useful to investors. By excluding expensed acquisition costs that are not capitalized, the use of MFFO provides information consistent with management’s analysis of the operating performance of the properties. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gains or losses, we believe MFFO provides useful supplemental information.

Presentation of this information is intended to provide useful information to investors as they compare the operating performance to that of other public, non-listed REITs, although it should be noted that not all public, non-listed REITs calculate FFO and MFFO the same way, so comparisons with other public, non-listed REITs may not be meaningful. Furthermore, FFO and MFFO are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as an indication of our performance, as an alternative to cash flows from operations as an indication of our liquidity, or indicative of funds available to fund our cash needs, including our ability to make distributions to our stockholders. FFO and MFFO should be reviewed in conjunction with GAAP measurements as an indication of our performance. MFFO is useful in assisting management and investors in assessing the sustainability of operating performance in future operating periods, and in particular, after the offering and acquisition stages are complete and net asset value is disclosed. MFFO is not a useful measure in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining MFFO.

Neither the SEC, NAREIT nor any other regulatory body has passed judgment on the acceptability of the adjustments that we use to calculate FFO or MFFO. In the future, the SEC, NAREIT or another regulatory body may decide to standardize the allowable adjustments across the non-listed REIT industry and in response to such standardization we may have to adjust our calculation and characterization of FFO or MFFO accordingly.

Our calculation of FFO and MFFO is presented in the following table for the years ended December 31, 2018, 2017 and 2016:

	For the Year Ended December 31,
	2018	2017	2016
Reconciliation of net loss to MFFO:
Net loss	$(15,365,609)	$(11,753,187)	$(4,920,712)
Depreciation of real estate assets	14,010,010	7,045,959	357,649
Amortization of lease-related costs	2,649,107	5,442,872	468,086

FFO	1,293,508	735,644	(4,094,977)
Acquisition fees and expenses(1)(2)	4,580	160,572	2,993,783
Unrealized (gain) loss on derivative instruments	(119,837)	444,252	24,989

MFFO	$1,178,251	$1,340,468	$(1,076,205)

FFO per share—basic and diluted	$0.17	$0.16	$(7.02)
MFFO per share—basic and diluted	0.15	0.30	(1.85)
Loss per common share—basic and diluted	(1.96)	(2.61)	(8.44)
Weighted average number of common shares outstanding—basic and diluted	7,839,352	4,494,642	583,220

(1)

By excluding expensed acquisition costs that are not capitalized, management believes MFFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of our properties. Acquisition fees and expenses include payments to the Advisor or third parties. Acquisition fees and expenses under GAAP were historically considered operating expenses and as expenses included in the determination of net income (loss) and income (loss) from continuing operations, both of which are performance measures under GAAP. Following the publication of ASU 2017-01, acquisition fees and expenses are capitalized and depreciated under certain conditions. We have elected to early adopt ASU 2017-01 resulting in a substantial part of our acquisition fees and expenses being capitalized and therefore not excluded from the calculation of MFFO but are captured as depreciation in calculating FFO. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to the property. The acquisition of properties, and the corresponding acquisition fees and expenses, is the key operational feature of our business plan to generate operational income and cash flow to fund distributions to its stockholders.

(2)

Acquisition expenses for the years ended December 31, 2018 and 2017, of $4,580 and $160,572, respectively, did not meet the criteria for capitalization under ASU 2017-01 and are recorded in general and administrative expenses in the accompanying consolidated statements of operations. All acquisition fees for the years ended December 31, 2018 and 2017, were capitalized pursuant to ASU 2017-01 and therefore were not recorded in the statements of operations impacting net loss and MFFO. Acquisition fees and expenses for the year ended December 31, 2016, include acquisition fees of $2,099,801 and acquisition expenses of $893,982 and are recorded in fees to affiliates and acquisition costs, respectively, in the accompanying consolidated statements of operations.

FFO and MFFO may be used to fund all or a portion of certain capitalizable items that are excluded from FFO and MFFO, such as tenant improvements, building improvements and deferred leasing costs.

Inflation

Substantially all of our multifamily property leases with residents are for a term of one year or less. In an inflationary environment, this may allow us to realize increased rents upon renewal of existing leases or the beginning of new leases. Short-term leases generally will minimize our risk from the adverse effects of inflation, although these leases generally permit residents to leave at the end of the lease term and therefore will expose us to the effect of a decline in market rents. In a deflationary rent environment, we may be exposed to declining rents more quickly under these shorter term leases.

As of December 31, 2018, we had not entered into any material leases as a lessee.

REIT Compliance

To maintain our qualification as a REIT for tax purposes, we are required to distribute at least 90% of our REIT taxable income (which is computed without regard to the dividends-paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP) to our stockholders. We must also meet certain asset and income tests, as well as other requirements. We will monitor the operations and transactions that may potentially impact our REIT status. If we fail to qualify as a REIT in any taxable year following the year we initially elected to be taxed as a REIT, we would be subject to federal income tax on our taxable income at regular corporate rates.

Distributions

Our board of directors has declared daily distributions that are paid on a monthly basis. We expect to continue paying monthly distributions unless our results of operations, our general financial condition, general economic conditions or other factors prohibit us from doing so. We may declare distributions in excess of our FFO. As a result, our distribution rate and payment frequency may vary from time to time. However, to qualify as a REIT for tax purposes, we must make distributions equal to at least 90% of our “REIT taxable income” each year. For information on distribution rates paid during the year ended December 31, 2018 and 2017, see Note 6 (Stockholders’ Equity) to the consolidated financial statements included in the Annual Report.

The distributions declared and paid during each of the four quarters of fiscal year 2018, along with the amount of distributions reinvested pursuant to the DRP were as follows:

	Distributions Declared(1)	Distributions Declared Per Class A Share(1)	Distributions Declared Per Class R Share(1)	Distributions Declared Per Class T Share(1)	Distributions Paid(2)			Sources of Distributions Paid		Net Cash (Used In) Provided by Operating Activities
Period					Cash	Reinvested	Total	Cash Flow From Operations	Offering Proceeds
First Quarter 2018	$2,325,053	$0.370	$0.352	$0.306	$1,165,331	$1,075,644	$2,240,975	$—	$2,240,975	$(1,383,549)
Second Quarter 2018	2,567,449	0.374	0.357	0.309	1,323,278	1,206,223	2,529,501	1,125,229	1,404,272	1,125,229
Third Quarter 2018	2,823,452	0.378	0.361	0.313	1,430,468	1,308,687	2,739,155	556,721	2,182,434	556,721
Fourth Quarter 2018	3,248,764	0.378	0.378	0.378	1,579,882	1,451,750	3,031,632	1,616,324	1,415,308	1,616,324

	$10,964,718	$1.500	$1.448	$1.306	$5,498,959	$5,042,304	$10,541,263	$3,298,274	$7,242,989	$1,914,725

(1)	Assumes each share was issued and outstanding each day during the periods presented.
(2)	Distributions are paid on a monthly basis. Distributions for all record dates of a given month are paid approximately three days following month end.

For the year ended December 31, 2018, we paid aggregate distributions of $10,541,263, including $5,498,959 of distributions paid in cash and 219,833 shares of our common stock issued pursuant to our DRP for $5,042,304. For the year ended December 31, 2018, our net loss was $15,365,609, we had FFO of $1,293,508 and net cash provided by operations of $1,914,725. For the year ended December 31, 2018, we funded $1,914,725, or 18%, and $8,626,538, or 82%, of total distributions paid, including shares issued pursuant to our DRP, from net cash provided by operating activities and with proceeds from our Public Offering, respectively. Since inception, of the $16,804,856 in total distributions paid through December 31, 2018, including shares issued pursuant to our DRP, 15% of such amounts were funded from cash flow from operations and 85% were funded from public offering proceeds. For information on how we calculate FFO and the reconciliation of FFO to net loss, see “—Funds from Operations and Modified Funds from Operations.”

Our long-term policy is to pay distributions solely from cash flow from operations. However, we expect to have insufficient cash flow from operations available for distribution until we make substantial investments. Further, because we may receive income from interest or rents at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund capital expenditures and other expenses, we expect that at least during the early stages of our development and from time to time during our operational stage, we will declare distributions in anticipation of cash flow that we expect to receive during a later period, and we expect to pay these distributions in advance of our actual receipt of these funds. In these instances, our board of directors has the authority under our organizational documents, to the extent permitted by Maryland law, to fund distributions from sources such as borrowings, offering proceeds or advances and the deferral of fees and expense reimbursements by the Advisor, in its sole discretion. We have not established a limit on the amount of proceeds we may use from this offering to fund distributions. If we pay distributions from sources other than cash flow from operations, we will have fewer funds available for investments and your overall return on your investment in us may be reduced.

We elected to be taxed as a REIT for federal income tax purposes commencing with the taxable year ending December 31, 2016. To continue to qualify as a REIT, we must make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income (which is computed without regard to the dividends-paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). If we meet the REIT qualification requirements, we generally will not be subject to federal income tax on the income that we distribute to our stockholders each year. We have not established a minimum distribution level and our Charter does not require that we make distributions to our stockholders.

Off-Balance Sheet Arrangements

As of December 31, 2018 and 2017, we had no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Related-Party Transactions and Agreements

We have entered into agreements with the Advisor and its affiliates, including the Dealer Manager, whereby we pay or have paid certain fees to, or reimbursed certain expenses of, the Advisor or its affiliates for acquisition and advisory fees and expenses, financing coordination fees, organization and offering costs, selling commissions, dealer manager fees, distribution and shareholder servicing fees, asset and property management fees and expenses, leasing fees and reimbursement of certain operating costs as well as make certain distributions in connection with our liquidation or listing on a national stock exchange. See Item 13. “Certain Relationships and Related

Transactions, and Director Independence” and Note 7 (Related Party Arrangements) to the consolidated financial statements included in this Annual Report for a discussion of the various related-party transactions, agreements and fees.

Critical Accounting Policies

Below is a discussion of the accounting policies that we believe are critical because they involve significant judgments and assumptions, require estimates about matters that are inherently uncertain and because they are important for understanding and evaluating our reported financial results. These judgments affect the reported amounts of assets and liabilities and our disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. With different estimates or assumptions, materially different amounts could be reported in our financial statements. Other companies may utilize different estimates that may impact the comparability of our results of operations to those of companies in similar businesses.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires us to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could materially differ from those estimates.

Real Estate Assets

Depreciation and Amortization

Real estate costs related to the development, construction and improvement of properties will be capitalized. Acquisition costs related to business combinations are expensed as incurred. Acquisition costs related to asset acquisitions are capitalized. On January 1, 2017, we early adopted ASU 2017-01, that clarifies the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of businesses. All of our real estate investments acquired in fiscal years 2018 and 2017, qualified as asset acquisitions, and as such, acquisition costs are capitalized. Repair and maintenance and tenant turnover costs are charged to expense as incurred and significant replacements and betterments are capitalized. Repair and maintenance and tenant turnover costs include all costs that do not extend the useful life of the real estate asset.

The Company considers the period of future benefit of an asset to determine its appropriate useful life and anticipates the estimated useful lives of assets by class to be generally as follows:

Buildings	30 years
Building improvements	5-25 years
Resident improvements	Shorter of lease term or expected useful life
Resident origination and absorption costs	Remaining term of related lease
Furniture, fixtures, and equipment	5-10 years

Real Estate Purchase Price Allocation

Prior to the adoption of ASU 2017-01, we recorded the acquisition of income-producing real estate or real estate that are used for the production of income as a business combination. All assets acquired and liabilities assumed in a business combination are measured at their acquisition-date fair values. Acquisition costs are expensed as incurred. Upon adoption of ASU 2017-01, we record the acquisition of income-producing real estate or real estate that are used for the production of income as an asset acquisition. All assets acquired and liabilities assumed in an asset acquisition are measured at their acquisition-date fair values. Acquisition costs are capitalized and allocated between land, buildings and improvements and tenant origination and associated costs on the consolidated balance sheet.

We assess the acquisition-date fair values of all tangible assets, identifiable intangible assets and assumed liabilities using methods similar to those used by independent appraisers (e.g., discounted cash flow analysis) and that utilize appropriate discount and/or capitalization rates and available market information. Estimates of future cash flows are based on a number of factors including historical operating results, known and anticipated trends, and market and economic conditions. The fair value of tangible assets of an acquired property considers the value of the property as if it was vacant.

Intangible assets include the value of in-place leases, which represents the estimated value of the net cash flows of the in-place leases to be realized, as compared to the net cash flows that would have occurred had the property been vacant at the time of acquisition and subject to lease-up.

We estimate the value of resident origination and absorption costs by considering the estimated carrying costs during hypothetical expected lease-up periods, considering current market conditions. In estimating carrying costs, we estimate the amount of lost rentals using market rates during the expected lease-up periods.

We amortize the value of in-place leases to expense over the remaining non-cancelable term of the respective leases. Should a resident terminate its lease, the unamortized portion of the in-place lease value and customer relationship intangibles would be charged to expense in that period.

We record above-market and below-market in-place lease values for acquired properties based on the present value (using an interest rate that reflects the risks associated with the leases acquired) of the difference between (1) the contractual amounts to be paid pursuant to the in-place leases and (2) our estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. We amortize any capitalized above-market or below-market lease values as a reduction or increase to rental income over the remaining non-cancelable terms of the respective leases.

The total amount of other intangible assets acquired are further allocated to in-place lease values and customer relationship intangible values based on our evaluation of the specific characteristics of each tenant’s lease and its overall relationship with that respective tenant. Characteristics that we consider in allocating these values include the nature and extent of existing business relationships with the tenant, growth prospects for developing new business with the tenant, and the tenant’s credit quality and expectations of lease renewals (including those existing under the terms of the lease agreement), among other factors.

Estimates of the fair values of the tangible assets, identifiable intangible assets and assumed liabilities require us to make significant assumptions to estimate market lease rates, property-operating expenses, carrying costs during lease-up periods, discount rates, market absorption periods, and the number of years the property will be held for investment. The use of inappropriate assumptions could result in an incorrect valuation of acquired tangible assets, identifiable intangible assets and assumed liabilities, which could impact the amount of our net income (loss).

Impairment of Real Estate Assets

We account for our real estate assets in accordance with ASC 360, Property, Plant and Equipment (“ASC 360”). ASC 360 requires us to continually monitor events and changes in circumstances that could indicate that the carrying amounts of our real estate and related intangible assets may not be recoverable. When indicators of potential impairment suggest that the carrying value of real estate and related intangible assets and liabilities may not be recoverable, we assess the recoverability of the assets by estimating whether we will recover the carrying value of the asset through its undiscounted future cash flows and its eventual disposition. Based on this analysis, if we do not believe that we will be able to recover the carrying value of the real estate and related intangible assets and liabilities, we will record an impairment loss to the extent that the carrying value exceeds the estimated fair value of the real estate and related intangible assets and liabilities. If any assumptions, projections or estimates regarding an asset changes in the future, we may have to record an impairment to reduce the net book value of such individual asset.

Rents and Other Receivables

We periodically evaluate the collectability of amounts due from residents and maintain an allowance for doubtful accounts for estimated losses resulting from the inability of residents to make required payments under lease agreements. We exercise judgment in establishing these allowances and consider payment history and current credit status of residents in developing these estimates. Due to the short-term nature of the operating leases, we do not maintain a deferred rent receivable related to the straight-lining of rents. Other receivables include amounts due from the transfer agent for stock subscription net proceeds.

Revenue Recognition

On January 1, 2018, we adopted ASC 606, Revenue from Contracts with Customers, (“ASC 606”), which establishes a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most of the existing revenue recognition guidance. This standard requires us to recognize, for certain of our revenue sources, transfer of promised goods or services to customers in an amount that reflects the consideration we are entitled to in exchange for those goods or services. We selected the modified retrospective transition method but had no cumulative effect adjustment to recognize as of the date of adoption on January 1, 2018. Our revenue consists of rental revenues and tenant reimbursements and other. There was no impact to our recognition of rental revenue from leasing arrangements as this was specifically excluded from ASC 606. We identified limited sources of revenues from non-lease components but did not experience a material impact on our revenue recognition in the consolidated financial statements upon adoption. We lease apartment and condominium units under operating leases with terms generally of one year or less. Generally, credit investigations are performed for prospective residents and security deposits are obtained. We will recognize minimum rent, including rental abatements, concessions and contractual fixed increases attributable to operating leases, on a straight-line basis over the term of the non-cancellable term of the related lease and amounts expected to be received in later years will be recorded as deferred rents. We record property operating expense reimbursements due from tenants for common area maintenance, real estate taxes, and other recoverable costs in the period the related expenses are incurred in accordance with ASC 840, Leases.

Fair Value Measurements

Under GAAP, we are required to measure certain financial instruments at fair value on a recurring basis. In addition, we are required to measure other assets and liabilities at fair value on a non-recurring basis (e.g., carrying value of impaired real estate loans receivable and long-lived assets). Fair value is defined as the price that would be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The GAAP fair value framework uses a three-tiered approach. Fair value measurements are classified and disclosed in one of the following three categories:

Level 1:	unadjusted quoted prices in active markets that are accessible at the measurement date for identical assets or liabilities;

Level 2:

quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-derived valuations in which significant inputs and significant value drivers are observable in active markets; and

Level 3:	prices or valuation techniques where little or no market data is available that requires inputs that are both significant to the fair value measurement and unobservable.

When available, we utilize quoted market prices from an independent third-party source to determine fair value and will classify such items in Level 1 or Level 2. In instances where the market is not active, regardless of the availability of a non-binding quoted market price, observable inputs might not be relevant and could require us to make a significant adjustment to derive a fair value measurement. Additionally, in an inactive market, a market price quoted from an independent third party may rely more on models with inputs based on information available only to that independent third party. When we determine the market for a financial instrument we own to be illiquid or when market transactions for similar instruments do not appear orderly, we will use several valuation sources (including internal valuations, discounted cash flow analysis and quoted market prices) and we will establish a fair value by assigning weights to the various valuation sources.

Changes in assumptions or estimation methodologies can have a material effect on these estimated fair values. In this regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, may not be realized in an immediate settlement of the instrument.

Accounting for Stock-Based Compensation

We amortize the fair value of stock-based compensation awards to expense over the vesting period and record any dividend equivalents earned as dividends for financial reporting purposes. Stock-based compensation awards are valued at the fair value on the date of grant and amortized as an expense over the vesting period.

Organization and Offering Costs

Organization and offering expenses include all expenses to be paid by us in connection with our Public Offering, including legal, accounting, tax, printing, mailing and filing fees, charges of our escrow holder and transfer agent, expenses of organizing our Company, data processing fees, advertising and sales literature costs, transfer agent costs, information technology costs, bona fide out-of-pocket due diligence costs and amounts to reimburse the Advisor or its affiliates for the salaries of its employees and other costs in connection with preparing sales materials and providing other administrative services in connection with our Public Offering. Any such reimbursement will not exceed actual expenses incurred by the Advisor. Following the termination of our Public Offering, the Advisor had an obligation to reimburse us to the extent total organization and offering expenses (including selling commissions, dealer manager fees and the distribution and shareholder servicing fees) borne by us exceeded 15% of the gross proceeds raised in our Primary Offering. Total organization and offering expenses borne by us did not exceed 15% of the gross offering proceeds in our Public Offering.

To the extent we did not pay the full selling commissions or dealer manager fee for shares sold in our Public Offering, we were able to reimburse costs of bona fide training and education meetings held by us (primarily the travel, meal and lodging costs of registered representatives of broker-dealers), attendance and sponsorship fees and cost reimbursement of employees of our affiliates to attend seminars conducted by broker-dealers and, in certain cases, reimbursement to participating broker-dealers for technology costs associated with our Public Offering, costs and expenses related to such technology costs, and costs and expenses associated with the facilitation of the marketing of our shares and the ownership of our shares by such broker-dealers’ customers; provided, however, that we did not pay any of the foregoing costs to the extent that such payment would cause total underwriting compensation to exceed 10% of the gross offering proceeds of our Primary Offering, as required by the rules of the FINRA.

When recognized, organization costs are expensed as incurred. Offering costs, including selling commissions, dealer manager fees and the distribution and shareholder servicing fee, are deferred and charged to stockholders’ equity. All such amounts are reimbursed to the Advisor, the Dealer Manager or their affiliates from gross offering proceeds, except for the distribution and shareholder servicing fees, which are paid from sources other than Public Offering proceeds.

Income Taxes

We elected to be taxed as a REIT under the Internal Revenue Code and have operated as such commencing with the taxable year ended December 31, 2016. To continue to qualify as a REIT, we must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of our annual REIT taxable income to our stockholders (which is computed without regard to the dividends-paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). As a

REIT, we generally would not be subject to federal income tax to the extent we distribute qualifying dividends to our stockholders. If we fail to qualify as a REIT in any taxable year following the year we initially elect to be taxed as a REIT, we would be subject to federal income tax on our taxable income at regular corporate income tax rates and generally would not be permitted to qualify for treatment as a REIT for federal income tax purposes for the four taxable years following the year during which qualification is lost unless the Internal Revenue Service grants us relief under certain statutory provisions. Such an event could materially adversely affect our net income and net cash available for distribution to our stockholders. However, we intend to organize and operate in such a manner as to qualify for treatment as a REIT.

We follow the income tax guidance under GAAP to recognize, measure, present and disclose in our consolidated financial statements uncertain tax positions that we have taken or expect to take on a tax return. As of December 31, 2018, 2017, and 2016, we did not have any liabilities for uncertain tax positions that we believe should be recognized in our consolidated financial statements. We have not been assessed interest or penalties by any major tax jurisdictions. Our evaluations were performed for all open tax years through December 31, 2018.

Subsequent Events

Distributions Paid

Class A

On January 2, 2019, we paid distributions of $448,040, which related to distributions declared for each day in the period from December 1, 2018 through December 31, 2018 and consisted of cash distributions paid in the amount of $272,851 and $175,189 in shares issued pursuant to the DRP.

On February 1, 2019, we paid distributions of $448,950, which related to distributions declared for each day in the period from January 1, 2019 through January 31, 2019 and consisted of cash distributions paid in the amount of $275,056 and $173,894 in shares issued pursuant to the DRP.

On March 1, 2019, we paid cash distributions of $403,504, which related to distributions declared for each day in the period from February 1, 2019 through February 28, 2019.

Class R

On January 2, 2019, we paid distributions of $62,323, which related to distributions declared for each day in the period from December 1, 2018 through December 31, 2018 and consisted of cash distributions paid in the amount of $41,232 and $21,091 in shares issued pursuant to the DRP.

On February 1, 2019, we paid distributions of $60,517, which related to distributions declared for each day in the period from January 1, 2019 through January 31, 2019 and consisted of cash distributions paid in the amount of $40,020 and $20,497 in shares issued pursuant to the DRP.

On March 1, 2019, we paid cash distributions of $54,767, which related to distributions declared for each day in the period from February 1, 2019 through February 28, 2019.

Class T

On January 2, 2019, we paid distributions of $659,453, which related to distributions declared for each day in the period from December 1, 2018 through December 31, 2018 and consisted of cash distributions paid in the amount of $287,729 and $371,723 in shares issued pursuant to the DRP.

On February 1, 2019, we paid distributions of $590,710, which related to distributions declared for each day in the period from January 1, 2019 through January 31, 2019 and consisted of cash distributions paid in the amount of $258,149 and $332,562 in shares issued pursuant to the DRP.

On March 1, 2019, we paid cash distributions of $535,334, which related to distributions declared for each day in the period from February 1, 2019 through February 28, 2019.

Advisory Agreement Renewal

On February 1, 2019, we entered into Amendment No. 3 to the Advisory Agreement, which is effective on February 5, 2019, to renew the term of the Advisory Agreement for an additional one year term ending February 5, 2020.

Suspension of DRP

As previously disclosed, on August 31, 2018, we terminated the Primary Offering of up to $1,000,000,000 in shares of our common stock, but continued to offer shares of Class A, Class T and Class R common stock pursuant to the DRP. We decided to not renew state registrations of the DRP for an additional year, and, therefore, suspended the DRP with respect to distributions that accrued after February 1, 2019. Our board of directors may in the future reinstate the DRP, although there is no assurance as to if or when this will happen, and such reinstatement will not happen unless and until we register the DRP in every state in which it offers or sells its shares of common stock.

ITEM 7A. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We may be exposed to the effects of interest rate changes as a result of borrowings used to maintain liquidity and to fund the acquisition, expansion and refinancing of our real estate investment portfolio and operations. We may be also exposed to the effects of changes in interest rates as a result of the acquisition and origination of mortgage, mezzanine, bridge and other loans. Our profitability and the value of our investment portfolio may be adversely affected during any period as a result of interest rate changes. Our interest rate risk management objectives are to limit the impact of interest rate changes on earnings, prepayment penalties and cash flows and to lower overall borrowing costs. We intend to manage interest rate risk by maintaining a ratio of fixed rate, long-term debt such that floating rate exposure is kept to an acceptable level. In addition, we may utilize a variety of financial instruments, including interest rate caps, collars, floors and swap agreements, in order to limit the effects of changes in interest rates on our operations. When we use these types of derivatives to hedge the risk of interest-earning assets or interest-bearing liabilities, we may be subject to certain risks, including the risk that losses on a hedge position will reduce the funds available for payments to holders of our common stock and that the losses may exceed the amount we invested in the instruments.

We borrow funds and make investments at a combination of fixed and variable rates. Interest rate fluctuations will generally not affect our future earnings or cash flows on our fixed rate debt unless such instruments mature or are otherwise terminated. However, interest rate changes will affect the fair value of our fixed rate instruments. At December 31, 2018, the fair value of our fixed rate debt was $119,979,594 and the carrying value of our fixed rate debt was $123,983,755. The fair value estimate of our fixed rate debt was estimated using a discounted cash flow analysis utilizing rates we would expect to pay for debt of a similar type and remaining maturity if the loan was originated at December 31, 2018. As we expect to hold our fixed rate instruments to maturity and the amounts due under such instruments would be limited to the outstanding principal balance and any accrued and unpaid interest, we do not expect that fluctuations in interest rates, and the resulting change in fair value of our fixed rate instruments, would have a significant impact on our operations.

Conversely, movements in interest rates on our variable rate debt will change our future earnings and cash flows, but not significantly affect the fair value of those instruments. However, changes in required risk premiums will result in changes in the fair value of floating rate instruments. At December 31, 2018, the fair value of our variable rate debt was $159,966,065 and the carrying value of our variable rate debt was $156,103,166. At December 31, 2018, we were exposed to market risks related to fluctuations in interest rates on $156,103,166 of our outstanding variable rate debt. Based on interest rates as of December 31, 2018, if interest rates are 100 basis points higher during the 12 months ending December 31, 2019, interest expense on our variable rate debt would increase by $1,590,634 and if interest rates are 100 basis points lower during the 12 months ending December 31, 2019, interest expense on our variable rate debt would decrease by $1,590,634.

At December 31, 2018, the weighted-average interest rate of our fixed rate debt and variable rate debt was 4.02% and 4.86%, respectively. The weighted-average interest rate of our blended fixed and variable rates was 4.49% at December 31, 2018. The weighted-average interest rate represents the actual interest rate in effect at December 31, 2018 (consisting of the contractual interest rate), using interest rate indices as of December 31, 2018, where applicable.

We will also be exposed to credit risk. Credit risk is the failure of the counterparty to perform under the terms of the derivative contract. If the fair value of a derivative contract is positive, the counterparty will owe us, which creates credit risk for us. If the fair value of a derivative contract is negative, we will owe the counterparty and, therefore, do not have credit risk. We will seek to minimize the credit risk in derivative instruments by entering into transactions with high-quality counterparties. As of December 31, 2018, we did not have counterparty risk on our interest rate cap agreements as the underlying variable rates for our interest rate cap agreements as of December 31, 2018, were not in excess of the capped rates. See also Note 10 (Derivative Financial Instruments) of our consolidated financial statements included in this Annual Report.

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Our consolidated financial statements and supplementary data can be found beginning at page F-1 of this Annual Report.

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

ITEM 9A. CONTROLS AND PROCEDURES

Disclosure Controls and Procedures

As of the end of the period covered by this Annual Report, management, including our principal executive officer and principal financial officer, evaluated the effectiveness of the design and operation of our disclosure controls and procedures (as defined in Rule 13a-15(e) or 15d-15(e) under the Exchange Act). In designing and evaluating the disclosure controls and procedures, we recognize that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired control objectives, as ours are designed to do, and we necessarily were required to apply our judgment in evaluating whether the benefits of the controls and procedures that we adopt outweigh their costs. Based upon, and as of the date of, the evaluation, our principal executive officer and principal financial officer concluded that the disclosure controls and procedures were effective at the reasonable assurance level as of the end of the period covered by this Annual Report to ensure that information required to be disclosed in the reports we file and submit under the Exchange Act is recorded, processed, summarized and reported as and when required. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by us in the reports we file and submit under the Exchange Act is accumulated and communicated to our management, including our principal executive officer and our principal financial officer, as appropriate, to allow timely decisions regarding required disclosure.

Internal Control Over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting, as such term is defined in Rule 13a-15(f) or 15d-15(f) promulgated under the Exchange Act. In connection with the preparation of this Annual Report, our management, including our principal executive officer and principal financial officer, assessed the effectiveness of our internal control over financial reporting as of December 31, 2018. In making that assessment, our management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control-Integrated Framework (2013 framework). Based on its assessment, our management believes that, as of December 31, 2018, our internal control over financial reporting was effective based on those criteria. There have been no changes in our internal control over financial reporting that occurred during the quarter ended December 31, 2018 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

ITEM 9B. OTHER INFORMATION

None.

PART III

ITEM 10. DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Our directors and executive officers and their respective positions and offices are as follows:

Name	Age	Position
Rodney F. Emery	68	Chairman of the Board and Chief Executive Officer
Ella S. Neyland	64	Affiliated Director and President
Kevin J. Keating	56	Chief Financial Officer and Treasurer
Ana Marie del Rio	64	Secretary
Stephen R. Bowie	68	Independent Director
Ned W. Brines	57	Independent Director
Janice M. Munemitsu	61	Independent Director

Rodney F. Emery has served as a director since July 2015, as our Chief Executive Officer since August 2015 and as Chairman of the Board since January 2016. Mr. Emery also serves as Chairman of the Board and Chief Executive Officer of Steadfast Income REIT and Steadfast Apartment REIT, positions he has held since each entity’s inception. Mr. Emery is the founder of Steadfast Companies and is responsible for the corporate vision, strategy and overall guidance of the operations of Steadfast Companies. Mr. Emery chairs the Steadfast Executive Committee, which establishes policy and strategy and acts as the general oversight committee of Steadfast Companies. Mr. Emery also serves on the Steadfast Companies Investment Committee and is a member of the Board of Managers of Stira Capital Markets Group, LLC (formerly known as Steadfast Capital Markets Group, LLC). Prior to founding Steadfast Companies in 1994, Mr. Emery served for 17 years as the President of Cove Properties, a diversified commercial real estate firm specializing in property management, construction and development with a specialty in industrial properties. Mr. Emery received a Bachelor of Science in Accounting from the University of Southern California and serves on the board of directors of several non-profit organizations.

Our board of directors, excluding Mr. Emery, has determined that Mr. Emery is qualified to serve as one of our directors due to the leadership positions previously and currently held by Mr. Emery and Mr. Emery’s 40 years of experience acquiring, financing, developing and managing multifamily, hotel, office, industrial and retail real estate assets throughout the country.

Ella S. Neyland has served as our President since August 2015 and an affiliated director since January 2016. Ms. Neyland also serves as President and an affiliated director of Steadfast Income REIT, positions she has held since October 2012, and serves as President and an affiliated director of Steadfast Apartment REIT, positions she has held since September 2013 and August 2013, respectively. Ms. Neyland served as an independent director of Steadfast Income REIT from October 2011 to September 2012. Ms. Neyland was a founder of Thin Centers MD (“TCMD”), which provides medically supervised weight loss programs, and served as its Chief Financial Officer from February 2011 to October 2011. Prior to founding TCMD, Ms. Neyland was a founder of Santa Barbara Medical Innovations, LLC, a privately owned company that owns and leases low-level lasers to medical groups, and served as its Chief Financial Officer from December 2008 to February 2011. From October 2004 to December 2008, Ms. Neyland was a financial advisor of Montecito Medical Investment Company, a private real estate acquisition and development company headquartered in Santa Barbara, California. From April 2001 to September 2004, Ms. Neyland served as the Executive Vice President, Treasurer and Investor Relations Officer of United Dominion Realty Trust, Inc., where she was responsible for capital market transactions, banking relationships and presentations to investors and Wall Street analysts. Prior to working at United Dominion Realty Trust, Inc., Ms. Neyland served as the Chief Financial Officer at Sunrise Housing, Ltd., from November 1999 to March 2001, and served as Executive Director of CIBC World Markets, from November 1997 to October 1999. From July 1990 to October 1997, Ms. Neyland served as the Senior Vice President of Finance and the Vice President of Troubled Debt Restructures/Finance for the Lincoln Property Company, a

commercial real estate development and management company. From November 1989 to July 1990, Ms. Neyland was the Vice President/Portfolio Manager at Bonnet Resources Corporation, a subsidiary of BancOne. Prior to her employment at Bonnet Resources Corporation, Ms. Neyland served on the board of directors and as the Senior Vice President/Director of Commercial Real Estate Lending at Commerce Savings Association, a subsidiary of the publicly held American Century Corporation, from May 1983 to March 1989. Ms. Neyland received a Bachelor of Science in Finance from Trinity University in San Antonio, Texas.

Our board of directors, excluding Ms. Neyland, has determined that Ms. Neyland is qualified to serve as one of our directors due to Ms. Neyland’s prior service as a director and as chief financial officer.

Stephen R. Bowie has served as one of our independent directors since January 2016. Mr. Bowie currently is a partner with Pacific Development Group, a position he has held since 1987, specializing in the development and management of neighborhood and community shopping centers throughout California, with a primary responsibility in the development of new projects. From 1979 to 1987, Mr. Bowie served as president of Bowie Development Company, Inc., a California corporation. In addition, since 2009 Mr. Bowie has served as an investor in, and an advisor to, Alta Equities, Inc., a company that invests in and rehabs single family residential properties in southern California. Mr. Bowie earned a Bachelor of Science degree in business administration from the University of Southern California. Mr. Bowie is a member of the International Council of Shopping Centers and a licensed real estate broker in California, and serves on multiple boards, including the Northrise University Initiative 501(c)(3) and the Northrise University Board of Trustees.

Our board of directors, excluding Mr. Bowie, has determined that Mr. Bowie is qualified to serve as one of our directors due to Mr. Bowie’s prior experience in the real estate industry.

Ned W. Brines has served as one of our independent directors since January 2016. Mr. Brines also serves as an independent director of Steadfast Income REIT, a position he has held since October 2012, and as an independent trustee of Stira Alcentra Global Credit Fund since March 2017. Mr. Brines is presently the Director of Investments for Arnel & Affiliates where he oversees the management of the assets of a private family with significant and diversified holdings. From 2012 to 2016, Mr. Brines served as the Chief Investment Officer for the Citizen Trust Wealth Management and Trust division of Citizens Business Bank, where he was responsible for the investment management discipline, process, products and related sources. In addition, in September 2008 Mr. Brines founded Montelena Asset Management, a California based registered investment adviser firm. From June 2010 to July 2012, Mr. Brines served as a portfolio manager for Andell Holdings, a private family office with significant and diversified holdings. From May 2001 to September 2008, Mr. Brines served as a Senior Vice President and senior portfolio manager with Provident Investment Counsel in Pasadena, managing its Small Cap Growth Fund with $1.6 billion in assets under management. Mr. Brines was with Roger Engemann & Associate in Pasadena from September 1994 to March 2001 where he served as both an analyst and portfolio manager for their mid cap mutual fund and large cap Private Client business as the firm grew from $3 billion to over $19 billion in assets under management. Mr. Brines earned a Master of Business Administration degree from the University of Southern California and a Bachelor of Science degree from San Diego State University. Mr. Brines also holds the Chartered Financial Analyst designation and is involved in various community activities including serving on the investment committee of City of Hope, as well as the Orange County Regional Counsel for San Diego State University.

Our board of directors, excluding Mr. Brines, has determined that Mr. Brines is qualified to serve as one of our directors due to Mr. Brines’ prior investment management experience.

Janice M. Munemitsu has served as one of our independent directors since January 2016. Since 2002, Ms. Munemitsu has operated an independent corporate consultancy in the areas of strategic planning, branding and project management. From 1995 to 1999, Ms. Munemitsu was Vice President of Marketing/Brands for ConAgra Foods, where she was responsible for a food-brand business portfolio of $250 million. Brands under her purview included Hunt’s Tomato Products, Manwich, La Choy, Wolf Brand Chili and Healthy Choice.

During the prior eight years, Ms. Munemitsu was a Brand Manager at ConAgra, with responsibilities that spanned advertising, consumer promotions, marketing research, product development and sales planning for food businesses, which included: Hunt’s, Manwich and Fisher Nuts. From 1982 to 1985, Ms. Munemitsu held positions in brand marketing and management with Mars, Inc. and The Clorox Company. Ms. Munemitsu holds both Bachelor of Science and Master of Business Administration degrees from the University of Southern California.

Our board of directors, excluding Ms. Munemitsu, has determined that Ms. Munemitsu is qualified to serve as one of our directors due to Ms. Munemitsu’s prior experience as an executive and manager in Fortune 500 companies.

Kevin J. Keating has served as our Chief Financial Officer and Treasurer since November 2017 and August 2015, respectively and as our Advisor’s Chief Financial Officer and Chief Accounting Officer since November 2017 and September 2013, respectively where he focuses on the accounting function and compliance responsibilities for us and our Advisor. Mr. Keating also serves as Chief Financial Officer and Treasurer of Steadfast Income REIT, positions he has held since November 2017 and April 2011, respectively, and as Chief Financial Officer and Treasurer of Steadfast Apartment REIT, positions he has held since November 2017 and September 2013, respectively. Mr. Keating served as the controller of Steadfast Income REIT from January 2011 to March 2011. Mr. Keating served as Senior Audit Manager with BDO USA, LLP (formerly BDO Seidman, LLP), an accounting and audit firm, from June 2006 to January 2011. From June 2004 to June 2006, Mr. Keating served as Vice President and Corporate Controller of Endocare, Inc., a medical device manufacturer. Mr. Keating has over 18 years of experience working with public companies and served as Assistant Controller and Audit Manager for Ernst & Young LLP from 1988 to 1999. Mr. Keating holds a Bachelor of Science in Accounting from St. John’s University in New York, New York and is a certified public accountant.

Ana Marie del Rio has served as our Secretary since August 2015 and our Compliance Officer since January 2016. Ms. del Rio also serves as Secretary and Compliance Officer of Steadfast Apartment REIT, positions she has held since September 2013, and Secretary and Compliance Officer of Steadfast Income REIT, positions she has held since its inception in May 2009. Ms. del Rio also serves as the Chief Legal Officer for Steadfast Companies and manages the Risk Management and Legal Services Departments for Steadfast Companies. Ms. del Rio also works closely with Steadfast Management Company, Inc. in the management and operation of Steadfast Companies’ residential apartment homes. Prior to joining Steadfast Companies in April 2003, Ms. del Rio was a partner in the public finance group at Orrick, Herrington & Sutcliffe, LLP, where she practiced from September 1993 to April 2003, representing both issuers and underwriters in financing single-family and multifamily housing and other types of public-private and redevelopment projects. From 1979 to 1993, Ms. del Rio co-owned and operated a campaign consulting and research company specializing in local campaigns and ballot measures. Ms. del Rio received a Juris Doctor from the University of the Pacific, McGeorge School of Law, and received a Master of Public Administration and a Bachelor of Arts from the University of Southern California. Ms. del Rio serves on the Board of Directors of Project Access and is a lecturer for the University of California, Irvine, School of Law.

Audit Committee

Our board of directors has established an audit committee. The audit committee’s function is to assist our board of directors in fulfilling its responsibilities by overseeing: (1) the systems of our internal accounting and financial controls; (2) our financial reporting processes; (3) the independence, objectivity and qualification of our independent auditors; (4) the annual audit of our financial statements; and (5) our accounting policies and disclosures. The members of the audit committee are Stephen R. Bowie, Ned W. Brines and Janice M. Munemitsu. All of the members of the audit committee are “independent” as defined by our Charter. Our shares are not listed for trading on any national securities exchange and therefore our audit committee members are not subject to the independence requirements of the New York Stock Exchange (“NYSE”) or any other national securities exchange. However, each member of our audit committee is “independent” as defined by the

NYSE. All members of the audit committee have significant financial and/or accounting experience. Our board of directors has determined that Ned W. Brines satisfies the SEC’s requirements for and serves as our “audit committee financial expert.”

Investment Committee

Our board of directors has established an investment committee. Our board of directors has delegated to the investment committee: (1) certain responsibilities with respect to investment in specific investments proposed by the Advisor and (2) the authority to review our investment policies and procedures on an ongoing basis. The investment committee must at all times be comprised of at least three members, a majority of whom must be independent directors. The current members of the investment committee are Rodney F. Emery, Stephen R. Bowie and Janice M. Munemitsu, with Rodney F. Emery serving as the chairman of the investment committee.

With respect to investments, the investment committee has the authority to approve all acquisitions, developments and dispositions of real estate and real estate-related assets consistent with our investment objectives, for a purchase price, total project cost or sales price of up to 10% of the cost of our total assets as of the date of investment.

Valuation Committee

Our board of directors has established a valuation committee. The valuation committee’s function, as recommended by the IPA, is to perform the following functions in connection with the determination of an estimated per share value of our common stock: (1) ratify and approve the engagement of valuation advisory services, its scope of work and any amendments thereto, (2) review and approve the proposed valuation process and methodology to be used to determine the estimation of the per share value of our common stock, or valuation, (3) review the reasonableness of the valuation or range of value resulting from the process and (4) recommend the final proposed valuation for approval by the board of directors. The members of the valuation committee are Ned Brines, Janice Munemitsu, and Stephen Bowie, with Mr. Brines serving as the chairman of the valuation committee.

Special Committee

Our board of directors has established a special committee. The special committee’s function is limited to the evaluation, negotiation and approval of (1) any agreement, arrangement or other transaction by and between our company, our advisor or any other affiliate of our sponsor related to compensation payable by our company to our advisor any other affiliate of our sponsor in connection with the pursuit of strategic alternatives; (2) any strategic alternatives in which a counter party has expressed an interest in the contemporaneous or subsequent purchase of any other transaction related to Steadfast Companies; and (3) any other transaction which our board of directors specifically identifies and delegates authority to the special committee. The members of the special committee are Ned Brines, Janice Munemitsu, and Stephen Bowie, with Mr. Bowie serving as the chairman of the special committee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires each director, officer and individual beneficially owning more than 10% of our common stock to file with the SEC, within specified time frames, initial statements of beneficial ownership (Form 3) of our common stock and statements of changes in beneficial ownership (Forms 4 and 5) of our common stock. These specified time frames require the reporting of changes in ownership within two business days of the transaction giving rise to the reporting obligation. Reporting persons are required to furnish us with copies of all Section 16(a) forms filed with the SEC. Based solely on a review of the copies of such forms furnished to us during and with respect to the fiscal year ended December 31, 2018 or written representations that no additional forms were required, we believe that all required Section 16(a) filings were timely and correctly made by reporting persons during the year ended December 31, 2018.

Code of Conduct and Ethics

We have adopted a Code of Ethics that applies to all of our executive officers and directors, including but not limited to, our principal executive officer, principal financial officer and principal accounting officer. Our Code of Ethics can be found at our website: http://www.steadfastreits.com.

ITEM 11. EXECUTIVE COMPENSATION

Compensation of Executive Officers

Our executive officers do not receive compensation directly from us for services rendered to us and we do not intend to pay any compensation to our executive officers. We do not reimburse the Advisor directly or indirectly for the salary or other compensation paid to any of our executive officers. As a result, we do not, nor has our board of directors considered, a compensation policy for our executive officers. Accordingly, we have not included a Compensation Discussion and Analysis in this Annual Report or other related disclosures pursuant to Item 402 of Regulation S-K and paragraphs (e)(4) and (e)(5) of Item 407 of Regulation S-K with respect to our executive officers. Our executive officers are officers and/or employees of, or hold an indirect ownership interest in, the Advisor and/or its affiliates, and our executive officers are compensated by these entities, in part, for their services to us. See Item 13. “Certain Relationships and Related Transactions, and Director Independence—Certain Transactions with Related Persons” for a discussion of the fees paid to the Advisor and its affiliates.

Compensation of Directors

If a director is also one of our executive officers or an affiliate of the Advisor, we do not pay any compensation to that person for services rendered as a director. The amount and form of compensation payable to our independent directors for their service to us is determined by our board of directors, based upon recommendations from the Advisor. Four of our executive officers, Messrs. Rodney F. Emery and Kevin Keating and Mses. Ana Marie del Rio and Ella Neyland, manage, control or are affiliated with the Advisor, and through the Advisor, they are involved in recommending the compensation to be paid to our independent directors.

We have provided below certain information regarding compensation earned by or paid to our directors during the fiscal year ended December 31, 2018.

Name	Fees Earned or Paid in Cash in 2018(1)	Stock Awards(2)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation	All Other Compensation	Total
Stephen R. Bowie(3)(4)	$151,500	$25,000	$—	$—	$—	$—	$176,500
Ned W. Brines(3)(4)	131,500	25,000	—	—	—	—	156,500
Janice M. Munemitsu(3)(4)	146,500	25,000	—	—	—	—	171,500
Ella S. Neyland(5)	—	—	—	—	—	—	—
Rodney F. Emery(5)	—	—	—	—	—	—	—

	$429,500	$75,000	$—	$—	$—	$—	$504,500

(1)

The amounts shown in this column include payments made to members of the special committee, which was formed during the year ended December 31, 2018. The members of the special committee are our independent directors. It was agreed that each independent director will receive retainers between $30,000 and $60,000. In addition, each member receives $1,000 for each meeting attended.

(2)

The amounts shown in this column reflect the aggregate fair value of shares of restricted stock granted under our independent directors compensation plan computed as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718.

(3)	Independent Directors.

(4)

On August 9, 2018, each of our three independent directors was granted 1,000 shares of restricted Class A common stock in connection with their re-election to the board of directors pursuant to our Independent Directors Compensation Plan described below. The grant date fair value of the stock was $25.00 per share for an aggregate amount of $25,000 for each independent director. Of these shares of restricted common stock granted in 2018, each independent director had 750 shares of restricted Class A common stock that remained unvested as of December 31, 2018.

(5)	Directors who are also our executive officers or executive officers of our affiliates do not receive compensation for services rendered as a director.

Cash Compensation

We pay each of our independent directors:

•	annual compensation of $55,000 (the audit committee chairperson receives an additional $10,000 in annual compensation);

•	$2,500 for each in-person board of directors meeting attended;

•	$1,500 for each in-person committee meeting attended; and

•	$1,000 for each teleconference meeting of the board of directors or committee.

We will not pay in excess of $4,000 for any one set of meetings attended within a 48-hour period.

Equity Plan Compensation

Our board of directors has adopted a long-term incentive plan, the Steadfast Apartment REIT III, Inc. Independent Directors Compensation Plan, or the Plan, which operates as a sub-plan of our Steadfast Apartment REIT III, Inc. 2016 Incentive Plan, or the Incentive Plan. Under the Plan and subject to such Plan’s conditions and restrictions, each of our current independent directors was entitled to receive 2,000 shares of restricted Class A common stock once we raised $2,000,000 in gross offering proceeds in our Public Offering. Each subsequent independent director that joins our board of directors receives 2,000 shares of restricted Class A common stock upon election to our board of directors. In addition, on the date following an independent director’s re-election to our board of directors, he or she receives 1,000 shares of restricted Class A common stock. Grants of restricted stock are subject to share availability under the Incentive Plan. The shares of restricted Class A common stock generally vest in four equal annual installments beginning on the date of grant and ending on the third anniversary of the date of grant; provided, however, that the restricted stock will become fully vested and become non-forfeitable on the earlier to occur of: (1) the termination of the independent director’s service as a director due to his or her death or “disability,” or (2) a “change in control” of the Company (as such terms are defined in the Incentive Plan). These awards entitle the holders to participate in distributions immediately upon issuance.

Compensation Committee Interlocks and Insider Participation

We currently do not have a compensation committee of our board of directors because we do not pay, or plan to pay, any compensation to our officers. There are no interlocks or insider participation as to compensation decisions required to be disclosed pursuant to SEC regulations.

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Equity Compensation Plan Information

The following table provides information about our common stock that may be issued upon the exercise of options, warrants and rights under our Incentive Plan as of December 31, 2018.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders:	—	—	388,000
Equity compensation plans not approved by security holders:	N/A	N/A	N/A

Total	—	—	388,000

Security Ownership of Certain Beneficial Owners

The following table shows, as of March 7, 2019, the amount of our common stock beneficially owned (unless otherwise indicated) by: (1) any person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, (2) our directors, (3) our executive officers, and (4) all of our directors and executive officers as a group.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percentage
Rodney F. Emery(3)	27,857		*
Ned W. Brines	5,800		*
Janice M. Munemitsu	7,572		*
Stephen R. Bowie	7,904		*
Ella S. Neyland	1,111		*
Kevin J. Keating	—		*
Ana Marie del Rio	2,808		*

All officers and directors as a group (seven persons)	53,052		*

*	Less than 1% of the outstanding common stock.
(1)	The address of each named beneficial owner is c/o Steadfast Apartment REIT III, Inc., 18100 Von Karman Avenue, Suite 500, Irvine, CA, 92612.
(2)	None of the shares are pledged as security.
(3)	Includes 8,000 shares owned by the Advisor, which is primarily indirectly owned and controlled by Rodney F. Emery.

ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Certain Transactions with Related Persons

The following describes all transactions during the period from January 1, 2017 to December 31, 2018 involving us, our directors, the Advisor, our Sponsor and any affiliate thereof and all such proposed transactions. See also Note 7 (Related Party Arrangements) to the consolidated financial statements included in this Annual Report. Our independent directors are specifically charged with and have examined the fairness of such transactions to our stockholders, and have determined that all such transactions are fair and reasonable to us.

Ownership Interests

On August 24, 2015, the Advisor purchased 8,000 shares of our Class A common stock at a purchase price of $25.00 per share for an aggregate purchase price of $200,000 and was admitted as our initial stockholder. We are the sole general partner of our Operating Partnership, and own a 99.99% partnership interest in our Operating Partnership. The Advisor is the sole limited partner of and owns the remaining 0.01% partnership interest in our Operating Partnership. We entered into the Partnership Agreement with the Advisor on July 25, 2015. As we accepted subscriptions for shares of our common stock, we transferred substantially all of the net offering proceeds from our Public Offering to our Operating Partnership as a contribution in exchange for partnership interests and our percentage ownership in our Operating Partnership increased proportionately.

Our Relationships with the Advisor and our Sponsor

Steadfast Apartment Advisor III, LLC is our advisor and, as such, manages our day-to-day operations, manages our portfolio of properties and real estate-related assets, sources and presents investment opportunities to our board of directors and provides investment management services on our behalf. The Advisor also provides offering services, marketing, investor relations and other administrative services on our behalf. The Advisor is 99% owned by our Sponsor. Mr. Emery, our chairman of the board and chief executive officer, indirectly controls our Sponsor, the Advisor and our Dealer Manager. Ms. Ana Marie del Rio, our Secretary, owns an indirect 7% interest in our Sponsor, Advisor and Dealer Manager. Crossroads Capital Multifamily currently owns a 25% membership interest in our Sponsor that will increase upon a net increase in our book capitalization. Pursuant to the Third Amended and Restated Operating Agreement of our Sponsor, effective as of January 1, 2014, as amended, distributions are allocated to each member of our Sponsor in an amount equal to such member’s accrued and unpaid 10% preferred return, as defined in the Third Amended and Restated Operating Agreement. Thereafter, all distributions to Crossroads Capital Multifamily are subordinated to distributions to the other member of our Sponsor, Steadfast REIT Holdings, LLC (“Steadfast Holdings”), until Steadfast Holdings has received an amount equal to certain expenses, including certain organization and offering costs, incurred by Steadfast Holdings and its affiliates on our behalf. Steadfast Holdings owns the remaining 1% partnership interest in the Advisor.

All of our other officers and directors, other than our independent directors, are officers of the Advisor and officers, limited partners and/or members of our sponsor and other affiliates of the Advisor.

We and our Operating Partnership have entered into the Advisory Agreement with the Advisor and our Operating Partnership, which has a one-year term expiring February 5, 2020, subject to an unlimited number of successive one-year renewals upon mutual consent of the parties. We may terminate the Advisory Agreement without cause or penalty upon 60 days’ written notice and immediately upon fraud, criminal conduct, willful misconduct, gross negligence or material breach of the Advisory Agreement by the Advisor or the Advisor’s bankruptcy. If we terminate the Advisory Agreement, we will pay the Advisor all unpaid advances for operating expenses and all earned but unpaid fees.

Services provided by the Advisor under the terms of the Advisory Agreement include the following:

•	finding, presenting and recommending investment opportunities to us consistent with our investment policies and objectives;

•	making investment decisions for us, subject to the limitations in our Charter and the direction and oversight of our board of directors;

•	structuring the terms and conditions of our investments, sales and joint ventures;

•	acquiring investments on our behalf in compliance with our investment objectives and policies;

•	sourcing and structuring our loan originations;

•	arranging for financing and refinancing of investments;

•	entering into service agreements for our loans;

•	supervising and evaluating each loan servicer’s and property manager’s performance;

•	reviewing and analyzing the operating and capital budgets of the properties underlying our investments and the properties we may acquire;

•	entering into leases and service contracts for our properties;

•	assisting us in obtaining insurance;

•	generating our annual budget;

•	reviewing and analyzing financial information for each of our assets and our overall investment portfolio;

•	formulating and overseeing the implementation of strategies for the administration, promotion, management, financing and refinancing, marketing, servicing and disposition of our investments;

•	performing investor relations services;

•	maintaining our accounting and other records and assisting us in filing all reports required to be filed with the SEC, the Internal Revenue Service and other regulatory agencies;

•	engaging and supervising the performance of our agents, including our registrar and transfer agent;

•	performing services for us in connection with a listing of our shares on a securities exchange or a sale or merger of our company; and

•	performing any other services reasonably requested by us.

The above summary is provided to illustrate the material functions that the Advisor performs for us as an advisor and is not intended to include all of the services that may be provided to us by the Advisor, its affiliates or third parties. The Advisor has also entered into an Advisory Services Agreement with Crossroads Capital Advisors whereby Crossroads Capital Advisors provides advisory services to us on behalf of the Advisor.

Fees and Expense Reimbursements Paid to the Advisor

Pursuant to the terms of our Advisory Agreement, we pay the Advisor the fees described below.

•

We pay the Advisor an acquisition fee of 2.0% of the cost of investment, which includes the amount actually paid or budgeted to fund the acquisition, origination, development, construction or improvement (i.e., value-enhancement) of any real property or real estate-related asset acquired. For the period from January 1, 2017 to December 31, 2018, we incurred acquisition fees of $6,200,271 in connection with the acquisition of seven multifamily properties. During the same period, we paid $7,149,402 in acquisition fees.

•

We paid the Advisor a monthly investment management fee in an amount equal to one-twelfth of 0.5% of the value of our investments in properties and real estate-related assets until the aggregate value of our investments in properties and real estate-related assets equaled $300,000,000, which occurred in August 2017. Thereafter, we pay the Advisor a monthly investment management fee equal to one-twelfth of 1.0% of the value of our investments in properties and real estate-related assets. For the purposes of the investment management fee, the value of our investments in properties were equal to their costs, until our investments were valued by an independent third-party appraiser. “Costs” are calculated by including acquisition fees, acquisition expenses, renovations and upgrades, and any debt attributable to such investments, or our proportionate share thereof in the case of investments made through joint ventures. For the period from January 1, 2017 to December 31, 2018, we incurred $5,823,091 and paid $5,152,116 of investment management fees to the Advisor.

•

We will pay the Advisor a loan coordination fee if our independent directors determine that the Advisor provided a substantial amount of services in connection with the origination or refinancing of any debt financing obtained by us that is used to refinance properties or other permitted investments or financing in connection with the recapitalization of the Company. The loan coordination fee equals 0.75% of the amount available under such financing. For the period from January 1, 2017 to December 31, 2018, we did not incur any loan coordination fees.

•

We will pay the Advisor or its affiliate a disposition fee if, as determined by a majority of the independent directors, the Advisor or its affiliate provide a substantial amount of services in connection with the sale of a property or real estate-related asset, including pursuant to a sale of the entire company, which we refer to as a “liquidity event,” equal to (1) 1.5% of the sales price of each property or real estate-related asset sold or (2) 1.0%, which may be increased to 1.5% in the sole discretion of our independent directors, of the total consideration paid in a liquidity event. In the event of a final liquidity event, this fee will be reduced by the amount of any previous disposition fee paid on properties previously exchanged under Section 1031 of the Internal Revenue Code. For the period from January 1, 2017 to December 31, 2018, we did not incur any disposition fees.

•

We will pay the Advisor (in its capacity as special limited partner of the Operating Partnership) a subordinated participation in net sale proceeds (payable only if we are not listed on an exchange), equal to 15.0% of the remaining net sale proceeds after return of the total investment amount, which is the amount equal to the original issue price paid by the stockholders in the Public Offering multiplied by the number of shares issued in the Public Offering, reduced by the weighted average original issue price of the shares sold in the Primary Offering multiplied by the total number of shares repurchased by us, plus payment to investors of an amount equal to a 6.0% annual cumulative, non-compounded return of the total investment amount, less amounts previously distributed to stockholders, including distributions that may constitute a return of capital for federal income tax purposes. For the period from January 1, 2017 to December 31, 2018, we did not incur any such fees.

“Net sale proceeds” means the net cash proceeds realized from the sale of the Company or all of our assets after deduction of all expenses incurred in connection with a sale or disposition of the Company or of our assets, including disposition fees paid to the Advisor, or from the prepayment, maturity, workout or other settlement of any loan or other investment. For purposes of calculating the 6.0% annual cumulative, non-compounded return of the total investment amount, the aggregate of all investors’ capital shall be deemed to have been invested collectively on one date—the aggregate average investment date, being a day of a month determined by the average weighted month of all shares sold on a monthly basis. In addition, the Advisor (in its capacity as special limited partner of the Operating Partnership) will receive a distribution similar to the subordinated participation in net sale proceeds in the event we undertake an issuer tender offer that results in the tendering stockholders receiving a return of the total investment amount of the tendering stockholders plus payment to those investors of an amount equal to a 6.0% annual cumulative, non-compounded return of the total investment amount of the tendering stockholders, less amounts previously distributed to stockholders, including distributions that may constitute a return of capital for federal income tax purposes.

•

We will pay the Advisor (in its capacity as special limited partner of the Operating Partnership), upon our listing on a national securities exchange, a subordinated incentive listing distribution equal to 15.0% of the amount by which the sum of our adjusted market value plus distributions paid by us to stockholders from inception until the date the adjusted market value is determined, including distributions that may constitute a return of capital for federal income tax purposes, exceeds the sum of the total investment amount plus an amount equal to a 6.0% annual cumulative, non-compounded return to investors of the total investment amount. For purposes of calculating the 6.0% annual cumulative, non-compounded return of the total investment amount, the aggregate of all investors’ capital shall be deemed to have been invested collectively on one date—the aggregate average investment date, being a day of a month determined by the average weighted month of all shares sold on a monthly basis.

The adjusted market value of our common stock will be calculated based on the average market value of the shares of common stock issued and outstanding at listing over the 30 consecutive trading days beginning 180 days after the shares are first listed or included for quotation. We have the option to pay the subordinated incentive listing distribution in the form of stock, cash, a promissory note or any combination thereof. Any previous payments of the subordinated participation in net sales proceeds will offset the amounts due pursuant to the subordinated listing distribution. For the period from January 1, 2017 to December 31, 2018, we did not incur any such fees.

•

We will pay the Advisor (in its capacity as special limited partner of the Operating Partnership), upon termination or nonrenewal of the Advisory Agreement with or without cause, a subordinated distribution, which will entitle the Advisor to receive distributions from our Operating Partnership equal to 15.0% of the amount by which the sum of our appraised market value plus distributions exceeds the sum of the total investment amount plus an amount equal to a 6.0% annual cumulative, non-compounded return of the total investment amount to investors. For purposes of calculating the 6.0% annual cumulative, non-compounded return of the total investment amount, the aggregate of all investors’ capital shall be deemed to have been invested collectively on one date—the aggregate average investment date, being a day of a month determined by the average weighted month of all shares sold on a monthly basis. If we do not provide this return, the Advisor will not receive this distribution. In addition, the Advisor may elect to defer its right to receive a subordinated distribution upon termination until either shares of our common stock are listed and traded on a national securities exchange or another liquidity event occurs. For the period from January 1, 2017 to December 31, 2018, we did not incur any such fees.

In addition to the fees we pay to the Advisor pursuant to the Advisory Agreement, we also reimburse the Advisor and its affiliates for the costs and expenses described below.

•

We reimburse the Advisor and its affiliates for organization and offering expenses it may incur on our behalf, other than underwriting compensation such as sales commissions, the dealer manager fee and the distribution and shareholder servicing fee, in connection with our Public Offering, including legal, accounting, tax, printing, mailing and filing fees, charges of our escrow holder and transfer agent, expenses of organizing us, data processing fees, advertising and sales literature costs, transfer agent costs, information technology costs, bona fide out-of-pocket due diligence costs and amounts to reimburse the Advisor or its affiliates for the salaries of its employees and other costs in connection with preparing sales materials and providing other administrative services in connection with the Public Offering. Any such reimbursement will not exceed actual expenses incurred by the Advisor. After the termination of the Public Offering, the Advisor will reimburse us to the extent total organization and offering expenses (including selling commissions, dealer manager fees and the distribution and shareholder servicing fees) borne by us exceed 15% of the gross proceeds raised in the Primary Offering. Through the termination of the primary offering, total organizational expenses incurred by us did not exceed 15% of the gross offering proceeds raised in the primary offering. To the extent we did not pay the full selling commissions, dealer manager fee or distribution and shareholder servicing fee for shares sold in the Public Offering, we also reimbursed costs of bona fide training and education meetings held by us (primarily the travel, meal and lodging costs of registered representatives of broker-dealers), attendance and sponsorship fees and cost reimbursement of employees of our affiliates to attend seminars conducted by broker-dealers and, in certain cases, reimbursement to participating broker-dealers for technology costs associated with our Public Offering, costs and expenses related to such technology costs, and costs and expenses associated with the facilitation of the marketing of our shares and the ownership of our shares by such broker-dealers’ customers; provided, however, that we did not pay any of the foregoing costs to the extent that such payment would cause total underwriting compensation to exceed 10% of the gross offering proceeds of the Primary Offering, as required by the rules of FINRA. For the period from January 1, 2017 to December 31, 2018, we incurred $20,659,583 of organization and offering expenses reimbursements. During the same period, we paid the Advisor $18,595,254.

•

Subject to the 2%/25% Guidelines discussed below, we reimburse the Advisor for other operating expenses incurred in providing services to us, including our allocable share of the Advisor’s overhead such as rent, employee costs, benefit administration costs, utilities and information technology costs; provided, however, that no reimbursement shall be made for costs of such personnel to the extent that personnel are used in transactions for which the Advisor receives an acquisition fee, investment management fee, loan coordination fee or disposition fee or for the employee costs the Advisor pays to our executive officers. For the period from January 1, 2017 to December 31, 2018, we incurred $2,200,324 and paid the Advisor $2,404,207 for administrative services.

•

We reimburse the Advisor for acquisition expenses incurred related to the selection, evaluation, acquisition and development of a property or acquisition of real estate-related assets (including expenses relating to potential investments that we do not close) as long as total acquisition fees and expenses (including any loan coordination fee) relating to the purchase of an investment do not exceed 6.0% of the contract price of the property unless such excess is approved by our board of directors, including a majority of the independent directors. For the period from January 1, 2017 to December 31, 2018, we incurred and paid the Advisor $1,120,515 for acquisition expenses.

2%/25% Guidelines

As described above, the Advisor and its affiliates are entitled to reimbursement of actual expenses incurred for administrative and other services provided to us for which they do not otherwise receive a fee. However, we will not reimburse the Advisor or its affiliates at the end of any fiscal quarter for “total operating expenses” that for the four consecutive fiscal quarters then ended, or the expense year, exceeded the greater of (1) 2% of our average invested assets or (2) 25% of our net income, which we refer to as the “2%/25% Guidelines,” and the Advisor must reimburse us at least annually for any amounts by which our total operating expenses exceed the 2%/25% Guidelines in the expense year, unless our independent directors have determined that such excess expenses were justified based on unusual and non-recurring factors.

For purposes of the 2%/25% Guidelines, “Average invested assets” means the average monthly book value of our assets invested directly or indirectly in equity interests and loans secured by real estate during the 12-month period before deducting depreciation, reserves for bad debts or other noncash reserves. “Total operating expenses” means all costs and expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation, including advisor fees, but excluding (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and the listing of our shares of common stock, (b) interest payments, (c) taxes, (d) non-cash expenditures such as depreciation, amortization and bad debt reserves, (e) reasonable incentive fees, (f) acquisition fees and acquisition expenses (including expenses relating to potential acquisitions that do not close), (g) real estate commissions on the sale of a real property, and (h) other expenses connected with the acquisition, disposition, management and ownership of investments (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of real property). Within 60 days after the end of any fiscal quarter for which there are excess expenses which the independent directors conclude were justified and reimbursable to the Advisor, we will send written notice of such fact to our stockholders, together with an explanation of the factors the independent directors considered in determining that such excess expenses were justified. Any such finding and the reasons in support thereof shall be reflected in the minutes of the meetings of the board of directors.

Selling Commissions and Fees Paid to our Dealer Manager

The Dealer Manager for our Public Offering of common stock was Stira Capital Markets Group, LLC (formerly known as Steadfast Capital Markets Group, LLC), an affiliate of our Sponsor. Our Dealer Manager is a licensed broker-dealer registered with FINRA. The Dealer Manager for our Public Offering was entitled to certain selling commissions, dealer manager fees and reimbursements relating to raising capital. Our Dealer Manager Agreement with the Dealer Manager provides for the following compensation:

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Selling commissions of up to 7% of gross offering proceeds from the sale of Class A shares in the Primary Offering and up to 3% of gross offering proceeds from the sale of Class T shares in the Primary Offering (all of which will be reallowed to participating broker-dealers), subject to reductions based on volume and for certain categories of purchasers. No sales commissions were paid for sales of Class R shares or for sales pursuant to our DRP. The total amount of all items of compensation from any source payable to the Dealer Manager and the participating broker-dealers may not exceed 10.0% of the gross proceeds from our Primary Offering on a per class basis. For the period from January 1, 2017 to December 31, 2018, we incurred and paid $3,182,545 and $2,529,842 in selling commissions to our Dealer Manager in connection with the sale of Class A shares and Class T shares in the Primary Offering, respectively.

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A dealer manager fee of up to 3% of the gross offering proceeds from the sale of Class A shares and 2.5% of gross offering proceeds from the sale of Class T shares (a portion of which will be reallowed to participating broker-dealers). No dealer manager fee was paid for sales of Class R shares or for sales pursuant to our DRP. For the period from January 1, 2017 to December 31, 2018, we incurred and paid $1,586,125 and $2,108,199 in dealer manager fees to our Dealer Manager in connection with the sale of Class A shares and Class T shares in the Primary Offering, respectively.

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A distribution and shareholder servicing fee of up to (1) 0.27%, annualized, of the purchase price per Class R share (or, once reported, the amount of our estimated value per share) for each Class R share purchased in the Primary Offering from a registered investment advisor that does not participate on an alternative investment platform; (2) 0.67%, annualized, of the purchase price per Class R share (or, once reported, the amount of our estimated value per share) for each Class R share purchased in the Primary Offering from a registered investment advisor that participates on an alternative investment platform; and (3) 1.125%, annualized, of the purchase price per Class T share (or, once reported, the amount of our estimated value per share) for each Class T share purchased in the Primary Offering. The distribution and shareholder servicing fee accrued daily and was paid monthly in arrears. We amended our Charter on August 8, 2017, to authorize and pay different distributions to different holders of Class T and/or Class R shares. Prior to amending the Charter to allow for distributions at different rates on the same class of shares, of the 0.67% distribution and shareholder servicing fee payable with respect to sales of Class R shares by registered investment advisors that participate on an alternative investment platform, 0.27% was paid from the current distribution and shareholder servicing fee on Class R shares, which was payable out of amounts that otherwise would have been distributed to holders of Class R shares, and 0.40% was an additional expense for us.

Effective October 1, 2018, we ceased paying the distribution and shareholder servicing fee because total underwriting compensation had reached 10% of the total gross investment amount in the Primary Offering.

Fees and Reimbursements Paid to Our Property Manager

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We have entered into property management agreements (each a “Property Management Agreement”) with Steadfast Management Company, Inc., an affiliate of our Sponsor (the “Property Manager”), in connection with the management of each of our properties. The property management fee payable with respect to each property under the Property Management Agreements, ranges from 2.75% to 3.0% of the gross revenue of the property (as defined in the Property Management Agreement). In addition, the Property Manager may also earn an incentive management fee equal to 1.0% of total collections based on performance metrics of the property. The Property Manager may subcontract with third-party property managers and will be responsible for supervising and compensating those third-party property managers and will be paid an oversight fee equal to 1.0% of the gross revenues of the property managed for providing such supervisory services. In no event will we pay our Property Manager or any affiliate both a property management fee and an oversight fee with respect to any particular property. Each Property Management Agreement has an initial one year term and will continue thereafter on a month-to-month basis unless either party gives 60-days’ prior notice of its desire to terminate the Property Management Agreement, provided that we may terminate the Property Management Agreement at any time upon a determination of gross negligence, willful misconduct or bad acts of the Property Manager or its employees or upon an uncured breach of the Property Management Agreement upon 30 days’ prior written notice to the Property Manager. In the event of a termination of the Property Management Agreement by us without cause, we will pay a termination fee to the Property Manager equal to three months of the monthly management fee based on the average gross collections for the three months preceding the date of termination. For the period from January 1, 2017 to December 31, 2018, we incurred and paid property management fees of $1,752,109 and $1,596,668 to our Property Manager, respectively.

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The Property Management Agreements specify that we are to reimburse the Property Manager for the salaries and related benefits of onsite personnel. For the period from January 1, 2017 to December 31, 2018, we incurred and reimbursed on-site property management personnel costs of $5,130,738 and $4,963,967 to our Property Manager, respectively.

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The Property Management Agreements also specify certain other fees payable to the Property Manager or its affiliates, including fees for benefit administration, information technology infrastructure, licenses and support, training services and capital expenditures. For the period from January 1, 2017 to December 31, 2018, we incurred and paid other fees of $722,542 and $712,815 to our Property Manager, respectively.

Payments to our Construction Manager

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We have entered into Construction Management Agreements (each a “Construction Management Agreement”) with Pacific Coast Land & Construction, Inc., an affiliate of the Sponsor (the “Construction Manager”), in connection with capital improvements and renovation or value-enhancement projects for certain properties we acquire. The construction management fee payable with respect to each property under the Construction Management Agreements is equal to 6.0% of the costs of the improvements from which the Construction Manager has planning and oversight authority. Generally, each Construction Management Agreement can be terminated by either party with 30 days’ prior written notice to the other party. Construction management fees are capitalized to the respective real estate properties in the period in which they are incurred, as such costs relate to capital improvements and renovations for apartment homes taken out of service while they undergo the planned renovation. For the period from January 1, 2017 to December 31, 2018, we incurred and paid construction management fees of $351,731 and $347,810 to our Construction Manager, respectively.

•

We may also reimburse the Construction Manager for the salaries and related benefits of certain of its employees for time spent working on capital improvements and renovations. For the period from January 1, 2017 to December 31, 2018, we incurred and reimbursed $612,071 and $595,184 to our Construction Manager, respectively.

Other Transactions

•

We deposit amounts with an affiliate of our Sponsor to fund a prepaid insurance deductible account to cover the cost of required insurance deductibles across all properties owned by us and other affiliated entities of our Sponsor. Upon filing a major claim, proceeds from the insurance deductible account may be used by us or another affiliate of our Sponsor. In addition, we deposit amounts with an affiliate of our Sponsor to cover the cost of property and property related insurance across certain of our properties. For the period from January 1, 2017 to December 31, 2018, we funded $489,630 and incurred $450,368 of the prepaid deductible account and property insurance accounts to an affiliate of our Sponsor.

Currently Proposed Transactions

Other than as described above, there are no currently proposed material transactions with related persons other than those covered by the terms of the agreements described above.

Policies and Procedures for Transactions with Related Persons

In order to reduce or eliminate certain potential conflicts of interest, our Charter and our Advisory Agreement contain restrictions and conflict resolution procedures relating to transactions we enter into with the Advisor, our directors or their respective affiliates. Each of the restrictions and procedures that apply to transactions with the Advisor and its affiliates will also apply to any transaction with any entity or real estate program controlled by the Advisor and its affiliates. As a general rule, any related party transaction must be approved by a majority of the directors (including a majority of independent directors) not otherwise interested in the transaction. In determining whether to approve or authorize a particular related party transaction, these persons will consider whether the transaction between us and the related party is fair and reasonable to us and has terms and conditions no less favorable to us than those available from unaffiliated third parties.

We have also adopted a Code of Ethics that applies to each of our officers and directors, which we refer to as “covered persons.” The Code of Ethics sets forth certain conflicts of interest policies that limit and govern certain matters among us, the covered persons, the Advisor and their respective affiliates.

Director Independence

Although our shares are not listed for trading on any national securities exchange, a majority of the members of our board of directors and all of the members of the audit committee are “independent” as defined by the NYSE. The NYSE standards provide that to qualify as an independent director, in addition to satisfying certain bright-line criteria, the board of directors must affirmatively determine that a director has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us). In addition, we have determined that these directors are independent pursuant to the definition of independence in our Charter, which is based on the definition included in the North American Securities Administrators Association, Inc.’s Statement of Policy Regarding Real Estate Investment Trusts, as revised and adopted on May 7, 2007. Our board of directors has determined that Stephen R. Bowie, Ned W. Brines and Janice M. Munemitsu each satisfies the bright-line criteria and that none has a relationship with us that would interfere with such person’s ability to exercise independent judgment as a member of our board of directors. None of these directors has ever served as (or is related to) an employee of ours or any of our predecessors or acquired companies or received any compensation from us or any such other entities except for compensation directly related to service as a director. Therefore, we believe that all of these directors are independent directors.

ITEM 14. PRINCIPAL ACCOUNTANT FEES AND SERVICES

Independent Registered Public Accounting Firm

During the years ended December 31, 2018 and 2017, Ernst & Young LLP, or Ernst & Young, served as our independent registered public accounting firm and provided us with certain tax and other services. Ernst & Young has served as our independent auditor since June 8, 2016.

Pre-Approval Policies

The audit committee charter imposes a duty on our audit committee to pre-approve all auditing services performed for us by our independent auditors as well as all permitted non-audit services in order to ensure that the provision of such services does not impair the auditors’ independence. In determining whether or not to pre-approve services, our audit committee will consider whether the service is a permissible service under the rules and regulations promulgated by the SEC. Our audit committee, may, in its discretion, delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by the independent auditors, provided any such approval is presented to and approved by the full audit committee at its next scheduled meeting.

All services rendered by Ernst & Young for the years ended December 31, 2018 and 2017, were pre-approved in accordance with the policies and procedures described above.

Principal Independent Registered Public Accounting Firm Fees

Our audit committee reviewed the audit and non-audit services performed by Ernst & Young, as well as the fees charged by Ernst & Young for such services. In its review of the non-audit service fees, our audit committee considered whether the provision of such services is compatible with maintaining the independence of Ernst & Young.

The aggregate fees billed to us for professional accounting services, including the audit of our annual financial statements by Ernst & Young for the years ended December 31, 2018 and 2017, are set forth in the table below.

	2018	2017
Audit fees	$483,075	$640,188
Audit-related fees	—	60,000
Tax fees	65,147	47,400
All other fees	1,720	—

Total	$549,942	$747,588

For purposes of the preceding table, Ernst & Young’s professional fees are classified as follows:

•

Audit fees—These are fees for professional services performed for the audit of our annual financial statements and the required review of quarterly financial statements and other procedures performed by Ernst & Young in order for them to be able to form an opinion on our consolidated financial statements. These fees also cover services that are normally provided by independent auditors in connection with statutory and regulatory filings or engagements.

•

Audit-related fees—These are fees for assurance and related services that traditionally are performed by independent auditors that are reasonably related to the performance of the audit or review of the financial statements, such as due diligence related to acquisitions and dispositions, attestation services that are not required by statute or regulation, internal control reviews and consultation concerning financial accounting and reporting standards.

•

Tax fees—These are fees for all professional services performed by professional staff in our independent auditor’s tax division, except those services related to the audit of our financial statements. These include fees for tax compliance, tax planning and tax advice, including federal, state and local issues. Services may also include assistance with tax audits and appeals before the Internal Revenue Service and similar state and local agencies, as well as federal, state and local tax issues related to due diligence.

•	All other fees—These are fees for any services not included in the above-described categories.

PART IV

ITEM 15. EXHIBITS, FINANCIAL STATEMENT SCHEDULES

a. Financial Statement Schedules

See the Index to Financial Statements at page F-1 of this report.

The following financial statement schedule is included herein at page F-43 of this report:

Schedule III—Real Estate Assets and Accumulated Depreciation and Amortization

b. Exhibits

The following exhibits are included, or incorporated by reference, in this Annual Report on Form 10-K for the year ended December 31, 2018 (and are numbered in accordance with Item 601 of Regulation S-K).

EXHIBIT LIST

Exhibit	Description

3.1	Second Articles of Amendment and Restatement of Steadfast Apartment REIT III, Inc., filed May 16, 2016 (included as Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 333-207952), filed May 17, 2016 and incorporated herein by reference).

3.2	Articles of Amendment of Steadfast Apartment REIT III, Inc. filed August 8, 2017 (included as Exhibit 3.1 to the Company’s Post-Effective Amendment No. 9 to Form S-11 (File No. 333-207952), filed August 10, 2017 and incorporated herein by reference).

3.3	Bylaws of Steadfast Apartment REIT III, Inc. (included as Exhibit 3.3 to Company’s Registration Statement on Form S-11 (File No. 333-207952), filed November 12, 2015 and incorporated herein by reference).

4.1	Form of Subscription Agreement (included as Appendix B to the Company’s Post-Effective Amendment No. 4 to Form S-11 (File No. 333-207952), filed February 14, 2017 and incorporated herein by reference).

4.2	Form of Distribution Reinvestment Plan (included as Appendix C to the Company’s Post-Effective Amendment No. 2 to Form S-11 (File No. 333-207952), filed June 21, 2016 and incorporated herein by reference).

4.3	Form of Redemption Request Form (included as Appendix D to the Company’s Post-Effective Amendment No. 2 to Form S-11 (File No. 333-207952), filed June 21, 2016 and incorporated herein by reference).

4.4	Form of Application for Transfer (included as Appendix E to the Company’s Post-Effective Amendment No. 2 to Form S-11 (File No. 333-207952), filed June 21, 2016 and incorporated herein by reference).

10.1	Amended and Restated Dealer Manager Agreement, dated July 25, 2016, by and among Steadfast Apartment REIT III, Inc., Steadfast Apartment REIT III Operating Partnership, L.P. and Stira Capital Markets Group, LLC (formerly known as Steadfast Capital Markets Group, LLC) (included as Exhibit 1.1 to the Company’s Current Report on Form 8-K (File No. 333-207952), filed July 27, 2016 and incorporated herein by reference).

10.2	Amendment No. 1 to the Dealer Manager Agreement, dated May 26, 2016, by and among Steadfast Apartment REIT III, Inc., Steadfast Apartment REIT III Operating Partnership, L.P. and Stira Capital Markets Group, LLC (formerly known as Steadfast Capital Markets Group, LLC) (included as Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 333-207952), filed May 26, 2016 and incorporated herein by reference).

Exhibit	Description

10.3	Form of Participating Dealer Agreement (included as Exhibit A to Exhibit 1.1 to the Company’s Current Report on Form 8-K (File No. 333-207952), filed July 27, 2016 and incorporated herein by reference).

10.4	Amendment No. 1 to Participating Dealer Agreement (included as Exhibit 1.2 to the Company’s Current Report on Form 8-K (File No. 000-55772), filed June 1, 2017 and incorporated herein by reference).

10.5	Amended and Restated Advisory Agreement, dated July 25, 2016, by and among Steadfast Apartment REIT III, Inc., Steadfast Apartment REIT III Operating Partnership, L.P. and Steadfast Apartment Advisor III, LLC (included as Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 333-207952), filed July 27, 2016 and incorporated herein by reference).

10.6	Amendment No. 2 to the Amended and Restated Advisory Agreement, dated as of February 1, 2018, by and among Steadfast Apartment REIT III, Inc., Steadfast Apartment REIT III Operating Partnership, L.P. and Steadfast Apartment Advisor III, LLC and effective as of February 5, 2018 (included as Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 000-55772), filed February 5, 2018).

10.7	Amendment No. 3 to the Amended and Restated Advisory Agreement, dated as of February 1, 2019, by and among Steadfast Apartment REIT III, Inc., Steadfast Apartment REIT III Operating Partnership, L.P. and Steadfast Apartment Advisor III, LLC and effective as of February 5, 2019 (included as Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 000-55772), filed February 1, 2019).

10.8	Amended and Restated Agreement of Limited Partnership of Steadfast Apartment REIT III, Inc., dated July 25, 2016 by and between Steadfast Apartment REIT III, Inc. and Steadfast Apartment Advisor III, LLC (included as Exhibit 10.2 to the Company’s Current Report on Form 8-K (File No. 333-207952), filed July 27, 2016 and incorporated herein by reference).

10.9	Escrow Agreement, dated January 28, 2016, by and among Steadfast Apartment REIT III, Inc., Stira Capital Markets Group, LLC (formerly Steadfast Capital Markets Group, LLC) and UMB Bank, N.A., as escrow agent (included as Exhibit 10.2 to the Company’s Pre-Effective Amendment No. 2 to Form S-11 (File No. 333-207952), filed February 2, 2016 and incorporated herein by reference).

10.10	Steadfast Apartment REIT III, Inc. 2016 Incentive Plan (included as Exhibit 10.3 to the Company’s Pre-Effective Amendment No. 2 to Form S-11 (File No. 333-207952), filed February 2, 2016 and incorporated herein by reference).

10.11	Steadfast Apartment REIT III, Inc. Independent Directors Compensation Plan (included as Exhibit 10.4 to the Company’s Pre-Effective Amendment No. 2 to Form S-11 (File No. 333-207952), filed February 2, 2016 and incorporated herein by reference).

10.12	Purchase and Sale Agreement, made and entered into as of April 6, 2016, by and between Steadfast Asset Holdings, Inc. and Ashford Properties, LLC, Series D-Gurnee Partners at Carriage House, with Chicago Title Company, in its capacity as the title company (included as Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 333-207952), filed May 23, 2016 and incorporated herein by reference).

10.13	First Amendment to Purchase and Sale Agreement, made as of May 11, 2016, by and between Steadfast Asset Holdings, Inc. and Ashford Properties, LLC, Series D-Gurnee Partners at Carriage House (included as Exhibit 10.2 to the Company’s Current Report on Form 8-K (File No. 333-207952), filed May 23, 2016 and incorporated herein by reference).

Exhibit	Description

10.14	Assignment and Assumption of Purchase Agreement, dated as of May 18, 2016, by and between Steadfast Asset Holdings, Inc. and STAR III Carriage House, LLC (included as Exhibit 10.3 to the Company’s Current Report on Form 8-K (File No. 333-207952), filed May 23, 2016 and incorporated herein by reference).

10.15	Property Management Agreement, entered into as of May 19, 2016, by and between Steadfast Management Company, Inc. and STAR III Carriage House, LLC (included as Exhibit 10.4 to the Company’s Current Report on Form 8-K (File No. 333-207952), filed May 23, 2016 and incorporated herein by reference).

10.16	Construction Management Services Agreement, entered into as of May 19, 2016, by and between STAR III Carriage House, LLC and Pacific Coast Land & Construction, Inc. (included as Exhibit 10.5 to the Company’s Current Report on Form 8-K (File No. 333-207952), filed May 23, 2016 and incorporated herein by reference).

10.17	Multifamily Note, made as of May 19, 2016, by STAR III Carriage House, LLC, in favor of PNC Bank, National Association (included as Exhibit 10.6 to the Company’s Current Report on Form 8-K (File No. 333-207952), filed May 23, 2016 and incorporated herein by reference).

10.18	Multifamily Loan and Security Agreement, made as of May 19, 2016, by and between STAR III Carriage House, LLC and PNC Bank, National Association (included as Exhibit 10.7 to the Company’s Current Report on Form 8-K (File No. 333-207952), filed May 23, 2016 and incorporated herein by reference).

10.19	Multifamily Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of May 19, 2016, by STAR III Carriage House, LLC to and for the benefit of PNC Bank, National Association (included as Exhibit 10.8 to the Company’s Current Report on Form 8-K (File No. 333-207952), filed May 23, 2016 and incorporated herein by reference).

10.20	Environmental Indemnity Agreement, dated as of May 19, 2016, by STAR III Carriage House, LLC to and for the benefit of PNC Bank, National Association (included as Exhibit 10.9 to the Company’s Current Report on Form 8-K (File No. 333-207952), filed May 23, 2016 and incorporated herein by reference).

10.21	Guaranty of Non-Recourse Obligations, dated as of May 19, 2016, by Steadfast Apartment REIT III, Inc. to and for the benefit of PNC Bank, National Association (included as Exhibit 10.10 to the Company’s Current Report on Form 8-K (File No. 333-207952), filed May 23, 2016 and incorporated herein by reference).

10.22	Assignment of Management Agreement, dated as of May 19, 2016, by and among STAR III Carriage House, LLC, PNC Bank, National Association and Steadfast Management Company, Inc. (included as Exhibit 10.11 to the Company’s Current Report on Form 8-K (File No. 333-207952), filed May 23, 2016 and incorporated herein by reference).

10.23	Agreement for Purchase and Sale of Real Estate, made and entered into as of October 7, 2016, by and between Steadfast Asset Holdings, Inc. and Bristol Village Apartments, LLC, with Fidelity National Title Insurance Company as the title company (included as Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 333-207952), filed November 22, 2016 and incorporated herein by reference).

10.24	Assignment and Assumption of Purchase Agreement, dated as of November 17, 2016, by and between Steadfast Asset Holdings, Inc. and STAR III Bristol Village, LLC (included as Exhibit 10.2 to the Company’s Current Report on Form 8-K (File No. 333-207952), filed November 22, 2016 and incorporated herein by reference).

Exhibit	Description

10.25	Property Management Agreement, entered into as of November 17, 2016, by and between Steadfast Management Company, Inc. and STAR III Bristol Village, LLC (included as Exhibit 10.3 to the Company’s Current Report on Form 8-K (File No. 333-207952), filed November 22, 2016 and incorporated herein by reference).

10.26	Construction Management Services Agreement, entered into as of November 17, 2016, by and between STAR III Bristol Village, LLC and Pacific Coast Land & Construction, Inc. (included as Exhibit 10.4 to the Company’s Current Report on Form 8-K (File No. 333-207952), filed November 22, 2016 and incorporated herein by reference).

10.27	Multifamily Note, made as of November 17, 2016, by STAR III Bristol Village, LLC, in favor of Berkeley Point Capital LLC (included as Exhibit 10.5 to the Company’s Current Report on Form 8-K (File No. 333-207952), filed November 22, 2016 and incorporated herein by reference).

10.28	Multifamily Loan and Security Agreement, made as of November 17, 2016, by and between STAR III Bristol Village, LLC and Berkeley Point Capital LLC (included as Exhibit 10.6 to the Company’s Current Report on Form 8-K (File No. 333-207952), filed November 22, 2016 and incorporated herein by reference).

10.29	Multifamily Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of November 17, 2016, by STAR III Bristol Village, LLC to the Public Trustee of Arapahoe County for the benefit of Berkeley Point Capital LLC (included as Exhibit 10.7 to the Company’s Current Report on Form 8-K (File No. 333-207952), filed November 22, 2016 and incorporated herein by reference).

10.30	Environmental Indemnity Agreement, dated as of November 17, 2016, by STAR III Bristol Village, LLC to and for the benefit of Berkeley Point Capital LLC (included as Exhibit 10.8 to the Company’s Current Report on Form 8-K (File No. 333-207952), filed November 22, 2016 and incorporated herein by reference).

10.31	Guaranty of Non-Recourse Obligations, dated as of November 17, 2016, by Steadfast Apartment REIT III, Inc. to and for the benefit of Berkeley Point Capital LLC (included as Exhibit 10.9 to the Company’s Current Report on Form 8-K (File No. 333-207952), filed November 22, 2016 and incorporated herein by reference).

10.32	Assignment of Management Agreement, dated as of November 17, 2016, by and among STAR III Bristol Village, LLC, Berkeley Point Capital LLC and Steadfast Management Company, Inc. (included as Exhibit 10.10 to the Company’s Current Report on Form 8-K (File No. 333-207952), filed November 22, 2016 and incorporated herein by reference).

10.33	Agreement of Sale and Purchase, made and entered into as of November 11, 2016, by and between Steadfast Asset Holdings, Inc., Canyon Resort at Great Hills Limited Partnership and Wakefield GP Canyon Resort at Great Hills, LLC, with Heritage Title Company of Austin, Inc. as the title company (included as Exhibit 10.2 to the Company’s Current Report on Form 8-K (File No. 333-207952), filed January 4, 2017 and incorporated herein by reference).

10.34	First Amendment to Agreement of Sale and Purchase, made and entered into as of December 9, 2016, by and between Steadfast Asset Holdings, Inc., Canyon Resort at Great Hills Limited Partnership and Wakefield GP Canyon Resort at Great Hills, LLC (included as Exhibit 10.3 to the Company’s Current Report on Form 8-K (File No. 333-207952), filed January 4, 2017 and incorporated herein by reference).

10.35	Second Amendment to Agreement of Sale and Purchase, made and entered into as of December 12, 2016, by and between Steadfast Asset Holdings, Inc., Canyon Resort at Great Hills Limited Partnership and Wakefield GP Canyon Resort at Great Hills, LLC (included as Exhibit 10.4 to the Company’s Current Report on Form 8-K (File No. 333-207952), filed January 4, 2017 and incorporated herein by reference).

Exhibit	Description

10.36	Assignment and Assumption of Purchase Agreement, dated as of December 29, 2016, by and between Steadfast Asset Holdings, Inc. and STAR III Canyon Resort, LLC (included as Exhibit 10.5 to the Company’s Current Report on Form 8-K (File No. 333-207952), filed January 4, 2017 and incorporated herein by reference).

10.37	Property Management Agreement, entered into as of December 29, 2016, by and between Steadfast Management Company, Inc. and STAR III Canyon Resort, LLC (included as Exhibit 10.6 to the Company’s Current Report on Form 8-K (File No. 333-207952), filed January 4, 2017 and incorporated herein by reference).

10.38	Construction Management Services Agreement, entered into as of December 29, 2016, by and between STAR III Canyon Resort, LLC and Pacific Coast Land & Construction, Inc. (included as Exhibit 10.7 to the Company’s Current Report on Form 8-K (File No. 333-207952), filed January 4, 2017 and incorporated herein by reference).

10.39	Multifamily Note, made as of December 29, 2016, by STAR III Canyon Resort, LLC, in favor of PNC Bank, National Association (included as Exhibit 10.8 to the Company’s Current Report on Form 8-K (File No. 333-207952), filed January 4, 2017 and incorporated herein by reference).

10.40	Multifamily Loan and Security Agreement, made as of December 29, 2016, by and between STAR III Canyon Resort, LLC and PNC Bank, National Association (included as Exhibit 10.9 to the Company’s Current Report on Form 8-K (File No. 333-207952), filed January 4, 2017 and incorporated herein by reference).

10.41	Multifamily Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of December 29, 2016, by STAR III Canyon Resort, LLC to Gary S. Farmer for the benefit of PNC Bank, National Association (included as Exhibit 10.10 to the Company’s Current Report on Form 8-K (File No. 333-207952), filed January 4, 2017 and incorporated herein by reference).

10.42	Environmental Indemnity Agreement, dated as of December 29, 2016, by STAR III Canyon Resort, LLC to and for the benefit of PNC Bank, National Association (included as Exhibit 10.11 to the Company’s Current Report on Form 8-K (File No. 333-207952), filed January 4, 2017 and incorporated herein by reference).

10.43	Guaranty of Non-Recourse Obligations, dated as of December 29, 2016, by Steadfast Apartment REIT III, Inc. to and for the benefit of PNC Bank, National Association (included as Exhibit 10.12 to the Company’s Current Report on Form 8-K (File No. 333-207952), filed January 4, 2017 and incorporated herein by reference).

10.44	Assignment of Management Agreement, dated as of December 29, 2016, by and among STAR III Canyon Resort, LLC, PNC Bank, National Association and Steadfast Management Company, Inc. (included as Exhibit 10.13 to the Company’s Current Report on Form 8-K (File No. 333-207952), filed January 4, 2017 and incorporated herein by reference).

10.45	Purchase and Sale Agreement and Joint Escrow Instructions, made and entered into as of December 2, 2016, by and between Steadfast Asset Holdings, Inc. and VR Sweetwater Limited Partnership, with First American Title Insurance Company, Inc. as the title company (included as Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 333-207952), filed January 18, 2017 and incorporated herein by reference).

10.46	First Amendment to Purchase and Sale Agreement and Joint Escrow Instructions, made and entered into as of January 5, 2017, by and between Steadfast Asset Holdings, Inc. and VR Sweetwater Limited Partnership (included as Exhibit 10.2 to the Company’s Current Report on Form 8-K (File No. 333-207952), filed January 18, 2017 and incorporated herein by reference).

Exhibit	Description

10.47	Assignment and Assumption of Purchase Agreement, dated as of January 12, 2017, by and between Steadfast Asset Holdings, Inc. and STAR III Sweetwater, LLC (included as Exhibit 10.3 to the Company’s Current Report on Form 8-K (File No. 333-207952), filed January 18, 2017 and incorporated herein by reference).

10.48	Property Management Agreement, entered into as of January 12, 2017, by and between Steadfast Management Company, Inc. and STAR III Sweetwater, LLC (included as Exhibit 10.4 to the Company’s Current Report on Form 8-K (File No. 333-207952), filed January 18, 2017 and incorporated herein by reference).

10.49	Construction Management Services Agreement, entered into as of January 12, 2017, by and between STAR III Sweetwater, LLC and Pacific Coast Land & Construction, Inc. (included as Exhibit 10.5 to the Company’s Current Report on Form 8-K (File No. 333-207952), filed January 18, 2017 and incorporated herein by reference).

10.50	Multifamily Note, made as of January 12, 2017, by STAR III Sweetwater, LLC, in favor of Berkeley Point Capital LLC (included as Exhibit 10.6 to the Company’s Current Report on Form 8-K (File No. 333-207952), filed January 18, 2017 and incorporated herein by reference).

10.51	Multifamily Loan and Security Agreement, made as of January 12, 2017, by and between STAR III Sweetwater, LLC and Berkeley Point Capital LLC (included as Exhibit 10.7 to the Company’s Current Report on Form 8-K (File No. 333-207952), filed January 18, 2017 and incorporated herein by reference).

10.52	Multifamily Deed to Secure Debt, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of January 12, 2017, by STAR III Sweetwater, LLC for the benefit of Berkeley Point Capital LLC (included as Exhibit 10.8 to the Company’s Current Report on Form 8-K (File No. 333-207952), filed January 18, 2017 and incorporated herein by reference).

10.53	Environmental Indemnity Agreement, dated as of January 12, 2017, by STAR III Sweetwater, LLC to and for the benefit of Berkeley Point Capital LLC (included as Exhibit 10.9 to the Company’s Current Report on Form 8-K (File No. 333-207952), filed January 18, 2017 and incorporated herein by reference).

10.54	Guaranty of Non-Recourse Obligations, dated as of January 12, 2017, by Steadfast Apartment REIT III, Inc. to and for the benefit of Berkeley Point Capital LLC (included as Exhibit 10.10 to the Company’s Current Report on Form 8-K (File No. 333-207952), filed January 18, 2017 and incorporated herein by reference).

10.55	Assignment of Management Agreement, dated as of January 12, 2017, by and among STAR III Sweetwater, LLC, Berkeley Point Capital LLC and Steadfast Management Company, Inc. (included as Exhibit 10.11 to the Company’s Current Report on Form 8-K (File No. 333-207952), filed January 18, 2017 and incorporated herein by reference).

10.56	Purchase and Sale Agreement, made and entered into as of April 28, 2017, by and between Steadfast Asset Holdings, Inc. and PAC Enclave at Vista Ridge, LLC, with Heritage Title Company of Austin, Inc. as the title company (included as Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 000-55772), filed June 1, 2017 and incorporated herein by reference).

10.57	Assignment and Assumption of Purchase Agreement, dated as of May 25, 2017, by and between Steadfast Asset Holdings, Inc. and STAR III Vista Ridge, LLC (included as Exhibit 10.2 to the Company’s Current Report on Form 8-K (File No. 000-55772), filed June 1, 2017 and incorporated herein by reference).

Exhibit	Description

10.58	Property Management Agreement, entered into as of May 25, 2017, by and between Steadfast Management Company, Inc. and STAR III Vista Ridge, LLC (included as Exhibit 10.3 to the Company’s Current Report on Form 8-K (File No. 000-55772), filed June 1, 2017 and incorporated herein by reference).

10.59	Construction Management Services Agreement, entered into as of May 25, 2017, by and between STAR III Vista Ridge, LLC and Pacific Coast Land & Construction, Inc. (included as Exhibit 10.4 to the Company’s Current Report on Form 8-K (File No. 000-55772), filed June 1, 2017 and incorporated herein by reference).

10.60	Multifamily Note, made as of May 25, 2017, by STAR III Vista Ridge, LLC, in favor of PNC Bank, National Association (included as Exhibit 10.5 to the Company’s Current Report on Form 8-K (File No. 000-55772), filed June 1, 2017 and incorporated herein by reference).

10.61	Multifamily Loan and Security Agreement, made as of May 25, 2017, by and between STAR III Vista Ridge, LLC and PNC Bank, National Association (included as Exhibit 10.6 to the Company’s Current Report on Form 8-K (File No. 000-55772), filed June 1, 2017 and incorporated herein by reference).

10.62	Multifamily Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of May 25, 2017, by STAR III Vista Ridge, LLC to Gary S. Farmer for the benefit of PNC Bank, National Association (included as Exhibit 10.7 to the Company’s Current Report on Form 8-K (File No. 000-55772), filed June 1, 2017 and incorporated herein by reference).

10.63	Environmental Indemnity Agreement, dated as of May 25, 2017, by STAR III Vista Ridge, LLC to and for the benefit of PNC Bank, National Association (included as Exhibit 10.8 to the Company’s Current Report on Form 8-K (File No. 000-55772), filed June 1, 2017 and incorporated herein by reference).

10.64	Guaranty of Non-Recourse Obligations, dated as of May 25, 2017, by Steadfast Apartment REIT III, Inc. to and for the benefit of PNC Bank, National Association (included as Exhibit 10.9 to the Company’s Current Report on Form 8-K (File No. 000-55772), filed June 1, 2017 and incorporated herein by reference).

10.65	Assignment of Management Agreement, dated as of May 25, 2017, by and among STAR III Vista Ridge, LLC, PNC Bank, National Association and Steadfast Management Company, Inc. (included as Exhibit 10.10 to the Company’s Current Report on Form 8-K (File No. 000-55772), filed June 1, 2017 and incorporated herein by reference).

10.66	Purchase and Sale Agreement, made and entered into as of May 22, 2017, by and between Steadfast Asset Holdings, Inc. and Seagate Belmar Associates, LLC, with Fidelity National Title Insurance Company as the title company (included as Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 000-55772), filed July 26, 2017 and incorporated herein by reference).

10.67	First Amendment to Purchase and Sale Agreement, made and entered into as of June 2, 2017, by and between Steadfast Asset Holdings, Inc. and Seagate Belmar Associates, LLC (included as Exhibit 10.2 to the Company’s Current Report on Form 8-K (File No. 000-55772), filed July 26, 2017 and incorporated herein by reference).

10.68	Second Amendment to Purchase and Sale Agreement, made and entered into as of June 9, 2017, by and between Steadfast Asset Holdings, Inc. and Seagate Belmar Associates, LLC (included as Exhibit 10.3 to the Company’s Current Report on Form 8-K (File No. 000-55772), filed July 26, 2017 and incorporated herein by reference).

Exhibit	Description

10.69	Third Amendment to Purchase and Sale Agreement, made and entered into as of June 16, 2017, by and between Steadfast Asset Holdings, Inc. and Seagate Belmar Associates, LLC (included as Exhibit 10.4 to the Company’s Current Report on Form 8-K (File No. 000-55772), filed July 26, 2017 and incorporated herein by reference).

10.70	Assignment and Assumption of Purchase Agreement, dated as of July 21, 2017, by and between Steadfast Asset Holdings, Inc. and STAR III Belmar, LLC (included as Exhibit 10.5 to the Company’s Current Report on Form 8-K (File No. 000-55772), filed July 26, 2017 and incorporated herein by reference).

10.71	Property Management Agreement, entered into as of July 21, 2017, by and between Steadfast Management Company, Inc. and STAR III Belmar, LLC (included as Exhibit 10.6 to the Company’s Current Report on Form 8-K (File No. 000-55772), filed July 26, 2017 and incorporated herein by reference).

10.72	Construction Management Services Agreement, entered into as of July 21, 2017, by and between STAR III Belmar, LLC and Pacific Coast Land & Construction, Inc. (included as Exhibit 10.7 to the Company’s Current Report on Form 8-K (File No. 000-55772), filed July 26, 2017 and incorporated herein by reference).

10.73	Multifamily Loan and Security Agreement, made as of July 21, 2017, by and between STAR III Belmar, LLC and Berkeley Point Capital LLC (included as Exhibit 10.8 to the Company’s Current Report on Form 8-K (File No. 000-55772), filed July 26, 2017 and incorporated herein by reference).

10.74	Multifamily Note, made as of July 21, 2017, by STAR III Belmar, LLC, in favor of Berkeley Point Capital LLC (included as Exhibit 10.9 to the Company’s Current Report on Form 8-K (File No. 000-55772), filed July 26, 2017 and incorporated herein by reference).

10.75	Multifamily Deed of Trust, Assignment of Rents and Security Agreement, dated as of July 21, 2017, by STAR III Belmar, LLC to the Public Trustee of Jefferson County for the benefit of Berkeley Point Capital LLC (included as Exhibit 10.10 to the Company’s Current Report on Form 8-K (File No. 000-55772), filed July 26, 2017 and incorporated herein by reference).

10.76	Assignment of Management Agreement and Subordination of Management Fees, dated as of July 21, 2017, by and among STAR III Belmar, LLC, Berkeley Point Capital LLC and Steadfast Management Company, Inc. (included as Exhibit 10.11 to the Company’s Current Report on Form 8-K (File No. 000-55772), filed July 26, 2017 and incorporated herein by reference).

10.77	Guaranty, dated as of July 21, 2017, by Steadfast Apartment REIT III, Inc. to and for the benefit of Berkeley Point Capital LLC (included as Exhibit 10.12 to the Company’s Current Report on Form 8-K (File No. 000-55772), filed July 26, 2017 and incorporated herein by reference).

10.78	Purchase and Sale Agreement, made and entered into as of June 20, 2017, by and between Steadfast Asset Holdings, Inc. and Ansley NC, LLC and US Diversified Residential 2, LLC, with Fidelity National Title Insurance Company as the title company (included as Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 000-55772), filed September 6, 2017 and incorporated herein by reference).

10.79	Assignment and Assumption of Purchase Agreement, dated as of August 31, 2017, by and between Steadfast Asset Holdings, Inc. and STAR III Princeton Lakes, LLC (included as Exhibit 10.2 to the Company’s Current Report on Form 8-K (File No. 000-55772), filed September 6, 2017 and incorporated herein by reference).

Exhibit	Description

10.80	Property Management Agreement, entered into as of August 31, 2017, by and between Steadfast Management Company, Inc. and STAR III Princeton Lakes, LLC (included as Exhibit 10.3 to the Company’s Current Report on Form 8-K (File No. 000-55772), filed September 6, 2017 and incorporated herein by reference).

10.81	Construction Management Services Agreement, entered into as of August 31, 2017, by and between STAR III Princeton Lakes, LLC and Pacific Coast Land & Construction, Inc. (included as Exhibit 10.4 to the Company’s Current Report on Form 8-K (File No. 000-55772), filed September 6, 2017 and incorporated herein by reference).

10.82	Multifamily Loan and Security Agreement (Non-Recourse), made as of August 31, 2017, by and between STAR III Princeton Lakes, LLC and PNC Bank, National Association (included as Exhibit 10.5 to the Company’s Current Report on Form 8-K (File No. 000-55772), filed September 6, 2017 and incorporated herein by reference).

10.83	Multifamily Note, made as of August 31, 2017, by STAR III Princeton Lakes, LLC in favor of PNC Bank, National Association (included as Exhibit 10.6 to the Company’s Current Report on Form 8-K (File No. 000-55772), filed September 6, 2017 and incorporated herein by reference).

10.84	Multifamily Deed to Secure Debt, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of August 31, 2017, by STAR III Princeton Lakes, LLC to and for the benefit of PNC Bank, National Association (included as Exhibit 10.7 to the Company’s Current Report on Form 8-K (File No. 000-55772), filed September 6, 2017 and incorporated herein by reference).

10.85	Assignment of Management Agreement, dated as of August 31, 2017, by and among STAR III Princeton Lakes, LLC, PNC Bank, National Association and Steadfast Management Company, Inc. (included as Exhibit 10.8 to the Company’s Current Report on Form 8-K (File No. 000-55772), filed September 6, 2017 and incorporated herein by reference).

10.86	Environmental Indemnity Agreement, dated as of August 31, 2017, by STAR III Princeton Lakes, LLC to and for the benefit of PNC Bank, National Association (included as Exhibit 10.9 to the Company’s Current Report on Form 8-K (File No. 000-55772), filed September 6, 2017 and incorporated herein by reference).

10.87	Guaranty of Non-Recourse Obligations, dated as of August 31, 2017, by Steadfast Apartment REIT III, Inc. to and for the benefit of PNC Bank, National Association (included as Exhibit 10.10 to the Company’s Current Report on Form 8-K (File No. 000-55772), filed September 6, 2017 and incorporated herein by reference).

10.88	Purchase and Sale Agreement, made and entered into as of October 23, 2017, by and between Steadfast Asset Holdings, Inc. and Wilkinson CGR Lawrenceville, LLC, with Calloway Title and Escrow, LLC as the title company (included as Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 000-55772), filed December 12, 2017 and incorporated herein by reference).

10.89	Reinstatement and First Amendment to Purchase and Sale Agreement, made and entered into as of October 27, 2017, by and between Steadfast Asset Holdings, Inc. and Wilkinson CGR Lawrenceville, LLC (included as Exhibit 10.2 to the Company’s Current Report on Form 8-K (File No. 000-55772), filed December 12, 2017 and incorporated herein by reference).

10.90	Assignment and Assumption of Purchase Agreement, dated as of December 7, 2017, by and between Steadfast Asset Holdings, Inc. and STAR III Sugar Mill, LLC (included as Exhibit 10.3 to the Company’s Current Report on Form 8-K (File No. 000-55772), filed December 12, 2017 and incorporated herein by reference).

Exhibit	Description

10.91	Property Management Agreement, entered into as of December 7, 2017, by and between Steadfast Management Company, Inc. and STAR III Sugar Mill, LLC (included as Exhibit 10.4 to the Company’s Current Report on Form 8-K (File No. 000-55772), filed December 12, 2017 and incorporated herein by reference).

10.92	Construction Management Services Agreement, entered into as of December 7, 2017, by and between STAR III Sugar Mill, LLC and Pacific Coast Land & Construction, Inc. (included as Exhibit 10.5 to the Company’s Current Report on Form 8-K (File No. 000-55772), filed December 12, 2017 and incorporated herein by reference).

10.93	Multifamily Loan and Security Agreement, made as of December 7, 2017, by and between STAR III Sugar Mill, LLC and Walker & Dunlop, LLC (included as Exhibit 10.6 to the Company’s Current Report on Form 8-K (File No. 000-55772), filed December 12, 2017 and incorporated herein by reference).

10.94	Multifamily Note, made as of December 7, 2017, by STAR III Sugar Mill, LLC, in favor of Walker & Dunlop, LLC (included as Exhibit 10.7 to the Company’s Current Report on Form 8-K (File No. 000-55772), filed December 12, 2017 and incorporated herein by reference).

10.95	Multifamily Deed to Secure Debt, Assignment of Rents and Security Agreement, dated as of December 7, 2017, by STAR III Sugar Mill, LLC for the benefit of Walker & Dunlop, LLC (included as Exhibit 10.8 to the Company’s Current Report on Form 8-K (File No. 000-55772), filed December 12, 2017 and incorporated herein by reference).

10.96	Assignment of Management Agreement and Subordination of Management Fees, dated as of December 7, 2017, by and among STAR III Sugar Mill, LLC, Walker & Dunlop, LLC and Steadfast Management Company, Inc. (included as Exhibit 10.9 to the Company’s Current Report on Form 8-K (File No. 000-55772), filed December 12, 2017 and incorporated herein by reference).

10.97	Guaranty, dated as of December 7, 2017, by Steadfast Apartment REIT III, Inc. to and for the benefit of Walker & Dunlop, LLC (included as Exhibit 10.10 to the Company’s Current Report on Form 8-K (File No. 000-55772), filed December 12, 2017 and incorporated herein by reference).

10.98	Sale-Purchase Agreement, made and entered into as of October 30, 2017, by and between Steadfast Asset Holdings, Inc. and TEG Avery Point, LLC, with Madison Title Agency LLC as the title company (included as Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 000-55772), filed December 20, 2017 and incorporated herein by reference).

10.99	Assignment and Assumption of Purchase Agreement, dated as of December 15, 2017, by and between Steadfast Asset Holdings, Inc. and STAR III Avery Point, LLC (included as Exhibit 10.2 to the Company’s Current Report on Form 8-K (File No. 000-55772), filed December 20, 2017 and incorporated herein by reference).

10.100	Property Management Agreement, entered into as of December 15, 2017, by and between Steadfast Management Company, Inc. and STAR III Avery Point, LLC (included as Exhibit 10.3 to the Company’s Current Report on Form 8-K (File No. 000-55772), filed December 20, 2017 and incorporated herein by reference).

10.101	Construction Management Services Agreement, entered into as of December 15, 2017, by and between STAR III Avery Point, LLC and Pacific Coast Land & Construction, Inc. (included as Exhibit 10.4 to the Company’s Current Report on Form 8-K (File No. 000-55772), filed December 20, 2017 and incorporated herein by reference).

Exhibit	Description

10.102	Multifamily Loan and Security Agreement, made as of December 15, 2017, by and between STAR III Avery Point, LLC and Berkeley Point Capital LLC (included as Exhibit 10.5 to the Company’s Current Report on Form 8-K (File No. 000-55772), filed December 20, 2017 and incorporated herein by reference).

10.103	Multifamily Note, made as of December 15, 2017, by STAR III Avery Point, LLC, in favor of Berkeley Point Capital LLC (included as Exhibit 10.6 to the Company’s Current Report on Form 8-K (File No. 000-55772), filed December 20, 2017 and incorporated herein by reference).

10.104	Multifamily Mortgage, Assignment of Rents, Security Agreement and Fixture Filing, dated as of December 15, 2017, between STAR III Avery Point, LLC and Berkeley Point Capital LLC (included as Exhibit 10.7 to the Company’s Current Report on Form 8-K (File No. 000-55772), filed December 20, 2017 and incorporated herein by reference).

10.105	Assignment of Management Agreement and Subordination of Management Fees, dated as of December 15, 2017, by and among STAR III Avery Point, LLC, Berkeley Point Capital LLC, and Steadfast Management Company, Inc. (included as Exhibit 10.8 to the Company’s Current Report on Form 8-K (File No. 000-55772), filed December 20, 2017 and incorporated herein by reference).

10.106	Guaranty, dated as of December 15, 2017, by Steadfast Apartment REIT III, Inc. for the benefit of Berkeley Point Capital LLC (included as Exhibit 10.9 to the Company’s Current Report on Form 8-K (File No. 000-55772), filed December 20, 2017 and incorporated herein by reference).

21.1*	Subsidiaries of the Company

31.1*	Certification of the Principal Executive Officer pursuant to Exchange Act Rule 13a-14(a) or 15d-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.2*	Certification of the Principal Financial Officer pursuant to Exchange Act Rule 13a-14(a) or 15d-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32.1**	Certification of the Principal Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

32.2**	Certification of the Principal Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

101.INS*	XBRL Instance Document.

101.SCH*	XBRL Taxonomy Extension Schema Document.

101.CAL*	XBRL Taxonomy Extension Calculation Linkbase Document.

101.LAB*	XBRL Taxonomy Extension Labels Linkbase Document.

101.PRE*	XBRL Taxonomy Extension Presentation Linkbase Document.

101.DEF*	XBRL Taxonomy Extension Definition Linkbase Document.

*	Filed herewith.
**

In accordance with Item 601(b)(32) of Regulation S-K, this Exhibit is not deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section. Such certifications will not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates it by reference.

ITEM 16. FORM 10-K SUMMARY

The Company has elected not to provide summary information.

STEADFAST APARTMENT REIT III, INC.

All other schedules are omitted because they are not applicable or the required information is shown in the financial statements or notes thereto.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of

Steadfast Apartment REIT III, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Steadfast Apartment REIT III, Inc. (the “Company”) as of December 31, 2018 and 2017, the related consolidated statements of operations, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2018, and the related notes and financial statement schedule listed in the Index at Item 15(a), Schedule III—Real Estate Assets and Accumulated Depreciation and Amortization (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2018 and 2017, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2018, in conformity with U.S. generally accepted accounting principles.

Adoption of ASU No. 2017-01

As discussed in Note 2 to the consolidated financial statements, the Company changed its method of accounting for determining whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses in 2017 due to the adoption of Accounting Standards Update No. 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Ernst & Young LLP

We have served as the Company’s auditor since 2016.

Irvine, California

March 15, 2019

STEADFAST APARTMENT REIT III, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,
	2018	2017
ASSETS
Assets:
Real Estate:
Land	$45,908,171	$42,059,897
Building and improvements	355,780,664	323,636,510
Tenant origination and absorption costs	—	4,214,078

Total real estate, cost	401,688,835	369,910,485
Less accumulated depreciation and amortization	(21,387,012)	(9,425,010)

Total real estate, net	380,301,823	360,485,475
Cash and cash equivalents	35,628,660	15,533,961
Restricted cash	3,729,649	4,344,992
Rents and other receivables	515,569	488,287
Other assets	906,700	702,130

Total assets	$421,082,401	$381,554,845

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable and accrued liabilities	$7,520,803	$5,726,298
Mortgage notes payable, net	280,086,921	258,470,441
Distributions payable	1,169,815	746,360
Due to affiliates	4,898,804	5,487,180

Total liabilities	293,676,343	270,430,279
Commitments and contingencies (Note 9)
Redeemable common stock	6,570,093	2,920,059
Stockholders’ Equity:
Preferred stock, $0.01 par value per share; 100,000,000 shares authorized, no shares issued and outstanding	—	—
Class A common stock, $0.01 par value per share; 480,000,000 shares authorized, 3,516,990 and 2,887,731 shares issued and outstanding at December 31, 2018 and 2017, respectively	35,171	28,878
Class R common stock, $0.01 par value per share; 240,000,000 shares authorized, 474,076 and 309,518 shares issued and outstanding at December 31, 2018 and 2017, respectively	4,742	3,096
Class T common stock, $0.01 par value per share; 480,000,000 shares authorized, 4,620,317 and 3,369,991 shares issued and outstanding at December 31, 2018 and 2017, respectively	46,204	33,700
Additional paid-in capital	170,763,927	131,822,585
Cumulative distributions and net losses	(50,014,079)	(23,683,752)

Total stockholders’ equity	120,835,965	108,204,507

Total liabilities and stockholders’ equity	$421,082,401	$381,554,845

See accompanying notes to consolidated financial statements.

STEADFAST APARTMENT REIT III, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2018	2017	2016
Revenues:
Rental income	$33,451,624	$17,550,160	$1,152,304
Tenant reimbursements and other	4,458,006	2,041,417	112,602

Total revenues	37,909,630	19,591,577	1,264,906
Expenses:
Operating, maintenance and management	10,429,818	5,163,724	376,536
Real estate taxes and insurance	5,237,606	2,763,816	160,707
Fees to affiliates	5,799,201	2,402,297	2,221,052
Depreciation and amortization	16,659,117	12,488,831	825,735
Interest expense	11,657,873	5,898,156	281,031
General and administrative expenses	3,491,624	2,627,940	1,426,575
Acquisition costs	—	—	893,982

Total expenses	53,275,239	31,344,764	6,185,618

Net loss	(15,365,609)	(11,753,187)	(4,920,712)
Net loss attributable to non-controlling interest	—	—	(100)

Net loss attributable to common stockholders	$(15,365,609)	$(11,753,187)	$(4,920,612)

Net loss attributable to Class A common stockholders—basic and diluted	$(6,401,649)	$(5,726,887)	$(3,160,451)

Net Loss per Class A common share—basic and diluted	$(1.86)	$(2.49)	$(8.36)

Weighted average number of Class A common shares outstanding—basic and diluted	3,266,046	2,190,070	374,595

Net loss attributable to Class R common stockholders—basic and diluted	$(806,620)	$(534,790)	$(165,258)

Net loss per Class R common share—basic and diluted	$(1.91)	$(2.55)	$(8.42)

Weighted average number of Class R common shares outstanding—basic and diluted	411,528	204,514	19,587

Net loss attributable to Class T common stockholders—basic and diluted	$(8,157,340)	$(5,491,510)	$(1,594,903)

Net loss per Class T common share—basic and diluted	$(2.05)	$(2.75)	$(8.62)

Weighted average number of Class T common shares outstanding—basic and diluted	4,161,778	2,100,058	189,037

See accompanying notes to consolidated financial statements.

STEADFAST APARTMENT REIT III, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2018, 2017 AND 2016

	Stockholders’ Equity									Noncontrolling Interest	Total Equity
	Common Stock						Additional Paid-In Capital	Cumulative Distributions & Net Losses	Total Stockholders’ Equity
	Class A		Class R		Class T
	Shares	Amount	Shares	Amount	Shares	Amount
BALANCE, December 31, 2015	8,000	$80	—	$—	—	$—	$199,920	$—	$200,000	$—	$200,000
Issuance of common stock	1,239,420	12,394	99,043	990	889,434	8,894	53,633,875	—	53,656,153	—	53,656,153
Commissions on sales of common stock and related dealer manager fees to affiliates	—	—	—	—	—	—	(4,639,146)	—	(4,639,146)	—	(4,639,146)
Transfers to redeemable common stock	—	—	—	—	—	—	(292,818)	—	(292,818)	—	(292,818)
Other offering costs to affiliates	—	—	—	—	—	—	(3,329,974)	—	(3,329,974)	—	(3,329,974)
Distributions declared	—	—	—	—	—	—	—	(820,700)	(820,700)	—	(820,700)
Amortization of stock-based compensation	—	—	—	—	—	—	61,071	—	61,071	—	61,071
Contribution from noncontrolling interest	—	—	—	—	—	—	—	—	—	100	100
Net loss	—	—	—	—	—	—	—	(4,920,612)	(4,920,612)	(100)	(4,920,712)

BALANCE, December 31, 2016	1,247,420	12,474	99,043	990	889,434	8,894	45,632,928	(5,741,312)	39,913,974	—	39,913,974
Issuance of common stock	1,640,311	16,404	210,475	2,106	2,481,444	24,815	104,046,957	—	104,090,282	—	104,090,282
Commissions on sales of common stock and related dealer manager fees to affiliates	—	—	—	—	—	—	(9,034,341)	—	(9,034,341)	—	(9,034,341)
Transfers to redeemable common stock	—	—	—	—	—	—	(2,698,321)	—	(2,698,321)	—	(2,698,321)
Repurchase of common stock	—	—	—	—	(887)	(9)	(21,060)	—	(21,069)	—	(21,069)
Other offering costs to affiliates	—	—	—	—	—	—	(6,167,169)	—	(6,167,169)	—	(6,167,169)
Distributions declared	—	—	—	—	—	—	—	(6,189,253)	(6,189,253)	—	(6,189,253)
Amortization of stock-based compensation	—	—	—	—	—	—	63,591	—	63,591	—	63,591
Net loss	—	—	—	—	—	—	—	(11,753,187)	(11,753,187)	—	(11,753,187)

BALANCE, December 31, 2017	2,887,731	28,878	309,518	3,096	3,369,991	33,700	131,822,585	(23,683,752)	108,204,507	—	108,204,507
Issuance of common stock	649,469	6,495	168,166	1,682	1,252,853	12,529	49,417,719	—	49,438,425	—	49,438,425
Commissions on sales of common stock and related dealer manager fees to affiliates	—	—	—	—	—	—	(702,740)	—	(702,740)	—	(702,740)
Transfers to redeemable common stock	—	—	—	—	—	—	(4,174,775)	—	(4,174,775)	—	(4,174,775)
Repurchase of common stock	(20,210)	(202)	(3,608)	(36)	(2,527)	(25)	(595,505)	—	(595,768)	—	(595,768)
Other offering costs to affiliates	—	—	—	—	—	—	(5,085,703)	—	(5,085,703)	—	(5,085,703)
Distributions declared	—	—	—	—	—	—	—	(10,964,718)	(10,964,718)	—	(10,964,718)
Amortization of stock-based compensation	—	—	—	—	—	—	82,346	—	82,346	—	82,346
Net loss	—	—	—	—	—	—	—	(15,365,609)	(15,365,609)	—	(15,365,609)

BALANCE, December 31, 2018	3,516,990	$35,171	474,076	$4,742	4,620,317	$46,204	$170,763,927	$(50,014,079)	$120,835,965	$—	$120,835,965

See accompanying notes to consolidated financial statements.

STEADFAST APARTMENT REIT III, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2018	2017	2016
Cash Flows from Operating Activities:
Net loss	$(15,365,609)	$(11,753,187)	$(4,920,712)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	16,659,117	12,488,831	825,735
Loss on disposal of buildings and improvements	315,472		—
Amortization of deferred financing costs	234,562	119,514	6,931
Amortization of stock-based compensation	82,346	63,591	61,071
Amortization of stock-based annual compensation and meeting fees	13,750	27,500	56,000
Change in fair value of interest rate cap agreements	(119,837)	444,252	24,989
Changes in operating assets and liabilities:
Rents and other receivables	(89,157)	(396,922)	(29,490)
Other assets	(84,733)	(276,976)	(167,535)
Accounts payable and accrued liabilities	1,197,194	4,503,526	956,181
Due to affiliates	(928,380)	721,270	1,402,124

Net cash provided by (used in) operating activities	1,914,725	5,941,399	(1,784,706)

Cash Flows from Investing Activities:
Acquisition of real estate investments	(30,118,698)	(264,059,130)	(96,775,000)
Additions to real estate investments	(5,596,569)	(4,139,039)	(311,387)
Escrow deposits for pending real estate acquisitions	(1,000,000)	(5,000,000)	(3,300,100)
Purchase of interest rate cap agreements	—	(288,740)	(438,120)

Cash used in investing activities	(36,715,267)	(273,486,909)	(100,824,607)

Cash Flows from Financing Activities:
Proceeds from issuance of mortgage notes payable	21,545,000	187,595,000	72,426,000
Contributions from noncontrolling interest	—	—	100
Proceeds from issuance of Class A common stock	14,057,829	39,154,393	29,930,624
Proceeds from issuance of Class R common stock	3,597,999	4,661,050	2,223,100
Proceeds from issuance of Class T common stock	26,788,418	57,564,527	21,055,168
Payments of commissions on sale of common stock and related dealer manager fees	(3,640,878)	(7,067,978)	(3,667,371)
Reimbursement of other offering costs to affiliates	(1,810,661)	(7,377,882)	(1,713,487)
Payment of deferred financing costs	(163,082)	(1,261,006)	(415,998)
Distributions to common stockholders	(5,498,959)	(2,964,771)	(286,624)
Repurchase of common stock	(595,768)	(21,069)	—

Net cash provided by financing activities	54,279,898	270,282,264	119,551,512

Net increase in cash, cash equivalents and restricted cash	19,479,356	2,736,754	16,942,199
Cash, cash equivalents and restricted cash, beginning of year	19,878,953	17,142,199	200,000

Cash, cash equivalents and restricted cash, end of year	$39,358,309	$19,878,953	$17,142,199

STEADFAST APARTMENT REIT III, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

	Year Ended December 31,
	2018	2017	2016
Supplemental Disclosures of Cash Flow Information:
Interest paid	$11,138,568	$4,781,715	$141,718

Supplemental Disclosures of Noncash Flow Transactions:
Increase in distributions payable	$423,455	$505,102	$241,258

Application of escrow deposits to acquire real estate	$1,000,000	$5,650,100	$2,650,000

Increase (decrease) in amounts receivable from transfer agent for Class A common stock	$9,000	$(82,400)	$73,400

(Decrease) increase in amounts receivable from transfer agent for Class T common stock	$(70,875)	$45,832	$25,043

Increase (decrease) in amounts payable to affiliates for other offering costs	$3,275,042	$(1,210,713)	$1,616,487

Distributions paid to common stockholders through common stock issuances pursuant to the distribution reinvestment plan	$5,042,304	$2,719,380	$292,818

Increase in redeemable common stock	$4,174,775	$2,698,321	$292,818

Increase in redemption payable	$524,741	$71,080	$—

Increase in accounts payable and accrued liabilities from additions to real estate investments	$72,570	$160,007	$35,504

Increase in due to affiliates from additions to real estate investments	$3,100	$18,527	$1,347

(Decrease) increase in due to affiliates from distribution and shareholder servicing fee	$(2,938,138)	$1,966,363	$971,775

See accompanying notes to consolidated financial statements.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018

1. Organization and Business

Steadfast Apartment REIT III, Inc. (the “Company”) was formed on July 29, 2015, as a Maryland corporation that elected to be taxed as, and qualifies, as a real estate investment trust (“REIT”) commencing with the taxable year ended December 31, 2016. On August 24, 2015, the Company was initially capitalized with the sale of 8,000 shares of Class A common stock to Steadfast Apartment Advisor III, LLC (the “Advisor”), a Delaware limited liability company, at a purchase price of $25.00 per share for an aggregate purchase price of $200,000.

The Company owns and operates a portfolio of multifamily properties located in targeted markets throughout the United States. As of December 31, 2018, the Company owned ten multifamily properties comprising a total of 2,775 apartment homes. For more information on the Company’s real estate portfolio, see Note 3 (Real Estate).

Public Offering

On February 5, 2016, the Company commenced its initial public offering to offer a maximum of $1,000,000,000 in shares of common stock for sale to the public in the primary offering (the “Primary Offering”). The Company initially offered Class A shares and Class T shares in the Public Offering at an initial price of $25.00 for each Class A share ($500,000,000 in Class A shares) and $23.81 for each Class T share ($500,000,000 in Class T shares), with discounts available for certain categories of purchasers. The Company also registered up to $300,000,000 in shares pursuant to the Company’s distribution reinvestment plan (the “DRP,” and together with the Primary Offering, the “Public Offering”) at an initial price of $23.75 for each Class A share and $22.62 for each Class T share.

Commencing on July 25, 2016, the Company revised the terms of its Public Offering to include Class R shares. The Company subsequently offered a maximum of $1,000,000,000 in shares of common stock for sale to the public at an initial price of $25.00 for each Class A share ($400,000,000 in Class A shares), $22.50 for each Class R share ($200,000,000 in Class R shares) and $23.81 for each Class T share ($400,000,000 in Class T shares), with discounts available for certain categories of purchasers. Up to $300,000,000 in shares were offered pursuant to the DRP at an initial price of $23.75 for each Class A share, $22.50 for each Class R share and $22.62 for each Class T share.

As of August 31, 2018, the date the Company terminated its Primary Offering, it had sold 3,483,706 shares of Class A common stock, 474,357 shares of Class R common stock and 4,572,889 shares of Class T common stock in the Public Offering for gross proceeds of $85,801,001, $10,672,273 and $108,706,960, respectively, and $205,180,234 in the aggregate, including 111,922 shares of Class A common stock, 8,450 shares of Class R common stock and 145,838 shares of Class T common stock issued pursuant to the DRP for gross offering proceeds of $2,658,156, $190,125 and $3,298,847, respectively. As of December 31, 2018, the Company had sold 3,513,310 shares of Class A common stock, 477,684 shares of Class R common stock and 4,623,732 shares of Class T common stock in the Public Offering for gross proceeds of $86,485,589, $10,747,201 and $109,854,820, respectively, and $207,087,610 in the aggregate, including 141,524 shares of Class A common stock, 11,777 shares of Class R common stock and 196,681 shares of Class T common stock issued pursuant to the DRP for gross offering proceeds of $3,342,744, $265,053 and $4,446,707, respectively.

On October 9, 2018, the Company’s board of directors determined an estimated value per share for each of the Company’s Class A common stock, Class R common stock and Class T common stock of $22.54 as of June 30, 2018. In connection with the determination of an estimated value per share, the Company’s board of

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directors determined a price per share for the DRP for each of the Company’s Class A common stock, Class R common stock and Class T common stock of $22.54 effective November 1, 2018. The Company’s board of directors elected to suspend the DRP with respect to distributions that accrue after February 1, 2019 and may, from time to time in its sole discretion, reinstate the DRP, although there is no assurance as to if or when this will happen.

The business of the Company is externally managed by the Advisor, pursuant to the Amended and Restated Advisory Agreement dated July 25, 2016, by and among the Company, Steadfast Apartment REIT III Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), and the Advisor (as amended, the “Advisory Agreement”). The Advisory Agreement is subject to annual renewal by the Company’s board of directors. The current term of the Advisory Agreement expires on February 5, 2020. Subject to certain restrictions and limitations, the Advisor manages the Company’s day-to-day operations, manages the Company’s portfolio of properties and real estate-related assets, sources and presents investment opportunities to the Company’s board of directors and provides investment management services on the Company’s behalf. The Advisor has also entered into an Advisory Services Agreement with Crossroads Capital Advisors, LLC (“Crossroads Capital Advisors”), whereby Crossroads Capital Advisors provides advisory services to the Company on behalf of the Advisor. The Company has retained Stira Capital Markets Group, LLC (formerly known as Steadfast Capital Markets Group, LLC) (the “Dealer Manager”), an affiliate of the Advisor, which served as the dealer manager for the Public Offering. The Advisor, along with the Dealer Manager, also provides marketing, investor relations and other administrative services on the Company’s behalf.

Substantially all of the Company’s business is conducted through the Operating Partnership. The Company is the sole general partner of the Operating Partnership and owns a 99.99% partnership interest in the Operating Partnership. The Advisor is the sole limited partner of and owns the remaining 0.01% partnership interest in the Operating Partnership. The Company and the Advisor entered into an amended and Restated Agreement of Limited Partnership on July 25, 2016 (as amended, the “Partnership Agreement”). As the Company accepted subscriptions for shares of its common stock in the Public Offering, the Company transferred substantially all of the net offering proceeds from the Public Offering to the Operating Partnership as a contribution in exchange for partnership interests and the Company’s percentage ownership in the Operating Partnership increased proportionately.

The Partnership Agreement provides that the Operating Partnership is operated in a manner that will enable the Company to (1) satisfy the requirements for being classified as a REIT for tax purposes, (2) avoid any federal income or excise tax liability and (3) ensure that the Operating Partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), which classification could result in the Operating Partnership being taxed as a corporation. In addition to the administrative and operating costs and expenses incurred by the Operating Partnership in acquiring and operating real properties, the Operating Partnership pays all of the Company’s administrative costs and expenses, and such expenses are treated as expenses of the Operating Partnership.

The Company commenced its real estate operations on May 19, 2016, upon acquiring a fee simple interest in Carriage House Apartment Homes, a multifamily property located in Gurnee, Illinois.

2. Summary of Significant Accounting Policies

Principles of Consolidation and Basis of Presentation

The consolidated financial statements include the accounts of the Company, the consolidated variable interest entity (“VIE”) that the Company controls and of which the Company is the primary beneficiary, and the

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Operating Partnership’s subsidiaries. All significant intercompany balances and transactions are eliminated in consolidation. The financial statements of the Company’s subsidiaries are prepared using accounting policies consistent with those of the Company. The Operating Partnership is a VIE because the Advisor, as the limited partner, lacks substantive kick-out rights and substantive participating rights. The Company is the primary beneficiary of, and consolidates, the Operating Partnership.

The accompanying consolidated financial statements are prepared in accordance with U.S. GAAP as contained within the Financial Accounting Standards Board (“FASB”), Accounting Standards Codification (“ASC”) and the rules and regulations of the SEC.

Square footage, occupancy and certain other measures used to describe real estate included in the notes to the consolidated financial statements are presented on an unaudited basis.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires the Company to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could materially differ from those estimates.

Reclassifications

Certain amounts in the Company’s prior period consolidated financial statements were reclassified to conform to the current period presentation. These reclassifications did not change the results of operations of prior periods. On January 1, 2018, the Company adopted ASU 2016-18. As a result, the Company no longer presents transfers between cash and restricted cash in the consolidated statements of cash flows. Instead, restricted cash is included with cash and cash equivalents when reconciling the beginning of the period and end of the period total amounts shown on the consolidated statements of cash flows.

Real Estate Assets

Depreciation and Amortization

Real estate costs related to the development, construction and improvement of properties are capitalized. Acquisition costs related to business combinations are expensed as incurred. Acquisition costs related to asset acquisitions are capitalized. On January 1, 2017, the Company early adopted ASU 2017-01, Business Combinations (Topic 805): clarifying the definition of a business (“ASU 2017-01”), that clarifies the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of businesses. All of the Company’s real estate investments acquired in fiscal years 2018 and 2017, qualify as asset acquisitions, and as such, acquisition costs are capitalized.

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Repair and maintenance and tenant turnover costs are charged to expense as incurred and significant replacements and betterments are capitalized. Repair and maintenance and tenant turnover costs include all costs that do not extend the useful life of the real estate asset. The Company considers the period of future benefit of an asset to determine its appropriate useful life and anticipates the estimated useful lives of assets by class to be generally as follows:

Buildings	30 years
Building improvements	5-25 years
Tenant improvements	Shorter of lease term or expected useful life
Tenant origination and absorption costs	Remaining term of related lease
Furniture, fixtures, and equipment	5-10 years

Real Estate Purchase Price Allocation

Prior to the adoption of ASU 2017-01, the Company recorded the acquisition of income-producing real estate or real estate that will be used for the production of income as a business combination. All assets acquired and liabilities assumed in a business combination are measured at their acquisition-date fair values. Acquisition costs are expensed as incurred. Upon adoption of ASU 2017-01, the Company records the acquisition of income-producing real estate or real estate that are used for the production of income as an asset acquisition. All assets acquired and liabilities assumed in the asset acquisition are measured at their acquisition date fair values. Acquisition costs are capitalized and allocated between land, buildings and improvements and tenant origination and associated costs on the consolidated balance sheet.

The Company assesses the acquisition-date fair values of all tangible assets, identifiable intangible assets and assumed liabilities using methods similar to those used by independent appraisers (e.g., discounted cash flow analysis) and that utilize appropriate discount and/or capitalization rates and available market information. Estimates of future cash flows are based on a number of factors including historical operating results, known and anticipated trends, and market and economic conditions. The fair value of tangible assets of an acquired property considers the value of the property as if it was vacant.

Intangible assets include the value of in-place leases, which represents the estimated value of the net cash flows of the in-place leases to be realized, as compared to the net cash flows that would have occurred had the property been vacant at the time of acquisition and subject to lease-up.

The Company estimates the value of tenant origination and absorption costs by considering the estimated carrying costs during hypothetical expected lease-up periods, considering current market conditions. In estimating carrying costs, the Company estimates the amount of lost rentals using market rates during the expected lease-up periods.

The Company amortizes the value of in-place leases to expense over the remaining non-cancelable term of the respective leases. Should a tenant terminate its lease, the unamortized portion of the in-place lease value and customer relationship intangibles would be charged to expense in that period.

The Company records above-market and below-market in-place lease values for acquired properties based on the present value (using an interest rate that reflects the risks associated with the leases acquired) of the difference between (1) the contractual amounts to be paid pursuant to the in-place leases and (2) the Company’s estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. The Company amortizes any capitalized above-market or below-

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market lease values as a reduction or increase to rental income over the remaining non-cancelable terms of the respective leases.

The total amount of other intangible assets acquired will be further allocated to in-place lease values and customer relationship intangible values based on the Company’s evaluation of the specific characteristics of each tenant’s lease and its overall relationship with that respective tenant. Characteristics that the Company considers in allocating these values include the nature and extent of existing business relationships with the tenant, growth prospects for developing new business with the tenant, and the tenant’s credit quality and expectations of lease renewals (including those existing under the terms of the lease agreement), among other factors.

Estimates of the fair values of the tangible assets, identifiable intangible assets and assumed liabilities require the Company to make significant assumptions to estimate market lease rates, property-operating expenses, carrying costs during lease-up periods, discount rates, market absorption periods, and the number of years the property will be held for investment. The use of inappropriate assumptions could result in an incorrect valuation of acquired tangible assets, identifiable intangible assets and assumed liabilities, which could impact the amount of the Company’s net income (loss).

Impairment of Real Estate Assets

The Company accounts for its real estate assets in accordance with ASC 360, Property, Plant and Equipment (“ASC 360”). ASC 360 requires the Company to continually monitor events and changes in circumstances that could indicate that the carrying amounts of the Company’s real estate and related intangible assets may not be recoverable. When indicators of potential impairment suggest that the carrying value of real estate and related intangible assets and liabilities may not be recoverable, the Company assesses the recoverability of the assets by estimating whether the Company will recover the carrying value of the asset through its undiscounted future cash flows and its eventual disposition. Based on this analysis, if the Company does not believe that it will be able to recover the carrying value of the real estate and related intangible assets and liabilities, the Company records an impairment loss to the extent that the carrying value exceeds the estimated fair value of the real estate and related intangible assets and liabilities. If any assumptions, projections or estimates regarding an asset changes in the future, the Company may have to record an impairment to reduce the net book value of such individual asset. The Company did not record any impairment loss on its real estate assets during the years ended December 31, 2018 , 2017 and 2016.

Rents and Other Receivables

The Company will periodically evaluate the collectability of amounts due from tenants and maintain an allowance for doubtful accounts for estimated losses resulting from the inability of tenants to make required payments under lease agreements. The Company exercises judgment in establishing these allowances and considers payment history and current credit status of tenants in developing these estimates. Due to the short-term nature of the operating leases, the Company does not maintain a deferred rent receivable related to the straight-lining of rents. Other receivables include amounts due from the transfer agent for stock subscription net proceeds.

Revenue Recognition

On January 1, 2018, the Company adopted ASC 606, Revenue from Contracts with Customers, (“ASC 606”), which establishes a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most of the existing revenue recognition guidance. This standard requires the Company to recognize, for certain of its revenue sources, transfer of promised goods or services to

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customers in an amount that reflects the consideration the Company is entitled to in exchange for those goods or services. The Company selected the modified retrospective transition method but had no cumulative effect adjustment to recognize as of the date of adoption and adopted ASC 606 effective January 1, 2018. The Company’s revenue consists of rental revenues and tenant reimbursements and other. There was no impact to the Company’s recognition of rental revenue from leasing arrangements as this was specifically excluded from ASC 606. The Company identified limited sources of revenues from non-lease components but did not experience a material impact on its revenue recognition in the consolidated financial statements upon adoption. The Company leases apartment and condominium units under operating leases with terms generally of one year or less. Generally, credit investigations are performed for prospective residents and security deposits are obtained. The Company will recognize minimum rent, including rental abatements, concessions and contractual fixed increases attributable to operating leases, on a straight-line basis over the term of the non-cancellable term of the related lease and amounts expected to be received in later years will be recorded as deferred rents. The Company records property operating expense reimbursements due from tenants for common area maintenance, real estate taxes, and other recoverable costs in the period the related expenses are incurred in accordance with ASC 840, Leases.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents may include cash and short-term investments. Short-term investments are stated at cost, which approximates fair value. As of December 31, 2018 and 2017, the Company had amounts in excess of federally insured limits in deposit accounts with a financial institution. The Company limits such deposits to financial institutions with high credit standing.

Restricted Cash

Restricted cash represents those cash accounts for which the use of funds is restricted by loan covenants. As of December 31, 2018 and 2017, the Company had a restricted cash balance of $3,729,649 and $4,344,992, respectively, which represents amounts set aside as impounds for future property tax payments, property insurance payments and tenant improvement payments as required by agreements with the Company’s lenders.

Deferred Financing Costs

The Company capitalizes deferred financing costs such as commitment fees, legal fees and other third party costs associated with obtaining commitments for financing that result in a closing of such financing, as a contra liability against the respective outstanding debt balance. The Company amortizes these costs over the terms of the respective financing agreements using the effective interest method. The Company expenses unamortized deferred financing costs when the associated debt is refinanced or repaid before maturity unless specific rules are met that would allow for the carryover of such costs to the refinanced debt. Costs incurred in seeking financing transactions that do not close are expensed in the period in which it is determined that the financing will not close.

Derivative Financial Instruments

The Company accounts for its derivative instruments in accordance with ASC 815, Derivatives and Hedges. The Company’s objective in using derivatives is to add stability to interest expense and to manage the Company’s exposure to interest rate movements or other identified risks. To accomplish these objectives, the Company may use various types of derivative instruments to manage fluctuations in cash flows resulting from

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interest rate risk attributable to changes in the benchmark interest rate of London Interbank Offered Rate (“LIBOR”) or other applicable benchmark rates.

The Company measures its derivative instruments and hedging activities at fair value and records them as an asset or liability, depending on its rights or obligations under the applicable derivative contract. For derivatives designated as fair value hedges, the changes in the fair value of both the derivative instrument and the hedged items are recorded in earnings. Derivatives used to hedge the exposure to variability in expected future cash flows, or other types of forecasted transactions, are considered cash flow hedges. For derivatives designated as cash flow hedges, the effective portions of changes in fair value of the derivatives are reported in other comprehensive income (loss) and are subsequently reclassified into earnings when the hedged item affects earnings. Changes in fair value of derivative instruments not designated as hedges and ineffective portions of hedges are recognized in earnings in the affected period. The Company assesses the effectiveness of each hedging relationship by comparing the changes in fair value or cash flows of the derivative hedging instrument with the changes in fair value or cash flows of the designated hedged item or transaction.

As of December 31, 2018 and 2017, the Company did not have any derivatives designated as cash flow or fair value hedges, nor are derivatives being used for trading or speculative purposes.

Fair Value Measurements

Under GAAP, the Company is required to measure certain financial instruments at fair value on a recurring basis. In addition, the Company is required to measure other assets and liabilities at fair value on a non-recurring basis (e.g., carrying value of impaired real estate loans receivable and long-lived assets). Fair value is defined as the price that would be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The GAAP fair value framework uses a three-tiered approach. Fair value measurements are classified and disclosed in one of the following three categories:

•	Level 1: unadjusted quoted prices in active markets that are accessible at the measurement date for identical assets or liabilities;

•

Level 2: quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-derived valuations in which significant inputs and significant value drivers are observable in active markets; and

•	Level 3: prices or valuation techniques where little or no market data is available that requires inputs that are both significant to the fair value measurement and unobservable.

When available, the Company utilizes quoted market prices from an independent third-party source to determine fair value and will classify such items in Level 1 or Level 2. In instances where the market is not active, regardless of the availability of a nonbinding quoted market price, observable inputs might not be relevant and could require the Company to make a significant adjustment to derive a fair value measurement. Additionally, in an inactive market, a market price quoted from an independent third party may rely more on models with inputs based on information available only to that independent third party. When the Company determines the market for a financial instrument owned by the Company to be illiquid or when market transactions for similar instruments do not appear orderly, the Company uses several valuation sources (including internal valuations, discounted cash flow analysis and quoted market prices) and will establish a fair value by assigning weights to the various valuation sources.

The following describes the valuation methodologies used by the Company to measure fair value, including an indication of the level in the fair value hierarchy in which each asset or liability is generally classified.

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Interest rate cap agreements—The Company has entered into certain interest rate cap agreements. These derivatives are recorded at fair value. Fair value was based on a model-driven valuation using the associated variable rate curve and an implied market volatility, both of which were observable at commonly quoted intervals for the full term of the interest rate cap agreements. Therefore, the Company’s interest rate cap agreements were classified within Level 2 of the fair value hierarchy and are included in other assets in the accompanying consolidated balance sheets. Changes in the fair value of the interest rate cap agreements are recorded as interest expense in the accompanying consolidated statements of operations.

The following tables reflect the Company’s assets required to be measured at fair value on a recurring basis on the consolidated balance sheets:

	December 31, 2018
	Fair Value Measurements Using
	Level 1	Level 2	Level 3
Assets:
Interest rate cap agreements	$—	$377,456	$—

	December 31, 2017
	Fair Value Measurements Using
	Level 1	Level 2	Level 3
Assets:
Interest rate cap agreements	$—	$257,619	$—

Changes in assumptions or estimation methodologies can have a material effect on these estimated fair values. In this regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, may not be realized in an immediate settlement of the instrument.

Fair Value of Financial Instruments

The accompanying consolidated balance sheets include the following financial instruments: cash and cash equivalents, restricted cash, rents and other receivables, accounts payable and accrued liabilities, due to affiliates, distributions payable, and mortgage notes payable, net.

The Company considers the carrying value of cash and cash equivalents, restricted cash, rents and other receivables, accounts payable and accrued liabilities and distributions payable to approximate the fair value of these financial instruments based on the short duration between origination of the instruments and their expected realization. The fair value of amounts due to affiliates is not determinable due to the related party nature of such amounts. The Company has determined that its mortgage notes payable, net are classified as Level 3 within the fair value hierarchy.

The fair value of the mortgage notes payable, net is estimated using a discounted cash flow analysis using borrowing rates available to the Company for debt instruments with similar terms and maturities. As of December 31, 2018 and 2017, the fair value of the mortgage notes payable, net was $279,945,659 and $262,048,883, respectively, compared to the carrying value of $280,086,921 and $258,470,441, respectively.

Accounting for Stock-Based Compensation

The Company amortizes the fair value of stock-based compensation awards to expense over the vesting period and records any dividend equivalents earned as dividends for financial reporting purposes. Stock-based

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compensation awards are valued at the fair value on the date of grant and amortized as an expense over the vesting period.

Distribution Policy

The Company elected to be taxed as, and qualifies as, a REIT commencing with the Company’s taxable year ended December 31, 2016. To maintain its qualification as a REIT, the Company intends to make distributions each taxable year equal to at least 90% of its REIT taxable income (which is determined without regard to the dividends-paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). The Company’s board of directors declared a distribution to the holders of Class A shares and Class T shares which began to accrue on May 19, 2016. The Company’s board of directors also declared a distribution to the holders of Class R shares which began to accrue on August 2, 2016.

Distributions declared during the period from January 1, 2017 to March 31, 2017, were based on daily record dates and calculated at a rate of $0.004110 per Class A share per day, $0.00394521 per Class R share per day subject to an annual distribution and shareholder servicing fee of 0.27%, and in some instances, $0.00369863 per Class R share per day subject to an annual distribution and shareholder servicing fee of 0.67% and $0.003376 per Class T share per day. Distributions declared during the period from April 1, 2017 to June 30, 2017, were based on daily record dates and calculated at a rate of $0.004110 per Class A share per day, $0.00394521 per Class R share per day subject to an annual distribution and shareholder servicing fee of 0.27%, and in some instances, $0.00369863 per Class R share per day subject to an annual distribution and shareholder servicing fee of 0.67% and $0.003376 per Class T share per day. Distributions declared during the period from July 1, 2017 to September 30, 2017, were based on daily record dates and calculated at a rate of $0.004110 per Class A share per day, $0.00394521 per Class R share per day and $0.003457 per Class T share per day. Distributions declared during the period from October 1, 2017 to September 30, 2018, were based on daily record dates and calculated at a rate of $0.004110 per Class A share per day, $0.00394521 per Class R share per day subject to an annual distribution and shareholder servicing fee of 0.27%, and in some instances, $0.00369863 per Class R share per day subject to an annual distribution and shareholder servicing fee of 0.67%, $0.003376 per Class T share per day subject to an annual distribution and shareholder servicing fee of 1.125%, and in some instances, $0.003457 per Class T share per day subject to an annual distribution and shareholder servicing fee of 1.0%. Distributions declared during the period from October 1, 2018 to December 31, 2018, were based on daily record dates and calculated at a rate of $0.004110 per Class A share, Class R share and Class T share per day. Each day during the period from May 19, 2016 to December 31, 2018, was a distribution record date with respect to Class A shares and Class T shares. Each day during the period from August 2, 2016 to December 31, 2018, was a distribution record date with respect to Class R shares.

Distributions to stockholders are determined by the board of directors of the Company and are dependent upon a number of factors relating to the Company, including funds available for the payment of distributions, financial condition, the timing of property acquisitions, capital expenditure requirements and annual distribution requirements in order for the Company to qualify as a REIT under the Internal Revenue Code. During the years ended December 31, 2018 and 2017, the Company declared distributions totaling $1.500 and $1.500 per Class A share of common stock, $1.448 and $1.425 per Class R share of common stock and $1.307 and $1.241 per Class T share of common stock, respectively.

Organization and Offering Costs

Organization and offering expenses include all expenses to be paid by the Company in connection with the Public Offering, including legal, accounting, tax, printing, mailing and filing fees, charges of the Company’s

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escrow holder and transfer agent, expenses of organizing the Company, data processing fees, advertising and sales literature costs, transfer agent costs, information technology costs, bona fide out-of-pocket due diligence costs and amounts to reimburse the Advisor or its affiliates for the salaries of its employees and other costs in connection with preparing sales materials and providing other administrative services in connection with the Public Offering. Any such reimbursement will not exceed actual expenses incurred by the Advisor. Following the termination of the Public Offering, the Advisor had an obligation to reimburse the Company to the extent total organization and offering expenses (including sales commissions, dealer manager fees and the distribution and shareholder servicing fees) borne by the Company exceeded 15% of the gross proceeds raised in our Primary Offering. Total organization and offering expenses borne by the Company did not exceed 15% of the gross offering proceeds in the Public Offering.

To the extent the Company does not pay the full sales commissions, dealer manager fee or distribution and shareholder servicing fee for shares sold in the Public Offering, the Company may also reimburse costs of bona fide training and education meetings held by the Company (primarily the travel, meal and lodging costs of registered representatives of broker-dealers), attendance and sponsorship fees and cost reimbursement of employees of the Company’s affiliates to attend seminars conducted by broker-dealers and, in certain cases, reimbursement to participating broker-dealers for technology costs associated with the offering, costs and expenses related to such technology costs, and costs and expenses associated with the facilitation of the marketing of the Company’s shares and the ownership of the Company’s shares by such broker-dealers’ customers; provided, however, that the Company did not pay any of the foregoing costs to the extent that such payment would cause total underwriting compensation to exceed 10% of the gross offering proceeds of the Primary Offering, as required by the rules of Financial Industry Regulatory Authority, Inc. (“FINRA”).

When recognized, organization costs are expensed as incurred. Offering costs, including selling commissions, dealer manager fees and the distribution and shareholder servicing fees, are deferred and charged to stockholders’ equity. All such amounts are reimbursed to the Advisor, the Dealer Manager or their affiliates from gross offering proceeds, except for the distribution and shareholder servicing fees, which are paid from sources other than Public Offering proceeds.

Operating Expenses

Pursuant to the Company’s Second Articles of Amendment and Restatement (as amended, the “Charter”), the Company is limited in the amount of certain operating expenses it may record on a rolling four-quarter basis to the greater of 2% of average invested assets and 25% of net income. Operating expenses include all costs and expenses incurred by the Company, as determined under GAAP, that in any way are related to the operation of the Company, excluding expenses of raising capital, interest payments, taxes, property operating expenses, non-cash expenditures, incentive fees, acquisition fees and acquisition expenses, real estate commissions on the resale of investments and other expenses connected with the acquisition, disposition, management and ownership of investments. During the four quarters ended December 31, 2018, the Company recorded operating expenses of $2,942,145, which include $1,176,246 incurred by the Advisor on behalf of the Company, none of which were in excess of the 2%/25% limitation, and are included in general and administrative expenses in the accompanying consolidated statements of operations. Operating expenses of $105,491 remain payable and are included in due to affiliates in the accompanying consolidated balance sheet as of December 31, 2018.

Income Taxes

The Company elected to be taxed as, and qualifies as, a REIT under the Internal Revenue Code and has operated as such commencing with the taxable year ended December 31, 2016. To maintain its qualification as a

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REIT, the Company must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of its annual REIT taxable income to its stockholders (which is computed without regard to the dividends-paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). As a REIT, the Company generally will not be subject to federal income tax to the extent it distributes qualifying dividends to its stockholders. If the Company fails to qualify as a REIT in any taxable year following the year it initially elects to be taxed as a REIT, it would be subject to federal income tax on its taxable income at regular corporate income tax rates and generally would not be permitted to qualify for treatment as a REIT for federal income tax purposes for the four taxable years following the year during which qualification is lost unless the Internal Revenue Service grants the Company relief under certain statutory provisions. Such an event could materially adversely affect the Company’s net income and net cash available for distribution to its stockholders. The Company believes it is organized and operates in such a manner as to qualify for treatment as a REIT.

The Company follows ASC 740, Income Taxes, to recognize, measure, present and disclose in its consolidated financial statements uncertain tax positions that it has taken or expects to take on a tax return. As of December 31, 2018 and 2017, the Company had no liabilities for uncertain tax positions that it believes should be recognized in its accompanying consolidated financial statements. Due to uncertainty regarding the realization of certain deferred tax assets, the Company has established valuation allowances, primarily in connection with the net operating loss carryforwards related to the Company. The Company has not been assessed interest or penalties by any major tax jurisdictions. The Company’s evaluations were performed for all open tax years through December 31, 2018. As of December 31, 2018, the Company’s tax return for calendar year 2017, 2016 and 2015 remains subject to examination by major tax jurisdictions.

Per Share Data

Basic loss per share attributable to common stockholders for all periods presented are computed by dividing net loss by the weighted average number of shares of the Company’s common stock outstanding for each class of shares outstanding during the period. Diluted loss per share is computed based on the weighted average number of shares of the Company’s common stock and all potentially dilutive securities, if any. Distributions declared per common share assume each share was issued and outstanding each day during the period. Nonvested shares of the Company’s restricted common stock give rise to potentially dilutive shares of the Company’s common stock but such shares were excluded from the computation of diluted earnings per share because such shares were anti-dilutive during the period.

In accordance with FASB ASC Topic 260-10-45, Earnings Per Share, the Company uses the two-class method to calculate earnings per share. Basic earnings per share is calculated based on dividends declared and the rights of common shares and participating securities in any undistributed earnings, which represents net income remaining after deduction of dividends declared during the period. The undistributed earnings are allocated to all outstanding common shares based on the relative percentage of each class of shares to the total number of outstanding shares. The Company does not have any participating securities outstanding but does have multiple classes of common stock with different dividend rates and an unvested portion of restricted Class A common stock. Earnings attributable to the unvested restricted Class A common stock are deducted from earnings in the computation of per share amounts where applicable.

Segment Disclosure

The Company has determined that it has one reportable segment with activities related to investing in multifamily properties. The Company’s investments in real estate are in different geographic regions, and

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management evaluates operating performance on an individual asset level. However, as each of the Company’s assets has similar economic characteristics, tenants and products and services, its assets have been aggregated into one reportable segment.

Recent Accounting Pronouncements

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606). (“ASU 2014-09”). ASU 2014-09 requires an entity to recognize the revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods and services. ASU 2014-09 supersedes the revenue requirements in Revenue Recognition (Topic 605) and most industry-specific guidance throughout the Industry Topics of the Codification. ASU 2014-09 does not apply to lease contracts within the scope of Leases (Topic 840). In August 2015, the FASB issued ASU 2015-14, Revenue from Contracts with Customers (Topic 606), which delayed the effective date of the new guidance by one year, which resulted in ASU 2014-09 being effective for fiscal years, and interim periods within those years, beginning after December 15, 2017, and is to be applied retrospectively. Early adoption is permitted, but can be no earlier than the original public entity effective date of fiscal years, and interim periods within those years, beginning after December 15, 2016. The Company selected the modified retrospective transition method but had no cumulative effect adjustment to recognize as of the date of adoption of ASU 2014-09 on January 1, 2018. The Company identified limited sources of revenues from non-lease components, and the Company did not experience a material impact on its revenue recognition in the consolidated financial statements upon adoption. Additionally, there was no impact to the recognition of its rental revenue, as rental revenue from leasing arrangements is specifically excluded from ASU 2014-09.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) (“ASU 2016-02”), amending the existing accounting standards for lease accounting, including requiring lessees to recognize most leases on their balance sheets and making targeted changes to lessor accounting. ASU 2016-02 requires a modified retrospective transition approach. ASU 2016-02 will be effective in the first quarter of 2019 and allows for early adoption. The Company has selected the modified retrospective transition method with a cumulative effect recognized as of the date of adoption and adopted the new standard effective January 1, 2019. The Company evaluated the impact of ASU 2016-02 on its leases both as it relates to the Company acting as a lessor and as a lessee. Based on its evaluation, as it relates to the former, the Company did not experience any material impact on the recognition of leases in the consolidated financial statements because under ASU 2016-02, lessors continue to account for leases using an approach that is substantially equivalent to existing guidance for sales-type leases, direct financing leases, and operating leases. As it relates to the latter, the Company did not experience a material impact on the recognition of leases in the consolidated financial statements because the quantity of leased equipment by the Company is limited and immaterial to the consolidated financial statements.

In July 2018, the FASB issued ASU 2018-11, Leases (Topic 842): Targeted Improvements (“ASU 2018-11”). The FASB issued ASU 2018-11 to clarify ASU 2016-02. The amendments in ASU 2018-11 provide entities with an additional (and optional) transition method to adopt the new leases standard. Under this new transition method, an entity initially applies ASU 2016-02 at the adoption date and recognizes a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. ASU 2018-11 also provides lessors with a practical expedient, by class of underlying asset, to not separate nonlease components from the associated lease component and, instead, to account for those components as a single component if the nonlease components otherwise would be accounted for under the new revenue guidance (Topic 606) and both of the following are met: (1) the timing and pattern of transfer of the nonlease components and associated lease component are the same, and (2) the lease component, if accounted for separately, would be classified as an operating lease. If the nonlease components associated with the lease component are the predominant component

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of the combined component, an entity is required to account for the combined component in accordance with Topic 606. Otherwise, the entity must account for the combined component as an operating lease in accordance with Topic 842. For entities that have not adopted Topic 842 before the issuance of ASU 2018-11, the effective date and transition requirements for ASU 2018-11 related to separating components of a contract are the same as the effective date and transition requirements in ASU 2016-02. In its capacity as a lessee, the Company elected to adopt the new transition method offered by ASU 2018-11 and initially applied ASU 2016-02 on January 1, 2019 and recognized a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. In its capacity as a lessor and based on its evaluation of the components of its lease contracts, the Company also elected to use the practical expedient provided by ASU 2018-11 and does not separate nonlease components from the associated lease components and instead accounts for those components as a single component.

In December 2018, the FASB issued ASU 2018-20, Leases (Topic 842), Narrow-scope Improvements for Lessors (“ASU 2018-20”). The FASB issued ASU 2018-20 to allow lessors to make an accounting policy election not to evaluate whether sales taxes and other similar taxes imposed by a governmental authority on a specific lease revenue-producing transaction are the primary obligation of the lessor as the owner of the underlying leased asset. The amendments also clarify that when lessors allocate variable payments to lease and non-lease components they are required to follow the recognition guidance in ASU 2016-02 for the lease component and other applicable guidance, such as the new revenue standard, for the non-lease component. The amendments have the same effective date and transition requirements as ASU 2016-02 for entities that have not yet adopted ASU 2016-02. The amendments may be applied either retrospectively or prospectively. The Company is currently evaluating the impact of ASU 2018-20 will have on its consolidated financial statements and related disclosures and does not expect a material impact on its consolidated financial statements and related disclosures from its adoption.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments-Credit Losses (“ASU 2016-13”). ASU 2016-13 requires more timely recording of credit losses on loans and other financial instruments that are not accounted for at fair value through net income (loss), including loans held for investment, held-to-maturity debt securities, trade and other receivables, net investment in leases and other such commitments. ASU 2016-13 requires that financial assets measured at amortized cost be presented at the net amount expected to be collected, through an allowance for credit losses that is deducted from the amortized cost basis. The amendments in ASU 2016-13 require the Company to measure all expected credit losses based upon historical experience, current conditions, and reasonable and supportable forecasts that affect the collectability of the financial assets and eliminates the “incurred loss” methodology in current GAAP. In November 2018, the FASB issued ASU 2018-19, Codification Improvements to Topic 326, Financial Instruments—Credit Losses (“ASU 2018-19”), which clarifies that operating lease receivables accounted for under ASC 842 Leases, are not in the scope of the new credit losses guidance. The effective date and transition requirements for this guidance are the same as for ASU 2016-13. ASU 2016-13 is effective for annual periods beginning after December 15, 2019, including interim periods within those fiscal years. Early adoption is permitted for annual periods beginning after December 15, 2018, including interim periods within those fiscal years. The Company is currently evaluating the impact this guidance will have on its consolidated financial statements and related disclosures and does not expect a material impact on its consolidated financial statements and related disclosures from its adoption.

In November 2016, the FASB issued ASU 2016-18, Statement of Cash Flows (Topic 230), Restricted Cash, that requires that a statement of cash flows explains the change during the period in the total of cash, cash equivalents, restricted cash and restricted cash equivalents. Therefore, amounts generally described as restricted cash should be included with cash and cash equivalents when reconciling the beginning of period and end of period total amounts shown on the statement of cash flows. ASU 2016-18 is effective for annual periods

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beginning after December 15, 2017, and interim periods within those years. Early adoption is permitted. The Company adopted ASU 2016-18 on January 1, 2018, and applied it retrospectively. As a result of adopting ASU 2016-18, the Company began presenting restricted cash along with cash and cash equivalents in its consolidated statements of cash flows.

In February 2017, the FASB issued ASU 2017-05, Other Income—Gains and Losses from the Derecognition of Nonfinancial Assets (“Subtopic 610-20”): Clarifying the Scope of Asset Derecognition Guidance and Accounting for Partial Sales of Nonfinancial Assets (“ASU 2017-05”), that clarifies that a financial asset is within the scope of Subtopic 610-20 if it meets the definition of an in substance nonfinancial asset and defines the term in substance nonfinancial asset. ASU 2017-05 also clarifies that nonfinancial assets within the scope of Subtopic 610-20 may include nonfinancial assets transferred within a legal entity to a counterparty. Subtopic 610-20, which was issued in May 2014 as part of ASU 2014-09 (discussed above), provides guidance for recognizing gains and losses from the transfer of nonfinancial assets in contracts with noncustomers. An entity is required to apply amendments in ASU 2017-05 at the same time it applies the amendments in ASU 2014-09 (discussed above). ASU 2017-05 requires retrospective application and is effective for fiscal years beginning after December 15, 2017, including interim reporting periods within those fiscal years. Early adoption is permitted. Upon adoption of ASU 2017-05 on January 1, 2018, the Company did not experience a material impact.

In May 2017, the FASB issued ASU 2017-09, Compensation—Stock Compensation (Topic 718): Scope of Modification Accounting (“ASU 2017-09”). The FASB issued ASU 2017-09 to provide clarity and reduce both (1) diversity in practice and (2) cost and complexity when applying the guidance in Topic 718, Compensation—Stock Compensation, to a change to the terms or conditions of a share-based payment award. The amendments in ASU 2017-09 provide guidance about which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting in Topic 718. ASU No. 2017-09 requires prospective application and is effective for annual periods beginning after December 15, 2017, including interim periods within those fiscal years. Early adoption is permitted. Upon adoption of ASU 2017-09 on January 1, 2018, the Company did not experience a material impact.

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework-Changes to the Disclosure Requirements for Fair Value Measurement (“ASU 2018-13”). The FASB issued ASU 2018-13 to improve the effectiveness of fair value measurement disclosures by adding, eliminating, and modifying certain disclosure requirements. The amendments in ASU 2018-13 modify the disclosure requirements on fair value measurements in Topic 820, Fair Value Measurement, based on the concepts in FASB Concepts Statement, Conceptual Framework for Financial Reporting-Chapter 8: Notes to Financial Statements, including the consideration of costs and benefits. ASU 2018-13 requires prospective and retrospective application depending on the amendment and is effective for annual periods beginning after December 15, 2019, including interim periods within those fiscal years. Early adoption is permitted. The Company is currently evaluating the impact of ASU 2018-13 will have on its consolidated financial statements and related disclosures and believes that certain disclosures of interest rate cap agreements in its consolidated financial statements may be impacted by the adoption of ASU 2018-13.

3. Real Estate

As of December 31, 2018, the Company owned ten multifamily properties, comprised of a total of 2,775 apartment homes. The total acquisition price of the Company’s real estate portfolio was $400,252,928. As of December 31, 2018 and 2017, the Company’s portfolio was approximately 92.4% and 92.6% occupied and the average monthly rent was $1,136 and $1,089, respectively.

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Current Year Acquisitions

During the year ended December 31, 2018, the Company acquired the following property:

	Location	Purchase Date	Units	Purchase Price Allocation
Property Name				Land	Buildings and Improvements	Tenant Origination and Absorption Costs	Total Purchase Price
Cottage Trails at Culpepper Landing	Chesapeake, VA	5/31/2018	183	$3,848,274	$26,813,993	$456,431	$31,118,698

As of December 31, 2018 and 2017, accumulated depreciation and amortization related to the Company’s consolidated real estate properties and related intangibles were as follows:

	December 31, 2018
	Assets
	Land	Building and Improvements	Tenant Origination and Absorption Costs	Total Real Estate
Investments in real estate	$45,908,171	$355,780,664	$—	$401,688,835
Less: Accumulated depreciation and amortization	—	(21,387,012)	—	(21,387,012)

Total real estate, net	$45,908,171	$334,393,652	$—	$380,301,823

	December 31, 2017
	Assets
	Land	Building and Improvements	Tenant Origination and Absorption Costs	Total Real Estate
Investments in real estate	$42,059,897	$323,636,510	$4,214,078	$369,910,485
Less: Accumulated depreciation and amortization	—	(7,403,608)	(2,021,402)	(9,425,010)

Total real estate, net	$42,059,897	$316,232,902	$2,192,676	$360,485,475

Depreciation and amortization expense was $16,659,117, $12,488,831, and $825,735 for the years ended December 31, 2018, 2017 and 2016, respectively.

Depreciation of the Company’s buildings and improvements was $14,010,010, $7,045,959, and $357,649 for the years ended December 31, 2018, 2017 and 2016, respectively.

Amortization of the Company’s tenant origination and absorption costs was $2,649,107, $5,442,872, and $468,086 for the years ended December 31, 2018, 2017 and 2016, respectively. Tenant origination and absorption costs had a weighted-average amortization period as of the date of acquisition of less than one year.

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Operating Leases

As of December 31, 2018, the Company’s real estate portfolio comprised 2,775 apartment homes and was 94.3% leased by a diverse group of residents. The residential lease terms consist of lease durations equal to twelve months or less.

Some residential leases contain provisions to extend the lease agreements, options for early termination after paying a specified penalty and other terms and conditions as negotiated. The Company retains substantially all of the risks and benefits of ownership of the real estate assets leased to tenants. Generally, upon the execution of a lease, the Company requires security deposits from tenants in the form of a cash deposit. Amounts required as security deposits vary depending upon the terms of the respective leases and the creditworthiness of the tenant, but generally are not significant amounts. Therefore, exposure to credit risk exists to the extent that a receivable from a tenant exceeds the amount of its security deposit. Security deposits received in cash related to tenant leases are included in accounts payables and accrued liabilities in the accompanying consolidated balance sheets and totaled $1,015,187 and $709,440 as of December 31, 2018 and 2017, respectively.

As of December 31, 2018 and 2017, no tenant represented over 10% of the Company’s annualized base rent.

4. Other Assets

As of December 31, 2018 and 2017, other assets consisted of:

	December 31,
	2018	2017
Prepaid expenses	$262,850	$287,958
Interest rate cap agreements	377,456	257,619
Other deposits	266,394	156,553

Other assets	$906,700	$702,130

5. Debt

Mortgage Notes Payable

The following is a summary of mortgage notes payable, net secured by real property as of December 31, 2018 and 2017.

	December 31, 2018
	Number of Instruments	Maturity Date Range	Interest Rate Range		Weighted Average Interest Rate	Principal Outstanding
Type			Minimum	Maximum
Variable rate(1)	6	6/1/2026 - 9/1/2027	1-Mo LIBOR + 2.195%	1-Mo LIBOR + 2.52%	4.86%	$156,892,000
Fixed rate	4	8/1/2024 - 6/1/2028	3.82%	4.66%	4.02%	124,674,000

Mortgage notes payable, gross	10				4.49%	281,566,000

Deferred financing costs, net(2)						(1,479,079)

Mortgage notes payable, net						$280,086,921

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	December 31, 2017
	Number of Instruments	Maturity Date Range	Interest Rate Range		Weighted Average Interest Rate	Principal Outstanding
Type			Minimum	Maximum
Variable rate(1)	6	6/1/2026 - 9/1/2027	1-Mo LIBOR + 2.195%	1-Mo LIBOR + 2.52%	3.90%	$156,892,000
Fixed rate	3	8/1/2024 - 1/1/2025	3.82%	3.92%	3.89%	103,129,000

Mortgage notes payable, gross	9				3.90%	260,021,000

Deferred financing costs, net(2)						(1,550,559)

Mortgage notes payable, net						$258,470,441

(1)	See Note 10 (Derivative Financial Instruments) for a discussion of the interest rate cap agreements used to manage the exposure to interest rate movement on the Company’s variable rate loans.
(2)	Accumulated amortization related to deferred financing costs, net as of December 31, 2018 and 2017 was $361,008 and $126,446, respectively.

Maturity and Interest

The following is a summary of the Company’s aggregate maturities as of December 31, 2018:

	Total	Maturities During the Years Ending December 31,					Thereafter
Contractual Obligations		2019	2020	2021	2022	2023
Principal payments on outstanding debt obligations(1)	$281,566,000	$53,989	$374,945	$1,835,900	$3,552,437	$4,313,179	$271,435,550

(1)

Projected principal payments on outstanding debt obligations are based on the terms of the notes payable agreements. Amounts exclude the deferred financing costs, net associated with the notes payable.

The Company’s mortgage notes payable contain customary financial and non-financial debt covenants. As of December 31, 2018 and 2017, the Company was in compliance with all debt covenants.

For the years ended December 31, 2018, 2017 and 2016, the Company incurred interest expense of $11,657,873, $5,898,156 and $281,031, respectively. Interest expense for the years ended December 31, 2018, 2017 and 2016, includes amortization of deferred financing costs of $234,562, $119,514 and $6,931 and net unrealized (gains) losses from the change in fair value of interest rate cap agreements of $(119,837), $444,252 and $24,989, respectively.

Interest expense of $1,064,648 and $660,068 was payable as of December 31, 2018 and 2017, respectively, and is included in accounts payable and accrued liabilities in the accompanying consolidated balance sheets.

6. Stockholders’ Equity

General

Under the Company’s Second Articles of Amendment and Restatement (the “Charter”), the total number of shares of capital stock authorized for issuance is 1,300,000,000, consisting of 1,200,000,000 shares of common

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stock, $0.01 par value per share, of which 480,000,000 shares are classified as Class A common stock, 240,000,000 shares are classified as Class R common stock and 480,000,000 shares are classified as Class T common stock, and 100,000,000 shares of preferred stock, $0.01 par value per share. The Company’s board of directors may amend the Charter from time to time to increase or decrease the aggregate number of shares of capital stock or the number of shares of capital stock of any class or series that it has authority to issue.

Common Stock

The shares of the Company’s common stock entitle the holders to one vote per share on all matters upon which stockholders are entitled to vote, to receive dividends and other distributions as authorized by the Company’s board of directors in accordance with the Maryland General Corporation Law and to all rights of a stockholder pursuant to the Maryland General Corporation Law. The common stock has no preferences or preemptive, conversion or exchange rights.

On August 24, 2015, the Company issued 8,000 shares of Class A common stock for $200,000 to the Advisor.

The following table reflects information regarding shares of common stock sold in the Public Offering from inception through December 31, 2018:

	December 31, 2018
	Class A	Class R	Class T	Total
Shares of common stock issued—Primary Offering	3,371,786	465,907	4,427,051	8,264,744
Shares of common stock issued—DRP	141,524	11,777	196,681	349,982

Total shares of common stock issued—Public Offering	3,513,310	477,684	4,623,732	8,614,726

Gross offering proceeds—Primary Offering	$83,142,845	$10,482,148	$105,408,113	$199,033,106
Gross offering proceeds—DRP	3,342,744	265,053	4,446,707	8,054,504

Total offering proceeds—Public Offering	$86,485,589	$10,747,201	$109,854,820	$207,087,610

Offering costs before distribution and shareholder servicing fees				(27,624,273)

Offering proceeds, net of offering costs				$179,463,337

Offering proceeds include $0 and $61,875 of amounts due from the Company’s transfer agent as of December 31, 2018 and 2017, respectively, which are included in rents and other receivables in the accompanying consolidated balance sheets.

For the years ended December 31, 2018, 2017 and 2016, the Company issued 550, 1,100, and 2,240 shares of Class A common stock to its independent directors pursuant to the Company’s independent directors’ compensation plan at a value of $25.00 per share as base annual compensation and compensation for attending meetings of the Company’s board of directors. See Note 8 (Long-Term Incentive Award Plan and Independent Director Compensation) for additional information. The shares of common stock vest and become non-forfeitable immediately upon the date of grant. Included in general and administrative expenses is $13,750, $27,500 and $56,000 for the years ended December 31, 2018, 2017 and 2016, respectively, for compensation expense related to the issuance of common stock to the Company’s independent directors.

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On August 9, 2018 and 2017, the Company granted 1,000 shares of restricted Class A common stock to each of its three independent directors pursuant to the Company’s independent directors’ compensation plan at a fair value of $25.00 per share in connection with their re-election to the board of directors at the Company’s annual meeting of stockholders. The shares of restricted common stock vest and become non-forfeitable in four equal annual installments, beginning on the date of grant and ending on the third anniversary of the date of grant; provided, however, that the shares of restricted common stock will become fully vested on the earlier to occur of (1) the termination of the independent director’s service as a director due to his or her death or disability, or (2) a change in control of the Company.

The issuance and vesting activity for the years ended December 31, 2018, 2017 and 2016 for the restricted stock issued to the Company’s independent directors as compensation for services in connection with the Company raising $2,000,000 in the Public Offering and the independent directors’ re-election to the board of directors at the Company’s annual meeting is as follows:

	Year Ended December 31,
	2018	2017	2016
Nonvested shares at the beginning of the period	5,250	4,500	—
Granted shares	3,000	3,000	6,000
Vested shares	(3,000)	(2,250)	(1,500)

Nonvested shares at the end of the period	5,250	5,250	4,500

Included in general and administrative expenses is $82,346, $63,591 and $61,071 for the years ended December 31, 2018, 2017 and 2016 respectively, for compensation expense related to the issuance of restricted common stock. As of December 31, 2018, the compensation expense related to the issuance of the restricted common stock not yet recognized was $93,002. The weighted average remaining term of the restricted common stock was 1.11 years as of December 31, 2018. As of December 31, 2018, no shares of restricted common stock issued to the independent directors have been forfeited.

Preferred Stock

The Charter also provides the Company’s board of directors with the authority to issue one or more classes or series of preferred stock, and prior to the issuance of such shares of preferred stock, the board of directors shall have the power from time to time to classify or reclassify, in one or more series, any unissued shares and designate the preferences, rights and privileges of such shares of preferred stock. The Company’s board of directors is authorized to amend the Charter without the approval of the stockholders to increase the aggregate number of authorized shares of capital stock or the number of shares of any class or series that the Company has authority to issue. As of December 31, 2018 and 2017, no shares of the Company’s preferred stock were issued and outstanding.

Distribution Reinvestment Plan

The Company’s board of directors has approved the DRP through which common stockholders may elect to reinvest an amount equal to the distributions declared on their shares of common stock in additional shares of the Company’s common stock in lieu of receiving cash distributions. The purchase price per Class A, Class R and Class T share of common stock under the DRP was initially $23.75, $22.50 and $22.62, respectively. On October 9, 2018, the Company’s board of directors determined a price per Class A, Class R and Class T share of common stock for the DRP of $22.54, effective November 1, 2018. The Company’s board of directors elected to

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suspend the DRP with respect to distributions that accrue after February 1, 2019. As a result, all distributions that accrued beginning in February 2019 were paid in cash and not reinvested in shares of the Company’s common stock. The Company’s board of directors may, from time to time in its sole discretion, reinstate the DRP, although there is no assurance as to if or when this will happen.

No sales commissions or dealer manager fees were payable on shares sold through the DRP. The Company’s board of directors may amend, suspend or terminate the DRP at its discretion at any time upon ten days’ notice to the Company’s stockholders. Following any termination of the DRP, subsequent distributions to stockholders will be made in cash.

Share Repurchase Program and Redeemable Common Stock

The Company’s share repurchase program may provide an opportunity for stockholders to have their shares of common stock repurchased by the Company, subject to certain restrictions and limitations. No shares can be repurchased under the Company’s share repurchase program until after the first anniversary of the date of purchase of such shares; provided, however, that this holding period shall not apply to repurchases requested within 270 days after the death or disability of a stockholder.

Prior to the date the Company announced an estimated value per share of its common stock, the purchase price for shares repurchased under the Company’s share repurchase program was as follows:

Share Purchase Anniversary	Repurchase Price on Repurchase Date(1)
Less than 1 year	No Repurchase Allowed
1 year	92.5% of Purchase Price
2 years	95.0% of Purchase Price
3 years	97.5% of Purchase Price
4 years	100.0% of Purchase Price
In the event of a stockholder’s death or disability	Average Issue Price for Shares(2)

Beginning October 12, 2018, the date the Company first published its estimated value per share of its common stock, the purchase price for shares repurchased under the Company’s share repurchase program is as follows:

Share Purchase Anniversary	Repurchase Price on Repurchase Date(1)(3)(4)
Less than 1 year	No Repurchase Allowed
1 year	92.5% of the Lesser of Purchase Price or Estimated Value per Share
2 years	95.0% of the Lesser of Purchase Price or Estimated Value per Share
3 years	97.5% of the Lesser of Purchase Price or Estimated Value per Share
4 years	100.0% of the Lesser of Purchase Price or Estimated Value per Share
In the event of a stockholder’s death or disability	Average Issue Price for Shares(2)

(1)

As adjusted for any stock dividends, combinations, splits, recapitalizations or any similar transaction with respect to the shares of common stock. Repurchase price includes the full amount paid for each share, including all sales commissions and dealer manager fees.

(2)

The purchase price per share for shares repurchased upon the death or disability of a stockholder will be equal to the average issue price per share for all of the stockholder’s shares. The required one-year holding period does not apply to repurchases requested within 270 days after the death or disability of a stockholder.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

DECEMBER 31, 2018

(3)

For purposes of the share repurchase program, until the day the Company publicly disclosed a new estimated value per share, the purchase price for shares purchased under the share repurchase program equaled, exclusively, the purchase price paid for the shares. Thereafter, the repurchase price will be a graduated percentage of the lesser of the purchase price or the estimated value per share in effect at the time of repurchase. The estimated value per share will be determined by the Company’s board of directors, based on periodic valuations by independent third-party appraisers or qualified independent valuation experts selected by the Advisor.

(4)

For purposes of the share repurchase program, the “Estimated Value per Share” will equal the most recent publicly disclosed estimated value per share determined by the Company’s board of directors. On October 12, 2018, the Company publicly disclosed an estimated value per share of $22.54 for each class of shares of its common stock based on valuations by independent third-party appraisers or qualified valuation experts.

The purchase price per share for shares repurchased pursuant to the Company’s share repurchase program will be further reduced by the aggregate amount of net proceeds per share, if any, distributed to the Company’s stockholders prior to the repurchase date as a result of the sale of one or more of the Company’s assets that constitutes a return of capital distribution as a result of such sales.

Repurchases of shares of the Company’s common stock will be made quarterly upon written request to the Company at least 15 days prior to the end of the applicable quarter. Repurchase requests will be honored approximately 30 days following the end of the applicable quarter (the “Repurchase Date”). Stockholders may withdraw their repurchase request at any time up to three business days prior to the Repurchase Date.

The following table reflects repurchase activity for the years ended December 31, 2018 and 2017:

	Year Ended December 31, 2018
	Class A	Class R	Class T	Total
Repurchase requests (in shares)	43,329	3,608	2,528	49,465
Repurchase requests (value)	$988,099	$75,097	$57,002	$1,120,198
Repurchases fulfilled (in shares)	20,209	3,608	2,528	26,345
Repurchase requests fulfilled (value)	$463,669	$75,097	$57,002	$595,768

	Year Ended December 31, 2017
	Class A	Class R	Class T	Total
Repurchase requests (in shares)	3,044	—	887	3,931
Repurchase requests (value)	$71,080	$—	$21,069	$92,149
Repurchases fulfilled (in shares)	—	—	887	887
Repurchase requests fulfilled (value)	$—	$—	$21,069	$21,069

As of December 31, 2018 and 2017, the Company had outstanding and unfulfilled repurchase requests of 26,177 and 3,044 Class A shares and recorded $595,821 and $71,080 in accounts payable and accrued liabilities on the accompanying consolidated balance sheets related to these unfulfilled repurchase requests. The Company repurchased the outstanding repurchase requests as of December 31, 2018 and 2017 of $595,821 and $71,080 on the January 31, 2019 and 2018 Repurchase Dates.

The Company cannot guarantee that the funds set aside for the share repurchase program will be sufficient to accommodate all repurchase requests made in any quarter. In the event that the Company does not have sufficient funds available to repurchase all of the shares of the Company’s common stock for which repurchase requests have been submitted in any quarter, such outstanding repurchase requests will automatically roll over to

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DECEMBER 31, 2018

the subsequent quarter and priority will be given to redemption requests in the case of the death or disability of a stockholder. If the Company repurchases less than all of the shares subject to a repurchase request in any quarter, with respect to any shares which have not been repurchased, a stockholder can (1) withdraw the stockholder’s request for repurchase or (2) ask that the Company honor the stockholder’s request in a future quarter, if any, when such repurchases can be made pursuant to the limitations of the share repurchase program and when sufficient funds are available. Such pending requests will be honored among all requests for redemptions in any given repurchase period as follows: first, pro rata as to repurchases sought upon a stockholder’s death or disability; and, next, pro rata as to other repurchase requests. Shares repurchased under the share repurchase program to satisfy the required minimum distribution requirements under the Internal Revenue Code applicable to retirement Benefit Plans and IRAs will be repurchased on or after the first anniversary of the date of purchase of such shares at 100% of the purchase price or at 100% of the estimated value per share, as applicable.

The Company is not obligated to repurchase shares of its common stock under the share repurchase program. The share repurchase program limits the number of shares to be repurchased in any calendar year to (1) 5% of the weighted average number of shares of common stock outstanding during the prior calendar year and (2) those that could be funded from the net proceeds from the sale of shares under the DRP in the prior calendar year, plus such additional funds as may be reserved for that purpose by the Company’s board of directors. Such sources of funds could include cash on hand, cash available from borrowings and cash from liquidations of securities investments as of the end of the applicable month, to the extent that such funds are not otherwise dedicated to a particular use, such as working capital, cash distributions to stockholders or purchases of real estate assets. There is no fee in connection with a repurchase of shares of the Company’s common stock pursuant to the Company’s share repurchase program.

The Company’s board of directors may, in its sole discretion, amend, suspend or terminate the share repurchase program at any time upon 30 days’ notice to its stockholders if it determines that the funds available to fund the share repurchase program are needed for other business or operational purposes or that amendment, suspension or termination of the share repurchase program is in the best interest of the Company’s stockholders. Therefore, a stockholder may not have the opportunity to make a repurchase request prior to any potential termination of the Company’s share repurchase program. The share repurchase program will terminate in the event that a secondary market develops for the Company’s shares of common stock.

Pursuant to the share repurchase plan, for the years ended December 31, 2018 and 2017, the Company reclassified $4,174,775 and $2,698,321, net of $595,768 and $21,069 of fulfilled repurchase requests, respectively, from permanent equity to temporary equity, which is included as redeemable common stock on the accompanying consolidated balance sheets.

Distributions

The Company’s long-term policy is to pay distributions solely from cash flow from operations. However, the Company expects to have insufficient cash flow from operations available for distribution until it makes substantial investments. Further, because the Company may receive income from interest or rents at various times during the Company’s fiscal year and because the Company may need cash flow from operations during a particular period to fund capital expenditures and other expenses, the Company expects that at least during the early stages of the Company’s development and from time to time during the Company’s operational stage, the Company will declare distributions in anticipation of cash flow that the Company expects to receive during a later period, and the Company expects to pay these distributions in advance of its actual receipt of these funds. In these instances, the Company’s board of directors has the authority under its organizational documents, to the extent permitted by Maryland law, to fund distributions from sources such as borrowings, offering proceeds or advances and the deferral of fees and expense reimbursements by the Advisor, in its sole discretion. If the

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

DECEMBER 31, 2018

Company pays distributions from sources other than cash flow from operations, the Company will have fewer funds available for investments and stockholders’ overall return on their investment in the Company may be reduced.

The Company elected to be taxed as, and qualifies, as a REIT for federal income tax purposes commencing with the taxable year ended December 31, 2016. To qualify as a REIT, the Company must make aggregate annual distributions to its stockholders of at least 90% of the Company’s REIT taxable income (which is computed without regard to the dividends-paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). If the Company meets the REIT qualification requirements, the Company generally will not be subject to federal income tax on the income that the Company distributes to its stockholders each year.

Distributions Declared and Paid

The following table reflects per share daily distribution rates and annualized distribution rates for the four fiscal quarters of 2018 and 2017:

	2018(1)
	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter
Daily Distribution per Class A share(2)	$0.004110	$0.004110	$0.004110	$0.004110
Daily Distribution per Class R share(2)(3)	$0.00394521	$0.00394521	$0.00394521	$0.004110
Daily Distribution per Class T share(2)(4)	$0.003376	$0.003376	$0.003376	$0.004110
Annualized Rate Based on Purchase Price:
Per Class A share	6.00%	6.00%	6.00%	6.00%
Per Class R share	6.40%	6.40%	6.40%	6.67%
Per Class T share	5.17%	5.17%	5.17%	6.30%

	2017(1)
	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter
Daily Distribution per Class A share(2)	$0.004110	$0.004110	$0.004110	$0.004110
Daily Distribution per Class R share(2)(3)	$0.00394521	$0.00394521	$0.00394521	$0.00394521
Daily Distribution per Class T share(2)(4)	$0.003376	$0.003376	$0.003457	$0.003376
Annualized Rate Based on Purchase Price:
Per Class A share	6.00%	6.00%	6.00%	6.00%
Per Class R share	6.40%	6.40%	6.40%	6.40%
Per Class T share	5.17%	5.17%	5.30%	5.17%

(1)

The Company’s board of directors approved a cash distribution that accrued at the above rates per day for each share of the Company’s Class A common stock, Class R common stock and Class T common stock, which if paid each day over a 365-day period during fiscal years 2018 and 2017, respectively, is equivalent to the per share annualized rates reflected above based on a purchase price of $25.00 per share of Class A common stock, $22.50 per share of Class R common stock and $23.81 per share of Class T common stock.

(2)

The distributions declared accrue daily to stockholders of record as of the close of business on each day and are payable in cumulative amounts on or before the third day of each calendar month with respect to the prior month. There is no guarantee that the Company will continue to pay distributions at these rates or at all.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

DECEMBER 31, 2018

(3)

Distributions during the fiscal years 2018 and 2017, were based on daily record dates and calculated at a rate of $0.00394521 per share of Class R common stock per day for Class R common stock subject to an annual distribution and shareholder servicing fee of 0.27%. In some instances during the year ended December 31, 2018, three months ended March 31, 2017 and the three months ended December 31, 2017, the Company paid distributions at a rate of $0.00369863 per share of Class R common stock per day for Class R common stock subject to an annual distribution and shareholder servicing fee of 0.67%.

(4)

Distributions during the three months ended September 30, 2017, were based on daily record dates and calculated at a rate of $0.003457 per share of Class T common stock per day for Class T common stock subject to an annual distribution and shareholder servicing fee of 1.0%. In some instances during the year ended December 31, 2018, three months ended September 30, 2017, and the three months ended December 31, 2017, the Company paid distributions at a rate of $0.003376 subject to an annual distribution and shareholder fee of 1.125%.

The following tables reflect distributions declared and paid to Class A common stockholders, Class R common stockholders and Class T common stockholders for the years ended December 31, 2018 and 2017:

	Year Ended December 31, 2018
	Class A	Class R	Class T	Total
DRP distributions declared (in shares)	82,435	8,689	138,442	229,566
DRP distributions declared (value)	$1,929,937	$195,619	$3,128,060	$5,253,616
Cash distributions declared	2,973,947	401,443	2,335,712	5,711,102

Total distributions declared	$4,903,884	$597,062	$5,463,772	$10,964,718

DRP distributions paid (in shares)	80,821	8,270	130,738	219,829
DRP distributions paid (value)	$1,901,022	$186,153	$2,955,129	$5,042,304
Cash distributions paid	2,918,723	384,993	2,195,243	5,498,959

Total distributions paid	$4,819,745	$571,146	$5,150,372	$10,541,263

	Year Ended December 31, 2017
	Class A	Class R	Class T	Total
DRP distributions declared (in shares)	55,934	3,654	68,424	128,012
DRP distributions declared (value)	$1,328,426	$82,207	$1,547,760	$2,958,393
Cash distributions declared	1,957,862	212,865	1,060,133	3,230,860

Total distributions declared	$3,286,288	$295,072	$2,607,893	$6,189,253

DRP distributions paid (in shares)	52,490	3,267	61,857	117,614
DRP distributions paid (value)	$1,246,638	$73,524	$1,399,218	$2,719,380
Cash distributions paid	1,824,122	195,955	944,694	2,964,771

Total distributions paid	$3,070,760	$269,479	$2,343,912	$5,684,151

As of December 31, 2018, $1,169,815 of distributions declared were payable and are included in distributions payable in the accompanying consolidated balance sheets, which included $448,039, $62,322 and $659,454 of Class A common stock, Class R common stock and Class T common stock, respectively, of which, $175,189, $21,090 and $371,724 or 7,772, 936 and 16,492 shares of Class A common stock, Class R common stock and Class T common stock are attributable to the DRP, respectively.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

DECEMBER 31, 2018

As of December 31, 2017, $746,360 of distributions declared were payable and included in distributions payable in the accompanying consolidated balance sheets, which included $363,900, $36,405 and $346,055 of Class A common stock, Class R common stock and Class T common stock, respectively, of which $146,273, $11,624 and $198,794, or 6,158, 517 and 8,788 shares of Class A common stock, Class R common stock and Class T common stock, are attributable to the DRP, respectively.

As reflected in the table above, for the year ended December 31, 2018, the Company paid total distributions of $10,541,263, which related to distributions declared for each day in the period from December 1, 2017 through November 30, 2018, respectively.

For the year ended December 31, 2017, the Company paid total distributions of $5,684,151, which related to distributions declared for each day in the period from December 1, 2016 through November 30, 2017, respectively.

7. Related Party Arrangements

The Company entered into the Advisory Agreement with the Advisor and a Dealer Manager Agreement with the Dealer Manager. Pursuant to the Advisory Agreement and Dealer Manager Agreement, the Company paid the Advisor and the Dealer Manager specified fees upon the provision of certain services related to the Public Offering, the investment of funds in real estate and real estate-related investments and the management of the Company’s investments and for other services (including, but not limited to, the disposition of investments) as well as make certain distributions in connection with the Company’s liquidation or listing on a national stock exchange. Subject to the limitations described below, the Company also reimbursed the Advisor and its affiliates for organization and offering costs incurred by the Advisor and its affiliates on behalf of the Company, as well as acquisition and certain operating expenses incurred on behalf of the Company or incurred in connection with providing services to the Company.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

DECEMBER 31, 2018

Amounts attributable to the Advisor and its affiliates incurred (earned) for the years ended December 31, 2018, 2017 and 2016 are as follows:

	Incurred (Earned) For The Year Ended December 31,
	2018	2017	2016
Consolidated Statements of Operations:
Expensed
Organization costs(1)	$—	$—	$26,980
Investment management fees(2)	4,167,442	1,655,649	60,452
Acquisition fees(3)	—	—	2,099,801
Acquisition expenses(3)	2,474	105,105	572,722
Property management:
Fees(2)	1,179,534	572,575	47,884
Reimbursement of onsite personnel(4)	3,481,479	1,649,259	157,121
Other fees(2)	452,225	174,073	12,915
Other fees—property operations(4)	27,336	20,040	—
Other fees—G&A(1)	36,828	12,040	1,463
Other operating expenses(1)	1,176,246	1,024,078	861,164
Rental revenue(5)	(10,026)	—	—
Property insurance(6)	375,478	74,890	1,014
Insurance proceeds(7)	(75,000)	—	—
Consolidated Balance Sheets:
Assets:
Property escrow deposits(8)	—	—	234,000
Capitalized
Acquisition fees(9)	624,854	5,575,417	—
Acquisition expenses(9)	161,242	851,694	—
Construction management:
Fees(10)	178,756	172,975	14,163
Reimbursements of labor costs(10)	385,876	226,195	494
Capital expenditures(10)	21,538	50,990	12,589
Additional paid-in capital
Other offering costs reimbursement	5,085,703	6,167,169	3,329,974
Selling commissions:
Class A	926,929	2,255,616	1,635,300
Class T	801,531	1,728,311	632,407
Dealer manager fees:
Class A	422,055	1,164,070	840,004
Class T	667,939	1,440,260	527,005
Distribution and shareholder servicing fee:
Class R(11)	(164,429)	141,570	55,821
Class T(11)	(1,951,285)	2,304,514	948,609

	$17,974,725	$27,366,490	$12,071,882

(1)	Included in general and administrative expenses in the accompanying consolidated statements of operations.
(2)	Included in fees to affiliates in the accompanying consolidated statements of operations.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

DECEMBER 31, 2018

(3)

Prior to the adoption of ASU 2017-01 as of January 1, 2017, acquisition fees and acquisition expenses were included in fees to affiliates and acquisition costs, respectively, in the accompanying consolidated statements of operations.

(4)	Included in operating, maintenance and management in the accompanying consolidated statements of operations.
(5)	Included in rental income in the accompanying consolidated statements of operations.
(6)

Property related insurance expense and the amortization of the prepaid insurance deductible account are included in general and administrative expenses in the accompanying consolidated statements of operations. The amortization of the prepaid property insurance is included in operating, maintenance and management expenses in the accompanying consolidated statements of operations. The prepaid insurance is included in other assets in the accompanying consolidated balance sheets upon payment.

(7)	Included in tenant reimbursements and other in the accompanying consolidated statements of operations.
(8)	Escrow deposits paid on behalf of the Company by an affiliate of the Advisor in connection with the acquisition of Carriage House Apartment Homes.
(9)	Included in total real estate, cost in the accompanying consolidated balance sheets following the adoption of ASU 2017-01, as of January 1, 2017.
(10)	Included in building and improvements in the accompanying consolidated balance sheets.
(11)	Included in additional paid-in capital as commissions on sales of common stock and related dealer manager fees to affiliates in the accompanying consolidated statements of stockholders’ equity.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

DECEMBER 31, 2018

Amounts attributable to the Advisor and its affiliates paid (received) for the years ended December 31, 2018, 2017 and 2016 are as follows:

	Paid (Received) During The Year Ended December 31,
	2018	2017	2016
Consolidated Statements of Operations:
Expensed
Organization costs	$—	$—	$26,980
Investment management fees	3,509,826	1,642,290	20,402
Acquisition fees	—	—	1,150,670
Acquisition expenses	2,474	105,105	516,531
Property management:
Fees	1,093,795	502,873	23,117
Reimbursement of onsite personnel	3,436,176	1,527,791	135,956
Other fees	448,684	167,887	11,469
Other fees—property operations	27,336	20,040	—
Other fees—G&A	36,828	12,040	1,463
Other operating expenses	1,173,364	1,230,843	551,790
Rental revenue	(10,026)	—	—
Property insurance	399,692	89,938	2,028
Consolidated Balance Sheets:
Assets:
Property escrow deposits	—	—	234,000
Capitalized
Acquisition fees	2,347,495	4,801,907	—
Acquisition expenses	161,242	907,885	—
Construction management:
Fees	180,267	167,543	12,828
Reimbursements of labor costs	382,085	213,099	482
Capital expenditures	21,538	50,990	12,589
Additional paid-in capital
Other offering costs reimbursement	1,810,661	7,377,882	1,713,487
Selling commissions:
Class A	926,929	2,255,616	1,635,300
Class T	801,531	1,728,311	632,407
Dealer manager fees:
Class A	422,055	1,164,070	840,004
Class T	667,939	1,440,260	527,005
Distribution and shareholder servicing fee:
Class R	19,866	13,095	—
Class T	802,558	466,625	32,655

	$18,662,315	$25,886,090	$8,081,163

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

DECEMBER 31, 2018

Amounts attributable to the Advisor and its affiliates that are payable (receivable/prepaid) as of December 31, 2018 and 2017, are as follows:

	Payable (Receivable/ Prepaid) as of December 31,
	2018	2017
Consolidated Statements of Operations:
Expensed
Investment management fees	$711,025	$53,409
Property management:
Fees	180,208	94,469
Reimbursement of onsite personnel	187,936	142,633
Other fees	11,173	7,632
Other operating expenses	105,491	102,609
Property insurance	(40,276)	(16,062)
Insurance proceeds	(75,000)	—
Consolidated Balance Sheets:
Capitalized
Acquisition fees	—	1,722,641
Construction management:
Fees	5,256	6,767
Reimbursements of labor costs	16,899	13,108
Additional paid-in capital
Other offering costs reimbursement	3,680,816	405,774
Distribution and shareholder servicing fee:
Class R	—	184,295
Class T	—	2,753,843

	$4,783,528	$5,471,118

Organization and Offering Costs

Organization and offering expenses include all expenses (other than sales commissions, the dealer manager fee and the distribution and shareholder servicing fee) to be paid by the Company in connection with the Public Offering, including legal, accounting, tax, printing, mailing and filing fees, charges of the Company’s escrow holder and transfer agent, expenses of organizing the Company, data processing fees, advertising and sales literature costs, transfer agent costs, information technology costs, bona fide out-of-pocket due diligence costs and amounts to reimburse the Advisor or its affiliates for the salaries of its employees and other costs in connection with preparing sales materials and providing other administrative services in connection with the Public Offering. Any such reimbursement will not exceed actual expenses incurred by the Advisor. After the termination of the Public Offering, the Advisor had an obligation to reimburse the Company to the extent total organization and offering expenses (including sales commissions, dealer manager fees and the distribution and shareholder servicing fees) incurred by the Company exceed 15% of the gross proceeds raised in the Primary Offering. Total organization and offering expenses incurred by the Company did not exceed 15% of the gross offering proceeds raised in the Primary Offering.

The Company may also reimburse costs of bona fide training and education meetings held by the Company (primarily the travel, meal and lodging costs of registered representatives of broker-dealers), attendance and

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DECEMBER 31, 2018

sponsorship fees and cost reimbursement of employees of the Company’s affiliates to attend seminars conducted by broker-dealers and, in certain cases, reimbursement to participating broker-dealers for technology costs associated with the offering, costs and expenses related to such technology costs, and costs and expenses associated with the facilitation of the marketing of the Company’s shares and the ownership of the Company’s shares by such broker-dealers’ customers; provided, however, that the Company did not pay any of the foregoing costs to the extent that such payment would cause total underwriting compensation to exceed 10% of the gross offering proceeds of the Primary Offering, as required by the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

Organization and offering costs include payments made to Crossroads Capital Advisors, whose parent company indirectly owns 25% of the Steadfast REIT Investments, LLC (the “Sponsor”), for certain specified services provided to the Company on behalf of the Advisor, including, without limitation, establishing operational and administrative processes; engaging and negotiating with vendors; providing recommendations and advice for the development of marketing materials and ongoing communications with investors; and assisting in public relations activities and the administration of the DRP and share repurchase program. From the commencement of the Public Offering through December 31, 2018 and 2017, the Advisor had incurred on the Company’s behalf $1,127,576 and $1,828,156, respectively, of costs attributable to Crossroads Capital Advisors for the services described above, all of which was recorded by the Company as offering costs during the applicable periods.

The amount of reimbursable organization and offering (“O&O”) costs that have been paid or recognized from inception through December 31, 2018 is as follows:

	Amount	Percentage of Gross Offering Proceeds
Gross offering proceeds:	$199,033,106	100.00%
O&O limitation	15.00%

Total O&O costs available to be paid/reimbursed	$29,854,966	15.00%

O&O expenses recorded:
Sales commissions	$7,980,090	4.01%
Broker dealer fees(1)	5,061,337	2.54%
Distribution and shareholder servicing fees(2)	1,334,800	0.67%
Offering cost reimbursements	14,582,846	7.33%
Organizational costs reimbursements	26,980	0.01%

Total O&O cost reimbursements recorded by the Company	$28,986,053	14.56%

(1)	Includes $1,903,127 of marketing reallowance paid to participating broker dealers.
(2)

Includes the distribution and shareholder servicing fees paid from inception through December 31, 2018, for Class R shares of 0.27% and 0.67%, and Class T shares up to 1.125% of the purchase price per share sold in the Public Offering. The distribution and shareholder servicing fees were paid from sources other then Public Offering proceeds.

When recognized, organization costs are expensed as incurred. From inception through December 31, 2018, the Advisor incurred $26,980 of organizational costs on the Company’s behalf, all of which was reimbursed to the Advisor.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

DECEMBER 31, 2018

Offering costs, including selling commissions and dealer manager fees and the distribution and shareholder servicing fees, are deferred and charged to stockholders’ equity. All such amounts are reimbursed to the Advisor, the Dealer Manager or their affiliates from gross offering proceeds except for the distribution and shareholder servicing fees, which were paid from sources other than Public Offering proceeds. For the years ended December 31, 2018, 2017 and 2016, the Advisor incurred $4,394,430, $9,976,583 and $11,114,533 of offering costs related to the Public Offering, respectively. The Advisor has incurred total offering costs related to the Public Offering of $25,485,548 from inception through December 31, 2018, of which $7,610,035 is deferred and may be reimbursable, subject to the limitations described above and the approval of the independent directors.

The Company accrued $3,680,816 and $405,774 for the reimbursement of offering costs in the accompanying consolidated balance sheets as of December 31, 2018 and 2017, respectively. The deferred offering costs of $7,610,035 are not included in the consolidated financial statements of the Company because these costs were not a Company liability as they exceeded the 15% limitation described above.

Investment Management Fee

The Company paid the Advisor a monthly investment management fee equal to one-twelfth of 0.50% of the value of the Company’s investments in properties and real estate-related assets until the aggregate value of the Company’s investments in properties and real estate-related assets equaled $300,000,000, which occurred on August 31, 2017. Thereafter, the Company pays the Advisor a monthly investment management fee equal to one-twelfth of 1.0% of the value of the Company’s investments in properties and real estate-related assets. For the purposes of the investment management fee, the value of the Company’s investments in properties will equal their costs, until the investments are valued by an independent third-party appraiser or qualified independent valuation expert. “Costs” are calculated by including acquisition fees, acquisition expenses, renovations and upgrades, and any debt attributable to such investments, or the Company’s proportionate share thereof in the case of investments made through joint ventures.

Acquisition Fees and Expenses

The Company pays the Advisor an acquisition fee equal to 2.0% of the cost of the investment which includes the amount actually paid or budgeted to fund the acquisition, origination, development, construction or improvement (i.e. value-enhancement) of any real property or real estate-related asset acquired. In addition to acquisition fees, the Company reimburses the Advisor for amounts directly incurred by the Advisor and amounts the Advisor pays to third parties in connection with the selection, evaluation, acquisition and development of a property or acquisition of real estate-related assets, whether or not the Company ultimately acquires the property or the real estate-related assets.

The Charter limits the Company’s ability to pay acquisition fees if the total of all acquisition fees and expenses relating to the purchase would exceed 6.0% of the contract purchase price. Under the Charter, a majority of the Company’s board of directors, including a majority of the independent directors, is required to approve any acquisition fees (or portion thereof) that would cause the total of all acquisition fees and expenses relating to an acquisition to exceed 6.0% of the contract purchase price. In connection with the purchase of securities, the acquisition fee may be paid to an affiliate of the Advisor that is registered as a FINRA member broker-dealer if applicable FINRA rules would prohibit the payment of the acquisition fee to a firm that is not a registered broker-dealer.

Loan Coordination Fee

Subject to the determination by a majority of the independent directors that the Advisor provides a substantial amount of services in connection with the origination or refinancing of any debt financing obtained by

STEADFAST APARTMENT REIT III, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

DECEMBER 31, 2018

the Company that is used to refinance properties or other permitted investments or financing in connection with a recapitalization of the Company, the Company pays the Advisor a loan coordination fee equal to 0.75% of the amount available under such financing.

Property Management Fees and Expenses

The Company has entered into Property Management Agreements (each, as amended from time to time, a “Property Management Agreement”) with Steadfast Management Company, Inc., an affiliate of the Sponsor (the “Property Manager”) in connection with the management of each of the Company’s properties. The property management fee payable with respect to each property under the Property Management Agreements at December 31, 2018, ranges from 2.75% to 3.0% of the gross revenue of the property (as defined in the Property Management Agreement). In addition, the Property Manager may also earn an incentive management fee equal to 1.0% of total collections based on performance metrics of the property. The Property Manager may subcontract with third-party property managers and will be responsible for supervising and compensating those third-party property managers and will be paid an oversight fee equal to 1.0% of the gross revenues of the property managed for providing such supervisory services. In no event will the Company pay its Property Manager or any affiliate both a property management fee and an oversight fee with respect to any particular property. Each Property Management Agreement has an initial one-year term and will continue thereafter on a month-to-month basis unless either party gives a 60-day prior notice of its desire to terminate the Property Management Agreement, provided that the Company may terminate the Property Management Agreement at any time upon a determination of gross negligence, willful misconduct or bad acts of the Property Manager or its employees or upon an uncured breach of the Property Management Agreement upon 30 days’ prior written notice to the Property Manager. In the event of a termination of the Property Management Agreement by the Company without cause, the Company will pay a termination fee to the Property Manager equal to three months of the monthly management fee based on the average gross collections for the three months preceding the date of termination.

In addition to the property management fee, the Property Management Agreements also specify certain other fees payable to the Property Manager or its affiliates, including fees for benefit administration, information technology infrastructure, licenses, support and training services and capital expenditures. The Company also reimburses the Property Manager for the salaries and related benefits of on-site property management employees.

Construction Management Fees

The Company has entered into Construction Management Agreements (each a “Construction Management Agreement”) with Pacific Coast Land & Construction, Inc., an affiliate of the Sponsor (the “Construction Manager”), in connection with capital improvements and renovation or value-enhancement projects for certain properties the Company acquires. The construction management fee payable with respect to each property under the Construction Management Agreements is equal to 6.0% of the costs of the improvements for which the Construction Manager has planning and oversight authority. Generally, each Construction Management Agreement can be terminated by either party with 30 days’ prior written notice to the other party. Construction management fees are capitalized to the respective real estate properties in the period in which they are incurred, as such costs relate to capital improvements and renovations for apartment homes taken out of service while they undergo the planned renovation.

The Company may also reimburse the Construction Manager for the salaries and related benefits of certain of its employees for time spent working on capital improvements and renovations.

STEADFAST APARTMENT REIT III, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

DECEMBER 31, 2018

Property Insurance

The Company deposits amounts with an affiliate of the Sponsor to fund a prepaid insurance deductible account to cover the cost of required insurance deductibles across all properties of the Company and other affiliated entities. Upon filing a major claim, proceeds from the insurance deductible account may be used by the Company or another affiliate of the Sponsor. In addition, the Company deposits amounts with an affiliate of the Sponsor to cover the cost of property and property related insurance across certain properties of the Company.

Other Operating Expense Reimbursement

In addition to the various fees paid to the Advisor, the Company is obligated to pay directly or reimburse all expenses incurred by the Advisor in providing services to the Company, including the Company’s allocable share of the Advisor’s overhead, such as rent, employee costs, benefit administration costs, utilities and information technology costs. The Company will not reimburse the Advisor for employee costs in connection with services for which the Advisor or its affiliates receive acquisition fees, investment management fees, loan coordination fees and disposition fees or for the employee costs the Advisor pays to the Company’s executive officers.

The Charter limits the Company’s total operating expenses during any four fiscal quarters to the greater of 2% of the Company’s average invested assets or 25% of the Company’s net income for the same period (the “2%/25% Limitation”). The Company may reimburse the Advisor, at the end of each fiscal quarter, for operating expenses incurred by the Advisor; provided, however, that the Company shall not reimburse the Advisor at the end of any fiscal quarter for operating expenses that exceed the 2%/25% Limitation unless the independent directors have determined that such excess expenses were justified based on unusual and non-recurring factors. The Advisor must reimburse the Company for the amount by which the Company’s operating expenses for the preceding four fiscal quarters then ended exceed the 2%/25% Limitation, unless approved by the independent directors. For purposes of determining the 2%/25% Limitation, “average invested assets” means the average monthly book value of the Company’s assets invested directly or indirectly in equity interests and loans secured by real estate during the 12-month period before deducting depreciation, reserves for bad debts or other non-cash reserves. “Total operating expenses” means all expenses paid or incurred by the Company, as determined by GAAP, that are in any way related to the Company’s operation including advisor fees, but excluding (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, listing and registration of shares of the Company’s common stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees based on the gain in the sale of the Company’s assets; (f) acquisition fees and acquisition expenses (including expenses relating to potential acquisitions that the Company does not close); (g) real estate commissions on the resale of investments; and (h) other expenses connected with the acquisition, disposition, management and ownership of investments (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of real property).

For the year ended December 31, 2018, the Advisor and its affiliates incurred $1,176,246 of the Company’s operating expenses, including the allocable share of the Advisor’s overhead expenses of $944,340, none of which were in excess of the 2%/25% Limitation and are included in the $3,491,624 of general and administrative expenses recognized by the Company. As of December 31, 2018, the Company’s total operating expenses were 0.29% of its average invested assets and 7.66% of its net loss.

As of December 31, 2018 , the Company’s total operating expenses, as defined above, did not exceed the 2%/25% Limitation.

STEADFAST APARTMENT REIT III, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

DECEMBER 31, 2018

For the year ended December 31, 2017, the Advisor and its affiliates incurred $1,024,078 of the Company’s operating expenses, including the allocable share of the Advisor’s overhead expenses of $834,966, none of which were in excess of the 2%/25% Limitation and are included in the $2,627,940 of general and administrative expenses recognized by the Company. As of December 31, 2017, total operating expenses were 0.28% of its average invested assets and 8.71% of its net loss.

For the year ended December 31, 2016, the Advisor and its affiliates incurred $861,164 of the Company’s operating expenses, including the allocable share of the Advisor’s overhead expenses of $560,930, none of which were in excess of the 2%/25% Limitation and are included in the $560,930 of general and administrative expenses recognized by the Company. As of December 31, 2016, total operating expenses were 0.86% of its average invested assets and 17.50% of its net loss.

Disposition Fee

If the Advisor or its affiliates provide a substantial amount of services in connection with the sale of a property or real estate-related asset, including pursuant to a sale of the entire Company, as determined by a majority of the Company’s independent directors, the Advisor or its affiliates will earn a disposition fee equal to (1) 1.5% of the sales price of each property or real estate-related asset sold or (2) 1.0%, which may be increased to 1.5% in the sole discretion of the Company’s independent directors, of the total consideration paid in connection with the sale of the Company. In the event of a final liquidity event, this fee will be reduced by the amount of any previous disposition fee paid on properties previously exchanged under Section 1031 of the Internal Revenue Code.

To the extent the disposition fee is paid upon the sale of any assets other than real property, it will be included as an operating expense for purposes of the 2%/25% Limitation. In connection with the sale of securities, the disposition fee may be paid to an affiliate of the Advisor that is registered as a FINRA member broker-dealer if applicable FINRA rules would prohibit the payment of the disposition fee to a firm that is not a registered broker-dealer. As of December 31, 2018 the Company had not sold or otherwise disposed of property or any real estate-related assets. Accordingly, the Company had not incurred any disposition fees as of December 31, 2018.

Sales Commissions

The Company paid the Dealer Manager up to 7.0% of gross offering proceeds from the sale of Class A shares in the Primary Offering and up to 3.0% of gross offering proceeds from the sale of Class T shares in the Primary Offering (all of which was reallowed to participating broker-dealers), subject to reductions based on volume and for certain categories of purchasers. No sales commissions were paid for sales of Class R shares or for sales pursuant to the DRP. The total amount of all items of compensation from any source payable to the Dealer Manager and the participating broker-dealers may not exceed 10.0% of the gross proceeds from the Primary Offering on a per class basis.

Dealer Manager Fees

The Company paid the Dealer Manager up to 3.0% of gross offering proceeds from the sale of Class A shares and up to 2.5% of gross offering proceeds from the sale of Class T shares (a portion of which was reallowed to participating broker-dealers). No dealer manager fee was paid for sales of Class R shares or for sales pursuant to the Company’s DRP.

STEADFAST APARTMENT REIT III, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

DECEMBER 31, 2018

Distribution and Shareholder Servicing Fees

The Company paid the Dealer Manager up to (1) 0.27%, annualized, of the purchase price per Class R share (or, once reported, the amount of the Company’s estimated value per share) for each Class R share purchased in the Primary Offering from a registered investment advisor that does not participate on an alternative investment platform; (2) 0.67%, annualized, of the purchase price per Class R share (or, once reported, the amount of the Company’s estimated value per share) for each Class R share purchased in the Primary Offering from a registered investment advisor that participates on an alternative investment platform; and (3) 1.125%, annualized, of the purchase price per Class T share (or, once reported, the amount of the Company’s estimated value per share) for each Class T share purchased in the Primary Offering. The distribution and shareholder servicing fee accrues daily and is paid monthly in arrears. The Company amended its Charter on August 8, 2017, to authorize and pay different distributions to different holders of Class T and/or Class R shares. Prior to amending the Charter to allow for distributions at different rates on the same class of shares, of the 0.67% distribution and shareholder servicing fee payable with respect to sales of Class R shares by registered investment advisors that participate on an alternative investment platform, 0.27% was paid from the current distribution and shareholder servicing fee on Class R shares, which was payable out of amounts that otherwise would have been distributed to holders of Class R shares, and 0.40% was an additional expense of the Company.

Effective October 1, 2018, we ceased paying the distribution and shareholder servicing fee because total underwriting compensation had reached 10% of the total gross investment amount in the Primary Offering.

Subordinated Participation in Net Sale Proceeds (payable only if the Company’s shares are not listed on an exchange)

The Advisor (in its capacity as special limited partner of the Operating Partnership) would receive 15.0% of the remaining net sale proceeds after return of the total investment amount, which is the amount equal to the original issue price paid by the stockholders in the Public Offering multiplied by the number of shares issued in the Public Offering, reduced by the weighted average original issue price of the shares sold in the Primary Offering multiplied by the total number of shares repurchased by the Company, plus payment to investors of an amount equal to a 6.0% annual cumulative, non-compounded return of the total investment amount, less amounts previously distributed to stockholders, including distributions that may constitute a return of capital for federal income tax purposes.

“Net sale proceeds” means the net cash proceeds realized from the sale of the Company or all of the Company’s assets after deduction of all expenses incurred in connection with a sale or disposition of the Company or of the Company’s assets, including disposition fees paid to the Advisor, or from the prepayment, maturity, workout or other settlement of any loan or other investment. For purposes of calculating the 6.0% annual cumulative, non-compounded return of the total investment amount, the aggregate of all investors’ capital shall be deemed to have been invested collectively on one date—the aggregate average investment date, being a day of a month determined by the average weighted month of all shares sold on a monthly basis. In addition, the Advisor (in its capacity as special limited partner of the Operating Partnership) will receive a distribution similar to the subordinated participation in net sale proceeds in the event the Company undertakes an issuer tender offer that results in the tendering stockholders receiving a return of the total investment amount of the tendering stockholders plus payment to those investors of an amount equal to a 6.0% annual cumulative, non-compounded return of the total investment amount of the tendering stockholders, less amounts previously distributed to stockholders, including distributions that may constitute a return of capital for federal income tax purposes.

STEADFAST APARTMENT REIT III, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

DECEMBER 31, 2018

Subordinated Incentive Listing Distribution (payable only if the Company’s shares are listed on an exchange)

Upon the listing of the Company’s shares on a national securities exchange, the Advisor (in its capacity as special limited partner of the Operating Partnership) will receive 15.0% of the amount by which the sum of the Company’s adjusted market value plus distributions paid by the Company to stockholders from inception until the date the adjusted market value is determined, including distributions that may constitute a return of capital for federal income tax purposes, exceeds the sum of the total investment amount plus an amount equal to a 6.0% annual cumulative, non-compounded return to investors of the total investment amount, less amounts previously distributed to stockholders, including distributions that may constitute a return of capital for federal income tax purposes. For purposes of calculating the 6.0% annual cumulative, non-compounded return of the total investment amount, the aggregate of all investors’ capital shall be deemed to have been invested collectively on one date, the aggregate average investment date, being a day of a month determined by the average weighted month of all shares sold on a monthly basis.

The adjusted market value of the Company’s common stock will be calculated based on the average market value of the shares of common stock issued and outstanding at listing over the 30 trading days beginning 180 days after the shares are first listed or included for quotation. The Company has the option to pay the subordinated incentive listing distribution in the form of stock, cash, a promissory note or any combination thereof. Any previous payments of the subordinated participation in net sales proceeds will offset the amounts due pursuant to the subordinated listing distribution.

Subordinated Distribution Upon Termination of the Advisory Agreement

Upon termination or non-renewal of the Advisory Agreement with or without cause, the Advisor (in its capacity as special limited partner of the Operating Partnership), would be entitled to receive distributions from the Operating Partnership equal to 15.0% of the amount by which the sum of the Company’s appraised market value plus distributions exceeds the sum of the total investment amount plus an amount equal to a 6.0% annual cumulative, non-compounded return of the total investment amount to investors, less amounts previously distributed to stockholders, including distributions that may constitute a return of capital for federal income tax purposes. For purposes of calculating the 6.0% annual cumulative, non-compounded return of the total investment amount, the aggregate of all investors’ capital shall be deemed to have been invested collectively on one date, the aggregate average investment date, being a day of a month determined by the average weighted month of all shares sold on a monthly basis. If the Company does not provide this return, the Advisor will not receive this distribution. In addition, the Advisor may elect to defer its right to receive a subordinated distribution upon termination until either shares of the Company’s common stock are listed and traded on a national securities exchange or another liquidity event occurs.

8. Long-Term Incentive Award Plan and Independent Director Compensation

The Company adopted a long-term incentive plan, the Incentive Plan, which the Company uses to attract and retain qualified directors, officers, employees and consultants. The Incentive Award Plan authorizes the granting of restricted stock, stock options, restricted or deferred stock units, performance awards and other stock-based awards to the Company’s directors, officers, employees and consultants selected by its board of directors for participation in the Incentive Award Plan. Stock options granted under the Incentive Award Plan will not exceed an amount equal to 10% of the outstanding shares of the Company’s common stock allocated to the Incentive Award Plan on the date of grant of any such stock options. Any stock options granted under the Incentive Award Plan will have an exercise price or base price that is not less than fair market value of the Company’s common stock on the date of grant.

STEADFAST APARTMENT REIT III, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

DECEMBER 31, 2018

Under the Company’s independent directors compensation plan, which is a sub-plan of the Incentive Award Plan, each of the Company’s independent directors was entitled to receive 2,000 shares of restricted Class A common stock once the Company raised $2,000,000 in gross offering proceeds in the Public Offering. Each subsequent independent director that joins the Company’s board of directors will receive 2,000 shares of restricted Class A common stock upon election to the Company’s board of directors. In addition, on the date following an independent director’s re-election to the Company’s board of directors, he or she receives 1,000 shares of restricted Class A common stock. Grants of restricted stock are subject to share availability under the Incentive Plan. The shares of restricted Class A common stock generally vest in four equal annual installments beginning on the date of grant and ending on the third anniversary of the date of grant; provided, however, that the restricted stock will become fully vested and become non-forfeitable on the earlier to occur of (1) the termination of the independent director’s service as a director due to his or her death or “disability” or (2) a “change in control” of the Company (as such terms are defined in the Incentive Plan). These awards entitle the holders to participate in distributions.

The Company recorded stock-based compensation expense of $82,346, $63,591 and $61,071 for the years ended December 31, 2018, 2017 and 2016 related to the independent directors’ restricted common stock, respectively.

In addition to the stock awards, the Company pays each of its independent directors annual compensation of $55,000, prorated for any partial term (the audit committee chairperson receives an additional $10,000 annually, prorated for any partial term). In addition, the independent directors are paid for attending meetings as follows: (1) $2,500 for each board meeting attended in person, (2) $1,500 for each committee meeting attended in person in such director’s capacity as a committee member and (3) $1,000 for each board meeting attended via teleconference (not to exceed $4,000 for any one set of meetings attended within a 48-hour period). All directors also receive reimbursement of reasonable out of pocket expenses incurred in connection with attendance at meetings of the board of directors. Director compensation is an operating expense of the Company that is subject to the operating expense reimbursement obligation of the Advisor discussed in Note 7 (Related Party Arrangements). The Company recorded operating expenses of $429,500, $230,000 and $241,000 for the years ended December 31, 2018, 2017 and 2016, respectively, related to the independent directors’ restricted common stock, the independent directors’ annual compensation and the value of shares issued for annual compensation and attending board meetings, which is included in general and administrative expenses in the accompanying consolidated statements of operations. As of December 31, 2018 and 2017, $251,750 and $51,875 is included in accounts payable and accrued liabilities, respectively, and $13,750 and $27,500 is included in additional paid-in capital on the consolidated balance sheets, respectively.

9. Commitments and Contingencies

Economic Dependency

The Company is dependent on the Advisor and its affiliates for certain services that are essential to the Company, including the identification, evaluation, negotiation, purchase, and disposition of real estate and real estate-related investments; management of the daily operations of the Company’s real estate and real estate-related investment portfolio; and other general and administrative responsibilities. In the event that these companies are unable to provide the respective services, the Company will be required to obtain such services from other sources.

Concentration of Credit Risk

The geographic concentration of the Company’s portfolio makes it particularly susceptible to adverse economic developments in the Atlanta, Georgia, Austin, Texas, Dallas, Texas, Denver, Colorado and

STEADFAST APARTMENT REIT III, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

DECEMBER 31, 2018

Indianapolis, Indiana apartment markets. Any adverse economic or real estate developments in these markets, such as business layoffs or downsizing, relocations of businesses, increased competition from other apartment communities, decrease in demand for apartments or any other changes, could adversely affect the Company’s operating results and its ability to make distributions to stockholders.

Environmental

As an owner of real estate, the Company is subject to various environmental laws of federal, state and local governments. The Company is not aware of any environmental liability that could have a material adverse effect on its financial condition or results of operations. However, changes in applicable environmental laws and regulations, the uses and conditions of properties in the vicinity of the Company’s properties, the activities of its tenants and other environmental conditions of which the Company is unaware with respect to the properties could result in future environmental liabilities.

Legal Matters

From time to time, the Company is subject, or party, to legal proceedings that arise in the ordinary course of its business. Management is not aware of any legal proceedings of which the outcome is reasonably likely to have a material adverse effect on the Company’s results of operations or financial condition nor is the Company aware of any such legal proceedings contemplated by government agencies.

10. Derivative Financial Instruments

The Company uses interest rate derivatives with the objective of managing exposure to interest rate movements thereby minimizing the effect of interest rate changes and the effect they could have on future cash flows. Interest rate cap agreements are used to accomplish this objective. The following tables provide the terms of the Company’s interest rate derivative instruments that were in effect at December 31, 2018 and 2017:

December 31, 2018
Type	Maturity Date Range	Based on	Number of Instruments	Notional Amount	Variable Rate	Weighted Average Rate Cap	Fair Value
Interest Rate Cap	6/1/2019 - 12/1/2020	One-Month LIBOR	6	$156,892,000	2.52%	2.59%	$377,456

December 31, 2017
Type	Maturity Date Range	Based on	Number of Instruments	Notional Amount	Variable Rate	Weighted Average Rate Cap	Fair Value
Interest Rate Cap	6/1/2019 - 12/1/2020	One-Month LIBOR	6	$156,892,000	1.56%	2.59%	$257,619

The interest rate cap agreements are not designated as effective cash flow hedges. Accordingly, the Company records any changes in the fair value of the interest rate cap agreements as interest expense. The change in the fair value of the interest rate cap agreements for the years ended December 31, 2018, 2017 and 2016, resulted in an unrealized (gain) loss of $(119,837), $444,252 and $24,989, respectively, which is included in interest expense in the accompanying consolidated statements of operations. During the years ended December 31, 2018 and 2017, the Company acquired interest rate cap agreements of $0 and $288,740, respectively. The fair value of the interest rate cap agreements of $377,456 and $257,619 as of December 31, 2018 and 2017, respectively, is included in other assets on the accompanying consolidated balance sheets.

STEADFAST APARTMENT REIT III, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

DECEMBER 31, 2018

11. Pro Forma Information (unaudited)

Following the adoption of ASU 2017-01 as of January 1, 2017, all of the Company’s acquisitions in fiscal years 2018 and 2017 have been accounted for as asset acquisitions, therefore, no pro forma information is required.

The following table summarizes, on an unaudited basis, the consolidated pro forma results of operations of the Company for the years ended December 31, 2016 and 2015. The Company acquired three properties during the year ended December 31, 2016. These properties contributed $1,264,906 of revenues and $969,543 of net loss, including $825,735 of depreciation and amortization, to the Company’s results of operations from the date of acquisition to December 31, 2016. The following unaudited pro forma information for the years ended December 31, 2016 and 2015, has been provided to give effect to the acquisitions of the properties as if they had occurred on January 1, 2015. This pro forma information does not purport to represent what the actual results of operations of the Company would have been had these acquisitions occurred on this date, nor does it purport to predict the results of operations for future periods.

	Year Ended December 31,
	2016	2015
Revenues	$9,068,309	$9,068,309

Net loss	$(10,548,934)	$(12,094,696)

Net loss attributable to noncontrolling interest	$(100)	$(100)

Net loss attributable to common stockholders	$(10,548,834)	$(12,094,596)

Net loss per Class A share:
Net loss attributable to Class A common stockholders—basic and diluted	$(6,775,391)	$(7,768,215)

Weighted average number of Class A common shares outstanding—basic and diluted	374,595	374,595

Net loss per Class A common share—basic and diluted	(22.14)	(24.79)

Net loss per Class R share:
Net loss attributable to Class R common stockholders—basic and diluted	$(354,281)	$(406,195)

Weighted average number of Class R common shares outstanding—basic and diluted	19,587	19,587

Net loss per Class R common share—basic and diluted	(21.38)	(24.03)

Net loss per Class T share:
Net loss attributable to Class T common stockholders—basic and diluted	$(3,419,162)	$(3,920,186)

Weighted average number of Class T common shares outstanding—basic and diluted	189,037	189,037

Net loss per Class T common share—basic and diluted	(21.18)	(23.83)

The pro forma information reflects adjustments for actual revenues and expenses of the property acquired during the year ended December 31, 2016, for the respective period prior to acquisition by the Company. Net loss has been adjusted as follows: (1) interest expense has been adjusted to reflect the additional interest expense that would have been charged had the Company acquired the properties on January 1, 2015 under the same financing

STEADFAST APARTMENT REIT III, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

DECEMBER 31, 2018

arrangements as existed as of the acquisition date; (2) depreciation and amortization has been adjusted based on the Company’s basis in the properties; and (3) transaction costs have been adjusted for the acquisition of the properties.

12. Selected Quarterly Results (unaudited)

Presented below is a summary of the Company’s unaudited quarterly financial information for the years ended December 31, 2018 and 2017:

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
2018
Revenues	$8,832,176	$9,229,616	$9,905,011	$9,942,827

Net loss	(3,924,834)	(3,526,366)	(3,556,258)	(4,358,151)

Net loss attributable to common stockholders	(3,924,834)	(3,526,366)	(3,556,258)	(4,358,151)

Net loss attributable to Class A common stockholders—basic and diluted	(1,690,784)	(1,475,758)	(1,464,767)	(1,779,440)

Loss per Class A common share—basic and diluted	(0.53)	(0.43)	(0.40)	(0.51)

Distributions declared per Class A common share	0.370	0.374	0.378	0.378

Net loss attributable to Class R common stockholders—basic and diluted	(188,592)	(183,927)	(190,984)	(240,227)

Net loss per Class R common share—basic and diluted	(0.55)	(0.45)	(0.41)	(0.51)

Distributions declared per Class R common share	0.352	0.357	0.361	0.378

Net loss attributable to Class T common stockholders—basic and diluted	(2,045,458)	(1,866,681)	(1,900,505)	(2,338,484)

Net loss per Class T common share—basic and diluted	(0.60)	(0.50)	(0.46)	(0.51)

Distributions declared per Class T common share	0.306	0.309	0.313	0.378

STEADFAST APARTMENT REIT III, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

DECEMBER 31, 2018

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
2017
Revenues	$3,115,715	$3,601,807	$5,744,118	$7,129,937

Net loss	(2,322,391)	(2,647,638)	(3,085,008)	(3,698,150)

Net loss attributable to common stockholders	(2,322,391)	(2,647,638)	(3,085,008)	(3,698,150)

Net loss attributable to Class A common stockholders—basic and diluted	(1,236,453)	(1,369,535)	(1,478,634)	(1,675,829)

Loss per Class A common share—basic and diluted	(0.81)	(0.64)	(0.58)	(0.57)

Distributions declared per Class A common share	0.370	0.374	0.378	0.378

Net loss attributable to Class R common stockholders—basic and diluted	(118,117)	(116,698)	(139,604)	(171,219)

Net loss per Class R common share—basic and diluted	(0.81)	(0.65)	(0.59)	(0.59)

Distributions declared per Class R common share	0.353	0.357	0.363	0.352

Net loss attributable to Class T common stockholders—basic and diluted	(967,821)	(1,161,405)	(1,466,769)	(1,851,102)

Net loss per Class T common share—basic and diluted	(0.87)	(0.71)	(0.64)	(0.64)

Distributions declared per Class T common share	0.304	0.307	0.320	0.310

13. Subsequent Events

Distributions Paid

Class A

On January 2, 2019, the Company paid distributions of $448,040, which related to distributions declared for each day in the period from December 1, 2018 through December 31, 2018 and consisted of cash distributions paid in the amount of $272,851 and $175,189 in shares issued pursuant to the DRP.

On February 1, 2019, the Company paid distributions of $448,950, which related to distributions declared for each day in the period from January 1, 2019 through January 31, 2019 and consisted of cash distributions paid in the amount of $275,056 and $173,894 in shares issued pursuant to the DRP.

On March 1, 2019, the Company paid distributions of $403,504, which related to distributions declared for each day in the period from February 1, 2019 through February 28, 2019 and consisted of cash distributions paid in the amount of $403,504 and $0 in shares issued pursuant to the DRP.

STEADFAST APARTMENT REIT III, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

DECEMBER 31, 2018

Class R

On January 2, 2019, the Company paid distributions of $62,323, which related to distributions declared for each day in the period from December 1, 2018 through December 31, 2018 and consisted of cash distributions paid in the amount of $41,232 and $21,091 in shares issued pursuant to the DRP.

On February 1, 2019, the Company paid distributions of $60,517, which related to distributions declared for each day in the period from January 1, 2019 through January 31, 2019 and consisted of cash distributions paid in the amount of $40,020 and $20,497 in shares issued pursuant to the DRP.

On March 1, 2019, the Company paid distributions of $54,767, which related to distributions declared for each day in the period from February 1, 2019 through February 28, 2019 and consisted of cash distributions paid in the amount of $54,767 and $0 in shares issued pursuant to the DRP.

Class T

On January 2, 2019, the Company paid distributions of $659,453, which related to distributions declared for each day in the period from December 1, 2018 through December 31, 2018 and consisted of cash distributions paid in the amount of $287,729 and $371,723 in shares issued pursuant to the DRP.

On February 1, 2019, the Company paid distributions of $590,710, which related to distributions declared for each day in the period from January 1, 2019 through January 31, 2019 and consisted of cash distributions paid in the amount of $258,149 and $332,562 in shares issued pursuant to the DRP.

On March 1, 2019, the Company paid distributions of $535,334, which related to distributions declared for each day in the period from February 1, 2019 through February 28, 2019 and consisted of cash distributions paid in the amount of $535,334 and $0 in shares issued pursuant to the DRP.

Advisory Agreement Renewal

On February 1, 2019, the Company entered into Amendment No. 3 to the Advisory Agreement, which became effective on February 5, 2019, to renew the term of the Advisory Agreement for an additional one year term ending February 5, 2020.

STEADFAST APARTMENT REIT III, INC.

SCHEDULE III

REAL ESTATE AND ACCUMULATED DEPRECIATION AND AMORTIZATION

DECEMBER 31, 2018

	Location	Ownership Percent	Encumbrances(1)	Initial Cost of Company			Cost Capitalized Subsequent to Acquisition	Gross Amount at which Carried at Close of Period			Accumulated Depreciation	Original Date of Construction	Date Acquired
Description				Land	Building and Improvements(2)	Total		Land	Building and Improvements(2)	Total(3)
Carriage House Apartment Homes	Gurnee, IL	100%	$5,660,454	$892,666	$6,632,334	$7,525,000	$913,836	$892,666	$7,003,588	$7,896,254	$(856,007)	1970	5/19/2016
Bristol Village Apartments	Aurora, CO	100%	34,883,417	4,234,471	43,165,529	47,400,000	1,341,099	4,234,471	43,595,893	47,830,364	(3,508,924)	2003	11/17/2016
Canyon Resort at Great Hills Apartments	Austin, TX	100%	31,568,495	6,892,366	37,607,634	44,500,000	834,399	6,892,366	37,452,927	44,345,293	(2,901,640)	1997	12/29/2016
Reflections on Sweetwater Apartments	Lawrenceville, GA	100%	22,822,158	5,041,375	28,246,962	33,288,337	1,894,066	5,041,375	29,265,827	34,307,202	(2,343,277)	1996	1/12/2017
The Pointe at Vista Ridge	Lewisville, TX	100%	28,964,451	4,610,773	40,577,450	45,188,223	1,451,446	4,610,773	41,114,886	45,725,659	(2,702,958)	2003	5/25/2017
Belmar Villas	Lakewood, CO	100%	46,892,398	7,105,266	57,397,989	64,503,255	1,966,462	7,105,266	58,170,169	65,275,435	(3,451,754)	1974	7/21/2017
Ansley at Princeton Lakes	Atlanta, GA	100%	32,204,192	3,067,897	41,526,190	44,594,087	202,205	3,067,897	40,616,624	43,684,521	(2,051,058)	2009	8/31/2017
Sugar Mill Apartments	Lawrenceville, GA	100%	24,636,684	5,706,010	30,599,482	36,305,492	718,723	5,706,010	30,527,940	36,233,950	(1,247,293)	1997	12/7/2017
Avery Point Apartments	Indianapolis, IN	100%	31,060,671	4,509,073	41,320,763	45,829,836	892,112	4,509,073	41,095,115	45,604,188	(1,754,853)	1986	12/15/2017
Cottage Trails at Culpepper Landing	Chesapeake, VA	100%	21,394,001	3,848,274	27,270,425	31,118,698	123,703	3,848,274	26,937,695	30,785,969	(569,248)	2012/2015	5/31/2018

			$280,086,921	$45,908,171	$354,344,758	$400,252,928	$10,338,051	$45,908,171	$355,780,664	$401,688,835	$(21,387,012)

(1)	Encumbrances are net of deferred financing costs associated with the loans for each individual property listed above.
(2)	Building and improvements include tenant origination and absorption costs.
(3)	The aggregate cost of real estate for federal income tax purposes was $413.0 million (unaudited) as of December 31, 2018.

STEADFAST APARTMENT REIT III, INC.

SCHEDULE III

REAL ESTATE AND ACCUMULATED DEPRECIATION AND AMORTIZATION

DECEMBER 31, 2018

A summary of activity for real estate and accumulated depreciation for the years ended December 31, 2018, 2017 and 2016:

	2018	2017	2016
Real Estate:
Balance at the beginning of the year	$369,910,485	$99,572,735	$—
Acquisitions	31,118,698	269,709,230	99,425,000
Improvements	5,672,239	4,317,573	348,238
Write-off of fully depreciated and amortized assets	(5,012,587)	(3,689,053)	(200,503)

Balance at the end of the year	$401,688,835	$369,910,485	$99,572,735

Accumulated depreciation:
Balance at the beginning of the year	$9,425,010	$625,232	$—
Depreciation expense	16,659,117	12,488,831	825,735
Write-off of fully depreciated and amortized assets	(4,697,115)	(3,689,053)	(200,503)

Balance at the end of the year	$21,387,012	$9,425,010	$625,232

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on March 15, 2019.

Steadfast Apartment REIT III, Inc.

By:	/s/ Rodney F. Emery
Rodney F. Emery
Chief Executive Officer and Chairman of the Board
(Principal Executive Officer)

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

Name	Title	Date

/s/ Rodney F. Emery Rodney F. Emery	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	March 15, 2019

/s/ Kevin J. Keating Kevin J. Keating	Chief Financial Officer and Treasurer (Principal Financial Officer and Accounting Officer)	March 15, 2019

/s/ Ella S. Neyland Ella S. Neyland	President and Director	March 15, 2019

/s/ Stephen R. Bowie Stephen R. Bowie	Director	March 15, 2019

/s/ Ned W. Brines Ned W. Brines	Director	March 15, 2019

/s/ Janice M. Munemitsu Janice M. Munemitsu	Director	March 15, 2019

Annex I

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10-Q

(Mark One)

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended September 30, 2019

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                      to

Commission file number 000-55772

STEADFAST APARTMENT REIT III, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	47-4871012
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

18100 Von Karman Avenue, Suite 500 Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)

(949) 852-0700

(Registrant’s Telephone Number, Including Area Code)

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒    No  ☐

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files).    Yes  ☒    No  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large Accelerated filer	☐	Accelerated filer	☐

Non-Accelerated filer	☒	Smaller reporting company	☒

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act.  ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).    Yes  ☐    No  ☒

As of November 1, 2019, there were 3,466,447 shares of the Registrant’s Class A common stock issued and outstanding, 475,208 shares of the Registrant’s Class R common stock issued and outstanding and 4,628,177 shares of the Registrant’s Class T common stock issued and outstanding.

STEADFAST APARTMENT REIT III, INC.

PART I — FINANCIAL INFORMATION

Item 1. Financial Statements

STEADFAST APARTMENT REIT III, INC.

CONSOLIDATED BALANCE SHEETS

	September 30, 2019	December 31, 2018
	(Unaudited)
ASSETS
Assets:
Real Estate:
Land	$45,908,171	$45,908,171
Building and improvements	362,143,004	355,780,664

Total real estate, cost	408,051,175	401,688,835
Less accumulated depreciation and amortization	(32,960,809)	(21,387,012)

Total real estate, net	375,090,366	380,301,823
Cash and cash equivalents	21,803,455	35,628,660
Restricted cash	3,863,665	3,729,649
Rents and other receivables	1,380,692	515,569
Other assets	647,514	906,700

Total assets	$402,785,692	$421,082,401

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable and accrued liabilities	$7,850,899	$7,520,803
Mortgage notes payable, net	287,517,455	280,086,921
Distributions payable	1,056,993	1,169,815
Due to affiliates	636,953	4,898,804

Total liabilities	297,062,300	293,676,343
Commitments and contingencies (Note 9)
Redeemable common stock	4,149,979	6,570,093
Stockholders’ Equity:
Preferred stock, $0.01 par value per share; 100,000,000 shares authorized, no shares issued and outstanding	—	—
Class A common stock, $0.01 par value per share; 480,000,000 shares authorized, 3,466,447 and 3,516,990 shares issued and outstanding at September 30, 2019 and December 31, 2018, respectively	34,666	35,171
Class R common stock, $0.01 par value per share; 240,000,000 shares authorized, 475,208 and 474,076 shares issued and outstanding at September 30, 2019 and December 31, 2018, respectively	4,753	4,742
Class T common stock, $0.01 par value per share; 480,000,000 shares authorized, 4,630,865 and 4,620,317 shares issued and outstanding at September 30, 2019 and December 31, 2018, respectively	46,310	46,204
Additional paid-in capital	172,930,174	170,763,927
Cumulative distributions and net losses	(71,442,490)	(50,014,079)

Total stockholders’ equity	101,573,413	120,835,965

Total liabilities and stockholders’ equity	$402,785,692	$421,082,401

See accompanying notes to consolidated financial statements.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT III, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenues:
Rental income	$10,274,865	$9,851,463	$30,070,531	$27,775,041
Other income	237,254	53,548	731,453	191,762

Total revenues	10,512,119	9,905,011	30,801,984	27,966,803
Expenses:
Operating, maintenance and management	3,032,045	2,829,019	7,996,145	7,707,048
Real estate taxes and insurance	1,244,074	1,198,477	4,422,914	3,841,903
Fees to affiliates	1,643,653	1,528,770	5,586,812	4,274,781
Depreciation and amortization	3,965,495	3,866,775	11,574,455	12,804,145
Interest expense	3,077,197	2,998,775	10,014,805	7,909,070
Loss on debt extinguishment	—	—	167,469	—
General and administrative expenses	1,582,320	1,039,453	3,682,249	2,437,314

Total expenses	14,544,784	13,461,269	43,444,849	38,974,261

Loss before other income	(4,032,665)	(3,556,258)	(12,642,865)	(11,007,458)
Other income:
Other income	875,000	—	875,000	—

Total other income	875,000	—	875,000	—

Net loss	$(3,157,665)	$(3,556,258)	$(11,767,865)	$(11,007,458)

Net loss attributable to Class A common stockholders—basic and diluted	$(1,277,305)	$(1,464,767)	$(4,772,019)	$(4,620,899)

Net loss per Class A common share—basic and diluted	$(0.37)	$(0.40)	$(1.37)	$(1.34)

Weighted average number of Class A common shares outstanding—basic and diluted	3,471,013	3,397,330	3,490,700	3,185,507

Net loss attributable to Class R common stockholders—basic and diluted	$(174,873)	$(190,984)	$(649,931)	$(566,814)

Net loss per Class R common share—basic and diluted	$(0.37)	$(0.41)	$(1.37)	$(1.40)

Weighted average number of Class R common shares outstanding—basic and diluted	475,208	442,962	475,420	390,744

Net loss attributable to Class T common stockholders—basic and diluted	$(1,705,487)	$(1,900,505)	$(6,345,915)	$(5,819,746)

Net loss per Class T common share—basic and diluted	$(0.37)	$(0.46)	$(1.37)	$(1.54)

Weighted average number of Class T common shares outstanding—basic and diluted	4,634,576	4,407,966	4,641,994	4,011,955

See accompanying notes to consolidated financial statements.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT III, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2019 (Unaudited)

	Common Stock						Additional Paid-In Capital	Cumulative Distributions & Net Losses	Total Stockholders’ Equity
	Class A		Class R		Class T
	Shares	Amount	Shares	Amount	Shares	Amount
BALANCE, July 1, 2019	3,486,677	$34,868	475,208	$4,753	4,641,877	$46,420	$172,920,483	$(65,039,663)	$107,966,861
Transfers from redeemable common stock	—	—	—	—	—	—	667,887	—	667,887
Repurchase of common stock	(20,230)	(202)	—	—	(11,012)	(110)	(667,575)	—	(667,887)
Distributions declared ($0.378 per share of common stock)	—	—	—	—	—	—	—	(3,245,162)	(3,245,162)
Amortization of stock-based compensation	—	—	—	—	—	—	9,379	—	9,379
Net loss	—	—	—	—	—	—	—	(3,157,665)	(3,157,665)

BALANCE, September 30, 2019	3,466,447	$34,666	475,208	$4,753	4,630,865	$46,310	$172,930,174	$(71,442,490)	$101,573,413

	Common Stock						Additional Paid-In Capital	Cumulative Distributions & Net Losses	Total Stockholders’ Equity
	Class A		Class R		Class T
	Shares	Amount	Shares	Amount	Shares	Amount
BALANCE, January 1, 2019	3,516,990	$35,171	474,076	$4,742	4,620,317	$46,204	$170,763,927	$(50,014,079)	$120,835,965
Issuance of common stock	15,487	155	1,845	18	31,246	313	1,094,470	—	1,094,956
Transfers from redeemable common stock	—	—	—	—	—	—	2,951,937	—	2,951,937
Repurchase of common stock	(66,030)	(660)	(713)	(7)	(20,698)	(207)	(1,922,409)	—	(1,923,283)
Distributions declared ($1.122 per share of common stock)	—	—	—	—	—	—	—	(9,660,546)	(9,660,546)
Amortization of stock-based compensation	—	—	—	—	—	—	42,249	—	42,249
Net loss	—	—	—	—	—	—	—	(11,767,865)	(11,767,865)

BALANCE, September 30, 2019	3,466,447	$34,666	475,208	$4,753	4,630,865	$46,310	$172,930,174	$(71,442,490)	$101,573,413

See accompanying notes to consolidated financial statements.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT III, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2018 (Unaudited)

	Common Stock						Additional Paid-In Capital	Cumulative Distributions & Net Losses	Total Stockholders’ Equity
	Class A		Class R		Class T
	Shares	Amount	Shares	Amount	Shares	Amount
BALANCE, July 1, 2018	3,276,197	$32,764	409,536	$4,096	4,174,825	$41,749	$157,467,255	$(36,027,454)	$121,518,410
Issuance of common stock	223,987	2,238	61,977	620	407,697	4,076	16,534,178	—	16,541,112
Commissions on sales of common stock and related dealer manager fees to affiliates	—	—	—	—	—	—	(1,273,060)	—	(1,273,060)
Transfers to redeemable common stock	—	—	—	—	—	—	(1,241,466)	—	(1,241,466)
Repurchase of common stock	(2,543)	(25)	—	—	(420)	(4)	(67,192)	—	(67,221)
Other offering costs to affiliates	—	—	—	—	—	—	(735,217)	—	(735,217)
Distributions declared ($0.378, $0.361, $0.313 per share of Class A, R, and T common stock, respectively)	—	—	—	—	—	—	—	(2,823,452)	(2,823,452)
Amortization of stock-based compensation	—	—	—	—	—	—	35,613	—	35,613
Net loss	—	—	—	—	—	—	—	(3,556,258)	(3,556,258)

BALANCE, September 30, 2018	3,497,641	$34,977	471,513	$4,716	4,582,102	$45,821	$170,720,111	$(42,407,164)	$128,398,461

	Common Stock						Additional Paid-In Capital	Cumulative Distributions & Net Losses	Total Stockholders’ Equity
	Class A		Class R		Class T
	Shares	Amount	Shares	Amount	Shares	Amount
BALANCE, January 1, 2018	2,887,731	$28,878	309,518	$3,096	3,369,991	$33,700	$131,822,585	$(23,683,752)	$108,204,507
Issuance of common stock	627,053	6,271	165,603	1,656	1,213,848	12,138	47,966,611	—	47,986,676
Commissions on sales of common stock and related dealer manager fees to affiliates	—	—	—	—	—	—	(3,673,948)	—	(3,673,948)
Transfers to redeemable common stock	—	—	—	—	—	—	(2,804,736)	—	(2,804,736)
Repurchase of common stock	(17,143)	(172)	(3,608)	(36)	(1,737)	(17)	(513,836)	—	(514,061)
Other offering costs to affiliates	—	—	—	—	—	—	(2,140,104)	—	(2,140,104)
Distributions declared ($1.122, $1.070, $0.928 per share of Class A, R, and T common stock, respectively)	—	—	—	—	—	—	—	(7,715,954)	(7,715,954)
Amortization of stock-based compensation	—	—	—	—	—	—	63,539	—	63,539
Net loss	—	—	—	—	—	—	—	(11,007,458)	(11,007,458)

BALANCE, September 30, 2018	3,497,641	$34,977	471,513	$4,716	4,582,102	$45,821	$170,720,111	$(42,407,164)	$128,398,461

See accompanying notes to consolidated financial statements.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT III, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended September 30,
	2019	2018
Cash Flows from Operating Activities:
Net loss	$(11,767,865)	$(11,007,458)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	11,574,455	12,804,145
Amortization of deferred financing costs	192,333	174,120
Amortization of stock-based compensation	42,249	63,539
Amortization of stock-based annual compensation	—	13,750
Loss on debt extinguishment	167,469	—
Change in fair value of interest rate cap agreements	375,637	(665,445)
Insurance claim recoveries	(217,188)	—
Changes in operating assets and liabilities:
Rents and other receivables	(940,123)	(145,202)
Other assets	(75,869)	(183,634)
Accounts payable and accrued liabilities	553,799	764,990
Due to affiliates	(574,806)	(1,520,404)

Net cash (used in) provided by operating activities	(669,909)	298,401

Cash Flows from Investing Activities:
Acquisition of real estate investments	—	(30,118,698)
Additions to real estate investments	(6,101,689)	(3,967,275)
Escrow deposits for pending real estate acquisitions	—	(1,000,000)
Proceeds from insurance claims	292,188	—

Cash used in investing activities	(5,809,501)	(35,085,973)

Cash Flows from Financing Activities:
Proceeds from issuance of mortgage notes payable	94,861,000	21,545,000
Principal payments on notes payable	(87,148,994)	—
Proceeds from issuance of Class A common stock	—	14,012,729
Proceeds from issuance of Class R common stock	—	3,597,999
Proceeds from issuance of Class T common stock	—	26,788,418
Payments of commissions on sale of common stock and related dealer manager fees	—	(3,548,440)
Reimbursement of other offering costs to affiliates	(3,680,816)	(1,810,661)
Payment of deferred financing costs	(641,104)	(163,083)
Payment of debt extinguishment costs	(170)	—
Distributions to common stockholders	(8,678,412)	(3,919,077)
Repurchase of common stock	(1,923,283)	(514,061)

Net cash (used in) provided by financing activities	(7,211,779)	55,988,824

Net (decrease) increase in cash, cash equivalents and restricted cash	(13,691,189)	21,201,253
Cash, cash equivalents and restricted cash, beginning of period	39,358,309	19,878,953

Cash, cash equivalents and restricted cash, end of period	$25,667,120	$41,080,206

Supplemental Disclosures of Cash Flow Information:
Interest paid	$9,543,472	$8,060,622

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT III, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

(Unaudited)

	Nine Months Ended September 30,
	2019	2018
Supplemental Disclosures of Noncash Flow Transactions:
Distributions payable	$1,056,993	$952,683

Amounts receivable from transfer agent for Class A common stock	$—	$45,100

Amounts payable to affiliates for other offering costs	$—	$735,217

Distributions paid to common stockholders through common stock issuances pursuant to the distribution reinvestment plan	$1,094,956	$3,590,554

Redeemable common stock	$4,149,979	$5,714,167

Redemptions payable	$64,000	$81,708

Accounts payable and accrued liabilities from additions to real estate investments	$534,961	$104,915

Due to affiliates from additions to real estate investments	$16,746	$21,884

Due to affiliates from distribution and shareholder servicing fee	$—	$3,063,646

Operating lease right-of-use assets, net	$38,794	$—

Operating lease liabilities, net	$41,240	$—

See accompanying notes to consolidated financial statements.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT III, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2019

(unaudited)

1.	Organization and Business

Steadfast Apartment REIT III, Inc. (the “Company”) was formed on July 29, 2015, as a Maryland corporation that elected to be taxed as, and qualifies as, a real estate investment trust (“REIT”) commencing with the taxable year ended December 31, 2016. On August 24, 2015, the Company was initially capitalized with the sale of 8,000 shares of Class A common stock to Steadfast Apartment Advisor III, LLC (the “Advisor”), a Delaware limited liability company, at a purchase price of $25.00 per share for an aggregate purchase price of $200,000.

The Company owns and operates a portfolio of multifamily properties located in targeted markets throughout the United States. As of September 30, 2019, the Company owned ten multifamily properties comprising a total of 2,775 apartment homes. For more information on the Company’s real estate portfolio, see Note 3 (Real Estate).

Public Offering

On February 5, 2016, the Company commenced its initial public offering to offer a maximum of $1,000,000,000 in shares of common stock for sale to the public in the primary offering (the “Primary Offering”). The Company initially offered Class A shares and Class T shares in the Public Offering at an initial price of $25.00 for each Class A share ($500,000,000 in Class A shares) and $23.81 for each Class T share ($500,000,000 in Class T shares), with discounts available for certain categories of purchasers. The Company also registered up to $300,000,000 in shares pursuant to the Company’s distribution reinvestment plan (the “DRP,” and together with the Primary Offering, the “Public Offering”) at an initial price of $23.75 for each Class A share and $22.62 for each Class T share.

Commencing on July 25, 2016, the Company revised the terms of its Public Offering to include Class R shares. The Company subsequently offered a maximum of $1,000,000,000 in shares of common stock for sale to the public at an initial price of $25.00 for each Class A share ($400,000,000 in Class A shares), $22.50 for each Class R share ($200,000,000 in Class R shares) and $23.81 for each Class T share ($400,000,000 in Class T shares), with discounts available for certain categories of purchasers. Up to $300,000,000 in shares were offered pursuant to the DRP at an initial price of $23.75 for each Class A share, $22.50 for each Class R share and $22.62 for each Class T share.

As of August 31, 2018, the date the Company terminated its Primary Offering, it had issued 3,483,706 shares of Class A common stock, 474,357 shares of Class R common stock and 4,572,889 shares of Class T common stock in the Public Offering for gross proceeds of $85,801,001, $10,672,273 and $108,706,960, respectively, and $205,180,234 in the aggregate, including 111,922 shares of Class A common stock, 8,450 shares of Class R common stock and 145,838 shares of Class T common stock issued pursuant to the DRP for gross offering proceeds of $2,658,156, $190,125 and $3,298,847, respectively. The Company suspended the DRP on February 5, 2019, effective beginning with distributions that accrued on February 1, 2019. As of September 30, 2019, the Company had issued 3,528,797 shares of Class A common stock, 479,529 shares of Class R common stock and 4,654,978 shares of Class T common stock in the Public Offering for gross proceeds of $86,834,671, $10,788,788 and $110,559,107, respectively, and $208,182,566 in the aggregate, including 157,012 shares of Class A common stock, 13,622 shares of Class R common stock and 227,925 shares of Class T

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT III, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2019

(unaudited)

common stock issued pursuant to the DRP for gross offering proceeds of $3,691,826, $306,640 and $5,150,991, respectively.

On October 9, 2018, the Company’s board of directors approved an estimated value per share for each of the Company’s Class A common stock, Class R common stock and Class T common stock of $22.54 as of June 30, 2018. In connection with the determination of an estimated value per share, the Company’s board of directors approved a price per share for the DRP for each of the Company’s Class A common stock, Class R common stock and Class T common stock of $22.54, effective November 1, 2018.

The business of the Company is externally managed by the Advisor pursuant to the Amended and Restated Advisory Agreement dated July 25, 2016, by and among the Company, Steadfast Apartment REIT III Operating Partnership, L.P. (the “Operating Partnership”) and the Advisor (as amended, the “Advisory Agreement”). The Advisory Agreement is subject to annual renewal by the Company’s board of directors. The current term of the Advisory Agreement expires on February 5, 2020. Subject to certain restrictions and limitations, the Advisor manages the Company’s day-to-day operations, manages the Company’s portfolio of properties and real estate-related assets, sources and presents investment opportunities to the Company’s board of directors and provides investment management services on the Company’s behalf. The Advisor has also entered into an Advisory Services Agreement with Crossroads Capital Advisors, LLC (“Crossroads Capital Advisors”), whereby Crossroads Capital Advisors provides advisory services to the Company on behalf of the Advisor. The Company has retained Stira Capital Markets Group, LLC (formerly known as Steadfast Capital Markets Group, LLC) (the “Dealer Manager”), an affiliate of the Advisor, which served as the dealer manager for the Public Offering. The Advisor, along with the Dealer Manager, also provides marketing, investor relations and other administrative services on the Company’s behalf.

Substantially all of the Company’s business is conducted through the Operating Partnership. The Company is the sole general partner of the Operating Partnership and owns a 99.99% partnership interest in the Operating Partnership. The Advisor is the sole limited partner of and owns the remaining 0.01% partnership interest in the Operating Partnership. The Company and the Advisor entered into the Amended and Restated Agreement of Limited Partnership of the Operating Partnership on July 25, 2016 (as amended, the “Partnership Agreement”). As the Company accepted subscriptions for shares of its common stock in the Public Offering, the Company transferred substantially all of the net offering proceeds from the Public Offering to the Operating Partnership as a contribution in exchange for partnership interests and the Company’s percentage ownership in the Operating Partnership increased proportionately.

The Partnership Agreement provides that the Operating Partnership is operated in a manner that will enable the Company to (1) satisfy the requirements for being classified as a REIT for tax purposes, (2) avoid any federal income or excise tax liability and (3) ensure that the Operating Partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), which classification could result in the Operating Partnership being taxed as a corporation. In addition to the administrative and operating costs and expenses incurred by the Operating Partnership in acquiring and operating real properties, the Operating Partnership pays all of the Company’s administrative costs and expenses, and such expenses are treated as expenses of the Operating Partnership.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT III, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2019

(unaudited)

The Company commenced its real estate operations on May 19, 2016, upon acquiring a fee simple interest in Carriage House Apartment Homes, a multifamily property located in Gurnee, Illinois.

Pending Merger with Steadfast Apartment REIT, Inc.

On August 5, 2019, the Company, Steadfast Apartment REIT, Inc. (“STAR”), a public non-traded REIT sponsored by the Sponsor, the Operating Partnership, Steadfast Apartment REIT Operating Partnership, L.P., the operating partnership of STAR (“STAR Operating Partnership”), and SIII Subsidiary, LLC, a wholly-owned subsidiary STAR (“STAR III Merger Sub”), entered into an Agreement and Plan of Merger (the “STAR III Merger Agreement”). Subject to the terms and conditions of the STAR III Merger Agreement, STAR III will merge with and into STAR III Merger Sub (the “Merger”), with STAR III Merger Sub surviving the Merger, such that following the Merger, the surviving entity will continue as a wholly-owned subsidiary of STAR. In accordance with the applicable provisions of the Maryland General Corporation Law (the “MGCL”), the separate existence of STAR III shall cease.

At the effective time of the Merger and subject to the terms and conditions of the STAR III Merger Agreement, each issued and outstanding share of the Company’s common stock (or a fraction thereof), $0.01 par value per share, will be converted into the right to receive 1.430 shares of STAR common stock, $0.01 par value per share (“STAR Common Stock”).

The obligation of each party to consummate the Merger is subject to a number of conditions, including receipt of the approval of the Merger and of an amendment to the Company’s Second Articles of Amendment and Restatement (the “Charter”) to delete certain provisions regarding roll-up transactions by the holders of a majority of the outstanding shares of the Company’s Common Stock (the “STAR III Stockholder Approval”).

The Company (with the prior approval of the special committee of its board of directors) may terminate the STAR III Merger Agreement in order to enter into an “Alternative Acquisition Agreement” with respect to a “Superior Proposal” (each as defined in the STAR III Merger Agreement) at any time prior to receipt by the Company of the STAR III Stockholder Approval pursuant to the terms of the STAR III Merger Agreement. STAR may terminate the STAR III Merger Agreement at any time prior to the receipt of the STAR III Stockholder Approval, in certain limited circumstances, including upon an “Adverse Recommendation Change” (as defined in the STAR III Merger Agreement).

If the STAR III Merger Agreement is terminated in connection with the Company’s acceptance of a Superior Proposal or making an Adverse Recommendation Change, the Company must pay STAR a termination fee $5,320,000.

On August 5, 2019, STAR, Steadfast Income REIT, Inc. (“SIR”), a public non-traded REIT sponsored by the Sponsor, STAR Operating Partnership, Steadfast Income REIT Operating Partnership, L.P., the operating partnership of SIR (“SIR Operating Partnership”), and SI Subsidiary, LLC, a wholly-owned subsidiary of STAR (“SIR Merger Sub”), entered into an Agreement and Plan of Merger (the “SIR Merger Agreement”). Subject to the terms and conditions of the SIR Merger Agreement, SIR will merge with and into SIR Merger Sub (the “SIR Merger”), with SIR Merger Sub surviving the SIR Merger, such that following the SIR Merger, the surviving entity will continue as a wholly-owned subsidiary of STAR. In accordance with the applicable provisions of the MGCL, the separate existence of SIR shall cease.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT III, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2019

(unaudited)

The consummation of the Merger is not contingent upon the completion of the SIR Merger and the consummation of the SIR Merger is not contingent upon the consummation of the Merger.

The combined company after the mergers (the “Combined Company”) will retain the name “Steadfast Apartment REIT, Inc.” Each merger is intended to qualify as a “reorganization” under, and within the meaning of, Section 368(a) of the Internal Revenue Code.

Concurrently with the entry into the STAR III Merger Agreement, the Company entered into an amendment (the “First Amendment”) to the Partnership Agreement. The First Amendment will become effective at the earlier of (i) the date that STAR III merges with and into STAR III Merger Sub and (ii) upon payment of certain consideration owed to the Advisor in connection with consummation of a Superior Proposal. The purpose of the First Amendment is to revise the economic interests of the Advisor by providing that the Advisor will not receive any special allocations with respect to a “Special Limited Partner Interest” (as defined in the Partnership Agreement) pursuant to the Partnership Agreement.

Concurrently with the entry into the STAR III Merger Agreement, the Company and the Advisor entered into a termination letter agreement (the “Termination Agreement”), effective as of August 5, 2019. Pursuant to the Termination Agreement, the Advisory Agreement will be terminated at the effective time of the Merger. Also pursuant to the Termination Agreement, the Advisor agreed to waive any disposition fee it otherwise would be entitled to pursuant to the Advisory Agreement related to the Merger and agreed to reimburse STAR III for its costs if the STAR III stockholders reject the Merger at a meeting of stockholders.

2.	Summary of Significant Accounting Policies

There have been no significant changes to the Company’s accounting policies since it filed its audited financial statements in its Annual Report on Form 10-K for the year ended December 31, 2018, other than Accounting Standards Update (“ASU”) 2016-02, and the Securities and Exchange Commission’s (the “SEC”) Disclosure Update and Simplification rule (Release 33-10532), as further described and defined below. For further information about the Company’s accounting policies, refer to the Company’s consolidated financial statements and notes thereto for the year ended December 31, 2018, included in the Company’s Annual Report on Form 10-K filed with the SEC on March 15, 2019.

Principles of Consolidation and Basis of Presentation

The consolidated financial statements include the accounts of the Company, the consolidated variable interest entity (“VIE”) that the Company controls and of which the Company is the primary beneficiary, and the Operating Partnership’s subsidiaries. All significant intercompany balances and transactions are eliminated in consolidation. The financial statements of the Company’s subsidiaries are prepared using accounting policies consistent with those of the Company. The Operating Partnership is a VIE because the Advisor, as the limited partner, lacks substantive kick-out rights and substantive participating rights. The Company is the primary beneficiary of, and consolidates, the Operating Partnership.

The accompanying unaudited consolidated financial statements are prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) for interim financial information as contained within the

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT III, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2019

(unaudited)

Financial Accounting Standards Board (“FASB”), Accounting Standards Codification (“ASC”) and the rules and regulations of the SEC, including the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, the unaudited consolidated financial statements do not include all of the information and footnotes required by GAAP for audited financial statements. In the opinion of management, the financial statements for the unaudited interim periods presented include all adjustments that are of a normal and recurring nature and necessary for a fair and consistent presentation of the results of such periods. Operating results for the three and nine months ended September 30, 2019, are not necessarily indicative of the results that may be expected for the year ending December 31, 2019. The unaudited consolidated financial statements in this Quarterly Report on Form 10-Q (the “Quarterly Report”) should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires the Company to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could materially differ from those estimates.

Fair Value Measurements

Under GAAP, the Company is required to measure certain financial instruments at fair value on a recurring basis. In addition, the Company is required to measure other assets and liabilities at fair value on a non-recurring basis (e.g., carrying value of impaired real estate loans receivable and long-lived assets). Fair value is defined as the price that would be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The GAAP fair value framework uses a three-tiered approach. Fair value measurements are classified and disclosed in one of the following three categories:

•	Level 1: unadjusted quoted prices in active markets that are accessible at the measurement date for identical assets or liabilities;

•

Level 2: quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-derived valuations in which significant inputs and significant value drivers are observable in active markets; and

•	Level 3: prices or valuation techniques where little or no market data is available that requires inputs that are both significant to the fair value measurement and unobservable.

When available, the Company utilizes quoted market prices from an independent third-party source to determine fair value and will classify such items in Level 1 or Level 2. In instances where the market is not active, regardless of the availability of a nonbinding quoted market price, observable inputs might not be relevant and could require the Company to make a significant adjustment to derive a fair value measurement. Additionally, in an inactive market, a market price quoted from an independent third party may rely more on models with inputs based on information available only to that independent third party. When the Company determines the market for a financial instrument owned by the Company to be illiquid or when market transactions for similar instruments do not appear orderly, the Company uses several valuation sources (including internal valuations, discounted cash flow analysis and quoted market prices) and will establish a fair value by assigning weights to the various valuation sources.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT III, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2019

(unaudited)

The following describes the valuation methodologies used by the Company to measure fair value, including an indication of the level in the fair value hierarchy in which each asset or liability is generally classified.

Interest rate cap agreements—The Company has entered into certain interest rate cap agreements. These derivatives are recorded at fair value. Fair value was based on a model-driven valuation using the associated variable rate curve and an implied market volatility, both of which were observable at commonly quoted intervals for the full term of the interest rate cap agreements. Therefore, the Company’s interest rate cap agreements were classified within Level 2 of the fair value hierarchy and are included in other assets in the accompanying consolidated balance sheets. Changes in the fair value of the interest rate cap agreements are recorded as interest expense in the accompanying consolidated statements of operations.

The following tables reflect the Company’s assets required to be measured at fair value on a recurring basis on the consolidated balance sheets:

	September 30, 2019
	Fair Value Measurements Using
	Level 1	Level 2	Level 3
Assets:
Interest rate cap agreements	$—	$1,819	$—

	December 31, 2018
	Fair Value Measurements Using
	Level 1	Level 2	Level 3
Assets:
Interest rate cap agreements	$—	$377,456	$—

Changes in assumptions or estimation methodologies can have a material effect on these estimated fair values. In this regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, may not be realized in an immediate settlement of the instrument.

Fair Value of Financial Instruments

The accompanying consolidated balance sheets include the following financial instruments: cash and cash equivalents, restricted cash, rents and other receivables, accounts payable and accrued liabilities, due to affiliates, distributions payable and mortgage notes payable, net.

The Company considers the carrying value of cash and cash equivalents, restricted cash, rents and other receivables, accounts payable and accrued liabilities and distributions payable to approximate the fair value of these financial instruments based on the short duration between origination of the instruments and their expected realization. The fair value of amounts due to affiliates is not determinable due to the related party nature of such amounts. The Company has determined that its mortgage notes payable, net are classified as Level 3 within the fair value hierarchy.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT III, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2019

(unaudited)

The fair value of the mortgage notes payable, net is estimated using a discounted cash flow analysis using borrowing rates available to the Company for debt instruments with similar terms and maturities. As of September 30, 2019 and December 31, 2018, the fair value of the mortgage notes payable, net was $289,032,608 and $279,945,659, respectively, compared to the carrying value of $287,517,455 and $280,086,921, respectively.

Distribution Policy

The Company elected to be taxed as, and qualifies as, a REIT commencing with the Company’s taxable year ended December 31, 2016. To maintain its qualification as a REIT, the Company intends to make distributions each taxable year equal to at least 90% of its REIT taxable income (which is determined without regard to the dividends-paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). The Company’s board of directors authorized a distribution to the holders of Class A shares and Class T shares, which began to accrue on May 19, 2016. The Company’s board of directors also authorized a distribution to the holders of Class R shares, which began to accrue on August 2, 2016.

Distributions declared during the period from January 1, 2018 to September 30, 2018, were based on daily record dates and calculated at a rate of $0.004110 per Class A share per day, $0.00394521 per Class R share per day subject to an annual distribution and shareholder servicing fee of 0.27%, and in some instances, $0.00369863 per Class R share per day subject to an annual distribution and shareholder servicing fee of 0.67% and $0.003376 per Class T share per day subject to an annual distribution and shareholder servicing fee of 1.125%, and in some instances, $0.003457 per Class T share per day subject to an annual distribution and shareholder servicing fee of 1.0%.

Distributions declared during the period from January 1, 2019 to September 30, 2019, were based on daily record dates and calculated at a rate of $0.004110 per Class A share, Class R share and Class T share per day. Each day during the period from May 19, 2016 to September 30, 2019, was a distribution record date with respect to Class A shares and Class T shares. Each day during the period from August 2, 2016 to September 30, 2019, was a distribution record date with respect to Class R shares.

Distributions to stockholders are determined by the board of directors of the Company and are dependent upon a number of factors relating to the Company, including funds available for the payment of distributions, financial condition, the timing of property acquisitions, capital expenditure requirements and annual distribution requirements in order for the Company to qualify as a REIT under the Internal Revenue Code. During the three and nine months ended September 30, 2019, the Company declared distributions totaling $0.378 and $1.122 per Class A, R and T shares of common stock, respectively. During the three and nine months ended September 30, 2018, the Company declared distributions totaling $0.378 and $1.122 per Class A share of common stock, $0.361 and $1.070 per Class R share of common stock and $0.313 and $0.928 per Class T share of common stock, respectively.

Per Share Data

Basic loss per share attributable to common stockholders for all periods presented are computed by dividing net loss by the weighted average number of shares of the Company’s common stock outstanding for each class of

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT III, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2019

(unaudited)

shares outstanding during the period. Diluted loss per share is computed based on the weighted average number of shares of the Company’s common stock and all potentially dilutive securities, if any. Distributions declared per common share assume each share was issued and outstanding each day during the period. Nonvested shares of the Company’s restricted common stock give rise to potentially dilutive shares of the Company’s common stock but such shares were excluded from the computation of diluted earnings per share because such shares were anti-dilutive during the period.

In accordance with FASB ASC Topic 260-10-45, Earnings Per Share, the Company uses the two-class method to calculate earnings per share. Basic earnings per share is calculated based on dividends declared and the rights of common shares and participating securities in any undistributed earnings, which represents net income remaining after deduction of dividends declared during the period. The undistributed earnings are allocated to all outstanding common shares based on the relative percentage of each class of shares to the total number of outstanding shares. The Company does not have any participating securities outstanding but does have multiple classes of common stock, which at times had different dividend rates and an unvested portion of restricted Class A common stock. Earnings attributable to the unvested restricted Class A common stock are deducted from earnings in the computation of per share amounts where applicable.

Segment Disclosure

The Company has determined that it has one reportable segment with activities related to investing in multifamily properties. The Company’s investments in real estate are in different geographic regions, and management evaluates operating performance on an individual asset level. However, as each of the Company’s assets has similar economic characteristics, tenants and products and services, its assets have been aggregated into one reportable segment.

Reclassification

Certain amounts in the Company’s prior period consolidated financial statements were reclassified to conform to the current presentation. These reclassifications did not change the results of operations of prior periods. On January 1, 2019, the Company adopted ASU 2016-02, as further described below. As a result, all income earned pursuant to tenant leases is reflected as one line item, “Rental Income,” in the consolidated statements of operations. To facilitate comparability, the Company has reclassified prior period’s lease and non-lease income consistently with the current periods presented.

The table below provides a reconciliation of the prior period presentation of the income statement line items that were reclassified in the Company’s consolidated statements of operations to conform to the current period presentation, pursuant to the adoption of the new lease accounting standard and election of the single component practical expedient:

	Three Months Ended September 30, 2018	Nine Months Ended September 30, 2018
Rental income (presentation prior to January 1, 2019)	$8,766,978	$24,742,738
Tenant reimbursements(1) (presentation prior to January 1, 2019)	1,084,485	3,032,303

Rental income (presentation effective January 1, 2019)	$9,851,463	$27,775,041

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT III, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2019

(unaudited)

(1)	Tenant reimbursements include reimbursements for recoverable costs.

Recent Accounting Pronouncements

In February 2016, the FASB established ASC Topic 842 , Leases (“ASC 842”), by issuing ASU 2016-02, which requires lessees to recognize right-of-use assets and lease liabilities for operating leases on the balance sheet and disclose key information about leasing arrangements. ASC 842 also makes targeted changes to lessor accounting. ASC 842 was subsequently amended by ASU 2018-01, Land Easement Practical Expedient for Transition to Topic 842 (“ASU 2018-01”), ASU 2018-10, Codification Improvements to Topic 842 (“ASU 2018-10”), ASU 2018-11, Targeted Improvements (“ASU 2018-11”) and ASU 2018-20, Leases (Topic 842), Narrow-scope Improvements for Lessors (“ASU 2018-20”). ASC 842 requires a modified retrospective transition approach that was effective in the first quarter of 2019, subject to early adoption. The Company elected an optional transition method that allows entities to initially apply ASC 842 at the adoption date (January 1, 2019) and recognize a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. The Company evaluated the impact of ASC 842 on its leases both as it relates to the Company acting as a lessee and as a lessor. Based on its evaluation, as it relates to the former, the Company elected to apply each of the practical expedients described in ASC 842-10-65-1(f) that allowed, among other things, to not reassess lease classification conclusions or initial direct cost accounting as of December 31, 2018, therefore these leases continue to be accounted for as operating leases. The Company also elected the practical expedient described in ASC 842-20-25-2 not to apply the recognition requirements in ASC 842 to short-term leases and instead, to recognize lease payments in the consolidated statement of operations on a straight-line basis over the lease term. The Company did not experience a material impact on the recognition of leases in the consolidated financial statements because the quantity of leased equipment by the Company is limited and immaterial to the consolidated financial statements. Upon adoption, the Company recognized an initial operating lease right-of-use asset, net, of $18,629 and an operating lease liability, net, of $18,629.

As it relates to the Company as lessor, the Company did not experience a material impact on the recognition of leases in the consolidated financial statements because under ASC 842, lessors continue to account for leases using an approach that is substantially equivalent to historical guidance for sales-type leases, direct financing leases, and operating leases. The Company elected a practical expedient which allows lessors to not separate non-lease components from the lease component when the timing and pattern of transfer for the lease components and non-lease components are the same and if the lease component is classified as an operating lease. As a result, on January 1, 2019, the Company began presenting all rentals and reimbursements from tenants as a single line item rental income within the consolidated statements of operations. As of January 1, 2019, the Company implemented changes to its business processes and controls related to accounting for and the presentation and disclosure of leases, including the reclassification of tenant reimbursements, previously disclosed as part of tenant reimbursements and other, to rental income, in the consolidated statements of operations.

Under ASC 842, beginning on January 1, 2019, changes in the probability of collecting tenant rental income could result in direct adjustments of rental income and tenant receivables. The Company did not experience a material impact on its rental income and tenant receivables as of the adoption date.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT III, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2019

(unaudited)

The Company’s rental income consists of fixed rental payments from tenants under operating leases and is recognized on a straight-line basis over the respective operating lease terms. The Company recognizes minimum rent, including rental abatements, concessions and contractual fixed increases attributable to operating leases, on a straight-line basis over the term of the non-cancelable term of the related lease. The Company’s rental income that relates to variable lease payments consists of tenant reimbursements and includes reimbursements for recoverable costs, which are recognized as revenue in the period during which the applicable expenses are incurred and the tenant’s obligation to reimburse the Company arises.

The Company recognized $9,142,782 and $26,886,766 of rental income related to operating lease payments of which $9,142,782 and $26,886,766 was for variable lease payments for the three and nine months ended September 30, 2019.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments-Credit Losses (“ASU 2016-13”). ASU 2016-13 requires more timely recording of credit losses on loans and other financial instruments that are not accounted for at fair value through net income (loss), including loans held for investment, held-to-maturity debt securities, trade and other receivables, net investment in leases and other such commitments. ASU 2016-13 requires that financial assets measured at amortized cost be presented at the net amount expected to be collected, through an allowance for credit losses that is deducted from the amortized cost basis. The amendments in ASU 2016-13 require the Company to measure all expected credit losses based upon historical experience, current conditions, and reasonable and supportable forecasts that affect the collectability of the financial assets and eliminates the “incurred loss” methodology in current GAAP. In November 2018, the FASB issued ASU 2018-19, Codification Improvements to Topic 326, Financial Instruments—Credit Losses (“ASU 2018-19”), which clarifies that operating lease receivables accounted for under ASC 842 Leases, are not in the scope of the new credit losses guidance. The effective date and transition requirements for this guidance are the same as for ASU 2016-13. ASU 2016-13 is effective for annual periods beginning after December 15, 2019, including interim periods within those fiscal years. Early adoption is permitted for annual periods beginning after December 15, 2018, including interim periods within those fiscal years. The Company is currently evaluating the impact this guidance will have on its consolidated financial statements and related disclosures and does not expect a material impact on its consolidated financial statements and related disclosures from its adoption.

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework-Changes to the Disclosure Requirements for Fair Value Measurement (“ASU 2018-13”). The FASB issued ASU 2018-13 to improve the effectiveness of fair value measurement disclosures by adding, eliminating, and modifying certain disclosure requirements. The issuance of ASU 2018-13 is part of a disclosure framework project. The disclosure framework project’s objective and primary focus are to improve the effectiveness of disclosures in the notes to financial statements by facilitating clear communication of the information required by GAAP that is most important to users of each entity’s financial statements. Achieving the objective of improving the effectiveness of the notes to financial statements includes: (1) the development of a framework that promotes consistent decisions by the FASB board about disclosure requirements and (2) the appropriate exercise of discretion by reporting entities. The amendments in ASU 2018-13 modify the disclosure requirements on fair value measurements in Topic 820, Fair Value Measurement, based on the concepts in FASB Concepts Statement, Conceptual Framework for Financial Reporting-Chapter 8: Notes to Financial Statements, including the consideration of costs and benefits. ASU 2018-13 removed certain disclosure requirements under Topic 820 such as the disclosure requirements of the valuation process for level 3 fair value measurements and modified

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT III, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2019

(unaudited)

and added certain of the disclosure requirements in Topic 820. ASU 2018-13 requires prospective and retrospective application depending on the amendment and is effective for annual periods beginning after December 15, 2019, including interim periods within those fiscal years. Early adoption is permitted. The Company is currently evaluating the impact ASU 2018-13 will have on its consolidated financial statements and related disclosures and believes that certain disclosures of interest rate cap agreements in its consolidated financial statements may be impacted by the adoption of ASU 2018-13.

The SEC’s Disclosure Update and Simplification rule (Release 33-10532) amends the interim financial statement requirements to require a reconciliation of changes in stockholders’ equity in the notes or as a separate statement. This analysis should reconcile the beginning balance to the ending balance of each caption in stockholders’ equity for each period for which an income statement is required to be filed and comply with the remaining content requirements of Rule 3-04 of Regulation S-X. As a result, registrants will have to provide the reconciliation for both the year-to-date and quarterly periods and comparable periods in Form 10-Q but only for the year-to-date periods in registration statements. The rule does not prescribe the format of the presentation as long as the appropriate periods are provided. Per a Compliance and Disclosure Interpretation (Q 105.09, Exchange Act Forms, 10-Q), “the amendments are effective for all filings made on or after November 5, 2018. In light of the timing of effectiveness of the amendments and proximity of effectiveness to the filing date for most filers’ quarterly reports, the staff would not object if the filer’s first presentation of the changes in the shareholders’ equity is included in its Form 10-Q for the quarter that begins after the effective date of the amendments.” This allowed the Company to adopt the amendment for the Company’s Form 10-Q for the period ended March 31, 2019. The Company adopted this guidance in the nine months ended September 30, 2019 by presenting a reconciliation of changes in stockholders’ equity for the current and prior period as a separate statement.

3.	Real Estate

As of September 30, 2019, the Company owned 10 multifamily properties comprised of a total of 2,775 apartment homes. The total acquisition price of the Company’s real estate portfolio was $400,252,928. As of September 30, 2019 and December 31, 2018, the Company’s portfolio was approximately 93.7% and 92.4% occupied and the average monthly rent was $1,183 and $1,136, respectively.

As of September 30, 2019 and December 31, 2018, accumulated depreciation and amortization related to the Company’s consolidated real estate properties were as follows:

	September 30, 2019
	Assets
	Land	Building and Improvements	Total Real Estate
Investments in real estate	$45,908,171	$362,143,004	$408,051,175
Less: Accumulated depreciation and amortization	—	(32,960,809)	(32,960,809)

Net investments in real estate	$45,908,171	$329,182,195	$375,090,366

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT III, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2019

(unaudited)

	December 31, 2018
	Assets
	Land	Building and Improvements	Total Real Estate
Investments in real estate	$45,908,171	$355,780,664	$401,688,835
Less: Accumulated depreciation and amortization	—	(21,387,012)	(21,387,012)

Net investments in real estate	$45,908,171	$334,393,652	$380,301,823

Depreciation and amortization expense was $3,965,495 and $11,574,455 for the three and nine months ended September 30, 2019, and $3,866,775 and $12,804,145 for the three and nine months ended September 30, 2018, respectively.

Depreciation of the Company’s buildings and improvements was $3,965,276 and $11,573,797 for the three and nine months ended September 30, 2019, and $3,638,560 and $10,304,728 for the three and nine months ended September 30, 2018, respectively.

Amortization of the Company’s tenant origination and absorption costs was $0 and $0 for the three and nine months ended September 30, 2019, and $228,215 and $2,499,417 for the three and nine months ended September 30, 2018, respectively. Tenant origination and absorption costs had a weighted-average amortization period as of the date of acquisition of less than one year. At December 31, 2018, all tenant origination and absorption costs were fully amortized and written off.

Operating Leases

As of September 30, 2019, the Company’s real estate portfolio comprised 2,775 apartment homes and was approximately 96.4% leased by a diverse group of residents. The residential lease terms consist of lease durations equal to twelve months or less.

Some residential leases contain provisions to extend the lease agreements, options for early termination after paying a specified penalty and other terms and conditions as negotiated. The Company retains substantially all of the risks and benefits of ownership of the real estate assets leased to tenants. Generally, upon the execution of a lease, the Company requires security deposits from tenants in the form of a cash deposit. Amounts required as security deposits vary depending upon the terms of the respective leases and the creditworthiness of the tenant, but generally are not significant amounts. Therefore, exposure to credit risk exists to the extent that a receivable from a tenant exceeds the amount of its security deposit. Security deposits received in cash related to tenant leases are included in accounts payables and accrued liabilities in the accompanying consolidated balance sheets and totaled $1,175,698 and $1,015,187 as of September 30, 2019 and December 31, 2018, respectively.

As of September 30, 2019 and 2018, no tenant represented over 10% of the Company’s annualized base rent.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT III, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2019

(unaudited)

4.	Other Assets

As of September 30, 2019 and December 31, 2018, other assets consisted of:

	September 30, 2019	December 31, 2018
Prepaid expenses	$351,610	$262,850
Operating lease right-of-use assets, net	44,696	—
Interest rate cap agreements	1,819	377,456
Deposits	249,389	266,394

Other assets	$647,514	$906,700

Amortization of the Company’s operating lease initial direct costs was $219 and $658 for the three and nine months ended September 30, 2019, respectively. The Company had no operating lease initial direct costs for the three and nine months ended September 30, 2018.

5.	Debt

Mortgage Notes Payable

The following is a summary of mortgage notes payable, net secured by real property as of September 30, 2019 and December 31, 2018.

	September 30, 2019
			Interest Rate Range		Weighted Average Interest Rate
Type	Number of Instruments	Maturity Date Range	Minimum	Maximum		Principal Outstanding
Variable rate(1)	3	6/1/2026 - 9/1/2027	1-Mo LIBOR + 2.195%	1-Mo LIBOR + 2.47%	4.29%	$69,743,006
Fixed rate	7	8/1/2024 - 6/1/2029	3.73%	4.66%	3.91%	219,535,000

Mortgage notes payable, gross	10				4.00%	289,278,006

Deferred financing costs, net(2)						(1,760,551)

Mortgage notes payable, net						$287,517,455

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT III, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2019

(unaudited)

	December 31, 2018
			Interest Rate Range		Weighted Average Interest Rate
Type	Number of Instruments	Maturity Date Range	Minimum	Maximum		Principal Outstanding
Variable rate(1)	6	6/1/2026 - 9/1/2027	1-Mo LIBOR + 2.195%	1-Mo LIBOR + 2.52%	4.86%	$156,892,000
Fixed rate	4	8/1/2024 - 6/1/2028	3.82%	4.66%	4.02%	124,674,000

Mortgage notes payable, gross	10				4.49%	281,566,000

Deferred financing costs, net(2)						(1,479,079)

Mortgage notes payable, net						$280,086,921

(1)	See Note 10 (Derivative Financial Instruments) for a discussion of the interest rate cap agreements used to manage the exposure to interest rate movement on the Company’s variable rate loans.
(2)	Accumulated amortization related to deferred financing costs, net as of September 30, 2019 and December 31, 2018, was $490,533 and $361,008, respectively.

Refinancing Transactions

On May 31, 2019 (the “Closing Date”), three indirect wholly-owned subsidiaries of the Company (each, a “Borrower” and collectively the “Borrowers”) terminated the existing mortgage loans with their lenders for an aggregate principal amount of $87,122,000 and entered into new loan agreements (each, a “Loan Agreement”) with, as applicable, PNC Bank, National Association (“PNC Bank”) and Newmark Knight Frank (“Newmark” and, together with PNC Bank, the “Lenders”) for an aggregate principal amount of $94,861,000 (the “Refinancing Transactions”). Each Borrower entered into a Loan Agreement with the applicable Lender pursuant to the Fannie Mae’s Green Execution Program (the “GEP”), as evidenced by a multifamily note. Pursuant to the GEP, the applicable Lender originates the mortgage loan and then transfers the loan to Fannie Mae. Each Loan Agreement provides for a term loan with a maturity date of June 1, 2029 (the “Maturity Date”), unless the Maturity Date is accelerated in accordance with the Loan terms. Each Loan with Newmark (each a “Newmark Loan” and, collectively the “Newmark Loans”) accrues interest at a fixed rate of 3.73% per annum. The loan with PNC Bank accrues interest at a fixed rate of 3.82% per annum. The entire outstanding principal balance and any accrued and unpaid interest on each of the Loans are due on the Maturity Date. Interest and principal payments on the Newmark Loans are payable monthly in arrears on specified dates as set forth in each Loan Agreement. Monthly payments are due and payable on the first day of each month, commencing July 1, 2019. The Company paid $491,655 in the aggregate in loan origination fees to the Lenders in connection with the Refinancing Transactions, and paid the Advisor a loan coordination fee of $711,459. The Loans are included in the mortgage notes payable table above as of September 30, 2019.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT III, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2019

(unaudited)

Maturity and Interest

The following is a summary of the Company’s aggregate maturities as of September 30, 2019:

			Maturities During the Years Ending December 31,
Contractual Obligations	Total	Remainder of 2019	2020	2021	2022	2023	Thereafter
Principal payments on outstanding debt obligations(1)	$289,278,006	$26,994	$374,945	$1,835,900	$2,611,190	$3,305,764	$281,123,213

(1)

Scheduled principal payments on outstanding debt obligations are based on the terms of the notes payable agreements. Amounts exclude the deferred financing costs, net, associated with the notes payable.

The Company’s mortgage notes payable contain customary financial and non-financial debt covenants. At September 30, 2019, the Company was in compliance with all debt covenants.

For the three and nine months ended September 30, 2019, the Company incurred interest expense of $3,077,197 and $10,014,805, respectively. Interest expense for the three and nine months ended September 30, 2019, includes amortization of deferred financing costs of $70,830 and $192,333, net unrealized losses from the change in fair value of interest rate cap agreements of $11,021 and $375,637, loan fees of $0 and $171,162 and interest rate cap proceeds of $0 and $1,668, respectively.

For the three and nine months ended September 30, 2018, the Company incurred interest expense of $2,998,775 and $7,909,070, respectively. Interest expense for the three and nine months ended September 30, 2018, includes amortization of deferred financing costs of $61,018 and $174,120 and net unrealized gains from the change in fair value of interest rate cap agreements of $120,720 and $665,445, respectively.

Interest expense of $968,011 and $1,064,648 was payable as of September 30, 2019 and December 31, 2018, respectively, and is included in accounts payable and accrued liabilities in the accompanying consolidated balance sheets.

6.	Stockholders’ Equity

General

Under the Charter, the total number of shares of capital stock authorized for issuance is 1,300,000,000, consisting of 1,200,000,000 shares of common stock, $0.01 par value per share, of which 480,000,000 shares are classified as Class A common stock, 240,000,000 shares are classified as Class R common stock and 480,000,000 shares are classified as Class T common stock, and 100,000,000 shares of preferred stock, $0.01 par value per share. The Company’s board of directors may amend the Charter from time to time to increase or decrease the aggregate number of shares of capital stock or the number of shares of capital stock of any class or series that it has authority to issue.

Common Stock

The shares of the Company’s common stock entitle the holders to one vote per share on all matters upon which stockholders are entitled to vote, to receive dividends and other distributions as authorized by the

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT III, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2019

(unaudited)

Company’s board of directors in accordance with the MGCL and to all rights of a stockholder pursuant to the Maryland General Corporation Law. The common stock has no preferences or preemptive, conversion or exchange rights.

On August 24, 2015, the Company issued 8,000 shares of Class A common stock for $200,000 to the Advisor.

The following table reflects information regarding shares of common stock sold in the Public Offering from inception through September 30, 2019:

	September 30, 2019
	Class A	Class R	Class T	Total
Shares of common stock issued - Primary Offering	3,371,785	465,907	4,427,053	8,264,745
Shares of common stock issued - DRP	157,012	13,622	227,925	398,559

Total shares of common stock issued - Public Offering	3,528,797	479,529	4,654,978	8,663,304

Gross offering proceeds - Primary Offering	$83,142,845	$10,482,148	$105,408,116	$199,033,109
Gross offering proceeds - DRP	3,691,826	306,640	5,150,991	9,149,457

Total offering proceeds - Public Offering	$86,834,671	$10,788,788	$110,559,107	$208,182,566

Offering costs, before distribution and shareholder servicing fees				(27,624,273)

Offering proceeds, net of offering costs				$180,558,293

On August 9, 2018, the Company granted 1,000 shares of restricted Class A common stock to each of its three independent directors pursuant to the Company’s independent directors’ compensation plan at a fair value of $25.00 per share in connection with their re-election to the board of directors at the Company’s 2018 annual meeting of stockholders. The shares of restricted common stock vest and become non-forfeitable in four equal annual installments, beginning on the date of grant and ending on the third anniversary of the date of grant; provided, however, that the shares of restricted common stock will become fully vested on the earlier to occur of (1) the termination of the independent director’s service as a director due to his or her death or disability or (2) a change in control of the Company.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT III, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2019

(unaudited)

The issuance and vesting activity for the nine months ended September 30, 2019, and year ended December 31, 2018, for the restricted common stock issued to the Company’s independent directors pursuant to the independent directors’ compensation plan is as follows:

	Nine Months Ended September 30, 2019	Year Ended December 31, 2018
Nonvested shares at the beginning of the period	5,250	5,250
Granted shares	—	3,000
Vested shares	(3,000)	(3,000)

Nonvested shares at the end of the period	2,250	5,250

Included in general and administrative expenses is $9,379 and $42,249 for the three and nine months ended September 30, 2019, and $35,613 and $63,539 for the three and nine months ended September 30, 2018, respectively, for compensation expense related to the issuance of restricted common stock. As of September 30, 2019, the compensation expense related to the issuance of the restricted common stock not yet recognized was $50,762. The weighted average remaining term of the restricted common stock was 1.19 years as of September 30, 2019. As of September 30, 2019, no shares of restricted common stock issued to the independent directors had been forfeited.

Preferred Stock

The Charter also provides the Company’s board of directors with the authority to issue one or more classes or series of preferred stock, and prior to the issuance of such shares of preferred stock, the board of directors shall have the power from time to time to classify or reclassify, in one or more series, any unissued shares and designate the preferences, rights and privileges of such shares of preferred stock. The Company’s board of directors is authorized to amend the Charter without the approval of the stockholders to increase the aggregate number of authorized shares of capital stock or the number of shares of any class or series that the Company has authority to issue. As of September 30, 2019 and December 31, 2018, no shares of the Company’s preferred stock were issued and outstanding.

Distribution Reinvestment Plan

The Company’s board of directors approved the DRP through which common stockholders could elect to reinvest an amount equal to the distributions declared on their shares of common stock in additional shares of the Company’s common stock in lieu of receiving cash distributions. The purchase price per Class A, Class R and Class T share of common stock under the DRP was initially $23.75, $22.50 and $22.62, respectively. On October 9, 2018, the Company’s board of directors approved a price per Class A, Class R and Class T share of common stock for the DRP of $22.54, effective November 1, 2018. The Company’s board of directors elected to suspend the DRP with respect to distributions that accrue after February 1, 2019. As a result, all distributions beginning with distributions that accrued in February 2019 are paid in cash. The Company’s board of directors may, from time to time in its sole discretion, reinstate the DRP, although there is no assurance as to if or when this will happen.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT III, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2019

(unaudited)

No sales commissions or dealer manager fees were payable on shares sold through the DRP. The Company’s board of directors may amend, suspend or terminate the DRP at its discretion at any time upon ten days’ notice to the Company’s stockholders.

Share Repurchase Program and Redeemable Common Stock

The Company’s share repurchase program may provide an opportunity for stockholders to have their shares of common stock repurchased by the Company, subject to certain restrictions and limitations. No shares can be repurchased under the Company’s share repurchase program until after the first anniversary of the date of purchase of such shares; provided, however, that this holding period shall not apply to repurchases requested within 270 days after the death or disability of a stockholder.

Prior to the date the Company announced an estimated value per share of its common stock, the purchase price for shares repurchased under the Company’s share repurchase program was as follows:

Share Purchase Anniversary	Repurchase Price on Repurchase Date(1)
Less than 1 year	No Repurchase Allowed
1 year	92.5% of Purchase Price
2 years	95.0% of Purchase Price
3 years	97.5% of Purchase Price
4 years	100.0% of Purchase Price
In the event of a stockholder’s death or disability	Average Issue Price for Shares(2)

(1)

As adjusted for any stock dividends, combinations, splits, recapitalizations or any similar transaction with respect to the shares of common stock. Repurchase price includes the full amount paid for each share, including all sales commissions and dealer manager fees.

(2)

The purchase price per share for shares repurchased upon the death or disability of a stockholder will be equal to the average issue price per share for all of the stockholder’s shares. The required one-year holding period does not apply to repurchases requested within 270 days after the death or disability of a stockholder.

Beginning October 12, 2018, the date the Company first published its estimated value per share of its common stock, the purchase price for shares repurchased under the Company’s share repurchase program is as follows:

Share Purchase Anniversary	Repurchase Price on Repurchase Date(1)(2)
Less than 1 year	No Repurchase Allowed
1 year	92.5% of the Lesser of Purchase Price or Estimated Value per Share
2 years	95.0% of the Lesser of Purchase Price or Estimated Value per Share
3 years	97.5% of the Lesser of Purchase Price or Estimated Value per Share
4 years	100.0% of the Lesser of Purchase Price or Estimated Value per Share
In the event of a stockholder’s death or disability	Average Issue Price for Shares(3)

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT III, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2019

(unaudited)

(1)

As adjusted for any stock dividends, combinations, splits, recapitalizations or any similar transaction with respect to the shares of common stock. Repurchase price includes the full amount paid for each share, including all sales commissions and dealer manager fees.

(2)

For purposes of the share repurchase program, the “Estimated Value per Share” equals the most recent publicly disclosed estimated value per share determined by the Company’s board of directors. On October 12, 2018, the Company publicly disclosed an estimated value per share of $22.54 for each class of shares of its common stock based on valuations by independent third-party appraisers or qualified valuation experts.

(3)

The purchase price per share for shares repurchased upon the death or disability of a stockholder will be equal to the average issue price per share for all of the stockholder’s shares. The required one-year holding period does not apply to repurchases requested within 270 days after the death or disability of a stockholder.

The purchase price per share for shares repurchased pursuant to the Company’s share repurchase program will be further reduced by the aggregate amount of net proceeds per share, if any, distributed to the Company’s stockholders prior to the repurchase date as a result of the sale of one or more of the Company’s assets that constitutes a return of capital distribution as a result of such sales.

Repurchases of shares of the Company’s common stock will be made quarterly upon written request to the Company at least 15 days prior to the end of the applicable quarter. Repurchase requests will be honored approximately 30 days following the end of the applicable quarter (the “Repurchase Date”). Stockholders may withdraw their repurchase request at any time up to three business days prior to the Repurchase Date.

The following table reflects repurchase activity for the three and nine months ended September 30, 2019 and 2018:

	Three Months Ended September 30, 2019				Nine Months Ended September 30, 2019
	Class A	Class R	Class T	Total	Class A	Class R	Class T	Total
Repurchase requests (in shares)	—	—	2,688	2,688	39,851	713	23,386	63,950
Repurchase requests (value)	$—	$—	$64,000	$64,000	$857,505	$14,841	$519,115	$1,391,461
Repurchases fulfilled (in shares)	20,230	—	11,012	31,242	66,030	713	20,698	87,441
Repurchase requests fulfilled (value)	$427,529	$—	$240,358	$667,887	$1,453,327	$14,841	$455,115	$1,923,283

	Three Months Ended September 30, 2018				Nine Months Ended September 30, 2018
	Class A	Class R	Class T	Total	Class A	Class R	Class T	Total
Repurchase requests (in shares)	3,557	—	1,211	4,768	17,152	3,608	2,528	23,288
Repurchase requests (value)	$75,724	$—	$25,734	$101,458	$392,278	$75,097	$57,003	$524,378
Repurchases fulfilled (in shares)	2,543	—	420	2,963	17,143	3,608	1,737	22,488
Repurchase requests fulfilled (value)	$57,971	$—	$9,250	$67,221	$398,445	$75,097	$40,519	$514,061

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT III, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2019

(unaudited)

In connection with the proposed Merger, on August 5, 2019, the board of directors approved the Amended and Restated Share Repurchase Plan (the “Amended & Restated SRP”), which became effective September 5, 2019, and applied with repurchases made on repurchase dates (as defined in the Amended & Restated SRP) subsequent to the effective date of the Amended & Restated SRP. Under the Amended & Restated SRP, the Company will only repurchase shares of common stock in connection with the death or qualifying disability (as defined in the Amended & Restated SRP) of a stockholder, subject to certain terms and conditions specified in the Amended & Restated SRP.

The Company is not obligated to repurchase shares of its common stock under the share repurchase program. The share repurchase program limits the number of shares to be repurchased in any calendar year to the lesser of (1) 5% of the weighted average number of shares of common stock outstanding during the prior calendar year and (2) those that could be funded from the net proceeds from the sale of shares under the DRP in the prior calendar year, plus such additional funds as may be reserved for that purpose by the Company’s board of directors. Such sources of funds could include cash on hand, cash available from borrowings and cash from liquidations of securities investments as of the end of the applicable month, to the extent that such funds are not otherwise dedicated to a particular use, such as working capital, cash distributions to stockholders or purchases of real estate assets. There is no fee in connection with a repurchase of shares of the Company’s common stock pursuant to the Company’s share repurchase program.

As of September 30, 2019 and 2018, the Company had outstanding and unfulfilled repurchase requests of 2,688 (pursuant to the Amended & Restated SRP) and 3,857 shares of common stock and recorded $64,000 and $81,708 in accounts payable and accrued liabilities on the accompanying consolidated balance sheets related to these unfulfilled repurchase requests, all of which were repurchased on the October 31, 2019 and 2018 repurchase dates, respectively.

The Company cannot guarantee that the funds set aside for the share repurchase program will be sufficient to accommodate all repurchase requests made in any quarter. In the event that the Company does not have sufficient funds available to repurchase all of the shares of the Company’s common stock for which repurchase requests have been submitted in any quarter, such outstanding repurchase requests will automatically roll over to the subsequent quarter and priority will be given to redemption requests in the case of the death or disability of a stockholder. If the Company repurchases less than all of the shares subject to a repurchase request in any quarter, with respect to any shares which have not been repurchased, a stockholder can withdraw the stockholder’s request for repurchase. Pending requests will be honored among all requests for redemptions in any given repurchase period as follows: first, pro rata as to repurchases sought upon a stockholder’s death or disability; and, next, pro rata as to other repurchase requests. Shares repurchased under the share repurchase program to satisfy the required minimum distribution requirements under the Internal Revenue Code applicable to retirement benefit plans and IRAs will be repurchased on or after the first anniversary of the date of purchase of such shares at 100% of the purchase price or at 100% of the estimated value per share, as applicable.

The Company’s board of directors may, in its sole discretion, amend, suspend or terminate the share repurchase program at any time upon 30 days’ notice to its stockholders if it determines that the funds available to fund the share repurchase program are needed for other business or operational purposes or that amendment, suspension or termination of the share repurchase program is in the best interest of the Company’s stockholders.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT III, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2019

(unaudited)

Therefore, a stockholder may not have the opportunity to make a repurchase request prior to any potential termination of the Company’s share repurchase program. The share repurchase program will terminate in the event that a secondary market develops for the Company’s shares of common stock.

For the three and nine months ended September 30, 2019, the Company reclassified $667,887 and $2,951,937, net of $667,887 and $1,923,283 of fulfilled repurchase requests pursuant to the share repurchase program from temporary equity to permanent equity, which are included as additional paid-in capital in the accompanying consolidated balance sheets. Pursuant to the share repurchase program for the three and nine months ended September 30, 2018, the Company reclassified $1,241,466 and $2,804,736, net of $67,221 and $514,061 of fulfilled repurchase requests, respectively, from permanent equity to temporary equity, which are included as redeemable common stock on the accompanying consolidated balance sheets.

Distributions

The Company’s long-term policy is to pay distributions solely from cash flow from operations. Further, because the Company may receive income from interest or rents at various times during the Company’s fiscal year and because the Company may need cash flow from operations during a particular period to fund capital expenditures and other expenses, the Company’s expectation during its operational stage is that it will continue to declare distributions in anticipation of cash flow that the Company expects to receive during a later period, and the Company expects to pay these distributions in advance of its actual receipt of these funds. In these instances, the Company’s board of directors has the authority under its organizational documents, to the extent permitted by Maryland law, to fund distributions from sources such as borrowings, offering proceeds or advances and the deferral of fees and expense reimbursements by the Advisor, in its sole discretion. If the Company pays distributions from sources other than cash flow from operations, the Company will have fewer funds available for investments and stockholders’ overall return on their investment in the Company may be reduced.

The Company elected to be taxed as, and qualifies as, a REIT for federal income tax purposes commencing with the taxable year ended December 31, 2016. To qualify as a REIT, the Company must make aggregate annual distributions to its stockholders of at least 90% of the Company’s REIT taxable income (which is computed without regard to the dividends-paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). If the Company meets the REIT qualification requirements, the Company generally will not be subject to federal income tax on the income that the Company distributes to its stockholders each year.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT III, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2019

(unaudited)

Distributions Declared and Paid

The following table reflects per share daily distribution rates and annualized distribution rates for the first, second and third fiscal quarters of 2019 and 2018 :

	2019(1)			2018(1)
	1st Quarter	2nd Quarter	3rd Quarter	1st Quarter	2nd Quarter	3rd Quarter
Daily Distribution per Class A share(2)	$0.004110	$0.004110	$0.004110	$0.004110	$0.004110	$0.004110
Daily Distribution per Class R share(2)(3)	$0.004110	$0.004110	$0.004110	$0.00394521	$0.00394521	$0.00394521
Daily Distribution per Class T share(2)(4)	$0.004110	$0.004110	$0.004110	$0.003376	$0.003376	$0.003376
Annualized Rate Based on Purchase Price:
Per Class A share	6.00%	6.00%	6.00%	6.00%	6.00%	6.00%
Per Class R share	6.67%	6.67%	6.67%	6.40%	6.40%	6.40%
Per Class T share	6.30%	6.30%	6.30%	5.17%	5.17%	5.17%

(1)

The Company’s board of directors approved a cash distribution that accrued at the above rates per day for each share of the Company’s Class A common stock, Class R common stock and Class T common stock, which if paid each day over a 365-day period is equivalent to the per share annualized rates reflected above based on a purchase price of $25.00 per share of Class A common stock, $22.50 per share of Class R common stock and $23.81 per share of Class T common stock.

(2)

The distributions declared accrue daily to stockholders of record as of the close of business on each day and are payable in cumulative amounts on or before the third day of each calendar month with respect to the prior month. There is no guarantee that the Company will continue to pay distributions at these rates or at all.

(3)

Distributions during the three and nine months ended September 30, 2018, were based on daily record dates and calculated at a rate of $0.00394521 per share of Class R common stock per day for Class R common stock subject to an annual distribution and shareholder servicing fee of 0.27%. In some instances during the three and nine months ended September 30, 2018, the Company paid distributions at a rate of $0.00369863 per share of Class R common stock per day for Class R common stock subject to an annual distribution and shareholder servicing fee of 0.67%.

(4)

Distributions during the three and nine months ended September 30, 2018, were based on daily record dates and calculated at a rate of $0.003457 per share of Class T common stock per day for Class T common stock subject to an annual distribution and shareholder servicing fee of 1.0%. In some instances during the three and nine months ended September 30, 2018, the Company paid distributions at a rate of $0.003376 per share of Class T common stock per day for Class T common stock subject to an annual distribution and shareholder fee of 1.125%.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT III, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2019

(unaudited)

The following tables reflect distributions declared and paid to Class A common stockholders, Class R common stockholders and Class T common stockholders for the three and nine months ended September 30, 2019 and 2018:

	Three Months Ended September 30, 2019				Nine Months Ended September 30, 2019
	Class A	Class R	Class T	Total	Class A	Class R	Class T	Total
DRP distributions declared (in shares)	—	—	—	—	7,715	909	14,754	23,378
DRP distributions declared (value)	$—	$—	$—	$—	$173,894	$20,497	$332,562	$526,953
Cash distributions declared	1,313,225	179,679	1,752,258	3,245,162	3,744,962	512,916	4,875,715	9,133,593

Total distributions declared	$1,313,225	$179,679	$1,752,258	$3,245,162	$3,918,856	$533,413	$5,208,277	$9,660,546

DRP distributions paid (in shares)	—	—	—	—	15,487	1,845	31,246	48,578
DRP distributions paid (value)	$—	$—	$—	$—	$349,083	$41,587	$704,286	$1,094,956
Cash distributions paid	1,315,719	179,679	1,753,616	3,249,014	3,590,399	495,557	4,592,456	8,678,412

Total distributions paid	$1,315,719	$179,679	$1,753,616	$3,249,014	$3,939,482	$537,144	$5,296,742	$9,773,368

	Three Months Ended September 30, 2018				Nine Months Ended September 30, 2019
	Class A	Class R	Class T	Total	Class A	Class R	Class T	Total
DRP distributions declared (in shares)	21,257	2,304	35,041	58,602	59,385	6,014	94,730	160,129
DRP distributions declared (value)	$504,844	$51,845	$792,617	$1,349,306	$1,410,378	$135,315	$2,142,798	$3,688,491
Cash distributions declared	780,204	107,813	586,129	1,474,146	2,165,573	282,840	1,579,050	4,027,463

Total distributions declared	$1,285,048	$159,658	$1,378,746	$2,823,452	$3,575,951	$418,155	$3,721,848	$7,715,954

DRP distributions paid (in shares)	20,611	2,189	34,039	56,839	58,405	5,708	91,734	155,847
DRP distributions paid (value)	$489,496	$49,225	$769,966	$1,308,687	$1,387,118	$128,418	$2,075,018	$3,590,554
Cash distributions paid	763,808	102,915	563,745	1,430,468	2,122,328	270,739	1,526,010	3,919,077

Total distributions paid	$1,253,304	$152,140	$1,333,711	$2,739,155	$3,509,446	$399,157	$3,601,028	$7,509,631

As of September 30, 2019, $1,056,993 of distributions declared were payable and are included in distributions payable in the accompanying consolidated balance sheets, which included $427,412, $58,591 and $570,990 of Class A common stock, Class R common stock and Class T common stock, respectively, all of which were payable in cash.

As of December 31, 2018, $1,169,815 of distributions declared were payable and included in distributions payable in the accompanying consolidated balance sheets, which included $448,039, $62,322 and $659,454 of Class A common stock, Class R common stock and Class T common stock, respectively, of which $175,189, $21,090 and $371,724, or 7,772, 936 and 16,492 shares of Class A common stock, Class R common stock and Class T common stock, are attributable to the DRP, respectively.

As reflected in the table above, for the three and nine months ended September 30, 2019, the Company paid total distributions of $3,249,014 and $9,773,368, which related to distributions declared for each day in the period from June 1, 2019 through August 31, 2019 and December 1, 2018 through August 31, 2019, respectively.

For the three and nine months ended September 30, 2018, the Company paid total distributions of $2,739,155 and $7,509,631, which related to distributions declared for each day in the period from June 1, 2018 through August 31, 2018 and December 31, 2017 through August 31, 2018, respectively.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT III, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2019

(unaudited)

7.	Related Party Arrangements

The Company entered into the Advisory Agreement with the Advisor and a Dealer Manager Agreement with the Dealer Manager. Pursuant to the Advisory Agreement and Dealer Manager Agreement, the Company pays the Advisor and the Dealer Manager specified fees upon the provision of certain services related to the Public Offering, the investment of funds in real estate and real estate-related investments and the management of the Company’s investments and for other services (including, but not limited to, the disposition of investments) as well as make certain distributions in connection with the Company’s liquidation or listing on a national stock exchange. Subject to the limitations described below, the Company also reimbursed the Advisor and its affiliates for organization and offering costs incurred by the Advisor and its affiliates on behalf of the Company, as well as acquisition and certain operating expenses incurred on behalf of the Company or incurred in connection with providing services to the Company.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT III, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2019

(unaudited)

Amounts attributable to the Advisor and its affiliates incurred (earned) for the three and nine months ended September 30, 2019 and 2018, and amounts outstanding to the Advisor and its affiliates as of September 30, 2019 and December 31, 2018, are as follows:

	Incurred (Earned) For the		Incurred (Earned) For the
	Three Months Ended September 30,		Nine Months Ended September 30,		Payable (Prepaid) as of
	2019	2018	2019	2018	September 30, 2019	December 31, 2018
Consolidated Statements of Operations:
Expensed
Investment management fees(1)	$1,113,302	$1,078,332	$3,321,625	$3,092,157	$1,010	$711,025
Loan coordination fees(1)	—	—	711,458	—	—	—
Property management:
Fees(1)	314,926	312,333	948,497	870,242	168,641	180,208
Reimbursement of onsite personnel(2)	955,838	940,688	2,818,693	2,537,790	287,998	187,936
Reimbursement of other(1)	215,425	138,105	605,232	312,382	11,078	11,173
Reimbursement of property operations(2)	7,033	8,350	22,325	22,215	—	—
Reimbursement of property G&A(3)	8,300	3,940	26,289	22,214	—	—
Other operating expenses(3)	284,313	285,162	917,922	861,533	151,480	105,491
Rental revenue(4)	(5,946)	(5,013)	(17,032)	(5,013)	—	—
Property insurance(5)	175,905	139,926	442,923	251,232	(108,393)	(40,276)
Insurance proceeds(6)	—	—	—	—	—	(75,000)
Consolidated Balance Sheets:
Assets
Capitalized
Acquisition fees(7)	—	—	—	624,854	—	—
Acquisition expenses(7)	—	—	—	161,423	—	—
Construction management:
Fees(8)	144,433	49,778	266,197	116,489	12,531	5,256
Reimbursements of labor costs(8)	34,553	91,823	113,137	299,152	4,215	16,899
Capital expenditures(8)	—	—	—	21,538	—	—
Additional paid-in capital
Other offering costs reimbursement	—	735,217	—	2,140,104	—	3,680,816
Selling commissions:
Class A	—	332,676	—	926,929	—	—
Class T	—	266,904	—	801,529	—	—
Dealer manager fees:
Class A	—	149,384	—	422,055	—	—
Class T	—	222,420	—	667,939	—	—
Distribution and shareholder servicing fee:
Class R(9)	—	22,667	—	42,572	—	—
Class T(9)	—	279,009	—	812,924	—	—

	$3,248,082	$5,051,701	$10,177,266	$15,002,260	$528,560	$4,783,528

(1)	Included in fees to affiliates in the accompanying consolidated statements of operations.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT III, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2019

(unaudited)

(2)	Included in operating, maintenance and management in the accompanying consolidated statements of operations.
(3)	Included in general and administrative expenses in the accompanying consolidated statements of operations.
(4)	Included in rental income in the accompanying consolidated statements of operations.
(5)

Property related insurance expense and the amortization of the prepaid insurance deductible account are included in general and administrative expenses in the accompanying consolidated statements of operations. The amortization of the prepaid property insurance is included in operating, maintenance and management expenses in the accompanying consolidated statements of operations. The prepaid insurance is included in other assets in the accompanying consolidated balance sheets upon payment.

(6)	Included in other income in the accompanying consolidated statements of operations.
(7)

Included in total real estate, cost in the accompanying consolidated balance sheets following the adoption of ASU 2017-01, Business Combinations (Topic 805): Clarifying the Definition of Business (“ASU 2017-01”), as of January 1, 2017. ASU 2017-01 now forms part of ASC 805 Business Combinations (“ASC 805”).

(8)	Included in building and improvements in the accompanying consolidated balance sheets.
(9)	Included in additional paid-in capital as commissions on sales of common stock and related dealer manager fees to affiliates in the accompanying consolidated statements of stockholders’ equity.

Organization and Offering Costs

Organization and offering expenses include all expenses (other than sales commissions, the dealer manager fee and the distribution and shareholder servicing fee) paid by the Company in connection with the Public Offering, including legal, accounting, tax, printing, mailing and filing fees, charges of the Company’s escrow holder and transfer agent, expenses of organizing the Company, data processing fees, advertising and sales literature costs, transfer agent costs, information technology costs, bona fide out-of-pocket due diligence costs and amounts to reimburse the Advisor or its affiliates for the salaries of its employees and other costs in connection with preparing sales materials and providing other administrative services in connection with the Public Offering. Any such reimbursement will not exceed actual expenses incurred by the Advisor. After the termination of the Public Offering, the Advisor had an obligation to reimburse the Company to the extent total organization and offering expenses (including sales commissions, dealer manager fees and the distribution and shareholder servicing fees) incurred by the Company exceed 15% of the gross proceeds raised in the Primary Offering. Total organization and offering expenses incurred by the Company did not exceed 15% of the gross offering proceeds raised in the Primary Offering.

The Company also reimbursed costs of bona fide training and education meetings held by the Company (primarily the travel, meal and lodging costs of registered representatives of broker-dealers), attendance and sponsorship fees and cost reimbursement of employees of the Company’s affiliates to attend seminars conducted by broker-dealers and, in certain cases, reimbursement to participating broker-dealers for technology costs associated with the offering, costs and expenses related to such technology costs, and costs and expenses associated with the facilitation of the marketing of the Company’s shares and the ownership of the Company’s shares by such broker-dealers’ customers; provided, however, that the Company did not pay any of the foregoing costs to the extent that such payment would cause total underwriting compensation to exceed 10% of the gross offering proceeds of the Primary Offering, as required by the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

Organization and offering costs include payments made to Crossroads Capital Advisors, whose parent company indirectly owns 25% of the Steadfast REIT Investments, LLC (the “Sponsor”) for certain specified services provided to the Company on behalf of the Advisor, including, without limitation, establishing operational and administrative processes; engaging and negotiating with vendors; providing recommendations

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT III, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2019

(unaudited)

and advice for the development of marketing materials and ongoing communications with investors; and assisting in public relations activities and the administration of the DRP and share repurchase program. From the commencement of the Public Offering through September 30, 2019 and December 31, 2018, the Advisor had incurred on the Company’s behalf $1,127,576 and $1,127,576, respectively, of costs attributable to Crossroads Capital Advisors for the services described above, all of which was recorded by the Company as offering costs during the applicable periods.

The amount of reimbursable organization and offering (“O&O”) costs that have been paid or recognized from inception through September 30, 2019, is as follows:

	Amount	Percentage of Gross Offering Proceeds
Gross offering proceeds:	$199,033,109	100.00%
O&O limitation	15.00%

Total O&O costs available to be paid/reimbursed	$29,854,966	15.00%

O&O expenses recorded:
Sales commissions	$7,980,090	4.01%
Broker Dealer fees(1)	5,061,337	2.54%
Distribution and shareholder servicing fees(2)	1,334,800	0.67%
Offering cost reimbursements	14,582,846	7.33%
Organizational costs reimbursements	26,980	0.01%

Total O&O cost reimbursements recorded by the Company	$28,986,053	14.56%

(1)	Includes $1,903,127 of marketing reallowance paid to participating broker dealers.
(2)

Includes the distribution and shareholder servicing fees paid from inception through September 30, 2019, for Class R shares of 0.27% and 0.67% and Class T shares up to 1.125% of the purchase price per share sold in the Public Offering. The distribution and shareholder servicing fees were paid from sources other than Public Offering proceeds.

When recognized, organization costs are expensed as incurred. From inception through September 30, 2019, the Advisor incurred $26,980 of organizational costs on the Company’s behalf, all of which was reimbursed to the Advisor.

Offering costs, including selling commissions and dealer manager fees and the distribution and shareholder servicing fees, were deferred and charged to stockholders’ equity. All such amounts were reimbursed to the Advisor, the Dealer Manager or their affiliates from gross offering proceeds except for the distribution and shareholder servicing fees, which were paid from sources other than Public Offering proceeds. For the three and nine months ended September 30, 2019, the Advisor did not incur offering costs related to the Public Offering. For the three and nine months ended September 30, 2018, the Advisor incurred $395,373 and $4,420,040, respectively, of offering costs related to the Public Offering. The Advisor incurred total offering costs related to the Public Offering of $25,485,548 from inception through September 30, 2019, of which $17,875,513 was paid.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT III, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2019

(unaudited)

The Company accrued $0 and $3,680,816 for the reimbursement of offering costs in the accompanying consolidated balance sheets as of September 30, 2019 and December 31, 2018, respectively.

Investment Management Fee

The Company pays the Advisor a monthly investment management fee equal to one-twelfth of 1.0% of the value of the Company’s investments in properties and real estate-related assets. For the purposes of the investment management fee, the value of the Company’s investments in properties equaled their costs, until the investments were valued by an independent third-party appraiser or qualified independent valuation expert. “Costs” are calculated by including acquisition fees, acquisition expenses, renovations and upgrades, and any debt attributable to such investments, or the Company’s proportionate share thereof in the case of investments made through joint ventures.

Acquisition Fees and Expenses

The Company pays the Advisor an acquisition fee equal to 2.0% of the cost of the investment which includes the amount actually paid or budgeted to fund the acquisition, origination, development, construction or improvement of any real property or real estate-related asset acquired. In addition to acquisition fees, the Company reimburses the Advisor for amounts directly incurred by the Advisor and amounts the Advisor pays to third parties in connection with the selection, evaluation, acquisition and development of a property or acquisition of real estate-related assets, whether or not the Company ultimately acquires the property or the real estate-related assets.

The Charter limits the Company’s ability to pay acquisition fees if the total of all acquisition fees and expenses relating to the purchase would exceed 6.0% of the contract purchase price. Under the Charter, a majority of the Company’s board of directors, including a majority of the independent directors, is required to approve any acquisition fees (or portion thereof) that would cause the total of all acquisition fees and expenses relating to an acquisition to exceed 6.0% of the contract purchase price. In connection with the purchase of securities, the acquisition fee may be paid to an affiliate of the Advisor that is registered as a FINRA member broker-dealer if applicable FINRA rules would prohibit the payment of the acquisition fee to a firm that is not a registered broker-dealer.

Loan Coordination Fee

Subject to the determination by a majority of the independent directors that the Advisor provides a substantial amount of services in connection with the origination or refinancing of any debt financing obtained by the Company that is used to refinance properties or other permitted investments or financing in connection with a recapitalization of the Company, the Company pays the Advisor a loan coordination fee equal to 0.75% of the amount available under such financing.

Property Management Fees and Expenses

The Company entered into Property Management Agreements (each, as amended from time to time, a “Property Management Agreement”) with Steadfast Management Company, Inc., an affiliate of the Sponsor (the

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT III, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2019

(unaudited)

“Property Manager”), in connection with the management of each of the Company’s properties. The property management fee payable with respect to each property under the Property Management Agreements at September 30, 2019, ranged from 2.75% to 3.0% of the gross revenue of the property (as defined in the Property Management Agreement). In addition, the Property Manager may also earn an incentive management fee equal to 1.0% of total collections based on performance metrics of the property. The Property Manager may subcontract with third-party property managers and will be responsible for supervising and compensating those third-party property managers and will be paid an oversight fee equal to 1.0% of the gross revenues of the property managed for providing such supervisory services. In no event will the Company pay its Property Manager or any affiliate both a property management fee and an oversight fee with respect to any particular property. Each Property Management Agreement has an initial one-year term and will continue thereafter on a month-to-month basis unless either party gives 60-day prior notice of its desire to terminate the Property Management Agreement, provided that the Company may terminate the Property Management Agreement at any time upon a determination of gross negligence, willful misconduct or bad acts of the Property Manager or its employees or upon an uncured breach of the Property Management Agreement upon 30 days’ prior written notice to the Property Manager. In the event of a termination of the Property Management Agreement by the Company without cause, the Company will pay a termination fee to the Property Manager equal to three months of the monthly management fee based on the average gross collections for the three months preceding the date of termination.

In addition to the property management fee, the Property Management Agreements also specify certain other reimbursements payable to the Property Manager or its affiliates, including reimbursements for benefit administration, information technology infrastructure, licenses, support and training services and capital expenditures. The Company also reimburses the Property Manager for the salaries and related benefits of on-site property management employees.

Construction Management Fees

The Company entered into Construction Management Agreements (each, a “Construction Management Agreement”) with Pacific Coast Land & Construction, Inc., an affiliate of the Sponsor (the “Construction Manager”), in connection with capital improvements and renovation or value-enhancement projects for certain properties the Company acquires. The construction management fee payable with respect to each property under the Construction Management Agreements is equal to 6.0% of the costs of the improvements for which the Construction Manager has planning and oversight authority. Generally, each Construction Management Agreement can be terminated by either party with 30 days’ prior written notice to the other party. Construction management fees are capitalized to the respective real estate properties in the period in which they are incurred, as such costs relate to capital improvements and renovations for apartment homes taken out of service while they undergo the planned renovation.

The Company may also reimburse the Construction Manager for the salaries and related benefits of certain of its employees for time spent working on capital improvements and renovations.

Property Insurance

The Company deposits amounts with an affiliate of the Sponsor to fund a prepaid insurance deductible account to cover the cost of required insurance deductibles across all properties of the Company and other

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT III, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2019

(unaudited)

affiliated entities. Upon filing a major claim, proceeds from the insurance deductible account may be used by the Company or another affiliate of the Sponsor. In addition, the Company deposits amounts with an affiliate of the Sponsor to cover the cost of property and property related insurance across certain properties of the Company.

Other Operating Expense Reimbursement

In addition to the various fees paid to the Advisor, the Company is obligated to pay directly or reimburse all expenses incurred by the Advisor in providing services to the Company, including the Company’s allocable share of the Advisor’s overhead, such as rent, employee costs, benefit administration costs, utilities and information technology costs. The Company will not reimburse the Advisor for employee costs in connection with services for which the Advisor or its affiliates receive acquisition fees, investment management fees, loan coordination fees and disposition fees or for the employee costs the Advisor pays to the Company’s executive officers.

The Charter limits the Company’s total operating expenses during any four fiscal quarters to the greater of 2% of the Company’s average invested assets or 25% of the Company’s net income for the same period (the “2%/25% Limitation”). The Company may reimburse the Advisor, at the end of each fiscal quarter, for operating expenses incurred by the Advisor; provided, however, that the Company shall not reimburse the Advisor at the end of any fiscal quarter for operating expenses that exceed the 2%/25% Limitation unless the independent directors have determined that such excess expenses were justified based on unusual and non-recurring factors. The Advisor must reimburse the Company for the amount by which the Company’s operating expenses for the preceding four fiscal quarters then ended exceed the 2%/25% Limitation, unless approved by the independent directors. For purposes of determining the 2%/25% Limitation, “average invested assets” means the average monthly book value of the Company’s assets invested directly or indirectly in equity interests and loans secured by real estate during the 12-month period before deducting depreciation, reserves for bad debts or other non-cash reserves. “Total operating expenses” means all expenses paid or incurred by the Company, as determined by GAAP, that are in any way related to the Company’s operation, including advisor fees, but excluding (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, listing and registration of shares of the Company’s common stock; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees based on the gain in the sale of the Company’s assets; (f) acquisition fees and acquisition expenses (including expenses relating to potential acquisitions that the Company does not close); (g) real estate commissions on the resale of investments; and (h) other expenses connected with the acquisition, disposition, management and ownership of investments (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of real property).

As of September 30, 2019, the Company’s total operating expenses, as defined above, did not exceed the 2%/25% Limitation.

Disposition Fee

If the Advisor or its affiliates provide a substantial amount of services in connection with the sale of a property or real estate-related asset, including pursuant to a sale of the entire Company, as determined by a

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT III, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2019

(unaudited)

majority of the Company’s independent directors, the Advisor or its affiliates will earn a disposition fee equal to (1) 1.5% of the sales price of each property or real estate-related asset sold or (2) 1.0%, which may be increased to 1.5% in the sole discretion of the Company’s independent directors, of the total consideration paid in connection with the sale of the Company. In the event of a final liquidity event, this fee will be reduced by the amount of any previous disposition fee paid on properties previously exchanged under Section 1031 of the Internal Revenue Code.

To the extent the disposition fee is paid upon the sale of any assets other than real property, it will be included as an operating expense for purposes of the 2%/25% Limitation. In connection with the sale of securities, the disposition fee may be paid to an affiliate of the Advisor that is registered as a FINRA member broker-dealer if applicable FINRA rules would prohibit the payment of the disposition fee to a firm that is not a registered broker-dealer. As of September 30, 2019, the Company had not sold or otherwise disposed of property or any real estate-related assets. Accordingly, the Company had not incurred any disposition fees as of September 30, 2019.

Sales Commissions

The Company paid the Dealer Manager up to 7.0% of gross offering proceeds from the sale of Class A shares in the Primary Offering and up to 3.0% of gross offering proceeds from the sale of Class T shares in the Primary Offering (all of which was reallowed to participating broker-dealers), subject to reductions based on volume and for certain categories of purchasers. No sales commissions were paid for sales of Class R shares or for sales pursuant to the DRP. The total amount of all items of compensation from any source payable to the Dealer Manager and the participating broker-dealers may not exceed 10.0% of the gross proceeds from the Primary Offering on a per class basis.

Dealer Manager Fees

The Company paid the Dealer Manager up to 3.0% of gross offering proceeds from the sale of Class A shares and up to 2.5% of gross offering proceeds from the sale of Class T shares (a portion of which was reallowed to participating broker-dealers). No dealer manager fee was paid for sales of Class R shares or for sales pursuant to the Company’s DRP.

Distribution and Shareholder Servicing Fees

The Company paid the Dealer Manager either (1) 0.27%, annualized, of the purchase price per Class R share (or, once reported, the amount of the Company’s estimated value per share) for each Class R share purchased in the Primary Offering from a registered investment advisor that does not participate on an alternative investment platform; (2) 0.67%, annualized, of the purchase price per Class R share (or, once reported, the amount of the Company’s estimated value per share) for each Class R share purchased in the Primary Offering from a registered investment advisor that participates on an alternative investment platform; and (3) 1.125%, annualized, of the purchase price per Class T share (or, once reported, the amount of the Company’s estimated value per share) for each Class T share purchased in the Primary Offering. The distribution and shareholder servicing fee accrued daily and paid monthly in arrears.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT III, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2019

(unaudited)

Effective October 1, 2018, the Company ceased paying the distribution and shareholder servicing fee because total underwriting compensation had reached 10% of the total gross investment amount in the Primary Offering.

Subordinated Participation in Net Sale Proceeds (payable only if the Company’s shares are not listed on an exchange)

The Advisor (in its capacity as special limited partner of the Operating Partnership) would receive 15.0% of the remaining net sale proceeds after return of the total investment amount, which is the amount equal to the original issue price paid by the stockholders in the Public Offering multiplied by the number of shares issued in the Public Offering, reduced by the weighted average original issue price of the shares sold in the Primary Offering multiplied by the total number of shares repurchased by the Company, plus payment to investors of an amount equal to a 6.0% annual cumulative, non-compounded return of the total investment amount, less amounts previously distributed to stockholders, including distributions that may constitute a return of capital for federal income tax purposes.

“Net sale proceeds” means the net cash proceeds realized from the sale of the Company or all of the Company’s assets after deduction of all expenses incurred in connection with a sale or disposition of the Company or of the Company’s assets, including disposition fees paid to the Advisor, or from the prepayment, maturity, workout or other settlement of any loan or other investment. For purposes of calculating the 6.0% annual cumulative, non-compounded return of the total investment amount, the aggregate of all investors’ capital shall be deemed to have been invested collectively on one date—the aggregate average investment date, being a day of a month determined by the average weighted month of all shares sold on a monthly basis. In addition, the Advisor (in its capacity as special limited partner of the Operating Partnership) will receive a distribution similar to the subordinated participation in net sale proceeds in the event the Company undertakes an issuer tender offer that results in the tendering stockholders receiving a return of the total investment amount of the tendering stockholders plus payment to those investors of an amount equal to a 6.0% annual cumulative, non-compounded return of the total investment amount of the tendering stockholders, less amounts previously distributed to stockholders, including distributions that may constitute a return of capital for federal income tax purposes.

Subordinated Incentive Listing Distribution (payable only if the Company’s shares are listed on an exchange)

Upon the listing of the Company’s shares on a national securities exchange, the Advisor (in its capacity as special limited partner of the Operating Partnership) will receive 15.0% of the amount by which the sum of the Company’s adjusted market value plus distributions paid by the Company to stockholders from inception until the date the adjusted market value is determined, including distributions that may constitute a return of capital for federal income tax purposes, exceeds the sum of the total investment amount plus an amount equal to a 6.0% annual cumulative, non-compounded return to investors of the total investment amount, less amounts previously distributed to stockholders, including distributions that may constitute a return of capital for federal income tax purposes. For purposes of calculating the 6.0% annual cumulative, non-compounded return of the total investment amount, the aggregate of all investors’ capital shall be deemed to have been invested collectively on one date, the aggregate average investment date, being a day of a month determined by the average weighted month of all shares sold on a monthly basis.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT III, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2019

(unaudited)

The adjusted market value of the Company’s common stock will be calculated based on the average market value of the shares of common stock issued and outstanding at listing over the 30 trading days beginning 180 days after the shares are first listed or included for quotation. The Company has the option to pay the subordinated incentive listing distribution in the form of stock, cash, a promissory note or any combination thereof. Any previous payments of the subordinated participation in net sales proceeds will offset the amounts due pursuant to the subordinated listing distribution.

Subordinated Distribution Upon Termination of the Advisory Agreement

Upon termination or non-renewal of the Advisory Agreement with or without cause, the Advisor (in its capacity as special limited partner of the Operating Partnership), would be entitled to receive distributions from the Operating Partnership equal to 15.0% of the amount by which the sum of the Company’s appraised market value plus distributions exceeds the sum of the total investment amount plus an amount equal to a 6.0% annual cumulative, non-compounded return of the total investment amount to investors, less amounts previously distributed to stockholders, including distributions that may constitute a return of capital for federal income tax purposes. For purposes of calculating the 6.0% annual cumulative, non-compounded return of the total investment amount, the aggregate of all investors’ capital shall be deemed to have been invested collectively on one date, the aggregate average investment date, being a day of a month determined by the average weighted month of all shares sold on a monthly basis. If the Company does not provide this return, the Advisor will not receive this distribution. In addition, the Advisor may elect to defer its right to receive a subordinated distribution upon termination until either shares of the Company’s common stock are listed and traded on a national securities exchange or another liquidity event occurs.

Pending Merger with STAR

Amendment to Operating Partnership Agreement

Concurrently with the entry into the STAR III Merger Agreement, the Company entered into an amendment (the “First Amendment”) to the Partnership Agreement with the Operating Partnership. The First Amendment will become effective at the earlier of (i) the date that the Company merges with and into STAR III Merger Sub and (ii) upon payment of certain consideration owed to the Advisor in connection with consummation of a Superior Proposal (as defined in the STAR III Merger Agreement). The purpose of the First Amendment is to revise the economic interests of the Advisor by providing that the Advisor will not receive any special allocations with respect to a “Special Limited Partner Interest” (as defined in the Partnership Agreement) pursuant to the Partnership Agreement.

Termination Agreement

Concurrently with the entry into the STAR III Merger Agreement, the Company and the Advisor entered into the Termination Agreement, effective as of August 5, 2019. Pursuant to the Termination Agreement, the current Advisory Agreement will be terminated at the effective time of the Merger. Also pursuant to the Termination Agreement, the Advisor waived any disposition fee it otherwise would be entitled to pursuant to the Advisory Agreement related to the Merger and agreed to reimburse STAR III for its costs if the STAR III stockholders reject the Merger at a meeting of stockholders.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT III, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2019

(unaudited)

8.	Long-Term Incentive Award Plan and Independent Director Compensation

The Company adopted a long-term incentive plan (the “Incentive Award Plan”) which the Company uses to attract and retain qualified directors, officers, employees and consultants. The Incentive Award Plan authorizes the granting of restricted stock, stock options, restricted or deferred stock units, performance awards and other stock-based awards to the Company’s directors, officers, employees and consultants selected by its board of directors for participation in the Incentive Award Plan. Stock options granted under the Incentive Award Plan will not exceed an amount equal to 10% of the outstanding shares of the Company’s common stock allocated to the Incentive Award Plan on the date of grant of any such stock options. Any stock options granted under the Incentive Award Plan will have an exercise price or base price that is not less than fair market value of the Company’s common stock on the date of grant.

Under the Company’s independent directors’ compensation plan, which is a sub-plan of the Incentive Award Plan, each of the Company’s independent directors received 2,000 shares of restricted Class A common stock once the Company raised $2,000,000 in gross offering proceeds in the Public Offering. Each subsequent independent director that joins the Company’s board of directors receives 2,000 shares of restricted Class A common stock upon election to the Company’s board of directors. In addition, on the date following an independent director’s re-election to the Company’s board of directors, he or she would receive 1,000 shares of restricted Class A common stock. The shares of restricted Class A common stock generally vest in four equal annual installments beginning on the date of grant and ending on the third anniversary of the date of grant; provided, however, that the restricted common stock will become fully vested and become non-forfeitable on the earlier to occur of (1) the termination of the independent director’s service as a director due to his or her death or disability or (2) a change in control of the Company. These awards entitle the holders to participate in distributions beginning on the date of grant.

The Company recorded stock-based compensation expense of $9,379 and $42,249 for the three and nine months ended September 30, 2019 and $35,613 and $63,539 for the three and nine months ended September 30, 2018, related to the independent directors’ restricted common stock, respectively.

In addition to the stock awards, the Company pays each of its independent directors annual compensation of $55,000, prorated for any partial term (the audit committee chairperson receives an additional $10,000 annually, prorated for any partial term). In addition, the independent directors are paid for attending meetings as follows: (1) $2,500 for each board meeting attended in person, (2) $1,500 for each committee meeting attended in person in such director’s capacity as a committee member and (3) $1,000 for each board meeting attended via teleconference (not to exceed $4,000 for any one set of meetings attended within a 48-hour period). The Company’s independent directors may elect to receive the meeting fees and annual compensation to which they are entitled in shares of the Company’s common stock with an equivalent value. Such election shall be made by delivering a valid election form as prescribed in the independent directors’ compensation plan. Such election shall be irrevocable for the plan year. All directors also receive reimbursement of reasonable out of pocket expenses incurred in connection with attendance at meetings of the board of directors. Director compensation is an operating expense of the Company that is subject to the operating expense reimbursement obligation of the Advisor discussed in Note 7 (Related Party Arrangements). The Company recorded an operating expense of $81,250 and $222,750 for the three and nine months ended September 30, 2019, respectively, and $285,363 and $432,289 for the three and nine months ended September 30, 2018, respectively, related to the independent

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT III, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2019

(unaudited)

directors’ annual compensation and attending board committee meetings, which is included in general and administrative expenses in the accompanying consolidated statements of operations. As of September 30, 2019 and December 31, 2018, $81,250 and $251,750 is included in accounts payable and accrued liabilities on the consolidated balance sheets, respectively.

9.	Commitments and Contingencies

Economic Dependency

The Company is dependent on the Advisor and its affiliates for certain services that are essential to the Company, including the identification, evaluation, negotiation, purchase, and disposition of real estate and real estate-related investments; management of the daily operations of the Company’s real estate and real estate-related investment portfolio; and other general and administrative responsibilities. In the event that these companies are unable to provide the respective services, the Company will be required to obtain such services from other sources.

Concentration of Credit Risk

The geographic concentration of the Company’s portfolio makes it particularly susceptible to adverse economic developments in the Atlanta, Georgia, Austin, Texas, Dallas, Texas, Denver, Colorado and Indianapolis, Indiana apartment markets. Any adverse economic or real estate developments in these markets, such as business layoffs or downsizing, relocations of businesses, increased competition from other apartment communities, decrease in demand for apartments or any other changes, could adversely affect the Company’s operating results and its ability to make distributions to stockholders.

Environmental

As an owner of real estate, the Company is subject to various environmental laws of federal, state and local governments. The Company is not aware of any environmental liability that could have a material adverse effect on its financial condition or results of operations. However, changes in applicable environmental laws and regulations, the uses and conditions of properties in the vicinity of the Company’s properties, the activities of its tenants and other environmental conditions of which the Company is unaware with respect to the properties could result in future environmental liabilities.

Legal Matters

From time to time, the Company is subject, or party, to legal proceedings that arise in the ordinary course of its business. Management is not aware of any legal proceedings of which the outcome is reasonably likely to have a material adverse effect on the Company’s results of operations or financial condition nor is the Company aware of any such legal proceedings contemplated by government agencies.

10.	Derivative Financial Instruments

The Company uses interest rate derivatives with the objective of managing exposure to interest rate movements thereby minimizing the effect of interest rate changes and the effect they could have on future cash

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT III, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2019

(unaudited)

flows. Interest rate cap agreements are used to accomplish this objective. The following tables provide the terms of the Company’s interest rate derivative instruments that were in effect at September 30, 2019 and December 31, 2018:

September 30, 2019
Type	Maturity Date Range	Based on	Number of Instruments	Notional Amount	Variable Rate	Weighted Average Rate Cap	Fair Value
Interest Rate Cap	1/1/2020 - 12/1/2020	One-Month LIBOR	5	$151,192,000	2.02%	2.50%	$1,819

December 31, 2018
Type	Maturity Date Range	Based on	Number of Instruments	Notional Amount	Variable Rate	Weighted Average Rate Cap	Fair Value
Interest Rate Cap	6/1/2019 - 12/1/2020	One-Month LIBOR	6	$156,892,000	2.52%	2.59%	$377,456

The interest rate cap agreements are not designated as effective cash flow hedges. Accordingly, the Company records any changes in the fair value of the interest rate cap agreements as interest expense. The change in the fair value of the interest rate cap agreements for the three and nine months ended September 30, 2019, resulted in an unrealized loss of $11,021 and $375,637, respectively, and for the three and nine months ended September 30, 2018, resulted in an unrealized gain of $120,720 and $665,445, respectively, which is included in interest expense in the accompanying consolidated statements of operations. The Company acquired no interest rate cap agreements during the nine months ended September 30, 2019 and 2018. The fair value of the interest rate cap agreements of $1,819 and $377,456 as of September 30, 2019 and December 31, 2018, respectively, is included in other assets on the accompanying consolidated balance sheets.

11.	Subsequent Events

Distributions Paid

Class A

On October 1, 2019, the Company paid distributions of $427,412, which related to distributions declared for each day in the period from September 1, 2019 through September 30, 2019. All such distributions were paid in cash.

On November 1, 2019, the Company paid distributions of $441,659, which related to distributions declared for each day in the period from October 1, 2019 through October 31, 2019. All such distributions were paid in cash.

Class R

On October 1, 2019, the Company paid distributions of $58,591, which related to distributions declared for each day in the period from September 1, 2019 through September 30, 2019. All such distributions were paid in cash.

PART I — FINANCIAL INFORMATION (continued)

Item 1. Financial Statements (continued)

STEADFAST APARTMENT REIT III, INC.

CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2019

(unaudited)

On November 1, 2019, the Company paid distributions of $60,544, which related to distributions declared for each day in the period from October 1, 2019 through October 31, 2019. All such distributions were paid in cash.

Class T

On October 1, 2019, the Company paid distributions of $570,989, which related to distributions declared for each day in the period from September 1, 2019 through September 30, 2019. All such distributions were paid in cash.

On November 1, 2019, the Company paid distributions of $590,013, which related to distributions declared for each day in the period from October 1, 2019 through October 31, 2019. All such distributions were paid in cash.

Shares Repurchased

On October 31, 2019, the Company repurchased 2,688 shares of Class T common stock for a repurchase value of $64,000, or $23.81 per Class T common stock, pursuant to the Company’s share repurchase program.

Restricted Stock Grant

On November 7, 2019, the Company granted 1,000 shares of restricted common stock to each of its three independent directors upon their re-election to the Company’s board of directors at the 2019 annual meeting of stockholders.

Declaration of Distributions

On November 6, 2019, the board of directors of the Company approved and authorized cash distributions to the holders of Class A common stock, Class R common stock and Class T common stock, such distributions to (1) accrue daily to the stockholders of record as of the close of business on each day during the period commencing on January 1, 2020 and ending on March 31, 2020; (2) be payable in cumulative amounts on or before the third day of each calendar month with respect to the prior month; and (3) be calculated at a rate of $0.004098 per Class A share, per Class R share and Class T share per day.

PART I — FINANCIAL INFORMATION (continued)

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis should be read in conjunction with the accompanying unaudited consolidated financial statements of Steadfast Apartment REIT III, Inc. and the notes thereto. As used herein, the terms “we,” “our” and “us” refer to Steadfast Apartment REIT III, Inc., a Maryland corporation, and, as required by context, Steadfast Apartment REIT III Operating Partnership, L.P., a Delaware limited partnership, which we refer to as our “Operating Partnership,” and to their subsidiaries. Capitalized terms not defined shall have the meaning given to such terms in Item 1 of this Quarterly Report.

Certain statements regarding future estimates and expectations may not be applicable to the extent the Merger is completed.

Forward-Looking Statements

Certain statements of Steadfast Apartment REIT III, Inc. included in this Quarterly Report on Form 10-Q (the “Quarterly Report”) that are not historical facts (including any statements concerning investment objectives, other plans and objectives of management for future operations or economic performance, or assumptions or forecasts related thereto) are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements are only predictions. We caution that forward-looking statements are not guarantees. Actual events or our investments and results of operations could differ materially from those expressed or implied in any forward-looking statements. Forward-looking statements are typically identified by the use of terms such as “may,” “should,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology.

The forward-looking statements included herein are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	the fact that we have a limited operating history and commenced operations on May 19, 2016;

•	the fact that we have had a net loss for each quarterly and annual period since inception;

•	changes in economic conditions generally and the real estate and debt markets specifically;

•	our ability to successfully identify and acquire multifamily properties on terms that are favorable to us;

•	our ability to secure resident leases for our multifamily properties at favorable rental rates;

•	risks inherent in the real estate business, including resident defaults, potential liability relating to environmental matters and the lack of liquidity of real estate investments;

•

the fact that we pay fees and expenses to our Advisor and its affiliates that were not negotiated on an arm’s length basis and the fact that the payment of these fees and expenses increases the risk that our stockholders will not earn a profit on their investment in us;

•	our ability to retain our executive officers and other key personnel of our Advisor, our Property Manager and other affiliates of our Advisor;

•	our ability to generate sufficient cash flows to pay distributions for our stockholders;

PART I — FINANCIAL INFORMATION (continued)

•

completion of the Merger is subject to many conditions and if these conditions are not satisfied or waived, the Merger will not be completed, which could result in the expenditure of significant unrecoverable transaction costs;

•	failure to complete the Merger could negatively impact our future business and financial results;

•

the pendency of the Merger, including as a result of the restrictions on the operation of our business during the period between signing the related merger agreement and the completion of the Merger, could adversely affect our business and operations;

•	legislative or regulatory changes (including changes to the laws governing the taxation of REITs);

•	the availability of capital;

•	changes in interest rates; and

•	changes to U.S. GAAP.

Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this Quarterly Report. All forward-looking statements are made as of the date of this Quarterly Report and the risk that actual results will differ materially from the expectations expressed in this Quarterly Report will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements after the date of this Quarterly Report, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this Quarterly Report, including, without limitation, the risks described under “Risk Factors,” the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this Quarterly Report will be achieved.

All forward looking statements included herein should be read in light of the factors identified in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 15, 2019.

Overview

We were formed on July 29, 2015, as a Maryland corporation that elected to be taxed as, and currently qualifies as, a REIT. We own and manage a diverse portfolio of multifamily properties located in targeted markets throughout the United States. As of September 30, 2019, we owned ten multifamily properties comprised of 2,775 apartment homes.

On February 5, 2016, we commenced our Public Offering to offer a maximum of $1,000,000,000 in shares of common stock for sale to the public at an initial price of $25.00 for each Class A share (up to $500,000,000 in Class A shares) and $23.81 for each Class T share (up to $500,000,000 in Class T shares), with discounts available for certain categories of purchasers. We also offered up to $300,000,000 in shares of common stock pursuant to our DRP at an initial price of $23.75 for each Class A share and $22.62 for each Class T share.

Commencing on July 25, 2016, we revised the terms of the Public Offering to include Class R shares. We subsequently offered a maximum of $1,000,000,000 in shares of common stock for sale to the public at an initial price of $25.00 for each Class A share ($400,000,000 in Class A shares), $22.50 for each Class R share ($200,000,000 in Class R shares) and $23.81 for each Class T share ($400,000,000 in Class T shares), with discounts available for certain categories of purchasers. We also offered up to $300,000,000 in shares pursuant to our DRP at an initial price of $23.75 for each Class A share, $22.50 for each Class R share and $22.62 for each Class T share.

PART I — FINANCIAL INFORMATION (continued)

As of August 31, 2018, the date we terminated our Primary Offering, we had sold 3,483,706 shares of Class A common stock, 474,357 shares of Class R common stock and 4,572,889 shares of Class T common stock in our Public Offering for gross proceeds of $85,801,001, $10,672,273 and $108,706,960, respectively, and $205,180,234 in the aggregate, including 111,922 shares of Class A common stock, 8,450 shares of Class R common stock and 145,838 shares of Class T common stock issued pursuant to our DRP for gross offering proceeds of $2,658,156, $190,125 and $3,298,847, respectively. As of September 30, 2019, we had sold 3,528,797 shares of Class A common stock, 479,529 shares of Class R common stock and 4,654,978 shares of Class T common stock in our Public Offering for gross proceeds of $86,834,671, $10,788,788 and $110,559,107, respectively, and $208,182,566 in the aggregate, including 157,012 shares of Class A common stock, 13,622 shares of Class R common stock and 227,925 shares of Class T common stock issued pursuant to our DRP for gross offering proceeds of $3,691,826, $306,640 and $5,150,991, respectively. We suspended the DRP effective with distributions that began to accrue on February 1, 2019.

On October 9, 2018, our board of directors determined an estimated value per share for each of our Class A common stock, Class R common stock and Class T common stock of $22.54 as of June 30, 2018. In connection with the determination of an estimated value per share, our board of directors determined a price per share for the DRP for each of our Class A common stock, Class R common stock, and Class T common stock of $22.54 effective November 1, 2018. Our board of directors may, from time to time in its sole discretion, reinstate the DRP, although there is no assurance as to if or when this would happen.

Steadfast Apartment Advisor III, LLC is our advisor. Subject to certain restrictions and limitations, the Advisor manages our day-to-day operations and our portfolio of properties and real estate-related assets. The Advisor sources and presents investment opportunities to our board of directors and provides investment management, marketing, investor relations and other administrative services on our behalf.

Substantially all of our business is conducted through our Operating Partnership. We are the sole general partner of our Operating Partnership and the Advisor is the only limited partner of our Operating Partnership. As we accepted subscriptions for shares of common stock, we transferred substantially all of the net proceeds of the Public Offering to our Operating Partnership as a capital contribution. The Partnership Agreement of our Operating Partnership provides that our Operating Partnership will be operated in a manner that will enable us to (1) satisfy the requirements for being classified as a REIT for federal income tax purposes, (2) avoid any federal income or excise tax liability and (3) ensure that our Operating Partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Internal Revenue Code, which classification could result in our Operating Partnership being taxed as a corporation, rather than as a disregarded entity. In addition to the administrative and operating costs and expenses incurred by our Operating Partnership in acquiring and operating our investments, our Operating Partnership will pay all of our administrative costs and expenses, and such expenses will be treated as expenses of our Operating Partnership.

We elected to be taxed as, and currently qualify as, a REIT under the Internal Revenue Code commencing with our taxable year ended December 31, 2016. As a REIT, we generally will not be subject to federal income tax to the extent that we distribute qualifying dividends to our stockholders. If we fail to qualify as a REIT, we would be subject to federal income tax on our taxable income at regular corporate rates and would not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year in which qualification is lost, unless the Internal Revenue Service grants us relief under certain statutory provisions. Failing to qualify as a REIT could materially and adversely affect our net income and results of operations.

Pending Merger with Steadfast Apartment REIT, Inc.

On August 5, 2019, we, STAR, STAR Operating Partnership, our Operating Partnership and STAR III Merger Sub entered into the STAR III Merger Agreement.

PART I — FINANCIAL INFORMATION (continued)

Subject to the terms and conditions of the STAR III Merger Agreement, we will merge with and into STAR III Merger Sub, with STAR III Merger Sub surviving the Merger, such that following the Merger, the surviving entity will continue as a wholly-owned subsidiary of STAR. In accordance with the applicable provisions of the MGCL, our separate existence shall cease.

At the effective time of the Merger and subject to the terms and conditions of the STAR III Merger Agreement, each issued and outstanding share of our common stock, will be converted into the right to receive 1.430 shares of STAR Common Stock.

The obligations of each party to consummate the Merger is subject to a number of conditions, including receipt of the STAR III Stockholder Approval of the Merger and of an amendment to the Charter to delete certain provisions regarding roll-up transactions.

On August 5, 2019, STAR also entered into the SIR Merger Agreement. STAR’s proposed merger with SIR is also a stock-for-stock transaction whereby SIR will be merged into a wholly-owned subsidiary of STAR. The consummation of STAR’s merger with us is not contingent upon the completion of STAR’s merger with SIR, and the consummation of STAR’s merger with SIR is not contingent upon the completion of STAR’s merger with us.

The combined company after the merger(s) will retain the name “Steadfast Apartment REIT, Inc.” Each merger is intended to qualify as a “reorganization” under, and within the meaning of, Section 368(a) of the Internal Revenue Code.

For additional information on the Merger, see our Current Report on Form 8-K filed with the SEC on August 6, 2019.

Market Outlook

We believe economic and demographic trends will benefit our existing portfolio and we have unique future investment opportunities, particularly in the multifamily sector. Home ownership rates are near all-time lows. Demographic and economic factors favor the flexibility of rental housing and discourage the potential financial burden associated with home ownership. Additionally, Millennials and Baby Boomers, the two largest demographic groups comprising roughly half of the total population in the United States, are increasingly choosing rental housing over home ownership. Demographic studies suggest that Baby Boomers are downsizing their suburban homes and relocating to multifamily apartments. Millennials are renting multifamily apartments due to high levels of student debt and increased credit standards in order to qualify for a home mortgage. According to the Federal Reserve Bank of New York, aggregate student debt has surpassed automotive, home equity lines of credit and credit card debt. Millennials are also getting married and having children later and are choosing to live in apartment communities until their mid-30s. Today, approximately 30% of Millennials are still living with their parents or are still in school. When they are employed, Millennials will likely rent moderate income apartments based upon an average income of $45,000 to $65,000. Our plan is to provide rental housing for these generational groups as they age. We believe these factors will continue to contribute to the demand for multifamily housing.

PART I — FINANCIAL INFORMATION (continued)

Our Real Estate Portfolio

As of September 30, 2019, we owned the ten multifamily apartment communities listed below:

						Average Monthly Occupancy(2)		Average Monthly Rent(3)
Property Name	Location	Purchase Date	Number of Units	Total Purchase Price	Mortgage Debt Outstanding(1)	Sep 30, 2019	Dec 31, 2018	Sep 30, 2019	Dec 31, 2018
1 Carriage House Apartment Homes	Gurnee, IL	5/19/2016	136	$7,525,000	$5,638,098	88.3%	86.8%	$887	$818
2 Bristol Village Apartments	Aurora, CO	11/17/2016	240	47,400,000	34,033,421	94.2%	91.9%	1,415	1,374
3 Canyon Resort at Great Hills Apartments	Austin, TX	12/29/2016	256	44,500,000	31,583,615	96.5%	94.3%	1,346	1,313
4 Reflections on Sweetwater Apartments	Lawrenceville, GA	1/12/2017	280	33,288,337	30,001,137	93.0%	93.4%	1,148	1,071
5 The Pointe at Vista Ridge Apartments	Lewisville, TX	5/25/2017	300	45,188,223	29,964,563	95.0%	92.6%	1,290	1,228
6 Belmar Villas	Lakewood, CO	7/21/2017	318	64,503,255	46,925,464	96.3%	90.0%	1,376	1,329
7 Ansley at Princeton Lakes	Atlanta, GA	8/31/2017	306	44,594,087	32,219,902	93.4%	91.4%	1,220	1,146
8 Sugar Mill Apartments	Lawrenceville, GA	12/7/2017	244	36,305,492	24,659,302	94.7%	94.6%	1,183	1,139
9 Avery Point Apartments	Indianapolis, IN	12/15/2017	512	45,829,836	31,083,091	91.0%	94.2%	833	809
10 Cottage Trails at Culpepper Landing	Chesapeake, VA	5/31/2018	183	31,118,698	21,408,862	94.9%	90.6%	1,275	1,338

			2,775	$400,252,928	$287,517,455	93.7%	92.4%	$1,183	$1,136

(1)	Mortgage debt outstanding is net of deferred financing costs associated with the loans for the properties listed above.
(2)	At September 30, 2019, our portfolio was approximately 96.4% leased, calculated using the number of occupied and contractually leased units divided by total units.
(3)	Average monthly rent is based upon the effective rental income after considering the effect of vacancies, concessions and write-offs.

Critical Accounting Policies

The preparation of our financial statements requires significant management judgments, assumptions and estimates about matters that are inherently uncertain. These judgments affect the reported amounts of assets and liabilities and our disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. With different estimates or assumptions, materially different amounts could be reported in our financial statements. Additionally, other companies may utilize different estimates that may impact the comparability of our results of operations to those of companies in similar businesses. A discussion of the accounting policies that management considers critical in that they involve significant management judgments, assumptions and estimates is included in our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 15, 2019. There have been no significant changes to our accounting policies during the period covered by this report other than described in Note 2 (Summary of Significant Accounting Policies), to our unaudited consolidated financial statements in this Quarterly Report in the discussion of our significant accounting policies.

Organization and Offering Costs

Organization and offering expenses include all expenses (other than sales commissions, the dealer manager fee and the distribution and shareholder servicing fee) paid by us in connection with our Public Offering, including legal, accounting, tax, printing, mailing and filing fees, charges of our escrow holder and transfer agent, expenses of organizing our Company, data processing fees, advertising and sales literature costs, transfer agent costs, information technology costs, bona fide out-of-pocket due diligence costs and amounts to reimburse the Advisor or its affiliates for the salaries of its employees and other costs in connection with preparing sales materials and providing other administrative services in connection with our Public Offering. Any such

PART I — FINANCIAL INFORMATION (continued)

reimbursement will not exceed actual expenses incurred by the Advisor. After the termination of our Public Offering, the Advisor was required to reimburse us to the extent total organization and offering expenses (including sales commissions, dealer manager fees and the distribution and shareholder servicing fees) incurred by us exceeded 15% of the gross proceeds raised in our Primary Offering. Through the termination of the Primary Offering, total organization and offering expenses incurred by us did not exceed 15% of the gross offering proceeds raised in the Primary Offering.

To the extent we did not pay the full sales commissions or dealer manager fee for shares sold in our Public Offering, we also reimbursed costs of bona fide training and education meetings held by us (primarily the travel, meal and lodging costs of registered representatives of broker-dealers), attendance and sponsorship fees and cost reimbursement of employees of our affiliates to attend seminars conducted by broker-dealers and, in certain cases, reimbursement to participating broker-dealers for technology costs associated with our Public Offering, costs and expenses related to such technology costs, and costs and expenses associated with the facilitation of the marketing of our shares and the ownership of our shares by such broker-dealers’ customers; provided, however, that we did not pay any of the foregoing costs to the extent that such payment would cause total underwriting compensation to exceed 10% of the gross offering proceeds of our Primary Offering, as required by the rules of the FINRA.

When recognized, organization costs are expensed as incurred. Offering costs, including selling commissions, dealer manager fees and the distribution and shareholder servicing fee, are deferred and charged to stockholders’ equity. All such amounts are reimbursed to the Advisor, the Dealer Manager or their affiliates from gross offering proceeds, except for the distribution and shareholder servicing fees, which are paid from sources other than Public Offering proceeds.

Income Taxes

We elected to be taxed as, and currently qualify as, a REIT under the Internal Revenue Code and have operated as such commencing with the taxable year ended December 31, 2016. To qualify as a REIT, we must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of our annual REIT taxable income to our stockholders (which is computed without regard to the dividends-paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). As a REIT, we generally will not be subject to federal income tax to the extent we distribute qualifying dividends to our stockholders. If we fail to qualify as a REIT in any taxable year, we would be subject to federal income tax on our taxable income at regular corporate income tax rates and generally would not be permitted to qualify for treatment as a REIT for federal income tax purposes for the four taxable years following the year during which qualification is lost unless the Internal Revenue Service grants us relief under certain statutory provisions. Such an event could materially adversely affect our net income and net cash available for distribution to our stockholders. However, we are, and intend to continue to be, organized and operated in such a manner as to qualify for treatment as a REIT.

We follow the income tax guidance under GAAP to recognize, measure, present and disclose in our consolidated financial statements uncertain tax positions that we have taken or expect to take on a tax return. As of September 30, 2019 and December 31, 2018, we did not have any liabilities for uncertain tax positions that we believe should be recognized in our consolidated financial statements. We have not been assessed interest or penalties by any major tax jurisdictions. Our evaluation was performed for all open tax years through December 31, 2018.

Distributions

Our board of directors has historically declared daily distributions that are paid on a monthly basis. We expect to continue paying monthly distributions unless our results of operations, our general financial condition,

PART I — FINANCIAL INFORMATION (continued)

general economic conditions or other factors prohibit us from doing so. We have and may continue to declare distributions in excess of our cash flow from operations. As a result, our distribution rate and payment frequency may vary from time to time. However, to qualify as a REIT for tax purposes, we must make distributions equal to at least 90% of our “REIT taxable income” each year. For information on distribution rates paid during the three and nine months ended September 30, 2019 and 2018, refer to Note 6 (Stockholders’ Equity) to our unaudited consolidated financial statements included in this Quarterly Report.

The distributions declared and paid during the first, second and third fiscal quarters of 2019, along with the amount of distributions reinvested pursuant to the DRP were as follows:

			Distributions Paid(2)			Sources of Distributions Paid
Period	Distributions Declared(1)	Distributions Declared Per Share	Cash	Reinvested	Total	Cash Flow From Operations	Offering Proceeds	Net Cash Provided by (Used in) Operating Activities
First Quarter 2019	$3,193,787	$0.370	$2,168,613	$1,094,956	$3,263,569	$—	$3,263,569	$(1,116,143)
Second Quarter 2019	3,221,597	0.374	3,260,785	—	3,260,785	127,491	3,133,294	127,491
Third Quarter 2019	3,245,162	0.378	3,249,014	—	3,249,014	318,743	2,930,271	318,743

	$9,660,546	$1.122	$8,678,412	$1,094,956	$9,773,368	$446,234	$9,327,134	$(669,909)

(1)	Assumes each share was issued and outstanding each day during the periods presented.
(2)	Distributions are paid on a monthly basis. Distributions for all record dates of a given month are paid approximately three days following month end.

For the three and nine months ended September 30, 2019, we paid aggregate distributions of $3,249,014 and $9,773,368, including $3,249,014 and $8,678,412 of distributions paid in cash and 0 and 48,578 shares of our common stock issued pursuant to our DRP for $0 and $1,094,956, respectively. For the three and nine months ended September 30, 2019, our net loss was $3,157,665 and $11,767,865, we had funds from operations, or FFO, of $807,611 and $(194,068) and net cash provided by (used in) operations of $318,743 and $(669,909), respectively. For the three and nine months ended September 30, 2019, we funded $318,743 and $446,234, or 10% and 5%, and $2,930,271 and $9,327,134 or 90% and 95% of total distributions paid, including shares issued pursuant to our DRP, from cash flow from operations and with proceeds from our Public Offering, respectively. Since inception, of the $26,578,224 in total distributions paid through September 30, 2019, including shares issued pursuant to our DRP, 7% of such amounts were funded from cash flow from operations and 93% were funded from offering proceeds. For information on how we calculate FFO and the reconciliation of FFO to net loss, see “—Funds from Operations and Modified Funds from Operations.”

Our long-term policy is to pay distributions solely from cash flow from operations. Further, because we may receive income from interest or rents at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund capital expenditures and other expenses, we expect that from time to time during our operational stage, we will declare distributions in anticipation of cash flow that we expect to receive during a later period, and we expect to pay these distributions in advance of our actual receipt of these funds. In these instances, our board of directors has the authority under our organizational documents, to the extent permitted by Maryland law, to fund distributions from sources such as borrowings, offering proceeds or advances and the deferral of fees and expense reimbursements by the Advisor, in its sole discretion. If we pay distributions from sources other than cash flow from operations, we will have fewer funds available for investments and stockholders’ overall returns on their investment in us may be reduced.

We elected to be taxed as, and currently qualify as, a REIT for federal income tax purposes commencing with the taxable year ended December 31, 2016. To qualify as a REIT, we must make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income (which is computed without regard

PART I — FINANCIAL INFORMATION (continued)

to the dividends paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP). If we meet the REIT qualification requirements, we generally will not be subject to federal income tax on the income that we distribute to our stockholders each year. We have not established a minimum distribution level and our Charter does not require that we make distributions to our stockholders.

Inflation

Substantially all of our multifamily property leases with residents are for a term of one year or less. In an inflationary environment, this may allow us to realize increased rents upon renewal of existing leases or the beginning of new leases. Short-term leases generally will minimize our risk from the adverse effects of inflation, although these leases generally permit residents to leave at the end of the lease term and therefore will expose us to the effect of a decline in market rents. In a deflationary rent environment, we may be exposed to declining rents more quickly under these shorter term leases.

As of September 30, 2019, we had not entered into any material leases as a lessee.

REIT Compliance

To continue to qualify as a REIT for tax purposes, we are required to distribute at least 90% of our REIT taxable income (which is computed without regard to the dividends-paid deduction or net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP) to our stockholders. We must also meet certain asset and income tests, as well as other requirements. We monitor the operations and transactions that may potentially impact our REIT status. If we fail to qualify as a REIT, we would be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates.

Liquidity and Capital Resources

We use secured borrowings, and intend to use in the future secured and unsecured borrowings. At September 30, 2019, our debt was approximately 66% of the value of our properties as determined by the most recent valuation performed by an independent third-party appraiser as of June 30, 2018. We expect that our overall borrowings will be approximately 55% to 60% of the value of our properties (after debt amortization) plus the value of our other investments. For valuation purposes, the value of a property is determined by an independent third-party appraiser or qualified independent valuation expert. Under our Charter, we are prohibited from borrowing in excess of 300% of the value of our net assets, which generally approximates to 75% of the aggregate cost of our assets, though we may exceed this limit under certain circumstances.

In addition to making investments in accordance with our investment objectives, we use our capital resources to make certain payments to the Advisor and Dealer Manager. During our organization and offering stage, these payments included payments to the Dealer Manager for sales commissions, the dealer manager fee and the distribution and shareholder servicing fee, and payments to the Advisor for reimbursement of certain organization and offering expenses. During our operating stage, we make payments to the Advisor in connection with the acquisition of investments, the management of our assets and costs incurred by the Advisor in providing services to us.

Our principal demand for funds will be to acquire investments in accordance with our investment strategy, to pay operating expenses and interest on our outstanding indebtedness and to make distributions to our stockholders. Over time, we intend to generally fund our cash needs for items, other than asset acquisitions, from operations. Otherwise, we expect that our principal sources of working capital will include:

•	current unrestricted cash balance, which was $21,803,455 as of September 30, 2019;

PART I — FINANCIAL INFORMATION (continued)

•	various forms of secured and unsecured financing;

•	borrowings under master repurchase agreements;

•	equity capital from joint venture partners; and

•	cash from operations.

Over the short term, we believe that our sources of capital, specifically our cash balances, cash flow from operations, our ability to raise equity capital from joint venture partners and our ability to obtain various forms of secured and unsecured financing will be adequate to meet our liquidity requirements and capital commitments.

Over the longer term, in addition to the same sources of capital we will rely on to meet our short-term liquidity requirements, we may conduct additional public or private offerings of securities. We expect these resources will be adequate to fund our operating activities, debt service and distributions, and will be sufficient to fund our ongoing acquisition activities as well as providing capital for investment in future development and other joint ventures along with potential forward purchase commitments.

We may, but are not required to, establish working capital reserves from offering proceeds out of cash flow generated by our investments or out of proceeds from the sale of our investments. We do not anticipate establishing a general working capital reserve; however, we may establish capital reserves with respect to particular investments. We also may, but are not required to, establish reserves out of cash flow generated by investments or out of net sale proceeds in non-liquidating sale transactions. Our lenders also may require working capital reserves.

To the extent that the working capital reserve is insufficient to satisfy our cash requirements, additional funds may be provided from cash generated from operations or through short-term borrowing. In addition, subject to certain limitations described in our Charter, we may incur indebtedness in connection with the acquisition of any real estate asset, refinance the debt thereon, arrange for the leveraging of any previously unfinanced property or reinvest the proceeds of financing or refinancing in additional properties.

Refinancing Transactions

On May 31, 2019, three of our indirect wholly-owned subsidiaries, the Borrowers, terminated the existing mortgage loan with their lenders for an aggregate principal amount of $87,122,000 and entered into a new Loan Agreement with, as applicable, PNC Bank and Newmark for an aggregate principal amount of $94,861,000 (the “Refinancing Transactions”). Each Borrower entered into a Loan Agreement with the applicable lender pursuant to the Fannie Mae’s Green Execution Program, as evidenced by a multifamily note. Pursuant to the GEP, the applicable Lender originates the mortgage loan and then transfers the loan to Fannie Mae. Each Loan Agreement provides for a term loan with a Maturity Date of June 1, 2029, unless the Maturity Date is accelerated in accordance with the Loan terms. Each Loan with Newmark accrues interest at a fixed rate of 3.73% per annum. The Loan with PNC Bank accrues interest at a fixed rate of 3.82% per annum. The entire outstanding principal balance and any accrued and unpaid interest on each of the Loans are due on the Maturity Date. Interest and principal payments on the Loans are payable monthly in arrears on specified dates as set forth in each Loan Agreement. Monthly payments are due and payable on the first day of each month, commencing July 1, 2019. We paid $491,655 in the aggregate in loan origination fees to the Lenders in connection with the Refinancing Transactions, and paid the Advisor a loan coordination fee of $711,459.

Cash Flows (Used in) Provided by Operating Activities

As of September 30, 2019, we owned 10 multifamily properties. During the nine months ended September 30, 2019, net cash used in operating activities was $669,909 compared to net cash provided by

PART I — FINANCIAL INFORMATION (continued)

operating activities of $298,401 for the nine months ended September 30, 2018. The increase in net cash used in operating activities is primarily due to an increase in net loss, a decrease in accounts payable and accrued liabilities and a decrease in due to affiliates compared to the nine months ended September 30, 2018. We expect to generate cash flows from operations as we stabilize the operations of our property portfolio and complete our value-enhancement program.

Cash Flows Used in Investing Activities

During the nine months ended September 30, 2019, net cash used in investing activities was $5,809,501 compared to $35,085,973 during the nine months ended September 30, 2018. The decrease in net cash used in investing activities was primarily the result of no acquisitions of multifamily properties during the nine months ended September 30, 2019, compared to our acquisition of one multifamily property during the nine months ended September 30, 2018. Net cash used in investing activities during the nine months ended September 30, 2019 consisted of the following:

•	$6,101,689 of cash used for improvements to real estate investments; and

•	$292,188 of cash provided by insurance claim recoveries.

Cash Flows (Used in) Provided by Financing Activities

During the nine months ended September 30, 2019, net cash used in financing activities was $7,211,779, compared to net cash provided by financing activities of $55,988,824 during the nine months ended September 30, 2018. The decrease in net cash provided by financing activities was primarily due to an increase in principal payments on mortgage notes payable, a decrease in net proceeds from our Public Offering, increases in distributions to holders of common stock and repurchases of common stock, partially offset by an increase in proceeds from the issuance of mortgage notes payable. Net cash provided by financing activities during the nine months ended September 30, 2019, consisted of the following:

•

$7,070,902 of net proceeds from mortgage notes payable, consisting of $94,861,000 of proceeds from the issuance of mortgage notes payable, principal payments on mortgage notes payable of $87,148,994 and deferred financing costs in the amount of $641,104;

•	$3,680,816 of cash used for the reimbursement of other offering costs to our Advisor and its affiliates;

•	$170 of payments for debt extinguishment costs;

•	$8,678,412 of net cash distributions, after giving effect to distributions reinvested by stockholders of $1,094,956; and

•	$1,923,283 of cash paid for the repurchase of common stock.

Contractual Commitments and Contingencies

We use secured debt, and intend to use in the future secured and unsecured debt. At September 30, 2019, our debt was approximately 66% of the value of our properties as determined by the most recent valuation performed by an independent third-party appraiser as of June 30, 2018. We believe that the careful use of borrowings will help us achieve our diversification goals and potentially enhance the returns on our investments. We expect that our borrowings will be approximately 55% to 60% of the value of our properties (after debt amortization) and other real estate-related assets. For valuation purposes, the value of a property is determined by an independent third-party appraiser or qualified independent valuation expert. Under our Charter, we are prohibited from borrowing in excess of 300% of our net assets, which generally approximates to 75% of the aggregate cost of our assets unless such excess is approved by a majority of the independent directors and disclosed to stockholders in our next quarterly report, along with a justification for such excess. In such event, we

PART I — FINANCIAL INFORMATION (continued)

would monitor our debt levels and take action to reduce any such excess as practicable. Our aggregate borrowings are reviewed by our board of directors at least quarterly. As of September 30, 2019, our aggregate borrowings were not in excess of 300% of the value of our net assets.

In addition to using our capital resources for investing purposes and meeting our debt obligations, we use our capital resources to make certain payments to the Advisor and the Dealer Manager. During our organization and offering stage, these payments included payments to the Dealer Manager for selling commissions, dealer manager fees and distribution and shareholder servicing fees and payments to the Dealer Manager and the Advisor for reimbursement of certain organization and other offering expenses. Through the termination of the Public Offering, total organization and offering expenses incurred by us did not exceed 15% of the gross offering proceeds raised in the Primary Offering. During our acquisition and development stage, we make payments to the Advisor in connection with the selection and origination or purchase of real estate and real estate-related investments, the management of our asset portfolio and costs incurred by the Advisor in providing services to us.

As of September 30, 2019, we had indebtedness totaling $287,517,455, comprised of an aggregate principal amount of $289,278,006, and net deferred financing costs of $1,760,551. The following is a summary of our contractual obligations as of September 30, 2019:

		Payments due by period
Contractual Obligations	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Interest payments on outstanding debt obligations(1)	$85,815,488	$2,927,528	$23,429,800	$23,059,638	$36,398,522
Principal payments on outstanding debt obligations(2)	289,278,006	26,994	2,210,845	5,916,954	281,123,213

Total	$375,093,494	$2,954,522	$25,640,645	$28,976,592	$317,521,735

(1)

Scheduled interest payments on outstanding debt obligations are based on the outstanding principal amounts and interest rates in effect at September 30, 2019. We incurred interest expense of $3,077,197 and $10,014,805 during the three and nine months ended September 30, 2019, including amortization of deferred financing costs totaling $70,830 and $192,333, net unrealized losses from the change in fair value of interest rate cap agreements of $11,021 and $375,637, loan fees of $0 and $171,162 and interest rate cap proceeds of $0 and $1,668, respectively.

(2)

Scheduled principal payments on outstanding debt obligations are based on the terms of the mortgage note agreements. Amounts exclude the net deferred financing costs associated with the mortgage notes payable.

Our debt obligations contain customary financial or non-financial debt covenants. As of September 30, 2019, and December 31, 2018, we were in compliance with all financial and non-financial debt covenants.

Results of Operations

Overview

The discussion that follows is based on our consolidated results of operations for the three and nine months ended September 30, 2019 and 2018. We commenced real estate operations on May 19, 2016, in connection with the acquisition of our first investment. We owned ten multifamily properties as of September 30, 2019 and 2018. Our results of operations for the three and nine months ended September 30, 2019 and 2018, are not indicative of those expected in future periods. The increase in rents are the primary cause of the increase in our operating income and expenses, as further discussed below. In general, we expect that our income and expenses related to our real estate investments will increase in future periods as a result of ordinary monthly rent increases, improved occupancy and the implementation of our value-enhancement strategy.

PART I — FINANCIAL INFORMATION (continued)

To provide additional insight into our operating results, we are also providing a detailed analysis of same-store versus non-same-store net operating income (“NOI”). For more information on NOI and a reconciliation of NOI (a non-GAAP financial measure) to net loss, see “—Net Operating Income.”

Consolidated Results of Operations for the Three Months Ended September 30, 2019, Compared to the Three Months Ended September 30, 2018

The following table summarizes the consolidated results of operations for the three months ended September 30, 2019 and 2018:

	For the Three Months Ended September 30,
	2019	2018	Change $	Change%
Total revenues	$10,512,119	$9,905,011	$607,108	6%
Operating, maintenance and management	(3,032,045)	(2,829,019)	(203,026)	(7)%
Real estate taxes and insurance	(1,244,074)	(1,198,477)	(45,597)	(4)%
Fees to affiliates	(1,643,653)	(1,528,770)	(114,883)	(8)%
Depreciation and amortization	(3,965,495)	(3,866,775)	(98,720)	(3)%
Interest expense	(3,077,197)	(2,998,775)	(78,422)	(3)%
General and administrative expenses	(1,582,320)	(1,039,453)	(542,867)	(52)%
Other income	875,000	—	875,000	100%

Net loss	$(3,157,665)	$(3,556,258)	$398,593	11%

NOI(1)	$5,529,116	$5,427,077	$102,039	2%

FFO(2)	$807,611	$310,517	$497,094	160%

MFFO(2)	$818,632	$189,297	$629,335	332%

(1)

NOI is a non-GAAP financial measure used by investors and our management to evaluate and compare the performance of our properties and to determine trends in earnings. However, the usefulness of NOI is limited because it excludes general and administrative costs, interest expense, interest income and other expense, acquisition costs (those that did not meet the criteria for capitalization under ASU 2017-01), certain fees to affiliates, depreciation and amortization expense and gains or losses from the sale of our properties and other gains and losses as stipulated by GAAP, the level of capital expenditures and leasing costs, all of which are significant economic costs. For additional information on how we calculate NOI and a reconciliation of NOI to net loss, see “—Net Operating Income.”

(2)

GAAP basis accounting for real estate assets utilizes historical cost accounting and assumes real estate values diminish over time. In an effort to overcome the difference between real estate values and historical cost accounting for real estate assets the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”) established the measurement tool of FFO. Since its introduction, FFO has become a widely used non-GAAP financial measure among REITs. Additionally, we use modified funds from operations (“MFFO”) as defined by the Institute for Portfolio Alternatives (formerly known as the Investment Program Association) or (“IPA”) as a supplemental measure to evaluate our operating performance. MFFO is based on FFO but includes certain adjustments we believe are necessary due to changes in accounting and reporting under GAAP since the establishment of FFO. Neither FFO nor MFFO should be considered as alternatives to net loss or other measurements under GAAP as indicators of our operating performance, nor should they be considered as alternatives to cash flow from operating activities or other measurements under GAAP as indicators of liquidity. For additional information on how we calculate FFO and MFFO and a reconciliation of FFO and MFFO to net loss, see “—Funds From Operations and Modified Funds From Operations.”

PART I — FINANCIAL INFORMATION (continued)

Net loss

For the three months ended September 30, 2019, we had a net loss of $3,157,665 compared to a net loss of $3,556,258 for the three months ended September 30, 2018. The decrease in net loss of $398,593 over the comparable prior year period was primarily due to the increase in other income of $875,000 and the increase in total revenues of $607,108, partially offset by the increase in operating, maintenance and management expenses of $203,026, the increase in real estate taxes and insurance of $45,597, the increase in fees to affiliates of $114,883, the increase in depreciation and amortization expense of $98,720, the increase in interest expense of $78,422 and the increase in general and administrative expenses of $542,867.

Total revenues

Total revenues were $10,512,119 for the three months ended September 30, 2019, compared to $9,905,011 for the three months ended September 30, 2018. The increase of $607,108 was primarily due to an increase in average monthly rents per unit from $1,130 as of September 30, 2018, to $1,183 as of September 30, 2019, and the increase in occupancy from 93.5% as of September 30, 2018 to 93.7% as of September 30, 2019. We expect rental income and tenant reimbursements to increase in future periods as a result of ordinary monthly rent increases, improved occupancy and the implementation of our value-enhancement strategy.

Operating, maintenance and management expenses

Operating, maintenance and management expenses for the three months ended September 30, 2019, were $3,032,045 compared to $2,829,019 for the three months ended September 30, 2018. The increase of $203,026 was primarily due to an increase in legal fees and payroll costs at one of our multifamily properties during the three months ended September 30, 2019, compared to the three months ended September 30, 2018. We expect these amounts to decrease as a percentage of total revenues as we implement operational efficiencies at our multifamily properties.

Real estate taxes and insurance

Real estate taxes and insurance expenses were $1,244,074 for the three months ended September 30, 2019, compared to $1,198,477 for the three months ended September 30, 2018. The increase of $45,597 was due to increases in insurance expenses at our multifamily properties in addition to increases in real estate taxes as a result of increases in assessed values in Georgia and Texas during the three months ended September 30, 2019. We expect these amounts may increase in future periods as a result of increases in municipal property tax rates as well as increases in the assessed value of our property portfolio.

Fees to affiliates

Fees to affiliates were $1,643,653 for the three months ended September 30, 2019, compared to $1,528,770 for the three months ended September 30, 2018. The increase of $114,883 was primarily due to the increase in the reimbursement of property related software costs during the three months ended September 30, 2019, and to a lesser extent from an increase in investment management fees as a result of the increase in the cost of investment from additions to our real estate assets. We expect fees to affiliates related to the ongoing management of our real estate portfolio to increase in future periods as a result of increased investment management fees from anticipated increases in the cost of investments and increased property management fees from anticipated increases in future rental income.

PART I — FINANCIAL INFORMATION (continued)

Depreciation and amortization

Depreciation and amortization expenses were $3,965,495 for the three months ended September 30, 2019, compared to $3,866,775 for the three months ended September 30, 2018. The increase of $98,720 was primarily due to the net increase in depreciable and amortizable assets of $7,357,381 since September 30, 2018. We expect these amounts to increase slightly in future periods as a result of anticipated future enhancements to our real estate portfolio.

Interest expense

Interest expense for the three months ended September 30, 2019, was $3,077,197 compared to $2,998,775 for the three months ended September 30, 2018. The increase of $78,422 was primarily due to unrealized loss on derivative instruments of $11,021 in the three months ended September 30, 2019, compared to an unrealized gain of $120,720 for the three months ended September 30, 2018. Our interest expense in future periods will vary based on the changes to the one-month London Interbank Offered Rate (LIBOR) and its impact on our variable rate debt and our level of future borrowings, which will depend on the availability and cost of debt financing and the opportunity to acquire real estate and real estate-related investments meeting our investment objectives.

General and administrative expenses

General and administrative expenses for the three months ended September 30, 2019, were $1,582,320 compared to $1,039,453 for the three months ended September 30, 2018. These general and administrative costs consisted primarily of legal fees, insurance premiums, audit fees, other professional fees and independent directors’ compensation. The increase of $542,867 was due to the increase in legal fees and expenses related to the proposed Merger and director meeting fees as a result of an increase in the number of meetings compared to the prior year period. We expect general and administrative expenses to decrease as a percentage of total revenue.

Other income

Other income for the three months ended September 30, 2019, was $875,000 compared to $0 for the three months ended September 30, 2018. The increase of $875,000 was due to proceeds from a legal settlement at one of our multifamily properties during the three months ended September 30, 2019.

PART I — FINANCIAL INFORMATION (continued)

Consolidated Results of Operations for the Nine Months Ended September 30, 2019, Compared to the Nine Months Ended September 30, 2018

The following table summarizes the consolidated results of operations for the nine months ended September 30, 2019 and 2018:

	For the Nine Months Ended September 30,
	2019	2018	Change $	Change%
Total revenues	$30,801,984	$27,966,803	$2,835,181	10%
Operating, maintenance and management	(7,996,145)	(7,707,048)	(289,097)	(4)%
Real estate taxes and insurance	(4,422,914)	(3,841,903)	(581,011)	(15)%
Fees to affiliates	(5,586,812)	(4,274,781)	(1,312,031)	(31)%
Depreciation and amortization	(11,574,455)	(12,804,145)	1,229,690	10%
Interest expense	(10,014,805)	(7,909,070)	(2,105,735)	(27)%
Loss on debt extinguishment	(167,469)	—	(167,469)	(100)%
General and administrative expenses	(3,682,249)	(2,437,314)	(1,244,935)	(51)%
Other income	875,000	—	875,000	100%

Net loss	$(11,767,865)	$(11,007,458)	$(760,407)	(7)%

NOI(1)	$16,285,667	$15,235,228	$1,050,439	7%

FFO(2)	$(194,068)	$1,796,687	$(1,990,755)	(111)%

MFFO(2)	$349,038	$1,133,529	$(784,491)	(69)%

(1)	See “—Net Operating Income” below for a reconciliation of NOI to net loss.
(2)	See “—Funds From Operations and Modified Funds From Operations” below for a reconciliation of FFO and MFFO to net loss.

Net loss

For the nine months ended September 30, 2019, we had a net loss of $11,767,865 compared to $11,007,458 for the nine months ended September 30, 2018. The increase in net loss of $760,407 over the comparable prior year period was primarily due to the increase in operating, maintenance and management expenses of $289,097, the increase in real estate taxes and insurance of $581,011, the increase in fees to affiliates of $1,312,031, the increase in interest expense of $2,105,735, the increase in loss on debt extinguishment of $167,469 and the increase in general and administrative expenses of $1,244,935, partially offset by the increase in total revenues of $2,835,181, a decrease in depreciation and amortization expense of $1,229,690 and an increase in other income of $875,000.

Total revenues

Total revenues were $30,801,984 for the nine months ended September 30, 2019, compared to $27,966,803 for the nine months ended September 30, 2018. The increase of $2,835,181 was primarily due to experiencing a full period of operations with respect to the acquisition of the one multifamily property acquired during the nine months ended September 30, 2018, the increase in average monthly rents per unit from $1,130 as of September 30, 2018, to $1,183 as of September 30, 2019 and the increase in occupancy from 93.5% as of September 30, 2018 to 93.7% as of September 30, 2019. We expect rental income and tenant reimbursements to increase in future periods as a result of ordinary monthly rent increases, improved occupancy and the implementation of our value-enhancement strategy.

PART I — FINANCIAL INFORMATION (continued)

Operating, maintenance and management expenses

Operating, maintenance and management expenses were $7,996,145 for the nine months ended September 30, 2019, compared to $7,707,048 for the nine months ended September 30, 2018. The increase of $289,097 was primarily due an increase in legal fees and turnover costs at one of our multifamily properties the nine months ended September 30, 2019, compared to the nine months ended September 30, 2018. We expect that these amounts will decrease as a percentage of total revenues as we implement operational efficiencies at our multifamily properties.

Real estate taxes and insurance

Real estate taxes and insurance expenses were $4,422,914 for the nine months ended September 30, 2019, compared to $3,841,903 for the nine months ended September 30, 2018. The increase of $581,011 was primarily due to increases in real estate taxes as a result of increases in assessed values in Georgia during the nine months ended September 30, 2019 and the acquisition of one multifamily property during the nine months ended September 30, 2018, experiencing a full period of operations during the nine months ended September 30, 2019. We expect these amounts may increase in future periods as a result of increases in municipal property tax rates as well as increases in the assessed value of our property portfolio.

Fees to affiliates

Fees to affiliates were $5,586,812 for the nine months ended September 30, 2019, compared to $4,274,781 for the nine months ended September 30, 2018. The increase of $1,312,031 was primarily due to loan coordination fees payable to our advisor of $711,458 from the refinancing of three multifamily properties during the nine months ended September 30, 2019, and to a lesser extent from an increase in investment management fees as a result of the increase in the cost of investment from additions to our real estate assets and the acquisition of one multifamily property during the nine months ended September 30, 2018, that experienced a full period of operations during the nine months ended September 30, 2019. We expect fees to affiliates related to the on-going management of our real estate portfolio to increase in future periods as a result of increased investment management fees from anticipated increases in the cost of investments and increased property management fees from anticipated increases in future rental income.

Depreciation and amortization

Depreciation and amortization expenses were $11,574,455 for the nine months ended September 30, 2019, compared to $12,804,145 for the nine months ended September 30, 2018. The decrease of $1,229,690 was primarily due to the decrease in amortization of tenant origination and absorption costs, partially offset by the net increase in depreciable and amortizable assets of $7,357,381 since September 30, 2018. We expect these amounts to increase slightly in future periods as a result of anticipated future enhancements to our real estate portfolio.

Interest expense

Interest expense for the nine months ended September 30, 2019 was $10,014,805 compared to $7,909,070 for the nine months ended September 30, 2018. The increase of $2,105,735 was primarily due to additional mortgage notes payable, net of $7,490,977 since September 30, 2018, in connection with the refinancing of three multifamily properties during the nine months ended September 30, 2019, and the increase in unrealized losses on derivative instruments of $1,041,082, from the nine months ended September 30, 2019 compared to the nine months ended September 30, 2018. Also included in interest expense is the amortization of deferred financing costs of $192,333 and $174,120 and loan costs of $171,162 and $0, respectively, for the nine months ended September 30, 2019 and 2018, respectively. Our interest expense in future periods will vary based on the changes to LIBOR and its impact on our variable rate debt and our level of future borrowings, which will depend on the availability and cost of debt financing and the opportunity to acquire real estate and real estate-related investments meeting our investment objectives.

PART I — FINANCIAL INFORMATION (continued)

Loss on debt extinguishment

Loss on debt extinguishment for the nine months ended September 30, 2019, was $167,469 compared to $0 for the nine months ended September 30, 2018. These expenses consisted of the expense of deferred financing costs, net related to the refinancing of one mortgage note payable during the nine months ended September 30, 2019. The loss on debt extinguishment will vary in future periods if we repay the remaining outstanding principal prior to the scheduled maturity dates of the notes payable.

General and administrative expenses

General and administrative expenses for the nine months ended September 30, 2019, were $3,682,249 compared to $2,437,314 for the nine months ended September 30, 2018. These general and administrative costs consisted primarily of legal fees, insurance premiums, audit fees, other professional fees and independent directors’ compensation. The increase of $1,244,935 was due to the increase in legal fees and expenses related to the proposed Merger and director meeting fees as a result of an increase in the number of meetings compared to the prior year period. We expect general and administrative expenses to decrease as a percentage of total revenues.

Other income

Other income for the nine months ended September 30, 2019, was $875,000 compared to $0 for the nine months ended September 30, 2018. The increase of $875,000 was due to proceeds from a legal settlement at one of our multifamily properties during the nine months ended September 30, 2019.

Property Operations for the Three Months Ended September 30, 2019, Compared to the Three Months Ended September 30, 2018

For purposes of evaluating comparative operating performance, we categorize our properties as “same-store” or “non-same-store.” A “same-store” property is a property that was owned at July 1, 2018. A “non-same-store” property is a property that was acquired, placed into service or disposed of after July 1, 2018. As of September 30, 2019, all of our 10 properties were categorized as a same-store property.

The following table presents the same-store and non-same-store results from operations for the three months ended September 30, 2019 and 2018:

	For the Three Months Ended September 30,
	2019	2018	Change $	Change%
Same-store property:
Revenues	$10,335,586	$9,905,011	$430,575	4%
Operating expenses	4,806,470	4,477,934	328,536	7%

NOI	5,529,116	5,427,077	102,039	2%

Non-same-store properties:
NOI	—	—	—

Total NOI(1)	$5,529,116	$5,427,077	$102,039

(1)	See “—Net Operating Income” below for a reconciliation of NOI to net loss.

Net Operating Income

Same-store NOI for the three months ended September 30, 2019, was $5,529,116 compared to $5,427,077 for the three months ended September 30, 2018. The 2% increase in same-store NOI was primarily the result of a 4% increase in same-store revenues, partially offset by an 7% increase in same-store operating expenses.

PART I — FINANCIAL INFORMATION (continued)

Revenues

Same-store revenues for the three months ended September 30, 2019, were $10,335,586 compared to $9,905,011 for the three months ended September 30, 2018. The increase of 4% in same-store revenues was primarily due to the increase in average rent at the same-store properties from $1,130 as of September 30, 2018, to $1,183 as of September 30, 2019, as a result of ordinary monthly rent increases and the implementation of our value-enhancement strategy and an increase in occupancy from 93.5% as of September 30, 2018 to 93.7% as of September 30, 2019.

Operating Expenses

Same-store operating expenses for the three months ended September 30, 2019, were $4,806,470 compared to $4,477,934 for the three months ended September 30, 2018. The increase of 7% in same-store operating expenses was primarily attributable to increases in insurance, general and administrative expenses across all our multifamily properties as well as an increase in legal fees at one of our multifamily properties during the three months ended September 30, 2019.

Net Operating Income

NOI is a non-GAAP financial measure of performance. NOI is used by investors and our management to evaluate and compare the performance of our properties, to determine trends in earnings and to compute the fair value of our properties as it is not affected by (1) the cost of funds, (2) acquisition costs, (3) non-operating fees to affiliates, (4) the impact of depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets that are included in net income computed in accordance with GAAP or (5) general and administrative expenses and other gains and losses that are specific to us. The cost of funds is eliminated from net income (loss) because it is specific to our particular financing capabilities and constraints. The cost of funds is also eliminated because it is dependent on historical interest rates and other costs of capital as well as past decisions made by us regarding the appropriate mix of capital which may have changed or may change in the future. Acquisition costs (those that did not meet the criteria for capitalization under ASU 2017-01) and non-operating fees to affiliates are eliminated because they do not reflect continuing operating costs of the property owner. ASU 2017-01 now forms part of ASC 805.

Depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets are eliminated because they may not accurately represent the actual change in value in our multifamily properties that result from use of the properties or changes in market conditions. While certain aspects of real property do decline in value over time in a manner that is reasonably captured by depreciation and amortization, the value of the properties as a whole have historically increased or decreased as a result of changes in overall economic conditions instead of from actual use of the property or the passage of time. Gains and losses from the sale of real property vary from property to property and are affected by market conditions at the time of sale which will usually change from period to period. These gains and losses can create distortions when comparing one period to another or when comparing our operating results to the operating results of other real estate companies that have not made similarly timed purchases or sales. We believe that eliminating these costs from net income is useful because the resulting measure captures the actual revenue generated and actual expenses incurred in operating our properties as well as trends in occupancy rates, rental rates and operating costs.

However, the usefulness of NOI is limited because it excludes general and administrative costs, interest expense, interest income and other expense, acquisition costs (those that did not meet the criteria for capitalization under ASC 805), certain fees to affiliates, depreciation and amortization expense and gains or losses from the sale of properties, and other gains and losses as stipulated by GAAP, the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, all of which are significant economic costs. NOI may fail to capture significant trends in these components of net income which further limits its usefulness.

PART I — FINANCIAL INFORMATION (continued)

NOI is a measure of the operating performance of our properties but does not measure our performance as a whole. NOI is therefore not a substitute for net income (loss) as computed in accordance with GAAP. This measure should be analyzed in conjunction with net income (loss) computed in accordance with GAAP and discussions elsewhere in “—Results of Operations” regarding the components of net income (loss) that are eliminated in the calculation of NOI. Other companies may use different methods for calculating NOI or similarly entitled measures and, accordingly, our NOI may not be comparable to similarly entitled measures reported by other companies that do not define the measure exactly as we do.

The following is a reconciliation of our NOI to net loss for the three and nine months ended September 30, 2019 and 2018, computed in accordance with GAAP:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018
Net loss	$(3,157,665)	$(3,556,258)	$(11,767,865)	$(11,007,458)
Fees to affiliates(1)	1,113,302	1,078,332	4,033,083	3,092,157
Depreciation and amortization	3,965,495	3,866,775	11,574,455	12,804,145
Interest expense	3,077,197	2,998,775	10,014,805	7,909,070
Loss on debt extinguishment	—	—	167,469	—
General and administrative expenses	1,582,320	1,039,453	3,682,249	2,437,314
Other gains(2)	(1,051,533)	—	(1,418,529)	—

NOI	$5,529,116	$5,427,077	$16,285,667	$15,235,228

(1)

Fees to affiliates for the three and nine months ended September 30, 2019, exclude property management fees of $314,926 and $948,497 and other reimbursements of $215,425 and $605,232, respectively, that are included in NOI. Fees to affiliates for the three and nine months ended September 30, 2018, exclude property management fees of $312,333 and $870,242 and other reimbursements of $138,105 and $312,382, respectively, that are included in NOI.

(2)

Other gains for the three and nine months ended September 30, 2019 include non-recurring insurance claim recoveries, legal settlement proceeds and interest income that are not included in NOI. There was no other gain activity for the three and nine months ended September 30, 2018.

Funds from Operations and Modified Funds from Operations

Due to certain unique operating characteristics of real estate companies, as discussed below, NAREIT, an industry trade group, has promulgated the measure FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to our net income (loss) as determined under GAAP.

We define FFO, a non-GAAP financial measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in December 2018 (“White Paper”). The White Paper defines FFO as net income (loss) computed in accordance with GAAP, excluding gains or losses from sales of property and non-cash impairment charges of real estate related investments, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. In particular, we believe it is appropriate to disregard impairment charges, as this is a fair value adjustment that is largely based on market fluctuations and assessments regarding general market conditions which can change over time. An asset will only be evaluated for impairment if certain impairment indications exist and if the carrying, or book value, exceeds the total estimated undiscounted future cash flows (including net rental and lease revenues, net proceeds on the sale of the property, and any other ancillary cash flows at a property or group level under

PART I — FINANCIAL INFORMATION (continued)

GAAP) from such asset. Investors should note, however, that determinations of whether impairment charges have been incurred are based partly on anticipated operating performance, because estimated undiscounted future cash flows from a property, including estimated future net rental and lease revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred. While impairment charges are excluded from the calculation of FFO as described above, investors are cautioned that due to the fact that impairments are based on estimated future undiscounted cash flows and the relatively limited term of our operations, it could be difficult to recover any impairment charges. Our FFO calculation complies with NAREIT’s policy described above.

The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time, especially if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances and/or as requested or required by lessees for operational purposes in order to maintain the value disclosed. We believe that since real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, provides a more complete understanding of our performance to investors and to management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income. However, FFO, and MFFO, as described below, should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP FFO and MFFO measures and the adjustments to GAAP in calculating FFO and MFFO.

Changes in the accounting and reporting promulgations under GAAP (for acquisition fees and expenses from a capitalization/depreciation model to an expensed-as-incurred model) that were put into effect in 2009 and other changes to GAAP accounting for real estate subsequent to the establishment of NAREIT’s definition of FFO have prompted an increase in cash-settled expenses, specifically acquisition fees and expenses for all industries as items that are expensed under GAAP, that are typically accounted for as operating expenses. Management believes these fees and expenses do not affect our overall long-term operating performance. Publicly registered, non-listed REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation. While other start-up entities may also experience significant acquisition activity during their initial years, we believe that public, non-listed REITs, like us, are unique in that they have a limited life with targeted exit strategies within a relatively limited time frame after acquisition activity ceases.

Due to the above factors and other unique features of publicly registered, non-listed REITs, the IPA, an industry trade group, has standardized a measure known as MFFO, which the IPA has recommended as a supplemental measure for publicly registered non-listed REITs and which we believe to be another appropriate supplemental measure to reflect the operating performance of a public, non-listed REIT having the characteristics described above. MFFO is not equivalent to our net income or loss as determined under GAAP, and MFFO may not be a useful measure of the impact of long-term operating performance on value if we do not continue to operate with a limited life and targeted exit strategy, as currently intended. We believe that, because MFFO excludes costs that we consider more reflective of investing activities and other non-operating items included in FFO and also excludes acquisition fees and expenses that are not capitalized, as discussed below, and affect our

PART I — FINANCIAL INFORMATION (continued)

operations only in periods in which properties are acquired, MFFO can provide, on a going forward basis, an indication of the sustainability (that is, the capacity to continue to be maintained) of our operating performance after the period in which we are acquiring our properties and once our portfolio is in place. By providing MFFO, we believe we are presenting useful information that assists investors and analysts to better assess the sustainability of our operating performance after our offering has been completed and our properties have been acquired. We also believe that MFFO is a recognized measure of sustainable operating performance by the non-listed REIT industry. Further, we believe MFFO is useful in comparing the sustainability of our operating performance after our offering and acquisitions are completed with the sustainability of the operating performance of other real estate companies that are not as involved in acquisition activities. Investors are cautioned that MFFO should only be used to assess the sustainability of our operating performance after our offering has been completed and properties have been acquired, as it excludes acquisition costs that have a negative effect on our operating performance during the periods in which properties are acquired.

We define MFFO, a non-GAAP financial measure, consistent with the IPA’s Guideline 2010-01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: Modified Funds from Operations (the “Practice Guideline”), issued by the IPA in November 2010. The Practice Guideline defines MFFO as FFO further adjusted for the following items, as applicable, included in the determination of GAAP net income: acquisition fees and expenses; amounts relating to deferred rent receivables and amortization of above and below market leases and liabilities (which are adjusted in order to reflect such payments from a GAAP accrual basis to a cash basis of disclosing the rent and lease payments); accretion of discounts and amortization of premiums on debt investments; mark-to-market adjustments included in net income; nonrecurring gains or losses included in net income from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. The accretion of discounts and amortization of premiums on debt investments, nonrecurring unrealized gains and losses on hedges, foreign exchange, derivatives or securities holdings, unrealized gains and losses resulting from consolidations, as well as other listed cash flow adjustments are adjustments made to net income in calculating the cash flows provided by operating activities and, in some cases, reflect gains or losses which are unrealized and may not ultimately be realized. While we rely on the Advisor for managing interest rate, hedge and foreign exchange risk, we do not retain an outside consultant to review all our hedging agreements. Inasmuch as interest rate hedges are not a fundamental part of our operations, we believe it is appropriate to exclude such non-recurring gains and losses in calculating MFFO, as such gains and losses are not reflective of on-going operations.

Our MFFO calculation complies with the IPA’s Practice Guideline described above, except with respect to certain acquisition fees and expenses as discussed below. In calculating MFFO, we exclude acquisition related expenses that are not capitalized, amortization of above and below market leases, fair value adjustments of derivative financial instruments, deferred rent receivables and the adjustments of such items related to noncontrolling interests. Historically under GAAP, acquisition fees and expenses are characterized as operating expenses in determining operating net income. However, following the publication of ASU 2017-01, which now forms part of ASC 805, acquisition fees and expenses are capitalized and depreciated under certain conditions. These expenses are paid in cash by us. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property. The acquisition of properties, and the corresponding acquisition fees and expenses, is the key operational feature of our business plan to generate operational income and cash flow to fund distributions to our stockholders. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income in determining cash flow from operating activities. In addition, we view fair

PART I — FINANCIAL INFORMATION (continued)

value adjustments of derivatives and gains and losses from dispositions of assets as non-recurring items or items which are unrealized and may not ultimately be realized, and which are not reflective of on-going operations and are therefore typically adjusted for when assessing operating performance.

Our management uses MFFO and the adjustments used to calculate MFFO in order to evaluate our performance against other public, non-listed REITs which have limited lives with short and defined acquisition periods and targeted exit strategies shortly thereafter. As noted above, MFFO may not be a useful measure of the impact of long-term operating performance on value if we do not continue to operate in this manner. We believe that our use of MFFO and the adjustments used to calculate MFFO allow us to present our performance in a manner that reflects certain characteristics that are unique to public, non-listed REITs, such as their limited life, limited and defined acquisition period and targeted exit strategy, and hence that the use of such measures is useful to investors. By excluding expensed acquisition costs that are not capitalized, the use of MFFO provides information consistent with management’s analysis of the operating performance of the properties. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gains or losses, we believe MFFO provides useful supplemental information.

Presentation of this information is intended to provide useful information to investors as they compare the operating performance to that of other public, non-listed REITs, although it should be noted that not all public, non-listed REITs calculate FFO and MFFO the same way, so comparisons with other public, non-listed REITs may not be meaningful. Furthermore, FFO and MFFO are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as an indication of our performance, as an alternative to cash flows from operations as an indication of our liquidity, or indicative of funds available to fund our cash needs, including our ability to make distributions to our stockholders. FFO and MFFO should be reviewed in conjunction with GAAP measurements as an indication of our performance. MFFO is useful in assisting management and investors in assessing the sustainability of operating performance in future operating periods, and in particular, after the offering and acquisition stages are complete and net asset value is disclosed. MFFO is not a useful measure in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining MFFO.

Neither the SEC, NAREIT nor any other regulatory body has passed judgment on the acceptability of the adjustments that we use to calculate FFO or MFFO. In the future, the SEC, NAREIT or another regulatory body may decide to standardize the allowable adjustments across the non-listed REIT industry and in response to such standardization we may have to adjust our calculation and characterization of FFO or MFFO accordingly.

PART I — FINANCIAL INFORMATION (continued)

Our calculation of FFO and MFFO is presented in the following table for the three and nine months ended September 30, 2019 and 2018:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2019	2018	2019	2018
Reconciliation of net loss to MFFO:
Net loss	$(3,157,665)	$(3,556,258)	$(11,767,865)	$(11,007,458)
Depreciation of real estate assets	3,965,276	3,638,560	11,573,797	10,304,728
Amortization of lease-related costs	—	228,215	—	2,499,417

FFO	807,611	310,517	(194,068)	1,796,687
Acquisition fees and expenses(1)(2)	—	(500)	—	2,287
Unrealized loss (gain) on derivative instruments	11,021	(120,720)	375,637	(665,445)
Loss on debt extinguishment	—	—	167,469	—

MFFO	$818,632	$189,297	$349,038	$1,133,529

(1)

By excluding expensed acquisition costs that are not capitalized, management believes MFFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of our properties. Acquisition fees and expenses include payments to the Advisor or third parties. Acquisition fees and expenses under GAAP historically were considered operating expenses and as expenses included in the determination of net income (loss) and income (loss) from continuing operations, both of which are performance measures under GAAP. Following the publication of ASU 2017-01, which now forms part of ASC 805, acquisition fees and expenses are capitalized and depreciated under certain conditions. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to the property. The acquisition of properties, and the corresponding acquisition fees and expenses, is the key operational feature of our business plan to generate operational income and cash flow to fund distributions to its stockholders.

(2)

Acquisition expenses for the three and nine months ended September 30, 2019 and 2018, of $0 and $0 and ($500) and $2,287, respectively, did not meet the criteria for capitalization under ASC 805 and were recorded in general and administrative expenses in the accompanying consolidated statements of operations. No acquisition fees were incurred that did not meet the criteria for capitalization under ASC 805 for the three and nine months ended September 30, 2019 and 2018.

FFO and MFFO may be used to fund all or a portion of certain capitalizable items that are excluded from FFO and MFFO, such as tenant improvements, building improvements and deferred leasing costs.

Off-Balance Sheet Arrangements

As of September 30, 2019, we had no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Related-Party Transactions and Agreements

We have entered into agreements with the Advisor and its affiliates, including the Dealer Manager, whereby we pay certain fees to, or reimburse certain expenses of, the Advisor or its affiliates for acquisition and advisory fees and expenses, financing coordination fees, organization and offering costs, sales commissions, dealer manager fees, distribution and shareholder servicing fees, asset and property management fees and expenses, leasing fees and reimbursement of certain operating costs as well as make certain distributions in connection with

PART I — FINANCIAL INFORMATION (continued)

our liquidation or listing on a national stock exchange. Refer to Note 7 (Related Party Arrangements) to our unaudited consolidated financial statements included in this Quarterly Report for a discussion of the various related-party transactions, agreements and fees.

Item 3. Quantitative and Qualitative Disclosures About Market Risk

We may be exposed to the effects of interest rate changes as a result of borrowings used to maintain liquidity and to fund the acquisition, expansion and refinancing of our real estate investment portfolio and operations. We may be also exposed to the effects of changes in interest rates as a result of the acquisition and origination of mortgage, mezzanine, bridge and other loans. Our profitability and the value of our investment portfolio may be adversely affected during any period as a result of interest rate changes. Our interest rate risk management objectives are to limit the impact of interest rate changes on earnings, prepayment penalties and cash flows and to lower overall borrowing costs. We intend to manage interest rate risk by maintaining a ratio of fixed rate, long-term debt such that floating rate exposure is kept to an acceptable level. In addition, we may utilize a variety of financial instruments, including interest rate caps, collars, floors and swap agreements, in order to limit the effects of changes in interest rates on our operations. When we use these types of derivatives to hedge the risk of interest-earning assets or interest-bearing liabilities, we may be subject to certain risks, including the risk that losses on a hedge position will reduce the funds available for payments to holders of our common stock and that the losses may exceed the amount we invested in the instruments.

We borrow funds and make investments at a combination of fixed and variable rates. Interest rate fluctuations will generally not affect our future earnings or cash flows on our fixed rate debt unless such instruments mature or are otherwise terminated. However, interest rate changes will affect the fair value of our fixed rate instruments. At September 30, 2019, the fair value of our fixed rate debt was $219,483,258 and the carrying value of our fixed rate debt was $218,075,840. The fair value estimate of our fixed rate debt was estimated using a discounted cash flow analysis utilizing rates we would expect to pay for debt of a similar type and remaining maturity if the loans were originated at September 30, 2019. As we expect to hold our fixed rate instruments to maturity and the amounts due under such instruments would be limited to the outstanding principal balance and any accrued and unpaid interest, we do not expect that fluctuations in interest rates, and the resulting change in fair value of our fixed rate instruments, would have a significant impact on our operations.

Conversely, movements in interest rates on our variable rate debt will change our future earnings and cash flows, but not significantly affect the fair value of those instruments. However, changes in required risk premiums will result in changes in the fair value of floating rate instruments. At September 30, 2019, the fair value of our variable rate debt was $69,549,350 and the carrying value of our variable rate debt was $69,441,615. At September 30, 2019, we were exposed to market risks related to fluctuations in interest rates on $69,441,615 of our outstanding variable rate debt. Based on interest rates as of September 30, 2019, if interest rates are 100 basis points higher during the 12 months ending September 30, 2020, interest expense on our variable rate debt would increase by $708,643 and if interest rates are 100 basis points lower during the 12 months ending September 30, 2020, interest expense on our variable rate debt would decrease by $708,642.

At September 30, 2019, the weighted-average interest rate of our fixed rate debt and variable rate debt was 3.91% and 4.29%, respectively. The weighted-average interest rate of our blended fixed and variable rates was 4.00% at September 30, 2019. The weighted-average interest rate represents the actual interest rate in effect at September 30, 2019 (consisting of the contractual interest rate), using interest rate indices as of September 30, 2019, where applicable.

We are also exposed to credit risk. Credit risk is the failure of the counterparty to perform under the terms of the derivative contract. If the fair value of a derivative contract is positive, the counterparty will owe us, which creates credit risk for us. If the fair value of a derivative contract is negative, we will owe the counterparty and,

PART I — FINANCIAL INFORMATION (continued)

therefore, do not have credit risk. We will seek to minimize the credit risk in derivative instruments by entering into transactions with high-quality counterparties. As of September 30, 2019, we did not have counterparty risk on our interest rate cap agreements as the underlying variable rates for our interest rate cap agreements as of September 30, 2019, were not in excess of the capped rates. See also Note 10 (Derivative Financial Instruments) of our unaudited consolidated financial statements included in this quarterly report.

Item 4. Controls and Procedures

Disclosure Controls and Procedures

As of the end of the period covered by this quarterly report, management, including our principal executive officer and principal financial officer, evaluated the effectiveness of the design and operation of our disclosure controls and procedures (as defined in Rule 13a-15(e) or 15d-15(e) under the Exchange Act) as of September 30, 2019. In designing and evaluating the disclosure controls and procedures, we recognize that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired control objectives, as ours are designed to do, and we necessarily were required to apply our judgment in evaluating whether the benefits of the controls and procedures that we adopt outweigh their costs. Based upon, and as of the date of, the evaluation, our principal executive officer and principal financial officer concluded that the disclosure controls and procedures were effective at the reasonable assurance level as of the end of the period covered by this report to ensure that information required to be disclosed in the reports we file and submit under the Exchange Act is recorded, processed, summarized and reported as and when required. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by us in the reports we file and submit under the Exchange Act is accumulated and communicated to our management, including our principal executive officer and our principal financial officer, as appropriate, to allow timely decisions regarding required disclosure.

Internal Control Over Financial Reporting

There have been no changes in our internal control over financial reporting that occurred during the quarter ended September 30, 2019, that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

PART II — OTHER INFORMATION

PART II

Item 1. Legal Proceedings

From time to time we are party to legal proceedings that arise in the ordinary course of our business. Management is not aware of any legal proceedings of which the outcome is reasonably likely to have a material adverse effect on our results of operations or financial condition, nor are we aware of any such legal proceedings contemplated by government agencies.

Item 1A. Risk Factors

There have been no material changes to the risk factors contained in Part 1, Item 1A set forth in our Annual Report on Form 10-K filed with the SEC on March 15, 2019 and in our Quarterly Report on Form 10-Q filed with the SEC on August 13, 2019.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds

During the three months ended September 30, 2019, we did not sell any equity securities that were not registered under the Securities Act.

During the three months ended September 30, 2019, we fulfilled repurchase requests and repurchased shares of our common stock pursuant to our share repurchase program as follows:

	Total Number of Shares Requested to be Repurchased(1)	Total Number of Shares Repurchased	Average Price Paid per Share(2)(3)	Approximate Dollar Value of Shares Available That May Yet Be Repurchased Under the Program
July 2019	—	31,243	$21.38	(4)
August 2019	2,688	—	—	(4)
September 2019	—	—	—	(4)

	2,688	31,243

(1)

We generally repurchase shares approximately 30 days following the end of the applicable quarter in which requests were received. At September 30, 2019, we had $64,000, representing 2,688 Class T shares of outstanding and unfulfilled repurchase requests, all of which were fulfilled on October 31, 2019.

(2)	For three months ended September 30, 2019, we repurchased shares at prices determined as follows:

•	92.5% of the lesser of Purchase Price or Estimated Value per Share for stockholders who have held their shares for at least one year;

•	95.0% of the lesser of Purchase Price or Estimated Value per Share for stockholders who have held their shares for at least two years;

•	97.5% of the lesser of Purchase Price or Estimated Value per Share for stockholders who have held their shares for at least three years; and

•	100% of the lesser of Purchase Price or Estimated Value per Share for stockholders who have held their shares for at least four years.

Notwithstanding the above, the repurchase price for repurchases sought upon a stockholder’s death or disability will be equal to the average issue price per share for all of the stockholder’s shares. The required one-year holding period does not apply to repurchases requested within 270 days after the death or disability of a stockholder.

PART II — OTHER INFORMATION (continued)

(3)	For the three months ended September 30, 2019, the sources of the cash used to repurchase shares were 100% from existing cash and cash equivalents.
(4)

The number of shares that may be repurchased pursuant to the share repurchase program during any calendar year is limited to the lesser of (1) 5% of the weighted-average number of shares of our common stock outstanding during the prior calendar year and (2) those that can be funded from the net proceeds we received from the sale of shares under the distribution reinvestment plan during the prior calendar year, plus such additional funds as may be reserved for that purpose by our board of directors. In connection with the proposed Merger, on August 5, 2019, our board of directors approved the Amended & Restated SRP, which became effective September 5, 2019, and applied beginning with repurchases made on repurchase dates (as defined in the Amended & Restated SRP) subsequent to the effective date of the Amended & Restated SRP. Under the Amended & Restated SRP, we will only repurchase shares of common stock in connection with the death or qualifying disability (as determined by the Company’s board in its sole discretion) of a stockholder, subject to certain terms and conditions specified in the Amended & Restated SRP.

Item 3. Defaults Upon Senior Securities

None.

Item 4. Mine Safety Disclosures

Not applicable.

Item 5. Other Information

None.

Item 6. Exhibits

The following exhibits are included, or incorporated by reference, in this Quarterly Report for the three months ended September 30, 2019 (and are numbered in accordance with Item 601 of Regulation S-K).

Exhibit	Description

2.1	Agreement and Plan of Merger, dated as of August 5, 2019, by and among Steadfast Apartment REIT, Inc., Steadfast Apartment REIT Operating Partnership, L.P., SIII Subsidiary, LLC, Steadfast Apartment REIT III, Inc. and Steadfast Apartment REIT III Operating Partnership, L.P. (included as Exhibit 2.1 to the Company’s Current Report on Form 8-K (File No. 000-55772) filed with the SEC on August 6, 2019, and incorporated herein by reference).

3.1	Second Articles of Amendment and Restatement of Steadfast Apartment REIT III, Inc., filed May 16, 2016 (included as Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 333-207952), filed May 17, 2016 and incorporated herein by reference).

3.2	Articles of Amendment of Steadfast Apartment REIT III, Inc., filed August 8, 2017 (included as Exhibit 3.1 to the Company’s Post-Effective Amendment No. 9 to Form S-11 (Registration No. 333-207952), filed August 10, 2017 and incorporated herein by reference).

3.3	Bylaws of Steadfast Apartment REIT III, Inc. (included as Exhibit 3.3 to Company’s Registration Statement on Form S-11 (File No. 333-207952), filed November 12, 2015 and incorporated herein by reference).

4.1	Form of Subscription Agreement (included as Exhibit 4.1 to the Company’s Post-Effective Amendment No. 13 to Form S-11 (File No. 333-207952), filed April 11, 2018 and incorporated herein by reference).

PART II — OTHER INFORMATION (continued)

Exhibit	Description

4.2	Form of Distribution Reinvestment Plan (included as Exhibit 4.2 to the Company’s Post-Effective Amendment No. 13 to Form S-11 (File No. 333-207952), filed April 11, 2018 and incorporated herein by reference).

4.3	Form of Redemption Request Form (included as Exhibit 4.3 to the Company’s Post-Effective Amendment No. 13 to Form S-11 (File No. 333-207952), filed April 11, 2018 and incorporated herein by reference).

4.4	Form of Application for Transfer (included as Exhibit 4.4 to the Company’s Post-Effective Amendment No. 13 to Form S-11 (File No. 333-207952) filed on July 11, 2018 and incorporated herein by reference).

10.1	Amendment No. 3 to the Amended and Restated Advisory Agreement, dated as of February 1, 2019, by and among Steadfast Apartment REIT III, Inc., Steadfast Apartment REIT III Operating Partnership, L.P. and Steadfast Apartment Advisor III, LLC and effective as of February 5, 2019 (included as Exhibit 10.1 to the Company’s Current Report Form 8-K (File No. 333-207952), filed February 1, 2019 and incorporated herein by reference).

10.2	Multifamily Loan and Security Agreement (Non-Recourse), made as of May 31, 2019, by and between STAR III Bristol Village, LLC and Berkeley Point Capital LLC, d/b/a Newmark Knight Frank (included as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed June 6, 2019 and incorporated herein by reference).

10.3	Multifamily Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of May 31, 2019, by and between STAR III Bristol Village, LLC and Berkeley Point Capital LLC, d/b/a Newmark Knight Frank (included as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed June 6, 2019 and incorporated herein by reference).

10.4	Assignment of Management Agreement, dated May 31, 2019, by and among STAR III Bristol Village, LLC, Berkeley Point Capital, LLC d/b/a Newmark Knight Frank and Steadfast Management Company, Inc. (included as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed June 6, 2019 and incorporated herein by reference).

10.5	Guaranty, dated May 31, 2019, by Steadfast Apartment REIT III, Inc. for the benefit of Berkeley Point Capital, LLC, d/b/a Newmark Knight Frank (included as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed June 6, 2019 and incorporated herein by reference).

10.6	Multifamily Note, made as of May 31, 2019, by STAR III Bristol Village, LLC, in favor of Berkeley Point Capital, LLC d/b/a Newmark Knight Frank (included as Exhibit 10.5 to the Company’s Current Report on Form 8-K filed June 6, 2019 and incorporated herein by reference).

10.7	Multifamily Loan and Security Agreement (Non-Recourse), made as of May 31, 2019, by and between STAR III Sweetwater, LLC and Berkeley Point Capital, LLC d/b/a Newmark Knight Frank (included as Exhibit 10.6 to the Company’s Current Report on Form 8-K filed June 6, 2019 and incorporated herein by reference).

10.8	Multifamily Deed to Secure Debt, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of May 31, 2019, by and between STAR III Sweetwater, LLC and Berkeley Point Capital LLC, d/b/a Newmark Knight Frank (included as Exhibit 10.7 to the Company’s Current Report on Form 8-K filed June 6, 2019 and incorporated herein by reference).

10.9	Assignment of Management Agreement, dated May 31, 2019, by and among STAR III Sweetwater, LLC, Berkeley Point Capital, LLC d/b/a Newmark Knight Frank and Steadfast Management Company, Inc. (included as Exhibit 10.8 to the Company’s Current Report on Form 8-K filed June 6, 2019 and incorporated herein by reference).

PART II — OTHER INFORMATION (continued)

Exhibit	Description

10.10	Guaranty, dated as of May 31, 2019, by Steadfast Apartment REIT III, Inc. for the benefit of Berkeley Point Capital LLC d/b/a Newmark Knight Frank (included as Exhibit 10.9 to the Company’s Current Report on Form 8-K filed June 6, 2019 and incorporated herein by reference).

10.11	Multifamily Note, made as of May 31, 2019, by STAR III Sweetwater, LLC, in favor of Berkeley Point Capital LLC d/b/a Newmark Knight Frank (included as Exhibit 10.10 to the Company’s Current Report on Form 8-K filed June 6, 2019 and incorporated herein by reference).

10.12	Multifamily Loan and Security Agreement (Non-Recourse), made as of May 31, 2019, by and between STAR III Vista Ridge, LLC and PNC Bank, National Association (included as Exhibit 10.11 to the Company’s Current Report on Form 8-K filed June 6, 2019 and incorporated herein by reference).

10.13	Multifamily Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of May 31, 2019, by and between STAR III Vista Ridge, LLC and PNC Bank, National Association (included as Exhibit 10.12 to the Company’s Current Report on Form 8-K filed June 6, 2019 and incorporated herein by reference).

10.14	Assignment of Management Agreement, dated May 31, 2019, by and among STAR III Vista Ridge, LLC, PNC Bank, National Association and Steadfast Management Company, Inc. (included as Exhibit 10.13 to the Company’s Current Report on Form 8-K filed June 6, 2019 and incorporated herein by reference).

10.15	Guaranty, dated May 31, 2019, by Steadfast Apartment REIT III, Inc. for the benefit of PNC Bank, National Association (included as Exhibit 10.14 to the Company’s Current Report on Form 8-K filed June 6, 2019 and incorporated herein by reference).

10.16	Multifamily Note, made as of May 31, 2019, by STAR III Vista Ridge, LLC, in favor of PNC Bank, National Association (included as Exhibit 10.15 to the Company’s Current Report on Form 8-K filed June 6, 2019 and incorporated herein by reference).

10.17	First Amendment to the Agreement of Limited Partnership of STAR III Operating Partnership, dated August 5, 2019 (included as Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 000-55772) filed with the SEC on August 6, 2019, and incorporated herein by reference).

10.18	Termination Agreement, dated as of August 5, 2019, by and among Steadfast Apartment REIT III, Inc. and Steadfast Apartment Advisor III, LLC (included as Exhibit 10.2 to the Company’s Current Report on Form 8-K (File No. 000-55772) filed with the SEC on August 6, 2019, and incorporated herein by reference).

31.1*	Certification of the Principal Executive Officer pursuant to Exchange Act Rule 13a-14(a) or 15d-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.2*	Certification of the Principal Financial Officer pursuant to Exchange Act Rule 13a-14(a) or 15d-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32.1**	Certification of the Principal Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

32.2**	Certification of the Principal Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

99.1	Amended and Restated Share Repurchase Program (included as Exhibit 99.3 to the Company’s Current Report on Form 8-K (File No. 000-55772) filed with the SEC on August 6, 2019, and incorporated herein by reference).

PART II — OTHER INFORMATION (continued)

*	Filed herewith.
**

In accordance with Item 601(b)(32) of Regulation S-K, this Exhibit is not deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section. Such certifications will not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates it by reference.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Steadfast Apartment REIT III, Inc.

Date: November 8, 2019	By:	/s/ Rodney F. Emery
Rodney F. Emery
Chief Executive Officer and Chairman of the Board
(Principal Executive Officer)

Date: November 8, 2019	By:	/s/ Kevin J. Keating
Kevin J. Keating
Chief Financial Officer and Treasurer
(Principal Financial Officer and Accounting Officer)

STEADFAST INCOME REIT, INC. SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 2, 2020 Proxy is Solicited by the Board of Directors Please Vote by March 1, 2020 The undersigned stockholder of Steadfast Income REIT, Inc., a Maryland corporation, hereby appoints Rodney F. Emery and Ana Marie del Rio, and each of them, as proxies for the undersigned with full power of substitution in each of them, to attend the Special Meeting of Stockholders of Steadfast Income REIT, Inc. to be held on Monday, March 2, 2020 at 8:30 a.m. local time, at 18100 Von Karman Avenue, Suite 500, Irvine, California 92612, and any and all adjournments and postponements thereof, to cast, on behalf of the undersigned, all votes that the undersigned is entitled to cast, and otherwise to represent the undersigned, at such meeting and all adjournments and postponements thereof, with all power possessed by the undersigned as if personally present and to vote in their discretion on such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and the accompanying proxy statement, which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.    This proxy is solicited on behalf of the Steadfast Income REIT, Inc.’s board of directors (the “Board”). In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting of Stockholders or any adjournments or postponements thereof in accordance with the recommendation of the Board or in the absence of a recommendation, in their discretion. When shares are held by joint tenants or tenants in common, the signature of one shall bind all unless the Secretary of the Company is given written notice to the contrary and furnished with a copy of the instrument or order which so provides. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.    Signature and Title, if applicable Additional signature (if held jointly) Date    PLEASE BE SURE TO SIGN AND DATE THIS CARD AND MARK ON THE REVERSE SIDE    INTERNET Go To: www.proxypush.com/SIR    Cast your vote online.    Have your Proxy Card ready.    Follow the simple instructions to record your vote. PHONE Call 1-866-858-9528 ï,· Use any touch-tone telephone. ï,· Have your Proxy Card ready.    Follow the simple recorded instructions. MAIL    Mark, sign and date your Proxy Card.    Fold and return your Proxy Card in the postage-paid envelope provided with the address below showing through the window.    CONTROL NUMBER    P.O. BOX 8035, CARY, NC 27512-9916 JOHN Q SAMPLE 123 MAIN STREET ANYTOWN, USA XXXXX-XXXX

EVERY STOCKHOLDER’S VOTE IS IMPORTANT! This communication presents only an overview of the more complete proxy materials that are available to you in this packet and on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.    The Proxy Statement is available at: www.proxypush.com/SIR PLEASE AUTHORIZE YOUR PROXY TODAY!    PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.    THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1, PROPOSAL 2, AND PROPOSAL 3. IF NO SPECIFICATIONS ARE MADE, SUCH PROXY WILL BE VOTED “FOR” ALL PROPOSALS LISTED.    TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK. EXAMPLE:    FOR AGAINST ABSTAIN    1. A proposal to approve the merger of    Steadfast Income REIT, Inc. with and into SI Subsidiary, LLC, a wholly owned subsidiary of Steadfast Apartment REIT, Inc., pursuant to the Agreement and Plan of Merger, dated as of August 5, 2019, by and among Steadfast Income REIT, Inc., Steadfast Apartment REIT, Inc. and their respective subsidiaries, which we refer to as the “SIR Merger Proposal.”    2. A proposal to approve the amendment of the charter of SIR to remove the provision related to “Roll-Up Transactions” in connection with the SIR Merger, which we refer to as the “SIR    Charter Amendment Proposal.”    3. A proposal to adjourn the SIR Special Meeting to solicit additional proxies in favor of the SIR    Merger Proposal and/or the SIR Charter Amendment Proposal if there are not sufficient votes to approve the SIR Merger Proposal and/ or SIR Charter Amendment Proposal, if necessary and as determined by the chair of the SIR Special Meeting.    PLEASE BE SURE TO SIGN AND DATE THIS CARD ON THE REVERSE SIDE    ** BE SURE TO HAVE THE BELOW ADDRESS SHOW THROUGH THE WINDOW OF THE ENCLOSED BUSINESS REPLY ENVELOPE **    PROXY TABULATOR PO BOX 8035 CARY, NC 27512-9916